Filed Pursuant to Rule 424(b)(5)
Registration File No. 333-130684

PROSPECTUS SUPPLEMENT
(To Prospectus dated February 6, 2007)

$1,461,178,000 (Approximate)
Morgan Stanley Capital I Trust 2007-IQ13

as Issuing Entity

Morgan Stanley Capital I Inc.

as Depositor

Morgan Stanley Mortgage Capital Inc.
Natixis Real Estate Capital Inc. (Formerly IXIS Real Estate Capital Inc.)
SunTrust Bank
NCB, FSB

as Sponsors and Mortgage Loan Sellers

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-IQ13

Morgan Stanley Capital I Inc. is offering selected classes of its Series 2007-IQ13 Commercial Mortgage Pass-Through Certificates, which represent beneficial ownership interests in the Series 2007-IQ13 trust. The trust’s primary assets will be 174 fixed-rate mortgage loans secured by first mortgage liens on 194 multifamily and commercial properties. Distributions on the certificates will be made on the 15th day of each month or, if that day is not a business day, the next succeeding business day of each month, commencing April 2007 in accordance with the priorities described in this prospectus supplement under ‘‘Description of the Offered Certificates—Distributions.’’ Certain classes of subordinate certificates will provide credit support to certain classes of senior certificates as described in this prospectus supplement under ‘‘Description of the Offered Certificates—Distributions—Subordination; Allocation of Losses and Certain Expenses.’’ The Series 2007-IQ13 Certificates represent interests in and obligations of the issuing entity only and are not interests in or obligations of the depositor, the sponsors or any of their respective affiliates, and neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or private insurer. The depositor will not list the offered certificates on any securities exchange or any automated quotation system of any national securities association.

‘‘IQ’’ is a service mark of Morgan Stanley representing financial investment in the field of commercial mortgage-backed securities collateralized by ‘‘institutional quality’’ whole loans.

Investing in the certificates offered to you involves risks. See ‘‘Risk Factors’’ beginning on page S-38 of this prospectus supplement and page 11 of the base prospectus.

Characteristics of the certificates offered to you include:

Class	Approximate Initial Certificate Balance(1)	Approximate Initial Pass-Through Rate	Pass-Through Rate Description(2)	Ratings (Fitch/S&P)
Class A-1	$43,000,000	5.050%	Fixed Rate	AAA/AAA
Class A-1A	$477,014,000	5.312%	Fixed Rate	AAA/AAA
Class A-2	$114,800,000	5.241%	Fixed Rate	AAA/AAA
Class A-3	$64,000,000	5.331%	Fixed Rate	AAA/AAA
Class A-4	$448,816,000	5.364%	Fixed Rate	AAA/AAA
Class A-M	$163,947,000	5.406%	Fixed Rate	AAA/AAA
Class A-J	$149,601,000	5.438%	Fixed Rate	AAA/AAA

(1)	The certificate balances are approximate and on the closing date may vary by up to 5%. Mortgage loans may be removed from or added to the mortgage pool prior to the closing date within such maximum permitted variance. Any reduction or increase in the number of mortgage loans within these parameters will result in consequential changes to the initial certificate balance of each class of offered certificates and to the other statistical data contained in this prospectus supplement.

(2)	The Class A-1, Class A-1A, Class A-2, Class A-3, Class A-4, Class A-M and Class A-J Certificates will accrue interest at a per annum rate equal to a fixed rate.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved the certificates offered to you or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Morgan Stanley & Co. Incorporated will act as sole lead manager and sole bookrunner with respect to the offered certificates. Banc of America Securities LLC, Natixis Securities North America Inc. (formerly IXIS Securities North America Inc.), Merrill Lynch, Pierce, Fenner & Smith Incorporated and SunTrust Capital Markets, Inc. will act as co-managers with respect to the offered certificates. Morgan Stanley & Co. Incorporated, Banc of America Securities LLC, Natixis Securities North America Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and SunTrust Capital Markets, Inc., the underwriters, will purchase the certificates offered to you from Morgan Stanley Capital I Inc. and will offer them to the public at negotiated prices determined at the time of sale. The underwriters expect to deliver the certificates to purchasers on or about March 29, 2007. Morgan Stanley Capital I Inc. expects to receive from this offering approximately $1,469,028,489, plus accrued interest from the cut-off date, before deducting expenses payable by Morgan Stanley Capital I Inc.

MORGAN STANLEY

BANC OF AMERICA SECURITIES LLC	NATIXIS SECURITIES NORTH AMERICA

MERRILL LYNCH & CO.	SUNTRUST ROBINSON HUMPHREY

March 22, 2007

MORGAN STANLEY CAPITAL I INC.

Commercial Mortgage Pass-Through Certificates, Series 2007-IQ13
Geographic Overview of Mortgage Pool

Washington
2 properties
$10,762,199
0.7% of total
Missouri
2 properties
$93,490,092
5.7% of total
Illinois
10 properties
$32,150,534
2.0% of total
Minnesota
1 property
$65,000,000
4.0% of total
Wisconsin
1 property
$3,644,944
0.2% of total
Indiana
1 property
$6,000,000
0.4% of total
Michigan
4 properties
$40,014,711
2.4% of total
Ohio
1 properties
$1,840,000
0.1% of total
Pennsylvania
4 properties
$40,628,302
2.5% of total
New York
39 properties
$145,436,141
8.9% of total
Maine
3 properties
$16,272,127
1.0% of total
Oregon
2 properties
$16,100,000
1.0% of total
Massachusetts
1 property
$210,000,000
12.8% of total
Nevada
6 properties
$30,770,846
1.9% of total
New Jersey
6 properties
$123,162,952
7.5% of total
District of Columbia
1 property
$3,236,905
0.2% of total
Northern California
3 properties
$24,033,933
1.5% of total
Maryland
8 properties
$70,948,906
4.3% of total
Virginia
19 properties
$191,789,314
11.7% of total
Southern California
23 properties
$185,816,605
11.3% of total
North Carolina
7 properties
$58,205,634
3.6% of total
Arizona
3 properties
$19,796,906
1.2% of total
South Carolina
4 properties
$29,003,022
1.8% of total
Colorado
2 properties
$7,300,000
0.4% of total
Georgia
11 properties
$58,044,069
3.5% of total
New Mexico
1 property
$5,800,000
0.4% of total
Kansas
1 property
$4,636,607
0.3% of total
Oklahoma
1 property
$11,764,073
0.7% of total
Mississippi
2 properties
$3,581,699
0.2% of total
Alabama
1 property
$6,150,000
0.4% of total
Tennessee
2 properties
$21,240,000
1.3% of total
Florida
20 properties
$89,656,057
5.5% of total
Texas
2 properties
$13,194,921
0.8% of total
< 1.0% of Cut-Off Date Balance
1.0% - 5.0% of Cut-Off Date Balance
5.1% - 10.0% of Cut-Off Date Balance
> 10.0% of Cut-Off Date Balance

75-101 Federal Street, Boston, MA

RREEF Portfolio, Various

Gateway I, Newark, NJ

St. Louis Mills, Hazelwood, MO

AT&T Tower, Minneapolis, MN

Plymouth Road Technical Center, Livonia, MI

Northridge I, Herndon, VA

ICW Plaza, San Diego, CA

IVY MHP Portfolio, Various

424 Madison Avenue, New York, NY

                       IMPORTANT NOTICE ABOUT INFORMATION
                     PRESENTED IN THIS PROSPECTUS SUPPLEMENT

     Information about the certificates offered to you is contained in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to the certificates offered to you; and (b) this prospectus supplement, which describes the specific terms of the certificates offered to you.

     You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. The depositor has not authorized anyone to provide you with information that is different from that contained in this prospectus supplement and the prospectus.

                                   ----------

     This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The tables of contents in this prospectus supplement and the prospectus identify the pages where these sections are located.

     The schedules and appendices to this prospectus supplement are incorporated into and are a part of this prospectus supplement.

     In this prospectus supplement, the terms "depositor," "we," "our" and "us"
refer to Morgan Stanley Capital I Inc.

                                   ----------

     Until ninety days after the date of this prospectus supplement, all dealers that buy, sell or trade the certificates offered by this prospectus supplement, whether or not participating in this offering, may be required to deliver a prospectus supplement and the accompanying prospectus. This is in addition to the dealers' obligation to deliver a prospectus supplement and the accompanying prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                   ----------

                              SELLING RESTRICTIONS

EUROPEAN ECONOMIC AREA

     In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), each underwriter has represented and agreed, and each further underwriter appointed under the programme will be required to represent and agree, that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date") it has not made and will not make an offer of the certificates to the public in that Relevant
Member State, except that it may, with effect from and including the Relevant
Implementation Date, make an offer of the certificates to the public in that
Relevant Member State:

     (a)  in the period beginning on the date of publication of a prospectus (or in Germany, where the offer starts within) in relation to those certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another
          Relevant Member State and notified to the competent authority in that
          Relevant Member State, all in accordance with the Prospectus Directive and ending on the date which is 12 months after the date of such publication;

     (b)  at any time to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

     (c)  at any time to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2)
          a total balance sheet of more than (euro)43,000,000 and (3) an annual net turnover of more than (euro)50,000,000, as shown in its last annual or consolidated accounts; or

     (d)  at any time in any other circumstances which do not require the publication by the depositor of a prospectus pursuant to Article 3 of the Prospectus Directive.

                                       S-3

     For the purposes of this provision, the expression of an "offer of the certificates to the public" in relation to any certificates in any Relevant
Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe the certificates, as the same may be varied in that Member State by any measure implementing the
Prospectus Directive in that Member State, and the expression "Prospectus
Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

UNITED KINGDOM

     Each underwriter has represented and agreed, and each further underwriter appointed under the programme will be required to represent and agree, that:

     (a)  it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 or
          Section 236 of the Financial Services and Market Act 2000 ("FSMA"))
          received by it in connection with the issue or sale of any certificates in circumstances in which Section 238 of the FSMA does not apply to the depositor; and

     (b)  it has complied and will comply with all applicable provisions of the
          FSMA with respect to anything done by it in relation to any certificates in, from or otherwise involving the United Kingdom.

                                   ----------

                    NOTICE TO RESIDENTS OF THE UNITED KINGDOM

     The trust fund described in this prospectus supplement is a collective investment scheme as defined in the Financial Services and Markets Act 2000 of the United Kingdom. It has not been authorized, or otherwise recognized or approved by the United Kingdom's Financial Services Authority and, as an
unregulated collective investment scheme, accordingly cannot be marketed in the
United Kingdom to the general public.

     The distribution of this prospectus supplement (A) is being made to, or directed at persons who are outside the United Kingdom and (B) is being made to, or directed at, persons who (1) have professional experience in participating in unregulated collective investment schemes, or (2) are persons falling within
Article 22(2)(a) through (d) ("high net worth companies, unincorporated associations, etc.") of the Financial Services and Market Act 2000 (Promotion of
Collective Investment Schemes) (Exemptions) Order 2001 (all such persons together being referred to as "PCIS Persons"). This prospectus supplement must not be acted on or relied on by persons who are not PCIS Persons. Any investment or investment activity to which this prospectus supplement relates, including the offered certificates, is available only to persons who are outside the
United Kingdom or to PCIS Persons and will be engaged in only with such persons.

     Potential investors in the United Kingdom are advised that all, or most, of the protections afforded by the United Kingdom regulatory system will not apply to an investment in the trust fund and that compensation will not be available under the United Kingdom Financial Services Compensation Scheme.

                                       S-4

      Distributions of Prepayment Premiums and Yield Maintenance

                                       S-5

APPENDIX I - MORTGAGE POOL INFORMATION TOTAL POOL, LOAN GROUP 1 AND LOAN
   GROUP 2..............................................................     I-1
APPENDIX II - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS.............    II-1
APPENDIX III - CERTAIN CHARACTERISTICS OF LOAN GROUP 2..................   III-1
APPENDIX IV - SIGNIFICANT LOAN SUMMARIES................................    IV-1
APPENDIX V - FORM OF STATEMENT TO CERTIFICATEHOLDERS....................     V-1

                                       S-6

                                EXECUTIVE SUMMARY

     This  Executive  Summary  highlights  selected  information  regarding  the certificates. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF THIS OFFERING
AND THE  UNDERLYING  MORTGAGE  LOANS,  YOU SHOULD  READ THIS  ENTIRE  PROSPECTUS
SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS CAREFULLY.

                              Certificate Structure

                             APPROXIMATE                                         APPROXIMATE   WEIGHTED
APPROXIMATE                    INITIAL           APPROXIMATE                     PERCENT OF     AVERAGE   PRINCIPAL
   CREDIT                   CERTIFICATE OR         INITIAL          RATINGS         TOTAL        LIFE       WINDOW
  SUPPORT        CLASS     NOTIONAL BALANCE   PASS-THROUGH RATE   (FITCH/S&P)   CERTIFICATES    (YEARS)    (MONTHS)
-------------------------------------------------------------------------------------------------------------------

30.000%        Class A-1    $   43,000,000          5.05%           AAA/AAA         2.62%         3.40       1-58
30.000%       Class A-1A    $  477,014,000          5.31%           AAA/AAA        29.10%         7.67      1-119
30.000%        Class A-2    $  114,800,000          5.24%           AAA/AAA         7.00%         4.83      58-60
30.000%        Class A-3    $   64,000,000          5.33%           AAA/AAA         3.90%         7.30     60-113
30.000%        Class A-4    $  448,816,000          5.36%           AAA/AAA        27.38%         9.84     113-119
20.000%        Class A-M    $  163,947,000          5.41%           AAA/AAA        10.00%         9.93     119-120
10.875%        Class A-J    $  149,601,000          5.44%           AAA/AAA         9.12%        10.03     120-121
 8.875%         Class B     $   32,790,000          5.52%            AA/AA          2.00%        10.04     121-121
 7.875%         Class C     $   16,395,000          5.56%           AA-/AA-         1.00%        10.04     121-121
 6.875%         Class D     $   16,394,000          5.59%             A/A           1.00%        10.04     121-121
 6.000%         Class E     $   14,346,000          5.69%            A-/A-          0.88%        10.04     121-121
 4.875%         Class F     $   18,444,000          5.98%          BBB+/BBB+        1.12%        10.04     121-121
 4.000%         Class G     $   14,345,000          5.98%           BBB/BBB         0.87%        10.04     121-121
 2.875%         Class H     $   18,444,000          5.98%          BBB-/BBB-        1.12%        10.04     121-121
  --           Class J-P    $   47,135,501           --               --             --           --         --
  --            Class X     $1,639,471,501           --              AAA/AAA         --           --         --
  --           Class X-Y    $  131,338,831           --              AAA/AAA         --           --         --

[_]  Offered Certificates.

[X]  Certificates not offered pursuant to this prospectus supplement.

     o    The notional amount of the Class X Certificates initially will be
          $1,639,471,501 and the notional amount of the Class X-Y Certificates initially will be $131,338,831.

     o    The percentages indicated under the column "Approximate Credit
          Support" with respect to the Class A-1, Class A-1A, Class A-2, Class
          A-3 and Class A-4 Certificates represent the approximate credit support for those Certificates in the aggregate.

     o    The initial certificate balance on the closing date may vary by up to
          5%. Mortgage loans may be removed from or added to the mortgage pool prior to the closing date within such maximum permitted variance. Any reduction or increase in the number of mortgage loans within these parameters will result in consequential changes to the initial certificate balance of each class of offered certificates and to the other statistical data contained in this prospectus supplement.

     o    The Class X and Class X-Y Certificates and the Class B, Class C, Class
          D, Class E, Class F, Class G, Class H, Class J, Class K, Class L,
          Class M, Class N, Class O and Class P Certificates are not offered pursuant to this prospectus supplement.

     o    The pass-through rates for the Class A-1, Class A-1A, Class A-2, Class
          A-3, Class A-4, Class A-M and Class A-J Certificates are fixed at their respective per annum rates set forth above.

     o    The principal window is expressed in months following the closing date and reflects the period during which distributions of principal would be received under the assumptions set forth in the following

                                      S-7

          sentence. The weighted average life and principal window figures set forth above are based on the following assumptions, among others: (i)
          no losses on the underlying mortgage loans; (ii) no extensions of maturity dates of mortgage loans that do not have "anticipated repayment dates"; (iii) payment in full on the anticipated repayment date or stated maturity date of each mortgage loan having an anticipated repayment date or stated maturity date; and (iv) a 0% CPR.
          See the assumptions set forth under "Yield, Prepayment and Maturity
          Considerations" in this prospectus supplement and under "Structuring
          Assumptions" in the "Glossary of Terms."

     o    For purposes of making distributions to the Class A-1, Class A-1A,
          Class A-2, Class A-3 and Class A-4 Certificates, the pool of mortgage loans will be deemed to consist of two distinct loan groups, loan group 1 and loan group 2.

     o    Loan group 1 will consist of 106 mortgage loans, representing approximately 70.9% of the initial outstanding pool balance. Loan group 2 will consist of 68 mortgage loans, representing approximately
          29.1% of the initial outstanding pool balance, and approximately 96.0%
          of the principal balance of all the mortgage loans secured by multifamily properties, manufactured housing communities and mixed use properties with multifamily components.

     o    So long as funds are sufficient on any distribution date to make distributions of all interest on that distribution date to the Class
          A-1, Class A-1A, Class A-2, Class A-3, Class A-4, Class X and Class
          X-Y Certificates, interest distributions on the Class A-1, Class A-2,
          Class A-3 and Class A-4 Certificates will be based upon amounts available relating to mortgage loans in loan group 1, interest distributions on the Class A-1A Certificates will be based upon amounts available relating to mortgage loans in loan group 2 and interest distributions on the Class X and Class X-Y Certificates will be based upon amounts available relating to all the mortgage loans in the mortgage pool. However, if on any distribution date, funds are insufficient to make distributions of all interest on that distribution date to the Class A-1, Class A-1A, Class A-2, Class A-3,
          Class A-4, Class X and Class X-Y Certificates, available funds will be allocated among all these Classes pro rata in accordance with their interest entitlements for that distribution date, without regard to loan group.

     o    Generally, the Class A-1, Class A-2, Class A-3 and Class A-4
          Certificates will only be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in loan group 2 after the certificate principal balance of the Class A-1A
          Certificates has been reduced to zero and the Class A-1A Certificates will only be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in loan group 1 after the certificate principal balance of the Class A-4 Certificates has been reduced to zero. However, on and after any distribution date on which the certificate principal balances of the Class A-M through Class P
          Certificates have been reduced to zero, distributions of principal collected or advanced in respect of the pool of mortgage loans will be distributed to the Class A-1, Class A-1A, Class A-2, Class A-3 and
          Class A-4 Certificates, pro rata.

     o    The Class EI Certificates represent beneficial ownership of certain excess interest in respect of mortgage loans having a
          hyper-amortization feature. These certificates are not represented in this table and are not offered pursuant to this prospectus supplement.

     o    The Class R-I, R-II and R-III Certificates also represent ownership interests in the trust. These certificates are not represented in this table and are not offered pursuant to this prospectus supplement.

     o    It is a condition to the issuance of the certificates that the certificates receive the ratings set forth above.

                                      S-8

                        SUMMARY OF PROSPECTUS SUPPLEMENT

     This summary highlights selected information from this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF THE OFFERING
OF THE OFFERED CERTIFICATES, YOU SHOULD READ THIS ENTIRE DOCUMENT AND THE
ACCOMPANYING PROSPECTUS CAREFULLY.

                                WHAT YOU WILL OWN

GENERAL.......................   Your certificates (along with the privately
                                 offered certificates) will represent beneficial
                                 interests in a trust created by Morgan Stanley
                                 Capital I Inc. on the closing date. All
                                 payments to you will come only from the amounts
                                 received in connection with the assets of the
                                 trust. The trust's assets will primarily
                                 consist of 174 fixed rate mortgage loans
                                 secured by first mortgage liens on 194
                                 commercial and multifamily properties.

TITLE OF CERTIFICATES.........   Commercial Mortgage Pass-Through Certificates,
                                 Series 2007-IQ13.

MORTGAGE POOL....................The mortgage pool consists of 174 mortgage loans with an aggregate principal balance of
                                 all mortgage loans as of the cut-off date of
                                 approximately $1,639,471,501, which may vary by
                                 up to 5%. Each mortgage loan requires scheduled
                                 payments of principal and/or interest to be
                                 made monthly. For purposes of those mortgage
                                 loans that have a due date on a date other than
                                 the first of the month, we have assumed that
                                 those mortgage loans are due on the first of
                                 the month for purposes of determining their
                                 cut-off dates and cut-off date balances. With
                                 respect to Mortgage Loan No. 2, RREEF
                                 Portfolio, the related mortgaged properties
                                 also secure, on a pari passu basis, other notes
                                 that are not included in the trust. See
                                 "--Non-Trust Serviced Pari Passu Loan" below.

                                 As of the cut-off date, the balances of the
                                 mortgage loans in the mortgage pool range from
                                 approximately $341,605 to approximately
                                 $210,000,000 and the mortgage loans are assumed
                                 to have an approximate average balance of
                                 $9,422,250.

                                 For purposes of calculating distributions on
                                 certain classes of certificates, the mortgage
                                 loans in the pool of mortgage loans backing the
                                 offered certificates will be divided into a
                                 loan group 1 and a loan group 2.

                                 Loan group 1 will consist of all of the
                                 mortgage loans that are secured by property
                                 types other than multifamily properties,
                                 together with 9 mortgage loans that are secured
                                 by mixed use properties. Loan group 1 will
                                 consist of 106 mortgage loans, with an initial
                                 outstanding loan group 1 balance of
                                 $1,162,457,314, which may vary up to 5%. Loan
                                 group 1 represents approximately 70.9% of the
                                 initial outstanding pool balance.

                                 Loan group 2 will consist of 60 of the mortgage
                                 loans that are secured by multifamily
                                 properties, 6 mortgage loans that are secured
                                 by manufactured housing community properties
                                 and 2 mortgage loan that is secured by a mixed
                                 use property and has an initial outstanding
                                 loan group 2 balance of $477,014,188, which may
                                 vary up to 5%. Loan group 2 represents
                                 approximately 29.1% of the initial outstanding
                                 pool balance.

                                      S-9

                                 As of the cut-off date, the balances of the
                                 mortgage loans in loan group 1 range from
                                 approximately $707,051 to approximately
                                 $210,000,000 and the mortgage loans in loan
                                 group 1 are assumed to have an approximate
                                 average balance of $10,966,578. As of the
                                 cut-off date, the balances of the mortgage
                                 loans in loan group 2 range from approximately
                                 $341,605 to approximately $147,000,000 and the
                                 mortgage loans in loan group 2 are assumed to
                                 have an approximate average balance of
                                 $7,014,915.

                                 RELEVANT PARTIES AND DATES

ISSUING ENTITY................   Morgan Stanley Capital I Trust 2007-IQ13, a New
                                 York common law trust, will issue the
                                 certificates. The trust will be formed pursuant
                                 to the pooling and servicing agreement between
                                 the depositor, the master servicers, the
                                 special servicers, the trustee and the paying
                                 agent. See "Transaction Parties--The Issuing
                                 Entity" in this prospectus supplement.

DEPOSITOR.....................   Morgan Stanley Capital I Inc., a Delaware
                                 corporation, is the depositor. As depositor,
                                 Morgan Stanley Capital I Inc. will acquire the
                                 mortgage loans from the mortgage loan sellers
                                 and deposit them into the trust. Morgan Stanley
                                 Capital I Inc. is an affiliate of Morgan
                                 Stanley Mortgage Capital Inc., a sponsor of
                                 this transaction and a mortgage loan seller,
                                 and Morgan Stanley & Co. Incorporated, one of
                                 the underwriters. See "Transaction Parties--The
                                 Depositor" in this prospectus supplement.

MASTER SERVICERS..............   Wells Fargo Bank, N.A. ("Wells Fargo Bank"), a
                                 national banking association, will act as
                                 general master servicer under the Pooling and
                                 Servicing Agreement with respect to all of the
                                 mortgage loans, other than the Non-Trust
                                 Serviced Pari Passu Loan and other than the
                                 mortgage loans sold by NCB, FSB (the "NCB
                                 mortgage loans"). NCB, FSB, a federal savings
                                 bank, will act as master servicer with respect
                                 to the NCB mortgage loans. See "Servicing of
                                 the Mortgage Loans--General" and "Transaction
                                 Parties--Master Servicers" in this prospectus
                                 supplement. The master servicers will be
                                 primarily responsible for servicing and
                                 administering, directly or through
                                 sub-servicers, mortgage loans (a) as to which
                                 there is no default or reasonably foreseeable
                                 default that would give rise to a transfer of
                                 servicing to the special servicers and (b) as
                                 to which any such default or reasonably
                                 foreseeable default has been corrected,
                                 including as part of a work out. In addition,
                                 the master servicers will be primarily
                                 responsible for making principal and interest
                                 advances and servicing advances under the
                                 pooling and servicing agreement.

                                 The master servicing fee in any month is an
                                 amount equal to the product of the portion of
                                 the per annum master servicing fee rate
                                 applicable to that month, determined in the
                                 same manner as the applicable mortgage rate is
                                 determined for each mortgage loan for that
                                 month, and the scheduled principal balance of
                                 each mortgage loan. The master servicing fee
                                 rate (including any sub-servicing or primary
                                 servicing fees) for Wells Fargo Bank will
                                 range, on a loan-by-loan basis, from 0.02% per
                                 annum to 0.09% per annum, which amount is
                                 inclusive of the excess servicing fee. The
                                 master servicing fee rate (including any
                                 sub-servicing or primary servicing fee) for
                                 NCB, FSB will equal 0.08% per annum, which
                                 amount is inclusive of the excess servicing
                                 fee. In addition, the master servicers will be
                                 entitled to retain certain borrower-paid fees
                                 and certain income from investment of

                                      S-10

                                 certain accounts maintained as part of the
                                 trust fund, as additional servicing
                                 compensation.

                                 See "Description of the Offered
                                 Certificates--Distributions--Fees and Expenses"
                                 and "Servicing of the Mortgage Loans--The
                                 Master Servicers--Master Servicer Compensation"
                                 in this prospectus supplement.

PRIMARY SERVICER..............   SunTrust Bank (a sponsor and an affiliate of
                                 one of the underwriters) will act as primary
                                 servicer with respect to those mortgage loans
                                 that it has sold to the trust. Each master
                                 servicer will pay the fees of its related
                                 primary servicer or servicers.

                                 See "Servicing of the Mortgage Loans--General"
                                 and "Transaction Parties--The Primary Servicer"
                                 in this prospectus supplement.

SPECIAL SERVICERS.............   LNR Partners, Inc., a Florida corporation and
                                 an affiliate of the initial operating adviser,
                                 will act as special servicer with respect to
                                 all of the mortgage loans in the trust, other
                                 than the Non-Trust Serviced Pari Passu Loan and
                                 other than residential cooperative mortgage
                                 loans sold to the trust by NCB, FSB. National
                                 Consumer Cooperative Bank, a federally
                                 chartered corporation and the parent of NCB,
                                 FSB (a sponsor, a mortgage loan seller and a
                                 master servicer), will act as special servicer
                                 with respect to the residential cooperative
                                 mortgage loans sold to the trust by NCB, FSB.
                                 Generally, the special servicers will service a
                                 mortgage loan upon the occurrence of certain
                                 events that cause that mortgage loan to become
                                 a "specially serviced mortgage loan." The
                                 special servicers' principal compensation for
                                 their special servicing activities will be the
                                 special servicing fee, the workout fee and the
                                 liquidation fee. See "Servicing of the Mortgage
                                 Loans--General" and "Transaction Parties--The
                                 Special Servicers" in this prospectus
                                 supplement.

                                 The special servicing fee is an amount equal
                                 to, in any month, the product of the portion of
                                 a rate equal to 0.35% per annum applicable to
                                 that month, determined in the same manner as
                                 the applicable mortgage rate is determined for
                                 each specially serviced mortgage loan for that
                                 month, and the scheduled principal balance of
                                 each specially serviced mortgage loan, with a
                                 minimum of $4,000 per month per specially
                                 serviced mortgage loan or REO property.

                                 The liquidation fee means, generally, 1.0% of
                                 the liquidation proceeds received in connection
                                 with a final disposition of a specially
                                 serviced mortgage loan or REO property or
                                 portion thereof and any condemnation proceeds
                                 and insurance proceeds received by the trust
                                 (net of any expenses incurred by the applicable
                                 special servicer on behalf of the trust in
                                 connection with the collection of the
                                 condemnation proceeds and insurance proceeds).

                                      S-11

                                 The workout fee is a fee payable with respect
                                 to any rehabilitated mortgage loan (which means
                                 a specially serviced mortgage loan as to which
                                 three consecutive scheduled payments have been
                                 made, there is no other event causing it to
                                 constitute a specially serviced mortgage loan,
                                 and certain other conditions have been met)
                                 equal to 1.0% of the amount of each collection
                                 of interest (other than default interest and
                                 any excess interest) and principal received
                                 (including any condemnation proceeds received
                                 and applied as a collection of the interest and
                                 principal) on such mortgage loan or for so long
                                 as it remains a rehabilitated mortgage loan.

                                 In addition, the special servicers will be
                                 entitled to retain certain borrower-paid fees
                                 and certain income from investment of certain
                                 accounts maintained as part of the trust fund,
                                 as additional servicing compensation.

                                 See "Description of the Offered
                                 Certificates--Distributions--Fees and Expenses"
                                 and "Servicing of the Mortgage Loans--The
                                 Special Servicers--Special Servicer
                                 Compensation" in this prospectus supplement.

TRUSTEE.......................   U.S. Bank National Association, a national
                                 banking association, will act as trustee of the
                                 trust on behalf of the Series 2007-IQ13
                                 certificateholders. See "Transaction
                                 Parties--The Trustee" in this prospectus
                                 supplement. In addition, the trustee will be
                                 primarily responsible for back-up advancing if
                                 the master servicers fail to perform their
                                 advancing obligations. Following the transfer
                                 of the underlying mortgage loans into the
                                 trust, the trustee, on behalf of the trust,
                                 will become the holder of each mortgage loan
                                 transferred to the trust.

                                 The trustee fee is an amount equal to, in any
                                 month, the product of the portion of a rate
                                 equal to 0.00085% per annum applicable to that
                                 month, determined in the same manner as the
                                 applicable mortgage rate is determined for each
                                 mortgage loan for that month, and the scheduled
                                 principal balance of each mortgage loan.

                                 See "Description of the Offered
                                 Certificates--Distributions--Fees and Expenses"
                                 in this prospectus supplement.

PAYING AGENT..................   U.S. Bank National Association will also act as
                                 the paying agent, certificate registrar and
                                 authenticating agent for the certificates. The
                                 paying agent will also have, or be responsible
                                 for appointing an agent to perform, additional
                                 duties with respect to tax administration of
                                 the issuing entity. A portion of the trustee
                                 fee is payable to the paying agent. See
                                 "Transaction Parties--The Paying Agent,
                                 Certificate Registrar and Authenticating Agent"
                                 in this prospectus supplement.

                                 See "Description of the Offered
                                 Certificates--Distributions--Fees and Expenses"
                                 in this prospectus supplement.

                                      S-12

OPERATING ADVISER.............   The holders of certificates representing more
                                 than 50% of the aggregate certificate balance
                                 of the most subordinate class of certificates
                                 outstanding at any time of determination, or,
                                 if the certificate balance of that class of
                                 certificates is less than 25% of the initial
                                 certificate balance of that class, the next
                                 most subordinate class of certificates, may
                                 appoint a representative to act as operating
                                 adviser for the purposes described in this
                                 prospectus supplement. The initial operating
                                 adviser will be LNR Securities Holdings, LLC,
                                 an affiliate of one of the special servicers.

                                 The operating adviser will not have any rights
                                 with respect to the Non-Trust Serviced Pari
                                 Passu Loan under the 2007-HQ11 Pooling and
                                 Servicing Agreement, as more fully discussed in
                                 this prospectus supplement.

SPONSORS......................   Morgan Stanley Mortgage Capital Inc., a New
                                 York corporation, Natixis Real Estate Capital
                                 Inc. (formerly IXIS Real Estate Capital Inc.),
                                 a New York corporation, SunTrust Bank, a
                                 Georgia banking corporation and NCB, FSB, a
                                 federal savings bank, are sponsors of this
                                 transaction. As sponsors, Morgan Stanley
                                 Mortgage Capital Inc., Natixis Real Estate
                                 Capital Inc., SunTrust Bank and NCB, FSB have
                                 organized and initiated the transactions in
                                 which the certificates will be issued and will
                                 sell mortgage loans to the depositor. The
                                 depositor will transfer the mortgage loans to
                                 the trust, and the trust will then issue the
                                 certificates. Morgan Stanley Mortgage Capital
                                 Inc. is an affiliate of the depositor, and
                                 Morgan Stanley & Co. Incorporated, one of the
                                 underwriters. Natixis Real Estate Capital Inc.
                                 is an affiliate of Natixis Securities North
                                 America Inc. (formerly IXIS Securities North
                                 America Inc.), one of the underwriters.
                                 SunTrust Bank is an affiliate of SunTrust
                                 Capital Markets, Inc., one of the underwriters.
                                 NCB, FSB, is a wholly-owned subsidiary of
                                 National Consumer Cooperative Bank, one of the
                                 special servicers. See "Transaction
                                 Parties--The Sponsors, Mortgage Loan Sellers
                                 and Originators" in this prospectus supplement.

MORTGAGE LOAN SELLERS.........   Morgan Stanley Mortgage Capital Inc., as to 42
                                 mortgage loans (which include 32 mortgage loans
                                 in loan group 1 and 10 mortgage loans in loan
                                 group 2), representing 50.8% of the initial
                                 outstanding pool balance (and representing
                                 55.0% of the initial outstanding loan group 1
                                 balance and 40.7% of the initial outstanding
                                 loan group 2 balance).

                                 Natixis Real Estate Capital Inc. (formerly IXIS
                                 Real Estate Capital Inc.), as to 37 mortgage
                                 loans (which include 31 mortgage loans in loan
                                 group 1 and 6 mortgage loans in loan group 2),
                                 representing 25.4% of the initial outstanding
                                 pool balance (and representing 31.4% of the
                                 initial outstanding loan group 1 balance and
                                 10.7% of the initial outstanding loan group 2
                                 balance).

                                 NCB, FSB, as to 60 mortgage loans (which
                                 include 16 mortgage loans in loan group 1 and
                                 44 mortgage loans in loan group 2),
                                 representing 12.0% of the initial outstanding
                                 pool balance (and representing 5.0% of the
                                 initial outstanding loan group 1 balance and
                                 29.2% of the initial outstanding loan group 2
                                 balance).

                                 SunTrust Bank, as to 35 mortgage loans (which
                                 include 27 mortgage loans in loan group 1 and 8
                                 mortgage loans in loan group 2), representing
                                 11.8% of the initial outstanding pool balance
                                 (and representing 8.6% of the initial
                                 outstanding loan group 1 balance and 19.4% of
                                 the initial outstanding loan group 2 balance).

                                      S-13

                                 See "Transaction Parties--The Sponsors,
                                 Mortgage Loan Sellers and Originators" in this
                                 prospectus supplement.

ORIGINATORS...................   Each mortgage loan seller or its affiliate
                                 originated the mortgage loans as to which it is
                                 acting as mortgage loan seller. See
                                 "Transaction Parties--The Sponsors, Mortgage
                                 Loan Sellers and Originators" in this
                                 prospectus supplement.

UNDERWRITERS..................   Morgan Stanley & Co. Incorporated, Banc of
                                 America Securities LLC, Natixis Securities
                                 North America Inc. (formerly IXIS Securities
                                 North America Inc.), Merrill Lynch, Pierce,
                                 Fenner & Smith Incorporated and SunTrust
                                 Capital Markets, Inc. Morgan Stanley & Co.
                                 Incorporated will be sole lead manager and sole
                                 book runner and is an affiliate of Morgan
                                 Stanley Mortgage Capital Inc., one of the
                                 sponsors, mortgage loan sellers and
                                 originators, and of the depositor. Natixis
                                 Securities North America Inc. is an affiliate
                                 of Natixis Real Estate Capital Inc. (formerly
                                 IXIS Real Estate Capital Inc.), one of the
                                 sponsors, mortgage loan sellers and
                                 originators. SunTrust Capital Markets, Inc. is
                                 an affiliate of SunTrust Bank, one of the
                                 sponsors, mortgage loan sellers and
                                 originators.

CUT-OFF DATE..................   March 1, 2007. For purposes of the information
                                 contained in this prospectus supplement
                                 (including the appendices to this prospectus
                                 supplement), scheduled payments due in March
                                 2007 with respect to mortgage loans not having
                                 payment dates on the first of each month have
                                 been deemed received on March 1, 2007, not the
                                 actual day on which those scheduled payments
                                 are due. All references to the "cut-off date"
                                 with respect to any mortgage loan
                                 characteristics (including any numerical or
                                 statistical information) contained in this
                                 prospectus supplement are based on an
                                 assumption that all scheduled payments will be
                                 made on the respective due date and that no
                                 unscheduled prepayments are made.

CLOSING DATE..................   On or about March 29, 2007.

DETERMINATION DATE............   With respect to any distribution date and any
                                 of the mortgage loans other than the NCB
                                 mortgage loans, the earlier of (i) the 10th day
                                 of the month in which such distribution date
                                 occurs or, if such day is not a business day,
                                 the next preceding business day and (ii) the
                                 5th business day prior to the related
                                 distribution date.

                                 With respect to any distribution date and any
                                 of the NCB mortgage loans, the earlier of (i)
                                 the 11th day of the month in which such
                                 distribution date occurs or, if such day is not
                                 a business day, the next preceding business day
                                 and (ii) the 4th business day prior to the
                                 related distribution date.

DISTRIBUTION DATE.............   The 15th of each month (or if the 15th is not a
                                 business day, the next succeeding business
                                 day), commencing April 16, 2007.

RECORD DATE...................   With respect to each distribution date, the
                                 close of business on the last business day of
                                 the preceding calendar month.

EXPECTED FINAL DISTRIBUTION
DATES.........................
                                      Class A-1    January 15, 2012
                                      Class A-1A   February 15, 2017
                                      Class A-2    March 15, 2012
                                      Class A-3    August 15, 2016

                                      S-14

                                      Class A-4    February 15, 2017
                                      Class A-M    March 15, 2017
                                      Class A-J    April 15, 2017

                                 The expected final distribution date for each
                                 class of certificates is the date on which that
                                 class is expected to be paid in full, assuming
                                 no delinquencies, losses, modifications,
                                 extensions of maturity dates, repurchases or
                                 prepayments of the mortgage loans after the
                                 initial issuance of the certificates and
                                 according to the Structuring Assumptions.
                                 Mortgage loans with anticipated repayment dates
                                 are assumed to repay in full on those dates.

RATED FINAL DISTRIBUTION
DATE..........................   As to each class of offered certificates, the
                                 distribution date in March 2044.

                              OFFERED CERTIFICATES

GENERAL.......................   Morgan Stanley Capital I Inc. is offering the
                                 following 7 classes of its Series 2007-IQ13
                                 Commercial Mortgage Pass-Through Certificates:

                                 o    Class A-l

                                 o    Class A-1A

                                 o    Class A-2

                                 o    Class A-3

                                 o    Class A-4

                                 o    Class A-M

                                 o    Class A-J

                                 The entire series will consist of a total of 27
                                 classes, the following 20 of which are not
                                 being offered by this prospectus supplement and
                                 the accompanying prospectus: Class X, Class
                                 X-Y, Class B, Class C, Class D, Class E, Class
                                 F, Class G, Class H, Class J, Class K, Class L,
                                 Class M, Class N, Class O, Class P, Class EI,
                                 Class R-I, Class R-II and Class R-III.

CERTIFICATE BALANCE...........   Your certificates will have the approximate
                                 aggregate initial certificate balance presented
                                 in the chart below and this balance below may
                                 vary by up to 5% on the closing date. Mortgage
                                 loans may be removed from or added to the
                                 mortgage pool prior to the closing date within
                                 such maximum permitted variance. Any reduction
                                 or increase in the number of mortgage loans
                                 within these parameters will result in
                                 consequential changes to the initial
                                 certificate balance of each class of offered
                                 certificates and to the other statistical data
                                 contained in this prospectus supplement:

                                      Class A-1    $ 43,000,000
                                      Class A-1A   $477,014,000
                                      Class A-2    $114,800,000
                                      Class A-3    $ 64,000,000
                                      Class A-4    $448,816,000
                                      Class A-M    $163,947,000
                                      Class A-J    $149,601,000

                                      S-15

                                 The certificate balance at any time is the
                                 maximum amount of principal distributable to a
                                 class and is subject to adjustment on each
                                 distribution date to reflect any reductions
                                 resulting from distributions of principal to
                                 that class or any allocations of losses to that
                                 class.

                                 The Class X and Class X-Y Certificates, which
                                 are private certificates, will not have
                                 certificate balances. Each such class of
                                 certificates will instead represent the right
                                 to receive distributions of interest accrued as
                                 described in this prospectus supplement on a
                                 notional amount.

                                 The notional amount of the Class X Certificates
                                 will be equal to the aggregate of the
                                 certificate balances of the classes of
                                 certificates (other than the Class X, Class
                                 X-Y, Class EI, Class R-I, Class R-II and Class
                                 R-III Certificates) outstanding from time to
                                 time.

                                 The notional amount of the Class X-Y
                                 Certificates, as of any date of determination,
                                 will be equal to the then total principal
                                 balance of the residential cooperative mortgage
                                 loans sold to the trust by NCB, FSB.

                                 The notional amount of the Class X Certificates
                                 will be reduced on each distribution date by
                                 any distributions of principal actually made
                                 on, and any losses actually allocated to, any
                                 other class of certificates (other than the
                                 Class X-Y, Class EI, Class R-I, Class R-II and
                                 Class R-III Certificates) outstanding from time
                                 to time.

                                 The notional amount of the Class X-Y
                                 Certificates will be reduced on each
                                 distribution date by collections and advances
                                 of principal on the residential cooperative
                                 mortgage loans (which were sold to the trust by
                                 NCB, FSB) previously distributed to the
                                 certificateholders and by losses on such
                                 residential cooperative mortgage loans
                                 previously allocated to the certificateholders.

                                 Upon initial issuance, the aggregate notional
                                 amount of the Class X Certificates will be
                                 $1,639,471,501 and the aggregate notional
                                 amount of the Class X-Y Certificates will be
                                 $131,338,831, in each case, subject to a
                                 permitted variance of plus or minus 5%. The
                                 notional amounts of the Class X and Class X-Y
                                 Certificates are used solely for the purpose of
                                 determining the amount of interest to be
                                 distributed on that certificate and does not
                                 represent the right to receive any
                                 distributions of principal.

PASS-THROUGH RATES............   Your certificates will accrue interest at an
                                 annual rate called a pass-through rate. The
                                 following table lists the approximate initial
                                 pass-through rates for each class of offered
                                 certificates:

                                      Class A-1    5.05%
                                      Class A-1A   5.31%
                                      Class A-2    5.24%
                                      Class A-3    5.33%
                                      Class A-4    5.36%
                                      Class A-M    5.41%
                                      Class A-J    5.44%

                                 Interest on your certificates will be
                                 calculated on the basis of a 360-day year
                                 consisting of twelve 30-day months, also
                                 referred to in this prospectus supplement as a
                                 30/360 basis.

                                      S-16

                                 Each of the Class A-1, Class A-1A, Class A-2,
                                 Class A-3, Class A-4, Class A-M and Class A-J
                                 Certificates will accrue interest at a per
                                 annum rate equal to the fixed rate with respect
                                 thereto set forth in the table above.

                                 The pass-through rate applicable to the Class X
                                 Certificates for each distribution date
                                 subsequent to the initial distribution date
                                 will equal the weighted average of the
                                 respective Class X Strip Rates at which
                                 interest accrues from time to time on the
                                 respective components of the total notional
                                 amount of the Class X Certificates outstanding
                                 immediately prior to the related distribution
                                 date (weighted on the basis of the respective
                                 notional balances of those components
                                 outstanding immediately prior to that
                                 distribution date). Each of those components
                                 will have a notional balance equal to the
                                 certificate balance of one of the classes of
                                 certificates with a principal balance. The
                                 applicable Class X Strip Rate with respect to
                                 each component for each distribution date will
                                 equal the excess, if any, of (a) the weighted
                                 average net mortgage rate for the distribution
                                 date, over (b) the pass-through rate for the
                                 distribution date for the related class of
                                 certificates with a principal balance. Under no
                                 circumstances will any Class X Strip Rate be
                                 less than zero.

                                 The pass-through rate for the Class X-Y
                                 Certificates for each distribution date will be
                                 a variable rate equal to the weighted average
                                 from time to time of various Class X-Y Strip
                                 Rates attributable to each of the residential
                                 cooperative mortgage loans sold to the trust by
                                 NCB, FSB. The "Class X-Y Strip Rate" for each
                                 such residential cooperative mortgage loan will
                                 equal 0.10% per annum; provided that, if the
                                 subject residential cooperative mortgage loan
                                 accrues interest on the basis of the actual
                                 number of days elapsed during each one-month
                                 interest accrual period in a year assumed to
                                 consist of 360 days, then the foregoing 0.10%
                                 will be multiplied by a fraction, expressed as
                                 a percentage, the numerator of which is the
                                 number of days in the subject interest accrual
                                 period, and the denominator of which is 30.

                                 The "weighted average net mortgage rate" for a
                                 particular distribution date is a weighted
                                 average of the interest rates on the mortgage
                                 loans (which interest rates, with respect to
                                 the residential cooperative mortgage loans sold
                                 to the trust by NCB, FSB, are reduced by the
                                 Class X-Y Strip Rate) minus a weighted average
                                 annual administrative cost rate, which includes
                                 the master servicing fee rate (including any
                                 sub-servicing or primary servicing fees), any
                                 excess servicing fee rate, the primary
                                 servicing fee rate and the trustee fee rate
                                 related to the applicable mortgage loans. The
                                 relevant weighting is based upon the respective
                                 scheduled principal balances of the mortgage
                                 loans as in effect immediately prior to the
                                 relevant distribution date. For purposes of
                                 calculating the weighted average net mortgage
                                 rate, the mortgage loan interest rates of the
                                 mortgage loans will not reflect any default
                                 interest rate. The mortgage loan interest rates
                                 of the mortgage loans will also be determined
                                 without regard to any loan term modifications
                                 agreed to by the applicable special servicer or
                                 resulting from any borrower's bankruptcy or
                                 insolvency. In addition, for purposes of
                                 calculating the weighted average net mortgage
                                 rate, if a mortgage loan does not accrue
                                 interest on a 30/360 basis, its interest rate
                                 for any month will, in general, be deemed to be
                                 the rate per annum that, when calculated on a
                                 30/360 basis, will produce the amount of
                                 interest that

                                      S-17

                                 actually accrues on that mortgage loan in that
                                 month and as further adjusted as described in
                                 this prospectus supplement.

(1) DISTRIBUTIONS

A. AMOUNT AND ORDER OF
   DISTRIBUTIONS..............   On each distribution date, funds available for
                                 distribution from the mortgage loans, net of
                                 specified trust expenses, including all
                                 servicing fees, trustee fees and related
                                 compensation, will be distributed in the
                                 following amounts and priority:

                                 Step l/Class A Senior, Class X and Class X-Y:
                                 To interest, concurrently,

                                 o    on Classes A-1, A-2, A-3 and A-4 from the
                                      portion of the available distribution
                                      amount for the applicable distribution
                                      date that is attributable to the mortgage
                                      loans in loan group 1, pro rata, in
                                      accordance with their interest
                                      entitlements,

                                 o    on Class A-1A, from the portion of the
                                      available distribution amount for the
                                      applicable distribution date that is
                                      attributable to the mortgage loans in loan
                                      group 2, and

                                 o    on Class X and Class X-Y, pro rata, from
                                      the available distribution amount, in each
                                      case in accordance with their interest
                                      entitlements.

                                 However, if on any distribution date, the
                                 available distribution amount (or applicable
                                 portion thereof) is insufficient to pay in full
                                 the total amount of interest to be paid to any
                                 of the Class A Senior, Class X or Class X-Y
                                 Certificates on that distribution date as
                                 described above, the available distribution
                                 amount will be allocated among all these
                                 classes pro rata in accordance with their
                                 interest entitlements for that distribution
                                 date, without regard to loan group.

                                 Step 2/Class A Senior: To the extent of amounts
                                 then required to be distributed as principal,
                                 concurrently,

                                 (a) to the Class A-1, Class A-2, Class A-3 and
                                 Class A-4 Certificates,

                                 o    first, to the Class A-1 Certificates, from
                                      the portion of such amounts attributable
                                      to loan group 1 and, after the principal
                                      balance of the Class A-1A Certificates has
                                      been reduced to zero, the portion of such
                                      amounts attributable to loan group 2
                                      remaining after payments to the Class A-1A
                                      Certificates have been made on the
                                      applicable distribution date, until the
                                      Class A-1 Certificates are reduced to
                                      zero,

                                 o    second, to the Class A-2 Certificates,
                                      from the portion of such amounts
                                      attributable to loan group 1 and, after
                                      the principal balance of the Class A-1A
                                      Certificates has been reduced to zero, the
                                      portion of such amounts attributable to
                                      loan group 2 remaining after payments to
                                      the Class A-1A and Class A-1 Certificates
                                      have been made on the applicable
                                      distribution date, until the Class A-2
                                      Certificates are reduced to zero,

                                      S-18

                                 o    third, to the Class A-3 Certificates, from
                                      the portion of such amounts attributable
                                      to loan group 1 and, after the principal
                                      balance of the Class A-1A Certificates has
                                      been reduced to zero, the portion of such
                                      amounts attributable to loan group 2
                                      remaining after payments to the Class
                                      A-1A, Class A-1 and Class A-2 Certificates
                                      have been made on the applicable
                                      distribution date, until the Class A-3
                                      Certificates are reduced to zero, and

                                 o    fourth, to the Class A-4 Certificates,
                                      from the portion of such amounts
                                      attributable to loan group 1 and, after
                                      the principal balance of the Class A-1A
                                      Certificates has been reduced to zero, the
                                      portion of such amounts attributable to
                                      loan group 2 remaining after payments to
                                      the Class A-1A, Class A-1, Class A-2 and
                                      Class A-3 Certificates have been made on
                                      the applicable distribution date, until
                                      the Class A-4 Certificates are reduced to
                                      zero.

                                 (b) to Class A-1A, from the portion of such
                                 amounts attributable to loan group 2 and, after
                                 the principal balance of the Class A-4
                                 Certificates has been reduced to zero, the
                                 portion of such amounts attributable to loan
                                 group 1 remaining after payments to the Class
                                 A-1, Class A-2, Class A-3 and Class A-4
                                 Certificates have been made on the applicable
                                 distribution date, until its principal balance
                                 is reduced to zero.

                                 If the principal amount of each class of
                                 principal balance certificates other than
                                 Classes A-1, A-1A, A-2, A-3 and A-4 has been
                                 reduced to zero as a result of losses on the
                                 mortgage loans or an appraisal reduction,
                                 principal will be distributed to Classes A-1,
                                 A-1A, A-2, A-3 and A-4, pro rata, in accordance
                                 with their principal balances.

                                 Step 3/Class A Senior, Class X and Class X-Y:
                                 To reimburse Classes A-1, A-1A, A-2, A-3 and
                                 A-4, with respect to interest only, Class X and
                                 Class X-Y, pro rata, for any previously
                                 unreimbursed losses on the mortgage loans that
                                 were previously borne by those classes,
                                 together with interest at the applicable
                                 pass-through rate.

                                 Step 4/Class A-M: To Class A-M as follows: (a)
                                 to interest on Class A-M in the amount of its
                                 interest entitlement; (b) to the extent of
                                 amounts required to be distributed as
                                 principal, to principal on Class A-M in the
                                 amount of its principal entitlement until its
                                 principal balance is reduced to zero; and (c)
                                 to reimburse Class A-M for any previously
                                 unreimbursed losses on the mortgage loans that
                                 were previously borne by that class, together
                                 with interest at the applicable pass-through
                                 rate.

                                 Step 5/Class A-J: To Class A-J as follows: (a)
                                 to interest on Class A-J in the amount of its
                                 interest entitlement; (b) to the extent of
                                 amounts required to be distributed as
                                 principal, to principal on Class A-J in the
                                 amount of its principal entitlement until its
                                 principal balance is reduced to zero; and (c)
                                 to reimburse Class A-J for any previously
                                 unreimbursed losses on the mortgage loans that
                                 were previously borne by that class, together
                                 with interest at the applicable pass-through
                                 rate.

                                 Step 6/Subordinate Private Certificates: In the
                                 amounts and order of priority described in the
                                 pooling and servicing agreement.

                                      S-19

                                 Each certificateholder will receive its share
                                 of distributions on its class of certificates
                                 on a pro rata basis with all other holders of
                                 certificates of the same class. See
                                 "Description of the Offered
                                 Certificates--Distributions" in this prospectus
                                 supplement.

B. INTEREST AND PRINCIPAL
   ENTITLEMENTS...............   A description of the interest entitlement
                                 payable to each class can be found in
                                 "Description of the Offered
                                 Certificates--Distributions" in this prospectus
                                 supplement. As described in that section, there
                                 are circumstances relating to the timing of
                                 prepayments in which your interest entitlement
                                 for a distribution date could be less than 1
                                 full month's interest at the pass-through rate
                                 on your certificate's principal balance. In
                                 addition, the right of each master servicer,
                                 each special servicer and the trustee to
                                 reimbursement for payment of non-recoverable
                                 advances, payment of compensation and
                                 reimbursement of certain costs and expenses
                                 will be prior to your right to receive
                                 distributions of principal or interest.

                                 The Class X and Class X-Y Certificates will not
                                 be entitled to principal distributions. The
                                 amount of principal required to be distributed
                                 on the classes entitled to principal on a
                                 particular distribution date will, in general,
                                 be equal to the sum of:

                                 o    the principal portion of all scheduled
                                      payments, other than balloon payments, to
                                      the extent received or advanced by the
                                      master servicer or other party (in
                                      accordance with the pooling and servicing
                                      agreement) during the related collection
                                      period;

                                 o    all principal prepayments and the
                                      principal portion of balloon payments
                                      received during the related collection
                                      period;

                                 o    the principal portion of other collections
                                      on the mortgage loans received during the
                                      related collection period, such as
                                      liquidation proceeds, condemnation
                                      proceeds, insurance proceeds and income on
                                      "real estate owned"; and

                                 o    the principal portion of proceeds of
                                      mortgage loan repurchases received during
                                      the related collection period;

                                 subject, however, to the adjustments described
                                 in this prospectus supplement. See the
                                 definition of "Principal Distribution Amount"
                                 in the "Glossary of Terms."

C. PREPAYMENT PREMIUMS/YIELD
   MAINTENANCE CHARGES........   The manner in which any prepayment premiums and
                                 yield maintenance charges received during a
                                 particular collection period will be allocated
                                 to the Class X and Class X-Y Certificates, on
                                 the one hand, and the classes of principal
                                 balance certificates, on the other hand, is
                                 described in "Description of the Offered
                                 Certificates--Distributions" in this prospectus
                                 supplement.

                                      S-20

(2) SUBORDINATION

A. GENERAL....................   The chart below describes the manner in which
                                 the rights of various classes will be senior to
                                 the rights of other classes. Entitlement to
                                 receive principal and interest (other than
                                 certain excess interest in connection with
                                 hyperamortizing loans) on any distribution date
                                 is depicted in descending order. The manner in
                                 which mortgage loan losses (including interest
                                 other than certain excess interest (over the
                                 amount of interest that would have accrued if
                                 the interest rate did not increase) in
                                 connection with hyperamortizing loans) are
                                 allocated is depicted in ascending order.

                                 -----------------------------------------------
                                 Class A-1, Class A-1A*, Class A-2, Class A-3,
                                      Class A-4, Class X** and Class X-Y**
                                 -----------------------------------------------
                                                    Class A-M
                                 -----------------------------------------------
                                                    Class A-J
                                 -----------------------------------------------
                                                   Classes B-P
                                 -----------------------------------------------

                                 NO OTHER FORM OF CREDIT ENHANCEMENT WILL BE
                                 AVAILABLE TO YOU AS A HOLDER OF OFFERED
                                 CERTIFICATES.

                                 ----------
                                 *    The Class A-1A Certificates have a
                                      priority entitlement to principal payments
                                      received in respect of mortgage loans
                                      included in loan group 2. The Class A-1,
                                      Class A-2, Class A-3 and Class A-4
                                      Certificates have a priority entitlement
                                      to principal payments received in respect
                                      of mortgage loans included in loan group
                                      1. See "Description of the Offered
                                      Certificates--Distributions" in this
                                      prospectus supplement.

                                 **   Interest only certificates. No principal
                                      payments or realized loan losses of
                                      principal will be allocated to the Class X
                                      and Class X-Y Certificates. However, any
                                      mortgage loan losses allocated to any
                                      class of principal balance certificates
                                      will reduce the notional amount of the
                                      Class X Certificates and any realized loan
                                      losses of principal in that period with
                                      respect to the residential cooperative
                                      mortgage loans sold to the trust by NCB,
                                      FSB will reduce the notional amount of the
                                      Class X-Y Certificates.

B. SHORTFALLS IN AVAILABLE
   FUNDS......................   The following types of shortfalls in available
                                 funds will reduce amounts available for
                                 distribution and will be allocated in the same
                                 manner as mortgage loan losses:

                                 o    shortfalls resulting from compensation
                                      which the special servicer is entitled to
                                      receive;

                                 o    shortfalls resulting from interest on
                                      advances made by each master servicer,
                                      each special servicer or the trustee, to
                                      the extent not covered by default interest
                                      and late payment charges paid by the
                                      borrower; and

                                 o    shortfalls resulting from a reduction of a
                                      mortgage loan's interest rate by a
                                      bankruptcy court or other modification or
                                      from other unanticipated, extraordinary or
                                      default-related expenses of the trust.

                                      S-21

                                 Shortfalls in mortgage loan interest as a
                                 result of the timing of voluntary and
                                 involuntary prepayments (net of certain amounts
                                 required to be used by each master servicer to
                                 offset those shortfalls) will be allocated to
                                 each class of certificates, pro rata, in
                                 accordance with their respective interest
                                 entitlements.

                       INFORMATION ABOUT THE MORTGAGE POOL

(3)  CHARACTERISTICS OF THE MORTGAGE POOL

A. GENERAL....................   All numerical information in this prospectus
                                 supplement concerning the mortgage loans is
                                 approximate. All weighted average information
                                 regarding the mortgage loans reflects the
                                 weighting of the mortgage loans based upon
                                 their outstanding principal balances as of the
                                 cut-off date, which assumes that no unscheduled
                                 principal payments will be made. With respect
                                 to mortgage loans not having due dates on the
                                 first day of each month, scheduled payments due
                                 in March 2007 have been deemed received on
                                 March 1, 2007.

B. PRINCIPAL BALANCES            The trust's primary assets will be 174 mortgage
                                 loans (which include 106 mortgage loans in loan
                                 group 1 and 68 mortgage loans in loan group 2)
                                 with an aggregate principal balance as of the
                                 cut-off date of approximately $1,639,471,501
                                 (which includes $1,162,457,314 in loan group 1
                                 and $477,014,188 in loan group 2). It is
                                 possible that the aggregate mortgage loan
                                 balance, the initial outstanding loan group 1
                                 balance and the initial outstanding loan group
                                 2 balance will vary by up to 5%. As of the
                                 cut-off date, the principal balance of the
                                 mortgage loans in the mortgage pool range from
                                 approximately $341,605 to approximately
                                 $210,000,000 (and the balances of the mortgage
                                 loans range from approximately $707,0571 to
                                 approximately $210,000,000 and from
                                 approximately $341,605 to approximately
                                 $147,000,000 in loan group 1 and loan group 2,
                                 respectively) and the mortgage loans are
                                 assumed to have an approximate average balance
                                 of $9,422,250 (and an approximate average
                                 balance of $10,966,578 in loan group 1 and
                                 $7,014,915 in loan group 2, respectively).

C. FEE SIMPLE/LEASEHOLD.......   182 mortgaged properties, securing mortgage
                                 loans representing 90.0% of the initial
                                 outstanding pool balance (which include 103
                                 mortgaged properties in loan group 1, securing
                                 mortgage loans representing 86.6% of the
                                 initial outstanding loan group 1 balance, and
                                 79 mortgaged properties in loan group 2,
                                 securing mortgage loans representing 98.4% of
                                 the initial outstanding loan group 2 balance),
                                 are subject to a mortgage, deed of trust or
                                 similar security instrument that creates a
                                 first mortgage lien on a fee simple estate in
                                 the applicable mortgaged properties. Seven (7)
                                 mortgaged properties, securing mortgage loans
                                 representing 1.4% of the initial outstanding
                                 pool balance (which include 4 mortgaged
                                 properties in loan group 1, securing mortgage
                                 loans representing 1.4% of the initial
                                 outstanding loan group 1 balance and 3
                                 mortgaged properties in loan group 2, securing
                                 mortgage loans representing 1.6% of the initial
                                 outstanding loan group 2 balance) are subject
                                 to a mortgage, deed of trust or similar
                                 security instrument that creates a first
                                 mortgage lien on a leasehold interest in the
                                 applicable mortgaged properties. Five (5)
                                 mortgaged properties, securing mortgage loans
                                 representing 8.6% of the initial outstanding
                                 pool balance (which include 5 mortgaged
                                 properties in loan group 1, securing mortgage
                                 loans representing 12.1% of the initial
                                 outstanding loan group 1 balance), are subject
                                 to a mortgage, deed of trust or

                                      S-22

                                 similar security instrument that creates a
                                 first mortgage lien on a fee simple and
                                 leasehold estate in the applicable mortgaged
                                 properties.

D. PROPERTY TYPES.............   The following table shows how the mortgage
                                 loans are secured by collateral which is
                                 distributed among different types of
                                 properties.

                                                                       NUMBER OF
                                                          PERCENTAGE   MORTGAGED
                                                              OF      PROPERTIES
                                                           INITIAL        IN
                                                         OUTSTANDING     THE
                                                             POOL      MORTGAGE
                                 PROPERTY TYPE             BALANCE       POOL
                                 ----------------------  -----------  ----------
                                 Office ...............      33.7%         22
                                 Multifamily(1) .......      26.8%         74
                                 Retail ...............      25.5%         61
                                 Mixed Use ............       4.5%         12
                                 Hospitality ..........       4.0%          8
                                 Industrial ...........       2.4%          6
                                 Manufactured Housing
                                    Community .........       2.2%          6
                                 Other ................       0.7%          4
                                 Self Storage .........       0.2%          1
                                 TOTAL ................     100.0%        194

                                 (1)  Includes 38 residential cooperative
                                      properties, representing 8.0% of the
                                      initial outstanding pool balance.

                                 For information regarding the types of
                                 properties securing the mortgage loans included
                                 in loan group 1 or loan group 2, see Appendix I
                                 to this prospectus supplement.

E. PROPERTY LOCATION..........   The number of mortgaged properties, and the
                                 approximate percentage of the initial
                                 outstanding pool balance of the mortgage loans
                                 secured by mortgaged properties located in the
                                 7 states with the highest concentrations of
                                 mortgaged properties are as described in the
                                 table below:

                                PROPERTY LOCATION

                                                                       NUMBER OF
                                                          PERCENTAGE   MORTGAGED
                                                              OF      PROPERTIES
                                                           INITIAL        IN
                                                         OUTSTANDING     THE
                                                             POOL      MORTGAGE
                                 STATE                     BALANCE       POOL
                                 ----------------------  -----------  ----------
                                 Massachusetts.........     12.8%          1
                                 California............     12.8%         26
                                 Virginia..............     11.7%         19
                                 New York..............      8.9%         39
                                 New Jersey............      7.5%          6
                                 Missouri..............      5.7%          2
                                 Florida...............      5.5%         20

                                 The remaining mortgaged properties are located
                                 throughout 25 states and the District of
                                 Columbia. None of these states has a
                                 concentration of mortgaged properties that
                                 represents security for more than 5.5% of the
                                 initial outstanding pool balance.

                                 For information regarding the location of
                                 properties securing the mortgage loans included
                                 in loan group 1 or loan group 2, see Appendix I
                                 to this prospectus supplement.

                                      S-23

F. OTHER MORTGAGE LOAN
   FEATURES...................   As of the cut-off date, the mortgage loans are
                                 assumed to have the following characteristics:

                                 o    The most recent scheduled payment of
                                      principal and interest on any mortgage
                                      loan was not 30 days or more past due, and
                                      no mortgage loan has been 30 days or more
                                      past due in the past year.

                                 o    16 groups of mortgage loans were made to
                                      the same borrower or to borrowers that are
                                      affiliated with one another through
                                      partial or complete direct or indirect
                                      common ownership (which include 7 groups
                                      of mortgage loans exclusively in loan
                                      group 1 and 5 groups of mortgage loans
                                      exclusively in loan group 2; of these 12
                                      groups, the 3 largest groups represent
                                      3.3%, 1.7% and 1.6%, respectively, of the
                                      initial outstanding pool balance). The
                                      related borrower concentrations of the 3
                                      largest groups exclusively in loan group 1
                                      represent 2.2%, 1.4% and 1.3%,
                                      respectively, of the initial outstanding
                                      loan group 1 balance, and the 3 largest
                                      groups of mortgage loans exclusively in
                                      loan group 2 represent 11.4%, 5.8% and
                                      4.8%, respectively, of the initial
                                      outstanding loan group 2 balance. In
                                      addition, 4 groups of mortgage loans were
                                      made to the same borrower or borrowers
                                      that are affiliated with one another
                                      through partial or complete direct or
                                      indirect common ownership that have
                                      mortgage loans included in both loan group
                                      1 and loan group 2 and represent 2.0% of
                                      the initial outstanding pool balance. For
                                      additional information with respect to the
                                      loan groups described above, see Appendix
                                      II attached to this prospectus supplement.

                                 o    24 of the mortgaged properties securing
                                      mortgage loans, representing 7.8% of the
                                      initial outstanding pool balance (and
                                      representing 11.0% of the initial
                                      outstanding loan group 1 balance), are
                                      each leased to a single tenant.

                                 o    All of the mortgage loans bear interest at
                                      fixed rates.

                                 o    No mortgage loan permits negative
                                      amortization or the deferral of accrued
                                      interest (except excess interest that
                                      would accrue in the case of
                                      hyperamortizing loans after the applicable
                                      anticipated repayment date for the related
                                      mortgage loans).

G. BALLOON LOANS/ARD LOANS....   As of the cut-off date, the mortgage loans are
                                 assumed to have the following additional
                                 characteristics:

                                 o    169 of the mortgage loans, representing
                                      99.1% of the initial outstanding pool
                                      balance (which include 105 mortgage loans
                                      in loan group 1, representing 99.3% of the
                                      initial outstanding loan group 1 balance,
                                      and 64 mortgage loans in loan group 2,
                                      representing 98.5% of the initial
                                      outstanding loan group 2 balance), are
                                      "balloon loans" (including the
                                      hyperamortizing loans). For purposes of
                                      this prospectus supplement, we consider a
                                      mortgage loan to be a "balloon loan" if
                                      its principal balance is not scheduled to
                                      be fully or substantially amortized by the
                                      loan's maturity date or anticipated
                                      repayment date, as applicable. Of these
                                      169 mortgage loans, one of the mortgage
                                      loans, representing 0.2% of the initial
                                      outstanding pool balance (and representing
                                      0.3% of the initial outstanding loan group
                                      1 balance), is a hyperamortizing loan that
                                      provides for an increase in the mortgage

                                      S-24

                                      rate and/or principal amortization at a
                                      specified date prior to stated maturity.
                                      These loans are structured to encourage
                                      the borrower to repay the loan in full by
                                      the specified date (which is prior to the
                                      loan's stated maturity date) upon which
                                      these increases occur.

                                 o    Each of the remaining 5 mortgage loans,
                                      representing 0.9% of the initial
                                      outstanding pool balance (which includes 1
                                      mortgage loan in loan group 1,
                                      representing 0.7% of the initial
                                      outstanding loan group 1 balance and 4
                                      mortgage loans in loan group 2,
                                      representing 1.5% of the initial
                                      outstanding loan group 2 balance), is
                                      fully amortizing and is expected to have
                                      less than 5% of the original principal
                                      balance outstanding as of its stated
                                      maturity date.

H. INTEREST ONLY LOANS........   As of the cut-off date, the mortgage loans are
                                 assumed to have the following additional
                                 characteristics:

                                 o    47 mortgage loans, representing 32.0% of
                                      the initial outstanding pool balance
                                      (which include 35 mortgage loan in loan
                                      group 1, representing 37.8% of the initial
                                      outstanding loan group 1 balance, and 12
                                      mortgage loans in loan group 2,
                                      representing 17.7% of the initial
                                      outstanding loan group 2 balance), provide
                                      for monthly payments of interest only
                                      during a portion of the term, and then
                                      provide for principal and interest
                                      payments over the remaining term.

                                 o    24 mortgage loans, representing 39.0% of
                                      the initial outstanding pool balance
                                      (which include 15 mortgage loans in loan
                                      group 1, representing 39.4% of the initial
                                      outstanding loan group 1 balance, and 9
                                      mortgage loans in loan group 2,
                                      representing 38.0% of the initial
                                      outstanding loan group 2 balance), provide
                                      for monthly payments of interest only for
                                      their entire term.

I. PREPAYMENT/DEFEASANCE
   PROVISIONS.................   As of the cut-off date, each of the mortgage
                                 loans restrict voluntary principal prepayments
                                 in one of the following ways:

                                 o    116 mortgage loans, representing 70.9% of
                                      the initial outstanding pool balance
                                      (which include 89 mortgage loans in loan
                                      group 1, representing 70.2% of the initial
                                      outstanding loan group 1 balance, and 27
                                      mortgage loans in loan group 2,
                                      representing 72.7% of the initial
                                      outstanding loan group 2 balance),
                                      prohibit voluntary principal prepayments
                                      during a lockout period, but permit the
                                      related borrower, after an initial period
                                      of at least 2 years following the date of
                                      issuance of the Certificates, to defease
                                      the mortgage loan by pledging to the trust
                                      "government securities" as defined in the
                                      Investment Company Act of 1940, subject to
                                      rating agency approval, and obtaining the
                                      release of the mortgaged property from the
                                      lien of the mortgage.

                                 o    2 mortgage loans representing 13.1% of the
                                      initial outstanding pool balance (and
                                      representing 18.5% of the initial
                                      outstanding loan group 1 balance),
                                      prohibit voluntary principal prepayments
                                      during a lockout period, and following the
                                      lockout period provide for a prepayment
                                      premium or yield maintenance charge
                                      calculated on the basis of the greater of
                                      a yield maintenance formula and 1.0% of
                                      the amount prepaid, and also permit the
                                      related borrower, after an

                                      S-25

                                 initial period of at least 2 years following
                                 the date of the issuance of the Certificates,
                                 to defease the mortgage loan by pledging to the
                                 trust "government securities" as defined in the
                                 Investment Company Act of 1940 and obtaining
                                 the release of the mortgaged property from the
                                 lien of the mortgage.

                                 o    37 mortgage loans, representing 8.8% of
                                      the initial outstanding pool balance
                                      (which include 9 mortgage loans in loan
                                      group 1, representing 5.6% of the initial
                                      outstanding loan group 1 balance, and 28
                                      mortgage loans in loan group 2,
                                      representing 16.8% of the initial
                                      outstanding loan group 2 balance),
                                      prohibit voluntary principal prepayments
                                      during a lockout period, and following the
                                      lockout period permit principal prepayment
                                      if accompanied by a prepayment premium
                                      calculated as the greater of a yield
                                      maintenance formula and 1% of the amount
                                      prepaid.

                                 o    10 mortgage loans, representing 2.2% of
                                      the initial outstanding pool balance (and
                                      representing 7.4% of the initial
                                      outstanding loan group 2 balance),
                                      prohibit voluntary principal prepayments
                                      during a lockout period, and then permit
                                      voluntary principal prepayment if
                                      accompanied by a prepayment premium equal
                                      to 2% of the amount prepaid.

                                 o    4 mortgage loans, representing 1.8% of the
                                      initial outstanding pool balance (and
                                      representing 2.5% of the initial
                                      outstanding loan group 1 balance), has no
                                      lockout period and the mortgage loan
                                      permits voluntary principal prepayments at
                                      any time, for a certain period of time, if
                                      accompanied by a prepayment premium
                                      calculated as the greater of a yield
                                      maintenance formula and 1% of the amount
                                      prepaid.

                                 o    1 mortgage loan representing 1.7% of the
                                      initial outstanding pool balance (and
                                      representing 2.4% of the initial
                                      outstanding loan group 1 balance),
                                      prohibits voluntary principal prepayments
                                      during a lockout period, and following the
                                      lockout period permits principal
                                      prepayment if accompanied by a prepayment
                                      premium calculated as the greater of a
                                      yield maintenance formula and 1% of the
                                      amount prepaid and following such period,
                                      permits the related borrower, after an
                                      initial period of at least 2 years
                                      following the date of the issuance of the
                                      Certificates, to defease the mortgage loan
                                      by pledging to the trust "government
                                      securities" as defined in the Investment
                                      Company Act of 1940 and obtaining the
                                      release of the mortgaged property from the
                                      lien of the mortgage, or permits principal
                                      prepayment if accompanied by a prepayment
                                      premium calculated as the greater of a
                                      yield maintenance formula and 1% of the
                                      amount prepaid.

                                 o    2 mortgage loans representing 0.7% of the
                                      initial outstanding pool balance (and
                                      representing 2.3% of the initial
                                      outstanding loan group 2 balance),
                                      prohibits voluntary principal prepayments
                                      during a lockout period, and following the
                                      lockout period permits principal
                                      prepayment if accompanied by a prepayment
                                      premium equal to 3% of the amount prepaid
                                      of the loan, and then permits voluntary
                                      principal prepayments, for a certain
                                      period of time, if accompanied by a
                                      prepayment premium equal to 2.0% of the
                                      amount prepaid of the loan, and then
                                      permits voluntary principal prepayments,
                                      for a certain period of time, if
                                      accompanied by a

                                      S-26

                                 prepayment premium equal to 1.0% of the amount
                                 prepaid of the loan.

                                 o    1 mortgage loan, representing 0.6% of the
                                      initial outstanding pool balance (and
                                      representing 0.9% of the initial
                                      outstanding loan group 1 balance), has no
                                      lockout period and the mortgage loan
                                      permits voluntary principal prepayments at
                                      any time, for a certain period of time, if
                                      accompanied by a prepayment premium
                                      calculated as the greater of a yield
                                      maintenance formula and 3% of the amount
                                      prepaid, and then permits voluntary
                                      principal prepayments at any time, for a
                                      certain period of time, if accompanied by
                                      a prepayment premium equal to 2.0% of the
                                      amount prepaid of the loan, and then
                                      permits voluntary principal prepayments at
                                      any time, for a certain period of time, if
                                      accompanied by a prepayment premium equal
                                      to 1.0% of the amount prepaid of the loan.

                                 o    1 mortgage loan, representing 0.2% of the
                                      initial outstanding pool balance (and
                                      representing 0.8% of the initial
                                      outstanding loan group 2 balance),
                                      prohibit voluntary principal prepayments
                                      during a lockout period, and following the
                                      lockout period permit principal prepayment
                                      if accompanied by a prepayment premium
                                      calculated as the greater of a yield
                                      maintenance formula and 3% of the amount
                                      prepaid.

                                 Notwithstanding the above, the mortgage loans
                                 generally (i) permit prepayment in connection
                                 with casualty or condemnation and certain other
                                 matters without payment of a prepayment premium
                                 or yield maintenance charge and (ii) provide
                                 for a specified period commencing prior to and
                                 including the maturity date or the anticipated
                                 repayment date during which the related
                                 borrower may prepay the mortgage loan without
                                 payment of a prepayment premium or yield
                                 maintenance charge. See the footnotes to
                                 Appendix II of this prospectus supplement for
                                 more details about the various yield
                                 maintenance formulas.

                                 With respect to the prepayment and defeasance
                                 provisions set forth above, certain of the
                                 mortgage loans also include provisions
                                 described below:

                                 o    One mortgage loan, representing 9.0% of
                                      the initial outstanding pool balance (and
                                      representing 30.8% of the initial
                                      outstanding loan group 2 balance) permits
                                      the release of a portion of the collateral
                                      subject to the satisfaction of certain
                                      conditions, including but not limited to:
                                      (i) no event of default shall have
                                      occurred and be continuing, (ii) the DSCR
                                      immediately following such release is at
                                      least equal to the greater of 1.09x or the
                                      DSCR immediately prior to such release,
                                      (iii) the borrower must defease an amount
                                      equal to 110% of the amount allocated to
                                      the released property and (iv) the
                                      borrower must obtain a written affirmation
                                      from each of the rating agencies that the
                                      credit rating of the certificates will not
                                      be qualified, downgraded or withdrawn as a
                                      result of such partial defeasance. Please
                                      see Appendix IV for more details.

                                 o    One mortgage loan, representing 5.8% of
                                      the initial outstanding loan balance (and
                                      representing 8.2% of the initial
                                      outstanding loan group 1 balance) allows
                                      the release of a retail parcel, three
                                      parking parcels and an air rights parcel
                                      upon satisfaction of certain conditions,
                                      including, but not limited to: (a) in the
                                      case of a parcel

                                      S-27

                                      other than the Mulberry Street Parking
                                      Parcel, DSCR being not less than 1.50x
                                      after giving effect to such release, and
                                      in the case of the Mulberry Street Parking
                                      Parcel, DSCR being not less than 1.40x
                                      after giving effect to such release, (b)
                                      LTV on the remaining property being no
                                      greater than 70% and (c) in the case of
                                      the retail parcel and the parking parcels
                                      other than the Mulberry Street Parking
                                      parcel, the defeasance of an amount equal
                                      to 125% of the allocated loan amount for
                                      such parcel.

                                 o    One mortgage loan, representing 1.3% of
                                      the initial outstanding pool balance (and
                                      representing 1.9% of the initial
                                      outstanding loan group 1 balance), allows
                                      the release of any or all of the
                                      properties upon satisfaction of certain
                                      conditions, including, but not limited to:
                                      (a) the defeasance of an amount equal to
                                      the greater of (i) the related net sales
                                      proceeds or (ii) 125% of the allocated
                                      loan amount for the released property and
                                      (b) the debt service coverage ratio being
                                      not less than the greater of (i) 1.30x and
                                      (ii) the debt service coverage ratio
                                      immediately preceding the release.

                                 o    One mortgage loan, representing 0.9% of
                                      the initial outstanding balance (and 3.0%
                                      of the initial loan group 2 balance), is
                                      secured by seven properties and the
                                      mortgage loan allows the release of any of
                                      the properties upon satisfaction of
                                      certain conditions, including, but not
                                      limited to: (a) the debt service coverage
                                      ratio at the time of the release and
                                      immediately following the release not
                                      being less than the debt service coverage
                                      ratio prior to the release (provided the
                                      debt service coverage ratio need not
                                      exceed 1.50x) and (b) the defeasance of a
                                      specified amount. The defeasance amount
                                      with respect to an individual property
                                      will be an amount equal to 120% of the
                                      allocated loan amount for the released
                                      property; provided, however, that, with
                                      respect to a release that occurs after the
                                      portfolio of mortgaged properties has
                                      achieved a debt service coverage ratio of
                                      not less than 1.20x (after giving effect
                                      to the proposed release), the release
                                      price will be reduced to 105% for (i) the
                                      first two releases and (ii) any additional
                                      releases after the first two releases, if
                                      the aggregate allocated loan amounts of
                                      all properties released to date (after
                                      giving effect to the proposed release)
                                      does not exceed 20% of the outstanding
                                      principal balance of the mortgage loan

                                 o    One mortgage loan, representing 0.4% of
                                      the initial outstanding pool balance (and
                                      0.6% of the initial loan group 1 balance)
                                      allows the release of portions of the
                                      collateral subject to the satisfaction of
                                      certain conditions including, but not
                                      limited to the borrower defeasing an
                                      amount equal to 125% of the amount
                                      allocated to the released property.

                                 In addition, certain mortgage loans that are
                                 cross-collateralized and cross-defaulted with
                                 other mortgage loans permit the related
                                 borrower to prepay one or more of the related
                                 mortgage loans and/or release the
                                 cross-collateralization with respect to the
                                 related mortgaged property or properties, as
                                 described below:

                                 o    Four mortgage loans, representing 1.7% of
                                      the initial outstanding pool balance (and
                                      representing 5.8% of the initial
                                      outstanding loan group 2 balance), are
                                      cross-collateralized and cross-defaulted
                                      with the other mortgage loans and permit
                                      the release of a portion of the collateral
                                      subject to the satisfaction of certain
                                      conditions including,

                                      S-28

                                      but not limited to: (i) the borrower must
                                      defease an amount equal to 110% of the
                                      amount allocated to the released property,
                                      (ii) the DSCR of the remaining properties
                                      is at least 1.05x and (iii) the LTV of the
                                      remaining properties is not greater than
                                      80%.

                                 o    Three mortgage loans, representing 1.0% of
                                      the initial outstanding pool balance (and
                                      representing 1.4% of the initial
                                      outstanding loan group 1 balance), are
                                      cross-collateralized and cross-defaulted
                                      and permit a release of an individual
                                      property from cross-collateralization in
                                      connection with either a full defeasance
                                      with respect to that property or an
                                      assumption of the related mortgage loan by
                                      a new borrower, subject to satisfaction of
                                      certain conditions, including that (1) the
                                      Shoppes at Lakewood property is not the
                                      only remaining property after such release
                                      and (2) the remaining properties have a
                                      debt service coverage ratio of 1.25x.

                                 o    Two mortgage loans, representing 0.4% of
                                      the initial outstanding pool balance (and
                                      0.6% of the initial loan group 1 balance),
                                      are cross-collateralized and
                                      cross-defaulted and allow the release of a
                                      portion of the collateral subject to the
                                      satisfaction of certain conditions
                                      including, but not limited to: (i) partial
                                      defeasance of 125% of the release price,
                                      (ii) P.T.'s Pub and Best Cycle Parts (or
                                      substitute tenants acceptable to lender)
                                      renew their respective leases for at least
                                      five years, expiring no earlier than Jan
                                      31, 2012, (iii) DSCR prior to release of
                                      at least 1.17x and (iv) LTV not greater
                                      than 75%.

                                 o    Two mortgage loans, representing .4% of
                                      the initial outstanding pool balance (and
                                      .6% of the initial outstanding loan group
                                      1 balance) are cross-collateralized and
                                      cross-defaulted, and permit the release of
                                      an individual property subject to the
                                      satisfaction of certain conditions
                                      including, but not limited to: (i) the
                                      DSCR prior to release must be at least
                                      1.25x and (ii) the economic occupancy
                                      level must be greater than 85%.

                                 o    Two mortgage loans, representing .1% of
                                      the initial outstanding pool balance (and
                                      .1% of the initial outstanding loan group
                                      1 balance) are cross collateralized and
                                      cross-defaulted, and permit the release of
                                      an individual property subject to the
                                      satisfaction of certain conditions
                                      including, but not limited to: (i) the
                                      DSCR prior to release must be at least
                                      1.25x and (ii) the economic occupancy
                                      level must be greater than 85%.

                                 Certain mortgage loans (typically secured by
                                 two or more mortgaged properties) also permit
                                 the substitution of a mortgaged property,
                                 subject to satisfaction of various conditions.

                                 In addition, certain mortgage loans provide for
                                 the free release of outparcels or other
                                 portions of the related mortgaged property
                                 which were given no value or minimal value in
                                 the underwriting process.

                                 See the footnotes to Appendix II of this
                                 prospectus supplement for more details
                                 concerning certain of the foregoing provisions.

                                      S-29

J.   MORTGAGE LOAN RANGES
     AND WEIGHTED AVERAGES....   As of the cut-off date, the mortgage loans are
                                 assumed to have the following additional
                                 characteristics:

          I.   MORTGAGE
               INTEREST RATES    Mortgage interest rates ranging from 5.440% per
                                 annum to 6.610% per annum (and ranging from
                                 5.460% per annum to 6.590% per annum for loan
                                 group 1 and from 5.440% per annum to 6.610% per
                                 annum for loan group 2), and a weighted average
                                 mortgage interest rate of 5.834% per annum (and
                                 5.889% per annum for loan group 1 and 5.698%
                                 per annum for loan group 2).

          II.  ORIGINAL TERMS    Original terms to scheduled maturity ranging
                                 from 60 months to 240 months (and ranging from
                                 60 months to 180 months with respect to the
                                 mortgage loans in loan group 1, and ranging
                                 from 60 months to 240 months with respect to
                                 the mortgage loans in loan group 2), and a
                                 weighted average original term to scheduled
                                 maturity of 112 months (and a weighted average
                                 original term to scheduled maturity of 115 with
                                 respect to the mortgage loans in loan group 1,
                                 and a weighted average original term to
                                 scheduled maturity of 102 with respect to the
                                 mortgage loans in loan group 2).

          III. REMAINING TERMS   Remaining terms to scheduled maturity ranging
                                 from 57 months to 236 months (and ranging from
                                 58 months to 180 months for loan group 1 and
                                 from 57 months to 236 months for loan group 2),
                                 and a weighted average remaining term to
                                 scheduled maturity of 109 months (and weighted
                                 average remaining term to scheduled maturity of
                                 114 months for loan group 1 and 100 months for
                                 loan group 2).

          IV.  REMAINING
               AMORTIZATION
               TERMS             Remaining amortization terms ranging from 177
                                 months to 479 months (and ranging from 179
                                 months to 360 months for loan group 1 and from
                                 177 months to 479 months for loan group 2), and
                                 a weighted average remaining amortization term
                                 of 356 months (and 348 months for loan group 1
                                 and 375 months for loan group 2).

          V.   LOAN-TO-VALUE
               RATIOS            Loan-to-value ratios, calculated as described
                                 in this prospectus supplement, range from 3% to
                                 82.3% (and range from 36.4% to 81.6% for loan
                                 group 1 and from 3% to 82.3% for loan group 2),
                                 and the weighted average loan-to-value ratio,
                                 calculated as described in this prospectus
                                 supplement, is 66.7% (and 70.5% for loan group
                                 1 and 57.6% for loan group 2).

                                 Except as set forth below, for each of the
                                 mortgage loans, the loan-to-value ratio was
                                 calculated according to the methodology set
                                 forth in this prospectus supplement based on
                                 the estimate of value from a third-party
                                 appraisal, which was generally conducted after
                                 July 25, 2005. With respect to 38 of the
                                 mortgage loans described in the previous
                                 sentence, representing 8% of the initial
                                 outstanding pool balance (all of which are
                                 mortgage loans in loan group 2, representing
                                 27.5% of the initial outstanding loan group 2
                                 balance), which mortgage loans are secured by
                                 residential cooperative properties, those
                                 estimates of value were calculated based on the
                                 market value of the real property as if
                                 operated as a residential cooperative. This
                                 value is determined by an appraisal and, in
                                 general, equals the gross sellout value of all
                                 cooperative units in such residential
                                 cooperative property (applying a discount as
                                 determined by the appraiser for rent regulated
                                 and rent

                                      S-30

                                 controlled units) plus the amount of the
                                 underlying debt encumbering such residential
                                 cooperative property.

                                 For detailed methodologies, see "Description of
                                 the Mortgage Pool--Assessments of Property
                                 Value and Condition--Appraisals" in this
                                 prospectus supplement.

          VI.  DEBT SERVICE
               COVERAGE RATIOS   Debt service coverage ratios, determined
                                 according to the methodology presented in this
                                 prospectus supplement, range from 1.00x to
                                 15.50x (and range from 1.05x to 3.98x for loan
                                 group 1 and from 1.00x to 15.50x for loan group
                                 2), and the weighted average debt service
                                 coverage ratio, determined according to the
                                 methodology presented in this prospectus
                                 supplement, is 1.64x (and 1.37x for loan group
                                 1 and 2.28x for loan group 2). These
                                 calculations are based on underwritable cash
                                 flow and actual debt service of the related
                                 mortgage loans as described in this prospectus
                                 supplement.

          VII. DEBT SERVICE
               COVERAGE RATIOS
               (AFTER IO
               PERIOD)           Debt service coverage ratios (after IO period),
                                 determined according to the methodology
                                 presented in this prospectus supplement, range
                                 from 1.00x to 15.50x (and ranging from 1.05x to
                                 3.34x for loan group 1 and from 1.00x to 15.50x
                                 for loan group 2) and the weighted average debt
                                 service coverage ratio, calculated as described
                                 in this prospectus supplement, is 1.56x (and
                                 1.28x for loan group 1 and 2.23x for loan group
                                 2).

                                 "Debt service coverage ratio (after IO period)"
                                 or "DSCR (after IO period)" means, with respect
                                 to the related mortgage loan that has an
                                 interest only period that has not expired as of
                                 the cut-off date but will expire prior to
                                 maturity, a debt service coverage ratio
                                 calculated in the same manner as debt service
                                 coverage ratios except that the amount of the
                                 monthly debt service payment considered in the
                                 calculation is the amount of the monthly debt
                                 service payment that is due in the first month
                                 following the expiration of the applicable
                                 interest only period; provided, that the "debt
                                 service coverage ratio (after IO period)" with
                                 respect to mortgage loans that are interest
                                 only for the entire term of such mortgage loan
                                 or amortize for the entire term of such
                                 mortgage loan and therefore, in each case, do
                                 not have "after IO periods," is the debt
                                 service coverage ratio in effect during the
                                 term of such mortgage loan. See "Description of
                                 the Mortgage Pool--Additional Mortgage Loan
                                 Information" in this prospectus supplement.

K.   NON-TRUST SERVICED PARI
     PASSU LOAN                  The RREEF Portfolio Pari Passu Loan, which, as
                                 of the cut-off date, had an aggregate
                                 outstanding principal balance of $147,000,000
                                 and represents 9.0% of the initial outstanding
                                 pool balance (and represents 30.8% of the
                                 initial outstanding loan group 2 balance), is
                                 secured by the related mortgaged properties on
                                 a pari passu basis with, and pursuant to the
                                 same mortgage as, other notes that are not
                                 included in the trust and have an aggregate
                                 original principal balance of $263,000,000 (the
                                 "RREEF Portfolio Companion Loans"). The RREEF
                                 Portfolio Companion Loans have the same
                                 maturity date and amortization terms as the
                                 RREEF Portfolio Pari Passu Loan.

                                 The RREEF Portfolio Loan Group is currently
                                 being serviced by Capmark Finance Inc., as
                                 master servicer (the "2007-HQ11 Master
                                 Servicer") and J.E. Robert Company, Inc., as
                                 special servicer (the "2007-HQ11 Special
                                 Servicer") pursuant to the pooling and
                                 servicing

                                      S-31

                                 agreement for the Morgan Stanley Capital I
                                 Trust 2007-HQ11 (the "2007-HQ11 Pooling and
                                 Servicing Agreement"). The 2007-HQ11 Pooling
                                 and Servicing Agreement provides for servicing
                                 arrangements that are generally consistent with
                                 the terms of other comparably rated commercial
                                 mortgage loan securitizations.

                                 The terms of the 2007-HQ11 Pooling and
                                 Servicing Agreement will provide that:

                                 o    the trustee under the 2007-HQ11 Pooling
                                      and Servicing Agreement (the "2007-HQ11
                                      Trustee") will, in that capacity, be the
                                      mortgagee of record with respect to the
                                      mortgaged properties securing the RREEF
                                      Portfolio Pari Passu Loan;

                                 o    the 2007-HQ11 Master Servicer will, in
                                      that capacity, be the master servicer for
                                      the RREEF Portfolio Pari Passu Loan,
                                      subject to replacement pursuant to the
                                      terms of the 2007-HQ11 Pooling and
                                      Servicing Agreement; and

                                 o    the 2007-HQ11 Special Servicer will, in
                                      that capacity, be the special servicer for
                                      the RREEF Portfolio Pari Passu Loan,
                                      subject to replacement pursuant to the
                                      terms of the 2007-HQ11 Pooling and
                                      Servicing Agreement.

                                 See "Servicing of the Mortgage Loans--Servicing
                                 of the RREEF Portfolio Loan Group" in this
                                 prospectus supplement.

                                 References in this prospectus supplement,
                                 however, to the trustee, master servicer and
                                 special servicer will mean the trustee, master
                                 servicer and special servicer, respectively,
                                 under the pooling and servicing agreement
                                 related to the offered certificates unless the
                                 context clearly indicates otherwise.

(4)  ADVANCES

A.   PRINCIPAL AND INTEREST
     ADVANCES.................   Subject to a recoverability determination
                                 described in this prospectus supplement, each
                                 master servicer (and the trustee, if
                                 applicable) is required to advance delinquent
                                 monthly mortgage loan payments for mortgage
                                 loans for which it is acting as master
                                 servicer. Neither of the master servicers nor
                                 the trustee will be required to advance (i) any
                                 additional interest accrued as a result of the
                                 imposition of any default rate, (ii) prepayment
                                 premiums or yield maintenance charges, (iii)
                                 any additional interest accrued as a result of
                                 any rate increase after an anticipated
                                 repayment date, (iv) excess interest, (v)
                                 balloon payments or (vi) payments on the
                                 Non-Trust Serviced Companion Loans. If any
                                 balloon payment is not collected from the
                                 related borrower, subject to a recoverability
                                 determination described in this prospectus
                                 supplement, each master servicer (and the
                                 trustee, if applicable) will be required to
                                 advance an amount equal to the scheduled
                                 payment that would have been due if the related
                                 balloon payment had not become due on those
                                 mortgage loans for which it is acting as master
                                 servicer.

                                 If a P&I advance is made, the applicable master
                                 servicer will defer rather than advance its
                                 master servicing fee, the excess servicing fee
                                 and the primary servicing fee, but will advance
                                 the trustee fee on those mortgage loans for
                                 which it is acting as master servicer.

                                      S-32

                                 For an REO property, subject to a
                                 recoverability determination described in this
                                 prospectus supplement, each master servicer (or
                                 the trustee, if applicable) will be required to
                                 advance the scheduled payment that would have
                                 been due if the predecessor mortgage loan for
                                 which it acted as master servicer had remained
                                 outstanding and continued to amortize in
                                 accordance with its amortization schedule in
                                 effect immediately before the REO property was
                                 acquired.

B.   SERVICING ADVANCES.......   Subject to a recoverability determination
                                 described in this prospectus supplement, the
                                 master servicers and the trustee may also make
                                 servicing advances to pay delinquent real
                                 estate taxes, insurance premiums and similar
                                 expenses necessary to maintain and protect the
                                 mortgaged property, to maintain the lien on the
                                 mortgaged property or to enforce the mortgage
                                 loan documents; provided, however, that neither
                                 the master servicer nor the trustee will be
                                 required to make servicing advances with
                                 respect to the Non-Trust Serviced Pari Passu
                                 Loan. In addition, either special servicer may,
                                 but is not required to, make servicing advances
                                 on an emergency basis. With respect to the
                                 Non-Trust Serviced Pari Passu Loan, the
                                 2007-HQ11 Master Servicer and the 2007-HQ11
                                 Trustee will be required to make servicing
                                 advances, subject to a recoverability
                                 determination substantially similar to the
                                 recoverability determination described in this
                                 prospectus supplement.

C.   INTEREST ON ADVANCES.....   All advances made by the master servicers, the
                                 special servicers or the trustee will accrue
                                 interest at a rate equal to the "prime rate" as
                                 reported in The Wall Street Journal. Advances
                                 of principal and interest made in respect of
                                 mortgage loans which have grace periods that
                                 expire on or after the determination date will
                                 not begin to accrue interest until the day
                                 succeeding the expiration date of the
                                 applicable grace period; provided that if such
                                 advance is not reimbursed from collections
                                 received from the related borrower by the end
                                 of the applicable grace period, advance
                                 interest will accrue from the date such advance
                                 is made (which will be the master servicer
                                 remittance date).

D.   BACK-UP ADVANCES.........   Pursuant to the requirements of the pooling and
                                 servicing agreement, if either master servicer
                                 fails to make a required advance, the trustee
                                 will be required to make the advance, subject
                                 to the same limitations and with the same
                                 rights of the applicable master servicer.

E.   RECOVERABILITY...........   None of the master servicers, the special
                                 servicers or the trustee will be required to
                                 make any advance if the applicable master
                                 servicer, the special servicer or the trustee
                                 determines in its sole discretion that the
                                 advance would not be recoverable in accordance
                                 with the servicing standard (or, in the case of
                                 the trustee, its good faith business judgment),
                                 and the trustee may rely on any determination
                                 made by the applicable master servicer or
                                 special servicer.

                                 If the general master servicer receives written
                                 notice by the 2007-HQ11 Master Servicer that
                                 the 2007-HQ11 Master Servicer has determined,
                                 with respect to the Non-Trust Serviced
                                 Companion Loans, that any proposed advance of
                                 scheduled principal and interest payments would
                                 be, or that any outstanding advance of
                                 scheduled principal and interest payments is, a
                                 nonrecoverable advance, then neither the
                                 general master servicer nor the trustee will be
                                 permitted to make any additional P&I Advances
                                 with respect to the Non-Trust Serviced Pari
                                 Passu Loan. Following receipt of such notice,
                                 such advancing parties may resume making P&I
                                 Advances with respect to the Non-Trust Serviced
                                 Pari

                                      S-33

                                 Passu Loan if the general master servicer has
                                 consulted with the 2007-HQ11 Master Servicer
                                 and they agree that circumstances with respect
                                 to the Non-Trust Serviced Loan Group have
                                 changed such that a proposed future advance of
                                 scheduled principal and interest payments would
                                 not be a nonrecoverable advance.
                                 Notwithstanding the foregoing, the general
                                 master servicer will continue to have the
                                 discretion to determine that any future P&I
                                 Advance would be, or that any outstanding P&I
                                 Advance is, as applicable, a Nonrecoverable
                                 Advance. Once such a determination is made by
                                 the general master servicer or the general
                                 master servicer receives written notice of such
                                 determination by the 2007-HQ11 Master Servicer,
                                 the general master servicer will be required to
                                 follow the process set forth in this paragraph
                                 before making any additional P&I Advances with
                                 respect to the Non-Trust Serviced Pari Passu
                                 Loan.

                                 With respect to the Non-Trust Serviced Pari
                                 Passu Loan, neither the 2007-HQ11 Master
                                 Servicer nor the 2007-HQ11 Trustee will make a
                                 servicing advance if it makes a determination
                                 substantially similar to the determination set
                                 forth in the second preceding paragraph.

F.   ADVANCES DURING AN
     APPRAISAL REDUCTION
     EVENT....................   The occurrence of certain adverse events
                                 affecting a mortgage loan will require the
                                 applicable special servicer to obtain a new
                                 appraisal or other valuation of the related
                                 mortgaged property. In general, if the
                                 principal amount of the mortgage loan plus all
                                 other amounts due thereunder and interest on
                                 advances made with respect thereto exceeds 90%
                                 of the value of the mortgaged property
                                 determined by an appraisal or other valuation,
                                 an appraisal reduction may be created in the
                                 amount of the excess as described in this
                                 prospectus supplement, provided, however, in
                                 the case of the Non-Trust Serviced Pari Passu
                                 Loan, an appraisal reduction will be created by
                                 the appraisal or other valuation obtained by
                                 the 2007-HQ11 Special Servicer pursuant to the
                                 2007-HQ11 Pooling and Servicing Agreement. If
                                 there exists an appraisal reduction for any
                                 mortgage loan, the interest portion of the
                                 amount required to be advanced on that mortgage
                                 loan will be proportionately reduced to the
                                 extent of the appraisal reduction. This will
                                 reduce the funds available to pay interest and
                                 principal on the most subordinate class or
                                 classes of certificates then outstanding.

                                 See "Description of the Offered
                                 Certificates--Advances" in this prospectus
                                 supplement.

                                      S-34

                       ADDITIONAL ASPECTS OF CERTIFICATES

RATINGS.......................   The certificates offered to you will not be
                                 issued unless each of the classes of
                                 certificates being offered by this prospectus
                                 supplement receives the following ratings from
                                 Fitch, Inc. and Standard & Poor's Ratings
                                 Services, a division of The McGraw-Hill
                                 Companies, Inc.

                                            CLASS     RATINGS (FITCH/S&P)
                                         ----------   -------------------
                                         Class A-1          AAA/AAA
                                         Class A-1A         AAA/AAA
                                         Class A-2          AAA/AAA
                                         Class A-3          AAA/AAA
                                         Class A-4          AAA/AAA
                                         Class A-M          AAA/AAA
                                         Class A-J          AAA/AAA

                                 A rating agency may lower or withdraw a
                                 security rating at any time.

                                 See "Ratings" in this prospectus supplement and
                                 "Rating" in the prospectus for a discussion of
                                 the basis upon which ratings are given, the
                                 limitations of and restrictions on the ratings,
                                 and the conclusions that should not be drawn
                                 from a rating.

OPTIONAL TERMINATION..........   On any distribution date on which the aggregate
                                 certificate balance of all classes of
                                 certificates is less than or equal to 1% of the
                                 initial outstanding pool balance, the general
                                 special servicer, the holders of a majority of
                                 the controlling class, each of the master
                                 servicers, the other special servicer and any
                                 holder of a majority interest in the Class R-I
                                 Certificates, each in turn, will have the
                                 option to purchase all of the remaining
                                 mortgage loans, and all property acquired
                                 through exercise of remedies in respect of any
                                 mortgage loan, at the price specified in this
                                 prospectus supplement. Exercise of this option
                                 would terminate the trust and retire the then
                                 outstanding certificates at par plus accrued
                                 interest.

                                 If any party above, other than NCB, FSB as the
                                 master servicer of the NCB mortgage loans,
                                 exercises this purchase option, NCB, FSB will
                                 be entitled to purchase the remaining NCB
                                 mortgage loans and any related property, and in
                                 such event that other party will then purchase
                                 only the remaining mortgage loans and property
                                 that are not being purchased by NCB, FSB.

REPURCHASE OR SUBSTITUTION....   Each mortgage loan seller will make certain
                                 representations and warranties with respect to
                                 the mortgage loans sold by it, as described
                                 under "Description of the Mortgage
                                 Pool--Representations and Warranties" and
                                 "--Repurchases and Other Remedies." If a
                                 mortgage loan seller has been notified of a
                                 material breach of any of its representations
                                 and warranties or a material defect in the
                                 documentation of any mortgage loan as described
                                 under "Description of the Mortgage
                                 Pool--Repurchases and Other Remedies," then
                                 that mortgage loan seller will be required to
                                 either cure the breach, repurchase the affected
                                 mortgage loan from the trust or substitute the
                                 affected mortgage loan with another mortgage
                                 loan. If the related mortgage loan seller
                                 decides to repurchase the affected mortgage
                                 loan, the repurchase would have the same effect
                                 on the offered certificates as a prepayment in
                                 full of such mortgage loan, except that the
                                 purchase will not be accompanied by any
                                 prepayment premium or yield maintenance charge.
                                 In addition, certain mortgage loans may be

                                      S-35

                                 purchased from the trust by the holders of a
                                 mezzanine loan or the Non-Trust Serviced
                                 Companion Loans under certain circumstances.
                                 See "Description of the Mortgage
                                 Pool--Subordinate and Other Financing" in this
                                 prospectus supplement.

SALE OF DEFAULTED LOANS.......   Pursuant to the pooling and servicing
                                 agreement, (i) the applicable special servicer
                                 and (ii) the holder of the certificates
                                 representing the greatest percentage interest
                                 in the controlling class of certificates, in
                                 that order, has the option to purchase from the
                                 trust any defaulted mortgage loan that is at
                                 least 60 days delinquent as to any monthly debt
                                 service payment (or is delinquent as to its
                                 balloon payment) at a price equal to the fair
                                 value of such mortgage loan as determined by
                                 the special servicer (provided, that if that
                                 mortgage loan is being purchased by the special
                                 servicer or by a holder of certificates of the
                                 controlling class, the trustee will be required
                                 to verify that such price is equal to fair
                                 value). In addition, certain of the mortgage
                                 loans are subject to a purchase option upon
                                 certain events of default in favor of a
                                 subordinate lender or mezzanine lender. For
                                 more information relating to the sale of
                                 defaulted mortgage loans, see "Servicing of the
                                 Mortgage Loans--Sale of Defaulted Mortgage
                                 Loans" in this prospectus supplement.

DENOMINATIONS.................   The Class A-1, Class A-1A, Class A-2, Class
                                 A-3, Class A-4, Class A-M and Class A-J
                                 Certificates will be offered in minimum
                                 denominations of $25,000. Investments in excess
                                 of the minimum denominations may be made in
                                 multiples of $1.

REGISTRATION, CLEARANCE AND
SETTLEMENT....................   Your certificates will initially be registered
                                 in the name of Cede & Co., as nominee of The
                                 Depository Trust Company, and will not be
                                 registered in your name. You will not receive a
                                 definitive certificate representing your
                                 ownership interest, except in very limited
                                 circumstances described in this prospectus
                                 supplement. As a result, you will hold your
                                 certificates only in book-entry form and will
                                 not be a certificateholder of record. You will
                                 receive distributions on your certificates and
                                 reports relating to distributions only through
                                 The Depository Trust Company, Clearstream
                                 Banking, societe anonyme or the Euroclear
                                 System or through participants in The
                                 Depository Trust Company, Clearstream Banking
                                 or Euroclear.

                                 You may hold your certificates through:

                                 o    The Depository Trust Company in the United
                                      States; or

                                 o    Clearstream Banking or Euroclear in
                                      Europe.

                                 Transfers within The Depository Trust Company,
                                 Clearstream Banking or Euroclear will be made
                                 in accordance with the usual rules and
                                 operating procedures of those systems.
                                 Cross-market transfers between persons holding
                                 directly through The Depository Trust Company,
                                 Clearstream Banking or Euroclear will be
                                 effected in The Depository Trust Company
                                 through the relevant depositories of
                                 Clearstream Banking or Euroclear.

                                 All or any portion of the certificates offered
                                 to you may be converted to definitive
                                 certificates and reissued to beneficial owners
                                 or their nominees, rather than to The
                                 Depository Trust Company or its nominee, if we
                                 notify The Depository Trust Company of our
                                 intent to terminate the book-entry system and,
                                 upon receipt of notice of such

                                      S-36

                                 intent from The Depository Trust Company, the
                                 participants holding beneficial interests in
                                 the certificates agree to initiate such
                                 termination.

                                 We expect that the certificates offered to you
                                 will be delivered in book-entry form through
                                 the facilities of The Depository Trust Company,
                                 Clearstream Banking or Euroclear on or about
                                 the closing date.

TAX STATUS....................   Elections will be made to treat designated
                                 portions of the trust as three separate "real
                                 estate mortgage investment conduits"--REMIC I,
                                 REMIC II and REMIC III--for federal income tax
                                 purposes. In the opinion of counsel, each such
                                 designated portion of the trust will qualify
                                 for this treatment and each class of offered
                                 certificates will constitute "regular
                                 interests" in REMIC III.

                                 Pertinent federal income tax consequences of an
                                 investment in the offered certificates include:

                                 o    The regular interests will be treated as
                                      newly originated debt instruments for
                                      federal income tax purposes.

                                 o    Beneficial owners of offered certificates
                                      will be required to report income on the
                                      certificates in accordance with the
                                      accrual method of accounting.

                                 o    It is anticipated that the offered
                                      certificates will be issued at a premium
                                      for federal income tax purposes.

                                 See "Material Federal Income Tax Consequences"
                                 in this prospectus supplement.

CONSIDERATIONS RELATED TO
TITLE I OF THE EMPLOYEE
RETIREMENT INCOME SECURITY
ACT OF 1974...................   Subject to the satisfaction of important
                                 conditions described under "Certain ERISA
                                 Considerations" in this prospectus supplement
                                 and in the accompanying prospectus, the offered
                                 certificates may be purchased by persons
                                 investing assets of employee benefit plans or
                                 individual retirement accounts.

LEGAL INVESTMENTS.............   The offered certificates will not constitute
                                 "mortgage related securities" for purposes of
                                 the Secondary Mortgage Market Enhancement Act
                                 of 1984, as amended.

                                 If your investment activities are subject to
                                 legal investment laws and regulations,
                                 regulatory capital requirements or review by
                                 regulatory authorities, then you may be subject
                                 to restrictions on investment in the offered
                                 certificates. You should consult your own legal
                                 advisors for assistance in determining the
                                 suitability of and consequences to you of the
                                 purchase, ownership and sale of the offered
                                 certificates. See "Legal Investment" in this
                                 prospectus supplement.

                                      S-37

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                  RISK FACTORS

     You should carefully consider the risks involved in owning a certificate before purchasing a certificate. Among other risks, the timing of payments and payments you receive on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider both the risk factors relating to the mortgage loans and the mortgaged properties and the other risks relating to the certificates.

     The risks and uncertainties described in this section, together with those risks described in the prospectus under "Risk Factors," summarize the material risks relating to your certificates. Your investment could be materially and adversely affected by the actual and potential circumstances that we describe in those sections.

YOUR INVESTMENT IS NOT INSURED
OR GUARANTEED AND YOUR SOURCE
FOR REPAYMENTS IS LIMITED TO
PAYMENTS UNDER THE MORTGAGE
LOANS.........................   Payments under the mortgage loans and the
                                 certificates are not insured or guaranteed by
                                 any governmental entity or insurer.
                                 Accordingly, the sources for repayment of your
                                 certificates are limited to amounts due with
                                 respect to the mortgage loans.

                                 You should consider all of the mortgage loans
                                 to be nonrecourse loans. Even in those cases
                                 where recourse to a borrower or guarantor is
                                 permitted under the related mortgage loan
                                 documents, we have not necessarily undertaken
                                 an evaluation of the financial condition of any
                                 of these persons. If a default occurs, the
                                 lender's remedies generally are limited to
                                 foreclosing against the specific properties and
                                 other assets that have been pledged to secure
                                 the mortgage loan. Those remedies may be
                                 insufficient to provide a full return on your
                                 investment. Payment of amounts due under a
                                 mortgage loan prior to its maturity or
                                 anticipated repayment date is primarily
                                 dependent on the sufficiency of the net
                                 operating income of the related mortgaged
                                 property. Payment of the balloon payment of a
                                 mortgage loan that is a balloon loan at its
                                 maturity, or on its anticipated repayment date,
                                 is primarily dependent upon the borrower's
                                 ability to sell or refinance the mortgaged
                                 property for an amount sufficient to repay the
                                 mortgage loan.

                                 In limited circumstances, Morgan Stanley
                                 Mortgage Capital Inc., Natixis Real Estate
                                 Capital Inc. (formerly IXIS Real Estate Capital
                                 Inc.), SunTrust Bank and NCB, FSB, each as a
                                 mortgage loan seller, may be obligated to
                                 repurchase or replace a mortgage loan that it
                                 sold to us if its representations and
                                 warranties concerning that mortgage loan are
                                 materially breached or if there are material
                                 defects in the documentation for that mortgage
                                 loan. However, there can be no assurance that
                                 any of these entities will be in a financial
                                 position to effect a repurchase or
                                 substitution. The representations and
                                 warranties address certain characteristics of
                                 the mortgage loans and mortgaged properties as
                                 of the date of issuance of the certificates.
                                 They do not relieve you or the trust of the
                                 risk of defaults and losses on the mortgage
                                 loans.

                                      S-38

THE REPAYMENT OF A COMMERCIAL
MORTGAGE LOAN IS DEPENDENT ON
THE CASH FLOW PRODUCED BY THE
PROPERTY WHICH CAN BE VOLATILE
AND INSUFFICIENT TO ALLOW
TIMELY PAYMENT ON YOUR
CERTIFICATES..................   The mortgage loans are secured by various types
                                 of income-producing commercial, multifamily and
                                 manufactured housing community properties.
                                 Commercial lending is generally thought to
                                 expose a lender to greater risk than one- to
                                 four-family residential lending because, among
                                 other things, it typically involves larger
                                 loans.

                                 173 mortgage loans, representing 98.1% of the
                                 initial outstanding pool balance (which include
                                 105 mortgage loans in loan group 1,
                                 representing 97.3% of the initial outstanding
                                 loan group 1 balance, and 68 mortgage loans in
                                 loan group 2, representing 100% of the initial
                                 outstanding loan group 2 balance), were
                                 originated within 12 months prior to the
                                 cut-off date. Consequently, these mortgage
                                 loans do not have a long standing payment
                                 history.

                                 The repayment of a commercial mortgage loan is
                                 typically dependent upon the ability of the
                                 applicable property to produce cash flow. Even
                                 the liquidation value of a commercial property
                                 is determined, in substantial part, by the
                                 amount of the property's cash flow (or its
                                 potential to generate cash flow). However, net
                                 operating income and cash flow can be volatile
                                 and may be insufficient to cover debt service
                                 on the loan at any given time.

                                 Repayment of loans secured by residential
                                 cooperative properties typically depends upon
                                 the payments received by the cooperative
                                 corporation from its tenants/shareholders.

                                 The net operating income, cash flow and
                                 property value of the mortgaged properties may
                                 be adversely affected, among other things, by
                                 any one or more of the following factors:

                                 o    the age, design and construction quality
                                      of the property;

                                 o    perceptions regarding the safety,
                                      convenience and attractiveness of the
                                      property;

                                 o    the proximity and attractiveness of
                                      competing properties;

                                 o    the adequacy of the property's management
                                      and maintenance;

                                 o    increases in operating expenses at the
                                      property and in relation to competing
                                      properties;

                                 o    an increase in the capital expenditures
                                      needed to maintain the property or make
                                      improvements;

                                 o    the dependence upon a single tenant, or a
                                      concentration of tenants in a particular
                                      business or industry;

                                 o    a decline in the financial condition of a
                                      major tenant;

                                 o    the lack of operating history in the case
                                      of a newly built or renovated mortgaged
                                      property;

                                      S-39

                                 o    changes or continued weakness in a
                                      specific industry segment that is
                                      important to the success of the related
                                      mortgaged real property;

                                 o    if the mortgaged real property has uses
                                      subject to significant regulation, changes
                                      in applicable law;

                                 o    an increase in vacancy rates; and

                                 o    a decline in rental rates as leases are
                                      renewed or entered into with new tenants.

                                 Other factors are more general in nature, such
                                 as:

                                 o    national, regional or local economic
                                      conditions (including plant closings,
                                      military base closings, industry slowdowns
                                      and unemployment rates);

                                 o    local real estate conditions (such as an
                                      oversupply of competing properties, rental
                                      space or multifamily housing);

                                 o    demographic factors;

                                 o    decreases in consumer confidence (caused
                                      by events such as threatened or continuing
                                      military action, recent disclosures of
                                      wrongdoing or financial misstatements by
                                      major corporations and financial
                                      institutions and other factors);

                                 o    changes in consumer tastes and
                                      preferences; and

                                 o    retroactive changes in building codes.

                                 The volatility of net operating income will be
                                 influenced by many of the foregoing factors, as
                                 well as by:

                                 o    the length of tenant leases;

                                 o    the creditworthiness of tenants;

                                 o    the level of tenant defaults;

                                 o    the ability to convert an unsuccessful
                                      property to an alternative use;

                                 o    new construction in the same market as the
                                      mortgaged property;

                                 o    rent control and stabilization laws;

                                 o    the number and diversity of tenants;

                                 o    the rate at which new rentals occur; and

                                 o    the property's operating leverage (which
                                      is the percentage of total property
                                      expenses in relation to revenue), the
                                      ratio of fixed operating expenses to those
                                      that vary with revenues, and the level of
                                      capital expenditures required to maintain
                                      the property and to retain or replace
                                      tenants.

                                      S-40

                                 A decline in the real estate market or in the
                                 financial condition of a major tenant will tend
                                 to have a more immediate effect on the net
                                 operating income of properties with short-term
                                 revenue sources (such as short-term or
                                 month-to-month leases) and may lead to higher
                                 rates of delinquency or defaults under mortgage
                                 loans secured by those properties.

SEASONED MORTGAGE LOANS
SECURED BY OLDER MORTGAGED
PROPERTIES PRESENT ADDITIONAL
RISKS OF REPAYMENT............   1 mortgage loan, representing 1.9% of the
                                 initial outstanding pool balance (which is in
                                 loan group 1, representing 2.7% of the initial
                                 outstanding loan group 1 balance), is not newly
                                 originated and has been outstanding for 12 or
                                 more months prior to the cut-off date. While
                                 seasoned mortgage loans generally have the
                                 benefit of established payment histories, there
                                 are a number of risks associated with seasoned
                                 mortgage loans that are not present, or present
                                 to a lesser degree, with more recently
                                 originated mortgage loans. For example,

                                 o    property values and the surrounding
                                      neighborhood may have changed since
                                      origination;

                                 o    origination standards at the time the
                                      mortgage loan was originated may have been
                                      different than current origination
                                      standards;

                                 o    the market for any related business may
                                      have changed from the time the mortgage
                                      loan was originated;

                                 o    the current financial performance of the
                                      related borrower, its business, or the
                                      related mortgaged property in general, may
                                      be different than at origination; and

                                 o    the environmental and engineering
                                      characteristics of the mortgaged property
                                      or improvements may have changed.

                                 Among other things, those factors make it
                                 difficult to estimate the current value of the
                                 related mortgaged property, and estimated
                                 values of mortgaged properties discussed in
                                 this prospectus supplement, to the extent based
                                 upon or extrapolated from general market data,
                                 may not be accurate in the case of particular
                                 mortgaged properties.

THE PROSPECTIVE PERFORMANCE OF
THE COMMERCIAL AND MULTIFAMILY
MORTGAGE LOANS INCLUDED IN THE
TRUST SHOULD BE EVALUATED
SEPARATELY FROM THE
PERFORMANCE OF THE MORTGAGE
LOANS IN ANY OF OUR OTHER
TRUSTS........................   While there may be certain common factors
                                 affecting the performance and value of
                                 income-producing real properties in general,
                                 those factors do not apply equally to all
                                 income-producing real properties and, in many
                                 cases, there are unique factors that will
                                 affect the performance and/or value of a
                                 particular income-producing real property.
                                 Moreover, the effect of a given factor on a
                                 particular real property will depend on a
                                 number of variables, including but not limited
                                 to property type, geographic location,
                                 competition, sponsorship and other
                                 characteristics of the property and the related
                                 mortgage loan. Each income-producing real
                                 property represents a separate and distinct
                                 business venture; and, as

                                      S-41

                                 a result, each of the multifamily and
                                 commercial mortgage loans included in one of
                                 the depositor's trusts requires a unique
                                 underwriting analysis. Furthermore, economic
                                 and other conditions affecting real properties,
                                 whether worldwide, national, regional or local,
                                 vary over time. The performance of a pool of
                                 mortgage loans originated and outstanding under
                                 a given set of economic conditions may vary
                                 significantly from the performance of an
                                 otherwise comparable mortgage pool originated
                                 and outstanding under a different set of
                                 economic conditions. Accordingly, investors
                                 should evaluate the mortgage loans underlying
                                 the offered certificates independently from the
                                 performance of mortgage loans underlying any
                                 other series of certificates.

                                 As a result of the distinct nature of each pool
                                 of commercial mortgage loans, and the separate
                                 mortgage loans within the pool, this prospectus
                                 supplement does not include disclosure
                                 concerning the delinquency and loss experience
                                 of static pools of periodic originations by the
                                 sponsors of commercial mortgage loans (known as
                                 "static pool information"). Because of the
                                 highly heterogeneous nature of the assets in
                                 commercial mortgage backed securities
                                 transactions, static pool information for prior
                                 securitized pools, even those involving the
                                 same property types (e.g., hotels or office
                                 buildings), may be misleading, because the
                                 economics of the properties and terms of the
                                 loans may be materially different. In
                                 particular, static pool information showing a
                                 low level of delinquencies and defaults would
                                 not be indicative of the performance of this
                                 pool or any other pools of mortgage loans
                                 originated by the same sponsor or sponsors.
                                 Therefore, investors should evaluate this
                                 offering on the basis of the information set
                                 forth in this prospectus supplement with
                                 respect to the mortgage loans, and not on the
                                 basis of any successful performance of other
                                 pools of securitized commercial mortgage loans.

CERTAIN MORTGAGE LOANS MAY
HAVE A LIMITED OPERATING
HISTORY.......................   The properties securing certain of the mortgage
                                 loans are newly constructed and/or recently
                                 opened and, as such, have a limited operating
                                 history. There can be no assurance that any of
                                 the properties, whether newly constructed
                                 and/or recently opened or otherwise, will
                                 perform as anticipated.

CONVERTING COMMERCIAL
PROPERTIES TO ALTERNATIVE USES
MAY REQUIRE SIGNIFICANT
EXPENSES WHICH COULD REDUCE
PAYMENTS ON YOUR
CERTIFICATES..................   Some of the mortgaged properties may not be
                                 readily convertible to alternative uses if
                                 those properties were to become unprofitable
                                 for any reason. This is because:

                                 o    converting commercial properties to
                                      alternate uses or converting single-tenant
                                      commercial properties to multi-tenant
                                      properties generally requires substantial
                                      capital expenditures; and

                                 o    zoning or other restrictions also may
                                      prevent alternative uses.

                                 The liquidation value of a mortgaged property
                                 not readily convertible to an alternative use
                                 may be substantially less than would be the
                                 case if the mortgaged property were readily
                                 adaptable to other uses. If this type of
                                 mortgaged property were liquidated and a lower
                                 liquidation

                                      S-42

                                 value were obtained, less funds would be
                                 available for distributions on your
                                 certificates.

PROPERTY VALUE MAY BE
ADVERSELY AFFECTED EVEN WHEN
THERE IS NO CHANGE IN CURRENT
OPERATING INCOME..............   Various factors may adversely affect the value
                                 of the mortgaged properties without affecting
                                 the properties' current net operating income.
                                 These factors include, among others:

                                 o    changes in the local, regional or national
                                      economy;

                                 o    changes in governmental regulations,
                                      fiscal policy, zoning or tax laws;

                                 o    potential environmental legislation or
                                      liabilities or other legal liabilities;

                                 o    proximity and attractiveness of competing
                                      properties;

                                 o    new construction of competing properties
                                      in the same market;

                                 o    convertibility of a property to an
                                      alternative use;

                                 o    the availability of refinancing;

                                 o    changes in interest rate levels;

                                 o    the age, quality, functionality and design
                                      of the project;

                                 o    increases in operating costs;

                                 o    an increase in the capital expenditures
                                      needed to maintain the properties or make
                                      improvements; and

                                 o    increase in vacancy rates.

TENANT CONCENTRATION INCREASES
THE RISK THAT CASH FLOW WILL
BE INTERRUPTED WHICH COULD
REDUCE PAYMENTS ON YOUR
CERTIFICATES..................   A deterioration in the financial condition of a
                                 tenant can be particularly significant if a
                                 mortgaged property is leased to a single or
                                 large tenant or a small number of tenants
                                 because rent payable by such tenants generally
                                 will represent all or a significant portion of
                                 the cash flow available to the borrower to pay
                                 its obligations to the lender. We cannot
                                 provide assurances that any major tenant will
                                 continue to perform its obligations under its
                                 lease. 24 of the mortgaged properties, securing
                                 7.8% of the initial outstanding pool balance
                                 (and securing 11.0% of the initial outstanding
                                 loan group 1 balance), are leased to single
                                 tenants, and with respect to 7 of those
                                 mortgaged properties, securing 1.9% of the
                                 initial outstanding pool balance (and securing
                                 2.7% of the initial outstanding loan group 1
                                 balance), the sole tenant is related to the
                                 borrower.

                                      S-43

                                 Mortgaged properties leased to a single tenant
                                 or a small number of tenants are more
                                 susceptible to interruptions of cash flow if a
                                 tenant fails to renew its lease or defaults
                                 under its lease. This is so because:

                                 o    the financial effect of the absence of
                                      rental income may be severe;

                                 o    more time may be required to re-lease the
                                      space; and

                                 o    substantial capital costs may be incurred
                                      to make the space appropriate for
                                      replacement tenants.

                                 In addition to tenant concentration, another
                                 factor that you should consider is that retail,
                                 industrial and office properties also may be
                                 adversely affected if there is a concentration
                                 of tenants in the same or similar business or
                                 industry.

                                 In some cases, the sole or a significant tenant
                                 is related to the subject borrower or an
                                 affiliate of that borrower.

                                 For further information with respect to tenant
                                 concentrations, see Appendix II.

LEASING MORTGAGED PROPERTIES
TO MULTIPLE TENANTS MAY RESULT
IN HIGHER RE-LEASING COSTS
WHICH COULD REDUCE PAYMENTS
ON YOUR CERTIFICATES..........   If a mortgaged property has multiple tenants,
                                 re-leasing costs and costs of enforcing
                                 remedies against defaulting tenants may be more
                                 frequent than in the case of mortgaged
                                 properties with fewer tenants, thereby reducing
                                 the cash flow available for debt service
                                 payments. These costs may cause a borrower to
                                 default in its obligations to a lender which
                                 could reduce cash flow available for debt
                                 service payments. Multi-tenanted mortgaged
                                 properties also may experience higher
                                 continuing vacancy rates and greater volatility
                                 in rental income and expenses.

THE RELATED BORROWERS MAY HAVE
DIFFICULTY RE-LEASING
MORTGAGED PROPERTIES..........   Repayment of mortgage loans secured by retail,
                                 office and industrial properties will be
                                 affected by the expiration of leases and the
                                 ability of the related borrowers and property
                                 managers to renew the leases or to relet the
                                 space on comparable terms. Certain mortgaged
                                 properties may be leased in whole or in part to
                                 government sponsored tenants who have the right
                                 to cancel their leases at any time because of
                                 lack of appropriations. Certain tenants at the
                                 retail properties, including without
                                 limitation, anchor tenants, may have the right
                                 to terminate their leases if certain other
                                 tenants are not operating, or if their sales at
                                 the property do not reach a specified level.
                                 Even if vacated space is successfully relet,
                                 the costs associated with reletting, including
                                 tenant improvements and leasing commissions,
                                 could be substantial and could reduce cash flow
                                 from the related mortgaged properties. 55 of
                                 the mortgaged properties, securing
                                 approximately 71.9% of the initial outstanding
                                 pool balance (excluding multifamily,
                                 manufactured housing, self storage, hospitality
                                 and certain other property types) (and,
                                 including 54 properties in loan group 1,
                                 representing 71.9% of the initial loan group 1
                                 balance (excluding multifamily, manufactured
                                 housing, self storage, hospitality and certain
                                 other property types) and

                                      S-44

                                 one (1) loan in loan group 2, representing 57.2
                                 of the initial loan group 2 balance (excluding
                                 multifamily, manufactured housing, self
                                 storage, hospitality and certain other property
                                 types), have reserves, as of the cut-off date,
                                 for tenant improvements and leasing commissions
                                 which may serve to defray those costs. There
                                 can be no assurances, however, that the funds
                                 (if any) held in those reserves for tenant
                                 improvements and leasing commissions will be
                                 sufficient to cover the costs and expenses
                                 associated with tenant improvements or leasing
                                 commission obligations. In addition, if a
                                 tenant defaults in its obligations to a
                                 borrower, the borrower may incur substantial
                                 costs and experience significant delays
                                 associated with enforcing rights and protecting
                                 its investment, including costs incurred in
                                 renovating or reletting the property.

THE CONCENTRATION OF LOANS
WITH THE SAME OR RELATED
BORROWERS INCREASES THE
POSSIBILITY OF LOSS ON THE
LOANS WHICH COULD REDUCE
PAYMENTS ON YOUR
CERTIFICATES..................   The effect of mortgage pool loan losses will be
                                 more severe:

                                 o    if the pool is comprised of a small number
                                      of loans, each with a relatively large
                                      principal amount; or

                                 o    if the losses relate to loans that account
                                      for a disproportionately large percentage
                                      of the aggregate principal balance of all
                                      mortgage loans.

                                 Mortgage loans with the same borrower or
                                 related borrowers pose additional risks. Among
                                 other things, financial difficulty at one
                                 mortgaged real property could cause the owner
                                 to defer maintenance at another mortgaged real
                                 property in order to satisfy current expenses
                                 with respect to the troubled mortgaged real
                                 property; related borrowers who have common
                                 general partners or common managing members
                                 could increase the risk that any financial
                                 setback or bankruptcy proceeding involving such
                                 partners could have an impact on the pool of
                                 mortgage loans, related borrowers who have
                                 common affiliated property managers could
                                 increase the risk that a financial setback or
                                 bankruptcy proceeding involving such property
                                 manager could have an impact on the pool of
                                 mortgage loans and the owner could attempt to
                                 avert foreclosure on one mortgaged real
                                 property by filing a bankruptcy petition that
                                 might have the effect of interrupting monthly
                                 payments for an indefinite period on all of the
                                 related mortgage loans.

                                 16 groups of mortgage loans are made to the
                                 same borrower or borrowers related through
                                 common ownership and where, in general, the
                                 related mortgaged properties are commonly
                                 managed. The related borrower concentrations of
                                 the three largest groups in the mortgage pool
                                 represent 3.3%, 1.7% and 1.6%, respectively, of
                                 the initial outstanding pool balance. The
                                 related borrower concentrations of the three
                                 largest groups exclusively in loan group 1
                                 represent 2.2%, 1.4% and 1.3%, respectively, of
                                 the initial outstanding loan group 1 balance.
                                 The related borrower concentrations of the
                                 three largest groups exclusively in loan group
                                 2 represent 11.4%, 5.8% and 4.8%, respectively,
                                 of the initial outstanding loan group 2
                                 balance. In addition, 4 groups of mortgage
                                 loans were made to the same borrower or
                                 borrowers that are affiliated with one another
                                 through partial or

                                      S-45

                                 complete direct or indirect common ownership
                                 that have mortgage loans included in both loan
                                 group 1 and loan group 2 and represent 2.0% of
                                 the initial outstanding pool balance. For
                                 additional information with respect to the loan
                                 groups described above, see Appendix II
                                 attached to this prospectus supplement.

                                 The largest mortgage loan in the mortgage pool
                                 represents 12.8% of the initial outstanding
                                 pool balance. The second largest mortgage loan
                                 in the mortgage pool represents 9.0% of the
                                 initial outstanding pool balance. The third
                                 largest mortgage loan in the mortgage pool
                                 represents 5.8% of the initial outstanding pool
                                 balance. Each of the other mortgage loans
                                 represents less than 5.5% of the initial
                                 outstanding pool balance.

                                 The largest mortgage loan in loan group 1
                                 represents 18.1% of the initial outstanding
                                 loan group 1 balance. The second largest
                                 mortgage loan in loan group 1 represents 8.2%
                                 of the initial outstanding loan group 1
                                 balance. The third largest mortgage loan in
                                 loan group 1 represents 7.7% of the initial
                                 outstanding loan group 1 balance. Each of the
                                 other mortgage loans represents less than 5.6%
                                 of the initial outstanding loan group 1
                                 balance.

                                 The largest mortgage loan in loan group 2
                                 represents 30.8% of the initial outstanding
                                 loan group 2 balance. The second largest
                                 mortgage loan in loan group 2 is a group of
                                 crossed-collateralized mortgage loans
                                 representing 5.8% of the initial outstanding
                                 loan group 2 balance. The third largest
                                 mortgage loan in loan group 2 represents 4.2%
                                 of the initial outstanding loan group 2
                                 balance. Each of the other mortgage loans
                                 represents less than 3.7% of the initial
                                 outstanding loan group 2 balance.

A CONCENTRATION OF LOANS WITH
THE SAME PROPERTY TYPES
INCREASES THE POSSIBILITY OF
LOSS ON THE LOANS WHICH COULD
REDUCE PAYMENTS ON YOUR
CERTIFICATES..................   A concentration of mortgage loans secured by
                                 the same property type can increase the risk
                                 that a decline in a particular industry will
                                 have a disproportionately large impact on the
                                 pool of mortgage loans or a particular loan
                                 group. The following property types represent
                                 the indicated percentage of the initial
                                 outstanding pool balance:

                                 o    office properties represent 33.7%;

                                 o    multifamily properties represent 26.8% (of
                                      which 38 residential cooperative
                                      properties represent 8.0%);

                                 o    retail properties represent 25.5%;

                                 o    mixed use properties represent 4.5%;

                                 o    hospitality properties represent 4.0%;

                                 o    industrial properties represent 2.4%;

                                 o    manufactured housing communities represent
                                      2.2%;

                                 o    other properties represent 0.7%; and

                                 o    self storage properties represent 0.2%.

                                      S-46

                                 For information regarding the types of
                                 properties securing the mortgage loans included
                                 in loan group 1 or loan group 2, see Appendix I
                                 to this prospectus supplement.

A CONCENTRATION OF MORTGAGED
PROPERTIES IN A LIMITED NUMBER
OF LOCATIONS MAY ADVERSELY
AFFECT PAYMENTS ON YOUR
CERTIFICATES..................   Concentrations of mortgaged properties in
                                 geographic areas may increase the risk that
                                 adverse economic or other developments or a
                                 natural disaster or act of terrorism affecting
                                 a particular region of the country could
                                 increase the frequency and severity of losses
                                 on mortgage loans secured by those properties.
                                 In the past, several regions of the United
                                 States have experienced significant real estate
                                 downturns at times when other regions have not.
                                 Regional economic declines or adverse
                                 conditions in regional real estate markets
                                 could adversely affect the income from, and
                                 market value of, the mortgaged properties
                                 located in the region. Other regional
                                 factors--e.g., earthquakes, floods or
                                 hurricanes or changes in governmental rules or
                                 fiscal policies--also may adversely affect
                                 those mortgaged properties.

                                 The mortgaged properties are located throughout
                                 31 states and the District of Columbia (which
                                 include 27 states for loan group 1 and 15
                                 states and the District of Columbia for loan
                                 group 2). Mortgage loans representing 12.8%,
                                 12.8%, 11.7%, 8.9%, 7.5%, 5.7% and 5.5% of the
                                 initial outstanding pool balance are secured by
                                 mortgaged properties located in Massachusetts,
                                 California, Virginia, New York, New Jersey,
                                 Missouri and Florida, respectively, and
                                 concentrations of mortgaged properties, in each
                                 case, securing no more than 5.0% of the initial
                                 outstanding pool balance, also exist in several
                                 other states. Mortgaged properties located in
                                 California may be more susceptible to some
                                 types of special hazards that may not be
                                 covered by insurance (such as earthquakes) than
                                 properties located in other parts of the
                                 country. If a borrower does not have insurance
                                 against those risks and a severe casualty
                                 occurs at a mortgaged property, the borrower
                                 may be unable to generate income from the
                                 mortgaged property in order to make payments on
                                 the related mortgage loan. The mortgage loans
                                 generally do not require any borrowers to
                                 maintain earthquake insurance.

                                 For information regarding the location of the
                                 properties securing the mortgage loans included
                                 in loan group 1 and loan group 2, see Appendix
                                 I to this prospectus supplement.

A LARGE CONCENTRATION OF
OFFICE PROPERTIES IN THE
MORTGAGE POOL WILL SUBJECT
YOUR INVESTMENT TO THE SPECIAL
RISKS OF OFFICE PROPERTIES....   22 of the mortgaged properties, securing
                                 mortgage loans representing 33.7% of the
                                 initial outstanding pool balance (and
                                 representing 47.5% of the initial outstanding
                                 loan group 1 balance), are office properties.

                                 A large number of factors may affect the value
                                 of these office properties, including:

                                 o    the quality of an office building's
                                      tenants;

                                 o    the diversity of an office building's
                                      tenants, reliance on a single or dominant
                                      tenant or tenants in a volatile industry
                                      (e.g., technology

                                      S-47

                                      and internet companies that have
                                      experienced or may in the future
                                      experience circumstances that make their
                                      businesses volatile);

                                 o    adverse changes in population, employment
                                      growth and patterns of telecommuting and
                                      sharing office spaces;

                                 o    the physical attributes of the building in
                                      relation to competing buildings, e.g.,
                                      age, condition, design, location, access
                                      to transportation and ability to offer
                                      certain amenities, such as sophisticated
                                      building systems;

                                 o    the availability of parking;

                                 o    the desirability of the area as a business
                                      location;

                                 o    the strength and nature of the local
                                      economy (including labor costs and
                                      quality, tax environment and quality of
                                      life for employees); and

                                 o    the suitability of a space for re-leasing
                                      without significant build-out costs.

                                 Moreover, the cost of refitting office space
                                 for a new tenant is often higher than the cost
                                 of refitting other types of property.

                                 Included in the office properties referenced
                                 above are 5 medical office properties, which
                                 secure approximately 1.9% of the initial
                                 outstanding pool balance (representing 2.6% of
                                 the initial outstanding loan group 1 balance).
                                 The performance of a medical office property
                                 may depend on the proximity of that property to
                                 a hospital or other health care establishment
                                 and on reimbursements for patient fees from
                                 private or government-sponsored insurance
                                 companies. The sudden closure of a nearby
                                 hospital may adversely affect the value of a
                                 medical office property. In addition, the
                                 performance of a medical office property may
                                 depend on reimbursements for patient fees from
                                 private or government-sponsored insurers and
                                 issues related to reimbursement (ranging from
                                 non payment to delays in payment) from those
                                 insurers could adversely impact cash flow at
                                 the applicable mortgaged properties. Moreover,
                                 medical office properties appeal to a narrow
                                 market of tenants and the value of a medical
                                 office property may be adversely affected by
                                 the availability of competing medical office
                                 properties.

MULTIFAMILY PROPERTIES IN THE
MORTGAGE POOL WILL SUBJECT
YOUR INVESTMENT TO THE SPECIAL
RISKS OF MULTIFAMILY
PROPERTIES....................   74 of the mortgaged properties, securing
                                 mortgage loans representing 26.8% of the
                                 initial outstanding pool balance (all of which
                                 are mortgage loans in loan group 2,
                                 representing 92.2% of the initial outstanding
                                 loan group 2 balance), are multifamily
                                 properties.

                                 A large number of factors may affect the value
                                 and successful operation of these multifamily
                                 properties, including:

                                 o    the physical attributes of the apartment
                                      building, such as its age, appearance and
                                      construction quality;

                                 o    the location of the property;

                                      S-48

                                 o    distance from employment centers and
                                      shopping areas;

                                 o    the ability of management to provide
                                      adequate maintenance and insurance;

                                 o    the types of services and amenities
                                      provided at the property;

                                 o    the property's reputation;

                                 o    the level of mortgage interest rates and
                                      income and economic conditions (which may
                                      encourage tenants to purchase rather than
                                      rent housing);

                                 o    the presence of competing properties;

                                 o    adverse local or national economic
                                      conditions which may limit the rent that
                                      may be charged and which may result in
                                      increased vacancies;

                                 o    the tenant mix (such as tenants being
                                      predominantly students or military
                                      personnel or employees of a particular
                                      business) and requirements that tenants
                                      meet certain criteria (such as age
                                      restrictions for senior housing);

                                 o    in the case of any student housing
                                      facilities, which may be more susceptible
                                      to damage or wear and tear than other
                                      types of multifamily housing, the reliance
                                      on the financial well-being of the college
                                      or university to which it relates,
                                      competition from on-campus housing units
                                      (which may adversely affect occupancy),
                                      the physical layout of the housing (which
                                      may not be readily convertible to
                                      traditional multifamily use), and student
                                      tenants having a higher turnover rate than
                                      other types of multifamily tenants, which
                                      in certain cases is compounded by the fact
                                      that student leases are available for
                                      periods of less than 12 months;

                                 o    state and local regulations (which may
                                      limit the ability to increase rents); and

                                 o    government assistance/rent subsidy
                                      programs (which may influence tenant
                                      mobility).

                                 In addition to state regulation of the
                                 landlord/tenant relationship, certain counties
                                 and municipalities impose rent control on
                                 apartment buildings. These ordinances may limit
                                 rent increases to fixed percentages, to
                                 percentages of increases in the consumer price
                                 index, to increases set or approved by a
                                 governmental agency, or to increases determined
                                 through mediation or binding arbitration. Any
                                 limitations on a borrower's ability to raise
                                 property rents may impair such borrower's
                                 ability to repay its multifamily loan from its
                                 net operating income or the proceeds of a sale
                                 or refinancing of the related multifamily
                                 property.

                                 Certain of the mortgage loans are secured or
                                 may be secured in the future by mortgaged
                                 properties that are subject to certain
                                 affordable housing covenants and other
                                 covenants and restrictions with respect to
                                 various tax credit, city, state and federal
                                 housing subsidies, rent stabilization or
                                 similar programs, in respect of various units
                                 within the mortgaged properties. The
                                 limitations and restrictions imposed by

                                      S-49

                                 these programs could result in losses on the
                                 mortgage loans. In addition, in the event that
                                 the program is cancelled, it could result in
                                 less income for the project. These programs may
                                 include, among others:

                                 o    rent limitations that would adversely
                                      affect the ability of borrower to increase
                                      rents to maintain the condition of their
                                      mortgaged properties and satisfy operating
                                      expense;

                                 o    covenants that require a minimum number or
                                      percentage of units be rented to tenants
                                      who have incomes that are substantially
                                      lower than median incomes in the
                                      applicable area or region; and

                                 o    tenant income restrictions that may reduce
                                      the number of eligible tenants in those
                                      mortgaged properties and result in a
                                      reduction in occupancy rates.

                                 The difference in rents between subsidized or
                                 supported properties and other multifamily
                                 rental properties in the same area may not be a
                                 sufficient economic incentive for some eligible
                                 tenants to reside at a subsidized or supported
                                 property that may have fewer amenities or be
                                 less attractive as a residence. As a result,
                                 occupancy levels at a subsidized or supported
                                 property may decline, which may adversely
                                 affect the value and successful operation of
                                 such property.

                                 In addition, multifamily rental properties and
                                 manufactured housing properties are part of a
                                 market that, in general, is characterized by
                                 low barriers to entry. Thus, a particular
                                 multifamily rental/manufactured housing
                                 property market with historically low vacancies
                                 could experience substantial new construction
                                 and a resultant oversupply of rental units
                                 within a relatively short period of time.
                                 Because leases with respect to a multifamily
                                 rental/manufactured housing property are
                                 typically leased on a short-term basis, the
                                 tenants residing at a particular property may
                                 easily move to alternative multifamily
                                 rental/manufactured housing properties with
                                 more desirable amenities or locations or to
                                 single family housing.

                                 Some of the mortgaged real properties have
                                 tenants that rely on rent subsidies under
                                 various government funded programs, including
                                 the Section 8 Tenant-Based Assistance Rental
                                 Certificate Program of the United States
                                 Department Housing and Urban Development. With
                                 respect to certain of the mortgage loans, the
                                 borrower may receive subsidies or other
                                 assistance from government programs. The
                                 related mortgage loan seller may have
                                 underwritten the related mortgage loan on the
                                 assumption that such assistance will continue.
                                 Loss of any applicable assistance could have an
                                 adverse effect on the ability of the related
                                 borrower to make timely payments of debt
                                 service. In addition, the restrictions
                                 described above relating to the use of the
                                 related mortgaged real property could reduce
                                 the market value of the related mortgaged real
                                 property.

                                 Generally, the mortgaged real property must
                                 satisfy certain requirements, the borrower must
                                 observe certain leasing practices and/or the
                                 tenant(s) must regularly meet certain income
                                 requirements or the mortgaged property must
                                 have certain other characteristics consistent
                                 with government policy related the applicable
                                 program. There is no assurance that such
                                 programs will be continued in their

                                      S-50

                                 present form, that the borrower will continue
                                 to comply with the requirements of the programs
                                 to enable the borrower to receive the subsidies
                                 in the future, that the investors in such
                                 borrower will continue to receive the related
                                 tax benefit or that the level of assistance
                                 provided will be sufficient to generate enough
                                 revenues for the related borrower to meet its
                                 obligations under the related mortgage loans

                                 In addition, under the Federal Fair Housing
                                 Act, analogous statutes in some states and
                                 regulations and guidelines issued pursuant to
                                 those laws, any and all otherwise-available
                                 units in a multifamily apartment building must
                                 be made available to any disabled person who
                                 meets the financial criteria generally applied
                                 by the landlord, including implementing
                                 alterations and accommodations in certain
                                 circumstances. The costs of this compliance may
                                 be high and the penalties for noncompliance may
                                 be severe. Thus, these fair housing statutes,
                                 regulations and guidelines present a risk of
                                 increased operating costs to the borrowers
                                 under the pooled mortgage loans secured by
                                 multifamily apartment buildings, which may
                                 reduce (perhaps significantly) amounts
                                 available for payment on the related pooled
                                 mortgage loan.

A LARGE CONCENTRATION OF
RESIDENTIAL COOPERATIVE
PROPERTIES IN THE MORTGAGE
POOL WILL SUBJECT YOUR
INVESTMENT TO THE SPECIAL
RISKS OF RESIDENTIAL
COOPERATIVE PROPERTIES........   38 of the mortgaged properties, securing
                                 mortgage loans representing 8% of the initial
                                 outstanding pool balance (all of which are
                                 mortgage loans in loan group 2, representing
                                 27.5% of the initial outstanding loan group 2
                                 balance), are residential cooperative
                                 properties. Various factors may adversely
                                 affect the economic performance of residential
                                 cooperative properties, which could adversely
                                 affect payments on your certificates,
                                 including:

                                      o    the ability of tenants to remain in a
                                           cooperative property after its
                                           conversion from a rental property, at
                                           below market rents and subject to
                                           applicable rent control and
                                           stabilization laws;

                                      o    the primary dependence of a borrower
                                           upon maintenance payments and any
                                           rental income from units or
                                           commercial areas to meet debt service
                                           obligations;

                                      o    the concentration of shares relating
                                           to occupied rental units of the
                                           sponsor, owner or investor after
                                           conversion from rental housing, which
                                           may result in an inability to meet
                                           debt service obligations on the
                                           corporation's mortgage loan if the
                                           sponsor, owner or investor is unable
                                           to make the required maintenance
                                           payments;

                                      o    the failure of a borrower to qualify
                                           for favorable tax treatment as a
                                           "cooperative housing corporation"
                                           each year, which may reduce the cash
                                           flow available to make payments on
                                           the related mortgage loan; and

                                      o    that, upon foreclosure, in the event
                                           a cooperative property becomes a
                                           rental property, all or certain units
                                           at that rental property could be
                                           subject to rent control,
                                           stabilization and

                                      S-51

                                           tenants' rights laws, at below market
                                           rents, which may affect rental income
                                           levels and the marketability and sale
                                           proceeds of the rental property as a
                                           whole.

                                 A residential cooperative building and the land
                                 under the building are owned or leased by a
                                 non-profit residential cooperative corporation.
                                 The cooperative owns all the units in the
                                 building and all common areas. Its tenants own
                                 stock, shares or membership certificates in the
                                 corporation. This ownership entitles the
                                 tenant-stockholders to proprietary leases or
                                 occupancy agreements, which confer exclusive
                                 rights to occupy specific units. Generally, the
                                 tenant-stockholders make monthly maintenance
                                 payments which represent their share of the
                                 cooperative corporation's mortgage loan
                                 payments, real property taxes, maintenance,
                                 contributions to reserves and other expenses,
                                 less any income the corporation may receive.
                                 These payments are in addition to any payments
                                 of principal and interest the
                                 tenant-stockholder may be required to make on
                                 any loans secured by its shares in the
                                 cooperative.

                                 With respect to the residential cooperative
                                 mortgage loans sold to the trust by NCB, FSB,
                                 due to attributes particular to residential
                                 housing cooperatives, certain information
                                 presented with respect to such mortgage loans
                                 differs from that presented for other mortgage
                                 loans included in the trust. Several of these
                                 differences are particularly relevant to your
                                 consideration of an investment in the offered
                                 certificates. In particular, the manner in
                                 which loan-to-value ratios and debt service
                                 coverage ratios for the residential cooperative
                                 mortgage loans sold to the trust by NCB, FSB
                                 have been calculated differs from the manner in
                                 which loan-to-value ratios and debt service
                                 coverage ratios are calculated for other
                                 mortgage loans included in the trust. For
                                 example, the appraised value of such a
                                 residential cooperative property used for
                                 purposes of determining the loan-to value ratio
                                 for such mortgage loan is based on the market
                                 value of such residential cooperative property
                                 assuming operation as a residential
                                 cooperative. This value is determined by an
                                 appraisal and, in general, equals the gross
                                 sellout value of all cooperative units in such
                                 residential cooperative property (applying a
                                 discount as determined by the appraiser for
                                 rent regulated and rent-controlled units) plus
                                 the amount of the underlying debt encumbering
                                 such residential cooperative property. In
                                 addition, for purposes of determining the debt
                                 service coverage ratio for a residential
                                 cooperative mortgage loan, the underwritable
                                 cash flow for the residential cooperative
                                 property is based on projected net operating
                                 income at the property, as determined by an
                                 appraisal, assuming that the property was
                                 operated as a rental property with rents set at
                                 prevailing market rates (taking into account
                                 the presence of existing rent-controlled or
                                 rent-stabilized occupants), reduced by
                                 underwritten capital expenditures, property
                                 operating expenses, a market-rate vacancy
                                 assumption and projected reserves. The
                                 loan-to-value ratio and debt service coverage
                                 ratio determined for such a residential
                                 cooperative mortgage loan may differ from the
                                 loan-to-value ratio and debt service coverage
                                 ratio that would have been determined for such
                                 residential cooperative mortgage loan had a
                                 different methodology (including the
                                 methodology used for calculating such values
                                 with respect to the remaining mortgage loans in
                                 the issuing entity) been used. In addition, due
                                 to the specialized nature of residential
                                 housing cooperatives, certain information
                                 presented in and shown on Appendix II to this
                                 prospectus supplement with respect to mortgage
                                 loans (other than the residential cooperative
                                 mortgage loans)

                                      S-52

                                 is not presented with respect to the
                                 residential cooperative mortgage loans sold to
                                 the Depositor by NCB, FSB for inclusion in the
                                 trust and is, instead, reflected as not
                                 applicable.

                                 In certain instances, an apartment building or
                                 a portion thereof and the land thereunder may
                                 be converted to the condominium form of
                                 ownership, and thereby be divided into 2 or
                                 more condominium units. Generally, in those
                                 instances, the non-profit cooperative
                                 corporation does not own the entire apartment
                                 building and the land under the building, but
                                 rather owns a single condominium unit that
                                 generally comprises the residential portions of
                                 that apartment building. The other condominium
                                 units in that apartment building will generally
                                 comprise commercial space and will generally be
                                 owned by persons or entities other than the
                                 non-profit cooperative corporation. In
                                 instances where an apartment building has been
                                 converted to the condominium form of ownership,
                                 certain of the common areas in that building
                                 may be owned by the non-profit cooperative
                                 corporation and other common areas (often
                                 including the land under the building) may
                                 constitute common elements of the condominium,
                                 which common elements are owned in common by
                                 the non-profit cooperative corporation and the
                                 owners of the other condominium units. Where
                                 the apartment building has been submitted to
                                 the condominium form of ownership, each
                                 condominium unit owner will be directly
                                 responsible for the payment of real estate
                                 taxes on that owner's unit. Certain specified
                                 maintenance and other obligations, including
                                 hazard and liability insurance premiums, may
                                 not be the direct responsibility of the
                                 non-profit cooperative corporation but rather
                                 will be the responsibility of the condominium
                                 board of managers. The ability of the
                                 condominium board of managers to pay certain
                                 expenses of the building will be dependent upon
                                 the payment by all condominium unit owners of
                                 common charges assessed by the condominium
                                 board of managers.

CONDOMINIUM OWNERSHIP MAY
LIMIT USE AND IMPROVEMENTS....   Certain of the mortgage loans that we intend to
                                 include in the issuing entity are secured by a
                                 mortgaged real property that consists of the
                                 related borrower's interest in condominium
                                 interests in buildings and/or other
                                 improvements, the related percentage interests
                                 in the common areas and the related voting
                                 rights in the condominium association. Such
                                 interests may in some cases constitute less
                                 than a majority of such voting rights. In the
                                 case of condominiums, a board of managers
                                 generally has discretion to make decisions
                                 affecting the condominium building and there
                                 may be no assurance that the borrower under a
                                 mortgage loan secured by one or more interests
                                 in that condominium will have any control over
                                 decisions made by the related board of
                                 managers. Thus, decisions made by that board of
                                 managers, including regarding assessments to be
                                 paid by the unit owners, insurance to be
                                 maintained on the condominium building and many
                                 other decisions affecting the maintenance,
                                 repair and, in the event of a casualty or
                                 condemnation, restoration of that building, may
                                 have a significant impact on the mortgage loans
                                 in the issuing entity that are secured by
                                 mortgaged real properties consisting of such
                                 condominium interests. There can be no
                                 assurance that the related board of managers
                                 will always act in the best interests of the
                                 borrower under those mortgage loans. Further,
                                 due to the nature of condominiums, a default
                                 under the related mortgage loan will not allow
                                 the applicable special servicer the same
                                 flexibility in realizing on the collateral as
                                 is generally available with respect to
                                 properties that are not condominiums. For
                                 example, a

                                      S-53

                                 mortgaged real property may not be readily
                                 convertible due to restrictive covenants
                                 applicable to a mortgaged real property subject
                                 to a condominium regime. The rights of other
                                 unit owners, the documents governing the
                                 management of the condominium units and the
                                 state and local laws applicable to condominium
                                 units must be considered. Certain transfers of
                                 condominium units may require filings with
                                 state agencies or other governmental
                                 authorities. In addition, in the event of a
                                 casualty with respect to such a mortgaged real
                                 property, due to the possible existence of
                                 multiple loss payees on any insurance policy
                                 covering that mortgaged real property, there
                                 could be a delay in the allocation of related
                                 insurance proceeds if any. Consequently,
                                 servicing and realizing upon the collateral
                                 described above could subject the
                                 certificateholders to a greater delay, expense
                                 and risk than with respect to a mortgage loan
                                 secured by a property that is not a
                                 condominium.

A LARGE CONCENTRATION OF
RETAIL PROPERTIES IN THE
MORTGAGE POOL WILL SUBJECT
YOUR INVESTMENT TO THE SPECIAL
RISKS OF RETAIL PROPERTIES....   61 of the mortgaged properties securing 25.5%
                                 of the initial outstanding pool balance
                                 (representing 35.9% of the initial outstanding
                                 loan group 1 balance), are retail properties.
                                 The quality and success of a retail property's
                                 tenants significantly affect the property's
                                 value. The success of retail properties can be
                                 adversely affected by local competitive
                                 conditions and changes in consumer spending
                                 patterns. A borrower's ability to make debt
                                 service payments can be adversely affected if
                                 rents are based on a percentage of the tenant's
                                 sales and sales decline or if the closure of
                                 one store gives rise to lease provisions
                                 permitting the closure of another store.
                                 Additional factors that can affect the success
                                 of a retail property include that certain
                                 tenants may have rights to terminate their
                                 leases, the location of the subject property
                                 and the physical condition and amenities of the
                                 subject property in relation to competing
                                 buildings.

                                 An "anchor tenant" is proportionately larger in
                                 size than other tenants at a retail property
                                 and is considered to be vital in attracting
                                 customers to a retail property, whether or not
                                 the anchor tenant's premises are part of the
                                 mortgaged property. 31 of the mortgaged
                                 properties, securing 19.2% of the initial
                                 outstanding pool balance (representing 27.1% of
                                 the initial outstanding loan group 1 balance),
                                 are properties considered by the applicable
                                 mortgage loan seller to be occupied by, leased
                                 to or adjacent to one or more anchor tenants.

                                 The presence or absence of an anchor store in a
                                 shopping center also can be important because
                                 anchor stores play a key role in generating
                                 customer traffic and making a center desirable
                                 for other tenants. Consequently, the economic
                                 performance of an anchored retail property will
                                 be adversely affected by:

                                 o    an anchor store's failure to renew its
                                      lease;

                                 o    termination of an anchor store's lease;

                                 o    the bankruptcy or economic decline of an
                                      anchor store or self-owned anchor or the
                                      parent company thereof; or

                                      S-54

                                 o    the cessation of the business of an anchor
                                      store at the shopping center, even if, as
                                      a tenant, it continues to pay rent.

                                 There may be retail properties with anchor
                                 stores that are permitted to cease operating at
                                 any time if certain other stores are not
                                 operated at those locations. Furthermore, there
                                 may be non-anchor tenants that are permitted to
                                 offset all or a portion of their rent, pay rent
                                 based solely on a percentage of their sales, or
                                 terminate their leases if certain anchor stores
                                 and/or major tenants are either not operated or
                                 fail to meet certain business objectives.

                                 Retail properties also face competition from
                                 sources outside a given real estate market. For
                                 example, all of the following compete with more
                                 traditional retail properties for consumer
                                 dollars: factory outlet centers, discount
                                 shopping centers and clubs, catalogue
                                 retailers, home shopping networks, internet
                                 websites and telemarketing. Continued growth of
                                 these alternative retail outlets, which often
                                 have lower operating costs, could adversely
                                 affect the rents collectible at the retail
                                 properties included in the mortgage pool, as
                                 well as the income from, and market value of,
                                 the mortgaged properties. Moreover, additional
                                 competing retail properties may be built in the
                                 areas where the retail properties are located,
                                 which could adversely affect the rents
                                 collectible at the retail properties included
                                 in the mortgage pool, as well as the income
                                 from, and market value of, the mortgaged
                                 properties.

A LARGE CONCENTRATION OF
HOSPITALITY PROPERTIES IN THE
MORTGAGE POOL WILL SUBJECT
YOUR INVESTMENT TO THE SPECIAL
RISKS OF HOSPITALITY
PROPERTIES....................   8 of the mortgaged properties, securing
                                 mortgage loans representing 4.0% of the initial
                                 outstanding pool balance (and representing 5.7%
                                 of the initial outstanding loan group 1
                                 balance), are hospitality properties. Various
                                 factors may adversely affect the economic
                                 performance of a hospitality property,
                                 including:

                                 o    location of property and proximity of a
                                      hotel property to major population centers
                                      or attractions;

                                 o    adverse economic and social conditions,
                                      either local, regional, national or
                                      international, which may limit the amount
                                      that can be charged for a room and reduce
                                      occupancy levels;

                                 o    the construction of competing hotels or
                                      resorts;

                                 o    continuing expenditures for modernizing,
                                      refurbishing and maintaining existing
                                      facilities prior to the expiration of
                                      their anticipated useful lives;

                                 o    franchise affiliation (or lack thereof);

                                 o    limited service hospitality properties
                                      have lower barriers to entry than other
                                      types of hospitality properties, and over
                                      building could occur;

                                 o    a deterioration in the financial strength
                                      or managerial capabilities of the owner
                                      and/or operator of a hotel; and

                                      S-55

                                 o  changes in travel patterns, terrorist
                                    attacks, increases in energy prices,
                                    strikes, natural disasters, bad weather,
                                    relocation of highways or the construction
                                    of additional highways.

                                 Because hotel rooms generally are rented for
                                 short periods of time, the financial
                                 performance of hotels tends to be affected by
                                 adverse economic conditions and competition
                                 more quickly than are other types of commercial
                                 properties.

                                 Moreover, the hotel and lodging industry is
                                 generally seasonal in nature. This seasonality
                                 can be expected to cause periodic fluctuations
                                 in a hotel property's revenues, occupancy
                                 levels, room rates and operating expenses.

                                 A hotel's ability to attract customers and/or a
                                 portion of its revenues may depend on its
                                 having a liquor license. The laws and
                                 regulations relating to liquor licenses
                                 generally prohibit the transfer of those liquor
                                 licenses to any other person. In the event of a
                                 foreclosure of a hotel property with a liquor
                                 license, the trustee or a purchaser in a
                                 foreclosure sale would likely have to apply for
                                 a new license. There can be no assurance that a
                                 new liquor license could be obtained promptly
                                 or at all. The lack of a liquor license in a
                                 full service hotel could have an adverse impact
                                 on the revenue generated by the hotel.

                                 A mortgage loan secured by hotel property may
                                 be affiliated with a franchise company through
                                 a franchise agreement or a hotel management
                                 company through a management agreement. The
                                 performance of a hotel property affiliated with
                                 a franchise or hotel management company depends
                                 in part on the continued existence, reputation
                                 and financial strength of the franchisor or
                                 hotel management company and,

                                 o  the public perception of the franchise or
                                    management company or hotel chain service
                                    mark; and

                                 o  the duration of the franchise licensing
                                    agreement or management agreement. Certain
                                    franchise agreements may expire during the
                                    term of the related mortgage loans or soon
                                    thereafter, and there can be no assurance
                                    that they can be renewed.

                                 Any provision in a franchise agreement
                                 providing for termination because of the
                                 bankruptcy of a franchisor generally will not
                                 be enforceable. Replacement franchises may
                                 require significantly higher fees. The
                                 transferability of franchise license agreements
                                 is restricted. In the event of a foreclosure,
                                 the lender or its agent would not have the
                                 right to use the franchise license without the
                                 franchisor's consent.

INDUSTRIAL PROPERTIES IN THE
MORTGAGE POOL WILL SUBJECT
YOUR INVESTMENT TO THE SPECIAL
RISKS OF INDUSTRIAL
PROPERTIES..................     6 of the mortgaged properties, securing
                                 mortgage loans representing 2.4% of the initial
                                 outstanding pool balance (and representing 3.4%
                                 of the initial outstanding loan group 1
                                 balance), are industrial properties. Various
                                 factors may adversely affect the economic
                                 performance of these industrial properties,
                                 which could adversely affect payments on your
                                 certificates, including:

                                      S-56

                                 o  quality of tenant;

                                 o  reduced demand for industrial space because
                                    of a decline in a particular industry
                                    segment;

                                 o  increased supply of competing industrial
                                    space because of relative ease in
                                    constructing buildings of this type;

                                 o  a property becoming functionally obsolete;

                                 o  insufficient supply of labor to meet demand;

                                 o  changes in access to the property, energy
                                    prices, strikes, relocation of highways or
                                    the construction of additional highways;

                                 o  location of the property in relation to
                                    access to transportation;

                                 o  suitability for a particular tenant;

                                 o  building design and adaptability;

                                 o  expense to convert a previously adapted
                                    space to other use;

                                 o  a change in the proximity of supply sources;
                                    and

                                 o  environmental hazards.

MANUFACTURED HOUSING COMMUNITY
PROPERTIES IN THE MORTGAGE
POOL WILL SUBJECT YOUR
INVESTMENT TO THE SPECIAL
RISKS OF MANUFACTURED HOUSING
COMMUNITY PROPERTIES..........   6 mortgaged properties, securing mortgage loans
                                 representing 2.2% of the initial outstanding
                                 pool balance (all of which are mortgaged
                                 properties in loan group 2, representing 7.5%
                                 of the initial outstanding loan group 2
                                 balance), are manufactured housing community
                                 properties. Various factors may adversely
                                 affect the economic performance of manufactured
                                 housing community properties, which could
                                 adversely affect payments on your certificates,
                                 including:

                                 o  the physical attributes of the community
                                    (e.g., age, condition and design);

                                 o  the location of the community;

                                 o  the services and amenities provided by the
                                    community and its management (including
                                    maintenance and insurance);

                                 o  the strength and nature of the local economy
                                    (which may limit the amount that may be
                                    charged, the timely payments of those
                                    amounts, and may reduce occupancy levels);

                                 o  state and local regulations (which may
                                    affect the property owner's ability to
                                    increase amounts charged or limit the
                                    owner's ability to convert the property to
                                    an alternate use);

                                      S-57

                                 o  competing residential developments in the
                                    local market, such as other manufactured
                                    housing communities, apartment buildings and
                                    single family homes;

                                 o  the property's reputation;

                                 o  the quality of management;

                                 o  the availability of public water and sewer
                                    facilities, or the adequacy of any such
                                    privately-owned facilities; and

                                 o  the property may not be readily convertible
                                    to an alternate use.

SELF STORAGE PROPERTIES IN THE
MORTGAGE POOL WILL SUBJECT
YOUR INVESTMENT TO THE SPECIAL
RISK OF SELF STORAGE
PROPERTIES................       1 mortgaged property, securing mortgage loans
                                 representing 0.2% of the initial outstanding
                                 pool balance (and representing 0.3% of the
                                 initial outstanding loan group 1 balance), is a
                                 self storage property.

                                 Self storage properties are considered
                                 vulnerable to competition, because both
                                 acquisition costs and break-even occupancy are
                                 relatively low. The conversion of self storage
                                 facilities to alternative uses would generally
                                 require substantial capital expenditures. Thus,
                                 if the operation of any of the self storage
                                 mortgaged properties becomes unprofitable due
                                 to:

                                 o  decreased demand;

                                 o  competition;

                                 o  lack of proximity to apartment complexes or
                                    commercial users;

                                 o  apartment tenants moving to single-family
                                    homes;

                                 o  decline in services rendered, including
                                    security;

                                 o  dependence on business activity ancillary to
                                    renting units;

                                 o  age of improvements; or

                                 o  other factors so that the borrower becomes
                                    unable to meet its obligations on the
                                    related mortgage loan, the liquidation value
                                    of that self storage mortgaged property may
                                    be substantially less, relative to the
                                    amount owing on the mortgage loan, than if
                                    the self storage mortgaged property were
                                    readily adaptable to other uses.

                                 Tenant privacy, anonymity and efficient access
                                 may heighten environmental risks. No
                                 environmental assessment of a mortgaged
                                 property included an inspection of the contents
                                 of the self storage units included in the self
                                 storage mortgaged properties and there is no
                                 assurance that all of the units included in the
                                 self storage mortgaged properties are free from
                                 hazardous substances or other pollutants or
                                 contaminants or will remain so in the future.

                                      S-58

LEASEHOLD INTERESTS ENTAIL
CERTAIN RISKS WHICH MAY
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES.............   7 of the mortgaged properties, securing
                                 mortgage loans representing 1.4% of the initial
                                 outstanding pool balance (which include 4
                                 mortgaged properties in loan group 1, securing
                                 mortgage loans representing 1.4% of the initial
                                 outstanding loan group 1 balance, and 3
                                 mortgaged properties in loan group 2, securing
                                 mortgage loans representing 1.6% of the initial
                                 outstanding loan group 2 balance), are subject
                                 to a first mortgage lien on a leasehold
                                 interest under a ground lease. In addition, 5
                                 of the mortgaged properties securing 5 mortgage
                                 loans representing 8.6% of the initial
                                 outstanding pool balance (and representing
                                 12.1% of the initial outstanding loan group 1
                                 balance), are secured by a first mortgage lien
                                 on a fee interest in a portion of the mortgaged
                                 property and a leasehold interest in the
                                 remainder of the mortgaged property. In
                                 circumstances where both the fee and leasehold
                                 interest in the entire mortgaged property are
                                 encumbered, we have treated that as simply an
                                 encumbered fee interest. However, a ground
                                 lessor's execution of a mortgage over its fee
                                 interest to secure the ground lessee's debt may
                                 be subject to challenge as a fraudulent
                                 conveyance. Among other things, a legal
                                 challenge to the granting of such lien may
                                 focus on the benefit realized by the ground
                                 lessor from the related mortgage loan. If a
                                 court concluded that the ground lessor's
                                 granting of the mortgage was an avoidable
                                 fraudulent conveyance, it might take actions
                                 detrimental to the holders of the offered
                                 certificates, including, under certain
                                 circumstances, invalidating the mortgage over
                                 the ground lessor's fee interest.

                                 Leasehold mortgage loans are subject to certain
                                 risks not associated with mortgage loans
                                 secured by a lien on the fee estate of the
                                 borrower. The most significant of these risks
                                 is that if the borrower's leasehold were to be
                                 terminated upon a lease default, the lender
                                 would lose its security. Generally, each
                                 related ground lease or ancillary agreement
                                 requires the lessor to give the lender notice
                                 of the borrower's defaults under the ground
                                 lease and an opportunity to cure them, permits
                                 the leasehold interest to be assigned to the
                                 lender or the purchaser at a foreclosure sale,
                                 in some cases only upon the consent of the
                                 lessor, and contains certain other protective
                                 provisions typically included in a
                                 "mortgageable" ground lease.

                                 In addition, certain of the mortgaged
                                 properties are subject to various use
                                 restrictions imposed by the related ground
                                 lease, and these limitations could adversely
                                 affect the ability of the related borrower to
                                 lease or sell the mortgaged property on
                                 favorable terms, thus adversely affecting the
                                 borrower's ability to fulfill its obligations
                                 under the related mortgage loan.

                                 Upon the bankruptcy of a lessor or a lessee
                                 under a ground lease, the debtor entity has the
                                 right to assume or reject the lease. If a
                                 debtor lessor rejects the lease, the lessee has
                                 the right to remain in possession of its leased
                                 premises for the rent otherwise payable under
                                 the lease for the term of the lease (including
                                 renewals). If a debtor lessee/borrower rejects
                                 any or all of the lease, the leasehold lender
                                 could succeed to the lessee/borrower's position
                                 under the lease only if the lessor specifically
                                 grants the lender that right. If both the
                                 lessor and the lessee/borrowers are involved in
                                 bankruptcy proceedings, the trustee may be
                                 unable to enforce the bankrupt
                                 lessee/borrower's right to refuse to treat a
                                 ground

                                      S-59

                                 lease rejected by a bankrupt lessor as
                                 terminated. In those circumstances, a lease
                                 could be terminated notwithstanding lender
                                 protection provisions contained therein or in
                                 the mortgage.

                                 In a recent decision by the United States Court
                                 of Appeals for the Seventh Circuit (Precision
                                 Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d
                                 537 (7th Cir. 2003)) the court ruled with
                                 respect to an unrecorded lease of real property
                                 that where a statutory sale of the fee interest
                                 in leased property occurs under Section 363(f)
                                 of the Bankruptcy Code (11 U.S.C. Section
                                 363(f)) upon the bankruptcy of a landlord, such
                                 sale terminates a lessee's possessory interest
                                 in the property, and the purchaser assumes
                                 title free and clear of any interest, including
                                 any leasehold estates. Pursuant to Section
                                 363(e) of the Bankruptcy Code (11 U.S.C.
                                 Section 363(a)), a lessee may request the
                                 bankruptcy court to prohibit or condition the
                                 statutory sale of the property so as to provide
                                 adequate protection of the leasehold interests;
                                 however, the court ruled that this provision
                                 does not ensure continued possession of the
                                 property, but rather entitles the lessee to
                                 compensation for the value of its leasehold
                                 interest, typically from the sale proceeds.
                                 While there are certain circumstances under
                                 which a "free and clear" sale under Section
                                 363(f) of the Bankruptcy Code would not be
                                 authorized (including that the lessee could not
                                 be compelled in a legal or equitable proceeding
                                 to accept a monetary satisfaction of his
                                 possessory interest, and that none of the other
                                 conditions of Section 363(f)(1)-(4) of the
                                 Bankruptcy Code otherwise permits the sale), we
                                 cannot provide assurances that those
                                 circumstances would be present in any proposed
                                 sale of a leased premises. As a result, we
                                 cannot provide assurances that, in the event of
                                 a statutory sale of leased property pursuant to
                                 Section 363(f) of the Bankruptcy Code, the
                                 lessee may be able to maintain possession of
                                 the property under the ground lease. In
                                 addition, we cannot provide assurances that the
                                 lessee and/or the lender will be able to recoup
                                 the full value of the leasehold interest in
                                 bankruptcy court.

                                 Some of the ground leases securing the
                                 mortgaged properties provide that the ground
                                 rent payable thereunder increases during the
                                 term of the lease. These increases may
                                 adversely affect the cash flow and net income
                                 of the borrower from the mortgaged property.

TENANCIES IN COMMON MAY HINDER
RECOVERY......................   Borrowers under 16 mortgage loans, representing
                                 10.8% of the initial outstanding pool balance
                                 (which include Mortgage Loan Nos. 13, 15, 16,
                                 17, 19, 24, 25, 26, 30, 40, 60, 62, 77, 79, 95
                                 and 143), currently own, or are permitted to
                                 own, the related mortgaged property as
                                 tenants-in-common. In general, with respect to
                                 a tenant-in-common ownership structure, each
                                 tenant-in-common owns an undivided interest in
                                 the property and if a tenant-in-common desires
                                 to sell its interest in the property (and is
                                 unable to find a buyer or otherwise needs to
                                 force a partition) the tenant-in-common has the
                                 ability to request that a court order a sale of
                                 the property and distribute the proceeds to
                                 each tenant-in-common proportionally.

                                 The bankruptcy, dissolution or action for
                                 partition by one or more of the
                                 tenants-in-common could result in an early
                                 repayment of the related mortgage loan, a
                                 significant delay in recovery against the
                                 tenant-in-common mortgagors, a material
                                 impairment in property management and a
                                 substantial decrease in the amount recoverable
                                 upon

                                      S-60

                                 the related mortgage loan. In some cases, the
                                 related mortgage loan documents provide for
                                 full recourse to the related tenant-in-common
                                 borrower or the guarantor if a tenant-in-common
                                 files for partition or bankruptcy. In some
                                 cases, the related tenant-in-common borrower
                                 waived its right to partition, reducing the
                                 risk of partition. However, there can be no
                                 assurance that, if challenged, this waiver
                                 would be enforceable. In most cases, the
                                 related tenant-in-common borrower is a special
                                 purpose entity (in some cases
                                 bankruptcy-remote), reducing the risk of
                                 bankruptcy. The tenant-in-common structure may
                                 cause delays in the enforcement of remedies
                                 because each time a tenant-in-common borrower
                                 files for bankruptcy, the bankruptcy court stay
                                 will be reinstated. There can be no assurance
                                 that a bankruptcy proceeding by a single
                                 tenant-in-common borrower will not delay
                                 enforcement of this mortgage loan.

TENANT BANKRUPTCY MAY
ADVERSELY AFFECT THE INCOME
PRODUCED BY THE PROPERTY AND
MAY ADVERSELY AFFECT THE
PAYMENTS ON YOUR
CERTIFICATES..................   Certain tenants at some of the mortgaged
                                 properties may have been, may currently be or
                                 may in the future become a party to a
                                 bankruptcy proceeding. The bankruptcy or
                                 insolvency of a major tenant, or a number of
                                 smaller tenants, in retail, industrial and
                                 office properties may adversely affect the
                                 income produced by the property. Under the
                                 federal bankruptcy code, a tenant/debtor has
                                 the option of affirming or rejecting any
                                 unexpired lease. If the tenant rejects the
                                 lease, the landlord's claim for breach of the
                                 lease would be a general unsecured claim
                                 against the tenant, absent collateral securing
                                 the claim. The claim would be limited to the
                                 unpaid rent under the lease for the periods
                                 prior to the bankruptcy petition, or earlier
                                 surrender of the leased premises, plus the rent
                                 under the lease for the greater of 1 year, or
                                 15%, not to exceed 3 years, of the remaining
                                 term of the lease. The actual amount of the
                                 recovery could be less than the amount of the
                                 claim.

ENVIRONMENTAL LAWS ENTAIL
RISKS THAT MAY ADVERSELY
AFFECT PAYMENTS ON YOUR
CERTIFICATES..................   Various environmental laws may make a current
                                 or previous owner or operator of real property
                                 liable for the costs of removal or remediation
                                 of hazardous or toxic substances on, under or
                                 adjacent to the property. Those laws often
                                 impose liability whether or not the owner or
                                 operator knew of, or was responsible for, the
                                 presence of the hazardous or toxic substances.
                                 For example, certain laws impose liability for
                                 release of asbestos-containing materials into
                                 the air or require the removal or containment
                                 of asbestos-containing materials. In some
                                 states, contamination of a property may give
                                 rise to a lien on the property to assure
                                 payment of the costs of cleanup. In some
                                 states, this lien has priority over the lien of
                                 a pre-existing mortgage. Additionally, third
                                 parties may seek recovery from owners or
                                 operators of real properties for cleanup costs,
                                 property damage or personal injury associated
                                 with releases of, or other exposure to
                                 hazardous substances related to the properties.

                                 The owner's liability for any required
                                 remediation generally is not limited by law and
                                 could, accordingly, exceed the value of the
                                 property and/or the aggregate assets of the
                                 owner. The presence of hazardous or toxic
                                 substances also may adversely affect the
                                 owner's ability to

                                      S-61

                                 refinance the property or to sell the property
                                 to a third party. The presence of, or strong
                                 potential for contamination by, hazardous
                                 substances consequently can have a materially
                                 adverse effect on the value of the property and
                                 a borrower's ability to repay its mortgage
                                 loan.

                                 In addition, under certain circumstances, a
                                 lender (such as the trust) could be liable for
                                 the costs of responding to an environmental
                                 hazard.

ENVIRONMENTAL RISKS RELATING
TO SPECIFIC MORTGAGED
PROPERTIES MAY ADVERSELY
AFFECT PAYMENTS ON YOUR
CERTIFICATES..................   In general, in connection with the origination
                                 of the mortgage loans, environmental site
                                 assessments were prepared for the related
                                 mortgaged properties. In all cases where such
                                 environmental site assessments were prepared,
                                 the minimum standard required for such
                                 environmental site assessments was generally a
                                 Phase I type of environmental site assessment.
                                 Phase I environmental site assessments
                                 generally include a site inspection, interview
                                 of knowledgeable persons, review of certain
                                 records and government databases, and
                                 preparation of a report by an environmental
                                 professional, but do not usually include
                                 sampling and laboratory analysis.

                                 With respect to the mortgaged properties for
                                 which environmental site assessments (or
                                 updates of previous assessments), were prepared
                                 on or after August 8, 2005 (which were prepared
                                 for each mortgaged property in the trust), the
                                 related mortgage loan seller will represent to
                                 us that, as of the cut-off date and subject to
                                 certain specified exceptions, it has no
                                 knowledge of any material and adverse
                                 environmental condition or circumstance
                                 affecting the applicable mortgaged property
                                 that was not disclosed in the assessment.

                                 The environmental assessments generally did not
                                 disclose the presence or risk of environmental
                                 contamination that is considered materially
                                 adverse to the interests of the holders of the
                                 certificates and the value of the mortgage
                                 loan; however, in certain cases, these
                                 assessments did reveal conditions that resulted
                                 in requirements that the related borrowers
                                 establish operations and maintenance plans,
                                 monitor the mortgaged property or nearby
                                 properties, abate or remediate the condition,
                                 establish a reserve fund at the origination of
                                 the mortgage loan, provide additional security
                                 such as letters of credit or stand-alone
                                 secured creditor impaired property policies,
                                 and/or take other actions necessary to address
                                 such adverse conditions. We cannot assure you,
                                 however, that any environmental assessments
                                 revealed or accurately quantified all existing
                                 or potential environmental risks or that all
                                 adverse environmental conditions have been
                                 completely abated or remediated or that any
                                 reserves, insurance or operations and
                                 maintenance plans will be sufficient to
                                 remediate the environmental conditions.
                                 Moreover, we cannot assure you that: (i) future
                                 laws, ordinances or regulations will not impose
                                 any material environmental liability; or (ii)
                                 the current environmental condition of the
                                 mortgaged properties will not be adversely
                                 affected by tenants or by the condition of land
                                 or operations in the vicinity of the mortgaged
                                 properties (such as any leaking underground
                                 storage tanks).

                                 Portions of some of the mortgaged properties
                                 securing the mortgage loans were previously
                                 operated as or are located near other
                                 properties

                                      S-62

                                 currently or previously operated as on-site
                                 dry-cleaners or gasoline stations. Both types
                                 of operations involve the use and storage of
                                 hazardous materials, leading to an increased
                                 risk of liability to the tenant, the landowner
                                 and, under certain circumstances, a lender
                                 (such as the trust) under environmental laws.
                                 Dry-cleaners and gasoline station operators may
                                 be required to obtain various environmental
                                 permits or licenses in connection with their
                                 operations and activities and to comply with
                                 various environmental laws, including those
                                 governing the use and storage of hazardous
                                 materials. These operations incur ongoing costs
                                 to comply with environmental laws governing,
                                 among other things, containment systems and
                                 underground storage tank systems. In addition,
                                 any liability to borrowers under environmental
                                 laws, especially in connection with releases
                                 into the environment of gasoline, dry-cleaning
                                 solvents or other hazardous materials from
                                 underground storage tank systems or otherwise,
                                 could adversely impact the related borrower's
                                 ability to repay the related mortgage loan.

                                 In addition, problems associated with mold may
                                 pose risks to real property and may also be the
                                 basis for personal injury claims against a
                                 borrower. Although, in general, the mortgaged
                                 properties are required to be inspected
                                 periodically, there is no set of generally
                                 accepted standards for the assessment of mold
                                 currently in place. Problems associated with
                                 mold could result in the interruption of cash
                                 flow, remediation expenses and litigation which
                                 could adversely impact collections from a
                                 mortgaged property. In addition, many of the
                                 insurance policies presently covering the
                                 mortgaged properties may specifically exclude
                                 losses due to mold.

                                 Before either special servicer acquires title
                                 to a mortgaged property on behalf of the trust
                                 or assumes operation of the property, it must
                                 obtain an environmental assessment of the
                                 property, or rely on a recent environmental
                                 assessment. This requirement will decrease the
                                 likelihood that the trust will become liable
                                 under any environmental law. However, this
                                 requirement may effectively preclude
                                 foreclosure until a satisfactory environmental
                                 assessment is obtained, or until any required
                                 remedial action is thereafter taken. There is
                                 accordingly some risk that the mortgaged
                                 property will decline in value while this
                                 assessment is being obtained. Moreover, we
                                 cannot assure you that this requirement will
                                 effectively insulate the trust from potential
                                 liability under environmental laws. Any such
                                 potential liability could reduce or delay
                                 payments to the certificateholders.

IF A BORROWER IS UNABLE TO
REPAY ITS LOAN ON ITS
MATURITY DATE, YOU MAY
EXPERIENCE A LOSS.............   169 of the mortgage loans (including
                                 hyperamortizing mortgage loans), representing
                                 99.1% of the initial outstanding pool balance
                                 (which include 105 mortgage loans in loan group
                                 1, representing 99.3% of the initial
                                 outstanding loan group 1 balance, and 64
                                 mortgage loans in loan group 2, representing
                                 98.5% of the initial outstanding loan group 2
                                 balance), are balloon loans. For purposes of
                                 this prospectus supplement, we consider a
                                 mortgage loan to be a "balloon loan" if its
                                 principal balance is not scheduled to be fully
                                 or substantially amortized by the loan's
                                 respective anticipated repayment date (in the
                                 case of a hyperamortizing loan) or maturity
                                 date. We cannot assure you that each borrower
                                 will have the ability to repay the principal
                                 balance outstanding on the pertinent date,
                                 especially under a scenario where interest
                                 rates have increased from the historically low
                                 interest rates in

                                      S-63

                                 effect at the time that most of the mortgage
                                 loans were originated. Balloon loans involve
                                 greater risk than fully amortizing loans
                                 because the borrower's ability to repay the
                                 loan on its anticipated repayment date or
                                 maturity date typically will depend upon its
                                 ability either to refinance the loan or to sell
                                 the mortgaged property at a price sufficient to
                                 permit repayment. A borrower's ability to
                                 achieve either of these goals will be affected
                                 by a number of factors, including:

                                 o  the availability of, and competition for,
                                    credit for commercial real estate projects;

                                 o  prevailing interest rates;

                                 o  the fair market value of the related
                                    mortgaged property;

                                 o  the borrower's equity in the related
                                    mortgaged property;

                                 o  the borrower's financial condition;

                                 o  the operating history and occupancy level of
                                    the mortgaged property;

                                 o  tax laws; and

                                 o  prevailing general and regional economic
                                    conditions.

                                 The availability of funds in the credit markets
                                 fluctuates over time.

                                 None of the mortgage loan sellers or their
                                 respective affiliates are under any obligation
                                 to refinance any mortgage loan.

A BORROWER'S OTHER LOANS MAY
REDUCE THE CASH FLOW AVAILABLE
TO THE MORTGAGED PROPERTY
WHICH MAY ADVERSELY AFFECT
PAYMENT ON YOUR CERTIFICATES..   Except as set forth below, each of the mortgage
                                 loan sellers will represent that, to its
                                 knowledge, none of the other mortgaged
                                 properties secure any loans that are
                                 subordinate to the related mortgage loan unless
                                 those other loans are included in the trust.
                                 However, the mortgage loan sellers generally
                                 have not obtained updated title reports or
                                 otherwise taken steps to confirm that no
                                 additional secured subordinate financing
                                 exists.

                                 Mortgage Loan No. 2, representing 9.0% of the
                                 initial outstanding pool balance, is secured by
                                 the same mortgaged properties on a pari passu
                                 basis with companion notes. See "Description of
                                 the Mortgage Pool--RREEF Portfolio Pari Passu
                                 Loan" in this prospectus supplement.

                                 Mortgage Loan No. 37, representing 0.6% of the
                                 initial outstanding pool balance, the borrower
                                 has additional secured financing in the amount
                                 of $500,000 in the form of second mortgage from
                                 the State of Oregon.

                                 Mortgage Loan No. 155, representing 0.1% of the
                                 initial outstanding principal balance has
                                 additional secured financing in the amount of
                                 $86,000, which is subordinate to the related
                                 mortgage loan.

                                      S-64

                                 Mortgage Loan No. 171, representing 0.04% of
                                 the initial outstanding principal balance, has
                                 additional secured financing in the amount of
                                 $38,500, which is subordinate to the related
                                 mortgage loan.

                                 Mortgage Loan No. 4, representing 5.5% of the
                                 initial outstanding principal balance, has
                                 additional unsecured financing of $12,293,834,
                                 which is subordinate to the related mortgage
                                 loan.

                                 Mortgage Loan No. 56, representing 0.4% of the
                                 initial outstanding principal balance, has
                                 mezzanine debt currently in place ($225,000),
                                 which is unsecured by the property.

                                 In general, the mortgage loans permit or do not
                                 prohibit additional financing that is not
                                 secured by the mortgaged property, including,
                                 but not limited to, trade payables and
                                 indebtedness secured by equipment or other
                                 personal property located at the mortgaged
                                 property and/or permit or do not prohibit the
                                 owners or the constituent members of the
                                 borrower to incur indebtedness, including
                                 financings secured by a pledge of their
                                 interests in the borrower. In general,
                                 borrowers that have not agreed to certain
                                 special purpose covenants in the related
                                 mortgage loan documents may be permitted to
                                 incur additional financing that is not secured
                                 by the mortgaged property. The organizational
                                 documents for the borrowers under the
                                 residential cooperative mortgage loans sold to
                                 the trust by NCB, FSB and certain other
                                 mortgage loans in the trust do not require the
                                 borrowers to be special purpose entities.

                                 The borrowers under 32 mortgage loans, which
                                 collectively represent 6.8% of the initial
                                 outstanding pool balance (all of which are
                                 mortgage loans in loan group 2, representing
                                 23.4% of the initial outstanding loan group 2
                                 balance), and which are secured by residential
                                 cooperative properties, are permitted to incur
                                 and/or have incurred a limited amount of
                                 indebtedness secured by the related mortgaged
                                 real properties. It is a condition of the
                                 occurrence of any future secured subordinate
                                 indebtedness on these mortgage loans that: (a)
                                 the total loan-to-value ratio of these loans be
                                 below certain thresholds and (b) that
                                 subordination agreements be put in place
                                 between the trustee and the related lenders.
                                 With respect to the mortgage loans secured by
                                 residential cooperative properties, the pooling
                                 and servicing agreement permits the applicable
                                 master servicer to grant consent to additional
                                 subordinate financing secured by the related
                                 cooperative property (even if the subordinate
                                 financing is prohibited by the terms of the
                                 related loan documents), subject to the
                                 satisfaction of certain conditions, including
                                 the condition that the maximum combined
                                 loan-to-value ratio does not exceed 40% on a
                                 loan-by-loan basis (based on the value co-op
                                 basis of the related mortgaged property, which
                                 is calculated based on and set forth in the
                                 updated appraisal obtained in connection with
                                 the proposed indebtedness), the condition that
                                 the total subordinate financing secured by the
                                 related mortgaged property not exceed $7.5
                                 million and the condition that the net proceeds
                                 of the subordinate debt be used principally for
                                 funding capital expenditures, major repairs or
                                 reserves. In all of the aforementioned cases,
                                 NCB, FSB or one of its affiliates is likely to
                                 be the lender on the subordinate financing,
                                 although it is not obligated to do so.

                                 12 mortgage loans, representing 22.4% of the
                                 initial outstanding pool balance (which include
                                 9 mortgage loans in loan group 1, representing

                                      S-65

                                 29.2% of the initial outstanding loan group 1
                                 balance, and 3 mortgage loans in loan group 2,
                                 representing 5.6% of the initial outstanding
                                 loan group 2 balance), which are not secured by
                                 residential cooperative properties, permit
                                 future mezzanine debt to be incurred upon the
                                 satisfaction of certain conditions.

                                 2 mortgage loans, which are not secured by
                                 residential cooperative properties,
                                 representing 0.5% of the initial outstanding
                                 balance (and representing 0.6% of the initial
                                 outstanding loan group 1 balance) permit the
                                 borrower to enter into additional financing
                                 that is secured by the related mortgaged
                                 properties.

                                 4 mortgage loans, representing 3.6% of the
                                 initial outstanding balance (and representing
                                 4.7% of the initial outstanding loan group 1
                                 balance and 0.9% of the initial outstanding
                                 loan group 2 balance) permit the borrower to
                                 enter into additional financing that is not
                                 secured by the related mortgaged properties.

                                 In the case of some or all of the mortgage
                                 loans with existing subordinate or mezzanine
                                 debt, the holder of the subordinate or
                                 mezzanine loan has the right to cure certain
                                 defaults occurring on the mortgage loan and/or
                                 the right to purchase the mortgage loan from
                                 the trust if certain defaults on the mortgage
                                 loan occur. The purchase price required to be
                                 paid in connection with such a purchase is
                                 generally equal to the outstanding principal
                                 balance of the mortgage loan, together with
                                 accrued and unpaid interest on, and all unpaid
                                 servicing expenses and advances relating to,
                                 the mortgage loan. The specific rights of the
                                 related subordinate or mezzanine lender with
                                 respect to any future subordinate or mezzanine
                                 debt will be specified in the related
                                 intercreditor agreement and may include rights
                                 substantially similar to the cure and
                                 repurchase rights described in the preceding
                                 sentence. Such purchase price generally does
                                 not include a yield maintenance premium or
                                 prepayment premium. Accordingly, such purchase
                                 (if made prior to the maturity date or
                                 anticipated repayment date) will have the
                                 effect of a prepayment made without payment of
                                 a yield maintenance premium or prepayment
                                 premium.

                                 For further information with respect to
                                 subordinate debt, mezzanine debt and other
                                 financing, see Appendix II.

                                 No representation is made as to whether any
                                 other secured subordinate financing currently
                                 encumbers any mortgaged property or whether a
                                 third-party holds debt secured by a pledge of
                                 equity ownership interests in a related
                                 borrower. Debt that is incurred by the owner of
                                 equity in one or more borrowers and is secured
                                 by a guaranty of the borrower or by a pledge of
                                 the equity ownership interests in those
                                 borrowers effectively reduces the equity
                                 owners' economic stake in the related mortgaged
                                 property. The existence of such debt may reduce
                                 cash flow on the related borrower's mortgaged
                                 property after the payment of debt service and
                                 may increase the likelihood that the owner of a
                                 borrower will permit the value or income
                                 producing potential of a mortgaged property to
                                 suffer by not making capital infusions to
                                 support the mortgaged property.

                                 When a borrower, or its equity owners, also has
                                 one or more other outstanding loans, even if
                                 the loans are subordinated or are mezzanine
                                 loans not directly secured by the mortgaged
                                 property, the trust is

                                      S-66

                                 subjected to additional risks. For example, the
                                 borrower may have difficulty servicing and
                                 repaying multiple loans. Also, the existence of
                                 another loan generally will make it more
                                 difficult for the borrower to obtain
                                 refinancing of the mortgage loan and may thus
                                 jeopardize the borrower's ability to repay any
                                 balloon payment due under the mortgage loan at
                                 maturity. Moreover, the need to service
                                 additional debt may reduce the cash flow
                                 available to the borrower to operate and
                                 maintain the mortgaged property.

                                 Additionally, if the borrower, or its equity
                                 owners, are obligated to another lender,
                                 actions taken by other lenders could impair the
                                 security available to the trust. If the other
                                 lender files an involuntary bankruptcy petition
                                 against the borrower, or the borrower files a
                                 voluntary bankruptcy petition to stay
                                 enforcement by that lender, the trust's ability
                                 to foreclose on the property will be
                                 automatically stayed, and principal and
                                 interest payments might not be made during the
                                 course of the bankruptcy case. The bankruptcy
                                 of the other lender also may operate to stay
                                 foreclosure by the trust.

                                 Further, if another loan secured by the
                                 mortgaged property is in default, the other
                                 lender may foreclose on the mortgaged property,
                                 absent an agreement to the contrary, thereby
                                 causing a delay in payments and/or an
                                 involuntary repayment of the mortgage loan
                                 prior to maturity. The trust may also be
                                 subject to the costs and administrative burdens
                                 of involvement in foreclosure proceedings or
                                 related litigation.

                                 Even if a subordinate lender has agreed not to
                                 take any direct actions with respect to the
                                 related subordinate debt, including any actions
                                 relating to the bankruptcy of the borrower, and
                                 that the holder of the mortgage loan will have
                                 all rights to direct all such actions, there
                                 can be no assurance that in the event of the
                                 borrower's bankruptcy, a court will enforce
                                 such restrictions against a subordinate lender.
                                 In its decision in In re 203 North LaSalle
                                 Street Partnership, 246 B.R. 325 (Bankr. N.D.
                                 Ill. March 10, 2000), the United States
                                 Bankruptcy Court for the Northern District of
                                 Illinois refused to enforce a provision of a
                                 subordination agreement that allowed a first
                                 mortgagee to vote a second mortgagee's claim
                                 with respect to a Chapter 11 reorganization
                                 plans on the grounds prebankruptcy contracts
                                 cannot override rights expressly provided by
                                 the federal bankruptcy code. This holding,
                                 which at least one court has already followed,
                                 potentially limits the ability of a senior
                                 lender to accept or reject a reorganization
                                 plan or to control the enforcement of remedies
                                 against a common borrower over a subordinated
                                 lender's objections.

BANKRUPTCY PROCEEDINGS
RELATING TO A BORROWER CAN
RESULT IN DISSOLUTION OF THE
BORROWER AND THE ACCELERATION
OF THE RELATED MORTGAGE LOAN
AND CAN OTHERWISE ADVERSELY
IMPACT REPAYMENT OF THE
RELATED MORTGAGE LOAN.........   Under the federal bankruptcy code, the filing
                                 of a bankruptcy petition by or against a
                                 borrower will stay a sale of real property
                                 owned by that borrower, as well as the
                                 commencement or continuation of a foreclosure
                                 action. In addition, if a court determines that
                                 the value of the mortgaged property is less
                                 than the principal balance of the mortgage loan
                                 it secures, the court may reduce the amount of
                                 secured

                                      S-67

                                 indebtedness to the then-current value of the
                                 mortgaged property. Such an action would make
                                 the lender a general unsecured creditor for the
                                 difference between the then-current value and
                                 the amount of its outstanding mortgage
                                 indebtedness. A bankruptcy court also may:

                                 o    grant a debtor a reasonable time to cure a
                                      payment default on a mortgage loan;

                                 o    reduce monthly payments due under a
                                      mortgage loan;

                                 o    change the rate of interest due on a
                                      mortgage loan; or

                                 o    otherwise alter the terms of the mortgage
                                      loan, including the repayment schedule.

                                 Additionally, the trustee of the borrower's
                                 bankruptcy or the borrower, as debtor in
                                 possession, has special powers to avoid,
                                 subordinate or disallow debts. In some
                                 circumstances, the claims of the mortgage
                                 lender may be subordinated to financing
                                 obtained by a debtor-in-possession subsequent
                                 to its bankruptcy.

                                 The filing of a bankruptcy petition will also
                                 stay the lender from enforcing a borrower's
                                 assignment of rents and leases. The federal
                                 bankruptcy code also may interfere with the
                                 trustee's ability to enforce any lockbox
                                 requirements. The legal proceedings necessary
                                 to resolve these issues can be time consuming
                                 and costly and may significantly delay or
                                 reduce the lender's receipt of rents. A
                                 bankruptcy court may also permit rents
                                 otherwise subject to an assignment and/or
                                 lockbox arrangement to be used by the borrower
                                 to maintain the mortgaged property or for other
                                 court authorized expenses.

                                 As a result of the foregoing, the recovery with
                                 respect to borrowers in bankruptcy proceedings
                                 may be significantly delayed, and the aggregate
                                 amount ultimately collected may be
                                 substantially less than the amount owed.

                                 A number of the borrowers under the mortgage
                                 loans are limited or general partnerships.
                                 Under some circumstances, the bankruptcy of a
                                 general partner of the partnership may result
                                 in the dissolution of that partnership. The
                                 dissolution of a borrower partnership, the
                                 winding up of its affairs and the distribution
                                 of its assets could result in an early
                                 repayment of the related mortgage loan.

                                 In addition, certain of the mortgage loans have
                                 sponsors or borrowers that have previously
                                 filed bankruptcy, which in some cases may have
                                 involved the same property which currently
                                 secures the mortgage loan. In each case, the
                                 related entity or person has emerged from
                                 bankruptcy. However, we cannot assure you that
                                 such sponsors or borrowers will not be more
                                 likely than other sponsors to utilize their
                                 rights in bankruptcy in the event of any
                                 threatened action by the mortgagee to enforce
                                 its rights under the related loan documents.

CERTAIN OF THE MORTGAGE LOANS
WERE NOT SPECIFICALLY
ORIGINATED FOR
SECURITIZATION................   Certain of the mortgage loans were not
                                 originated specifically for securitization, and
                                 generally those mortgage loans lack many
                                 provisions which are customary in mortgage
                                 loans intended for securitization. Generally,
                                 the borrowers with respect to these mortgage

                                      S-68

                                 loans are not required to make payments to
                                 lockboxes or to maintain reserves for certain
                                 expenses, such as taxes, insurance premiums,
                                 capital expenditures, tenant improvements and
                                 leasing commissions, and the lenders under
                                 these mortgage loans do not have the right to
                                 terminate the related property manager upon the
                                 occurrence of certain events or require lender
                                 approval of a replacement property manager.

BORROWERS THAT ARE NOT SPECIAL
PURPOSE ENTITIES MAY BE MORE
LIKELY TO FILE BANKRUPTCY
PETITIONS AND THIS MAY
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES.............   While many of the borrowers have agreed to
                                 certain special purpose covenants to limit the
                                 bankruptcy risk arising from activities
                                 unrelated to the operation of the property,
                                 some borrowers (including, but not limited to,
                                 all of the borrowers with respect to mortgage
                                 loans secured by residential cooperative
                                 properties) are not special purpose entities.
                                 The loan documents and organizational documents
                                 of these borrowers that are not special purpose
                                 entities generally do not limit the purpose of
                                 the borrowers to owning the mortgaged
                                 properties and do not contain the
                                 representations, warranties and covenants
                                 customarily employed to ensure that a borrower
                                 is a special purpose entity (such as
                                 limitations on indebtedness, affiliate
                                 transactions and the conduct of other
                                 businesses, restrictions on the borrower's
                                 ability to dissolve, liquidate, consolidate,
                                 merge or sell all of its assets and
                                 restrictions upon amending its organizational
                                 documents). Consequently, these borrowers may
                                 have other monetary obligations, and certain of
                                 the loan documents provide that a default under
                                 any such other obligations constitutes a
                                 default under the related mortgage loan. In
                                 addition, many of the borrowers and their
                                 owners do not have an independent director
                                 whose consent would be required to file a
                                 bankruptcy petition on behalf of the applicable
                                 borrower. One of the purposes of an independent
                                 director is to avoid a bankruptcy petition
                                 filing that is intended solely to benefit a
                                 borrower's affiliate and is not justified by
                                 the borrower's own economic circumstances.
                                 Therefore, the borrowers described above may be
                                 more likely to file or be subject to voluntary
                                 or involuntary bankruptcy petitions which may
                                 adversely affect payments on your certificates.

THE OPERATION OF COMMERCIAL
PROPERTIES IS DEPENDENT UPON
SUCCESSFUL MANAGEMENT.........   The successful operation of a real estate
                                 project depends upon the property manager's
                                 performance and viability. The property manager
                                 is generally responsible for:

                                 o    responding to changes in the local market;

                                 o    planning and implementing the rental
                                      structure;

                                 o    operating the property and providing
                                      building services;

                                 o    managing operating expenses; and

                                 o    assuring that maintenance and capital
                                      improvements are carried out in a timely
                                      fashion.

                                      S-69

                                 Properties deriving revenues primarily from
                                 short-term sources are generally more
                                 management-intensive than properties leased to
                                 creditworthy tenants under long-term leases.

                                 A property manager, by controlling costs,
                                 providing appropriate service to tenants and
                                 seeing to property maintenance and general
                                 upkeep, can improve cash flow, reduce vacancy,
                                 leasing and repair costs and preserve building
                                 value. On the other hand, management errors
                                 can, in some cases, impair short-term cash flow
                                 and the long-term viability of an income
                                 producing property.

                                 We make no representation or warranty as to the
                                 skills of any present or future managers.
                                 Additionally, we cannot assure you that the
                                 property managers will be in a financial
                                 condition to fulfill their management
                                 responsibilities throughout the terms of their
                                 respective management agreements.

PROVISIONS REQUIRING YIELD
MAINTENANCE CHARGES OR
DEFEASANCE PROVISIONS MAY NOT
BE ENFORCEABLE................   Provisions prohibiting prepayment during a
                                 lockout period or requiring the payment of
                                 prepayment premiums or yield maintenance
                                 charges may not be enforceable in some states
                                 and under federal bankruptcy law. Provisions
                                 requiring the payment of prepayment premiums or
                                 yield maintenance charges also may be
                                 interpreted as constituting the collection of
                                 interest for usury purposes. Accordingly, we
                                 cannot assure you that the obligation to pay
                                 any prepayment premium or yield maintenance
                                 charge will be enforceable either in whole or
                                 in part. Also, we cannot assure you that
                                 foreclosure proceeds will be sufficient to pay
                                 an enforceable prepayment premium or yield
                                 maintenance charge.

                                 Additionally, although the collateral
                                 substitution provisions related to defeasance
                                 do not have the same effect on the
                                 certificateholders as prepayment, we cannot
                                 assure you that a court would not interpret
                                 those provisions as requiring a yield
                                 maintenance charge. In certain jurisdictions,
                                 those collateral substitution provisions might
                                 be deemed unenforceable under applicable law or
                                 public policy, or usurious.

THE ABSENCE OF LOCKBOXES
ENTAILS RISKS THAT COULD
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES.............   The mortgage loans generally do not require the
                                 related borrower to cause rent and other
                                 payments to be made into a lockbox account
                                 maintained on behalf of the lender. If rental
                                 payments are not required to be made directly
                                 into a lockbox account, there is a risk that
                                 the borrower will divert those funds for
                                 purposes other than the payment of the mortgage
                                 loan and maintaining the mortgaged property.

ENFORCEABILITY OF
CROSS-COLLATERALIZATION
PROVISIONS MAY BE CHALLENGED
AND THE BENEFITS OF THESE
PROVISIONS MAY OTHERWISE BE
LIMITED AND MAY ADVERSELY
AFFECT PAYMENTS ON YOUR
CERTIFICATES..................   The mortgage pool includes 4 groups of mortgage
                                 loans, representing 3.6% of the initial
                                 outstanding pool balance (which include 3
                                 groups of

                                      S-70

                                 mortgage loans in loan group 1, representing
                                 2.7% of the initial outstanding loan group 1
                                 balance, and 1 group of mortgage loans in loan
                                 group 2, representing 5.8% of the initial
                                 outstanding loan group 2 balance), under which
                                 an aggregate amount of indebtedness is
                                 evidenced by multiple obligations that are
                                 cross-defaulted and cross-collateralized among
                                 multiple mortgaged properties.

                                 Cross-collateralization arrangements involving
                                 more than one borrower could be challenged as
                                 fraudulent conveyances if:

                                 o    one of the borrowers were to become a
                                      debtor in a bankruptcy case, or were to
                                      become subject to an action brought by one
                                      or more of its creditors outside a
                                      bankruptcy case;

                                 o    the related borrower did not receive fair
                                      consideration or reasonably equivalent
                                      value when it allowed its mortgaged real
                                      property or properties to be encumbered by
                                      a lien benefiting the other borrowers; and

                                 o    the borrower was insolvent when it granted
                                      the lien, was rendered insolvent by the
                                      granting of the lien or was left with
                                      inadequate capital, or was unable to pay
                                      its debts as they matured.

                                 Among other things, a legal challenge to the
                                 granting of the liens may focus on:

                                 o    the benefits realized by such borrower
                                      entity from the respective mortgage loan
                                      proceeds as compared to the value of its
                                      respective property; and

                                 o    the overall cross-collateralization.

                                 If a court were to conclude that the granting
                                 of the liens was an avoidable fraudulent
                                 conveyance, that court could subordinate all or
                                 part of the borrower's respective mortgage loan
                                 to existing or future indebtedness of that
                                 borrower. The court also could recover payments
                                 made under that mortgage loan or take other
                                 actions detrimental to the holders of the
                                 certificates, including, under certain
                                 circumstances, invalidating the loan or the
                                 related mortgages that are subject to this
                                 cross-collateralization.

                                 Furthermore, when multiple real properties
                                 secure a mortgage loan or group of
                                 cross-collateralized mortgage loans, the amount
                                 of the mortgage encumbering any particular one
                                 of those properties may be less than the full
                                 amount of the related mortgage loan or group of
                                 cross-collateralized mortgage loans, generally,
                                 to minimize recording tax. This mortgage amount
                                 may equal the appraised value or allocated loan
                                 amount for the mortgaged real property and will
                                 limit the extent to which proceeds from the
                                 property will be available to offset declines
                                 in value of the other properties securing the
                                 same mortgage loan or group of
                                 cross-collateralized mortgage loans.

                                      S-71

RESERVES TO FUND CAPITAL
EXPENDITURES MAY BE
INSUFFICIENT AND THIS MAY
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES.............   Many of the mortgage loans do not require the
                                 borrowers to set aside funds for specific
                                 reserves controlled by the lender. Even to the
                                 extent that the mortgage loans require any such
                                 reserves, we cannot assure you that any reserve
                                 amounts will be sufficient to cover the actual
                                 costs of items such as taxes, insurance
                                 premiums, capital expenditures, tenant
                                 improvements and leasing commissions (or other
                                 items for which the reserves were established)
                                 or that borrowers under the related mortgage
                                 loans will put aside sufficient funds to pay
                                 for those items. We also cannot assure you that
                                 cash flow from the properties will be
                                 sufficient to fully fund the ongoing monthly
                                 reserve requirements or to enable the borrowers
                                 under the related mortgage loans to fully pay
                                 for those items.

INADEQUACY OF TITLE INSURERS
MAY ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATES..........   Title insurance for a mortgaged property
                                 generally insures a lender against risks
                                 relating to a lender not having a first lien
                                 with respect to a mortgaged property, and in
                                 some cases can insure a lender against specific
                                 other risks. The protection afforded by title
                                 insurance depends on the ability of the title
                                 insurer to pay claims made upon it. We cannot
                                 assure you that:

                                 o    a title insurer will have the ability to
                                      pay title insurance claims made upon it;

                                 o    the title insurer will maintain its
                                      present financial strength; or

                                 o    a title insurer will not contest claims
                                      made upon it.

MORTGAGED PROPERTIES SECURING
THE MORTGAGE LOANS THAT ARE
NOT IN COMPLIANCE WITH ZONING
AND BUILDING CODE REQUIREMENTS
AND USE RESTRICTIONS COULD
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES.............   Noncompliance with zoning and building codes
                                 may cause the borrower to experience cash flow
                                 delays and shortfalls that would reduce or
                                 delay the amount of proceeds available for
                                 distributions on your certificates. At
                                 origination of the mortgage loans, the mortgage
                                 loan sellers took steps to establish that the
                                 use and operation of the mortgaged properties
                                 securing the mortgage loans were in compliance
                                 in all material respects with, or were legally
                                 existing non-conforming uses or structures
                                 under, all applicable zoning, land-use and
                                 building ordinances, rules, regulations, and
                                 orders. Evidence of this compliance may be in
                                 the form of legal opinions, confirmations from
                                 government officials, title policy
                                 endorsements, appraisals, zoning consultants'
                                 reports and/or representations by the related
                                 borrower in the related mortgage loan
                                 documents. These steps may not have revealed
                                 all possible violations and certain mortgaged
                                 properties that were in compliance may not
                                 remain in compliance.

                                 Some violations of zoning, land use and
                                 building regulations may be known to exist at
                                 any particular mortgaged property, but the
                                 mortgage

                                      S-72

                                 loan sellers generally do not consider those
                                 defects known to them to be material or have
                                 obtained policy endorsements and/or law and
                                 ordinance insurance to mitigate the risk of
                                 loss associated with any material violation or
                                 noncompliance. In some cases, the use,
                                 operation and/or structure of a mortgaged
                                 property constitutes a permitted nonconforming
                                 use and/or structure as a result of changes in
                                 zoning laws after those mortgaged properties
                                 were constructed and the structure may not be
                                 rebuilt to its current state or be used for its
                                 current purpose if a material casualty event
                                 occurs. Insurance proceeds may not be
                                 sufficient to pay the mortgage loan in full if
                                 a material casualty event were to occur, or the
                                 mortgaged property, as rebuilt for a conforming
                                 use, may not generate sufficient income to
                                 service the mortgage loan and the value of the
                                 mortgaged property or its revenue producing
                                 potential may not be the same as it was before
                                 the casualty. If a mortgaged property could not
                                 be rebuilt to its current state or its current
                                 use were no longer permitted due to building
                                 violations or changes in zoning or other
                                 regulations, then the borrower might experience
                                 cash flow delays and shortfalls or be subject
                                 to penalties that would reduce or delay the
                                 amount of proceeds available for distributions
                                 on your certificates.

                                 Certain mortgaged properties may be subject to
                                 use restrictions pursuant to reciprocal
                                 easement or operating agreements which could
                                 limit the borrower's right to operate certain
                                 types of facilities within a prescribed radius.
                                 These limitations could adversely affect the
                                 ability of the borrower to lease the mortgaged
                                 property on favorable terms.

CONDEMNATIONS WITH RESPECT TO
MORTGAGED PROPERTIES SECURING
THE MORTGAGE LOANS COULD
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES.............   From time to time, there may be condemnations
                                 pending or threatened against one or more of
                                 the mortgaged properties. There can be no
                                 assurance that the proceeds payable in
                                 connection with a total condemnation will be
                                 sufficient to restore the related mortgaged
                                 property or to satisfy the remaining
                                 indebtedness of the related mortgage loan. The
                                 occurrence of a partial condemnation may have a
                                 material adverse effect on the continued use of
                                 the affected mortgaged property, or on an
                                 affected borrower's ability to meet its
                                 obligations under the related mortgage loan.
                                 Therefore, we cannot assure you that the
                                 occurrence of any condemnation will not have a
                                 negative impact upon the distributions on your
                                 certificates.

IMPACT OF TERRORIST ATTACKS
AND MILITARY OPERATIONS ON THE
FINANCIAL MARKETS AND YOUR
INVESTMENT....................   On September 11, 2001, the United States was
                                 subjected to multiple terrorist attacks,
                                 resulting in the loss of many lives and massive
                                 property damage and destruction in New York
                                 City, the Washington, D.C. area and
                                 Pennsylvania. It is impossible to predict
                                 whether, or the extent to which, future
                                 terrorist activities may occur in the United
                                 States.

                                 The United States military currently occupies
                                 Iraq and maintains a presence in Afghanistan,
                                 which may prompt further terrorist attacks
                                 against the United States.

                                      S-73

                                 It is uncertain what effects the U.S. military
                                 occupation of Iraq, any future terrorist
                                 activities in the United States or abroad
                                 and/or any consequent actions on the part of
                                 the United States Government and others,
                                 including military action, could have on
                                 general economic conditions, real estate
                                 markets, particular business segments
                                 (including those that are important to the
                                 performance of commercial and multifamily
                                 mortgage loans) and/or insurance costs and the
                                 availability of insurance coverage for
                                 terrorist acts. Among other things, reduced
                                 investor confidence could result in substantial
                                 volatility in securities markets and a decline
                                 in real estate-related investments. In
                                 addition, reduced consumer confidence, as well
                                 as a heightened concern for personal safety,
                                 could result in a material decline in personal
                                 spending and travel.

THE ABSENCE OR INADEQUACY OF
INSURANCE COVERAGE ON THE
PROPERTY MAY ADVERSELY AFFECT
PAYMENTS ON YOUR
CERTIFICATES..................   The mortgaged properties may suffer casualty
                                 losses due to risks that are not covered by
                                 insurance (including acts of terrorism) or for
                                 which insurance coverage is not adequate or
                                 available at commercially reasonable rates. In
                                 addition, some of the mortgaged properties are
                                 located in California and in other coastal
                                 areas of certain states, which are areas that
                                 have historically been at greater risk of acts
                                 of nature, including earthquakes, fires,
                                 hurricanes and floods. The mortgage loans
                                 generally do not require borrowers to maintain
                                 earthquake, hurricane or flood insurance and we
                                 cannot assure you that borrowers will attempt
                                 or be able to obtain adequate insurance against
                                 those risks. If a borrower does not have
                                 insurance against those risks and a casualty
                                 occurs at a mortgaged property, the borrower
                                 may be unable to generate income from the
                                 mortgaged property in order to make payments on
                                 the related mortgage loan.

                                 Moreover, if reconstruction or major repairs
                                 are required following a casualty, changes in
                                 laws that have occurred since the time of
                                 original construction may materially impair the
                                 borrower's ability to effect the reconstruction
                                 or major repairs or may materially increase the
                                 cost thereof.

                                 As a result of these factors, the amount
                                 available to make distributions on your
                                 certificates could be reduced.

                                 In light of the September 11, 2001 terrorist
                                 attacks in New York City, the Washington, D.C.
                                 area and Pennsylvania, the comprehensive
                                 general liability and business interruption or
                                 rent loss insurance policies required by
                                 typical mortgage loans, which are generally
                                 subject to periodic renewals during the term of
                                 the related mortgage loans, have been affected.
                                 To give time for private markets to develop a
                                 pricing mechanism and to build capacity to
                                 absorb future losses that may occur due to
                                 terrorism, on November 26, 2002 the Terrorism
                                 Risk Insurance Act of 2002 was enacted, which
                                 established the Terrorism Insurance Program.
                                 Under the Terrorism Insurance Program, the
                                 federal government shares in the risk of loss
                                 associated with certain future terrorist acts.

                                 The Terrorism Insurance Program was originally
                                 scheduled to expire on December 31, 2005.
                                 However, on December 22, 2005, the Terrorism
                                 Risk Insurance Extension Act of 2005 was
                                 enacted, which

                                      S-74

                                 extended the duration of the Terrorism
                                 Insurance Program until December 31, 2007.

                                 The Terrorism Insurance Program is administered
                                 by the Secretary of the Treasury and, through
                                 December 31, 2007, will provide some financial
                                 assistance from the United States Government to
                                 insurers in the event of another terrorist
                                 attack that resulted in an insurance claim. The
                                 program applies to United States risks only and
                                 to acts that are committed by an individual or
                                 individuals acting on behalf of a foreign
                                 person or foreign interest as an effort to
                                 influence or coerce United States civilians or
                                 the United States Government.

                                 In addition, with respect to any act of
                                 terrorism occurring after March 31, 2006, no
                                 compensation is paid under the Terrorism
                                 Insurance Program unless the aggregate industry
                                 losses relating to such act of terror exceed
                                 $50 million (or, if such insured losses occur
                                 in 2007, $100 million). As a result, unless the
                                 borrowers obtain separate coverage for events
                                 that do not meet that threshold (which coverage
                                 may not be required by the respective loan
                                 documents and may not otherwise be obtainable),
                                 such events would not be covered.

                                 The Treasury Department has established
                                 procedures for the program under which the
                                 federal share of compensation equals 90% (or,
                                 in 2007, 85%) of that portion of insured losses
                                 that exceeds an applicable insurer deductible
                                 required to be paid during each program year.
                                 The federal share in the aggregate in any
                                 program year may not exceed $100 billion (and
                                 the insurers will not be liable for any amount
                                 that exceeds this cap).

                                 Through December 2007, insurance carriers are
                                 required under the program to provide terrorism
                                 coverage in their basic "all-risk" policies.
                                 Any commercial property and casualty terrorism
                                 insurance exclusion that was in force on
                                 November 26, 2002 is automatically voided to
                                 the extent that it excludes losses that would
                                 otherwise be insured losses. Any state approval
                                 of those types of exclusions in force on
                                 November 26, 2002 are also voided.

                                 To the extent that uninsured or underinsured
                                 casualty losses occur with respect to the
                                 related mortgaged properties, losses on
                                 commercial mortgage loans may result. In
                                 addition, the failure to maintain that
                                 insurance may constitute a default under a
                                 commercial mortgage loan, which could result in
                                 the acceleration and foreclosure of that
                                 commercial mortgage loan. Alternatively, the
                                 increased costs of maintaining such insurance
                                 could have an adverse effect on the financial
                                 condition of the mortgage loan borrowers.

                                 Certain of the mortgage loans may be secured by
                                 mortgaged properties that are not insured for
                                 acts of terrorism. If those casualty losses are
                                 not covered by standard casualty insurance
                                 policies, then in the event of a casualty from
                                 an act of terrorism, the amount available to
                                 make distributions on your certificates could
                                 be reduced.

CERTAIN OTHER RISKS RELATED TO
CASUALTY AND CASUALTY
INSURANCE.....................   The loan documents for each mortgage loan
                                 generally require that (A) "all risk" insurance
                                 policies be maintained in an amount equal to
                                 either (i) not less than the full replacement
                                 cost of the related mortgaged property or (ii)
                                 the lesser of the full replacement cost of

                                      S-75

                                 each related mortgaged property and the
                                 outstanding principal balance of the mortgage
                                 loan or (B) the related borrower will maintain
                                 such insurance coverages in such amounts as the
                                 lender may reasonably require. Notwithstanding
                                 this requirement, however, under insurance law,
                                 if an insured property is not rebuilt,
                                 insurance companies are generally required to
                                 pay only the "actual cash value" of the
                                 property, which is defined under state law but
                                 is generally equal to the replacement cost of
                                 the property less depreciation. The
                                 determination of "actual cash value" is both
                                 inexact and heavily dependent on facts and
                                 circumstances. Notwithstanding the requirements
                                 of the loan documents, an insurer may refuse to
                                 insure a mortgaged property for the loan amount
                                 if it determines that the "actual cash value"
                                 of the mortgaged property would be a lower
                                 amount, and even if it does insure a mortgaged
                                 property for the full loan amount, if at the
                                 time of casualty the "actual cash value" is
                                 lower, and the mortgaged property is not
                                 restored, only the "actual cash value" will be
                                 paid. Accordingly, if a borrower does not meet
                                 the conditions to restore a mortgaged property
                                 and the mortgagee elects to require the
                                 borrower to apply the insurance proceeds to
                                 repay the mortgage loan, rather than toward
                                 restoration, there can be no assurance that
                                 such proceeds will be sufficient to repay the
                                 mortgage loan.

                                 Certain leases may provide that such leases are
                                 terminable in connection with a casualty or
                                 condemnation including in the event the leased
                                 premises are not repaired or restored within a
                                 specified time period.

CLAIMS UNDER BLANKET INSURANCE
POLICIES MAY ADVERSELY AFFECT
PAYMENTS ON YOUR
CERTIFICATES..................   Some of the mortgaged properties are covered by
                                 blanket insurance policies which also cover
                                 other properties of the related borrower or its
                                 affiliates. In the event that those policies
                                 are drawn on to cover losses on such other
                                 properties, the amount of insurance coverage
                                 available under those policies may thereby be
                                 reduced and could be insufficient to cover each
                                 mortgaged property's insurable risks.

ENGINEERING REPORTS MAY NOT
REFLECT ALL CONDITIONS THAT
REQUIRE REPAIR ON THE
PROPERTY......................   Licensed engineers generally inspected the
                                 mortgaged properties and prepared engineering
                                 reports in connection with the origination,
                                 acquisition or securitization of the mortgage
                                 loans to assess items such as structure,
                                 exterior walls, roofing, interior construction,
                                 mechanical and electrical systems and general
                                 condition of the site, buildings and other
                                 improvements.

                                 With respect to the mortgaged properties for
                                 which engineering reports were prepared on or
                                 after March 11, 2005, relating to each
                                 mortgaged property, the related mortgage loan
                                 seller will represent to us that, except as
                                 disclosed in the related report and subject to
                                 certain specified exceptions, each mortgaged
                                 property, to the applicable mortgage loan
                                 seller's knowledge, is free and clear of any
                                 damage (or adequate reserves have been
                                 established) that would materially and
                                 adversely affect its value as security for the
                                 related mortgage loan.

                                 We cannot assure you that all conditions
                                 requiring repair or replacement were
                                 identified. In those cases where a material and
                                 adverse condition was identified, that
                                 condition generally has been or is required to
                                 be remedied to the related mortgage loan
                                 seller's

                                      S-76

                                 satisfaction or funds as deemed necessary by
                                 the applicable mortgage loan seller, or the
                                 related engineering consultant, have been
                                 reserved to remedy the material and adverse
                                 condition or other resources for those repairs
                                 were available at origination. No additional
                                 property inspections were conducted by us in
                                 connection with the issuance of the
                                 certificates.

VALUATION ESTIMATES MAY
INACCURATELY REFLECT THE VALUE
OF THE MORTGAGED PROPERTIES...   In general, in connection with the origination
                                 or sale to us of each of the mortgage loans,
                                 the related mortgaged property was appraised.
                                 The resulting estimated property values
                                 represent the analysis and opinion of the
                                 person performing the appraisal and are not
                                 guarantees of present or future values. The
                                 person performing the appraisal may have
                                 reached a different conclusion of value than
                                 the conclusion that would be reached by a
                                 different appraiser appraising the same
                                 property. Moreover, the values of the mortgaged
                                 properties may have changed significantly since
                                 the appraisal was performed. In addition,
                                 appraisals seek to establish the amount a
                                 typically motivated buyer would pay a typically
                                 motivated seller. Such amount could be
                                 significantly higher than the amount obtained
                                 from the sale of a mortgaged property under a
                                 distress or liquidation sale. There is no
                                 assurance that the appraisal values indicated
                                 accurately reflect past, present or future
                                 market values of the mortgaged properties.

                                 Except as set forth below, for each of the
                                 mortgaged properties, the loan-to-value ratio
                                 was calculated according to the methodology
                                 described in this prospectus supplement based
                                 on an estimate of value from a third-party
                                 appraisal, which was generally conducted on or
                                 after July 5, 2005. With respect to 38 of the
                                 mortgaged properties described in the previous
                                 sentence, securing mortgage loans representing
                                 8.0% of the initial outstanding pool balance
                                 (all of which are in loan group 2, securing
                                 mortgage loans representing 27.5% of the
                                 initial outstanding loan group 2 balance),
                                 which mortgage loans are secured by residential
                                 cooperative properties, these estimates of
                                 value were calculated based on the market value
                                 of the real property as if operated as a
                                 residential cooperative. This value is
                                 determined by an appraisal and, in general,
                                 equals the gross sellout value of all
                                 cooperative units in such residential
                                 cooperative property (applying a discount as
                                 determined by the appraiser for rent regulated
                                 and rent controlled units) plus the amount of
                                 the underlying debt encumbering such
                                 residential cooperative property.

THE TIMING OF MORTGAGE LOAN
AMORTIZATION MAY CAUSE
INCREASED POOL CONCENTRATION,
WHICH MAY ADVERSELY
AFFECT PAYMENTS ON YOUR
CERTIFICATES..................   As principal payments or prepayments are made
                                 on mortgage loans, the remaining mortgage pool
                                 may be subject to increased concentrations of
                                 property types, geographic locations and other
                                 pool characteristics of the mortgage loans and
                                 the mortgaged properties, some of which may be
                                 unfavorable. Classes of certificates that have
                                 a lower payment priority are more likely to be
                                 exposed to this concentration risk than are
                                 certificate classes with a higher payment
                                 priority. This occurs because realized losses
                                 are allocated to the class outstanding at any
                                 time with the lowest payment priority and
                                 principal on the certificates entitled to

                                      S-77

                                 principal is generally payable in sequential
                                 order or alphabetical order (it being
                                 understood that realized losses will be
                                 allocated first, to the Class A-J Certificates
                                 and then, to the Class A-M Certificates, with
                                 those classes generally not being entitled to
                                 receive principal until the preceding class or
                                 classes entitled to receive principal have been
                                 retired.

SUBORDINATION OF SOME
CERTIFICATES MAY AFFECT THE
TIMING OF PAYMENTS AND THE
APPLICATION OF LOSSES ON YOUR
CERTIFICATES..................   As described in this prospectus supplement, the
                                 rights of the holders of each class of
                                 subordinate certificates to receive payments of
                                 principal and interest otherwise payable on
                                 their certificates will be subordinated to
                                 those rights of the holders of the more senior
                                 certificates having an earlier alphabetical
                                 class designation (it being understood that
                                 such rights of the holders of the Class A-J
                                 Certificates will be subordinated to the rights
                                 of the holders of the Class A-M Certificates).
                                 Losses on the mortgage loans will be allocated
                                 to the Class P, Class O, Class N, Class M,
                                 Class L, Class K, Class J, Class H, Class G,
                                 Class F, Class E, Class D, Class C, Class B,
                                 Class A-J and Class A-M Certificates, in that
                                 order, reducing amounts otherwise payable to
                                 each class. Any remaining losses would then be
                                 allocated or cause shortfalls to the Class A-1,
                                 Class A-1A, Class A-2, Class A-3 and Class A-4
                                 Certificates, pro rata, and, solely with
                                 respect to losses of interest, to the Class X
                                 and Class X-Y Certificates, in proportion to
                                 the amount of interest or principal payable
                                 thereon.

THE OPERATION OF A MORTGAGED
PROPERTY FOLLOWING FORECLOSURE
OF THE MORTGAGE LOAN MAY
AFFECT THE TAX STATUS OF THE
TRUST AND MAY ADVERSELY AFFECT
PAYMENTS ON YOUR
CERTIFICATES..................   If the trust acquires a mortgaged property as a
                                 result of a foreclosure or deed in lieu of
                                 foreclosure, the applicable special servicer
                                 will generally retain an independent contractor
                                 to operate the property. The independent
                                 contractor would only be permitted to renovate
                                 or perform construction work on a foreclosed
                                 mortgaged property if such construction was at
                                 least 10% completed when default on the related
                                 mortgage loan became imminent. In addition, any
                                 net income from operations other than
                                 qualifying "rents from real property," or any
                                 rental income based on the net profits of a
                                 tenant or a sub-tenant or allocable to a
                                 non-customary service, will subject the trust
                                 to a federal tax on such income at the highest
                                 marginal corporate tax rate, which is currently
                                 35%, and, in addition, possible state or local
                                 tax. In this event, the net proceeds available
                                 for distribution on your certificates will be
                                 reduced. The applicable special servicer may
                                 permit the trust to earn such above described
                                 "net income from foreclosure property" but only
                                 if it determines that the net after-tax benefit
                                 to certificateholders is greater than under
                                 another method of operating or leasing the
                                 mortgaged property. In addition, if the trust
                                 were to acquire one or more mortgaged
                                 properties pursuant to a foreclosure or deed in
                                 lieu of foreclosure, upon acquisition of those
                                 mortgaged properties, the trust may in certain
                                 jurisdictions, particularly in New York, be
                                 required to pay state or local transfer or
                                 excise taxes upon liquidation of such mortgaged
                                 properties. Such state or local taxes may
                                 reduce net

                                      S-78

                                 proceeds available for distribution with
                                 respect to the offered certificates.

STATE LAWS APPLICABLE TO
FORECLOSURE ACTIONS MAY
AFFECT THE TIMING OF PAYMENTS
ON YOUR CERTIFICATES..........   Some states, including California, have laws
                                 prohibiting more than one "judicial action" to
                                 enforce a mortgage obligation. Some courts have
                                 construed the term "judicial action" broadly.
                                 In the case of any mortgage loan secured by
                                 mortgaged properties located in multiple
                                 states, the applicable master servicer or
                                 special servicer may be required to foreclose
                                 first on mortgaged properties located in states
                                 where these "one action" rules apply (and where
                                 non-judicial foreclosure is permitted) before
                                 foreclosing on properties located in states
                                 where judicial foreclosure is the only
                                 permitted method of foreclosure. As a result,
                                 the ability to realize upon the mortgage loans
                                 may be significantly delayed and otherwise
                                 limited by the application of state laws.

THE BANKRUPTCY OR INSOLVENCY
OF ANY AFFILIATED BORROWERS
MAY ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATES..........   16 groups of mortgage loans were made to the
                                 same borrower or to borrowers that are
                                 affiliated with one another through partial or
                                 complete direct or indirect common ownership
                                 (which include 7 groups of mortgage loans
                                 exclusively in loan group 1 and 5 groups of
                                 mortgage loans exclusively in loan group 2; of
                                 these 12 groups, the 3 largest groups represent
                                 3.3%, 1.7% and 1.6%, respectively, of the
                                 initial outstanding pool balance). The related
                                 borrower concentrations of the 3 largest groups
                                 exclusively in loan group 1 represent 2.2%,
                                 1.4% and 1.3%, respectively, of the initial
                                 outstanding loan group 1 balance, and the three
                                 largest groups of mortgage loans exclusively in
                                 loan group 2 represent 11.4%, 5.8% and 4.8%,
                                 respectively, of the initial outstanding loan
                                 group 2 balance. In addition, 4 groups of
                                 mortgage loans were made to the same borrower
                                 or borrowers that are affiliated with one
                                 another through partial or complete direct or
                                 indirect common ownership that have mortgage
                                 loans included in both loan group 1 and loan
                                 group 2 and represent 2.0% of the initial
                                 outstanding pool balance. For additional
                                 information with respect to the loan groups
                                 described above, see Appendix II attached to
                                 this prospectus supplement.

                                 The bankruptcy or insolvency of any such
                                 borrower or respective affiliate could have an
                                 adverse effect on the operation of all of the
                                 related mortgaged properties and on the ability
                                 of the related mortgaged properties to produce
                                 sufficient cash flow to make required payments
                                 on the related mortgage loans. For example, if
                                 a person that owns or controls several
                                 mortgaged properties experiences financial
                                 difficulty at one of those properties, it could
                                 defer maintenance at one or more other
                                 mortgaged properties in order to satisfy
                                 current expenses with respect to the mortgaged
                                 property experiencing financial difficulty, or
                                 it could attempt to avert foreclosure by filing
                                 a bankruptcy petition that might have the
                                 effect of interrupting monthly payments for an
                                 indefinite period on all the related mortgage
                                 loans.

                                      S-79

TENANT LEASES MAY HAVE
PROVISIONS THAT COULD ADVERSELY
AFFECT PAYMENTS ON YOUR
CERTIFICATES..................   In certain jurisdictions, if tenant leases are
                                 subordinate to the liens created by the
                                 mortgage and do not contain attornment
                                 provisions which require the tenant to
                                 recognize a successor owner, following
                                 foreclosure, as landlord under the lease, the
                                 leases may terminate upon the transfer of the
                                 property to a foreclosing lender or purchaser
                                 at foreclosure. Not all leases were reviewed to
                                 ascertain the existence of these provisions.
                                 Accordingly, if a mortgaged property is located
                                 in such a jurisdiction and is leased to one or
                                 more desirable tenants under leases that are
                                 subordinate to the mortgage and do not contain
                                 attornment provisions, that mortgaged property
                                 could experience a further decline in value if
                                 those tenants' leases were terminated. This is
                                 particularly likely if those tenants were
                                 paying above-market rents or could not be
                                 replaced.

                                 Some of the leases at the mortgaged properties
                                 securing the mortgage loans included in the
                                 trust may not be subordinate to the related
                                 mortgage. If a lease is not subordinate to a
                                 mortgage, the trust will not possess the right
                                 to dispossess the tenant upon foreclosure of
                                 the mortgaged property unless it has otherwise
                                 agreed with the tenant. If the lease contains
                                 provisions inconsistent with the mortgage, for
                                 example, provisions relating to application of
                                 insurance proceeds or condemnation awards, or
                                 which could affect the enforcement of the
                                 lender's rights, for example, an option to
                                 purchase the mortgaged property or a right of
                                 first refusal to purchase the mortgaged
                                 property, the provisions of the lease will take
                                 precedence over the provisions of the mortgage.

                                 Additionally, with respect to certain of the
                                 mortgage loans, the related borrower may have
                                 granted certain tenants a right of first
                                 refusal in the event a sale is contemplated or
                                 a purchase option to purchase all or a portion
                                 of the mortgaged property. Those provisions, if
                                 not waived or subordinated, may impede the
                                 lender's ability to sell the related mortgaged
                                 property at foreclosure or adversely affect the
                                 foreclosure bid price and the overall
                                 marketability of the mortgaged property. In
                                 addition, certain of the mortgaged properties
                                 are and/or may be leased in whole or in part by
                                 government sponsored tenants who have the right
                                 to rent reductions or to cancel their leases at
                                 any time or for lack of appropriations or for
                                 damage to the leased premises caused by
                                 casualty or condemnation.

RISKS RELATING TO COMPLIANCE
WITH THE AMERICANS WITH
DISABILITIES ACT COULD
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES.............   Under the Americans with Disabilities Act of
                                 1990, public accommodations are required to
                                 meet certain federal requirements related to
                                 access and use by disabled persons. Borrowers
                                 may incur costs complying with the Americans
                                 with Disabilities Act. In addition,
                                 noncompliance could result in the imposition of
                                 fines by the federal government or an award of
                                 damages to private litigants. If a borrower
                                 incurs these costs or fines, the amount
                                 available to pay debt service would be reduced.

                                      S-80

INCREASES IN REAL ESTATE
TAXES DUE TO TERMINATION OF A
PILOT PROGRAM OR OTHER TAX
ABATEMENT ARRANGEMENTS MAY
REDUCE PAYMENTS TO
CERTIFICATEHOLDERS............   Certain of the mortgaged properties securing
                                 the mortgage loans have or may in the future
                                 have the benefit of reduced real estate taxes
                                 under a local government program of payment in
                                 lieu of taxes (often known as a PILOT program)
                                 or other tax abatement arrangements. Some of
                                 these programs or arrangements are scheduled to
                                 terminate or have significant tax increases
                                 prior to the maturity of the related mortgage
                                 loan, resulting in higher, and in some cases
                                 substantially higher, real estate tax
                                 obligations for the related borrower. An
                                 increase in real estate taxes may impact the
                                 ability of the borrower to pay debt service on
                                 the mortgage loans. There are no assurances
                                 that any such program will continue for the
                                 duration of the related mortgage loan.

ASSUMPTIONS MADE IN DETERMINING
UNDERWRITTEN NET CASH FLOW MAY
PROVE TO BE INAPPROPRIATE.....   As described under "Description of The Mortgage
                                 Pool - Additional Mortgage Loan Information"
                                 and "Glossary of Terms - Underwritable Cash
                                 Flow" in this prospectus supplement,
                                 underwritten net cash flow means cash flow as
                                 adjusted based on a number of assumptions used
                                 by the mortgage loan sellers. No representation
                                 is made that the underwritten net cash flow set
                                 forth in this prospectus supplement as of the
                                 cut-off date or any other date is predictive of
                                 future net cash flows. In certain cases,
                                 co-tenancy provisions were assumed to be
                                 satisfied and vacant space was assumed to be
                                 occupied and space that was due to expire was
                                 assumed to have been re-let, in each case at
                                 market rates that may have exceeded current
                                 rent. Each originator of commercial mortgage
                                 loans has its own underwriting criteria and no
                                 assurance can be given that adjustments or
                                 calculations made by one originator would be
                                 made by other lenders. Each investor should
                                 review the assumptions discussed in this
                                 prospectus supplement and make its own
                                 determination of the appropriate assumptions to
                                 be used in determining underwritten net cash
                                 flow.

                                 In addition, net cash flow reflects
                                 calculations and assumptions used by the
                                 mortgage loan sellers and should not be used as
                                 a substitute for, and may vary (perhaps
                                 substantially) from, cash flow as determined in
                                 accordance with GAAP as a measure of the
                                 results of a mortgaged real property's
                                 operation or for cash flow from operating
                                 activities determined in accordance with GAAP
                                 as a measure of liquidity.

                                 The debt service coverage ratios set forth in
                                 this prospectus supplement for the mortgage
                                 loans and the mortgaged properties vary, and
                                 may vary substantially, from the debt service
                                 coverage ratios for the mortgage loans and the
                                 mortgaged properties as calculated pursuant to
                                 the definition of such ratios as set forth in
                                 the related mortgage loan documents. See
                                 "Description of The Mortgage Pool - Additional
                                 Mortgage Loan Information" and "Glossary of
                                 Terms" for a discussion of the assumptions used
                                 in determining net cash flow. The underwriters
                                 express no opinion as to the accuracy of the
                                 determination of, or the appropriateness or
                                 reasonableness of the assumptions used in
                                 determining, net cash flow.

                                      S-81

CONFLICTS OF INTEREST MAY HAVE
AN ADVERSE EFFECT ON YOUR
CERTIFICATES..................   Either special servicer is given considerable
                                 latitude in determining whether and in what
                                 manner to liquidate or modify defaulted
                                 mortgage loans for which it is responsible. The
                                 operating adviser will have the right to
                                 replace the special servicer upon satisfaction
                                 of certain conditions set forth in the pooling
                                 and servicing agreement. At any given time, the
                                 operating adviser will be controlled generally
                                 by the holders of the most subordinate, or, if
                                 the certificate principal balance thereof is
                                 less than 25% of its original certificate
                                 balance, the next most subordinate, class of
                                 certificates, that is, the controlling class,
                                 outstanding from time to time; these holders
                                 may have interests in conflict with those of
                                 some or all of the certificateholders. In
                                 addition, the operating adviser will have the
                                 right to approve the determination of
                                 customarily acceptable costs with respect to
                                 insurance coverage and the right to advise the
                                 special servicers with respect to certain
                                 actions of the special servicers and, in
                                 connection with such rights, may act solely in
                                 the interest of the holders of certificates of
                                 the controlling class, without any liability to
                                 any certificateholder. For instance, the
                                 holders of certificates of the controlling
                                 class might desire to mitigate the potential
                                 for loss to that class or certificateholder
                                 from a troubled mortgage loan by deferring
                                 enforcement in the hope of maximizing future
                                 proceeds. However, the interests of the trust
                                 may be better served by prompt action, since
                                 delay followed by a market downturn could
                                 result in less proceeds to the trust than would
                                 have been realized if earlier action had been
                                 taken. In general, no servicer is required to
                                 act in a manner more favorable to the offered
                                 certificates than to the non-offered
                                 certificates.

                                 The master servicers, any primary servicer, the
                                 special servicers or an affiliate of any of
                                 them may acquire certain certificates,
                                 including those of the initial controlling
                                 class. Under such circumstances, the master
                                 servicers, a primary servicer and the special
                                 servicers may have interests that conflict with
                                 the interests of the other holders of the
                                 certificates. In addition, the master
                                 servicers, the special servicers, the primary
                                 servicer and the subservicers will service
                                 loans other than those included in the issuing
                                 entity in the ordinary course of their
                                 business. In these instances, the interests of
                                 the master servicers, the special servicers,
                                 the primary servicers or the subservicers, as
                                 applicable, and their respective clients may
                                 differ from and compete with the interests of
                                 the issuing entity, and their activities may
                                 adversely affect the amount and timing of
                                 collections on the mortgage loans in the
                                 issuing entity. However, the pooling and
                                 servicing agreement and each primary servicing
                                 agreement will provide that the mortgage loans
                                 are to be serviced in accordance with the
                                 servicing standard and without regard to
                                 ownership of any certificates by the master
                                 servicers, the primary servicers or the special
                                 servicers, as applicable. LNR Securities
                                 Holdings, LLC, an affiliate of LNR Partners,
                                 Inc., will be the initial holder of the
                                 Controlling Class and will be the initial
                                 operating adviser. The special servicers will
                                 be LNR Partners, Inc. and National Consumer
                                 Cooperative Bank, which is an affiliate of NCB,
                                 FSB (one of the sponsors, mortgage loan sellers
                                 and master servicers). In addition, National
                                 Consumer Cooperative Bank will be the initial
                                 holder of the Class X-Y Certificate.

                                 In addition, the controlling class with respect
                                 to the Non-Trust Serviced Pari Passu Loan is
                                 the most subordinate class of certificates in
                                 another

                                      S-82

                                 securitization. The operating adviser will have
                                 no rights with respect to the Non-Trust
                                 Serviced Pari Passu Loan other than the right
                                 to receive certain information. See
                                 "Description of the Mortgage Pool--RREEF
                                 Portfolio Pari Passu Loan" and "Servicing of
                                 the Mortgage Loans--Servicing of the RREEF
                                 Portfolio Loan Group."

                                 It is likely that many of the property managers
                                 of the mortgaged properties, or their
                                 affiliates, manage additional properties,
                                 including properties that may compete with the
                                 mortgaged properties. Affiliates of the
                                 managers, and managers themselves, also may own
                                 other properties, including competing
                                 properties. The managers of the mortgaged
                                 properties may accordingly experience conflicts
                                 of interest in the management of those
                                 mortgaged properties.

                                 The activities of the mortgage loan sellers or
                                 their affiliates may involve properties which
                                 are in the same markets as the mortgaged
                                 properties underlying the certificates. In such
                                 cases, the interests of each of the mortgage
                                 loan sellers or their affiliates may differ
                                 from, and compete with, the interests of the
                                 trust, and decisions made with respect to those
                                 assets may adversely affect the amount and
                                 timing of distributions with respect to the
                                 certificates. Conflicts of interest may arise
                                 between the trust and each of the mortgage loan
                                 sellers or their affiliates that engage in the
                                 acquisition, development, operation, financing
                                 and disposition of real estate if those
                                 mortgage loan sellers acquire any certificates.
                                 In particular, if certificates held by a
                                 mortgage loan seller are part of a class that
                                 is or becomes the controlling class, the
                                 mortgage loan seller, as part of the holders of
                                 the controlling class, would have the ability
                                 to influence certain actions of the special
                                 servicers under circumstances where the
                                 interests of the trust conflict with the
                                 interests of the mortgage loan seller or its
                                 affiliates as acquirors, developers, operators,
                                 financers or sellers of real estate related
                                 assets.

                                 NCB, FSB is a mortgage loan seller and one of
                                 the sponsors and also will act as the master
                                 servicer responsible for servicing the NCB
                                 mortgage loans. Under these circumstances,
                                 because it is both a master servicer and a
                                 mortgage loan seller, NCB, FSB may have
                                 interests that conflict with the interests of
                                 the holders of the certificates. However, the
                                 primary servicing agreement and the pooling and
                                 servicing agreement will provide that the
                                 mortgage loans are to be serviced in accordance
                                 with the servicing standard and without regard
                                 to any obligation of any mortgage loan seller
                                 to cure a breach of representation or warranty
                                 or repurchase any mortgage loan.

                                 The primary servicer for certain of the
                                 mortgage loans will be SunTrust Bank, or
                                 affiliates thereof, who is a sponsor and a
                                 mortgage loan seller. Wells Fargo Bank, as the
                                 master servicer responsible for servicing the
                                 mortgage loans other than the NCB mortgage
                                 loans, will delegate many of its servicing
                                 obligations to those primary servicers pursuant
                                 to certain primary servicing agreements. Under
                                 these circumstances, the primary servicer
                                 because it is a mortgage loan seller may have
                                 interests that conflict with the interests of
                                 the holders of the certificates. However, both
                                 the pooling and servicing agreement and the
                                 primary servicing agreements will provide that
                                 the mortgage loans are to be serviced in
                                 accordance with the servicing standard and
                                 without regard to any obligation of any
                                 mortgage loan seller to cure a breach of
                                 representation or warranty or repurchase any
                                 mortgage loan.

                                      S-83

                                 National Consumer Cooperative Bank, the parent
                                 of NCB, FSB, a mortgage loan seller, will act
                                 as the special servicer responsible for
                                 servicing the residential cooperative mortgage
                                 loans sold to the trust by NCB, FSB. Under
                                 these circumstances, because it is both a
                                 special servicer and an affiliate of a mortgage
                                 loan seller, National Consumer Cooperative Bank
                                 may have interests that conflict with the
                                 interests of the holders of the certificates.
                                 However, the pooling and servicing agreement
                                 will provide that the mortgage loans are to be
                                 serviced in accordance with the servicing
                                 standard and without regard to any obligation
                                 of any mortgage loan seller to cure a breach of
                                 representation or warranty or repurchase any
                                 mortgage loan.

                                 The mortgage loan sellers, or their affiliates
                                 or subsidiaries, may acquire a portion of the
                                 certificates. Under those circumstances, they
                                 may become the controlling class, and as the
                                 controlling class, have interests that may
                                 conflict with their interests as a seller of
                                 the mortgage loans.

                                 In addition, any subordinate indebtedness
                                 secured by the related mortgaged property, any
                                 mezzanine loans and/or any future mezzanine
                                 loans related to certain of the mortgage loans
                                 may be held by the respective sellers of such
                                 mortgage loan or affiliates thereof. The
                                 holders of such subordinate indebtedness or
                                 such mezzanine loans may have interests that
                                 conflict with the interests of the holders of
                                 the certificates.

                                 Additionally, certain of the mortgage loans
                                 included in the trust may have been
                                 refinancings of debt previously held by a
                                 mortgage loan seller, or an affiliate or
                                 subsidiary of a mortgage loan seller, and the
                                 mortgage loan sellers, or their affiliates or
                                 subsidiaries, may have or have had equity
                                 investments in the borrowers (or in the owners
                                 of the borrowers) or properties under certain
                                 of the mortgage loans included in the trust.
                                 Each of the mortgage loan sellers, and their
                                 affiliates or subsidiaries, have made and/or
                                 may make or have preferential rights to make
                                 loans to, or equity investments in, affiliates
                                 of the borrowers under the mortgage loans.

                                 The depositor is an affiliate of Morgan Stanley
                                 Mortgage Capital Inc., one of the mortgage loan
                                 sellers, sponsors and originators, and Morgan
                                 Stanley & Co. Incorporated, one of the
                                 underwriters. Natixis Real Estate Capital Inc.
                                 (formerly IXIS Real Estate Capital Inc.), one
                                 of the mortgage loan sellers, sponsors and
                                 originators, is the parent of Natixis
                                 Securities North America Inc. (formerly IXIS
                                 Securities North America Inc.), one of the
                                 underwriters. SunTrust Bank, one of the
                                 mortgage loan sellers, sponsors and
                                 originators, is an affiliate of SunTrust
                                 Capital Markets, Inc., one of the underwriters.

                                 The Non-Trust Serviced Pari Passu Loan will be
                                 serviced and administered pursuant to the
                                 2007-HQ11 Pooling and Servicing Agreement,
                                 which provides for servicing arrangements that
                                 are similar but not identical to those under
                                 the Pooling and Servicing Agreement.
                                 Consequently, the Non-Trust Serviced Pari Passu
                                 Loan will not be serviced and administered
                                 pursuant to the terms of the pooling and
                                 servicing agreement. In addition, certain of
                                 the legal and/or beneficial owners of the
                                 Non-Trust Serviced Companion Loans secured by
                                 the mortgaged properties relating to the
                                 Non-Trust Serviced Pari Passu Loan, directly or
                                 through representatives, has certain rights
                                 under the

                                      S-84

                                 2007-HQ11 Pooling and Servicing Agreement and
                                 the related intercreditor agreement that affect
                                 the Non-Trust Serviced Pari Passu Loan and the
                                 Non-Trust Serviced Companion Loans, including
                                 with respect to the servicing thereof and the
                                 appointment of the 2007-HQ11 Special Servicer
                                 with respect thereto. Those legal and/or
                                 beneficial owners may have interests that
                                 conflict with your interests.

PREPAYMENTS MAY REDUCE
THE YIELD ON YOUR
CERTIFICATES..................   The yield to maturity on your certificates will
                                 depend, in significant part, upon the rate and
                                 timing of principal payments on the mortgage
                                 loans. For this purpose, principal payments
                                 include both voluntary prepayments, if
                                 permitted, and involuntary prepayments, such as
                                 prepayments resulting from casualty or
                                 condemnation of mortgaged properties, defaults
                                 and liquidations by borrowers, or repurchases
                                 as a result of a mortgage loan seller's
                                 material breach of representations and
                                 warranties or material defects in a mortgage
                                 loan's documentation. In addition, certain of
                                 the mortgage loans may require that, upon the
                                 occurrence of certain events, funds held in
                                 escrow or proceeds from letters of credit may
                                 be applied to the outstanding principal balance
                                 of such mortgage loans.

                                 The investment performance of your certificates
                                 may vary materially and adversely from your
                                 expectations if the actual rate of prepayment
                                 is higher or lower than you anticipate.

                                 In addition, because the amount of principal
                                 that will be distributed to the Class A-1,
                                 Class A-1A, Class A-2, Class A-3 and Class A-4
                                 Certificates will generally be based upon the
                                 particular loan group in which the related
                                 mortgage loan is deemed to be included, the
                                 yield on the Class A-1, Class A-2, Class A-3
                                 and Class A-4 Certificates will be particularly
                                 sensitive to prepayments on mortgage loans in
                                 loan group 1 and the yield on the Class A-1A
                                 Certificates will be particularly sensitive to
                                 prepayments on mortgage loans in loan group 2.
                                 See "Yield, Prepayment and Maturity
                                 Considerations" in this prospectus supplement.

                                 Voluntary prepayments under some of the
                                 mortgage loans are prohibited for specified
                                 lockout periods or require payment of a
                                 prepayment premium or a yield maintenance
                                 charge or both, unless the prepayment occurs
                                 within a specified period prior to and
                                 including the anticipated repayment date or
                                 maturity date, as the case may be.
                                 Nevertheless, we cannot assure you that the
                                 related borrowers will refrain from prepaying
                                 their mortgage loans due to the existence of a
                                 prepayment premium or a yield maintenance
                                 charge or the amount of such premium or charge
                                 will be sufficient to compensate you for
                                 shortfalls in payments on your certificates on
                                 account of such prepayments. We also cannot
                                 assure you that involuntary prepayments will
                                 not occur or that borrowers will not default in
                                 order to avoid the application of lockout
                                 periods. The rate at which voluntary
                                 prepayments occur on the mortgage loans will be
                                 affected by a variety of factors, including:

                                 o    the terms of the mortgage loans;

                                 o    the length of any prepayment lockout
                                      period;

                                 o    the level of prevailing interest rates;

                                      S-85

                                 o    the availability of mortgage credit;

                                 o    the applicable yield maintenance charges
                                      or prepayment premiums and the ability of
                                      the master servicer, a primary servicer or
                                      the special servicer to enforce the
                                      related provisions;

                                 o    the failure to meet requirements for
                                      release of escrows/reserves that result in
                                      a prepayment;

                                 o    the occurrence of casualties or natural
                                      disasters; and

                                 o    economic, demographic, tax or legal
                                      factors.

                                 In addition, certain mortgage loans that are
                                 cross-collateralized and cross-defaulted with
                                 other mortgage loans permit the related
                                 borrower to prepay one or more of the related
                                 mortgage loans and/or release the
                                 cross-collateralization with respect to the
                                 related mortgaged property or properties,
                                 subject to the satisfaction of certain
                                 conditions.

                                 Certain mortgage loans (typically secured by
                                 two or more mortgaged properties) also permit
                                 the substitution of a mortgaged property,
                                 subject to satisfaction of various conditions.

                                 In addition, certain mortgage loans provide for
                                 the free release of outparcels or other
                                 portions of the related mortgaged property
                                 which were given no value or minimal value in
                                 the underwriting process.

                                 For further information concerning certain of
                                 the foregoing provisions, see the footnotes to
                                 Appendix II of this prospectus supplement.

                                 Generally, no yield maintenance charge or
                                 prepayment premium will be required for
                                 prepayments in connection with a casualty or
                                 condemnation unless an event of default has
                                 occurred. In addition, if a mortgage loan
                                 seller repurchases any mortgage loan from the
                                 trust due to the material breach of a
                                 representation or warranty or a material
                                 document defect or the mortgage loan is
                                 otherwise purchased from the trust (including
                                 certain purchases by the holder of a mezzanine
                                 loan), the repurchase price paid will be passed
                                 through to the holders of the certificates with
                                 the same effect as if the mortgage loan had
                                 been prepaid in part or in full, except that no
                                 yield maintenance charge or prepayment premium
                                 will be payable. Any such repurchase or
                                 purchase may, therefore, adversely affect the
                                 yield to maturity on your certificates.
                                 Similarly, certain of the holders of a
                                 mezzanine loan have the right to purchase the
                                 related mortgage loans from the trust upon the
                                 occurrence of certain events (including a
                                 default), which will result in payment to
                                 holders of the certificates with the same
                                 effect as if the mortgage loan had been prepaid
                                 in full, except that no yield maintenance
                                 charge or prepayment premium will be payable.

                                 Although all of the mortgage loans have
                                 protection against voluntary prepayments in
                                 full in the form of lockout periods, defeasance
                                 provisions, yield maintenance provisions and/or
                                 prepayment premium provisions, there can be no
                                 assurance that (i) borrowers will refrain from
                                 fully prepaying mortgage loans due to the
                                 existence of a yield maintenance charge or
                                 prepayment premium, (ii) involuntary
                                 prepayments or repurchases will not occur or
                                 (iii) partial prepayments will not occur in the
                                 case of those loans that permit such prepayment
                                 without a yield maintenance charge or
                                 prepayment premium.

                                      S-86

                                 In addition, the yield maintenance formulas are
                                 not the same for all of the mortgage loans that
                                 have yield maintenance charges. This can lead
                                 to substantial variance from loan to loan with
                                 respect to the amount of yield maintenance
                                 charge that is due on the related prepayment.
                                 Also, the description in the mortgage notes of
                                 the method of calculation of prepayment
                                 premiums and yield maintenance charges is
                                 complex and subject to legal interpretation and
                                 it is possible that another person would
                                 interpret the methodology differently from the
                                 way we did in estimating an assumed yield to
                                 maturity on your certificates as described in
                                 this prospectus supplement. See Appendix II
                                 attached to this prospectus supplement for a
                                 description of the various prepayment
                                 provisions.

RELEASE OF COLLATERAL.........   Notwithstanding the prepayment restrictions
                                 described in this prospectus supplement,
                                 certain of the mortgage loans permit the
                                 release of a mortgaged property (or a portion
                                 of the mortgaged property) subject to the
                                 satisfaction of certain conditions described in
                                 Appendix II attached to this prospectus
                                 supplement. In order to obtain this release
                                 (other than with respect to the release of
                                 certain non-material portions of the mortgaged
                                 properties which may not require payment of a
                                 release price), the borrower is required (among
                                 other things) to pay a release price, which may
                                 include a prepayment premium or yield
                                 maintenance charge on all or a portion of such
                                 payment. See Appendix II attached to this
                                 prospectus supplement for further details
                                 regarding the various release provisions.

THE YIELD ON YOUR CERTIFICATE
WILL BE AFFECTED BY THE PRICE
AT WHICH YOU PURCHASE THE
CERTIFICATE AND THE RATE,
TIMING AND AMOUNT OF
DISTRIBUTIONS ON YOUR
CERTIFICATE...................   The yield on any certificate will depend on (1)
                                 the price at which that certificate is
                                 purchased by you and (2) the rate, timing and
                                 amount of distributions on your certificate.
                                 The rate, timing and amount of distributions on
                                 any certificate will, in turn, depend on, among
                                 other things:

                                 o    the interest rate for that certificate;

                                 o    the rate and timing of principal payments
                                      (including principal prepayments) and
                                      other principal collections (including
                                      loan purchases in connection with breaches
                                      of representations and warranties) on or
                                      in respect of the mortgage loans and the
                                      extent to which those amounts are to be
                                      applied or otherwise result in a reduction
                                      of the certificate balance of such
                                      certificate;

                                 o    the rate, timing and severity of losses on
                                      or in respect of the mortgage loans or
                                      unanticipated expenses of the trust;

                                 o    the rate and timing of any reimbursement
                                      of either master servicer, either special
                                      servicer or the trustee, as applicable,
                                      out of the certificate account of
                                      nonrecoverable advances and interest
                                      thereon or advances remaining unreimbursed
                                      on a modified mortgage loan on the date of
                                      that modification;

                                      S-87

                                 o    the timing and severity of any interest
                                      shortfalls resulting from prepayments to
                                      the extent not offset by a reduction in a
                                      master servicer's compensation as
                                      described in this prospectus supplement;

                                 o    the timing and severity of any reductions
                                      in the appraised value of any mortgaged
                                      property in a manner that has an effect on
                                      the amount of advancing required on the
                                      related mortgage loan; and

                                 o    the method of calculation of prepayment
                                      premiums and yield maintenance charges and
                                      the extent to which prepayment premiums
                                      and yield maintenance charges are
                                      collected and, in turn, distributed on
                                      that certificate.

                                 In addition, any change in the weighted average
                                 life of a certificate may adversely affect
                                 yield. Prepayments resulting in a shortening of
                                 weighted average lives of certificates may be
                                 made at a time of lower interest rates when you
                                 may be unable to reinvest the resulting payment
                                 of principal at a rate comparable to the
                                 effective yield anticipated when making the
                                 initial investment in certificates. Delays and
                                 extensions resulting in a lengthening of the
                                 weighted average lives of the certificates may
                                 occur at a time of higher interest rates when
                                 you may have been able to reinvest principal
                                 payments that would otherwise have been
                                 received by you at higher rates.

YOU BEAR THE RISK OF BORROWER
DEFAULTS......................   The rate and timing of delinquencies or
                                 defaults on the mortgage loans could affect the
                                 following aspects of the offered certificates:

                                 o    the aggregate amount of distributions on
                                      them;

                                 o    their yields to maturity;

                                 o    their rates of principal payments; and

                                 o    their weighted average lives.

                                 The rights of holders of each class of
                                 subordinate certificates to receive payments of
                                 principal and interest otherwise payable on
                                 their certificates will be subordinated to such
                                 rights of the holders of the more senior
                                 certificates having an earlier alphabetical
                                 class designation (it being understood that
                                 such rights of the holders of the Class A-J
                                 Certificates will be subordinated to the rights
                                 of holders of the Class A-M Certificates).
                                 Losses on the mortgage loans will be allocated
                                 to the Class P, Class O, Class N, Class M,
                                 Class L, Class K, Class J, Class H, Class G,
                                 Class F, Class E, Class D, Class C, Class B,
                                 Class A-J and Class A-M Certificates, in that
                                 order, reducing amounts otherwise payable to
                                 each class. Any remaining losses would then be
                                 allocated to the Class A-1, Class A-1A, Class
                                 A-2, Class A-3 and Class A-4 Certificates, pro
                                 rata, and, with respect to interest losses
                                 only, the Class X and Class X-Y Certificates
                                 based on their respective entitlements.

                                 If losses on the mortgage loans exceed the
                                 aggregate certificate balance of the classes of
                                 certificates subordinated to a particular
                                 class, that particular class will suffer a loss
                                 equal to the full amount of that excess up to
                                 the outstanding certificate balance of that
                                 class.

                                      S-88

                                 If you calculate your anticipated yield based
                                 on assumed rates of default and losses that are
                                 lower than the default rate and losses actually
                                 experienced and those losses are allocable to
                                 your certificates, your actual yield to
                                 maturity will be lower than the assumed yield.
                                 Under extreme scenarios, that yield could be
                                 negative. In general, the earlier a loss borne
                                 by your certificates occurs, the greater the
                                 effect on your yield to maturity.

                                 Additionally, delinquencies and defaults on the
                                 mortgage loans may significantly delay the
                                 receipt of distributions by you on your
                                 certificates, unless advances are made to cover
                                 delinquent payments or the subordination of
                                 another class of certificates fully offsets the
                                 effects of any such delinquency or default.

                                 Also, if the related borrower does not repay a
                                 mortgage loan with a hyperamortization feature
                                 by its anticipated repayment date, the effect
                                 will be to increase the weighted average life
                                 of your certificates and may reduce your yield
                                 to maturity.

                                 Furthermore, if P&I advances and/or servicing
                                 advances are made with respect to a mortgage
                                 loan after default and the mortgage loan is
                                 thereafter worked out under terms that do not
                                 provide for the repayment of those advances in
                                 full at the time of the workout, if at all,
                                 then any reimbursements of those advances prior
                                 to the actual collection of the amount for
                                 which the advance was made may also result in
                                 reductions in distributions of principal to the
                                 holders of the offered certificates for the
                                 current month.

INTEREST ON ADVANCES AND
COMPENSATION TO THE MASTER
SERVICERS, THE SPECIAL
SERVICERS AND THE TRUSTEE MAY
HAVE AN ADVERSE EFFECT ON THE
PAYMENTS ON YOUR
CERTIFICATES..................   To the extent described in this prospectus
                                 supplement, the master servicers, the special
                                 servicers or the trustee will be entitled to
                                 receive interest at the "prime rate" on
                                 unreimbursed advances they have made with
                                 respect to delinquent monthly payments or that
                                 are made with respect to the preservation and
                                 protection of the related mortgaged property or
                                 enforcement of the mortgage loan. This interest
                                 will generally accrue from the date on which
                                 the related advance is made or the related
                                 expense is incurred to the date of
                                 reimbursement. No advance interest will accrue
                                 during the grace period, if any, for the
                                 related mortgage loan; however, if such advance
                                 is not reimbursed from collections received
                                 from the related borrower by the end of the
                                 applicable grace period, advance interest will
                                 accrue from the date such advance is made. This
                                 interest may be offset in part by default
                                 interest and late payment charges paid by the
                                 borrower in connection with the mortgage loan
                                 or by certain other amounts. In addition, under
                                 certain circumstances, including delinquencies
                                 in the payment of principal and interest, a
                                 mortgage loan will be serviced by the special
                                 servicer, and that special servicer is entitled
                                 to compensation for special servicing
                                 activities. The right to receive interest on
                                 advances and special servicing compensation is
                                 senior to the rights of certificateholders to
                                 receive distributions. The payment of interest
                                 on advances and the payment of compensation to
                                 a special servicer may result in shortfalls in
                                 amounts otherwise distributable on the
                                 certificates.

                                      S-89

THE SELLERS OF THE MORTGAGE
LOANS ARE SUBJECT TO
BANKRUPTCY OR INSOLVENCY LAWS
THAT MAY AFFECT THE TRUST'S
OWNERSHIP OF THE MORTGAGE
LOANS.........................   In the event of the insolvency of any mortgage
                                 loan seller, it is possible the trust's right
                                 to payment from or ownership of the mortgage
                                 loans could be challenged, and if that
                                 challenge were successful, delays or reductions
                                 in payments on your certificates could occur.

                                 Based upon opinions of counsel that the
                                 conveyance of the mortgage loans would
                                 generally be respected in the event of
                                 insolvency of the mortgage loan sellers, which
                                 opinions are subject to various assumptions and
                                 qualifications, the mortgage loan sellers
                                 believe that such a challenge will be
                                 unsuccessful, but there can be no assurance
                                 that a bankruptcy trustee, if applicable, or
                                 other interested party will not attempt to
                                 assert such a position. Even if actions seeking
                                 those results were not successful, it is
                                 possible that payments on the certificates
                                 would be delayed while a court resolves the
                                 claim.

LIMITED LIQUIDITY AND MARKET
VALUE MAY ADVERSELY AFFECT
PAYMENTS ON YOUR
CERTIFICATES..................   Your certificates will not be listed on any
                                 securities exchange or traded on any automated
                                 quotation systems of any registered securities
                                 association, and there is currently no
                                 secondary market for the certificates. While
                                 one or more underwriters currently intend to
                                 make a secondary market in the certificates,
                                 none of them is obligated to do so.
                                 Accordingly, you may not have an active or
                                 liquid secondary market for your certificates,
                                 which could result in a substantial decrease in
                                 the market value of your certificates. The
                                 market value of your certificates also may be
                                 affected by many other factors, including
                                 then-prevailing interest rates. Furthermore,
                                 you should be aware that the market for
                                 securities of the same type as the certificates
                                 has in the past been volatile and offered very
                                 limited liquidity.

INTEREST RATES BASED ON A
WEIGHTED AVERAGE COUPON RATE
ENTAIL RISKS WHICH MAY
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES.............   The interest rates on certain of the
                                 certificates are based on a weighted average of
                                 the mortgage loan interest rates net of the
                                 administrative cost rate (and, with respect to
                                 the residential cooperative mortgage loans sold
                                 to the trust by NCB, FSB, net of the Class X-Y
                                 Strip Rate), which is calculated based upon the
                                 respective principal balances of the mortgage
                                 loans. The interest rates on certain of the
                                 certificates may be capped at the weighted
                                 average rate. This weighted average rate is
                                 further described in this prospectus supplement
                                 under the definition of "weighted average net
                                 mortgage rate."

                                 Any class of certificates which is either fully
                                 or partially based upon the weighted average
                                 net mortgage rate may be adversely affected by
                                 disproportionate principal payments,
                                 prepayments, defaults and other unscheduled
                                 payments on the mortgage loans. Because some
                                 mortgage loans will amortize their principal
                                 more quickly than others, the rate may
                                 fluctuate over the life of those classes of
                                 your certificates.

                                 In general, mortgage loans with relatively high
                                 mortgage interest rates are more likely to
                                 prepay than mortgage loans with relatively low

                                      S-90

                                 mortgage interest rates. For instance, varying
                                 rates of unscheduled principal payments on
                                 mortgage loans which have interest rates above
                                 the weighted average net mortgage rate may have
                                 the effect of reducing the interest rate of
                                 your certificates.

LITIGATION OR OTHER LEGAL
PROCEEDINGS COULD ADVERSELY
AFFECT THE MORTGAGE LOANS.....   There may be pending or threatened legal
                                 proceedings against, or other past or present
                                 adverse regulatory circumstances experienced
                                 by, the borrowers, their sponsors and/or
                                 managers of the mortgaged properties and their
                                 respective affiliates arising out of the
                                 ordinary business of the borrowers, sponsors,
                                 managers and affiliates. Such litigation, other
                                 legal proceedings, or other adverse situations
                                 could have a material adverse effect on your
                                 investment.

MORTGAGE ELECTRONIC
REGISTRATION SYSTEMS (MERS)...   The mortgages or assignments of mortgages for
                                 some of the mortgage loans may be recorded in
                                 the name of MERS, solely as nominee for the
                                 related mortgage loan seller and its successor
                                 and assigns. Subsequent assignments of any such
                                 mortgages are registered electronically through
                                 the MERS system. The recording of mortgages in
                                 the name of MERS is a new practice in the
                                 commercial mortgage lending industry. Public
                                 recording officers and others have limited, if
                                 any, experience with lenders seeking to
                                 foreclose mortgages, assignments of which are
                                 registered with MERS. Accordingly, delays and
                                 additional costs in commencing, prosecuting and
                                 completing foreclosure proceedings and
                                 conducting foreclosure sales of the mortgaged
                                 properties could result. Those delays and the
                                 additional costs could in turn delay the
                                 distribution of liquidation proceeds to
                                 certificateholders and increase the amount of
                                 losses on the mortgage loans.

     This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including the risks described above in this "Risk Factors" section and elsewhere in this prospectus supplement.

                                      S-91

                               TRANSACTION PARTIES

THE SPONSORS, MORTGAGE LOAN SELLERS AND ORIGINATORS

     Morgan Stanley Mortgage Capital Inc.

     Morgan Stanley Mortgage Capital Inc., a New York corporation formed in 1984
("MSMC") is a sponsor of this transaction and is one of the mortgage loan sellers. MSMC is an affiliate of the depositor one of the underwriters and is a direct wholly-owned subsidiary of Morgan Stanley (NYSE: MS). The executive offices of MSMC are located at 1585 Broadway, New York, New York 10036, telephone number (212) 761-4000. MSMC also has offices in Chicago, Illinois, Los
Angeles, California, Irvine, California, Alpharetta, Georgia, Dallas, Texas and
Herndon, Virginia. MSMC originates and purchases commercial and multifamily mortgage loans primarily for securitization or resale. MSMC also provides warehouse and repurchase financing to residential mortgage lenders, purchases residential mortgage loans for securitization or resale, or for its own investment, and acts as sponsor of residential mortgage loan securitizations.
Neither MSMC nor any of its affiliates currently acts as servicer of the mortgage loans in its securitizations. MSMC originated all of the mortgage loans it is selling to us.

     MSMC's Commercial Mortgage Securitization Program

     MSMC has been active as a sponsor of securitizations of commercial mortgage loans since its formation. As a sponsor, MSMC originates or acquires mortgage loans and either by itself or together with other sponsors or mortgage loan sellers, initiates the securitization of the mortgage loans by transferring the mortgage loans to a securitization depositor, including Morgan Stanley Capital I
Inc., or another entity that acts in a similar capacity. In coordination with its affiliate, Morgan Stanley & Co. Incorporated, and other underwriters, MSMC works with rating agencies, investors, mortgage loan sellers and servicers in structuring the securitization transaction. MSMC acts as sponsor and mortgage loan seller both in transactions in which it is the sole sponsor or mortgage loan seller and transactions in which other entities act as sponsor or mortgage loan seller. MSMC's "IQ," "HQ" and "TOP" securitization programs typically involve multiple mortgage loan sellers.

     Substantially all mortgage loans originated by MSMC are sold to securitizations as to which MSMC acts as either sponsor or mortgage loan seller.
Mortgage loans originated and securitized by MSMC include both fixed rate and floating rate mortgage loans and both large mortgage loans and conduit mortgage loans (including those shown in the table below), and mortgage loans included in both public and private securitizations. MSMC also originates subordinate and mezzanine debt which is generally not securitized. The following table sets forth information with respect to originations and securitizations of commercial and multifamily mortgage loans by MSMC for the four years ending on December 31,
2006.

                         TOTAL MSMC MORTGAGE   TOTAL MSMC MORTGAGE    TOTAL MSMC
                          LOANS SECURITIZED     LOANS SECURITIZED      MORTGAGE
          TOTAL MSMC       WITH AFFILIATED     WITH NON-AFFILIATED      LOANS
YEAR   MORTGAGE LOANS*        DEPOSITOR             DEPOSITOR        SECURITIZED
----   ---------------   -------------------   -------------------   -----------
                     (Approximate Amounts in Billions of $s)
2006         16.9                8.9                   1.9               10.7
2005         12.9                8.2                   1.5                9.6
2004          7.6                5.1                   1.3                6.4
2003          6.4                3.5                   1.3                4.8

----------
*    Includes all mortgage loans originated or purchased by MSMC in the relevant year. Mortgage loans originated in a given year that were not securitized in that year generally were held for securitization in the following year.

     MSMC's large mortgage loan program typically originates mortgage loans larger than $75 million, although MSMC's conduit mortgage loan program also sometimes originates such large mortgage loans. MSMC originates commercial mortgage loans secured by multifamily, office, retail, industrial, hotel, manufactured housing and self storage properties. The largest property concentrations of MSMC securitized loans have been in retail and office properties, and the largest geographic concentrations have been in California and New York.

                                      S-92

     Underwriting Standards

     Conduit mortgage loans originated by MSMC will generally be originated in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstances surrounding the mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to a specific mortgage loan. The underwriting criteria are general, and in many cases exceptions to one or more of these guidelines may be approved. Accordingly, no representation is made that every mortgage loan will comply in all respects with the criteria set forth below.

     The MSMC credit underwriting team for each mortgage loan is required to conduct a review of the related mortgaged property, generally including an analysis of the historical property operating statements, rent rolls, current and historical real estate taxes, and a review of tenant leases. The credit of the borrower and certain key principals of the borrower are examined for financial strength and character prior to approval of the mortgage loan. This analysis generally includes a review of historical financial statements (which are generally unaudited), historical income tax returns of the borrower and its principals, third-party credit reports, and judgment, lien, bankruptcy and pending litigation searches. Depending on the type of real property collateral involved and other relevant circumstances, the credit of key tenants also may be examined as part of the underwriting process. Generally, a member of the MSMC underwriting team visits the property for a site inspection to ascertain the overall quality and competitiveness of the property, including its physical attributes, neighborhood and market, accessibility and visibility and demand generators. As part of its underwriting procedures, MSMC also generally performs the procedures and obtains the third party reports or other documents described in this prospectus supplement under "Description of the Mortgage
Pool--Assessments of Property Value and Condition," "--Appraisals,"
"--Environmental Assessments," "--Property Condition Assessments," "--Seismic
Review Process" and "--Zoning and Building Code Compliance." MSMC typically retains outside consultants to conduct its credit underwriting.

     Prior to commitment, all mortgage loans must be approved by a loan committee comprised of senior real estate professionals from MSMC and its affiliates. The loan committee may either approve a mortgage loan as recommended, request additional due diligence, modify the terms, or reject a mortgage loan.

     Debt Service Coverage Ratio and Loan-to-Value Ratio. MSMC's underwriting standards generally require a minimum debt service coverage ratio of 1.20x and maximum loan-to-value ratio of 80%. However, these requirements constitute solely guidelines, and exceptions to these guidelines may be approved based on the individual characteristics of a mortgage loan. For example, MSMC may originate a mortgage loan with a lower debt service coverage ratio or higher loan-to-value ratio based on the types of tenants and leases at the subject real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, MSMC's judgment of improved property performance in the future and/or other relevant factors. In addition, with respect to certain mortgage loans originated by MSMC there may exist subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher loan-to-value ratio, if such subordinate or mezzanine debt is taken into account.

     The debt service coverage ratio guidelines set forth above are calculated based on underwritten net cash flow at origination. Therefore, the debt service coverage ratio for each mortgage loan as reported in this prospectus supplement and Appendix II may differ from the amount calculated at the time of origination. In addition, MSMC's underwriting guidelines generally permit a maximum amortization period of 30 years. However, certain loans may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. See "Description of the Mortgage
Pool" in this prospectus supplement.

     Escrow Requirements. MSMC often requires a borrower to fund various escrows for taxes and insurance, and may also require reserves for deferred maintenance, re-tenanting expenses and capital expenses, in some cases only during periods when certain debt service coverage ratio tests are not satisfied. In some cases, the borrower is permitted to post a letter of credit or guaranty, or provide periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed, in lieu of funding a given reserve or escrow. MSMC conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the

                                      S-93

aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by MSMC.

     Servicing

     MSMC currently contracts with third party servicers for servicing the mortgage loans that it originates or acquires. Third party servicers are assessed based upon the credit quality of the servicing institution. The servicers may be reviewed for their systems and reporting capabilities, review of collection procedures and confirmation of servicers' ability to provide loan-level data. In addition, MSMC may conduct background checks, meet with senior management to determine whether the servicer complies with industry standards or otherwise monitor the servicer on an ongoing basis.

     The information set forth herein concerning MSMC has been provided by MSMC.
None of the Trustee, the Paying Agent, the underwriters nor any other person other than MSMC makes any representation or warranty as to the accuracy or completeness of such information.

     Natixis Real Estate Capital Inc.

     Natixis Real Estate Capital Inc. ("Natixis RE")(an affiliate of Natixis), formerly known as IXIS Real Estate Capital Inc., is a New York corporation.
Natixis RE is a wholly-owned subsidiary of Natixis Capital Markets North America
Inc. (formerly IXIS Capital Markets North America Inc.), which is more than a
95% owned subsidiary of Natixis North America Inc. (formerly IXIS North America
Inc.), a wholly-owned subsidiary of Natixis Corporate & Investment Bank
(formerly IXIS Corporate & Investment Bank) ("Natixis CIB"), a fully licensed bank under French law. The executive offices of Natixis RE are located at 9 West
57th Street, New York, New York 10019, telephone number (212) 891-6152.

     Natixis RE has been primarily engaged in originating, purchasing and securitizing commercial and residential mortgage loans. Natixis RE also provides warehouse and repurchase financing to mortgage lenders and purchases closed, first- and subordinate-lien residential mortgage loans for securitization or resale, or for its own investment. Natixis CIB and its affiliates are engaged in a wide range of banking and investment banking activities in France and internationally. Natixis RE is an affiliate of Natixis Securities North America
Inc. (formerly IXIS Securities North America Inc.), one of the underwriters.

     As of March 1, 2007, Natixis RE began originating certain of its commercial mortgage loans (but none of the mortgage loans being sold into the Morgan
Stanley Capital I Trust 2007-IQ13), through Natixis Commercial Mortgage Funding,
LLC (formerly IXIS Commercial Mortgage Funding, LLC) ("NCMF"), an entity unaffiliated with Natixis RE. Although, legal title to such mortgage loans will be held by NCMF, Natixis RE, in its capacity as structuring agent for NCMF, will continue to source, underwrite, negotiate and document such mortgage loans.
Natixis RE will make the standard mortgage loan seller representations and warranties regarding such mortgage loans and will have the obligation to cure or repurchase any breach of a representation or warranty relating to such mortgage loans under the related mortgage loan purchase agreement. As such, unless otherwise noted, for all disclosure purposes in this prospectus supplement,
Natixis RE is deemed to be the originator and mortgage loan seller for such mortgage loans. The information below regarding Natixis RE's activities
(including statistical information) incorporates the activities of NCMF as if they were a single entity.

     Natixis RE's Commercial Real Estate Securitization Program

     Natixis RE's primary business is the underwriting and origination of mortgage loans secured by commercial or multifamily properties for Natixis RE's securitization program. Substantially all mortgage loans originated by Natixis
RE are sold to securitizations as to which Natixis RE acts as a mortgage loan seller. Natixis RE, with its commercial mortgage lending affiliates and predecessors, began originating commercial mortgage loans for securitization in
1999 and securitizing commercial mortgage loans in 1998. As of December 31,
2006, the total amount of commercial mortgage loans originated and securitized by Natixis RE and its predecessors is in excess of $11 billion. In its fiscal year ended December 31, 2006, Natixis RE securitized in excess of $3.1 billion of commercial mortgage loans.

     Natixis RE's annual origination of loans secured by commercial real estate has grown from approximately $870 million in 1999 to approximately $4.8 billion in 2006. The commercial mortgage loans originated by Natixis RE

                                      S-94

include both fixed- and floating-rate loans and both smaller "conduit" loans and large loans. Natixis RE primarily originates loans secured by retail, office, multifamily, hospitality, industrial and self storage properties, but also originates loans secured by manufactured housing communities, theaters, land subject to a ground lease and mixed use properties. Natixis RE originates loans in every state.

     Natixis RE originates or acquires mortgage loans and, together with other sponsors or loan sellers, participates in the securitization of those loans by transferring them to a depositor, which in turn transfers them to the issuing entity for the securitization. In coordination with its affiliate, Natixis
Capital Markets North America Inc., and with other underwriters, Natixis RE works with rating agencies, investors, loan sellers and servicers in structuring the securitization transaction. Natixis RE currently acts as sponsor and mortgage loan seller in transactions in which other entities act as sponsors, loan sellers and/or depositors. Neither Natixis RE nor any of its affiliates currently act as servicer of the mortgage loans in its securitization.

     Underwriting Standards

     Loan Analysis and Approval. Conduit mortgage loans originated by Natixis RE will generally be originated in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstance surrounding the mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to a specific loan. The underwriting criteria are general, and in many cases exceptions to one or more of these guidelines may be approved.
Accordingly, no representation is made that every mortgage loan will comply in all respects with the criteria set forth below.

     The Natixis RE credit underwriting team for each mortgage loan is required to conduct a review of the related mortgaged property, generally including an analysis of the historical property operating statements, rent rolls, current and historical real estate taxes, and a review of tenant leases. The credit of the borrower and certain key principals of the borrower are examined for financial strength and character prior to approval of the loan. This analysis generally includes a review of historical financial statements (which are generally unaudited), historical income tax returns of the borrower and its principals, third-party credit reports, judgment, lien, bankruptcy and pending litigation searches. Depending on the type of real property collateral involved and other relevant circumstances, the credit of key tenants also may be examined as part of the underwriting process. Generally, a member of the Natixis RE underwriting team visits the property for a site inspection to ascertain the overall quality and competitiveness of the property, including its physical attributes, neighborhood and market, accessibility and visibility and demand generators. As part of its underwriting procedures, Natixis RE also generally performs the procedures and obtains the third party reports or other documents described in this prospectus supplement under "Description of the Mortgage
Pool--Assessments of Property Value and Condition--Appraisals," "--Environmental
Assessments," "--Property Condition Assessments," "--Seismic Review Process" and
"--Zoning and Building Code Compliance."

     Prior to commitment, all mortgage loans must be approved by a loan committee comprised of senior real estate professionals from Natixis RE and its affiliates. The loan committee may either approve a mortgage loan as recommended, request additional due diligence, modify the terms, or reject a mortgage loan.

     Debt Service Coverage Ratio and Loan-to-Value Ratio. Natixis RE's
underwriting standards generally require a minimum debt service coverage ratio of 1.20x and maximum loan-to-value ratio of 80%. However, these requirements constitute solely guidelines, and exceptions to these guidelines may be approved based on the individual characteristics of a mortgage loan. For example, Natixis
RE may originate a mortgage loan with a lower debt service coverage ratio or higher loan-to-value ratio based on the types of tenants and leases at the subject real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Natixis RE's judgment of improved property performance in the future and/or other relevant factors. In addition, with respect to certain mortgage loans originated by Natixis RE there may exist subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher loan-to-value ratio, if such subordinate or mezzanine debt is taken into account.

     The debt service coverage ratio guidelines set forth above are calculated based on underwritten net cash flow at origination. Therefore, the debt service coverage ratio for each mortgage loan as reported in this prospectus

                                      S-95

supplement and Appendix I hereto may differ from the amount calculated at the time of origination. In addition, Natixis RE's underwriting guidelines generally permit a maximum amortization period of 30 years. However, certain loans may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. See "Description of the Mortgage Pool" in this prospectus supplement.

     Escrow Requirements. Natixis RE often requires a borrower to fund various escrows for taxes and insurance, and may also require reserves for deferred maintenance, re-tenanting expenses and capital expenses, in some cases only during periods when certain debt service coverage ratio tests are not satisfied.
In some cases, the borrower is permitted to post a letter of credit or guaranty, or provide periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed, in lieu of funding a given reserve or escrow. Natixis RE conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by Natixis RE.

     SunTrust Bank

     General. SunTrust Bank ("SunTrust"), a Georgia banking corporation, is a sponsor of this transaction and one of the mortgage loan sellers.

     SunTrust is the primary subsidiary of SunTrust Banks, Inc., a large commercial banking organization with operations in Florida, Georgia, Maryland,
North Carolina, South Carolina, Tennessee, Virginia and the District of
Columbia. SunTrust is a commercial bank offering a wide range of banking services to its customers domestically. As of December 31, 2006, SunTrust had assets of approximately $164 billion. SunTrust's senior debt is currently rated
AA-/Aa2 by S&P and Moody's. SunTrust Capital Markets, Inc. is an affiliate of
SunTrust and is acting as one of the Underwriters. The principal office of
SunTrust is located at 303 Peachtree Street, 26th Floor, Atlanta, Georgia 30308,
and its telephone number is (404) 532-0715.

     Sponsor's Securitization Program. The following is a description of
SunTrust's commercial mortgage-backed securities securitization program.
SunTrust originates and underwrites loans through seven regional offices and its headquarters in Atlanta, Georgia. SunTrust primarily targets bank clients for its origination of loans.

     One of SunTrust's primary securitization businesses is the underwriting and origination of mortgage loans secured by commercial or multifamily properties for securitization. As sponsor, SunTrust sells the majority of the commercial mortgage loans it originates through CMBS securitizations. SunTrust began originating commercial mortgage loans for securitization in 2004 and securitizing commercial mortgage loans in August, 2004. As of December 31, 2006, the total amount of commercial mortgage loans originated and securitized by
SunTrust exceeded $750 million. Of that amount, approximately $580 million have been securitized by the Depositor.

     SunTrust's annual commercial mortgage loan originations have grown from approximately $125 million in 2005 to approximately $800 million in 2006. The commercial mortgage loans originated by SunTrust include fixed rate "conduit"
loans. SunTrust primarily originates loans secured by retail, office, multifamily, hospitality, industrial and self-storage properties, but also originates loans secured by manufactured housing communities and mixed use properties. SunTrust has a national lending platform.

     As a sponsor, SunTrust originates mortgage loans and together with other sponsors or loan sellers, initiates their securitization by transferring the mortgage loans to a depositor, which in turn transfers them to the issuing entity for the related securitization. Multiple seller transactions in which
SunTrust has participated to date include the Morgan Stanley Capital I Trust program, in which Morgan Stanley, SunTrust and other financial institutions were the loan sellers, and the Banc of America Commercial Mortgage Trust program, in which Bank of America, N.A., SunTrust and other financial institutions generally were loan sellers. Some of these loan sellers may be affiliated with underwriters on the transactions.

     SunTrust acts as primary servicer or sub-servicer of the commercial mortgage loans in its securitizations. As of December 31, 2006, SunTrust primary serviced or sub serviced $1.334 billion of commercial real estate loans for its commercial mortgage-backed securities securitization program.

                                      S-96

     SunTrust's Underwriting Guidelines and Processes.

     SunTrust has developed guidelines establishing certain procedures with respect to underwriting the mortgage loans originated by it. All of the mortgage loans sold to the trust by SunTrust were generally underwritten in accordance with the guidelines below. In some instances, one or more provisions of the guidelines were waived or modified by SunTrust at origination where it was determined not to adversely affect the related mortgage loan originated by it in any material respect, including the existence of sufficient mitigating factors.

     Property Analysis. SunTrust generally performs or causes to be performed a site inspection to evaluate the location and quality of the related mortgaged properties. Such inspection generally includes an evaluation of functionality, design, attractiveness, visibility and accessibility, as well as location to major thoroughfares, transportation centers, employment sources, retail areas and educational or recreational facilities. SunTrust assesses the submarket in which the property is located to evaluate competitive or comparable properties as well as market trends. In addition, SunTrust evaluates the property's age, physical condition, operating history, lease and tenant mix and management.

     Cash Flow Analysis. SunTrust reviews, among other things, historical operating statements, rent rolls, tenant leases and/or budgeted income and expense statements provided by the borrower and makes adjustments in order to determine a debt service coverage ratio, including taking into account the benefits of any governmental assistance programs.

     Appraisal and Loan-to-Value Ratio. For each mortgaged property, SunTrust obtains a current full narrative appraisal conforming at least to the requirements of the Financial Institutions Reform, Recovery and Enforcement Act
of 1989 ("FIRREA"). The appraisal is generally based on the highest and best use of the mortgaged property and must include an estimate of the then current market value of the property in its then current condition although in certain cases, SunTrust may also obtain a value on an "as-stabilized" basis. SunTrust then determines the loan-to-value ratio of the mortgage loan at the date of origination or, if applicable, in connection with its acquisition, in each case based on the value set forth in the appraisal.

     Evaluation of Borrower. SunTrust evaluates the borrower and its principals with respect to credit history and prior experience as an owner and operator of commercial real estate properties. The evaluation will generally include obtaining and reviewing a credit report or other reliable indication of the borrower's financial capacity, and obtaining and verifying credit references and/or business and trade references. Finally, although the mortgage loans generally are non-recourse in nature, in the case of certain mortgage loans, the borrower and certain principals of the borrower may be required to assume legal responsibility for liabilities relating to fraud, misrepresentation, misappropriation of funds and breach of environmental or hazardous waste requirements. SunTrust evaluates the financial capacity of the borrower and such principals to meet any obligations that may arise with respect to such liabilities.

     Environmental Site Assessment. Prior to origination, SunTrust obtains or updates an environmental site assessment ("ESA") for each mortgaged property prepared by a qualified environmental firm. If an ESA is obtained, SunTrust reviews the ESA to verify the absence of reported violations of applicable laws and regulations relating, to environmental protection and hazardous waste or other material adverse environmental condition or circumstance. In cases in which the ESA identifies violations that would require cleanup, remedial action or other responses, then SunTrust either (1) determines that another party with sufficient assets is responsible for taking remedial actions directed by an applicable regulatory authority or (2) requires the borrower to do one of the following: (a) carry out satisfactory remediation activities or other responses prior to the origination of the mortgage loan, (b) establish an operations and maintenance plan, (c) place sufficient funds in escrow or establish a letter of credit at the time of origination of the mortgage loan to complete such remediation within a specified period of time, (d) obtain an environmental insurance policy for the mortgaged property, (e) provide or obtain an indemnity agreement or a guaranty with respect to such condition or circumstance, or (f)
receive appropriate assurances that significant remediation activities or other significant responses are not necessary or required.

     Physical Assessment Report. Prior to origination, SunTrust obtains a physical assessment report ("PAR") for each mortgaged property prepared by a qualified structural engineering firm. SunTrust reviews the PAR to verify that the property is reported to be in satisfactory physical condition, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure needs over the term of the mortgage

                                      S-97

loan. In cases in which the PAR identifies material repairs or replacements are needed immediately, SunTrust generally requires the borrower to carry out such repairs or replacements prior to the origination of the mortgage loan, or, in many cases, requires the borrower to place sufficient funds in escrow (generally
125% of the estimated total) at the time of origination of the mortgage loan to complete such repairs or replacements within not more than twelve months.

     Title Insurance Policy. The borrower is required to provide, and SunTrust reviews, a title insurance policy for each mortgaged property. The title insurance policy must generally meet the following requirements: (a) the policy must be written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located; (b) the policy must be in an amount equal to the original principal balance of the mortgage loan; (c) the protection and benefits must run to the mortgagee and its successors and assigns; (d) the policy should be written on a standard policy form of the American Land Title
Association or equivalent policy promulgated, in the jurisdiction where the mortgaged property is located; and (e) the legal description of the mortgaged property in the title policy must conform to that shown on the survey of the mortgaged property, where a survey has been required.

     Property Insurance. The borrower is required to provide, and SunTrust reviews, certificates of required insurance with respect to the mortgaged property. Such insurance generally may include: (a) commercial general liability insurance for bodily injury or death and property damage; (b) a fire and extended perils insurance policy providing "special" form coverage including coverage against loss or damage by fire, lightning, explosion, smoke, terrorism, windstorm and hail, riot or strike and civil commotion; (c) if applicable, boiler and machinery coverage; (d) if the mortgaged property is located in a flood hazard area, flood insurance; and (e) such other coverage as SunTrust may require based on the specific characteristics of the mortgaged property.

     The information set forth herein concerning SunTrust Bank has been provided by SunTrust Bank. None of the Depositor, the Trustee, the Paying Agent, the
underwriters nor any other person other than SunTrust Bank makes any representation or warranty as to the accuracy or completeness of such information.

     NCB, FSB

     NCB, FSB, a federal savings bank chartered by the Office of Thrift
Supervision of the U.S. Department of the Treasury, will act as a sponsor with respect to the issuing entity. NCB, FSB is also one of the mortgage loan sellers and will act as master servicer under the Pooling and Servicing Agreement with respect to the NCB mortgage loans.

     NCB, FSB is headquartered in Hillsboro, Ohio and maintains offices in
Washington, D.C. and New York City. NCB, FSB is a wholly-owned subsidiary of
National Consumer Cooperative Bank, which maintains an office at 1725 Eye
Street, N.W., Washington, D.C. National Consumer Cooperative Bank will act as special servicer under the Pooling and Servicing Agreement with respect to the residential cooperative mortgage loans sold to the trust by NCB, FSB.

     NCB, FSB's primary business is the underwriting, origination, acquisition and sale of mortgage loans secured by commercial or multifamily properties. NCB,
FSB sells the majority of the loans it originates through CMBS securitizations.
NCB, FSB, with its affiliates and parent, National Consumer Cooperative Bank, has been involved in the securitization of commercial mortgage loans since 1992.
NCB, FSB together with its parent, National Consumer Cooperative Bank, has securitized over $4.7 billion of commercial and multifamily loans in 37 public securitization transactions including agency mortgage backed security transactions. NCB, FSB initially selects the mortgage loans that it will contribute to the securitization, but it has no input on the mortgage loans contributed by other sponsors or loan sellers. NCB, FSB generally participates in securitizations with multiple mortgage loan sellers and an unaffiliated depositor. The following table sets forth information for the past three years regarding the amount of commercial and multifamily mortgage loans that NCB, FSB, together with its parent, National Consumer Cooperative Bank, have originated and securitized:

                                      S-98

YEAR   LOANS ORIGINATED   LOANS SECURITIZED
----   ----------------   -----------------
2006    $1,039,727,451     $593,473,985
2005    $  959,675,455     $668,971,563(1)
2004    $  887,126,957     $493,113,747
2003    $  816,716,189     $680,736,790

----------
(1)  Included in this figure are $105,170,034 in mortgage loans that were sold by NCB, FSB to, and later securitized by, an unrelated third party.

     As a sponsor, NCB, FSB originates mortgage loans and either by itself or together with other sponsors or loan sellers, initiates the securitization of such mortgage loans by transferring such mortgage loans to the depositor or another entity that acts in a similar capacity as the depositor, which mortgage loans will ultimately be transferred to the issuing trust fund for the related securitization.

     NCB, FSB Underwriting Standards

     General. All of the mortgage loans sold to the depositor by NCB, FSB, are originated by NCB, FSB or an affiliate of NCB, FSB, generally in accordance with the underwriting criteria described below. NCB, FSB has implemented guidelines establishing certain procedures with respect to underwriting its mortgage loans.
This underwriting criteria is general, and there is no assurance that every loan will comply in all respects with the guidelines.

     Loan Analysis. In connection with the origination of mortgage loans, NCB,
FSB conducts an extensive review of the related mortgaged real property, which includes an analysis of the appraisal, environmental report, property condition report, historical operating statements (annual financial statements in the case of residential cooperative loans), leases, rent rolls (or maintenance schedules in the case of residential cooperative loans), sources and uses and related information provided by the borrower. The credit of the borrower and, generally for loans other than those secured by residential cooperative properties, certain of its key principals is examined for financial strength and character prior to origination of the mortgage loan, which may include a review of historical tax returns (annual financial statements in the case of residential cooperative loans), third party credit reports, judgment, lien, bankruptcy and outstanding litigation searches. In the case of residential cooperative properties, NCB, FSB also reviews sponsor rent rolls (if applicable), reserve levels and recent sales data. As part of the underwriting process, a site inspection of each mortgaged real property is conducted by NCB, FSB or its related affiliates.

     Loan Approval. Prior to commitment, all mortgage loans must be approved by
NCB, FSB's credit committee (the make-up of which varies by loan size and type)
in accordance with its credit policies. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

     Environmental Assessments. An environmental site assessment was performed with respect to each mortgaged real property relating to the mortgage loans sold to the depositor by NCB, FSB generally within the twelve-month period preceding the origination of the related mortgage loan. A phase I environmental report is generally required for each mortgaged real property. In lieu of a phase I environmental report, generally for residential cooperative loans under
$500,000, a transaction screen meeting ASTM standards may have been required.

     Property Condition Assessments. Independent engineering firms conducted inspections with respect to each mortgaged real property relating to the mortgage loans sold to the depositor by NCB, FSB generally within the twelve-month period preceding the origination of the related mortgage loan. In lieu of a property condition survey, generally for residential cooperative loans under $500,000, an abbreviated property condition assessment may have been required.

     Additional Debt. Certain mortgage loans may have or permit in the future certain additional subordinate debt, whether secured or unsecured. In many cases
NCB, FSB or one of its affiliates is and/or will be the lender on that additional debt. The debt service coverage ratios described in this prospectus supplement may be lower based on the inclusion of the payments related to that additional debt, and the loan-to-value ratios described in this prospectus supplement may be higher based on the inclusion of the amount of that additional debt. See Appendix I for additional information.

                                      S-99

     Appraisals. An appraisal of each of the mortgaged properties relating to the mortgage loans sold to the depositor by NCB, FSB was performed prior to the origination of each such loan. Independent MAI appraisers performed the appraisals. Such appraisals generally complied with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under FIRREA, as amended. See "Description of the Mortgage Pool--Assessments of Property Value
and Condition--Appraisals," "--Environmental Assessments," "--Property Condition
Assessments," "--Seismic Review Process," and "--Zoning and Building Code
Compliance."

     Debt Service Coverage Ratio and Loan-to-Value Ratio. NCB, FSB evaluates debt service coverage ratios and loan-to-value ratios when underwriting a mortgage loan. Debt service coverage ratios are calculated based on
Underwritable Cash Flow. See also the definitions of Debt Service Coverage Ratio and Underwritable Cash Flow in the "Glossary" in this prospectus supplement, describing generally the calculation of debt service coverage ratios and underwritten net cash flow, and Appendix I in this prospectus supplement.
Loan-to-value ratios are calculated based on an appraiser's estimate of value of the subject property. Such value is determined by an appraisal and, in general, with respect to residential cooperative properties equals the gross sellout value of all cooperative units in such residential cooperative property
(applying a discount as determined by the appraiser for rent regulated and rent controlled units) plus the amount of the underlying debt encumbering such residential cooperative property. In addition, in connection with its calculation of loan-to-value ratios for residential cooperative properties, NCB,
FSB evaluates a separate value that is determined by the appraisal assuming such property was operated as a rental property and was generating an annual net cash flow equal to the Underwritable Cash Flow for that property. See also the definition of Value Co-op Basis in the "Glossary" in this prospectus supplement.

     Escrow Requirements. NCB, FSB may require a borrower to fund various escrows. Such escrows may include taxes and insurance (to cover amounts due prior to their respective due dates), replacement reserves (to cover amounts recommended pursuant to a building condition report prepared for NCB, FSB or its affiliate that may have originated the loan), re-tenanting expenses (to mitigate risks arising in connection with tenant lease expirations), capital expenses (to cover capital improvement costs). In some cases such reserves may only be required upon the occurrence of certain events. In addition, in some cases the borrower is permitted to post a letter of credit or guaranty in lieu of funding a given reserve or escrow.

     National Consumer Cooperative Bank

     National Consumer Cooperative Bank ("NCCB"), a federally chartered corporation, is the parent of NCB, FSB (which is a sponsor, a mortgage loan seller and a master servicer). NCCB's principal place of business is 1725 Eye
Street, N.W., Washington, D.C. 20006. Some of the mortgage loans sold to the trust by NCB, FSB were originated and underwritten by NCCB or its affiliates and subsequently assigned to NCB, FSB. NCCB also will act as the special servicer under the Pooling and Servicing Agreement with respect to the residential cooperative mortgage loans sold to the trust by NCB, FSB, as well as any related foreclosure properties.

THE DEPOSITOR

     Morgan Stanley Capital I Inc., the Depositor, is a direct wholly-owned subsidiary of Morgan Stanley and was incorporated in the State of Delaware on
January 28, 1985. The principal executive offices of Morgan Stanley Capital I
Inc. are located at 1585 Broadway, 37th Floor, New York, New York 10036. Its
telephone number is (212) 761-4000. Morgan Stanley Capital I Inc. does not have, nor is it expected in the future to have, any significant assets and is not engaged in any activities except those related to the securitization of assets.

     The Depositor was formed for the purpose of acting as a depositor in asset backed securities transactions. During the period commencing January 1, 2002 and terminating December 31, 2005, the Depositor acted as depositor with respect to commercial and multifamily mortgage loan securitization transactions, in an aggregate amount of $33,767,957,511. MSMC has acted as a sponsor or co-sponsor of all of such transactions and contributed a substantial portion of the mortgage loans in such transactions, with the remainder having been contributed by numerous other loan sellers. The Depositor has also acted as depositor with respect to numerous securitizations of residential mortgage loans.

     Morgan Stanley Capital I Inc. will have minimal ongoing duties with respect to the offered certificates and the mortgage loans. The Depositor's duties will include, without limitation, (i) to appoint a successor trustee in the event of the resignation or removal of the trustee, (ii) to provide information in its possession with respect to the

                                     S-100

certificates to the paying agent to the extent necessary to perform REMIC tax administration, (iii) to indemnify the trustee, the paying agent and trust for any liability, assessment or costs arising from the Depositor's bad faith, negligence or malfeasance in providing such information, (iv) to indemnify the trustee and the paying agent against certain securities laws liabilities, and
(v) to sign or to contract with the master servicer to sign any annual report on
Form 10-K, including the certification therein required under the Sarbanes-Oxley
Act, and any distribution reports on Form 10-D and Current Reports on Form 8-K required to be filed by the trust. The Depositor is required under the
Underwriting Agreement to indemnify the Underwriters for, or to contribute to losses in respect of, certain securities law liabilities.

     The information set forth herein concerning the Depositor has been provided by the Depositor. None of the Trustee, the Paying Agent, the underwriters nor any other person other than the Depositor makes any representation or warranty as to the accuracy or completeness of such information.

THE ISSUING ENTITY

     The issuing entity with respect to the offered certificates will be the
Morgan Stanley Capital I Trust 2007-IQ13 (the "Trust"). The Trust is a New York
common law trust that will be formed on the Closing Date pursuant to the Pooling and Servicing Agreement. The only activities that the Trust may perform are those set forth in the Pooling and Servicing Agreement, which are generally limited to owning and administering the mortgage loans and any REO Property, disposing of defaulted mortgage loans and REO Property, issuing the certificates, making distributions, providing reports to Certificateholders and other activities described in this prospectus supplement. Accordingly, the Trust may not issue securities other than the certificates, or invest in securities, other than investing of funds in the Certificate Account and other accounts maintained under the Pooling and Servicing Agreement in certain short-term high-quality investments. The Trust may not lend or borrow money, except that the master servicers and the trustee may make Advances of delinquent monthly debt service payments and servicing Advances to the Trust, but only to the extent it deems such Advances to be recoverable from the related mortgage loan;
such Advances are intended to provide liquidity, rather than credit support. The
Pooling and Servicing Agreement may be amended as set in this prospectus supplement under "Description of the Offered Certificates--Amendments to the
Pooling and Servicing Agreement." The Trust administers the mortgage loans through the trustee, the paying agent, the master servicers and the special servicers. A discussion of the duties of the trustee, the paying agent, the master servicers and the special servicers, including any discretionary activities performed by each of them, is set forth in this prospectus supplement under "Transaction Parties--The Trustee," "--The Paying Agent, Certificate
Registrar and Authenticating Agent," "--The Master Servicers," and "--The
Special Servicers" and under "Servicing of the Mortgage Loans."

     The only assets of the Trust other than the mortgage loans and any REO
Properties are the Certificate Account and other accounts maintained pursuant to the Pooling and Servicing Agreement and the short-term investments in which funds in the Certificate Account and other accounts are invested. The Trust has no present liabilities, but has potential liability relating to ownership of the mortgage loans and any REO Properties, and the other activities described in this prospectus supplement, and indemnity obligations to the trustee, the paying agent, the master servicer and the special servicer. The fiscal year of the
Trust is the calendar year. The Trust has no executive officers or board of directors and acts through the trustee, the paying agent, the master servicers and the special servicers.

     The Depositor is contributing the mortgage loans to the Trust. The
Depositor is purchasing the mortgage loans from the mortgage loan sellers, as described in this prospectus supplement under "Description of the Mortgage
Pool--Sale of the Mortgage Loans" and "--Representations and Warranties."

     Because the Trust is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a "business trust" for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the trust would be characterized as a
"business trust." The Depositor has been formed as a bankruptcy remote special purpose entity. In connection with the sale of the mortgage loans from each mortgage loan seller to the Depositor and from the Depositor to the trust, certain legal opinions are required. Those opinions to the extent relating to an entity subject to the Bankruptcy Code are generally analogous to the following:

                                     S-101

(1)  If such mortgage loan seller were to become a debtor in a properly presented case under Title 11 of the United States Code (the "Bankruptcy
     Code"), a federal bankruptcy court, would determine that (i) (a) a transfer of the mortgage loans by the related mortgage loan seller to the Depositor
     (including collection thereon) in the form and manner set forth in the related Mortgage Loan Purchase Agreement would constitute a true sale or absolute transfer of such mortgage loans (including the collections thereon), rather than a borrowing by the related mortgage loan seller from the Depositor secured by those mortgage loans, so that those mortgage loans
     (including the collections thereon) would not be property of the estate of the related mortgage loan seller under Section 541(a) of the Bankruptcy
     Code, and thus (b) the Depositor's rights to the related mortgage loans
     (including the collections thereon) would not be impaired by the operation of the Bankruptcy Code;

(2)  With respect to the mortgage loans sold to the trust by NCB, FSB, if the
     Federal Deposit Insurance Corporation (the "FDIC") were appointed as conservator or receiver for NCB, FSB, pursuant to Section 11(c) of the
     Federal Deposit Insurance Act (the "FDIA"), a court, which acted reasonably and correctly applied the law to the facts as set forth in such legal opinion after full consideration of all relevant factors, would hold that the FDIC could not (i) in the exercise of its authority under 12 U.S.C.
     Section 1821(e), reclaim, recover, or recharacterize as property of such mortgage loan seller or the receivership the underlying mortgage loans that have been transferred by such mortgage loan seller to the depositor and
     (ii) seek to avoid the sale of the underlying mortgage loans under 12
     U.S.C. Section 1823(e); and

(3)  If the Depositor were to become a debtor in a properly presented case under the Bankruptcy Code, a federal bankruptcy court would determine (i) (a) a transfer of the related mortgage loans by the Depositor to the trust
     (including the collections thereon) in the form and manner set forth in the
     Pooling and Servicing Agreement would constitute a true sale or absolute transfer of those mortgage loans (including the collections thereon), rather than a borrowing by the Depositor from the trust secured by those mortgage loans, so that those mortgage loans (including the collections thereon) would not be property of the estate of the Depositor under Section
     541(a) of the Bankruptcy Code, and thus (b) the trust's rights to the related mortgage loans (including the collections thereon) would not be impaired by the operation of the Bankruptcy Code.

     Such legal opinions are based on numerous assumptions, and there can be no assurance that all of such assumed facts are true, or will continue to be true.
Moreover, there can be no assurance that a court would rule as anticipated in the foregoing legal opinions. Accordingly, although the transfer of the underlying mortgage loans from each mortgage loan seller to the Depositor and from the Depositor to the Trust has been structured as a sale, there can be no assurance that the sale of the underlying mortgage loans will not be recharacterized as a pledge, with the result that the Depositor or Trust would be deemed to be a creditor of the related mortgage loan seller rather than an owner of the mortgage loans. See "Risk Factors--The Mortgage Loan Sellers Are
Subject To Bankruptcy Or Insolvency Laws That May Affect The Trust's Ownership
Of The Mortgage Loans" in this prospectus supplement.

THE TRUSTEE AND CUSTODIAN

     U.S. Bank National Association ("U.S. Bank") will serve as trustee and custodian under the Pooling and Servicing Agreement pursuant to which the
Certificates are being issued. U.S. Bank is a national banking association and a wholly-owned subsidiary of U.S. Bancorp, which is currently ranked as the sixth largest bank holding company in the United States with total assets exceeding
$219 billion as of December 31, 2006. As of December 31, 2006, U.S. Bancorp
serves approximately 14.2 million customers, operates 2,472 branch offices in 24 states and has over 50,000 employees. A network of specialized U.S. Bancorp offices across the nation, inside and outside its 24-state footprint, provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses, governments and institutions.

     U.S. Bank has one of the largest corporate trust businesses in the country with offices in 46 U.S. cities. The Pooling and Servicing Agreement will be administered from U.S. Bank's corporate trust office located at One Federal
Street, Corporate Trust Services - 3rd Floor, Boston, MA 02110, Attention:
Morgan Stanley 2007-IQ13.

     U.S. Bank has provided corporate trust services since 1924. As of December
31, 2006, U.S. Bank was acting as trustee with respect to approximately 76,000 issuances of securities with an aggregate outstanding principal balance of over
$2.1 trillion. This portfolio includes corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations.

                                     S-102

     As of December 31, 2006, U.S. Bank (and its affiliate U.S. Bank Trust
National Association) was acting as trustee on 45 issuances of commercial mortgage-backed securities with an outstanding aggregate principal balance of approximately $14.2 billion.

     The trustee is at all times required to be, and will be required to resign if it fails to be, (i) an institution insured by the FDIC, (ii) a corporation, national bank or national banking association, organized and doing business under the laws of the United States of America or any state, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authority and (iii) an institution whose short-term debt obligations are at all times rated not less than "A-1" (without regard to plus or minus) by S&P and "F-1" by Fitch and whose long-term senior unsecured debt is at all times rated not less than "A+" by S&P and "AA-" by Fitch, or a rating otherwise acceptable to the Rating Agencies as evidenced by a confirmation from each Rating Agency that such trustee will not cause a downgrade, withdrawal or qualification of the then current ratings of any class of certificates. See
"Description of the Offered Certificates--Distributions--Fees and Expenses" in
this prospectus supplement and "Description of the Pooling and Servicing
Agreements--Duties of the Trustee," "Description of the Pooling and Servicing
Agreements--Regarding the Fees, Indemnities and Powers of the Trustee" and
"Description of the Pooling and Servicing Agreements--Resignation and Removal of
the Trustee" in the prospectus.

     U.S. Bank will also act as custodian under the Pooling and Servicing
Agreement. As custodian, U.S. Bank will hold the mortgage loan files exclusively for the use and benefit of the Trust. The custodian will not have any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the mortgage loans delivered to it to determine their validity. The custodian's duties regarding the mortgage loan files will be governed by the Pooling and Servicing Agreement. U.S. Bank, as
custodian will hold the Mortgage Files in one of its custodial vaults, which is located in St. Paul, Minnesota. The Mortgage Files will be tracked electronically to identify that they are held by the trustee pursuant to the
Pooling and Servicing Agreement. U.S. Bank uses a barcode tracking system to track the location of, and owner or secured party with respect to, each file that it holds as custodian, including the Mortgage Files held as trustee. As of
December 31, 2006, U.S. Bank holds approximately 7,527,000 document files for approximately 980 entities and has been acting as a custodian for approximately
20 years.

     The information set forth herein concerning U.S. Bank National Association has been provided by U.S. Bank National Association. None of the Depositor, the
Trustee, the Paying Agent, the underwriters nor any other person other than U.S.
Bank National Association makes any representation or warranty as to the accuracy or completeness of such information.

     Duties of the Trustee

     The trustee will make no representations as to the validity or sufficiency of the Pooling and Servicing Agreement, the certificates or any asset or related document and is not accountable for the use or application by the Depositor or a master servicer or a special servicer of any of the certificates or any of the proceeds of the certificates, or for the use or application by the Depositor or a master servicer or a special servicer of funds paid in consideration of the assignment of the mortgage loans to the trust or deposited into any fund or account maintained with respect to the certificates or any account maintained pursuant to the Pooling and Servicing Agreement or for investment of any such amounts. If no Event of Default has occurred and is continuing, the trustee is required to perform only those duties specifically required under the Pooling and Servicing Agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the trustee is required to examine the documents and to determine whether they conform to the requirements of the Pooling and Servicing Agreement. The trustee is required to notify Certificateholders of any termination of a master servicer or special servicer or appointment of a successor to a master servicer or a special servicer. The trustee will be obligated to make any Advance required to be made, and not made, by the applicable master servicer under the Pooling and Servicing
Agreement; provided that the trustee will not be obligated to make any Advance that it deems in its business judgment to be a nonrecoverable advance. The trustee will be entitled, but not obligated, to rely conclusively on any determination by a master servicer or a special servicer, solely in the case of
Servicing Advances, that an Advance if made, would be a nonrecoverable advance.
The trustee will be entitled to reimbursement for each Advance made by it in the same manner and to the same extent as, but prior to, the master servicer. See
"Description of the Offered Certificates--Advances" in this prospectus supplement.

                                     S-103

     In addition to having express duties under the Pooling and Servicing
Agreement, the trustee, as a fiduciary, also has certain duties unique to fiduciaries under applicable law. In general, the trustee will be subject to certain federal laws and, because the Pooling and Servicing Agreement is governed by New York law, certain New York state laws. As a national bank acting in a fiduciary capacity, the trustee will, in the administration of its duties under the Pooling and Servicing Agreement, be subject to certain regulations promulgated by the Office of the Comptroller of the Currency, specifically those set forth in Chapter 12, Part 9 of the Code of Federal Regulations. New York
common law has required fiduciaries of common law trusts formed in New York to perform their duties in accordance with the "prudent person" standard, which, in this transaction, would require the trustee to exercise such diligence and care in the administration of the trust as a person of ordinary prudence would employ in managing his own property. However, under New York common law, the application of this standard of care can be restricted contractually to apply only after the occurrence of a default. The Pooling and Servicing Agreement provides that the trustee is subject to the prudent person standard only for so long as an event of default has occurred and remains uncured.

     Matters Regarding the Trustee

     The trustee and its partners, representatives, affiliates, members, managers, directors, officers, employees, agents and controlling persons shall have not any liability to the trust or the Certificateholders arising out of or in connection with the Pooling and Servicing Agreement, except for their respective negligence or willful misconduct.

     The trustee and each of its partners, representatives, affiliates, members, managers, directors, officers, employees, agents and controlling persons is entitled to indemnification from the trust for any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with any legal action or performance of obligations or exercise of rights incurred without negligence or willful misconduct on their respective part, arising out of, or in connection with the Pooling and Servicing Agreement, the mortgage loans, the certificates and the acceptance or administration of the trusts or duties created under the Pooling and Servicing Agreement (including, without limitation, any unanticipated loss, liability or expense incurred in connection with any action or inaction of any master servicer, any special servicer or the
Depositor but only to the extent the trustee is unable to recover within a reasonable period of time such amount from such third party pursuant to the
Pooling and Servicing Agreement), including the costs and expenses of defending themselves against any claim in connection with the exercise or performance of any of their powers or duties hereunder and the trustee and each of its partners, representatives, affiliates, members, managers, directors, officers, employees, agents and controlling persons shall be entitled to indemnification from the trust for any unanticipated loss, liability or expense incurred in connection with the provision by it of the reports required to be provided by it pursuant to the Pooling and Servicing Agreement.

     Resignation and Removal of the Trustee

     The trustee may at any time resign from its obligations and duties under the Pooling and Servicing Agreement by giving written notice to the Depositor, the master servicers, if any, the Rating Agencies and all Certificateholders.
Upon receiving the notice of resignation, the Depositor is required promptly to appoint a successor trustee meeting the requirements set forth above. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of the notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

     If at any time the trustee (i) shall cease to be eligible to continue as trustee under the Pooling and Servicing Agreement, or (ii) shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the trustee or of its property shall be appointed, or any public officer shall take charge or control of the trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or (iii) a tax is imposed or threatened with respect to the trust or any REMIC by any state in which the trustee or the trust held by the trustee is located solely because of the location of the trustee in such state (provided, that, if the trustee agrees to indemnify the trust for such taxes, it shall not be removed pursuant to this clause (iii)), or (iv) the continuation of the trustee as such would result in a downgrade, qualification or withdrawal of the rating by the Rating Agencies of any class of certificates with a rating as evidenced in writing by the Rating
Agencies, or (v) if the trustee fails to perform (or acts with negligence, bad faith, or willful misconduct in performing) any of its Exchange Act reporting or
Regulation AB obligations under the Pooling and Servicing Agreement (other than the failure to file any Exchange Act report due to the non-receipt of the
Exchange Act reportable information from the applicable master servicer or special servicer),

                                     S-104

then Morgan Stanley Capital I Inc. may remove the trustee and appoint a successor trustee meeting the eligibility requirements set forth above. In the case of removal under clauses (i), (ii), (iii), (iv) and (v) above, the trustee shall bear all such costs of transfer. Holders of the certificates entitled to more than 50% of the voting rights may at any time remove the trustee for cause and appoint a successor trustee.

     Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee meeting the eligibility requirements set forth above. Upon any succession of the trustee, the predecessor trustee will be entitled to the payment of compensation and reimbursement agreed to under the Pooling and
Servicing Agreement for services rendered and expenses incurred. The Pooling and
Servicing Agreement provides that expenses relating to resignation of the trustee or any removal of the trustee for cause will be required to be paid by the trustee, and expenses relating to the removal of the trustee without cause will be paid by the parties effecting such removal.

     If the trustee resigns or is terminated or removed, then any and all costs and expenses associated with transferring the duties of the trustee to a successor trustee, including those associated with the transfer of mortgage files and other documents and statements held by the predecessor trustee to the successor trustee, are to be paid:

     (a)  by the predecessor trustee, if such predecessor trustee has resigned or been removed with cause, including by the Depositor in accordance with the Pooling and Servicing Agreement;

     (b)  by the Certificateholders that effected the removal, if the predecessor trustee has been removed without cause by such
          Certificateholders; and

     (c)  out of the trust assets, if such costs and expenses are not paid by the predecessor trustee, as contemplated by the immediately preceding clause (a), within a specified period after they are incurred (except that such predecessor trustee will remain liable to the trust for those costs and expenses).

     Trustee Compensation

     As compensation for the performance of its duties as trustee, U.S. Bank
National Association will be paid the monthly Trustee Fee. The Trustee Fee is an amount equal to, in any month, the product of the portion of a rate equal to
0.00085% per annum applicable to such month, determined in the same manner as the applicable mortgage rate is determined for each mortgage loan for such month, and the Scheduled Principal Balance of each mortgage loan. A portion of the Trustee Fee is payable to the paying agent. In addition, the trustee will be entitled to recover from the trust fund all reasonable unanticipated expenses and disbursements incurred or made by the trustee in accordance with any of the provisions of the Pooling and Servicing Agreement, but not including routine expenses incurred in the ordinary course of performing its duties as trustee under the Pooling and Servicing Agreement, and not including any expense, disbursement or advance as may arise from its negligence or bad faith.

THE PAYING AGENT, CERTIFICATE REGISTRAR AND AUTHENTICATING AGENT

     U.S. Bank National Association will initially serve as paying agent, as certificate registrar and authenticating agent for purposes of recording and otherwise providing for the registration of the offered certificates and of transfers and exchanges of the definitive certificates, if issued, and as authenticating agent of the certificates.

     The trustee's procedures for performing its duties as required by the
Pooling and Servicing Agreement are set forth as follows:

     A U.S. Bank analyst (an "Analyst") will review the relevant executed legal transaction documents for this transaction (collectively, the "Documents") and program the distribution module of U.S. Bank's cash-flow modeling system (the
"System") to provide the necessary calculations for this transaction. The programming will consist of modeling all collection and withdrawal activity that will take place in all of the trust accounts for this transaction and modeling the payment priorities (the disbursement of cash) to the certificateholders and various other parties. All trigger events set forth in the Documents will be modeled without regard to probability of occurrence.

     Prior to the first distribution to the certificateholders, a supervisor for the transaction (the "Supervisor") will create an independent review spreadsheet, which will be based on the Documents and will be processed each month and compared to the System model output. The Supervisor will also review the content of the certificateholder

                                     S-105

statements prior to the first distribution date to ensure that all information required by the Documents is present and correct.

     The entire distribution program will undergo a line-by-line formula review by the Supervisor prior to the sixth month of distributions, and in no event later than the earliest date a trigger event could occur. The Supervisor's responsibility is to make sure that the program is consistent with the terms and payment priorities set forth in the Documents and that the certificateholders statement includes all items required to be reported by the Documents.

     On a monthly basis, an Analyst will obtain from the Master Servicers a file containing the payment activity for the related collection period on a loan-by-loan basis. The loan file will be converted to a database format and loaded into the System program. Prior to processing, the loan data will be reviewed to determine the reasonableness of the data based on loan level data received with respect to the cut-off date or the most recent collection period.
Once the loan data is confirmed with the Master Servicers, the Analyst will input several aggregate amounts into a System database and begin processing the distributions through the System.

     To the extent U.S. Bank is required by the documents to re-compute any loan-data elements supplied by the master servicers, U.S. Bank will do so based on information received from the underwriter or the Master Servicers. U.S. Bank will identify all discrepancies and bring them to the attention of the Master
Servicers for resolution. If all discrepancies are not resolved by the date required in the Documents, U.S. Bank will deliver a discrepancy memorandum to the Master Servicers.

     The distribution reports will be reviewed by the Analyst and then by the
Supervisor using a transaction-specific review spreadsheet. Any corrections identified by the Supervisor will be corrected by the Analyst and reviewed by the Supervisor. The Supervisor also will be responsible for the timely delivery of reports to the administration unit for processing all cashflow items.

     In the past three years, the securities administrator has not made material changes to the policies and procedures of its securities administration services for commercial mortgage backed securities. However, the securities administrator acquired the securities administration business of State Street Bank and Trust
Company in 2002, and prior to January 1, 2006, the officers and employees in the office of the securities administrator acquired from State Street used slightly different procedures than those set forth above to review the data for each certificateholder statement. Instead of creating an independent spreadsheet for review, a Supervisor reviewed each line of a proposed certificateholder holder statement prior to its distribution. As of January 1, 2006, all offices of the securities administrator will use the procedures set forth above.

     The paying agent and each of its partners, representatives, affiliates, members, managers, directors, officers, employees, agents and controlling persons is entitled to indemnification from the trust for any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with any legal action or performance of obligations or exercise of rights incurred without negligence or willful misconduct on their respective part, arising out of, or in connection with the Pooling and Servicing Agreement, the mortgage loans, the certificates and the acceptance or administration of the trusts or duties created under the Pooling and Servicing Agreement (including, without limitation, any unanticipated loss, liability or expense incurred in connection with any action or inaction of any master servicer, the special servicer or the
Depositor but only to the extent the paying agent is unable to recover within a reasonable period of time such amount from such third party pursuant to the
Pooling and Servicing Agreement), including the costs and expenses of defending themselves against any claim in connection with the exercise or performance of any of their powers or duties hereunder and the paying agent and each of its partners, representatives, affiliates, members, managers, directors, officers, employees, agents and controlling persons shall be entitled to indemnification from the trust for any unanticipated loss, liability or expense incurred in connection with the provision by it of the reports required to be provided by it pursuant to the Pooling and Servicing Agreement.

THE MASTER SERVICERS

     Certain of the duties of the master servicers and the provisions of the
Pooling and Servicing Agreement are set forth in this prospectus supplement under "Servicing of the Mortgage Loans." The manner in which collections on the mortgage loans are to be maintained is described under "Description of the
Agreements--Collection and Other Servicing Procedures" and "--Certificate
Account and Other Collection Accounts" in the accompanying prospectus.

                                     S-106

The advance obligations of the master servicers are described in this prospectus supplement under "Description of the Offered Certificates--Advances." Certain
terms of the Pooling and Servicing Agreement regarding the master servicers'
removal, replacement, resignation or transfer are described in this prospectus supplement under "--Events of Default" and in the prospectus under "Description of the Agreements--Matters Regarding a Master Servicer and the Depositor."
Certain limitations on the master servicers' liability under the Pooling and
Servicing Agreement are described under "Description of the Agreements--Matters
Regarding a Master Servicer and the Depositor" in the prospectus and under
"Servicing of the Mortgage Loans--General" in this prospectus supplement.

     The master servicers may appoint one or more sub-servicers to perform all or any portion of their respective duties under the Pooling and Servicing
Agreement, as described under "Servicing of the Mortgage Loans--General" and
"Transaction Parties--The Primary Servicers" in this prospectus supplement and under "Description of the Agreements--Sub-Servicers" in the accompanying prospectus; provided that following the Closing Date no master servicer may appoint a sub-servicer without the Depositor's prior consent to the extent set forth in the Pooling and Servicing Agreement, which consent may not be unreasonably withheld. Each master servicer monitors and reviews the performance of sub-servicers appointed by it.

     The information set forth in this prospectus supplement concerning the master servicers has been provided by them.

     General Master Servicer

     Wells Fargo Bank, N.A. ("Wells Fargo Bank") will be the general master servicer under the Pooling and Servicing Agreement for all of the mortgage loans other than the NCB mortgage loans and the Non-Trust Serviced Pari Passu Loans.
The principal commercial mortgage servicing offices of Wells Fargo Bank are located at 45 Fremont Street, 2nd Floor, San Francisco, California 94105.

     Wells Fargo Bank has originated and serviced commercial mortgage loans since before 1975 and has serviced securitized commercial mortgage loans since
1993. Wells Fargo Bank is approved as a master servicer, primary servicer and special servicer for commercial mortgage-backed securities rated by Moody's, S&P and Fitch. Moody's does not assign specific ratings to servicers. S&P has assigned to Wells Fargo Bank the ratings of STRONG as a primary servicer and as a master servicer and ABOVE AVERAGE special servicer. Fitch has assigned to
Wells Fargo Bank the ratings of CMS2 as a master servicer, CPS1 as a primary servicer and CSS1 as a special servicer. S&P's and Fitch's ratings of a servicer are based on an examination of many factors, including the servicer's financial condition, management team, organizational structure and operating history.

     As of December 31, 2006, the commercial mortgage servicing group of Wells
Fargo Bank was responsible for servicing approximately 11,665 commercial and multifamily mortgage loans with an aggregate outstanding principal balance of approximately $103.7 billion, including approximately 10,434 loans securitized in approximately 93 commercial mortgage-backed securitization transactions with an aggregate outstanding principal balance of approximately $99.4 billion, and also including loans owned by institutional investors and government sponsored entities such as Freddie Mac. The properties securing these loans are located in all 50 states and include retail, office, multifamily, industrial, hospitality and other types of income-producing properties. According to the Mortgage
Bankers Association of America, as of June 30, 2006, Wells Fargo Bank was the
fourth largest commercial mortgage servicer in terms of the aggregate outstanding principal balance of loans being master and/or primary serviced in commercial mortgage-backed securitization transactions.

     Wells Fargo Bank has developed policies, procedures and controls for the performance of its master servicing obligations in compliance with applicable servicing agreements, servicing standards and the servicing criteria set forth in Item 1122 of Regulation AB. These policies, procedures and controls include, among other things, measures for notifying borrowers of payment delinquencies and other loan defaults and for working with borrowers to facilitate collections and performance prior to the occurrence of a Servicing Transfer Event.

     A Wells Fargo Bank proprietary website (www.wellsfargo.com/com/comintro)
provides investors with access to investor reports for commercial mortgage-backed securitization transactions for which Wells Fargo Bank is master servicer.

                                     S-107

     Wells Fargo Bank may appoint one or more sub-servicers to perform all or any portion of its duties under the pooling and servicing agreement. Wells Fargo
Bank monitors and reviews the performance of sub-servicers appointed by it.

     Wells Fargo Bank has received an issuer rating of "Aaa" from Moody's. Wells
Fargo Bank's long term deposits are rated "Aaa" by Moody's, "AA" by S&P and
"AA+" by Fitch.

     Wells Fargo & Company is the holding company for Wells Fargo Bank. Wells
Fargo & Company files reports with the Securities and Exchange Commission as required under the Securities Exchange Act of 1934, as amended. Such reports include information regarding Wells Fargo Bank and may be obtained at the website maintained by the Securities and Exchange Commission at www.sec.gov.

     There are no legal proceedings pending against Wells Fargo Bank, or to which any property of Wells Fargo Bank is subject, that are material to the certificateholders, nor does Wells Fargo Bank have actual knowledge of any proceedings of this type contemplated by government authorities.

     NCB, FSB

     NCB, FSB, one of the sponsors and mortgage loan sellers, will be the master servicer under the Pooling and Servicing Agreement for all of the NCB mortgage loans. NCB, FSB is a federal savings bank chartered by the Office of Thrift
Supervision of the U.S. Department of the Treasury. NCB, FSB is a wholly-owned subsidiary of National Consumer Cooperative Bank, one of the special servicers, and has been servicing mortgage loans since 1980. NCB, FSB maintains an office at 1725 Eye Street, N.W., Washington, D.C. 20006. NCB, FSB, together with its parent, National Consumer Cooperative Bank, has securitized over $4.7 billion of commercial and multifamily mortgage loans in 37 public securitization transactions. As of February 28, 2007, NCB, FSB was the master servicer of a portfolio of multifamily and commercial mortgage loans in agency and commercial mortgage-backed securities transactions in the United States totaling approximately $3.99 billion in aggregate outstanding principal balance. Since
March 1, 2003, NCB, FSB has made $5,680,305 in servicing advances, of which
$5,159,279 have been recovered.

     The table below contains information on the size and growth of the portfolio of commercial and multifamily loans in mortgaged-backed securities transactions in the United States from 2003 to 2005 in respect of which NCB, FSB has acted as master servicer:

                                                   YEAR (AMOUNTS EXPRESSED
                                                         IN MILLIONS)
                                              ---------------------------------
                                               2003     2004     2005     2006
                                              ------   ------   ------   ------
CMBS (US)..................................   $2,261   $2,616   $3,321   $3,397

     NCB, FSB is approved as a master servicer, primary servicer and special servicer for commercial mortgage-backed securities rated by Moody's, S&P and
Fitch. NCB, FSB is on S&P's Select Servicer list as a U.S. Commercial Mortgage
Servicer, and S&P has assigned to NCB, FSB the rating of ABOVE AVERAGE as a commercial mortgage servicer and a rating of AVERAGE as a commercial mortgage special servicer. Fitch has assigned to NCB, FSB the ratings of CMS2- as a master servicer, CPS1- as a primary servicer and CSS3 as a special servicer.
S&P's and Fitch's ratings of a servicer are based on an examination of many factors, including the servicer's financial condition, management team, organizational structure and operating history. Moody's does not assign specific ratings to servicers. NCB, FSB has developed policies and procedures for the performance of its master servicing obligations in compliance with applicable servicing agreements and servicing standards. These policies and procedures include, among other things, sending delinquency notices for loans prior to servicing transfer and transferring a loan to the special servicer in accordance with the applicable servicing agreements.

     No securitization transaction involving mortgage loans in which NCB, FSB was acting as master servicer has experienced a master servicer event of default as a result of any action or inaction of NCB, FSB as master servicer, including as a result of NCB, FSB's failure to comply with the applicable servicing criteria in connection with any securitization transaction.

     NCB, FSB utilizes a multi-application mortgage-servicing technology platform, with multiple capabilities and reporting functions, to facilitate the processing of mortgage servicing activities. Among other functions, this

                                     S-108

platform performs account maintenance, tracks borrower communications, tracks escrow deposits, balances and withdrawals, updates transaction data and generates various account reports.

     NCB, FSB is not an affiliate of the depositor, the other sponsors, the trust, the special servicers (other than NCCB), the trustee, the other master servicer or any other originator of any of the mortgage loans identified in this prospectus supplement (other than NCCB). There are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against NCB, FSB or of which any of its property is subject, that is material to the Certificateholders.

     NCB, FSB periodically updates its servicing policies and procedures to keep pace with changes in the commercial mortgage-backed securities industry generally and to comply with changes in federal or state law or investor requirements. NCB, FSB may engage third-party vendors to provide certain support, expertise, legal counsel and/or technology. All of such third-party vendors are monitored in compliance with internal standards and procedures and applicable law. In addition, NCB, FSB maintains a staff and, from time to time, may engage third-party vendors, to collect and review insurance policies and/or certificates relating to the coverage required under the mortgage documents. To the extent NCB, FSB performs custodial functions as the master servicer, documents are maintained in a manner consistent with the Servicing Standard.

THE PRIMARY SERVICERS

     Except with respect to certain mortgage loans sold to the Depositor by
SunTrust Bank, the master servicers will be responsible for the primary servicing of all of the mortgage loans. SunTrust Bank (a sponsor and an affiliate of one of the underwriters) will act as primary servicer with respect to those mortgage loans that it has sold to the trust. Each master servicer will pay the fees of its related primary servicer or servicers.

     SunTrust Bank will enter into a primary servicing agreement with Wells
Fargo Bank as general master servicer, to provide certain primary services to the commercial mortgage loans sold to the depositor by SunTrust Bank, and will agree, pursuant to such primary servicing agreement, to service such commercial mortgage loans in accordance with the servicing standard set forth in the pooling and servicing agreement. SunTrust Bank's primary servicing responsibilities will include, but are not necessarily limited to collecting payments on the loans and processing certain borrower requests. SunTrust Bank has developed policies, procedures and controls for its performance of its primary servicing obligations and may utilize one or more sub-servicers for some or all of the above functions pursuant to the primary servicing agreement.

THE SPECIAL SERVICERS

     The General Special Servicer

     LNR Partners, Inc. (the "General Special Servicer"), a Florida corporation and a subsidiary of LNR Property Holdings, Ltd. ("LNR"), will initially be appointed as the special servicer under the Pooling and Servicing Agreement for all of the mortgage loans other than the residential cooperative mortgage loans sold to the trust by NCB, FSB and other than the Non-Trust Serviced Pari Passu
Loan. The principal executive offices of the General Special Servicer are located at 1601 Washington Avenue, Suite 700, Miami Beach, Florida 33139 and its
telephone number is (305)-695-5600. LNR through its subsidiaries, affiliates and joint ventures, is involved in the real estate investment, finance and management business and engages principally in:

     o    acquiring, developing, repositioning, managing and selling commercial and multifamily residential real estate properties,

     o    investing in high-yielding real estate loans, and

     o    investing in, and managing as special servicer, unrated and non-investment grade rated commercial mortgaged backed securities
          ("CMBS").

     The General Special Servicer and its affiliates have substantial experience in working out loans and in performing the other obligations of the special servicer as more particularly described in the Pooling and Servicing Agreement, including, but not limited to, processing borrower requests for lender consent to assumptions, leases,

                                     S-109

easements, partial releases and expansion and/or redevelopment of the mortgaged properties. The General Special Servicer and its affiliates have been engaged in the special servicing of commercial real estate assets for over 14 years. The number of CMBS pools specially serviced by the General Special Servicer and its affiliates has increased from 46 in December 1998 to 193 as of December 31,
2006. More specifically, the General Special Servicer (and its predecessors in interest) acted as special servicer with respect to: (a) 84 domestic CMBS pools as of December 31, 2001, with a then current face value in excess of $53 billion; (b) 101 domestic CMBS pools as of December 31, 2002, with a then current face value in excess of $67 billion; (c) 113 domestic CMBS pools as of
December 31, 2003, with a then current face value in excess of $79 billion; (d)
134 domestic CMBS pools as of December 31, 2004, with a then current face value in excess of $111 billion; (e) 142 domestic CMBS pools as of December 31, 2005, with a then current face value in excess of $148 billion and (f) 143 domestic
CMBS pools as of December 31, 2006, with a then current face value in excess of
$201 billion. Additionally, the General Special Servicer has resolved over $17.4 billion of U.S. commercial and multifamily loans over the past 14 years, including approximately $1.1 billion of U.S. commercial and multifamily mortgage loans during 2001, $1.9 billion of U.S. commercial and multifamily mortgage loans during 2002, $1.5 billion of U.S. commercial and multifamily mortgage loans during 2003, $2.1 billion of U.S. commercial and multifamily mortgage loans during 2004, $2.4 billion of U.S. commercial and multifamily mortgage loans during 2005 and $0.9 billion for the twelve months ended December 31,
2006.

     LNR or one of its affiliates generally seeks investments where it has the right to appoint the General Special Servicer as the special servicer. The
General Special Servicer and its affiliates have regional offices located across the country in Florida, Georgia, Texas, Massachusetts, North Carolina,
California and Colorado, and in Europe, in England and Germany. As of December
31, 2006, the General Special Servicer had approximately 180 employees responsible for the special servicing of commercial real estate assets. As of
December 31, 2006, the General Special Servicer and its affiliates specially service a portfolio, which included over 23,000 assets in the 50 states and in
Europe with a then current face value in excess of $252 billion, all of which are commercial real estate assets. Those commercial real estate assets include mortgage loans secured by the same types of income producing properties as secure the mortgage loans backing the Certificates. Accordingly, the assets of the General Special Servicer and its affiliates may, depending upon the particular circumstances, including the nature and location of such assets, compete with the mortgaged real properties securing the underlying mortgage loans for tenants, purchasers, financing and so forth. The General Special
Servicer does not service any assets other than commercial real estate assets.

     The General Special Servicer maintains internal and external watch lists, performs monthly calls with master servicers and conducts overall deal surveillance and shadow servicing. The General Special Servicer has developed distinct strategies and procedures for working with borrowers on problem loans
(caused by delinquencies, bankruptcies or other breaches of the loan documents)
designed to maximize value from the assets for the benefit of the certificateholders. These strategies and procedures vary on a case by case basis, and include, but are not limited to, liquidation of the underlying collateral, note sales, discounted payoffs, and borrower negotiation or workout in accordance with the Servicing Standard. Generally, four basic factors are considered by the General Special Servicer as part of its analysis and determination of what strategies and procedures to utilize in connection with problem loans. They are (i) the condition and type of mortgaged property, (ii)
the borrower, (iii) the jurisdiction in which the mortgaged property is located, and (iv) the actual terms, conditions and provisions of the underlying loan documents. After each of these items is evaluated and considered, the General
Special Servicer' strategy is guided by the Servicing Standard and all relevant provisions of the applicable pooling and servicing agreement pertaining to specially serviced and REO mortgage loans.

     The General Special Servicer has the highest ratings afforded to special servicers by S&P and Fitch, respectively.

     There have not been, during the past three years, any material changes to the policies or procedures of the General Special Servicer in the servicing function it will perform under the Pooling and Servicing Agreement for assets of the same type included in this securitization transaction. The General Special
Servicer has not engaged, and currently does not have any plans to engage, any sub-servicers to perform on its behalf any of its duties with respect to this securitization transaction. The General Special Servicer does not believe that its financial condition will have any adverse effect on the performance of its duties under Pooling and Servicing Agreement and, accordingly, will not have any material impact on the mortgage pool performance or the performance of the
Certificates. Generally, the General Special Servicer' servicing functions under pooling and servicing agreements

                                     S-110

do not include collection on the pool assets, however the General Special
Servicer does maintain certain operating accounts with respect to REO mortgage loans in accordance with the terms of the applicable pooling and servicing agreements and consistent with the Servicing Standard set forth in each of such pooling and servicing agreements. The General Special Servicer does not have any material primary advancing obligations with respect to the CMBS pools as to which it acts as special servicer, except with respect to the obligation to make servicing advances only on specially serviced mortgage loans in five commercial mortgage securitization transactions, and the obligation to make advances of delinquent debt service payments on specially serviced mortgage loans in one commercial mortgage securitization transaction. Under certain circumstances, the
General Special Servicer also has the obligation to make servicing advances and advances of delinquent debt service payments with respect to one collateralized debt obligation transaction.

     The General Special Servicer will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans.
On occasion, the General Special Servicer may have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent that the General Special Servicer has custody of any such documents, such documents will be maintained in a manner consistent with the Servicing Standard.

     No securitization transaction involving commercial or multifamily mortgage loans in which the General Special Servicer was acting as special servicer has experienced an event of default as a result of any action or inaction by the
General Special Servicer as special servicer. The General Special Servicer has not been terminated as servicer in a commercial mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger. In addition, there has been no previous disclosure of material noncompliance with servicing criteria by the General Special Servicer with respect to any other securitization transaction involving commercial or multifamily mortgage loans in which the General Special Servicer was acting as special servicer.

     There are, to the actual current knowledge of the General Special Servicer, no special or unique factors of a material nature involved in special servicing the particular types of assets included in the subject securitization, as compared to the types of assets specially serviced by the General Special
Servicer in other commercial mortgage backed securitization pools generally, for which the General Special Servicer has developed processes and procedures which materially differ from the processes and procedures employed by the General
Special Servicer in connection with its specially servicing of commercial mortgage backed securitization pools generally.

     There are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against the General
Special Servicer or of which any of its property is the subject, that is material to the Certificateholders.

     The General Special Servicer is not an affiliate of the depositor, the sponsors, the trust, the master servicer, the trustee, the other special servicer or any originator of any of the underlying mortgage loans identified in this prospectus supplement.

     LNR Securities Holdings, LLC, an affiliate of the General Special Servicer, will acquire an interest in one or more classes of the Certificates and will be the initial Operating Adviser. Otherwise, except for the General Special
Servicer acting as special servicer for this securitization transaction, there are no specific relationships that are material involving or relating to this securitization transaction or the securitized mortgage loans between the General
Special Servicer or any of its affiliates, on the one hand, and the depositor, sponsor(s) or the trust, on the other hand, that currently exist or that existed during the past two years. In addition, there are no business relationships, agreements, arrangements, transactions or understandings that have been entered into outside the ordinary course of business or on terms other than would be obtained in an arm's length transaction with an unrelated third party - apart from the subject securitization transaction - between the General Special
Servicer or any of its affiliates, on the one hand, and the depositor, the sponsor(s) or the trust, on the other hand, that currently exist or that existed during the past two years and that are material to an investor's understanding of the offered certificates.

     The information set forth herein concerning LNR, LNR Partners, Inc. and LNR
Securities Holdings, LLC has been provided by LNR, LNR Partners, Inc. and LNR
Securities Holdings, LLC. None of the Depositor, the Trustee, the Paying Agent,
the underwriters nor any other person other than LNR, LNR Partners, Inc. and LNR
Securities Holdings, LLC makes any representation or warranty as to the accuracy or completeness of such information.

                                      S-111

     National Consumer Cooperative Bank

     NCCB, a federally chartered corporation, will initially be appointed as the special servicer under the Pooling and Servicing Agreement for the residential cooperative mortgage loans sold to the trust by NCB, FSB, as well as any related foreclosure properties. NCCB is the parent of NCB, FSB (which is a sponsor, a mortgage loan seller and a master servicer). NCCB's principal place of business is 1725 Eye Street, N.W., Washington, D.C. 20006.

     NCCB and its affiliates have been involved in servicing mortgage loans since 1980. As of February 28, 2007, NCCB was named the special servicer on 40 agency and CMBS transactions encompassing 1,845 loans with a balance of $3.81 billion. The portfolios include office, retail, multifamily (including residential cooperative), hospitality, industrial and other types of income producing properties.

     NCCB and its affiliates rely on its people, processes and technology to effectively manage specially serviced assets under its administration. NCCB and its affiliates have a special servicer rating of "CSS3" from Fitch and "Average"
from Standard and Poor's. NCCB's experienced servicing personnel are highly skilled professionals that proactively manage specially serviced assets through the workout cycle from initiation of foreclosure, bankruptcy, real estate owned or modification. NCCB takes a disciplined approach to the management and resolution of specially serviced loans and evaluates all viable resolution strategies to determine the strategy that generates the highest net present value for the owner.

     All actions to cure default are made in conjunction with the set terms and conditions as set forth in the loan documents and respective pooling and servicing agreement. NCCB and its affiliates have adopted policies, procedures and quality control measures in accordance with all applicable servicing agreements and servicing standards. These policies, procedures and quality control measures include, among other things, measures for notifying borrowers of payment delinquencies and other loan defaults and for working with borrowers to facilitate collections and performance prior to the occurrence of a servicing transfer event. NCCB and its affiliates have not engaged or plan to engage any third party servicers to perform on its behalf any of its duties with respect to this securitization transaction.

     NCCB is not an affiliate of the depositor, the sponsors (other than NCB,
FSB), the trust, the master servicers (other than NCB, FSB), the trustee, the other special servicer or any originator of the underlying mortgage loans identified in this prospectus supplement (other than NCB, FSB). There are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against NCCB or of which any of its property is the subject, that are material to the Certificateholders.

     No securitization transaction involving mortgage loans in which NCCB and its affiliates were acting as special servicer has experienced an event of default as a result of any action or inaction of NCCB as special servicer, including as a result of NCCB's failure to comply with the applicable servicing criteria in connection with any securitization transaction.

     The information set forth in this prospectus supplement concerning NCCB has been provided by NCCB. None of the Depositor, the Trustee, the Paying Agent, the
underwriters nor any other person other than NCCB makes any representation or warranty as to the accuracy or completeness of such information.

                                      S-112

                     DESCRIPTION OF THE OFFERED CERTIFICATES

     Capitalized terms are defined in the "Glossary of Terms" in this prospectus supplement.

GENERAL

     The Series 2007-IQ13 Commercial Mortgage Pass-Through Certificates (the
"Certificates") will be issued on or about March 29, 2007 pursuant to a Pooling and Servicing Agreement to be dated as of March 1, 2007, among Morgan Stanley
Capital I Inc., the master servicers, the special servicer and the trustee.

     The Certificates will represent in the aggregate the entire beneficial ownership interest in the trust consisting primarily of:

     o    the mortgage loans and all payments under and proceeds of the mortgage loans received after the Cut-off Date, exclusive of principal prepayments received prior to the Cut-off Date and scheduled payments of principal and interest due on or before the Cut-off Date;

     o    any mortgaged property acquired on behalf of the Certificateholders in respect of a defaulted mortgage loan through foreclosure, deed in lieu of foreclosure or otherwise; and

     o    a security interest in any "government securities" as defined in the
          Investment Company Act of 1940 pledged in respect of the defeasance of a mortgage loan.

     The Certificates will be issued on or about March 29, 2007 and will only be entitled to scheduled payments on the mortgage loans that are due (and unscheduled payments that are received) after the Cut-off Date.

     The Certificates will consist of 27 Classes, to be designated as:

     o    the Class A-1 Certificates, the Class A-1A Certificates, the Class A-2
          Certificates, the Class A-3 Certificates and the Class A-4
          Certificates;

     o    the Class X Certificates and Class X-Y Certificates;

     o    the Class A-M Certificates, the Class A-J Certificates, the Class B
          Certificates, the Class C Certificates, the Class D Certificates, the
          Class E Certificates, the Class F Certificates, the Class G
          Certificates, the Class H Certificates, the Class J Certificates, the
          Class K Certificates, the Class L Certificates, the Class M
          Certificates, the Class N Certificates, the Class O Certificates, the
          Class P Certificates and the Class EI Certificates; and

     o    the Class R-I Certificates, the Class R-II Certificates and the Class
          R-III Certificates.

     The Class A Senior Certificates, the Class A-M Certificates and the Class
A-J Certificates will be issued in denominations of $25,000 initial Certificate
Balance and in any whole dollar denomination in excess of that amount.

     Each Class of Offered Certificates will initially be represented by one or more global certificates registered in the name of the nominee of The Depository
Trust Company ("DTC"). We have been informed by DTC that DTC's nominee initially will be Cede & Co. No person acquiring an interest in an offered certificate will be entitled to receive a fully registered physical certificate representing such interest, except as presented in the prospectus under "Description Of The
Offered Certificates--Reports to Certificateholders; Available
Information--Book-Entry Certificates." Unless and until definitive certificates are issued in respect of any Class of Offered Certificates, all references to actions by holders of the Offered Certificates will refer to actions taken by
DTC upon instructions received from the related Certificate Owners through DTC's participating organizations.

     All references in this prospectus supplement to payments, notices, reports and statements to holders of the Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to the related Certificate Owners through DTC's Participants in

                                      S-113

accordance with DTC procedures. Until definitive certificates are issued in respect of any Class of Offered Certificates, interests in such Certificates will be transferred on the book-entry records of DTC and its Participants. See
"Description Of The Certificates--Book-Entry Registration and Definitive
Certificates" in the prospectus.

     Certificateholders must hold their Offered Certificates in book-entry form, and delivery of the Offered Certificates will be made through the facilities of
DTC, in the United States, and may be made through the facilities of Clearstream
Banking or Euroclear, in Europe. Transfers within DTC, Clearstream Banking or
Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through Clearstream Banking or
Euroclear, on the other, will be effected in DTC through Citibank, N.A. or
JPMorgan Chase, the relevant depositaries of Clearstream Banking and Euroclear, respectively.

     Because of time-zone differences, credits of securities received in
Clearstream Banking or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear participant or Clearstream Banking customer on such business day. Cash received in Clearstream Banking or Euroclear as a result of sales of securities by or through a Clearstream Banking customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream Banking or
Euroclear cash account only as of the business day following settlement in DTC.

CERTIFICATE BALANCES

     Upon initial issuance, the Class A-1, Class A-1A, Class A-2, Class A-3,
Class A-4, Class A-M and Class A-J Certificates will have the following aggregate Certificate or Notional Balances. In each case, the Certificate
Balance may vary by up to 5%. Mortgage loans may be removed from or added to the
Mortgage Pool prior to the Closing Date within such maximum permitted variance.
Any reduction or increase in the number of mortgage loans within these parameters will result in consequential changes to the initial Certificate
Balance of each Class of Offered Certificates and to the other statistical data contained in this prospectus supplement.

                APPROXIMATE INITIAL     APPROXIMATE PERCENT       RATINGS       APPROXIMATE
CLASS           CERTIFICATE BALANCE   OF INITIAL POOL BALANCE   (FITCH/S&P)   CREDIT SUPPORT
-------------   -------------------   -----------------------   -----------   --------------

Class A-1....       $ 43,000,000                 2.62%            AAA/AAA          30.00%
Class A-1A...       $477,014,000                29.10%            AAA/AAA          30.00%
Class A-2....       $114,800,000                 7.00%            AAA/AAA          30.00%
Class A-3....       $ 64,000,000                 3.90%            AAA/AAA          30.00%
Class A-4....       $448,816,000                27.38%            AAA/AAA          30.00%
Class A-M....       $163,947,000                10.00%            AAA/AAA          20.00%
Class A-J....       $149,601,000                 9.12%            AAA/AAA          10.875%

     The percentages indicated under the column "Approximate Credit Support"
with respect to the Class A-1, Class A-1A, Class A-2, Class A-3 and Class A-4
Certificates represent the approximate credit support for those Certificates in the aggregate.

     The initial Certificate Balance of each Principal Balance Certificate will be presented on the face thereof. The Certificate Balance outstanding at any time will equal the then maximum amount of principal that the holder will be entitled to receive. On each Distribution Date, the Certificate Balance of each
Principal Balance Certificate will be reduced by any distributions of principal actually made on that certificate on the applicable Distribution Date, and will be further reduced by any Realized Losses and Expense Losses allocated to such certificate on such Distribution Date. See "--Distributions" and
"--Distributions--Subordination; Allocation of Losses and Certain Expenses"
below.

     The Interest Only Certificates will not have a Certificate Balance. Each such class of certificates will represent the right to receive distributions of interest accrued as described in this prospectus supplement on a Notional
Amount.

                                     S-114

     The Notional Amount of the Class X Certificates will be equal to the aggregate of the Certificate Balances of the Classes of Principal Balance
Certificates outstanding from time to time. Accordingly, the Notional Amount of the Class X Certificates will be reduced on each Distribution Date by any distributions of principal actually made on, and any Realized Losses and Expense
Losses of principal actually allocated to, any Class of Principal Balance
Certificates.

     The Notional Amount of the Class X-Y Certificates, as of any date of determination, will be equal to the then total principal balance of the residential cooperative mortgage loans sold to the trust by NCB, FSB. The
Notional Amount of the Class X-Y Certificates will be reduced on each
Distribution Date by collections and advances of principal on such residential cooperative mortgage loans previously distributed to the Certificateholders and
Realized Losses and Expense Losses on such residential cooperative mortgage loans previously allocated to the Certificateholders.

     Upon initial issuance, the aggregate Notional Amount of the Class X
Certificates will be $1,639,471,501 and the aggregate Notional Amount of the
Class X-Y Certificates will be $131,338,831, in each case, subject to a permitted variance of plus or minus 5%. The Notional Amounts of the Class X and
Class X-Y Certificates are used solely for the purpose of determining the amount of interest to be distributed on such Certificates and does not represent the right to receive any distributions of principal.

     The Residual Certificates will not have Certificate Balances or Notional
Amounts.

PASS-THROUGH RATES

     The Class A-1, Class A-1A, Class A-2, Class A-3, Class A-4, Class A-M and
Class A-J Certificates will, at all times, accrue interest at a per annum rate equal to the fixed rate with respect thereto set forth on the cover to this prospectus supplement.

     The Pass-Through Rate applicable to the Class X Certificates for the initial Distribution Date will equal approximately 0.62% per annum.

     The Pass-Through Rate applicable to the Class X Certificates for each
Distribution Date subsequent to the initial Distribution Date will equal the weighted average of the respective strip rates (the "Class X Strip Rates") at which interest accrues from time to time on the respective components of the total Notional Amount of the Class X Certificates outstanding immediately prior to the related Distribution Date (weighted on the basis of the respective notional balances of such components outstanding immediately prior to such
Distribution Date). Each of those components will have a notional balance equal to the certificate balance of one of the Classes of Certificates with a principal balance. The applicable Class X Strip Rate with respect to each component for each Distribution Date will equal the excess, if any, of (a) the
Weighted Average Net Mortgage Rate for the Distribution Date, over (b) the pass-through rate for the Distribution Date for the related Class of
Certificates with a principal balance. Under no circumstances will any Class X
Strip Rate be less than zero.

     The Pass-Through Rate applicable to the Class X-Y Certificates for the initial Distribution Date will equal approximately 0.10% per annum.

     The pass-through rate for the Class X-Y Certificates for each Distribution
Date subsequent to the initial Distribution Date will be a variable rate equal to the weighted average from time to time of the various Class X-Y Strip Rates attributable to each residential cooperative mortgage loan. The "Class X-Y Strip
Rate" for each residential cooperative mortgage loan will equal 0.10% per annum;
provided that, if the subject residential cooperative mortgage loan accrues interest on the basis of the actual number of days elapsed during each 1-month interest accrual period in a year assumed to consist of 360 days, then the foregoing 0.10% will be multiplied by a fraction, expressed as a percentage, the numerator of which is the number of days in the subject interest accrual period, and the denominator of which is 30.

     The Pass-Through Rates for the Class B, Class C, Class D and Class E
Certificates will be equal to a fixed rate subject to a cap at the Weighted
Average Net Mortgage Rate. The Pass-Through Rates for the Class F, Class G and
Class H Certificates will be equal to the Weighted Average Net Mortgage Rate.
The Pass-Through Rates for the Class J, Class K, Class L, Class M, Class N,
Class O and Class P Certificates will be equal to a fixed rate.

                                     S-115

     The Administrative Cost Rate for each mortgage loan is presented in
Appendix II. The Administrative Cost Rate will be payable on the Scheduled
Principal Balance of each mortgage loan outstanding from time to time. The
Administrative Cost Rate applicable to a mortgage loan in any month will be determined using the same interest accrual basis on which interest accrues under the terms of such mortgage loan.

DISTRIBUTIONS

     General

     Distributions on or with respect to the Certificates will be made by the paying agent, to the extent of available funds, and in accordance with the manner and priority presented in this prospectus supplement, on each
Distribution Date, commencing April 16, 2007. Except as otherwise described below, all such distributions will be made to the persons in whose names the
Certificates are registered at the close of business on the related Record Date.
Every distribution will be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the paying agent with wiring instructions on or before the related
Record Date, or otherwise by check mailed to such Certificateholder.

     The final distribution on any certificate will be determined without regard to any possible future reimbursement of any Realized Losses or Expense Losses previously allocated to such certificate. The final distribution will be made in the same manner as earlier distributions, but only upon presentation and surrender of such certificate at the location that will be specified in a notice of the pendency of such final distribution. Any distribution that is to be made with respect to a certificate in reimbursement of a Realized Loss or Expense
Loss previously allocated to that certificate or regular interest, which reimbursement is to occur after the date on which such certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the Certificateholder that surrendered such certificate. The likelihood of any such distribution is remote. All distributions made on or with respect to a Class of Certificates will be allocated pro rata among such
Certificates based on their respective Percentage Interests in such Class.

     Funds in the Distribution Account will remain uninvested.

     Funds in the Certificate Account and Interest Reserve Account may be
invested in investments permitted under the Pooling and Servicing Agreement selected by, and at the risk of, the master servicers. The investments are required to mature, unless payable on demand, not later than the business day immediately preceding the next Master Servicer Remittance Date, and any such investment cannot be sold or disposed of prior to its maturity unless payable on demand.

     The Available Distribution Amount

     With respect to any Distribution Date, distributions of interest on and principal of the Certificates will be made from the Available Distribution
Amount for that Distribution Date.

     With respect to the Distribution Date occurring in each January, other than a leap year, and each February, the Interest Reserve Amounts (unless such
Distribution Date is the final Distribution Date) will be deposited into the applicable Interest Reserve Account in respect of each Interest Reserve Loan in an amount equal to 1 day's interest at the related Net Mortgage Rate on its principal balance as of the Due Date in the month in which such Distribution
Date occurs, to the extent a Scheduled Payment or P&I Advance is timely made in respect thereof for such Due Date. For purposes of this calculation, the Net
Mortgage Rate for those months will be calculated without regard to any adjustment for Interest Reserve Amounts or the interest accrual basis as described in the definition of "Net Mortgage Rate" in the "Glossary of Terms."
With respect to the Distribution Date occurring in March of each year (beginning in 2007), or February if the related Distribution Date is the final Distribution
Date, the paying agent will withdraw an amount from each Interest Reserve
Account in respect of each Interest Reserve Loan equal to the related Interest
Reserve Amount from the preceding January, if applicable, and February, and the withdrawn amount is to be included as part of the Available Distribution Amount for such Distribution Date.

                                      S-116

     Fees and Expenses. The amounts available for distribution on the
Certificates on any Distribution Date will generally be net of the following amounts:

       TYPE/RECIPIENT                            AMOUNT                         FREQUENCY         SOURCE OF PAYMENT
----------------------------   -------------------------------------------   ---------------   ----------------------

Fees

Servicing Fee / Master         The product of the portion of the per annum   Monthly.          Interest payment on
   Servicers                   Master Servicing Fee Rate for the                               the related mortgage
                               applicable master servicer for such month,                      loan.
                               determined in the same manner as the
                               applicable mortgage rate is determined for
                               each mortgage loan for such month, and the
                               Scheduled Principal Balance of each
                               mortgage loan, reduced by any Compensating
                               Interest Payment. The Master Servicing Fee
                               Rate (including any sub-servicing or
                               primary servicing fees and inclusive of the
                               Excess Servicing Fee) will range, on a
                               loan-by-loan basis, from 0.02% per annum to
                               0.09% per annum.

Additional Servicing           o    50% of assumption fees on                Time to time.     The related fees or
   Compensation / Master            non-Specially Serviced Mortgage Loans;                     investment income.
   Servicers
                               o    all late payment fees and net
                                    Servicers default interest (other than
                                    on Specially Serviced Mortgage Loans)
                                    not used to pay interest on Advances
                                    and additional trust fund expenses;

                               o    with respect to the general master
                                    servicer, 50% of application, release,
                                    loan modification, forbearance and
                                    extension fees on non-Specially
                                    Serviced Mortgage Loans and, with
                                    respect to NCB, FSB, 100% of
                                    application, release, loan
                                    modification, forbearance and
                                    extension fees on non-Specially
                                    Serviced Mortgage Loans;

                               o    all net investment income earned on
                                    amounts on deposit in the Certificate
                                    Account and (if not required to be
                                    paid to borrower) escrow accounts; and

                               o    any Prepayment Interest Excess not
                                    used to offset Prepayment Interest
                                    Shortfalls (other than on Specially
                                    Serviced Mortgage Loans).

Special Servicing Fee /        The product of the portion of a rate equal    Monthly for       Collections on the
   Special Servicers           to 0.35% per annum applicable to such         Specially         mortgage loans in the
                               month, determined in the same manner as the   Serviced          mortgage pool.
                               applicable mortgage rate is determined for    Mortgage Loans.
                               each Specially Serviced Mortgage Loan for
                               such month, and the Scheduled Principal
                               Balance of each Specially Serviced Mortgage
                               Loan subject to a minimum fee of $4,000 per
                               month for each Specially Serviced Mortgage
                               Loan and REO Mortgage Loan.

Workout Fee / Special          1.0% of each collection of principal and      Monthly on        The related
   Servicers                   interest on each Rehabilitated Mortgage       Rehabilitated     collection of
                               Loan.                                         Mortgage Loans.   principal and/or
                                                                                               interest.

                                     S-117

       TYPE/RECIPIENT                            AMOUNT                         FREQUENCY         SOURCE OF PAYMENT
----------------------------   -------------------------------------------   ---------------   ----------------------

Liquidation Fee / Special      1.0% of the Liquidation Proceeds received     Upon receipt      The related
   Servicers                   in connection with a full or partial          of Liquidation    Liquidation Proceeds,
                               liquidation of a Specially Serviced           Proceeds,         Condemnation Proceeds
                               Mortgage Loan or related REO Property         Condemnation      or Insurance Proceeds.
                               and/or any Condemnation Proceeds or           Proceeds and
                               Insurance Proceeds received by the trust      Insurance
                               (other than Liquidation Proceeds received     Proceeds.
                               in connection with a repurchase by a
                               mortgage loan seller or purchase by a
                               mezzanine or subordinate lender under the
                               conditions specified in the definition of
                               Liquidation Fee in this prospectus
                               supplement).

Additional Special Servicing   o    all late payment fees and net default    Time to time.     The related fee or
   Compensation / Special           interest (on Specially Serviced                            investment income.
   Servicers                        Mortgage Loans) not used to pay
                                    interest on Advances and additional
                                    trust fund expenses;

                               o    50% of assumption fees on
                                    non-Specially Serviced Mortgage Loans
                                    and 100% of such fees on Specially
                                    Serviced Mortgage Loans;

                               o    100% of application, release, loan
                                    modification, forbearance and
                                    extension fees on Specially Serviced
                                    Mortgage Loans; and with respect to
                                    the general special servicer only, 50%
                                    of such fees on non-Specially Serviced
                                    Mortgage Loans; and

                               o    all net investment income received on
                                    funds in any REO Account.

Trustee Fee / Trustee and      The product of the portion of a rate equal    Monthly.          Interest on each
   Paying Agent                to 0.00085% per annum applicable to such                        mortgage loan.
                               month, determined in the same manner as the
                               applicable mortgage rate is determined for
                               each mortgage loan for such month, and the
                               Scheduled Principal Balance of each
                               mortgage loan. A portion of the Trustee Fee
                               is payable to the paying agent.

Expenses

Servicing Advances / Master    To the extent of funds available, the         Time to time.     Recoveries on the
   Servicers, Special          amount of any Servicing Advances.                               related mortgage
   Servicers and Trustee                                                                       loan, or to the
                                                                                               extent that the party
                                                                                               making the advance
                                                                                               determines it is
                                                                                               nonrecoverable, from
                                                                                               collections in the
                                                                                               applicable
                                                                                               Certificate Account.

                                  S-118

       TYPE/RECIPIENT                            AMOUNT                       FREQUENCY       SOURCE OF PAYMENT
----------------------------   -----------------------------------------   --------------   ---------------------

Interest on Servicing          At Prime Rate.                              When Advance     First from late
   Advances / Master                                                       is reimbursed.   payment charges and
   Servicers, Special                                                                       default interest in
   Servicers and Trustee                                                                    excess of the regular
                                                                                            interest rate on the
                                                                                            related mortgage
                                                                                            loan, and then from
                                                                                            collections in the
                                                                                            Certificate Account.

P&I Advances / Master          To the extent of funds available, the       Time to time.    Recoveries on the
   Servicers and Trustee       amount of any P&I Advances.                                  related mortgage
                                                                                            loan, or to the
                                                                                            extent that the party
                                                                                            making the advance
                                                                                            determines it is
                                                                                            nonrecoverable, from
                                                                                            collections in the
                                                                                            Certificate Account.

Interest on P&I Advances /     At Prime Rate.                              When Advance     First from late
   Master Servicers and                                                    is reimbursed.   payment charges and
   Trustee                                                                                  default interest in
                                                                                            excess of the regular
                                                                                            interest rate, and
                                                                                            then from all
                                                                                            collections in the
                                                                                            Certificate Account.

Indemnification Expenses /     Amounts for which the trustee, the paying   From time to     All collections in
   Trustee, Paying Agent,      agent, the master servicers and the         time.            the Certificate
   Master Servicers and/or     special servicers are entitled to                            Account.
   Special Servicers           indemnification.

Trust Fund Expenses not        Based on third party charges.               From time to     All collections in
   Advanced (may include                                                   time.            the Certificate
   environmental remediation                                                                Account.
   costs, appraisals,
   independent contractor to
   operate REO) / Trustee,
   Paying Agent, Master
   Servicers and/or Special
   Servicers

     The Pooling and Servicing Agreement does not provide for any successor master servicer, successor special servicer, successor trustee or successor paying agent, as the case may be, to receive compensation in excess of that permitted its predecessor, except in the case where a successor cannot be found for existing compensation. Any change to the compensation of the servicer, special servicer, trustee or paying agent would require an amendment to the
Pooling and Servicing Agreement.

     Application of the Available Distribution Amount

     On each Distribution Date, except as described under "--Optional
Termination" below, for so long as any Class of Offered Certificates remains outstanding, the paying agent will apply the Available Distribution Amount other than Excess Interest and Excess Liquidation Proceeds, if any for such date for the following purposes and in the following order of priority:

     (1)  to the holders of the Class A-1, Class A-1A, Class A-2, Class A-3 and
          Class A-4 Certificates and the Class X and Class X-Y Certificates,
          concurrently,

          o    to the holders of the Class A-1, Class A-2, Class A-3 and Class
               A-4 Certificates, the Distributable Certificate Interest Amount
               in respect of each such Class for such Distribution Date (which shall be payable from amounts in the Available Distribution
               Amount attributable

                                      S-119

               to Loan Group 1), pro rata in proportion to the Distributable
               Certificate Interest Amount payable in respect of each such
               Class;

          o    to the holders of the Class A-1A Certificates, the Distributable
               Certificate Interest Amount in respect of such Class for such
               Distribution Date (which shall be payable from amounts in the
               Available Distribution Amount attributable to Loan Group 2);

          o    to the holders of the Class X and Class X-Y Certificates, the
               Distributable Certificate Interest Amount in respect of each such
               Class for such Distribution Date, pro rata in proportion to the
               Distributable Certificate Interest Amount payable in respect of each such Class;

          provided, however, that if the portion of Available Distribution
          Amount attributable to either Loan Group is insufficient to pay in full the total amount of interest to be distributed with respect to any of the Class A Senior, Class X or Class X-Y Certificates on such
          Distribution Date as described above, the Available Distribution
          Amount will be allocated among all those Classes pro rata in proportion to the respective amounts of interest payable thereon for such Distribution Date, without regard to loan group;

     (2)  (A) to the holders of the Class A-1, Class A-1A, Class A-2, Class A-3 and Class A-4 Certificates,

          o    first, to the holders of the Class A-1 Certificates, the Loan
               Group 1 Principal Distribution Amount for such Distribution Date and, after the Certificate Balance of the Class A-1A Certificates has been reduced to zero, the Loan Group 2 Principal Distribution
               Amount for such Distribution Date, until the aggregate
               Certificate Balance of the Class A-1 Certificates has been reduced to zero; the portion of the Loan Group 2 Principal
               Distribution Amount distributed hereunder will be reduced by any portion thereof distributed to the holders of the Class A-1A
               Certificates;

          o    second, upon payment in full of the aggregate Certificate Balance of the Class A-1 Certificates, to the holders of the Class A-2
               Certificates, the Loan Group 1 Principal Distribution Amount for
               such Distribution Date and, after the Certificate Balance of the
               Class A-1A Certificates has been reduced to zero, the Loan Group
               2 Principal Distribution Amount, until the aggregate Certificate
               Balance of the Class A-2 Certificates has been reduced to zero;
               the portion of the Loan Group 1 Principal Distribution Amount and
               Loan Group 2 Principal Distribution Amount distributed hereunder will be reduced by any portion thereof distributed to the holders of the Class A-1 Certificates and (solely with respect to the
               Loan Group 2 Principal Distribution Amount) Class A-1A
               Certificates;

          o    third, upon payment in full of the aggregate Certificate Balance of the Class A-2 Certificates, to the holders of the Class A-3
               Certificates, the Loan Group 1 Principal Distribution Amount for
               such Distribution Date and, after the Certificate Balance of the
               Class A-1A Certificates has been reduced to zero, the Loan Group
               2 Principal Distribution Amount, until the aggregate Certificate
               Balances of the A-3 Certificates have been reduced to zero; the portion of the Loan Group 1 Principal Distribution Amount and
               Loan Group 2 Principal Distribution Amount distributed hereunder will be reduced by any portion thereof distributed to the holders of the Class A-1 Certificates, Class A-2 Certificates and (solely with respect to the Loan Group 2 Principal Distribution Amount)
               Class A-1A Certificates;

          o    fourth, upon payment in full of the aggregate Certificate Balance of the Class A-3 Certificates, to the holders of the Class A-4
               Certificates, the Loan Group 1 Principal Distribution Amount for
               such Distribution Date and, after the Certificate Balance of the
               Class A-1A Certificates has been reduced to zero, the Loan Group
               2 Principal Distribution Amount, until the aggregate Certificate
               Balance of the Class A-4 Certificates has been reduced to zero;
               the portion of the Loan Group 1 Principal Distribution Amount and
               Loan Group 2 Principal Distribution Amount distributed hereunder will be reduced by any portion thereof distributed to the holders of the Class A-1 Certificates, Class A-2 Certificates, Class A-3
               Certificates and

                                      S-120

               (solely with respect to the Loan Group 2 Principal Distribution
               Amount) Class A-1A Certificates; and

          (B) to the holders of the Class A-1A Certificates, the Loan Group 2
          Principal Distribution Amount for such Distribution Date and, after the Certificate Balance of the Class A-4 Certificates has been reduced to zero, the Loan Group 1 Principal Distribution Amount for such
          Distribution Date, until the aggregate Certificate Balance of the
          Class A-1A Certificates has been reduced to zero; the portion of the
          Loan Group 1 Principal Distribution Amount will be reduced by any portion thereof distributed to the holders of the Class A-1, Class
          A-2, Class A-3 and Class A-4 Certificates;

     (3)  to the holders of the Class A Senior Certificates, the Class X
          Certificates and the Class X-Y Certificates, pro rata in proportion to their respective entitlements to reimbursement described in this clause, to reimburse them for any Realized Losses or Expense Losses previously allocated to such Certificates and for which reimbursement has not previously been fully paid (in the case of the Class X and
          Class X-Y Certificates, insofar as Realized Losses or Expense Losses have resulted in shortfalls in the amount of interest distributed, other than by reason of a reduction of the Notional Amount), plus interest on such Realized Losses or Expense Losses, at 1/12 of the applicable Pass-Through Rate;

     (4)  to the holders of the Class A-M Certificates, the Distributable
          Certificate Interest Amount in respect of such Class of Certificates for such Distribution Date;

     (5)  upon payment in full of the aggregate Certificate Balances of the
          Class A Senior Certificates, to the holders of the Class A-M
          Certificates, the Principal Distribution Amount for such Distribution
          Date until the aggregate Certificate Balance of the Class A-M
          Certificates has been reduced to zero; the portion of the Principal
          Distribution Amount distributed hereunder will be reduced by any portion thereof distributed to the holders of the Class A Senior
          Certificates;

     (6)  to the holders of the Class A-M Certificates, to reimburse them for any Realized Losses or Expense Losses previously allocated to such
          Class of Certificates and for which reimbursement has not previously been fully paid, plus interest on such Realized Losses or Expense
          Losses, at 1/12 the applicable Pass-Through Rate;

     (7)  to the holders of the Class A-J Certificates, the Distributable
          Certificate Interest Amount in respect of such Class of Certificates for such Distribution Date;

     (8)  upon payment in full of the aggregate Certificate Balances of the
          Class A-M Certificates, to the holders of the Class A-J Certificates, the Principal Distribution Amount for such Distribution Date until the aggregate Certificate Balance of the Class A-J Certificates has been reduced to zero; the portion of the Principal Distribution Amount distributed hereunder will be reduced by any portion thereof distributed to the holders of the Class A Senior Certificates and
          Class A-M Certificates;

     (9)  to the holders of the Class A-J Certificates, to reimburse them for any Realized Losses or Expense Losses previously allocated to such
          Class of Certificates and for which reimbursement has not previously been fully paid, plus interest on such Realized Losses or Expense
          Losses, at 1/12 the applicable Pass-Through Rate; and

     (10) to make payments to the holders of the private certificates (other than the Class X and Class X-Y Certificates) as contemplated below.

     Notwithstanding the foregoing, on each Distribution Date occurring on or after the date, if any, upon which the aggregate Certificate Balance of all
Classes of Subordinate Certificates has been reduced to zero or the aggregate
Appraisal Reduction in effect is greater than or equal to the aggregate
Certificate Balance of all Classes of Subordinate Certificates, the Principal
Distribution Amount will be distributed:

     o    first, to the Class A-1, Class A-1A, Class A-2, Class A-3 and Class
          A-4 Certificates, pro rata, in proportion to their respective
          Certificate Balances, in reduction of their respective Certificate
          Balances, until the aggregate Certificate Balance of each such Class is reduced to zero; and

                                      S-121

     o    second, to the Class A-1, Class A-1A, Class A-2, Class A-3 and Class
          A-4 Certificates, pro rata, based on their respective entitlements to reimbursement, for the unreimbursed amount of Realized Losses and
          Expense Losses previously allocated to such Classes, plus interest on such Realized Losses or Expense Losses, at 1/12 of the applicable
          Pass-Through Rate.

     On each Distribution Date, following the above-described distributions on the Offered Certificates and the Class X and Class X-Y Certificates, the paying agent will apply the remaining portion, if any, of the Available Distribution
Amount for such date to make payments to the holders of each of the respective
Classes of private certificates, other than the Class X, Class X-Y Certificates and Residual Certificates, in alphabetical order of Class designation, in each case for the following purposes and in the following order of priority, that is, payments under clauses (1), (2) and (3) below, in that order, to the holders of the Class B Certificates, then payments under clauses (1), (2), and (3) below, in that order, to the holders of the Class C, Class D, Class E, Class F, Class
G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P
Certificates:

          (1)  to pay interest to the holders of the particular Class of
               Certificates, up to an amount equal to the Distributable
               Certificate Interest Amount in respect of such Class of
               Certificates for such Distribution Date;

          (2)  if the aggregate Certificate Balance of each other Class of
               Subordinate Certificates, if any, with an earlier alphabetical
               Class designation has been reduced to zero, to pay principal to the holders of the particular Class of Certificates, up to an amount equal to the lesser of (a) the then outstanding aggregate
               Certificate Balance of such Class of Certificates and (b) the aggregate of the remaining Principal Distribution Amount for such
               Distribution Date; and

          (3)  to reimburse the holders of the particular Class of Certificates, up to an amount equal to (a) all Realized Losses and Expense
               Losses, if any, previously allocated to such Class of
               Certificates and for which no reimbursement has previously been paid, plus (b) all unpaid interest on such amounts, at 1/12 of the Pass-Through Rate of such Class of Certificates.

     Any portion of the Available Distribution Amount for any Distribution Date
that is not otherwise payable to the holders of REMIC Regular Certificates as contemplated above, will be paid to the holders of the Residual Certificates.
Any amount of Excess Interest on deposit in the Excess Interest Sub-account for the related Collection Period will be paid either to the holders of the Class EI
Certificates.

     Excess Liquidation Proceeds will be deposited into the Reserve Account. On each Distribution Date, amounts on deposit in the Reserve Account will be used, first, to reimburse the holders of the Principal Balance Certificates -- in order of alphabetical Class designation (it being understood that the rights of the holders of the Class A-J Certificates to receive such reimbursements will be subordinated to the rights of the holders of the Class A-M Certificates) -- for any, and to the extent of, Realized Losses and Expense Losses previously allocated to them; and second, upon the reduction of the aggregate Certificate
Balance of the Principal Balance Certificates to zero, to pay any amounts remaining on deposit in such account to the special servicer as additional special servicer compensation.

     Distributions of Prepayment Premiums and Yield Maintenance Charges

     On any Distribution Date, Prepayment Premiums or Yield Maintenance Charges
collected in respect of each mortgage loan included in Loan Group 1 during the related Collection Period will be distributed by the paying agent on the Classes of Certificates as follows: to the Holders of each of the Class A-1, Class A-2,
Class A-3, Class A-4, Class A-M, Class A-J, Class B, Class C, Class D, Class E,
Class F, Class G and Class H Certificates then entitled to distributions of principal on such Distribution Date, an amount equal to the product of (a) a fraction, which in no event may be greater than 1.0 or less than 0.0, the numerator of which is the amount distributed as principal to the holders of that
Class on that Distribution Date, and the denominator of which is the total amount distributed as principal to the holders of all Classes of certificates, except the Class A-1A Certificates, on that Distribution Date, (b) the Base
Interest Fraction for the related principal prepayment and that Class and (c)
the amount of the Prepayment Premium or Yield Maintenance Charge collected in respect of such principal prepayment during the related Collection Period.

                                      S-122

     On any Distribution Date, Prepayment Premiums or Yield Maintenance Charges
collected in respect of each mortgage loan included in Loan Group 2 during the related Collection Period will be distributed by the paying agent as follows: to the holders of the Class A-1A Certificates then entitled to distributions of principal on such Distribution Date, an amount equal to the product of (a) a fraction, which in no event may be greater than 1.0 or less than 0.0, the numerator of which is the amount distributed as principal to the holders of that
Class on that Distribution Date, and the denominator of which is the total amount distributed as principal to the holders of the Class A-1A Certificates,
(b) the Base Interest Fraction for the related principal prepayment and that
Class and (c) the amount of the Prepayment Premium or Yield Maintenance Charge collected in respect of such principal prepayment during the related Collection
Period.

     Any Prepayment Premiums or Yield Maintenance Charges described in the previous paragraphs remaining after the distributions described in the paragraph above will be distributed to the holders of the Class X Certificates.

     Notwithstanding the foregoing, Prepayment Premiums and Yield Maintenance
Charges collected during any Collection Period with respect to any residential cooperative mortgage loan will be distributed pro rata as follows:

     o    If the amount of such Yield Maintenance Charges exceeds any applicable
          Yield Maintenance Minimum Amount, such Yield Maintenance Charges will be distributed as follows (a) to the holders of the Class X-Y
          Certificates, the Yield Maintenance Charges times a fraction (i) whose numerator is equal to the related mortgage loan interest rate less the
          Net Mortgage Rate and (ii) whose denominator is equal to the related mortgage interest rate less the applicable Treasury Rate, provided, however, that under no circumstances will the fraction be greater than one, and (b) the amount of such Yield Maintenance Charges actually payable during such Collection Period in excess of the amount to be distributed pursuant to clause (a) will be distributed to the holders of the Class A-1, Class A-1A, Class A-2, Class A-3, Class A-4, Class
          A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G,
          Class H and Class X Certificates, allocable among such Classes as set forth in the paragraphs above.

     o    If the amount of such Yield Maintenance Charges equals any applicable
          Yield Maintenance Minimum Amount, such Yield Maintenance Charges will be distributed as follows: (a) 50% to the holders of the Class A-1,
          Class A-1A, Class A-2, Class A-3, Class A-4, Class A-M, Class A-J,
          Class B, Class C, Class D, Class E, Class F, Class G, Class H and
          Class X Certificates, allocable among such Classes as set forth in the paragraphs above, and (b) 50% to the holders of the Class X-Y
          Certificates.

     o    In addition, notwithstanding the foregoing, Prepayment Premiums collected during any Collection Period with respect to any residential cooperative mortgage loan will be distributed as follows: (a) 50% to the holders of the Class A-1, Class A-1A, Class A-2, Class A-3, Class
          A-4, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class
          F, Class G, Class H and Class X Certificates, allocable among such
          Classes as set forth in the paragraphs above, and (b) 50% to the holders of the Class X-Y Certificates.

     No Prepayment Premiums and Yield Maintenance Charges will be distributed to holders of the Class J, Class K, Class L, Class M, Class N, Class O, Class P or
Class EI Certificates or the Residual Certificates. Any Prepayment Premiums or
Yield Maintenance Charges distributed to holders of a Class of Certificates may not be sufficient to compensate those holders for any loss in yield attributable to the related principal prepayments.

     Treatment of REO Properties

     Notwithstanding that any mortgaged property may be acquired as part of the trust through foreclosure, deed in lieu of foreclosure or otherwise, the related mortgage loan will, for purposes of, among other things, determining
Pass-Through Rates of, distributions on and allocations of Realized Losses and
Expense Losses to the Certificates, as well as the amount of Master Servicing
Fees, Trustee Fees, Primary Servicing Fees, Excess Servicing Fees and Special
Servicing Fees payable under the Pooling and Servicing Agreement, be treated as having remained outstanding until such REO Property is liquidated. In connection therewith, operating revenues and other proceeds derived from such REO Property, exclusive of related operating costs, will be "applied" by the applicable master servicer as principal, interest and other amounts "due" on such mortgage loan;
and, subject to the recoverability determination described under "--Advances"
below and the effect of any Appraisal Reductions described under "--Appraisal
Reductions" below, such master servicer will be required to make P&I Advances in respect of such mortgage loan, in all cases as if such mortgage loan had remained outstanding. References to mortgage loan and

                                      S-123

mortgage loans in the definitions of Weighted Average Net Mortgage Rate and
Principal Distribution Amount are intended to include any mortgage loan or mortgage loans as to which the related mortgaged property has become an REO
Property.

     Appraisal Reductions

     Not later than the earliest Appraisal Event with respect to any mortgage loan serviced under the Pooling and Servicing Agreement, the applicable special servicer is required to obtain an MAI appraisal, if the Scheduled Principal
Balance of the mortgage loan is greater than $2,000,000, or perform an internal valuation, if the Scheduled Principal Balance of the mortgage loan is equal to or less than $2,000,000, of the related mortgaged property or REO Property, as the case may be; provided, however, that if such special servicer is required to obtain such MAI appraisal or internal valuation due to the receipt by such special servicer of a notice of a bankruptcy proceeding, such MAI appraisal or internal valuation will be obtained within 60 days of the receipt of such notice. However, the applicable special servicer, in accordance with the
Servicing Standard, need not obtain either the MAI appraisal or the internal valuation if such an appraisal or valuation had been obtained within the prior
12 months. MAI appraisals and internal valuations with respect to the Non-Trust
Serviced Pari Passu Loan will be obtained by the 2007-HQ11 Special Servicer, pursuant to the terms of the 2007-HQ11 Pooling and Servicing Agreement.

     As a result of such MAI appraisal or internal valuation, an Appraisal
Reduction may be created. An Appraisal Reduction will be reduced to zero as of the date the related mortgage loan (other than the Non-Trust Serviced Pari Passu
Loan) is brought current under the then current terms of the mortgage loan for at least 3 consecutive months. No Appraisal Reduction will exist as to any mortgage loan after it has been paid in full, liquidated, repurchased or otherwise disposed of. An appraisal for any mortgage loan (other than the
Non-Trust Serviced Pari Passu Loan) that has not been brought current for at least 3 consecutive months will be updated annually, with a corresponding adjustment to the amount of the related Appraisal Reduction. In addition, the
Operating Adviser may at any time request the applicable special servicer to obtain - at the Operating Adviser's expense - an updated appraisal, with a corresponding adjustment to the amount of the Appraisal Reduction.

     The existence of an Appraisal Reduction will proportionately reduce a master servicer's or the trustee's, as the case may be, obligation to make P&I
Advances in respect of the related mortgage loan, which will generally result in a reduction in current distributions in respect of the then most subordinate
Class or Classes of Principal Balance Certificates. See "--Advances--P&I
Advances" below.

     The Non-Trust Serviced Pari Passu Loan is subject to provisions in the
2007-HQ11 Pooling and Servicing Agreement relating to appraisal reductions that are substantially similar to the provisions set forth above. The existence of an appraisal reduction under the 2007-HQ11 Pooling and Servicing Agreement in respect of the Non-Trust Serviced Pari Passu Loan will proportionately reduce the amount of the P&I Advances to be made in respect of the Non-Trust Serviced
Pari Passu Loan, which will generally result in a reduction in current distributions in respect of the then most subordinate class or classes of
Principal Balance Certificates. See "--Advances--P&I Advances" below and
"Description of the Mortgage Pool--The RREEF Portfolio Pari Passu Loan" in this prospectus supplement.

     Subordination; Allocation of Losses and Certain Expenses

     As and to the extent described in this prospectus supplement, the rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the mortgage loans will be subordinated, to the extent described in this prospectus supplement, to the rights of holders of the Senior
Certificates, and to the rights of the holders of each other Class of
Subordinate Certificates with an earlier alphabetical Class designation (it being understood that such rights of the holders of the Class A-J Certificates will be subordinated to the rights of the holders of the Class A-M
Certificates). This subordination is intended to enhance the likelihood of timely receipt by the holders of the Senior Certificates of the full amount of all interest payable in respect of the Senior Certificates on each Distribution
Date, and the ultimate receipt by the holders of each Class of Class A Senior
Certificates of principal in an amount equal to the entire Certificate Balance of the Class A Senior Certificates.

     Similarly, but to decreasing degrees and in alphabetical order of Class designation (it being understood that such rights of the holders of the Class
A-J Certificates will be subordinated to the rights of the holders of the Class
A-M Certificates), this subordination is also intended to enhance the likelihood of timely receipt by the holders of

                                      S-124

the Subordinate Certificates, other than the Class P Certificates, which do not have the benefit of any effective subordination, of the full amount of interest payable in respect of such Classes of Certificates on each Distribution Date, and the ultimate receipt by such holders of principal equal to, in each case, the entire Certificate Balance of such Classes of Certificates. This subordination will be accomplished by the application of the Available
Distribution Amount on each Distribution Date in accordance with the order of priority described above under "--Application of the Available Distribution
Amount" and by the allocation of Realized Losses and Expense Losses as described below. No other form of credit support will be available for the benefit of the holders of the Certificates.

     Allocation to the Class A Senior Certificates, for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution
Date will generally have the effect of reducing the Certificate Balance of those
Classes at a faster rate than would be the case if principal payments were allocated pro rata to all Classes of Certificates with Certificate Balances.
Thus, as principal is distributed to the holders of the Class A Senior
Certificates, the percentage interest in the trust evidenced by the Class A
Senior Certificates will be decreased, with a corresponding increase in the percentage interest in the trust evidenced by the Subordinate Certificates, thereby increasing, relative to their respective Certificate Balances, the subordination afforded the Class A Senior Certificates by the Subordinate
Certificates.

     Following retirement of the Class A Senior Certificates, the herein described successive allocation to the Subordinate Certificates, in alphabetical order of Class designation (it being understood that such rights of the holders of the Class A-J Certificates will be subordinated to the rights of the holders of the Class A-M Certificates), in each case until such Class is paid in full, of the entire Principal Distribution Amount for each Distribution Date will provide a similar benefit to each such Class of Certificates with regard to the relative amount of subordination afforded thereto by the other Classes of
Certificates with later alphabetical Class designations (it being understood that such rights of the holders of the Class A-J Certificates will be subordinated to the rights of the holders of the Class A-M Certificates).

     Realized Losses of principal and interest on the mortgage loans and Expense
Losses thereon for any Distribution Date, to the extent not previously allocated and net of amounts, if any, on deposit in the Reserve Account, will be allocated to the Class P, Class O, Class N, Class M, Class L, Class K, Class J, Class H,
Class G, Class F, Class E, Class D, Class C, Class B, Class A-J and Class A-M
Certificates, in that order, and then to the Class A-1, Class A-1A, Class A-2,
Class A-3 and Class A-4 Certificates, pro rata and, solely with respect to losses of interest, to the Class X and Class X-Y Certificates (other than as a reduction of the Notional Amount), pro rata with the Class A Senior
Certificates, in each case reducing principal and/or interest otherwise payable thereon.

     As described in greater detail under "--Advances--Reimbursement of
Advances" below, if any Advance (and interest on such Advance) has been determined to be nonrecoverable from collections on the related mortgage loan, the party that made such Advance will be entitled to reimbursement out of amounts in the Certificate Account in the Collection Period in which the nonrecoverability determination is made. Any such reimbursement will be made first from amounts allocable to principal during the Collection Period in which the reimbursement is made, prior to reimbursement from other collections
(including interest) received during that Collection Period (and similarly, in subsequent periods, from principal first and then from other collections). Such reimbursement will create a deficit (or increase an otherwise-existing deficit)
between the total principal balance of the mortgage pool (net of advances of principal) and the total principal balance of the Certificates. The related reimbursements and payments made during any Collection Period will therefore result in the allocation of those amounts (in reverse sequential order in accordance with the loss allocation rules described in the preceding paragraph)
to reduce the principal balances of the Principal Balance Certificates (without accompanying principal distributions) on the distribution date for that
Collection Period. If any such Advance, or any portion of any such Advance, is determined, at any time during this reimbursement process, to be ultimately nonrecoverable out of collections on the related mortgage loan, then the applicable master servicer or the trustee, as applicable, will be entitled to immediate reimbursement out of general collections on the mortgage loans in such master servicer's Certificate Account as a nonrecoverable Advance in an amount equal to the portion of that Advance that remains outstanding, plus accrued interest or, if amounts in such Certificate Account are not sufficient to reimburse such nonrecoverable Advance, out of the other master servicer's
Certificate Account.

     Realized Losses with respect to the Non-Trust Serviced Pari Passu Loan will equal a pro rata share (based on principal balance) of the amount of any loss calculated with respect to the Non-Trust Serviced Loan Group in accordance with the 2007-HQ11 Pooling and Servicing Agreement. Any additional trust expenses
(that are

                                      S-125

equivalent to Expense Losses) allocated to the Non-Trust Serviced Pari Passu
Loan under the 2007-HQ11 Pooling and Servicing Agreement on a pro rata basis
(based on principal balance) will be paid out of collections on, and other proceeds of, the Non-Trust Serviced Pari Passu Loan and, if such funds are insufficient, out of general collections in the Certificate Account.

     Prepayment Interest Shortfalls and Prepayment Interest Excesses

     To the extent that the aggregate Prepayment Interest Shortfalls on all mortgage loans serviced by a master servicer (including Specially Serviced
Mortgage Loans) exceed the aggregate Prepayment Interest Excesses for such mortgage loans for the related Distribution Date, the Master Servicing Fee payable to the applicable master servicer will be reduced by the amount of any
Compensating Interest. See "Description of the Offered
Certificates--Distributions--Fees and Expenses" and "Servicing of the Mortgage
Loans--The Master Servicers--Master Servicer Compensation" in this prospectus supplement.

     Any Net Aggregate Prepayment Interest Shortfall arising in respect of all of the mortgage loans other than the residential cooperative mortgage loans sold to the trust by NCB, FSB for a Distribution Date will be allocated to each Class of Certificates (other than the Class X-Y Certificates) in proportion to the amount of Accrued Certificate Interest payable to such Class on such
Distribution Date (without taking into account any Accrued Certificate Interest payable to the holders of the Class X-Y Certificates on such Distribution Date), in each case reducing interest otherwise payable thereon. The Distributable
Certificate Interest Amount in respect of any Class of Certificates will be reduced to the extent any Net Aggregate Prepayment Interest Shortfalls are allocated to such Class of Certificates. See "Servicing of the Mortgage
Loans--The Master Servicer--Master Servicer Compensation" in this prospectus supplement.

     Any Net Aggregate Prepayment Interest Shortfall arising in respect of the residential cooperative mortgage loans sold to the trust by NCB, FSB for a
Distribution Date will be allocated to each Class of Certificates, pro rata, in proportion to the amount of Accrued Certificate Interest payable to such Class of Certificates on the Distribution Date, in each case reducing interest otherwise payable thereon.

     Distributions of interest on the Class X-Y Certificates will not be reduced by any portion of a Net Aggregate Prepayment Interest Shortfall that is attributable to a Prepayment Interest Shortfall incurred with respect to any mortgage loan in the trust that is other than a residential cooperative mortgage loan sold to the trust by NCB, FSB.

     The Distributable Certificate Interest Amount in respect of any Class of
Certificates will be reduced to the extent any Net Aggregate Prepayment Interest
Shortfalls are allocated to such Class. See "Description of the Offered
Certificates--Distributions--Fees and Expenses" and "Servicing of the Mortgage
Loans--The Master Servicers--Master Servicer Compensation" in this prospectus supplement.

     On any Distribution Date, to the extent that the aggregate Prepayment
Interest Excesses on all mortgage loans serviced by a master servicer (including any Specially Serviced Mortgage Loans) exceed the aggregate Prepayment Interest
Shortfalls for such mortgage loans for such Distribution Date, such excess amount will be payable to the applicable master servicer as additional servicing compensation.

OPTIONAL TERMINATION

     The general special servicer, the holders of a majority of the Controlling
Class, the general master servicer, the master servicer of the NCB mortgage loans, the special servicer of the residential cooperative properties and the holder of the majority interest in the Class R-I Certificates, in that order, will have the option to purchase, in whole but not in part (except as set forth below with respect to NCB, FSB's right to purchase the NCB mortgage loans under certain circumstances), the mortgage loans and any other property remaining in the trust on any Distribution Date on or after the Distribution Date on which the aggregate Certificate Balance of all Classes of Principal Balance
Certificates then outstanding is less than or equal to 1% of the Initial Pool
Balance.

     The purchase price for any such purchase will be the sum of, without duplication, 100% of the aggregate unpaid principal balances of the mortgage loans, other than any mortgage loans as to which a master servicer has determined that all payments or recoveries with respect thereto have been made, plus accrued and unpaid interest at the mortgage rate--or the mortgage rate less the Master Servicing Fee Rate--if a master servicer is the purchaser--

                                      S-126

to the Due Date for each mortgage loan ending in the Collection Period with respect to which such purchase occurs, plus unreimbursed Advances, with interest thereon at the Advance Rate, and the fair market value of any other property remaining in the trust. The optional termination of the trust must be conducted so as to constitute a "qualified liquidation" of each REMIC under Section 860F of the Code.

     If any party above, other than NCB, FSB as the master servicer of the NCB mortgage loans, exercises such purchase option, NCB, FSB will be entitled to purchase the remaining NCB mortgage loans and any related property, and in such event that other party will then purchase only the remaining mortgage loans and property that are not being purchased by NCB, FSB.

     Upon any such termination, the purchase price for the mortgage loans and the other property in the trust will be applied to pay accrued and unpaid interest on and reduce the Certificate Balance of all outstanding Classes to zero in the manner provided under "Description of the Offered
Certificates--Distributions--Application of the Available Distribution Amount"
in this prospectus supplement. Notice of any optional termination must be mailed by the trustee to the Certificateholders and the Rating Agencies upon the receipt of written notice of such optional termination.

     ANY SUCH TERMINATION WILL HAVE AN ADVERSE EFFECT ON THE YIELD OF ANY
OUTSTANDING OFFERED CERTIFICATES PURCHASED AT A PREMIUM. SEE "YIELD, PREPAYMENT
AND MATURITY CONSIDERATIONS" IN THIS PROSPECTUS SUPPLEMENT.

ADVANCES

     P&I Advances

     On the business day prior to each Distribution Date, each master servicer
(or the trustee, if applicable) will be obligated to make a P&I Advance for the mortgage loans for which it is acting as master servicer, unless such master servicer, the applicable special servicer or the trustee, as the case may be, has determined, in its sole discretion, exercised in accordance with the
Servicing Standard (or, in the case of the trustee, exercised in accordance with its good faith business judgment), that the amount to be advanced, plus interest expected to accrue thereon, would not be recoverable from subsequent payments or collections, including Insurance Proceeds, Condemnation Proceeds and Liquidation
Proceeds, in respect of the related mortgage loan and only until the mortgage loan has been liquidated; provided, however, that the amount of any P&I Advance required to be advanced by the master servicer with respect to interest on a mortgage loan as to which there has been an Appraisal Reduction will be an amount equal to the product of:

     o    the amount required to be advanced by such master servicer without giving effect to this sentence; and

     o    a fraction, the numerator of which is the Scheduled Principal Balance of such mortgage loan as of the immediately preceding Determination
          Date less any Appraisal Reduction in effect with respect to such mortgage loan (or, in the case of the Non-Trust Serviced Pari Passu
          Loan, the portion of the Appraisal Reduction that is allocable to the
          Non-Trust Serviced Pari Passu Loan) and the denominator of which is the Scheduled Principal Balance of such mortgage loan as of such
          Determination Date.

     In addition, the master servicers and the trustee will not in any event be required to (i) advance Prepayment Premiums, Yield Maintenance Charges, default interest, Excess Interest or Balloon Payments or (ii) make any advance with respect to any Non-Trust Serviced Pari Passu Companion Loan.

     With respect to any mortgage loan that is delinquent in respect of its
Balloon Payment, including any REO Property as to which the related mortgage loan provided for a Balloon Payment, P&I Advances will be required in an amount equal to the Assumed Scheduled Payment, if such amount is not collected from the related borrower, subject to the same conditions and limitations, as described above, that apply to P&I Advances of other Scheduled Payments.

     Each master servicer will be entitled to interest on P&I Advances made by it, which interest will accrue at the Advance Rate. This interest and any interest on other Advances, including interest on the pro rata portion of servicing advances made by the 2007-HQ11 Master Servicer, the 2007-HQ11 Special
Servicer or 2007-HQ11

                                      S-127

Trustee, as applicable, in respect of the Non-Trust Serviced Pari Passu Loan, will result in a reduction in amounts payable on the Certificates, to the extent that interest is not otherwise offset in accordance with the Pooling and
Servicing Agreement and the 2007-HQ11 Pooling and Servicing Agreement.

     P&I Advances and interest accrued thereon at the Advance Rate will be reimbursable or payable from recoveries on the related mortgage loans and, to the extent the applicable master servicer determines in its sole discretion, exercised in accordance with the Servicing Standard, that a P&I Advance will not be ultimately recoverable from related recoveries it will recover such amounts from general collections on all mortgage loans, as described under
"--Reimbursement of Advances" below. P&I Advances made in respect of mortgage loans which have a grace period that expires after the Determination Date will not begin to accrue interest until the day succeeding the expiration date of any applicable grace period; provided that if such P&I Advance is not reimbursed from collections received by the related borrower by the end of the applicable grace period, Advance interest will accrue from the date such Advance is made
(which will be the Master Servicer Remittance Date). In no event will the master servicer be required to make aggregate P&I Advances with respect to any mortgage loan which, when including the amount of interest accrued thereon at the Advance
Rate, equals an amount greater than the Scheduled Principal Balance plus all overdue amounts thereof, less any Appraisal Reductions with respect thereto.

     The right of the master servicers and the trustee to reimbursement or payment out of recoveries will be prior to the right of the Certificateholders to receive any amounts recovered with respect to any mortgage loan. If a master servicer fails to make a required P&I Advance, the trustee is required to make such P&I Advance, subject to the same limitations, and with the same rights, including the right to receive interest on such P&I Advance, as described above for a master servicer.

     Servicing Advances

     Servicing Advances, in all cases, will be reimbursable as described below.
Each master servicer will be permitted to pay, or to direct the payment of, certain servicing expenses directly out of the applicable Certificate Account or the Distribution Account and under certain circumstances without regard to the relationship between the expense and the funds from which it is being paid.

     With respect to the mortgaged properties securing the mortgage loans (other than the Non-Trust Serviced Pari Passu Loan), each master servicer will be obligated to make Servicing Advances on those mortgage loans for which it is acting as master servicer for, among other things, real estate taxes prior to the earlier of the imposition of late tax payment penalty charges or the notice of intent to create a tax lien on the property and insurance premiums, to the extent that the trustee as mortgagee has an insurable interest and insurance coverage is available at commercially reasonable rates and not paid by the related borrower on a timely basis and for collection or foreclosure costs, including reasonable attorneys fees. With respect to REO Properties (other than
REO Properties with respect to the Non-Trust Serviced Pari Passu Loan), each master servicer will be obligated to make Servicing Advances on those mortgage loans for which it is acting as master servicer, if necessary and to the extent that funds from the operation of the related REO Property are unavailable to pay any amounts due and payable, for:

     o    insurance premiums, to the extent that insurance coverage is available at commercially reasonable rates;

     o    items such as real estate taxes and assessments in respect of such REO
          Property that may result in the imposition of a lien;

     o    any ground rents in respect of such REO Property; and

     o    other costs and expenses necessary to maintain, manage or operate such
          REO Property.

     Notwithstanding the foregoing, each master servicer will be obligated to make such Servicing Advances only to the extent that such master servicer or applicable special servicer has not determined, as described below, that the amount so advanced will be nonrecoverable from subsequent payments or collections, including Insurance Proceeds, Liquidation Proceeds and REO Income,
in respect of such mortgage loan or REO Property; provided, however, that upon a determination that such amounts would not be recoverable, such master servicer or special servicer is required to provide notice of such determination to the applicable master servicer or special servicer and if the applicable special servicer determines that the payment of such amounts is necessary to preserve the related

                                      S-128

mortgaged property and would be in the best interest of the Certificateholders, such master servicer is required to pay such amounts from amounts in the related
Certificate Account.

     The master servicers may incur certain costs and expenses in connection with the servicing of a mortgage loan or the administration of REO Property.
Servicing Advances, including interest accrued thereon at the Advance Rate, will be reimbursable from recoveries or collections on the related mortgage loan or
REO Property. However, if a master servicer determines, as described below, that any Servicing Advance previously made, and accrued interest thereon at the
Advance Rate, will not be ultimately recoverable from such related recoveries, such Advances and accrued interest will generally be reimbursable from amounts on deposit in the applicable Certificate Account (or if not available from such
Certificate Account, from the other Certificate Account in certain circumstances) or the Distribution Account. If a master servicer fails to make a required Servicing Advance (other than an Advance determined to be a nonrecoverable Advance), the trustee is required to make such Servicing Advance, subject to the same limitations, and with the same rights, including the right to receive interest on such Servicing Advance, as described above for a master servicer.

     In general, none of the master servicers, the special servicers or the trustee will be required to make any Servicing Advances with respect to the
Non-Trust Serviced Pari Passu Loan under the pooling and servicing agreement.
Those advances will be made by the 2007-HQ11 Master Servicer, 2007-HQ11 Special
Servicer or 2007-HQ11 Trustee in accordance with the 2007-HQ11 Pooling and
Servicing Agreement on generally the same terms and conditions as are applicable under the pooling and servicing agreement. If any servicing advances are made with respect to the Non-Trust Serviced Loan Group under the 2007-HQ11 Pooling and Servicing Agreement, the party making that advance will be entitled to be reimbursed with interest thereon as set forth in the 2007-HQ11 Pooling and
Servicing Agreement, including in the event of a nonrecoverability determination by the 2007-HQ11 Master Servicer, from general collections on all mortgage loans
(up to the Non-Trust Serviced Pari Passu Loan's pro rata portion of such servicing advance).

Reimbursement of Advances

     Any monthly P&I Advance or Servicing Advance (in either case, with interest) that has been determined to be nonrecoverable from the particular mortgage loan to which it relates will be reimbursable from the Certificate
Accounts in the Collection Period in which the nonrecoverability determination is made. Any reimbursement of nonrecoverable Advances will be made first from amounts in the Certificate Accounts allocable to principal during the Collection
Period in which the reimbursement is made, prior to reimbursement from other collections (including interest) received during that Collection Period (and similarly, in subsequent periods, from principal first and then from other collections). If the amount in the Certificate Accounts allocable to principal on the mortgage loans is insufficient to fully reimburse the party entitled to reimbursement, then such party may elect in its sole discretion as an accommodation to the Certificateholders to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the Advance) for no more than
6 Collection Periods without the consent of the Operating Adviser and, in any event, 12 Collection Periods in the aggregate. If such master servicer or trustee, as applicable, determines, in its sole discretion, for any reason to recover its nonrecoverable Advances, then such master servicer or trustee, as applicable, will be entitled to immediate reimbursement of those nonrecoverable
Advances with interest at the Advance Rate. Such master servicer's or trustee's, as applicable, agreement to defer reimbursement of such nonrecoverable Advances shall not be construed as an obligation on the part of such master servicer or the trustee, or a right of the Certificateholders. No such deferment shall be deemed to create in the Certificateholders a right to prior payment of distributions over such master servicer's or the trustee's right to reimbursement for Advances. Deferred Advances shall continue to earn interest at the Advance Rate. In all events the decision to defer reimbursement or seek immediate reimbursement of nonrecoverable Advances shall be deemed to be in accordance with the Servicing Standard, in the case of the master servicers and, with respect to the trustee, in accordance with its good faith business judgment.

     If such party does not elect to defer reimbursement of such amount, then such party will be entitled to reimbursement of such insufficiency out of any amounts on deposit in the Certificate Accounts. If a monthly P&I Advance or
Servicing Advance is made with respect to a mortgage loan after a default thereon and the mortgage loan is thereafter worked out under terms that do not provide for the repayment of those Advances (together with interest thereon) in full at the time of the workout (but such amounts become an obligation of the borrower to be paid in the future), then such Advance, unless determined to be nonrecoverable, will be reimbursable only from amounts in the Certificate
Accounts that represent principal on the mortgage loans, net of any nonrecoverable

                                      S-129

Advances then outstanding and reimbursable from such amounts. To the extent that the reimbursement is made from principal, the Principal Distribution Amount otherwise payable on the Certificates on the related distribution date will be reduced and, in the case of reimbursement of nonrecoverable Advances, a Realized
Loss will be allocated (in reverse sequential order in accordance with the loss allocation rules described above under "--Subordination; Allocation of Losses and Certain Expenses") to reduce the total principal balance of the Certificates on that distribution date. Any provision in the Pooling and Servicing Agreement for any Servicing Advance or P&I Advance by any master servicer, the special servicer or the trustee is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person or entity the risk of loss with respect to one or more of the mortgage loans.

     Nonrecoverable Advances

     The determination that any P&I Advance or Servicing Advance, previously made or proposed to be made, would not be recoverable for a particular mortgage loan will be made in the sole discretion of the applicable master servicer or the applicable special servicer (exercised in accordance with the Servicing
Standard) or the trustee (exercised in accordance with its good faith business judgment), and is required to be accompanied by an officer's certificate delivered to the trustee, the applicable special servicer or the applicable master servicer, the Operating Adviser, the Rating Agencies, the paying agent and us, setting forth the reasons for such determination, with copies of appraisals or internal valuations, if any, or other information that supports such determination. A master servicer's or special servicer's determination of nonrecoverability (or, with respect to any P&I Advances on the Non-Trust
Serviced Pari Passu Loan, the determination of nonrecoverability of the
2007-HQ11 Master Servicer) will be conclusive and binding upon the
Certificateholders and the trustee. The trustee will be entitled to rely conclusively on any determination by such master servicer or special servicer of nonrecoverability (or, with respect to any P&I Advances on the Non-Trust
Serviced Pari Passu Loan, the determination of nonrecoverability of the
2007-HQ11 Master Servicer) with respect to such Advance and will have no obligation to make a separate determination of recoverability.

     If the general master servicer receives written notice by the 2007-HQ11
Master Servicer that the 2007-HQ11 Master Servicer has determined, with respect to the Non-Trust Serviced Companion Loans, that any proposed advance of scheduled principal and interest payments would be, or that any outstanding advance of scheduled principal and interest payments is, a nonrecoverable advance, then neither the general master servicer nor the trustee will be permitted to make any additional P&I Advances with respect to the Non-Trust
Serviced Pari Passu Loan. Following receipt of such notice, such advancing parties may resume making P&I Advances with respect to the Non-Trust Serviced
Pari Passu Loan if the general master servicer has consulted with the 2007-HQ11
Master Servicer and they agree that circumstances with respect to the Non-Trust
Serviced Loan Group have changed such that a proposed future advance of scheduled principal and interest payments would not be a nonrecoverable advance.
Notwithstanding the foregoing, the general master servicer will continue to have the discretion to determine that any future P&I Advance would be, or that any outstanding P&I Advance is, as applicable, a Nonrecoverable Advance. Once such a determination is made by the general master servicer or the general master servicer receives written notice of such determination by the 2007-HQ11 Master
Servicer, the general master servicer will be required to follow the process set forth in this paragraph before making any additional P&I Advances with respect to the Non-Trust Serviced Pari Passu Loan.

     With respect to the Non-Trust Serviced Pari Passu Loan, neither the
2007-HQ11 Master Servicer nor the 2007-HQ11 Trustee will make a servicing advance if it makes a determination of recoverability substantially similar to the determination of recoverability set forth in the second preceding paragraph, in accordance with the 2007-HQ11 Pooling and Servicing Agreement.

     In addition, a master servicer or special servicer, in considering whether a P&I Advance or Servicing Advance is a nonrecoverable Advance, will be entitled to give due regard to the existence of any outstanding nonrecoverable Advance with respect to other mortgage loans which, at the time of such consideration, the reimbursement of which is being deferred or delayed by a master servicer, special servicer or the trustee because there is insufficient principal available for such reimbursement, in light of the fact that proceeds on the related mortgage loan are a source of reimbursement not only for the P&I Advance or Servicing Advance under consideration, but also as a potential source of reimbursement of such nonrecoverable Advance which is or may be being deferred or delayed. In addition, any such master servicer or special servicer may update or change its recoverability determinations at any

                                      S-130

time (but not reverse any other master servicer or special servicer's determination that an P&I Advance or Servicing Advance is a nonrecoverable
Advance).

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

     Paying Agent Reports

     Based solely on information provided in monthly reports prepared by the master servicers and the special servicers and delivered to the paying agent, the paying agent will be required to provide or make available to each
Certificateholder on each Distribution Date:

     (a)  A statement (in the form of Appendix V) setting forth, to the extent applicable:

     (1)  the date of such Distribution Date, and of the Record Date, Interest
          Accrual Period, and Determination Date for such Distribution Date;

     (2)  the Available Distribution Amount for the Distribution Date, and any
          other cash flows received on the mortgage loans and applied to pay fees and expenses (including the components of Available Distribution
          Amount or such other cash flows);

     (3)  the aggregate amount of servicing fees, special servicing fees, other special servicing compensation, trustee fees and paying agent fees paid to the master servicers, the special servicers, the trustee and the paying agent with respect to the Mortgage Pool and with respect to each Loan Group;

     (4)  the amount of other fees and expenses accrued and paid from the trust fund, including without limitation Advance reimbursement and interest on Advances, and specifying the purpose of such fees or expenses and the party receiving payment of those amounts, if applicable;

     (5)  the amount, if any, of such distributions to the holders of each Class of Principal Balance Certificates applied to reduce the aggregate
          Certificate Balance thereof;

     (6)  the amount of such distribution to holders of each Class of REMIC
          Regular Certificates allocable to (A) interest and (B) Prepayment
          Premiums or Yield Maintenance Charges;

     (7)  the amount of any shortfall in principal distributions and any shortfall in interest distributions to each applicable Class of
          Certificates;

     (8)  the amount of excess cash flow, if any distributed to the holder of the Residual Certificates;

     (9)  the weighted average mortgage rate (and interest rates by distributional groups or ranges) of the mortgage loans as of the related Determination Date;

     (10) the number of outstanding mortgage loans and the aggregate principal balance and Scheduled Principal Balance of the mortgage loans and weighted average remaining term at the close of business on the related Determination Date, with respect to the Mortgage Pool and with respect to each Loan Group;

     (11) the number and aggregate Scheduled Principal Balance of mortgage loans, with respect to the Mortgage Pool and with respect to each Loan
          Group:

          First, delinquent 30 to 59 days,

          Second, delinquent 60 to 89 days,

          Third, delinquent 90 days or more,

          Fourth, as to which foreclosure proceedings have been commenced, or

                                      S-131

          Fifth, as to which bankruptcy proceedings have been commenced;

     (12) the aggregate amount and general purpose of Servicing Advances and P&I
          Advances outstanding, separately stated, that have been made by the master servicers and the trustee, with respect to the Mortgage Pool and with respect to each Loan Group;

     (13) the number and related principal balances of any mortgage loans modified, extended or waived on a loan-by-loan basis since the previous Determination Date (including a description of any material modifications, extensions or waivers to mortgage loan terms, fees, penalties or payments during the distribution period or that have cumulatively become material over time);

     (14) material breaches of mortgage loan representations and warranties of which the trustee, a master servicer or the special servicer has received written notice;

     (15) material breaches of any covenants under the Pooling and Servicing
          Agreement of which the trustee, a master servicer or the special servicer has received written notice;

     (16) if applicable to any transaction, information regarding any tests used for determining any early amortization, liquidation or other performance trigger and whether the trigger was met;

     (17) with respect to any REO Property included in the trust, the principal balance of the related mortgage loan as of the date of acquisition of the REO Property and the Scheduled Principal Balance of the mortgage loan;

     (18) as of the related Determination Date:

          First, as to any REO Property sold during the related Collection
          Period, the date of the related determination by such special servicer that it has recovered all payments which it expects to be finally recoverable and the amount of the proceeds of such sale deposited into the applicable Certificate Account, and

          Second, the aggregate amount of other revenues collected by each special servicer with respect to each REO Property during the related
          Collection Period and credited to the applicable Certificate Account, in each case identifying such REO Property by the loan number of the related mortgage loan;

     (19) the aggregate Certificate Balance or Notional Amount of each Class of
          REMIC Regular Certificates before and after giving effect to the distribution made on such Distribution Date;

     (20) the aggregate amount of Principal Prepayments made during the related
          Collection Period, with respect to the Mortgage Pool and with respect to each Loan Group;

     (21) the Pass-Through Rate applicable to each Class of REMIC Regular
          Certificates for such Distribution Date;

     (22) the amount of Unpaid Interest, Realized Losses or Expense Losses, if
          any, incurred with respect to the mortgage loans, including a breakout by type of such Realized Losses or Expense Losses, with respect to the
          Mortgage Pool and with respect to each Loan Group;

     (23) the amount of any Appraisal Reductions effected during the related
          Collection Period on a loan-by-loan basis and the total Appraisal
          Reductions in effect as of such Distribution Date, with respect to the
          Mortgage Pool and with respect to each Loan Group;

     (24) as determined and/or approved by the Depositor, any other information necessary to satisfy the requirements of Item 1121(a) of Regulation AB that can, in the Paying Agent's reasonable judgment, be included on the Monthly Certificateholders Report without undue difficulty; and

     (b) A report containing information regarding the mortgage loans as of the end of the related Collection Period, which report will contain substantially the categories of information regarding the mortgage loans

                                      S-132

     presented in Appendix I and will be presented in a tabular format substantially similar to the format utilized in Appendix I.

     The reports described in clauses (a) and (b) above may be combined into 1 report for purposes of dissemination.

     In the case of information furnished pursuant to subclauses (a)(5), (a)(6)
and (a)(7) above, the amounts shall be expressed as a dollar amount per $1,000 of original actual principal amount of the Certificates for all Certificates of each applicable Class.

     The paying agent will make the foregoing reports and certain other information available each month to the general public via the paying agent's website, which shall initially be located at http://www.usbank.com/abs. In addition, the paying agent will also make certain other additional reports available via the paying agent's website on a restricted basis to Morgan Stanley
Capital I Inc. and its designees, the Rating Agencies, parties to the Pooling and Servicing Agreement, the Underwriters, the Certificateholders and any
prospective investors or beneficial owners of Certificates who provide the paying agent with an investor certification satisfactory to the paying agent. In addition, the paying agent will make available on its website any reports on
Forms 10-D, 10-K and 8-K that have been prepared and filed with respect to the trust through the EDGAR system. For assistance with the paying agent's website, investors may call (800) 934-6802. The trustee and the paying agent will make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility therefor. In addition, the trustee and the paying agent may disclaim responsibility for any information of which it is not the original source.

     In connection with providing access to the paying agent's website, the paying agent may require registration and the acceptance of a disclaimer. The trustee and the paying agent will not be liable for the dissemination of information in accordance with the Pooling and Servicing Agreement.

     On an annual basis, the master servicers are required to deliver or make available electronically the Annual Report to the trustee and the paying agent, and the paying agent will make such report available as described above to the
Underwriters, the Certificateholders, Morgan Stanley Capital I Inc. and its
designees, the parties to the Pooling and Servicing Agreement, the Rating
Agencies and any prospective investors or beneficial owners of Certificates who provide the paying agent with an investor certification satisfactory to the paying agent.

     The paying agent is required to make available at its corporate trust offices (either in physical or electronic form), during normal business hours, upon reasonable advance written notice for review by any certificateholder, any certificate owner, any prospective investor, the Underwriters, each Rating
Agency, the special servicers, the Depositor, originals or copies of, among other things, the following items (to the extent such items are in its possession): (i) the most recent property inspection reports in the possession of the paying agent in respect of each mortgaged property and REO Property, (ii)
the most recent mortgaged property/REO Property rent roll (with respect to mortgaged properties other than residential cooperative properties) and annual operating statement, if any, collected or otherwise obtained by or on behalf of the master servicers or the special servicers and delivered to the paying agent,
(iii) any Phase I Environmental Report or engineering report prepared or appraisals performed in respect of each mortgaged property; provided, however, that the paying agent shall be permitted to require payment by the requesting party (other than either Rating Agency) of a sum sufficient to cover the reasonable expenses actually incurred by the paying agent of providing access or copies (including electronic or digital copies) of any such information reasonably requested in accordance with the preceding sentence.

     Other Information

     The Pooling and Servicing Agreement generally requires that the trustee and/or the paying agent make available, at its corporate trust office or at such other office as it may reasonably designate, during normal business hours, upon reasonable advance notice for review by any Certificateholder, each Rating
Agency or Morgan Stanley Capital I Inc., originals or copies of, among other things, the following items (to the extent such items are in its possession), except to the extent not permitted by applicable law or under any of the mortgage loan documents:

     o    the Pooling and Servicing Agreement and any amendments thereto;

     o    all reports or statements delivered to holders of the relevant Class of Certificates since the Closing Date;

                                      S-133

     o    all officer's certificates delivered to the paying agent since the
          Closing Date;

     o    all accountants' reports delivered to the paying agent since the
          Closing Date;

     o    the mortgage loan files;

     o    the most recent property inspection report prepared by or on behalf of the master servicers or the special servicers in respect of each mortgaged property;

     o    the most recent mortgaged property rent rolls (with respect to mortgaged properties other than residential cooperative properties)
          and annual operating statements, if any, collected by or on behalf of the master servicers or the special servicers and delivered to the paying agent;

     o    any and all modifications, waivers and amendments of the terms of a mortgage loan entered into by the master servicers and/or the special servicers; and

     o    any and all officer's certificates and other evidence delivered to the trustee to support a master servicer's determination that any Advance was not or, if made, would not be, recoverable.

     Copies of any and all of the foregoing items and any servicer reports will be available from the paying agent (or, with respect to the mortgage files and certain other items, the trustee) upon request; however, the paying agent or trustee will be permitted to require the requesting party to pay a sum sufficient to cover the reasonable costs and expenses of providing such copies.
Recipients of such information will generally be required to acknowledge that such information may be used only in connection with an evaluation of the
Certificates by such recipient and in accordance with applicable law.

     The trust will file distribution reports on Form 10-D, annual reports on
Form 10-K and (if applicable) current reports on Form 8-K with the Securities and Exchange Commission (the "Commission") regarding the Certificates, to the extent, and for such time, as it shall be required to do so under the Securities
Exchange Act of 1934, as amended. Such reports will be filed under the name
"Morgan Stanley Capital I Trust 2007-IQ13." Members of the public may read and copy any materials filed with the Commission at the Commission's Public
Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Additional
information regarding the Public Reference Room can be obtained by calling the
Commission at 1-800-SEC-0330. The Commission also maintains a site on the World
Wide Web at "http://www.sec.gov" at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval
("EDGAR") system. The Depositor has filed the accompanying prospectus and the related registration statement, including all exhibits thereto as well as this prospectus supplement, through the EDGAR system, so the materials should be available by logging onto the Commission's website. The Commission maintains computer terminals providing access to the EDGAR system at the office referred to above.

     Book-Entry Certificates

     Until such time, if any, as definitive certificates are issued in respect of the Offered Certificates, the foregoing information and access will be available to the related Certificate Owners only to the extent it is forwarded by, or otherwise available through, DTC and its Participants or otherwise made available publicly by the paying agent. The manner in which notices and other communications are conveyed by DTC to its Participants, and by such Participants to the Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     The master servicers, the special servicers, the paying agent and the
Depositor are required to recognize as Certificateholders only those persons in whose names the Certificates are registered with the Certificate Registrar as of the related Record Date; however, any Certificate Owner that has delivered to the Certificate Registrar a written certification, in the form prescribed by the
Pooling and Servicing Agreement, regarding such Certificate Owner's beneficial ownership of Offered Certificates will be recognized as a Certificateholder for purposes of obtaining the foregoing information and access.

                                      S-134

EXAMPLE OF DISTRIBUTIONS

     The following chart sets forth an example of distributions on the
Certificates assuming the Certificates are issued in March 2007:

     The close of business on:

March 1, 2007      (A)   Cut-off Date.

March 30, 2007     (B)   Record Date for all Classes of Certificates.

April 2-10, 2007   (C)   The Collection Period. Each master servicer receives
                         Scheduled Payments due after the Cut-off Date and any
                         Principal Prepayments made after the Cut-off Date and
                         on or prior to April 10.

April 9, 2007      (D)   Determination Date for mortgage loans (5 Business Days
                         prior to the Distribution Date).

April 10, 2007           Determination Date for NCB mortgage loans 4 Business
                         Days prior to the Distribution Date.

April 13, 2007     (E)   Master Servicer Remittance Date (1 Business Day prior
                         to the Distribution Date).

April 16, 2007     (F)   Distribution Date.

     Succeeding monthly periods follow the pattern of (B) through (F) above
(except as described below).

     First, The outstanding principal balance of the mortgage loans will be the aggregate outstanding principal balance of the mortgage loans at the close of business on the Cut-off Date, after deducting principal payments due on or before such date, whether or not received. Principal payments due on or before such date, and the accompanying interest payments, are not part of the trust.

     Second, Distributions on the next Distribution Date will be made to those persons that are the Certificateholders of record on this date. Each subsequent
Record Date will be the last business day of the month preceding the related
Distribution Date.

     Third, Any Scheduled Payments due and collected and Principal Prepayments collected, after the Cut-off Date will be deposited into the applicable
Certificate Account. Each subsequent Collection Period will begin on the day after the Determination Date in the month preceding the month of each
Distribution Date and will end on the Determination Date in the month in which the Distribution Date occurs.

     Fourth, Generally, as of the close of business on the Determination Date, each master servicer will have determined the amounts of principal and interest that will be remitted with respect to the related Collection Period.

     Fifth, Each master servicer will remit to the paying agent no later than the business day prior to the related Distribution Date all amounts held by each master servicer, and any P&I Advances required to be made by such master servicer, that together constitute the Available Distribution Amount for such
Distribution Date.

     Sixth, The paying agent will make distributions to the Certificateholders on the 15th day of each month or, if such day is not a business day, the next succeeding business day.

EXPECTED FINAL DISTRIBUTION DATE; RATED FINAL DISTRIBUTION DATE

     The Expected Final Distribution Date for each Class of Certificates presented under "Summary of Prospectus Supplement--Relevant Parties and
Dates--Expected Final Distribution Dates" in this prospectus supplement is the date on which such Class is expected to be paid in full, assuming timely payments and no Principal Prepayments will be made on the mortgage loans in accordance with their terms and otherwise based on the Structuring Assumptions.
The actual final distribution date for any Class may be earlier or later (and could be substantially later) than the Expected Final Distribution Date.

     The Rated Final Distribution Date of each Class of Offered Certificates is the Distribution Date in March 2044.

                                     S-135

     The ratings assigned by the Rating Agencies to each Class of Principal
Balance Certificates reflects an assessment of the likelihood that the
Certificateholders of such Class will receive, on or before the Rated Final
Distribution Date, all principal distributions to which they are entitled.

AMENDMENTS TO THE POOLING AND SERVICING AGREEMENT

     The Pooling and Servicing Agreement may be amended from time to time by the parties thereto, without notice to or the consent of any of the Holders, to do the following:

     o    to cure any ambiguity;

     o    to cause the provisions therein to conform to or be consistent with or in furtherance of the statements made with respect to the
          Certificates, the trust or the Pooling and Servicing Agreement in this prospectus supplement, the accompanying prospectus or the memorandum under which certain of the Subordinate Certificates are being offered, or to correct or supplement any provision which may be inconsistent with any other provisions;

     o    to amend any provision thereof to the extent necessary or desirable to maintain the status of each REMIC created under the Pooling and
          Servicing Agreement (or the interest represented by the Class EI that evidence beneficial ownership of the grantor trust assets) for the purposes of federal income tax (or comparable provisions of state income tax law);

     o    to make any other provisions with respect to matters or questions arising under or with respect to the Pooling and Servicing Agreement not inconsistent with the provisions therein;

     o    to modify, add to or eliminate the provisions in the Pooling and
          Servicing Agreement relating to transfers of residual certificates;

     o    to amend any provision to the extent necessary or desirable to list the Certificates on a stock exchange, including, without limitation, the appointment of one or more sub-paying agents and the requirement that certain information be delivered to such sub-paying agents; or

     o    to make any other amendment which does not adversely affect in any material respect the interests of any Certificateholder (unless such
          Certificateholder consents).

     No such amendment effected pursuant to the first, second or fourth bullet above may (A) adversely affect in any material respect the interests of any
Holder not consenting thereto without the consent of 100% of the
Certificateholders or (B) adversely affect the status of any REMIC created under the Pooling and Servicing Agreement (or the interest represented by the Class EI
Certificates that evidence beneficial ownership of the grantor trust assets).
Prior to entering into any amendment without the consent of Holders pursuant to this paragraph, the trustee may require an opinion of counsel.

     The Pooling and Servicing Agreement may also be amended from time to time by the agreement of the parties thereto (without the consent of the
Certificateholders) and with the written confirmation of the Rating Agencies that such amendment would not cause the ratings on any Class of Certificates to be qualified, withdrawn or downgraded; provided, however, that such amendment may not effect any of the items set forth in the bullet points of the proviso in the next succeeding paragraph. The trustee may request, at its option, to receive an opinion of counsel, addressed to the parties to the Pooling and
Servicing Agreement and any primary servicer, that any amendment pursuant to this paragraph is permitted under the Pooling and Servicing Agreement.

     The Pooling and Servicing Agreement may also be amended from time to time by the parties with the consent of the Holders of not less than 51% of the aggregate certificate balance of the Certificates then outstanding (as calculated under the Pooling and Servicing Agreement), for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders; provided that no such amendment may:

     o    reduce in any manner the amount of, or delay the timing of the distributions required to be made on any certificate without the consent of the Holder of such certificate;

                                     S-136

     o    adversely affect in any material respect the interests of the Holders of the Certificates in a manner other than as described in the immediately preceding bullet, without the consent of the Holders of all Certificates affected thereby;

     o    significantly change the activities of the trust, without the consent of the Holders of Certificates representing more than 50% of all the voting rights;

     o    reduce the aforesaid percentages of aggregate certificate percentage or certificate balance, the Holders of which are required to consent to any such amendment without the consent of all the Holders of each
          Class of Certificates affected thereby;

     o    eliminate the master servicers' or the trustee's obligation to advance or alter the Servicing Standard except as may be necessary or desirable to comply with Sections 860A through 860G of the Code and related Treasury Regulations and rulings promulgated thereunder;

     o    adversely affect the status of any grantor trust created out of the related portion of the trust, for federal income tax purposes, without the consent of 100.0% of the Class EI Certificateholders; or

     o    adversely affect the status of any REMIC created under the Pooling and
          Servicing Agreement for federal income tax purposes, without the consent of 100% of the Certificateholders (other than the Class EI
          Certificateholders, but including the Class R-I, Class R-II and Class
          R-III Certificateholders). The trustee may request, at its option, to receive an opinion of counsel that any amendment pursuant to this paragraph is permitted under the Pooling and Servicing Agreement.

     Additionally, no amendment to the Pooling and Servicing Agreement may change in any manner the obligations of the mortgage loan seller under the
Mortgage Loan Purchase Agreement without the consent of the mortgage loan seller.

EVIDENCE AS TO COMPLIANCE

     Each of the master servicers, the special servicers, the trustee and the paying agent will be required under the Pooling and Servicing Agreement, and we expect that each Additional Servicer and each sub-servicer will be required under the applicable primary servicing or sub-servicing agreement, to deliver annually, to the trustee, the paying agent and the Depositor on or before the date specified in the Pooling and Servicing Agreement or the applicable primary servicing or sub-servicing agreement, an officer's certificate stating that (i)
a review of that party's servicing activities during the preceding calendar year or portion of that year and of performance under the Pooling and Servicing
Agreement or the applicable primary servicing or sub-servicing agreement in the case of an Additional Servicer or other sub-servicer, has been made under the officer's supervision, and (ii) to the best of the officer's knowledge, based on the review, such party has fulfilled all its obligations under the Pooling and
Servicing Agreement or the applicable primary servicing or sub-servicing agreement in the case of an Additional Servicer or other sub-servicer, in all material respects throughout the year or portion thereof, or, if there has been a failure to fulfill any such obligation in any material respect, specifying the failure known to the officer and the nature and status of the failure.

     In addition, the master servicers, the special servicers, the paying agent and the trustee, each at its own expense, will be required under the Pooling and
Servicing Agreement, and we expect that each Servicing Function Participant will be required under the applicable primary servicing or sub-servicing agreement, to deliver annually, to the trustee, the paying agent, the Rating Agencies and the Depositor, a report (an "Assessment of Compliance") assessing compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation
AB that contains the following:

     o    a statement of the party's responsibility for assessing compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to it;

     o    a statement that the party used the criteria in Item 1122(d) of
          Regulation AB to assess compliance with the applicable servicing criteria;

                                     S-137

     o    the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year, setting forth any material instance of noncompliance identified by the party, a discussion of each such failure and the nature and status thereof;
          and

     o    a statement that a registered public accounting firm has issued an attestation report on the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year.

     Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an "Attestation Report") of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting
Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party's assessment of compliance with the applicable servicing criteria; provided, however, that with respect to each year in respect of which the Trustee, on behalf of the Trust, is not required under the
Securities and Exchange Act of 1934, as amended, to file reports with the
Commission regarding the Certificates, each party that is required to deliver an
Assessment of Compliance, in lieu of delivering an Attestation Report, may, at such party's option, instead deliver a report of a registered public accounting firm, prepared in accordance with Uniform Single Attestation Program ("USAP"), to the effect that such firm has examined the servicing operations of such party for the previous calendar year and that on the basis of such examination, such party has complied during such previous calendar year with the minimum servicing standards identified in USAP in all material respects, except for such significant exceptions or errors in records that, in the opinion of such firm,
USAP requires it to report.

                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

GENERAL

     The yield to maturity on the Offered Certificates will be affected by the price paid by the Certificateholder, the related Pass-Through Rates and the rate, timing and amount of distributions on such Offered Certificates. The rate, timing and amount of distributions on any such certificate will in turn depend on, among other things:

     o    the Pass-Through Rate for such certificate;

     o    the rate and timing of principal payments, including Principal
          Prepayments, and other principal collections on the mortgage loans
          (including payments of principal arising from purchases of mortgage loans in connection with Material Breaches and Material Document
          Defects) and the extent to which such amounts are to be applied in reduction of the Certificate Balance or Notional Amount of such certificate;

     o    the rate, timing and severity of Realized Losses and Expense Losses and the extent to which such losses and expenses are allocable in reduction of the Certificate Balance or Notional Amount of such certificate or in reduction of amounts distributable thereon;

     o    the rate and timing of any reimbursement of the master servicers, the special servicers or the trustee, as applicable, out of the
          Certificate Account of nonrecoverable Advances or Advances remaining unreimbursed on a modified mortgage loan on the date of such modification; and

     o    the timing and severity of any Net Aggregate Prepayment Interest
          Shortfalls and the extent to which such shortfalls are allocable in reduction of the Distributable Certificate Interest Amount payable on such certificate.

     In addition, the effective yield to holders of the Offered Certificates will differ from the yield otherwise produced by the applicable Pass-Through
Rate and purchase prices of such Certificates because interest distributions will not be payable to such holders until at least the 15th day of the month following the month of accrual without any additional distribution of interest or earnings thereon in respect of such delay.

                                     S-138

PASS-THROUGH RATES

     The interest rates on certain of the Certificates may be based on a
Weighted Average Net Mortgage Rate. The interest rates on certain of the
Certificates may be capped at such Weighted Average Net Mortgage Rate.
Accordingly, the yield on those Classes of Certificates may be sensitive to changes in the relative composition of the Mortgage Pool as a result of scheduled amortization, voluntary and involuntary prepayments and any unscheduled collections of principal and/or any experience of Realized Losses as a result of liquidations of mortgage loans. In general, the effect of any such changes on such yields and Pass-Through Rates for such Certificates will be particularly adverse to the extent that mortgage loans with relatively higher mortgage rates experience faster rates of such scheduled amortization, voluntary prepayments and unscheduled collections or Realized Losses than mortgage loans with relatively lower mortgage rates.

RATE AND TIMING OF PRINCIPAL PAYMENTS

     The yield to maturity on the Class X Certificates (and to a lesser extent, the Class X-Y Certificates) will be extremely sensitive to, and the yield to maturity on any Class of Offered Certificates purchased at a discount or premium will be affected by, the rate and timing of principal payments made in reduction of the aggregate Certificate Balance or Notional Amount of such Classes of
Certificates. As described in this prospectus supplement, the Principal
Distribution Amount for each Distribution Date will be distributable entirely in respect of the Class A Senior Certificates until the Certificate Balance thereof is reduced to zero and will thereafter be distributable entirely in respect of each other Class of Principal Balance Certificates, in descending alphabetical, and, if applicable, ascending numerical, order of Class designation, in each case until the aggregate Certificate Balance of such Class of Certificates is, in turn, reduced to zero (it being understood that the Principal Distribution
Amount will be distributable first, to the Class A-M Certificates, and then, to the Class A-J Certificates). Consequently, the rate and timing of principal payments that are distributed or otherwise result in reduction of the aggregate
Certificate Balance of each Class of Offered Certificates will be directly related to the rate and timing of principal payments on or in respect of the mortgage loans, which will in turn be affected by the amortization schedules thereof, the dates on which Balloon Payments are due, any extension of maturity dates by the special servicer, the rate and timing of any reimbursement of a master servicer, the special servicer or the trustee, as applicable, out of the
Certificate Account of nonrecoverable Advances or Advances remaining unreimbursed on a modified mortgage loan on the date of such modification
(together with interest on such Advances), and the rate and timing of Principal
Prepayments and other unscheduled collections thereon, including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged properties and purchases of mortgage loans out of the trust.

     A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the mortgage pool. In particular, the mortgage loans in Loan Group 1 are secured primarily by mortgaged properties other than multifamily and the mortgage loans in Loan Group
2 are secured primarily by multifamily mortgaged properties. Because principal distributions on the Class A-1A Certificates are generally received from collections on the mortgage loans in Loan Group 2, an adverse event with respect to related multifamily mortgaged properties would have a substantially greater impact on the Class A-1A Certificates than if such Class received principal distributions from other property types as well. However, on and after any
Distribution Date on which the Certificate Balances of the Class A-M through
Class P Certificates have been reduced to zero, the Class A-1A Certificates will receive principal distributions from the collections on the mortgage pool, pro rata, with the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates.
Furthermore, because the amount of principal that will be distributed to the
Class A-1, Class A-1A, Class A-2, Class A-3 and Class A-4 Certificates will generally be based upon the particular Loan Group that the related mortgage loan is deemed to be in, the yield on the Class A-1, Class A-2, Class A-3 and Class
A-4 Certificates will be particularly sensitive to prepayments on mortgage loans in Loan Group 1, the yield on the Class A-1A Certificates will be particularly sensitive to prepayments on mortgage loans in Loan Group 2.

     Although the borrower under an ARD Loan may have incentives to prepay the
ARD Loan on its Anticipated Repayment Date, there is no assurance that the borrower will be able to prepay the ARD Loan on its Anticipated Repayment Date.
The failure of the borrower to prepay the ARD Loan on its Anticipated Repayment
Date will not be an event of default under the terms of that mortgage loan.
However, the Pooling and Servicing Agreement will require action to be taken to enforce the trust's right to apply excess cash flow generated by the mortgaged property to the payment of principal in accordance with the terms of the ARD
Loan documents.

                                     S-139

     Prepayments and, assuming the respective maturity dates therefor have not occurred, liquidations of the mortgage loans will result in distributions on the
Certificates of amounts that would otherwise be distributed over the remaining terms of the mortgage loans and will tend to shorten the weighted average lives of the Principal Balance Certificates. Any early termination of the trust as described in this prospectus supplement under "Description of the Offered
Certificates--Optional Termination" will also shorten the weighted average lives of those Certificates then outstanding. Defaults on the mortgage loans, particularly at or near their maturity dates, may result in significant delays in payments of principal on the mortgage loans, and, accordingly, on the
Principal Balance Certificates, while work-outs are negotiated or foreclosures are completed, and such delays will tend to lengthen the weighted average lives of those Certificates. See "Servicing of the Mortgage Loans--Mortgage Loan
Modifications" in this prospectus supplement.

     The extent to which the yield to maturity of any offered certificate may vary from the anticipated yield will depend upon the degree to which such certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in turn are distributed or otherwise result in a reduction of the aggregate Certificate Balance or Notional Amounts of its Class. An investor should consider, in the case of any such certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on the mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield.

     In general, if an offered certificate is purchased at a discount or premium, the earlier a payment of principal on the mortgage loans is distributed or otherwise results in reduction of the Certificate Balance or Notional Amounts of the related Class, the greater will be the effect on the yield to maturity of such certificate. As a result, the effect on an investor's yield of principal payments on the mortgage loans occurring at a rate higher, or lower than the rate anticipated by the investor during any particular period may not be fully offset by a subsequent like reduction, or increase, in the rate of such principal payments. With respect to the Class A Senior Certificates and the
Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G and
Class H Certificates the allocation of a portion of collected Prepayment
Premiums or Yield Maintenance Charges to the Certificates as described in this prospectus supplement is intended to mitigate those risks; however, such allocation, if any, may be insufficient to offset fully the adverse effects on yield that such prepayments may have. The Prepayment Premium or Yield
Maintenance Charge payable, if any, with respect to any mortgage loan, is required to be calculated as presented in "Appendix II - Certain Characteristics of the Mortgage Loans."

     Because the rate of principal payments on the mortgage loans will depend on future events and a variety of factors (as described more fully below), no assurance can be given as to such rate or the rate of Principal Prepayments in particular. We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the mortgage loans.

UNPAID DISTRIBUTABLE CERTIFICATE INTEREST

     If the portion of the Available Distribution Amount distributable in respect of interest on any Class of Certificates on any Distribution Date is
less than the Distributable Certificate Interest Amount then payable for that
Class, the shortfall will be distributable to holders of the Class of
Certificates on subsequent Distribution Dates, to the extent of the Available
Distribution Amount. Any such shortfall (which would not include interest shortfalls in connection with a principal prepayment accompanied by less than a full month's interest) will bear interest at the applicable Pass-Through Rate and will adversely affect the yield to maturity of the Class of Certificates for as long as it is outstanding.

LOSSES AND SHORTFALLS

     The yield to holders of the Offered Certificates will also depend on the extent to which such holders are required to bear the effects of any losses or shortfalls on the mortgage loans. Realized Losses and Expense Losses allocable to principal will generally be applied to reduce the Certificate Balances of the
Principal Balance Certificates in the following order: first, to the Class P
Certificates and then in ascending alphabetical order of Class designation through the Class A-J Certificates, then the Class A-M Certificates, then pro rata among the Class A-1, Class A-1A, Class A-2, Class A-3 and Class A-4
Certificates, until the remaining Certificate Balance of each such

                                     S-140

Class has been reduced to zero. As to each of such classes, Realized Losses and
Expense Losses will reduce (i) first, the Certificate Balance of such Class until such Certificate Balance is reduced to zero (in the case of the Principal
Balance Certificates); (ii) second, Unpaid Interest owing to such Class and
(iii) third, Distributable Certificate Interest Amounts owing to such Class.
Realized Losses and Expense Losses that reduce Distributable Certificate
Interest Amounts shall be allocated among the Class A-1 Certificates, Class A-1A
Certificates, Class A-2 Certificates, Class A-3 Certificates and Class A-4
Certificates, pro rata, and, as to their interest entitlements only, the Class X and Class X-Y Certificates, pro rata, based upon their outstanding Certificate
Balances or accrued interest, as the case may be. Net Aggregate Prepayment
Interest Shortfalls arising in respect of all of the mortgage loans other than the residential cooperative mortgage loans sold to the trust by NCB, FSB will be borne by the holders of each Class of Certificates (other than the Class X-Y
Certificates) pro rata in each case reducing interest otherwise payable thereon.
Net Aggregate Prepayment Interest Shortfalls arising in respect of the residential cooperative mortgage loans sold to the trust by NCB, FSB will be borne by the holders of each Class of Certificates pro rata in each case reducing interest otherwise payable thereon. Distributions of interest on the
Class X-Y Certificates will not be reduced by any portion of a Net Aggregate
Prepayment Interest Shortfall that is attributable to a Prepayment Interest
Shortfall incurred with respect to any mortgage loan in the trust that is not a residential cooperative mortgage loan sold to the trust by NCB, FSB. Shortfalls arising from delinquencies and defaults, to the extent the master servicer determines that P&I Advances would be nonrecoverable, Appraisal Reductions,
Expense Losses and Realized Losses generally will result in, among other things, a shortfall in current distributions to the most subordinate Class of
Certificates outstanding.

RELEVANT FACTORS

     The rate and timing of principal payments and defaults and the severity of losses on the mortgage loans may be affected by a number of factors including, without limitation, payments of principal arising from repurchases of mortgage loans (including payments of principal arising from purchases of mortgage loans in connection with breaches of representations and warranties), prevailing interest rates, the terms of the mortgage loans--for example, provisions prohibiting Principal Prepayments for certain periods and/or requiring the payment of Prepayment Premiums or Yield Maintenance Charges, due on sale and due on encumbrance provisions, release provisions and amortization terms that require Balloon Payments--the demographics and relative economic vitality of the areas in which the mortgaged properties are located and the general supply and demand for rental units or comparable commercial space, as applicable, in such areas, the quality of management of the mortgaged properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. See "Risk Factors" in this prospectus supplement and in the prospectus.

     The rate of prepayment on the Mortgage Pool is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage interest rate, the related borrower has an incentive to refinance its mortgage loan. A requirement that a prepayment be accompanied by a Prepayment Premium or
Yield Maintenance Charge may not provide a sufficient economic disincentive to deter a borrower from refinancing at a more favorable interest rate.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell or refinance mortgaged properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws, which are subject to change, to sell mortgaged properties prior to the exhaustion of tax depreciation benefits.

     We make no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the mortgage loans, as to the relative importance of such factors, as to the percentage of the principal balance of the mortgage loans that will be prepaid or as to whether a default will have occurred as of any date or as to the overall rate of prepayment or default on the mortgage loans.

WEIGHTED AVERAGE LIFE

     Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of any Principal Balance
Certificate will be influenced by, among other things, the rate at which principal on the mortgage loans is paid or otherwise collected or advanced and applied to reduce the Certificate Balance of such certificate. Furthermore,

                                     S-141

because the amount of principal that will be distributed to the Class A-1, Class
A-1A, Class A-2, Class A-3 and Class A-4 Certificates will generally be based upon the particular Loan Group that the related mortgage loan is deemed to be in, the weighted average life on the Class A-1, Class A-2, Class A-3 and Class
A-4 Certificates will be particularly sensitive to prepayments on mortgage loans in Loan Group 1 and the weighted average life on the Class A-1A Certificates will be particularly sensitive to prepayments on mortgage loans in Loan Group 2.

     Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The prepayment model used in this prospectus supplement is the Constant Prepayment Rate or CPR model. The CPR model represents an assumed constant rate of prepayment each month expressed as a percentage of the then outstanding principal balance of all of the mortgage loans. We make no representation as to the appropriateness of using the CPR model for purposes of analyzing an investment in the Offered Certificates.

     The following tables indicate the percent of the initial Certificate
Balance of each Class of Offered Certificates after each of the dates shown and the corresponding weighted average life of each such Class of the Certificates, if the Mortgage Pool were to prepay at the indicated levels of CPR, and sets forth the percentage of the initial Certificate Balance of such Certificates that would be outstanding after each of the dates shown. The tables below have also been prepared generally on the basis of the Structuring Assumptions.

     The mortgage loans do not have all of the characteristics of the
Structuring Assumptions. To the extent that the mortgage loans have characteristics that differ from those assumed in preparing the tables, the
Classes of Certificates analyzed in the tables may mature earlier or later than indicated by the tables and therefore will have a corresponding decrease or increase in weighted average life. Additionally, mortgage loans generally do not prepay at any constant rate. Accordingly, it is highly unlikely that the mortgage loans will prepay in a manner consistent with the Structuring
Assumptions. Furthermore, it is unlikely that the mortgage loans will experience no defaults or losses. In addition, variations in the actual prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentages of initial Certificate Balances, and shorten or extend the weighted average lives, shown in the following tables. These variations may occur even if the average prepayment experience of the mortgage loans were to equal any of the specified CPR percentages. Investors are urged to conduct their own analyses of the rates at which the mortgage loans may be expected to prepay.

     For the purposes of each table, the weighted average life of a certificate is determined by:

     o    multiplying the amount of each reduction in the Certificate Balance thereon by the number of years from the date of issuance of the certificate to the related Distribution Date;

     o    summing the results; and

     o    dividing the sum by the aggregate amount of the reductions in the
          Certificate Balance of such certificate.

     The characteristics of the mortgage loans differ in substantial respects from those assumed in preparing the tables below, and the tables are presented for illustrative purposes only. In particular, it is unlikely that the Mortgage
Pool will not experience any defaults or losses, or that the Mortgage Pool or any mortgage loan will prepay at any constant rate. Therefore, there can be no assurance that the mortgage loans will prepay at any particular rate.

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-1 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                   0%     25%    50%    75%   100%
--------------------------------   ----   ----   ----   ----   ----
Closing Date....................    100    100    100    100    100
March 2008......................     90     90     90     90     90
March 2009......................     80     80     80     80     80
March 2010......................     64     64     64     64     64
March 2011......................     46     40     32     23      0
March 2012......................      0      0      0      0      0
Weighted average life (years)...   3.40   3.24   3.11   3.01   2.87

                                     S-142

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
          CLASS A-1A CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                   0%     25%    50%    75%   100%
--------------------------------   ----   ----   ----   ----   ----
Closing Date....................    100    100    100    100    100
March 2008......................     99     99     99     99     99
March 2009......................     99     99     99     99     99
March 2010......................     98     98     98     98     98
March 2011......................     98     98     98     98     98
March 2012......................     65     65     65     65     65
March 2013......................     64     64     64     64     64
March 2014......................     58     58     58     58     58
March 2015......................     57     57     57     57     57
March 2016......................     56     55     53     51     48
March 2017......................      0      0      0      0      0
Weighted average life (years)...   7.67   7.64   7.61   7.57   7.35

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-2 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                   0%     25%    50%    75%   100%
--------------------------------   ----   ----   ----   ----   ----
Closing Date....................    100    100    100    100    100
March 2008......................    100    100    100    100    100
March 2009......................    100    100    100    100    100
March 2010......................    100    100    100    100    100
March 2011......................    100    100    100    100     85
March 2012......................      0      0      0      0      0
Weighted average life (years)...   4.83   4.82   4.80   4.76   4.59

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-3 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                   0%     25%    50%    75%   100%
--------------------------------   ----   ----   ----   ----   ----
Closing Date....................    100    100    100    100    100
March 2008......................    100    100    100    100    100
March 2009......................    100    100    100    100    100
March 2010......................    100    100    100    100    100
March 2011......................    100    100    100    100    100
March 2012......................    100     99     99     98     94
March 2013......................     82     81     79     77     76
March 2014......................     59     56     54     53     53
March 2015......................     28     24     22     21     21
March 2016......................      7      3      1      1      1
March 2017......................      0      0      0      0      0
Weighted average life (years)...   7.30   7.18   7.10   7.06   6.99

                                     S-143

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-4 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                   0%     25%    50%    75%   100%
--------------------------------   ----   ----   ----   ----   ----
Closing Date....................    100    100    100    100    100
March 2008......................    100    100    100    100    100
March 2009......................    100    100    100    100    100
March 2010......................    100    100    100    100    100
March 2011......................    100    100    100    100    100
March 2012......................    100    100    100    100    100
March 2013......................    100    100    100    100    100
March 2014......................    100    100    100    100    100
March 2015......................    100    100    100    100    100
March 2016......................    100    100    100    100    100
March 2017......................      0      0      0      0      0
Weighted average life (years)...   9.84   9.82   9.80   9.76   9.58

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-M CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                   0%     25%    50%    75%   100%
--------------------------------   ----   ----   ----   ----   ----
Closing Date....................    100    100    100    100    100
March 2008......................    100    100    100    100    100
March 2009......................    100    100    100    100    100
March 2010......................    100    100    100    100    100
March 2011......................    100    100    100    100    100
March 2012......................    100    100    100    100    100
March 2013......................    100    100    100    100    100
March 2014......................    100    100    100    100    100
March 2015......................    100    100    100    100    100
March 2016......................    100    100    100    100    100
March 2017......................      0      0      0      0      0
Weighted average life (years)...   9.93   9.92   9.91   9.89   9.73

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-J CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                    0%     25%     50%     75%    100%
--------------------------------   -----   -----   -----   -----   ----
Closing Date....................     100     100     100     100    100
March 2008......................     100     100     100     100    100
March 2009......................     100     100     100     100    100
March 2010......................     100     100     100     100    100
March 2011......................     100     100     100     100    100
March 2012......................     100     100     100     100    100
March 2013......................     100     100     100     100    100
March 2014......................     100     100     100     100    100
March 2015......................     100     100     100     100    100
March 2016......................     100     100     100     100    100
March 2017......................      84      75      63      46      0
March 2018......................       0       0       0       0      0
Weighted average life (years)...   10.03   10.02   10.01   10.00   9.79

                                     S-144

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

     The Mortgage Pool will consist of 174 fixed-rate, first lien mortgage loans with an aggregate Cut-off Date Balance of $1,639,471,501, subject to a permitted variance of plus or minus 5%. The Cut-off Date Balances of the mortgage loans range from $341,605 to $210,000,000, and the mortgage loans are assumed to have an average Cut-off Date Balance of $9,422,250.

     For purposes of calculating distributions on certain Classes of
Certificates, the mortgage loans in the pool of mortgage loans backing the
Offered Certificates will be divided into Loan Group 1 and Loan Group 2.

     Loan Group 1 will consist of 106 mortgage loans, that are secured by property types other than multifamily properties, together with 9 mortgage loans that are secured by mixed use properties. Loan Group 1 has an Initial Loan Group
1 Balance of $1,162,457,314, subject to a permitted variance of plus or minus
5%. Loan Group 1 represents approximately 70.9% of the Initial Pool Balance.

     Loan Group 2 will consist of 60 of the mortgage loans that are secured by multifamily properties, 6 mortgage loans that are secured by manufactured housing community properties and 2 mortgage loans that are secured by mixed use properties and has an Initial Loan Group 2 Balance of $477,014,188, subject to a permitted variance of plus or minus 5%. Loan Group 2 represents approximately
29.1% of the Initial Pool Balance and approximately 96.0% of the principal balance of all the mortgage loans secured by multifamily properties, manufactured housing community properties and mixed use properties with multifamily components.

     The Cut-off Date Balances of the mortgage loans in Loan Group 1 range from
$707,051 to $210,000,000 and the mortgage loans in Loan Group 1 are assumed to have an average Cut-off Date Balance of $10,966,578. The Cut-off Date Balances
of the mortgage loans in Loan Group 2 range from $341,605 to $147,000,000 and the mortgage loans in Loan Group 2 are assumed to have an average Cut-off Date
Balance of $7,014,915.

     Generally, for purposes of the presentation of Mortgage Pool information in this prospectus supplement, multiple mortgaged properties securing a single mortgage loan have been treated as multiple cross-collateralized and cross-defaulted mortgage loans, each secured by one of the related mortgaged properties and each having a principal balance in an amount equal to an allocated portion of the aggregate indebtedness represented by such obligation.
In addition, for purposes of the presentation of Mortgage Pool information in this prospectus supplement, certain multiple mortgaged properties securing a single mortgage loan were treated as a single mortgaged property if, generally, such mortgaged properties were in close proximity to each other and economically dependent upon each other in order to provide sufficient income to pay debt service on the related mortgage loan. All numerical information concerning the mortgage loans contained in this prospectus supplement is approximate.

     A description of the underwriting standards for each of Morgan Stanley
Mortgage Capital Inc., Natixis Real Estate Capital Inc. (formerly IXIS Real
Estate Capital Inc.) and NCB, FSB are set forth in this prospectus supplement under "The Sponsors, Mortgage Loan Sellers and Originators--Morgan Stanley
Mortgage Capital Inc.--Underwriting Standards," "--Natixis Real Estate Capital
Inc.--Underwriting Standards" and "--NCB, FSB--Underwriting Standards,"
respectively.

     The mortgage loans included in this transaction were selected for this transaction from mortgage loans specifically originated for securitizations of this type by the Sponsors taking into account Rating Agency criteria and anticipated feedback, anticipated subordinate investor feedback, property type and geographic location.

     The mortgage loans were originated between January 1, 2004 and March 15,
2007. As of the Cut-off Date, none of the mortgage loans will be 30 days or more delinquent, or had been 30 days or more delinquent during the 12 calendar months preceding the Cut-off Date. Brief summaries of the material terms of the mortgage loans associated with the 10 largest loans in the Mortgage Pool are contained in Appendix IV attached.

     182 mortgaged properties, securing mortgage loans representing 90.0% of the
Initial Pool Balance (which include 103 mortgaged properties in Loan Group 1, securing mortgage loans representing 86.6% of the Initial Loan

                                     S-145

Group 1 Balance and 79 mortgaged properties in Loan Group 2, securing mortgage loans representing 98.4% of the Initial Loan Group 2 Balance), are subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a fee simple estate in such mortgaged properties. Seven (7)
mortgaged properties, securing mortgage loans representing 1.4% of the Initial
Pool Balance (which include 4 mortgaged properties in Loan Group 1, securing mortgage loans representing 1.4% of the Initial Loan Group 1 Balance, and 3 mortgaged properties in Loan Group 2, securing mortgage loans representing 1.6%
of the Initial Loan Group 2 Balance), are subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a leasehold interest in such mortgaged properties. 5 mortgaged properties, securing mortgage loans representing 8.6% of the Initial Pool Balance (which include 5 mortgaged properties in Loan Group 1, securing mortgage loans representing 12.1% of the
Initial Loan Group 1 Balance), are subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a fee simple estate and leasehold interest in such mortgaged properties.

     On the Closing Date, we will acquire the mortgage loans from the mortgage loan sellers, in each case pursuant to a Mortgage Loan Purchase Agreement to be entered into between us and the particular mortgage loan seller. We will then transfer the mortgage loans, without recourse, to the trustee for the benefit of the Certificateholders. See "--Sale of the Mortgage Loans" below.

MATERIAL TERMS AND CHARACTERISTICS OF THE MORTGAGE LOANS

     Mortgage Rates; Calculations of Interest

     The mortgage loans bear interest at mortgage rates that will remain fixed for their entire terms. Other than the ARD Loans, no mortgage loan permits negative amortization or the deferral of accrued interest. 171 mortgage loans, representing 96.8% of the Initial Pool Balance accrue interest on the basis of the actual number of days elapsed each month in a 360-day year. 3 of the mortgage loans, representing 3.2% of the Initial Pool Balance, accrue interest on the basis of a 360-day year consisting of twelve 30-day months.

     Property Types

     The mortgage loans consist of the following property types:

     o    Office - 22 of the mortgaged properties, which secure 33.7% of the
          Initial Pool Balance, are office properties;

     o    Multifamily - 74 of the mortgaged properties, which secure 26.8% of the Initial Pool Balance, are multifamily properties (including 38 residential cooperative properties which secure 8.0% of the Initial
          Pool Balance);

     o    Retail - 61 of the mortgaged properties, which secure 25.5% of the
          Initial Pool Balance, are retail properties;

     o    Mixed Use - 12 of the mortgaged properties, which secure 4.5% of the
          Initial Pool Balance, are mixed use properties;

     o    Hospitality - 8 of the mortgaged properties, which secure 4.0% of the
          Initial Pool Balance, are hospitality properties;

     o    Industrial - 6 of the mortgaged properties, which secure 2.4% of the
          Initial Pool Balance, are industrial properties;

     o    Manufactured Housing Community - 6 of the mortgaged properties, which secure 2.2% of the Initial Pool Balance, are manufactured housing community properties;

     o    Other - 4 of the mortgaged properties, which secures 0.7% of the
          Initial Pool Balance, is another type of property; and

     o    Self Storage - 1 mortgaged property, which secures 0.2% of the Initial
          Pool Balance, is a self storage property.

                                     S-146

     For information regarding the property types in Loan Group 1 or Loan Group
2, see Appendix I to this prospectus supplement.

     Property Location

     The following 7 states contain the largest concentrations of mortgaged properties securing the mortgage loans: Massachusetts, California, Virginia, New
York, New Jersey, Missouri and Florida:

     o    1 mortgaged property, representing security for 12.8% of the Initial
          Pool Balance, is located in Massachusetts; and

     o    26 mortgaged properties, representing security for 12.8% of the
          Initial Pool Balance, are located in California; and

     o    19 mortgaged properties, representing security for 11.7% of the
          Initial Pool Balance, are located in Virginia; and

     o    39 mortgaged properties, representing security for 8.9% of the Initial
          Pool Balance, are located in New York, and

     o    6 mortgaged properties, representing security for 7.5% of the Initial
          Pool Balance, are located in New Jersey,

     o    2 mortgaged properties, representing security for 5.7% of the Initial
          Pool Balance, are located in Missouri, and

     o    20 mortgaged properties, representing security for 5.5% of the Initial
          Pool Balance, are located in Florida.

     For information regarding the location of the properties securing the mortgage loans included in Loan Group 1 and Loan Group 2, see Appendix I to this prospectus supplement.

     Due Dates

     161 of the mortgage loans, representing 63.4% of the Initial Pool Balance
(which include 95 mortgage loans in Loan Group 1, representing 61.3% of the
Initial Loan Group 1 Balance, and 66 mortgage loans in Loan Group 2, representing 68.4% of the Initial Loan Group 2 Balance), have Due Dates between the first and the fifth day of each calendar month. 13 of the mortgage loans, representing 36.6% of the Initial Pool Balance, 11 of which are in Loan Group 1, representing 38.7% of the Initial Loan Group 1 Balance and 2 of which are in
Loan Group 2, representing 31.6% of the Loan Group 2 Balance, have Due Dates between the sixth and tenth day of each calendar month.

     109 of the mortgage loans, representing 83.1% of the Initial Pool Balance
(which include 88 mortgage loans in Loan Group 1, representing 92.8% of the
Initial Loan Group 1 Balance, and 21 mortgage loans in Loan Group 2, representing 59.4% of the Initial Loan Group 2 Balance), have grace periods of between zero and five days. 38 of the mortgage loans, representing 8.0% of the
Initial Pool Balance (all of which are in Loan Group 2, representing 27.5% of the Initial Loan Group 2 Balance), has a grace period of 9 days. Four (4) of the mortgage loans, representing 4.4% of the Initial Pool Balance (which include 1 mortgage loan in Loan Group 1, representing 1.5% of the Initial Loan Group 1
Balance, and 3 mortgage loans in Loan Group 2, representing 11.4% of the Initial
Loan Group 2 Balance), have a grace period of 8 days. 20 of the mortgage loans, representing 3.9% of the Initial Pool Balance (which include 16 mortgage loans in Loan Group 1, representing 5.2% of the Initial Loan Group 1 Balance, and 4 mortgage loans in Loan Group 2, representing 0.9% of the Initial Loan Group 2
Balance), have a grace period of 10 days. Three (3) of the mortgage loans, representing 0.6% of the Initial Pool Balance (which includes 1 mortgage loan in
Loan Group 1, representing 0.5% of the Initial Loan Group 1 Balance, and 2 mortgage loans in Loan Group 2, representing 0.8% of the Initial Loan Group 2
Balance), have a grace period of 15 days.

                                     S-147

     Amortization

     The mortgage loans have the following amortization features:

     o    169 of the mortgage loans, representing 99.1% of the Initial Pool
          Balance (which include 105 mortgage loans in Loan Group 1, representing 99.3% of the Initial Loan Group 1 Balance, and 64
          mortgage loans in Loan Group 2, representing 98.5% of the Initial Loan
          Group 2 Balance), are Balloon Loans. One of these mortgage loans, representing 0.2% of the Initial Pool Balance (and representing 0.3%
          of the Initial Loan Group 1 Balance), is an ARD Loan. The amount of the Balloon Payments on those mortgage loans that accrue interest on a basis other than a 360-day year consisting of twelve 30-day months will be greater, and the actual amortization terms will be longer, than would be the case if such mortgage loans accrued interest on such basis as a result of the application of interest and principal on such mortgage loans over time. See "Risk Factors."

     o    Each of the remaining 5 mortgage loans, representing 0.9% of the
          Initial Pool Balance (which includes 1 mortgage loan in loan group 1, representing 0.7% of the initial outstanding loan group 1 balance, and
          4 mortgage loans in loan group 2, representing 1.5% of the initial outstanding loan group 2 balance), is fully or substantially amortizing and is expected to have less than 5.0% of their original principal balances remaining as of their respective maturity dates.

     Prepayment Restrictions

     As of the Cut-off Date, each of the mortgage loans restrict voluntary principal prepayments in one of the following ways:

     o    116 mortgage loans, representing 70.9% of the initial outstanding pool balance (which include 89 mortgage loans in loan group 1, representing
          70.2% of the initial outstanding loan group 1 balance, and 27 mortgage loans in loan group 2, representing 72.7% of the initial outstanding loan group 2 balance), prohibit voluntary principal prepayments during a lockout period, but permit the related borrower, after an initial period of at least 2 years following the date of issuance of the
          Certificates, to defease the mortgage loan by pledging to the trust
          "government securities" as defined in the Investment Company Act of
          1940, subject to rating agency approval, and obtaining the release of the mortgaged property from the lien of the mortgage.

     o    2 mortgage loans representing 13.1% of the initial outstanding pool balance (and representing 18.5% of the initial outstanding loan group
          1 balance), prohibit voluntary principal prepayments during a lockout period, and following the lockout period provide for a prepayment premium or yield maintenance charge calculated on the basis of the greater of a yield maintenance formula and 1.0% of the amount prepaid, and also permit the related borrower, after an initial period of at least 2 years following the date of the issuance of the Certificates, to defease the mortgage loan by pledging to the trust "government securities" as defined in the Investment Company Act of 1940 and obtaining the release of the mortgaged property from the lien of the mortgage.

     o    37 mortgage loans, representing 8.8% of the initial outstanding pool balance (which include 9 mortgage loans in loan group 1, representing
          5.6% of the initial outstanding loan group 1 balance, and 28 mortgage loans in loan group 2, representing 16.8% of the initial outstanding loan group 2 balance), prohibit voluntary principal prepayments during a lockout period, and following the lockout period permit principal prepayment if accompanied by a prepayment premium calculated as the greater of a yield maintenance formula and 1% of the amount prepaid.

     o    10 mortgage loans, representing 2.2% of the initial outstanding pool balance (and representing 7.4% of the initial outstanding loan group 2 balance), prohibit voluntary principal prepayments during a lockout period, and then permit voluntary principal prepayment if accompanied by a prepayment premium equal to 2% of the amount prepaid.

     o    4 mortgage loans, representing 1.8% of the initial outstanding pool balance (and representing 2.5% of the initial outstanding loan group 1 balance), has no lockout period and the mortgage loan permits voluntary

                                     S-148

          principal prepayments at any time, for a certain period of time, if accompanied by a prepayment premium calculated as the greater of a yield maintenance formula and 1% of the amount prepaid.

     o    1 mortgage loan representing 1.7% of the initial outstanding pool balance (and representing 2.4% of the initial outstanding loan group 1 balance), prohibits voluntary principal prepayments during a lockout period, and following the lockout period permits principal prepayment if accompanied by a prepayment premium calculated as the greater of a yield maintenance formula and 1% of the amount prepaid and following such period, permits the related borrower, after an initial period of at least 2 years following the date of the issuance of the
          Certificates, to defease the mortgage loan by pledging to the trust
          "government securities" as defined in the Investment Company Act of
          1940 and obtaining the release of the mortgaged property from the lien of the mortgage, or permits principal prepayment if accompanied by a prepayment premium calculated as the greater of a yield maintenance formula and 1% of the amount prepaid.

     o    2 mortgage loans representing 0.7% of the initial outstanding pool balance (and representing 2.3% of the initial outstanding loan group 2 balance), prohibits voluntary principal prepayments during a lockout period, and following the lockout period permits principal prepayment if accompanied by a prepayment premium equal to 3% of the amount prepaid of the loan, and then permits voluntary principal prepayments, for a certain period of time, if accompanied by a prepayment premium equal to 2.0% of the amount prepaid of the loan, and then permits voluntary principal prepayments, for a certain period of time, if accompanied by a prepayment premium equal to 1.0% of the amount prepaid of the loan.

     o    1 mortgage loan, representing 0.6% of the initial outstanding pool balance (and representing 0.9% of the initial outstanding loan group 1 balance), has no lockout period and the mortgage loan permits voluntary principal prepayments at any time, for a certain period of time, if accompanied by a prepayment premium calculated as the greater of a yield maintenance formula and 3% of the amount prepaid, and then permits voluntary principal prepayments at any time, for a certain period of time, if accompanied by a prepayment premium equal to 2.0%
          of the amount prepaid of the loan, and then permits voluntary principal prepayments at any time, for a certain period of time, if accompanied by a prepayment premium equal to 1.0% of the amount prepaid of the loan.

     o    1 mortgage loan, representing 0.2% of the initial outstanding pool balance (and representing 0.8% of the initial outstanding loan group 2 balance), prohibit voluntary principal prepayments during a lockout period, and following the lockout period permit principal prepayment if accompanied by a prepayment premium calculated as the greater of a yield maintenance formula and 3% of the amount prepaid.

     With respect to the prepayment and defeasance provisions set forth above, certain of the mortgage loans also include provisions described below:

     o    One mortgage loan, representing 9.0% of the initial outstanding pool balance (and representing 30.8% of the initial outstanding loan group
          2 balance) permits the release of a portion of the collateral subject to the satisfaction of certain conditions, including but not limited to: (i) no event of default shall have occurred and be continuing,
          (ii) the DSCR immediately following such release is at least equal to the greater of 1.09x or the DSCR immediately prior to such release,
          (iii) the borrower must defease an amount equal to 110% of the amount allocated to the released property and (iv) the borrower must obtain a written affirmation from each of the rating agencies that the credit rating of the certificates will not be qualified, downgraded or withdrawn as a result of such partial defeasance. Please see Appendix
          IV for more details.

     o    One mortgage loan, representing 5.8% of the initial outstanding loan balance (and representing 8.2% of the initial outstanding loan group 1 balance) allows the release of a retail parcel, three parking parcels and an air rights parcel upon satisfaction of certain conditions, including, but not limited to: (a) in the case of a parcel other than the Mulberry Street Parking Parcel, DSCR being not less than 1.50x after giving effect to such release, and in the case of the Mulberry
          Street Parking Parcel, DSCR being not less than 1.40x after giving effect to such release, (b) LTV on the remaining property being no greater than 70% and (c) in the case of the retail parcel and the parking parcels other than the Mulberry Street Parking parcel, the defeasance of an amount equal to 125% of the allocated loan amount for such parcel.

                                     S-149

     o    One mortgage loan, representing 1.3% of the initial outstanding pool balance (and representing 1.9% of the initial outstanding loan group 1 balance), allows the release of any or all of the properties upon satisfaction of certain conditions, including, but not limited to: (a)
          the defeasance of an amount equal to the greater of (i) the related net sales proceeds or (ii) 125% of the allocated loan amount for the released property and (b) the debt service coverage ratio being not less than the greater of (i) 1.30x and (ii) the debt service coverage ratio immediately preceding the release.

     o    One mortgage loan, representing 0.9% of the initial outstanding balance (and 3.0% of the initial loan group 2 balance), is secured by seven properties and the mortgage loan allows the release of any of the properties upon satisfaction of certain conditions, including, but not limited to: (a) the debt service coverage ratio at the time of the release and immediately following the release not being less than the debt service coverage ratio prior to the release (provided the debt service coverage ratio need not exceed 1.50x) and (b) the defeasance of a specified amount. The defeasance amount with respect to an individual property will be an amount equal to 120% of the allocated loan amount for the released property; provided, however, that, with respect to a release that occurs after the portfolio of mortgaged properties has achieved a debt service coverage ratio of not less than
          1.20x (after giving effect to the proposed release), the release price will be reduced to 105% for (i) the first two releases and (ii) any additional releases after the first two releases, if the aggregate allocated loan amounts of all properties released to date (after giving effect to the proposed release) does not exceed 20% of the outstanding principal balance of the mortgage loan. o One mortgage loan, representing 0.4% of the initial outstanding pool balance (and
          0.6% of the initial loan group 1 balance) allows the release of portions of the collateral subject to the satisfaction of certain conditions including, but not limited to the borrower defeasing an amount equal to 125% of the amount allocated to the released property.

     In addition, certain mortgage loans that are cross-collateralized and cross-defaulted with other mortgage loans permit the related borrower to prepay one or more of the related mortgage loans and/or release the cross-collateralization with respect to the related mortgaged property or properties, as follows:

     o    Four mortgage loans, representing 1.7% of the initial outstanding pool balance (and representing 5.8% of the initial outstanding loan group 2 balance), are cross-collateralized and cross-defaulted with the other mortgage loans and permit the release of a portion of the collateral subject to the satisfaction of certain conditions including, but not limited to: (i) the borrower must defease an amount equal to 110% of the amount allocated to the released property, (ii) the DSCR of the remaining properties is at least 1.05x and (iii) the LTV of the remaining properties is not greater than 80%.

     o    Three mortgage loans, representing 1.0% of the initial outstanding pool balance (and representing 1.4% of the initial outstanding loan group 1 balance), are cross-collateralized and cross-defaulted and permit a release of an individual property from
          cross-collateralization in connection with either a full defeasance with respect to that property or an assumption of the related mortgage loan by a new borrower, subject to satisfaction of certain conditions, including that (1) the Shoppes at Lakewood property is not the only remaining property after such release and (2) the remaining properties have a debt service coverage ratio of 1.25x.

     o    Two mortgage loans, representing 0.4% of the initial outstanding pool balance (and 0.6% of the initial loan group 1 balance), are cross-collateralized and cross-defaulted and allow the release of a portion of the collateral subject to the satisfaction of certain conditions including, but not limited to: (i) partial defeasance of
          125% of the release price, (ii) P.T.'s Pub and Best Cycle Parts (or substitute tenants acceptable to lender) renew their respective leases for at least five years, expiring no earlier than Jan 31, 2012, (iii)
          DSCR prior to release of at least 1.17x and (iv) LTV not greater than
          75%.

     o    Two mortgage loans, representing 0.4% of the initial outstanding pool balance (and .6% of the initial outstanding loan group 1 balance) are cross-collateralized and cross-defaulted, and permit the release of an individual property subject to the satisfaction of certain conditions including, but not limited to: (i) the DSCR prior to release must be at least 1.25x and (ii) the economic occupancy level must be greater than 85%.

                                     S-150

     o    Two mortgage loans, representing .1% of the initial outstanding pool balance (and .1% of the initial outstanding loan group 1 balance) are cross collateralized and cross-defaulted, and permit the release of an individual property subject to the satisfaction of certain conditions including, but not limited to: (i) the DSCR prior to release must be at least 1.25x and (ii) the economic occupancy level must be greater than 85%.

     Certain mortgage loans (typically secured by two or more mortgaged properties) also permit the substitution of a mortgaged property, subject to the satisfaction of various conditions.

     In addition, certain mortgage loans provide for the free release of outparcels or other portions of the related mortgaged property which were given no value or minimal value in the underwriting process.

     Notwithstanding the above, the mortgage loans generally provide that the related borrower may prepay the mortgage loan without prepayment premium or defeasance requirements commencing 1 to 12 (except for 2 mortgage loans, representing 0.5% of the Initial Pool Balance, which permit such prepayments commencing 13 and 61, respectively) payment dates prior to and including the maturity date or the anticipated repayment date.

     See the footnotes to Appendix II of this prospectus supplement for more details concerning certain of the foregoing provisions.

     Non-Recourse Obligations

     The mortgage loans are generally non-recourse obligations of the related borrowers and, upon any such borrower's default in the payment of any amount due under the related mortgage loan, the holder of a non-recourse mortgage loan may look only to the related mortgaged property for satisfaction of the borrower's obligations. In those cases where the loan documents permit recourse to the borrower or a guarantor for some or all of the amounts due under such mortgage loan, we have not evaluated the financial condition of any such person, and prospective investors should thus consider all of the mortgage loans to be non-recourse. None of the mortgage loans is insured or guaranteed by any mortgage loan seller or any of their affiliates, the United States, any government entity or instrumentality, mortgage insurer or any other person.

     "Due-on-Sale" and "Due-on-Encumbrance" Provisions

     The mortgages generally contain due-on-sale and due-on-encumbrance clauses that permit the holder of the mortgage to accelerate the maturity of the related mortgage loan if the borrower sells or otherwise transfers or encumbers the related mortgaged property or that prohibit the borrower from doing so without the consent of the holder of the mortgage. However, the mortgage loans generally permit transfers of the related mortgaged property, subject to reasonable approval of the proposed transferee by the holder of the mortgage, payment of an assumption fee, which may be waived by the applicable master servicer or the applicable special servicer, as the case may be, or, if collected, will be paid to such master servicer or such special servicer as additional servicing compensation, and certain other conditions.

     In addition, some of the mortgage loans permit the borrower to transfer the related mortgaged property or interests in the borrower to an affiliate or subsidiary of the borrower, or an entity of which the borrower is the controlling beneficial owner, transfer the related mortgaged property to specified entities or types of entities, issue new ownership interests in the borrower or transfer certain ownership interests in the borrower, upon the satisfaction of certain limited conditions set forth in the applicable mortgage loan documents and/or as determined by the applicable master servicer. The residential cooperative mortgage loans sold to the trust by NCB, FSB permit transfers of shares in the related cooperative corporation in connection with the assignment of a proprietary lease for one or more units in the related mortgaged property. The applicable master servicer or the applicable special servicer, as the case may be, will determine, in a manner consistent with the
Servicing Standard, whether to exercise any right it may have under any such clause to accelerate payment of the related mortgage loan upon, or to withhold its consent to, any transfer or further encumbrance of the related mortgaged property in accordance with the Pooling and Servicing Agreement.

                                     S-151

     Subordinate and Other Financing

     Except as set forth below, each of the mortgage loan sellers will represent that, to its knowledge, none of the other mortgaged properties secure any loans that are subordinate to the related mortgage loan unless such other loans are included in the trust. However, the mortgage loan sellers generally have not obtained updated title reports or otherwise taken steps to confirm that no such additional secured subordinate financing exists.

     Mortgage Loan No. 2, representing 9.0% of the initial outstanding pool balance, is secured by the same mortgaged properties on a pari passu basis with companion notes. See "Description of the Mortgage Pool--RREEF Portfolio Pari
Passu Loan" in this prospectus supplement.

     Mortgage Loan No. 37, representing 0.6% of the initial outstanding pool balance, the borrower has additional secured financing in the amount of $500,000 in the form of second mortgage from the State of Oregon.

     Mortgage Loan No. 155, representing 0.1% of the initial outstanding principal balance has additional secured financing in the amount of $86,000, which is subordinate to the related mortgage loan.

     Mortgage Loan No. 171, representing 0.04% of the initial outstanding principal balance has additional secured financing in the amount of $38,500, which is subordinate to the related mortgage loan.

     Mortgage Loan No. 4, representing 5.5% of the initial outstanding principal balance, has additional unsecured financing of $12,293,834, which is subordinate to the related mortgage loan.

     Mortgage Loan No. 56, representing 0.4% of the initial outstanding principal balance, has mezzanine debt currently in place ($225,000), which is unsecured by the property.

     In general, the mortgage loans permit or do not prohibit additional financing that is not secured by the mortgaged property, including, but not limited to, trade payables and indebtedness secured by equipment or other personal property located at the mortgaged property and/or permit or do not prohibit the owners or the constituent members of the borrower to incur indebtedness, including financings secured by a pledge of their interests in the borrower. In general, borrowers that have not agreed to certain special purpose covenants in the related mortgage loan documents may be permitted to incur additional financing that is not secured by the mortgaged property. The organizational documents for the borrowers under the residential cooperative mortgage loans sold to the trust by NCB, FSB and certain other mortgage loans in the trust do not require the borrowers to be special purpose entities.

     The borrowers under 32 mortgage loans, which collectively represent 6.8% of the initial outstanding pool balance (all of which are mortgage loans in loan group 2, representing 23.4% of the initial outstanding loan group 2 balance), and which are secured by residential cooperative properties, are permitted to incur and/or have incurred a limited amount of indebtedness secured by the related mortgaged real properties. It is a condition of the occurrence of any future secured subordinate indebtedness on these mortgage loans that: (a) the total loan-to-value ratio of these loans be below certain thresholds and (b)
that subordination agreements be put in place between the trustee and the related lenders. With respect to the mortgage loans secured by residential cooperative properties, the pooling and servicing agreement permits the applicable master servicer to grant consent to additional subordinate financing secured by the related cooperative property (even if the subordinate financing is prohibited by the terms of the related loan documents), subject to the satisfaction of certain conditions, including the condition that the maximum combined loan-to-value ratio does not exceed 40% on a loan-by-loan basis (based on the value co-op basis of the related mortgaged property, which is calculated based on and set forth in the updated appraisal obtained in connection with the proposed indebtedness), the condition that the total subordinate financing secured by the related mortgaged property not exceed $7.5 million and the condition that the net proceeds of the subordinate debt be used principally for funding capital expenditures, major repairs or reserves. In all of the aforementioned cases, NCB, FSB or one of its affiliates is likely to be the lender on the subordinate financing, although it is not obligated to do so.

     12 mortgage loans, representing 22.4% of the initial outstanding pool balance (which include 9 mortgage loans in loan group 1, representing 29.2% of the initial outstanding loan group 1 balance, and 3 mortgage loans in loan group
2, representing 5.6% of the initial outstanding loan group 2 balance), which are not secured by residential cooperative properties, permit future mezzanine debt to be incurred upon the satisfaction of certain conditions.

                                     S-152

     2 mortgage loans, which are not secured by residential cooperative properties, representing 0.5% of the initial outstanding balance (and representing 0.6% of the initial outstanding loan group 1 balance) permit the borrower to enter into additional financing that is secured by the related mortgaged properties.

     4 mortgage loans, representing 3.6% of the initial outstanding balance (and representing 4.7% of the initial outstanding loan group 1 balance and 0.9% of the initial outstanding loan group 2 balance) permit the borrower to enter into additional financing that is not secured by the related mortgaged properties.

     For further information with respect to subordinate debt, mezzanine debt and other financing, see Appendix II.

     Because certain mortgage loans permit a third party to hold debt secured by a pledge of an equity interest in the related borrower, neither the mortgage loan sellers nor the Depositor will make any representations as to whether a third party holds debt secured by a pledge of an equity interest in a related borrower. See "Legal Aspects Of The Mortgage Loans And The Leases--Subordinate
Financing" in the prospectus and "Risk Factors--A Borrower's Other Loans May
Reduce The Cash Flow Available To The Mortgaged Property Which May Adversely
Affect Payment On Your Certificates" in this prospectus supplement.

     Generally all of the mortgage loans also permit the related borrower to incur other unsecured indebtedness, including but not limited to trade payables, in the ordinary course of business and to incur indebtedness secured by equipment or other personal property located at the mortgaged property.

     Loan Purpose

     36 of the mortgage loans we intend to include in the Trust, representing
36.3% of the Initial Pool Balance (which include 24 mortgage loans in Loan Group
1, representing 32.6% of the Initial Loan Group 1 Balance, and 12 mortgage loans in Loan Group 2, representing 45.3% of the Initial Loan Group 2 Balance), were originated in connection with the borrower's acquisition of the mortgaged property that secures such mortgage loan; 134 of the mortgage loans, representing 62.7% of the Initial Pool Balance (which include 79 mortgage loans in Loan Group 1, representing 66.1% of the Initial Loan Group 1 Balance, and 55
mortgage loans in Loan Group 2, representing 54.7% of the Initial Loan Group 2
Balance), were originated in connection with the borrower's refinancing of a previous mortgage loan. 4 mortgage loans, representing 1.0% of the Initial Pool
Balance (which include 3 mortgage loans in Loan Group 1, representing 1.4% of the Initial Loan Group 1 Balance and 1 mortgage loan in Loan Group 2, representing 0.1% of the Initial Loan Group 2 Balance), were originated for other purposes.

     Additional Collateral

     Certain of the mortgage loans have additional collateral in the form of reserves under which monies disbursed by the originating lender or letters of credit are reserved for specified periods which are to be released only upon the satisfaction of certain conditions by the borrower. If the borrowers do not satisfy conditions for release of the monies or letters of credit by the outside release date, such monies or letters of credit may be applied to partially repay the related mortgage loan, or may be held by the lender as additional security for the mortgage loans. In addition, some of the other mortgage loans provide for reserves for items such as deferred maintenance, environmental remediation, debt service, tenant improvements and leasing commissions and capital improvements. For further information with respect to additional collateral, see
Appendix II.

     The ARD Loan

     One mortgage loan, representing 0.2% of the Initial Pool Balance (and representing 0.3% of the Initial Loan Group 1 Balance), provides that if the related borrower has not prepaid such mortgage loan in full on or before its
Anticipated Repayment Date, any principal outstanding on that date will thereafter amortize more rapidly and accrue interest at the Revised Rate for that mortgage loan rather than at the Initial Rate. In addition, funds on deposit in lockbox accounts relating to the ARD Loan in excess of amounts needed to pay property operating expenses and reserves will be applied to repayment of the applicable mortgage loan resulting in a more rapid amortization.

                                     S-153

     Cash Management Agreements/Lockboxes

     55 of the mortgage loans, representing 66.0% of the Initial Pool Balance
(which include 48 mortgage loans in Loan Group 1, representing 76.1% of the
Initial Loan Group 1 Balance, and 7 mortgage loans in Loan Group 2, representing
41.5% of the Initial Loan Group 2 Balance), generally provided that rents, credit card receipts, accounts receivables payments and other income derived from the related mortgaged properties will be subject to a cash management/lockbox arrangement.

     Appendix II to this prospectus supplement sets forth (among other things)
the type of provisions (if any) for the establishment of a lockbox under the terms of each mortgage loan. The following paragraphs describe each type of provision:

     o    Hard. The related borrower is required to instruct the tenants and other payors to pay all rents and other revenue directly to an account controlled by the lockbox bank, which in general is the applicable master servicer or applicable special servicer on behalf of the trust.
          Such revenue generally is either (a) swept and remitted to the related borrower unless a default or other "trigger" event under the related mortgage loan documents has occurred or (b) not made immediately available to the related borrower, but instead is forwarded to a cash management account controlled by the lockbox bank, which in general is the applicable master servicer or applicable special servicer on behalf of the trust and then applied according to the related mortgage loan documents, which typically contemplate application to sums payable under the related mortgage loan and, in certain transactions, to expenses at the related mortgaged property, with any excess remitted to the related borrower.

     o    Soft, Springing to Hard. Revenue from the related mortgaged property is generally paid by the tenants and other payors to the related borrower or the property manager and then forwarded to an account controlled by the lockbox bank, which in general is the applicable master servicer or the applicable special servicer on behalf of the trust. Until the occurrence of certain specified "trigger" events, which typically include an event of default under the mortgage loan, such revenue is forwarded to an account controlled by the related borrower or is otherwise made available to the related borrower. Upon the occurrence of such a trigger event, the mortgage loan documents require the related borrower to instruct tenants and other payors to pay directly into an account controlled by the lockbox bank, which in general is the applicable master servicer or the applicable special servicer on behalf of the trust; the revenue is then applied by the applicable master servicer or the applicable special servicer on behalf of the trust according to the related mortgage loan documents.

     o    Soft. Revenue from the related mortgaged property is generally paid by the tenants and other payors to the related borrower or the property manager and forwarded to an account controlled by the lockbox bank, which in general is the applicable master servicer or the special servicer on behalf of the trust. The funds are then either made available to the related borrower or are applied by the applicable master servicer or the special servicer on behalf of the trust according to the related mortgage loan documents.

     o    Springing to Hard. Revenue from the related mortgaged property is generally paid by the tenants and other payors to the related borrower or property manager. Upon the occurrence of certain specified
          "trigger" events, which typically include an event of default under the mortgage loan, the mortgage loan documents contemplate establishment of a hard lockbox and require the related borrower to instruct tenants to pay directly into an account controlled by the applicable master servicer or applicable special servicer on behalf of the trust; the revenue is then applied by the lockbox bank, which in general is the applicable master servicer or applicable special servicer on behalf of the trust according to the related mortgage loan documents.

     o    None. Revenue from the related mortgaged property is paid to the related borrower and is not subject to a lockbox as of the origination date, and no lockbox is contemplated to be established during the mortgage loan term.

     In connection with any hard lockbox, income deposited directly into the related lockbox account may not include amounts paid in cash that are paid directly to the related property manager, notwithstanding requirements to the contrary. Furthermore, with respect to certain multifamily and hospitality properties, cash or "over-the-counter"

                                     S-154

receipts may be deposited into the lockbox account by the property manager.
Mortgage loans whose terms call for the establishment of a lockbox account require that the amounts paid to the property manager will be deposited into the applicable lockbox account on a regular basis. Lockbox accounts will not be assets of the trust.

THE RREEF PORTFOLIO PARI PASSU LOAN

     Mortgage Loan No. 2 (the "RREEF Portfolio Pari Passu Loan"), with an original principal balance of $147,000,000, representing 9.0% of the Initial
Pool Balance, is secured by the same mortgaged properties on a pari passu basis with companion notes (the "RREEF Portfolio Companion Loans") that had an aggregate original principal balance of $263,000,000. The RREEF Portfolio
Companion Loans are not included in the trust but certain of the RREEF Portfolio
Balance with an original principal balance of $138,500,000 is owned by the
Morgan Stanley Capital I Trust 2007-HQ11 (the "2007-HQ11 Trust") or the related mortgage loan seller. For purposes of the information presented in this prospectus supplement with respect to the RREEF Portfolio Pari Passu Loan, the
Debt Service Coverage Ratio and Loan-to-Value Ratio reflect the aggregate indebtedness evidenced by the RREEF Portfolio Pari Passu Loan and the RREEF
Portfolio Companion Loans.

     The RREEF Portfolio Pari Passu Loan and the RREEF Portfolio Companion Loans
will be serviced pursuant to the provisions of the pooling and servicing agreement for the 2007-HQ11 Trust (the "2007-HQ11 Pooling and Servicing
Agreement"). Capmark Finance Inc., as master servicer under the 2007-HQ11
Pooling and Servicing Agreement (in such capacity, the "2007-HQ11 Master
Servicer") will make Servicing Advances in respect of the mortgaged properties securing the RREEF Portfolio Pari Passu Loan and the RREEF Portfolio Companion
Loans, but will make advances of principal and interest only in respect of the
RREEF Portfolio Companion Loans that are included in the 2007-HQ11 Trust. The
2007-HQ11 Master Servicer will remit collections on the RREEF Portfolio Pari
Passu Loan to, or on behalf of, the trust. The master servicer (or the trustee or the fiscal agent, as applicable) will make P&I Advances with respect to the
RREEF Portfolio Pari Passu Loan pursuant to the pooling and servicing agreement.
Under the 2007-HQ11 Pooling and Servicing Agreement, the servicing and administration of the RREEF Portfolio Pari Passu Loan and the RREEF Portfolio
Companion Loans will generally be conducted as if such loans were a single
"mortgage loan" under the provisions of the 2007-HQ11 Pooling and Servicing
Agreement.

     The holders of the RREEF Portfolio Pari Passu Loan and the RREEF Portfolio
Companion Loans entered into an intercreditor agreement. That intercreditor agreement provides for the following:

     o    the RREEF Portfolio Pari Passu Loan and the RREEF Portfolio Companion
          Loans are of equal priority with each other and no portion of either of them will have priority or preference over the other;

     o    the 2007-HQ11 Pooling and Servicing Agreement and the related intercreditor agreement will exclusively govern the servicing and administration of the RREEF Portfolio Pari Passu Loan and the RREEF
          Portfolio Companion Loans (and all decisions, consents, waivers, approvals and other actions on the part of the holder of the RREEF
          Portfolio Pari Passu Loan and the RREEF Portfolio Companion Loans will be effected in accordance with the 2007-HQ11 Pooling and Servicing
          Agreement);

     o    all payments, proceeds and other recoveries on or in respect of the
          RREEF Portfolio Pari Passu Loan and/or the RREEF Portfolio Companion
          Loans (in each case, subject to the rights of the 2007-HQ11 Master
          Servicer, the 2007-HQ11 Special Servicer, the 2007-HQ11 Depositor or
          the 2007-HQ11 Trustee to payments and reimbursements pursuant to and in accordance with the terms of the 2007-HQ11 Pooling and Servicing
          Agreement and the rights of the general master servicer, the special servicer and the trustee to payments and reimbursements pursuant to and in accordance with the terms of the pooling and servicing agreement) will be applied to the RREEF Portfolio Pari Passu Loan and the RREEF Portfolio Companion Loans on a pari passu basis according to their respective outstanding principal balances; and

     o    the transfer of the ownership of the RREEF Portfolio Companion Loans to any person or entity is generally prohibited, other than (i) to institutional lenders, investment funds, affiliates thereof exceeding a minimum net worth requirement, (ii) any person or entity upon receipt of written confirmation from the Rating Agencies that such transfer will not result in a downgrade, qualification or withdrawal of the then current ratings on the certificates or (iii) to trusts or other entities established

                                     S-155

          to acquire mortgage loans and issue securities backed by and payable from the proceeds of such loans is generally prohibited.

     In addition, under the 2007-HQ11 Pooling and Servicing Agreement, if the
RREEF Portfolio Companion Loan that is included in the 2007-HQ11 Trust is subject to a fair value purchase option, then any holder of that option will be required to purchase the RREEF Portfolio Pari Passu Loan from the trust in connection with the exercise of that option.

     The applicable master servicer and the special servicer are required to comply with the applicable provisions of any intercreditor agreement, and in the event of any conflict between the terms of the Pooling and Servicing Agreement and the terms of an intercreditor agreement, the conflict shall be resolved in favor of such intercreditor agreement.

ASSESSMENTS OF PROPERTY VALUE AND CONDITION

     Appraisals

     In general, in connection with the origination or sale to the Depositor of each of the mortgage loans, the related mortgaged property was appraised by an outside appraiser. In general, with respect to those mortgage loans for which an appraisal was used in any value calculation, those estimates represent the analysis and opinion of the person performing the appraisal and are not guarantees of, and may not be indicative of, present or future value. There can be no assurance that another person would not have arrived at a different valuation, even if such person used the same general approach to and same method of valuing the property. Moreover, such appraisals sought to establish the amount of typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. Information regarding the values of the mortgaged properties as of the Cut-off Date is presented in this prospectus supplement for illustrative purposes only.

     o    The loan-to-value ratios for each mortgaged property were calculated according to the methodology described in this prospectus supplement based on the estimates of value from the third party appraisals generally conducted on or after August 8, 2005.

     o    With respect to 38 of those mortgaged properties described in the previous bullet, securing mortgage loans representing 8.0% of the
          Initial Pool Balance (all of which are the mortgaged properties in
          Loan Group 2, securing mortgage loans representing 27.5% of the
          Initial Loan Group 2 Balance), which mortgage loans are secured by residential cooperative properties, such estimates of value from such appraisals were calculated based on the market value of the real property, as if operated as a residential cooperative, and, in general, equal the gross sellout value of all cooperative units in such residential cooperative property (applying a discount as determined by the appraiser for rent regulated and rent controlled units) plus the amount of the underlying debt encumbering such residential cooperative property.

     Environmental Assessments

     With respect to the mortgaged properties for which environmental site assessments, or in some cases an update of a previous assessment, were prepared on or after August 8, 2005, which include each mortgaged property securing each mortgage loan in the trust, the related mortgage loan seller will represent to us that, as of the Cut-off Date and subject to certain specified exceptions, it has no knowledge of any material and adverse environmental condition or circumstance affecting such mortgaged property that was not disclosed in such assessment.

     Property Condition Assessments

     Each mortgage loan seller or an affiliate of the seller of the mortgage loan inspected, or caused to be inspected, each of the mortgaged properties in connection with the origination or acquisition of their respective mortgage loans to assess items such as structure, exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements.

                                     S-156

     With respect to the mortgaged properties for which engineering reports were prepared on or after March 11, 2005, relating to mortgaged properties securing
97.8% of the Initial Pool Balance, the related mortgage loan seller will represent to us that, except as disclosed in the related report and subject to certain specified exceptions, each mortgaged property, to the mortgage loan seller's knowledge, is free and clear of any damage (or adequate reserves have been established) that would materially and adversely affect its value as security for the related mortgage loan.

     Seismic Review Process

     In general, the underwriting guidelines applicable to the origination of the mortgage loans required that prospective borrowers seeking loans secured by properties located in California and areas of other states where seismic risk is deemed material obtain a seismic engineering report of the building and, based thereon and on certain statistical information, an estimate of probable maximum loss ("PML"), probable loss ("PL") or scenario expected loss ("SEL") in an earthquake scenario. Generally, any of the mortgage loans as to which the property was estimated to have PML, PL or SEL in excess of 20% of the estimated replacement cost would either be subject to a lower loan-to-value limit at origination, be conditioned on seismic upgrading (or appropriate reserves or letter of credit for retrofitting), be conditioned on satisfactory earthquake insurance or be declined.

     Zoning and Building Code Compliance

     Each mortgage loan seller took steps to establish that the use and operation of the mortgaged properties that represent security for its mortgage loans, at their respective dates of origination, were in compliance in all material respects with, or were legally existing non-conforming uses or structures under, applicable zoning, land-use and similar laws and ordinances, but no assurance can be given that such steps revealed all possible violations.
Evidence of such compliance may have been in the form of legal opinions, confirmations from government officials, title insurance endorsements, survey endorsements, appraisals, zoning consultants' reports and/or representations by the related borrower contained in the related mortgage loan documents.
Violations may be known to exist at any particular mortgaged property, but the related mortgage loan seller has informed us that it does not consider any such violations known to it to be material.

     ADDITIONAL MORTGAGE LOAN INFORMATION

     Each of the tables presented in Appendix I to this prospectus supplement sets forth selected characteristics of the Mortgage Pool presented, where applicable, as of the Cut-off Date. For a detailed presentation of certain of the characteristics of the mortgage loans and the mortgaged properties, on an individual basis, see Appendix II to this prospectus supplement, and for a brief summary of the 10 largest loans in the Mortgage Pool, see Appendix IV to this prospectus supplement. Additional information regarding the mortgage loans is contained in this prospectus supplement under "Risk Factors" elsewhere in this
"Description of the Mortgage Pool" section and under "Legal Aspects Of The
Mortgage Loans And The Leases" in the prospectus.

     For purposes of the tables in Appendix I and for the information presented in Appendix II and Appendix IV:

          (1)  References to "DSCR" are references to "Debt Service Coverage
               Ratios." In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) Underwritable
               Cash Flow to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property's ability to service the mortgage debt over the entire remaining loan term.
               For purposes of this prospectus supplement, including for the tables in Appendix I and the information presented in Appendix II and Appendix IV, the "Debt Service Coverage Ratio" or "DSCR" (or
               group of cross-collateralized mortgage loans) is calculated pursuant to the definition thereof under the "Glossary of Terms"
               in this prospectus supplement. For purposes of the information presented in this prospectus supplement, the Debt Service
               Coverage Ratio (unless otherwise indicated) reflects with respect to where periodic payments are interest-only for a certain amount of time after origination after which date the mortgage loan amortizes principal for the remaining term of the mortgage loan, the annualized amount of debt service that will be payable under the mortgage loan after the beginning of the

                                     S-157

               amortization term of the mortgage loan. The Debt Service Coverage
               Ratio in this prospectus supplement with respect to the RREEF
               Portfolio Pari Passu Loan reflects the RREEF Portfolio Pari Passu
               Loan and the RREEF Portfolio Companion Loans.

          (2)  In connection with the calculation of DSCR and loan-to-value ratios, in determining Underwritable Cash Flow for a mortgaged property, other than a residential cooperative property, the applicable mortgage loan seller relied on rent rolls and other generally unaudited financial information provided by the
               respective borrowers and calculated stabilized estimates of cash flow that took into consideration historical financial
               statements, material changes in the operating position of the mortgaged property of which the mortgage loan seller was aware
               (e.g., new signed leases or end of "free rent" periods and market data), and estimated capital expenditures, leasing commission and tenant improvement reserves. The applicable mortgage loan seller made changes to operating statements and operating information obtained from the respective borrowers, resulting in either an increase or decrease in the estimate of Underwritable Cash Flow derived therefrom, based upon the mortgage loan seller's
               evaluation of such operating statements and operating information and the assumptions applied by the respective borrowers in preparing such statements and information. In most cases,
               borrower supplied "trailing-12 months" income and/or expense information or the most recent operating statements or rent rolls were utilized. In some cases, partial year operating income data was annualized, with certain adjustments for items deemed not appropriate to be annualized. In some instances, historical expenses were inflated. For purposes of calculating Underwritable
               Cash Flow for mortgage loans, where leases have been executed by one or more affiliates of the borrower, the rents under some of such leases have been adjusted downward to reflect market rents for similar properties if the rent actually paid under the lease was significantly higher than the market rent for similar
               properties. The Underwritable Cash Flow for a residential
               cooperative property is based on projected net operating income at the property, as determined by the appraisal obtained in connection with the origination of the related mortgage loan, assuming that property was operated as a rental property with rents set at prevailing market rates taking into account the presence of existing rent-controlled or rent-stabilized
               occupants, reduced by underwritten capital expenditures, property operating expenses, a market-rate vacancy assumption and
               projected reserves. See also "Risk Factors--A Large Concentration
               Of Residential Cooperative Properties In The Mortgage Pool Will
               Subject Your Investment To The Special Risks Of Residential
               Cooperative Properties" in this prospectus supplement.

          (3)  Historical operating results may not be available for some of the mortgage loans which are secured by mortgaged properties with newly constructed improvements, mortgaged properties with triple net leases, mortgaged properties that have recently undergone substantial renovations and newly acquired mortgaged properties.
               In such cases, other than with respect to residential cooperative properties, items of revenue and expense used in calculating
               Underwritable Cash Flow were generally derived from rent rolls, estimates set forth in the related appraisal, leases with tenants or from other borrower-supplied information. No assurance can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by the applicable mortgage loan seller in determining the presented operating information.

          (4)  The Debt Service Coverage Ratios are presented in this prospectus supplement for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a mortgaged property to generate sufficient cash flow to repay the related mortgage loan.
               Accordingly, no assurance can be given, and no representation is made, that the Debt Service Coverage Ratios accurately reflect that ability.

          (5)  References in the tables to "Cut-off Date LTV" are references to
               "Cut-off Date Loan-to-Value" and references to "Balloon LTV" are references to "Balloon Loan-to-Value." For purposes of this prospectus supplement, including for the tables in Appendix I and the information presented in Appendix II and Appendix IV, the
               "Cut-off Date LTV," "Cut-off Date Loan-to-Value," "Balloon LTV"
               or "Balloon Loan-to-Value" for any mortgage loan is calculated pursuant to the definition thereof under the "Glossary of Terms"
               in this prospectus supplement. In addition, the loan-to-value ratio with respect to each mortgage loan secured by a residential cooperative property was

                                     S-158

               calculated based on the market value of such residential
               cooperative property, as if operated as a residential
               cooperative, and, in general, equals the gross sellout value of all cooperative units in such residential cooperative property
               (applying a discount as determined by the appraiser for rent regulated and rent controlled units) plus the amount of the underlying debt encumbering such residential cooperative
               property. The loan-to-value information in this prospectus supplement with respect to the RREEF Portfolio Pari Passu Loan reflects the RREEF Portfolio Pari Passu Loan and the RREEF
               Portfolio Companion Loans.

          (6)  The value of the related mortgaged property or properties for purposes of determining the Cut-off Date LTV is determined as described above under "--Assessments of Property Value and
               Condition--Appraisals."

          (7)  No representation is made that any such value would approximate either the value that would be determined in a current appraisal of the related mortgaged property or the amount that would be realized upon a sale.

          (8)  References to "weighted averages" are references to averages weighted on the basis of the Cut-off Date Balances of the related mortgage loans.

     The sum in any column of any of the tables in Appendix I may not equal the indicated total due to rounding.

     Generally, the loan documents with respect to the mortgage loans require the borrowers to provide the related lender with quarterly and/or annual operating statements and, with respect to mortgage loans other than those secured by residential cooperative properties, rent rolls.

STANDARD HAZARD INSURANCE

     Each master servicer is required to use reasonable efforts, consistent with the Servicing Standard, to cause each borrower to maintain for the related mortgaged property (other than any REO Property) for which it is acting as master servicer (a) a fire and hazard insurance policy with extended coverage and (b) all other insurance required by the terms of the loan documents
(provided that in determining what insurance the borrower is required to maintain the master servicer shall take into account the insurance maintained on the closing date of the mortgage loan) and the related mortgage in the amounts set forth therein. Certain mortgage loans may permit such hazard insurance policy to be maintained by a tenant at the related mortgaged property, or may permit the related borrower or tenant to self-insure. The coverage of each such policy will be in an amount, subject to a deductible customary in the related geographic area, that is not less than the lesser of the full replacement cost of the improvements that represent security for such mortgage loan, with no deduction for depreciation, and the outstanding principal balance owing on such mortgage loan, but in any event, unless otherwise specified in the applicable mortgage or mortgage note, in an amount sufficient to avoid the application of any coinsurance clause.

     If, on the date of origination of a mortgage loan, the improvements on a related mortgaged property (other than any REO Property) were located in an area identified in the Federal Register by the Federal Emergency Management Agency as
having special flood hazards, the master servicer for such mortgage loan will be required (to the extent permitted under the related mortgage loan documents or required by law) to cause to be maintained a flood insurance policy in an amount representing coverage of at least the lesser of:

     o    the outstanding principal balance of the related mortgage loan; and

     o    the maximum amount of such insurance available for the related mortgaged property under the national flood insurance program, if the area in which the improvements are located is participating in such program.

     If a borrower fails to maintain such fire and hazard insurance, the applicable master servicer will be required to obtain such insurance to the extent such insurance is available at commercially reasonable rates and obtaining such insurance is in accordance with the Servicing Standard and the cost thereof, subject to a determination of recoverability, will be a Servicing
Advance. Each special servicer will be required to maintain fire and hazard insurance with extended coverage and, if applicable, flood insurance on an REO
Property for which it is acting as special servicer in an amount not less than the maximum amount obtainable with respect to such REO Property and

                                     S-159

the cost thereof will be paid by the applicable master servicer as a Servicing
Advance, subject to a determination of recoverability. Neither of the master servicers nor the special servicers will be required in any event to maintain or obtain insurance coverage (including terrorism coverage) beyond what is available at a commercially reasonable rate and consistent with the Servicing
Standard. A determination by the master servicer (with respect to non-Specially
Serviced Mortgage Loans) that terrorism insurance is available at a commercially reasonable rate will be subject to the approval of the Special Servicer as set forth in the Pooling and Servicing Agreement, provided that the failure of the
Special Servicer to approve or disapprove such determination within 7 days of notice thereof will be a deemed approval of such determination.

     Included in the insurance that the borrower is required to maintain may be loss of rents endorsements and comprehensive public liability insurance. The master servicers will not require borrowers to maintain earthquake insurance unless the related borrower is required under the terms of its mortgage loan to maintain earthquake insurance and such insurance is available at a commercially reasonable rate. Any losses incurred with respect to mortgage loans due to uninsured risks, including earthquakes, mudflows and floods, or insufficient hazard insurance proceeds may adversely affect payments to the
Certificateholders. The special servicers will have the right, but not the obligation, at the expense of the trust, to obtain earthquake insurance on any mortgaged property securing a Specially Serviced Mortgage Loan and/or any REO
Property for which it is acting as special servicer so long as such insurance is available at commercially reasonable rates. See "Risk Factors--The Absence Of Or
Inadequacy Of Insurance Coverage On The Property May Adversely Affect Payments
On Your Certificates" and "--Certain Other Risks Related to Casualty and
Casualty Insurance" in this prospectus supplement.

SALE OF THE MORTGAGE LOANS

     On the Closing Date, each mortgage loan seller will sell its mortgage loans, without recourse, to Morgan Stanley Capital I Inc., and Morgan Stanley
Capital I Inc., in turn, will sell all of the mortgage loans, without recourse and will assign the representations and warranties made by each mortgage loan seller in respect of the mortgage loans and the related remedies for breach thereof, to the trustee for the benefit of the Certificateholders. In connection with such assignments, each mortgage loan seller is required in accordance with the related Mortgage Loan Purchase Agreement to deliver the Mortgage File, with respect to each mortgage loan so assigned by it, to the trustee or its designee;
provided, however, that with respect to the Non-Trust Serviced Pari Passu Loan, the related mortgage loan seller is obligated to deliver the original mortgage note, and copies of the other documents included in the definition of "Mortgage
File."

     The trustee will be required to review the documents delivered by each mortgage loan seller with respect to its mortgage loans within 90 days following the Closing Date, and the trustee will hold the related documents in trust.
Within 90 days following the Closing Date, the assignments with respect to each mortgage loan (other than the Non-Trust Serviced Pari Passu Loan) and any related assignment of rents and leases, as described in the "Glossary of Terms"
under the term "Mortgage File," are to be completed in the name of the trustee, if delivered in blank.

     Notwithstanding the foregoing, with respect to any mortgage, assignment of leases or UCC financing statements which have been recorded or filed in the name of MERS or its designee, if any, no mortgage assignment, assignment of the assignment of leases or UCC filing statements in favor of the trustee will be required to be prepared or delivered. Instead, the related mortgage loan seller will be required to take all actions as are necessary to cause the trustee to be shown as (and the trustee will be required to take all actions necessary to confirm that it is shown as) the owner of the related mortgage loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS and to provide reasonable evidence of any such transfers to the master servicers and the special servicers.

     The mortgagee of record with respect to the Non-Trust Serviced Loan Group will be the 2007-HQ11 Trustee.

     With respect to the loans for which the first monthly payment date will not occur until May 2007, an interest only payment at the applicable Net Mortgage
Rate will be funded by the related mortgage loan seller at closing.

REPRESENTATIONS AND WARRANTIES

     In each Mortgage Loan Purchase Agreement, the related mortgage loan seller will represent and warrant with respect to each of its mortgage loans, subject to certain specified exceptions set forth therein, as of the Closing Date

                                      S-160

or as of such other date specifically provided in the representation and warranty, among other things, generally to the effect that:

     (1)  the information presented in the schedule of the mortgage loans attached to the related Mortgage Loan Purchase Agreement is complete, true and correct in all material respects;

     (2)  such mortgage loan seller owns the mortgage loan free and clear of any and all pledges, liens and/or other encumbrances;

     (3)  no scheduled payment of principal and interest under the mortgage loan was 30 days or more past due as of the Cut-off Date, and the mortgage loan has not been 30 days or more delinquent in the 12-month period immediately preceding the Cut-off Date;

     (4)  the related mortgage constitutes a valid and, subject to certain creditors' rights exceptions, enforceable first priority mortgage lien, subject to certain permitted encumbrances, upon the related mortgaged property;

     (5)  the assignment of the related mortgage in favor of the trustee constitutes a legal, valid and binding assignment;

     (6)  the related assignment of leases establishes and creates a valid and, subject to certain creditor's rights exceptions, enforceable first priority lien in or assignment of the related borrower's interest in all leases of the mortgaged property;

     (7)  the mortgage has not been satisfied, cancelled, rescinded or, except for certain permitted encumbrances, subordinated in whole or in part, and the related mortgaged property has not been released from the lien of such mortgage, in whole or in part in any manner that materially and adversely affects the value thereof;

     (8)  the mortgaged property satisfies certain conditions, generally as discussed under "Risk Factors--Property Inspections And Engineering
          Reports May Not Reflect All Conditions That Require Repair On The
          Property";

     (9)  the mortgage loan seller has received no notice of the commencement of any proceeding for the condemnation of all or any material portion of any mortgaged property;

     (10) the related mortgaged property is covered by an American Land Title
          Association, or an equivalent form of, lender's title insurance policy that insures that the related mortgage is a valid, first priority lien on such mortgaged property, subject only to certain permitted encumbrances;

     (11) the proceeds of the mortgage loan have been fully disbursed and there is no obligation for future advances with respect thereto;

     (12) the mortgaged property satisfies certain conditions with respect to environmental matters, generally as discussed under "Risk
          Factors--Environmental Risks Relating To Specific Mortgaged Properties
          May Adversely Affect Payments On Your Certificates";

     (13) each mortgage note, mortgage and other agreement that evidences or secures the mortgage loan is, subject to certain creditors' rights exceptions, general principles of equity and other exceptions of general application, the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, and, there is no valid defense, counterclaim or right of offset or rescission available to the related borrower with respect to such mortgage note, mortgage or other agreement;

     (14) the related mortgaged property is required pursuant to the related mortgage to be (or the holder of the mortgage can require it to be)
          insured by casualty, business interruption and liability insurance policies of a type specified in the related Mortgage Loan Purchase
          Agreement;

                                      S-161

     (15) there are no delinquent or unpaid taxes, assessments or other outstanding charges affecting the related mortgaged property that are or may become a lien of priority equal to or higher than the lien of the related Mortgage;

     (16) to the mortgage loan seller's knowledge, the related borrower is not a debtor in any state or federal bankruptcy or insolvency proceeding;

     (17) no mortgage requires the holder thereof to release all or any material portion of the related mortgaged property from the lien thereof except upon payment in full of the mortgage loan, a defeasance of the mortgage loan or, in certain cases, upon (a) the satisfaction of certain legal and underwriting requirements and (b) the payment of a release price and prepayment consideration in connection therewith;

     (18) to the mortgage loan seller's knowledge, there exists no material default, breach, violation or event giving the lender the right to accelerate and, to such mortgage loan seller's knowledge, no event which, with the passage of time or the giving of notice, or both, would constitute any of the foregoing, under the related mortgage note or mortgage in any such case to the extent the same materially and adversely affects the value of the mortgage loan and the related mortgaged property, other than those defaults that are otherwise covered by any other representation and warranty;

     (19) the related mortgaged property consists of a fee simple estate in real estate or, if the related mortgage encumbers the interest of a borrower as a lessee under a ground lease of the mortgaged property
          (a) such ground lease or a memorandum thereof has been or will be duly recorded and (or the related estoppel letter or lender protection agreement between the mortgage loan seller and related lessor) permits the interest of the lessee thereunder to be encumbered by the related mortgage; (b) the lessee's interest in such ground lease is not subject to any liens or encumbrances superior to, or of equal priority with, the related mortgage, other than certain permitted encumbrances;
          (c) the borrower's interest in such ground lease is assignable to
          Morgan Stanley Capital I Inc. and its successors and assigns upon notice to, but (except in the case where such consent cannot be unreasonably withheld) without the consent of, the lessor thereunder
          (or if it is required it will have been obtained prior to the closing date); (d) such ground lease is in full force and effect and the mortgage loan seller has received no notice that an event of default has occurred thereunder; (e) such ground lease, or an estoppel letter related thereto, requires the lessor under such ground lease to give notice of any material default by the lessee to the holder of the mortgage and further provides that no notice of termination given under such ground lease is effective against such holder unless a copy has been delivered to such holder; (f) the holder of the mortgage is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under such ground lease) to cure any default under such ground lease, which is curable after the receipt of notice of any such default, before the lessor thereunder may terminate such ground lease; and (g) such ground lease has an original term (including any extension options set forth therein) which extends not less than 20 years beyond the stated
          maturity date of the related mortgage loan;

     (20) the related mortgage loan documents provide that (i) the related borrower is required to pay all reasonable costs and expenses of lender incurred in connection with the defeasance of such mortgage loan, if applicable, and the release of the related mortgaged property, (ii) the related borrower is required to pay all reasonable costs and expenses of lender incurred in connection with the approval of an assumption of such mortgage loan and (iii) the related borrower is required to pay the cost of any tax opinion required in connection with the full or partial release or substitution of collateral for the mortgage loan; and

     (21) at origination, the mortgage loans complied with all applicable federal, state and local statutes and regulations.

                                      S-162

REPURCHASES AND OTHER REMEDIES

     If any mortgage loan document required to be delivered to the trustee by a mortgage loan seller with respect to its mortgage loans as described under
"--Sale of the Mortgage Loans" above has a Material Document Defect, or if there is a Material Breach by a mortgage loan seller regarding the characteristics of any of its mortgage loans and/or the related mortgaged properties as described under "--Representations and Warranties" above, then such mortgage loan seller will be obligated to cure such Material Document Defect or Material Breach in all material respects within the applicable Permitted Cure Period.
Notwithstanding the foregoing, in the event that the loan documents do not provide for the payments described under representation 20 of the preceding paragraph relating to the payment of expenses associated with the related defeasance or assumption of the related mortgage loan or the payment of the cost of a tax opinion associated with the full or partial release or substitution of collateral for the mortgage loan, the related mortgage loan seller's sole obligation for a breach of such representation or warranty will be to pay an amount sufficient to pay such expenses to the extent that such amount is due and not paid by the borrower.

     If any such Material Document Defect or Material Breach cannot be corrected or cured in all material respects within the applicable Permitted Cure Period, the related mortgage loan seller will be obligated, not later than the last day of such Permitted Cure Period, to:

     o    repurchase the affected mortgage loan from the trust at the Purchase
          Price; or

     o    at its option, if within the 2-year period commencing on the Closing
          Date, replace such mortgage loan with a Qualifying Substitute Mortgage
          Loan; and

     o    pay an amount generally equal to the excess of the applicable Purchase
          Price for the mortgage loan to be replaced (calculated as if it were to be repurchased instead of replaced), over the unpaid principal balance of the applicable Qualifying Substitute Mortgage Loan as of the date of substitution, after application of all payments due on or before such date, whether or not received.

     The related mortgage loan seller must cure any Material Document Defect or
Material Breach within the Permitted Cure Period; provided, however, that if such Material Document Defect or Material Breach would cause the mortgage loan to be other than a "qualified mortgage," as defined in the Code, then the repurchase or substitution must occur within 90 days from the date the mortgage loan seller was notified of the defect or breach.

     The foregoing obligations of any mortgage loan seller to cure a Material
Document Defect or a Material Breach in respect of any of its mortgage loans or the obligation of any mortgage loan seller to repurchase or replace the defective mortgage loan will constitute the sole remedies of the trustee and the
Certificateholders with respect to such Material Document Defect or Material
Breach; and none of us, the other mortgage loan sellers or any other person or entity will be obligated to repurchase or replace the affected mortgage loan if the related mortgage loan seller defaults on its obligation to do so. Each mortgage loan seller is obligated to cure, repurchase or replace only mortgage loans that are sold by it, and will have no obligations with respect to any mortgage loan sold by any other mortgage loan seller.

     If (i) a mortgage loan is to be repurchased or replaced in connection with a Material Document Defect or Material Breach as contemplated above (a
"Defective Mortgage Loan"), (ii) such Defective Mortgage Loan is cross-collateralized and cross-defaulted with one or more other mortgage loans in the trust ("Crossed Mortgage Loans") and (iii) the applicable document defect or breach does not constitute a Material Document Defect or Material Breach, as the case may be, as to such Crossed Mortgage Loans, then the applicable document defect or breach (without regard to this paragraph) (as the case may be) shall be deemed to constitute a Material Document Defect or Material Breach, as the
case may be, as to each such Crossed Mortgage Loan, and the applicable mortgage loan seller shall be obligated to repurchase or replace each such Crossed
Mortgage Loan in accordance with the provisions of the applicable mortgage loan purchase agreement, unless, in the case of such breach or document defect, (A)
the applicable mortgage loan seller provides a nondisqualification opinion to the trustee for the benefit of the Certificateholders at the expense of that mortgage loan seller and (B) both of the following conditions would be satisfied if the mortgage loan seller were to repurchase or replace only those mortgage loans as to which a Material Breach had occurred without regard to this paragraph (the "Affected Loans"): (1) the debt service coverage ratio for all such Crossed Mortgage Loans (excluding the Affected Loans) for the four calendar quarters immediately preceding the repurchase or replacement (determined in accordance with the applicable mortgage loan purchase

                                      S-163

agreement) is equal to at least the greater of (x) the debt service coverage ratio for all such mortgage loans (including the Affected Loans) set forth under the heading "NCF DSCR" in Appendix II to this prospectus supplement and (y)
1.25x, and (2) the loan-to-value ratio for all such Crossed Mortgage Loans
(excluding the Affected Loans) is not greater than the lesser of (x) the current loan-to-value ratio for all such mortgage loans (including the Affected Loans)
set forth under the heading "Cut-off Date LTV" in Appendix II to this prospectus supplement and (y) 75%. The determination of the applicable master servicer as to whether either of the conditions set forth above has been satisfied shall be conclusive and binding in the absence of manifest error. The applicable master servicer will be entitled to cause, or direct the applicable mortgage loan seller to cause, to be delivered to the master servicer an appraisal of any or all of the related mortgaged properties for purposes of determining whether the condition set forth in clause (2) above has been satisfied, in each case at the expense of the applicable mortgage loan seller if the scope and cost of such appraisal is approved by such mortgage loan seller (such approval not to be unreasonably withheld).

CHANGES IN MORTGAGE POOL CHARACTERISTICS

     The description in this prospectus supplement of the Mortgage Pool and the mortgaged properties is based upon the Mortgage Pool as expected to be constituted at the time the Offered Certificates are issued. Prior to the issuance of the Offered Certificates, a mortgage loan may be removed from the
Mortgage Pool if we deem such removal necessary or appropriate or if it is prepaid. A limited number of other mortgage loans may be included in the
Mortgage Pool prior to the issuance of the Offered Certificates, unless including such mortgage loans would materially alter the characteristics of the
Mortgage Pool as described in this prospectus supplement. The information presented in this prospectus supplement is representative of the characteristics of the Mortgage Pool as it will be constituted at the time the Offered
Certificates are issued, although the range of mortgage rates and maturities and certain other characteristics of the mortgage loans in the Mortgage Pool may vary.

                         SERVICING OF THE MORTGAGE LOANS

GENERAL

     Each master servicer and special servicer, either directly or through the
Primary Servicers or sub-servicers, will be required to service and administer the mortgage loans (other than the Non-Trust Serviced Pari Passu Loan) for which it is master servicer or special servicer in accordance with the Servicing
Standard.

     The 2007-HQ11 Pooling and Servicing Agreement and the related intercreditor agreement will exclusively govern the servicing and administration of the
Non-Trust Serviced Loan Group (and all decisions, consents, waivers, approvals and other actions on the part of the holder of the Non-Trust Serviced Loan Group will be effected in accordance with the 2007-HQ11 Pooling and Servicing
Agreement). Consequently, the servicing provisions set forth herein, including, but not limited to those regarding the maintenance of insurance, the enforcement of due-on-encumbrance and due-on-sale provisions, and those regarding modification of the mortgage loans, appraisal reductions, defaulted mortgage loans and foreclosure procedures and the administration of accounts will not be applicable to the Non-Trust Serviced Pari Passu Loan, the servicing and administration of which will instead be governed by the 2007-HQ11 Pooling and
Servicing Agreement. The servicing standard for the Non-Trust Serviced Loan
Group under the 2007-HQ11 Pooling and Servicing Agreement is substantially similar to the Servicing Standard under the Pooling and Servicing Agreement.

     Each master servicer and special servicer is required to adhere to the
Servicing Standard without regard to any conflict of interest that it may have, any fees or other compensation to which it is entitled, any relationship it may have with any borrower or any mortgage loan seller, and the different payment priorities among the Classes of Certificates. Any master servicer, any special servicer and any Primary Servicer may become the owner or pledgee of
Certificates with the same rights as each would have if it were not a master servicer, a special servicer or a Primary Servicer, as the case may be.

     Any such interest of a master servicer, a special servicer or a Primary
Servicer in the Certificates will not be taken into account when evaluating whether actions of such master servicer, special servicer or Primary Servicer are consistent with their respective obligations in accordance with the
Servicing Standard, regardless of whether such actions may have the effect of benefiting the Class or Classes of Certificates owned by such master servicer, special

                                      S-164

servicer or Primary Servicer. In addition, a master servicer or a special servicer may lend money on a secured or unsecured basis to, accept deposits from, and otherwise generally engage in any kind of business or dealings with, any borrower as though such master servicer or special servicer were not a party to the transactions contemplated hereby.

     The master servicer for mortgage loans that are not NCB mortgage loans intends to enter into an agreement with each of the Primary Servicers acting as primary servicer for its related mortgage loans, under which the Primary
Servicers will assume many of the servicing obligations of the master servicer presented in this section with respect to mortgage loans sold by it or its affiliates to the trust. The Primary Servicers are subject to the Servicing
Standard. If an Event of Default occurs in respect of such master servicer and such master servicer is terminated, such termination will not in and of itself cause the termination of any Primary Servicer. Notwithstanding the provisions of any primary servicing agreement or the Pooling and Servicing Agreement, each master servicer shall remain obligated and liable to the trustee, paying agent, each special servicer and the Certificateholders for servicing and administering the mortgage loans in accordance with the provisions of the Pooling and
Servicing Agreement to the same extent as if such master servicer was alone servicing and administering the mortgage loans.

     Each of the master servicers, the Primary Servicers and the special servicers are permitted to enter into sub-servicing agreements and any such sub-servicer will receive a fee for the services specified in such sub-servicing agreement. However, any sub-servicing is subject to various conditions set forth in the Pooling and Servicing Agreement including the requirement that (with limited exceptions, which related to reporting under Regulation AB by a sub-servicer engaged at the request of a mortgage loan seller) the master servicers, the Primary Servicers or the special servicers, as the case may be, will remain liable for their respective servicing obligations under the Pooling and Servicing Agreement. The master servicers or the special servicers, as the case may be, will be required to pay any servicing compensation due to any sub-servicer out of its own funds.

     The master servicer or special servicer may resign from the obligations and duties imposed on it under the Pooling and Servicing Agreement, upon 30 days'
notice to the trustee and the paying agent; provided that:

     o    a successor master servicer or special servicer is available and willing to assume the obligations of such master servicer or special servicer, and accepts appointment as successor master servicer or special servicer, on substantially the same terms and conditions, and for not more than equivalent compensation;

     o    the applicable master servicer or special servicer bears all costs associated with its resignation and the related transfer of servicing;
          and

     o    the Rating Agencies have confirmed in writing that such servicing transfer will not result in a withdrawal, downgrade or qualification of the then current ratings on the Certificates.

     Furthermore, any master servicer or special servicer may resign if it determines that its duties are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. A resignation of a master servicer will not affect the rights and obligations of the Primary Servicers to continue to act as Primary
Servicers. If a master servicer ceases to serve as such and shall not have been replaced by a qualified successor, the trustee or an agent of the trustee will assume such master servicer's duties and obligations under the Pooling and
Servicing Agreement. If a special servicer shall cease to serve as such and a qualified successor shall not have been engaged, the trustee or an agent of the trustee will assume the duties and obligations of such special servicer. In the event the trustee or any agent of the trustee assumes the duties and obligations of the master servicer or special servicer under such circumstances, the trustee will be permitted to resign as master servicer or special servicer notwithstanding the first sentence of this paragraph if it has been replaced by a qualified successor pursuant to the terms of the Pooling and Servicing
Agreement.

     The relationship of each master servicer and special servicer to the trustee is intended to be that of an independent contractor and not that of a joint venturer, partner or agent.

     Neither master servicer will have any responsibility for the performance of the other master servicer's duties or either special servicer's duties under the
Pooling and Servicing Agreement, and neither special servicer will have any responsibility for the performance of either master servicer's duties under the
Pooling and Servicing Agreement.

                                      S-165

     The master servicers (each with respect to the respective mortgage loans for which it is the applicable master servicer) initially will be responsible for the servicing and administration of the entire Mortgage Pool (other than the
Non-Trust Serviced Pari Passu Loan). However, the special servicers will be responsible for servicing and administering any Specially Serviced Mortgage
Loans for which they are acting as special servicer.

     Upon the occurrence of any of the events set forth under the term
"Specially Serviced Mortgage Loan" in the "Glossary of Terms" to this prospectus supplement, the applicable master servicer will be required to transfer its principal servicing responsibilities with respect thereto to the special servicer for such mortgage loan in accordance with the procedures set forth in the Pooling and Servicing Agreement. Notwithstanding such transfer, the applicable master servicer will continue to receive any payments on such mortgage loan, including amounts collected by such special servicer, to make selected calculations with respect to such mortgage loan, and to make remittances to the paying agent and prepare reports for the trustee and the paying agent with respect to such mortgage loan. If title to the related mortgaged property is acquired by the trust, whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the special servicer for such mortgage loan will be responsible for the operation and management thereof and such loan will be considered a Specially Serviced Mortgage Loan. The special servicing transfer events for the Non-Trust Serviced Pari Passu Loan under the 2007-HQ11
Pooling and Servicing Agreement are generally similar but not identical to the events set forth under the term "Specially Serviced Mortgage Loan" in the
"Glossary of Terms" hereto.

     A Specially Serviced Mortgage Loan can become a Rehabilitated Mortgage Loan to which the master servicer for such mortgage loan will re-assume all servicing responsibilities.

     The master servicers and the special servicers will, in general, each be required to pay all ordinary expenses incurred by them in connection with their servicing activities, for their respective mortgage loans, under the Pooling and
Servicing Agreement and will not be entitled to reimbursement therefor except as expressly provided in the Pooling and Servicing Agreement. See "Description of
the Offered Certificates--Advances--Servicing Advances" in this prospectus supplement.

     The master servicers, the special servicers and any partner, member, manager, director, officer, employee or agent of any of them will be entitled to indemnification from the trust out of collections on, and other proceeds of, the mortgage loans against any loss, liability, or expense incurred in connection with any legal action or claim relating to the Pooling and Servicing Agreement, the mortgage loans or the Certificates other than any loss, liability or expense incurred by reason of the applicable master servicer's or special servicer's respective willful misfeasance, bad faith or negligence in the performance of their respective duties under the Pooling and Servicing Agreement. In addition, under the Pooling and Servicing Agreement, the 2007-HQ11 Master Servicer and the
2007-HQ11 Special Servicer is entitled to indemnification from the trust against the trust's pro rata share of any loss, liability and expense incurred in connection with any legal action or claim relating to the 2007-HQ11 Pooling and
Servicing Agreement and the Non-Trust Serviced Pari Passu Loan, other than any losses incurred by reason of the 2007-HQ11 Master Servicer's or the 2007-HQ11
Special Servicer's, as applicable, willful misfeasance, bad faith or negligence in the performance of their respective duties under the 2007-HQ11 Pooling and
Servicing Agreement.

     With respect to the Non-Trust Serviced Pari Passu Loan, the 2007-HQ11
Pooling and Servicing Agreement and the related intercreditor agreement will exclusively govern the servicing and administration of the Non-Trust Serviced
Loan Group (and all decisions, consents, waivers, approvals and other actions on the part of the holder of the Non-Trust Serviced Loan Group will be effected in accordance with the 2007-HQ11 Pooling and Servicing Agreement).

     Master Servicer Compensation

     Each master servicer will be entitled to a Master Servicing Fee equal to the Master Servicing Fee Rate applied to the outstanding Scheduled Principal
Balance of the mortgage loans for which it is acting as master servicer, including REO Properties. Each master servicer will be entitled to retain as additional servicing compensation all investment income earned on amounts on deposit in the Certificate Account maintained by it and interest on escrow accounts if permitted by the related loan documents and applicable law, and other fees payable in connection with the servicing of the mortgage loans to the extent provided in the Pooling and Servicing Agreement.

                                      S-166

     The related Master Servicing Fee for each master servicer will be reduced, on each Distribution Date by the amount, if any, of a Compensating Interest
Payment required to be made by such master servicer on such Distribution Date.
Any Net Aggregate Prepayment Interest Shortfall will be allocated as presented under "Description of the Offered Certificates--Distributions--Prepayment
Interest Shortfalls and Prepayment Interest Excesses" in this prospectus supplement. If Prepayment Interest Excesses for all mortgage loans serviced by a master servicer (including Specially Serviced Mortgage Loans) exceed Prepayment
Interest Shortfalls for such mortgage loans as of any Distribution Date, such excess amount will be payable to the master servicer as additional servicing compensation.

     In addition, each master servicer will be entitled to 50% of all assumption fees received in connection with any mortgage loans which are not Specially
Serviced Mortgage Loans. The general special servicer will process and approve assumptions relating to the mortgage loans in the trust that are not NCB mortgage loans. With respect to the NCB mortgage loans, NCB, FSB, as master servicer, will generally process assumptions and the applicable special servicer will generally be entitled to approve assumptions relating thereto.

     In the event that either master servicer resigns or is no longer master servicer for any reason, such master servicer will continue to have the right to receive the Excess Servicing Fee with respect to the mortgage loans serviced by such master servicer. Any successor servicer will receive the Master Servicing
Fee as compensation.

     See also "Description of the Offered Certificates--Distributions--Fees and
Expenses" in this prospectus supplement.

EVENTS OF DEFAULT

     If an Event of Default described under the third, fourth, eighth or ninth bullet under the definition of "Event of Default" under the "Glossary of Terms"
has occurred, the obligations and responsibilities of such master servicer under the Pooling and Servicing Agreement will terminate on the date which is 60 days following the date on which the trustee or Morgan Stanley Capital I Inc. gives written notice to such master servicer that it is terminated. If an event of default described under the first, second, fifth, sixth or seventh bullet under the definition of "Event of Default" under the "Glossary of Terms" has occurred, the obligations and responsibilities of such master servicer under the Pooling and Servicing Agreement will terminate, immediately upon the date which the trustee or Morgan Stanley Capital I Inc. give written notice to such master servicer that it is terminated. After any Event of Default (other than an Event of Default described under the ninth bullet under the definition of "Event of
Default" under the "Glossary of Terms"), the trustee may elect to terminate such master servicer by providing such notice, and shall provide such notice if holders of Certificates representing more than 25% of the Certificate Balance of all Certificates so direct the trustee. After an Event of Default described under the ninth bullet under the definition of "Event of Default" under the
"Glossary of Terms," the trustee shall, at the written direction of the holders of Certificates representing not less than 51% of the Certificate Balance of all
Certificates or at the direction of the holders of a majority of the Controlling
Class, terminate such master servicer.

     Upon such termination, all authority, power and rights of such master servicer under the Pooling and Servicing Agreement, whether with respect to the mortgage loans or otherwise, shall terminate except for any rights related to indemnification, unpaid servicing compensation or unreimbursed Advances and related interest or its portion of the Excess Servicing Fee; provided that in no event shall the termination of a master servicer be effective until a successor servicer shall have succeeded a master servicer as successor servicer, subject to approval by the Rating Agencies, notified the applicable master servicer of such designation, and such successor servicer shall have assumed the applicable master servicer's obligations and responsibilities with respect to the mortgage loans as set forth in the Pooling and Servicing Agreement. The trustee may not succeed the master servicer as servicer until and unless it has satisfied the provisions specified in the Pooling and Servicing Agreement. However, if a
master servicer is terminated as a result of an Event of Default described under the fifth, sixth or seventh bullet under the definition of "Event of Default"
under the "Glossary of Terms," the trustee shall act as successor servicer immediately and shall use commercially reasonable efforts to either satisfy the conditions specified in the Pooling and Servicing Agreement or transfer the duties of such master servicer to a successor servicer who has satisfied such conditions.

     Pursuant to the Pooling and Servicing Agreement, a successor master servicer must (i) be a servicer as to which the Rating Agencies have confirmed in writing that the servicing transfer to such successor will not result in a

                                      S-167

withdrawal, downgrade or qualification of the then current ratings on the
Certificates and (ii) if it is a general master servicer, assume the obligations under the primary servicing agreements entered into by the applicable predecessor master servicer. If any master servicer is terminated based upon an
Event of Default related to a rating agency downgrade or its failure to remain on an approved servicer list of any Rating Agency, then such master servicer shall have the right to enter into a sub-servicing agreement or primary servicing agreement with the applicable successor master servicer with respect to all applicable mortgage loans that are not then subject to a sub-servicing agreement or primary servicing agreement, so long as such terminated master servicer is on the approved select list of commercial mortgage loan servicers maintained by S&P and has a commercial loan primary servicer rating of at least
CPS3 (or the equivalent) from Fitch (or obtains a confirmation from each Rating
Agency as to which such terminated master servicer does not satisfy the applicable rating level described above that such primary or sub-servicing servicing arrangement will not result in a withdrawal, downgrade or qualification of the then current ratings on the Certificates) and the Operating
Adviser has consented to such primary servicing or sub-servicing arrangement.

     However, if either master servicer is terminated solely due to an Event of
Default described in the eighth or ninth bullet of the definition of Event of
Default, and prior to being replaced as described in the previous paragraph such master servicer as a terminated master servicer provides the trustee with the appropriate "request for proposal" material and the names of potential bidders, the trustee will solicit good faith bids for such master servicer's rights to master service mortgage loans in accordance with the Pooling and Servicing
Agreement (which rights will be subject to the continuation of the respective
Primary Servicers as Primary Servicers in the absence of a primary servicing event of default by the respective Primary Servicer). The trustee will have thirty days to sell those rights and obligations to a successor servicer that meets the requirements of a master servicer under the Pooling and Servicing
Agreement; provided that the Rating Agencies have confirmed in writing that such servicing transfer will not result in a withdrawal, downgrade or qualification of the then current ratings on the Certificates. The termination of such master servicer as a master servicer will be effective when such servicer has succeeded the terminated master servicer, as successor master servicer and such successor master servicer has assumed the terminated master servicer's master servicing obligations and responsibilities under the Pooling and Servicing Agreement. If a successor is not appointed within thirty days, such master servicer will be replaced by the trustee as described in the previous paragraph.

     The Pooling and Servicing Agreement does not provide for any such successor to receive any compensation in excess of that paid to the applicable predecessor master servicer. Such predecessor master servicer is required to cooperate with respect to the transfer of servicing and to pay for the expenses of its termination and replacement if such termination is due to an Event of Default or voluntary resignation.

     Special Servicer Compensation

     Each special servicer will be entitled to receive:

     o    a Special Servicing Fee;

     o    a Workout Fee; and

     o    a Liquidation Fee.

     The Special Servicing Fee will be payable monthly from general collections on all the mortgage loans and, to the extent of the trust's interest therein, any foreclosure properties, prior to any distribution of such collections to
Certificateholders). The Workout Fee with respect to any Rehabilitated Mortgage
Loan will cease to be payable if such loan again becomes a Specially Serviced
Mortgage Loan or if the related mortgaged property becomes an REO Property;
otherwise such fee is paid until the maturity of such mortgage loan. If a special servicer is terminated or resigns for any reason, it will retain the right to receive any Workout Fees payable on mortgage loans that became
Rehabilitated Mortgage Loans while it acted as special servicer and remained
Rehabilitated Mortgage Loans at the time of such termination or resignation, as well as certain mortgage loans that became Rehabilitated Mortgage Loans within three months following such termination or resignation, until such mortgage loan becomes a Specially Serviced Mortgage Loan or if the related mortgaged property becomes an REO Property. The successor special servicer will not be entitled to any portion of such Workout Fees.

                                      S-168

     Each special servicer is also permitted to retain, in general, 100% of all assumption application fees, assumption fees, modification fees, default interest and extension fees collected on Specially Serviced Mortgage Loans for which it is acting as special servicer and, with respect to the general special servicer, 50% of such fees on non-Specially Serviced Mortgage Loans, certain borrower-paid fees, investment income earned on amounts on deposit in any accounts maintained for REO Property collections, and other charges specified in the Pooling and Servicing Agreement. The Special Servicing Fee, the Liquidation
Fee and the Workout Fee will be obligations of the trust and will represent
Expense Losses. The Special Servicer Compensation will be payable in addition to the Master Servicing Fee payable to the master servicer.

     As described in this prospectus supplement under "--The Operating Adviser,"
the Operating Adviser will have the right to receive notification of certain actions of each special servicer, subject to the limitations described in this prospectus supplement. See also "Description of the Offered
Certificates--Distributions--Fees and Expenses" in this prospectus supplement.

     If the Non-Trust Serviced Pari Passu Loan becomes specially serviced under the 2007-HQ11 Pooling and Servicing Agreement, the 2007-HQ11 Special Servicer
will be entitled to similar compensation pursuant to the 2007-HQ11 Pooling and
Servicing Agreement. If funds received in respect of the Non-Trust Serviced Loan
Group are insufficient to pay such compensation to the 2007-HQ11 Special
Servicer, a pro rata portion of such amounts will be withdrawn from general collections in the Certificate Account. The general special servicer is not entitled to the foregoing fees with respect to the Non-Trust Serviced Pari Passu
Loan.

     Termination of Special Servicer

     The trustee may terminate a special servicer upon a Special Servicer Event of Default. The termination of a special servicer will be effective when a successor special servicer meeting the requirements of the special servicer under the Pooling and Servicing Agreement has succeeded such special servicer as successor special servicer and such successor special servicer has assumed the applicable special servicer's obligations and responsibilities with respect to the applicable mortgage loans, as set forth in an agreement substantially in the form of the Pooling and Servicing Agreement. The Pooling and Servicing Agreement
does not provide for any such successor to receive any compensation in excess of that paid to the applicable predecessor special servicer. Such predecessor special servicer is required to cooperate with respect to the transfer of servicing and to pay for the expenses of its termination and replacement, if such termination is due to a Special Servicer Event of Default or voluntary resignation.

     In addition to the termination of a special servicer upon a Special
Servicer Event of Default, upon the direction of the Operating Adviser, subject to the satisfaction of certain conditions, the trustee will remove a special servicer from its duties as special servicer at any time upon the appointment and acceptance of such appointment by a successor special servicer appointed by the Operating Adviser; provided that, prior to the effectiveness of any such appointment the trustee shall have received a letter from each Rating Agency to the effect that such appointment would not result in a downgrade, qualification or withdrawal in any rating then assigned to any Class of Certificates. Subject to the same conditions, the Operating Adviser may also appoint the successor special servicer if a special servicer is terminated in connection with an Event of Default.

     THE OPERATING ADVISER

     An Operating Adviser appointed by the holders of a majority of the
Controlling Class will have the right (except with respect to the Non-Trust
Serviced Pari Passu Loan) to receive notification from the applicable special servicer in regard to certain actions. The applicable special servicer will not be permitted to take any of the following actions with respect to any Mortgage
Loan unless and until it has notified the Operating Adviser in writing and such
Operating Adviser has not objected in writing (i) within 5 Business Days of having been notified thereof in respect of actions relating to non-Specially
Serviced Mortgage Loans (which 5 Business Day period shall run concurrently with the time periods set forth in the Primary Servicing Agreement with respect to such actions) and (ii) within 10 Business Days of having been notified thereof in respect of actions relating to Specially Serviced Mortgage Loans and having been provided with all reasonably requested information with respect thereto (it being understood and agreed that if such written objection has not been received by the applicable special servicer within such 5 Business Day or 10 Business Day period, as applicable, then the Operating Adviser's approval will be deemed to have been given) of, among other things:

                                      S-169

     o    any modification, amendment or waiver, or consent to modification, amendment or waiver, of a Money Term of a mortgage loan other than an extension of the original maturity date for 2 years or less;

     o    any actual or proposed foreclosure or comparable conversion of the ownership of a mortgaged property;

     o    any proposed sale of a Specially Serviced Mortgage Loan, other than in connection with the termination of the trust as described in this prospectus supplement under "Description of the Offered
          Certificates--Optional Termination";

     o    any determination to bring an REO Property into compliance with applicable environmental laws;

     o    any acceptance of substitute or additional collateral for a mortgage loan (except with respect to a defeasance);

     o    any acceptance of a discounted payoff;

     o    any waiver or consent to waiver of a "due on sale" or "due on encumbrance" clause (except with respect to subordinate debt with respect to the mortgage loans secured by residential cooperative properties, as permitted pursuant to the terms of the Pooling and
          Servicing Agreement);

     o    any acceptance of an assumption agreement releasing a borrower from liability under a mortgage loan;

     o    any release of collateral for a Specially Serviced Mortgage Loan
          (other than in accordance with the terms of, or upon satisfaction of, such mortgage loan);

     o    any release of "earn-out" reserves on deposit in an escrow reserve account, other than where such release does not require the consent of the lender; and

     o    any franchise changes or certain management company changes for which the special servicer is required to consent.

     Other than with respect to a proposed sale of a Specially Serviced Mortgage
Loan, the Operating Adviser will also be entitled to advise the special servicers with respect to the foregoing actions.

     In addition, subject to the satisfaction of certain conditions, the
Operating Adviser will have the right to direct the trustee to remove the special servicer at any time, with or without cause, upon the appointment and acceptance of such appointment by a successor special servicer appointed by the
Operating Adviser; provided that, prior to the effectiveness of any such appointment the trustee shall have received a letter from each Rating Agency to the effect that such appointment would not result in a downgrade or withdrawal in any rating then assigned to any Class of Certificates. The Operating Adviser shall pay costs and expenses incurred in connection with the removal and appointment of a special servicer (unless such removal is based on certain events or circumstances specified in the Pooling and Servicing Agreement).

     At any time, the holders of a majority of the Controlling Class may direct the paying agent in writing to hold an election for an Operating Adviser, which election will be held commencing as soon as practicable thereafter.

     The Operating Adviser will be responsible for its own expenses.

     The Operating Adviser will not be entitled to exercise the rights set forth above with respect to the Non-Trust Serviced Pari Passu Loan. Similar rights will be exercised by the operating adviser or similar person appointed by the related controlling class under the 2007-HQ11 Pooling and Servicing Agreement.
The Operating Adviser will have no rights with respect to the Non-Trust Serviced
Pari Passu Loan under the 2007-HQ11 Pooling and Servicing Agreement.

     Notwithstanding the foregoing, in the event that no Operating Adviser has been appointed, or no Operating Adviser has been identified to the master servicers or special servicers, as applicable, then the master servicer or special servicer, as applicable, will have no duty to consult with, provide notice to, or seek the advice of any such Operating Adviser.

                                      S-170

MORTGAGE LOAN MODIFICATIONS

     Wells Fargo Bank, as general master servicer, will have the right to permit non-material, routine modifications to the performing (non-specially serviced)
mortgage loans (other than the NCB mortgage loans and the Non-Trust Serviced
Pari Passu Loan) it services, pursuant to the terms of the Pooling and Servicing
Agreement.

     NCB, FSB, as master servicer of the NCB mortgage loans, will have the right to permit non-material, routine modifications to the performing (non-specially serviced) NCB mortgage loans it services, pursuant to the terms of the Pooling and Servicing Agreement.

     NCB, FSB, as master servicer of the NCB mortgage loans, will be permitted, subject to any restrictions applicable to REMICs and subject to limitations imposed by the Pooling and Servicing Agreement, to amend any term (other than a
Money Term) of any NCB mortgage loan that is not a Specially Serviced Mortgage
Loan, and may extend the maturity date of any Balloon Loan (other than a
Specially Serviced Mortgage Loan) to a date not more than 60 days beyond the original maturity date, to the extent that NCB, FSB has received a firm commitment regarding the refinancing of such mortgage loan prior to the maturity date of such mortgage loan and subject to further conditions and limitations set forth in the Pooling and Servicing Agreement.

     Subject to any restrictions applicable to REMICs, each special servicer will be permitted to enter into a modification, waiver or amendment of the terms of any Specially Serviced Mortgage Loan for which it is acting as special servicer, including any modification, waiver or amendment to:

     o    reduce the amounts owing under any Specially Serviced Mortgage Loan by forgiving principal, accrued interest and/or any Prepayment Premium or
          Yield Maintenance Charge;

     o    reduce the amount of the Scheduled Payment on any Specially Serviced
          Mortgage Loan, including by way of a reduction in the related mortgage rate;

     o    forbear in the enforcement of any right granted under any mortgage note or mortgage relating to a Specially Serviced Mortgage Loan;

     o    extend the maturity date of any Specially Serviced Mortgage Loan;
          and/or

     o    accept a Principal Prepayment during any Lockout Period;

provided in each case that (1) the related borrower is in default with respect to the Specially Serviced Mortgage Loan or, in the reasonable judgment of the related special servicer, such default is reasonably foreseeable and (2) in the reasonable judgment of such special servicer, such modification, waiver or amendment would increase the recovery to the Certificateholders on a net present value basis, as demonstrated in writing by the special servicer to the trustee and the paying agent.

     In no event, however, will a special servicer be permitted to:

     o    extend the maturity date of a Specially Serviced Mortgage Loan beyond a date that is 2 years prior to the Rated Final Distribution Date; or

     o    if the Specially Serviced Mortgage Loan is secured by a ground lease, extend the maturity date of such Specially Serviced Mortgage Loan unless such special servicer gives due consideration to the remaining term of such ground lease.

     Additionally, the applicable special servicer will be permitted to modify performing mortgage loans subject to such special servicer consulting with counsel, and if such special servicer deems it necessary, the receipt of an opinion from counsel stating that such modification will not result in the violation of any REMIC provisions under the Code.

     Modifications that forgive principal or interest (other than default interest) of a mortgage loan will result in Realized Losses on such mortgage loan and such Realized Losses will be allocated among the various Classes of

                                      S-171

Certificates in the manner described under "Description of the Offered
Certificates--Distributions--Subordination; Allocation of Losses and Certain
Expenses" in this prospectus supplement.

     The modification of a mortgage loan may tend to reduce prepayments by avoiding liquidations and therefore may extend the weighted average life of the
Certificates beyond that which might otherwise be the case. See "Yield,
Prepayment and Maturity Considerations" in this prospectus supplement.

     Modifications with respect to the Non-Trust Serviced Pari Passu Loan will be made subject to and in accordance with the terms of the 2007-HQ11 Pooling and
Servicing Agreement.

SALE OF DEFAULTED MORTGAGE LOANS

     The Pooling and Servicing Agreement grants to each of (a) the special servicer (with respect to its mortgage loans) and (b) the holder of Certificates representing the greatest percentage interest in the Controlling Class, in that order, an option (the "Option") to purchase from the trust any defaulted mortgage loan that is at least 60 days delinquent as to any monthly debt service payment (or is delinquent as to its Balloon Payment). The "Option Purchase
Price" for a defaulted mortgage loan will equal the fair value of such mortgage loan, as determined by the applicable special servicer upon the request of any holder of the Option. Such special servicer is required to recalculate the fair value of such defaulted mortgage loan if there has been a material change in circumstances or such special servicer has received new information that has a material effect on value (or otherwise if the time since the last valuation exceeds 60 days). If the Option is exercised by either of the special servicers or the holder of Certificates representing the greatest percentage interest in the Controlling Class or any of their affiliates then, prior to the exercise of the Option, the trustee will be required to verify, in accordance with the
Pooling and Servicing Agreement, that the Option Purchase Price is a fair price.
The reasonable, out of pocket expenses of such special servicer and the trustee incurred in connection with any such determination of the fair value of a mortgage loan shall be payable and reimbursed to such special servicer and the trustee as an expense of the trust.

     The Option is assignable to a third party by the holder thereof, and upon such assignment such third party shall have all of the rights granted to the original holder of such Option. The Option will automatically terminate, and will not be exercisable, if the mortgage loan to which it relates is no longer delinquent, because the defaulted mortgage loan has (i) become a Rehabilitated
Mortgage Loan, (ii) been subject to a work-out arrangement, (iii) been foreclosed upon or otherwise resolved (including by a full or discounted pay-off), (iv) been purchased by the related mortgage loan seller pursuant to the Pooling and Servicing Agreement or (v) been purchased by the holder of a related mezzanine loan pursuant to a purchase option set forth in the related intercreditor agreement.

     Notwithstanding the foregoing, the Option will not apply to the Non-Trust
Serviced Pari Passu Loan. The 2007-HQ11 Pooling and Servicing Agreement provides for a comparable fair value call option for the RREEF Portfolio Pari Passu
Companion Loans, and anyone exercising the right to purchase the RREEF Portfolio
Companion Loans under the 2007-HQ11 Pooling and Servicing Agreement must also purchase the RREEF Portfolio Pari Passu Loan from the trust.

FORECLOSURES

     Each special servicer may at any time, with respect to mortgage loans for which it is acting as special servicer, with notification to the Operating
Adviser and in accordance with the Pooling and Servicing Agreement, institute foreclosure proceedings, exercise any power of sale contained in any mortgage, accept a deed in lieu of foreclosure or otherwise acquire title to a mortgaged property by operation of law or otherwise, if such action is consistent with the
Servicing Standard and a default on the related mortgage loan has occurred but subject, in all cases, to limitations concerning environmental matters and, in specified situations, the receipt of an opinion of counsel relating to REMIC requirements; provided, however, with respect to the mortgaged properties of the
Non-Trust Serviced Pari Passu Loan, all such actions will be taken by the
2007-HQ11 Special Servicer in accordance with the 2007-HQ11 Pooling and
Servicing Agreement.

     If any mortgaged property (other than the mortgaged properties of the
Non-Trust Serviced Pari Passu Loan) is acquired as described in the preceding paragraph, the special servicer is required to use reasonable efforts to sell the REO Property as soon as practicable consistent with the requirement to maximize proceeds for all Certificateholders but in no event later than 3 years after the end of the year in which it was acquired (as such period may be extended

                                      S-172

by an application to the Internal Revenue Service or following receipt of an opinion of counsel that such extension will not result in the failure of such mortgaged property to qualify as "foreclosure property" under the REMIC provisions of the Code), or any applicable extension period, unless such special servicer has obtained an extension from the Internal Revenue Service or has previously delivered to the trustee an opinion of counsel to the effect that the holding of the REO Property by the trust subsequent to 3 years after the end of the year in which it was acquired, or to the expiration of such extension period, will not result in the failure of such REO Property to qualify as
"foreclosure property" under the REMIC provisions of the Code. In addition, each special servicer is required to use its best efforts to sell any REO Property prior to the Rated Final Distribution Date.

     If the trust acquires a mortgaged property (other than the mortgaged properties of the Non-Trust Serviced Pari Passu Loan) by foreclosure or deed-in-lieu of foreclosure upon a default of a mortgage loan, the Pooling and
Servicing Agreement provides that the applicable special servicer, on behalf of the trustee, must administer such mortgaged property so that it qualifies at all times as "foreclosure property" within the meaning of Code Section 860G(a)(8).
The Pooling and Servicing Agreement also requires that any such mortgaged property be managed and operated by an "independent contractor," within the meaning of applicable Treasury regulations, who furnishes or renders services to the tenants of such mortgaged property. Generally, REMIC I will not be taxable on income received with respect to its allocable share of a mortgaged property to the extent that it constitutes "rents from real property," within the meaning of Code Section 856(c)(3)(A) and Treasury regulations thereunder. "Rents from real property" do not include the portion of any rental based on the net income or gain of any tenant or sub-tenant. No determination has been made whether rent on any of the mortgaged properties meets this requirement. "Rents from real property" include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the mortgaged properties are
"customary" within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a mortgaged property owned by a trust, would not constitute "rents from real property," or that all of the rental income would not so qualify if the non-customary services are not provided by an independent contractor or a separate charge is not stated. In addition to the foregoing, any net income from a trade or business operated or managed by an independent contractor on a mortgaged property allocable to REMIC I, including but not limited to a hotel business, will not constitute "rents from real property." Any of the foregoing types of income may instead constitute "net income from foreclosure property," which would be taxable to REMIC I at the highest marginal federal corporate rate--currently
35%--and may also be subject to state or local taxes. Any such taxes would be chargeable against the related income for purposes of determining the Net REO
Proceeds available for distribution to holders of Certificates. Under the
Pooling and Servicing Agreement, each special servicer, with respect to its mortgage loans, is required to determine whether the earning of such income taxable to REMIC I would result in a greater recovery to the Certificateholders on a net after-tax basis than a different method of operation of such property.
Prospective investors are advised to consult their own tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs.

SERVICING OF THE RREEF PORTFOLIO LOAN GROUP

     Mortgage Loan No. 2 (the "RREEF Portfolio Pari Passu Loan"), which had an aggregate outstanding principal balance as of the Cut-off Date of $147,000,000, representing 9.0% of the Initial Pool Balance, is secured by the same mortgaged properties on a pari passu basis with companion notes (the "RREEF Portfolio
Companion Loans") that had an aggregate original principal balance of
$263,000,000. The RREEF Portfolio Pari Passu Loan and the RREEF Portfolio
Companion Loans are collectively referred to in this prospectus supplement as the "RREEF Portfolio Loan Group." The RREEF Portfolio Pari Passu Loan is
included in the Trust. The RREEF Portfolio Companion Loans are not included in the Trust.

     The RREEF Portfolio Loan Group will be serviced pursuant to the 2007-HQ11
Pooling and Servicing Agreement. Capmark Finance Inc., as master servicer under the 2007-HQ11 Pooling and Servicing Agreement (in such capacity, the "2007-HQ11
Master Servicer") will make servicing advances in respect of the mortgaged properties securing the RREEF Portfolio Pari Passu Loan and the RREEF Portfolio
Companion Loans, but will make advances of principal and interest only in respect of the RREEF Portfolio Companion Loans. The 2007-HQ11 Master Servicer
will remit collections on the RREEF Portfolio Pari Passu Loan to, or on behalf of, the trust. The master servicer (or the trustee, as applicable) will make P&I
Advances with respect to the RREEF Portfolio Pari

                                      S-173

Passu Loan pursuant to the Pooling and Servicing Agreement. Under the 2007-HQ11
Pooling and Servicing Agreement, the servicing and administration of the RREEF
Portfolio Pari Passu Loan and the RREEF Portfolio Companion Loans will generally be conducted as if such loans were a single "mortgage loan" under the provisions of the 2007-HQ11 Pooling and Servicing Agreement.

     The lenders of the RREEF Portfolio Loan Group have entered into an intercreditor agreement that governs the respective rights and powers of the holders of the RREEF Portfolio Pari Passu Loan and the RREEF Portfolio Companion
Loans (if advanced) and provides, in general, that:

     o    The RREEF Portfolio Pari Passu Loan and the RREEF Portfolio Companion
          Loans are of equal priority with each other and no portion of any of them will have priority or preference over any of the others.

     o    All payments, proceeds and other recoveries on or in respect of the
          RREEF Portfolio Pari Passu Loan and the RREEF Portfolio Companion
          Loans will be applied to the RREEF Portfolio Pari Passu Loan and the
          RREEF Portfolio Companion Loans on a pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of the 2007-HQ11 Master
          Servicer, the 2007-HQ11 Special Servicer, the 2007-HQ11 Trustee with respect to the RREEF Portfolio Loan Group (in the case of the
          Non-Trust Serviced Pari Passu Loan, to the extent allocated thereto)
          and the general master servicer and the trustee in accordance with the terms of the Pooling and Servicing Agreement).

     o    The holders (or servicers) of the RREEF Portfolio Pari Passu Loan are entitled to consult with the 2007-HQ11 Special Servicer and to consent to certain significant servicing decisions. Generally, in the event that the 2007-HQ11 Special Servicer and the holder of the RREEF
          Portfolio Pari Passu Loan are unable to agree on the appropriate course of action within two successive fifteen (15) business day consultation periods, then the course of action chosen by the majority of lenders (determined on a "one dollar, one vote" basis) will control. If the 2007-HQ11 Special Servicer needs to take immediate action and cannot wait until the foregoing review periods have expired, then the 2007-HQ11 Special Servicer will decide in accordance with the servicing standard under the 2007-HQ11 Pooling and Servicing
          Agreement what course of action to take.

     Sale of Defaulted Mortgage Loan. In accordance with the 2007-HQ11 Pooling and Servicing Agreement, if the RREEF Portfolio Companion Loans are subject to a fair value purchase option, the option holder specified in the 2007-HQ11 Pooling and Servicing Agreement will have an option to purchase the RREEF Portfolio
Companion Loans at a prices equal to the fair value of the RREEF Portfolio
Companion Loans as determined by the 2007-HQ11 Special Servicer. If the RREEF
Portfolio Companion Loans are purchased by an option holder, then such option holder, in connection with its exercise of such option, will also be required to purchase the RREEF Portfolio Pari Passu Loan.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     The following discussion, when read in conjunction with the discussion of
"Federal Income Tax Consequences" in the prospectus, describes the material federal income tax considerations for investors in the Offered Certificates.
However, these two discussions do not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules, and do not address state and local tax considerations.
Prospective purchasers should consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Offered Certificates.

GENERAL

     For United States federal income tax purposes, three separate REMIC elections will be made with respect to designated portions of the trust (REMIC
I, REMIC II and REMIC III), other than that portion of the trust consisting of the rights to Excess Interest and the Excess Interest Sub-account (the "Excess
Interest Grantor Trust"). See "Federal Income Tax Consequences--REMICs--Tiered
REMIC Structures" in the prospectus. Upon the issuance of the Offered
Certificates, Cadwalader, Wickersham & Taft LLP, counsel to Morgan Stanley
Capital I Inc., will deliver its opinion generally to the effect that, assuming:

                                      S-174

     o    the making of proper elections;

     o    the accuracy of all representations made with respect to the mortgage loans;

     o    ongoing compliance with all provisions of the Pooling and Servicing
          Agreement and other related documents and no amendments thereof;

     o    the 2007-HQ11 Pooling and Servicing Agreement related to the Non-Trust
          Serviced Pari Passu Loan is administered in accordance with their terms and the REMICs formed thereunder continue to be treated as
          REMICs; and

     o    compliance with applicable provisions of the Code, as it may be amended from time to time, and applicable Treasury Regulations adopted thereunder;

for federal income tax purposes, (1) each of REMIC I, REMIC II and REMIC III will qualify as a REMIC under the Code; (2) the Residual Certificates will represent three separate Classes of REMIC residual interests evidencing the sole
Class of "residual interests" in REMIC I in the case of the Class R-I
Certificates, the sole Class of "residual interests" in REMIC II, in the case of the Class R-II Certificates and the sole Class of "residual interests" in REMIC
III, in the case of the Class R-III Certificates; (3) the REMIC Regular
Certificates will evidence the "regular interests" in, and will be treated as debt instruments of, REMIC III; (4) the Excess Interest Grantor Trust will be treated as a grantor trust for federal income tax purposes; and (5) the Class EI
Certificates will represent beneficial ownership of the assets of the Excess
Interest Grantor Trust.

     See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC
Regular Certificates" in the prospectus for a discussion of the principal federal income tax consequences of the purchase, ownership and disposition of the Offered Certificates.

     Except as provided below, the Offered Certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) and 856(c)(5)(B) of the Code for a real estate investment trust in the same proportion that the assets in the related REMIC would be so treated. In addition, interest, including OID, if any, on the Offered Certificates will be interest described in Section 856(c)(3)(B)
of the Code to the extent that such Certificates are treated as "real estate assets" under Section 856(c)(5)(B) of the Code. However, if 95% or more of the related REMIC's assets are real estate assets within the meaning of Section
856(c)(5)(B), then the entire Offered Certificates shall be treated as real estate assets and all interest from the Offered Certificates shall be treated as interest described in Section 856(c)(3)(B). The offered certificates will not qualify for the foregoing treatments to the extent the mortgage loans are defeased with U.S. obligations. Moreover, the Offered Certificates will be
"qualified mortgages" under Section 860G(a)(3) of the Code if transferred to another REMIC on its start-up day in exchange for regular or residual interests therein.

     A mortgage loan that has been defeased with United States Treasury obligations will not qualify for the foregoing treatments under Sections
856(c)(4)(A), 856(c)(5)(B), 856(c)(3)(B) and 7701(a)(19)(C) of the Code.

ORIGINAL ISSUE DISCOUNT AND PREMIUM

     It is anticipated that the Offered Certificates will be issued at a premium for federal income tax purposes.

     Final regulations on the amortization of bond premium (a) do not apply to regular interests in a REMIC such as the Offered Certificates and (b) state that they are intended to create no inference concerning the amortization of premium of such instruments. Holders of each such Class of Certificates should consult their tax advisors regarding the possibility of making an election to amortize such premium. See "Federal Income Tax Consequences--REMICs--Taxation of Owners
of REMIC Regular Certificates--Premium" in the prospectus.

     The IRS has issued OID Regulations under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with OID.
Purchasers of the Offered Certificates should be aware that the OID Regulations and Section 1272(a)(6) of the Code do not adequately address all of the issues relevant to accrual of OID on prepayable securities such as the Offered
Certificates. The OID Regulations in some circumstances permit the holder of a debt instrument to recognize OID under a method that differs from that of the issuer. Accordingly, it is possible that holders of Offered Certificates, if any, issued with OID may be able to select a method for

                                     S-175

recognizing any OID that differs from that used by the paying agent in preparing reports to holders of the Offered Certificates and the IRS. Prospective purchasers of those Offered Certificates issued with OID are advised to consult their tax advisors concerning the treatment of any OID with respect to such
Offered Certificates.

     To the extent that any offered certificate is purchased in this offering or in the secondary market at not more than a de minimis discount, as defined in the prospectus, a holder who receives a payment that is included in the stated
redemption price at maturity, generally the principal amount of such certificate, will recognize gain equal to the excess, if any, of the amount of the payment over an allocable portion of the holder's adjusted basis in the offered certificate. Such allocable portion of the holder's adjusted basis will be based upon the proportion that such payment of stated redemption price bears to the total remaining stated redemption price at maturity, immediately before such payment is made, of such certificate. See "Federal Income Tax
Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Original
Issue Discount and Premium" and "--Sale, Exchange or Redemption" in the
prospectus.

     See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC
Regular Certificates--Original Issue Discount and Premium" in the prospectus.

     The prepayment assumption that will be used in determining the rate of accrual of OID, if any, market discount and amortizable bond premium for federal income tax purposes will be a 0% CPR, as described in the prospectus, applied to each mortgage loan, other than an ARD Loan, until its maturity. In addition, for purposes of calculating OID, each of the ARD Loans is assumed to prepay in full on such mortgage loan's Anticipated Repayment Date. For a description of CPR, see "Yield, Prepayment and Maturity Considerations" in this prospectus supplement. However, we make no representation that the mortgage loans will not prepay during any such period or that they will prepay at any particular rate before or during any such period.

     Prepayment Premiums or Yield Maintenance Charges actually collected on the mortgage loans will be distributed to the holders of each Class of Certificates entitled thereto as described under "Description of the Offered
Certificates--Distributions--Distributions of Prepayment Premiums and Yield
Maintenance Charges" in this prospectus supplement. It is not entirely clear under the Code when the amount of a Prepayment Premium or Yield Maintenance
Charge should be taxed to the holders of a Class of Certificates entitled to a
Prepayment Premium or Yield Maintenance Charge. For federal income tax information reporting purposes, Prepayment Premiums or Yield Maintenance Charges will be treated as income to the holders of a Class of Certificates entitled to
Prepayment Premiums or Yield Maintenance Charges only after a master servicer's actual receipt of a Prepayment Premium or a Yield Maintenance Charge to which the holders of such Class of Certificates is entitled under the terms of the
Pooling and Servicing Agreement, rather than including projected Prepayment
Premiums or Yield Maintenance Charges in the determination of a
Certificateholder's projected constant yield to maturity. However, the timing and characterization of such income as ordinary income or capital gain is not entirely clear and the Certificateholders should consult their tax advisors concerning the treatment of Prepayment Premiums or Yield Maintenance Charges.

ADDITIONAL CONSIDERATIONS

     Each special servicer is authorized, when doing so is consistent with maximizing the trust's net after-tax proceeds from an REO Property, to incur taxes on the trust in connection with the operation of such REO Property. Any such taxes imposed on the trust would reduce the amount distributable to the
Certificateholders. See "Servicing of the Mortgage Loans--Foreclosures" in this prospectus supplement.

     Federal income tax information reporting duties with respect to the Offered
Certificates, REMIC I, REMIC II and REMIC III, and the Excess Interest Grantor
Trust will be the obligation of the paying agent, and not of any master servicer.

     For further information regarding the United States federal income tax consequences of investing in the Offered Certificates, see "Federal Income Tax
Consequences--REMICs" and "State Tax Considerations" in the prospectus.

                                     S-176

                   CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

     The following discussion summarizes certain legal aspects of mortgage loans secured by real property in Massachusetts, California and Virginia (representing approximately 12.8%, 12.8% and 11.7%, respectively, of the Initial Pool Balance)
which is general in nature. This summary does not purport to be complete and is qualified in its entirety by reference to the applicable federal and state laws governing the mortgage loans.

     Massachusetts, California, Virginia and various other states have imposed statutory prohibitions or limitations that limit the remedies of a mortgagee under a mortgage or a beneficiary under a deed of trust. The mortgage loans are limited recourse loans and are, therefore, generally not recourse to the borrowers but limited to the mortgaged property. Even though recourse is available pursuant to the terms of the mortgage loan, certain states have adopted statutes which impose prohibitions against or limitations on such recourse. The limitations described below and similar or other restrictions in other jurisdictions where mortgaged properties are located may restrict the ability of either master servicer or either special servicer, as applicable, to realize on the mortgage loan and may adversely affect the amount and timing of receipts on the mortgage loan.

MASSACHUSETTS

     Mortgage loans involving real property in Massachusetts are secured by mortgages and foreclosures are accomplished by one of the following methods:
judicial foreclosure action, sale under statutory power of sale, peaceable entry and possession for three years, or bill in equity under statute. Foreclosure by sale under the statutory power of sale accompanied by an entry prior to the sale is the more commonly followed method of foreclosure in Massachusetts. If the mortgagor is not a corporation, limited liability company or limited partnership, the mortgagee will generally first obtain a judgment from the Land
Court or Superior Court sitting in the county where the property is located barring the rights of any interested party under the Solders' and Sailor's Civil
Relief Act. Prior to conducting the sale, notice of sale must be published for three successive weeks with the first such publication to take place at least 21 days prior to the date of sale and notice must be delivered by registered mail to the required parties at least 30 days prior to the date of sale. A mortgagor has no right of redemption after a properly conducted foreclosure sale under the power of sale. The Commonwealth of Massachusetts does not have a "one action rule" or "anti deficiency legislation"; however, a deficiency judgment for a recourse loan cannot be obtained after a foreclosure sale conducted by a power of sale unless certain required steps are taken, including the giving of notice at least 21 days before the sale, the signing of an affidavit within 30 days after the sale, and generally bringing the action within 2 years after the sale.
In certain circumstances, the lender may have a receiver appointed. In
Massachusetts, contamination on a property may give rise to a "super lien" on the property for costs incurred by the Commonwealth of Massachusetts and such a lien has priority over all existing liens, including those of existing mortgages.

CALIFORNIA

     Under California law, a foreclosure may be accomplished either non-judicially or judicially. Generally, no deficiency judgment is permitted under California law following a non-judicial sale under a deed of trust but the borrower has no right of redemption. If the Lender, however, wishes to maintain the right to a deficiency, it may proceed judicially to foreclose, but
California law requires a lender, except in certain cases involving environmentally impaired real property, to attempt to satisfy the full debt through a foreclosure against the property before bringing a personal action, if otherwise permitted, against the borrower for recovery of the debt. California case law has held that acts such as an offset of an unpledged account or the application of rents from secured property prior to foreclosure, under some circumstances, constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the loan.
California law limits any deficiency judgment (if otherwise permitted) against the borrower, and possibly any guarantor, following a judicial sale to the excess of the outstanding debt over the greater (i) the fair market value of the property at the time of the public sale or (ii) the amount of the winning bid in the foreclosure. Borrowers also are allowed up to a one-year period within which to redeem the property. These limitations apply to the borrower. A separate action can in general be maintained against a guarantor except in rare circumstances.

                                     S-177

VIRGINIA LAW

     Foreclosure of the lien of a deed of trust in Virginia typically and most efficiently is accomplished by a non-judicial trustee's sale under a power of sale provision in the deed of trust. Judicial foreclosure also can be, but seldom is, used. In a non-judicial foreclosure, written notice to the borrower and other lienholders of record and newspaper advertisement of the trustee's sale, containing certain information, must be given for the time period prescribed in the deed of trust, but subject to statutory minimums. After such notice, the trustee may sell the real estate at public auction. Although rarely used in Virginia, in a judicial foreclosure, after notice to all interested parties, a full hearing and judgment in favor of the lienholder, the court orders a foreclosure sale to be conducted by a court-appointed commissioner in chancery or other officer. In either type of foreclosure sale, upon consummation of the foreclosure, the borrower has no right to redeem the property. A deficiency judgment for a recourse loan may be obtained. Further, under Virginia law, under certain circumstances and for certain time periods, a lienholder may petition the court for the appointment of a receiver to collect, protect and disburse the real property's rents and revenues, and otherwise to maintain and preserve the real property, pursuant to the court's instructions. The decision to appoint a receiver is solely within the court's discretion, regardless of what the deed of trust provides.

                          CERTAIN ERISA CONSIDERATIONS

     ERISA and the Code impose restrictions on Plans that are subject to ERISA and/or Section 4975 of the Code and on persons that are Parties in Interest with respect to such Plans. ERISA also imposes duties on persons who are fiduciaries of Plans subject to ERISA and prohibits certain transactions between a Plan and
Parties in Interest with respect to such Plan. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of such Plan. Governmental plans (as defined in Section 3(32) of ERISA) are not subject to the restrictions of ERISA and the Code. However, such Plans may be subject to similar provisions of applicable federal, state or local law.

PLAN ASSETS

     The U.S. Department of Labor ("DOL") has issued a final regulation (29
C.F.R. Section 2510.3-101) concerning the definition of what constitutes the assets of a Plan. The DOL Regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan subject to ERISA or Section 4975 of the
Code makes an "equity" investment will be deemed for certain purposes, including the prohibited transaction provisions of ERISA and Section 4975 of the Code, to be assets of the investing Plan unless certain exceptions apply. Under the terms of the regulation, if the assets of the trust were deemed to constitute Plan assets by reason of a Plan's investment in Certificates, such Plan assets would include an undivided interest in the mortgage loans and any other assets of the trust. If the mortgage loans or other trust assets constitute Plan assets, then any party exercising management or discretionary control regarding those assets may be deemed to be a "fiduciary" with respect to those assets, and thus subject to the fiduciary requirements and prohibited transaction provisions of ERISA and
Section 4975 of the Code with respect to the mortgage loans and other trust assets.

     Affiliates of Morgan Stanley Capital I Inc., the Underwriters, the master servicers, the special servicer and certain of their respective affiliates might be considered or might become fiduciaries or other Parties in Interest with respect to investing Plans. Moreover, the trustee, the paying agent, the master servicers, the special servicers, the Operating Adviser, any insurer, primary insurer or any other issuer of a credit support instrument relating to the primary assets in the trust or certain of their respective affiliates might be considered fiduciaries or other Parties in Interest with respect to investing
Plans. In the absence of an applicable exemption, "prohibited transactions"--within the meaning of ERISA and Section 4975 of the Code--could arise if Certificates were acquired by, or with "plan assets" of, a Plan with respect to which any such person is a Party in Interest.

     In addition, an insurance company proposing to acquire or hold the Offered
Certificates with assets of its general account should consider the extent to which such acquisition or holding would be subject to the requirements of ERISA and Section 4975 of the Code under John Hancock Mutual Life Insurance Co. v.
Harris Trust and Savings Bank, 510 U.S. 86 (1993), and Section 401(c) of ERISA,
as added by the Small Business Job Protection Act of 1996, Public Law No.
104-188, and subsequent DOL and judicial guidance. See "--Insurance Company
General Accounts" below.

                                     S-178

SPECIAL EXEMPTION APPLICABLE TO THE OFFERED CERTIFICATES

     With respect to the acquisition and holding of the Offered Certificates, the DOL has granted to Morgan Stanley & Co. Incorporated an individual prohibited transaction exemption (Prohibited Transaction Exemption 90-24, as amended), which generally exempts from certain of the prohibited transaction rules of ERISA and Section 4975 of the Code transactions relating to:

     o    the initial purchase, the holding, and the subsequent resale by Plans of Certificates evidencing interests in pass-through trusts; and

     o    transactions in connection with the servicing, management and operation of such trusts; provided that the assets of such trusts consist of certain secured receivables, loans and other obligations that meet the conditions and requirements of the Exemption.

The assets covered by the Exemption include mortgage loans such as the mortgage loans and fractional undivided interests in such loans.

     The Exemption as applicable to the Offered Certificates (and as modified by
Prohibited Transaction Exemption 2002-41) sets forth the following five general conditions which must be satisfied for exemptive relief:

     o    the acquisition of the Certificates by a Plan must be on terms, including the price for the Certificates, that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

     o    the Certificates acquired by the Plan must have received a rating at the time of such acquisition that is in one of the four highest generic rating categories from Fitch, Moody's or S & P;

     o    the trustee cannot be an affiliate of any member of the Restricted
          Group other than an Underwriter; the "Restricted Group" consists of the Underwriters, Morgan Stanley Capital I Inc., each master servicer, each special servicer, each Primary Servicer, any person responsible for servicing a Non-Trust Serviced Loan Group and any borrower with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of such Classes of Certificates;

     o    the sum of all payments made to the Underwriters in connection with the distribution of the Certificates must represent not more than reasonable compensation for underwriting the Certificates; the sum of all payments made to and retained by Morgan Stanley Capital I Inc. in consideration of the assignment of the mortgage loans to the trust must represent not more than the fair market value of such mortgage loans; the sum of all payments made to and retained by a master servicer, a special servicer, and any sub-servicer must represent not more than reasonable compensation for such person's services under the
          Pooling and Servicing Agreement or other relevant servicing agreement and reimbursement of such person's reasonable expenses in connection therewith; and

     o    the Plan investing in the Certificates must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the
          Securities and Exchange Commission under the 1933 Act.

     A fiduciary of a Plan contemplating purchasing any such Class of
Certificates in the secondary market must make its own determination that at the time of such acquisition, any such Class of Certificates continues to satisfy the second general condition set forth above. Morgan Stanley Capital I Inc.
expects that, as of the Closing Date, the second general condition set forth above will be satisfied with respect to each of such Classes of Certificates. A fiduciary of a Plan contemplating purchasing any such Class of Certificates must make its own determination that at the time of purchase the general conditions set forth above will be satisfied with respect to any such Class of
Certificates.

     Before purchasing any such Class of Certificates, a fiduciary of a Plan should itself confirm (a) that such Certificates constitute "securities" for purposes of the Exemption and (b) that the specific and general conditions of the Exemption and the other requirements set forth in the Exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the Plan fiduciary should consider the availability of other prohibited transaction exemptions.

                                     S-179

     Moreover, the Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions, but only if, among other requirements:

     o    the investing Plan fiduciary or its affiliates is an obligor with respect to 5% or less of the fair market value of the obligations contained in the trust;

     o    the Plan's investment in each Class of Certificates does not exceed
          25% of all of the Certificates outstanding of that Class at the time of the acquisition; and

     o    immediately after the acquisition, no more than 25% of the assets of the Plan are invested in Certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

     We believe that the Exemption will apply to the acquisition and holding of the Offered Certificates by Plans or persons acting on behalf of or with "plan assets" of Plans, and that all of the above conditions of the Exemption, other than those within the control of the investing Plans or Plan investors, have been met. Upon request, the Underwriters will deliver to any fiduciary or other person considering investing "plan assets" of any Plan in the Certificates a list identifying each borrower that is the obligor under each mortgage loan that constitutes more than 5% of the aggregate principal balance of the assets of the trust.

INSURANCE COMPANY GENERAL ACCOUNTS

     Based on the reasoning of the United States Supreme Court in John Hancock
Mutual Life Ins. Co. v. Harris Trust and Savings Bank, an insurance company's general account may be deemed to include assets of the Plans investing in the general account (e.g., through the purchase of an annuity contract), and the insurance company might be treated as a Party in Interest with respect to a Plan by virtue of such investment. Any investor that is an insurance company using the assets of an insurance company general account should note that the Small
Business Job Protection Act of 1996 added Section 401(c) of ERISA relating to the status of the assets of insurance company general accounts under ERISA and
Section 4975 of the Code. Pursuant to Section 401(c), the Department of Labor
issued final regulations effective January 5, 2000 with respect to insurance policies issued on or before December 31, 1998 that are supported by an insurer's general account. As a result of these regulations, assets of an insurance company general account will not be treated as "plan assets" for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the Code to the extent such assets relate to contracts issued to employee benefit plans on or before December 31, 1998 and the insurer satisfied various conditions.

     Any assets of an insurance company general account which support insurance policies or annuity contracts issued to Plans after December 31, 1998, or on or before that date for which the insurer does not comply with the 401(c)
Regulations, may be treated as "plan assets" of such Plans. Because Section
401(c) does not relate to insurance company separate accounts, separate account assets continue to be treated as "plan assets" of any Plan that is invested in such separate account. Insurance companies contemplating the investment of general account assets in the Subordinate Certificates should consult with their legal counsel with respect to the applicability of Section 401(c).

     Accordingly, any insurance company that acquires or holds any offered certificate shall be deemed to have represented and warranted to Morgan Stanley
Capital I Inc., the trustee, the paying agent and each master servicer that (1)
such acquisition and holding is permissible under applicable law, including the
Exemption, will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code, and will not subject Morgan Stanley
Capital I Inc., the trustee, the paying agent, either master servicer, either special servicer or the certificate registrar to any obligation in addition to those undertaken in the Pooling and Servicing Agreement or (2) the source of funds used to acquire and hold such Certificates is an "insurance company general account," as defined in DOL Prohibited Transaction Class Exemption
95-60, and the applicable conditions set forth in PTCE 95-60 have been satisfied.

GENERAL INVESTMENT CONSIDERATIONS

     Prospective Plan investors should consult with their legal counsel concerning the impact of ERISA, Section 4975 of the Code or any corresponding provisions of applicable federal, state or local law, the applicability of the
Exemption, or other exemptive relief, and the potential consequences to their specific circumstances, prior to

                                     S-180

making an investment in the Certificates. Moreover, each Plan fiduciary should determine whether, under the general fiduciary standards of ERISA regarding prudent investment procedure and diversification, an investment in the
Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                                LEGAL INVESTMENT

     The Offered Certificates will not constitute "mortgage related securities"
for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as
amended. The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase Offered Certificates, is subject to significant interpretive uncertainties.

     No representations are made as to the proper characterization of the
Offered Certificates for legal investment, financial institution regulatory purposes, or as to the ability of particular investors to purchase the Offered
Certificates under applicable legal investment or other restrictions. The uncertainties referred to above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity of the Offered
Certificates.

     Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult their own legal advisors to determine whether, and to what extent, the Offered Certificates will constitute legal investments for them or are subject to investment, capital or other restrictions. See "Legal Investment" in the prospectus.

                                 USE OF PROCEEDS

     We will apply the net proceeds of the offering of the Certificates towards the simultaneous purchase of the mortgage loans from the sellers and to the payment of expenses in connection with the issuance of the Certificates.

     We have entered into an Underwriting Agreement with Morgan Stanley & Co.
Incorporated, Banc of America Securities LLC, Natixis Securities North America
Inc. (formerly IXIS Securities North America Inc.), Merrill Lynch, Pierce,
Fenner & Smith Incorporated and SunTrust Capital Markets, Inc. Subject to the
terms and conditions set forth in the Underwriting Agreement, Morgan Stanley
Capital I Inc. has agreed to sell to each Underwriter, and each Underwriter has agreed to purchase from Morgan Stanley Capital I Inc., the respective aggregate
Certificate Balance of each Class of Offered Certificates presented below.

          UNDERWRITER          CLASS A-1     CLASS A-1A      CLASS A-2      CLASS A-3      CLASS A-4      CLASS A-M      CLASS A-J
---------------------------   -----------   ------------   ------------   ------------   ------------   ------------   ------------

Morgan Stanley & Co.
   Incorporated ...........   $43,000,000   $477,014,000   $114,800,000   $ 64,000,000   $423,816,000   $143,947,000   $149,601,000
Banc of America
   Securities LLC..........   $         0   $          0   $          0   $          0   $          0   $          0   $          0
Natixis Securities North
   America Inc. ...........   $         0   $          0   $          0   $          0   $          0   $          0   $          0
Merrill Lynch, Pierce,
   Fenner & Smith
   Incorporated ...........   $         0   $          0   $          0   $          0   $          0   $          0   $          0
SunTrust Capital
   Markets, Inc. ..........   $         0   $          0   $          0   $          0   $ 25,000,000   $ 20,000,000   $          0
TOTAL .....................   $43,000,000   $477,014,000   $114,800,000   $ 64,000,000   $448,816,000   $163,947,000   $149,601,000

     Morgan Stanley & Co. Incorporated will act as sole lead manager and sole bookrunner with respect to the Offered Certificates. Banc of America Securities
LLC, Natixis Securities North America Inc., Merrill Lynch, Pierce, Fenner &
Smith Incorporated and SunTrust Capital Markets, Inc. will act as co-managers with respect to the offered certificates.

     The Underwriting Agreement provides that the obligations of the
Underwriters are subject to conditions precedent, and that the Underwriters severally will be obligated to purchase all of the Offered Certificates if any are purchased. In the event of a default by an Underwriter, the Underwriting
Agreement provides that the purchase commitment of the non-defaulting
Underwriter may be increased. Proceeds to Morgan Stanley Capital I Inc. from the sale of the Offered Certificates, before deducting expenses payable by Morgan
Stanley Capital I Inc., will be approximately $1,469,028,489, plus accrued interest on the Certificates.

     The Underwriters have advised us that they will propose to offer the
Offered Certificates from time to time for sale in one or more negotiated transactions or otherwise at varying prices to be determined at the time of sale. The Underwriters may effect such transactions by selling such Classes of
Offered Certificates to or through dealers and

                                     S-181

such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters and any purchasers of such
Classes of Offered Certificates for whom they may act as agent.

     The Underwriters and any dealers that participate with the Underwriters in the distribution of the Offered Certificates may be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of such Classes of Offered Certificates by them may be deemed to be underwriting discounts or commissions, under the Securities Act of 1933, as amended.

     The Offered Certificates are offered by the Underwriters when, as and if issued by Morgan Stanley Capital I Inc., delivered to and accepted by the
Underwriters and subject to their right to reject orders in whole or in part. It is expected that delivery of the Offered Certificates will be made in book-entry form through the facilities of DTC against payment therefor on or about March
29, 2007, which is the 5th business day following the date of pricing of the
Certificates.

     Under Rule 15c6 1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in 3 business days, unless the parties to any such trade expressly agree otherwise.
Accordingly, purchasers who wish to trade Offered Certificates in the secondary market prior to such delivery should specify a longer settlement cycle, or should refrain from specifying a shorter settlement cycle, to the extent that failing to do so would result in a settlement date that is earlier than the date of delivery of such Offered Certificates.

     We have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments the Underwriters may be required to make in respect thereof.

     The Offered Certificates are a new issue of securities with no established trading market. One or more of the Underwriters currently intend to make a secondary market in the Offered Certificates, but they are not obligated to do
so. Any market making may be discontinued at any time and there can be no assurance that an active public market for the Offered Certificates will develop.

                                  LEGAL MATTERS

     The validity of the Offered Certificates and the material federal income tax consequences of investing in the Offered Certificates will be passed upon for Morgan Stanley Capital I Inc. by Cadwalader, Wickersham & Taft LLP, New
York, New York. Legal matters with respect to the Offered Certificates will be passed upon for the Underwriters by Cadwalader, Wickersham & Taft LLP, New York,
New York. Legal matters will be passed upon for Morgan Stanley Mortgage Capital
Inc. by Cadwalader, Wickersham & Taft LLP, New York, New York, for Natixis Real
Estate Capital Inc. (formerly IXIS Real Estate Capital Inc.) by Cadwalader,
Wickersham & Taft LLP, New York, New York, for NCB, FSB and National Consumer
Cooperative Bank by Bryan Cave, LLP, New York, New York, for SunTrust Bank by
Stites & Harbison, PLLC, Atlanta, Georgia.

                                     RATINGS

     It is a condition of the issuance of the Offered Certificates that they receive the following credit ratings from Fitch and S&P.

CLASS                         FITCH   S&P
---------------------------   -----   ---
Class A-1..................    AAA    AAA
Class A-1A.................    AAA    AAA
Class A-2..................    AAA    AAA
Class A-3..................    AAA    AAA
Class A-4..................    AAA    AAA
Class A-M..................    AAA    AAA
Class A-J..................    AAA    AAA

     The ratings of the Offered Certificates address the likelihood of the timely payment of interest and the ultimate payment of principal, if any, due on the Offered Certificates by the Rated Final Distribution Date, which is the first

                                     S-182

Distribution Date that is 24 months after the end of the amortization term of the mortgage loan, that, as of the Cut-off Date, has the longest remaining amortization term. The ratings on the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency.

     The ratings of the Certificates do not represent any assessment of (1) the likelihood or frequency of principal prepayments, voluntary or involuntary, on the mortgage loans, (2) the degree to which such prepayments might differ from those originally anticipated, (3) whether and to what extent Prepayment
Premiums, Yield Maintenance Charges, Excess Interest or default interest will be received, (4) the allocation of Net Aggregate Prepayment Interest Shortfalls or
(5) the tax treatment of the Certificates.

     There can be no assurance as to whether any rating agency not requested to rate the Offered Certificates will nonetheless issue a rating to any Class thereof and, if so, what such rating would be. A rating assigned to any Class of
Offered Certificates by a rating agency that has not been requested by Morgan
Stanley Capital I Inc. to do so may be lower than the ratings assigned thereto at the request of Morgan Stanley Capital I Inc.

                                     S-183

                                GLOSSARY OF TERMS

     The Certificates will be issued pursuant to the Pooling and Servicing
Agreement. The following "Glossary of Terms" is not complete. You should also refer to the prospectus and the Pooling and Servicing Agreement for additional definitions. If you send a written request to the trustee at its corporate office, the trustee will provide to you without charge a copy of the Pooling and
Servicing Agreement, without exhibits and schedules.

     Unless the context requires otherwise, the definitions contained in this
"Glossary of Terms" apply only to this series of Certificates and will not necessarily apply to any other series of Certificates the trust may issue.

     "2007-HQ11 Depositor" means the "Depositor" under the 2007-HQ11 Pooling and
Servicing Agreement, which as of the date hereof is Morgan Stanley Capital I
Inc.

     "2007-HQ11 Master Servicer" means the master servicer under the 2007-HQ11
Pooling and Servicing Agreement, which as of the date hereof is Capmark Finance
Inc.

     "2007-HQ11 Pooling and Servicing Agreement" means the pooling and servicing agreement dated as of February 1, 2007 among the 2007-HQ11 Depositor, the
2007-HQ11 Master Servicer, the 2007-HQ11 Special Servicer and the 2007-HQ11
Trustee, pursuant to which the Commercial Mortgage Pass-Through Certificates,
Series 2007-HQ11, were issued.

     "2007-HQ11 Special Servicer" means the special servicer under the 2007-HQ11
Pooling and Servicing Agreement, which as of the date hereof is J.E. Robert
Company, Inc.

     "2007-HQ11 Trustee" means the "Trustee," the "Certificate Registrar" and the "Authenticating Agent" under the 2007-HQ11 Pooling and Servicing Agreement, which as of the date hereof is Wells Fargo Bank, N.A.

     "Accrued Certificate Interest" means, in respect of each Class of REMIC
Regular Certificates for each Distribution Date, the amount of interest for the applicable Interest Accrual Period accrued at the applicable Pass-Through Rate on the aggregate Certificate Balance or Notional Amount, as the case may be, of such Class of Certificates outstanding immediately prior to such Distribution
Date. Accrued Certificate Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     "Additional Servicer" means each affiliate of a master servicer, a sponsor, the trustee, the Depositor or any Underwriter that services any of the mortgage loans and each person that is not an affiliate of a master servicer, a sponsor, the trustee, the Depositor or any Underwriter other than the special servicer, and who services 10% or more of the mortgage loans based on the principal balance of the mortgage loans.

     "Administrative Cost Rate" will equal the sum of the rates for which the related Master Servicing Fee, the Excess Servicing Fee, the related Primary
Servicing Fee, the Trustee Fee and, in the case of the Non-Trust Serviced Pari
Passu Loan, the Pari Passu Loan Servicing Fee Rate for any month (in each case, expressed as a per annum rate) are calculated for any mortgage loan in such month, as set forth for each mortgage loan on Appendix II to this prospectus supplement.

     "Advance" means either a Servicing Advance or P&I Advance, as the context may require.

     "Advance Rate" means a per annum rate equal to the "prime rate" as published in The Wall Street Journal from time to time or if no longer so published, such other publication as determined by the trustee in its reasonable discretion.

     "Annual Report" means one or more reports for each mortgage loan based on the most recently available rent rolls (with respect to all properties other than residential cooperative properties) and most recently available year-end financial statements of each applicable borrower, to the extent such information is provided to the master servicer, containing such information and analyses as required by the Pooling and Servicing Agreement including, without limitation,
Debt Service Coverage Ratios, to the extent available, and in such form as shall be specified in the Pooling and Servicing Agreement.

                                     S-184

     "Anticipated Repayment Date" means, in respect of any ARD Loan, the date on which a substantial principal payment on an ARD Loan is anticipated to be made
(which is prior to stated maturity).

     "Appraisal Event" means, with respect to any mortgage loan, not later than the earliest of the following:

     o    the date 120 days after the occurrence of any delinquency in payment with respect to such mortgage loan if such delinquency remains uncured;

     o    the date 30 days after receipt of notice that the related borrower has filed a bankruptcy petition, an involuntary bankruptcy has occurred, or has consented to the filing of a bankruptcy proceeding against it or a receiver is appointed in respect of the related mortgaged property; provided that such petition or appointment remains in effect;

     o    the effective date of any modification to a Money Term of a mortgage loan, other than an extension of the date that a Balloon Payment is due for a period of less than 6 months from the original due date of such Balloon Payment; and

     o    the date 30 days following the date a mortgaged property becomes an
          REO Property.

     "Appraisal Reduction" will equal for any mortgage loan, including a mortgage loan as to which the related mortgaged property has become an REO
Property, an amount, calculated as of the first Determination Date that is at least 15 days after the date on which the appraisal is obtained or the internal valuation is performed, equal to the excess, if any, of:

          the sum of:

     o    the Scheduled Principal Balance of such mortgage loan (or, in the case of an REO Property, the related REO Mortgage Loan), less the undrawn principal amount of any letter of credit or debt service reserve, if applicable, that is then securing such mortgage loan;

     o    to the extent not previously advanced by a master servicer or the trustee, all accrued and unpaid interest on such mortgage loan (or, in the case of an REO Property, the related REO Mortgage Loan);

     o    all related unreimbursed Advances and interest on such Advances at the
          Advance Rate; and

     o    to the extent funds on deposit in any applicable Escrow Accounts are not sufficient therefor, and to the extent not previously advanced by a master servicer, the special servicer or the trustee, all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents and other amounts which were required to be deposited in any Escrow Account (but were not deposited) in respect of the related mortgaged property or REO Property, as the case may be,

          over

     o    90% of the value (net of any prior mortgage liens) of such mortgaged property or REO Property as determined by such appraisal or internal valuation plus the amount of any escrows held by or on behalf of the trustee as security for the mortgage loan (less the estimated amount of obligations anticipated to be payable in the next 12 months to which such escrows relate).

     With respect to each mortgage loan that is cross-collateralized with any other mortgage loan, the value of each mortgaged property that is security for each mortgage loan in such cross-collateralized group, as well as the outstanding amounts under each such mortgage loan, shall be taken into account when calculating such Appraisal Reduction.

     In the case of the RREEF Portfolio Pari Passu Loan, any Appraisal Reduction
will be calculated in respect of the RREEF Portfolio Pari Passu Loan and the
RREEF Portfolio Companion Loans and then allocated pro rata between the RREEF
Portfolio Pari Passu Loan and the RREEF Portfolio Companion Loans according to their respective principal balances.

                                     S-185

     "ARD Loan" means a mortgage loan that provides for increases in the mortgage rate and/or principal amortization at a date prior to stated maturity, which creates an incentive for the related borrower to prepay such mortgage loan.

     "Assumed Scheduled Payment" means an amount deemed due in respect of:

     o    any Balloon Loan that is delinquent in respect of its Balloon Payment beyond the first Determination Date that follows its original stated
          maturity date; or

     o    any mortgage loan as to which the related mortgaged property has become an REO Property.

The Assumed Scheduled Payment deemed due on any such Balloon Loan on its original stated maturity date and on each successive Due Date that such Balloon
Loan remains or is deemed to remain outstanding will equal the Scheduled Payment that would have been due on such date if the related Balloon Payment had not come due, but rather such mortgage loan had continued to amortize in accordance with its amortization schedule in effect immediately prior to maturity. With respect to any mortgage loan as to which the related mortgaged property has become an REO Property, the Assumed Scheduled Payment deemed due on each Due
Date for so long as the REO Property remains part of the trust, equals the
Scheduled Payment (or Assumed Scheduled Payment) due on the last Due Date prior to the acquisition of such REO Property.

     "Authenticating Agent" means the paying agent, in its capacity as the
Authenticating Agent.

     "Available Distribution Amount" means in general, for any Distribution
Date, an amount equal to the aggregate of the following amounts with respect to the mortgage loans:

     (1) all amounts on deposit in the Distribution Account as of the commencement of business on such Distribution Date that represent payments and other collections on or in respect of the mortgage loans and any REO Properties that were received by a master servicer or a special servicer through the end of the related Collection Period, exclusive of any portion thereof that represents one or more of the following:

     o    Scheduled Payments collected but due on a Due Date subsequent to the related Collection Period;

     o    Prepayment Premiums or Yield Maintenance Charges (which are separately distributable on the Certificates as described in this prospectus supplement);

     o    amounts that are payable or reimbursable to any person other than the
          Certificateholders (including, among other things, amounts payable to the master servicers, the special servicers, the Primary Servicers, the trustee and the paying agent as compensation or in reimbursement of outstanding Advances);

     o    amounts deposited in the Distribution Account in error; and

     o    if such Distribution Date occurs during January, other than a leap year, or February of any year (unless the related Distribution Date is the final Distribution Date), the Interest Reserve Amounts with respect to the Interest Reserve Loans to be deposited into the
          Interest Reserve Account;

     (2) to the extent not already included in clause (1), any Compensating
Interest Payments paid with respect to such Distribution Date; and

     (3) if such Distribution Date occurs during March of any year (or February, if the related Distribution Date is the final Distribution Date), the aggregate of the Interest Reserve Amounts then on deposit in each Interest Reserve Account in respect of each Interest Reserve Loan.

     In addition, (i) in the case of the mortgage loans that permit voluntary
Principal Prepayment on any day of the month without the payment of a full month's interest, the applicable master servicer will be required to remit to the Distribution Account on any Master Servicer Remittance Date for a Collection
Period any Principal Prepayments received after the end of such Collection
Period but no later than the first business day immediately preceding such
Master Servicer Remittance Date (provided that the applicable master servicer has received such payments from the applicable primary servicer, if any), and
(ii) in the case of the mortgage loans for which a Scheduled Payment

                                     S-186

(including any Balloon Payment) is due in a month on a Due Date (including any grace period) that is scheduled to occur after the Determination Date in such month, the applicable master servicer will be required to remit to the
Distribution Account on the Master Servicer Remittance Date occurring in such month any such Scheduled Payment (net of the Master Servicing Fee and Primary
Servicing Fee, and including any Balloon Payment) that is received no later than the date that is one business day immediately preceding such Master Servicer
Remittance Date (provided that the applicable master servicer has received such payments from the applicable primary servicer, if any). Amounts remitted to the
Distribution Account on a Master Servicer Remittance Date as described above in the paragraph will, in general, also be part of the Available Distribution
Amount for the Distribution Date occurring in the applicable month.

     "Balloon Loans" means mortgage loans that provide for Scheduled Payments based on amortization schedules significantly longer than their terms to maturity or Anticipated Repayment Date, and that are expected to have remaining principal balances equal to or greater than 5% of the original principal balance of those mortgage loans as of their respective stated maturity date or anticipated to be paid on their Anticipated Repayment Dates, as the case may be, unless prepaid prior thereto.

     "Balloon LTV" - See "Balloon LTV Ratio."

     "Balloon LTV Ratio" or "Balloon LTV" means the ratio, expressed as a percentage, of the principal balance of a Balloon Loan anticipated to be outstanding on the date on which the related Balloon Payment is scheduled to be due or, in the case of an ARD Loan, the principal balance on its related
Anticipated Repayment Date to the value of the related mortgaged property or properties as of the Cut-off Date determined as described under "Description of the Mortgage Pool--Additional Mortgage Loan Information" in this prospectus supplement.

     "Balloon Payment" means, with respect to a Balloon Loan, the principal payments and scheduled interest due and payable on the relevant maturity dates.

     "Base Interest Fraction" means, with respect to any principal prepayment of any mortgage loan that provides for payment of a Prepayment Premium or Yield
Maintenance Charge, and with respect to any Class of Certificates, a fraction
(A) whose numerator is the greater of (x) zero and (y) the difference between
(i) the Pass-Through Rate on that Class of Certificates and (ii) the Discount
Rate and (B) whose denominator is the difference between (i) the mortgage rate on the related mortgage loan or, with respect to the residential cooperative mortgage loans sold to the trust by NCB, FSB, the Net Mortgage Rate on the related mortgage loan and (ii) the Discount Rate; provided, however, that under no circumstances will the Base Interest Fraction be greater than 1. If the
Discount Rate referred to above is greater than or equal to the mortgage rate on the related mortgage loan (with respect to the residential cooperative mortgage loans sold to the trust by NCB, FSB, the Net Mortgage Rate on the related mortgage loan), then the Base Interest Fraction will equal zero; provided, however, that if the Discount Rate referred to above is greater than or equal to the mortgage rate on the related mortgage loan (with respect to the residential cooperative mortgage loans sold to the trust by NCB, FSB, the Net Mortgage Rate on the related mortgage loan), but is less than the Pass-Through Rate on that
Class of certificates, then the Base Interest Fraction shall be equal to 1.0.

     "Certificate Account" means one or more separate accounts established and maintained by a master servicer, any Primary Servicer or any sub-servicer on behalf of a master servicer, pursuant to the Pooling and Servicing Agreement.

     "Certificate Balance" will equal the then maximum amount that the holder of each Principal Balance Certificate will be entitled to receive in respect of principal out of future cash flow on the mortgage loans and other assets included in the trust.

     "Certificate Owner" means a person acquiring an interest in an offered certificate.

     "Certificate Registrar" means the paying agent, in its capacity as the
Certificate Registrar.

     "Certificateholder" or "Holder" means an investor certificateholder, a person in whose name a certificate is registered by the Certificate Registrar or a person in whose name ownership of an uncertificated certificate is recorded in the books and records of the Certificate Registrar.

                                     S-187

     "Certificates" has the meaning described under "Description of the Offered
Certificates--General" in this prospectus supplement.

     "Class" means the designation applied to the Offered Certificates and the private certificates, pursuant to this prospectus supplement.

     "Class A Senior Certificates" means the Class A-1 Certificates, the Class
A-1A Certificates, the Class A-2 Certificates, the Class A-3 Certificates and
the Class A-4 Certificates.

     "Clearstream Banking" means Clearstream Banking Luxembourg, societe anonyme.

     "Closing Date" means on or about March 29, 2007.

     "Code" means the Internal Revenue Code of 1986, as amended, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form and proposed regulations thereunder, to the extent that, by reason of their proposed effective date, such proposed regulations would apply to the trust.

     "Collection Period" means, with respect to any Distribution Date, the period beginning with the day after the Determination Date in the month preceding such Distribution Date (or, in the case of the first Distribution
Date, the Cut-off Date) and ending with the Determination Date occurring in the month in which such Distribution Date occurs.

     "Compensating Interest" means, with respect to any Distribution Date and each master servicer, an amount equal to the excess of (A) Prepayment Interest
Shortfalls incurred in respect of the mortgage loans serviced by such master servicer resulting from Principal Prepayments on such mortgage loans (but not including the Non-Trust Serviced Pari Passu Loan) during the related Collection
Period over (B) Prepayment Interest Excesses incurred in respect of the mortgage loans serviced by such master servicer resulting from Principal Prepayments on such mortgage loans (but not including the Non-Trust Serviced Pari Passu Loan)
during the same Collection Period. Notwithstanding the foregoing, such
Compensating Interest shall not (i) exceed the portion of the aggregate Master
Servicing Fee accrued at a rate per annum equal to 2 basis points for the related Collection Period calculated in respect of all the mortgage loans serviced by such master servicer, including REO Properties (but not including the Non-Trust Serviced Pari Passu Loan), if such master servicer applied the subject Principal Payment in accordance with the terms of the related mortgage loan documents or (ii) be required to be paid on any Prepayment Interest
Shortfalls incurred in respect of any Specially Serviced Mortgage Loans.

     "Compensating Interest Payment" means any payment of Compensating Interest.

     "Condemnation Proceeds" means any awards resulting from the full or partial condemnation or eminent domain proceedings or any conveyance in lieu or in anticipation thereof with respect to a mortgaged property by or to any governmental, quasi-governmental authority or private entity with condemnation powers other than amounts to be applied to the restoration, preservation or repair of such mortgaged property or released to the related borrower in accordance with the terms of the mortgage loan. With respect to the mortgaged properties securing the Non-Trust Serviced Pari Passu Loan, the Condemnation
Proceeds will include only the portion of such net proceeds that is payable to the holder of the Non-Trust Serviced Pari Passu Loan pursuant to the 2007-HQ11
Pooling and Servicing Agreement.

     "Constant Prepayment Rate" or "CPR" means a rate that represents an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. CPR does not purport to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans, including the mortgage loans underlying the Certificates.

     "Controlling Class" means the most subordinate Class of Subordinate
Certificates outstanding at any time of determination; provided, however, that if the aggregate Certificate Balance of such Class of Certificates is less than
25% of the initial aggregate Certificate Balance of such Class as of the Closing
Date, the Controlling Class will be the next most subordinate Class of
Certificates.

                                     S-188

     "CPR" - See "Constant Prepayment Rate" above.

     "Cut-off Date" means March 1, 2007. For purposes of the information contained in this prospectus supplement (including the appendices to this prospectus supplement), scheduled payments due in March 2007 with respect to mortgage loans not having payment dates on the first of each month have been deemed received on March 1, 2007, not the actual day which such scheduled payments are due. All references to the "cut-off date" with respect to any mortgage loan characteristics (including any numerical or statistical information) contained in this prospectus supplement are based on an assumption that all scheduled payments will be made on the respective due date and that no unscheduled prepayments are made.

     "Cut-off Date Balance" means, with respect to any mortgage loan, such mortgage loan's principal balance outstanding as of its Cut-off Date, after application of all payments of principal due on or before such date, whether or not received, determined as described under "Description of the Mortgage
Pool--Additional Mortgage Loan Information" in this prospectus supplement and assuming no unscheduled prepayment is made. For purposes of those mortgage loans that have a due date on a date other than the first of the month, we have assumed that monthly payments on such mortgage loans are due on the first of the month for purposes of determining their Cut-off Date Balances.

     "Cut-off Date Loan-to-Value" or "Cut-off Date LTV" means a ratio, expressed as a percentage, of the Cut-off Date Balance of a mortgage loan to the value of the related mortgaged property or properties determined as described under
"Description of the Mortgage Pool--Additional Mortgage Loan Information" in this prospectus supplement. With respect to any mortgage loan that is part of a cross-collateralized group of mortgage loans, the "Cut-off Date Loan-to-Value"
or "Cut-off Date LTV" means a ratio, expressed as a percentage, the numerator of which is the Cut-off Date Balance of all the mortgage loans in the cross-collateralized group and the denominator of which is the aggregate of the value of the related mortgaged properties determined as described under
"Description of the Mortgage Pool--Additional Mortgage Loan Information" in this prospectus supplement, related to the cross-collateralized group.

     "Cut-off Date LTV" - See "Cut-off Date Loan-to-Value."

     "Debt Service Coverage Ratio" or "DSCR" means the ratio of Underwritable
Cash Flow estimated to be produced by the related mortgaged property or properties to the annualized amount of debt service payable under that mortgage loan. With respect to any mortgage loan that is part of a cross-collateralized group of mortgage loans, the "Debt Service Coverage Ratio" or "DSCR" is the ratio of Underwritable Cash Flow calculated for the mortgaged properties related to the cross-collateralized group to the annualized amount of debt service payable for all of the mortgage loans in the cross-collateralized group.

     "Depositor" means Morgan Stanley Capital I Inc.

     "Determination Date" means (a) with respect to any Distribution Date and any of the mortgage loans other than the NCB mortgage loans, the earlier of (i)
the 10th day of the month in which such Distribution Date occurs or, if such day is not a business day, the next preceding business day and (ii) the 5th business day prior to the related Distribution Date and (b) with respect to any
Distribution Date and any of the NCB mortgage loans, the earlier of (i) the 11th day of the month in which such Distribution Date occurs or, if such day is not a business day, the next preceding business day and (ii) the 4th business day prior to the related Distribution Date.

     "Discount Rate" means, for the purposes of the distribution of Prepayment
Premiums or Yield Maintenance Charges, the rate which, when compounded monthly, is equivalent to the Treasury Rate when compounded semi-annually.

     "Distributable Certificate Interest Amount" means, in respect of any Class of REMIC Regular Certificates for any Distribution Date, the sum of:

     (a)  Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date, reduced (to not less than zero) by:

          (i)  any Net Aggregate Prepayment Interest Shortfalls allocated to such Class; and

                                     S-189

               (ii) Realized Losses and Expense Losses, in each case
          specifically allocated with respect to such Distribution Date to reduce the Distributable Certificate Interest Amount payable in respect of such Class in accordance with the terms of the Pooling and
          Servicing Agreement; and

     (b)  the portion of the Distributable Certificate Interest Amount for such
          Class remaining unpaid as of the close of business on the preceding
          Distribution Date; and

     (c)  if the aggregate Certificate Balance is reduced because amounts in the
          Certificate Account allocable to principal have been used to reimburse a nonrecoverable Advance, and there is a subsequent recovery of amounts on the applicable mortgage loans, then interest at the applicable pass-through rate that would have accrued and been distributable with respect to the amount that the aggregate
          Certificate Balance was so reduced, which interest shall accrue from the date that the Certificate Balance was so reduced through the end of the Interest Accrual Period related to the Distribution Date on which such amounts are subsequently recovered.

     "Distribution Account" means the distribution account maintained by the paying agent, in accordance with the Pooling and Servicing Agreement.

     "Distribution Date" means the 15th day of each month, or if any such 15th day is not a business day, on the next succeeding business day.

     "Document Defect" means that a mortgage loan document is not delivered as and when required, is not properly executed or is defective on its face.

     "DOL Regulation" means the final regulation, issued by the U.S. Department of Labor, defining the term "plan assets" which provides, generally, that when a
Plan makes an equity investment in another entity, the underlying assets of that entity may be considered plan assets unless exceptions apply (29 C.F.R. Section
2510.3-101).

     "DSCR" - See "Debt Service Coverage Ratio."

     "DTC" means The Depository Trust Company.

     "DTC Systems" means those computer applications, systems, and the like for processing data for DTC.

     "Due Dates" means dates upon which the related Scheduled Payments are first due, without the application of grace periods, under the terms of the related mortgage loans.

     "EPA" means the United States Environmental Protection Agency.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
amended.

     "Escrow Account" means one or more custodial accounts established and maintained by a master servicer (or a Primary Servicer on its behalf) pursuant to the Pooling and Servicing Agreement.

     "Euroclear" means The Euroclear System.

     "Event of Default" means, with respect to a master servicer under the
Pooling and Servicing Agreement, any one of the following events:

     o    any failure by such master servicer to remit to the paying agent or otherwise make any payment required to be remitted by the master servicer under the terms of the Pooling and Servicing Agreement, including any required Advances, at the times required under the terms of the Pooling and Servicing Agreement, which failure to remit is not cured by 11:00 a.m. on the Distribution Date;

     o    any failure by such master servicer to make a required deposit to the
          Certificate Account which continues unremedied for 1 business day following the date on which such deposit was first required to be made;

     o    any failure on the part of such master servicer duly to observe or perform in any material respect any other of the duties, covenants or agreements on the part of such master servicer contained in the
          Pooling and

                                     S-190

          Servicing Agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to such master servicer by
          Morgan Stanley Capital I Inc. or the trustee; provided, however, that if such master servicer certifies to the trustee and Morgan Stanley
          Capital I Inc. that such master servicer is in good faith attempting to remedy such failure, such cure period will be extended to the extent necessary to permit such master servicer to cure such failure;
          provided, further, that such cure period may not exceed 90 days;

     o    any breach of the representations and warranties of such master servicer in the Pooling and Servicing Agreement that materially and adversely affects the interest of any holder of any Class of
          Certificates and that continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied shall have been given to such master servicer by Morgan
          Stanley Capital I Inc. or the trustee; provided, however, that if such master servicer certifies to the trustee and Morgan Stanley Capital I
          Inc. that such master servicer is in good faith attempting to remedy such breach, such cure period will be extended to the extent necessary to permit the master servicer to cure such breach; provided, further, that such cure period may not exceed 90 days;

     o    a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against such master servicer and such decree or order shall have remained in force undischarged, undismissed or unstayed for a period of 60 days;

     o    such master servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to such master servicer or of or relating to all or substantially all of its property;

     o    such master servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing;

     o    such master servicer ceases to have a master servicer rating of at least "CMS3" from Fitch, or the trustee receives written notice from
          Fitch to the effect that the continuation of such master servicer in such capacity would result in the downgrade, qualification or withdrawal of any rating then assigned by Fitch to any Class of
          Certificates and citing servicing concerns with such master servicer as the sole or a material factor in such rating action; provided that such master servicer will have 60 days after removal due to such default within which it may sell its servicing rights to a party acceptable under the Pooling and Servicing Agreement; or

     o    such master servicer is no longer listed on S&P's Select Servicer List as a U.S. Commercial Mortgage Master Servicer (or, with respect to
          NCB, FSB, as a U.S. Commercial Mortgage Servicer) and is not
          reinstated to such status within 60 days.

     Under certain circumstances, the failure by a party to the Pooling and
Servicing Agreement or a primary servicing agreement or sub-servicing agreement to perform its duties described under "Description of the Offered Certificates -
Evidence as to Compliance" in this prospectus supplement, or to perform certain other reporting duties imposed on it for purposes of compliance with Regulation
AB and the Exchange Act, will constitute an "Event of Default" that entitles the
Depositor or another party to terminate that party. In some circumstances, such an "Event of Default" may be waived by the Depositor in its sole discretion.

     "Excess Interest" means in respect of each ARD Loan that does not repay on its Anticipated Repayment Date, the excess, if any, of the Revised Rate over the
Initial Rate, together with interest thereon at the Revised Rate from the date accrued to the date such interest is payable (generally, after payment in full of the outstanding principal balance of such loan).

                                     S-191

     "Excess Interest Sub-account" means an administrative account deemed to be a sub-account of the Distribution Account. The Excess Interest Sub-account will not be an asset of any REMIC created under the Pooling and Servicing Agreement.

     "Excess Liquidation Proceeds" means the excess of (i) proceeds from the sale or liquidation of a mortgage loan or related REO Property, net of expenses and any related Advances and interest thereon over (ii) the amount that would have been received if a prepayment in full had been made with respect to such mortgage loan on the date such proceeds were received.

     "Excess Servicing Fee" means a fee payable to the master servicers or
Primary Servicers, as applicable, that is included as a component of the Master
Servicing Fee and accrues at a rate set forth in the Pooling and Servicing
Agreement, which is assignable and non-terminable.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

     "Exemption" means the individual prohibited transaction exemption granted by the DOL to Morgan Stanley & Co. Incorporated, as amended.

     "Expense Losses" means, among other things:

     o    any interest paid to the master servicers, the special servicers and the trustee in respect of unreimbursed Advances;

     o    all Special Servicer Compensation paid to the special servicers (to the extent not collected from the related borrower);

     o    other expenses of the trust, including, but not limited to, specified reimbursements and indemnification payments to the trustee, the paying agent and certain related persons, specified reimbursements and indemnification payments to Morgan Stanley Capital I Inc., the master servicers, the Primary Servicers or the special servicers and certain related persons, specified taxes payable from the assets of the trust, the costs and expenses of any tax audits with respect to the trust and other tax-related expenses and the cost of various opinions of counsel required to be obtained in connection with the servicing of the mortgage loans and administration of the trust;

     o    any other expense of the trust not specifically included in the calculation of Realized Loss for which there is no corresponding collection from the borrower; and

     o    with respect to the Non-Trust Serviced Pari Passu Loan, without duplication, the pro rata portion of similar items to the foregoing items, as such expenses are incurred by the trust formed pursuant to the 2007-HQ11 Pooling and Servicing Agreement or the parties thereto, to the extent allocable to the Non-Trust Serviced Pari Passu Loan.

     "Fitch" means Fitch, Inc.

     "401(c) Regulations" means the final regulations issued by the DOL under
Section 401(c) of ERISA clarifying the application of ERISA to "insurance company general accounts."

     "Hazardous Materials" means gasoline, petroleum products, explosives, radioactive materials, polychlorinated biphenyls or related or similar materials, and any other substance or material as may be defined as a hazardous or toxic substance, material or waste by any federal, state or local environmental law, ordinance, rule, regulation or order, including, without limitation, the Comprehensive Environmental Response, Compensation, and
Liability Act of 1980, as amended (42 U.S.C. Sections 9601 et seq.), the
Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 1801, et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C.
Sections 6901 et seq.), the Federal Water Pollution Control Act, as amended (33
U.S.C. Sections 1251 et seq.), the Clean Air Act, as amended (42 U.S.C. Sections
7401 et seq.), and any regulations promulgated pursuant thereto.

                                     S-192

     "Initial Loan Group 1 Balance" means the aggregate Cut-off Date Balance of the mortgage loans in Loan Group 1, or $1,162,457,314.

     "Initial Loan Group 2 Balance" means the aggregate Cut-off Date Balance of the mortgage loans in Loan Group 2, or $477,014,188.

     "Initial Pool Balance" means the aggregate Cut-off Date Balance of
$1,639,471,501.

     "Initial Rate" means, with respect to any mortgage loan, the mortgage rate in effect as of the Cut-off Date for such mortgage loan, as may be modified
(without including any excess amount applicable solely because of the occurrence of an Anticipated Repayment Date).

     "Insurance Proceeds" means all amounts paid by an insurer under any insurance policy in connection with a mortgage loan, excluding any amounts required to be paid to the related borrower or used to restore the related mortgaged property. With respect to a mortgaged property securing the Non-Trust
Serviced Loan Group, the Insurance Proceeds will include only the portion of such net proceeds that is payable to the holder of the Non-Trust Serviced Pari
Passu Loan pursuant to the 2007-HQ11 Pooling and Servicing Agreement.

     "Interest Accrual Period" means, with respect to each Distribution Date, for each class of REMIC Regular Certificates, the calendar month immediately preceding the month in which such Distribution Date occurs.

     "Interest Only Certificates" means the Class X and Class X-Y Certificates.

     "Interest Reserve Account" means an account that the Paying Agent has established and will maintain for the benefit of the holders of the
Certificates.

     "Interest Reserve Amount" means all amounts deposited in each Interest
Reserve Account with respect to Scheduled Payments due in any applicable January and February.

     "Interest Reserve Loan" - See "Non-30/360 Loan" below.

     "Interested Party" means the special servicers, the master servicers,
Morgan Stanley Capital I Inc., the holder of any related junior indebtedness, the Operating Adviser, a holder of 50% or more of the Controlling Class, any independent contractor engaged by a master servicer or a special servicer pursuant to the Pooling and Servicing Agreement or any person actually known to a responsible officer of the trustee to be an affiliate of any of them.

     "Liquidation Fee" means, generally, 1.00% of the related Liquidation
Proceeds received in connection with a full or partial liquidation of a
Specially Serviced Mortgage Loan or related REO Property and/or any Condemnation
Proceeds or Insurance Proceeds received by the trust (except in the case of a final disposition consisting of the repurchase of a mortgage loan or REO
Property by a mortgage loan seller due to a Material Breach or a Material
Document Defect); provided, however, that (A) in the case of a final disposition consisting of the repurchase of a mortgage loan or REO Property by a mortgage loan seller due to a breach of a representation and warranty or document defect, such fee will only be paid by such mortgage loan seller and due to the special servicer if repurchased after the date that is 90 (or, if the related seller is diligently attempting to cure such breach or document defect, 180) days or more after the applicable mortgage loan seller receives notice of the breach causing the repurchase and (B) in the case of a repurchase of a mortgage loan by any subordinate or mezzanine lender, such fee will only be due to the special servicer if repurchased 60 days after a master servicer, special servicer or trustee receives notice of the default causing the repurchase and payment is not prohibited by the applicable intercreditor agreement.

     "Liquidation Proceeds" means proceeds from the sale or liquidation of a mortgage loan or related REO Property, net of expenses (or, with respect to a mortgage loan repurchased by a mortgage loan seller, the Purchase Price of such mortgage loan). With respect to the Non-Trust Serviced Loan Group, the
Liquidation Proceeds will include only the portion of such net proceeds that is payable to the holder of the Non-Trust Serviced Pari Passu Loan pursuant to the
2007-HQ11 Pooling and Servicing Agreement.

                                     S-193

     "Loan Group 1" means that distinct loan group consisting of 106 mortgage loans, representing approximately 70.9% of the Initial Pool Balance, that are secured by property types other than multifamily properties, together with 9 mortgage loans that are secured by mixed use properties.

     "Loan Group 2" means that distinct loan group consisting of 60 mortgage loans that are secured by multifamily properties, 6 mortgage loans that are secured by manufactured housing community properties and 2 mortgage loans that are secured by mixed use properties, representing approximately 29.1% of the
Initial Pool Balance.

     "Loan Group 1 Principal Distribution Amount" means, for any Distribution
Date, that portion, if any, of the Principal Distribution Amount that is attributable to the mortgage loans included in Loan Group 1.

     "Loan Group Principal Distribution Amount" means the Loan Group 1 Principal
Distribution Amount or Loan Group 2 Principal Distribution Amount, as
applicable.

     "Loan Group 2 Principal Distribution Amount" means, for any Distribution
Date, that portion, if any, of the Principal Distribution Amount that is attributable to the mortgage loans included in Loan Group 2.

     "Lockout Period" means the period, if any, during which voluntary principal prepayments are prohibited under a mortgage loan.

     "MAI" means Member of the Appraisal Institute.

     "Master Servicer Remittance Date" means in each month the business day preceding the Distribution Date.

     "Master Servicing Fee" means the monthly amount, which amount is inclusive of the Excess Servicing Fee, based on the Master Servicing Fee Rate, to which the applicable master servicer is entitled in compensation for servicing the mortgage loans for which it is responsible, including REO Mortgage Loans.

     "Master Servicing Fee Rate" means a rate per annum set forth in the Pooling and Servicing Agreement which is payable with respect to a mortgage loan in connection with the Master Servicing Fee, and which is part of the
Administrative Cost Rate.

     "Material Breach" means a breach of any of the representations and warranties made by a mortgage loan seller with respect to a mortgage loan that either (a) materially and adversely affects the interests of the holders of the
Certificates in the related mortgage loan or (b) both (i) materially and adversely affects the value of the mortgage loan and (ii) the mortgage loan is a
Specially Serviced Mortgage Loan or Rehabilitated Mortgage Loan.

     "Material Document Defect" means a Document Defect that either (a)
materially and adversely affects the interests of the holders of the
Certificates in the related mortgage loan or (b) both (i) materially and adversely affects the value of the mortgage loan and (ii) the mortgage loan is a
Specially Serviced Mortgage Loan or Rehabilitated Mortgage Loan.

     "Money Term" means, with respect to any mortgage loan, the stated maturity date, mortgage rate, principal balance, amortization term or payment frequency thereof or any provision thereof requiring the payment of a Prepayment Premium or Yield Maintenance Charge (but does not include late fee or default interest provisions).

     "Moody's" means Moody's Investors Service, Inc.

     "Mortgage File" means the following documents, among others:

     o    the original mortgage note (or lost note affidavit and indemnity), endorsed (without recourse) in blank or to the order of the trustee;

     o    the original or a copy of the related mortgage(s), together with originals or copies of any intervening assignments of such document(s), in each case with evidence of recording thereon (unless such document(s) have not been returned by the applicable recorder's office);

     o    the original or a copy of any related assignment(s) of rents and leases (if any such item is a document separate from the mortgage), together with originals or copies of any intervening assignments of such

                                     S-194

          document(s), in each case with evidence of recording thereon (unless such document(s) have not been returned by the applicable recorder's office);

     o    an assignment of each related mortgage in blank or in favor of the trustee, in recordable form;

     o    an assignment of any related assignment(s) of rents and leases (if any such item is a document separate from the mortgage) in blank or in favor of the trustee, in recordable form;

     o    an original or copy of the related lender's title insurance policy
          (or, if a title insurance policy has not yet been issued, a binder, commitment for title insurance or a preliminary title report or an agreement to provide any of the foregoing pursuant to binding escrow instructions executed by the title company or its authorized agent);

     o    when relevant, the related ground lease or a copy thereof;

     o    when relevant, copies of any loan agreements, lockbox agreements and intercreditor agreements, if any;

     o    when relevant, all letters of credit in favor of the lender and applicable assignments or transfer documents; and

     o    when relevant, with respect to hospitality properties, a copy of any franchise agreement, franchise comfort letter and applicable assignments or transfer documents.

     "Mortgage Loan Purchase Agreement" means each of the agreements entered into between Morgan Stanley Capital I Inc. and the respective mortgage loan seller, as the case may be.

     "Mortgage Pool" means the 174 mortgage loans with an aggregate principal balance as of the Cut-off Date, of approximately $1,639,471,501, which may vary by up to 5%.

     "Net Aggregate Prepayment Interest Shortfall" means, for the related
Distribution Date and each master servicer, the aggregate of all Prepayment
Interest Shortfalls incurred in respect of all (or, where specified, a portion)
of the mortgage loans serviced by such master servicer (including Specially
Serviced Mortgage Loans) during any Collection Period that are neither offset by
Prepayment Interest Excesses collected on such mortgage loans during such
Collection Period nor covered by a Compensating Interest Payment paid by such master servicer and Primary Servicer in respect of such mortgage loans, if applicable.

     "Net Mortgage Rate" means, in general, with respect to any mortgage loan, a per annum rate equal to the related mortgage rate (excluding any default interest or any rate increase occurring after an Anticipated Repayment Date)
minus the related Administrative Cost Rate and minus, with respect to each residential cooperative mortgage loan, the Class X-Y Strip Rate for such mortgage loan; provided that, for purposes of calculating the Pass-Through Rate for each Class of REMIC Regular Certificates from time to time, the Net Mortgage
Rate for any mortgage loan will be calculated without regard to any modification, waiver or amendment of the terms of such mortgage loan subsequent to the Closing Date. In addition, because the Certificates accrue interest on the basis of a 360-day year consisting of twelve 30-day months, when calculating the Pass-Through Rate for each Class of Certificates for each Distribution Date, the Net Mortgage Rate on a Non-30/360 Loan will be the annualized rate at which interest would have to accrue on the basis of a 360-day year consisting of twelve 30-day months in order to result in the accrual of the aggregate amount of interest actually accrued (exclusive of default interest or Excess Interest).
However, with respect to each Non-30/360 Loan:

     o    the Net Mortgage Rate that would otherwise be in effect for purposes of the Scheduled Payment due in January of each year (other than a leap year) and February of each year (unless such Distribution Date is the final Distribution Date) will be adjusted to take into account the applicable Interest Reserve Amount; and

     o    the Net Mortgage Rate that would otherwise be in effect for purposes of the Scheduled Payment due in March of each year (commencing in
          2007), or February if the related Distribution Date is the final
          Distribution Date, will be adjusted to take into account the related withdrawal from the Interest Reserve Account for the preceding January
          (if applicable) and February.

                                     S-195

     "Net Operating Income" or "NOI" means historical net operating income for a mortgaged property for the annual or other period specified (or ending on the
"NOI Date" specified), and generally consists of revenue derived from the use and operation of the mortgaged property, consisting primarily of rental income
(and in the case of residential cooperative mortgage loans sold to the trust by
NCB, FSB, assuming that the property was operated as a rental property), less the sum of (a) operating expenses (such as utilities, administrative expenses, management fees and advertising) and (b) fixed expenses, such as insurance, real estate taxes (except in the case of certain mortgage loans included in the trust, where the related borrowers are exempted from real estate taxes and assessments) and, if applicable, ground lease payments. Net operating income generally does not reflect (i.e. it does not deduct for) capital expenditures, including tenant improvement costs and leasing commissions, interest expenses and non-cash items such as depreciation and amortization.

     "Non-30/360 Loan" or "Interest Reserve Loan" means a mortgage loan that accrues interest other than on the basis of a 360-day year consisting of 12
30-day months.

     "Non-Trust Serviced Companion Loans" means the RREEF Portfolio Companion
Loans.

     "Non-Trust Serviced Loan Group" means, collectively, the RREEF Portfolio
Pari Passu Loan and the RREEF Portfolio Companion Loans.

     "Non-Trust Serviced Pari Passu Loan" means the RREEF Portfolio Pari Passu
Loan.

     "Notional Amount" has the meaning described under "Description of the
Offered Certificates--Certificate Balances" in this prospectus supplement.

     "Offered Certificates" mean the Class A-1, Class A-1A, Class A-2, Class
A-3, Class A-4, Class A-M and Class A-J Certificates.

     "OID" means original issue discount within the meaning of the Code.

     "Operating Adviser" means that entity appointed by the holders of a majority of the Controlling Class which will have the right to receive notification from, and in specified cases to direct, the special servicer in regard to specified actions. We anticipate that the initial Operating Adviser will be LNR Securities Holdings, LLC, an affiliate of one of the special servicers.

     "Option" means the option to purchase from the trust any defaulted mortgage loan, as described under "Servicing of the Mortgage Loans--Sale of Defaulted
Mortgage Loans," in this prospectus supplement.

     "P&I Advance" means the amount of any Scheduled Payments or Assumed
Scheduled Payments (net of the related Master Servicing Fees, Excess Servicing
Fees, Primary Servicing Fees and other servicing fees payable from such
Scheduled Payments or Assumed Scheduled Payments), other than any default interest or Balloon Payment, advanced on the mortgage loans that are delinquent as of the close of business on the related Determination Date.

     In the case of mortgage loans for which a Scheduled Payment is due in a month on a Due Date (including any grace period) that is scheduled to occur after the end of the Collection Period in such month, the master servicer must, unless the Scheduled Payment is received before the end of such Collection
Period, make a P&I Advance in an amount equal to such Scheduled Payment (net of any Master Servicing Fee or Primary Servicing Fee) (or, in the case of a Balloon
Payment, an amount equal to the Assumed Scheduled Payment that would have been deemed due if such Due Date occurred on the Master Servicer Remittance Date), in each case subject to a nonrecoverability determination.

     "Pari Passu Loan Servicing Fee Rate" means the servicing fee rate applicable to the Non-Trust Serviced Pari Passu Loan pursuant to the 2007-HQ11
Pooling and Servicing Agreement.

     "Participants" means DTC's participating organizations.

     "Parties in Interest" means persons who have specified relationships to
Plans ("parties in interest" under Section 3(14) of ERISA or "disqualified persons" under Section 4975 of the Code).

                                     S-196

     "Pass-Through Rate" means the rate per annum at which any Class of
Certificates (other than the Class EI Certificates and Residual Certificates)
accrues interest.

     "Percentage Interest" will equal, as evidenced by any REMIC Regular
Certificate in the Class to which it belongs, a fraction, expressed as a percentage, the numerator of which is equal to the initial Certificate Balance or Notional Amount, as the case may be, of such certificate as set forth on the face thereof, and the denominator of which is equal to the initial aggregate
Certificate Balance or Notional Amount, as the case may be, of such Class.

     "Permitted Cure Period" means, for the purposes of any Material Document
Defect or Material Breach in respect of any mortgage loan, the 90-day period immediately following the receipt by the related mortgage loan seller of notice of such Material Document Defect or Material Breach, as the case may be.
However, if such Material Document Defect or Material Breach, as the case may be, cannot be corrected or cured in all material respects within such 90-day period and such Document Defect or Material Breach would not cause the mortgage loan to be other than a "qualified mortgage," but the related mortgage loan seller is diligently attempting to effect such correction or cure, then the applicable Permitted Cure Period will be extended for an additional 90 days unless, solely in the case of a Material Document Defect, (x) the mortgage loan is then a Specially Serviced Mortgage Loan and a Servicing Transfer Event has
occurred as a result of a monetary default or as described in the second and fifth bullet points of the definition of Specially Serviced Mortgage Loan and
(y) the Document Defect was identified in a certification delivered to the related mortgage loan seller by the trustee in accordance with the Pooling and
Servicing Agreement.

     "Plans" means (a) employee benefit plans as defined in Section 3(3) of
ERISA that are subject to Title I of ERISA, (b) plans as defined in Section 4975 of the Code that are subject to Section 4975 of the Code, (c) any other retirement plan or employee benefit plan or arrangement subject to applicable federal, state or local law materially similar to the foregoing provisions of
ERISA and the Code, and (d) entities whose underlying assets include plan assets by reason of a plan's investment in such entities.

     "Pooling and Servicing Agreement" means the Pooling and Servicing
Agreement, dated as of March 1, 2007, among Morgan Stanley Capital I Inc., as depositor, Wells Fargo Bank, as general master servicer with respect to the mortgage loans other than the NCB mortgage loans, NCB, FSB, as master servicer with respect to the NCB mortgage loans, LNR Partners, Inc., as general special servicer with respect to the mortgage loans other than the residential cooperative mortgage loans sold to the trust by NCB, FSB and other then the
Non-Trust Serviced Pari Passu Loan, National Consumer Cooperative Bank, as
special servicer with respect to the residential cooperative mortgage loans sold to the trust by NCB, FSB, and U.S. Bank National Association, as trustee, paying agent, certificate registrar and authenticating agent.

     "Prepayment Interest Excess" means, in the case of a mortgage loan in which a full or partial Principal Prepayment (including any unscheduled Balloon
Payment) is made during any Collection Period after the Due Date for such mortgage loan, the amount of interest which accrues on the amount of such
Principal Prepayment or unscheduled Balloon Payment allocable to such mortgage loan that exceeds the corresponding amount of interest accruing on the
Certificates. The amount of the Prepayment Interest Excess in any such case will generally equal the interest that accrues on such mortgage loan from such Due
Date to the date such payment was made, net of the amount of any Master
Servicing Fee, the Primary Servicing Fee, the Excess Servicing Fee, the Trustee
Fee, in the case of the Non-Trust Serviced Pari Passu Loan, the servicing fee payable in connection therewith pursuant to the 2007-HQ11 Pooling and Servicing
Agreement and, if the related mortgage loan is a Specially Serviced Mortgage
Loan, the Special Servicing Fee in each case, to the extent payable out of such collection of interest.

     "Prepayment Interest Shortfall" means a shortfall in the collection of a full month's interest for any Distribution Date and with respect to any mortgage loan as to which the related borrower has made a full or partial Principal
Prepayment (including any unscheduled Balloon Payment) during the related
Collection Period, and the date such payment was made occurred prior to the Due
Date for such mortgage loan in such Collection Period (including any shortfall resulting from such a payment during the grace period relating to such Due
Date). Such a shortfall arises because the amount of interest (net of the Master
Servicing Fee, the Primary Servicing Fee, the Excess Servicing Fee, any
servicing fee payable in connection with the Non-Trust Serviced Pari Passu Loan
(if applicable), the Special Servicing Fee, if the related mortgage loan is a
Specially Serviced Mortgage Loan, and the Trustee Fee) that accrues on the amount of such Principal Prepayment or unscheduled Balloon Payment allocable to such mortgage

                                     S-197

loan will be less than the corresponding amount of interest accruing on the
Certificates, if applicable. In such a case, the Prepayment Interest Shortfall will generally equal the excess of:

     o    the aggregate amount of interest that would have accrued at the Net
          Mortgage Rate (less the Special Servicing Fee, if the related mortgage loan is a Specially Serviced Mortgage Loan), plus, with respect to the residential cooperative mortgage loans sold to the trust by NCB, FSB, the applicable Class X-Y Strip Rate, on the Scheduled Principal
          Balance of such mortgage loan for the 30 days ending on such Due Date if such Principal Prepayment or Balloon Payment had not been made, over

     o    the aggregate interest that did so accrue at the Net Mortgage Rate plus, with respect to the residential cooperative mortgage loans sold to the trust by NCB, FSB, the applicable Class X-Y Strip Rate, through the date such payment was made.

     "Prepayment Premium" means, with respect to any mortgage loan for any
Distribution Date, prepayment premiums and percentage charges, if any, received during the related Collection Period in connection with Principal Prepayments on such mortgage loan.

     "Primary Servicer" means SunTrust Bank and its permitted successors and assigns.

     "Primary Servicing Fee" means the monthly amount, based on the Primary
Servicing Fee Rate, paid as compensation for the primary servicing of the mortgage loans.

     "Primary Servicing Fee Rate" means a per annum rate set forth in the
Pooling and Servicing Agreement, which is payable each month with respect to a mortgage loan in connection with the Primary Servicing Fee and which is part of the Administrative Cost Rate.

     "Principal Balance Certificates" means, upon initial issuance, the Class
A-1, Class A-1A, Class A-2, Class A-3, Class A-4, Class A-M, Class A-J, Class B,
Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L,
Class M, Class N, Class O and Class P Certificates.

     "Principal Distribution Amount" equals, in general, for any Distribution
Date, the aggregate of the following:

     o    the principal portions of all Scheduled Payments (other than the principal portion of Balloon Payments) and any Assumed Scheduled
          Payments to, in each case, the extent received or advanced, as the case may be, in respect of the mortgage loans and any REO mortgage loans for their respective Due Dates occurring during the related
          Collection Period; and

     o    all payments (including Principal Prepayments and the principal portion of Balloon Payments) and other collections (including
          Liquidation Proceeds (other than the portion thereof, if any, constituting Excess Liquidation Proceeds), Condemnation Proceeds,
          Insurance Proceeds and REO Income (each as defined in this prospectus supplement) and proceeds of mortgage loan repurchases) that were received on or in respect of the mortgage loans during the related
          Collection Period and that were identified and applied by a master servicer as recoveries of principal thereof.

     The following amounts shall reduce the Principal Distribution Amount (and, in each case, will be allocated first to the Loan Group Principal Distribution
Amount applicable to the related mortgage loan, and then to the other Loan Group
Principal Distribution Amount) to the extent applicable:

     o    if any Advances previously made in respect of any mortgage loan that becomes the subject of a workout are not fully repaid at the time of that workout, then those Advances (and Advance interest thereon) are reimbursable from amounts allocable to principal on the mortgage pool during the Collection Period for the related distribution date, net of any nonrecoverable Advances then outstanding and reimbursable from such amounts, and the Principal Distribution Amount will be reduced
          (to not less than zero) by any of those Advances (and Advance interest thereon) that are reimbursed from such principal collections during that Collection Period (provided that if any of those amounts that were reimbursed from such principal collections are subsequently recovered on the related mortgage loan, such recoveries will increase the Principal Distribution Amount (and will be allocated first to such other Loan Group Principal Distribution Amount, and then to the Loan
          Group Principal Distribution Amount applicable to the related mortgage

                                     S-198

          loan) for the distribution date following the collection period in which the subsequent recovery occurs) for the distribution date following the Collection Period in which the subsequent recovery occurs); and

     o    if any Advance previously made in respect of any mortgage loan is determined to be nonrecoverable, then that Advance (unless the applicable party entitled to the reimbursement elects to defer all or a portion of the reimbursement as described in this prospectus supplement) will be reimbursable (with Advance interest thereon) first from amounts allocable to principal on the mortgage pool during the
          Collection Period for the related distribution date (prior to reimbursement from other collections) and the Principal Distribution
          Amount will be reduced (to not less than zero) by any of those
          Advances (and Advance interest thereon) that are reimbursed from such principal collections on the mortgage pool during that Collection
          Period (provided that if any of those amounts that were reimbursed from such principal collections are subsequently recovered
          (notwithstanding the nonrecoverability determination) on the related mortgage loan, such recovery will increase the Principal Distribution
          Amount (and will be allocated first to such other Loan Group Principal
          Distribution Amount, and then to the Loan Group Principal Distribution
          Amount applicable to the related mortgage loan) for the distribution date following the collection period in which the subsequent recovery occurs) for the distribution date following the Collection Period in which the subsequent recovery occurs).

     "Principal Prepayments" means the payments and collections with respect to principal of the mortgage loans that constitute voluntary and involuntary prepayments of principal made prior to their scheduled Due Dates.

     "PTCE" means a DOL Prohibited Transaction Class Exemption.

     "Purchase Price" means that amount at least equal to the unpaid principal balance of such mortgage loan, together with accrued but unpaid interest thereon to but not including the Due Date in the Collection Period in which the purchase occurs and the amount of any expenses related to such mortgage loan, or the related REO Property (including, without duplication, any Servicing Advances,
Advance Interest related to such mortgage loan and any Special Servicing Fees and Liquidation Fees paid with respect to the mortgage loan that are reimbursable to the master servicers, the special servicers or the trustee, plus if such mortgage loan is being repurchased or substituted for by a mortgage loan seller pursuant to the related Mortgage Loan Purchase Agreement, all expenses reasonably incurred or to be incurred by the master servicers, the Primary
Servicers, the special servicers, Morgan Stanley Capital I Inc. or the trustee in respect of the Material Breach or Material Document Defect giving rise to the repurchase or substitution obligation (and that are not otherwise included above)) plus, in connection with a repurchase by a mortgage loan seller, any
Liquidation Fee payable by such mortgage loan seller in accordance with the proviso contained in the definition of "Liquidation Fee."

     "Qualifying Substitute Mortgage Loan" means a mortgage loan having the characteristics required in the Pooling and Servicing Agreement and otherwise satisfying the conditions set forth therein and for which the Rating Agencies have confirmed in writing that such mortgage loan would not result in a withdrawal, downgrade or qualification of the then current ratings on the
Certificates.

     "Rated Final Distribution Date" means the Distribution Date in March 2044.

     "Rating Agencies" means Fitch and S&P.

     "Realized Losses" means losses arising from the inability of the trustee, master servicers or the special servicer to collect all amounts due and owing under any defaulted mortgage loan, including by reason of any modifications to the terms of a mortgage loan, bankruptcy of the related borrower or a casualty of any nature at the related mortgaged property, to the extent not covered by insurance. The Realized Loss, if any, in respect of a liquidated mortgage loan or related REO Property, will generally equal the excess, if any, of:

     o    the outstanding principal balance of such mortgage loan as of the date of liquidation, together with all accrued and unpaid interest thereon at the related mortgage rate, over

     o    the aggregate amount of Liquidation Proceeds, if any, recovered in connection with such liquidation, net of any portion of such liquidation proceeds that is payable or reimbursable in respect of related liquidation and other servicing expenses to the extent not already included in Expense Losses.

                                     S-199

     If the mortgage rate on any such mortgage loan is reduced or a portion of the debt due under any such mortgage loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the special servicer or in connection with a bankruptcy or similar proceeding involving the related borrower, the resulting reduction in interest paid and the principal amount so forgiven, as the case may be, also will be treated as a Realized Loss.
Any reimbursements of Advances determined to be nonrecoverable (and interest on such Advances) that are made in any Collection Period from collections of principal that would otherwise be included in the Principal Distribution Amount for the related distribution date, will create a deficit (or increase an otherwise-existing deficit) between the aggregate principal balance of the mortgage pool and the total principal balance of the Certificates on the succeeding distribution date. The related reimbursements and payments made during any Collection Period will therefore result in the allocation of those amounts as Realized Losses (in reverse sequential order in accordance with the loss allocation rules described in this prospectus supplement) to reduce principal balances of the Principal Balance Certificates on the distribution date for that Collection Period.

     "Record Date" means, with respect to each class of offered certificates, for each Distribution Date, the last business day of the calendar month immediately preceding the month in which such Distribution Date occurs.

     "Regulation AB" means Subpart 229.1100 - Asset Backed Securities
(Regulation AB), 17 C.F.R. Sections 229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed
Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506-1,631 (Jan.
7, 2005)) or by the staff of the Commission, or as may be provided by the
Commission or its staff from time to time.

     "Rehabilitated Mortgage Loan" means a Specially Serviced Mortgage Loan for which (a) 3 consecutive Scheduled Payments have been made (in the case of any such mortgage loan that was modified, based on the modified terms), (b) no other
Servicing Transfer Event has occurred and is continuing (or with respect to determining whether any mortgage loan as to which an Appraisal Event has occurred is a Rehabilitated Mortgage Loan, no other Appraisal Event has occurred) and (c) the trust has been reimbursed for all costs incurred as a result of the occurrence of the Servicing Transfer Event, such amounts have been forgiven or the related borrower has agreed to reimburse such costs or, if such costs represent certain Advances, is obligated to repay such Advances, as more particularly set forth in the Pooling and Servicing Agreement.

     "REMIC Regular Certificates" means the Senior Certificates and the
Subordinate Certificates.

     "REO Income" means the income received in connection with the operation of an REO Property, net of certain expenses specified in the Pooling and Servicing
Agreement. With respect to the Non-Trust Serviced Loan Group (if the 2007-HQ11
Special Servicer has foreclosed upon the mortgaged properties securing the
Non-Trust Serviced Pari Passu Loan), the REO Income includes only the portion of such net income that is paid to the holder of the Non-Trust Serviced Pari Passu
Loan pursuant to the 2007-HQ11 Pooling and Servicing Agreement.

     "REO Mortgage Loan" means any defaulted mortgage loan as to which the related mortgaged property is REO Property.

     "REO Property" means any mortgaged property (or in the case of the RREEF
Portfolio Loan, a beneficial interest in such mortgaged property) acquired on behalf of the Certificateholders in respect of a defaulted mortgage loan through foreclosure, deed in lieu of foreclosure or otherwise.

     "REO Tax" means a tax on "net income from foreclosure property" within the meaning of the REMIC provisions of the Code.

     "Reserve Account" means an account in the name of the paying agent for the deposit of any Excess Liquidation Proceeds.

     "Residual Certificates" means the Class R-I Certificates, the Class R-II
Certificates and the Class R-III Certificates.

     "Revised Rate" means, with respect to any mortgage loan, a fixed rate per annum equal to the Initial Rate plus a specified percentage.

                                     S-200

     "RREEF Portfolio Companion Loan" means, collectively, four notes that are secured by the RREEF Portfolio Pari Passu Mortgage on a pari passu basis with the RREEF Portfolio Pari Passu Loan.

     "RREEF Portfolio Intercreditor Agreement" means the intercreditor agreement between the holder of the RREEF Portfolio Pari Passu Loan and the holders of the
RREEF Portfolio Companion Loans.

     "RREEF Portfolio Loan Group" means, collectively, the RREEF Portfolio Pari
Passu Loan and the RREEF Portfolio Companion Loans.

     "RREEF Portfolio Pari Passu Loan" means Mortgage Loan No. 2.

     "RREEF Portfolio Pari Passu Mortgage" means the mortgage securing the RREEF
Portfolio Pari Passu Loan and the RREEF Portfolio Companion Loans.

     "S&P" means Standard & Poor's Ratings Services, a division of The
McGraw-Hill Companies, Inc.

     "Scheduled Payment" means, in general, for any mortgage loan on any Due
Date, the amount of the scheduled payment of principal and interest, or interest only, due thereon on such date, taking into account any waiver, modification or amendment of the terms of such mortgage loan subsequent to the Closing Date, whether agreed to by a special servicer or occurring in connection with a bankruptcy proceeding involving the related borrower.

     "Scheduled Principal Balance" of any mortgage loan or REO Mortgage Loan on any Distribution Date will generally equal the Cut-off Date Balance, as defined above (less any principal amortization occurring on or prior to the Cut-off
Date), thereof, reduced, to not less than zero, by:

     o    any payments or other collections of principal, or Advances in lieu thereof, on such mortgage loan that have been collected or received during any preceding Collection Period, other than any Scheduled
          Payments due in any subsequent Collection Period; and

     o    the principal portion of any Realized Loss incurred in respect of such mortgage loan during any preceding Collection Period.

     "Senior Certificates" means the Class A Senior Certificates and the
Interest Only Certificates.

     "Servicing Advances" means, in general, customary, reasonable and necessary
"out-of-pocket" costs and expenses required to be incurred by each master servicer in connection with the servicing of the mortgage loan for which it is acting as master servicer after a default, whether or not a payment default, delinquency or other unanticipated event, or in connection with the administration of any REO Property.

     "Servicing Function Participant" means any person, other than the master servicers and the special servicers, that, within the meaning of Item 1122 of
Regulation AB, is performing activities that address the servicing criteria set forth in Item 1122(d) of Regulation AB, unless such person's activities relate only to 5% or less of the mortgage loans based on the principal balance of the mortgage loans.

     "Servicing Standard" means the standard by which the master servicers and the special servicers will service and administer the mortgage loans and/or REO
Properties that it is obligated to service and administer pursuant to the
Pooling and Servicing Agreement in the best interests and for the benefit of the
Certificateholders (as determined by the applicable master servicer or the special servicer, as applicable, in its good faith and reasonable judgment), to perform such servicing and administration in accordance with applicable law, the terms of the Pooling and Servicing Agreement and the terms of the respective subject mortgage loans and, to the extent consistent with the foregoing, further as follows--

     o    with the same care, skill and diligence as is normal and usual in such master servicer's or special servicer's, as applicable, general mortgage servicing activities, and in the case of a special servicer, its REO property management activities on behalf of third parties or on behalf of itself, whichever is higher, with respect to mortgage loans that are comparable to those which it is obligated to service and administer pursuant to the Pooling and Servicing Agreement; and

                                     S-201

     o    with a view to the timely collection of all scheduled payments of principal and interest under the serviced mortgage loans and, in the case of a special servicer, if a serviced mortgage loan comes into and continues in default and if, in the judgment of the special servicer, no satisfactory arrangements can be made for the collection of the delinquent payments, the maximization of the recovery on that mortgage loan to the Certificateholders, as a collective whole, on a net present value basis; but

     o    without regard to --

          (a)  any relationship that a master servicer or a special servicer, as the case may be, or any affiliate thereof may have with the related borrower,

          (b)  the ownership of any Certificate by a master servicer or a special servicer, as the case may be, or by any affiliate
               thereof,

          (c)  a master servicer's obligation to make Advances,

          (d)  a special servicer's obligation to request that a master servicer make Servicing Advances,

          (e)  the right of a master servicer (or any affiliate thereof) or a special servicer (or any affiliate thereof), as the case may be, to receive reimbursement of costs, or the sufficiency of any compensation payable to it, or with respect to any particular transaction, or

          (f)  any obligation of a master servicer or any of its affiliates (in their capacity as a mortgage loan seller, if applicable) to cure a breach of a representation or warranty or repurchase the mortgage loan.

     "Servicing Transfer Event" means an instance where an event has occurred that has caused a mortgage loan to become a Specially Serviced Mortgage Loan.

     "Specially Serviced Mortgage Loan" means any mortgage loan as to which:

     o    a payment default shall have occurred (i) at its maturity date
          (except, with respect to the NCB mortgage loans, if (a) the borrower is making its regularly scheduled monthly payments, (b) the borrower notifies the applicable master servicer (who shall forward such notice to the other master servicer, the applicable special servicer and the
          Operating Adviser) of its intent to refinance such mortgage loan and is diligently pursuing such refinancing, (c) the borrower delivers a firm commitment to refinance acceptable to the operating adviser on or prior to the maturity date, and (d) such refinancing occurs within 60 days of such default, which 60-day period may be extended to 120 days at the Operating Adviser's discretion) or (ii) if any other payment is more than 60 days past due or has not been made on or before the second Due Date following the date such payment was due;

     o    to the applicable master servicer's or special servicer's knowledge, the borrower has consented to the appointment of a receiver or conservator in any insolvency or similar proceeding of or relating to such borrower or to all or substantially all of its property, or the borrower has become the subject of a decree or order issued under a bankruptcy, insolvency or similar law and such decree or order shall have remained undischarged, undismissed or unstayed for a period of 30 days;

     o    the applicable master servicer or special servicer shall have received notice of the foreclosure or proposed foreclosure of any other lien on the mortgaged property;

     o    the applicable master servicer or special servicer has knowledge of a default (other than a failure by the related borrower to pay principal or interest) which, in the judgment of such master servicer or special servicer, materially and adversely affects the interests of the
          Certificateholders and which has occurred and remains unremedied for the applicable grace period specified in such mortgage loan (or, if no grace period is specified, 60 days);

     o    the borrower admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors or voluntarily suspends payment of its obligations; or

                                     S-202

     o    in the judgment of the applicable master servicer or special servicer,
          (a) a payment default is imminent or is reasonably foreseeable (except to the extent that, in the judgment of the applicable master servicer or special servicer, such imminent or reasonably foreseeable default is likely to be cured within the periods described in the first bullet point of this "Specially Serviced Mortgage Loan" definition) or (b)
          any other default is imminent or is reasonably foreseeable and such default, in the judgment of the master servicer or special servicer, is reasonably likely to materially and adversely affect the interests of the Certificateholders.

     "Special Servicer Compensation" means such fees payable to each special servicer, collectively, the Special Servicing Fee, the Workout Fee and the
Liquidation Fee and any other fees payable to the special servicers pursuant to the Pooling and Servicing Agreement.

     "Special Servicer Event of Default" means, with respect to a special servicer under the Pooling and Servicing Agreement, any one of the following events:

     o    any failure by such special servicer to remit to the paying agent or the applicable master servicer within 1 business day of the date when due any amount required to be so remitted under the terms of the
          Pooling and Servicing Agreement;

     o    any failure by such special servicer to deposit into any account any amount required to be so deposited or remitted under the terms of the
          Pooling and Servicing Agreement which failure continues unremedied for
          1 business day following the date on which such deposit or remittance was first required to be made;

     o    any failure on the part of such special servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of such special servicer contained in the
          Pooling and Servicing Agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to such special servicer by Morgan Stanley Capital I Inc. or the trustee;
          provided, however, that to the extent that such special servicer certifies to the trustee and Morgan Stanley Capital I Inc. that such special servicer is in good faith attempting to remedy such failure and the Certificateholders shall not be materially and adversely affected thereby, such cure period will be extended to the extent necessary to permit such special servicer to cure the failure;
          provided further, that such cure period may not exceed 90 days;

     o    any breach by such special servicer of the representations and warranties contained in the Pooling and Servicing Agreement that materially and adversely affects the interests of the holders of any
          Class of Certificates and that continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied, shall have been given to such special servicer by
          Morgan Stanley Capital I Inc. or the trustee; provided, however, that to the extent that such special servicer is in good faith attempting to remedy such breach and the Certificateholders shall not be materially and adversely affected thereby, such cure period may be extended to the extent necessary to permit such special servicer to cure such failure; provided, further, that such cure period may not exceed 90 days;

     o    a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against such special servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days;

     o    such special servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to such special servicer or of or relating to all or substantially all of its property;

     o    such special servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an

                                     S-203

          assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing;

     o    such special servicer ceases to have a special servicer rating of at least "CSS3" from Fitch, or the trustee receives written notice from
          Fitch to the effect that the continuation of such special servicer in such capacity would result in the downgrade, qualification or withdrawal of any rating then assigned by Fitch to any Class of
          Certificates and citing servicing concerns with such special servicer as the sole or a material factor in such rating action, and such notice is not rescinded within 60 days; or

     o    such special servicer is no longer listed on S&P's Select Servicer
          List as a U.S. Commercial Mortgage Special Servicer and is not
          reinstated to such status within 60 days.

     Under certain circumstances, the failure by a party to the Pooling and
Servicing Agreement to perform its duties described under "Description of the
Offered Certificates--Evidence as to Compliance" in this prospectus supplement, or to perform certain other reporting duties imposed on it for purposes of compliance with Regulation AB and the Exchange Act, will constitute an "Event of
Default" that entitles the Depositor or another party to terminate that party.
In some circumstances, such an "Event of Default" may be waived by the Depositor in its sole discretion.

     "Special Servicing Fee" means an amount equal to, in any month, the applicable portion for that month of a rate equal to 0.35% per annum of the outstanding Scheduled Principal Balance of each Specially Serviced Mortgage
Loan, with a minimum of $4,000 per month per Specially Serviced Mortgage Loan or
REO Property.

     "Sponsor" means each of Morgan Stanley Mortgage Capital Inc., Natixis Real
Estate Capital Inc. (formerly IXIS Real Estate Capital Inc.), SunTrust Bank and
NCB, FSB, or any successor thereto.

     "Structuring Assumptions" means the following assumptions:

     o    the mortgage rate on each mortgage loan in effect as of the Closing
          Date remains in effect until maturity or its Anticipated Repayment
          Date;

     o    the initial Certificate Balances and initial Pass-Through Rates of the certificates are as presented in this prospectus supplement;

     o    the closing date for the sale of the Certificates is March 29, 2007;

     o    distributions on the Certificates are made on the 15th day of each month;

     o    there are no delinquencies, defaults or Realized Losses with respect to the mortgage loans;

     o    Scheduled Payments on the mortgage loans are timely received on the first day of each month;

     o    the trust does not experience any Expense Losses;

     o    no Principal Prepayment on any mortgage loan is made during its
          Lockout Period, if any, or during any period when Principal
          Prepayments on such mortgage loans are required to be accompanied by a
          Yield Maintenance Charge, and otherwise Principal Prepayments are made on the mortgage loans at the indicated levels of CPR, notwithstanding any limitations in the mortgage loans on partial prepayments;

     o    no Prepayment Interest Shortfalls occur;

     o    no mortgage loan is the subject of a repurchase or substitution by the respective mortgage loan seller and no optional termination of the trust occurs, unless specifically noted;

     o    each ARD Loan pays in full on its Anticipated Repayment Date;

     o    any mortgage loan with the ability to choose defeasance or yield maintenance chooses yield maintenance;

                                     S-204

     o    no holder of a mezzanine loan exercises its option to purchase any mortgage loan; and

     o    with respect to the loans for which the first monthly payment date will not occur until May 2007, we have assumed an interest only payment at the applicable Net Mortgage Rate, which is available to the trust for the April Distribution Date.

     "Subordinate Certificates" means the Class A-M Certificates, the Class A-J
Certificates, the Class B Certificates, the Class C Certificates, the Class D
Certificates, the Class E Certificates, the Class F Certificates, the Class G
Certificates, the Class H Certificates, the Class J Certificates, the Class K
Certificates, the Class L Certificates, the Class M Certificates, the Class N
Certificates, the Class O Certificates and the Class P Certificates.

     "Treasury Rate" unless otherwise specified in the related mortgage loan documents, is the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15-Selected Interest Rates
under the heading "U.S. government securities/Treasury constant maturities" for the week ending prior to the date of the relevant principal prepayment, of U.S.
Treasury constant maturities with a maturity date, one longer and one shorter, most nearly approximating the maturity date (or Anticipated Repayment Date, if applicable) of the mortgage loan prepaid. If Release H.15 is no longer published, the master servicer for such mortgage loan will select a comparable publication to determine the Treasury Rate.

     "Trustee Fee" means a monthly fee as set forth in the Pooling and Servicing
Agreement to be paid from the Distribution Account to the trustee and the paying agent as compensation for the performance of their duties calculated at a rate that is part of the Administrative Cost Rate.

     "Underwritable Cash Flow" means an estimate of stabilized cash flow available for debt service. In general, it is the estimated stabilized revenue derived from the use and operation of a mortgaged property, consisting primarily of rental income (and in the case of residential cooperative mortgage loans sold to the trust by NCB, FSB, assuming that the property was operated as a rental property less the sum of (a) estimated stabilized operating expenses (such as utilities, administrative expenses, repairs and maintenance, management fees and advertising), (b) fixed expenses, such as insurance, real estate taxes (except in the case of certain mortgage loans included in the trust, where the related borrowers are exempted from real estate taxes and assessments) and, if applicable, ground lease payments, and (c) reserves for capital expenditures, including tenant improvement costs and leasing commissions. Underwritable Cash
Flow generally does not reflect interest expenses and non-cash items such as depreciation and amortization.

     Underwritable Cash Flow in the case of any underlying mortgage loan that is secured by a residential cooperative property generally equals projected net operating income at the related mortgaged property, as determined by the appraisal obtained in connection with the origination of that loan, assuming such property was operated as a rental property with rents set at prevailing market rates taking into account the presence of existing rent-controlled or rent-stabilized occupants, reduced by underwritten capital expenditures, property operating expenses, a market-rate vacancy assumption and projected reserves.

     The Underwritable Cash Flow for each mortgaged real property is calculated on the basis of numerous assumptions and subjective judgments, which, if ultimately proven erroneous, could cause the actual operating income for such mortgaged real property to differ materially from the Underwritable Cash Flow set forth herein. Some assumptions and subjective judgments related to future events, conditions and circumstances, including future expense levels, the re-leasing of occupied space, which will be affected by a variety of complex factors over which none of the issuing entity, the depositor, the mortgage loan sellers, the master servicers, the special servicer, or the trustee have control. In some cases, the Underwritable Cash Flow for any mortgaged real property is higher, and may be materially higher, than the actual annual net cash flow for that mortgaged real property, based on historical operating statements. No guaranty can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by a mortgage loan seller in determining and presenting operating information. See
"Risk Factors--Assumptions Made in Determining Underwritten Net Cash Flow May
Prove to Be Inappropriate" in this prospectus supplement.

     "Underwriters" means Morgan Stanley & Co. Incorporated, Banc of America
Securities LLC, Natixis Securities North America Inc. (formerly IXIS Securities
North America Inc.), Merrill Lynch, Pierce, Fenner & Smith Incorporated and
SunTrust Capital Markets, Inc.

                                     S-205

     "Underwriting Agreement" means that agreement, dated as of March 22, 2007, entered into by Morgan Stanley & Co. Incorporated, Morgan Stanley Capital I
Inc., Banc of America Securities LLC, Natixis Securities North America Inc.
(formerly IXIS Securities North America Inc.), Merrill Lynch, Pierce, Fenner &
Smith Incorporated and SunTrust Capital Markets, Inc.

     "Unpaid Interest" means, on any Distribution Date with respect to any Class of Certificates (excluding the Residual Certificates and the Class EI
Certificates, the portion of Distributable Certificate Interest for such Class remaining unpaid as of the close of business on the preceding Distribution Date, plus one month's interest thereon at the applicable Pass-Through Rate.

     "Value Co-op Basis" means, with respect to any residential cooperative property securing a mortgage loan in the trust, an amount calculated based on the market value, as determined by an appraisal, of the real property, as if operated as a residential cooperative, and, in general, equaling the gross sellout value of all cooperative units in such residential cooperative property
(applying a discount as determined by the appraiser for rent regulated and rent controlled units) plus the amount of the underlying debt encumbering such residential cooperative property.

     "Weighted Average Net Mortgage Rate" means, for any Distribution Date, the weighted average of the Net Mortgage Rates for the mortgage loans (in the case of each mortgage loan that is a Non-30/360 Mortgage Loan, adjusted as described under the definition of Net Mortgage Rate) weighted on the basis of their respective Scheduled Principal Balances as of the close of business on the preceding Distribution Date.

     "Workout Fee" means that fee, payable with respect to any Rehabilitated
Mortgage Loan, equal to 1.00% of the amount of each collection of interest
(other than default interest and Excess Interest) and principal received
(including any Condemnation Proceeds received and applied as a collection of such interest and principal) on such mortgage loan for so long as it remains a
Rehabilitated Mortgage Loan.

     "Yield Maintenance Charge" means, with respect to any Distribution Date, the aggregate of all yield maintenance charges, if any, received during the related Collection Period in connection with Principal Prepayments.

     "Yield Maintenance Minimum Amount" means, with respect to a mortgage loan that provides for a Yield Maintenance Charge to be paid in connection with any
Principal Prepayment thereon or other early collection of principal thereof, any specified amount or specified percentage of the amount prepaid which constitutes the minimum amount that such Yield Maintenance Charge may be.

                                     S-206

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                   TOTAL POOL

MORTGAGE LOAN SELLERS

                                                                    PERCENT BY    WEIGHTED    WEIGHTED
                                                     AGGREGATE       AGGREGATE     AVERAGE     AVERAGE
                                    NUMBER OF      CUT-OFF DATE    CUT-OFF DATE   MORTGAGE    REMAINING
LOAN SELLER                      MORTGAGE LOANS     BALANCE ($)     BALANCE (%)   RATE (%)   TERM (MOS.)
--------------------------------------------------------------------------------------------------------

Morgan Stanley Mortgage
   Capital Inc.                         42           833,302,673        50.8       5.776         101
Natixis Real Estate Capital
   Inc.                                 37           416,431,538        25.4       5.938         116
NCB, FSB                                60           196,684,571        12.0       5.922         125
SunTrust Bank                           35           193,052,720        11.8       5.768         117
--------------------------------------------------------------------------------------------------------
TOTAL:                                 174        $1,639,471,501       100.0%      5.834%        109
========================================================================================================

                                               WEIGHTED        WEIGHTED     WEIGHTED
                                 WEIGHTED       AVERAGE         AVERAGE      AVERAGE
                                  AVERAGE   POST IO PERIOD   CUT-OFF DATE    BALLOON
LOAN SELLER                      DSCR (X)      DSCR (X)         LTV (%)      LTV (%)
------------------------------------------------------------------------------------

Morgan Stanley Mortgage
   Capital Inc.                    1.25          1.20            71.6         67.9
Natixis Real Estate Capital
   Inc.                            1.49          1.33            69.2         63.2
NCB, FSB                           3.92          3.85            33.4         28.8
SunTrust Bank                      1.29          1.26            74.3         63.3
------------------------------------------------------------------------------------
TOTAL:                             1.64X         1.56X           66.7%        61.5%
====================================================================================

CUT-OFF DATE BALANCES

                                                                    PERCENT BY    WEIGHTED     WEIGHTED
                                                     AGGREGATE       AGGREGATE     AVERAGE     AVERAGE
                                    NUMBER OF      CUT-OFF DATE    CUT-OFF DATE   MORTGAGE    REMAINING
CUT-OFF DATE BALANCE ($)         MORTGAGE LOANS     BALANCE ($)     BALANCE (%)   RATE (%)   TERM (MOS.)
--------------------------------------------------------------------------------------------------------

<= 2,500,000                            54            80,700,911        4.9        5.969         120
2,500,001 - 5,000,000                   49           182,608,136       11.1        5.827         122
5,000,001 - 7,500,000                   23           142,912,389        8.7        5.712         122
7,500,001 - 10,000,000                  17           149,054,364        9.1        5.829         114
10,000,001 - 12,500,000                  5            56,864,073        3.5        5.928         119
12,500,001 - 15,000,000                  5            68,355,194        4.2        5.734         112
15,000,001 - 17,500,000                  5            82,556,747        5.0        5.759         119
17,500,001 - 20,000,000                  3            57,600,000        3.5        5.786         119
20,000,001 - 30,000,000                  6           137,300,000        8.4        5.795         107
30,000,001 - 40,000,000                  1            31,519,687        1.9        6.250         142
40,000,001 - 50,000,000                  1            43,000,000        2.6        5.463         119
60,000,001 - 70,000,000                  1            65,000,000        4.0        5.800         121
70,000,001 >=                            4           542,000,000       33.1        5.887          92
--------------------------------------------------------------------------------------------------------
TOTAL:                                 174        $1,639,471,501      100.0%       5.834%        109
========================================================================================================

                                               WEIGHTED        WEIGHTED     WEIGHTED
                                 WEIGHTED       AVERAGE         AVERAGE      AVERAGE
                                 AVERAGE    POST IO PERIOD   CUT-OFF DATE    BALLOON
CUT-OFF DATE BALANCE ($)         DSCR (X)      DSCR (X)         LTV (%)      LTV (%)
------------------------------------------------------------------------------------

<= 2,500,000                       3.54          3.50            46.8         40.5
2,500,001 - 5,000,000              2.04          1.96            57.3         50.2
5,000,001 - 7,500,000              1.99          1.87            62.3         56.0
7,500,001 - 10,000,000             2.40          2.30            49.6         41.8
10,000,001 - 12,500,000            1.52          1.48            66.6         58.8
12,500,001 - 15,000,000            1.43          1.39            72.1         66.5
15,000,001 - 17,500,000            1.29          1.19            77.7         66.5
17,500,001 - 20,000,000            1.29          1.22            76.2         69.0
20,000,001 - 30,000,000            1.37          1.18            68.5         64.9
30,000,001 - 40,000,000            1.39          1.39            58.4         26.0
40,000,001 - 50,000,000            1.30          1.30            77.5         77.5
60,000,001 - 70,000,000            1.39          1.16            75.0         69.9
70,000,001 >=                      1.18          1.15            73.6         72.2
------------------------------------------------------------------------------------
TOTAL:                             1.64X         1.56X           66.7%        61.5%
====================================================================================

Minimum: $341,605
Maximum: $210,000,000
Weighted Average: $9,422,250

                                      I-1

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                   TOTAL POOL

STATES

                                                                          PERCENT BY    WEIGHTED     WEIGHTED
                                                           AGGREGATE       AGGREGATE    AVERAGE      AVERAGE
                                      NUMBER OF          CUT-OFF DATE    CUT-OFF DATE   MORTGAGE    REMAINING
STATE                            MORTGAGED PROPERTIES     BALANCE ($)     BALANCE (%)   RATE (%)   TERM (MOS.)
--------------------------------------------------------------------------------------------------------------

Massachusetts                               1              210,000,000       12.8        5.690         119
California - Southern                      23              185,816,605       11.3        5.687         112
California - Northern                       3               24,033,933        1.5        5.624         119
Virginia                                   19              191,789,314       11.7        5.637          69
New York                                   39              145,436,141        8.9        5.777         122
New Jersey                                  6              123,162,952        7.5        6.293         120
Missouri                                    2               93,490,092        5.7        6.387          60
Florida                                    20               89,656,057        5.5        5.849         127
Maryland                                    8               70,948,906        4.3        5.826         104
Minnesota                                   1               65,000,000        4.0        5.800         121
North Carolina                              7               58,205,634        3.6        5.718         120
Georgia                                    11               58,044,069        3.5        5.829         116
Pennsylvania                                4               40,628,302        2.5        5.877         120
Michigan                                    4               40,014,711        2.4        6.146         137
Illinois                                   10               32,150,534        2.0        5.818         119
Nevada                                      6               30,770,846        1.9        5.853         120
South Carolina                              4               29,003,022        1.8        5.726         119
Tennessee                                   2               21,240,000        1.3        5.658         120
Arizona                                     3               19,796,906        1.2        5.652         119
Maine                                       3               16,272,127        1.0        5.887         105
Oregon                                      2               16,100,000        1.0        5.897         119
Texas                                       2               13,194,921        0.8        5.803         120
Oklahoma                                    1               11,764,073        0.7        5.920         117
Washington                                  2               10,762,199        0.7        5.875         107
Colorado                                    2                7,300,000        0.4        5.841         120
Alabama                                     1                6,150,000        0.4        5.681         119
Indiana                                     1                6,000,000        0.4        5.570         118
New Mexico                                  1                5,800,000        0.4        5.840         120
Kansas                                      1                4,636,607        0.3        6.210         177
Wisconsin                                   1                3,644,944        0.2        5.600         119
Mississippi                                 2                3,581,699        0.2        6.150         115
District of Columbia                        1                3,236,905        0.2        6.420         116
Ohio                                        1                1,840,000        0.1        5.910         119
--------------------------------------------------------------------------------------------------------------
TOTAL:                                    194           $1,639,471,501      100.0%       5.834%        109
==============================================================================================================

                                               WEIGHTED        WEIGHTED     WEIGHTED
                                 WEIGHTED       AVERAGE         AVERAGE      AVERAGE
                                  AVERAGE   POST IO PERIOD   CUT-OFF DATE    BALLOON
STATE                            DSCR (X)      DSCR (X)         LTV (%)      LTV (%)
------------------------------------------------------------------------------------

Massachusetts                      1.05          1.05            75.2         75.2
California - Southern              1.58          1.49            67.9         66.1
California - Northern              1.51          1.46            68.7         65.8
Virginia                           1.11          1.10            75.2         73.8
New York                           4.04          3.99            31.7         28.1
New Jersey                         1.67          1.51            69.9         62.5
Missouri                           1.57          1.57            63.9         63.5
Florida                            1.48          1.36            65.8         53.6
Maryland                           1.61          1.42            62.9         58.5
Minnesota                          1.39          1.16            75.0         69.9
North Carolina                     1.24          1.20            77.6         66.2
Georgia                            1.48          1.41            69.0         58.2
Pennsylvania                       1.27          1.17            78.9         69.0
Michigan                           1.57          1.51            58.6         31.4
Illinois                           1.58          1.38            63.1         57.6
Nevada                             1.46          1.40            61.1         55.5
South Carolina                     1.29          1.20            74.9         64.3
Tennessee                          1.24          1.18            77.1         65.3
Arizona                            1.45          1.24            67.8         59.5
Maine                              1.33          1.33            70.4         61.2
Oregon                             1.44          1.21            70.9         64.0
Texas                              1.38          1.38            68.8         58.0
Oklahoma                           1.15          1.15            82.3         70.0
Washington                         1.42          1.26            65.2         60.3
Colorado                           1.79          1.68            61.7         53.8
Alabama                            1.54          1.28            76.0         68.3
Indiana                            1.49          1.23            75.9         70.7
New Mexico                         1.45          1.22            73.4         68.5
Kansas                             4.07          4.07            13.7         10.2
Wisconsin                          1.14          1.14            73.5         61.8
Mississippi                        2.13          2.13            51.8         44.4
District of Columbia               4.16          4.16             9.4          6.3
Ohio                               1.69          1.43            76.0         67.3
------------------------------------------------------------------------------------
TOTAL:                             1.64X         1.56X           66.7%        61.5%
====================================================================================

                                      I-2

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                   TOTAL POOL

PROPERTY TYPES

                                                                          PERCENT BY    WEIGHTED     WEIGHTED
                                                           AGGREGATE       AGGREGATE     AVERAGE     AVERAGE
                                      NUMBER OF          CUT-OFF DATE    CUT-OFF DATE   MORTGAGE    REMAINING
PROPERTY TYPE                    MORTGAGED PROPERTIES     BALANCE ($)     BALANCE (%)   RATE (%)   TERM (MOS.)
--------------------------------------------------------------------------------------------------------------

Office
   Urban                                   10              452,261,874       27.6        5.850         119
   Suburban                                 7               69,486,500        4.2        5.961          92
   Medical                                  5               30,543,180        1.9        5.828         120
--------------------------------------------------------------------------------------------------------------
      SUBTOTAL:                            22           $  552,291,554       33.7%       5.863%        116
--------------------------------------------------------------------------------------------------------------
Multifamily
   Garden                                  17              228,357,751       13.9        5.564          79
   Cooperative                             38              131,338,832        8.0        5.884         128
   Mid Rise                                12               37,043,076        2.3        5.727          98
   Student Housing                          3               30,332,529        1.9        5.856         116
   Low Rise                                 2                5,522,354        0.3        5.849          79
   Townhouse                                1                4,400,000        0.3        5.800         118
   Senior Housing                           1                2,982,078        0.2        5.820         116
--------------------------------------------------------------------------------------------------------------
      SUBTOTAL:                            74           $  439,976,620       26.8%       5.701%         98
--------------------------------------------------------------------------------------------------------------
Retail
   Anchored                                12              202,010,332       12.3        6.008          92
   Unanchored                              30              102,762,157        6.3        5.840         119
   Free Standing                           14               81,381,382        5.0        5.824         128
   Shadow Anchored                          5               31,324,761        1.9        5.713         119
--------------------------------------------------------------------------------------------------------------
      SUBTOTAL:                            61           $  417,478,632       25.5%       5.909%        108
--------------------------------------------------------------------------------------------------------------
Mixed Use
   Office/Warehouse                         1               31,519,687        1.9        6.250         142
   Retail/Office                            3               21,100,000        1.3        6.143          91
   Multifamily/Retail                       7               19,875,476        1.2        5.977         119
   Multifamily/Office                       1                1,459,734        0.1        6.150         117
--------------------------------------------------------------------------------------------------------------
      SUBTOTAL:                            12           $   73,954,898        4.5%       6.144%        121
--------------------------------------------------------------------------------------------------------------
Hospitality
   Limited Service                          7               55,251,229        3.4        5.756         119
   Full Service                             1               10,800,000        0.7        5.730         120
--------------------------------------------------------------------------------------------------------------
      SUBTOTAL:                             8           $   66,051,229        4.0%       5.752%        120
--------------------------------------------------------------------------------------------------------------
Industrial
   Warehouse                                4               23,056,459        1.4        5.894         114
   Flex                                     2               16,488,083        1.0        5.818         119
--------------------------------------------------------------------------------------------------------------
      SUBTOTAL:                             6           $   39,544,541        2.4%       5.862%        116
--------------------------------------------------------------------------------------------------------------
Manufactured Housing Community
   Manufactured Housing
   Community                                6               35,600,000        2.2        5.654         113
--------------------------------------------------------------------------------------------------------------
      SUBTOTAL:                             6           $   35,600,000        2.2%       5.654%        113
--------------------------------------------------------------------------------------------------------------
Other
   Leased Fee                               4               10,979,004        0.7        5.785         117
--------------------------------------------------------------------------------------------------------------
      SUBTOTAL:                             4           $   10,979,004        0.7%       5.785%        117
--------------------------------------------------------------------------------------------------------------
Self Storage
   Self Storage                             1                3,595,024        0.2        5.620         119
--------------------------------------------------------------------------------------------------------------
      SUBTOTAL:                             1           $    3,595,024        0.2%       5.620%        119
--------------------------------------------------------------------------------------------------------------
TOTAL:                                    194           $1,639,471,501      100.0%       5.834%        109
==============================================================================================================

                                               WEIGHTED        WEIGHTED     WEIGHTED
                                 WEIGHTED       AVERAGE         AVERAGE      AVERAGE
                                  AVERAGE   POST IO PERIOD   CUT-OFF DATE    BALLOON
PROPERTY TYPE                    DSCR (X)      DSCR (X)         LTV (%)      LTV (%)
------------------------------------------------------------------------------------

Office
   Urban                           1.22          1.13            74.9         72.1
   Suburban                        1.32          1.25            73.4         69.6
   Medical                         1.30          1.25            71.7         61.1
------------------------------------------------------------------------------------
      SUBTOTAL:                    1.24x         1.15x           74.5%        71.1%
------------------------------------------------------------------------------------
Multifamily
   Garden                          1.10          1.08            76.0         72.1
   Cooperative                     5.09          5.06            13.9         11.8
   Mid Rise                        1.38          1.38            68.4         64.2
   Student Housing                 1.36          1.23            77.8         67.3
   Low Rise                        1.49          1.49            71.0         68.2
   Townhouse                       1.54          1.28            65.7         61.4
   Senior Housing                  3.03          3.03            41.4         32.2
------------------------------------------------------------------------------------
      SUBTOTAL:                    2.36X         2.32X           56.5%        52.7%
------------------------------------------------------------------------------------
Retail
   Anchored                        1.50          1.41            66.8         63.7
   Unanchored                      1.47          1.32            67.9         60.5
   Free Standing                   1.45          1.34            69.5         56.8
   Shadow Anchored                 1.43          1.25            67.4         62.2
------------------------------------------------------------------------------------
      SUBTOTAL:                    1.48X         1.37X           67.6%        61.5%
------------------------------------------------------------------------------------
Mixed Use
   Office/Warehouse                1.39          1.39            58.4         26.0
   Retail/Office                   1.35          1.22            71.6         64.9
   Multifamily/Retail              1.36          1.21            69.8         61.7
   Multifamily/Office              1.22          1.22            79.8         68.3
------------------------------------------------------------------------------------
      SUBTOTAL:                    1.37X         1.29X           65.7%        47.5%
------------------------------------------------------------------------------------
Hospitality
   Limited Service                 1.90          1.90            63.5         56.3
   Full Service                    1.42          1.42            68.4         57.5
------------------------------------------------------------------------------------
      SUBTOTAL:                    1.82X         1.82X           64.3%        56.5%
------------------------------------------------------------------------------------
Industrial
   Warehouse                       1.48          1.48            58.5         49.5
   Flex                            1.29          1.17            68.9         60.8
------------------------------------------------------------------------------------
      SUBTOTAL:                    1.40x         1.35x           62.8%        54.2%
------------------------------------------------------------------------------------
Manufactured Housing Community
   Manufactured Housing
   Community                       1.32          1.09            70.6         66.1
------------------------------------------------------------------------------------
      SUBTOTAL:                    1.32X         1.09X           70.6%        66.1%
------------------------------------------------------------------------------------
Other
   Leased Fee                      1.33          1.22            72.4         63.6
------------------------------------------------------------------------------------
      SUBTOTAL:                    1.33X         1.22X           72.4%        63.6%
------------------------------------------------------------------------------------
Self Storage
   Self Storage                    1.20          1.20            69.0         58.0
------------------------------------------------------------------------------------
      SUBTOTAL:                    1.20X         1.20X           69.0%        58.0%
------------------------------------------------------------------------------------
TOTAL:                             1.64X         1.56X           66.7%        61.5%
====================================================================================

                                      I-3

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                   TOTAL POOL

MORTGAGE RATES

                                                                    PERCENT BY    WEIGHTED     WEIGHTED
                                                     AGGREGATE       AGGREGATE     AVERAGE     AVERAGE
                                    NUMBER OF      CUT-OFF DATE    CUT-OFF DATE   MORTGAGE    REMAINING
MORTGAGE RATE (%)                MORTGAGE LOANS     BALANCE ($)     BALANCE (%)   RATE (%)   TERM (MOS.)
--------------------------------------------------------------------------------------------------------

5.001 - 5.500                            7           201,386,062       12.3         5.471         76
5.501 - 5.750                           66           692,171,832       42.2         5.659        117
5.751 - 6.000                           58           353,486,889       21.6         5.845        119
6.001 - 6.500                           41           381,139,266       23.2         6.310        106
6.501 - 7.000                            3            11,287,452        0.7         6.584         68
--------------------------------------------------------------------------------------------------------
TOTAL:                                 174        $1,639,471,501      100.0%        5.834%       109
========================================================================================================

                                               WEIGHTED        WEIGHTED     WEIGHTED
                                 WEIGHTED       AVERAGE         AVERAGE      AVERAGE
                                  AVERAGE   POST IO PERIOD   CUT-OFF DATE    BALLOON
MORTGAGE RATE (%)                DSCR (X)      DSCR (X)         LTV (%)      LTV (%)
------------------------------------------------------------------------------------

5.001 - 5.500                      1.24          1.24            72.6         72.0
5.501 - 5.750                      1.58          1.50            69.0         64.3
5.751 - 6.000                      1.90          1.76            62.5         57.0
6.001 - 6.500                      1.71          1.65            63.6         55.0
6.501 - 7.000                      1.38          1.38            65.2         59.0
------------------------------------------------------------------------------------
TOTAL:                             1.64X         1.56X           66.7%        61.5%
====================================================================================

Minimum: 5.440%
Maximum: 6.610%
Weighted Average: 5.834%

SEASONING

                                                                    PERCENT BY    WEIGHTED     WEIGHTED
                                                     AGGREGATE       AGGREGATE     AVERAGE     AVERAGE
                                    NUMBER OF      CUT-OFF DATE    CUT-OFF DATE   MORTGAGE    REMAINING
SEASONING (MOS.)                 MORTGAGE LOANS     BALANCE ($)     BALANCE (%)   RATE (%)   TERM (MOS.)
--------------------------------------------------------------------------------------------------------

= 0                                     39           460,053,800       28.1        5.954         118
1 - 5                                  132         1,144,807,394       69.8        5.772         105
6 - 11                                   2             3,090,620        0.2        6.367         113
24 >=                                    1            31,519,687        1.9        6.250         142
--------------------------------------------------------------------------------------------------------
TOTAL:                                 174        $1,639,471,501      100.0%       5.834%        109
========================================================================================================

                                               WEIGHTED        WEIGHTED     WEIGHTED
                                 WEIGHTED       AVERAGE         AVERAGE      AVERAGE
                                  AVERAGE   POST IO PERIOD   CUT-OFF DATE    BALLOON
SEASONING (MOS.)                 DSCR (X)      DSCR (X)         LTV (%)      LTV (%)
------------------------------------------------------------------------------------

= 0                                1.43          1.30            71.6         64.1
1 - 5                              1.72          1.66            65.0         61.4
6 - 11                             1.80          1.80            60.1         51.9
24 >=                              1.39          1.39            58.4         26.0
------------------------------------------------------------------------------------
TOTAL:                             1.64X         1.56X           66.7%        61.5%
====================================================================================

Minimum: 0 mos.
Maximum: 38 mos.
Weighted Average: 2 mos.

                                      I-4

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                   TOTAL POOL

ORIGINAL TERMS TO STATED MATURITY

                                                                    PERCENT BY    WEIGHTED     WEIGHTED
                                                     AGGREGATE       AGGREGATE     AVERAGE     AVERAGE
ORIGINAL TERM TO STATED             NUMBER OF      CUT-OFF DATE    CUT-OFF DATE   MORTGAGE    REMAINING
MATURITY (MOS.)                  MORTGAGE LOANS     BALANCE ($)     BALANCE (%)   RATE (%)   TERM (MOS.)
--------------------------------------------------------------------------------------------------------

<= 60                                    6           280,430,000       17.1        5.895          58
61 - 84                                  3            26,437,199        1.6        5.751          84
85 - 120                               154         1,191,779,848       72.7        5.800         119
121 - 180                                9           135,669,022        8.3        6.005         136
181 >=                                   2             5,155,433        0.3        6.148         236
--------------------------------------------------------------------------------------------------------
TOTAL:                                 174        $1,639,471,501      100.0%       5.834%        109
========================================================================================================

                                               WEIGHTED        WEIGHTED     WEIGHTED
                                 WEIGHTED       AVERAGE         AVERAGE      AVERAGE
ORIGINAL TERM TO STATED           AVERAGE   POST IO PERIOD   CUT-OFF DATE    BALLOON
MATURITY (MOS.)                  DSCR (X)      DSCR (X)         LTV (%)      LTV (%)
------------------------------------------------------------------------------------

<= 60                              1.21          1.21            71.8         71.5
61 - 84                            1.49          1.49            67.4         66.5
85 - 120                           1.72          1.63            66.0         60.6
121 - 180                          1.62          1.51            65.0         49.3
181 >=                             5.78          5.78             9.5          0.3
------------------------------------------------------------------------------------
TOTAL:                             1.64X         1.56X           66.7%        61.5%
====================================================================================

Minimum: 60 mos.
Maximum: 240 mos.
Weighted Average: 112 mos.

REMAINING TERMS TO STATED MATURITY

                                                                    PERCENT BY    WEIGHTED     WEIGHTED
                                                     AGGREGATE       AGGREGATE     AVERAGE     AVERAGE
REMAINING TERM TO STATED            NUMBER OF      CUT-OFF DATE    CUT-OFF DATE   MORTGAGE    REMAINING
MATURITY (MOS.)                  MORTGAGE LOANS     BALANCE ($)     BALANCE (%)   RATE (%)   TERM (MOS.)
--------------------------------------------------------------------------------------------------------

<= 60                                    6           280,430,000       17.1        5.895          58
61 - 84                                  3            26,437,199        1.6        5.751          84
85 - 120                               154         1,191,779,848       72.7        5.800         119
121 - 180                                9           135,669,022        8.3        6.005         136
181 - 240                                2             5,155,433        0.3        6.148         236
--------------------------------------------------------------------------------------------------------
TOTAL:                                 174        $1,639,471,501      100.0%       5.834%        109
========================================================================================================

                                               WEIGHTED        WEIGHTED     WEIGHTED
                                 WEIGHTED       AVERAGE         AVERAGE      AVERAGE
REMAINING TERM TO STATED          AVERAGE   POST IO PERIOD   CUT-OFF DATE    BALLOON
MATURITY (MOS.)                  DSCR (X)      DSCR (X)         LTV (%)      LTV (%)
------------------------------------------------------------------------------------

<= 60                              1.21          1.21            71.8         71.5
61 - 84                            1.49          1.49            67.4         66.5
85 - 120                           1.72          1.63            66.0         60.6
121 - 180                          1.62          1.51            65.0         49.3
181 - 240                          5.78          5.78             9.5          0.3
------------------------------------------------------------------------------------
TOTAL:                             1.64X         1.56X           66.7%        61.5%
====================================================================================

Minimum: 57 mos.
Maximum: 236 mos.
Weighted Average: 109 mos.

                                      I-5

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                   TOTAL POOL

ORIGINAL AMORTIZATION TERMS

                                                                    PERCENT BY    WEIGHTED     WEIGHTED
                                                     AGGREGATE       AGGREGATE     AVERAGE     AVERAGE
ORIGINAL AMORTIZATION TERM          NUMBER OF      CUT-OFF DATE    CUT-OFF DATE   MORTGAGE    REMAINING
(MOS.)                           MORTGAGE LOANS     BALANCE ($)     BALANCE (%)   RATE (%)   TERM (MOS.)
--------------------------------------------------------------------------------------------------------

BALLOON LOANS
   Interest Only                        24           638,755,000       39.0        5.755          92
   181 - 240                             4            43,130,653        2.6        6.195         136
   241 - 300                             7            30,061,099        1.8        6.129         108
   301 - 360                           120           850,744,561       51.9        5.864         119
   361 >=                               14            62,023,587        3.8        5.775         117
--------------------------------------------------------------------------------------------------------
      SUBTOTAL:                        169        $1,624,714,899       99.1%       5.832%        109
--------------------------------------------------------------------------------------------------------
FULLY AMORTIZING LOANS
121 - 180                                3             9,601,169        0.6        6.008         179
181 - 240                                2             5,155,433        0.3        6.148         236
--------------------------------------------------------------------------------------------------------
      SUBTOTAL:                          5        $   14,756,602        0.9%       6.057%        199
--------------------------------------------------------------------------------------------------------
TOTAL:                                 174        $1,639,471,501      100.0%       5.834%        109
========================================================================================================

                                               WEIGHTED        WEIGHTED     WEIGHTED
                                 WEIGHTED       AVERAGE         AVERAGE      AVERAGE
ORIGINAL AMORTIZATION TERM        AVERAGE   POST IO PERIOD   CUT-OFF DATE    BALLOON
(MOS.)                           DSCR (X)      DSCR (X)         LTV (%)      LTV (%)
------------------------------------------------------------------------------------

BALLOON LOANS
   Interest Only                   1.33          1.33            71.3         71.3
   181 - 240                       1.95          1.95            52.6         25.5
   241 - 300                       2.21          2.08            55.4         45.4
   301 - 360                       1.54          1.40            68.9         61.1
   361 >=                          5.08          5.08            13.7         12.6
------------------------------------------------------------------------------------
      SUBTOTAL:                    1.62X         1.54X           67.0%        62.0%
------------------------------------------------------------------------------------
FULLY AMORTIZING LOANS
121 - 180                          2.67          2.67            48.0          1.1
181 - 240                          5.78          5.78             9.5          0.3
------------------------------------------------------------------------------------
      SUBTOTAL:                    3.76X         3.76X           34.5%         0.8%
------------------------------------------------------------------------------------
TOTAL:                             1.64X         1.56X           66.7%        61.5%
====================================================================================

Minimum: 180 mos.
Maximum: 480 mos.
Weighted Average: 357 mos.

REMAINING AMORTIZATION TERMS

                                                                    PERCENT BY    WEIGHTED     WEIGHTED
                                                     AGGREGATE       AGGREGATE     AVERAGE     AVERAGE
REMAINING AMORTIZATION TERM         NUMBER OF      CUT-OFF DATE    CUT-OFF DATE   MORTGAGE    REMAINING
(MOS.)                           MORTGAGE LOANS     BALANCE ($)     BALANCE (%)   RATE (%)   TERM (MOS.)
--------------------------------------------------------------------------------------------------------

BALLOON LOANS
   Interest Only                        24           638,755,000       39.0        5.755          92
   181 - 240                             4            43,130,653        2.6        6.195         136
   241 - 300                             7            30,061,099        1.8        6.129         108
   301 - 360                           120           850,744,561       51.9        5.864         119
   361 >=                               14            62,023,587        3.8        5.775         117
--------------------------------------------------------------------------------------------------------
      SUBTOTAL:                        169        $1,624,714,899       99.1%       5.832%        109
--------------------------------------------------------------------------------------------------------
FULLY AMORTIZING LOANS
   121 - 180                             3             9,601,169        0.6        6.008         179
   181 - 240                             2             5,155,433        0.3        6.148         236
--------------------------------------------------------------------------------------------------------
      SUBTOTAL:                          5        $   14,756,602        0.9%       6.057%        199
--------------------------------------------------------------------------------------------------------
TOTAL:                                 174        $1,639,471,501      100.0%       5.834%        109
========================================================================================================

                                               WEIGHTED        WEIGHTED     WEIGHTED
                                 WEIGHTED       AVERAGE         AVERAGE      AVERAGE
REMAINING AMORTIZATION TERM       AVERAGE   POST IO PERIOD   CUT-OFF DATE    BALLOON
(MOS.)                           DSCR (X)      DSCR (X)         LTV (%)      LTV (%)
------------------------------------------------------------------------------------

BALLOON LOANS
   Interest Only                   1.33          1.33            71.3         71.3
   181 - 240                       1.95          1.95            52.6         25.5
   241 - 300                       2.21          2.08            55.4         45.4
   301 - 360                       1.54          1.40            68.9         61.1
   361 >=                          5.08          5.08            13.7         12.6
------------------------------------------------------------------------------------
      SUBTOTAL:                    1.62x         1.54x           67.0%        62.0%
------------------------------------------------------------------------------------
FULLY AMORTIZING LOANS
   121 - 180                       2.67          2.67            48.0          1.1
   181 - 240                       5.78          5.78             9.5          0.3
------------------------------------------------------------------------------------
      SUBTOTAL:                    3.76x         3.76x           34.5%         0.8%
------------------------------------------------------------------------------------
TOTAL:                             1.64x         1.56x           66.7%        61.5%
====================================================================================

Minimum: 177 mos.
Maximum: 479 mos.
Weighted Average: 356 mos.

                                      I-6

                                      APPENDIX I
                              MORTGAGE POOL INFORMATION
                                      TOTAL POOL

DEBT SERVICE COVERAGE RATIOS

                                                                    PERCENT BY    WEIGHTED     WEIGHTED
                                                     AGGREGATE       AGGREGATE     AVERAGE     AVERAGE
                                    NUMBER OF      CUT-OFF DATE    CUT-OFF DATE   MORTGAGE    REMAINING
DEBT SERVICE COVERAGE RATIO (X)  MORTGAGE LOANS     BALANCE ($)     BALANCE (%)   RATE (%)   TERM (MOS.)
--------------------------------------------------------------------------------------------------------

<= 1.00                                  1           147,000,000        9.0        5.478          57
1.01 - 1.10                              5           269,840,000       16.5        5.740         113
1.11 - 1.20                             16            92,172,467        5.6        5.804         119
1.21 - 1.30                             31           172,953,903       10.5        5.794         115
1.31 - 1.40                             22           318,454,339       19.4        6.044         123
1.41 - 1.50                             27           245,568,704       15.0        5.763         117
1.51 - 1.60                             13           167,823,183       10.2        6.081          84
1.61 - 1.70                              6            28,181,272        1.7        5.598         119
1.71 - 1.80                              1             2,693,989        0.2        5.820         118
1.81 - 1.90                              2            11,487,400        0.7        5.654         119
1.91 - 2.00                              2             4,892,354        0.3        5.790         118
2.01 - 2.50                              6            34,182,980        2.1        5.818         120
2.51 - 3.00                              3            15,101,149        0.9        6.127         143
3.01 >=                                 39           129,119,760        7.9        5.843         125
--------------------------------------------------------------------------------------------------------
TOTAL:                                 174        $1,639,471,501      100.0%       5.834%        109
========================================================================================================

                                               WEIGHTED        WEIGHTED     WEIGHTED
                                 WEIGHTED      AVERAGE          AVERAGE      AVERAGE
                                  AVERAGE   POST IO PERIOD   CUT-OFF DATE    BALLOON
DEBT SERVICE COVERAGE RATIO (X)  DSCR (X)      DSCR (X)         LTV (%)      LTV (%)
------------------------------------------------------------------------------------

<= 1.00                             1.00         1.00            75.8         75.8
1.01 - 1.10                         1.06         1.06            75.8         74.3
1.11 - 1.20                         1.17         1.17            75.1         63.5
1.21 - 1.30                         1.26         1.22            73.9         66.5
1.31 - 1.40                         1.36         1.22            71.2         60.9
1.41 - 1.50                         1.46         1.28            68.1         62.2
1.51 - 1.60                         1.56         1.48            67.1         64.4
1.61 - 1.70                         1.64         1.58            67.1         64.1
1.71 - 1.80                         1.71         1.71            59.9         50.7
1.81 - 1.90                         1.85         1.73            64.4         56.1
1.91 - 2.00                         1.97         1.97            48.3         45.1
2.01 - 2.50                         2.21         2.21            56.2         53.7
2.51 - 3.00                         2.77         2.66            34.5         28.6
3.01 >=                             5.17         5.10            15.2         13.1
------------------------------------------------------------------------------------
TOTAL:                              1.64X        1.56X           66.7%        61.5%
====================================================================================

Minimum: 1.00x
Maximum: 15.50x
Weighted Average: 1.64x

POST IO PERIOD DEBT SERVICE COVERAGE RATIOS

                                                                    PERCENT BY    WEIGHTED     WEIGHTED
                                                     AGGREGATE       AGGREGATE     AVERAGE     AVERAGE
POST IO PERIOD DEBT                 NUMBER OF      CUT-OFF DATE    CUT-OFF DATE   MORTGAGE    REMAINING
SERVICE COVERAGE RATIO (X)       MORTGAGE LOANS     BALANCE ($)     BALANCE (%)   RATE (%)   TERM (MOS.)
--------------------------------------------------------------------------------------------------------

<= 1.00                                 1            147,000,000        9.0        5.478          57
1.01 - 1.10                            11            321,940,000       19.6        5.729         114
1.11 - 1.20                            27            346,147,467       21.1        5.952         119
1.21 - 1.30                            49            330,635,303       20.2        5.794         117
1.31 - 1.40                            17            102,504,339        6.3        5.999         128
1.41 - 1.50                             8             64,888,704        4.0        5.782         111
1.51 - 1.60                             5            111,236,783        6.8        6.249          67
1.61 - 1.70                             4             21,841,272        1.3        5.571         119
1.71 - 1.80                             1              2,693,989        0.2        5.820         118
1.81 - 1.90                             1              7,287,400        0.4        5.680         120
1.91 - 2.00                             2              4,892,354        0.3        5.790         118
2.01 - 2.50                             7             37,882,980        2.3        5.822         119
2.51 - 3.00                             3             16,401,149        1.0        6.034         142
3.01 >=                                38            124,119,760        7.6        5.852         125
--------------------------------------------------------------------------------------------------------
TOTAL:                                174         $1,639,471,501      100.0%       5.834%        109
========================================================================================================

                                               WEIGHTED        WEIGHTED     WEIGHTED
                                 WEIGHTED       AVERAGE         AVERAGE      AVERAGE
POST IO PERIOD DEBT               AVERAGE   POST IO PERIOD   CUT-OFF DATE    BALLOON
SERVICE COVERAGE RATIO (X)       DSCR (X)      DSCR (X)         LTV (%)      LTV (%)
------------------------------------------------------------------------------------

<= 1.00                             1.00          1.00           75.8         75.8
1.01 - 1.10                         1.10          1.06           75.6         73.3
1.11 - 1.20                         1.32          1.17           73.8         66.0
1.21 - 1.30                         1.39          1.25           72.0         65.0
1.31 - 1.40                         1.38          1.37           63.4         45.3
1.41 - 1.50                         1.49          1.46           65.9         59.5
1.51 - 1.60                         1.58          1.58           63.7         63.6
1.61 - 1.70                         1.65          1.65           65.3         63.9
1.71 - 1.80                         1.71          1.71           59.9         50.7
1.81 - 1.90                         1.87          1.87           67.5         56.8
1.91 - 2.00                         1.97          1.97           48.3         45.1
2.01 - 2.50                         2.26          2.22           56.3         53.4
2.51 - 3.00                         2.93          2.70           36.0         29.8
3.01 >=                             5.25          5.20           13.6         11.6
------------------------------------------------------------------------------------
TOTAL:                              1.64X         1.56X          66.7%        61.5%
====================================================================================

Minimum: 1.00x
Maximum: 15.50x
Weighted Average: 1.56x

                                       I-7

                                      APPENDIX I
                              MORTGAGE POOL INFORMATION
                                      TOTAL POOL

LOAN-TO-VALUE RATIOS

                                                                    PERCENT BY    WEIGHTED     WEIGHTED
                                                     AGGREGATE       AGGREGATE     AVERAGE     AVERAGE
                                    NUMBER OF      CUT-OFF DATE    CUT-OFF DATE   MORTGAGE    REMAINING
LOAN-TO-VALUE RATIO (%)          MORTGAGE LOANS     BALANCE ($)     BALANCE (%)   RATE (%)   TERM (MOS.)
--------------------------------------------------------------------------------------------------------

<= 10.0                                 15            35,672,228        2.2        5.869         127
10.1 - 20.0                             19            77,769,949        4.7        5.852         125
20.1 - 30.0                              4            17,896,655        1.1        6.050         139
30.1 - 40.0                              1             1,200,000        0.1        5.860         117
40.1 - 50.0                              6            16,861,964        1.0        5.780         118
50.1 - 60.0                             16           124,027,432        7.6        5.972         129
60.1 - 70.0                             44           399,832,765       24.4        5.890         102
70.1 - 75.0                             31           230,405,469       14.1        5.772         118
75.1 - 80.0                             34           703,570,966       42.9        5.790         103
80.1 - 85.0                              4            32,234,073        2.0        5.819         119
--------------------------------------------------------------------------------------------------------
TOTAL:                                 174        $1,639,471,501      100.0%       5.834%        109
========================================================================================================

                                                WEIGHTED       WEIGHTED     WEIGHTED
                                 WEIGHTED       AVERAGE         AVERAGE      AVERAGE
                                  AVERAGE   POST IO PERIOD   CUT-OFF DATE    BALLOON
LOAN-TO-VALUE RATIO (%)          DSCR (X)         DSCR (X)        LTV (%)    LTV (%)
------------------------------------------------------------------------------------

<= 10.0                            8.05          8.05             6.7          5.5
10.1 - 20.0                        4.22          4.16            14.4         12.3
20.1 - 30.0                        2.99          2.99            25.9         21.9
30.1 - 40.0                        3.98          3.34            36.4         32.2
40.1 - 50.0                        2.27          2.27            45.2         37.5
50.1 - 60.0                        1.65          1.56            58.0         43.0
60.1 - 70.0                        1.49          1.40            65.8         61.7
70.1 - 75.0                        1.37          1.19            73.0         65.5
75.1 - 80.0                        1.16          1.11            76.5         72.8
80.1 - 85.0                        1.13          1.13            81.7         68.7
------------------------------------------------------------------------------------
TOTAL:                             1.64X         1.56X           66.7%        61.5%
====================================================================================

Minimum: 3.0%
Maximum: 82.3%
Weighted Average: 66.7%

BALLOON LOAN-TO-VALUE RATIOS

                                                                    PERCENT BY    WEIGHTED     WEIGHTED
                                                     AGGREGATE       AGGREGATE     AVERAGE     AVERAGE
                                    NUMBER OF      CUT-OFF DATE    CUT-OFF DATE   MORTGAGE    REMAINING
BALLOON LOAN-TO-VALUE RATIO (%)  MORTGAGE LOANS     BALANCE ($)     BALANCE (%)   RATE (%)   TERM (MOS.)
--------------------------------------------------------------------------------------------------------

<= 10.0                                 18            54,979,673        3.4        5.881         139
10.1 - 20.0                             17            66,133,478        4.0        5.856         121
20.1 - 30.0                              5            49,416,343        3.0        6.178         141
30.1 - 40.0                              6            17,672,618        1.1        5.916         133
40.1 - 50.0                             10            41,432,126        2.5        5.920         119
50.1 - 55.0                             10            30,064,788        1.8        5.766         118
55.1 - 60.0                             18           130,024,767        7.9        5.799         119
60.1 - 65.0                             40           323,497,378       19.7        5.931          99
65.1 - 70.0                             41           464,020,330       28.3        5.918         118
70.1 - 75.0                              4            31,200,000        1.9        5.769         115
75.1 - 80.0                              5           431,030,000       26.3        5.630          94
--------------------------------------------------------------------------------------------------------
TOTAL:                                 174        $1,639,471,501      100.0%       5.834%        109
========================================================================================================

                                               WEIGHTED        WEIGHTED     WEIGHTED
                                 WEIGHTED       AVERAGE         AVERAGE      AVERAGE
                                  AVERAGE   POST IO PERIOD   CUT-OFF DATE    BALLOON
BALLOON LOAN-TO-VALUE RATIO (%)  DSCR (X)      DSCR (X)         LTV (%)      LTV (%)
------------------------------------------------------------------------------------

<= 10.0                             6.35          6.35           14.9          5.1
10.1 - 20.0                         4.18          4.11           15.0         13.3
20.1 - 30.0                         1.97          1.97           46.6         24.5
30.1 - 40.0                         2.18          2.14           48.8         36.0
40.1 - 50.0                         1.71          1.62           56.1         46.5
50.1 - 55.0                         1.57          1.47           61.5         53.0
55.1 - 60.0                         1.55          1.43           63.0         57.4
60.1 - 65.0                         1.45          1.36           68.3         63.0
65.1 - 70.0                         1.36          1.23           75.0         67.8
70.1 - 75.0                         1.36          1.14           79.0         71.8
75.1 - 80.0                         1.06          1.06           75.8         75.8
------------------------------------------------------------------------------------
TOTAL:                              1.64X         1.56X          66.7%        61.5%
====================================================================================

Minimum: 0.1%
Maximum: 78.9%
Weighted Average: 61.5%

AMORTIZATION TYPES

                                                                    PERCENT BY    WEIGHTED     WEIGHTED
                                                     AGGREGATE       AGGREGATE     AVERAGE     AVERAGE
                                    NUMBER OF      CUT-OFF DATE    CUT-OFF DATE   MORTGAGE    REMAINING
AMORTIZATION TYPE                MORTGAGE LOANS     BALANCE ($)     BALANCE (%)   RATE (%)   TERM (MOS.)
--------------------------------------------------------------------------------------------------------

Amortizing Baloon                      96            415,937,388       25.4        5.851         118
Fully Amortizing                        5             14,756,602        0.9        6.057         199
Interest Only                          24            638,755,000       39.0        5.755          92
Interest Only, Then Amortizing
   Balloon                             49            570,022,511       34.8        5.904         120
--------------------------------------------------------------------------------------------------------
TOTAL:                                174         $1,639,471,501      100.0%       5.834%        109
========================================================================================================

                                               WEIGHTED        WEIGHTED     WEIGHTED
                                 WEIGHTED       AVERAGE         AVERAGE      AVERAGE
                                  AVERAGE   POST IO PERIOD   CUT-OFF DATE    BALLOON
AMORTIZATION TYPE                DSCR (X)      DSCR (X)         LTV (%)      LTV (%)
------------------------------------------------------------------------------------

Amortizing Baloon                   2.25         2.25            55.9         47.1
Fully Amortizing                    3.76         3.76            34.5          0.8
Interest Only                       1.33         1.33            71.3         71.3
Interest Only, Then Amortizing
   Balloon                          1.48         1.26            70.4         62.5
------------------------------------------------------------------------------------
TOTAL:                              1.64X        1.56X           66.7%        61.5%
====================================================================================

                                       I-8

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                   TOTAL POOL

PREPAYMENT RESTRICTION ANALYSIS: TOTAL POOL

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (%) (1)(2)

PREPAYMENT RESTRICTIONS               MAR-07           MAR-08           MAR-09           MAR-10           MAR-11
--------------------------------------------------------------------------------------------------------------------

Locked Out                                 99.16%           97.39%           79.50%           78.17%           76.33%
Yield Maintenance Total                     0.84%            2.61%           20.50%           21.25%           21.38%
Prepayment Premium Points Total             0.00%            0.00%            0.00%            0.59%            0.58%
Open                                        0.00%            0.00%            0.00%            0.00%            1.71%
--------------------------------------------------------------------------------------------------------------------
TOTALS                                    100.00%          100.00%          100.00%          100.00%          100.00%
--------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding          $1,639,471,501   $1,632,913,388   $1,625,583,705   $1,615,736,328   $1,604,693,804
% Initial Pool Balance                    100.00%           99.60%           99.15%           98.55%           97.88%
--------------------------------------------------------------------------------------------------------------------

PREPAYMENT RESTRICTIONS               MAR-12           MAR-13           MAR-14
----------------------------------------------------------------------------------

Locked Out                                 74.19%           74.06%           69.37%
Yield Maintenance Total                    25.50%           25.63%           30.31%
Prepayment Premium Points Total             0.00%            0.00%            0.00%
Open                                        0.30%            0.31%            0.32%
----------------------------------------------------------------------------------
TOTALS                                    100.00%          100.00%          100.00%
----------------------------------------------------------------------------------
Pool Balance Outstanding          $1,313,201,939   $1,297,708,978   $1,255,179,677
% Initial Pool Balance                     80.10%           79.15%           76.56%
----------------------------------------------------------------------------------

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (CONT'D) (%) (1)(2)

PREPAYMENT RESTRICTIONS               MAR-15           MAR-16          MAR-17         MAR-18
----------------------------------------------------------------------------------------------

Locked Out                                 68.94%           65.79%          6.41%        52.98%
Yield Maintenance Total                    30.73%           30.89%          6.02%        47.02%
Prepayment Premium Points Total             0.00%            2.65%          0.00%         0.00%
Open                                        0.33%            0.67%         87.57%         0.00%
----------------------------------------------------------------------------------------------
TOTALS                                    100.00%          100.00%        100.00%       100.00%
----------------------------------------------------------------------------------------------
Pool Balance Outstanding          $1,230,045,889   $1,211,889,282   $304,670,297   $34,570,293
% Initial Pool Balance                     75.03%           73.92%         18.58%         2.11%
----------------------------------------------------------------------------------------------

PREPAYMENT RESTRICTIONS              MAR-19        MAR-20        MAR-21       MAR-22
--------------------------------------------------------------------------------------

Locked Out                              46.16%        43.71%        40.54%       39.12%
Yield Maintenance Total                  3.02%         2.26%         1.26%       60.88%
Prepayment Premium Points Total         50.81%        54.03%        58.20%        0.00%
Open                                     0.00%         0.00%         0.00%        0.00%
--------------------------------------------------------------------------------------
TOTALS                                 100.00%       100.00%       100.00%      100.00%
--------------------------------------------------------------------------------------
Pool Balance Outstanding          $17,570,306   $16,045,993   $14,421,705   $1,922,658
% Initial Pool Balance                   1.07%         0.98%         0.88%        0.12%
--------------------------------------------------------------------------------------

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (CONT'D) (%) (1)(2)

PREPAYMENT RESTRICTIONS             MAR-23       MAR-24      MAR-25     MAR-26    MAR-27
----------------------------------------------------------------------------------------

Locked Out                             39.20%       39.31%     39.48%     39.90%   0.00%
Yield Maintenance Total                60.80%       60.69%     60.52%     60.10%   0.00%
Prepayment Premium Points Total         0.00%        0.00%      0.00%      0.00%   0.00%
Open                                    0.00%        0.00%      0.00%      0.00%   0.00%
----------------------------------------------------------------------------------------
TOTALS                                100.00%      100.00%    100.00%    100.00%   0.00%
----------------------------------------------------------------------------------------
Pool Balance Outstanding          $1,580,550   $1,216,707   $829,305   $417,046   $   0
% Initial Pool Balance                  0.10%        0.07%      0.05%      0.03%   0.00%
----------------------------------------------------------------------------------------

Notes:

(1)  The above analysis is based on the Structuring Assumptions and a 0% CPR as discussed in the Free Writing Prospectus

(2)  See Appendix II of the Free Writing Prospectus for a description of the
     Yield Maintenance

                                       I-9

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 1

MORTGAGE LOAN SELLERS

                                                                    PERCENT BY    WEIGHTED     WEIGHTED
                                                     AGGREGATE       AGGREGATE    AVERAGE      AVERAGE
                                    NUMBER OF      CUT-OFF DATE    CUT-OFF DATE   MORTGAGE    REMAINING
LOAN SELLER                      MORTGAGE LOANS     BALANCE ($)     BALANCE (%)   RATE (%)   TERM (MOS.)
--------------------------------------------------------------------------------------------------------

Morgan Stanley Mortgage
   Capital Inc.                         32           638,929,603       55.0        5.854         110
Natixis Real Estate Capital
   Inc                                  31           365,558,083       31.4        5.964         118
SunTrust Bank                           27           100,410,499        8.6        5.779         117
NCB, FSB                                16            57,559,129        5.0        5.992         119
--------------------------------------------------------------------------------------------------------
TOTAL:                                 106        $1,162,457,314      100.0%       5.889%        114
========================================================================================================

                                               WEIGHTED        WEIGHTED     WEIGHTED
                                 WEIGHTED       AVERAGE         AVERAGE      AVERAGE
                                  AVERAGE   POST IO PERIOD   CUT-OFF DATE    BALLOON
LOAN SELLER                      DSCR (X)      DSCR (X)         LTV (%)      LTV (%)
------------------------------------------------------------------------------------

Morgan Stanley Mortgage
   Capital Inc.                    1.30          1.24            70.9         66.5
Natixis Real Estate Capital
   Inc                             1.48          1.32            68.9         62.6
SunTrust Bank                      1.34          1.33            71.3         60.6
NCB, FSB                           1.53          1.39            73.8         64.2
------------------------------------------------------------------------------------
TOTAL:                             1.37X         1.28X           70.5%        64.6%
====================================================================================

CUT-OFF DATE BALANCES

                                                                    PERCENT BY    WEIGHTED     WEIGHTED
                                                     AGGREGATE       AGGREGATE     AVERAGE     AVERAGE
                                    NUMBER OF      CUT-OFF DATE    CUT-OFF DATE   MORTGAGE    REMAINING
CUT-OFF DATE BALANCE ($)         MORTGAGE LOANS     BALANCE ($)     BALANCE (%)   RATE (%)   TERM (MOS.)
--------------------------------------------------------------------------------------------------------

<= 2,500,000                            26            38,873,651         3.3        6.031        118
2,500,001 - 5,000,000                   33           125,922,650        10.8        5.768        120
5,000,001 - 7,500,000                   17           107,791,567         9.3        5.712        119
7,500,001 - 10,000,000                   7            61,289,563         5.3        5.971        113
10,000,001 - 12,500,000                  4            45,100,000         3.9        5.930        120
12,500,001 - 15,000,000                  3            41,420,194         3.6        5.763        119
15,000,001 - 17,500,000                  2            32,640,000         2.8        5.785        120
17,500,001 - 20,000,000                  2            37,600,000         3.2        5.806        119
20,000,001 - 30,000,000                  6           137,300,000        11.8        5.795        107
30,000,001 - 40,000,000                  1            31,519,687         2.7        6.250        142
40,000,001 - 50,000,000                  1            43,000,000         3.7        5.463        119
60,000,001 - 70,000,000                  1            65,000,000         5.6        5.800        121
70,000,001 >=                            3           395,000,000        34.0        6.039        105
--------------------------------------------------------------------------------------------------------
TOTAL:                                 106        $1,162,457,314      100.0%        5.889%       114
========================================================================================================

                                               WEIGHTED        WEIGHTED     WEIGHTED
                                 WEIGHTED       AVERAGE         AVERAGE      AVERAGE
                                  AVERAGE   POST IO PERIOD   CUT-OFF DATE    BALLOON
CUT-OFF DATE BALANCE ($)         DSCR (X)      DSCR (X)         LTV (%)      LTV (%)
------------------------------------------------------------------------------------

<= 2,500,000                       1.41          1.36            69.0         59.3
2,500,001 - 5,000,000              1.55          1.44            65.9         57.6
5,000,001 - 7,500,000              1.56          1.45            67.5         60.8
7,500,001 - 10,000,000             1.35          1.25            68.2         54.0
10,000,001 - 12,500,000            1.61          1.56            62.5         55.8
12,500,001 - 15,000,000            1.45          1.45            74.6         66.8
15,000,001 - 17,500,000            1.27          1.16            79.2         67.9
17,500,001 - 20,000,000            1.34          1.23            74.1         69.8
20,000,001 - 30,000,000            1.37          1.18            68.5         64.9
30,000,001 - 40,000,000            1.39          1.39            58.4         26.0
40,000,001 - 50,000,000            1.30          1.30            77.5         77.5
60,000,001 - 70,000,000            1.39          1.16            75.0         69.9
70,000,001 >=                      1.24          1.20            72.8         70.9
------------------------------------------------------------------------------------
TOTAL:                             1.37X         1.28X           70.5%        64.6%
====================================================================================

Minimum: $707,051
Maximum: $210,000,000
Weighted Average: $10,966,578

                                      I-10

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 1

STATES

                                                                         PERCENT BY    WEIGHTED     WEIGHTED
                                                          AGGREGATE       AGGREGATE     AVERAGE     AVERAGE
                                    NUMBER OF           CUT-OFF DATE    CUT-OFF DATE   MORTGAGE    REMAINING
STATE                            MORTGAGE PROPERTIES     BALANCE ($)     BALANCE (%)   RATE (%)   TERM (MOS.)
-------------------------------------------------------------------------------------------------------------

Massachusetts                            1                210,000,000       18.1        5.690         119
California - Southern                   13                162,500,000       14.0        5.676         115
California - Northern                    3                 24,033,933        2.1        5.624         119
New Jersey                               5                115,572,545        9.9        6.336         120
Missouri                                 2                 93,490,092        8.0        6.387          60
Minnesota                                1                 65,000,000        5.6        5.800         121
Virginia                                 9                 54,148,467        4.7        6.015          89
Maryland                                 5                 44,836,384        3.9        5.874         120
Pennsylvania                             4                 40,628,302        3.5        5.877         120
Florida                                 14                 40,244,499        3.5        5.983         130
Georgia                                  7                 40,060,112        3.4        5.766         119
Michigan                                 4                 40,014,711        3.4        6.146         137
New York                                 4                 34,789,414        3.0        5.749         125
Nevada                                   6                 30,770,846        2.6        5.853         120
Illinois                                 8                 26,100,000        2.2        5.785         119
Tennessee                                2                 21,240,000        1.8        5.658         120
North Carolina                           5                 20,765,634        1.8        5.661         119
Arizona                                  3                 19,796,906        1.7        5.652         119
Maine                                    3                 16,272,127        1.4        5.887         105
Texas                                    2                 13,194,921        1.1        5.803         120
Washington                               2                 10,762,199        0.9        5.875         107
Oregon                                   1                 10,400,000        0.9        6.100         119
Colorado                                 2                  7,300,000        0.6        5.841         120
Alabama                                  1                  6,150,000        0.5        5.681         119
New Mexico                               1                  5,800,000        0.5        5.840         120
Wisconsin                                1                  3,644,944        0.3        5.600         119
South Carolina                           2                  3,101,275        0.3        6.175         116
Ohio                                     1                  1,840,000        0.2        5.910         119
-------------------------------------------------------------------------------------------------------------
TOTAL:                                 112             $1,162,457,314      100.0%       5.889%        114
=============================================================================================================

                                               WEIGHTED        WEIGHTED     WEIGHTED
                                 WEIGHTED       AVERAGE         AVERAGE      AVERAGE
                                  AVERAGE   POST IO PERIOD   CUT-OFF DATE    BALLOON
STATE                            DSCR (X)      DSCR (X)         LTV (%)      LTV (%)
------------------------------------------------------------------------------------

Massachusetts                      1.05          1.05            75.2         75.2
California - Southern              1.58          1.48            68.2         66.1
California - Northern              1.51          1.46            68.7         65.8
New Jersey                         1.35          1.19            74.0         66.1
Missouri                           1.57          1.57            63.9         63.5
Minnesota                          1.39          1.16            75.0         69.9
Virginia                           1.33          1.30            73.2         69.6
Maryland                           1.44          1.26            66.5         59.8
Pennsylvania                       1.27          1.17            78.9         69.0
Florida                            1.36          1.36            65.2         45.8
Georgia                            1.42          1.32            73.7         61.5
Michigan                           1.57          1.51            58.6         31.4
New York                           1.34          1.16            67.2         59.4
Nevada                             1.46          1.40            61.1         55.5
Illinois                           1.45          1.22            64.1         59.8
Tennessee                          1.24          1.18            77.1         65.3
North Carolina                     1.35          1.23            75.6         65.6
Arizona                            1.45          1.24            67.8         59.5
Maine                              1.33          1.33            70.4         61.2
Texas                              1.38          1.38            68.8         58.0
Washington                         1.42          1.26            65.2         60.3
Oregon                             1.41          1.20            71.7         63.8
Colorado                           1.79          1.68            61.7         53.8
Alabama                            1.54          1.28            76.0         68.3
New Mexico                         1.45          1.22            73.4         68.5
Wisconsin                          1.14          1.14            73.5         61.8
South Carolina                     1.33          1.21            71.5         63.3
Ohio                               1.69          1.43            76.0         67.3
------------------------------------------------------------------------------------
TOTAL:                             1.37X         1.28X           70.5%        64.6%
====================================================================================

                                      I-11

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 1

PROPERTY TYPES

                                                                         PERCENT BY    WEIGHTED     WEIGHTED
                                                          AGGREGATE       AGGREGATE     AVERAGE     AVERAGE
                                    NUMBER OF           CUT-OFF DATE    CUT-OFF DATE   MORTGAGE    REMAINING
PROPERTY TYPE                    MORTGAGE PROPERTIES     BALANCE ($)     BALANCE (%)   RATE (%)   TERM (MOS.)
-------------------------------------------------------------------------------------------------------------

Office
   Urban                                10                452,261,874       38.9        5.850         119
   Suburban                              7                 69,486,500        6.0        5.961          92
   Medical                               5                 30,543,180        2.6        5.828         120
-------------------------------------------------------------------------------------------------------------
      SUBTOTAL:                         22             $  552,291,554       47.5%       5.863%        116
-------------------------------------------------------------------------------------------------------------
Retail
   Anchored                             12                202,010,332       17.4        6.008          92
   Unanchored                           30                102,762,157        8.8        5.840         119
   Free Standing                        14                 81,381,382        7.0        5.824         128
   Shadow Anchored                       5                 31,324,761        2.7        5.713         119
-------------------------------------------------------------------------------------------------------------
      SUBTOTAL:                         61             $  417,478,632       35.9%       5.909%        108
-------------------------------------------------------------------------------------------------------------
Mixed Use
   Office/Warehouse                      1                 31,519,687        2.7        6.250         142
   Retail/Office                         3                 21,100,000        1.8        6.143          91
   Multifamily/Retail                    5                 18,437,908        1.6        5.972         119
   Multifamily/Office                    1                  1,459,734        0.1        6.150         117
-------------------------------------------------------------------------------------------------------------
      SUBTOTAL:                         10             $   72,517,330        6.2%       6.146%        121
-------------------------------------------------------------------------------------------------------------
Hospitality
   Limited Service                       7                 55,251,229        4.8        5.756         119
   Full Service                          1                 10,800,000        0.9        5.730         120
-------------------------------------------------------------------------------------------------------------
      SUBTOTAL:                          8             $   66,051,229        5.7%       5.752%        120
-------------------------------------------------------------------------------------------------------------
Industrial/Warehouse
   Warehouse                             4                 23,056,459        2.0        5.894         114
   Flex Industrial                       2                 16,488,083        1.4        5.818         119
-------------------------------------------------------------------------------------------------------------
      SUBTOTAL:                          6             $   39,544,541        3.4%       5.862%        116
-------------------------------------------------------------------------------------------------------------
Other
   Leased Fee                            4                 10,979,004        0.9        5.785         117
-------------------------------------------------------------------------------------------------------------
      SUBTOTAL:                          4             $   10,979,004        0.9%       5.785%        117
-------------------------------------------------------------------------------------------------------------
Self Storage
   Self Storage                          1                  3,595,024        0.3        5.620         119
-------------------------------------------------------------------------------------------------------------
      SUBTOTAL:                          1             $    3,595,024        0.3%       5.620%        119
-------------------------------------------------------------------------------------------------------------
TOTAL:                                 112             $1,162,457,314      100.0%       5.889%        114
=============================================================================================================

                                                  WEIGHTED        WEIGHTED     WEIGHTED
                                    WEIGHTED       AVERAGE         AVERAGE      AVERAGE
                                     AVERAGE   POST IO PERIOD   CUT-OFF DATE    BALLOON
PROPERTY TYPE                       DSCR (X)      DSCR (X)         LTV (%)      LTV (%)
---------------------------------------------------------------------------------------

Office
    Urban                              1.22          1.13           74.9          72.1
    Suburban                           1.32          1.25           73.4          69.6
    Medical                            1.30          1.25           71.7          61.1
---------------------------------------------------------------------------------------
        SUBTOTAL:                      1.24X         1.15X          74.5%         71.1%
---------------------------------------------------------------------------------------
Retail
    Anchored                           1.50          1.41           66.8          63.7
    Unanchored                         1.47          1.32           67.9          60.5
    Free Standing                      1.45          1.34           69.5          56.8
    Shadow Anchored                    1.43          1.25           67.4          62.2
---------------------------------------------------------------------------------------
        SUBTOTAL:                      1.48X         1.37X          67.6%         61.5%
---------------------------------------------------------------------------------------
Mixed Use
    Office/Warehouse                   1.39          1.39           58.4          26.0
    Retail/Office                      1.35          1.22           71.6          64.9
    Multifamily/Retail                 1.36          1.20           69.0          61.2
    Multifamily/Office                 1.22          1.22           79.8          68.3
---------------------------------------------------------------------------------------
        SUBTOTAL:                      1.37X         1.29X          65.4%         47.1%
---------------------------------------------------------------------------------------
Hospitality
    Limited Service                    1.90          1.90           63.5          56.3
    Full Service                       1.42          1.42           68.4          57.5
---------------------------------------------------------------------------------------
        SUBTOTAL:                      1.82X         1.82X          64.3%         56.5%
---------------------------------------------------------------------------------------
Industrial/Warehouse
    Warehouse                          1.48          1.48           58.5          49.5
    Flex Industrial                    1.29          1.17           68.9          60.8
---------------------------------------------------------------------------------------
        SUBTOTAL:                      1.40X         1.35X          62.8%         54.2%
---------------------------------------------------------------------------------------
Other
    Leased Fee                         1.33          1.22           72.4          63.6
---------------------------------------------------------------------------------------
        SUBTOTAL:                      1.33X         1.22X          72.4%         63.6%
---------------------------------------------------------------------------------------
Self Storage
    Self Storage                       1.20          1.20           69.0          58.0
---------------------------------------------------------------------------------------
        SUBTOTAL:                      1.20X         1.20X          69.0%         58.0%
---------------------------------------------------------------------------------------
TOTAL:                                 1.37X         1.28X          70.5%         64.6%
=======================================================================================

                                      I-12

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 1

MORTGAGE RATES

                                                                    PERCENT BY    WEIGHTED     WEIGHTED
                                                     AGGREGATE       AGGREGATE     AVERAGE     AVERAGE
                                    NUMBER OF      CUT-OFF DATE    CUT-OFF DATE   MORTGAGE    REMAINING
MORTGAGE RATE (%)                MORTGAGE LOANS     BALANCE ($)     BALANCE (%)   RATE (%)   TERM (MOS.)
------------------------------   --------------   --------------   ------------   --------   -----------

5.001 - 5.500                            3            49,291,166        4.2         5.466        119
5.501 - 5.750                           39           498,527,587       42.9         5.654        119
5.751 - 6.000                           36           270,764,696       23.3         5.843        118
6.001 - 6.500                           26           332,928,018       28.6         6.319        102
6.501 - 7.000                            2            10,945,846        0.9         6.583         65
                                       ---        --------------      -----         -----        ---
TOTAL:                                 106        $1,162,457,314      100.0%        5.889%       114
                                       ===        ==============      =====         =====        ===

                                               WEIGHTED        WEIGHTED     WEIGHTED
                                 WEIGHTED       AVERAGE         AVERAGE      AVERAGE
                                  AVERAGE   POST IO PERIOD   CUT-OFF DATE    BALLOON
MORTGAGE RATE (%)                DSCR (X)      DSCR (X)         LTV (%)      LTV (%)
------------------------------   --------   --------------   ------------   --------

5.001 - 5.500                      1.31          1.31            75.3         74.1
5.501 - 5.750                      1.29          1.21            72.3         68.1
5.751 - 6.000                      1.53          1.37            68.0         62.5
6.001 - 6.500                      1.38          1.32            69.1         59.9
6.501 - 7.000                      1.25          1.25            67.0         60.8
                                   ----          ----            ----         ----
Total:                             1.37x         1.28x           70.5%        64.6%
                                   ====          ====            ====         ====

Minimum: 5.460%
Maximum: 6.590%
Weighted Average: 5.889%

SEASONING

                                                                    PERCENT BY    WEIGHTED     WEIGHTED
                                                     AGGREGATE       AGGREGATE     AVERAGE     AVERAGE
                                    NUMBER OF      CUT-OFF DATE    CUT-OFF DATE   MORTGAGE    REMAINING
SEASONING (MOS.)                 MORTGAGE LOANS     BALANCE ($)     BALANCE (%)   RATE (%)   TERM (MOS.)
------------------------------   --------------   --------------   ------------   --------   -----------

= 0                                     33           384,502,400       33.1         5.996        119
1 - 5                                   71           745,033,951       64.1         5.818        109
6 - 11                                   1             1,401,275        0.1         6.400        113
24 >=                                    1            31,519,687        2.7         6.250        142
                                       ---        --------------      -----         -----        ---
TOTAL:                                 106        $1,162,457,314      100.0%        5.889%       114
                                       ===        ==============      =====         =====        ===

                                               WEIGHTED        WEIGHTED     WEIGHTED
                                 WEIGHTED       AVERAGE         AVERAGE      AVERAGE
                                  AVERAGE   POST IO PERIOD   CUT-OFF DATE    BALLOON
SEASONING (MOS.)                 DSCR (X)      DSCR (X)         LTV (%)      LTV (%)
------------------------------   --------   --------------   ------------   --------

= 0                                1.46          1.31            71.0         63.7
1 - 5                              1.33          1.27            70.7         66.8
6 - 11                             1.19          1.19            75.7         65.5
24 >=                              1.39          1.39            58.4         26.0
                                   ----          ----            ----         ----
TOTAL:                             1.37x         1.28x           70.5%        64.6%
                                   ====          ====            ====         ====

Minimum: 0 mos.
Maximum: 38 mos.
Weighted Average: 2 mos.

                                      I-13

                                  APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 1

ORIGINAL TERMS TO STATED MATURITY

                                                                    PERCENT BY    WEIGHTED     WEIGHTED
                                                     AGGREGATE       AGGREGATE     AVERAGE     AVERAGE
ORIGINAL TERM TO STATED             NUMBER OF      CUT-OFF DATE    CUT-OFF DATE   MORTGAGE    REMAINING
MATURITY (MOS.)                  MORTGAGE LOANS     BALANCE ($)     BALANCE (%)   RATE (%)   TERM (MOS.)
------------------------------   --------------   --------------   ------------   --------   -----------

<= 60                                    3           127,400,000       11.0         6.371         58
61 - 84                                  1             3,462,199        0.3         5.760         82
85 - 120                                97           908,904,452       78.2         5.809        119
121 - 180                                5           122,690,662       10.6         5.987        132
                                       ---        --------------      -----         -----        ---
TOTAL:                                 106        $1,162,457,314      100.0%        5.889%       114
                                       ===        ==============      =====         =====        ===

                                               WEIGHTED        WEIGHTED     WEIGHTED
                                 WEIGHTED       AVERAGE         AVERAGE      AVERAGE
ORIGINAL TERM TO STATED           AVERAGE   POST IO PERIOD   CUT-OFF DATE    BALLOON
MATURITY (MOS.)                  DSCR (X)      DSCR (X)         LTV (%)      LTV (%)
------------------------------   --------   --------------   ------------   --------

<= 60                              1.45          1.45            66.8         66.3
61 - 84                            1.25          1.25            69.9         63.1
85 - 120                           1.36          1.27            71.1         66.0
121 - 180                          1.36          1.24            69.8         53.0
                                   ----          ----            ----         ----
TOTAL:                             1.37x         1.28x           70.5%        64.6%
                                   ====          ====            ====         ====

Minimum: 60 mos.
Maximum: 180 mos.
Weighted Average: 115 mos.

REMAINING TERMS TO STATED MATURITY

                                                                    PERCENT BY    WEIGHTED     WEIGHTED
                                                     AGGREGATE       AGGREGATE     AVERAGE     AVERAGE
REMAINING TERM TO STATED            NUMBER OF      CUT-OFF DATE    CUT-OFF DATE   MORTGAGE    REMAINING
MATURITY (MOS.)                  MORTGAGE LOANS     BALANCE ($)     BALANCE (%)   RATE (%)   TERM (MOS.)
------------------------------   --------------   --------------   ------------   --------   -----------

<= 60                                    3           127,400,000       11.0         6.371         58
61 - 84                                  1             3,462,199        0.3         5.760         82
85 - 120                                97           908,904,452       78.2         5.809        119
121 - 180                                5           122,690,662       10.6         5.987        132
                                       ---        --------------      -----         -----        ---
TOTAL:                                 106        $1,162,457,314      100.0%        5.889%       114
                                       ===        ==============      =====         =====        ===

                                               WEIGHTED        WEIGHTED     WEIGHTED
                                 WEIGHTED       AVERAGE         AVERAGE      AVERAGE
REMAINING TERM TO STATED          AVERAGE   POST IO PERIOD   CUT-OFF DATE    BALLOON
MATURITY (MOS.)                  DSCR (X)      DSCR (X)         LTV (%)      LTV (%)
------------------------------   --------   --------------   ------------   --------

<= 60                              1.45          1.45            66.8         66.3
61 - 84                            1.25          1.25            69.9         63.1
85 - 120                           1.36          1.27            71.1         66.0
121 - 180                          1.36          1.24            69.8         53.0
                                   ----          ----            ----         ----
TOTAL:                             1.37x         1.28x           70.5%        64.6%
                                   ====          ====            ====         ====

Minimum: 58 mos.
Maximum: 180 mos.
Weighted Average: 114 mos.

                                      I-14

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 1

ORIGINAL AMORTIZATION TERMS

                                                                    PERCENT BY    WEIGHTED     WEIGHTED
                                                     AGGREGATE       AGGREGATE     AVERAGE     AVERAGE
ORIGINAL AMORTIZATION TERM          NUMBER OF      CUT-OFF DATE    CUT-OFF DATE   MORTGAGE    REMAINING
(MOS.)                           MORTGAGE LOANS     BALANCE ($)     BALANCE (%)   RATE (%)   TERM (MOS.)
------------------------------   --------------   --------------   ------------   --------   -----------

BALLOON LOANS
  Interest Only                         15           457,450,000       39.4         5.844        103
   181 - 240                             2            37,519,687        3.2         6.200        138
   241 - 300                             5            26,293,634        2.3         6.168        107
   301 - 360                            83           633,523,017       54.5         5.890        119
                                       ---        --------------      -----         -----        ---
      SUBTOTAL:                        105        $1,154,786,339       99.3%        5.888%       113
                                       ---        --------------      -----         -----        ---
FULLY AMORTIZING LOANS
   121 - 180                             1             7,670,975        0.7         6.010        179
                                       ---        --------------      -----         -----        ---
      SUBTOTAL:                          1            $7,670,975       0.7%         6.010%       179
                                       ---        --------------      -----         -----        ---
TOTAL:                                 106        $1,162,457,314      100.0%        5.889%       114
                                       ===        ==============      =====         =====        ===

                                               WEIGHTED        WEIGHTED     WEIGHTED
                                 WEIGHTED       AVERAGE         AVERAGE      AVERAGE
ORIGINAL AMORTIZATION TERM        AVERAGE   POST IO PERIOD   CUT-OFF DATE    BALLOON
(MOS.)                           DSCR (X)      DSCR (X)         LTV (%)      LTV (%)
------------------------------   --------   --------------   ------------   --------

BALLOON LOANS
  Interest Only                    1.31          1.31            71.0         71.0
   181 - 240                       1.38          1.38            59.3         28.5
   241 - 300                       1.90          1.75            58.4         48.1
   301 - 360                       1.39          1.24            71.4         63.7
                                   ----          ----            ----         ----
      SUBTOTAL:                    1.37x         1.28x           70.5%        65.1%
                                   ----          ----            ----         ----
FULLY AMORTIZING LOANS
   121 - 180                       1.35          1.35            59.0          1.3
                                   ----          ----            ----         ----
      SUBTOTAL:                    1.35x         1.35x           59.0%         1.3%
                                   ----          ----            ----         ----
TOTAL:                             1.37x         1.28x           70.5%        64.6%
                                   ====          ====            ====         ====

Minimum: 180 mos.
Maximum: 360 mos.
Weighted Average: 349 mos.

REMAINING AMORTIZATION TERMS

                                                                    PERCENT BY    WEIGHTED     WEIGHTED
                                                     AGGREGATE       AGGREGATE     AVERAGE     AVERAGE
REMAINING AMORTIZATION TERM         NUMBER OF      CUT-OFF DATE    CUT-OFF DATE   MORTGAGE    REMAINING
(MOS.)                           MORTGAGE LOANS     BALANCE ($)     BALANCE (%)   RATE (%)   TERM (MOS.)
------------------------------   --------------   --------------   ------------   --------   -----------

BALLOON LOANS
   Interest Only                        15           457,450,000       39.4         5.844        103
   181 - 240                             2            37,519,687        3.2         6.200        138
   241 - 300                             5            26,293,634        2.3         6.168        107
   301 - 360                            83           633,523,017       54.5         5.890        119
                                       ---        --------------      -----         -----        ---
      SUBTOTAL:                        105        $1,154,786,339       99.3%        5.888%       113
                                       ---        --------------      -----         -----        ---
FULLY AMORTIZING LOANS
   121 - 180                             1             7,670,975        0.7         6.010        179
                                       ---        --------------      -----         -----        ---
      SUBTOTAL:                          1            $7,670,975        0.7%        6.010%       179
                                       ---        --------------      -----         -----        ---
TOTAL:                                 106        $1,162,457,314      100.0%        5.889%       114
                                       ===        ==============      =====         =====        ===

                                               WEIGHTED        WEIGHTED     WEIGHTED
                                 WEIGHTED       AVERAGE         AVERAGE      AVERAGE
REMAINING AMORTIZATION TERM       AVERAGE   POST IO PERIOD   CUT-OFF DATE    BALLOON
(MOS.)                           DSCR (X)      DSCR (X)         LTV (%)      LTV (%)
------------------------------   --------   --------------   ------------   --------

BALLOON LOANS
   Interest Only                   1.31          1.31            71.0         71.0
   181 - 240                       1.38          1.38            59.3         28.5
   241 - 300                       1.90          1.75            58.4         48.1
   301 - 360                       1.39          1.24            71.4         63.7
                                   ----          ----            ----         ----
      SUBTOTAL:                    1.37x         1.28x           70.5%        65.1%
                                   ----          ----            ----         ----
FULLY AMORTIZING LOANS
   121 - 180                       1.35          1.35            59.0          1.3
                                   ----          ----            ----         ----
      SUBTOTAL:                    1.35x         1.35x           59.0%         1.3%
                                   ----          ----            ----         ----
TOTAL:                             1.37x         1.28x           70.5%        64.6%
                                   ====          ====            ====         ====

Minimum: 179 mos.
Maximum: 360 mos.
Weighted Average: 348 mos.

                                      I-15

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 1

DEBT SERVICE COVERAGE RATIOS

                                                                    PERCENT BY    WEIGHTED     WEIGHTED
                                                     AGGREGATE       AGGREGATE     AVERAGE     AVERAGE
DEBT SERVICE                        NUMBER OF      CUT-OFF DATE    CUT-OFF DATE   MORTGAGE    REMAINING
COVERAGE RATIO (X)               MORTGAGE LOANS     BALANCE ($)     BALANCE (%)   RATE (%)   TERM (MOS.)
--------------------------------------------------------------------------------------------------------

1.01 - 1.10                              4           260,640,000       22.4        5.741         113
1.11 - 1.20                             10            36,432,199        3.1        5.843         119
1.21 - 1.30                             25           121,823,903       10.5        5.841         115
1.31 - 1.40                             19           315,643,795       27.2        6.045         123
1.41 - 1.50                             22           208,208,704       17.9        5.777         119
1.51 - 1.60                              9           133,346,783       11.5        6.167          78
1.61 - 1.70                              5            26,786,906        2.3        5.578         119
1.71 - 1.80                              1             2,693,989        0.2        5.820         118
1.81 - 1.90                              2            11,487,400        1.0        5.654         119
1.91 - 2.00                              1             3,000,000        0.3        5.670         120
2.01 - 2.50                              5            32,493,634        2.8        5.791         120
2.51 - 3.00                              1             3,700,000        0.3        5.860         117
3.01 >=                                  2             6,200,000        0.5        5.670         119
--------------------------------------------------------------------------------------------------------
TOTAL:                                 106        $1,162,457,314      100.0%       5.889%        114
========================================================================================================

                                               WEIGHTED        WEIGHTED     WEIGHTED
                                 WEIGHTED       AVERAGE         AVERAGE      AVERAGE
DEBT SERVICE                      AVERAGE   POST IO PERIOD   CUT-OFF DATE    BALLOON
COVERAGE RATIO (X)               DSCR (X)      DSCR (X)         LTV (%)      LTV (%)
------------------------------------------------------------------------------------

1.01 - 1.10                        1.06          1.06            76.0         74.8
1.11 - 1.20                        1.17          1.17            71.7         60.7
1.21 - 1.30                        1.27          1.26            73.6         66.2
1.31 - 1.40                        1.36          1.22            71.1         60.8
1.41 - 1.50                        1.46          1.27            67.7         61.4
1.51 - 1.60                        1.57          1.51            65.7         63.9
1.61 - 1.70                        1.64          1.58            67.6         64.9
1.71 - 1.80                        1.71          1.71            59.9         50.7
1.81 - 1.90                        1.85          1.73            64.4         56.1
1.91 - 2.00                        1.97          1.97            43.5         43.5
2.01 - 2.50                        2.21          2.21            56.6         54.3
2.51 - 3.00                        2.73          2.29            57.8         51.2
3.01 >=                            3.41          2.67            52.7         46.2
------------------------------------------------------------------------------------
TOTAL:                             1.37X         1.28X           70.5%        64.6%
====================================================================================

Minimum: 1.05x
Maximum: 3.98x
Weighted Average: 1.37x

POST IO PERIOD DEBT SERVICE COVERAGE RATIOS

                                                                    PERCENT BY    WEIGHTED     WEIGHTED
                                                     AGGREGATE       AGGREGATE     AVERAGE     AVERAGE
POST IO PERIOD DEBT SERVICE         NUMBER OF      CUT-OFF DATE    CUT-OFF DATE   MORTGAGE    REMAINING
COVERAGE RATIO (X)               MORTGAGE LOANS     BALANCE ($)     BALANCE (%)   RATE (%)   TERM (MOS.)
--------------------------------------------------------------------------------------------------------

1.01 - 1.10                              6           285,240,000       24.5        5.740         113
1.11 - 1.20                             20           281,482,199       24.2        5.999         120
1.21 - 1.30                             41           267,068,903       23.0        5.809         118
1.31 - 1.40                             14            99,693,795        8.6        6.000         128
1.41 - 1.50                              7            50,553,704        4.3        5.791         119
1.51 - 1.60                              4           102,596,783        8.8        6.291          65
1.61 - 1.70                              3            20,446,906        1.8        5.543         119
1.71 - 1.80                              1             2,693,989        0.2        5.820         118
1.81 - 1.90                              1             7,287,400        0.6        5.680         120
1.91 - 2.00                              1             3,000,000        0.3        5.670         120
2.01 - 2.50                              6            36,193,634        3.1        5.798         120
2.51 - 3.00                              1             5,000,000        0.4        5.625         120
3.01 >=                                  1             1,200,000        0.1        5.860         117
--------------------------------------------------------------------------------------------------------
TOTAL:                                 106        $1,162,457,314      100.0%       5.889%        114
========================================================================================================

                                               WEIGHTED        WEIGHTED     WEIGHTED
                                 WEIGHTED       AVERAGE         AVERAGE      AVERAGE
POST IO PERIOD DEBT SERVICE       AVERAGE   POST IO PERIOD   CUT-OFF DATE    BALLOON
COVERAGE RATIO (X)               DSCR (X)      DSCR (X)         LTV (%)      LTV (%)
------------------------------------------------------------------------------------

1.01 - 1.10                        1.08          1.06            76.2         74.4
1.11 - 1.20                        1.35          1.17            73.2         66.3
1.21 - 1.30                        1.39          1.25            71.0         64.3
1.31 - 1.40                        1.38          1.37            63.0         44.7
1.41 - 1.50                        1.49          1.45            65.8         57.5
1.51 - 1.60                        1.58          1.58            63.3         63.2
1.61 - 1.70                        1.65          1.65            65.7         64.9
1.71 - 1.80                        1.71          1.71            59.9         50.7
1.81 - 1.90                        1.87          1.87            67.5         56.8
1.91 - 2.00                        1.97          1.97            43.5         43.5
2.01 - 2.50                        2.26          2.22            56.7         54.0
2.51 - 3.00                        3.27          2.51            56.6         49.5
3.01 >=                            3.98          3.34            36.4         32.2
------------------------------------------------------------------------------------
TOTAL:                             1.37X         1.28X           70.5%        64.6%
====================================================================================

Minimum: 1.05x
Maximum: 3.34x
Weighted Average: 1.28x

                                      I-16

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 1

LOAN-TO-VALUE RATIOS

                                                                    PERCENT BY    WEIGHTED     WEIGHTED
                                                     AGGREGATE       AGGREGATE     AVERAGE     AVERAGE
                                    NUMBER OF      CUT-OFF DATE    CUT-OFF DATE   MORTGAGE    REMAINING
LOAN-TO-VALUE RATIO (%)          MORTGAGE LOANS     BALANCE ($)     BALANCE (%)   RATE (%)   TERM (MOS.)
--------------------------------------------------------------------------------------------------------

30.1 - 40.0                              1             1,200,000        0.1        5.860         117
40.1 - 50.0                              4            12,190,541        1.0        5.692         120
50.1 - 60.0                             14           120,740,712       10.4        5.972         129
60.1 - 70.0                             39           363,262,665       31.2        5.910         102
70.1 - 75.0                             22           163,216,121       14.0        5.807         118
75.1 - 80.0                             23           481,377,274       41.4        5.891         116
80.1 - 85.0                              3            20,470,000        1.8        5.761         120
--------------------------------------------------------------------------------------------------------
TOTAL:                                 106        $1,162,457,314      100.0%       5.889%        114
========================================================================================================

                                               WEIGHTED        WEIGHTED     WEIGHTED
                                 WEIGHTED       AVERAGE         AVERAGE      AVERAGE
                                  AVERAGE   POST IO PERIOD   CUT-OFF DATE    BALLOON
LOAN-TO-VALUE RATIO (%)          DSCR (X)      DSCR (X)         LTV (%)      LTV (%)
------------------------------------------------------------------------------------

30.1 - 40.0                        3.98          3.34            36.4         32.2
40.1 - 50.0                        2.08          2.08            45.8         38.3
50.1 - 60.0                        1.65          1.55            58.0         42.8
60.1 - 70.0                        1.49          1.40            65.7         61.5
70.1 - 75.0                        1.38          1.21            73.4         66.0
75.1 - 80.0                        1.20          1.13            76.4         72.7
80.1 - 85.0                        1.12          1.12            81.4         68.0
------------------------------------------------------------------------------------
TOTAL:                             1.37X         1.28X           70.5%        64.6%
====================================================================================

Minimum: 36.4%
Maximum: 81.6%
Weighted Average: 70.5%

BALLOON LOAN-TO-VALUE RATIOS

                                                                    PERCENT BY    WEIGHTED     WEIGHTED
                                                     AGGREGATE       AGGREGATE     AVERAGE     AVERAGE
BALLOON                             NUMBER OF      CUT-OFF DATE    CUT-OFF DATE   MORTGAGE    REMAINING
LOAN-TO-VALUE RATIO (%)          MORTGAGE LOANS     BALANCE ($)     BALANCE (%)   RATE (%)   TERM (MOS.)
--------------------------------------------------------------------------------------------------------

<= 10.0                                  1             7,670,975        0.7        6.010         179
20.1 - 30.0                              1            31,519,687        2.7        6.250         142
30.1 - 40.0                              5            14,690,541        1.3        5.935         137
40.1 - 50.0                              7            36,456,061        3.1        5.895         120
50.1 - 55.0                              9            26,569,688        2.3        5.801         118
55.1 - 60.0                             18           130,024,767       11.2        5.799         119
60.1 - 65.0                             34           289,208,030       24.9        5.958          97
65.1 - 70.0                             26           323,117,564       27.8        5.996         120
70.1 - 75.0                              2            22,800,000        2.0        5.761         120
75.1 - 80.0                              3           280,400,000       24.1        5.708         113
--------------------------------------------------------------------------------------------------------
TOTAL:                                 106        $1,162,457,314      100.0%       5.889%        114
========================================================================================================

                                               WEIGHTED        WEIGHTED     WEIGHTED
                                 WEIGHTED       AVERAGE         AVERAGE      AVERAGE
BALLOON                           AVERAGE   POST IO PERIOD   CUT-OFF DATE    BALLOON
LOAN-TO-VALUE RATIO (%)          DSCR (X)      DSCR (X)         LTV (%)      LTV (%)
------------------------------------------------------------------------------------

<= 10.0                            1.35          1.35            59.0          1.3
20.1 - 30.0                        1.39          1.39            58.4         26.0
30.1 - 40.0                        2.01          1.95            50.3         36.8
40.1 - 50.0                        1.67          1.57            56.5         46.6
50.1 - 55.0                        1.62          1.51            61.3         53.0
55.1 - 60.0                        1.55          1.43            63.0         57.4
60.1 - 65.0                        1.46          1.38            68.0         63.1
65.1 - 70.0                        1.38          1.22            75.1         68.3
70.1 - 75.0                        1.32          1.11            80.0         71.8
75.1 - 80.0                        1.09          1.09            75.8         75.8
------------------------------------------------------------------------------------
TOTAL:                             1.37X         1.28X           70.5%        64.6%
====================================================================================

Minimum: 1.3%
Maximum: 78.1%
Weighted Average: 64.6%

AMORTIZATION TYPES

                                                                    PERCENT BY    WEIGHTED     WEIGHTED
                                                     AGGREGATE       AGGREGATE     AVERAGE     AVERAGE
                                    NUMBER OF      CUT-OFF DATE    CUT-OFF DATE   MORTGAGE    REMAINING
AMORTIZATION TYPE                MORTGAGE LOANS     BALANCE ($)     BALANCE (%)   RATE (%)   TERM (MOS.)
--------------------------------------------------------------------------------------------------------

Amortizing Balloon                      53           211,681,651       18.2        5.877         116
Fully Amortizing                         1             7,670,975        0.7        6.010         179
Interest Only                           15           457,450,000       39.4        5.844         103
Interest Only, Then
   Amortizing Balloon                   37           485,654,687       41.8        5.935         121
--------------------------------------------------------------------------------------------------------
TOTAL:                                 106        $1,162,457,314      100.0%       5.889%        114
========================================================================================================

                                               WEIGHTED        WEIGHTED     WEIGHTED
                                 WEIGHTED       AVERAGE         AVERAGE      AVERAGE
                                  AVERAGE   POST IO PERIOD   CUT-OFF DATE    BALLOON
AMORTIZATION TYPE                DSCR (X)      DSCR (X)         LTV (%)      LTV (%)
------------------------------------------------------------------------------------

Amortizing Balloon                 1.34          1.34            68.6         57.6
Fully Amortizing                   1.35          1.35            59.0          1.3
Interest Only                      1.31          1.31            71.0         71.0
Interest Only, Then
   Amortizing Balloon              1.45          1.23            71.0         62.8
------------------------------------------------------------------------------------
TOTAL:                             1.37X         1.28X           70.5%        64.6%
====================================================================================

                                      I-17

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 1

PREPAYMENT RESTRICTION ANALYSIS: LOAN GROUP 1

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (%) (1)(2)

PREPAYMENT RESTRICTIONS              MAR-07           MAR-08           MAR-09           MAR-10
--------------------------------------------------------------------------------------------------

Locked Out                                98.81%           96.32%           72.18%           70.73%
Yield Maintenance Total                    1.19%            3.68%           27.82%           28.45%
Prepayment Premium Points
   Total                                   0.00%            0.00%            0.00%            0.83%
Open                                       0.00%            0.00%            0.00%            0.00%
--------------------------------------------------------------------------------------------------
TOTALS                                   100.00%          100.00%          100.00%          100.00%
--------------------------------------------------------------------------------------------------
Pool Balance Outstanding         $1,162,457,314   $1,158,289,081   $1,153,705,649   $1,147,071,831
% Initial Pool Balance                   100.00%           99.64%           99.25%           98.68%

PREPAYMENT RESTRICTIONS           MAR-11           MAR-12          MAR-13         MAR-14
-------------------------------------------------------------------------------------------

Locked Out                             68.72%           67.97%         67.82%         67.56%
Yield Maintenance Total                28.05%           31.63%         31.78%         32.03%
Prepayment Premium Points
   Total                                0.82%            0.00%          0.00%          0.00%
Open                                    2.40%            0.40%          0.40%          0.41%
-------------------------------------------------------------------------------------------
TOTALS                                100.00%          100.00%        100.00%        100.00%
-------------------------------------------------------------------------------------------
Pool Balance Outstanding      $1,139,438,774   $1,004,582,793   $993,440,287   $978,500,204
% Initial Pool Balance                 98.02%           86.42%         85.46%         84.18%

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (CONT'D) (%) (1)(2)

PREPAYMENT RESTRICTIONS             MAR-15         MAR-16         MAR-17         MAR-18
-----------------------------------------------------------------------------------------

Locked Out                              67.12%         66.93%          2.61%        27.98%
Yield Maintenance Total                 32.46%         32.65%          6.75%        72.02%
Prepayment Premium Points
   Total                                 0.00%          0.00%          0.00%         0.00%
Open                                     0.42%          0.42%         90.65%         0.00%
-----------------------------------------------------------------------------------------
TOTALS                                 100.00%        100.00%        100.00%       100.00%
-----------------------------------------------------------------------------------------
Pool Balance Outstanding         $958,260,418   $945,253,250   $259,495,782   $21,610,853
% Initial Pool Balance                  82.43%         81.32%         22.32%         1.86%

PREPAYMENT RESTRICTIONS         MAR-19       MAR-20       MAR-21     MAR-22
---------------------------------------------------------------------------

Locked Out                        100.00%      100.00%      100.00%   0.00%
Yield Maintenance Total             0.00%        0.00%        0.00%   0.00%
Prepayment Premium Points
   Total                            0.00%        0.00%        0.00%   0.00%
Open                                0.00%        0.00%        0.00%   0.00%
---------------------------------------------------------------------------
TOTALS                            100.00%      100.00%      100.00%   0.00%
---------------------------------------------------------------------------
Pool Balance Outstanding      $5,281,168   $4,468,055   $3,602,484   $   0
% Initial Pool Balance              0.45%        0.38%        0.31%   0.00%

Notes:

(1)  The above analysis is based on the Structuring Assumptions and a 0% CPR as discussed in the Free Writing Prospectus

(2)  See Appendix II of the Free Writing Prospectus for a description of the
     Yield Maintenance

                                      I-18

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 2

MORTGAGE LOAN SELLERS

                                                             PERCENT BY    WEIGHTED     WEIGHTED
                                 NUMBER OF     AGGREGATE      AGGREGATE     AVERAGE     AVERAGE
                                  MORTGAGE   CUT-OFF DATE   CUT-OFF DATE   MORTGAGE    REMAINING
LOAN SELLER                        LOANS      BALANCE ($)    BALANCE (%)   RATE (%)   TERM (MOS.)
-------------------------------------------------------------------------------------------------

Morgan Stanley Mortgage
   Capital Inc.                      10       194,373,070       40.7        5.517          72
NCB, FSB                             44       139,125,442       29.2        5.893         127
SunTrust Bank                         8        92,642,221       19.4        5.757         118
Natixis Real Estate Capital
   Inc.                               6        50,873,456       10.7        5.751          98
-------------------------------------------------------------------------------------------------
TOTAL:                               68      $477,014,188      100.0%       5.698%        100
=================================================================================================

                                            WEIGHTED   WEIGHTED
                                             AVERAGE    AVERAGE   WEIGHTED
                                 WEIGHTED   POST IO     CUT-OFF    AVERAGE
                                  AVERAGE    PERIOD      DATE      BALLOON
LOAN SELLER                      DSCR (X)   DSCR (X)    LTV (%)    LTV (%)
--------------------------------------------------------------------------

Morgan Stanley Mortgage
   Capital Inc.                    1.10       1.06       74.0       72.6
NCB, FSB                           4.91       4.87       16.6       14.1
SunTrust Bank                      1.23       1.18       77.6       66.2
Natixis Real Estate Capital
   Inc.                            1.49       1.39       71.0       67.1
--------------------------------------------------------------------------
TOTAL:                             2.28X      2.23X      57.6%      53.7%
==========================================================================

CUT-OFF DATE BALANCES

                                                             PERCENT BY    WEIGHTED     WEIGHTED
                                 NUMBER OF     AGGREGATE      AGGREGATE     AVERAGE     AVERAGE
                                  MORTGAGE   CUT-OFF DATE   CUT-OFF DATE   MORTGAGE    REMAINING
CUT-OFF DATE BALANCE ($)           LOANS      BALANCE ($)    BALANCE (%)   RATE (%)   TERM (MOS.)
-------------------------------------------------------------------------------------------------

<= 2,500,000                         28        41,827,259        8.8         5.911        122
2,500,001 - 5,000,000                16        56,685,486       11.9         5.958        125
5,000,001 - 7,500,000                 6        35,120,822        7.4         5.711        129
7,500,001 - 10,000,000               10        87,764,800       18.4         5.730        114
10,000,001 - 12,500,000               1        11,764,073        2.5         5.920        117
12,500,001 - 15,000,000               2        26,935,000        5.6         5.689         99
15,000,001 - 17,500,000               3        49,916,747       10.5         5.743        118
17,500,001 - 20,000,000               1        20,000,000        4.2         5.750        120
70,000,001 >=                         1       147,000,000       30.8         5.478         57
-------------------------------------------------------------------------------------------------
TOTAL:                               68      $477,014,188      100.0%        5.698%       100
=================================================================================================

                                            WEIGHTED   WEIGHTED
                                             AVERAGE    AVERAGE   WEIGHTED
                                 WEIGHTED   POST IO     CUT-OFF    AVERAGE
                                  AVERAGE    PERIOD      DATE      BALLOON
CUT-OFF DATE BALANCE ($)         DSCR (X)   DSCR (X)    LTV (%)    LTV (%)
--------------------------------------------------------------------------

<= 2,500,000                       5.51       5.49       26.3       23.1
2,500,001 - 5,000,000              3.14       3.10       38.4       33.6
5,000,001 - 7,500,000              3.31       3.18       46.4       41.3
7,500,001 - 10,000,000             3.13       3.03       36.7       33.3
10,000,001 - 12,500,000            1.15       1.15       82.3       70.0
12,500,001 - 15,000,000            1.40       1.29       68.3       66.1
15,000,001 - 17,500,000            1.29       1.21       76.7       65.6
17,500,001 - 20,000,000            1.21       1.21       80.0       67.5
70,000,001 >=                      1.00       1.00       75.8       75.8
--------------------------------------------------------------------------
TOTAL:                             2.28X      2.23X      57.6%      53.7%
==========================================================================

Minimum: $341,605
Maximum: $147,000,000
Weighted Average: $7,014,915

                                      I-19

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 2

STATES

                                                              PERCENT BY    WEIGHTED     WEIGHTED
                                  NUMBER OF     AGGREGATE      AGGREGATE     AVERAGE     AVERAGE
                                  MORTGAGE    CUT-OFF DATE   CUT-OFF DATE   MORTGAGE    REMAINING
STATE                            PROPERTIES    BALANCE ($)    BALANCE (%)   RATE (%)   TERM (MOS.)
--------------------------------------------------------------------------------------------------

Virginia                             10        137,640,847       28.9        5.488          61
New York                             35        110,646,727       23.2        5.785         122
Florida                               6         49,411,559       10.4        5.739         124
North Carolina                        2         37,440,000        7.8        5.750         120
Maryland                              3         26,112,522        5.5        5.745          76
South Carolina                        2         25,901,747        5.4        5.672         119
California - Southern                10         23,316,605        4.9        5.763          85
Georgia                               4         17,983,957        3.8        5.970         111
Oklahoma                              1         11,764,073        2.5        5.920         117
New Jersey                            1          7,590,406        1.6        5.650         118
Illinois                              2          6,050,534        1.3        5.959         117
Indiana                               1          6,000,000        1.3        5.570         118
Oregon                                1          5,700,000        1.2        5.527         119
Kansas                                1          4,636,607        1.0        6.210         177
Mississippi                           2          3,581,699        0.8        6.150         115
District of Columbia                  1          3,236,905        0.7        6.420         116
--------------------------------------------------------------------------------------------------
TOTAL:                               82       $477,014,188      100.0%       5.698%        100
==================================================================================================

                                            WEIGHTED   WEIGHTED
                                             AVERAGE    AVERAGE   WEIGHTED
                                 WEIGHTED   POST IO     CUT-OFF    AVERAGE
                                  AVERAGE    PERIOD      DATE      BALLOON
STATE                            DSCR (X)   DSCR (X)    LTV (%)    LTV (%)
--------------------------------------------------------------------------

Virginia                           1.03       1.02       76.0       75.4
New York                           4.90       4.89       20.5       18.2
Florida                            1.57       1.36       66.3       60.0
North Carolina                     1.18       1.18       78.8       66.5
Maryland                           1.88       1.71       56.8       56.2
South Carolina                     1.28       1.20       75.4       64.5
California - Southern              1.59       1.59       66.1       66.0
Georgia                            1.63       1.60       58.6       50.8
Oklahoma                           1.15       1.15       82.3       70.0
New Jersey                         6.47       6.47        7.8        7.2
Illinois                           2.10       2.10       58.3       48.2
Indiana                            1.49       1.23       75.9       70.7
Oregon                             1.50       1.23       69.3       64.5
Kansas                             4.07       4.07       13.7       10.2
Mississippi                        2.13       2.13       51.8       44.4
District of Columbia               4.16       4.16        9.4        6.3
--------------------------------------------------------------------------
TOTAL:                             2.28X      2.23X      57.6%      53.7%
==========================================================================

                                      I-20

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 2

PROPERTY TYPES

                                                              PERCENT BY    WEIGHTED     WEIGHTED
                                  NUMBER OF     AGGREGATE      AGGREGATE     AVERAGE     AVERAGE
                                  MORTGAGE    CUT-OFF DATE   CUT-OFF DATE   MORTGAGE    REMAINING
PROPERTY TYPE                    PROPERTIES    BALANCE ($)    BALANCE (%)   RATE (%)   TERM (MOS.)
--------------------------------------------------------------------------------------------------

Multifamily
   Garden                            17        228,357,751       47.9        5.564          79
   Cooperative                       38        131,338,832       27.5        5.884         128
   Mid Rise                          12         37,043,076        7.8        5.727          98
   Student Housing                    3         30,332,529        6.4        5.856         116
   Low Rise                           2          5,522,354        1.2        5.849          79
   Townhouse                          1          4,400,000        0.9        5.800         118
   Senior Housing                     1          2,982,078        0.6        5.820         116
--------------------------------------------------------------------------------------------------
      SUBTOTAL:                      74       $439,976,620       92.2%       5.701%         98
                                 -----------------------------------------------------------------
Manufactured Housing Community
   Manufactured Housing
   Community                          6         35,600,000        7.5        5.654         113
--------------------------------------------------------------------------------------------------
      SUBTOTAL:                       6       $ 35,600,000        7.5%       5.654%        113
                                 -----------------------------------------------------------------
Mixed Use
   Multifamily/Retail                 2          1,437,568        0.3        6.043         119
--------------------------------------------------------------------------------------------------
      SUBTOTAL:                       2       $  1,437,568        0.3%       6.043%        119
                                 -----------------------------------------------------------------
TOTAL:                               82       $477,014,188      100.0%       5.698%        100
==================================================================================================

                                            WEIGHTED   WEIGHTED
                                             AVERAGE    AVERAGE   WEIGHTED
                                 WEIGHTED   POST IO     CUT-OFF    AVERAGE
                                  AVERAGE    PERIOD      DATE      BALLOON
PROPERTY TYPE                    DSCR (X)   DSCR (X)    LTV (%)    LTV (%)
--------------------------------------------------------------------------

Multifamily
   Garden                          1.10       1.08       76.0       72.1
   Cooperative                     5.09       5.06       13.9       11.8
   Mid Rise                        1.38       1.38       68.4       64.2
   Student Housing                 1.36       1.23       77.8       67.3
   Low Rise                        1.49       1.49       71.0       68.2
   Townhouse                       1.54       1.28       65.7       61.4
   Senior Housing                  3.03       3.03       41.4       32.2
--------------------------------------------------------------------------
      SUBTOTAL:                    2.36X      2.32X      56.5%      52.7%
                                 -----------------------------------------
Manufactured Housing Community
   Manufactured Housing
   Community                       1.32       1.09       70.6       66.1
--------------------------------------------------------------------------
      SUBTOTAL:                    1.32X      1.09X      70.6%      66.1%
                                 -----------------------------------------
Mixed Use
   Multifamily/Retail              1.32       1.32       79.9       68.1
--------------------------------------------------------------------------
      SUBTOTAL:                    1.32X      1.32X      79.9%      68.1%
                                 -----------------------------------------
TOTAL:                             2.28X      2.23X      57.6%      53.7%
==========================================================================

                                      I-21

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 2

MORTGAGE RATES

                                                                  PERCENT BY    WEIGHTED     WEIGHTED
                                                   AGGREGATE       AGGREGATE     AVERAGE     AVERAGE
                                    NUMBER OF     CUT-OFF DATE   CUT-OFF DATE   MORTGAGE    REMAINING
MORTGAGE RATE (%)                MORTGAGE LOANS    BALANCE ($)    BALANCE (%)   RATE (%)   TERM (MOS.)
------------------------------------------------------------------------------------------------------

5.001 - 5.500                           4          152,094,896        31.9       5.472          62
5.501 - 5.750                          27          193,644,245        40.6       5.672         112
5.751 - 6.000                          22           82,722,193        17.3       5.851         120
6.001 - 6.500                          15           48,211,248        10.1       6.251         133
6.501 - 7.000                           1              341,605         0.1       6.610         177
------------------------------------------------------------------------------------------------------
TOTAL:                                 68         $477,014,188       100.0%      5.698%        100
======================================================================================================

                                                WEIGHTED       WEIGHTED     WEIGHTED
                                 WEIGHTED       AVERAGE         AVERAGE      AVERAGE
                                  AVERAGE   POST IO PERIOD   CUT-OFF DATE    BALLOON
MORTGAGE RATE (%)                DSCR (X)      DSCR (x)         LTV (%)      LTV (%)
------------------------------------------------------------------------------------

5.001 - 5.500                      1.21          1.21            71.7         71.4
5.501 - 5.750                      2.32          2.25            60.4         54.4
5.751 - 6.000                      3.12          3.05            44.5         38.9
6.001 - 6.500                      4.02          3.91            25.0         21.2
6.501 - 7.000                      5.57          5.57             5.7          0.1
------------------------------------------------------------------------------------
TOTAL:                             2.28X         2.23x           57.6%        53.7%
====================================================================================

Minimum: 5.440%
Maximum: 6.610%
Weighted Average: 5.698%

SEASONING

                                                                  PERCENT BY    WEIGHTED     WEIGHTED
                                                   AGGREGATE       AGGREGATE     AVERAGE     AVERAGE
                                    NUMBER OF     CUT-OFF DATE   CUT-OFF DATE   MORTGAGE    REMAINING
SEASONING (MOS.)                 MORTGAGE LOANS    BALANCE ($)    BALANCE (%)   RATE (%)   TERM (MOS.)
------------------------------------------------------------------------------------------------------

= 0                                     6           75,551,400        15.8        5.740         109
1 - 5                                  61          399,773,442        83.8        5.688          98
6 - 11                                  1            1,689,346         0.4        6.340         113
------------------------------------------------------------------------------------------------------
TOTAL:                                 68         $477,014,188       100.0%       5.698%        100
======================================================================================================

                                                WEIGHTED       WEIGHTED     WEIGHTED
                                 WEIGHTED       AVERAGE         AVERAGE      AVERAGE
                                  AVERAGE   POST IO PERIOD   CUT-OFF DATE    BALLOON
SEASONING (MOS.)                 DSCR (X)      DSCR (X)         LTV (%)      LTV (%)
------------------------------------------------------------------------------------

= 0                                1.30          1.28            74.4         66.2
1 - 5                              2.46          2.41            54.5         51.4
6 - 11                             2.31          2.31            47.2         40.7
------------------------------------------------------------------------------------
TOTAL:                             2.28X         2.23X           57.6%        53.7%
====================================================================================

Minimum: 0 mos.
Maximum: 7 mos.
Weighted Average: 2 mos.

                                      I-22

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 2

ORIGINAL TERMS TO STATED MATURITY

                                                                  PERCENT BY    WEIGHTED     WEIGHTED
                                                   AGGREGATE       AGGREGATE     AVERAGE     AVERAGE
ORIGINAL TERM TO STATED             NUMBER OF     CUT-OFF DATE   CUT-OFF DATE   MORTGAGE    REMAINING
MATURITY (MOS.)                  MORTGAGE LOANS    BALANCE ($)    BALANCE (%)   RATE (%)   TERM (MOS.)
------------------------------------------------------------------------------------------------------

<= 60                                   3          153,030,000        32.1       5.498          57
61 - 84                                 2           22,975,000         4.8       5.750          84
85 - 120                               57          282,875,395        59.3       5.772         118
121 - 180                               4           12,978,360         2.7       6.174         178
181 >=                                  2            5,155,433         1.1       6.148         236
------------------------------------------------------------------------------------------------------
TOTAL:                                 68         $477,014,188       100.0%      5.698%        100
======================================================================================================

                                                WEIGHTED       WEIGHTED     WEIGHTED
                                 WEIGHTED       AVERAGE         AVERAGE      AVERAGE
ORIGINAL TERM TO STATED           AVERAGE   POST IO PERIOD   CUT-OFF DATE    BALLOON
MATURITY (MOS.)                  DSCR (X)      DSCR (X)         LTV (%)      LTV (%)
------------------------------------------------------------------------------------

<= 60                              1.01          1.01            75.9         75.9
61 - 84                            1.53          1.53            67.0         67.0
85 - 120                           2.88          2.80            49.6         43.4
121 - 180                          4.03          4.03            19.6         14.1
181 >=                             5.78          5.78             9.5          0.3
------------------------------------------------------------------------------------
TOTAL:                             2.28X         2.23X           57.6%        53.7%
====================================================================================

Minimum: 60 mos.
Maximum: 240 mos.
Weighted Average: 102 mos.

REMAINING TERMS TO STATED MATURITY

                                                                  PERCENT BY    WEIGHTED     WEIGHTED
                                                   AGGREGATE       AGGREGATE     AVERAGE     AVERAGE
REMAINING TERM TO STATED            NUMBER OF     CUT-OFF DATE   CUT-OFF DATE   MORTGAGE    REMAINING
MATURITY (MOS.)                  MORTGAGE LOANS    BALANCE ($)    BALANCE (%)   RATE (%)   TERM (MOS.)
------------------------------------------------------------------------------------------------------

<= 60                                   3          153,030,000       32.1        5.498          57
61 - 84                                 2           22,975,000        4.8        5.750          84
85 - 120                               57          282,875,395       59.3        5.772         118
121 - 180                               4           12,978,360        2.7        6.174         178
181 - 240                               2            5,155,433        1.1        6.148         236
------------------------------------------------------------------------------------------------------
TOTAL:                                 68         $477,014,188      100.0%       5.698%        100
======================================================================================================

                                                WEIGHTED       WEIGHTED     WEIGHTED
                                 WEIGHTED       AVERAGE         AVERAGE      AVERAGE
REMAINING TERM TO STATED          AVERAGE   POST IO PERIOD   CUT-OFF DATE    BALLOON
MATURITY (MOS.)                  DSCR (X)      DSCR (X)         LTV (%)      LTV (%)
------------------------------------------------------------------------------------

<= 60                              1.01          1.01            75.9         75.9
61 - 84                            1.53          1.53            67.0         67.0
85 - 120                           2.88          2.80            49.6         43.4
121 - 180                          4.03          4.03            19.6         14.1
181 - 240                          5.78          5.78             9.5          0.3
------------------------------------------------------------------------------------
TOTAL:                             2.28X         2.23X           57.6%        53.7%
====================================================================================

Minimum: 57 mos.
Maximum: 236 mos.
Weighted Average: 100 mos.

                                      I-23

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 2

ORIGINAL AMORTIZATION TERMS

                                                                  PERCENT BY    WEIGHTED     WEIGHTED
                                                   AGGREGATE       AGGREGATE     AVERAGE     AVERAGE
ORIGINAL AMORTIZATION TERM          NUMBER OF     CUT-OFF DATE   CUT-OFF DATE   MORTGAGE    REMAINING
(MOS.)                           MORTGAGE LOANS    BALANCE ($)    BALANCE (%)   RATE (%)   TERM (MOS.)
------------------------------------------------------------------------------------------------------

BALLOON LOANS
   Interest Only                        9          181,305,000        38.0       5.530          63
   181 - 240                            2            5,610,966         1.2       6.162         116
   241 - 300                            2            3,767,465         0.8       5.851         116
   301 - 360                           37          217,221,543        45.5       5.789         120
   361 >=                              14           62,023,587        13.0       5.775         117
------------------------------------------------------------------------------------------------------
      SUBTOTAL:                        64         $469,928,560        98.5%      5.692%         98
------------------------------------------------------------------------------------------------------
FULLY AMORTIZING LOANS
   121 - 180                            2            1,930,195         0.4       6.001         178
   181 - 240                            2            5,155,433         1.1       6.148         236
------------------------------------------------------------------------------------------------------
      SUBTOTAL:                         4           $7,085,627         1.5%      6.108%        220
------------------------------------------------------------------------------------------------------
TOTAL:                                 68         $477,014,188       100.0%      5.698%        100
======================================================================================================

                                                WEIGHTED       WEIGHTED     WEIGHTED
                                 WEIGHTED       AVERAGE         AVERAGE      AVERAGE
ORIGINAL AMORTIZATION TERM        AVERAGE   POST IO PERIOD   CUT-OFF DATE    BALLOON
(MOS.)                           DSCR (X)      DSCR (X)         LTV (%)      LTV (%)
------------------------------------------------------------------------------------

BALLOON LOANS
   Interest Only                   1.37          1.37            72.1         72.1
   181 - 240                       5.81          5.81             8.1          5.4
   241 - 300                       4.38          4.38            34.0         26.5
   301 - 360                       1.97          1.87            61.5         53.6
   361 >=                          5.08          5.08            13.7         12.6
------------------------------------------------------------------------------------
      SUBTOTAL:                    2.22X         2.17X           58.4%        54.5%
------------------------------------------------------------------------------------
FULLY AMORTIZING LOANS
   121 - 180                       7.91          7.91             4.2          0.1
   181 - 240                       5.78          5.78             9.5          0.3
------------------------------------------------------------------------------------
      SUBTOTAL:                    6.36X         6.36X            8.0%         0.2%
------------------------------------------------------------------------------------
TOTAL:                             2.28X         2.23X           57.6%        53.7%
====================================================================================

Minimum: 180 mos.
Maximum: 480 mos.
Weighted Average: 377 mos.

REMAINING AMORTIZATION TERMS

                                                                  PERCENT BY    WEIGHTED     WEIGHTED
                                                   AGGREGATE       AGGREGATE     AVERAGE     AVERAGE
REMAINING AMORTIZATION TERM         NUMBER OF     CUT-OFF DATE   CUT-OFF DATE   MORTGAGE    REMAINING
(MOS.)                           MORTGAGE LOANS    BALANCE ($)    BALANCE (%)   RATE (%)   TERM (MOS.)
------------------------------------------------------------------------------------------------------

BALLOON LOANS
    Interest Only                       9          181,305,000       38.0        5.530          63
    181 - 240                           2            5,610,966        1.2        6.162         116
    241 - 300                           2            3,767,465        0.8        5.851         116
    301 - 360                          37          217,221,543       45.5        5.789         120
    361 >=                             14           62,023,587       13.0        5.775         117
------------------------------------------------------------------------------------------------------
       SUBTOTAL:                       64         $469,928,560       98.5%       5.692%         98
------------------------------------------------------------------------------------------------------
FULLY AMORTIZING LOANS
    121 - 180                           2            1,930,195        0.4        6.001         178
    181 - 240                           2            5,155,433        1.1        6.148         236
------------------------------------------------------------------------------------------------------
       SUBTOTAL:                        4           $7,085,627        1.5%       6.108%        220
------------------------------------------------------------------------------------------------------
TOTAL:                                 68         $477,014,188      100.0%       5.698%        100
======================================================================================================

                                                WEIGHTED       WEIGHTED     WEIGHTED
                                 WEIGHTED       AVERAGE         AVERAGE      AVERAGE
REMAINING AMORTIZATION TERM       AVERAGE   POST IO PERIOD   CUT-OFF DATE    BALLOON
(MOS.)                           DSCR (X)      DSCR (X)         LTV (%)      LTV (%)
------------------------------------------------------------------------------------

BALLOON LOANS
    Interest Only                  1.37          1.37            72.1         72.1
    181 - 240                      5.81          5.81             8.1          5.4
    241 - 300                      4.38          4.38            34.0         26.5
    301 - 360                      1.97          1.87            61.5         53.6
    361 >=                         5.08          5.08            13.7         12.6
------------------------------------------------------------------------------------
       SUBTOTAL:                   2.22X         2.17X           58.4%        54.5%
------------------------------------------------------------------------------------
FULLY AMORTIZING LOANS
    121 - 180                      7.91          7.91             4.2          0.1
    181 - 240                      5.78          5.78             9.5          0.3
------------------------------------------------------------------------------------
       SUBTOTAL:                   6.36X         6.36X            8.0%         0.2%
------------------------------------------------------------------------------------
TOTAL:                             2.28X         2.23X           57.6%        53.7%
====================================================================================

Minimum: 177 mos.
Maximum: 479 mos.
Weighted Average: 375 mos.

                                      I-24

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 2

DEBT SERVICE COVERAGE RATIOS

                                                                                WEIGHTED             WEIGHTED  WEIGHTED
                                 NUMBER                  PERCENT BY   WEIGHTED   AVERAGE              AVERAGE   AVERAGE  WEIGHTED
                                   OF       AGGREGATE     AGGREGATE    AVERAGE  REMAINING  WEIGHTED   POST IO   CUT-OFF   AVERAGE
                                MORTGAGE  CUT-OFF DATE  CUT-OFF DATE  MORTGAGE    TERM      AVERAGE   PERIOD     DATE     BALLOON
DEBT SERVICE COVERAGE RATIO(X)    LOANS    BALANCE ($)   BALANCE (%)  RATE (%)   (MOS.)    DSCR (X)  DSCR (X)   LTV (%)   LTV (%)
---------------------------------------------------------------------------------------------------------------------------------

<= 1.00                             1      147,000,000      30.8       5.478        57       1.00      1.00      75.8      75.8
1.01 - 1.10                         1        9,200,000       1.9       5.730       120       1.10      1.10      71.9      60.6
1.11 - 1.20                         6       55,740,268      11.7       5.778       119       1.17      1.17      77.3      65.3
1.21 - 1.30                         6       51,130,000      10.7       5.682       114       1.25      1.13      74.7      67.3
1.31 - 1.40                         3        2,810,545       0.6       5.973       118       1.32      1.32      79.8      67.9
1.41 - 1.50                         5       37,360,000       7.8       5.684       101       1.48      1.32      70.2      66.4
1.51 - 1.60                         4       34,476,400       7.2       5.745       108       1.56      1.36      72.7      66.5
1.61 - 1.70                         1        1,394,366       0.3       5.980       116       1.64      1.64      58.1      49.5
1.91 - 2.00                         1        1,892,354       0.4       5.980       116       1.96      1.96      55.9      47.7
2.01 - 2.50                         1        1,689,346       0.4       6.340       113       2.31      2.31      47.2      40.7
2.51 - 3.00                         2       11,401,149       2.4       6.213       152       2.78      2.78      26.9      21.2
3.01 >=                            37      122,919,760      25.8       5.851       125       5.26      5.22      13.4      11.4
---------------------------------------------------------------------------------------------------------------------------------
TOTAL:                             68     $477,014,188     100.0%      5.698%      100       2.28X     2.23X     57.6%     53.7%
=================================================================================================================================

Minimum: 1.00x
Maximum: 15.50x
Weighted Average: 2.28x

POST IO PERIOD DEBT SERVICE COVERAGE RATIOS

                                                                                WEIGHTED             WEIGHTED  WEIGHTED
                                 NUMBER                  PERCENT BY   WEIGHTED   AVERAGE              AVERAGE   AVERAGE  WEIGHTED
                                   OF       AGGREGATE     AGGREGATE    AVERAGE  REMAINING   WEIGHTED   POST IO   CUT-OFF   AVERAGE
POST IO PERIOD DEBT             MORTGAGE  CUT-OFF DATE  CUT-OFF DATE  MORTGAGE    TERM      AVERAGE   PERIOD     DATE     BALLOON
SERVICE COVERAGE RATIO (X)        LOANS    BALANCE ($)   BALANCE (%)  RATE (%)   (MOS.)    DSCR (X)  DSCR (X)   LTV (%)   LTV (%)
---------------------------------------------------------------------------------------------------------------------------------

<= 1.00                             1      147,000,000       30.8      5.478        57       1.00      1.00      75.8      75.8
1.01 - 1.10                         5       36,700,000        7.7      5.648       118       1.23      1.06      70.7      64.3
1.11 - 1.20                         7       64,665,268       13.6      5.751       119       1.21      1.17      76.4      64.9
1.21 - 1.30                         8       63,566,400       13.3      5.734       113       1.41      1.25      76.2      67.9
1.31 - 1.40                         3        2,810,545        0.6      5.973       118       1.32      1.32      79.8      67.9
1.41 - 1.50                         1       14,335,000        3.0      5.750        84       1.50      1.50      66.5      66.5
1.51 - 1.60                         1        8,640,000        1.8      5.750        84       1.58      1.58      67.9      67.9
1.61 - 1.70                         1        1,394,366        0.3      5.980       116       1.64      1.64      58.1      49.5
1.91 - 2.00                         1        1,892,354        0.4      5.980       116       1.96      1.96      55.9      47.7
2.01 - 2.50                         1        1,689,346        0.4      6.340       113       2.31      2.31      47.2      40.7
2.51 - 3.00                         2       11,401,149        2.4      6.213       152       2.78      2.78      26.9      21.2
3.01 >=                            37      122,919,760       25.8      5.851       125       5.26      5.22      13.4      11.4
---------------------------------------------------------------------------------------------------------------------------------
TOTAL:                             68     $477,014,188     100.0%      5.698%      100       2.28X     2.23X     57.6%     53.7%
=================================================================================================================================

Minimum: 1.00x
Maximum: 15.50x
Weighted Average: 2.23x

                                      I-25

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 2

LOAN-TO-VALUE RATIOS

                                                                                WEIGHTED             WEIGHTED  WEIGHTED
                                 NUMBER                  PERCENT BY   WEIGHTED   AVERAGE              AVERAGE   AVERAGE  WEIGHTED
                                   OF       AGGREGATE     AGGREGATE    AVERAGE  REMAINING  WEIGHTED   POST IO   CUT-OFF   AVERAGE
                                MORTGAGE  CUT-OFF DATE  CUT-OFF DATE  MORTGAGE    TERM      AVERAGE   PERIOD     DATE     BALLOON
LOAN-TO-VALUE RATIO (%)           LOANS    BALANCE ($)   BALANCE (%)  RATE (%)   (MOS.)    DSCR (X)  DSCR (X)   LTV (%)   LTV (%)
---------------------------------------------------------------------------------------------------------------------------------

<= 10.0                            15       35,672,228        7.5      5.869       127       8.05      8.05       6.7       5.5
10.1 - 20.0                        19       77,769,949       16.3      5.852       125       4.22      4.16      14.4      12.3
20.1 - 30.0                         4       17,896,655        3.8      6.050       139       2.99      2.99      25.9      21.9
40.1 - 50.0                         2        4,671,423        1.0      6.008       115       2.77      2.77      43.5      35.3
50.1 - 60.0                         2        3,286,720        0.7      5.980       116       1.82      1.82      56.8      48.5
60.1 - 70.0                         5       36,570,100        7.7      5.697        97       1.49      1.42      66.9      64.6
70.1 - 75.0                         9       67,189,348       14.1      5.688       117       1.33      1.14      72.0      64.3
75.1 - 80.0                        11      222,193,692       46.6      5.570        77       1.09      1.07      76.7      73.1
80.1 - 85.0                         1       11,764,073        2.5      5.920       117       1.15      1.15      82.3      70.0
---------------------------------------------------------------------------------------------------------------------------------
TOTAL:                             68     $477,014,188      100.0%     5.698%      100       2.28X     2.23X     57.6%     53.7%
=================================================================================================================================

Minimum: 3.0%
Maximum: 82.3%
Weighted Average: 57.6%

BALLOON LOAN-TO-VALUE RATIOS

                                                                                WEIGHTED             WEIGHTED  WEIGHTED
                                 NUMBER                  PERCENT BY   WEIGHTED   AVERAGE              AVERAGE   AVERAGE  WEIGHTED
                                   OF       AGGREGATE     AGGREGATE    AVERAGE  REMAINING  WEIGHTED   POST IO   CUT-OFF   AVERAGE
                                MORTGAGE  CUT-OFF DATE  CUT-OFF DATE  MORTGAGE    TERM      AVERAGE   PERIOD     DATE     BALLOON
BALLOON LOAN-TO-VALUE RATIO(%)    LOANS    BALANCE ($)   BALANCE (%)  RATE (%)   (MOS.)    DSCR (X)  DSCR (X)   LTV (%)   LTV (%)
---------------------------------------------------------------------------------------------------------------------------------

<= 10.0                            17       47,308,698        9.9      5.860       132       7.16      7.16       7.8       5.8
10.1 - 20.0                        17       66,133,478       13.9      5.856       121       4.18      4.11      15.0      13.3
20.1 - 30.0                         4       17,896,655        3.8      6.050       139       2.99      2.99      25.9      21.9
30.1 - 40.0                         1        2,982,078        0.6      5.820       116       3.03      3.03      41.4      32.2
40.1 - 50.0                         3        4,976,065        1.0      6.102       115       1.99      1.99      53.6      45.8
50.1 - 55.0                         1        3,495,100        0.7      5.500       119       1.15      1.15      63.5      53.3
60.1 - 65.0                         6       34,289,348        7.2      5.697       119       1.32      1.18      70.8      62.2
65.1 - 70.0                        15      140,902,765       29.5      5.737       113       1.32      1.23      75.0      66.7
70.1 - 75.0                         2        8,400,000        1.8      5.790       101       1.47      1.22      76.3      71.9
75.1 - 80.0                         2      150,630,000       31.6      5.485        57       1.01      1.01      75.9      75.9
---------------------------------------------------------------------------------------------------------------------------------
TOTAL:                             68     $477,014,188      100.0%     5.698%      100       2.28X     2.23X     57.6%     53.7%
=================================================================================================================================

Minimum: 0.1%
Maximum: 78.9%
Weighted Average: 53.7%

AMORTIZATION TYPES

                                                                                WEIGHTED             WEIGHTED  WEIGHTED
                                 NUMBER                  PERCENT BY   WEIGHTED   AVERAGE              AVERAGE   AVERAGE  WEIGHTED
                                   OF       AGGREGATE     AGGREGATE    AVERAGE  REMAINING  WEIGHTED   POST IO   CUT-OFF   AVERAGE
                                MORTGAGE  CUT-OFF DATE  CUT-OFF DATE  MORTGAGE    TERM      AVERAGE   PERIOD     DATE     BALLOON
AMORTIZATION TYPE                 LOANS    BALANCE ($)   BALANCE (%)  RATE (%)   (MOS.)    DSCR (X)  DSCR (X)   LTV (%)   LTV (%)
---------------------------------------------------------------------------------------------------------------------------------

Amortizing Balloon                 43      204,255,736       42.8      5.824       121       3.20      3.20      42.8      36.3
Fully Amortizing                    4        7,085,627        1.5      6.108       220       6.36      6.36       8.0       0.2
Interest Only                       9      181,305,000       38.0      5.530        63       1.37      1.37      72.1      72.1
Interest Only, Then Amortizing
   Balloon                         12       84,367,824       17.7      5.722       116       1.66      1.38      66.8      60.9
---------------------------------------------------------------------------------------------------------------------------------
TOTAL:                             68     $477,014,188      100.0%     5.698%      100       2.28X     2.23X     57.6%     53.7%
=================================================================================================================================

                                      I-26

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 2

PREPAYMENT RESTRICTION ANALYSIS: LOAN GROUP 2

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (%) (1)(2)

PREPAYMENT RESTRICTIONS              MAR-07         MAR-08         MAR-09         MAR-10
--------------------------------------------------------------------------------------------

Locked Out                              100.00%        100.00%         97.39%         96.38%
Yield Maintenance Total                   0.00%          0.00%          2.61%          3.62%
Prepayment Premium Points Total           0.00%          0.00%          0.00%          0.00%
Open                                      0.00%          0.00%          0.00%          0.00%
--------------------------------------------------------------------------------------------
TOTALS                                  100.00%        100.00%        100.00%        100.00%
============================================================================================
Pool Balance Outstanding          $477,014,188   $474,624,307   $471,878,056   $468,664,497
% Initial Pool Balance                  100.00%         99.50%         98.92%         98.25%

PREPAYMENT RESTRICTIONS              MAR-11         MAR-12         MAR-13         MAR-14
--------------------------------------------------------------------------------------------

Locked Out                               94.97%         94.43%         94.44%         75.78%
Yield Maintenance Total                   5.03%          5.57%          5.56%         24.22%
Prepayment Premium Points Total           0.00%          0.00%          0.00%          0.00%
Open                                      0.00%          0.00%          0.00%          0.00%
--------------------------------------------------------------------------------------------
TOTALS                                  100.00%        100.00%        100.00%        100.00%
============================================================================================
Pool Balance Outstanding          $465,255,030   $308,619,147   $304,268,692   $276,679,473
% Initial Pool Balance                   97.53%         64.70%         63.79%         58.00%

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (CONT'D) (%) (1)(2)

PREPAYMENT RESTRICTIONS              MAR-15         MAR-16         MAR-17        MAR-18
------------------------------------------------------------------------------------------

Locked Out                               75.38%         61.74%        28.22%        94.67%
Yield Maintenance Total                  24.62%         24.66%         1.86%         5.33%
Prepayment Premium Points Total           0.00%         12.04%         0.00%         0.00%
Open                                      0.00%          1.56%        69.92%         0.00%
------------------------------------------------------------------------------------------
TOTALS                                  100.00%        100.00%       100.00%       100.00%
==========================================================================================
Pool Balance Outstanding          $271,785,471   $266,636,032   $45,174,515   $12,959,441
% Initial Pool Balance                   56.98%         55.90%         9.47%         2.72%

PREPAYMENT RESTRICTIONS              MAR-19        MAR-20        MAR-21       MAR-22
---------------------------------------------------------------------------------------

Locked Out                              23.03%        21.99%        20.74%       39.12%
Yield Maintenance Total                  4.32%         3.13%         1.68%       60.88%
Prepayment Premium Points Total         72.65%        74.88%        77.57%        0.00%
Open                                     0.00%         0.00%         0.00%        0.00%
---------------------------------------------------------------------------------------
TOTALS                                 100.00%       100.00%       100.00%      100.00%
=======================================================================================
Pool Balance Outstanding          $12,289,138   $11,577,938   $10,819,221   $1,922,658
% Initial Pool Balance                   2.58%         2.43%         2.27%        0.40%

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (CONT'D) (%) (1)(2)

PREPAYMENT RESTRICTIONS             MAR-23       MAR-24      MAR-25     MAR-26    MAR-27
----------------------------------------------------------------------------------------

Locked Out                             39.20%       39.31%     39.48%     39.90%   0.00%
Yield Maintenance Total                60.80%       60.69%     60.52%     60.10%   0.00%
Prepayment Premium Points Total         0.00%        0.00%      0.00%      0.00%   0.00%
Open                                    0.00%        0.00%      0.00%      0.00%   0.00%
----------------------------------------------------------------------------------------
TOTALS                                100.00%      100.00%    100.00%    100.00%   0.00%
========================================================================================
Pool Balance Outstanding          $1,580,550   $1,216,707   $829,305   $417,046   $   0
% Initial Pool Balance                  0.33%        0.26%      0.17%      0.09%   0.00%

Notes:

(1)  The above analysis is based on the Structuring Assumptions and a 0% CPR as discussed in the Free Writing Prospectus

(2)  See Appendix II of the Free Writing Prospectus for a description of the
     Yield Maintenance

                                      I-27

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                   APPENDIX II
                  CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

                                      MORTGAGE
MORTGAGE      CMSA         CMSA         LOAN                                                                LOAN
 LOAN NO.   LOAN NO.   PROPERTY NO.   SELLER(1)   PROPERTY NAME(2)                                         GROUP
----------------------------------------------------------------------------------------------------------------

     1           1         1-001      MSMC        75-101 Federal Street                                      1
                 2                                RREEF Portfolio Roll-Up
     2                     2-001      MSMC        RREEF Portfolio - Barton's Crossing                        2
     2                     2-002      MSMC        RREEF Portfolio - Lionsgate                                2
     2                     2-003      MSMC        RREEF Portfolio - University Heights                       2
     2                     2-004      MSMC        RREEF Portfolio - Carlyle Station                          2
     2                     2-005      MSMC        RREEF Portfolio - McNair Farms                             2
     2                     2-006      MSMC        RREEF Portfolio - Fox Run                                  2
     2                     2-007      MSMC        RREEF Portfolio - Watkins Station                          2
     2                     2-008      MSMC        RREEF Portfolio - The Glen                                 2
     3           3         3-001      Natixis     Gateway I                                                  1
     4           4         4-001      MSMC        St. Louis Mills                                            1
     5           5         5-001      MSMC        AT&T Tower                                                 1
     6           6         6-001      MSMC        ICW Plaza                                                  1
     7           7         7-001      MSMC        Plymouth Road Technical Center                             1
                 8                                IVY MHP Portfolio Roll-Up
     8                     8-001      MSMC        IVY MHP Portfolio - Tallowood Isles                        2
     9           9         9-001      MSMC        IVY MHP Portfolio - Kissimmee Gardens                      2
    10          10        10-001      MSMC        IVY MHP Portfolio - Paddock Park South                     2
    11          11        11-001      MSMC        IVY MHP Portfolio - Shady Road Villas                      2
    12          12        12-001      MSMC        Northridge I                                               1
    13          13        13-001      MSMC        424 Madison Avenue                                         1
                14                                United Investors Portfolio Roll-Up
    14                    14-001      Natixis     Hubbard Woods Plaza                                        1
    14                    14-002      Natixis     Kingsbaker Court                                           1
    14                    14-003      Natixis     Elmdale Building                                           1
    14                    14-004      Natixis     832-842 W. Adams Street                                    1
    14                    14-005      Natixis     Harlem & Milwaukee                                         1
    14                    14-006      Natixis     7837-7848 W. Belmont Ave                                   1
    14                    14-007      Natixis     Central Building                                           1
    15          15        15-001      Natixis     Mount Airy Shopping Center                                 1
    16          16        16-001      Natixis     Plaza Continental                                          1
    17          17        17-001      Natixis     West Covina Parkway                                        1

    18          18        18-001      SunTrust    Copper Mill                                                2
    19          19        19-001      Natixis     Giant Foods                                                1
    20          20        20-001      MSMC        Chula Vista Kmart                                          1
    21          21        21-001      SunTrust    Featherstone Village                                       2
    22          22        22-001      SunTrust    Hamilton Corner                                            1
    23          23        23-001      SunTrust    Candleton Village                                          2
                                                  Neiss Portfolio Roll-Up
    24          24        24-001      Natixis     Country Club Centre - Neiss                                1
    25          25        25-001      Natixis     Main Street Crossing - Neiss                               1
    26          26        26-001      Natixis     Shoppes at Lakewood - Neiss                                1
    27          27        27-001      NCB,FSB     West Garrett Place                                         1
    28          28        28-001      Natixis     Down Under                                                 2
                29                                WeHo 7 Portfolio LA Multis Portfolio Roll-Up
    29                    29-001      Natixis     530 S. Kingsley Dr.                                        2
    29                    29-002      Natixis     1823-27 Garfield Pl.                                       2
    29                    29-003      Natixis     4243-47 Monroe St.                                         2
    29                    29-004      Natixis     430 S. Union Ave.                                          2
    29                    29-005      Natixis     206 S. Coronado St.                                        2
    29                    29-006      Natixis     964 Fedora St.                                             2
    29                    29-007      Natixis     910 S. Mariposa Ave.                                       2
    30          30        30-001      MSMC        Turlock Cinema Center                                      1
    31          31        31-001      NCB,FSB     Penn Nursing Building                                      1
    32          32        32-001      SunTrust    Hilton Garden Inn Kennesaw                                 1
    33          33        33-001      Natixis     Pan Western                                                1
    34          34        34-001      Natixis     Pacifica II - Sandcastle Inn                               1
    35          35        35-001      SunTrust    OK State Housing                                           2

    36          36        36-001      Natixis     Renaissance Hotel                                          1
    37          37        37-001      MSMC        Crossings at Gresham Station                               1
    38          38        38-001      Natixis     Pico & Main                                                1
    39          39        39-001      NCB,FSB     175-20 Wexford Terrace Owners                              2
    40          40        40-001      MSMC        La Toscana Village                                         1
    41          41        41-001      NCB,FSB     Manor Towers Owners                                        2
    42          42        42-001      SunTrust    Ice House Lofts                                            2
    43          43        43-001      Natixis     Airport Industrial Park East & West                        1
    44          44        44-001      SunTrust    Garners Crossing                                           2
    45          45        45-001      SunTrust    Brunswick Associates                                       1
                46                                WeHo 2 Portfolio LA Multis Roll-Up
    46                    46-001      Natixis     1400 N Edgemont                                            2
    46                    46-002      Natixis     909 N Gardner                                              2
    47          47        47-001      NCB,FSB     Laurelton Gardens Corp.                                    2
    48          48        48-001      NCB,FSB     310/312 East 23rd Apartment Corp.                          2
    49          49        49-001      Natixis     Fort Lee Plaza                                             1
    50          50        50-001      NCB,FSB     Bywater Mutual Homes, Inc. I & II                          2
    51          51        51-001      MSMC        Apache Plaza                                               1
    52          52        52-001      MSMC        Cobb Theater - Lakeland                                    1
    53          53        53-001      NCB,FSB     Inwood Owners, Inc.                                        2
    54          54        54-001      Natixis     385 Clinton                                                1
    55          55        55-001      MSMC        Skagen Plaza                                               1
    56          56        56-001      SunTrust    Hampton Inn Chesapeake                                     1
                                                  LV Portfolio Roll-Up
    57          57        57-001      MSMC        LV Portfolio - Pecos McLeod Office Building                1
    58          58        58-001      MSMC        LV Portfolio - White Sands Retail Building                 1
    59          59        59-001      Natixis     Pacifica II - Holiday Inn Express Marina Del Rey           1
    60          60        60-001      Natixis     Kempsville Marketplace                                     1
    61          61        61-001      Natixis     Pacifica II - Inn at Venice                                1
    62          62        62-001      Natixis     Shadow Medical                                             1
    63          63        63-001      NCB,FSB     Lawrenceville Town Center                                  1
                                                  Shoppes at Miller's Landing and Oakridge Plaza Roll-Up
    64          64        64-001      SunTrust    Shoppes at Miller's Landing                                1
    65          65        65-001      SunTrust    Oakridge Plaza                                             1
    66          66        66-001      NCB,FSB     Knollwood Manor, Inc.                                      2
    67          67        67-001      Natixis     Kohl's NC                                                  1
    68          68        68-001      Natixis     Southern Crescent                                          1
    69          69        69-001      Natixis     Hampton Inn - Fairburn                                     1
    70          70        70-001      MSMC        College Mall Apartments                                    2
    71          71        71-001      MSMC        Oak Hill Plaza                                             1
    72          72        72-001      SunTrust    Brandon Ladd                                               2
    73          73        73-001      Natixis     Water Street Plaza (ADF)                                   1
    74          74        74-001      Natixis     Springbrook Estates                                        2
    75          75        75-001      NCB,FSB     Morton-Barrow Owners                                       2
    76          76        76-001      NCB,FSB     High Meadow Cooperative No. 1                              2
    77          77        77-001      Natixis     7342 Greenback Lane                                        1
    78          78        78-001      MSMC        579A Cranbury Road                                         1
    79          79        79-001      Natixis     Lowe's Ground Lease                                        1
    80          80        80-001      MSMC        CVS & Shops - Downey                                       1
    81          81        81-001      NCB,FSB     Fairburn Towne Houses                                      2
    82          82        82-001      MSMC        PNC at Newtown Square                                      1
    83          83        83-001      NCB,FSB     Westerfield Townhouses Cooperative                         2
    84          84        84-001      Natixis     Westwood Square (ADF)                                      1
    85          85        85-001      MSMC        15125 Washington Street                                    1
    86          86        86-001      MSMC        Rite Aid - Fresno                                          1
    87          87        87-001      MSMC        Brookside Meadows Phase II                                 2
    88          88        88-001      MSMC        Rite Aid - Hyde Park                                       1
    89          89        89-001      SunTrust    Cotton Exchange Building                                   1
    90          90        90-001      NCB,FSB     Bay Terrace Cooperative Section X                          2
    91          91        91-001      Natixis     Regency Plaza                                              1
    92          92        92-001      SunTrust    Hampton Center East                                        1
    93          93        93-001      MSMC        Aspen Court Medical Building                               1
    94          94        94-001      MSMC        AGIA Office Building                                       1
    95          95        95-001      Natixis     Park Plaza Shopping Center                                 1
    96          96        96-001      NCB,FSB     Gorman's Furniture-Novi                                    1
    97          97        97-001      SunTrust    Walgreen's Kennesaw                                        1
    98          98        98-001      SunTrust    Walgreen's Cudahy                                          1
    99          99        99-001      Natixis     1290 Ocean Avenue                                          2
   100         100        100-001     SunTrust    Ameriguard Self Storage                                    1
   101         101        101-001     Natixis     IAA Building                                               1
   102         102        102-001     NCB,FSB     Sherbrooke Smithtown Owners                                2
   103         103        103-001     MSMC        162 E 33rd Street                                          1
   104         104        104-001     MSMC        209 W 102nd Street                                         2
   105         105        105-001     MSMC        Hampton Inn - Melbourne                                    1
   106         106        106-001     MSMC        Briarcliff Village                                         1
   107         107        107-001     MSMC        Ametek Building                                            1
   108         108        108-001     SunTrust    Oak Hill Station                                           1
   109         109        109-001     NCB,FSB     The Ponce De Leon Cooperative                              2
   110         110        110-001     SunTrust    Battlefield Freedom                                        1
   111         111        111-001     NCB,FSB     Thornton Place Owners                                      2
   112         112        112-001     Natixis     610 E. Stoughton Student Housing                           2
   113         113        113-001     NCB,FSB     The Curtis Residence                                       2
   114         114        114-001     Natixis     Santa Cruz Plaza                                           1
   115         115        115-001     MSMC        Commerce Bank                                              1
   116         116        116-001     MSMC        Oak Tree Gardens Apartments                                2
   117         117        117-001     MSMC        Tinley Court Apartments                                    2
   118         118        118-001     NCB,FSB     Beechwood Gardens Owners                                   2
   119         119        119-001     MSMC        Pine Tree Commons                                          1
   120         120        120-001     SunTrust    Imperial Corners                                           1
   121         121        121-001     NCB,FSB     Orchard Village Shopping Center                            1
   122         122        122-001     NCB,FSB     Briar Hill Owners Corp.                                    2
   123         123        123-001     NCB,FSB     Mainstay Cooperative Section One                           2
   124         124        124-001     NCB,FSB     Westbrook Tenants Corporation                              2
   125         125        125-001     NCB,FSB     320 West 87th Street, Inc.                                 2
   126         126        126-001     SunTrust    Holiday MHP                                                2
   127         127        127-001     MSMC        Tractor Supply - Bulverde                                  1
   128         128        128-001     NCB,FSB     Prince Tower Tenants Corp.                                 2
   129         129        129-001     NCB,FSB     2736 Independence Ave. Owners                              2
   130         130        130-001     SunTrust    Walgreens Tucson                                           1
   131         131        131-001     NCB,FSB     Patricia Gardens Owners                                    2
   132         132        132-001     SunTrust    Chapel Hill Medical                                        1
   133         133        133-001     NCB,FSB     590 West End Owners Corp.                                  2
   134         134        134-001     SunTrust    Hamilton Mill                                              1
   135         135        135-001     NCB,FSB     Pelican Pointe Apartments                                  2
   136         136        136-001     NCB,FSB     Victory Parkway Executive Building                         1
   137         137        137-001     SunTrust    Lion's Court                                               1
   138         138        138-001     NCB,FSB     2750 Johnson Owners                                        2
                                                  Lakeland Commons and Lakeland Hills Plaza Roll-Up
   139         139        139-001     SunTrust    Lakeland Commons                                           1
   140         140        140-001     SunTrust    Lakeland Hills Plaza                                       1
   141         141        141-001     NCB,FSB     CVS Ground Lease-Simpsonville                              1
   142         142        142-001     NCB,FSB     Manor House Apartments                                     2
   143         143        143-001     NCB,FSB     Columbia Bedford Tractor                                   1
   144         144        144-001     NCB,FSB     Greenwich 33 Apartment Corp.                               2
   145         145        145-001     NCB,FSB     601 West End Tenants Corp.                                 2
   146         146        146-001     SunTrust    Huntington Hills Plaza                                     1
   147         147        147-001     SunTrust    Jared Jewelers                                             1
   148         148        148-001     NCB,FSB     Wachovia Bank                                              1
   149         149        149-001     SunTrust    Highland Station                                           1
   150         150        150-001     NCB,FSB     Jewelry Building                                           1
   151         151        151-001     SunTrust    Oak Plaza                                                  1
   152         152        152-001     SunTrust    Rosedale Village                                           1
   153         153        153-001     NCB,FSB     CVS Spartanburg                                            1
   154         154        154-001     NCB,FSB     Happy Valley Apartments                                    2
   155         155        155-001     NCB,FSB     Parish Property                                            2
   156         156        156-001     NCB,FSB     957 Lexington Avenue Corporation                           2
   157         157        157-001     NCB,FSB     88-30 182nd Street Realty Corp.                            2
   158         158        158-001     SunTrust    Scottsdale                                                 1
   159         159        159-001     NCB,FSB     Gorman's Furniture-Troy                                    1
   160         160        160-001     NCB,FSB     Jopau Realty                                               1
   161         161        161-001     NCB,FSB     Allofus Tenants Inc.                                       2
   162         162        162-001     NCB,FSB     900 West Broad Street Apartments                           1
   163         163        163-001     SunTrust    Shoppes @ Highland                                         1
   164         164        164-001     NCB,FSB     Great Falls Village Center                                 1
   165         165        165-001     NCB,FSB     Southgate Apartments.                                      2
   166         166        166-001     NCB,FSB     1122 Yonkers Avenue Ltd.                                   2
   167         167        167-001     NCB,FSB     Rancho Pines Business Park                                 1
   168         168        168-001     NCB,FSB     824-826 West Broad Street                                  2
   169         169        169-001     NCB,FSB     3231-5-9 Barker Owners                                     2
   170         170        170-001     NCB,FSB     Gramatan Court Apartments                                  2
   171         171        171-001     NCB,FSB     Cajun Properties                                           2
   172         172        172-001     NCB,FSB     14 East 68th Street Cooperative                            2
   173         173        173-001     NCB,FSB     41 West 16th Street, Inc.                                  2
   174         174        174-001     NCB,FSB     Parkview Manor-Lockland                                    2

TOTALS AND WEIGHTED AVERAGES:

MORTGAGE           CROSS-             ORIGINAL       CUT-OFF DATE     NOI       NCF      POST IO PERIOD    CUT-OFF      BALLOON
 LOAN NO.   COLLATERALIZATION(2)       BALANCE         BALANCE(3)    DSCR(4)   DSCR(4)     NCF DSCR(4)    DATE LTV(4)    LTV(4)
-------------------------------------------------------------------------------------------------------------------------------

     1              No               $210,000,000     $210,000,000     1.20      1.05          NAP           75.2%        75.2%
                                     $147,000,000     $147,000,000     1.02      1.00          NAP           75.8%        75.8%
     2              No                $35,136,585      $35,136,585     1.02      1.00          NAP           75.8%        75.8%
     2              No                $25,097,561      $25,097,561     1.02      1.00          NAP           75.8%        75.8%
     2              No                $24,021,951      $24,021,951     1.02      1.00          NAP           75.8%        75.8%
     2              No                $21,691,463      $21,691,463     1.02      1.00          NAP           75.8%        75.8%
     2              No                $17,209,756      $17,209,756     1.02      1.00          NAP           75.8%        75.8%
     2              No                $10,218,293      $10,218,293     1.02      1.00          NAP           75.8%        75.8%
     2              No                 $7,887,805       $7,887,805     1.02      1.00          NAP           75.8%        75.8%
     2              No                 $5,736,585       $5,736,585     1.02      1.00          NAP           75.8%        75.8%
     3              No                $95,000,000      $95,000,000     1.46      1.34         1.17           76.3%        68.4%
     4              No                $90,000,000      $90,000,000     1.76      1.58          NAP           63.4%        63.4%
     5              No                $65,000,000      $65,000,000     1.57      1.39         1.16           75.0%        69.9%
     6              No                $43,000,000      $43,000,000     1.34      1.30          NAP           77.5%        77.5%
     7              No                $34,000,000      $31,519,687     1.57      1.39         1.39           58.4%        26.0%
                                      $27,500,000      $27,500,000     1.30      1.28         1.05           70.3%        65.6%
     8             Yes                $12,600,000      $12,600,000     1.30      1.28         1.05           70.3%        65.6%
     9             Yes                 $9,100,000       $9,100,000     1.30      1.28         1.05           70.3%        65.6%
    10             Yes                 $3,900,000       $3,900,000     1.30      1.28         1.05           70.3%        65.6%
    11             Yes                 $1,900,000       $1,900,000     1.30      1.28         1.05           70.3%        65.6%
    12              No                $27,400,000      $27,400,000     1.29      1.10          NAP           78.1%        78.1%
    13              No                $25,500,000      $25,500,000     1.43      1.39         1.15           68.2%        63.5%
                                      $21,500,000      $21,500,000     1.59      1.49         1.25           62.4%        58.2%
    14              No                 $7,676,343       $7,676,343     1.59      1.49         1.25           62.4%        58.2%
    14              No                 $5,679,245       $5,679,245     1.59      1.49         1.25           62.4%        58.2%
    14              No                 $2,683,599       $2,683,599     1.59      1.49         1.25           62.4%        58.2%
    14              No                 $2,433,962       $2,433,962     1.59      1.49         1.25           62.4%        58.2%
    14              No                 $1,185,776       $1,185,776     1.59      1.49         1.25           62.4%        58.2%
    14              No                 $1,029,753       $1,029,753     1.59      1.49         1.25           62.4%        58.2%
    14              No                   $811,321         $811,321     1.59      1.49         1.25           62.4%        58.2%
    15              No                $21,000,000      $21,000,000     1.53      1.45         1.22           60.0%        56.1%
    16              No                $21,000,000      $21,000,000     1.51      1.47         1.21           70.0%        65.1%
    17              No                $20,900,000      $20,900,000     1.49      1.42         1.17           69.9%        65.0%

    18              No                $20,000,000      $20,000,000     1.26      1.21          NAP           80.0%        67.5%
    19              No                $20,000,000      $20,000,000     1.31      1.31         1.10           80.0%        71.9%
    20              No                $17,600,000      $17,600,000     1.45      1.37          NAP           67.4%        67.4%
    21              No                $17,440,000      $17,440,000     1.20      1.15          NAP           77.4%        65.3%
    22              No                $17,040,000      $17,040,000     1.15      1.10          NAP           81.6%        67.9%
    23              No                $17,000,000      $16,976,747     1.26      1.20          NAP           77.7%        65.6%
                                      $16,000,000      $16,000,000     1.67      1.54         1.28           76.0%        68.3%
    24             Yes                 $6,150,000       $6,150,000     1.67      1.54         1.28           76.0%        68.3%
    25             Yes                 $4,950,000       $4,950,000     1.67      1.54         1.28           76.0%        68.3%
    26             Yes                 $4,900,000       $4,900,000     1.67      1.54         1.28           76.0%        68.3%
    27              No                $15,600,000      $15,600,000     1.52      1.46         1.23           76.5%        67.8%
    28              No                $15,500,000      $15,500,000     1.61      1.56         1.30           74.9%        66.0%
                                      $14,335,000      $14,335,000     1.55      1.50          NAP           66.5%        66.5%
    29              No                 $4,157,150       $4,157,150     1.55      1.50          NAP           66.5%        66.5%
    29              No                 $3,368,725       $3,368,725     1.55      1.50          NAP           66.5%        66.5%
    29              No                 $1,992,565       $1,992,565     1.55      1.50          NAP           66.5%        66.5%
    29              No                 $1,605,520       $1,605,520     1.55      1.50          NAP           66.5%        66.5%
    29              No                 $1,204,140       $1,204,140     1.55      1.50          NAP           66.5%        66.5%
    29              No                 $1,075,125       $1,075,125     1.55      1.50          NAP           66.5%        66.5%
    29              No                   $931,775         $931,775     1.55      1.50          NAP           66.5%        66.5%
    30              No                $14,250,000      $14,250,000     1.76      1.64          NAP           69.7%        69.7%
    31              No                $14,200,000      $14,200,000     1.22      1.21         1.21           79.8%        67.9%
    32              No                $13,000,000      $12,970,194     1.67      1.50          NAP           74.2%        62.5%
    33              No                $12,000,000      $12,000,000     1.45      1.43          NAP           55.1%        46.8%
    34              No                $11,900,000      $11,900,000     2.33      2.14          NAP           56.4%        56.4%
    35              No                $11,800,000      $11,764,073     1.19      1.15          NAP           82.3%        70.0%

    36              No                $10,800,000      $10,800,000     1.76      1.42          NAP           68.4%        57.5%
    37              No                $10,400,000      $10,400,000     1.47      1.41         1.20           71.7%        63.8%
    38              No                $10,000,000      $10,000,000     1.33      1.25          NAP           66.2%        60.4%
    39              No                $10,000,000       $9,969,321     3.72      3.72          NAP           16.3%        14.6%
    40              No                 $9,600,000       $9,600,000     1.46      1.38         1.14           71.1%        62.5%
    41              No                 $9,400,000       $9,380,324     3.56      3.56          NAP           15.8%        14.7%
    42              No                 $9,200,000       $9,200,000     1.14      1.10          NAP           71.9%        60.6%
    43              No                 $9,000,000       $8,988,083     1.27      1.15          NAP           74.3%        63.1%
    44              No                 $8,925,000       $8,925,000     1.55      1.44         1.19           70.9%        62.3%
    45              No                 $8,800,000       $8,780,506     1.50      1.34          NAP           71.4%        63.3%
                                       $8,640,000       $8,640,000     1.61      1.58          NAP           67.9%        67.9%
    46              No                 $5,184,000       $5,184,000     1.61      1.58          NAP           67.9%        67.9%
    46              No                 $3,456,000       $3,456,000     1.61      1.58          NAP           67.9%        67.9%
    47              No                 $8,500,000       $8,488,922     4.25      4.25          NAP           15.3%        14.1%
    48              No                 $8,500,000       $8,464,404     4.72      4.72          NAP           10.2%         8.7%
    49              No                 $8,250,000       $8,250,000     1.58      1.51         1.27           64.5%        58.1%
    50              No                 $8,006,424       $8,006,424     3.88      3.88         3.30           13.8%        11.9%
    51              No                 $8,000,000       $8,000,000     1.60      1.49         1.25           69.4%        61.3%
    52              No                 $7,700,000       $7,670,975     1.43      1.35          NAP           59.0%         1.3%
    53              No                 $7,600,000       $7,590,406     6.47      6.47          NAP            7.8%         7.2%
    54              No                 $7,500,000       $7,500,000     1.53      1.45         1.20           62.5%        58.1%
    55              No                 $7,300,000       $7,300,000     1.58      1.50         1.26           62.9%        58.9%
    56              No                 $7,287,400       $7,287,400     2.10      1.87          NAP           67.5%        56.8%
                                       $7,225,000       $7,225,000     1.66      1.49         1.23           72.3%        63.6%
    57             Yes                 $5,025,000       $5,025,000     1.66      1.49         1.23           72.3%        63.6%
    58             Yes                 $2,200,000       $2,200,000     1.66      1.49         1.23           72.3%        63.6%
    59              No                 $7,100,000       $7,100,000     2.62      2.35          NAP           64.6%        64.6%
    60              No                 $7,100,000       $7,100,000     1.57      1.44          NAP           65.7%        65.7%
    61              No                 $6,500,000       $6,500,000     2.33      2.12          NAP           59.6%        59.6%
    62              No                 $6,500,000       $6,500,000     1.74      1.57          NAP           61.3%        61.3%
    63              No                 $6,500,000       $6,500,000     1.63      1.54         1.28           79.3%        70.0%
                                       $6,470,000       $6,456,061     1.46      1.38          NAP           57.2%        48.8%
    64             Yes                 $3,574,000       $3,566,300     1.46      1.38          NAP           57.2%        48.8%
    65             Yes                 $2,896,000       $2,889,761     1.46      1.38          NAP           57.2%        48.8%
    66              No                 $6,425,000       $6,411,559     2.84      2.84          NAP           28.4%        21.1%
    67              No                 $6,200,000       $6,200,000     1.10      1.10          NAP           76.8%        64.2%
    68              No                 $6,170,000       $6,170,000     1.61      1.47         1.23           70.1%        61.8%
    69              No                 $6,000,000       $6,000,000     1.45      1.30          NAP           63.8%        41.8%
    70              No                 $6,000,000       $6,000,000     1.60      1.49         1.23           75.9%        70.7%
    71              No                 $6,000,000       $5,986,621     1.43      1.31          NAP           66.5%        56.3%
    72              No                 $5,936,400       $5,936,400     1.65      1.52         1.26           79.2%        69.8%
    73              No                 $5,800,000       $5,800,000     1.52      1.45         1.22           73.4%        68.5%
    74              No                 $5,700,000       $5,700,000     1.52      1.50         1.23           69.3%        64.5%
    75              No                 $5,600,000       $5,590,823     8.42      8.42          NAP            7.0%         6.5%
    76              No                 $5,500,000       $5,482,040     4.46      4.46          NAP           15.9%        13.4%
    77              No                 $5,350,000       $5,350,000     1.48      1.40         1.17           65.7%        61.3%
    78              No                 $5,330,000       $5,322,545     1.59      1.40          NAP           61.9%        51.9%
    79              No                 $5,000,000       $5,000,000     3.27      3.27         2.51           56.6%        49.5%
    80              No                 $5,000,000       $5,000,000     1.57      1.52          NAP           64.1%        64.1%
    81              No                 $5,000,000       $4,989,591     2.70      2.70          NAP           25.0%        21.4%
    82              No                 $4,800,000       $4,784,792     1.22      1.22          NAP           75.9%        64.2%
    83              No                 $4,650,000       $4,636,607     4.07      4.07          NAP           13.7%        10.2%
    84              No                 $4,600,000       $4,600,000     1.38      1.29         1.07           72.3%        67.4%
    85              No                 $4,500,000       $4,500,000     1.70      1.62         1.34           72.6%        63.8%
    86              No                 $4,440,000       $4,433,933     1.28      1.23          NAP           69.3%        58.5%
    87              No                 $4,400,000       $4,400,000     1.57      1.54         1.28           65.7%        61.4%
    88              No                 $4,300,000       $4,300,000     1.23      1.22          NAP           62.3%        38.5%
    89              No                 $4,200,000       $4,200,000     2.23      1.82         1.50           59.0%        55.0%
    90              No                 $4,200,000       $4,194,168     9.68      9.68          NAP            6.0%         5.6%
    91              No                 $4,100,000       $4,100,000     1.51      1.38          NAP           55.4%        55.4%
    92              No                 $4,100,000       $4,094,260     1.52      1.25          NAP           67.1%        56.3%
    93              No                 $4,000,000       $4,000,000     1.41      1.20          NAP           58.0%        48.6%
    94              No                 $4,000,000       $4,000,000     1.88      1.67          NAP           61.5%        61.5%
    95              No                 $3,800,000       $3,800,000     1.53      1.44         1.22           73.8%        68.9%
    96              No                 $3,700,000       $3,700,000     2.82      2.73         2.29           57.8%        51.2%
    97              No                 $3,700,000       $3,694,918     1.18      1.12          NAP           76.2%        64.2%
    98              No                 $3,650,000       $3,644,944     1.16      1.14          NAP           73.5%        61.8%
    99              No                 $3,630,000       $3,630,000     1.31      1.24          NAP           78.9%        78.9%
   100              No                 $3,600,000       $3,595,024     1.27      1.20          NAP           69.0%        58.0%
   101              No                 $3,500,000       $3,500,000     2.20      2.17          NAP           48.6%        37.4%
   102              No                 $3,500,000       $3,495,506     3.04      3.04          NAP           27.1%        25.0%
   103              No                 $3,500,000       $3,495,203     1.16      1.13          NAP           64.7%        54.6%
   104              No                 $3,500,000       $3,495,100     1.17      1.15          NAP           63.5%        53.3%
   105              No                 $3,500,000       $3,493,634     2.64      2.36          NAP           43.7%        33.7%
   106              No                 $3,500,000       $3,490,092     1.35      1.29          NAP           75.9%        65.2%
   107              No                 $3,470,000       $3,462,199     1.33      1.25          NAP           69.9%        63.1%
   108              No                 $3,300,000       $3,292,832     1.29      1.20          NAP           78.4%        66.7%
   109              No                 $3,264,000       $3,236,905     4.16      4.16          NAP            9.4%         6.3%
   110              No                 $3,225,000       $3,220,770     1.42      1.34          NAP           63.2%        53.9%
   111              No                 $3,200,000       $3,172,067     3.66      3.66          NAP           13.1%         0.4%
   112              No                 $3,075,000       $3,068,456     1.22      1.19          NAP           74.8%        63.8%
   113              No                 $3,000,000       $3,000,000     3.75      3.75          NAP           20.6%        20.6%
   114              No                 $3,000,000       $3,000,000     2.10      1.97          NAP           43.5%        43.5%
   115              No                 $3,000,000       $3,000,000     1.46      1.46         1.20           69.8%        65.0%
   116              No                 $3,000,000       $2,995,892     1.20      1.15          NAP           73.1%        61.6%
   117              No                 $3,000,000       $2,982,078     3.23      3.03          NAP           41.4%        32.2%
   118              No                 $2,900,000       $2,894,107     3.34      3.34          NAP           19.7%        18.3%
   119              No                 $2,800,000       $2,800,000     1.50      1.43         1.20           80.0%        70.9%
   120              No                 $2,720,000       $2,720,000     1.32      1.26          NAP           78.4%        66.1%
   121              No                 $2,700,000       $2,693,989     1.83      1.71          NAP           59.9%        50.7%
   122              No                 $2,600,000       $2,595,010     4.63      4.63          NAP           12.4%        11.6%
   123              No                 $2,500,000       $2,496,923     6.67      6.67          NAP           11.4%        10.6%
   124              No                 $2,500,000       $2,494,259     5.23      5.23          NAP           12.8%        10.8%
   125              No                 $2,400,000       $2,400,000     8.31      8.31          NAP            9.7%         9.7%
   126              No                 $2,400,000       $2,400,000     1.49      1.41         1.21           77.4%        74.9%
   127              No                 $2,400,000       $2,394,921     1.27      1.19          NAP           70.4%        60.2%
   128              No                 $2,390,000       $2,374,060     8.07      8.07          NAP            6.4%         4.2%
   129              No                 $2,250,000       $2,246,544     4.01      4.01          NAP           12.5%        11.6%
   130              No                 $2,200,000       $2,196,906     1.72      1.64          NAP           47.8%        40.0%
   131              No                 $2,100,000       $2,094,044     3.61      3.61          NAP           15.9%        13.7%
   132              No                 $2,000,000       $1,995,634     1.45      1.32          NAP           66.0%        56.1%
   133              No                 $2,000,000       $1,983,366     9.17      9.17          NAP            3.7%         0.1%
   134              No                 $1,925,000       $1,925,000     1.26      1.20          NAP           80.2%        68.3%
   135              No                 $1,900,000       $1,892,354     2.15      1.96          NAP           55.9%        47.7%
   136              No                 $1,840,000       $1,840,000     2.03      1.69         1.43           76.0%        67.3%
   137              No                 $1,830,000       $1,830,000     1.30      1.23          NAP           70.4%        60.3%
   138              No                 $1,825,000       $1,819,294     5.30      5.30          NAP           13.4%        11.3%
                                       $1,725,000       $1,722,689     1.36      1.25          NAP           71.2%        60.4%
   139             Yes                 $1,017,000       $1,015,638     1.36      1.25          NAP           71.2%        60.4%
   140             Yes                   $708,000         $707,051     1.36      1.25          NAP           71.2%        60.4%
   141              No                 $1,700,000       $1,700,000     1.45      1.45         1.22           68.0%        61.5%
   142              No                 $1,700,000       $1,689,346     2.45      2.31          NAP           47.2%        40.7%
   143              No                 $1,650,000       $1,643,510     1.49      1.43          NAP           65.7%        56.2%
   144              No                 $1,650,000       $1,642,879    11.72     11.72          NAP            3.6%         3.0%
   145              No                 $1,600,000       $1,588,589     8.41      8.41          NAP            3.9%         0.1%
   146              No                 $1,560,000       $1,556,584     1.39      1.25          NAP           70.8%        60.1%
   147              No                 $1,505,000       $1,505,000     1.38      1.31          NAP           80.1%        68.9%
   148              No                 $1,500,000       $1,494,212     1.29      1.29          NAP           71.2%        61.0%
   149              No                 $1,465,000       $1,461,792     1.34      1.24          NAP           72.2%        61.3%
   150              No                 $1,464,000       $1,459,734     1.27      1.22          NAP           79.8%        68.3%
   151              No                 $1,455,000       $1,453,051     1.39      1.25          NAP           63.2%        53.6%
   152              No                 $1,450,000       $1,448,135     1.37      1.24          NAP           63.0%        54.1%
   153              No                 $1,410,000       $1,401,275     1.23      1.19          NAP           75.7%        65.5%
   154              No                 $1,400,000       $1,394,366     1.83      1.64          NAP           58.1%        49.5%
   155              No                 $1,376,000       $1,372,977     1.39      1.33          NAP           79.8%        67.8%
   156              No                 $1,350,000       $1,350,000    15.50     15.50          NAP            3.0%         3.0%
   157              No                 $1,285,000       $1,283,940     4.31      4.31          NAP           16.7%        15.6%
   158              No                 $1,280,000       $1,277,197     1.37      1.25          NAP           73.0%        62.0%
   159              No                 $1,200,000       $1,200,000     4.10      3.98         3.34           36.4%        32.2%
   160              No                 $1,100,000       $1,096,783     1.66      1.56          NAP           67.3%        57.6%
   161              No                 $1,100,000       $1,095,359     4.51      4.51          NAP            7.8%         6.6%
   162              No                 $1,050,000       $1,047,785     1.31      1.25          NAP           79.4%        67.9%
   163              No                 $1,043,000       $1,041,603     1.43      1.25          NAP           68.1%        57.8%
   164              No                 $1,040,000       $1,035,995     1.34      1.31          NAP           60.9%        52.3%
   165              No                 $1,000,000         $998,680     5.47      5.47          NAP            7.0%         6.4%
   166              No                 $1,000,000         $996,808     6.33      6.33          NAP           15.1%        12.8%
   167              No                   $950,000         $945,846     1.34      1.27          NAP           75.7%        65.5%
   168              No                   $824,000         $822,921     1.39      1.32          NAP           79.9%        68.3%
   169              No                   $800,000         $798,913     3.49      3.49          NAP           18.6%        17.5%
   170              No                   $790,000         $785,387     9.52      9.52          NAP            6.1%         4.7%
   171              No                   $616,000         $614,647     1.36      1.32          NAP           79.8%        67.8%
   172              No                   $500,000         $500,000    12.68     12.68          NAP            4.8%         4.8%
   173              No                   $450,000         $450,000     7.88      7.88          NAP           10.3%        10.3%
   174              No                   $345,000         $341,605     5.57      5.57          NAP            5.7%         0.1%
                                   --------------   --------------    -----     -----         ----           ----         ----
TOTALS AND WEIGHTED AVERAGES:      $1,642,697,224   $1,639,471,501     1.73X     1.64X        1.56X          66.7%        61.5%
                                   ==============   ==============    =====     =====         ====           ====         ====

MORTGAGE
 LOAN NO.   STREET ADDRESS
-----------------------------------------------------------------------------------------------------------------------------

    1       75-101 Federal Street

    2       205 Century Place
    2       13690 Legacy Circle
    2       20300 River Ridge Road
    2       10519 Lariat Lane
    2       2511 Farmcrest Drive
    2       2 Observation Court
    2       99 Watkins Mill Road
    2       86 Heritage Way NW
    3       One Gateway Center / 7-45 Raymond Blvd.
    4       5555 St. Louis Mills Parkway
    5       901 Marquette Avenue
    6       11455 El Camino Real
    7       28100-28350 Plymouth Road

    8       3878 NW 67th Street
    9       2552 Tohope Boulevard
    10      8880 SW 27th Avenue
    11      9100 SW 27th Avenue
    12      13221 Woodland Park Road
    13      424 Madison Avenue

    14      63-107 N Green Bay Road
    14      910 W. Van Buren
    14      1211 W. Elmdale Street
    14      832-842 W. Adams Street
    14      7532-7550 N. Milwaukee
    14      7837-7848 W. Belmont Ave
    14      3042-3046 North Central Ave
    15      400 East Ridgeville Boulevard
    16      3700-3760 Inland Empire Boulevard & 3550, 3640 and 3660 Porsche Way
    17      1000-1100 West Covina Boulevard

    18      2355 Copperstone Drive
    19      315 York Road
    20      875 East H Street
    21      4916 Old Page Road
    22      2115 Gunbarrel Road
    23      741 Woodruff Road

    24      1700 Carter Hill Rd.
    25      6404-6438 West Wilkinson Blvd.
    26      2000 Chapel Hill Rd.
    27      257 & 275 West Street
    28      1600 Old Bainbridge Road

    29      530 S. Kingsley Drive
    29      1823-27 Garfield Place
    29      4243-47 Monroe Street
    29      430 S. Union Avenue
    29      206 S. Coronado Street
    29      964 Fedora Street
    29      910 S. Mariposa Avenue
    30      2319 West Main Street
    31      4508 Chestnut Street
    32      895 Cobb Place Boulevard
    33      4910 Donovan Way
    34      100 Stimson Avenue
    35      125 - 138 S Bryan Court; 1601 - 2021 S Elm; 1624 - 1726 E Maple Court; 141 - 153 S
            Payne Street; 125 - 138 S Russell Court; 127 - 140 S Ridings Court; 129 - 142 S Campbell
            Court; 127 - 140 S Barnes Court; 129 - 142 S James Creek Court; 2419 W. Lakeview; 2421 & 2425 W. Lakeview #1-#32
    36      101 North Main Street
    37      787 NW 13th Street
    38      1308-1326 S. Main Street & 1315 S. Los Angeles Street
    39      175-20 Wexford Terrace
    40      7090 N. Oracle Road & 421 W. Ina Road
    41      3671 Hudson Manor Terrace
    42      105 Sycamore Place
    43      14600 & 14476 Duval Place West
    44      7651 Garners Ferry Road
    45      121 Medical Center Drive

    46      1400 North Edgemont Street
    46      909 North Gardner Street
    47      131-42 234th Street
    48      310/312 East 23rd Street
    49      1550 Lemoine Ave.
    50      911-C Royal Street
    51      11518 East Apache Trail
    52      1650 Town Center Drive
    53      181 Long Hill Road
    54      385 Clinton Street
    55      17309 SE 270th Place
    56      701 Woodlake Drive

    57      3760 Pecos-Mcleod
    58      4310 East Tropicana Avenue
    59      737 Washington Boulevard
    60      4872, 4876 & 4878 Princess Anne Road
    61      327 Washington Boulevard
    62      400 Shadow Lane
    63      125, 138, 156, 162, 179, 186, & 197 E. Crogan and 202, 220, & 225 W. Crogan St., 105 & 113 S. & 100 N. Perry St.,
            and 132 & 148 S. Clayton St.

    64      6980-7220 Cypress Gardens Boulevard
    65      9590 SW Highway 200
    66      6801 Diana Court
    67      1301 Beaver Creek Commons Drive
    68      34 Upper Riverdale Road
    69      7790 Ella Lane
    70      2623 East 2nd Street
    71      2-10 Oak Hill Terrace, 27-35 Gorham Road, 30 Plaza Drive, 26-28 Adams Way, 225 US Route 1, 40 Hannaford Way
    72      1750 Rosser Avenue
    73      126-128 W. Water Street
    74      1000 South Springbrook Road
    75      442-462 Hudson Street
    76      South Highland Avenue and Charter Circle
    77      7342 Greenback Lane
    78      579A Cranbury Road
    79      2700 Skypark Drive
    80      8400-8432 Firestone Boulevard
    81      400 Fairburn Road SW
    82      3607 West Chester Pike (PA Route 3)
    83      320 North Church Street
    84      950 North Western Avenue
    85      15125 Washington Street
    86      2990 E. Nees Avenue
    87      123 West Road
    88      One Crum Elbow Road
    89      65 Union Avenue - Unit 2
    90      18-40/50/70 211th Street and 210-15 23rd Avenue
    91      3507 South Maryland Pkwy
    92      9201-9251 Hampton Overlook
    93      142 Route 35
    94      1145 Eugenia Place
    95      78737 Highway 40
    96      27800 Novi Road
    97      4360 Bells Ferry Road
    98      6241 S. Packard Avenue
    99      1290 Ocean Avenue
   100      7043 Coruna Road
   101      409 W 66th Ave
   102      355 Route 111
   103      162 East 33rd Street
   104      209 West 102nd Street
   105      194 Dike Road
   106      4141 N. Mulberry Drive, Building A
   107      4333 Harbour Pointe Blvd SW
   108      6601 Old Winter Garden Road
   109      4514 Connecticut Avenue NW
   110      1508 Sam's Circle
   111      67-50 Thornton Place
   112      610 East Stoughton Street
   113      123-25 82nd Avenue
   114      248-254 West Harvard Blvd.
   115      115 Piermont Road
   116      135 Channingville Road
   117      16301 Brementowne Road
   118      192-02 THRU 195-42 39th Avenue
   119      2340 Highway 9
   120      5311 South Miami Boulevard
   121      205-233 Tippin Drive
   122      207-225 Schrade Road
   123      144-55 Melbourne Avenue and 144-60 Gravett Road
   124      10 Franklin Avenue
   125      320 West 87th Street
   126      319 Brady Drive
   127      33701 Highway 281 North
   128      565 Broadway
   129      2736 Independence Avenue
   130      2411 North Oracle
   131      1825 Palmer Avenue
   132      940 Martin Luther King Jr. Boulevard
   133      590 West End Avenue
   134      2786 Hamilton Mill Road
   135      485 Ruella Avenue
   136      2368 Victory Parkway
   137      1410-1426 E. Osceola Pkwy
   138      2750 Johnson Avenue

   139      4120 S. Florida Avenue
   140      2614 Lakeland Hills Boulevard
   141      915 South Street
   142      117 DeMontluzin Avenue
   143      88 Bedford Square
   144      708 Greenwich Street
   145      601 West End Avenue
   146      2905-2993 Duff Road
   147      425 Main Mall Road
   148      100 Shore Road
   149      1021 County Road
   150      119-123 East Broad Street
   151      5100 US Highway 98 North
   152      8412-8442 Philadelphia Road
   153      1400 Union Street
   154      1209 Indian Avenue
   155      320 West Grace Street
   156      955 Lexington Avenue
   157      88-30 182nd Street
   158      3133 S. Florida Avenue
   159      1465 West Big Beaver Road
   160      100-102 E. Cary Street and 15 S. First Street
   161      130 West 24th Street
   162      900 West Broad Street
   163      6402-6450 Highway 27
   164      772 Walker Road
   165      30 Pondfield Road West
   166      1122 Yonkers Avenue
   167      4584 North Rancho Drive
   168      824-826 West Broad Street
   169      3231-5-9 Barker Avenue
   170      23-25 Sagamore Road
   171      402 & 404 West Grace Street
   172      14 East 68th Street
   173      41 West 16th Street
   174      3748-3756 Lockland Avenue

TOTALS AND WEIGHTED AVERAGES:

MORTGAGE
 LOAN NO.   CITY                    STATE   ZIP CODE   PROPERTY TYPE                    PROPERTY SUB-TYPE                 UNITS/SF
-----------------------------------------------------------------------------------------------------------------------------------

    1       Boston                    MA      02110    Office                           Urban                              811,687

    2       Alexandria                VA      22304    Multifamily                      Garden                                 532
    2       Herndon                   VA      20171    Multifamily                      Garden                                 328
    2       Ashburn                   VA      20147    Multifamily                      Garden                                 467
    2       Manassas                  VA      20109    Multifamily                      Garden                                 408
    2       Herndon                   VA      20171    Multifamily                      Garden                                 283
    2       Germantown                MD      20876    Multifamily                      Garden                                 218
    2       Gaithersburg              MD      20879    Multifamily                      Garden                                 210
    2       Leesburg                  VA      20176    Multifamily                      Garden                                 134
    3       Newark                    NJ      07102    Office                           Urban                              514,956
    4       Hazelwood                 MO      63042    Retail                           Anchored                         1,219,704
    5       Minneapolis               MN      55402    Office                           Urban                              606,579
    6       San Diego                 CA      92130    Office                           Urban                              155,930
    7       Livonia                   MI      48150    Mixed Use                        Office/Warehouse                 1,148,235

    8       Coconut Creek             FL      33073    Manufactured Housing Community   Manufactured Housing Community         276
    9       Kissimmee                 FL      34741    Manufactured Housing Community   Manufactured Housing Community         240
    10      Ocala                     FL      34476    Manufactured Housing Community   Manufactured Housing Community         188
    11      Ocala                     FL      34476    Manufactured Housing Community   Manufactured Housing Community         130
    12      Herndon                   VA      20171    Office                           Suburban                           123,208
    13      New York                  NY      10017    Office                           Urban                               61,353

    14      Glencoe                   IL      60022    Retail                           Anchored                            35,059
    14      Chicago                   IL      60607    Office                           Urban                               66,600
    14      Chicago                   IL      60660    Mixed Use                        Multifamily/Retail                  16,600
    14      Chicago                   IL      60607    Retail                           Unanchored                          12,000
    14      Chicago                   IL      60631    Retail                           Unanchored                          13,500
    14      Elmwood Park              IL      60707    Retail                           Unanchored                           9,000
    14      Chicago                   IL      60634    Mixed Use                        Multifamily/Retail                   5,000
    15      Mount Airy                MD      21771    Retail                           Anchored                           132,289
    16      Ontario                   CA      91764    Retail                           Shadow Anchored                    119,898
    17      West Covina               CA      91790    Retail                           Anchored                            87,625

    18      High Point                NC      27265    Multifamily                      Garden                                 352
    19      Willow Grove              PA      19090    Retail                           Free Standing                      110,000
    20      Chula Vista               CA      91910    Retail                           Free Standing                      110,000
    21      Durham                    NC      27703    Multifamily                      Garden                                 278
    22      Chattanooga               TN      37421    Retail                           Anchored                            67,150
    23      Greenville                SC      29607    Multifamily                      Garden                                 314

    24      Montgomery                AL      36106    Retail                           Anchored                            67,622
    25      Belmont                   NC      28012    Retail                           Anchored                            65,572
    26      Durham                    NC      27707    Retail                           Anchored                            82,453
    27      Annapolis                 MD      21401    Office                           Suburban                            72,052
    28      Tallahassee               FL      32304    Multifamily                      Student Housing                        168

    29      Los Angeles               CA      90020    Multifamily                      Mid Rise                                45
    29      Los Angeles               CA      90028    Multifamily                      Mid Rise                                47
    29      Los Angeles               CA      90029    Multifamily                      Mid Rise                                20
    29      Los Angeles               CA      90017    Multifamily                      Mid Rise                                30
    29      Los Angeles               CA      90057    Multifamily                      Mid Rise                                20
    29      Los Angeles               CA      90006    Multifamily                      Mid Rise                                20
    29      Los Angeles               CA      90006    Multifamily                      Mid Rise                                16
    30      Turlock                   CA      95380    Retail                           Anchored                           121,458
    31      Philadelphia              PA      19139    Office                           Medical                             70,229
    32      Kennesaw                  GA      30144    Hospitality                      Limited Service                        114
    33      Las Vegas                 NV      89081    Industrial                       Warehouse                          952,663
    34      Pismo Beach               CA      93449    Hospitality                      Limited Service                         75
    35      Stillwater                OK      74074    Multifamily                      Student Housing                        112

    36      McAllen                   TX      78501    Hospitality                      Full Service                           165
    37      Gresham                   OR      97030    Mixed Use                        Multifamily/Retail                      81
    38      Los Angeles               CA      90015    Mixed Use                        Retail/Office                       51,186
    39      Jamaica Estates           NY      11432    Multifamily                      Cooperative                            342
    40      Tucson                    AZ      85704    Retail                           Unanchored                          47,267
    41      Riverdale                 NY      10463    Multifamily                      Cooperative                            178
    42      Decatur                   GA      30033    Multifamily                      Mid Rise                                98
    43      Jacksonville              FL      32218    Industrial                       Flex                               254,750
    44      Columbia                  SC      29207    Multifamily                      Garden                                 210
    45      Brunswick                 ME      04011    Office                           Suburban                            74,629

    46      Los Angeles               CA      90027    Multifamily                      Mid Rise                                42
    46      Los Angeles               CA      90046    Multifamily                      Mid Rise                                17
    47      Laurelton                 NY      11422    Multifamily                      Cooperative                            382
    48      New York                  NY      10010    Multifamily                      Cooperative                            134
    49      Fort Lee                  NJ      07024    Retail                           Unanchored                          30,331
    50      Annapolis                 MD      21401    Multifamily                      Cooperative                            308
    51      Apache Junction           AZ      85220    Retail                           Unanchored                          43,717
    52      Lakeland                  FL      33803    Retail                           Free Standing                       76,920
    53      Little Falls              NJ      07424    Multifamily                      Cooperative                            299
    54      Costa Mesa                CA      92626    Industrial                       Flex                                53,120
    55      Covington                 WA      98042    Retail                           Unanchored                          25,676
    56      Chesapeake                VA      23320    Hospitality                      Limited Service                        119

    57      Las Vegas                 NV      89121    Office                           Medical                             29,700
    58      Las Vegas                 NV      89121    Retail                           Unanchored                          18,002
    59      Marina Del Rey            CA      90292    Hospitality                      Limited Service                         68
    60      Virginia Beach            VA      23462    Retail                           Anchored                            71,460
    61      Venice Beach              CA      90292    Hospitality                      Limited Service                         43
    62      Las Vegas                 NV      89106    Office                           Suburban                            41,849
    63      Lawrenceville             GA      30045    Mixed Use                        Retail/Office                       51,802

                                                       Retail                           Unanchored                          29,600
    64      Winter Haven              FL      33884    Retail                           Shadow Anchored                     17,400
    65      Ocala                     FL      34481    Multifamily                      Cooperative                            394
    66      Tampa                     FL      33610    Retail                           Free Standing                      101,630
    67      Apex                      NC      27502    Office                           Suburban                            41,021
    68      Riverdale                 GA      30274    Hospitality                      Limited Service                         99
    69      Fairburn                  GA      30213    Multifamily                      Garden                                 140
    70      Bloomington               IN      47401    Retail                           Unanchored                          83,991
    71      Scarborough               ME      04070    Multifamily                      Garden                                 169
    72      Waynesboro                VA      22980    Retail                           Unanchored                          15,697
    73      Santa Fe                  NM      87501    Manufactured Housing Community   Manufactured Housing Community         125
    74      Newberg                   OR      97132    Multifamily                      Cooperative                            170
    75      New York                  NY      10014    Multifamily                      Cooperative                            183
    76      Ossining                  NY      10562    Retail                           Anchored                            31,987
    77      Citrus Heights            CA      95621    Office                           Medical                             37,351
    78      East Brunswick            NJ      08816    Retail                           Free Standing                      140,938
    79      Torrance                  CA      90505    Retail                           Unanchored                          26,600
    80      Downey                    CA      90241    Multifamily                      Cooperative                            240
    81      Atlanta                   GA      30331    Other                            Leased Fee                           4,000
    82      Newtown Square            PA      19073    Multifamily                      Cooperative                            258
    83      Olathe                    KS      66061    Mixed Use                        Retail/Office                       29,150
    84      Lake Forest               IL      60045    Retail                           Unanchored                          18,000
    85      Haymarket                 VA      20169    Retail                           Free Standing                       17,272
    86      Fresno                    CA      93720    Multifamily                      Townhouse                               36
    87      Pleasant Valley           NY      12569    Retail                           Free Standing                       14,564
    88      Hyde Park                 NY      12538    Office                           Urban                               68,437
    89      Memphis                   TN      38103    Multifamily                      Cooperative                            240
    90      Bayside                   NY      11360    Retail                           Shadow Anchored                     37,167
    91      Las Vegas                 NV      89169    Industrial                       Warehouse                           73,734
    92      Capital Heights           MD      20743    Office                           Medical                             27,393
    93      Eatontown                 NJ      07724    Office                           Suburban                            24,709
    94      Carpinteria               CA      93013    Retail                           Unanchored                          25,562
    95      Winter Park               CO      80482    Retail                           Unanchored                          50,028
    96      Novi                      MI      48377    Retail                           Free Standing                       13,600
    97      Kennesaw                  GA      30144    Retail                           Free Standing                       14,820
    98      Cudahy                    WI      53110    Multifamily                      Low Rise                                60
    99      Brooklyn                  NY      11230    Self Storage                     Self Storage                           800
   100      Swartz Creek              MI      48473    Industrial                       Warehouse                           10,570
   101      Denver                    CO      80221    Multifamily                      Cooperative                             48
   102      Smithtown                 NY      11787    Mixed Use                        Retail/Multifamily                   9,043
   103      New York                  NY      10016    Multifamily                      Mid Rise                                22
   104      New York                  NY      10025    Hospitality                      Limited Service                         66
   105      West Melbourne            FL      32904    Retail                           Unanchored                          12,409
   106      Kansas City               MO      64116    Industrial                       Warehouse                           41,000
   107      Mukilteo                  WA      98275    Retail                           Unanchored                          16,100
   108      Orlando                   FL      32835    Multifamily                      Cooperative                             52
   109      Washington                DC      20008    Retail                           Unanchored                          10,011
   110      Chesapeake                VA      23320    Multifamily                      Cooperative                            111
   111      Forest Hills              NY      11375    Multifamily                      Student Housing                         26
   112      Champaign                 IL      61820    Multifamily                      Cooperative                            108
   113      Kew Gardens               NY      11415    Retail                           Unanchored                          29,181
   114      Santa Paula               CA      90360    Other                            Leased Fee                           3,669
   115      Tenafly                   NJ      07670    Multifamily                      Garden                                  46
   116      Wappingers Falls          NY      12590    Multifamily                      Senior Housing                         121
   117      Tinley Park               IL      60477    Multifamily                      Cooperative                             95
   118      Flushing                  NY      11358    Retail                           Unanchored                          12,799
   119      Cumming                   GA      30040    Retail                           Unanchored                          15,404
   120      Durham                    NC      27703    Retail                           Anchored                            56,568
   121      Thurmont                  MD      21788    Multifamily                      Cooperative                             78
   122      Briarcliff Manor          NY      10510    Multifamily                      Cooperative                            108
   123      Flushing                  NY      11367    Multifamily                      Cooperative                             87
   124      White Plains              NY      10601    Multifamily                      Cooperative                             36
   125      New York                  NY      10024    Manufactured Housing Community   Manufactured Housing Community         267
   126      Warner Robins             GA      31088    Retail                           Free Standing                       22,713
   127      Bulverde                  TX      78163    Multifamily                      Cooperative                              9
   128      New York                  NY      10012    Multifamily                      Cooperative                             65
   129      Riverdale                 NY      10463    Retail                           Free Standing                       13,905
   130      Tucson                    AZ      85705    Multifamily                      Cooperative                             65
   131      Larchmont                 NY      10538    Office                           Medical                             11,515
   132      Chapel Hill               NC      27514    Multifamily                      Cooperative                             82
   133      New York                  NY      10024    Retail                           Unanchored                          12,800
   134      Buford                    GA      30519    Multifamily                      Low Rise                                67
   135      Bay St. Louis             MS      39520    Office                           Urban                               49,161
   136      Cincinnati                OH      45206    Retail                           Shadow Anchored                     10,563
   137      Kissimmee                 FL      34744    Multifamily                      Cooperative                             74
   138      Riverdale                 NY      10463

   139      Lakeland                  FL      33813    Retail                           Unanchored                          12,746
   140      Lakeland                  FL      33805    Retail                           Unanchored                           7,529
   141      Simpsonville              SC      29681    Other                            Leased Fee                          14,000
   142      Bay St. Louis             MS      39520    Multifamily                      Garden                                  71
   143      Snake Spring Township     PA      15537    Retail                           Free Standing                       22,680
   144      New York                  NY      10014    Multifamily                      Cooperative                             33
   145      New York                  NY      10024    Multifamily                      Cooperative                             26
   146      Lakeland                  FL      33810    Retail                           Unanchored                          17,000
   147      South Portland            ME      04106    Retail                           Shadow Anchored                      5,996
   148      Manorhaven                NY      11050    Other                            Leased Fee                           2,083
   149      Lakeland                  FL      33813    Retail                           Unanchored                          16,666
   150      Richmond                  VA      23219    Mixed Use                        Multifamily/Office                  13,974
   151      Lakeland                  FL      33809    Retail                           Unanchored                          22,700
   152      Rosedale                  MD      21237    Retail                           Unanchored                          20,365
   153      Spartanburg               SC      29302    Retail                           Free Standing                       10,722
   154      Rossville                 GA      30741    Multifamily                      Garden                                  68
   155      Richmond                  VA      23220    Multifamily                      Mid Rise                                23
   156      New York                  NY      10021    Multifamily                      Cooperative                             29
   157      Jamaica                   NY      11423    Multifamily                      Cooperative                             65
   158      Lakeland                  FL      33803    Retail                           Unanchored                          13,574
   159      Troy                      MI      48084    Retail                           Free Standing                       23,000
   160      Richmond                  VA      23219    Office                           Urban                                9,744
   161      New York                  NY      10011    Multifamily                      Cooperative                             10
   162      Richmond                  VA      23220    Mixed Use                        Multifamily/Retail                   8,331
   163      Sebring                   FL      33870    Retail                           Unanchored                          24,961
   164      Great Falls               VA      22066    Office                           Suburban                             5,250
   165      Bronxville                NY      10708    Multifamily                      Cooperative                             19
   166      Yonkers                   NY      10704    Multifamily                      Cooperative                             54
   167      Las Vegas                 NV      89130    Office                           Urban                                5,136
   168      Richmond                  VA      23220    Mixed Use                        Multifamily/Retail                   8,362
   169      Bronx                     NY      10467    Multifamily                      Cooperative                             36
   170      Bronxville                NY      10708    Multifamily                      Cooperative                             27
   171      Richmond                  VA      23220    Mixed Use                        Multifamily/Retail                   7,684
   172      New York                  NY      10021    Multifamily                      Cooperative                              7
   173      New York                  NY      10011    Multifamily                      Cooperative                             10
   174      Los Angeles               CA      90008    Multifamily                      Cooperative                             28

TOTALS AND WEIGHTED AVERAGES:

MORTGAGE
 LOAN NO.                                YEAR BUILT                                 YEAR RENOVATED
-----------------------------------------------------------------------------------------------------

    1                                   1929 / 1988                                      2000

    2                                       1989                                      2004-2006
    2                                       2000                                         NAP
    2                                       1991                                         NAP
    2                                       1986                                         NAP
    2                                       1991                                         NAP
    2                                       1990                                         NAP
    2                                       1975                                         2000
    2                                       1986                                         NAP
    3                                       1971                                         2006
    4                                       2003                                         NAP
    5                                       1991                                         NAP
    6                                       1996                                         NAP
    7                                       1949                                         2000

    8                                       1987                                         NAP
    9                                       1972                                         NAP
   10                                       1987                                         NAP
   11                                       1987                                         NAP
   12                                       1988                                         NAP
   13                                       1926                                         NAP

   14                                       1974                                         1996
   14                                       1946                                         1984
   14                                       1927                                         2001
   14                                       1960                                         2001
   14                                       1958                                         NAP
   14                                       1961                                         1996
   14                                       1972                                         1996
   15                                       1974                                         2001
   16                                       1988                                         1998
   17                                       1990                                         2005

   18                                       2005                                         NAP
   19                                       2007                                         NAP
   20                                       1994                                         NAP
   21                                       2006                                         NAP
   22                                       1990                                         2005
   23                                   2005 / 2006                                      NAP

   24                                       1990                                         NAP
   25                                       1989                                         NAP
   26                                       1959                                         1995
   27                                   1979 / 1988                                      NAP
   28                                       2000                                         2006

   29                                       1930                                         2005
   29                                       1923                                         1985
   29                                       1928                                         2005
   29                                       1926                                         NAP
   29                                       1924                                         NAP
   29                                       1928                                         2005
   29                                       1925                                         NAP
   30                                    1987-2006                                       1998
   31                                       1977                                         2006
   32                                       2005                                         NAP
   33                                       1998                                         2005
   34                                       1986                                         2001
   35                                 2002 / 2005-2006                                   NAP

   36                                       1918                                         2000
   37                                       2006                                         NAP
   38                                       1919                                         2004
   39                                       1970                                         1972
   40                                   1993 / 1996                                      NAP
   41                                       1962                                         1985
   42                                1926 / 1999 / 2000                                  NAP
   43                                       1981                                         2006
   44                                       1998                                         NAP
   45                                       2001                                         NAP

   46                                       1988                                         2005
   46                                       1988                                         NAP
   47                                       1948                                         1991
   48                                       1900                                         1995
   49                                       1977                                         2005
   50                                    1970-1972                                   2004 / 2005
   51                                       1986                                         2007
   52                                       2006                                         NAP
   53                                       1971                                         NAP
   54                                       1974                                         2006
   55                                       2006                                         NAP
   56                                       1989                                         NAP

   57                                       1992                                         NAP
   58                                       1988                                         NAP
   59                                       1993                                         2006
   60                                       1988                                         2004
   61                                       1972                                         2005
   62                                       1998                                         NAP
   63       1925 / 1952 / 1930 / 1950 / 1955 / 1908 / 1938 / 1948 / 1939 / 1910          2004

   64                                       2005                                         NAP
   65                                       2005                                         NAP
   66                                       1971                                         NAP
   67                                       2007                                         NAP
   68                                       2005                                         NAP
   69                                       2005                                         NAP
   70                                    1964-1967                                       NAP
   71                    1930 / 1970 / 1974-1976 / 1984-1987 / 1999                      1984
   72                                   1968 / 1983                                      NAP
   73                                       1985                                         2007
   74                                       1995                                         NAP
   75                                       1925                                         NAP
   76                                       1961                                         NAP
   77                                       2002                                         NAP
   78                                       1998                                         NAP
   79                                       2006                                         NAP
   80                                       2003                                         NAP
   81                                       1972                                         2005
   82                                       2007                                         NAP
   83                                       1969                                         NAP
   84                                       1978                                         2006
   85                                       2006                                         NAP
   86                                       2006                                         NAP
   87                                       2006                                         NAP
   88                                       2006                                         NAP
   89                                       1924                                  1960 / 1976 / 1985
   90                                       1957                                         NAP
   91                                       1979                                         1986
   92                                       1989                                         NAP
   93                                      1960s                                         1982
   94                                       1989                                         NAP
   95                                       1976                                         2004
   96                                       1988                                         NAP
   97                                       2004                                         NAP
   98                                       2005                                         NAP
   99                                       1928                                         2006
   100                                  1998 / 2003                                      NAP
   101                                      2006                                         NAP
   102                                      1963                                         NAP
   103                                      1910                                         NAP
   104                                      1925                                         NAP
   105                                      1997                                         2007
   106                                      2006                                         NAP
   107                                      1989                                         NAP
   108                                      2006                                         NAP
   109                                      1928                                         NAP
   110                                      1993                                         2006
   111                                      1962                                         NAP
   112                                      1987                                         2000
   113                                      1952                                         NAP
   114                                      1990                                         1999
   115                                      2007                                         NAP
   116                                      1969                                         NAP
   117                                      1972                                      2004-2005
   118                                      1950                                         NAP
   119                                      2005                                         NAP
   120                                      2001                                         NAP
   121                                      1993                                         NAP
   122                                      1955                                         NAP
   123                                      1955                                         2000
   124                                      1952                                         1991
   125                                      1921                                         NAP
   126                                      1971                                         NAP
   127                                      2005                                         NAP
   128                                      1860                                         1998
   129                                      1970                                         NAP
   130                                      1997                                         NAP
   131                                      1951                                         NAP
   132                                      1999                                         NAP
   133                                      1916                                         NAP
   134                                      2006                                         NAP
   135                                      1963                                         1995
   136                                      1930                                         1996
   137                                      2002                                         NAP
   138                                   1961-1966                                       NAP

   139                                      1985                                         NAP
   140                                      1988                                         NAP
   141                                      2006                                         NAP
   142                                      1955                                         2005
   143                                      2004                                         NAP
   144                                      1901                                         NAP
   145                                      1916                                         NAP
   146                                      2001                                         NAP
   147                                      2006                                         NAP
   148                                      2007                                         NAP
   149                                      1986                                         NAP
   150                                      1910                                         2006
   151                                      1984                                         NAP
   152                                      1986                                         2001
   153                                      1997                                         NAP
   154                                      1980                                         NAP
   155                                  Early 1900s                                      2006
   156                                      1924                                         NAP
   157                                      1954                                         1996
   158                                      1983                                         NAP
   159                                      1977                                         NAP
   160                                      1900                                         NAP
   161                                      1911                                         NAP
   162                                      1911                                         2005
   163                                      1982                                         NAP
   164                                      1980                                         NAP
   165                                      1920                                         NAP
   166                                      1965                                         1991
   167                                      2006                                         NAP
   168                                      1900                                         2004
   169                                      1953                                         NAP
   170                                      1930                                         NAP
   171                                  Early 1900s                                   2003-2006
   172                                      1915                                         2000
   173                                      1925                                         2001
   174                                      1961                                         NAP

TOTALS AND WEIGHTED AVERAGES:

MORTGAGE                                              PERCENT LEASED                        LIEN
 LOAN NO.              PERCENT LEASED(5)               AS OF DATE(5)   SECURITY TYPE(6)   POSITION
-----------------------------------------------------------------------------------------------------

    1                        90.7%                      01/01/2007     Fee                  First

    2                        91.9%                      01/26/2007     Fee                  First
    2                        89.6%                      01/26/2007     Fee                  First
    2                        85.9%                      01/26/2007     Fee                  First
    2                        80.1%                      01/26/2007     Fee                  First
    2                        91.2%                      01/26/2007     Fee                  First
    2                        94.0%                      12/31/2006     Fee                  First
    2                        88.6%                      12/31/2006     Fee                  First
    2                        83.6%                      01/26/2007     Fee                  First
    3                        95.7%                      02/01/2007     Fee / Leasehold      First
    4                        84.5%                      02/01/2007     Fee                  First
    5                        72.7%                      02/28/2007     Fee                  First
    6                       100.0%                      02/01/2007     Fee                  First
    7                        90.5%                      09/30/2006     Fee                  First

    8                        79.3%                      08/29/2006     Fee                  First
    9                        78.3%                      08/31/2006     Fee                  First
   10                        75.0%                      09/01/2006     Fee                  First
   11                        57.7%                      09/01/2006     Fee                  First
   12                        93.7%                      01/01/2007     Fee                  First
   13                        69.7%                      01/19/2007     Fee                  First

   14                        98.6%                      10/31/2006     Fee                  First
   14                        56.0%                      10/31/2006     Fee                  First
   14                       100.0%                      10/31/2006     Fee                  First
   14                        83.3%                      10/31/2006     Fee                  First
   14                       100.0%                      12/07/2006     Fee                  First
   14                       100.0%                      10/31/2006     Fee                  First
   14       50% (Commercial) and 100% (Residential)     10/31/2006     Fee                  First
   15                        96.9%                      01/10/2007     Fee                  First
   16                        94.9%                      11/01/2006     Fee                  First
   17                        95.0%                      10/01/2006     Fee / Leasehold      First

   18                        85.5%                      01/28/2007     Fee                  First
   19                       100.0%                      08/15/2006     Fee                  First
   20                       100.0%                      03/01/2007     Fee                  First
   21                        91.7%                      02/18/2007     Fee                  First
   22                       100.0%                      02/01/2007     Fee                  First
   23                        93.0%                      01/25/2007     Fee                  First

   24                       100.0%                      11/01/2006     Fee                  First
   25                        98.2%                      11/01/2006     Fee                  First
   26                        89.2%                      11/01/2006     Fee                  First
   27                        95.2%                      01/25/2007     Fee                  First
   28                        96.2%                      09/13/2006     Fee                  First

   29                        91.1%                      02/01/2007     Fee                  First
   29                        97.9%                      02/01/2007     Fee                  First
   29                        90.0%                      02/01/2007     Fee                  First
   29                        96.7%                      02/01/2007     Fee                  First
   29                        90.0%                      02/01/2007     Fee                  First
   29                       100.0%                      02/01/2007     Fee                  First
   29                       100.0%                      02/01/2007     Fee                  First
   30                        97.3%                      01/08/2007     Fee                  First
   31                       100.0%                      03/01/2007     Fee                  First
   32                        72.1%                      10/31/2006     Fee                  First
   33                       100.0%                      12/01/2006     Fee                  First
   34                        64.8%                      12/31/2006     Fee                  First
   35                       100.0%                      09/12/2006     Fee                  First

   36                        74.4%                      12/31/2006     Fee / Leasehold      First
   37                        80.9%                      12/31/2006     Fee                  First
   38                        87.5%                      12/06/2006     Fee                  First
   39                          NAP                          NAP        Fee                  First
   40                       100.0%                      01/23/2007     Fee                  First
   41                          NAP                          NAP        Fee                  First
   42                        92.9%                      12/27/2006     Fee                  First
   43                        91.3%                      11/15/2006     Fee                  First
   44                        85.7%                      11/25/2006     Fee                  First
   45                       100.0%                      11/17/2006     Fee / Leasehold      First

   46                        97.6%                      02/01/2007     Fee                  First
   46                        94.1%                      02/01/2007     Fee                  First
   47                          NAP                          NAP        Fee                  First
   48                          NAP                          NAP        Fee                  First
   49                        91.2%                      12/01/2006     Fee                  First
   50                          NAP                          NAP        Fee                  First
   51                        80.8%                      01/17/2007     Fee                  First
   52                       100.0%                      03/01/2007     Leasehold            First
   53                          NAP                          NAP        Fee                  First
   54                       100.0%                      01/19/2007     Fee                  First
   55                       100.0%                      12/12/2006     Fee                  First
   56                        71.7%                      10/31/2006     Fee                  First

   57                       100.0%                      01/02/2007     Fee                  First
   58                        93.5%                      12/01/2006     Fee                  First
   59                        84.8%                      12/31/2006     Fee                  First
   60                        93.6%                      11/01/2006     Fee                  First
   61                        86.9%                      12/31/2006     Fee                  First
   62                       100.0%                      10/31/2006     Fee                  First
   63                        99.5%                      12/01/2006     Fee                  First

   64                        86.5%                      12/01/2006     Fee                  First
   65                        79.3%                      12/01/2006     Fee                  First
   66                          NAP                          NAP        Fee                  First
   67                       100.0%                      01/15/2007     Fee                  First
   68                       100.0%                      01/01/2007     Fee                  First
   69                        57.1%                      12/31/2006     Fee                  First
   70                       100.0%                      02/08/2007     Fee                  First
   71                        98.8%                      12/01/2006     Fee                  First
   72                        97.6%                      01/09/2007     Fee                  First
   73                        97.1%                      01/01/2007     Fee                  First
   74                        92.0%                      03/01/2007     Fee                  First
   75                          NAP                          NAP        Fee                  First
   76                          NAP                          NAP        Fee                  First
   77                       100.0%                      01/18/2007     Fee                  First
   78                       100.0%                      12/13/2006     Fee                  First
   79                       100.0%                      11/01/2006     Leasehold            First
   80                       100.0%                      11/20/2006     Fee / Leasehold      First
   81                          NAP                          NAP        Fee                  First
   82                       100.0%                      03/01/2007     Fee                  First
   83                          NAP                          NAP        Fee                  First
   84                        83.7%                      01/01/2007     Fee                  First
   85                       100.0%                      12/01/2006     Fee                  First
   86                       100.0%                      12/07/2006     Fee                  First
   87                        97.2%                      12/27/2006     Fee                  First
   88                       100.0%                      12/07/2006     Fee                  First
   89                        99.0%                      11/30/2006     Fee                  First
   90                          NAP                          NAP        Leasehold            First
   91                       100.0%                      08/04/2006     Fee                  First
   92                       100.0%                      12/15/2006     Fee                  First
   93                        94.4%                      01/18/2007     Fee                  First
   94                       100.0%                      10/31/2006     Fee                  First
   95                       100.0%                      02/07/2007     Fee                  First
   96                       100.0%                      11/15/2006     Fee                  First
   97                       100.0%                      11/29/2006     Fee                  First
   98                       100.0%                      12/04/2006     Fee                  First
   99                        98.3%                      12/20/2006     Fee                  First
   100                       67.0%                      11/01/2006     Fee                  First
   101                      100.0%                      01/01/2007     Fee                  First
   102                         NAP                          NAP        Fee                  First
   103                       79.2%                      02/23/2007     Fee                  First
   104                      100.0%                      01/16/2007     Fee                  First
   105                       78.9%                      11/30/2006     Fee                  First
   106                       87.9%                      10/12/2006     Fee                  First
   107                      100.0%                      10/24/2006     Fee                  First
   108                      100.0%                      12/30/2006     Fee                  First
   109                         NAP                          NAP        Fee                  First
   110                      100.0%                      12/15/2006     Fee                  First
   111                         NAP                          NAP        Fee                  First
   112                      100.0%                      12/01/2006     Fee                  First
   113                         NAP                          NAP        Fee                  First
   114                       69.8%                      12/01/2006     Fee                  First
   115                      100.0%                      10/11/2006     Fee                  First
   116                       84.8%                      12/01/2006     Fee                  First
   117                       95.0%                      12/01/2006     Fee                  First
   118                         NAP                          NAP        Fee                  First
   119                       87.2%                      02/23/2007     Fee                  First
   120                      100.0%                      02/22/2007     Fee                  First
   121                      100.0%                      10/30/2006     Fee                  First
   122                         NAP                          NAP        Fee                  First
   123                         NAP                          NAP        Leasehold            First
   124                         NAP                          NAP        Fee                  First
   125                         NAP                          NAP        Fee                  First
   126                       83.9%                      11/17/2006     Fee                  First
   127                      100.0%                      11/01/2006     Fee                  First
   128                         NAP                          NAP        Fee                  First
   129                         NAP                          NAP        Fee                  First
   130                      100.0%                      03/01/2007     Fee                  First
   131                         NAP                          NAP        Fee                  First
   132                      100.0%                      01/27/2007     Fee                  First
   133                         NAP                          NAP        Fee                  First
   134                      100.0%                      12/28/2006     Fee                  First
   135                       95.5%                      10/23/2006     Fee                  First
   136                       73.6%                      03/01/2007     Fee                  First
   137                      100.0%                      01/12/2007     Fee                  First
   138                         NAP                          NAP        Fee                  First

   139                      100.0%                      12/01/2006     Fee                  First
   140                      100.0%                      12/01/2006     Fee                  First
   141                      100.0%                      03/01/2007     Fee                  First
   142                       93.0%                      01/12/2007     Fee                  First
   143                      100.0%                      09/01/2006     Leasehold            First
   144                         NAP                          NAP        Fee                  First
   145                         NAP                          NAP        Fee                  First
   146                       85.9%                      12/01/2006     Fee                  First
   147                      100.0%                      11/28/2006     Leasehold            First
   148                      100.0%                      09/30/2006     Fee                  First
   149                       93.6%                      12/01/2006     Fee                  First
   150                      100.0%                      01/29/2007     Fee                  First
   151                       94.7%                      12/01/2006     Fee                  First
   152                      100.0%                      01/23/2007     Fee                  First
   153                      100.0%                      06/05/2006     Fee                  First
   154                       97.1%                      10/01/2006     Fee                  First
   155                      100.0%                          NAP        Fee                  First
   156                         NAP                          NAP        Fee                  First
   157                         NAP                          NAP        Fee                  First
   158                      100.0%                      12/01/2006     Fee                  First
   159                      100.0%                      03/01/2007     Fee                  First
   160                      100.0%                      10/05/2006     Fee                  First
   161                         NAP                          NAP        Fee                  First
   162                       85.2%                      01/29/2007     Fee                  First
   163                       93.4%                      12/01/2006     Fee                  First
   164                      100.0%                      09/01/2006     Fee                  First
   165                         NAP                          NAP        Fee                  First
   166                         NAP                          NAP        Fee                  First
   167                      100.0%                      09/01/2006     Fee                  First
   168                      100.0%                      01/29/2007     Leasehold            First
   169                         NAP                          NAP        Fee                  First
   170                         NAP                          NAP        Fee                  First
   171                      100.0%                          NAP        Fee                  First
   172                         NAP                          NAP        Fee                  First
   173                         NAP                          NAP        Fee                  First
   174                         NAP                          NAP        Fee                  First

TOTALS AND WEIGHTED AVERAGES:

MORTGAGE                     RELATED                    CUT-OFF DATE BALANCE                FIRST PAYMENT    FIRST PAYMENT
 LOAN NO.                 BORROWER LIST                    PER UNIT OR SF      NOTE DATE     DATE (P&I)(7)    DATE (IO)(7)
-----------------------------------------------------------------------------------------------------------------------------

    1                                                            $259          01/17/2007         NAP          03/08/2007
                                                                               12/08/2006         NAP          01/08/2007
    2                                                        $158,915          12/08/2006         NAP          01/08/2007
    2                                                        $158,915          12/08/2006         NAP          01/08/2007
    2                                                        $158,915          12/08/2006         NAP          01/08/2007
    2                                                        $158,915          12/08/2006         NAP          01/08/2007
    2                                                        $158,915          12/08/2006         NAP          01/08/2007
    2                                                        $158,915          12/08/2006         NAP          01/08/2007
    2                                                        $158,915          12/08/2006         NAP          01/08/2007
    2                                                        $158,915          12/08/2006         NAP          01/08/2007
    3                                                            $184          03/07/2007      05/05/2009      05/05/2007
    4                                                             $74          12/28/2006         NAP          02/08/2007
    5                                                            $107          03/07/2007      04/08/2012      04/08/2007
    6                                                            $276          01/31/2007         NAP          03/01/2007
    7                                                             $27          01/01/2004      08/01/2004      02/01/2004
                                                                               11/29/2006      01/01/2012      01/01/2007
    8                     8, 9, 10, 11                        $32,974          11/29/2006      01/01/2012      01/01/2007
    9                     8, 9, 10, 11                        $32,974          11/29/2006      01/01/2012      01/01/2007
   10                     8, 9, 10, 11                        $32,974          11/29/2006      01/01/2012      01/01/2007
   11                     8, 9, 10, 11                        $32,974          11/29/2006      01/01/2012      01/01/2007
   12                                                            $222          01/18/2007         NAP          03/08/2007
   13                                                            $416          11/16/2006      01/01/2012      01/01/2007
                                                                               01/23/2007      03/05/2012      03/05/2007
   14                                                            $136          01/23/2007      03/05/2012      03/05/2007
   14                                                            $136          01/23/2007      03/05/2012      03/05/2007
   14                                                            $136          01/23/2007      03/05/2012      03/05/2007
   14                                                            $136          01/23/2007      03/05/2012      03/05/2007
   14                                                            $136          01/23/2007      03/05/2012      03/05/2007
   14                                                            $136          01/23/2007      03/05/2012      03/05/2007
   14                                                            $136          01/23/2007      03/05/2012      03/05/2007
   15                                                            $159          02/07/2007      04/05/2012      04/05/2007
   16                                                            $175          02/01/2007      03/05/2012      03/05/2007
   17                                                            $239          01/18/2007      03/07/2012      03/07/2007

   18                      18, 21, 23                         $56,818          03/07/2007      05/01/2007         NAP
   19                                                            $182          03/07/2007      05/05/2010      05/05/2007
   20                                                            $160          12/27/2006         NAP          02/01/2007
   21                      18, 21, 23                         $62,734          03/05/2007      05/01/2007         NAP
   22                                                            $254          03/15/2007      05/01/2007         NAP
   23                      18, 21, 23                         $54,066          01/29/2007      03/01/2007         NAP
                                                                               02/05/2007      03/05/2010      03/05/2007
   24                      24, 25, 26                             $74          02/05/2007      03/05/2010      03/05/2007
   25                      24, 25, 26                             $74          02/05/2007      03/05/2010      03/05/2007
   26                      24, 25, 26                             $74          02/05/2007      03/05/2010      03/05/2007
   27                                                            $217          02/09/2007      04/01/2009      04/01/2007
   28                                                         $92,262          09/15/2006      11/05/2008      11/05/2006
                                                                               03/05/2007         NAP          04/05/2007
   29                        29, 46                           $72,399          03/05/2007         NAP          04/05/2007
   29                        29, 46                           $72,399          03/05/2007         NAP          04/05/2007
   29                        29, 46                           $72,399          03/05/2007         NAP          04/05/2007
   29                        29, 46                           $72,399          03/05/2007         NAP          04/05/2007
   29                        29, 46                           $72,399          03/05/2007         NAP          04/05/2007
   29                        29, 46                           $72,399          03/05/2007         NAP          04/05/2007
   29                        29, 46                           $72,399          03/05/2007         NAP          04/05/2007
   30                                                            $117          01/11/2007         NAP          03/01/2007
   31                                                            $202          10/19/2006      04/01/2007      12/01/2006
   32                                                        $113,774          12/29/2006      02/01/2007         NAP
   33                                                             $13          03/07/2007      05/01/2007         NAP
   34                      34, 59, 61                        $158,667          03/07/2007         NAP          05/05/2007
   35                                                        $105,036          11/30/2006      01/01/2007         NAP

   36                                                         $65,455          02/15/2007      04/05/2007         NAP
   37                                                        $128,395          01/12/2007      03/01/2009      03/01/2007
   38                                                            $195          02/15/2007      04/10/2007         NAP
   39                                                         $29,150          10/27/2006      12/01/2006         NAP
   40                                                            $203          01/31/2007      03/01/2009      03/01/2007
   41                                                         $52,698          10/03/2006      12/01/2006         NAP
   42                                                         $93,878          02/21/2007      04/01/2007         NAP
   43                                                             $35          02/01/2007      03/05/2007         NAP
   44                                                         $42,500          01/31/2007      03/01/2009      03/01/2007
   45                                                            $118          12/20/2006      02/01/2007         NAP
                                                                               03/05/2007         NAP          04/05/2007
   46                        29, 46                          $146,441          03/05/2007         NAP          04/05/2007
   46                        29, 46                          $146,441          03/05/2007         NAP          04/05/2007
   47                                                         $22,222          12/04/2006      02/01/2007         NAP
   48                                                         $63,167          10/03/2006      12/01/2006         NAP
   49                                                            $272          02/22/2007      04/05/2010      04/05/2007
   50                                                         $25,995          12/19/2006      10/01/2007      02/01/2007
   51                                                            $183          01/17/2007      03/01/2009      03/01/2007
   52                                                            $100          01/25/2007      03/01/2007         NAP
   53                                                         $25,386          12/13/2006      02/01/2007         NAP
   54                        54, 74                              $141          01/26/2007      03/05/2012      03/05/2007
   55                                                            $284          01/05/2007      03/01/2012      03/01/2007
   56                                                         $61,239          02/13/2007      04/01/2007         NAP
                                                                               02/02/2007      04/01/2009      04/01/2007
   57                        57, 58                              $151          02/02/2007      04/01/2009      04/01/2007
   58                        57, 58                              $151          02/02/2007      04/01/2009      04/01/2007
   59                      34, 59, 61                        $104,412          03/07/2007         NAP          05/05/2007
   60                                                             $99          02/01/2007         NAP          03/07/2007
   61                      34, 59, 61                        $151,163          03/07/2007         NAP          05/05/2007
   62                                                            $155          02/01/2007         NAP          03/07/2007
   63                                                            $125          12/21/2006      02/01/2009      02/01/2007
                                                                               12/28/2006      02/01/2007         NAP
   64       64, 65, 139, 140, 146, 149, 151, 158, 163            $137          12/28/2006      02/01/2007         NAP
   65       64, 65, 139, 140, 146, 149, 151, 158, 163            $137          12/28/2006      02/01/2007         NAP
   66                                                         $16,273          12/22/2006      02/01/2007         NAP
   67                                                             $61          03/05/2007      04/05/2007         NAP
   68                                                            $150          02/23/2007      04/05/2009      04/05/2007
   69                                                         $60,606          02/27/2007      04/05/2007         NAP
   70                                                         $42,857          12/28/2006      02/01/2012      02/01/2007
   71                                                             $71          12/27/2006      02/01/2007         NAP
   72                                                         $35,127          02/09/2007      04/01/2009      04/01/2007
   73                        73, 84                              $370          02/15/2007      04/05/2012      04/05/2007
   74                        54, 74                           $45,600          01/26/2007      03/05/2012      03/05/2007
   75                                                         $32,887          11/17/2006      01/01/2007         NAP
   76                                                         $29,957          11/02/2006      01/01/2007         NAP
   77                                                            $167          03/01/2007      04/05/2012      04/05/2007
   78                                                            $143          01/11/2007      03/01/2007         NAP
   79                                                             $35          03/09/2007      05/07/2011      05/07/2007
   80                                                            $188          01/25/2007         NAP          03/08/2007
   81                                                         $20,790          12/20/2006      02/01/2007         NAP
   82                                                          $1,196          11/22/2006      01/01/2007         NAP
   83                                                         $17,971          11/29/2006      01/01/2007         NAP
   84                        73, 84                              $158          02/21/2007      04/05/2012      04/05/2007
   85                                                            $250          12/22/2006      02/01/2009      02/01/2007
   86                                                            $257          01/10/2007      03/01/2007         NAP
   87                        87, 88                          $122,222          12/27/2006      02/01/2012      02/01/2007
   88                        87, 88                              $295          02/26/2007      04/01/2007         NAP
   89                                                             $61          12/20/2006      02/01/2012      02/01/2007
   90                                                         $17,476          11/03/2006      01/01/2007         NAP
   91                                                            $110          02/16/2007         NAP          04/05/2007
   92                                                             $56          01/29/2007      03/01/2007         NAP
   93                                                            $146          02/08/2007      04/01/2007         NAP
   94                                                            $162          12/22/2006         NAP          02/01/2007
   95                                                            $149          02/28/2007      04/05/2012      04/05/2007
   96                        96, 159                              $74          11/17/2006      01/01/2009      01/01/2007
   97                        97, 98                              $272          01/24/2007      03/01/2007         NAP
   98                        97, 98                              $246          01/25/2007      03/01/2007         NAP
   99                                                         $60,500          01/19/2007         NAP          03/09/2007
   100                                                         $4,494          01/11/2007      03/01/2007         NAP
   101                                                           $331          03/07/2007      05/05/2007         NAP
   102                                                        $72,823          12/20/2006      02/01/2007         NAP
   103                      103, 104                             $387          01/19/2007      03/01/2007         NAP
   104                      103, 104                         $158,868          01/17/2007      03/01/2007         NAP
   105                                                        $52,934          01/19/2007      03/01/2007         NAP
   106                                                           $281          11/03/2006      01/01/2007         NAP
   107                                                            $84          12/29/2006      02/01/2007         NAP
   108                                                           $205          12/21/2006      02/01/2007         NAP
   109                                                        $62,248          10/02/2006      12/01/2006         NAP
   110                                                           $322          01/25/2007      03/01/2007         NAP
   111                                                        $28,577          10/24/2006      12/01/2006         NAP
   112                                                       $118,018          12/29/2006      02/05/2007         NAP
   113                                                        $27,778          10/03/2006         NAP          12/01/2006
   114                                                           $103          02/20/2007         NAP          04/07/2007
   115                                                           $818          12/21/2006      02/01/2012      02/01/2007
   116                                                        $65,128          01/10/2007      03/01/2007         NAP
   117                                                        $24,645          10/11/2006      12/01/2006         NAP
   118                                                        $30,464          10/02/2006      12/01/2006         NAP
   119                                                           $219          01/16/2007      03/01/2009      03/01/2007
   120                                                           $177          03/02/2007      05/01/2007         NAP
   121                                                            $48          12/29/2006      02/01/2007         NAP
   122                                                        $33,269          10/02/2006      12/01/2006         NAP
   123                                                        $23,120          12/20/2006      02/01/2007         NAP
   124                                                        $28,670          12/05/2006      02/01/2007         NAP
   125                                                        $66,667          12/06/2006         NAP          02/01/2007
   126                                                         $8,989          12/21/2006      02/01/2009      02/01/2007
   127                                                           $105          12/20/2006      02/01/2007         NAP
   128                                                       $263,784          11/07/2006      01/01/2007         NAP
   129                                                        $34,562          11/30/2006      01/01/2007         NAP
   130                                                           $158          01/19/2007      03/01/2007         NAP
   131                                                        $32,216          11/30/2006      01/01/2007         NAP
   132                                                           $173          12/28/2006      02/01/2007         NAP
   133                                                        $24,187          10/31/2006      12/01/2006         NAP
   134                                                           $150          02/26/2007      04/01/2007         NAP
   135                    135, 142, 154                       $28,244          10/31/2006      12/01/2006         NAP
   136                                                            $37          01/09/2007      03/01/2009      03/01/2007
   137                                                           $173          02/05/2007      04/01/2007         NAP
   138                                                        $24,585          11/29/2006      01/01/2007         NAP
                                                                               01/09/2007      03/01/2007         NAP
   139      64, 65, 139, 140, 146, 149, 151, 158, 163             $85          01/09/2007      03/01/2007         NAP
   140      64, 65, 139, 140, 146, 149, 151, 158, 163             $85          01/09/2007      03/01/2007         NAP
   141                                                           $121          01/10/2007      03/01/2010      03/01/2007
   142                    135, 142, 154                       $23,794          07/20/2006      09/01/2006         NAP
   143                                                            $72          10/18/2006      12/01/2006         NAP
   144                                                        $49,784          10/25/2006      12/01/2006         NAP
   145                                                        $61,100          12/14/2006      02/01/2007         NAP
   146      64, 65, 139, 140, 146, 149, 151, 158, 163             $92          12/28/2006      02/01/2007         NAP
   147                                                           $251          02/07/2007      04/01/2007         NAP
   148                                                           $717          10/30/2006      12/01/2006         NAP
   149      64, 65, 139, 140, 146, 149, 151, 158, 163             $88          12/28/2006      02/01/2007         NAP
   150                    150, 162, 168                          $104          11/03/2006      01/01/2007         NAP
   151      64, 65, 139, 140, 146, 149, 151, 158, 163             $64          01/09/2007      03/01/2007         NAP
   152                                                            $71          01/31/2007      03/01/2007         NAP
   153                                                           $131          07/27/2006      09/01/2006         NAP
   154                    135, 142, 154                       $20,505          10/31/2006      12/01/2006         NAP
   155                      155, 171                          $59,695          12/27/2006      02/01/2007         NAP
   156                                                        $46,552          10/24/2006         NAP          12/01/2006
   157                                                        $19,753          01/30/2007      03/01/2007         NAP
   158      64, 65, 139, 140, 146, 149, 151, 158, 163             $94          12/28/2006      02/01/2007         NAP
   159                       96, 159                              $52          11/17/2006      01/01/2009      01/01/2007
   160                                                           $113          11/30/2006      01/01/2007         NAP
   161                                                       $109,536          10/18/2006      12/01/2006         NAP
   162                    150, 162, 168                          $126          12/21/2006      02/01/2007         NAP
   163      64, 65, 139, 140, 146, 149, 151, 158, 163             $42          01/10/2007      03/01/2007         NAP
   164                                                           $197          10/12/2006      12/01/2006         NAP
   165                                                        $52,562          12/07/2006      02/01/2007         NAP
   166                                                        $18,459          11/08/2006      01/01/2007         NAP
   167                                                           $184          09/06/2006      11/01/2006         NAP
   168                    150, 162, 168                           $98          01/04/2007      03/01/2007         NAP
   169                                                        $22,192          11/30/2006      01/01/2007         NAP
   170                                                        $29,088          10/26/2006      12/01/2006         NAP
   171                      155, 171                              $80          12/27/2006      02/01/2007         NAP
   172                                                        $71,429          12/11/2006         NAP          02/01/2007
   173                                                        $45,000          12/11/2006         NAP          02/01/2007
   174                                                        $12,200          11/20/2006      01/01/2007         NAP

TOTALS AND WEIGHTED AVERAGES:

MORTGAGE     MATURITY     DUE      GRACE     ARD     LOCKBOX                           ORIGINAL TERM   REMAINING TERM
 LOAN NO.      DATE       DATE   PERIOD(8)   LOAN    STATUS         LOCKBOX TYPE        TO MATURITY      TO MATURITY
------------------------------------------------------------------------------------------------------------------------

    1       02/08/2017      8        0         No    In-Place           Hard                120               119
            12/08/2011                               In-Place           Hard                 60                57
    2       12/08/2011      8        0         No    In-Place           Hard                 60                57
    2       12/08/2011      8        0         No    In-Place           Hard                 60                57
    2       12/08/2011      8        0         No    In-Place           Hard                 60                57
    2       12/08/2011      8        0         No    In-Place           Hard                 60                57
    2       12/08/2011      8        0         No    In-Place           Hard                 60                57
    2       12/08/2011      8        0         No    In-Place           Hard                 60                57
    2       12/08/2011      8        0         No    In-Place           Hard                 60                57
    2       12/08/2011      8        0         No    In-Place           Hard                 60                57
    3       04/05/2017      5        5         No    In-Place           Hard                120               120
    4       01/08/2012      8        0         No    In-Place           Hard                 60                58
    5       04/08/2017      8        0         No    In-Place           Hard                121               121
    6       02/01/2017      1        0         No    In-Place           Hard                120               119
    7       01/01/2019      1        5         No      NAP               NAP                180               142
            12/01/2016                                 NAP               NAP                120               117
    8       12/01/2016      1        5         No      NAP               NAP                120               117
    9       12/01/2016      1        5         No      NAP               NAP                120               117
    10      12/01/2016      1        5         No      NAP               NAP                120               117
    11      12/01/2016      1        5         No      NAP               NAP                120               117
    12      02/08/2012      8        0         No    In-Place           Hard                 60                59
    13      12/01/2016      1        0         No    In-Place           Hard                120               117
            02/05/2017                              Springing           Hard                120               119
    14      02/05/2017      5        0         No   Springing           Hard                120               119
    14      02/05/2017      5        0         No   Springing           Hard                120               119
    14      02/05/2017      5        0         No   Springing           Hard                120               119
    14      02/05/2017      5        0         No   Springing           Hard                120               119
    14      02/05/2017      5        0         No   Springing           Hard                120               119
    14      02/05/2017      5        0         No   Springing           Hard                120               119
    14      02/05/2017      5        0         No   Springing           Hard                120               119
    15      03/05/2017      5        0         No   Springing           Hard                120               120
    16      02/05/2017      5        0         No      NAP               NAP                120               119
    17      02/07/2017      7        0         No   Springing           Hard                120               119

    18      04/01/2017      1        8         No      NAP               NAP                120               120
    19      04/05/2017      5        0         No    In-Place           Hard                120               120
    20      01/01/2017      1        5         No   Springing           Hard                120               118
    21      04/01/2017      1        8         No      NAP               NAP                120               120
    22      04/01/2017      1        8         No    In-Place           Hard                120               120
    23      02/01/2017      1        8         No      NAP               NAP                120               119
            02/05/2017                              Springing           Hard                120               119
    24      02/05/2017      5        0         No   Springing           Hard                120               119
    25      02/05/2017      5        0         No   Springing           Hard                120               119
    26      02/05/2017      5        0         No   Springing           Hard                120               119
    27      03/01/2017      1       10         No      NAP               NAP                120               120
    28      10/05/2016      5        0         No    In-Place           Hard                120               115
            03/05/2014                              Springing           Hard                 84                84
    29      03/05/2014      5        0         No   Springing           Hard                 84                84
    29      03/05/2014      5        0         No   Springing           Hard                 84                84
    29      03/05/2014      5        0         No   Springing           Hard                 84                84
    29      03/05/2014      5        0         No   Springing           Hard                 84                84
    29      03/05/2014      5        0         No   Springing           Hard                 84                84
    29      03/05/2014      5        0         No   Springing           Hard                 84                84
    29      03/05/2014      5        0         No   Springing           Hard                 84                84
    30      02/01/2017      1        5         No      NAP               NAP                120               119
    31      04/01/2017      1       10         No      NAP               NAP                125               121
    32      01/01/2017      1        5         No      NAP               NAP                120               118
    33      04/01/2017      1        4         No   Springing           Hard                120               120
    34      04/05/2017      5        0         No   Springing           Hard                120               120
    35      12/01/2016      1        5         No      NAP               NAP                120               117

    36      03/05/2017      5        0         No   Springing           Hard                120               120
    37      02/01/2017      1        5         No      NAP               NAP                120               119
    38      03/10/2012     10        0         No   Springing           Hard                 60                60
    39      11/01/2016      1        9         No      NAP               NAP                120               116
    40      02/01/2017      1        5         No   Springing           Hard                120               119
    41      11/01/2016      1        9         No      NAP               NAP                120               116
    42      03/01/2017      1        5         No      NAP               NAP                120               120
    43      02/05/2017      5        0         No   Springing           Hard                120               119
    44      02/01/2017      1        5         No      NAP               NAP                120               119
    45      01/01/2015      1        5         No      NAP               NAP                 96                94
            03/05/2014                              Springing           Hard                 84                84
    46      03/05/2014      5        0         No   Springing           Hard                 84                84
    46      03/05/2014      5        0         No   Springing           Hard                 84                84
    47      01/01/2017      1        9         No      NAP               NAP                120               118
    48      11/01/2016      1        9         No      NAP               NAP                120               116
    49      03/05/2017      5        0         No   Springing           Hard                120               120
    50      01/01/2017      1        9         No      NAP               NAP                120               118
    51      02/01/2017      1        5         No      NAP               NAP                120               119
    52      02/01/2022      1        5         No   Springing           Hard                180               179
    53      01/01/2017      1        9         No      NAP               NAP                120               118
    54      02/05/2017      5        0         No   Springing           Hard                120               119
    55      02/01/2017      1        5         No      NAP               NAP                120               119
    56      03/01/2017      1        5         No      NAP               NAP                120               120
            03/01/2017                              Springing           Hard                120               120
    57      03/01/2017      1        5         No   Springing           Hard                120               120
    58      03/01/2017      1        5         No      NAP               NAP                120               120
    59      04/05/2017      5        0         No   Springing           Hard                120               120
    60      02/07/2017      7        0         No   Springing           Hard                120               119
    61      04/05/2017      5        0         No   Springing           Hard                120               120
    62      02/07/2017      7        0         No   Springing           Hard                120               119
    63      01/01/2017      1       10         No      NAP               NAP                120               118
            01/01/2017                                 NAP               NAP                120               118
    64      01/01/2017      1        5         No      NAP               NAP                120               118
    65      01/01/2017      1        5         No      NAP               NAP                120               118
    66      01/01/2022      1        9         No      NAP               NAP                180               178
    67      03/05/2017      5       15         No    In-Place           Hard                120               120
    68      03/05/2017      5        0         No   Springing           Hard                120               120
    69      03/05/2017      5        0         No   Springing           Hard                120               120
    70      01/01/2017      1        5         No      NAP               NAP                120               118
    71      01/01/2017      1        5         No      NAP               NAP                120               118
    72      03/01/2017      1        5         No      NAP               NAP                120               120
    73      03/05/2017      5        0         No   Springing           Hard                120               120
    74      02/05/2017      5        0         No   Springing           Hard                120               119
    75      12/01/2016      1        9         No      NAP               NAP                120               117
    76      12/01/2016      1        9         No      NAP               NAP                120               117
    77      03/05/2017      5        0         No   Springing           Hard                120               120
    78      02/01/2017      1        5         No      NAP               NAP                120               119
    79      04/07/2017      7        0         No   Springing           Hard                120               120
    80      02/08/2017      8        0         No      NAP               NAP                120               119
    81      01/01/2017      1        9         No      NAP               NAP                120               118
    82      12/01/2016      1        5         No   Springing           Hard                120               117
    83      12/01/2021      1        9         No      NAP               NAP                180               177
    84      03/05/2017      5        0         No   Springing           Hard                120               120
    85      01/01/2017      1        5         No      NAP               NAP                120               118
    86      02/01/2017      1        5         No   Springing           Hard                120               119
    87      01/01/2017      1        5         No      NAP               NAP                120               118
    88      03/01/2022      1        5         No   Springing           Hard                180               180
    89      01/01/2017      1        5         No      NAP               NAP                120               118
    90      12/01/2016      1        9         No      NAP               NAP                120               117
    91      03/05/2017      5        0         No   Springing           Hard                120               120
    92      02/01/2017      1        5         No      NAP               NAP                120               119
    93      03/01/2017      1        5         No      NAP               NAP                120               120
    94      01/01/2017      1        5         No      NAP               NAP                120               118
    95      03/05/2017      5        0         No   Springing           Hard                120               120
    96      12/01/2016      1       10         No      NAP               NAP                120               117
    97      02/01/2017      1        5         No      NAP               NAP                120               119
    98      02/01/2017      1        5         No      NAP               NAP                120               119
    99      02/09/2012      9        0         No   Springing           Hard                 60                59
   100      02/01/2017      1        5         No      NAP               NAP                120               119
   101      04/05/2017      5        0         No   Springing           Hard                120               120
   102      01/01/2017      1        9         No      NAP               NAP                120               118
   103      02/01/2017      1        5         Yes     NAP               NAP                120               119
   104      02/01/2017      1        5         No      NAP               NAP                120               119
   105      02/01/2017      1        5         No      NAP               NAP                120               119
   106      12/01/2016      1        5         No      NAP               NAP                120               117
   107      01/01/2014      1        5         No    In-Place   Soft, Springing Hard         84                82
   108      01/01/2017      1       10         No      NAP               NAP                120               118
   109      11/01/2016      1        9         No      NAP               NAP                120               116
   110      02/01/2017      1        5         No      NAP               NAP                120               119
   111      11/01/2026      1        9         No      NAP               NAP                240               236
   112      01/05/2017      5        0         No    In-Place           Hard                120               118
   113      11/01/2016      1        9         No      NAP               NAP                120               116
   114      03/07/2017      7        0         No   Springing           Hard                120               120
   115      01/01/2017      1        5         No      NAP               NAP                120               118
   116      02/01/2017      1        5         No      NAP               NAP                120               119
   117      11/01/2016      1        5         No      NAP               NAP                120               116
   118      11/01/2016      1        9         No      NAP               NAP                120               116
   119      02/01/2017      1        5         No      NAP               NAP                120               119
   120      04/01/2017      1        5         No      NAP               NAP                120               120
   121      01/01/2017      1       10         No      NAP               NAP                120               118
   122      11/01/2016      1        9         No      NAP               NAP                120               116
   123      01/01/2017      1        9         No      NAP               NAP                120               118
   124      01/01/2017      1        9         No      NAP               NAP                120               118
   125      01/01/2017      1        9         No      NAP               NAP                120               118
   126      01/01/2012      1        5         No      NAP               NAP                 60               58
   127      01/01/2017      1        5         No    In-Place           Hard                120               118
   128      12/01/2016      1        9         No      NAP               NAP                120               117
   129      12/01/2016      1        9         No      NAP               NAP                120               117
   130      02/01/2017      1        5         No      NAP               NAP                120               119
   131      12/01/2016      1        9         No      NAP               NAP                120               117
   132      01/01/2017      1        5         No      NAP               NAP                120               118
   133      11/01/2026      1        9         No      NAP               NAP                240               236
   134      03/01/2017      1        5         No      NAP               NAP                120               120
   135      11/01/2016      1       15         No      NAP               NAP                120               116
   136      02/01/2017      1       10         No      NAP               NAP                120               119
   137      03/01/2017      1        5         No      NAP               NAP                120               120
   138      12/01/2016      1        9         No      NAP               NAP                120               117
            02/01/2017                                 NAP               NAP                120               119
   139      02/01/2017      1        5         No      NAP               NAP                120               119
   140      02/01/2017      1        5         No      NAP               NAP                120               119
   141      02/01/2017      1       10         No      NAP               NAP                120               119
   142      08/01/2016      1       15         No      NAP               NAP                120               113
   143      11/01/2016      1       10         No    In-Place           Hard                120               116
   144      11/01/2016      1        9         No      NAP               NAP                120               116
   145      01/01/2022      1        9         No      NAP               NAP                180               178
   146      01/01/2017      1        5         No      NAP               NAP                120               118
   147      03/01/2017      1        5         No      NAP               NAP                120               120
   148      11/01/2016      1       10         No    In-Place           Hard                120               116
   149      01/01/2017      1        5         No      NAP               NAP                120               118
   150      12/01/2016      1       10         No      NAP               NAP                120               117
   151      02/01/2017      1        5         No      NAP               NAP                120               119
   152      02/01/2017      1        5         No      NAP               NAP                120               119
   153      08/01/2016      1       10         No      NAP               NAP                120               113
   154      11/01/2016      1       10         No      NAP               NAP                120               116
   155      01/01/2017      1       10         No      NAP               NAP                120               118
   156      11/01/2016      1        9         No      NAP               NAP                120               116
   157      02/01/2017      1        9         No      NAP               NAP                120               119
   158      01/01/2017      1        5         No      NAP               NAP                120               118
   159      12/01/2016      1       10         No      NAP               NAP                120               117
   160      12/01/2016      1       10         No      NAP               NAP                120               117
   161      11/01/2016      1        9         No      NAP               NAP                120               116
   162      01/01/2017      1       10         No      NAP               NAP                120               118
   163      02/01/2017      1        5         No      NAP               NAP                120               119
   164      11/01/2016      1       10         No      NAP               NAP                120               116
   165      01/01/2017      1        9         No      NAP               NAP                120               118
   166      12/01/2016      1        9         No      NAP               NAP                120               117
   167      10/01/2016      1        0         No      NAP               NAP                120               115
   168      02/01/2017      1       10         No      NAP               NAP                120               119
   169      12/01/2016      1        9         No      NAP               NAP                120               117
   170      11/01/2016      1        9         No      NAP               NAP                120               116
   171      01/01/2017      1       10         No      NAP               NAP                120               118
   172      01/01/2017      1        9         No      NAP               NAP                120               118
   173      01/01/2017      1        9         No      NAP               NAP                120               118
   174      12/01/2021      1        9         No      NAP               NAP                180               177
                                                                                            ---               ---
TOTALS AND WEIGHTED AVERAGES:                                                               112               109
                                                                                            ===               ===

MORTGAGE       ORIGINAL       REMAINING    MORTGAGE      MONTHLY        MONTHLY        THIRD MOST     THIRD MOST RECENT
 LOAN NO.   AMORT. TERM(9)   AMORT. TERM     RATE     PAYMENT (P&I)   PAYMENT (IO)   RECENT NOI(10)     NOI END DATE
-----------------------------------------------------------------------------------------------------------------------

    1               IO             IO       5.690%            NAP      $1,009,580      $19,107,492        12/31/2003
                    IO             IO       5.480%            NAP        $680,315
    2               IO             IO       5.470%            NAP        $162,389       $4,272,417        12/31/2003
    2               IO             IO       5.470%            NAP        $115,992         $803,037        12/31/2003
    2               IO             IO       5.470%            NAP        $111,021       $3,660,684        12/31/2003
    2               IO             IO       5.470%            NAP        $100,250       $2,898,727        12/31/2003
    2               IO             IO       5.470%            NAP         $79,537       $2,141,293        12/31/2003
    2               IO             IO       5.470%            NAP         $47,225       $1,645,420        12/31/2003
    2               IO             IO       5.610%            NAP         $37,388       $1,395,417        12/31/2003
    2               IO             IO       5.470%            NAP         $26,512         $833,189        12/31/2003
    3               360            360      6.480%       $599,216        $521,550       $3,680,247        12/31/2004
    4               IO             IO       6.390%            NAP        $485,906       $9,508,962        12/31/2004
    5               360            360      5.800%       $381,389        $318,530              NAP            NAP
    6               IO             IO       5.463%            NAP        $198,476              NAP            NAP
    7               240            208      6.250%       $248,515        $179,543       $3,896,269        12/31/2004
                    360            360      5.620%       $158,219        $130,580
    8               360            360      5.620%        $72,493         $59,830              NAP            NAP
    9               360            360      5.620%        $52,356         $43,210              NAP            NAP
    10              360            360      5.620%        $22,438         $18,519         $292,281        12/31/2004
    11              360            360      5.620%        $10,931          $9,022              NAP            NAP
    12              IO             IO       6.228%            NAP        $144,181              NAP            NAP
    13              360            360      5.610%       $146,551        $120,868              NAP            NAP
                    360            360      5.810%       $126,289        $105,831
    14              360            360      5.810%        $45,090         $37,786         $577,009        12/31/2004
    14              360            360      5.810%        $33,359         $27,955         $592,503        12/31/2004
    14              360            360      5.810%        $15,763         $13,210         $119,694        12/31/2004
    14              360            360      5.810%        $14,297         $11,981         $185,132        12/31/2004
    14              360            360      5.810%         $6,965          $5,837          $89,902        12/31/2004
    14              360            360      5.810%         $6,049          $5,069          $87,424        12/31/2004
    14              360            360      5.810%         $4,766          $3,994          $34,361        12/31/2004
    15              360            360      5.895%       $124,491        $104,882       $1,887,671        12/31/2004
    16              360            360      5.529%       $119,618         $98,370       $1,852,785        12/31/2004
    17              360            360      5.605%       $120,048         $99,247       $1,150,322        12/31/2004

    18              360            360      5.750%       $116,715             NAP              NAP            NAP
    19              360            360      5.740%       $116,588         $97,261              NAP            NAP
    20              IO             IO       5.880%            NAP         $87,438       $1,559,235        12/31/2004
    21              360            360      5.750%       $101,775             NAP              NAP            NAP
    22              360            360      5.670%        $98,577             NAP              NAP            NAP
    23              360            359      5.720%        $98,884             NAP              NAP            NAP
                    360            360      5.681%        $92,672         $77,009
    24              360            360      5.681%        $35,621         $29,600              NAP            NAP
    25              360            360      5.681%        $28,670         $23,825              NAP            NAP
    26              360            360      5.681%        $28,381         $23,584              NAP            NAP
    27              360            360      5.910%        $92,629         $77,897         $702,045        12/31/2004
    28              360            360      5.760%        $90,552         $75,640              NAP            NAP
                    IO             IO       5.750%            NAP         $20,252
    29              IO             IO       5.750%            NAP         $20,252              NAP            NAP
    29              IO             IO       5.750%            NAP         $16,411              NAP            NAP
    29              IO             IO       5.750%            NAP          $9,707              NAP            NAP
    29              IO             IO       5.750%            NAP          $7,821              NAP            NAP
    29              IO             IO       5.750%            NAP          $5,866              NAP            NAP
    29              IO             IO       5.750%            NAP          $5,238              NAP            NAP
    29              IO             IO       5.750%            NAP          $4,539              NAP            NAP
    30              IO             IO       5.540%            NAP         $66,701         $553,906        12/31/2004
    31              360            360      6.100%        $86,051         $73,186              NAP            NAP
    32              360            358      5.640%        $74,958             NAP              NAP            NAP
    33              360            360      6.095%        $72,681             NAP              NAP            NAP
    34              IO             IO       5.795%            NAP         $58,425       $1,518,021        12/31/2004
    35              360            357      5.920%        $70,141             NAP              NAP            NAP

    36              360            360      5.730%        $62,889             NAP       $1,003,829        12/31/2004
    37              360            360      6.100%        $63,023         $53,601              NAP            NAP
    38              300            300      6.590%        $68,084             NAP         $874,230        12/31/2004
    39              420            416      5.640%        $54,622             NAP              NAP            NAP
    40              360            360      5.590%        $55,051         $45,341         $723,326        12/31/2004
    41              480            476      5.870%        $50,871             NAP              NAP            NAP
    42              360            360      5.730%        $53,572             NAP         $583,719        12/31/2004
    43              360            359      6.035%        $54,162             NAP         $532,659        12/31/2004
    44              360            360      5.580%        $51,124         $42,078              NAP            NAP
    45              360            358      5.850%        $51,915             NAP       $1,107,918        12/31/2004
                    IO             IO       5.750%            NAP         $42,090
    46              IO             IO       5.750%            NAP         $25,254              NAP            NAP
    46              IO             IO       5.750%            NAP         $16,836              NAP            NAP
    47              480            478      5.500%        $43,840             NAP              NAP            NAP
    48              360            356      5.770%        $49,712             NAP              NAP            NAP
    49              360            360      5.870%        $48,776         $41,029         $201,190        12/31/2004
    50              352            352      6.230%        $49,578         $42,144              NAP            NAP
    51              360            360      5.780%        $46,838         $39,069              NAP            NAP
    52              180            179      6.010%        $65,019             NAP              NAP            NAP
    53              480            478      5.650%        $39,977             NAP              NAP            NAP
    54              360            360      5.557%        $42,853         $35,310              NAP            NAP
    55              360            360      5.930%        $43,439         $36,575              NAP            NAP
    56              360            360      5.680%        $42,204             NAP       $1,092,486        12/31/2004
                    360            360      5.590%        $41,571         $34,310
    57              360            360      5.590%        $28,816         $23,733              NAP            NAP
    58              360            360      5.690%        $12,755         $10,577              NAP            NAP
    59              IO             IO       5.795%            NAP         $34,859         $744,062        12/31/2004
    60              IO             IO       5.650%            NAP         $33,986         $610,235        12/31/2004
    61              IO             IO       5.795%            NAP         $31,913         $739,796        12/31/2004
    62              IO             IO       5.510%            NAP         $30,343              NAP            NAP
    63              360            360      5.790%        $38,098         $31,798              NAP            NAP
                    360            358      6.020%        $38,874             NAP
    64              360            358      6.020%        $21,474             NAP              NAP            NAP
    65              360            358      6.020%        $17,400             NAP              NAP            NAP
    66              360            358      6.200%        $39,351             NAP              NAP            NAP
    67              360            360      5.505%        $35,222             NAP              NAP            NAP
    68              360            360      5.730%        $35,927         $29,951              NAP            NAP
    69              240            240      5.940%        $42,778             NAP              NAP            NAP
    70              360            360      5.570%        $34,331         $28,237         $615,762        12/31/2004
    71              360            358      5.810%        $35,243             NAP         $621,396        12/31/2004
    72              360            360      5.660%        $34,305         $28,389         $387,522        12/31/2004
    73              360            360      5.840%        $34,180         $28,697         $624,358        12/31/2004
    74              360            360      5.527%        $32,461         $26,691         $338,285        12/31/2004
    75              480            477      5.700%        $29,649             NAP              NAP            NAP
    76              360            357      5.550%        $31,401             NAP              NAP            NAP
    77              360            360      5.760%        $31,255         $26,108              NAP            NAP
    78              360            359      5.510%        $30,297             NAP         $609,993        12/31/2004
    79              300            300      5.625%        $31,079         $23,828              NAP            NAP
    80              IO             IO       5.560%            NAP         $23,488         $453,584        12/31/2004
    81              360            358      6.230%        $30,721             NAP              NAP            NAP
    82              360            357      5.710%        $27,890             NAP              NAP            NAP
    83              360            357      6.210%        $28,510             NAP              NAP            NAP
    84              360            360      5.670%        $26,611         $22,097         $204,023        12/31/2004
    85              360            360      5.600%        $25,834         $21,292              NAP            NAP
    86              360            359      5.730%        $25,854             NAP              NAP            NAP
    87              360            360      5.800%        $25,817         $21,562              NAP            NAP
    88              300            300      6.460%        $28,927             NAP              NAP            NAP
    89              360            360      5.610%        $24,138         $19,908         $668,362        12/31/2005
    90              480            477      6.310%        $24,023             NAP              NAP            NAP
    91              IO             IO       5.945%            NAP         $20,651              NAP            NAP
    92              360            359      5.500%        $23,279             NAP         $419,505        12/31/2004
    93              360            360      5.530%        $22,787             NAP         $257,124        12/31/2004
    94              IO             IO       5.600%            NAP         $18,926         $535,266        12/31/2004
    95              360            360      5.879%        $22,488         $18,927         $314,376        12/31/2004
    96              360            360      5.860%        $21,851         $18,319         $379,457        12/31/2004
    97              360            359      5.680%        $21,428             NAP              NAP            NAP
    98              360            359      5.600%        $20,954             NAP              NAP            NAP
    99              IO             IO       5.780%            NAP         $17,776              NAP            NAP
   100              360            359      5.620%        $20,712             NAP         $351,241        12/31/2004
   101              300            300      5.800%        $22,125             NAP              NAP            NAP
   102              480            478      5.570%        $18,219             NAP              NAP            NAP
   103              360            359      5.700%        $20,314             NAP              NAP            NAP
   104              360            359      5.500%        $19,873             NAP              NAP            NAP
   105              300            299      5.750%        $22,019             NAP         $570,717        12/31/2004
   106              360            357      6.300%        $21,664             NAP              NAP            NAP
   107              360            358      5.760%        $20,272             NAP         $155,093        12/31/2004
   108              360            358      5.970%        $19,722             NAP              NAP            NAP
   109              240            236      6.420%        $24,182             NAP              NAP            NAP
   110              360            359      6.130%        $19,606             NAP              NAP            NAP
   111              240            236      5.990%        $22,907             NAP              NAP            NAP
   112              360            358      6.095%        $18,624             NAP         $256,156        08/31/2004
   113              IO             IO       5.990%            NAP         $15,183              NAP            NAP
   114              IO             IO       5.670%            NAP         $14,411         $294,345        12/31/2004
   115              360            360      5.580%        $17,185         $14,144              NAP            NAP
   116              360            359      5.710%        $17,431             NAP         $224,074        12/31/2004
   117              300            296      5.820%        $19,000             NAP         $684,735        12/31/2004
   118              480            476      5.980%        $15,916             NAP              NAP            NAP
   119              360            360      5.910%        $16,626         $13,982              NAP            NAP
   120              360            360      5.740%        $15,856             NAP              NAP            NAP
   121              360            358      5.820%        $15,877             NAP         $390,063        12/31/2004
   122              480            476      6.190%        $14,651             NAP              NAP            NAP
   123              480            478      5.770%        $13,357             NAP              NAP            NAP
   124              360            358      5.630%        $14,399             NAP              NAP            NAP
   125              IO             IO       5.540%            NAP         $11,234              NAP            NAP
   126              360            360      6.340%        $14,918         $12,856         $129,021        12/31/2004
   127              360            358      6.130%        $14,590             NAP              NAP            NAP
   128              240            237      5.810%        $16,862             NAP              NAP            NAP
   129              480            477      5.940%        $12,286             NAP              NAP            NAP
   130              360            359      5.460%        $12,436             NAP         $323,395        12/31/2004
   131              360            357      6.290%        $12,985             NAP              NAP            NAP
   132              360            358      5.940%        $11,914             NAP         $212,802        12/31/2004
   133              240            236      6.400%        $14,794             NAP              NAP            NAP
   134              360            360      6.060%        $11,616             NAP              NAP            NAP
   135              360            356      5.980%        $11,367             NAP         $174,251        12/31/2004
   136              360            360      5.910%        $10,925          $9,188         $200,556        12/31/2004
   137              360            360      6.250%        $11,268             NAP         $202,304        12/31/2004
   138              360            357      5.780%        $10,685             NAP              NAP            NAP
                    360            359      5.920%        $10,254             NAP
   139              360            359      5.920%         $6,045             NAP         $120,654        12/31/2004
   140              360            359      5.920%         $4,208             NAP          $51,551        12/31/2004
   141              360            360      5.990%        $10,181          $8,604              NAP            NAP
   142              360            353      6.340%        $10,567             NAP         $237,855        12/31/2004
   143              360            356      6.100%         $9,999             NAP              NAP            NAP
   144              360            356      5.610%         $9,483             NAP              NAP            NAP
   145              180            178      5.870%        $13,390             NAP              NAP            NAP
   146              360            358      5.920%         $9,273             NAP         $147,528        12/31/2004
   147              360            360      6.410%         $9,424             NAP              NAP            NAP
   148              360            356      6.200%         $9,187             NAP              NAP            NAP
   149              360            358      5.920%         $8,708             NAP         $160,167        12/31/2004
   150              360            357      6.150%         $8,919             NAP              NAP            NAP
   151              360            359      5.920%         $8,649             NAP         $156,480        12/31/2004
   152              360            359      6.330%         $9,003             NAP              NAP            NAP
   153              360            353      6.400%         $8,820             NAP         $133,247        12/31/2003
   154              360            356      5.980%         $8,376             NAP          $92,187        12/31/2004
   155              360            358      5.900%         $8,162             NAP              NAP            NAP
   156              IO             IO       5.550%            NAP          $6,330              NAP            NAP
   157              480            479      6.130%         $7,187             NAP              NAP            NAP
   158              360            358      5.920%         $7,609             NAP         $122,127        12/31/2004
   159              360            360      5.860%         $7,087          $5,941         $138,699        12/31/2003
   160              360            357      6.130%         $6,687             NAP              NAP            NAP
   161              360            356      5.730%         $6,405             NAP              NAP            NAP
   162              360            358      6.150%         $6,397             NAP              NAP            NAP
   163              360            359      5.920%         $6,200             NAP         $141,822        12/31/2004
   164              360            356      6.210%         $6,376             NAP         $102,017        12/31/2003
   165              480            478      5.440%         $5,117             NAP              NAP            NAP
   166              360            357      5.670%         $5,785             NAP              NAP            NAP
   167              360            355      6.510%         $6,011             NAP              NAP            NAP
   168              360            359      6.150%         $5,020             NAP              NAP            NAP
   169              480            477      6.390%         $4,621             NAP              NAP            NAP
   170              300            296      5.970%         $5,076             NAP              NAP            NAP
   171              360            358      5.900%         $3,654             NAP              NAP            NAP
   172              IO             IO       5.790%            NAP          $2,446              NAP            NAP
   173              IO             IO       6.000%            NAP          $2,281              NAP            NAP
   174              180            177      6.610%         $3,026             NAP              NAP            NAP
                    ---            ---      -----
TOTALS AND
WEIGHTED
AVERAGES:           353            345      5.834%
                    ===            ===      =====

MORTGAGE    SECOND MOST   SECOND MOST RECENT       MOST              MOST           UNDERWRITTEN   UNDERWRITTEN    UNDERWRITABLE
 LOAN NO.    RECENT NOI       NOI END DATE      RECENT NOI    RECENT NOI END DATE        EGI          EXPENSES          NOI
-----------------------------------------------------------------------------------------------------------------------------------

    1       $15,262,125        12/31/2004      $10,906,763        12/31/2005         $27,171,572     $12,596,845    $14,574,727
                                                                                     $34,732,013     $11,422,062    $23,309,951
    2        $4,424,364        12/31/2004       $4,834,899        12/31/2005          $8,149,117      $2,466,421     $5,682,696
    2        $3,143,628        12/31/2004       $3,406,835        12/31/2005          $5,611,295      $1,616,078     $3,995,217
    2        $3,728,024        12/31/2004       $3,786,052        12/31/2005          $5,448,712      $1,963,029     $3,485,683
    2        $3,035,081        12/31/2004       $3,045,886        12/31/2005          $4,540,703      $1,693,310     $2,847,392
    2        $2,279,556        12/31/2004       $2,507,293        12/31/2005          $4,180,386      $1,237,938     $2,942,448
    2        $1,605,003        12/31/2004       $1,542,739        12/31/2005          $2,781,557      $1,058,304     $1,723,253
    2        $1,416,381        12/31/2004       $1,399,387        12/31/2005          $2,413,462        $836,404     $1,577,058
    2          $906,505        12/31/2004         $863,301        12/31/2005          $1,606,782        $550,579     $1,056,203
    3        $3,563,089        12/31/2005       $4,822,622        12/31/2006         $18,255,294      $9,101,789     $9,153,505
    4        $7,832,103        12/31/2005       $8,256,126   T-12 (06/30/06) Ann.    $20,958,915     $10,723,959    $10,234,956
    5        $8,101,950        12/31/2005       $7,792,658   T-10 (10/31/06) Ann.    $11,563,688      $5,564,113     $5,999,576
    6               NAP           NAP                  NAP           NAP              $4,668,615      $1,468,959     $3,199,656
    7        $3,692,746        12/31/2005       $4,506,090      T-12 (9/30/06)        $6,883,766      $2,191,360     $4,692,406
                                                                                      $3,515,915      $1,476,047     $2,039,868
    8          $878,416        12/31/2005         $818,782    T-8 (8/31/06) Ann.      $1,600,979        $686,263       $914,716
    9          $592,152        12/31/2005         $551,521    T-8 (8/31/06) Ann.      $1,006,536        $352,593       $653,943
    10         $314,600        12/31/2005         $322,420    T-8 (8/31/06) Ann.        $586,178        $262,627       $323,551
    11          $88,215        12/31/2005          $85,476    T-8 (8/31/06) Ann.        $322,222        $174,564       $147,658
    12       $2,753,706        12/31/2004       $1,186,378        12/31/2005          $3,330,739      $1,102,699     $2,228,040
    13              NAP           NAP                  NAP           NAP              $3,431,868      $1,351,136     $2,080,732
                                                                                      $3,209,080      $1,188,212     $2,020,868
    14         $590,620        12/31/2005         $712,881        12/16/2006          $1,197,151        $415,633       $781,518
    14         $472,817        12/31/2005         $605,780        12/18/2006            $853,367        $335,282       $518,085
    14          $55,752        12/31/2005          $51,667        12/16/2006            $377,317        $204,774       $172,543
    14         $219,494        12/31/2005         $249,638        12/16/2006            $308,363         $69,045       $239,318
    14          $74,506        12/31/2005         $154,390        12/16/2006            $200,886         $68,454       $132,432
    14         $126,173        12/31/2005         $105,210        12/18/2006            $165,161         $52,485       $112,676
    14          $45,968        12/31/2005          $50,512        12/16/2006            $106,835         $42,539        $64,296
    15       $1,827,512        12/31/2005       $1,790,860        12/31/2006          $2,526,837        $596,875     $1,929,962
    16       $1,670,206        12/31/2005       $1,887,314        11/30/2006          $2,457,875        $670,381     $1,787,494
    17       $1,478,945        12/31/2005       $1,392,460        09/30/2006          $2,333,078        $557,313     $1,775,765

    18              NAP           NAP                  NAP           NAP              $2,688,949        $928,970     $1,759,978
    19              NAP           NAP                  NAP           NAP              $1,550,000         $15,500     $1,534,500
    20       $1,559,543        12/31/2005       $1,527,902        12/31/2006          $1,946,308        $425,646     $1,520,662
    21              NAP           NAP                  NAP           NAP              $2,234,830        $774,294     $1,460,536
    22         $915,631        12/31/2005       $1,436,549        12/31/2006          $1,687,047        $332,578     $1,354,469
    23              NAP           NAP           $1,595,512        12/31/2006          $2,500,219      $1,008,517     $1,491,702
                                                                                      $2,049,268        $501,988     $1,547,280
    24              NAP           NAP                  NAP           NAP                $740,335        $127,974       $612,361
    25              NAP           NAP                  NAP           NAP                $621,629        $160,736       $460,893
    26              NAP           NAP                  NAP           NAP                $687,304        $213,278       $474,026
    27         $983,600        12/31/2005       $1,158,720        12/31/2006          $2,151,758        $731,717     $1,420,041
    28              NAP           NAP                  NAP           NAP              $2,587,913      $1,129,053     $1,458,860
                                                                                      $2,133,858        $831,237     $1,302,621
    29              NAP           NAP             $233,070        02/13/2007            $578,121        $216,815       $361,306
    29              NAP           NAP             $163,008        02/13/2007            $490,278        $194,378       $295,900
    29              NAP           NAP             $125,696        02/13/2007            $271,974         $85,815       $186,159
    29              NAP           NAP              $70,680        02/13/2007            $262,606        $113,272       $149,334
    29              NAP           NAP              $58,771        02/13/2007            $196,150         $78,850       $117,300
    29              NAP           NAP              $52,704        02/13/2007            $177,285         $79,694        $97,591
    29              NAP           NAP              $50,264        02/12/2007            $157,444         $62,413        $95,031
    30         $694,443        12/31/2005       $1,289,165     T-12 (11/30/06)        $1,908,995        $502,200     $1,406,795
    31              NAP           NAP                  NAP           NAP              $1,560,478        $296,514     $1,263,964
    32              NAP           NAP           $1,705,027     10/31/2006 Ann.        $2,749,359      $2,447,068     $1,501,543
    33         $486,607        12/31/2004         $501,084        12/31/2005          $1,433,052        $172,121     $1,260,931
    34       $1,614,578        12/31/2005       $1,860,261        12/31/2006          $3,340,399      $1,707,722     $1,632,677
    35         $589,693        12/31/2005         $975,314        2006 Ann.           $1,436,365        $434,085     $1,002,279

    36       $1,085,254        12/31/2005       $1,531,987        12/31/2006          $6,440,847      $5,112,774     $1,328,073
    37              NAP           NAP             $278,952      T-6 (12/31/06)        $1,225,823        $280,921       $944,902
    38       $1,009,370        12/31/2005       $1,115,005        10/31/2006          $1,315,137        $227,934     $1,087,203
    39              NAP           NAP                  NAP           NAP              $5,608,903      $3,171,143     $2,437,760
    40         $793,818        12/31/2005         $809,274        12/31/2006          $1,081,645        $289,755       $791,890
    41              NAP           NAP                  NAP           NAP              $4,138,585      $1,967,000     $2,171,585
    42         $553,151        12/31/2005         $704,670        12/31/2006          $1,157,454        $424,023       $733,431
    43         $556,668        12/31/2005         $627,894        10/31/2006          $1,272,917        $448,948       $823,969
    44              NAP           NAP             $747,844        12/31/2006          $1,451,406        $667,056       $784,350
    45         $998,957        12/31/2005       $1,022,071     T-12 (9/30/2006)       $1,505,562        $568,936       $936,627
                                                                                      $1,169,755        $354,489       $815,266
    46              NAP           NAP             $323,590        02/12/2007            $735,803        $228,005       $507,798
    46              NAP           NAP             $210,251        02/12/2007            $433,952        $126,484       $307,468
    47              NAP           NAP                  NAP           NAP              $4,528,253      $2,290,643     $2,237,610
    48              NAP           NAP                  NAP           NAP              $4,199,165      $1,384,540     $2,814,625
    49         $420,751        12/31/2005         $709,245        12/31/2006          $1,102,957        $326,229       $776,728
    50              NAP           NAP                  NAP           NAP              $3,683,040      $1,719,726     $1,963,314
    51              NAP           NAP             $463,947   T-9 (11/30/06) Ann.        $930,749        $180,159       $750,590
    52              NAP           NAP                  NAP           NAP              $1,895,845        $783,536     $1,112,309
    53              NAP           NAP                  NAP           NAP              $5,417,580      $2,315,300     $3,102,280
    54              NAP           NAP                  NAP           NAP                $867,842        $217,518       $650,324
    55              NAP           NAP             $103,408   T-5 (11/30/06) Ann.        $875,597        $181,330       $694,267
    56         $881,562        12/31/2005       $1,121,548        12/31/2006          $2,155,321      $1,929,560     $1,062,852
                                                                                        $901,756        $220,156       $681,600
    57         $325,325        12/31/2005         $358,028   T-11 (11/30/06) Ann.       $596,921        $145,342       $451,579
    58              NAP           NAP             $210,178   T-11 (11/30/06) Ann.       $304,835         $74,814       $230,021
    59         $937,479        12/31/2005       $1,143,160        12/31/2006          $2,778,961      $1,683,063     $1,095,898
    60         $714,223        12/31/2005         $663,377        10/31/2006            $870,942        $232,333       $638,609
    61         $918,172        12/31/2005       $1,041,024        12/31/2006          $1,994,684      $1,102,157       $892,527
    62         $630,415        12/31/2005         $733,620        10/31/2006            $876,648        $242,684       $633,964
    63              NAP           NAP                  NAP           NAP                $808,415        $187,937       $620,479
                                                                                        $964,194        $294,900       $683,393
    64              NAP           NAP             $272,931        12/31/2006            $548,852        $182,674       $380,276
    65              NAP           NAP             $135,295        12/31/2006            $415,343        $112,226       $303,117
    66              NAP           NAP                  NAP           NAP              $3,166,414      $1,826,767     $1,339,647
    67              NAP           NAP                  NAP           NAP                $465,000              $0       $465,000
    68              NAP           NAP             $641,510        12/31/2006            $798,647        $220,357       $578,290
    69              NAP           NAP             $878,535        12/31/2006          $1,831,983      $1,090,013       $741,970
    70         $553,066        12/31/2005         $504,689        12/31/2006          $1,129,543        $588,214       $541,329
    71         $474,421        12/31/2005         $650,871     T-12 (10/31/06)          $937,883        $332,145       $605,738
    72         $556,508        12/31/2005         $610,526        12/31/2006          $1,031,962        $470,861       $561,101
    73         $589,741        12/31/2005         $546,714        12/31/2006            $652,073        $129,541       $522,532
    74         $340,106        12/31/2005         $401,168        12/31/2006            $658,179        $171,543       $486,636
    75              NAP           NAP                  NAP           NAP              $4,225,920      $1,231,328     $2,994,593
    76              NAP           NAP                  NAP           NAP              $3,120,009      $1,440,108     $1,679,901
    77              NAP           NAP             $501,131        12/31/2005            $641,017        $176,029       $464,988
    78         $558,575        12/31/2005         $574,240     T-12 (10/31/06)          $981,924        $405,219       $576,705
    79              NAP           NAP                  NAP           NAP              $1,757,250        $821,304       $935,946
    80         $496,856        12/31/2005         $445,880     T-12 (11/27/06)          $764,605        $322,655       $441,950
    81              NAP           NAP                  NAP           NAP              $1,993,670        $996,827       $996,843
    82              NAP           NAP                  NAP           NAP                $420,000         $12,600       $407,400
    83              NAP           NAP                  NAP           NAP              $2,366,315        $974,349     $1,391,966
    84         $350,606        12/31/2005         $370,872        12/31/2006            $589,900        $224,829       $365,071
    85              NAP           NAP                  NAP           NAP                $532,489         $97,819       $434,670
    86              NAP           NAP                  NAP           NAP                $507,882        $112,285       $395,597
    87              NAP           NAP                  NAP           NAP                $621,034        $214,397       $406,637
    88              NAP           NAP                  NAP           NAP                $443,929         $15,318       $428,611
    89         $626,354      T-3 (03/31/06)       $620,290     10/23/2006 Ann.        $1,180,369        $647,774       $532,594
    90              NAP           NAP                  NAP           NAP              $5,398,660      $2,608,190     $2,790,470
    91         $185,629        12/31/2004         $256,979        12/31/2005            $545,770        $172,580       $373,190
    92         $372,977        12/31/2005         $472,737        12/31/2006            $582,277        $159,049       $423,227
    93         $296,461        12/31/2005         $365,011        12/31/2006            $646,200        $259,357       $386,843
    94         $498,589        12/31/2005         $466,167   T-10 (10/31/06) Ann.       $550,735        $123,935       $426,800
    95         $336,950        12/31/2005         $347,919        12/31/2006            $549,056        $200,981       $348,075
    96         $368,606        12/31/2005         $276,087    T-9 (9/30/06) Ann.        $747,972        $127,734       $620,238
    97         $273,377        12/31/2005         $304,088        12/31/2006            $304,532          $9,893       $304,415
    98              NAP           NAP             $300,000        12/31/2006            $300,700          $9,021       $291,679
    99              NAP           NAP                  NAP           NAP                $544,124        $264,153       $279,971
   100         $354,234        12/31/2005         $371,934     T-12 (9/30/2006)         $483,866        $168,733       $315,134
   101              NAP           NAP                  NAP           NAP                $632,218         $48,699       $583,519
   102              NAP           NAP                  NAP           NAP                $887,110        $222,023       $665,087
   103              NAP           NAP                  NAP           NAP                $392,027        $108,790       $283,237
   104              NAP           NAP             $241,410    T-8 (8/31/06) Ann.        $423,990        $144,504       $279,487
   105         $758,512        12/31/2005         $858,668     T-12 (11/30/06)        $1,908,967      $1,210,212       $698,755
   106              NAP           NAP                  NAP           NAP                $456,466        $104,559       $351,907
   107         $324,402        12/31/2005         $404,761      T-12 (9/30/06)          $493,115        $168,683       $324,432
   108              NAP           NAP             $246,487        12/31/2006            $397,862         $93,221       $304,640
   109              NAP           NAP                  NAP           NAP              $1,643,714        $436,196     $1,207,517
   110              NAP           NAP             $360,458        12/31/2006            $421,232         $86,508       $334,724
   111              NAP           NAP                  NAP           NAP              $1,677,652        $671,610     $1,006,042
   112         $272,185        08/31/2005         $291,999        08/31/2006            $345,434         $73,421       $272,013
   113              NAP           NAP                  NAP           NAP              $1,283,417        $599,643       $683,774
   114         $307,537        12/31/2005         $357,159        10/31/2006            $508,137        $144,359       $363,778
   115              NAP           NAP                  NAP           NAP                $254,625          $6,296       $248,329
   116         $202,770        12/31/2005         $225,812   T-10 (10/31/06) Ann.       $462,384        $211,370       $251,014
   117         $743,038        12/31/2005         $937,289    T-8 (8/31/06) Ann.      $1,978,157      $1,242,620       $735,537
   118              NAP           NAP                  NAP           NAP              $1,201,983        $563,511       $638,473
   119              NAP           NAP                  NAP           NAP                $302,559         $50,116       $252,442
   120         $255,147        12/31/2005         $258,802        12/31/2006            $324,649         $72,808       $251,841
   121         $368,218        12/31/2005         $320,800   T-10 (10/31/06) Ann.       $495,823        $147,573       $348,251
   122              NAP           NAP                  NAP           NAP              $1,551,050        $736,330       $814,720
   123              NAP           NAP                  NAP           NAP              $1,950,426        $880,908     $1,069,518
   124              NAP           NAP                  NAP           NAP              $1,554,336        $649,830       $904,506
   125              NAP           NAP                  NAP           NAP              $1,571,217        $451,296     $1,119,921
   126         $150,730        12/31/2005         $156,559     T-12 (10/31/06)          $504,791        $274,376       $230,415
   127              NAP           NAP             $229,025     T-12 (9/30/2006)         $309,871         $86,742       $223,128
   128              NAP           NAP                  NAP           NAP              $1,995,950        $364,019     $1,631,931
   129              NAP           NAP                  NAP           NAP              $1,117,953        $526,820       $591,133
   130         $325,261        12/31/2005         $329,494        12/31/2006            $265,036          $7,951       $257,085
   131              NAP           NAP                  NAP           NAP              $1,001,660        $438,886       $562,774
   132         $227,917        12/31/2005         $281,703        12/31/2006            $261,632         $53,751       $207,881
   133              NAP           NAP                  NAP           NAP              $2,646,854      $1,019,600     $1,627,254
   134              NAP           NAP                  NAP           NAP                $218,879         $43,074       $175,805
   135         $169,181        12/31/2005         $138,738   T-10 (10/31/06) Ann.       $526,599        $233,948       $292,651
   136         $200,810        12/31/2005         $178,205    T-9 (9/30/06) Ann.        $490,807         $26,708       $223,740
   137         $220,046        12/31/2005         $207,084        12/31/2006            $234,651         $59,486       $175,165
   138              NAP           NAP                  NAP           NAP              $1,181,540        $501,399       $680,141
                                                                                        $269,389        $101,943       $167,446
   139         $122,255        12/31/2005         $122,436        12/31/2006            $161,946         $63,844        $98,101
   140          $74,248        12/31/2005          $88,287        12/31/2006            $107,443         $38,099        $69,345
   141              NAP           NAP                  NAP           NAP                $150,000            $500       $149,500
   142         $120,659        12/31/2005          $18,937   T-10 (10/31/06) Ann.       $533,866        $223,343       $310,523
   143              NAP           NAP                  NAP           NAP                $235,669         $57,427       $178,243
   144              NAP           NAP                  NAP           NAP              $1,902,451        $568,830     $1,333,621
   145              NAP           NAP                  NAP           NAP              $1,821,150        $469,940     $1,351,210
   146         $139,709        12/31/2005         $153,313        12/31/2006            $226,462         $72,186       $154,275
   147              NAP           NAP                  NAP           NAP                $160,894          $4,827       $156,067
   148              NAP           NAP                  NAP           NAP                $149,490          $6,985       $142,505
   149         $167,887        12/31/2005         $167,948        12/31/2006            $203,759         $64,240       $139,519
   150              NAP           NAP                  NAP           NAP                $172,924         $37,080       $135,844
   151         $175,733        12/31/2005         $183,987        12/31/2006            $233,540         $89,671       $143,869
   152         $153,163        12/31/2004         $139,713        12/31/2005            $224,627         $76,585       $148,041
   153         $125,093        12/31/2004         $131,344        12/31/2005            $168,962         $39,313       $129,649
   154         $140,756        12/31/2005         $178,191    T-9 (9/30/06) Ann.        $434,318        $250,363       $183,955
   155              NAP           NAP                  NAP           NAP                $185,001         $48,649       $136,352
   156              NAP           NAP                  NAP           NAP              $2,201,865      $1,024,453     $1,177,412
   157              NAP           NAP                  NAP           NAP                $764,314        $392,640       $371,674
   158         $141,368        12/31/2005         $150,337        12/31/2006            $183,574         $58,246       $125,327
   159         $192,500        12/31/2004         $187,902        12/31/2005            $356,205         $64,225       $291,979
   160              NAP           NAP                  NAP           NAP                $159,473         $25,937       $133,536
   161              NAP           NAP                  NAP           NAP                $659,547        $312,870       $346,677
   162              NAP           NAP                  NAP           NAP                $129,303         $29,087       $100,216
   163         $120,675        12/31/2005         $124,218        2006 Ann.             $203,021         $96,384       $106,637
   164         $105,096        12/31/2004         $112,119        12/31/2005            $138,111         $35,766       $102,345
   165              NAP           NAP                  NAP           NAP                $728,744        $393,131       $335,613
   166              NAP           NAP                  NAP           NAP                $761,168        $322,000       $439,168
   167              NAP           NAP                  NAP           NAP                $125,333         $28,376        $96,957
   168              NAP           NAP                  NAP           NAP                $145,541         $62,088        $83,453
   169              NAP           NAP                  NAP           NAP                $424,510        $230,784       $193,726
   170              NAP           NAP                  NAP           NAP                $897,929        $318,319       $579,610
   171              NAP           NAP                  NAP           NAP                 $79,366         $19,705        $59,660
   172              NAP           NAP                  NAP           NAP                $519,840        $147,761       $372,079
   173              NAP           NAP                  NAP           NAP                $284,601         $68,775       $215,826
   174              NAP           NAP                  NAP           NAP                $351,120        $148,961       $202,159

TOTALS AND WEIGHTED AVERAGES:

MORTGAGE   UNDERWRITTEN   UNDERWRITABLE      BALLOON        CURRENT       SOURCE     VALUATION
 LOAN NO.    RESERVES       CASH FLOW        BALANCE       VALUE(11)     OF VALUE      DATE
-------------------------------------------------------------------------------------------------

    1       $1,900,510     $12,674,217    $210,000,000   $279,200,000   Appraisal   11/28/2006
              $645,000     $22,664,951    $147,000,000   $540,900,000
    2         $133,000      $5,549,696     $35,136,585   $129,000,000   Appraisal   08/01/2006
    2          $82,000      $3,913,217     $25,097,561    $94,800,000   Appraisal   08/01/2006
    2         $116,750      $3,368,933     $24,021,951    $92,100,000   Appraisal   08/01/2006
    2         $102,000      $2,745,392     $21,691,463    $75,600,000   Appraisal   08/01/2006
    2          $70,750      $2,871,698     $17,209,756    $61,500,000   Appraisal   08/01/2006
    2          $54,500      $1,668,753     $10,218,293    $35,600,000   Appraisal   08/01/2006
    2          $52,500      $1,524,558      $7,887,805    $32,300,000   Appraisal   08/04/2006
    2          $33,500      $1,022,703      $5,736,585    $20,000,000   Appraisal   08/01/2006
    3         $773,676      $8,379,829     $85,092,056   $124,500,000   Appraisal   01/26/2007
    4       $1,001,445      $9,233,510     $90,000,000   $142,000,000   Appraisal   12/01/2006
    5         $678,834      $5,320,742     $60,642,643    $86,700,000   Appraisal   12/14/2006
    6          $99,795      $3,099,861     $43,000,000    $55,500,000   Appraisal   01/03/2007
    7         $551,035      $4,141,371     $14,025,571    $54,000,000   Appraisal   03/01/2007
               $41,700      $1,998,168     $25,634,204    $39,100,000
    8          $13,800        $900,916     $11,745,126    $18,100,000   Appraisal   10/30/2006
    9          $12,000        $641,943      $8,482,591    $12,500,000   Appraisal   10/26/2006
    10          $9,400        $314,151      $3,635,396     $5,500,000   Appraisal   10/25/2006
    11          $6,500        $141,158      $1,771,091     $3,000,000   Appraisal   10/25/2006
    12        $324,849      $1,903,191     $27,400,000    $35,100,000   Appraisal   12/18/2006
    13         $58,328      $2,022,404     $23,766,619    $37,400,000   Appraisal   10/30/2006
              $128,163      $1,892,705     $20,062,660    $34,450,000
    14         $37,094        $744,424      $7,163,156    $12,300,000   Appraisal   12/07/2006
    14         $39,687        $478,398      $5,299,571     $9,100,000   Appraisal   12/05/2006
    14         $18,140        $154,403      $2,504,193     $4,300,000   Appraisal   12/05/2006
    14         $11,055        $228,263      $2,271,245     $3,900,000   Appraisal   12/05/2006
    14         $12,407        $120,025      $1,106,504     $1,900,000   Appraisal   12/07/2006
    14          $6,576        $106,100        $960,911     $1,650,000   Appraisal   12/07/2006
    14          $3,204         $61,092        $757,082     $1,300,000   Appraisal   12/05/2006
    15        $101,658      $1,828,304     $19,617,588    $35,000,000   Appraisal   12/29/2006
    16         $48,700      $1,738,794     $19,519,584    $30,000,000   Appraisal   12/15/2006
    17         $88,765      $1,687,000     $19,447,465    $29,900,000   Appraisal   10/24/2006

    18         $70,400      $1,689,578     $16,872,375    $25,000,000   Appraisal   09/21/2006
    19              $0      $1,534,500     $17,982,610    $25,000,000   Appraisal   11/24/2006
    20         $79,550      $1,441,112     $17,600,000    $26,100,000   Appraisal   11/22/2006
    21         $55,600      $1,404,936     $14,712,711    $22,525,000   Appraisal   09/19/2006
    22         $52,330      $1,302,138     $14,163,996    $20,875,000   Appraisal   01/22/2007
    23         $62,800      $1,428,902     $14,323,837    $21,850,000   Appraisal   09/21/2006
              $123,358      $1,423,922     $14,366,190    $21,049,000
    24         $42,117        $570,244      $5,522,004     $7,900,000   Appraisal   12/14/2006
    25         $45,563        $415,330      $4,444,540     $6,375,000   Appraisal   11/22/2006
    26         $35,678        $438,348      $4,399,646     $6,774,000   Appraisal   12/01/2006
    27         $54,071      $1,365,970     $13,827,853    $20,400,000   Appraisal   01/18/2007
    28         $42,000      $1,416,860     $13,660,860    $20,700,000   Appraisal   08/21/2006
               $49,750      $1,252,871     $14,335,000
    29         $11,250        $350,056      $4,157,150     $4,700,000   Appraisal   01/22/2007
    29         $12,000        $283,900      $3,368,725     $3,700,000   Appraisal   01/23/2007
    29          $5,000        $181,159      $1,992,565     $2,400,000   Appraisal   01/23/2007
    29          $7,500        $141,834      $1,605,520     $1,900,000   Appraisal   01/22/2007
    29          $5,000        $112,300      $1,204,140     $1,400,000   Appraisal   01/22/2007
    29          $5,000         $92,591      $1,075,125     $1,200,000   Appraisal   01/22/2007
    29          $4,000         $91,031        $931,775     $1,200,000   Appraisal   01/22/2007
    30         $91,669      $1,315,126     $14,250,000    $20,450,000   Appraisal   12/01/2006
    31         $10,534      $1,253,430     $12,082,280    $17,800,000   Appraisal   02/01/2007
    32        $151,870      $1,349,673     $10,928,247    $17,475,000   Appraisal   11/20/2006
    33         $14,342      $1,246,589     $10,207,759    $21,800,000   Appraisal   01/11/2007
    34        $133,616      $1,499,061     $11,900,000    $21,100,000   Appraisal   01/29/2007
    35         $34,710        $967,569     $10,005,310    $14,300,000   Appraisal   10/02/2006

    36        $257,634      $1,070,439      $9,088,555    $15,800,000   Appraisal   01/04/2007
    37         $38,488        $906,414      $9,250,090    $14,500,000   Appraisal   11/01/2006
    38         $66,189      $1,021,014      $9,124,122    $15,100,000   Appraisal   11/12/2006
    39         $51,300      $2,437,760      $8,891,660    $61,070,000   Appraisal   08/31/2006
    40         $42,067        $749,823      $8,440,341    $13,500,000   Appraisal   12/22/2006
    41         $54,000      $2,171,585      $8,717,205    $59,300,000   Appraisal   08/02/2005
    42         $24,500        $708,931      $7,761,086    $12,800,000   Appraisal   12/29/2006
    43         $73,964        $750,005      $7,639,547    $12,100,000   Appraisal   11/28/2006
    44         $57,330        $727,020      $7,845,046    $12,590,000   Appraisal   11/30/2006
    45        $101,204        $835,423      $7,784,495    $12,300,000   Appraisal   11/17/2006
               $14,750        $800,516      $8,640,000    $11,800,000
    46         $10,500        $497,298      $5,184,000     $6,900,000   Appraisal   01/23/2007
    46          $4,250        $303,218      $3,456,000     $4,900,000   Appraisal   01/23/2007
    47         $57,600      $2,237,610      $7,815,687    $55,390,000   Appraisal   10/12/2006
    48         $50,800      $2,814,625      $7,173,510    $82,600,000   Appraisal   12/09/2005
    49         $35,007        $741,721      $7,437,493    $12,800,000   Appraisal   12/08/2006
    50         $44,205      $1,963,314      $6,893,985    $58,100,000   Appraisal   04/05/2006
    51         $50,275        $700,315      $7,064,557    $11,520,000   Appraisal   11/15/2006
    52         $57,690      $1,054,619        $167,640    $13,000,000   Appraisal   12/11/2006
    53        $110,000      $3,102,280      $7,012,705    $97,100,000   Appraisal   11/29/2006
    54         $34,905        $615,419      $6,974,042    $12,010,000   Appraisal   01/09/2007
    55         $37,744        $656,524      $6,831,629    $11,600,000   Appraisal   12/08/2006
    56        $115,093        $947,759      $6,138,340    $10,800,000   Appraisal   11/07/2006
               $69,319        $612,281      $6,361,601    $10,000,000
    57         $52,569        $399,010      $4,421,351     $6,800,000   Appraisal   01/02/2007
    58         $16,750        $213,271      $1,940,250     $3,200,000   Appraisal   01/02/2007
    59        $111,158        $984,740      $7,100,000    $11,000,000   Appraisal   01/29/2007
    60         $50,135        $588,474      $7,100,000    $10,800,000   Appraisal   12/20/2006
    61         $79,787        $812,740      $6,500,000    $10,900,000   Appraisal   01/29/2007
    62         $60,979        $572,985      $6,500,000    $10,600,000   Appraisal   12/05/2006
    63         $34,707        $585,771      $5,741,687     $8,200,000   Appraisal   11/07/2006
               $46,381        $645,311      $5,500,573    $11,280,000
    64         $24,579        $363,997      $3,038,471     $5,900,000   Appraisal   10/23/2006
    65         $21,803        $281,314      $2,462,102     $5,380,000   Appraisal   01/18/2007
    66        $145,806      $1,339,647      $4,747,286    $22,550,000   Appraisal   07/25/2005
    67              $0        $465,000      $5,181,543     $8,075,000   Appraisal   10/28/2007
    68         $48,827        $529,463      $5,434,881     $8,800,000   Appraisal   01/17/2007
    69         $73,279        $668,691      $3,926,507     $9,400,000   Appraisal   01/12/2007
    70         $35,250        $506,079      $5,587,989     $7,900,000   Appraisal   12/01/2006
    71         $52,915        $552,823      $5,069,578     $9,000,000   Appraisal   09/01/2006
    72         $42,588        $518,513      $5,231,841     $7,500,000   Appraisal   01/12/2007
    73         $22,870        $499,662      $5,414,147     $7,900,000   Appraisal   01/17/2007
    74          $6,250        $480,386      $5,298,023     $8,220,000   Appraisal   01/03/2007
    75         $30,550      $2,994,593      $5,174,445    $79,400,000   Appraisal   09/20/2006
    76         $18,500      $1,679,901      $4,612,002    $34,510,000   Appraisal   09/07/2006
    77         $26,309        $438,679      $4,988,616     $8,140,000   Appraisal   01/18/2007
    78         $67,605        $509,100      $4,462,462     $8,600,000   Appraisal   12/01/2006
    79              $0        $935,946      $4,375,645     $8,840,000   Appraisal   01/05/2007
    80         $12,236        $429,714      $5,000,000     $7,800,000   Appraisal   11/21/2006
    81         $50,158        $996,843      $4,276,532    $19,940,000   Appraisal   11/01/2005
    82              $0        $407,400      $4,044,605     $6,300,000   Appraisal   06/01/2007
    83         $37,757      $1,391,966      $3,438,838    $33,850,000   Appraisal   02/16/2006
    84         $23,104        $341,967      $4,283,937     $6,360,000   Appraisal   01/22/2007
    85         $20,160        $414,510      $3,957,609     $6,200,000   Appraisal   10/04/2006
    86         $15,200        $380,397      $3,742,170     $6,400,000   Appraisal   11/17/2006
    87          $9,000        $397,637      $4,110,732     $6,700,000   Appraisal   11/23/2006
    88          $5,826        $422,785      $2,658,524     $6,900,000   Appraisal   02/01/2007
    89         $97,926        $434,668      $3,913,752     $7,120,000   Appraisal   09/22/2006
    90         $90,500      $2,790,470      $3,932,998    $69,700,000   Appraisal   07/18/2006
    91         $30,062        $343,128      $4,100,000     $7,400,000   Appraisal   12/15/2006
    92         $74,305        $348,922      $3,431,611     $6,100,000   Appraisal   01/02/2007
    93         $57,490        $329,354      $3,353,889     $6,900,000   Appraisal   11/30/2006
    94         $47,194        $379,606      $4,000,000     $6,500,000   Appraisal   11/30/2006
    95         $20,060        $328,015      $3,549,080     $5,150,000   Appraisal   02/01/2007
    96         $20,011        $600,227      $3,274,330     $6,400,000   Appraisal   07/07/2006
    97          $5,440        $289,199      $3,113,799     $4,850,000   Appraisal   12/26/2006
    98          $5,928        $285,751      $3,064,304     $4,960,000   Appraisal   12/21/2006
    99         $15,000        $264,971      $3,630,000     $4,600,000   Appraisal   12/13/2006
   100         $17,926        $297,208      $3,024,160     $5,210,000   Appraisal   10/12/2006
   101          $6,390        $577,129      $2,692,669     $7,200,000   Appraisal   02/26/2007
   102          $5,900        $665,087      $3,223,531    $12,900,000   Appraisal   11/03/2006
   103          $8,248        $274,990      $2,947,256     $5,400,000   Appraisal   11/30/2006
   104          $5,500        $273,987      $2,929,423     $5,500,000   Appraisal   11/30/2006
   105         $76,359        $622,396      $2,695,639     $8,000,000   Appraisal   12/08/2006
   106         $17,372        $334,535      $3,000,388     $4,600,000   Appraisal   09/07/2006
   107         $20,090        $304,342      $3,125,655     $4,950,000   Appraisal   10/25/2006
   108         $21,105        $283,536      $2,801,443     $4,200,000   Appraisal   12/06/2006
   109         $29,322      $1,207,517      $2,150,008    $34,264,000   Appraisal   06/23/2006
   110         $19,041        $315,682      $2,750,183     $5,100,000   Appraisal   12/20/2006
   111         $48,550      $1,006,042         $96,897    $24,200,000   Appraisal   10/05/2006
   112          $6,500        $265,513      $2,615,049     $4,100,000   Appraisal   12/05/2006
   113         $16,400        $683,774      $3,000,000    $14,570,000   Appraisal   08/02/2006
   114         $22,338        $341,440      $3,000,000     $6,900,000   Appraisal   11/30/2006
   115              $0        $248,329      $2,794,381     $4,300,000   Appraisal   12/01/2006
   116         $11,397        $239,617      $2,526,978     $4,100,000   Appraisal   11/13/2006
   117         $44,528        $691,009      $2,316,377     $7,200,000   Appraisal   08/17/2006
   118         $21,471        $638,473      $2,695,901    $14,700,000   Appraisal   11/08/2005
   119         $12,928        $239,515      $2,479,896     $3,500,000   Appraisal   10/02/2006
   120         $12,032        $239,809      $2,293,955     $3,470,000   Appraisal   01/08/2007
   121         $22,627        $325,623      $2,281,987     $4,500,000   Appraisal   11/02/2006
   122         $22,123        $814,720      $2,427,976    $20,900,000   Appraisal   09/15/2005
   123         $16,500      $1,069,518      $2,313,156    $21,870,000   Appraisal   11/01/2006
   124         $49,000        $904,506      $2,100,951    $19,500,000   Appraisal   10/25/2006
   125          $5,400      $1,119,921      $2,400,000    $24,640,000   Appraisal   10/26/2006
   126         $13,350        $217,064      $2,320,538     $3,100,000   Appraisal   11/08/2006
   127         $14,082        $209,046      $2,046,879     $3,400,000   Appraisal   08/30/2006
   128          $1,800      $1,631,931      $1,564,877    $37,140,000   Appraisal   08/14/2006
   129         $38,000        $591,133      $2,090,296    $18,000,000   Appraisal   11/02/2005
   130         $13,010        $244,075      $1,839,090     $4,600,000   Appraisal   12/15/2006
   131         $15,336        $562,774      $1,799,724    $13,150,000   Appraisal   06/01/2006
   132         $18,522        $189,359      $1,696,354     $3,025,000   Appraisal   12/12/2006
   133         $24,400      $1,627,254         $67,571    $54,000,000   Appraisal   05/10/2006
   134          $8,244        $167,561      $1,639,883     $2,400,000   Appraisal   12/19/2006
   135         $25,192        $267,549      $1,613,461     $3,385,000   Appraisal   10/20/2006
   136         $36,870        $186,870      $1,629,646     $2,420,000   Appraisal   12/08/2006
   137          $9,199        $165,966      $1,567,520     $2,600,000   Appraisal   12/11/2006
   138         $11,300        $680,141      $1,541,022    $13,580,000   Appraisal   10/16/2006
               $13,621        $153,825      $1,462,093     $2,420,000
   139          $7,409         $90,692        $861,999     $1,500,000   Appraisal   10/24/2006
   140          $6,212         $63,133        $600,094       $920,000   Appraisal   10/19/2006
   141              $0        $149,500      $1,538,005     $2,500,000   Appraisal   11/15/2006
   142         $17,040        $293,483      $1,458,797     $3,580,000   Appraisal   07/31/2006
   143          $6,804        $171,439      $1,406,050     $2,500,000   Appraisal   09/25/2006
   144         $25,000      $1,333,621      $1,385,815    $45,550,000   Appraisal   09/13/2006
   145         $23,680      $1,351,210         $34,225    $41,000,000   Appraisal   10/31/2006
   146         $14,719        $139,556      $1,322,380     $2,200,000   Appraisal   10/19/2006
   147          $8,118        $147,949      $1,294,990     $1,880,000   Appraisal   12/07/2006
   148              $0        $142,505      $1,281,896     $2,100,000   Appraisal   09/26/2006
   149         $10,153        $129,366      $1,241,851     $2,025,000   Appraisal   12/04/2006
   150          $5,633        $130,211      $1,249,666     $1,830,000   Appraisal   09/10/2006
   151         $14,157        $129,712      $1,233,243     $2,300,000   Appraisal   10/19/2006
   152         $14,361        $133,681      $1,243,557     $2,300,000   Appraisal   12/05/2006
   153          $3,253        $126,396      $1,211,982     $1,850,000   Appraisal   07/03/2006
   154         $19,312        $164,643      $1,188,866     $2,400,000   Appraisal   09/27/2006
   155          $5,750        $130,602      $1,165,721     $1,720,000   Appraisal   10/11/2006
   156         $16,416      $1,177,412      $1,350,000    $44,350,000   Appraisal   09/25/2006
   157         $14,500        $371,674      $1,198,311     $7,685,000   Appraisal   01/23/2006
   158         $10,886        $114,441      $1,085,030     $1,750,000   Appraisal   10/24/2006
   159          $8,285        $283,694      $1,061,945     $3,300,000   Appraisal   07/07/2006
   160          $8,380        $125,156        $938,417     $1,630,000   Appraisal   10/11/2006
   161         $14,700        $346,677        $927,227    $14,000,000   Appraisal   09/26/2006
   162          $4,039         $96,177        $896,023     $1,320,000   Appraisal   09/10/2006
   163         $13,624         $93,013        $884,036     $1,530,000   Appraisal   11/23/2006
   164          $1,838        $100,508        $889,035     $1,700,000   Appraisal   07/20/2006
   165         $13,369        $335,613        $918,181    $14,300,000   Appraisal   09/28/2006
   166         $11,000        $439,168        $841,610     $6,600,000   Appraisal   10/05/2006
   167          $5,650         $91,307        $819,209     $1,250,000   Appraisal   08/01/2006
   168          $3,844         $79,609        $703,085     $1,030,000   Appraisal   09/10/2006
   169          $9,849        $193,726        $750,383     $4,300,000   Appraisal   02/14/2006
   170          $5,400        $579,610        $613,066    $12,920,000   Appraisal   08/31/2006
   171          $1,860         $57,800        $521,864       $770,000   Appraisal   10/11/2006
   172          $1,400        $372,079        $500,000    $10,350,000   Appraisal   11/01/2006
   173          $1,000        $215,826        $450,000     $4,370,000   Appraisal   11/01/2006
   174          $4,200        $202,159          $8,656     $5,960,000   Appraisal   08/15/2006

TOTALS AND WEIGHTED AVERAGES:

                                           COOPERATIVE LOANS
           ---------------------------------------------------------------------------------
MORTGAGE     RENTAL      LTV AS    UNSOLD   SPONSOR   INVESTOR    COOP    SPONSOR/INVESTOR
 LOAN NO.   VALUE(12)    RENTAL   PERCENT    UNITS      UNITS    UNITS          CARRY
-----------------------------------------------------------------------------------------------

    1          NAP         NAP      NAP        NAP       NAP      NAP            NAP

    2          NAP         NAP      NAP        NAP       NAP      NAP            NAP
    2          NAP         NAP      NAP        NAP       NAP      NAP            NAP
    2          NAP         NAP      NAP        NAP       NAP      NAP            NAP
    2          NAP         NAP      NAP        NAP       NAP      NAP            NAP
    2          NAP         NAP      NAP        NAP       NAP      NAP            NAP
    2          NAP         NAP      NAP        NAP       NAP      NAP            NAP
    2          NAP         NAP      NAP        NAP       NAP      NAP            NAP
    2          NAP         NAP      NAP        NAP       NAP      NAP            NAP
    3          NAP         NAP      NAP        NAP       NAP      NAP            NAP
    4          NAP         NAP      NAP        NAP       NAP      NAP            NAP
    5          NAP         NAP      NAP        NAP       NAP      NAP            NAP
    6          NAP         NAP      NAP        NAP       NAP      NAP            NAP
    7          NAP         NAP      NAP        NAP       NAP      NAP            NAP

    8          NAP         NAP      NAP        NAP       NAP      NAP            NAP
    9          NAP         NAP      NAP        NAP       NAP      NAP            NAP
    10         NAP         NAP      NAP        NAP       NAP      NAP            NAP
    11         NAP         NAP      NAP        NAP       NAP      NAP            NAP
    12         NAP         NAP      NAP        NAP       NAP      NAP            NAP
    13         NAP         NAP      NAP        NAP       NAP      NAP            NAP

    14         NAP         NAP      NAP        NAP       NAP      NAP            NAP
    14         NAP         NAP      NAP        NAP       NAP      NAP            NAP
    14         NAP         NAP      NAP        NAP       NAP      NAP            NAP
    14         NAP         NAP      NAP        NAP       NAP      NAP            NAP
    14         NAP         NAP      NAP        NAP       NAP      NAP            NAP
    14         NAP         NAP      NAP        NAP       NAP      NAP            NAP
    14         NAP         NAP      NAP        NAP       NAP      NAP            NAP
    15         NAP         NAP      NAP        NAP       NAP      NAP            NAP
    16         NAP         NAP      NAP        NAP       NAP      NAP            NAP
    17         NAP         NAP      NAP        NAP       NAP      NAP            NAP

    18         NAP         NAP      NAP        NAP       NAP      NAP            NAP
    19         NAP         NAP      NAP        NAP       NAP      NAP            NAP
    20         NAP         NAP      NAP        NAP       NAP      NAP            NAP
    21         NAP         NAP      NAP        NAP       NAP      NAP            NAP
    22         NAP         NAP      NAP        NAP       NAP      NAP            NAP
    23         NAP         NAP      NAP        NAP       NAP      NAP            NAP

    24         NAP         NAP      NAP        NAP       NAP      NAP            NAP
    25         NAP         NAP      NAP        NAP       NAP      NAP            NAP
    26         NAP         NAP      NAP        NAP       NAP      NAP            NAP
    27         NAP         NAP      NAP        NAP       NAP      NAP            NAP
    28         NAP         NAP      NAP        NAP       NAP      NAP            NAP

    29         NAP         NAP      NAP        NAP       NAP      NAP            NAP
    29         NAP         NAP      NAP        NAP       NAP      NAP            NAP
    29         NAP         NAP      NAP        NAP       NAP      NAP            NAP
    29         NAP         NAP      NAP        NAP       NAP      NAP            NAP
    29         NAP         NAP      NAP        NAP       NAP      NAP            NAP
    29         NAP         NAP      NAP        NAP       NAP      NAP            NAP
    29         NAP         NAP      NAP        NAP       NAP      NAP            NAP
    30         NAP         NAP      NAP        NAP       NAP      NAP            NAP
    31         NAP         NAP      NAP        NAP       NAP      NAP            NAP
    32         NAP         NAP      NAP        NAP       NAP      NAP            NAP
    33         NAP         NAP      NAP        NAP       NAP      NAP            NAP
    34         NAP         NAP      NAP        NAP       NAP      NAP            NAP
    35         NAP         NAP      NAP        NAP       NAP      NAP            NAP

    36         NAP         NAP      NAP        NAP       NAP      NAP            NAP
    37         NAP         NAP      NAP        NAP       NAP      NAP            NAP
    38         NAP         NAP      NAP        NAP       NAP      NAP            NAP
    39     $30,500,000    32.7%    11.4%       NAP        39      NAP          $101,244
    40         NAP         NAP      NAP        NAP       NAP      NAP            NAP
    41     $27,100,000    34.6%    32.0%       27         30      NAP    $197,843 / $197,437
    42         NAP         NAP      NAP        NAP       NAP      NAP            NAP
    43         NAP         NAP      NAP        NAP       NAP      NAP            NAP
    44         NAP         NAP      NAP        NAP       NAP      NAP            NAP
    45         NAP         NAP      NAP        NAP       NAP      NAP            NAP

    46         NAP         NAP      NAP        NAP       NAP      NAP            NAP
    46         NAP         NAP      NAP        NAP       NAP      NAP            NAP
    47     $28,060,000    30.3%    9.2%        34        NAP       1           -$16,207
    48     $35,200,000    24.0%    5.2%         7        NAP      NAP          $11,757
    49         NAP         NAP      NAP        NAP       NAP      NAP            NAP
    50     $18,500,000    43.3%     NAP        NAP       NAP      NAP            NAP
    51         NAP         NAP      NAP        NAP       NAP      NAP            NAP
    52         NAP         NAP      NAP        NAP       NAP      NAP            NAP
    53     $38,800,000    19.6%    21.1%       63        NAP      NAP            NAP
    54         NAP         NAP      NAP        NAP       NAP      NAP            NAP
    55         NAP         NAP      NAP        NAP       NAP      NAP            NAP
    56         NAP         NAP      NAP        NAP       NAP      NAP            NAP

    57         NAP         NAP      NAP        NAP       NAP      NAP            NAP
    58         NAP         NAP      NAP        NAP       NAP      NAP            NAP
    59         NAP         NAP      NAP        NAP       NAP      NAP            NAP
    60         NAP         NAP      NAP        NAP       NAP      NAP            NAP
    61         NAP         NAP      NAP        NAP       NAP      NAP            NAP
    62         NAP         NAP      NAP        NAP       NAP      NAP            NAP
    63         NAP         NAP      NAP        NAP       NAP      NAP            NAP

    64         NAP         NAP      NAP        NAP       NAP      NAP            NAP
    65         NAP         NAP      NAP        NAP       NAP      NAP            NAP
    66     $16,750,000    38.3%     NAP        NAP       NAP      NAP            NAP
    67         NAP         NAP      NAP        NAP       NAP      NAP            NAP
    68         NAP         NAP      NAP        NAP       NAP      NAP            NAP
    69         NAP         NAP      NAP        NAP       NAP      NAP            NAP
    70         NAP         NAP      NAP        NAP       NAP      NAP            NAP
    71         NAP         NAP      NAP        NAP       NAP      NAP            NAP
    72         NAP         NAP      NAP        NAP       NAP      NAP            NAP
    73         NAP         NAP      NAP        NAP       NAP      NAP            NAP
    74         NAP         NAP      NAP        NAP       NAP      NAP            NAP
    75     $37,400,000    14.9%    42.4%       61         11      NAP     $90,772 / $219,477
    76     $21,000,000    26.1%     NAP        NAP       NAP      NAP            NAP
    77         NAP         NAP      NAP        NAP       NAP      NAP            NAP
    78         NAP         NAP      NAP        NAP       NAP      NAP            NAP
    79         NAP         NAP      NAP        NAP       NAP      NAP            NAP
    80         NAP         NAP      NAP        NAP       NAP      NAP            NAP
    81     $11,100,000    45.0%     NAP        NAP       NAP      NAP            NAP
    82         NAP         NAP      NAP        NAP       NAP      NAP            NAP
    83     $15,500,000    29.9%     NAP        NAP       NAP      NAP            NAP
    84         NAP         NAP      NAP        NAP       NAP      NAP            NAP
    85         NAP         NAP      NAP        NAP       NAP      NAP            NAP
    86         NAP         NAP      NAP        NAP       NAP      NAP            NAP
    87         NAP         NAP      NAP        NAP       NAP      NAP            NAP
    88         NAP         NAP      NAP        NAP       NAP      NAP            NAP
    89         NAP         NAP      NAP        NAP       NAP      NAP            NAP
    90     $37,300,000    11.2%     NAP        NAP       NAP      NAP            NAP
    91         NAP         NAP      NAP        NAP       NAP      NAP            NAP
    92         NAP         NAP      NAP        NAP       NAP      NAP            NAP
    93         NAP         NAP      NAP        NAP       NAP      NAP            NAP
    94         NAP         NAP      NAP        NAP       NAP      NAP            NAP
    95         NAP         NAP      NAP        NAP       NAP      NAP            NAP
    96         NAP         NAP      NAP        NAP       NAP      NAP            NAP
    97         NAP         NAP      NAP        NAP       NAP      NAP            NAP
    98         NAP         NAP      NAP        NAP       NAP      NAP            NAP
    99         NAP         NAP      NAP        NAP       NAP      NAP            NAP
   100         NAP         NAP      NAP        NAP       NAP      NAP            NAP
   101         NAP         NAP      NAP        NAP       NAP      NAP            NAP
   102     $8,300,000     42.1%    10.4%        5        NAP      NAP           $9,825
   103         NAP         NAP      NAP        NAP       NAP      NAP            NAP
   104         NAP         NAP      NAP        NAP       NAP      NAP            NAP
   105         NAP         NAP      NAP        NAP       NAP      NAP            NAP
   106         NAP         NAP      NAP        NAP       NAP      NAP            NAP
   107         NAP         NAP      NAP        NAP       NAP      NAP            NAP
   108         NAP         NAP      NAP        NAP       NAP      NAP            NAP
   109     $15,100,000    21.4%     NAP        NAP       NAP      NAP            NAP
   110         NAP         NAP      NAP        NAP       NAP      NAP            NAP
   111     $12,600,000    25.2%    17.1%       19        NAP      NAP          $53,921
   112         NAP         NAP      NAP        NAP       NAP      NAP            NAP
   113     $8,550,000     35.1%    49.1%       NAP        53      NAP          $217,460
   114         NAP         NAP      NAP        NAP       NAP      NAP            NAP
   115         NAP         NAP      NAP        NAP       NAP      NAP            NAP
   116         NAP         NAP      NAP        NAP       NAP      NAP            NAP
   117         NAP         NAP      NAP        NAP       NAP      NAP            NAP
   118     $8,000,000     36.2%    21.1%       20        NAP      NAP          $26,627
   119         NAP         NAP      NAP        NAP       NAP      NAP            NAP
   120         NAP         NAP      NAP        NAP       NAP      NAP            NAP
   121         NAP         NAP      NAP        NAP       NAP      NAP            NAP
   122     $10,200,000    25.4%    9.0%         7        NAP      NAP          $22,646
   123     $13,400,000    18.6%     NAP        NAP       NAP      NAP            NAP
   124     $11,300,000    22.1%    18.4%       16        NAP      NAP          $90,528
   125     $14,000,000    17.1%    33.3%       12        NAP      NAP          -$16,629
   126         NAP         NAP      NAP        NAP       NAP      NAP            NAP
   127         NAP         NAP      NAP        NAP       NAP      NAP            NAP
   128     $20,400,000    11.6%     NAP        NAP       NAP      NAP            NAP
   129     $7,400,000     30.4%    16.9%       11        NAP      NAP          $56,659
   130         NAP         NAP      NAP        NAP       NAP      NAP            NAP
   131     $7,000,000     29.9%    29.2%       19        NAP      NAP          $59,033
   132         NAP         NAP      NAP        NAP       NAP      NAP            NAP
   133     $22,400,000     8.9%    17.1%       14        NAP      NAP          -$12,840
   134         NAP         NAP      NAP        NAP       NAP      NAP            NAP
   135         NAP         NAP      NAP        NAP       NAP      NAP            NAP
   136         NAP         NAP      NAP        NAP       NAP      NAP            NAP
   137         NAP         NAP      NAP        NAP       NAP      NAP            NAP
   138     $8,500,000     21.4%    40.5%       30        NAP      NAP          $54,083

   139         NAP         NAP      NAP        NAP       NAP      NAP            NAP
   140         NAP         NAP      NAP        NAP       NAP      NAP            NAP
   141         NAP         NAP      NAP        NAP       NAP      NAP            NAP
   142         NAP         NAP      NAP        NAP       NAP      NAP            NAP
   143         NAP         NAP      NAP        NAP       NAP      NAP            NAP
   144     $16,700,000     9.8%     NAP        NAP       NAP      NAP            NAP
   145     $16,900,000     9.4%     NAP        NAP       NAP      NAP            NAP
   146         NAP         NAP      NAP        NAP       NAP      NAP            NAP
   147         NAP         NAP      NAP        NAP       NAP      NAP            NAP
   148         NAP         NAP      NAP        NAP       NAP      NAP            NAP
   149         NAP         NAP      NAP        NAP       NAP      NAP            NAP
   150         NAP         NAP      NAP        NAP       NAP      NAP            NAP
   151         NAP         NAP      NAP        NAP       NAP      NAP            NAP
   152         NAP         NAP      NAP        NAP       NAP      NAP            NAP
   153         NAP         NAP      NAP        NAP       NAP      NAP            NAP
   154         NAP         NAP      NAP        NAP       NAP      NAP            NAP
   155         NAP         NAP      NAP        NAP       NAP      NAP            NAP
   156     $14,700,000     9.2%     NAP        NAP       NAP      NAP            NAP
   157     $4,500,000     28.5%    10.8%        7        NAP      NAP           $5,737
   158         NAP         NAP      NAP        NAP       NAP      NAP            NAP
   159         NAP         NAP      NAP        NAP       NAP      NAP            NAP
   160         NAP         NAP      NAP        NAP       NAP      NAP            NAP
   161     $4,300,000     25.5%     NAP        NAP       NAP      NAP            NAP
   162         NAP         NAP      NAP        NAP       NAP      NAP            NAP
   163         NAP         NAP      NAP        NAP       NAP      NAP            NAP
   164         NAP         NAP      NAP        NAP       NAP      NAP            NAP
   165     $4,200,000     23.8%     NAP        NAP       NAP      NAP            NAP
   166     $5,500,000     18.1%    14.8%        8        NAP      NAP           $9,770
   167         NAP         NAP      NAP        NAP       NAP      NAP            NAP
   168         NAP         NAP      NAP        NAP       NAP      NAP            NAP
   169     $2,400,000     33.3%    5.6%         2        NAP      NAP            -$7
   170     $7,730,000     10.2%     NAP        NAP       NAP      NAP            NAP
   171         NAP         NAP      NAP        NAP       NAP      NAP            NAP
   172     $4,800,000     10.4%     NAP        NAP       NAP      NAP            NAP
   173     $2,700,000     16.7%     NAP        NAP       NAP      NAP            NAP
   174     $3,370,000     10.1%     NAP        NAP       NAP      NAP            NAP

TOTALS AND WEIGHTED AVERAGES:

MORTGAGE                                                         LEASE
 LOAN NO.  LARGEST TENANT(13)                               EXPIRATION DATE   % NSF
---------------------------------------------------------------------------------------

    1      Edwards & Angell                                    03/01/2008      9.9%

    2      NAP                                                     NAP          NAP
    2      NAP                                                     NAP          NAP
    2      NAP                                                     NAP          NAP
    2      NAP                                                     NAP          NAP
    2      NAP                                                     NAP          NAP
    2      NAP                                                     NAP          NAP
    2      NAP                                                     NAP          NAP
    2      NAP                                                     NAP          NAP
    3      Gibbons, Del Deo, Dolan                             06/30/2018      20.2%
    4      Cabela's                                            04/30/2022      11.1%
    5      AT&T                                                06/30/2011      39.2%
    6      ICW                                                 12/31/2016      39.9%
    7      Roush Enterprises, Inc                              02/28/2011      44.0%

    8      NAP                                                     NAP          NAP
    9      NAP                                                     NAP          NAP
    10     NAP                                                     NAP          NAP
    11     NAP                                                     NAP          NAP
    12     GSA                                                 01/31/2011      36.3%
    13     Mill Run Tours                                      02/29/2008      13.5%

    14     Walgreens                                           03/30/2015      33.7%
    14     National MS Society                                 07/31/2009      30.0%
    14     Broadway Bank                                       11/30/2026      75.9%
    14     Butter                                              06/30/2011      50.0%
    14     Furniture Inn, LTD                                  08/31/2009      29.6%
    14     Covenient                                           05/31/2009      38.9%
    14     Broadway Bank                                       11/30/2026      50.0%
    15     Safeway Store                                       01/31/2022      42.5%
    16     Platt College                                       03/31/2012      27.9%
    17     Tesco Stores West Inc                               05/30/2027      19.1%

    18     NAP                                                     NAP          NAP
    19     Giant Foods                                         08/31/2032     100.0%
    20     Big K-mart                                          10/31/2022     100.0%
    21     NAP                                                     NAP          NAP
    22     Petco                                               06/30/2013      27.6%
    23     NAP                                                     NAP          NAP

    24     Winn-Dixie Montgomery, Inc.                         05/05/2011      53.1%
    25     Fred's Stores                                       03/31/2013      30.3%
    26     Food Lion                                           02/28/2017      35.2%
    27     Telecommunications Systems, Inc.                    03/31/2008      30.1%
    28     NAP                                                     NAP          NAP

    29     NAP                                                     NAP          NAP
    29     NAP                                                     NAP          NAP
    29     NAP                                                     NAP          NAP
    29     NAP                                                     NAP          NAP
    29     NAP                                                     NAP          NAP
    29     NAP                                                     NAP          NAP
    29     NAP                                                     NAP          NAP
    30     Regal Cinema                                        11/30/2023      49.6%
    31     The Trustees of The University of Pennsylvania      02/28/2027     100.0%
    32     NAP                                                     NAP          NAP
    33     Pan Western Corporation                             01/31/2022     100.0%
    34     NAP                                                     NAP          NAP
    35     NAP                                                     NAP          NAP

    36     NAP                                                     NAP          NAP
    37     NAP                                                     NAP          NAP
    38     Jung Jae Song                                       02/28/2009      12.5%
    39     NAP                                                     NAP          NAP
    40     ReMax Realty                                        08/31/2011      23.4%
    41     NAP                                                     NAP          NAP
    42     NAP                                                     NAP          NAP
    43     ETS                                                 03/31/2011      11.8%
    44     NAP                                                     NAP          NAP
    45     Mid Coast Hospital                                  10/31/2016      67.2%

    46     NAP                                                     NAP          NAP
    46     NAP                                                     NAP          NAP
    47     NAP                                                     NAP          NAP
    48     NAP                                                     NAP          NAP
    49     Chui Young Lu Restaurant                            07/31/2011      11.6%
    50     NAP                                                     NAP          NAP
    51     St. Vincent de Paul                                     MTM         13.7%
    52     Cobb Theatres III, LLC                              12/31/2025     100.0%
    53     NAP                                                     NAP          NAP
    54     Team OC Fun                                         10/31/2021      80.7%
    55     Sleep Country USA                                   09/22/2012      24.3%
    56     NAP                                                     NAP          NAP

    57     Novum Pharmaceutical                                06/30/2009      92.6%
    58     Best Cycle Parts                                    09/30/2007      28.5%
    59     NAP                                                     NAP          NAP
    60     Farm Fresh                                          12/31/2016      60.7%
    61     NAP                                                     NAP          NAP
    62     Southern Nevada Health District                     01/31/2008      48.2%
    63     Elm Industries                                      08/31/2016      17.8%

    64     Mattress & Sleep Mart                               11/30/2010      12.2%
    65     Deem's Kitchen and Bath                             03/31/2012      13.8%
    66     NAP                                                     NAP          NAP
    67     Kohl's Department Stores, Inc.                      01/14/2032     100.0%
    68     Healthfield Hospice                                 08/30/2010      23.7%
    69     NAP                                                     NAP          NAP
    70     NAP                                                     NAP          NAP
    71     Oak Hill Hardware, Inc. (Ace)                       03/31/2009      13.7%
    72     NAP                                                     NAP          NAP
    73     Coyote Cafe'                                        07/31/2016      61.3%
    74     NAP                                                     NAP          NAP
    75     NAP                                                     NAP          NAP
    76     NAP                                                     NAP          NAP
    77     Ross Dress for Less                                 01/31/2013      90.8%
    78     University Radiology Group, PC                      12/31/2016      60.7%
    79     Lowe's Sandwich Lease                               05/31/2031     100.0%
    80     CVS Downey, L.P.                                    01/31/2026      45.1%
    81     NAP                                                     NAP          NAP
    82     PNC Bank                                            10/31/2021     100.0%
    83     NAP                                                     NAP          NAP
    84     Burger King                                         09/25/2014      13.0%
    85     Washington Health Club                              07/01/2016      33.3%
    86     Thrifty Payless, Inc.                               12/31/2026     100.0%
    87     NAP                                                     NAP          NAP
    88     Rite Aid                                            02/07/2027     100.0%
    89     A-Macquisition, Inc.                                04/30/2016      51.2%
    90     NAP                                                     NAP          NAP
    91     Aaron's                                             04/14/2010      16.7%
    92     Royal Glass Company                                 08/31/2007      37.1%
    93     Advanced Endoscopy                                  12/31/2013      21.6%
    94     AGIA                                                12/31/2010     100.0%
    95     SSI Venture                                         10/31/2010      38.0%
    96     Gorman's Novi, Inc.                                 08/31/2021      95.0%
    97     Walgreens                                           07/31/2029     100.0%
    98     Walgreens                                           12/31/2030     100.0%
    99     NAP                                                     NAP          NAP
   100     NAP                                                     NAP          NAP
   101     Insurance Auto Auctions                             12/15/2026     100.0%
   102     NAP                                                     NAP          NAP
   103     Uncle Abie's Deli Inc.                              12/31/2026      27.3%
   104     NAP                                                     NAP          NAP
   105     NAP                                                     NAP          NAP
   106     Piropos                                             10/31/2019      55.8%
   107     Ametek                                              11/01/2015      65.7%
   108     LA Difference Market                                08/15/2011      19.3%
   109     NAP                                                     NAP          NAP
   110     International Buffet, LLC                           06/30/2016      74.5%
   111     NAP                                                     NAP          NAP
   112     NAP                                                     NAP          NAP
   113     NAP                                                     NAP          NAP
   114     DMV                                                 02/28/2010      15.3%
   115     Commerce Bank                                       10/10/2031     100.0%
   116     NAP                                                     NAP          NAP
   117     NAP                                                     NAP          NAP
   118     NAP                                                     NAP          NAP
   119     Salon                                               06/30/2011      22.2%
   120     Serina (B.D. Tacos)                                 01/01/2008      25.7%
   121     Food Lion, Inc.                                     10/27/2017      70.3%
   122     NAP                                                     NAP          NAP
   123     NAP                                                     NAP          NAP
   124     NAP                                                     NAP          NAP
   125     NAP                                                     NAP          NAP
   126     NAP                                                     NAP          NAP
   127     Tractor Supply                                      06/30/2020     100.0%
   128     NAP                                                     NAP          NAP
   129     NAP                                                     NAP          NAP
   130     Walgreens                                           10/15/2028     100.0%
   131     NAP                                                     NAP          NAP
   132     Chapel Hill Internal Medicine                       12/31/2018     100.0%
   133     NAP                                                     NAP          NAP
   134     O'Reilly Automotive, Inc.                           01/01/2022      53.1%
   135     NAP                                                     NAP          NAP
   136     Pressley Ridge                                      11/30/2007      14.2%
   137     Allstate Insurance Co.                              09/30/2007      14.4%
   138     NAP                                                     NAP          NAP

   139     Alphagraphics Inc.                                  08/31/2011      25.1%
   140     Odyssey                                             08/31/2009      24.4%
   141     CVS 3805 SC, L.L.C.                                 01/31/2032     100.0%
   142     NAP                                                     NAP          NAP
   143     Tractor Supply Company                              11/30/2019     100.0%
   144     NAP                                                     NAP          NAP
   145     NAP                                                     NAP          NAP
   146     Fiddlesticks Restaurant                             10/01/2010      11.8%
   147     Jared Jewelers                                      06/22/2026     100.0%
   148     Wachovia Bank                                       08/31/2026     100.0%
   149     Von Schmeeling's Martial Arts                       07/31/2009      13.8%
   150     Legal Aid Justice Center                            10/31/2012      40.6%
   151     The Early Years CDC, Inc.                           10/31/2008      10.6%
   152     Family Dollar                                       12/01/2007      38.3%
   153     Revco Discount Drug Centers, Inc.                   08/31/2017     100.0%
   154     NAP                                                     NAP          NAP
   155     NAP                                                     NAP          NAP
   156     NAP                                                     NAP          NAP
   157     NAP                                                     NAP          NAP
   158     Polk County Farm Bureau                             08/31/2010      12.7%
   159     Gorman's Troy, Inc.                                 08/31/2021     100.0%
   160     Topline Inc.                                        10/31/2018      39.4%
   161     NAP                                                     NAP          NAP
   162     1-Chester, Inc.                                     10/31/2011      18.4%
   163     Nu - Hope of Highlands, Inc.                        12/31/2010      18.0%
   164     Adeler, Inc.                                        11/01/2018      28.6%
   165     NAP                                                     NAP          NAP
   166     NAP                                                     NAP          NAP
   167     The United States of America                        08/31/2016     100.0%
   168     Richmond Toyz                                       12/31/2011      23.7%
   169     NAP                                                     NAP          NAP
   170     NAP                                                     NAP          NAP
   171     Bayou Rental Office                                 10/31/2011      18.2%
   172     NAP                                                     NAP          NAP
   173     NAP                                                     NAP          NAP
   174     NAP                                                     NAP          NAP

TOTALS AND WEIGHTED AVERAGES:

MORTGAGE                                                          LEASE
 LOAN NO.  SECOND LARGEST TENANT                             EXPIRATION DATE   % NSF    THIRD LARGEST TENANT
---------------------------------------------------------------------------------------------------------------------------------

    1      Sherin and Lodgen                                    07/01/2014      5.1%    HQ Global Workplaces

    2      NAP                                                     NAP           NAP    NAP
    2      NAP                                                     NAP           NAP    NAP
    2      NAP                                                     NAP           NAP    NAP
    2      NAP                                                     NAP           NAP    NAP
    2      NAP                                                     NAP           NAP    NAP
    2      NAP                                                     NAP           NAP    NAP
    2      NAP                                                     NAP           NAP    NAP
    2      NAP                                                     NAP           NAP    NAP
    3      Saiber, Schlesinger, Saltz                           11/14/2009      8.4%    Kaplan
    4      Regal Cinemas                                        12/16/2018      6.9%    Burlington Coat Factory
    5      Utility Engineering Corp.                            08/31/2011      8.9%    Navitaire Inc.
    6      American Assets                                      07/31/2016      11.9%   Mission Ventures Operating Co.
    7      NYX, Inc                                             02/28/2014      9.4%    Virginia Title Company

    8      NAP                                                     NAP           NAP    NAP
    9      NAP                                                     NAP           NAP    NAP
    10     NAP                                                     NAP           NAP    NAP
    11     NAP                                                     NAP           NAP    NAP
    12     Time Warner Cable Inc.                               04/30/2009      33.7%   Kimley-Horn and Associates, Inc.
    13     David Green & Associates                             03/31/2009      6.7%    NY Musculo-Skeletal, P.C.

    14     Blockbuster                                          08/30/2007      17.1%   Beauty Salon
    14     Family Health Network, Inc.                          02/28/2010      14.3%   Beverage Testing Institute
    14     United Investors                                     11/30/2026      24.1%   NAP
    14     Adams Dental Center                                  08/31/2010      16.7%   Cleaners
    14     Cresent C. Ligo                                      08/31/2007      18.5%   Cleaners
    14     Laundry                                              01/31/2009      22.2%   Ryszard & Dorota Stanisz
    14     NAP                                                     NAP           NAP    NAP
    15     Rite Aid                                             04/30/2010      6.9%    Fashion Bug
    16     El Torito                                            10/31/2008      9.5%    Black Angus
    17     Petco Animal Supplies                                01/31/2012      15.9%   Sizzler

    18     NAP                                                     NAP           NAP    NAP
    19     NAP                                                     NAP           NAP    NAP
    20     NAP                                                     NAP           NAP    NAP
    21     NAP                                                     NAP           NAP    NAP
    22     Ann Taylor Loft #1481                                01/31/2016      8.9%    Bonefish Grill #0804
    23     NAP                                                     NAP           NAP    NAP

    24     Rite-Aid (fka Harco Drugs)                           04/14/2011      13.5%   M.G.A, Inc. (Movie Gallery)
    25     Aldi                                                 08/31/2016      24.5%   Dollar Tree
    26     Dollar General                                       08/31/2011      12.5%   Piedmont Decorators
    27     Towne Part, LTD                                      06/30/2010      13.4%   American Home Mortgage
    28     NAP                                                     NAP           NAP    NAP

    29     NAP                                                     NAP           NAP    NAP
    29     NAP                                                     NAP           NAP    NAP
    29     NAP                                                     NAP           NAP    NAP
    29     NAP                                                     NAP           NAP    NAP
    29     NAP                                                     NAP           NAP    NAP
    29     NAP                                                     NAP           NAP    NAP
    29     NAP                                                     NAP           NAP    NAP
    30     Tractor Supply Co.                                   01/01/2021      17.9%   Funworks
    31     NAP                                                     NAP           NAP    NAP
    32     NAP                                                     NAP           NAP    NAP
    33     NAP                                                     NAP           NAP    NAP
    34     NAP                                                     NAP           NAP    NAP
    35     NAP                                                     NAP           NAP    NAP

    36     NAP                                                     NAP           NAP    NAP
    37     NAP                                                     NAP           NAP    NAP
    38     Dorit Ben-Shitrit                                    07/31/2007      6.6%    Cielo, Inc.
    39     NAP                                                     NAP           NAP    NAP
    40     Blockbuster Video                                    06/30/2008      12.7%   Honey Baked Ham
    41     NAP                                                     NAP           NAP    NAP
    42     NAP                                                     NAP           NAP    NAP
    43     Statcorp-Newalliance                                 03/31/2009      6.9%    Alps Wire Rope Corporation
    44     NAP                                                     NAP           NAP    NAP
    45     Maine Ctr for Cancer Medicine                        10/31/2016      7.3%    Mid Coast Cardiology

    46     NAP                                                     NAP           NAP    NAP
    46     NAP                                                     NAP           NAP    NAP
    47     NAP                                                     NAP           NAP    NAP
    48     NAP                                                     NAP           NAP    NAP
    49     San Chun Restaurant                                  01/31/2007      11.5%   Hamsoa NJ Inc.
    50     NAP                                                     NAP           NAP    NAP
    51     DOC and CPS                                          05/31/2012      7.5%    Ames Tools
    52     NAP                                                     NAP           NAP    NAP
    53     NAP                                                     NAP           NAP    NAP
    54     Cal-Am Properties Incorporated                       10/31/2021      19.4%   NAP
    55     The Rock Wood Fired Pizza                            11/24/2016      19.5%   Panda Express
    56     NAP                                                     NAP           NAP    NAP

    57     Weststar Credit                                      11/30/2007      7.4%    NAP
    58     P.T. Gaming, LLC                                     12/31/2007      25.6%   Handy Cash Loan Center
    59     NAP                                                     NAP           NAP    NAP
    60     Imperial Palace                                      08/30/2009      4.7%    Dragon Connection
    61     NAP                                                     NAP           NAP    NAP
    62     Nevada Health Centers                                06/30/2012      14.6%   Jerry L. Jones, M.D.
    63     Lil River Grill                                      05/14/2010      11.9%   Scotland Yard

    64     Leslie's Pool Supplies                               11/30/2010      10.1%   Woody's BBQ
    65     China King                                           01/31/2016      6.9%    Quizino's Subs
    66     NAP                                                     NAP           NAP    NAP
    67     NAP                                                     NAP           NAP    NAP
    68     South Atlanta Hemotology                             04/30/2015      18.3%   Dr. Jacob Lee
    69     NAP                                                     NAP           NAP    NAP
    70     NAP                                                     NAP           NAP    NAP
    71     Family Dollar, Inc.                                  06/30/2010      7.7%    United States Post Office
    72     NAP                                                     NAP           NAP    NAP
    73     Cos Bar of Santa Fe                                  10/31/2011      10.5%   Desert Sage
    74     NAP                                                     NAP           NAP    NAP
    75     NAP                                                     NAP           NAP    NAP
    76     NAP                                                     NAP           NAP    NAP
    77     Payless Shoesource                                   04/30/2012      8.8%    The Golden 1 Credit Union
    78     Contemporary Plastic Surgery Associates, L.L.C.      06/30/2009      12.0%   Highland Park Medical Associates, P.A.
    79     NAP                                                     NAP           NAP    NAP
    80     Home Town Buffet                                     12/31/2018      35.3%   Cingular Wireless PCS, LLC
    81     NAP                                                     NAP           NAP    NAP
    82     NAP                                                     NAP           NAP    NAP
    83     NAP                                                     NAP           NAP    NAP
    84     North Shore Cleaners                                 08/31/2007      6.5%    Chicago Title
    85     Catfish Lewie's                                      08/31/2016      13.3%   Black Belt College
    86     NAP                                                     NAP           NAP    NAP
    87     NAP                                                     NAP           NAP    NAP
    88     NAP                                                     NAP           NAP    NAP
    89     The Landers Firm                                     09/30/2016      9.4%    Bateman, Gibson, and Childers LLC
    90     NAP                                                     NAP           NAP    NAP
    91     Brothers Beauty Supply                               07/29/2008      13.9%   Lola's Buffet
    92     City Floors, Inc.                                    12/31/2009      11.9%   Alsco
    93     Monmouth Gastroenterology                            12/31/2014      15.3%   Women's Health Alliance
    94     NAP                                                     NAP           NAP    NAP
    95     On The Rocks, Inc.                                   10/31/2009      10.7%   Alpine Peaks, Inc.
    96     Dr. Diane Galper and Associates, O.D.P.C.            12/31/2008      5.0%    NAP
    97     NAP                                                     NAP           NAP    NAP
    98     NAP                                                     NAP           NAP    NAP
    99     NAP                                                     NAP           NAP    NAP
   100     NAP                                                     NAP           NAP    NAP
   101     NAP                                                     NAP           NAP    NAP
   102     NAP                                                     NAP           NAP    NAP
   103     NAP                                                     NAP           NAP    NAP
   104     NAP                                                     NAP           NAP    NAP
   105     NAP                                                     NAP           NAP    NAP
   106     Prairiebrooke Arts                                   09/30/2013      21.2%   Bells Flowers
   107     ABC Rentals                                          12/01/2015      34.3%   NAP
   108     Amscot Financial                                     05/07/2016      17.4%   Firehouse Subs
   109     NAP                                                     NAP           NAP    NAP
   110     East Coast Communications                            06/30/2009      13.0%   Indications, LLC
   111     NAP                                                     NAP           NAP    NAP
   112     NAP                                                     NAP           NAP    NAP
   113     NAP                                                     NAP           NAP    NAP
   114     Health Car Facility                                  03/31/2015      10.9%   Radio Shack
   115     NAP                                                     NAP           NAP    NAP
   116     NAP                                                     NAP           NAP    NAP
   117     NAP                                                     NAP           NAP    NAP
   118     NAP                                                     NAP           NAP    NAP
   119     Bad Bob's BBQ                                        09/30/2010      20.9%   Japanese Restaurant
   120     Cafe Kado                                            08/31/2010      13.5%   Flowers in the Park
   121     Family Dollar Store of Maryland, Inc.                12/31/2007      16.0%   Tony Testa Corp.
   122     NAP                                                     NAP           NAP    NAP
   123     NAP                                                     NAP           NAP    NAP
   124     NAP                                                     NAP           NAP    NAP
   125     NAP                                                     NAP           NAP    NAP
   126     NAP                                                     NAP           NAP    NAP
   127     NAP                                                     NAP           NAP    NAP
   128     NAP                                                     NAP           NAP    NAP
   129     NAP                                                     NAP           NAP    NAP
   130     NAP                                                     NAP           NAP    NAP
   131     NAP                                                     NAP           NAP    NAP
   132     NAP                                                     NAP           NAP    NAP
   133     NAP                                                     NAP           NAP    NAP
   134     Sherwin Williams Company                             05/01/2016      46.9%   NAP
   135     NAP                                                     NAP           NAP    NAP
   136     Markesberg & Richardson Co., LPA                     07/31/2010      13.2%   Neighborhood Reinvestment Corp.
   137     Latin Boutique/CICC Enterp.                          10/31/2007      14.4%   Paul's Carpet & Tile
   138     NAP                                                     NAP           NAP    NAP

   139     Citifinancial, Inc.                                  04/30/2008      19.6%   Lakeland Bagels, Inc.
   140     Charlie's Restaurant                                 12/31/2007      14.5%   Quality Hearing Centers of FLA
   141     NAP                                                     NAP           NAP    NAP
   142     NAP                                                     NAP           NAP    NAP
   143     NAP                                                     NAP           NAP    NAP
   144     NAP                                                     NAP           NAP    NAP
   145     NAP                                                     NAP           NAP    NAP
   146     Fisher Batteries                                     08/31/2007      10.6%   Sorrento's Restaurant & Pizza
   147     NAP                                                     NAP           NAP    NAP
   148     NAP                                                     NAP           NAP    NAP
   149     Dr. Janivara Umesh                                   11/30/2008      12.2%   Love N Fluff
   150     NAP                                                     NAP           NAP    NAP
   151     Tandum Corporation                                   10/31/2011      7.9%    Dairy Queen
   152     Pastore's of Rosedale, Inc.                          12/01/2009      23.7%   CNS Trading Company
   153     NAP                                                     NAP           NAP    NAP
   154     NAP                                                     NAP           NAP    NAP
   155     NAP                                                     NAP           NAP    NAP
   156     NAP                                                     NAP           NAP    NAP
   157     NAP                                                     NAP           NAP    NAP
   158     More Space Place                                     05/31/2013      11.9%   Citigroup (Tran South)
   159     NAP                                                     NAP           NAP    NAP
   160     Advertising Promotions and Designs                   09/30/2009      18.5%   Becky's B & L Inc.
   161     NAP                                                     NAP           NAP    NAP
   162     Brett's Comic Pile and Velocity Comics               05/31/2011      14.1%   NAP
   163     Florida Dept. of Law Enforce                         02/28/2011      15.4%   Highlands City Sheriff's Dept.
   164     New Paradigm Capital Management, Inc                 08/01/2009      25.7%   Capital Realty Services
   165     NAP                                                     NAP           NAP    NAP
   166     NAP                                                     NAP           NAP    NAP
   167     NAP                                                     NAP           NAP    NAP
   168     NAP                                                     NAP           NAP    NAP
   169     NAP                                                     NAP           NAP    NAP
   170     NAP                                                     NAP           NAP    NAP
   171     Bayou Properties Office                              10/31/2011      11.1%   NAP
   172     NAP                                                     NAP           NAP    NAP
   173     NAP                                                     NAP           NAP    NAP
   174     NAP                                                     NAP           NAP    NAP

TOTALS AND WEIGHTED AVERAGES:

MORTGAGE       LEASE                    INSURANCE       TAX ESCROW    CAPITAL EXPENDITURE   TI/LC ESCROW
 LOAN NO.  EXPIRATION DATE   % NSF   ESCROW IN PLACE   IN PLACE(14)   ESCROW IN PLACE(15)   IN PLACE(16)
--------------------------------------------------------------------------------------------------------

    1         09/01/2016      4.8%         No               No                Yes                 Yes

    2            NAP          NAP          Yes              Yes               Yes                  No
    2            NAP          NAP          Yes              Yes               Yes                  No
    2            NAP          NAP          Yes              Yes               Yes                  No
    2            NAP          NAP          Yes              Yes               Yes                  No
    2            NAP          NAP          Yes              Yes               Yes                  No
    2            NAP          NAP          Yes              Yes               Yes                  No
    2            NAP          NAP          Yes              Yes               Yes                  No
    2            NAP          NAP          Yes              Yes               Yes                  No
    3         07/31/2016      5.4%         Yes              Yes               Yes                 Yes
    4         01/31/2014      6.6%         Yes              Yes               Yes                 Yes
    5         01/31/2008      7.8%         No               Yes               No                  Yes
    6         06/30/2012      5.0%         No               Yes               No                   No
    7         06/30/2017      9.2%         No               Yes               No                  Yes

    8            NAP          NAP          No               Yes               No                   No
    9            NAP          NAP          No               Yes               No                   No
    10           NAP          NAP          No               Yes               No                   No
    11           NAP          NAP          No               Yes               No                   No
    12        01/31/2011     17.4%         Yes              Yes               Yes                 Yes
    13        12/31/2013      6.7%         No               Yes               Yes                  No

    14        05/31/2009      7.1%         Yes              Yes               Yes                 Yes
    14        07/31/2009      9.0%         Yes              Yes               Yes                 Yes
    14           NAP          NAP          Yes              Yes               Yes                 Yes
    14        08/31/2007      8.3%         Yes              Yes               Yes                 Yes
    14        02/28/2011     14.8%         Yes              Yes               Yes                 Yes
    14        06/30/2007     22.2%         Yes              Yes               Yes                 Yes
    14           NAP          NAP          Yes              Yes               Yes                 Yes
    15        08/31/2011      6.3%         Yes              Yes               Yes                 Yes
    16        10/31/2009      8.5%         Yes              Yes               Yes                 Yes
    17        06/30/2023      7.9%         Yes              Yes               Yes                 Yes

    18           NAP          NAP          No               No                Yes                  No
    19           NAP          NAP          Yes              Yes               No                   No
    20           NAP          NAP          No               No                No                   No
    21           NAP          NAP          Yes              Yes               No                   No
    22        10/31/2014      8.2%         No               No                No                   No
    23           NAP          NAP          Yes              Yes               Yes                  No

    24        04/30/2007      6.7%         Yes              Yes               Yes                 Yes
    25        10/31/2007     14.6%         Yes              Yes               Yes                 Yes
    26        11/30/2007     10.7%         Yes              Yes               Yes                 Yes
    27        01/14/2010      4.6%         Yes              Yes               Yes                 Yes
    28           NAP          NAP          Yes              Yes               Yes                  No

    29           NAP          NAP          Yes              Yes               Yes                  No
    29           NAP          NAP          Yes              Yes               Yes                  No
    29           NAP          NAP          Yes              Yes               Yes                  No
    29           NAP          NAP          Yes              Yes               Yes                  No
    29           NAP          NAP          Yes              Yes               Yes                  No
    29           NAP          NAP          Yes              Yes               Yes                  No
    29           NAP          NAP          Yes              Yes               Yes                  No
    30        09/30/2011      5.8%         No               No                No                   No
    31           NAP          NAP          No               No                No                   No
    32           NAP          NAP          Yes              Yes               No                   No
    33           NAP          NAP          Yes              Yes               Yes                  No
    34           NAP          NAP          Yes              Yes               Yes                  No
    35           NAP          NAP          Yes              Yes               Yes                  No

    36           NAP          NAP          Yes              Yes               Yes                  No
    37           NAP          NAP          Yes              Yes               No                   No
    38        04/30/2008      5.2%         Yes              Yes               Yes                 Yes
    39           NAP          NAP          No               No                No                   No
    40        03/31/2011      9.1%         No               No                No                   No
    41           NAP          NAP          No               No                No                   No
    42           NAP          NAP          Yes              Yes               Yes                  No
    43        05/31/2010      5.9%         Yes              Yes               Yes                  No
    44           NAP          NAP          Yes              Yes               Yes                  No
    45        10/31/2011      4.8%         Yes              Yes               Yes                  No

    46           NAP          NAP          Yes              Yes               Yes                  No
    46           NAP          NAP          Yes              Yes               Yes                  No
    47           NAP          NAP          No               Yes               No                   No
    48           NAP          NAP          No               No                No                   No
    49        11/30/2010      8.2%         Yes              Yes               Yes                 Yes
    50           NAP          NAP          Yes              Yes               No                   No
    51        12/31/2013      7.3%         Yes              Yes               Yes                 Yes
    52           NAP          NAP          No               No                No                   No
    53           NAP          NAP          No               No                No                   No
    54           NAP          NAP          Yes              Yes               Yes                  No
    55        07/14/2026      9.5%         Yes              Yes               No                  Yes
    56           NAP          NAP          Yes              Yes               Yes                  No

    57           NAP          NAP          No               Yes               Yes                 Yes
    58        01/31/2010     11.7%         No               Yes               Yes                 Yes
    59           NAP          NAP          Yes              Yes               Yes                  No
    60        09/30/2008      3.9%         Yes              Yes               Yes                 Yes
    61           NAP          NAP          Yes              Yes               Yes                  No
    62        11/30/2007      8.8%         Yes              Yes               Yes                 Yes
    63        04/30/2007      7.2%         Yes              Yes               Yes                 Yes

    64        06/30/2020      6.8%         Yes              Yes               Yes                  No
    65        09/30/2015      6.9%         Yes              Yes               Yes                  No
    66           NAP          NAP          Yes              Yes               No                   No
    67           NAP          NAP          No               No                No                   No
    68        04/30/2015     15.4%         Yes              Yes               Yes                 Yes
    69           NAP          NAP          Yes              Yes               Yes                  No
    70           NAP          NAP          No               Yes               Yes                  No
    71        07/31/2011      7.1%         No               Yes               Yes                 Yes
    72           NAP          NAP          Yes              Yes               Yes                  No
    73        02/28/2012     10.4%         Yes              Yes               Yes                 Yes
    74           NAP          NAP          Yes              Yes               Yes                  No
    75           NAP          NAP          No               No                No                   No
    76           NAP          NAP          No               No                No                   No
    77        01/31/2012      0.3%         Yes              Yes               Yes                 Yes
    78        06/30/2014      8.5%         No               Yes               No                   No
    79           NAP          NAP          Yes              No                No                   No
    80        02/28/2013     11.3%         No               No                No                   No
    81           NAP          NAP          Yes              Yes               No                   No
    82           NAP          NAP          No               No                No                   No
    83           NAP          NAP          Yes              No                No                   No
    84        02/28/2008      6.5%         Yes              Yes               Yes                 Yes
    85        08/31/2016     13.3%         Yes              Yes               Yes                 Yes
    86           NAP          NAP          No               No                No                   No
    87           NAP          NAP          Yes              Yes               No                   No
    88           NAP          NAP          No               No                Yes                  No
    89        03/31/2007      7.7%         Yes              Yes               Yes                 Yes
    90           NAP          NAP          No               No                No                   No
    91        07/20/2016     11.3%         Yes              Yes               No                   No
    92        03/31/2011     11.5%         Yes              Yes               Yes                 Yes
    93        10/31/2008      9.8%         Yes              Yes               Yes                 Yes
    94           NAP          NAP          No               Yes               Yes                  No
    95        06/30/2010     10.7%         Yes              Yes               Yes                 Yes
    96           NAP          NAP          Yes              Yes               Yes                  No
    97           NAP          NAP          No               No                No                   No
    98           NAP          NAP          No               No                No                   No
    99           NAP          NAP          Yes              Yes               Yes                  No
   100           NAP          NAP          Yes              Yes               Yes                  No
   101           NAP          NAP          No               No                No                   No
   102           NAP          NAP          No               No                No                   No
   103           NAP          NAP          No               Yes               Yes                 Yes
   104           NAP          NAP          No               Yes               Yes                  No
   105           NAP          NAP          No               Yes               No                   No
   106        10/31/2011     10.8%         Yes              Yes               Yes                 Yes
   107           NAP          NAP          Yes              Yes               Yes                 Yes
   108        11/15/2011     11.2%         Yes              Yes               No                   No
   109           NAP          NAP          Yes              Yes               No                   No
   110        09/20/2011     12.5%         Yes              Yes               Yes                 Yes
   111           NAP          NAP          No               Yes               No                   No
   112           NAP          NAP          Yes              Yes               Yes                  No
   113           NAP          NAP          No               No                No                   No
   114        01/31/2012      9.6%         Yes              Yes               Yes                 Yes
   115           NAP          NAP          No               No                No                   No
   116           NAP          NAP          Yes              Yes               Yes                  No
   117           NAP          NAP          No               No                No                   No
   118           NAP          NAP          No               Yes               No                   No
   119        01/12/2012     18.5%         No               Yes               Yes                 Yes
   120        01/31/2010     12.2%         Yes              Yes               Yes                 Yes
   121        10/31/2009      4.4%         Yes              No                No                   No
   122           NAP          NAP          No               Yes               No                   No
   123           NAP          NAP          No               No                No                   No
   124           NAP          NAP          No               No                No                   No
   125           NAP          NAP          No               No                No                   No
   126           NAP          NAP          Yes              Yes               Yes                  No
   127           NAP          NAP          No               No                No                   No
   128           NAP          NAP          No               No                No                   No
   129           NAP          NAP          No               No                No                   No
   130           NAP          NAP          No               No                No                   No
   131           NAP          NAP          No               Yes               No                   No
   132           NAP          NAP          Yes              Yes               Yes                  No
   133           NAP          NAP          No               No                No                   No
   134           NAP          NAP          Yes              Yes               Yes                  No
   135           NAP          NAP          Yes              Yes               Yes                  No
   136        05/31/2011     11.7%         Yes              Yes               Yes                 Yes
   137        10/31/2007     14.4%         Yes              Yes               Yes                 Yes
   138           NAP          NAP          No               No                No                   No

   139        12/31/2009     17.0%         Yes              Yes               Yes                  No
   140        01/31/2007     12.2%         Yes              Yes               Yes                  No
   141           NAP          NAP          No               No                No                   No
   142           NAP          NAP          Yes              Yes               Yes                  No
   143           NAP          NAP          No               No                No                   No
   144           NAP          NAP          No               No                No                   No
   145           NAP          NAP          No               No                No                   No
   146        03/19/2007      9.4%         Yes              Yes               Yes                  No
   147           NAP          NAP          No               Yes               Yes                  No
   148           NAP          NAP          No               No                No                   No
   149        07/31/2007     12.0%         Yes              Yes               Yes                  No
   150           NAP          NAP          Yes              Yes               Yes                 Yes
   151        11/30/2010      7.9%         Yes              Yes               Yes                  No
   152        01/01/2009     12.0%         Yes              Yes               Yes                 Yes
   153           NAP          NAP          Yes              Yes               Yes                 Yes
   154           NAP          NAP          Yes              Yes               Yes                  No
   155           NAP          NAP          No               No                Yes                  No
   156           NAP          NAP          No               No                No                   No
   157           NAP          NAP          No               Yes               No                   No
   158        09/30/2009     10.5%         Yes              Yes               Yes                  No
   159           NAP          NAP          Yes              Yes               Yes                  No
   160        10/31/2009     18.5%         Yes              Yes               Yes                 Yes
   161           NAP          NAP          No               No                No                   No
   162           NAP          NAP          Yes              Yes               Yes                 Yes
   163        09/30/2007     11.8%         Yes              Yes               Yes                  No
   164        10/31/2011     23.8%         No               Yes               No                   No
   165           NAP          NAP          No               No                No                   No
   166           NAP          NAP          No               No                No                   No
   167           NAP          NAP          Yes              Yes               Yes                 Yes
   168           NAP          NAP          Yes              Yes               Yes                 Yes
   169           NAP          NAP          No               Yes               No                   No
   170           NAP          NAP          No               No                No                   No
   171           NAP          NAP          Yes              Yes               Yes                  No
   172           NAP          NAP          No               No                No                   No
   173           NAP          NAP          No               No                No                   No
   174           NAP          NAP          No               No                No                   No

TOTALS AND WEIGHTED AVERAGES:

MORTGAGE
LOAN NO.   OTHER ESCROW DESCRIPTION(17)
------------------------------------------------------------------------------------------------------------------

    1      NAP

    2      Debt Service Shortfall
    2      Debt Service Shortfall
    2      Debt Service Shortfall
    2      Debt Service Shortfall
    2      Debt Service Shortfall
    2      Debt Service Shortfall
    2      Debt Service Shortfall
    2      Debt Service Shortfall
    3      Gibbons Outstanding Tenant Improvement Reserve ($1,429,418.59) and Free Rent Reserve ($240,213.90)
    4      Travelers Indemnity reserve of $2,500,000; TDD reserve of $3,500,000
    5      NAP
    6      NAP
    7      Debt Service Shortfall Reserve

    8      Master Lease Holdback Reserve
    9      Master Lease Holdback Reserve
    10     NAP
    11     Master Lease Holdback Reserve
    12     Debt Service Reserve
    13     Interest Escrow LOC

    14     NAP
    14     NAP
    14     NAP
    14     NAP
    14     NAP
    14     NAP
    14     NAP
    15     NAP
    16     NAP
    17     Upfront TI/LC Obligations for Golden Optometric ($90,000), Panera ($107,500), Pondahan ($10,000)
           and Ground Lease Escrow ($15,600)
    18     NAP
    19     Debt Service Reserve
    20     NAP
    21     NAP
    22     NAP
    23     NAP

    24     Winn Dixie Reserve and Anchor Tenant Reserve
    25     Anchor Tenant Reserve
    26     Food Lion Reserve and Anchor Tenant Reserve
    27     NAP
    28     NAP

    29     Waterfall Payments Shortfall Reserve
    29     Waterfall Payments Shortfall Reserve
    29     Waterfall Payments Shortfall Reserve
    29     Waterfall Payments Shortfall Reserve
    29     Waterfall Payments Shortfall Reserve
    29     Waterfall Payments Shortfall Reserve
    29     Waterfall Payments Shortfall Reserve
    30     NAP
    31     Collateral Security Agreement
    32     NAP
    33     NAP
    34     NAP
    35     NAP

    36     NAP
    37     Vacant Space Reserve ($224,000); Windermere TILC Reserve ($119,375); Holdback ($600,000)
    38     NAP
    39     NAP
    40     NAP
    41     NAP
    42     NAP
    43     Windstorm Insurance Deductible Reserve
    44     NAP
    45     NAP

    46     NAP
    46     NAP
    47     NAP
    48     NAP
    49     NAP
    50     Collateral Security Agreement; Operating Reserve; Debt Service Reserve
    51     Facade Escrow ($360,000); Whataburger ($250,000); Taco Bell ($1,000,000); Leasing Reserve ($750,000)
    52     NAP
    53     NAP
    54     NAP
    55     Outstanding TI Reserve
    56     NAP

    57     NAP
    58     NAP
    59     PIP Reserve
    60     NAP
    61     NAP
    62     NAP
    63     Earnout Holdback

    64     NAP
    65     NAP
    66     Collateral Security Agreement
    67     NAP
    68     NAP
    69     NAP
    70     NAP
    71     NAP
    72     NAP
    73     NAP
    74     NAP
    75     NAP
    76     NAP
    77     NAP
    78     NAP
    79     Ground Lease Escrow
    80     NAP
    81     Collateral Security Agreement
    82     PNC Bank Reserve
    83     Collateral Security Agreement
    84     NAP
    85     NAP
    86     NAP
    87     NAP
    88     NAP
    89     NAP
    90     NAP
    91     NAP
    92     Holdback Funds
    93     NAP
    94     NAP
    95     NAP
    96     NAP
    97     NAP
    98     NAP
    99     NAP
   100     NAP
   101     NAP
   102     NAP
   103     NAP
   104     NAP
   105     NAP
   106     Vacancy Holdback Reserve
   107     NAP
   108     NAP
   109     NAP
   110     NAP
   111     NAP
   112     Debt Service Reserve
   113     NAP
   114     NAP
   115     NAP
   116     NAP
   117     NAP
   118     NAP
   119     Holdback
   120     NAP
   121     NAP
   122     NAP
   123     Collateral Security Agreement
   124     NAP
   125     NAP
   126     NAP
   127     NAP
   128     NAP
   129     NAP
   130     NAP
   131     NAP
   132     NAP
   133     NAP
   134     NAP
   135     NAP
   136     NAP
   137     NAP
   138     NAP

   139     NAP
   140     NAP
   141     NAP
   142     NAP
   143     NAP
   144     NAP
   145     NAP
   146     NAP
   147     NAP
   148     One month rent holdback
   149     NAP
   150     NAP
   151     Holdback Funds
   152     NAP
   153     NAP
   154     NAP
   155     NAP
   156     NAP
   157     NAP
   158     NAP
   159     NAP
   160     NAP
   161     NAP
   162     Earnout Reserve
   163     Holdback Funds
   164     NAP
   165     NAP
   166     NAP
   167     NAP
   168     NAP
   169     NAP
   170     NAP
   171     NAP
   172     NAP
   173     NAP
   174     NAP

TOTALS AND WEIGHTED AVERAGES:

MORTGAGE                                            INITIAL CAPITAL EXPENDITURE   MONTHLY CAPITAL EXPENDITURE
LOAN NO.       SPRINGING ESCROW DESCRIPTION(18)         ESCROW REQUIREMENT(19)        ESCROW REQUIREMENT(20)
----------------------------------------------------------------------------------------------------------------

    1             RE Tax, Insurance, TI/LC                          $0                        $13,500

    2                     Insurance                            $12,222                        $11,082
    2                     Insurance                             $8,730                         $6,832
    2                     Insurance                             $8,356                         $9,728
    2                     Insurance                             $7,545                         $8,499
    2                     Insurance                             $5,986                         $5,895
    2                     Insurance                             $4,542                         $4,541
    2                     Insurance                             $4,375                         $4,374
    2                     Insurance                             $1,995                         $2,791
    3                        NAP                                    $0                         $8,577
    4                        NAP                                    $0                        $20,322
    5                       TI/LC                                   $0                             $0
    6                     Insurance                                 $0                             $0
    7                        NAP                                    $0                             $0

    8                 Insurance, CapEx                              $0                             $0
    9                 Insurance, CapEx                              $0                             $0
    10                Insurance, CapEx                              $0                             $0
    11                Insurance, CapEx                              $0                             $0
    12                      TI/LC                                   $0                         $2,627
    13                Insurance, TI/LC                              $0                         $1,077

    14                       NAP                                    $0                         $1,002
    14                       NAP                                    $0                           $741
    14                       NAP                                    $0                           $350
    14                       NAP                                    $0                           $318
    14                       NAP                                    $0                           $155
    14                       NAP                                    $0                           $134
    14                       NAP                                    $0                           $106
    15                       NAP                                    $0                         $1,100
    16                       NAP                                    $0                         $2,400
    17                       NAP                                    $0                         $1,096

    18                       NAP                                    $0                         $4,400
    19                       NAP                                    $0                             $0
    20         RE Tax, Insurance, CapEx, TI/LC                      $0                             $0
    21                     Cap Ex                                   $0                             $0
    22        RE Tax, Insurance, Cap Ex, TI/LC                      $0                             $0
    23                       NAP                                    $0                         $3,925

    24                      Other                                   $0                         $1,127
    25                      Other                                   $0                         $1,311
    26                      Other                                   $0                         $1,374
    27                       NAP                                    $0                           $601
    28                       NAP                                    $0                         $3,500

    29                       NAP                              $865,650                             $0
    29                       NAP                              $701,475                             $0
    29                       NAP                              $414,915                             $0
    29                       NAP                              $334,320                             $0
    29                       NAP                              $250,740                             $0
    29                       NAP                              $223,875                             $0
    29                       NAP                              $194,025                             $0
    30            RE Tax, Insurance, TI/LC                          $0                             $0
    31        RE Tax, Insurance, Cap Ex, TI/LC                      $0                             $0
    32                     Cap Ex                                   $0                             $0
    33                       NAP                                    $0                           $385
    34                       NAP                                    $0                        $11,135
    35                       NAP                                    $0                         $2,850

    36                       NAP                                    $0                        $21,469
    37                  CapEx, TI/LC                                $0                             $0
    38                       NAP                                    $0                           $640
    39                RE Tax, Insurance                             $0                             $0
    40                  RE Tax, Other                               $0                             $0
    41                RE Tax, Insurance                             $0                             $0
    42                       NAP                                    $0                         $2,042
    43                      TI/LC                                   $0                         $2,123
    44                       NAP                                    $0                         $4,778
    45                       NAP                              $100,000                             $0

    46                       NAP                              $354,000                             $0
    46                       NAP                              $236,000                             $0
    47                    Insurance                                 $0                             $0
    48                RE Tax, Insurance                             $0                             $0
    49                       NAP                                    $0                           $379
    50                       NAP                                    $0                             $0
    51                      TI/LC                                   $0                           $546
    52         RE Tax, Insurance, CapEx, TI/LC                      $0                             $0
    53                RE Tax, Insurance                             $0                             $0
    54                       NAP                                    $0                           $750
    55                  CapEx, TI/LC                                $0                             $0
    56                       NAP                                    $0                         $9,591

    57                Insurance, TI/LC                              $0                           $495
    58                Insurance, TI/LC                              $0                           $300
    59                      Other                                   $0                         $9,263
    60                       NAP                                    $0                           $900
    61                       NAP                                    $0                         $6,649
    62                       NAP                                    $0                           $700
    63                       NAP                                    $0                           $734

    64                       NAP                                    $0                           $370
    65                       NAP                                    $0                           $218
    66                       NAP                                    $0                             $0
    67        RE Tax, Insurance, Cap Ex, TI/LC                      $0                             $0
    68                       NAP                                    $0                           $675
    69                       NAP                                    $0                         $6,134
    70                    Insurance                                 $0                         $2,855
    71            RE Tax, Insurance, TI/LC                          $0                         $1,050
    72                       NAP                                    $0                         $3,549
    73                       NAP                                    $0                           $196
    74                       NAP                                    $0                           $521
    75                RE Tax, Insurance                             $0                             $0
    76                RE Tax, Insurance                             $0                             $0
    77                       NAP                                    $0                           $400
    78                Insurance, TI/LC                              $0                             $0
    79                       NAP                                    $0                             $0
    80         RE Tax, Insurance, CapEx, TI/LC                      $0                             $0
    81                       NAP                                    $0                             $0
    82                      TI/LC                                   $0                             $0
    83                     RE Tax                                   $0                             $0
    84                       NAP                                    $0                           $364
    85                      TI/LC                                   $0                           $300
    86     RE Tax, Insurance, CapEx, TI/LC, Other                   $0                             $0
    87                       NAP                                    $0                             $0
    88                RE Tax, Insurance                             $0                           $182
    89                       NAP                               $35,000                             $0
    90                RE Tax, Insurance                             $0                             $0
    91                       NAP                                    $0                             $0
    92                       NAP                                    $0                         $1,536
    93                      TI/LC                                   $0                           $457
    94                      TI/LC                                   $0                           $412
    95                       NAP                                    $0                           $320
    96                      TI/LC                                   $0                           $833
    97                       NAP                                    $0                             $0
    98                       NAP                                    $0                             $0
    99                       NAP                                    $0                         $1,250
   100                       NAP                                    $0                         $1,476
   101        RE Tax, Insurance, Cap Ex, TI/LC                      $0                             $0
   102                     RE Tax                                   $0                             $0
   103                Insurance, TI/LC                              $0                           $194
   104                    Insurance                                 $0                           $458
   105                Insurance, CapEx                              $0                             $0
   106                      TI/LC                                   $0                           $155
   107                      TI/LC                                   $0                           $513
   108                       NAP                                    $0                             $0
   109                       NAP                                    $0                             $0
   110                       NAP                                    $0                           $124
   111                    Insurance                                 $0                             $0
   112                       NAP                                    $0                           $596
   113                RE Tax, Insurance                             $0                             $0
   114                       NAP                                    $0                           $365
   115            RE Tax, Insurance, CapEx                          $0                             $0
   116                       NAP                                    $0                           $950
   117            RE Tax, Insurance, CapEx                          $0                             $0
   118                    Insurance                                 $0                             $0
   119                Insurance, TI/LC                              $0                           $160
   120                       NAP                                    $0                           $193
   121                       NAP                                    $0                             $0
   122                    Insurance                                 $0                             $0
   123                RE Tax, Insurance                             $0                             $0
   124                RE Tax, Insurance                             $0                             $0
   125                RE Tax, Insurance                             $0                             $0
   126                       NAP                                    $0                         $1,113
   127     RE Tax, Insurance, CapEx, TI/LC, Other                   $0                             $0
   128                RE Tax, Insurance                             $0                             $0
   129                RE Tax, Insurance                             $0                             $0
   130                       NAP                                    $0                             $0
   131                    Insurance                                 $0                             $0
   132                       NAP                                    $0                           $198
   133                RE Tax, Insurance                             $0                             $0
   134                      TI/LC                                   $0                           $160
   135                       NAP                                    $0                         $2,099
   136                       NAP                                    $0                           $615
   137                       NAP                                    $0                           $133
   138                RE Tax, Insurance                             $0                             $0

   139                       NAP                                    $0                           $234
   140                       NAP                                    $0                            $94
   141                RE Tax, Insurance                             $0                             $0
   142                       NAP                                    $0                         $1,420
   143        RE Tax, Insurance, Cap Ex, TI/LC                      $0                             $0
   144                RE Tax, Insurance                             $0                             $0
   145                RE Tax, Insurance                             $0                             $0
   146                       NAP                                    $0                           $213
   147                Insurance, TI/LC                              $0                            $99
   148                RE Tax, Insurance                             $0                             $0
   149                       NAP                                    $0                           $208
   150                       NAP                                    $0                           $167
   151                       NAP                                    $0                           $322
   152                       NAP                                    $0                           $250
   153                      TI/LC                                   $0                            $89
   154                       NAP                                    $0                         $1,609
   155                       NAP                                    $0                           $479
   156                RE Tax, Insurance                             $0                             $0
   157                    Insurance                                 $0                             $0
   158                       NAP                                    $0                           $170
   159                      TI/LC                                   $0                           $307
   160                       NAP                                    $0                           $130
   161                RE Tax, Insurance                             $0                             $0
   162                       NAP                                    $0                           $100
   163                       NAP                                    $0                           $312
   164                       NAP                                    $0                             $0
   165                RE Tax, Insurance                             $0                             $0
   166                RE Tax, Insurance                             $0                             $0
   167                       NAP                                    $0                            $43
   168                       NAP                                    $0                           $183
   169                    Insurance                                 $0                             $0
   170                RE Tax, Insurance                             $0                             $0
   171                       NAP                                    $0                           $155
   172                RE Tax, Insurance                             $0                             $0
   173                RE Tax, Insurance                             $0                             $0
   174                RE Tax, Insurance                             $0                             $0

TOTALS AND WEIGHTED AVERAGES:

MORTGAGE   CURRENT CAPITAL EXPENDITURE   INITIAL TI/LC ESCROW   MONTHLY TI/LC ESCROW   CURRENT TI/LC ESCROW   ENVIRONMENTAL
LOAN NO.       ESCROW BALANCE (21)         REQUIREMENT (22)        REQUIREMENT(23)          BALANCE(24)         INSURANCE
------------------------------------------------------------------------------------------------------------------------------

    1                      $0                 $5,000,000                   $0                        $0             No

    2                 $12,222                         $0                   $0                        $0             No
    2                  $8,730                         $0                   $0                        $0             No
    2                  $8,356                         $0                   $0                        $0             No
    2                  $7,545                         $0                   $0                        $0             No
    2                  $5,986                         $0                   $0                        $0             No
    2                  $4,542                         $0                   $0                        $0             No
    2                      $0                         $0                   $0                        $0             No
    2                  $1,995                         $0                   $0                        $0             No
    3                      $0                    $76,420              $61,707                   $76,420             No
    4                      $0                $17,700,000                   $0               $17,700,000             No
    5                      $0                 $3,500,000                   $0                $3,500,000             No
    6                      $0                         $0                   $0                        $0             No
    7                      $0                    $50,000              $45,833                  $599,652             No

    8                      $0                         $0                   $0                        $0             No
    9                      $0                         $0                   $0                        $0             No
    10                     $0                         $0                   $0                        $0             No
    11                     $0                         $0                   $0                        $0             No
    12                     $0                   $225,000              $26,792                        $0             No
    13                 $1,077                         $0                   $0                        $0             No

    14                 $1,002                   $124,964               $2,975                    $2,975             No
    14                   $741                    $92,453               $2,201                    $2,201             No
    14                   $350                    $43,687               $1,040                    $1,040             No
    14                   $318                    $39,623                 $943                      $943             No
    14                   $155                    $19,303                 $460                      $460             No
    14                   $134                    $16,763                 $399                      $399             No
    14                   $106                    $13,208                 $314                      $314             No
    15                     $0                    $60,622               $6,250                   $60,622             No
    16                 $2,400                         $0              $12,000                   $12,000             No
    17                 $1,096                         $0               $5,956                    $5,956             No

    18                     $0                         $0                   $0                        $0             No
    19                     $0                         $0                   $0                        $0             No
    20                     $0                         $0                   $0                        $0             No
    21                     $0                         $0                   $0                        $0             No
    22                     $0                         $0                   $0                        $0             No
    23                     $0                         $0                   $0                        $0             No

    24                 $1,127                         $0               $4,226                    $4,226             No
    25                 $1,311                    $50,000               $5,464                   $55,506             No
    26                 $1,374                    $50,000               $5,840                   $55,882             No
    27                     $0                   $275,000               $3,905                  $275,000             No
    28                $17,500                         $0                   $0                        $0             No

    29               $865,650                         $0                   $0                        $0             No
    29               $701,475                         $0                   $0                        $0             No
    29               $414,915                         $0                   $0                        $0             No
    29               $334,320                         $0                   $0                        $0             No
    29               $250,740                         $0                   $0                        $0             No
    29               $223,875                         $0                   $0                        $0             No
    29               $194,025                         $0                   $0                        $0             No
    30                     $0                         $0                   $0                        $0             No
    31                     $0                         $0                   $0                        $0             No
    32                     $0                         $0                   $0                        $0             No
    33                     $0                         $0                   $0                        $0             No
    34                     $0                         $0                   $0                        $0             No
    35                 $8,550                         $0                   $0                        $0             No

    36                     $0                         $0                   $0                        $0             No
    37                     $0                         $0                   $0                        $0             No
    38                     $0                   $120,000                   $0                  $120,000             No
    39                     $0                         $0                   $0                        $0             No
    40                     $0                         $0                   $0                        $0             No
    41                     $0                         $0                   $0                        $0             No
    42                     $0                         $0                   $0                        $0             No
    43                 $2,123                         $0                   $0                        $0             No
    44                 $4,778                         $0                   $0                        $0             No
    45               $100,000                         $0                   $0                        $0             No

    46               $354,000                         $0                   $0                        $0             No
    46               $236,000                         $0                   $0                        $0             No
    47                     $0                         $0                   $0                        $0             No
    48                     $0                         $0                   $0                        $0             No
    49                     $0                         $0               $2,500                        $0             No
    50                     $0                         $0                   $0                        $0             No
    51                     $0                         $0               $2,083                        $0             No
    52                     $0                         $0                   $0                        $0             No
    53                     $0                         $0                   $0                        $0             No
    54                   $750                         $0                   $0                        $0             No
    55                     $0                         $0               $1,667                        $0             No
    56                     $0                         $0                   $0                        $0             No

    57                     $0              $279,000 (LOC)                  $0             $279,000 (LOC)            No
    58                     $0              $200,000 (LOC)                  $0             $200,000 (LOC)            No
    59                     $0                         $0                   $0                        $0             No
    60                   $900                         $0               $3,500                    $3,500             No
    61                     $0                         $0                   $0                        $0             No
    62                   $700                   $300,000                   $0                  $300,292             No
    63                     $0                   $100,000               $2,158                  $100,021             No

    64                   $740                         $0                   $0                        $0             No
    65                   $435                         $0                   $0                        $0             No
    66                     $0                         $0                   $0                        $0             No
    67                     $0                         $0                   $0                        $0             No
    68                     $0                         $0               $3,500                        $0             No
    69                     $0                         $0                   $0                        $0             No
    70                     $0                         $0                   $0                        $0             No
    71                     $0                    $50,000               $6,999                   $50,000             No
    72                     $0                         $0                   $0                        $0             No
    73                     $0                         $0               $2,917                        $0             No
    74                   $521                         $0                   $0                        $0             No
    75                     $0                         $0                   $0                        $0             No
    76                     $0                         $0                   $0                        $0             No
    77                     $0                         $0               $3,704                        $0             No
    78                     $0                         $0                   $0                        $0             No
    79                     $0                         $0                   $0                        $0             No
    80                     $0                         $0                   $0                        $0             No
    81                     $0                         $0                   $0                        $0             No
    82                     $0                         $0                   $0                        $0             No
    83                     $0                         $0                   $0                        $0             No
    84                     $0                         $0               $2,083                        $0             No
    85                     $0                         $0               $1,410                        $0             No
    86                     $0                         $0                   $0                        $0             No
    87                     $0                         $0                   $0                        $0             No
    88                     $0                         $0                   $0                        $0             No
    89                $35,000                    $70,000               $4,000                   $45,281             No
    90                     $0                         $0                   $0                        $0             No
    91                     $0                         $0                   $0                        $0             No
    92                 $1,536                         $0               $2,458                    $2,458             No
    93                     $0                         $0               $1,712                        $0             No
    94                     $0                         $0                   $0                        $0             No
    95                     $0                   $150,000               $1,650                  $150,000             No
    96                   $833                         $0                   $0                        $0             No
    97                     $0                         $0                   $0                        $0             No
    98                     $0                         $0                   $0                        $0             No
    99                 $1,250                         $0                   $0                        $0             No
   100                 $1,476                         $0                   $0                        $0             No
   101                     $0                         $0                   $0                        $0             No
   102                     $0                         $0                   $0                        $0             No
   103                     $0                         $0                 $353                        $0             No
   104                     $0                         $0                   $0                        $0             No
   105                     $0                         $0                   $0                        $0             No
   106                     $0                         $0               $1,250                        $0             No
   107                     $0                         $0               $2,000                        $0             No
   108                     $0                         $0                   $0                        $0             No
   109                     $0                         $0                   $0                        $0             No
   110                   $124                         $0               $1,385                    $1,385             No
   111                     $0                         $0                   $0                        $0             No
   112                 $1,192                         $0                   $0                        $0             No
   113                     $0                         $0                   $0                        $0             No
   114                     $0                         $0               $2,100                        $0             No
   115                     $0                         $0                   $0                        $0             No
   116                     $0                         $0                   $0                        $0             No
   117                     $0                         $0                   $0                        $0             No
   118                     $0                         $0                   $0                        $0             No
   119                     $0                         $0                 $533                        $0             No
   120                     $0                   $170,000                 $809                        $0             No
   121                     $0                         $0                   $0                        $0             No
   122                     $0                         $0                   $0                        $0             No
   123                     $0                         $0                   $0                        $0             No
   124                     $0                         $0                   $0                        $0             No
   125                     $0                         $0                   $0                        $0             No
   126                 $2,225                         $0                   $0                        $0             No
   127                     $0                         $0                   $0                        $0             No
   128                     $0                         $0                   $0                        $0             No
   129                     $0                         $0                   $0                        $0             No
   130                     $0                         $0                   $0                        $0             No
   131                     $0                         $0                   $0                        $0             No
   132                   $395                         $0                   $0                        $0             No
   133                     $0                         $0                   $0                        $0             No
   134                     $0                         $0                   $0                        $0             No
   135                 $6,306                         $0                   $0                        $0             No
   136                     $0                         $0               $2,048                        $0             No
   137                     $0                    $17,500                 $638                   $17,500             No
   138                     $0                         $0                   $0                        $0             No

   139                   $234                         $0                   $0                        $0             No
   140                    $94                         $0                   $0                        $0             No
   141                     $0                         $0                   $0                        $0             No
   142                 $8,559                         $0                   $0                        $0             No
   143                     $0                         $0                   $0                        $0             Yes
   144                     $0                         $0                   $0                        $0             No
   145                     $0                         $0                   $0                        $0             No
   146                   $425                         $0                   $0                        $0             No
   147                     $0                         $0                   $0                        $0             No
   148                     $0                         $0                   $0                        $0             No
   149                   $417                         $0                   $0                        $0             No
   150                   $334                         $0                 $303                      $606             No
   151                   $322                         $0                   $0                        $0             No
   152                $11,124                    $50,000                   $0                        $0             No
   153                   $448                         $0                 $182                      $912             No
   154                 $4,836                         $0                   $0                        $0             No
   155                     $0                         $0                   $0                        $0             No
   156                     $0                         $0                   $0                        $0             No
   157                     $0                         $0                   $0                        $0             No
   158                   $339                         $0                   $0                        $0             No
   159                   $307                         $0                   $0                        $0             No
   160                   $130                    $28,000                   $0                   $28,106             No
   161                     $0                         $0                   $0                        $0             No
   162                     $0                         $0                 $237                        $0             No
   163                   $312                         $0                   $0                        $0             No
   164                     $0                         $0                   $0                        $0             No
   165                     $0                         $0                   $0                        $0             No
   166                     $0                         $0                   $0                        $0             No
   167                   $172                         $0                 $428                    $5,166             No
   168                     $0                         $0                 $137                        $0             No
   169                     $0                         $0                   $0                        $0             No
   170                     $0                         $0                   $0                        $0             No
   171                     $0                         $0                   $0                        $0             No
   172                     $0                         $0                   $0                        $0             No
   173                     $0                         $0                   $0                        $0             No
   174                     $0                         $0                   $0                        $0             No

TOTALS AND WEIGHTED AVERAGES:

                                                                       PREPAYMENT CODE(25)
MORTGAGE      INTEREST                      --------------------------------------------------------------------------
LOAN NO.   ACCRUAL METHOD   SEASONING(25)    LO   DEF   DEF/YM1    YM3   YM1    3%    2%    1%   OPEN   YM FORMULA(27)
----------------------------------------------------------------------------------------------------------------------

    1         Actual/360           1         25              91                                    4               A
              Actual/360           3         27    29                                              4
    2         Actual/360           3         27    29                                              4
    2         Actual/360           3         27    29                                              4
    2         Actual/360           3         27    29                                              4
    2         Actual/360           3         27    29                                              4
    2         Actual/360           3         27    29                                              4
    2         Actual/360           3         27    29                                              4
    2         Actual/360           3         27    29                                              4
    2         Actual/360           3         27    29                                              4
    3         Actual/360           0         24    92                                              4
    4         Actual/360           2         26    32                                              2
    5         Actual/360           0         24    96                                              1
    6         Actual/360           1         25    90                                              5
    7           30/360            38         59                          117                       4               B
              Actual/360           3         27    89                                              4
    8         Actual/360           3         27    89                                              4
    9         Actual/360           3         27    89                                              4
    10        Actual/360           3         27    89                                              4
    11        Actual/360           3         27    89                                              4
    12        Actual/360           1         23              23            2                      12               C
    13        Actual/360           3         27    89                                              4
              Actual/360           1         25    92                                              3
    14        Actual/360           1         25    92                                              3
    14        Actual/360           1         25    92                                              3
    14        Actual/360           1         25    92                                              3
    14        Actual/360           1         25    92                                              3
    14        Actual/360           1         25    92                                              3
    14        Actual/360           1         25    92                                              3
    14        Actual/360           1         25    92                                              3
    15        Actual/360           0         24    93                                              3
    16        Actual/360           1         25    92                                              3
    17        Actual/360           1         25    90                                              5

    18        Actual/360           0         23    93                                              4
    19        Actual/360           0         24    93                                              3
    20        Actual/360           2         26    90                                              4
    21        Actual/360           0         23    93                                              4
    22          30/360             0         23     1        92                                    4               D
    23        Actual/360           1         25    91                                              4
              Actual/360           1         25    92                                              3
    24        Actual/360           1         25    92                                              3
    25        Actual/360           1         25    92                                              3
    26        Actual/360           1         25    92                                              3
    27        Actual/360           0         24    92                                              4
    28        Actual/360           5         29    88                                              3
              Actual/360           0         24    53                                              7
    29        Actual/360           0         24    53                                              7
    29        Actual/360           0         24    53                                              7
    29        Actual/360           0         24    53                                              7
    29        Actual/360           0         24    53                                              7
    29        Actual/360           0         24    53                                              7
    29        Actual/360           0         24    53                                              7
    29        Actual/360           0         24    53                                              7
    30        Actual/360           1         47                           69                       4               E
    31        Actual/360           4         28    93                                              4
    32        Actual/360           2         26    90                                              4
    33        Actual/360           0         24    93                                              3
    34        Actual/360           0                                     116                       4               F
    35        Actual/360           3         27    89                                              4

    36        Actual/360           0         24    93                                              3
    37        Actual/360           1         25    91                                              4
    38        Actual/360           0                                36               12     8      4               G
    39        Actual/360           4         28    88                                              4
    40        Actual/360           1         25    91                                              4
    41        Actual/360           4        102                                      14            4
    42        Actual/360           0         24    92                                              4
    43        Actual/360           1         25    92                                              3
    44        Actual/360           1         25    91                                              4
    45        Actual/360           2         26    66                                              4
              Actual/360           0         24    53                                              7
    46        Actual/360           0         24    53                                              7
    46        Actual/360           0         24    53                                              7
    47        Actual/360           2         84                           32                       4               H
    48        Actual/360           4         84                           32                       4               H
    49        Actual/360           0         24    93                                              3
    50        Actual/360           2        102                                      14            4
    51        Actual/360           1         25    91                                              4
    52        Actual/360           1         25   151                                              4
    53        Actual/360           2         84                           32                       4               H
    54        Actual/360           1         25    91                                              4
    55        Actual/360           1         25    91                                              4
    56        Actual/360           0         24    92                                              4
              Actual/360           0         24    92                                              4
    57        Actual/360           0         24    92                                              4
    58        Actual/360           0         24    92                                              4
    59        Actual/360           0                                     116                       4               F
    60        Actual/360           1         25    92                                              3
    61        Actual/360           0                                     116                       4               F
    62        Actual/360           1         25    92                                              3
    63        Actual/360           2         26    90                                              4
              Actual/360           2         26    90                                              4
    64        Actual/360           2         26    90                                              4
    65        Actual/360           2         26    90                                              4
    66        Actual/360           2        144                                12    12     8      4
    67        Actual/360           0         24    92                                              4
    68        Actual/360           0         24    93                                              3
    69        Actual/360           0         24    93                                              3
    70        Actual/360           2         26    87                                              7
    71        Actual/360           2         26    90                                              4
    72        Actual/360           0         24    92                                              4
    73        Actual/360           0         24    93                                              3
    74        Actual/360           1         25    91                                              4
    75        Actual/360           3         84                           32                       4               H
    76        Actual/360           3         84                           32                       4               H
    77        Actual/360           0         24    93                                              3
    78        Actual/360           1         25    91                                              4
    79        Actual/360           0         24    91                                              5
    80        Actual/360           1         25              90                                    5               I
    81        Actual/360           2        102                                      14            4
    82        Actual/360           3         27    89                                              4
    83        Actual/360           3        144                                12    12     8      4
    84        Actual/360           0         24    93                                              3
    85        Actual/360           2         26    90                                              4
    86        Actual/360           1         25    91                                              4
    87        Actual/360           2         26    81                                             13
    88        Actual/360           0         24   152                                              4
    89        Actual/360           2         26    90                                              4
    90        Actual/360           3         84                           32                       4               H
    91        Actual/360           0         24    93                                              3
    92        Actual/360           1         25    91                                              4
    93        Actual/360           0         24    94                                              2
    94        Actual/360           2         26    33                                             61
    95        Actual/360           0                                     116                       4               F
    96        Actual/360           3         48                           68                       4               H
    97        Actual/360           1         25    91                                              4
    98        Actual/360           1         25    91                                              4
    99        Actual/360           1         24                     32                             4               G
   100        Actual/360           1         25    91                                              4
   101        Actual/360           0         11                          106                       3               F
   102        Actual/360           2         26    90                                              4
   103        Actual/360           1         25                           88                       7               J
   104        Actual/360           1         25                           88                       7               K
   105        Actual/360           1         25    88                                              7
   106        Actual/360           3         27                           89                       4               L
   107        Actual/360           2         26    54                                              4
   108        Actual/360           2         26    90                                              4
   109          30/360             4         28    88                                              4
   110        Actual/360           1         25    91                                              4
   111        Actual/360           4        180                           56                       4               H
   112        Actual/360           2         26    91                                              3
   113        Actual/360           4         84                           32                       4               H
   114        Actual/360           0         24    93                                              3
   115        Actual/360           2         26    90                                              4
   116        Actual/360           1         25    91                                              4
   117        Actual/360           4         28                           88                       4               E
   118        Actual/360           4        102                                      14            4
   119        Actual/360           1         25    91                                              4
   120        Actual/360           0         23    93                                              4
   121        Actual/360           2         48                           68                       4               H
   122        Actual/360           4        102                                      14            4
   123        Actual/360           2         84                           32                       4               H
   124        Actual/360           2         84                           32                       4               H
   125        Actual/360           2         48                           68                       4               H
   126        Actual/360           2         19                           39                       2               M
   127        Actual/360           2         26    90                                              4
   128        Actual/360           3         84                           32                       4               H
   129        Actual/360           3        102                                      14            4
   130        Actual/360           1         25    91                                              4
   131        Actual/360           3        102                                      14            4
   132        Actual/360           2         26    90                                              4
   133        Actual/360           4         28   208                                              4
   134        Actual/360           0         24    92                                              4
   135        Actual/360           4         40                           76                       4               H
   136        Actual/360           1         25    91                                              4
   137        Actual/360           0         24    92                                              4
   138        Actual/360           3         84                           32                       4               H
              Actual/360           1         25    91                                              4
   139        Actual/360           1         25    91                                              4
   140        Actual/360           1         25    91                                              4
   141        Actual/360           1         25    91                                              4
   142        Actual/360           7         43                           73                       4               H
   143        Actual/360           4         28    88                                              4
   144        Actual/360           4         48                           68                       4               H
   145        Actual/360           2         96                           80                       4               H
   146        Actual/360           2         26    90                                              4
   147        Actual/360           0         24    92                                              4
   148        Actual/360           4         28    88                                              4
   149        Actual/360           2         26    90                                              4
   150        Actual/360           3         27    89                                              4
   151        Actual/360           1         25    91                                              4
   152        Actual/360           1         25    91                                              4
   153        Actual/360           7         31    85                                              4
   154        Actual/360           4         40                           76                       4               H
   155        Actual/360           2         26    90                                              4
   156        Actual/360           4         84                           32                       4               H
   157        Actual/360           1        102                                      14            4
   158        Actual/360           2         26    90                                              4
   159        Actual/360           3         48                           68                       4               H
   160        Actual/360           3         27    89                                              4
   161        Actual/360           4         48                           68                       4               H
   162        Actual/360           2         26    90                                              4
   163        Actual/360           1         25    91                                              4
   164        Actual/360           4         28    88                                              4
   165        Actual/360           2        102                                      14            4
   166        Actual/360           3         84                           32                       4               H
   167        Actual/360           5         46                           70                       4               H
   168        Actual/360           1         25    91                                              4
   169        Actual/360           3        102                                      14            4
   170        Actual/360           4         48                           68                       4               H
   171        Actual/360           2         26    90                                              4
   172        Actual/360           2         48                           68                       4               H
   173        Actual/360           2         48                           68                       4               H
   174        Actual/360           3        120                           56                       4               H
                                 ---
TOTALS AND WEIGHTED AVERAGES:      2
                                 ===

MORTGAGE   ADMINISTRATIVE    MORTGAGE
LOAN NO.    COST RATE (28)   LOAN NO.
-------------------------------------

    1            2.085          1
                 2.085
    2            2.085          2
    2            2.085          2
    2            2.085          2
    2            2.085          2
    2            2.085          2
    2            2.085          2
    2            2.085          2
    2            2.085          2
    3            2.085          3
    4            2.085          4
    5            2.085          5
    6            2.085          6
    7            2.085          7
                 2.085
    8            2.085          8
    9            2.085          9
    10           2.085         10
    11           2.085         11
    12           2.085         12
    13           2.085         13
                 2.085
    14           2.085         14
    14           2.085         14
    14           2.085         14
    14           2.085         14
    14           2.085         14
    14           2.085         14
    14           2.085         14
    15           2.085         15
    16           2.085         16
    17           2.085         17

    18           5.085         18
    19           2.085         19
    20           8.085         20
    21           5.085         21
    22           5.085         22
    23           5.085         23
                 2.085
    24           2.085         24
    25           2.085         25
    26           2.085         26
    27           8.085         27
    28           2.085         28
                 2.085
    29           2.085         29
    29           2.085         29
    29           2.085         29
    29           2.085         29
    29           2.085         29
    29           2.085         29
    29           2.085         29
    30           6.085         30
    31           8.085         31
    32           5.085         32
    33           6.085         33
    34           2.085         34
    35           5.085         35

    36           2.085         36
    37           2.085         37
    38           2.085         38
    39           8.085         39
    40           6.085         40
    41           8.085         41
    42           5.085         42
    43           8.085         43
    44           5.085         44
    45           5.085         45
                 2.085
    46           2.085         46
    46           2.085         46
    47           8.085         47
    48           8.085         48
    49           2.085         49
    50           8.085         50
    51           8.085         51
    52           7.085         52
    53           8.085         53
    54           2.085         54
    55           2.085         55
    56           5.085         56
                 2.085
    57           2.085         57
    58           2.085         58
    59           2.085         59
    60           2.085         60
    61           2.085         61
    62           2.085         62
    63           8.085         63
                 5.085
    64           5.085         64
    65           5.085         65
    66           8.085         66
    67           2.085         67
    68           2.085         68
    69           7.085         69
    70           7.085         70
    71           7.085         71
    72           5.085         72
    73           2.085         73
    74           2.085         74
    75           8.085         75
    76           8.085         76
    77           2.085         77
    78           2.085         78
    79           2.085         79
    80           2.085         80
    81           8.085         81
    82           2.085         82
    83           8.085         83
    84           2.085         84
    85           2.085         85
    86           2.085         86
    87           9.085         87
    88           2.085         88
    89           5.085         89
    90           8.085         90
    91           2.085         91
    92           5.085         92
    93           2.085         93
    94           2.085         94
    95           2.085         95
    96           8.085         96
    97           5.085         97
    98           5.085         98
    99           2.085         99
   100           5.085         100
   101           2.085         101
   102           8.085         102
   103           2.085         103
   104           2.085         104
   105           2.085         105
   106           2.085         106
   107           2.085         107
   108           5.085         108
   109           8.085         109
   110           5.085         110
   111           8.085         111
   112           2.085         112
   113           8.085         113
   114           2.085         114
   115           8.085         115
   116           2.085         116
   117           2.085         117
   118           8.085         118
   119           2.085         119
   120           5.085         120
   121           8.085         121
   122           8.085         122
   123           8.085         123
   124           8.085         124
   125           8.085         125
   126           5.085         126
   127           2.085         127
   128           8.085         128
   129           8.085         129
   130           5.085         130
   131           8.085         131
   132           5.085         132
   133           8.085         133
   134           5.085         134
   135           8.085         135
   136           8.085         136
   137           5.085         137
   138           8.085         138
                 5.085
   139           5.085         139
   140           5.085         140
   141           8.085         141
   142           8.085         142
   143           8.085         143
   144           8.085         144
   145           8.085         145
   146           5.085         146
   147           5.085         147
   148           8.085         148
   149           5.085         149
   150           8.085         150
   151           5.085         151
   152           5.085         152
   153           8.085         153
   154           8.085         154
   155           8.085         155
   156           8.085         156
   157           8.085         157
   158           5.085         158
   159           8.085         159
   160           8.085         160
   161           8.085         161
   162           8.085         162
   163           5.085         163
   164           8.085         164
   165           8.085         165
   166           8.085         166
   167           8.085         167
   168           8.085         168
   169           8.085         169
   170           8.085         170
   171           8.085         171
   172           8.085         172
   173           8.085         173
   174           8.085         174

TOTALS AND WEIGHTED AVERAGES:

FOOTNOTES TO APPENDIX II

1    "Natixis", "MSMC", "SunTrust" and "NCB, FSB" denote Natixis Real Estate
     Capital Inc. (formerly known as IXIS Real Estate Capital Inc.), Morgan
     Stanley Mortgage Capital Inc., SunTrust Bank and NCB, FSB, respectively.

2    The following loan pools represent multiple properties securing a single mortgage loan, and are designated by identical Roman Numeral codings:
     Mortgage Loan Nos. 2, 14, 29 and 46 (RREEF Portfolio, United Investors
     Portfolio, WeHo 7 Portfolio and WeHo 2 Portfolio, respectively). For the purpose of the statistical information set forth in this Prospectus
     Supplement as to such mortgage loans, a portion of the aggregate Cut-off
     Date Balance has been allocated to each mortgaged property based on allocated loan amounts set forth in the related mortgage loan agreement, respective appraised values and/or Underwritten Cash Flows. The following loan pools represent cross-collateralized/cross-defaulted properties securing multiple mortgage loans and are designated by identical alphabetical coding: Mortgage Loan Nos. 8-11, 24-26, 57-58, 64-65 and
     139-140 (IVY MHP Portfolio, Neiss Retail Portfolio, LV Portfolio, Shoppes
     at Miller's Landing and Oakridge Plaza and Lakeland Commons and Lakeland
     Hills Plaza, respectively). For the purpose of the statistical information set forth in this Prospectus Supplement as to such
     single-loan/multiple-property and cross-collateralized/multiple property loan pools, certain credit statistics, including NOI DSCR, NCF DSCR, NCF
     DSCR After Initial IO Period, Cut-off Date LTV, Balloon LTV and Cut-off
     Date Balance per Unit or SF, are calculated on an aggregate basis.

     With respect to Mortgage Loan No. 2, RREEF Portfolio, the mortgage loan allows the release of a portion of the collateral subject to the satisfaction of certain conditions, including but not limited to: (i) no event of default shall have occurred and be continuing, (ii) the DSCR immediately following such release is at least equal to the greater of
     1.09x or the DSCR immediately prior to such release, (iii) the borrower must defease an amount equal to 110% of the amount allocated to the released property and (iv) the borrower must obtain a written affirmation from each of the rating agencies that the credit rating of the certificates will not be qualified, downgraded or withdrawn as a result of such partial defeasance. Please see Appendix IV for more details.

     With respect to Mortgage Loan No. 3, Gateway I, the mortgage loan allows allows the release of a retail parcel, three parking parcels and an air rights parcel upon satisfaction of certain conditions, including, but not limited to: (a) in the case of a parcel other than the Mulberry Street
     Parking Parcel, DSCR being not less than 1.50x after giving effect to such release, and in the case of the Mulberry Street Parking Parcel, DSCR being not less than 1.40x after giving effect to such release, (b) LTV on the remaining property being no greater than 70% and (c) in the case of the retail parcel and the parking parcels other than the Mulberry Street
     Parking parcel, the defeasance of an amount equal to 125% of the allocated loan amount for such parcel.

     With respect to Mortgage Loan Nos. 8-11, IVY MHP Portfolio, the mortgage loan allows the release of a portion of the collateral subject to the satisfaction of certain conditions including, but not limited to: (i) the borrower must defease an amount equal to 110% of the amount allocated to the released property, (ii) the DSCR of the remaining properties is at least 1.05x and (iii) the LTV of the remaining properties is not greater than 80%.

     With respect to Mortgage Loan No. 14, United Investors Portfolio, which is secured by seven properties, the mortgage loan allows the release of any or all of the properties upon satisfaction of certain conditions, including, but not limited to: (a) the defeasance of an amount equal to the greater of
     (i) the related net sales proceeds or (ii) 125% of the allocated loan amount for the released property and (b) the debt service coverage ratio being not less than the greater of (i) 1.30x and (ii) the debt service coverage ratio immediately preceding the release.

     With respect to Mortgage Loan Nos. 24-26, Neiss Retail Portfolio, the
     related borrower may obtain a release of an individual property from cross-collateralization in connection with either a full defeasance with respect to that property or an assumption of the related mortgage loan by a new borrower, subject to satisfaction of certain conditions, including that
     (1) the Shoppes at Lakewood property is not the only remaining property after such release and (2) the remaining properties have a debt service coverage ratio of not less than 1.25x.

     With respect to one Mortgage Loan No. 29, WeHo 7 Portfolio LA Multis, which is secured by seven properties, the mortgage loan allows the release of any of the properties upon satisfaction of certain conditions, including, but not limited to: (a) the debt service coverage ratio at the time of the release and immediately following the release not being less than the debt service coverage ratio prior to the release (provided the debt service coverage ratio need not exceed 1.50x) and (b) the defeasance of a specified amount. The defeasance amount with respect to an individual property will be an amount equal to 120% of the allocated loan amount for the released property; provided, however, that, with respect to a release that occurs after the portfolio of mortgaged properties has achieved a debt service coverage ratio of not less than 1.20x (after giving effect to the proposed release), the release price will be reduced to 105% for (i) the first two releases and (ii) any additional releases after the first two releases, if the aggregate allocated loan amounts of all properties released to date
     (after giving effect to the proposed release) does not exceed 20% of the outstanding principal balance of the mortgage loan.

     With respect to Mortgage Loan Nos. 57-58, LV Portfolio, the mortgage loans allow the release of a portion of the collateral subject to the satisfaction of certain conditions including, but not limited to: (i)
     partial defeasance of 125% of the release price, (ii) P.T.'s Pub and Best
     Cycle Parts (or substitute tenants acceptable to lender) renew their respective leases for at least five years, expiring no earlier than Jan 31,
     2012, (iii) DSCR prior to release of at least 1.17x and (iv) LTV not greater than 75%.

     With respect to Mortgage Loan No. 63, Lawrenceville Town Center, the
     mortgage loan allows the release of portions of the collateral subject to the satisfaction of certain conditions including, but not limited to the borrower defeasing an amount equal to 125% of the amount allocated to the released property.

                                      II-1

     With respect to Mortgage Loan Nos. 64-65, Shoppes at Miller's Landing and
     Oakridge Plaza, the mortgage loans allow the release of an individual property subject to the satisfaction of certain conditions including, but not limited to: (i) the DSCR prior to release must be at least 1.25x and
     (ii) the economic occupancy level must be greater than 85%.

     With respect to Mortgage Loan Nos. 139-140, Lakeland Commons and Lakeland
     Hills Plaza, the mortgage loans allow the release of an individual property subject to the satisfaction of certain conditions including, but not limited to: (i) the DSCR prior to release must be at least 1.25x and (ii)
     the economic occupancy level must be greater than 85%.

     With respect to Mortgage Loan No. 20, Chula Vista Kmart, the loan allows a one-time substitution of a fee interest in another property after April 30,
     2009 subject to the satisfaction of certain conditions including, but not limited to: (i) no event of default, (ii) the DSCR is not less than the greater of 1.37x or the DSCR of the subject property and (iii) the LTV of the substitute property is no greater than the lesser of 70% or the LTV of the subject property.

3    The Cut-off Date is March 1, 2007 for any mortgage loan that has a due date on the first day of each month. For purposes of the information contained in this Prospectus Supplement, we present the loans as if scheduled payments due in March 2007 were due on March 1, 2007, not the actual day on which such scheduled payments were due.

     With respect to Mortgage Loan No. 2 (referred to herein as the "RREEF
     Portfolio Loan" and the "RREEF Portfolio Pari Passu Loan"), the mortgage loan is comprised of two notes with an aggregate outstanding principal balance as of the Cut-off Date of $147,000,000 that is secured by the mortgaged properties on a pari passu basis with four other notes (the
     "RREEF Portfolio Companion Loan") that are not included in the trust. The
     RREEF Portfolio Companion Loans have an outstanding principal balance as of the Cut-off Date of $263,000,000. $388,000,000 of the whole loan has an interest rate of 5.470% and the remaining $22,000,000 has an interest rate of 5.610%. For purposes of Appendix II, the Note Date and First Payment
     Date (IO) for the RREEF Portfolio Loan and the RREEF Portfolio Companion
     Loans are shown as December 8, 2006 and January 8, 2007, respectively.
     However, the portion of the loan secured by the Fox Run property was funded on February 7, 2007 with a First Payment Date (IO) of March 8, 2007 and the portion of the loan secured by the Watkins Station property was funded on
     March 8, 2007 with a First Payment Date (IO) of April 8, 2007. The RREEF
     Portfolio Companion Loans have the same maturity date and amortization term as the RREEF Portfolio Loan. For purposes of the information presented in this Prospectus Supplement with respect to the RREEF Portfolio Loan, the
     Underwritten NOI, Underwritten Cash Flow, NOI DSCR, NCF DSCR, NCF Post IO
     DSCR, Cut-off Date LTV, Balloon LTV and Cut-off Date Balance per Unit or
     SF, reflect the aggregate indebtedness evidenced by the RREEF Portfolio
     Loan and the RREEF Portfolio Companion Loans. Please see Appendix IV for
     more details.

     With respect to Mortgage Loan No. 37, Crossings at Gresham Station, the
     borrower has additional $500,000 of secured financing in the form of a second mortgage from the State of Oregon. The loan is 100% subordinated to the subject loan pursuant to the terms of a subordination and standstill agreement with the Community Incentive Fund (CIF 285), Oregon Housing. The
     loan matures in June 2009 but is expected to be extended for an additional
     10 years.

     With respect to Mortgage Loan No. 155, Parish Property, the borrower has additional $86,000 of additional secured subordinate financing. The holder of the secured subordinate financing is NCB, FSB.

     With respect to Mortgage Loan No. 171, Cajun Properties, the borrower has additional $38,500 of additional secured subordinate financing. The holder of the secured subordinate financing is NCB, FSB.

     With respect to Mortgage Loan No. 63, Lawrenceville Town Center, the
     borrower has the right in the future to obtain secured subordinate financing on the property subject to certain conditions, including but not limited to: (i) the combined LTV does not exceed 75% and (ii) the combined
     DSCR is not less than 1.25x.

     With respect to Mortgage Loan No. 123, Mainstay Cooperative Section One,
     the borrower has the right in the future to obtain up to $500,000 of secured subordinate financing on the property subject to certain conditions, including but not limited to: (i) the combined rental LTV does not exceed 35% and (ii) the combined cooperative LTV does not exceed 20%.

     With respect to Mortgage Loan No. 124, Westbrook Tenants Corporation, the
     borrower has the right in the future to obtain up to $400,000 of secured subordinate financing on the property provided subject to certain conditions, including but not limited to: (i) the combined rental LTV does not exceed 35% and (ii) the combined cooperative LTV does not exceed 20%.

     With respect to Mortgage Loan No. 125, 320 West 87th Street, Inc., the
     borrower has the right in the future to obtain up to $500,000 of secured subordinate financing on the property subject to certain conditions, including but not limited to: (i) the combined rental LTV does not exceed
     35% and (ii) the combined cooperative LTV does not exceed 20%.

     With respect to Mortgage Loan No. 164, Great Falls Village Center, the
     borrower has the right in the future to obtain secured subordinate financing on the property subject to certain conditions, including but not limited to: (i) the combined LTV does not exceed 75% and (ii) the combined
     DSCR is not less than 1.30x.

     With respect to Mortgage Loan No. 1, 75-101 Federal Street, the borrower has the right in the future to obtain mezzanine financing, provided that, among other conditions, (i) the combined LTV is not greater than 80% and
     (ii) the combined DSCR is not less than 1.10x.

                                      II-2

     With respect to Mortgage Loan No. 5, AT&T Tower, the borrower has the right in the future to obtain mezzanine financing, provided that, among other conditions, (i) no event of default exists, (ii) the LTV immediately following the closing of the mezzanine loan based on the aggregate principal balance of the loan and the mezzanine loan is no greater than seventy-five percent (75%); and (iii) the DSCR for both the subject loan and the mezzanine loan, based on a loan constant equal to the greater of
     (a) 7.5% or (b) the blended interest rate of the subject loan and the mezzanine loan, shall not be less than 1.20x.

     With respect to Mortgage Loan No. 7, Plymouth Road Technical Center, the
     borrower has the right in the future to obtain mezzanine financing, provided that, among other conditions, (i) the combined LTV is not greater than 78% and (ii) the combined DSCR is not less than 1.35x.

     With respect to Mortgage Loan No. 12, Northridge I, the borrower has the right in the future to obtain mezzanine financing, provided that, among other conditions, (i) the combined LTV is not greater than 80% and (ii) the combined DSCR is not less than 1.15x.

     With respect to Mortgage Loan No. 29, WeHo 7 Portfolio LA Multis, the
     borrower has the right in the future to obtain mezzanine financing, subject to various conditions.

     With respect to Mortgage Loan No. 34, Pacifica II - Sandcastle Inn, the
     borrower has the right in the future to obtain mezzanine financing, subject to various conditions, including that (i) the combined LTV does not exceed
     70% and (ii) the combined DSCR is not less than 1.20x.

     With respect to Mortgage Loan No. 46, WeHo 2 Portfolio LA Multis, the
     borrower has the right in the future to obtain mezzanine financing, subject to various conditions.

     With respect to Mortgage Loan No. 59, Pacifica II - Holiday Inn Express
     Marina Del Rey, the borrower has the right in the future to obtain mezzanine financing, subject to various conditions, including that (i) the combined LTV does not exceed 70% and (ii) the combined DSCR is not less than 1.20x.

     With respect to Mortgage Loan No. 61, Pacifica II - Inn at Venice, the
     borrower has the right in the future to obtain mezzanine financing, subject to various conditions, including that (i) the combined LTV does not exceed
     70% and (ii) the combined DSCR is not less than 1.20x.

     With respect to Mortgage Loan No. 71, Oak Hill Plaza, the borrower has the right in the future to obtain up to $600,000 of mezzanine financing on the property provided that, among other conditions, (i) it is to be used specifically for the addition of the Planet Fitness building, (ii) the combined LTV is not greater than 75% and (ii) the combined DSCR is not less than 1.25x.

     With respect to Mortgage Loan No. 80, CVS & Shops - Downey, the borrower has the right in the future to obtain mezzanine financing, provided that, among other conditions, (i) the combined LTV is not greater than 80% and
     (ii) the combined DSCR is not less than 1.10x.

     With respect to Mortgage Loan No. 87, Brookside Meadows Phase II, the
     borrower has the right in the future to obtain up to $40,000 of subordinate financing on the property.

     With respect to Mortgage Loan No. 99, 1290 Ocean Avenue, the borrower has the right in the future to obtain mezzanine financing, subject to various conditions, including that (i) the combined LTV does not exceed 90% and
     (ii) the combined DSCR is not less than 1.00x.

     With respect to Mortgage Loan No. 101, IAA Building, the borrower has the right in the future to obtain mezzanine financing, subject to various conditions, including that (i) the combined LTV does not exceed 75% and
     (ii) the combined DSCR is not less than 1.20x.

     With respect to Mortgage Loan No. 105, Hampton Inn - Melbourne, the
     borrower has the right in the future to obtain mezzanine financing, provided that, among other conditions, (i) the combined LTV is not greater than 55% and (ii) the combined DSCR is not less than 1.65x.

     With respect to 32 mortgage loans that are secured by residential cooperative properties, the borrowers are permitted to incur and/or have incurred a limited amount of indebtedness secured by the related mortgaged real properties. It is a condition of the occurrence of any future secured subordinate indebtedness on these mortgage loans that: (a) the total loan-to-value ratio of these loans below certain thresholds and (b) that subordination agreements be put in place between the trustee and the related lenders. With respect to the mortgage loans secured by residential cooperative properties, the pooling and servicing agreement permits the applicable master servicer to grant consent to additional subordinate financing secured by the related cooperative property (even if the subordinate financing is prohibited by the terms of the related loan documents), subject to the satisfaction of certain conditions, including the condition that the maximum combined loan-to-value ratio does not exceed
     40% on a loan-by-loan basis (based on the Value Co-Op Basis of the related mortgaged property, which is calculated based on and set forth in the updated appraisal obtained in connection with the proposed indebtedness), the condition that the total subordinate financing secured by the related mortgaged property not exceed $7.5 million and the condition that the net proceeds of the subordinate debt be used principally for funding capital expenditures, major repairs or reserves. In all of the aforementioned cases, NCB, FSB or one of its affiliates is likely to be the lender on the subordinate financing, although it is not obligated to do so.

                                      II-3

4    The indicated NOI DSCR, NCF DSCR, NCF DSCR After Initial IO Period, Cut-Off
     Date LTV and Balloon LTV reflect current scheduled payments as of the
     Cut-off Date for all Mortgage Loans.

     With respect to Mortgage Loan No. 29, WeHo 7 Portfolio LA Multis, the loan represents 66.5% LTV based on the $10,978,344 funding net of the $3,356,656 reserves (capital expenditure and deferred maintenance) and an appraised
     "as-is" value of $16,500,000. On the full $14,335,000 loan amount, the LTV is 61.8% based on the "as-stabilized" appraised value of $23,200,000.

     The mortgage loan seller's underwriting reflects the expected cash flows in
     December 2010. The assumptions used to achieve underwritten cash flow are as follows: (1) Roll to Market - 20% of the units roll to market in year 1,
     17% in year 2, 15% in year 3 and 12% in year 4, achieving an ultimate rent of $926 per unit in December 2010; (2) 5% vacancy; (3) 4% Management Fee;
     (4) 2.5% annual expense increases; and (5) Capital Expenditure Reserves of
     $250 per unit. The actual in place DSCR is 0.84x.

     With respect to Mortgage Loan No. 46, WeHo 2 Portfolio LA Multis, the loan represents 67.9% LTV based on the $8,010,562 funding net of $629,438 reserves (capital expenditure and deferred maintenance) and an appraised
     "as-is" value of $11,800,000. On the full $8,640,000 loan amount the LTV is
     57.6% based on the "as-stabilized" appraised value of $15,000,000.

     The mortgage loan seller's underwriting reflects the expected cash flows in
     December 2010. The assumptions used to achieve underwritten cash flow are as follows: (1) Roll to Market - 20% of the units roll to market in year 1,
     17% in year 2, 15% in year 3 and 12% in year 4, achieving an ultimate rent of $1,837 per unit in Dec. 2010 compared to the current in-place rent of
     $1,263; (2) 5% vacancy; (3) 4% Management Fee; (4) 2.5% annual expense increases; and (5) Capital Expenditure Reserves of $250 per unit. The actual in place DSCR is 1.03x.

     DSCR and LTV calculations with respect to mortgage loans secured by underlying residential cooperative properties are calculated based upon the
     Underwritable Cash Flow (as such definition pertains to residential cooperative properties) and Value Co-op Basis (See "Glossary of Terms" in
     this Prospectus Supplement).

5    In general for each mortgaged property, "Percent Leased" was determined based on a rent roll, operating statement, lease or occupancy report provided by the borrower. "Percent Leased as of Date" indicates the date as of which "Percent Leased" was determined based on such information.

     All shares in a residential cooperative property are 100% owned by tenant shareholders, cooperative sponsors, investors, or the cooperative itself.
     Although there may be vacant units at any given time, the shareholders for those units are responsible for making the maintenance payments to the cooperative. Therefore, for those residential cooperative mortgage loans originated by NCB, FSB and its affiliates, we have reported "NAP" for the columns "Percent Leased" and "Percent Leased as of Date".

6    With respect to Mortgage Loan No. 89, Cotton Exchange Building, the related
     Mortgage Loan is secured by a leasehold interest in the subject property.
     The tax exempt bond lease is structured for, among other things, a "pilot"
     (payment in lieu of taxes) program to promote the maintenance and increase of employment opportunities by promoting industrial trade and commerce. The fee simple interest reverts back to the lessee upon payment in full of the bonds and any additional payments due under the tax exempt bond lease such as any unpaid PILOT payments.

     With respect to Mortgage Loan No. 117, Tinley Court Apartments, the related
     Mortgage Loan is secured by the fee and leasehold interests in the subject property. The fee owner (Tinley Court Associates Limited Partnership) and leasehold owner (Tinley Court, Inc.) are both borrowers, and both have signed the note and mortgage, thereby pledging their interests to lender.
     The master lease and the obligations thereunder are subordinate to the mortgage by its terms. As such, the subject loan is disclosed as a fee loan.

7    The "First Payment Date (P&I)" and "First Payment Date (IO)" with respect to Mortgage Loan Nos. 3, 18, 19, 21, 22, 33, 34, 59, 61, 79, 101 and 120,
     is in May 2007. The loans are assumed to pay interest-only on the Payment
     Date in April 2007.

8    The "Grace Period" shown is grace period to charge late interest.

9    The "Original Amort. Term" shown is the basis for determining the fixed monthly principal and interest payment as set forth in the related note.
     Due to the Actual/360 interest calculation methodology applied to some mortgage loans, the actual amortization to a zero balance for such loans will be longer.

10   The "Third Most Recent NOI", "Second Most Recent NOI" and "Most Recent NOI"
     and their respective end dates shown for all mortgage loans secured by residential cooperative properties originated by NCB, FSB and its affiliates is "NAP". Residential cooperatives are not-for-profit entities that set maintenance fees to cover current expenses and plan for future capital needs. A residential cooperative can increase or decrease maintenance fees according to its anticipated expenses and level of cash reserves. The historical NOI figures are not representative of the cash flow generated by the property if it were operated as a multifamily rental property.

                                      II-4

11   With respect to Mortgage Loan No. 65, Oakridge Plaza, the appraised value is based on a stabilization of the subject property. The "as stabilized"
     value of $5,380,000 as of January 18, 2007 is conditional upon a lease-up of the subject property to achieve a stabilized occupancy. The "as-is"
     value is $5,340,000 as of October 18, 2006.

     With respect to Mortgage Loan No. 67, Kohl's NC, the appraised value is based on an "upon commencement of ground lease" value as of October 28,
     2007 of $8,075,000. If Kohl's has not built its store by March 5, 2012 or if Kohl's unsecured debt rating falls below BBB- as rated by S&P, then all excess cash flow will be swept into a collateral reserve account. At closing, borrower deposited $281,778.96 in a debt service reserve. Each month for the first 8 payment dates, $35,222.37 will be disbursed from this account.

12   The "Rental Value" of a residential cooperative property is based on the appraised value assuming that the related mortgaged property is operated as a multifamily rental property with rents set as prevailing market rates taking into account the presence of existing rent controlled or rent stabilized occupants. "Sponsor Units" refers to the number of units owned by the original sponsor responsible for the property's conversion into cooperative ownership. A sponsor may rent its units or opt to market them for sale (either individually or as a whole). "Investor Units" refers to a bulk number of units owned by a non-tenant investor(s), who can rent or sell the units. "Co-op Units" refers to the number of units owned by the borrower, which is a cooperative corporation. In this capacity, the cooperative may manage its units as an investor would or use the units for the benefit of its cooperative members. "Sponsor Carry" is the sponsor's, investor's or cooperative-borrower's net cash flow calculated by subtracting maintenance charges on the sponsor, investor or cooperative-borrower owned units from the actual rents collected on such units, to the extent available. "Committed Secondary Debt" indicates the current amount of the subordinate lien encumbering the property.

13   "Largest Tenant" refers to the tenant that represents the greatest percentage of the total square footage at the mortgaged property, "Second
     Largest Tenant" refers to the tenant that represents the second greatest percentage of the total square footage and "Third Largest Tenant" refers to the tenant that represents the third greatest percentage of the total square footage at the mortgaged property. In certain cases, the data for tenants occupying multiple spaces include square footage only from the primary spaces sharing the same expiration date, and may not include minor spaces with different expiration dates.

14   For "Tax Escrow in Place" identified as "Yes," collections may occur at one time or be ongoing. In certain instances, the amount of the escrow may be capped or collected only for certain periods of such mortgage loan and/or may not be replenished after a release of funds.

15   For "Capital Expenditure Escrow in Place" identified as "Yes," collections may occur at one time or be ongoing. In certain instances, the amount of the escrow may be capped or collected only for certain periods of such mortgage loan and/or may not be replenished after a release of funds.

16   For "TI/LC Escrow in Place" identified as "Yes," collections may occur at one time or be ongoing. In certain instances the amount of the escrow may be capped or collected only for certain periods of time and/or may not be replenished after a release of funds. The weighted average percentage of mortgage loans disclosed as having TI/LC cash or letter of credit reserves in place considers only mortgage loans on commercial properties, excluding multifamily, manufactured housing community, land and self storage mortgaged properties.

17   "Other Escrow Description" indicates any other types of escrow required, or in certain cases letter of credit required, other than Insurance, Tax,
     Capital Expenditure and TI/LC. In certain cases, the letter of credit may represent additional security from a tenant, and may therefore be relinquished when such tenant leaves the property at lease expiration.

18   "Springing Escrow Description" indicates the type of escrow required to be funded in the future and/or upon the occurrence of certain future events as outlined in the respective loan documents.

19   "Initial Capital Expenditure Escrow Requirement" indicates the amount of the escrow, or in certain cases the letter of credit, that was deposited at loan closing.

20   "Monthly Capital Expenditure Escrow Requirement" indicates the monthly amount designated for the Capital Expenditure Escrow in the loan documents for such mortgage loan. In certain cases, the amount of the escrow may be capped or collected only for certain periods of time or under certain conditions.

21   "Current Capital Expenditure Escrow Balance" generally indicates the balance or, in certain cases, a letter of credit, in place as of March
     2007.

22   "Initial TI/LC Escrow Requirement" indicates the amount of the escrow, or in certain cases the letter of credit, that was deposited at loan closing.

                                      II-5

23   "Monthly TI/LC Escrow Requirement" indicates the monthly amount designated for the Tenant Improvements and Leasing Commissions Escrow in the loan documents for such mortgage loan. In certain cases, the amount of the escrow may be capped or collected only for certain periods of time or under certain conditions.

24   "Current TI/LC Escrow Balance" generally indicates the balance or, in certain cases, a letter of credit, in place as of March 2007.

25   "Seasoning" represents the number of payments elapsed from the earlier of the "First Payment Date (P&I)" or "First Payment Date (IO)" to the Cut-off
     Date.

26   The "Prepayment Code" includes the number of loan payments from the first
     Due Date to the stated maturity. "LO" represents the lockout period. "DEF"
     represents defeasance. DEF/YM1" represents defeasance or the greater of yield maintenance and 1.0%. "YM3" represents the greater of yield maintenance and 3.0%. "YM1" represents the greater of yield maintenance and
     1.0%. "YM" represents yield maintenance. "3.0%", "2.0%" and "1.0%"
     represent the penalty percentages to be paid of the outstanding balance at the time the loan is prepaid. "Open" represents the number of payments, including the maturity date, at which principal prepayments are permitted without payment of a prepayment premium. For each mortgage loan, the number set forth under a category of ""Prepayment Code"" represents the number of payments in the Original Term to Maturity for which such provision applies

27   Mortgage Loans with associated Yield Maintenance Prepayment Premiums are categorized according to unique Yield Maintenance formulas. There are 13 different Yield Maintenance formulas represented by the loans in the subject mortgage loan pool. The different formulas are referenced by the letters "A" through "M". Exceptions to formulas are shown below.
     Descriptions of these yield maintenance formulas are listed beginning on page II-8. Numerical references and sections refer back to the original loan documents.

28   The "Administrative Cost Rate" indicated for each mortgage loan will be calculated based on the same interest accrual method applicable to each mortgage loan.

29   Each of the following mortgage loans is structured with a performance holdback or letter of credit ("LOC") subject to achievement of certain release conditions. The release conditions are referenced by numbers 1 - 5, which are summarized immediately below the table. The amount of the holdback was escrowed, or the letter of credit was established, for each mortgage loan at closing. Many of the loans with reserves and reserve agreements in place permit or require the amount in the reserve (or proceeds of the letter of credit) to be applied to outstanding loan amounts in the event of a default. The mortgage loans referenced in this paragraph do not include all of such loans, but rather only those loans which permit or require the application of the reserve (or proceeds of the letter of credit) to the balance of the mortgage loan if the mortgaged property does not achieve certain conditions in accordance with the terms of the respective reserve agreements. Although generally the mortgage loans prohibit voluntary partial prepayment, the following mortgage loans may require partial prepayments:

                                               Escrow or
                                                  LOC       Escrowed Holdback
  Mtg.                                          Release    or Letter of Credit         Outside Date        Prepayment Premium
Loan No.   Property Name                      Conditions      Initial Amount           for Release             Provisions
-----------------------------------------------------------------------------------------------------------------------------

 63        Lawrenceville Town Center               1             $200,000               03/01/2008                None

 84        Westwood Square (ADF)                   2             $335,000                  None              Yes; prepayment
                                                                                                           premium applicable
                                                                                                             to prepayments
                                                                                                           after an Event of
                                                                                                                Default

151        Oak Plaza                               3             $160,000           If conditions not        Yes; prepayment
                                                                                  satisfied by March 7,    premium applicable
                                                                                     2007, Lender has        to prepayments
                                                                                 discretion to (i) apply   after an Event of
                                                                                 funds to new account to        Default
                                                                                   serve as additional
                                                                                   collateral, or (ii)
                                                                                  apply funds to prepay
                                                                                          loan.

162        900 West Broad Street Apartments        4             $165,000               03/31/2008                None

163        Shoppes @ Highland                      5             $118,000           If conditions not        Yes; prepayment
                                                                                  satisfied by March 7,    premium applicable
                                                                                     2007, Lender has        to prepayments
                                                                                 discretion to (i) apply   after an Event of
                                                                                 funds to new account to        Default
                                                                                   serve as additional
                                                                                   collateral, or (ii)
                                                                                  apply funds to prepay
                                                                                          loan.

                                      II-6

All yield maintenance premiums indicated above are to be paid by the borrower.

RELEASE CONDITIONS

1.   Funds in the reserve are required to be released if the following conditions are satisfied: (i) no uncured event of default exists and (ii)
     the borrower shall have entered into acceptable leases for certain vacant space at the subject premises.

2.   Funds in the reserve are required to be released if the following conditions are satisfied: (i) no Default or Event of Default has occurred and is continuing, (ii) the Underwritten Debt Service Coverage Ratio equals or exceeds 1.19x and (iii) the delivery of a fully executed lease for the
     Unoccupied Premises and tenant estoppel certificate in a form and at a rental rate approved and acceptable to the Lender

3.   Funds in the reserve are required to be released if certain conditions are satisfied, including that a prospective tenant has executed its lease and has taken physical occupation of its space.

4.   Funds in the reserve are required to be released if the following conditions are satisfied: (i) no uncured event of default exists and (ii)
     the borrower shall have entered into acceptable leases for certain vacant space at the subject premises.

5.   Funds in the reserve are required to be released if certain conditions are satisfied, including that a prospective tenant has executed its lease and has taken physical occupation of its space.

                                      II-7

YIELD MAINTENANCE FORMULAS

A.   "Yield Maintenance Premium" shall mean an amount equal to the greater of
     (i) one percent (1.0%) of the principal amount of the Loan being prepaid or
     (ii) the present value as of the Prepayment Date of the Calculated Payments from the Prepayment Date through the Permitted Prepayment Date determined by discounting such payments at the Discount Rate. As used in this definition, the term "Prepayment Date" shall mean the date on which prepayment is made. As used in this definition, the term "Calculated
     Payments" shall mean the monthly payments of interest only which would be due based on the principal amount of the Loan being prepaid on the
     Prepayment Date and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (y) the
     Initial Interest Rate and (z) the Yield Maintenance Treasury Rate, As used in this definition, the term "Discount Rate" shall mean the rate which, when compounded monthly, is equivalent to the Yield Maintenance Treasury
     Rate, when compounded semi-annually. As used in this definition, the term
     "Yield Maintenance Treasury Rate" shall mean the yield calculated by Lender by the linear interpolation of the yields, as reported in the Federal
     Reserve Statistical Release H.15-Selected Interest Rates under the heading
     U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the Prepayment Date, of U.S. Treasury Constant Maturities with maturity dates (one longer or one shorter) most nearly approximating
     Permitted Prepayment Date. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the
     Yield Maintenance Treasury Rate. In no event, however, shall Lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise.

B.   The "Prepayment Premium" is equal to the greater of (i) an amount equal to the product of 1% times the Prepayment Date Principal and (ii) the amount by which the sum of the Discounted alues of the Note Payments, calculated at the Discount Rate, exceeds the Prepayment Date Principal. In order to calculate (ii) in the foregoing, each remaining Note Payment will be discounted and the resulting Discounted Values will be added together.

     The following definitions apply:

     "Discount Rate" means the yield on a U.S. Treasury issue selected by Lender as published in Wall Street Journal, two weeks prior to prepayment, having a maturity date corresponding (or more closely corresponding, if not identical) to the Fixed Interest Rate plus fifty (50) basis points.

     "Default Discount Rate" means the Discount Rate less 300 basis points.

     "Discounted Value" means the Discounted Value of a Note Payment based on the following formula:

          NP / (1 + R/12)(n)

          NP = Amount of Note Payment

          R = Discount Rate or Default Discount Rate, as the case may be

          N = The number of months between the date of prepayment and the scheduled date of the Note Payment being discounted, rounded to the nearest integer.

C.   "Yield Maintenance Premium" shall mean an amount equal to the greater of
     (i) one percent (1.0%) of the principal amount of the Loan being prepaid or
     (ii) the present value as of the Prepayment Date of the Calculated Payments from the Prepayment Date through the Maturity Date determined by discounting such payments at the Discount Rate. As used in this definition, the term "Prepayment Date" shall mean the date on which prepayment is made.
     As used in this definition, the term "Calculated Payments" shall mean the monthly payments of interest only which would be due based on the principal amount of the Loan being prepaid on the Prepayment Date and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (y) the Initial Interest Rate and (z) the Yield
     Maintenance Treasury Rate, As used in this definition, the term "Discount
     Rate" shall mean the rate which, when compounded monthly, is equivalent to the Yield Maintenance Treasury Rate, when compounded semi-annually. As used in this definition, the term "Yield Maintenance Treasury Rate" shall mean the yield calculated by Lender by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release H.15-Selected
     Interest Rates under the heading U.S. Government Securities/Treasury
     Constant Maturities for the week ending prior to the Prepayment Date, of
     U.S. Treasury Constant Maturities with maturity dates (one longer or one shorter) most nearly approximating Maturity Date. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Yield Maintenance Treasury Rate. In no event, however, shall
     Lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise.

                                      II-8

D.   "Yield Maintenance Premium" shall mean an amount equal to the greater of
     (A) one percent (1.0%) of the principal amount being prepaid, and (B) the present value of a series of payments each equal to the Payment
     Differential (as hereinafter defined) and payable on each Monthly Payment
     Date over the remaining original term of the Note and on the Maturity Date, discounted at the Reinvestment Yield (as hereinafter defined) for the number of months remaining as of the date of such prepayment to each such
     Monthly Payment Date and the Maturity Date. The term "Payment Differential"
     shall mean an amount equal to (i) the Interest Rate less the Reinvestment
     Yield, divided by (ii) twelve (12) and multiplied by (iii) the principal sum outstanding under the Note being prepaid after application of the constant monthly payment due under the Note on the date of such prepayment, provided that the Payment Differential shall in no event be less than zero.
     The term "Reinvestment Yield" shall mean an amount equal to the lesser of
     (i) the yield on the U.S. Treasury issue (primary issue) with a maturity date closest to the Maturity Date, or (ii) the yield on the U.S. Treasury issue (primary issue) with a term equal to the remaining average life of the indebtedness evidenced by the Note, with each such yield being based on the bid price for such issue as published in the Wall Street Journal on the date that is fourteen (14) days prior to the date of such prepayment (or, if such bid price is not published on that date, the next preceding date on which such bid price is so published) and converted to a monthly compounded nominal yield.

E.   The Prepayment Consideration shall equal an amount equal to the greater of
     (i) one percent (1%) of the principal balance of this Note being prepaid, or (ii) the product of (A) the ratio of the amount of the principal balance of this Note being prepaid over the outstanding principal balance of this
     Note on the Prepayment Date (after subtracting the scheduled principal payment on such Prepayment Date), multiplied by (B) the present value as of the Prepayment Date of the remaining scheduled payments of principal and interest from the Prepayment Date through the Maturity Date (including any balloon payment) determined by discounting such payments at the Discount
     Rate (as hereinafter defined) less the amount of the outstanding principal balance of this Note on the Prepayment Date (after subtracting the scheduled principal payment on such Prepayment Date). The "Discount Rate"
     is the rate which, when compounded monthly, is equivalent to the Treasury
     Rate (as hereinafter defined), when compounded semi-annually. The "Treasury
     Rate" is the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15-Selected Interest
     Rates under the heading U.S. government securities/Treasury constant maturities for the week ending prior to the Prepayment Date, of U.S.
     Treasury constant maturities with maturity dates (one longer and one shorter) most nearly approximating the Maturity Date. (In the event Release
     H.15 is no longer published, Lender shall select a comparable publication to determine the Treasury Rate.) Lender shall notify Borrower of the amount and the basis of determination of the required prepayment consideration.

F.   Yield Maintenance Premium: means a prepayment fee equal to the greater of
     (i) one percent (1%) of the amount of Principal being prepaid and (ii) the product obtained by multiplying:

     (A)  the amount of Principal being prepaid, by

     (B)  the excess (if any) of the Monthly Note Rate over the Assumed
          Reinvestment Rate, by

     (C)  the Present Value Factor.

     The following definitions shall apply:

     Monthly Note Rate: one-twelfth (1/12) of the Interest Rate, expressed as a decimal calculated to five digits.

     Annual Reinvestment Rate: one-twelfth (1/12) of the yield rate equal to the lesser of (i) the yield on the U.S. Treasury issue (primary issue) with a maturity date closest to the Stated Maturity Date, or (ii) the yield on the
     U.S. Treasury issue (primary issue) with a term equal to the remaining average life of the Debt, with each such yield being based on the bid price for such issue as published in the Wall Street Journal on the date that is fourteen (14) days prior to the date of such prepayment (or, if such bid price is not published on that date, the next preceding date on which such bid price is so published) and converted to a monthly compounded nominal yield.

     Present Value Factor: the factor that discounts to present value the costs resulting to Lender from the difference in interest rates during the months remaining between the date of prepayment and the Open Prepayment Date, using the Assumed Reinvestment Rate as the discount rate, with monthly compounding, expressed numerically as follows:

                           (1 - (1 / (1 +ARR))(n)) / ARR

     n = number of months remaining between the date of prepayment and the Open
     Prepayment Date

     ARR = Assumed Reinvestment Rate

                                      II-9

G.   Yield Maintenance Premium means a prepayment fee equal to the greater of
     (i) three percent (3%) of the amount of Principal being prepaid and (ii)
     the product obtained by multiplying:

     (A)  the amount of Principal being prepaid, by

     (B)  the excess (if any) of the Monthly Note Rate over the Assumed
          Reinvestment Rate, by

     (C)  the Present Value Factor.

     The following definitions shall apply:

     Monthly Note Rate: one-twelfth (1/12) of the Interest Rate, expressed as a decimal calculated as five digits.

     Annual Reinvestment Rate: one twelfth (1/12) of the yield rate equal to the lesser of (i) the yield on the U.S. Treasury issue (primary issue) with a maturity date closest to the Stated Maturity Date, or (ii) the yield on the
     U.S. Treasury issue (primary issue) with a term equal to the remaining average life of the Debt, with each such yield being based on the bid price for such issue as published in the Wall Street Journal on the date that is fourteen (14) days prior to the date of such prepayment (or, if such bid price is not published on that date, the next preceding date on which such bid price is so published) and converted to a monthly compounded nominal yield.

     Present Value Factor: the factor that discounts to present value the costs resulting to Lender from the difference in interest rates during the months remaining between the date of prepayment and the Open Prepayment Date, using the Assumed Reinvestment Rate as the discount rate, with monthly compounding, expressed numerically as follows:

                           (1 - (1 / (1 +ARR))(n)) / ARR

          n = number of months remaining between the date of prepayment and the
          Open Prepayment Date

          ARR = Assumed Reinvestment Rate

H.   The yield maintenance amount shall be equal to the greater of (i) one percent (1%) of the outstanding principal balance of the related promissory note, or (ii) the excess, if any, of (A) the present value ("PV") of all scheduled interest and principal payments due on each payment date for the period from the date of such accepted prepayment or acceleration date, as the case may be, to the maturity date, including the principal amount of the related promissory note scheduled to be due on the maturity date, discounted at an interest rate per annum equal to the Index (defined below), based on a 360-day year of twelve 30-day months, over (B) the principal amount of the related promissory note outstanding immediately before such accepted prepayment or acceleration date, as the case may be
     [i.e., (PV of all future payments) - (principal balance at time of acceleration)]. The foregoing amount shall be calculated by the lender and shall be conclusive and binding on the borrower (absent manifest error).

     "Index" means the average yield for "treasury constant maturities"
     published by the Federal Reserve Board in Federal Reserve Statistical
     Release H.l5 (519) ("FRB Release"), on the tenth (10th) business day preceding the noticed prepayment date under the related promissory note or acceleration date, as the case may be, for instruments having a maturity coterminous with the remaining term of the promissory note. If the FRB
     Release is no longer published, the lender shall select a comparable publication to determine the Index. If there is no Index for instruments having a maturity coterminous with the remaining term of the promissory note, then the linear interpolation of the yield to maturity of the Indices with maturities next longer and shorter than such remaining term to maturity shall be used, calculated by averaging (and rounding upward to the nearest whole multiple of l/100 of l% per annum, if the average is not such a multiple) the yields of the relevant Indices (rounded, if necessary, to the nearest l/100 of 1% with any figure of 1/200 of 1% or above rounded upward).

                                     II-10

I.   The Prepayment Consideration shall equal an amount equal to the greater of
     (i) one percent (1%) of the principal balance of this Note being prepaid, or (ii) the product of (A) the ratio of the amount of the principal balance of this Note being prepaid over the outstanding principal balance of this
     Note on the Prepayment Date (after subtracting the scheduled principal payment on such Prepayment Date), multiplied by (B) the excess of (1) the sum of the respective present values, computed as of the date of such prepayment, of the remaining scheduled payments pursuant to this Note at the Applicable Interest Rate with respect to the Loan (assuming no acceleration of the Loan, and treating such prepayment as if it were a scheduled payment of principal), determined by discounting such payments to the date on which such payments are made at the Treasury Constant Yield, over (2) the outstanding principal balance of the Loan on such date immediately prior to such payment. The "Treasury Constant Yield" means the arithmetic mean of the rates published as "Treasury Constant Maturities" as of 5:00 p.m., New York time, for the five Business Days preceding the date on which acceleration has been declared or the date any prepayment of the
     Loan is scheduled to occur pursuant to Section 2.1 hereof, as shown on the
     USD screen of the Telerate service, or if such service is not available, the Bloomberg service, or if neither the Telerate nor the Bloomberg service is available, under Section 504 in the weekly statistical release designated H.15(519) (or any successor publication) published by the Board of Governors of the Federal Reserve System, for "On the Run" U.S. Treasury
     obligations corresponding to the scheduled Maturity Date. If no such maturity shall so exactly correspond, yields for the two most closely corresponding published maturities shall be calculated pursuant to the foregoing sentence and the Treasury Constant Yield shall be interpolated or extrapolated (as applicable) from such yields on a straight line basis
     (rounding, in the case of relevant periods, to the nearest month).

J.   The term "Yield Maintenance Premium" shall mean an amount equal to the present value as of the Prepayment Date of the Calculated Payments from the
     Prepayment Date through the Effective Maturity Date determined by discounting such payments at the Discount Rate. As used in this definition, the term "Prepayment Date" shall mean the date on which prepayment is made.
     As used in this definition, the term "Calculated Payments" shall mean the monthly payments of interest only which would be due based on the principal amount of this Note being prepaid on the Prepayment Date and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (y) the Applicable Interest Rate and (z) the
     Yield Maintenance Treasury Rate. As used in this definition, the term
     "Discount Rate" shall mean the rate which, when compounded monthly, is equivalent to the Yield Maintenance Treasury Rate, when compounded semi-annually. As used in this definition, the term "Yield Maintenance
     Treasury Rate" shall mean the yield calculated by Lender by the linear interpolation of the yields, as reported in the Federal Reserve Statistical
     Release H. 15-Selected Interest Rates under the heading U.S. Government
     Securities/Treasury Constant Maturities for the week ending prior to the
     Prepayment Date, of U.S. Treasury Constant Maturities with maturity dates
     (one longer or one shorter) most nearly approximating the Effective
     Maturity Date. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Yield Maintenance
     Treasury Rate. In no event, however, shall Lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise.

K.   The term "Yield Maintenance Premium" shall mean an amount equal to the present value as of the Prepayment Date of the Calculated Payments from the
     Prepayment Date through the Maturity Date determined by discounting such payments at the Discount Rate. As used in this definition, the term
     "Prepayment Date" shall mean the date on which prepayment is made. As used in this definition, the term "Calculated Payments" shall mean the monthly payments of interest only which would be due based on the principal amount of this Note being prepaid on the Prepayment Date and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (y) the Applicable Interest Rate and (z) the Yield
     Maintenance Treasury Rate. As used in this definition, the term "Discount
     Rate" shall mean the rate which, when compounded monthly, is equivalent to the Yield Maintenance Treasury Rate, when compounded semi-annually. As used in this definition, the term "Yield Maintenance Treasury Rate" shall mean the yield calculated by Lender by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release H. 15-Selected
     Interest Rates under the heading U.S. Government Securities/Treasury
     Constant Maturities for the week ending prior to the Prepayment Date, of
     U.S. Treasury Constant Maturities with maturity dates (one longer or one shorter) most nearly approximating the Maturity Date. In the event Release
     H.15 is no longer published, Lender shall select a comparable publication to determine the Yield Maintenance Treasury Rate. In no event, however, shall Lender be required to reinvest any prepayment proceeds in U.S.
     Treasury obligations or otherwise.

L.   The "Yield Maintenance Premium") which shall be equal to the greater of (i)
     one percent (1.0%) of the outstanding principal balance of the Note or (ii)
     an amount equal to the present value as of the Prepayment Date of the
     Calculated Payments from the Prepayment Date through the Maturity Date determined by discounting such payments at the Discount Rate. As used herein, the defined terms used herein shall have the following meanings:
     (a) "Prepayment Date" shall mean the date on which prepayment is made, or with respect to subsection (c) below, the date on which a Default
     Prepayment is due; (b) "Calculated Payments" shall mean the monthly payments of interest-only which would be due based on the principal amount of the Loan being prepaid on the Prepayment Date and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (y) the Applicable Interest Rate and (z) the Yield
     Maintenance Treasury Rate; (c) "Discount Rate" shall mean the rate which, when compounded monthly, is equivalent to the Yield Maintenance Treasury
     Rate, when compounded semi-annually; (d) "Yield Maintenance Treasury Rate"
     shall mean the yield calculated by Lender by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release
     H.15-Selected Interest Rates under the heading U.S. Government
     Securities/Treasury Constant Maturities for the week ending prior to the
     Prepayment Date, of U.S. Treasury Constant Maturities with maturity dates
     (one longer or one shorter) most nearly approximating the term of the Loan.
     In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Yield Maintenance Treasury Rate. In no event, however, shall Lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise.

                                     II-11

M.   The principal balance of this Note may not be prepaid in whole or in part
     (except with respect to the application of casualty or condemnation proceeds) prior to September 1, 2008. On the scheduled payment date in
     September 1, 2008 or at anytime thereafter, provided no Event of Default exists, the principal balance of this Note may be prepaid, in whole but not in part (except with respect to the application of casualty or condemnation proceeds), on any scheduled payment date under this Note upon not less than thirty (30) days prior written notice to Lender specifying the scheduled payment date on which prepayment is to be made (the "Prepayment Date") and upon payment of (i) interest accrued and unpaid on the principal balance of this Note to and including the Prepayment Date, (ii) all other sums then due under this Note and the other Loan Documents, and (iii) a prepayment consideration in an amount equal to the greater of (A) one percent (1%) of the outstanding principal balance of this Note at the time of prepayment, or (B) (x) the present value as of the Prepayment Date of the remaining scheduled payments of principal and interest from the Prepayment Date through the Maturity Date (including any balloon payment) determined by discounting such payments at the Discount Rate (as hereinafter defined), less (y) the amount of principal being prepaid. The term "Discount Rate"
     means the rate which, when compounded monthly, is equivalent to the
     Treasury Rate (as hereinafter defined), when compounded semi-annually. The term "Treasury Rate" means the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release
     H.15-Selected Interest Rates under the heading "U.S. Government
     Securities/Treasury Constant Maturities" for the week ending prior to the
     Prepayment Date, of U.S. Treasury constant maturities with maturity dates
     (one longer and one shorter) most nearly approximating the Maturity Date.
     (In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Treasury Rate.) Lender shall notify
     Borrower of the amount and the basis of determination of the required prepayment consideration. Notwithstanding the foregoing, Borrower shall have the additional privilege to prepay the entire principal balance of this Note (together with any other sums constituting the Debt) on any scheduled payment date during the one (1) month preceding the Maturity Date without any fee or consideration for such privilege. If any such notice of prepayment is given, the principal balance of this Note and the other sums required under this paragraph shall be due and payable on the Prepayment
     Date. Lender shall not be obligated to accept any prepayment of the principal balance of this Note unless it is accompanied by the prepayment consideration due in connection therewith.

                                     II-12

                                  APPENDIX III
                     CERTAIN CHARACTERISTICS OF LOAN GROUP 2

MORTGAGE   MORTGAGE
LOAN NO.  LOAN SELLER  PROPERTY NAME                               STREET ADDRESS
------------------------------------------------------------------------------------------------------------------------------------

                       RREEF Portfolio Roll-Up
    2        MSMC      RREEF Portfolio - Barton's Crossing (I)     205 Century Place
    2        MSMC      RREEF Portfolio - Lionsgate (I)             13690 Legacy Circle
    2        MSMC      RREEF Portfolio - University Heights (I)    20300 River Ridge Road
    2        MSMC      RREEF Portfolio - Carlyle Station (I)       10519 Lariat Lane
    2        MSMC      RREEF Portfolio - McNair Farms (I)          2511 Farmcrest Drive
    2        MSMC      RREEF Portfolio - Fox Run (I)               2 Observation Court
    2        MSMC      RREEF Portfolio - Watkins Station (I)       99 Watkins Mill Road
    2        MSMC      RREEF Portfolio - The Glen (I)              86 Heritage Way NW
                       INY MHP Portfolio Roll-Up
    8        MSMC      IVY MHP Portfolio - Tallowood Isles (A)     3878 NW 67th Street
    9        MSMC      IVY MHP Portfolio - Kissimmee Gardens (A)   2552 Tohope Boulevard
   10        MSMC      IVY MHP Portfolio - Paddock Park South (A)  8880 SW 27th Avenue
   11        MSMC      IVY MHP Portfolio - Shady Road Villas (A)   9100 SW 27th Avenue
   18      SunTrust    Copper Mill                                 2355 Copperstone Drive
   21      SunTrust    Featherstone Village                        4916 Old Page Road
   23      SunTrust    Candleton Village                           741 Woodruff Road
   28       Natixis    Down Under                                  1600 Old Bainbridge Road
                       WeHo 7 Portfolio LA Multis Roll-Up
   29       Natixis    530 S. Kingsley Dr. (II)                    530 S. Kingsley Drive
   29       Natixis    1823-27 Garfield Pl. (II)                   1823-27 Garfield Place
   29       Natixis    4243-47 Monroe St. (II)                     4243-47 Monroe Street
   29       Natixis    430 S. Union Ave. (II)                      430 S. Union Avenue
   29       Natixis    206 S. Coronado St. (II)                    206 S. Coronado Street
   29       Natixis    964 Fedora St. (II)                         964 Fedora Street
   29       Natixis    910 S. Mariposa Ave. (II)                   910 S. Mariposa Avenue
   35      SunTrust    OK State Housing                            125 - 138 S Bryan Court; 1601 - 2021 S Elm; 1624 - 1726 E Maple
                                                                   Court; 141 - 153 S Payne Street; 125 - 138 S Russell Court;
                                                                   127 - 140 S Ridings Court; 129 - 142 S Campbell Court; 127 - 140
                                                                   S Barnes Court; 129 - 142 S James Creek Court; 2419 W. Lakeview;
                                                                   2421 & 2425 W. Lakeview #1-#32
   39       NCB,FSB    175-20 Wexford Terrace Owners               175-20 Wexford Terrace
   41       NCB,FSB    Manor Towers Owners                         3671 Hudson Manor Terrace
   42      SunTrust    Ice House Lofts                             105 Sycamore Place
   44      SunTrust    Garners Crossing                            7651 Garners Ferry Road
                       WeHo 2 Portfolio LA Multis Roll-Up
   46       Natixis    1400 N Edgemont (III)                       1400 North Edgemont Street
   46       Natixis    909 N Gardner (III)                         909 North Gardner Street
   47       NCB,FSB    Laurelton Gardens Corp.                     131-42 234th Street
   48       NCB,FSB    310/312 East 23rd Apartment Corp.           310/312 East 23rd Street
   50       NCB,FSB    Bywater Mutual Homes, Inc. I & II           911-C Royal Street
   53       NCB,FSB    Inwood Owners, Inc.                         181 Long Hill Road
   66       NCB,FSB    Knollwood Manor, Inc.                       6801 Diana Court
   70        MSMC      College Mall Apartments                     2623 East 2nd Street
   72      SunTrust    Brandon Ladd                                1750 Rosser Avenue
   74       Natixis    Springbrook Estates                         1000 South Springbrook Road
   75       NCB,FSB    Morton-Barrow Owners                        442-462 Hudson Street
   76       NCB,FSB    High Meadow Cooperative No. 1               South Highland Avenue and Charter Circle
   81       NCB,FSB    Fairburn Towne Houses                       400 Fairburn Road SW
   83       NCB,FSB    Westerfield Townhouses Cooperative          320 North Church Street
   87        MSMC      Brookside Meadows Phase II                  123 West Road
   90       NCB,FSB    Bay Terrace Cooperative Section X           18-40/50/70 211th Street and 210-15 23rd Avenue
   99       Natixis    1290 Ocean Avenue                           1290 Ocean Avenue
   102      NCB,FSB    Sherbrooke Smithtown Owners                 355 Route 111
   104       MSMC      209 W 102nd Street                          209 West 102nd Street
   109      NCB,FSB    The Ponce De Leon Cooperative               4514 Connecticut Avenue NW
   111      NCB,FSB    Thornton Place Owners                       67-50 Thornton Place
   112      Natixis    610 E. Stoughton Student Housing            610 East Stoughton Street
   113      NCB,FSB    The Curtis Residence                        123-25 82nd Avenue
   116       MSMC      Oak Tree Gardens Apartments                 135 Channingville Road
   117       MSMC      Tinley Court Apartments                     16301 Brementowne Road
   118      NCB,FSB    Beechwood Gardens Owners                    192-02 THRU 195-42 39th Avenue
   122      NCB,FSB    Briar Hill Owners Corp.                     207-225 Schrade Road
   123      NCB,FSB    Mainstay Cooperative Section One            144-55 Melbourne Avenue and 144-60 Gravett Road
   124      NCB,FSB    Westbrook Tenants Corporation               10 Franklin Avenue
   125      NCB,FSB    320 West 87th Street, Inc.                  320 West 87th Street
   126     SunTrust    Holiday MHP                                 319 Brady Drive
   128      NCB,FSB    Prince Tower Tenants Corp.                  565 Broadway
   129      NCB,FSB    2736 Independence Ave. Owners               2736 Independence Avenue
   131      NCB,FSB    Patricia Gardens Owners                     1825 Palmer Avenue
   133      NCB,FSB    590 West End Owners Corp.                   590 West End Avenue
   135      NCB,FSB    Pelican Pointe Apartments                   485 Ruella Avenue
   138      NCB,FSB    2750 Johnson Owners                         2750 Johnson Avenue
   142      NCB,FSB    Manor House Apartments                      117 DeMontluzin Avenue
   144      NCB,FSB    Greenwich 33 Apartment Corp.                708 Greenwich Street
   145      NCB,FSB    601 West End Tenants Corp.                  601 West End Avenue
   154      NCB,FSB    Happy Valley Apartments                     1209 Indian Avenue
   155      NCB,FSB    Parish Property                             320 West Grace Street
   156      NCB,FSB    957 Lexington Avenue Corporation            955 Lexington Avenue
   157      NCB,FSB    88-30 182nd Street Realty Corp.             88-30 182nd Street
   161      NCB,FSB    Allofus Tenants Inc.                        130 West 24th Street
   165      NCB,FSB    Southgate Apartments.                       30 Pondfield Road West
   166      NCB,FSB    1122 Yonkers Avenue Ltd.                    1122 Yonkers Avenue
   168      NCB,FSB    824-826 West Broad Street                   824-826 West Broad Street
   169      NCB,FSB    3231-5-9 Barker Owners                      3231-5-9 Barker Avenue
   170      NCB,FSB    Gramatan Court Apartments                   23-25 Sagamore Road
   171      NCB,FSB    Cajun Properties                            402 & 404 West Grace Street
   172      NCB,FSB    14 East 68th Street Cooperative             14 East 68th Street
   173      NCB,FSB    41 West 16th Street, Inc.                   41 West 16th Street
   174      NCB,FSB    Parkview Manor-Lockland                     3748-3756 Lockland Avenue

                       TOTAL:

MORTGAGE
LOAN NO.  COUNTY                 CITY              STATE  ZIP CODE  PROPERTY TYPE                   PROPERTY SUB-TYPE
------------------------------------------------------------------------------------------------------------------------------------

    2     Arlington County       Alexandria         VA     22304    Multifamily                     Garden
    2     Fairfax County         Herndon            VA     20171    Multifamily                     Garden
    2     Loudoun County         Ashburn            VA     20147    Multifamily                     Garden
    2     Prince William County  Manassas           VA     20109    Multifamily                     Garden
    2     Fairfax County         Herndon            VA     20171    Multifamily                     Garden
    2     Montgomery County      Germantown         MD     20876    Multifamily                     Garden
    2     Montgomery County      Gaithersburg       MD     20879    Multifamily                     Garden
    2     Loudoun County         Leesburg           VA     20176    Multifamily                     Garden

    8     Broward                Coconut Creek      FL     33073    Manufactured Housing Community  Manufactured Housing Community
    9     Osceola                Kissimmee          FL     34741    Manufactured Housing Community  Manufactured Housing Community
   10     Marion                 Ocala              FL     34476    Manufactured Housing Community  Manufactured Housing Community
   11     Marion                 Ocala              FL     34476    Manufactured Housing Community  Manufactured Housing Community
   18     Guiford County         High Point         NC     27265    Multifamily                     Garden
   21     Durham County          Durham             NC     27703    Multifamily                     Garden
   23     Greenville             Greenville         SC     29607    Multifamily                     Garden
   28     Leon                   Tallahassee        FL     32304    Multifamily                     Student Housing

   29     Los Angeles            Los Angeles        CA     90020    Multifamily                     Mid Rise
   29     Los Angeles            Los Angeles        CA     90028    Multifamily                     Mid Rise
   29     Los Angeles            Los Angeles        CA     90029    Multifamily                     Mid Rise
   29     Los Angeles            Los Angeles        CA     90017    Multifamily                     Mid Rise
   29     Los Angeles            Los Angeles        CA     90057    Multifamily                     Mid Rise
   29     Los Angeles            Los Angeles        CA     90006    Multifamily                     Mid Rise
   29     Los Angeles            Los Angeles        CA     90006    Multifamily                     Mid Rise
   35     Payne County           Stillwater         OK     74074    Multifamily                     Student Housing
   39     Queens                 Jamaica Estates    NY     11432    Multifamily                     Cooperative
   41     Bronx                  Riverdale          NY     10463    Multifamily                     Cooperative
   42     Dekalb County          Decatur            GA     30033    Multifamily                     Mid Rise
   44     Richland County        Columbia           SC     29207    Multifamily                     Garden

   46     Los Angeles            Los Angeles        CA     90027    Multifamily                     Mid Rise
   46     Los Angeles            Los Angeles        CA     90046    Multifamily                     Mid Rise
   47     Queens                 Laurelton          NY     11422    Multifamily                     Cooperative
   48     New York               New York           NY     10010    Multifamily                     Cooperative
   50     Anne Arundel           Annapolis          MD     21401    Multifamily                     Cooperative
   53     Passaic                Little Falls       NJ     07424    Multifamily                     Cooperative
   66     Hillsborough           Tampa              FL     33610    Multifamily                     Cooperative
   70     Monroe                 Bloomington        IN     47401    Multifamily                     Garden
   72     Augusta County         Waynesboro         VA     22980    Multifamily                     Garden
   74     Yamhill                Newberg            OR     97132    Manufactured Housing Community  Manufactured Housing Community
   75     New York               New York           NY     10014    Multifamily                     Cooperative
   76     Westchester            Ossining           NY     10562    Multifamily                     Cooperative
   81     Fulton                 Atlanta            GA     30331    Multifamily                     Cooperative
   83     Johnson                Olathe             KS     66061    Multifamily                     Cooperative
   87     Dutchess               Pleasant Valley    NY     12569    Multifamily                     Townhouse
   90     Queens                 Bayside            NY     11360    Multifamily                     Cooperative
   99     Kings                  Brooklyn           NY     11230    Multifamily                     Low Rise
   102    Suffolk                Smithtown          NY     11787    Multifamily                     Cooperative
   104    New York               New York           NY     10025    Multifamily                     Mid Rise
   109    District of Columbia   Washington         DC     20008    Multifamily                     Cooperative
   111    Queens                 Forest Hills       NY     11375    Multifamily                     Cooperative
   112    Champaign              Champaign          IL     61820    Multifamily                     Student Housing
   113    Queens                 Kew Gardens        NY     11415    Multifamily                     Cooperative
   116    Dutchess               Wappingers Falls   NY     12590    Multifamily                     Garden
   117    Cook                   Tinley Park        IL     60477    Multifamily                     Senior Housing
   118    Queens                 Flushing           NY     11358    Multifamily                     Cooperative
   122    Westchester            Briarcliff Manor   NY     10510    Multifamily                     Cooperative
   123    Queens                 Flushing           NY     11367    Multifamily                     Cooperative
   124    Westchester            White Plains       NY     10601    Multifamily                     Cooperative
   125    New York               New York           NY     10024    Multifamily                     Cooperative
   126    Houston County         Warner Robins      GA     31088    Manufactured Housing Community  Manufactured Housing Community
   128    New York               New York           NY     10012    Multifamily                     Cooperative
   129    Bronx                  Riverdale          NY     10463    Multifamily                     Cooperative
   131    Westchester            Larchmont          NY     10538    Multifamily                     Cooperative
   133    New York               New York           NY     10024    Multifamily                     Cooperative
   135    Hancock                Bay St. Louis      MS     39520    Multifamily                     Low Rise
   138    Bronx                  Riverdale          NY     10463    Multifamily                     Cooperative
   142    Hancock                Bay St. Louis      MS     39520    Multifamily                     Garden
   144    New York               New York           NY     10014    Multifamily                     Cooperative
   145    New York               New York           NY     10024    Multifamily                     Cooperative
   154    Walker                 Rossville          GA     30741    Multifamily                     Garden
   155    Richmond City          Richmond           VA     23220    Multifamily                     Mid Rise
   156    New York               New York           NY     10021    Multifamily                     Cooperative
   157    Queens                 Jamaica            NY     11423    Multifamily                     Cooperative
   161    New York               New York           NY     10011    Multifamily                     Cooperative
   165    Westchester            Bronxville         NY     10708    Multifamily                     Cooperative
   166    Westchester            Yonkers            NY     10704    Multifamily                     Cooperative
   168    Richmond City          Richmond           VA     23220    Mixed Use                       Multifamily/Retail
   169    Bronx                  Bronx              NY     10467    Multifamily                     Cooperative
   170    Westchester            Bronxville         NY     10708    Multifamily                     Cooperative
   171    Richmond City          Richmond           VA     23220    Mixed Use                       Multifamily/Retail
   172    New York               New York           NY     10021    Multifamily                     Cooperative
   173    New York               New York           NY     10011    Multifamily                     Cooperative
   174    Los Angeles            Los Angeles        CA     90008    Multifamily                     Cooperative

                        CUT-OFF DATE
MORTGAGE  CUT-OFF DATE   BALANCE PER             MORTGAGE  ORIGINAL TERM  REMAINING TERM    ORIGINAL    REMAINING     NOI
LOAN NO.       BALANCE   UNIT OR PAD  NOTE DATE      RATE    TO MATURITY   TO MATURITY    AMORT. TERM  AMORT. TERM  DSCR (x)
----------------------------------------------------------------------------------------------------------------------------

          $147,000,000      $158,915   12/08/06    5.478%        60             57             IO           IO        1.02
    2      $35,136,585      $158,915   12/08/06    5.470%        60             57             IO           IO        1.02
    2      $25,097,561      $158,915   12/08/06    5.470%        60             57             IO           IO        1.02
    2      $24,021,951      $158,915   12/08/06    5.470%        60             57             IO           IO        1.02
    2      $21,691,463      $158,915   12/08/06    5.470%        60             57             IO           IO        1.02
    2      $17,209,756      $158,915   12/08/06    5.470%        60             57             IO           IO        1.02
    2      $10,218,293      $158,915   12/08/06    5.470%        60             57             IO           IO        1.02
    2       $7,887,805      $158,915   12/08/06    5.610%        60             57             IO           IO        1.02
    2       $5,736,585      $158,915   12/08/06    5.470%        60             57             IO           IO        1.02
           $27,500,000       $32,974   11/29/06    5.620%       120            117            360          360        1.30
    8      $12,600,000       $32,974   11/29/06    5.620%       120            117            360          360        1.30
    9       $9,100,000       $32,974   11/29/06    5.620%       120            117            360          360        1.30
   10       $3,900,000       $32,974   11/29/06    5.620%       120            117            360          360        1.30
   11       $1,900,000       $32,974   11/29/06    5.620%       120            117            360          360        1.30
   18      $20,000,000       $56,818   03/07/07    5.750%       120            120            360          360        1.26
   21      $17,440,000       $62,734   03/05/07    5.750%       120            120            360          360        1.20
   23      $16,976,747       $54,066   01/29/07    5.720%       120            119            360          359        1.26
   28      $15,500,000       $92,262   09/15/06    5.760%       120            115            360          360        1.61
           $14,335,000       $72,399   03/05/07    5.750%        84             84             IO           IO        1.55
   29       $4,157,150       $72,399   03/05/07    5.750%        84             84             IO           IO        1.55
   29       $3,368,725       $72,399   03/05/07    5.750%        84             84             IO           IO        1.55
   29       $1,992,565       $72,399   03/05/07    5.750%        84             84             IO           IO        1.55
   29       $1,605,520       $72,399   03/05/07    5.750%        84             84             IO           IO        1.55
   29       $1,204,140       $72,399   03/05/07    5.750%        84             84             IO           IO        1.55
   29       $1,075,125       $72,399   03/05/07    5.750%        84             84             IO           IO        1.55
   29         $931,775       $72,399   03/05/07    5.750%        84             84             IO           IO        1.55
   35      $11,764,073      $105,036   11/30/06    5.920%       120            117            360          357        1.19
   39       $9,969,321       $29,150   10/27/06    5.640%       120            116            420          416        3.72
   41       $9,380,324       $52,698   10/03/06    5.870%       120            116            480          476        3.56
   42       $9,200,000       $93,878   02/21/07    5.730%       120            120            360          360        1.14
   44       $8,925,000       $42,500   01/31/07    5.580%       120            119            360          360        1.55
            $8,640,000      $146,441   03/05/07    5.750%        84             84             IO           IO        1.61
   46       $5,184,000      $146,441   03/05/07    5.750%        84             84             IO           IO        1.61
   46       $3,456,000      $146,441   03/05/07    5.750%        84             84             IO           IO        1.61
   47       $8,488,922       $22,222   12/04/06    5.500%       120            118            480          478        4.25
   48       $8,464,404       $63,167   10/03/06    5.770%       120            116            360          356        4.72
   50       $8,006,424       $25,995   12/19/06    6.230%       120            118            352          352        3.88
   53       $7,590,406       $25,386   12/13/06    5.650%       120            118            480          478        6.47
   66       $6,411,559       $16,273   12/22/06    6.200%       180            178            360          358        2.84
   70       $6,000,000       $42,857   12/28/06    5.570%       120            118            360          360        1.60
   72       $5,936,400       $35,127   02/09/07    5.660%       120            120            360          360        1.65
   74       $5,700,000       $45,600   01/26/07    5.527%       120            119            360          360        1.52
   75       $5,590,823       $32,887   11/17/06    5.700%       120            117            480          477        8.42
   76       $5,482,040       $29,957   11/02/06    5.550%       120            117            360          357        4.46
   81       $4,989,591       $20,790   12/20/06    6.230%       120            118            360          358        2.70
   83       $4,636,607       $17,971   11/29/06    6.210%       180            177            360          357        4.07
   87       $4,400,000      $122,222   12/27/06    5.800%       120            118            360          360        1.57
   90       $4,194,168       $17,476   11/03/06    6.310%       120            117            480          477        9.68
   99       $3,630,000       $60,500   01/19/07    5.780%        60             59             IO           IO        1.31
   102      $3,495,506       $72,823   12/20/06    5.570%       120            118            480          478        3.04
   104      $3,495,100      $158,868   01/17/07    5.500%       120            119            360          359        1.17
   109      $3,236,905       $62,248   10/02/06    6.420%       120            116            240          236        4.16
   111      $3,172,067       $28,577   10/24/06    5.990%       240            236            240          236        3.66
   112      $3,068,456      $118,018   12/29/06    6.095%       120            118            360          358        1.22
   113      $3,000,000       $27,778   10/03/06    5.990%       120            116             IO           IO        3.75
   116      $2,995,892       $65,128   01/10/07    5.710%       120            119            360          359        1.20
   117      $2,982,078       $24,645   10/11/06    5.820%       120            116            300          296        3.23
   118      $2,894,107       $30,464   10/02/06    5.980%       120            116            480          476        3.34
   122      $2,595,010       $33,269   10/02/06    6.190%       120            116            480          476        4.63
   123      $2,496,923       $23,120   12/20/06    5.770%       120            118            480          478        6.67
   124      $2,494,259       $28,670   12/05/06    5.630%       120            118            360          358        5.23
   125      $2,400,000       $66,667   12/06/06    5.540%       120            118             IO           IO        8.31
   126      $2,400,000        $8,989   12/21/06    6.340%        60             58            360          360        1.49
   128      $2,374,060      $263,785   11/07/06    5.810%       120            117            240          237        8.07
   129      $2,246,544       $34,562   11/30/06    5.940%       120            117            480          477        4.01
   131      $2,094,044       $32,216   11/30/06    6.290%       120            117            360          357        3.61
   133      $1,983,366       $24,187   10/31/06    6.400%       240            236            240          236        9.17
   135      $1,892,354       $28,244   10/31/06    5.980%       120            116            360          356        2.15
   138      $1,819,294       $24,585   11/29/06    5.780%       120            117            360          357        5.30
   142      $1,689,346       $23,794   07/20/06    6.340%       120            113            360          353        2.45
   144      $1,642,879       $49,784   10/25/06    5.610%       120            116            360          356       11.72
   145      $1,588,589       $61,100   12/14/06    5.870%       180            178            180          178        8.41
   154      $1,394,366       $20,505   10/31/06    5.980%       120            116            360          356        1.83
   155      $1,372,977       $59,695   12/27/06    5.900%       120            118            360          358        1.39
   156      $1,350,000       $46,552   10/24/06    5.550%       120            116             IO           IO       15.50
   157      $1,283,940       $19,753   01/30/07    6.130%       120            119            480          479        4.31
   161      $1,095,359      $109,536   10/18/06    5.730%       120            116            360          356        4.51
   165        $998,680       $52,562   12/07/06    5.440%       120            118            480          478        5.47
   166        $996,808       $18,459   11/08/06    5.670%       120            117            360          357        6.33
   168        $822,921           $98   01/04/07    6.150%       120            119            360          359        1.39
   169        $798,913       $22,192   11/30/06    6.390%       120            117            480          477        3.49
   170        $785,387       $29,088   10/26/06    5.970%       120            116            300          296        9.52
   171        $614,647           $80   12/27/06    5.900%       120            118            360          358        1.36
   172        $500,000       $71,429   12/11/06    5.790%       120            118             IO           IO       12.68
   173        $450,000       $45,000   12/11/06    6.000%       120            118             IO           IO        7.88
   174        $341,605       $12,200   11/20/06    6.610%       180            177            180          177        5.57

          $477,014,188                             5.698%       102            100            377          375        2.31x

                                                                                                       STUDIOS
                                                                                                --------------------
MORTGAGE    NCF       NCF POST IO    CUT-OFF DATE  BALLOON              UTILITIES                   NO. OF  AVG RENT
LOAN NO.  DSCR (x)  PERIOD DSCR (x)           LTV      LTV            PAID BY TENANT            UNITS/PADS   PER MO.
--------------------------------------------------------------------------------------------------------------------

           1.00           1.00              75.8%    75.8%
    2      1.00           1.00              75.8%    75.8%        Electric, Sewer, Water                 0        $0
    2      1.00           1.00              75.8%    75.8%        Electric, Sewer, Water                 2    $1,145
    2      1.00           1.00              75.8%    75.8%        Electric, Sewer, Water                 0        $0
    2      1.00           1.00              75.8%    75.8%        Electric, Sewer, Water                 0        $0
    2      1.00           1.00              75.8%    75.8%        Electric, Sewer, Water                 0        $0
    2      1.00           1.00              75.8%    75.8%        Electric, Sewer, Water                 0        $0
    2      1.00           1.00              75.8%    75.8%        Electric, Sewer, Water                 0        $0
    2      1.00           1.00              75.8%    75.8%        Electric, Sewer, Water                 0        $0
           1.28           1.05              70.3%    65.6%
    8      1.28           1.05              70.3%    65.6%                 None                          0        $0
    9      1.28           1.05              70.3%    65.6%                 None                          0        $0
   10      1.28           1.05              70.3%    65.6%                 None                          0        $0
   11      1.28           1.05              70.3%    65.6%                 None                          0        $0
   18      1.21           1.21              80.0%    67.5%                 None                          0        $0
   21      1.15           1.15              77.4%    65.3%                 None                          0        $0
   23      1.20           1.20              77.7%    65.6%                 None                          0        $0
   28      1.56           1.30              74.9%    66.0%        Electric, Sewer, Water                 0        $0
           1.50           1.50              66.5%    66.5%
   29      1.50           1.50              66.5%    66.5%            Electric, Gas                     36      $737
   29      1.50           1.50              66.5%    66.5%            Electric, Gas                     45      $619
   29      1.50           1.50              66.5%    66.5%            Electric, Gas                      0        $0
   29      1.50           1.50              66.5%    66.5%            Electric, Gas                     30      $503
   29      1.50           1.50              66.5%    66.5%            Electric, Gas                     20      $527
   29      1.50           1.50              66.5%    66.5%            Electric, Gas                     19      $559
   29      1.50           1.50              66.5%    66.5%            Electric, Gas                     12      $561
   35      1.15           1.15              82.3%    70.0%                 None                          0        $0
   39      3.72           3.72              16.3%    14.6%               Electric                        2      $468
   41      3.56           3.56              15.8%    14.7%               Electric                        7    $1,072
   42      1.10           1.10              71.9%    60.6%                 None                         70      $859
   44      1.44           1.19              70.9%    62.3%                 None                         36      $534
           1.58           1.58              67.9%    67.9%
   46      1.58           1.58              67.9%    67.9%            Electric, Gas                      3      $875
   46      1.58           1.58              67.9%    67.9%            Electric, Gas                      0        $0
   47      4.25           4.25              15.3%    14.1%            Electric, Gas                      1      $640
   48      4.72           4.72              10.2%     8.7%            Electric, Gas                      7      $972
   50      3.88           3.30              13.8%    11.9%               Electric                        0        $0
   53      6.47           6.47               7.8%     7.2%               Electric                        7      $993
   66      2.84           2.84              28.4%    21.1%                 None                          0        $0
   70      1.49           1.23              75.9%    70.7%        Electric, Sewer, Water                 0        $0
   72      1.52           1.26              79.2%    69.8%                 None                         12      $435
   74      1.50           1.23              69.3%    64.5%               Electric                        0        $0
   75      8.42           8.42               7.0%     6.5%               Electric                        0        $0
   76      4.46           4.46              15.9%    13.4%               Electric                        0        $0
   81      2.70           2.70              25.0%    21.4%               Electric                        0        $0
   83      4.07           4.07              13.7%    10.2%            Electric, Gas                      0        $0
   87      1.54           1.28              65.7%    61.4%  Electric, Gas, Sewer, Trash, Water           0        $0
   90      9.68           9.68               6.0%     5.6%                 None                          0        $0
   99      1.24           1.24              78.9%    78.9%            Electric, Gas                      0        $0
   102     3.04           3.04              27.1%    25.0%               Electric                        2    $1,193
   104     1.15           1.15              63.5%    53.3%               Electric                        0        $0
   109     4.16           4.16               9.4%     6.3%            Electric, Gas                      0        $0
   111     3.66           3.66              13.1%     0.4%            Electric, Gas                      2      $900
   112     1.19           1.19              74.8%    63.8%           Electric, Water                     0        $0
   113     3.75           3.75              20.6%    20.6%            Electric, Gas                     10      $731
   116     1.15           1.15              73.1%    61.6%               Electric                        1      $625
   117     3.03           3.03              41.4%    32.2%                 None                        120    $1,453
   118     3.34           3.34              19.7%    18.3%                 Gas                           0        $0
   122     4.63           4.63              12.4%    11.6%               Electric                        1      $800
   123     6.67           6.67              11.4%    10.6%                 None                          0        $0
   124     5.23           5.23              12.8%    10.8%            Electric, Gas                      2    $1,045
   125     8.31           8.31               9.7%     9.7%            Electric, Gas                      0        $0
   126     1.41           1.21              77.4%    74.9%                 None                          0        $0
   128     8.07           8.07               6.4%     4.2%            Electric, Gas                      0        $0
   129     4.01           4.01              12.5%    11.6%            Electric, Gas                      0        $0
   131     3.61           3.61              15.9%    13.7%               Electric                        0        $0
   133     9.17           9.17               3.7%     0.1%            Electric, Gas                      0        $0
   135     1.96           1.96              55.9%    47.7%            Electric, Gas                      0        $0
   138     5.30           5.30              13.4%    11.3%               Electric                        2      $633
   142     2.31           2.31              47.2%    40.7%            Electric, Gas                      0        $0
   144     11.72         11.72               3.6%     3.0%            Electric, Gas                      0        $0
   145     8.41           8.41               3.9%     0.1%            Electric, Gas                      0        $0
   154     1.64           1.64              58.1%    49.5%            Electric, Gas                      0        $0
   155     1.33           1.33              79.8%    67.8%            Electric, Gas                     16      $650
   156     15.50         15.50               3.0%     3.0%               Electric                        0        $0
   157     4.31           4.31              16.7%    15.6%               Electric                        2      $619
   161     4.51           4.51               7.8%     6.6%            Electric, Gas                      0        $0
   165     5.47           5.47               7.0%     6.4%               Electric                        0        $0
   166     6.33           6.33              15.1%    12.8%               Electric                        0        $0
   168     1.32           1.32              79.9%    68.3%                 None                          1      $715
   169     3.49           3.49              18.6%    17.5%               Electric                        0        $0
   170     9.52           9.52               6.1%     4.7%            Electric, Gas                      0        $0
   171     1.32           1.32              79.8%    67.8%            Electric, Gas                      0        $0
   172     12.68         12.68               4.8%     4.8%               Electric                        0        $0
   173     7.88           7.88              10.3%    10.3%            Electric, Gas                      0        $0
   174     5.57           5.57               5.7%     0.1%            Electric, Gas                      0        $0

            2.28x         2.23x             57.7%    53.7%

                  1 BEDROOM                2 BEDROOM               3 BEDROOM                4 BEDROOM            OTHER UNITS
          -------------------------  --------------------  -------------------------  --------------------  --------------------
MORTGAGE    NO. OF       AVG RENT        NO. OF  AVG RENT    NO. OF       AVG RENT        NO. OF  AVG RENT      NO. OF  AVG RENT
LOAN NO.  UNITS/PADS     PER MO.     UNITS/PADS   PER MO.  UNITS/PADS     PER MO.     UNITS/PADS   PER MO.  UNITS/PADS   PER MO.
--------------------------------------------------------------------------------------------------------------------------------

    2            436         $1,277          96    $1,632           0             $0           0        $0           0        $0
    2             88         $1,323         192    $1,653          46         $1,776           0        $0           0        $0
    2            204         $1,085         224    $1,300          38         $1,625           0        $0           1    $3,560
    2            114         $1,057         294    $1,256           0             $0           0        $0           0        $0
    2            199         $1,244          84    $1,506           0             $0           0        $0           0        $0
    2             68         $1,027         150    $1,246           0             $0           0        $0           0        $0
    2            110         $1,055         100    $1,240           0             $0           0        $0           0        $0
    2              0             $0         134    $1,154           0             $0           0        $0           0        $0
    8              0             $0           0        $0           0             $0           0        $0           0        $0
    9              0             $0           0        $0           0             $0           0        $0           0        $0
   10              0             $0           0        $0           0             $0           0        $0           0        $0
   11              0             $0           0        $0           0             $0           0        $0           0        $0
   18             92           $603         204      $709          56           $960           0        $0           0        $0
   21             88           $614         156      $699          34           $877           0        $0           0        $0
   23             88           $594         180      $685          46           $890           0        $0           0        $0
   28              0             $0           0        $0          96         $1,020          72    $1,075           0        $0
   29              9           $898           0        $0           0             $0           0        $0           0        $0
   29              1           $875           0        $0           1  Employee Unit           0        $0           0        $0
   29             16           $873           4      $711           0             $0           0        $0           0        $0
   29              0             $0           0        $0           0             $0           0        $0           0        $0
   29              0             $0           0        $0           0             $0           0        $0           0        $0
   29              1  Employee Unit           0        $0           0             $0           0        $0           0        $0
   29              3           $474           1      $937           0             $0           0        $0           0        $0
   35              0             $0          32      $682          80         $1,208           0        $0           0        $0
   39             16           $651          19      $863           2         $1,183           0        $0           0        $0
   41             31         $1,160          19    $1,624           0             $0           0        $0           0        $0
   42             19         $1,122           9    $1,316           0             $0           0        $0           0        $0
   44             42           $588         108      $672          24           $807           0        $0           0        $0
   46             15           $870          24    $1,221           0             $0           0        $0           0        $0
   46              5           $914          12    $1,931           0             $0           0        $0           0        $0
   47             19           $641          15      $685           0             $0           0        $0           0        $0
   48              0             $0           0        $0           0             $0           0        $0           0        $0
   50              0             $0           0        $0           0             $0           0        $0           0        $0
   53             27         $1,539          29    $2,255           0             $0           0        $0           0        $0
   66              0             $0           0        $0           0             $0           0        $0           0        $0
   70             17           $601         106      $614          17           $865           0        $0           0        $0
   72             66           $450          48      $595          43           $665           0        $0           0        $0
   74              0             $0           0        $0           0             $0           0        $0           0        $0
   75             53         $1,144          19    $1,588           0             $0           0        $0           0        $0
   76              0             $0           0        $0           0             $0           0        $0           0        $0
   81              0             $0           0        $0           0             $0           0        $0           0        $0
   83              0             $0           0        $0           0             $0           0        $0           0        $0
   87             10         $1,195          24    $1,537           2         $1,810           0        $0           0        $0
   90              0             $0           0        $0           0             $0           0        $0           0        $0
   99             18           $680          36      $718           6           $951           0        $0           0        $0
   102             2         $1,388           1    $1,600           0             $0           0        $0           0        $0
   104             2         $1,868          20    $2,524           0             $0           0        $0           0        $0
   109             0             $0           0        $0           0             $0           0        $0           0        $0
   111            12           $833           4      $851           1           $928           0        $0           0        $0
   112             0             $0           6      $773          18         $1,137           2    $1,735           0        $0
   113            43           $935           0        $0           0             $0           0        $0           0        $0
   116            22           $789          19      $889           4         $1,105           0        $0           0        $0
   117             1         $2,200           0        $0           0             $0           0        $0           0        $0
   118            13           $606           7      $700           0             $0           0        $0           0        $0
   122             0             $0           6    $1,222           0             $0           0        $0           0        $0
   123             0             $0           0        $0           0             $0           0        $0           0        $0
   124             4           $793           5      $915           5         $1,598           0        $0           0        $0
   125             5           $992           5      $718           0             $0           2    $1,720           0        $0
   126             0             $0           0        $0           0             $0           0        $0           0        $0
   128             0             $0           0        $0           0             $0           0        $0           0        $0
   129            11         $1,080           0        $0           0             $0           0        $0           0        $0
   131             9         $1,142          10    $1,093           0             $0           0        $0           0        $0
   133             6           $795           8    $1,301           0             $0           0        $0           0        $0
   135            20           $596          24      $685          23           $800           0        $0           0        $0
   138             6         $1,275          14      $848           8         $1,367           0        $0           0        $0
   142             4           $575          66      $693           1         $1,500           0        $0           0        $0
   144             0             $0           0        $0           0             $0           0        $0           0        $0
   145             0             $0           0        $0           0             $0           0        $0           0        $0
   154             8           $125          48      $132          12           $136           0        $0           0        $0
   155             7           $795           0        $0           0             $0           0        $0           0        $0
   156             0             $0           0        $0           0             $0           0        $0           0        $0
   157             4           $692           1      $605           0             $0           0        $0           0        $0
   161             0             $0           0        $0           0             $0           0        $0           0        $0
   165             0             $0           0        $0           0             $0           0        $0           0        $0
   166             5           $500           3      $500           0             $0           0        $0           0        $0
   168             8           $830           2    $1,175           0             $0           0        $0           0        $0
   169             1           $945           1    $1,104           0             $0           0        $0           0        $0
   170             0             $0           0        $0           0             $0           0        $0           0        $0
   171             0             $0           1      $900           3         $1,130           1    $1,250           1    $1,400
   172             0             $0           0        $0           0             $0           0        $0           0        $0
   173             0             $0           0        $0           0             $0           0        $0           0        $0
   174             0             $0           0        $0           0             $0           0        $0           0        $0

          TOTAL UNITS                                              COOPERATIVE PROPERTIES
          -----------             ----------------------------------------------------------------------------------------
MORTGAGE       NO. OF     NO. OF  TOTAL NO. OF  TOTAL NO. OF            NO. OF                NO. OF                NO. OF
LOAN NO.   UNITS/PADS  ELEVATORS  UNSOLD UNITS    SOLD UNITS  STUDIO SOLD UNIT  1-BEDROOM SOLD-UNITS  2-BEDROOM SOLD UNITS
--------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------

    2             532         11           NAP           NAP               NAP                   NAP                   NAP
    2             328          0           NAP           NAP               NAP                   NAP                   NAP
    2             467          0           NAP           NAP               NAP                   NAP                   NAP
    2             408          0           NAP           NAP               NAP                   NAP                   NAP
    2             283          0           NAP           NAP               NAP                   NAP                   NAP
    2             218          0           NAP           NAP               NAP                   NAP                   NAP
    2             210          0           NAP           NAP               NAP                   NAP                   NAP
    2             134          0           NAP           NAP               NAP                   NAP                   NAP
    8             276          0           NAP           NAP               NAP                   NAP                   NAP
    9             240          0           NAP           NAP               NAP                   NAP                   NAP
   10             188          0           NAP           NAP               NAP                   NAP                   NAP
   11             130          0           NAP           NAP               NAP                   NAP                   NAP
   18             352          0           NAP           NAP               NAP                   NAP                   NAP
   21             278          0           NAP           NAP               NAP                   NAP                   NAP
   23             314          0           NAP           NAP               NAP                   NAP                   NAP
   28             168          0           NAP           NAP               NAP                   NAP                   NAP
   29              45          1           NAP           NAP               NAP                   NAP                   NAP
   29              47          0           NAP           NAP               NAP                   NAP                   NAP
   29              20          0           NAP           NAP               NAP                   NAP                   NAP
   29              30          0           NAP           NAP               NAP                   NAP                   NAP
   29              20          0           NAP           NAP               NAP                   NAP                   NAP
   29              20          0           NAP           NAP               NAP                   NAP                   NAP
   29              16          0           NAP           NAP               NAP                   NAP                   NAP
   35             112          0           NAP           NAP               NAP                   NAP                   NAP
   39             342          3            39           303                30                   145                   114
   41             178          3            57           121                10                    39                    62
   42              98          1           NAP           NAP               NAP                   NAP                   NAP
   44             210          0           NAP           NAP               NAP                   NAP                   NAP
   46              42          1           NAP           NAP               NAP                   NAP                   NAP
   46              17          0           NAP           NAP               NAP                   NAP                   NAP
   47             382          0            35           347                 0                   235                   112
   48             134          4             7           127                65                     6                    54
   50             308          0             0           308                 0                     0                   108
   53             299          0            63           236                37                   104                    95
   66             394          0             0           394                 0                    60                   211
   70             140          0           NAP           NAP               NAP                   NAP                   NAP
   72             169          0           NAP           NAP               NAP                   NAP                   NAP
   74             125          0           NAP           NAP               NAP                   NAP                   NAP
   75             170          0            72            98                 0                    86                    12
   76             183          0             0           183                 0                    36                   109
   81             240          0             0           240                 0                    16                    76
   83             258          0             0           258                 0                    24                   164
   87              36          0           NAP           NAP               NAP                   NAP                   NAP
   90             240          4             0           240                 0                    72                   144
   99              60          1           NAP           NAP               NAP                   NAP                   NAP
   102             48          0             5            43                 6                    22                    15
   104             22          0           NAP           NAP               NAP                   NAP                   NAP
   109             52          2             0            52                 3                    18                    27
   111            111          2            19            92                10                    64                    17
   112             26          0           NAP           NAP               NAP                   NAP                   NAP
   113            108          2            53            55                18                    37                     0
   116             46          0           NAP           NAP               NAP                   NAP                   NAP
   117            121          0           NAP           NAP               NAP                   NAP                   NAP
   118             95          0            20            75                 0                    51                    24
   122             78          0             7            71                 3                     0                    68
   123            108          2             0           108                 0                    24                    60
   124             87          2            16            71                13                    14                    37
   125             36          2            12            24                 0                     3                    15
   126            267          0           NAP           NAP               NAP                   NAP                   NAP
   128              9          2             0             9                 0                     0                     2
   129             65          1            11            54                 0                    19                    35
   131             65          0            19            46                 0                    33                    13
   133             82          2            14            68                11                    39                    15
   135             67          0           NAP           NAP               NAP                   NAP                   NAP
   138             74          1            30            44                 5                    21                    11
   142             71          0           NAP           NAP               NAP                   NAP                   NAP
   144             33          2             0            33                 0                    10                    18
   145             26          1             0            26                 0                     0                     2
   154             68          0           NAP           NAP               NAP                   NAP                   NAP
   155             23          0           NAP           NAP               NAP                   NAP                   NAP
   156             29          2             0            29                 0                    10                    11
   157             65          1             7            58                16                    35                     7
   161             10          1             0            10                 0                     0                     2
   165             19          1             0            19                 1                     2                    11
   166             54          1             8            46                 6                    31                     9
   168           8362          0           NAP           NAP               NAP                   NAP                   NAP
   169             36          0             2            34                 0                    28                     6
   170             27          2             0            27                 0                     1                     1
   171           7684          0           NAP           NAP               NAP                   NAP                   NAP
   172              7          1             0             7                 1                     0                     6
   173             10          0             0            10                 1                     9                     0
   174             28          0             0            28                 0                    12                    16

                            COOPERATIVE PROPERTIES                                  MANUFACTURED HOUSING COMMUNITY
          ------------------------------------------------------------  ----------------------------------------------------
MORTGAGE                NO. OF                NO. OF            NO. OF            NO. OF  AVG RENT OF HOMESITE
LOAN NO.  3-BEDROOM SOLD UNITS  4-BEDROOM SOLD UNITS  OTHER SOLD UNITS  NO. OF HOMESITES         PER MO. ($)
----------------------------------------------------------------------------------------------------------------

    2                      NAP                   NAP               NAP               NAP                   NAP
    2                      NAP                   NAP               NAP               NAP                   NAP
    2                      NAP                   NAP               NAP               NAP                   NAP
    2                      NAP                   NAP               NAP               NAP                   NAP
    2                      NAP                   NAP               NAP               NAP                   NAP
    2                      NAP                   NAP               NAP               NAP                   NAP
    2                      NAP                   NAP               NAP               NAP                   NAP
    2                      NAP                   NAP               NAP               NAP                   NAP
    8                      NAP                   NAP               NAP               279                  $508
    9                      NAP                   NAP               NAP               240                  $434
   10                      NAP                   NAP               NAP               188                  $320
   11                      NAP                   NAP               NAP               130                  $322
   18                      NAP                   NAP               NAP               NAP                   NAP
   21                      NAP                   NAP               NAP               NAP                   NAP
   23                      NAP                   NAP               NAP               NAP                   NAP
   28                      NAP                   NAP               NAP               NAP                   NAP
   29                      NAP                   NAP               NAP               NAP                   NAP
   29                      NAP                   NAP               NAP               NAP                   NAP
   29                      NAP                   NAP               NAP               NAP                   NAP
   29                      NAP                   NAP               NAP               NAP                   NAP
   29                      NAP                   NAP               NAP               NAP                   NAP
   29                      NAP                   NAP               NAP               NAP                   NAP
   29                      NAP                   NAP               NAP               NAP                   NAP
   35                      NAP                   NAP               NAP               NAP                   NAP
   39                       14                     0                 0               NAP                   NAP
   41                        8                     0                 2               NAP                   NAP
   42                      NAP                   NAP               NAP               NAP                   NAP
   44                      NAP                   NAP               NAP               NAP                   NAP
   46                      NAP                   NAP               NAP               NAP                   NAP
   46                      NAP                   NAP               NAP               NAP                   NAP
   47                        0                     0                 0               NAP                   NAP
   48                        2                     0                 0               NAP                   NAP
   50                      114                    86                 0               NAP                   NAP
   53                        0                     0                 0               NAP                   NAP
   66                      123                     0                 0               NAP                   NAP
   70                      NAP                   NAP               NAP               NAP                   NAP
   72                      NAP                   NAP               NAP               NAP                   NAP
   74                      NAP                   NAP               NAP               125                $5,049
   75                        0                     0                 0               NAP                   NAP
   76                       38                     0                 0               NAP                   NAP
   81                      132                    16                 0               NAP                   NAP
   83                       70                     0                 0               NAP                   NAP
   87                      NAP                   NAP               NAP               NAP                   NAP
   90                       24                     0                 0               NAP                   NAP
   99                      NAP                   NAP               NAP               NAP                   NAP
   102                       0                     0                 0               NAP                   NAP
   104                     NAP                   NAP               NAP               NAP                   NAP
   109                       4                     0                 0               NAP                   NAP
   111                       1                     0                 0               NAP                   NAP
   112                     NAP                   NAP               NAP               NAP                   NAP
   113                       0                     0                 0               NAP                   NAP
   116                     NAP                   NAP               NAP               NAP                   NAP
   117                     NAP                   NAP               NAP               NAP                   NAP
   118                       0                     0                 0               NAP                   NAP
   122                       0                     0                 0               NAP                   NAP
   123                      24                     0                 0               NAP                   NAP
   124                       7                     0                 0               NAP                   NAP
   125                       1                     5                 0               NAP                   NAP
   126                     NAP                   NAP               NAP               267                  $152
   128                       0                     7                 0               NAP                   NAP
   129                       0                     0                 0               NAP                   NAP
   131                       0                     0                 0               NAP                   NAP
   133                       3                     0                 0               NAP                   NAP
   135                     NAP                   NAP               NAP               NAP                   NAP
   138                       7                     0                 0               NAP                   NAP
   142                     NAP                   NAP               NAP               NAP                   NAP
   144                       5                     0                 0               NAP                   NAP
   145                      23                     1                 0               NAP                   NAP
   154                     NAP                   NAP               NAP               NAP                   NAP
   155                     NAP                   NAP               NAP               NAP                   NAP
   156                       3                     2                 3               NAP                   NAP
   157                       0                     0                 0               NAP                   NAP
   161                       8                     0                 0               NAP                   NAP
   165                       5                     0                 0               NAP                   NAP
   166                       0                     0                 0               NAP                   NAP
   168                     NAP                   NAP               NAP               NAP                   NAP
   169                       0                     0                 0               NAP                   NAP
   170                      17                     8                 0               NAP                   NAP
   171                     NAP                   NAP               NAP               NAP                   NAP
   172                       0                     0                 0               NAP                   NAP
   173                       0                     0                 0               NAP                   NAP
   174                       0                     0                 0               NAP                   NAP

                  MANUFACTURED HOUSING COMMUNITY           MIXED USE WITH RETAIL OR COMMERCIAL SPACES
          ---------------------------------------------  ----------------------------------------------
MORTGAGE                                                                              GROSS INCOME FROM
LOAN NO.  GROSS INCOME  GROSS INCOME FROM ONLY RV SITES  GROSS INCOME  COMMERCIAL OR RETAIL SPACES ONLY
-------------------------------------------------------------------------------------------------------

    2              NAP                              NAP           NAP                               NAP
    2              NAP                              NAP           NAP                               NAP
    2              NAP                              NAP           NAP                               NAP
    2              NAP                              NAP           NAP                               NAP
    2              NAP                              NAP           NAP                               NAP
    2              NAP                              NAP           NAP                               NAP
    2              NAP                              NAP           NAP                               NAP
    2              NAP                              NAP           NAP                               NAP
    8              NAP                              NAP           NAP                               NAP
    9              NAP                              NAP           NAP                               NAP
   10              NAP                              NAP           NAP                               NAP
   11              NAP                              NAP           NAP                               NAP
   18              NAP                              NAP           NAP                               NAP
   21              NAP                              NAP           NAP                               NAP
   23              NAP                              NAP           NAP                               NAP
   28              NAP                              NAP           NAP                               NAP
   29              NAP                              NAP           NAP                               NAP
   29              NAP                              NAP           NAP                               NAP
   29              NAP                              NAP           NAP                               NAP
   29              NAP                              NAP           NAP                               NAP
   29              NAP                              NAP           NAP                               NAP
   29              NAP                              NAP           NAP                               NAP
   29              NAP                              NAP           NAP                               NAP
   35              NAP                              NAP           NAP                               NAP
   39              NAP                              NAP           NAP                               NAP
   41              NAP                              NAP           NAP                               NAP
   42              NAP                              NAP           NAP                               NAP
   44              NAP                              NAP           NAP                               NAP
   46              NAP                              NAP           NAP                               NAP
   46              NAP                              NAP           NAP                               NAP
   47              NAP                              NAP           NAP                               NAP
   48              NAP                              NAP           NAP                               NAP
   50              NAP                              NAP           NAP                               NAP
   53              NAP                              NAP           NAP                               NAP
   66              NAP                              NAP           NAP                               NAP
   70              NAP                              NAP           NAP                               NAP
   72              NAP                              NAP           NAP                               NAP
   74         $658,179                           $4,825           NAP                               NAP
   75              NAP                              NAP           NAP                               NAP
   76              NAP                              NAP           NAP                               NAP
   81              NAP                              NAP           NAP                               NAP
   83              NAP                              NAP           NAP                               NAP
   87              NAP                              NAP           NAP                               NAP
   90              NAP                              NAP           NAP                               NAP
   99              NAP                              NAP           NAP                               NAP
   102             NAP                              NAP           NAP                               NAP
   104             NAP                              NAP           NAP                               NAP
   109             NAP                              NAP           NAP                               NAP
   111             NAP                              NAP           NAP                               NAP
   112             NAP                              NAP           NAP                               NAP
   113             NAP                              NAP           NAP                               NAP
   116             NAP                              NAP           NAP                               NAP
   117             NAP                              NAP           NAP                               NAP
   118             NAP                              NAP           NAP                               NAP
   122             NAP                              NAP           NAP                               NAP
   123             NAP                              NAP           NAP                               NAP
   124             NAP                              NAP           NAP                               NAP
   125             NAP                              NAP           NAP                               NAP
   126        $504,791                              NAP           NAP                               NAP
   128             NAP                              NAP           NAP                               NAP
   129             NAP                              NAP           NAP                               NAP
   131             NAP                              NAP           NAP                               NAP
   133             NAP                              NAP           NAP                               NAP
   135             NAP                              NAP           NAP                               NAP
   138             NAP                              NAP           NAP                               NAP
   142             NAP                              NAP           NAP                               NAP
   144             NAP                              NAP           NAP                               NAP
   145             NAP                              NAP           NAP                               NAP
   154             NAP                              NAP           NAP                               NAP
   155             NAP                              NAP           NAP                               NAP
   156             NAP                              NAP           NAP                               NAP
   157             NAP                              NAP           NAP                               NAP
   161             NAP                              NAP           NAP                               NAP
   165             NAP                              NAP           NAP                               NAP
   166             NAP                              NAP           NAP                               NAP
   168             NAP                              NAP      $145,541                           $35,658
   169             NAP                              NAP           NAP                               NAP
   170             NAP                              NAP           NAP                               NAP
   171             NAP                              NAP       $79,366                           $27,600
   172             NAP                              NAP           NAP                               NAP
   173             NAP                              NAP           NAP                               NAP
   174             NAP                              NAP           NAP                               NAP

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                   APPENDIX IV
                           SIGNIFICANT LOAN SUMMARIES

--------------------------------------------------------------------------------
                   MORTGAGE LOAN NO. 1 - 75-101 FEDERAL STREET
--------------------------------------------------------------------------------

                               [5 PHOTOS OMITTED]

                                      IV-1

--------------------------------------------------------------------------------
                   MORTGAGE LOAN NO. 1 - 75-101 FEDERAL STREET
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

                                      IV-2

--------------------------------------------------------------------------------
                   MORTGAGE LOAN NO. 1 - 75-101 FEDERAL STREET
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER           MSMC
ORIGINAL BALANCE:              $210,000,000
CUT-OFF DATE BALANCE:          $210,000,000
SHADOW RATING (FITCH/S&P):     NAP
LOAN PURPOSE:                  Acquisition
FIRST PAYMENT DATE:            March 8, 2007
INTEREST RATE:                 5.690%
AMORTIZATION:                  Interest Only
ARD:                           NAP
HYPERAMORTIZATION:             NAP
MATURITY DATE:                 February 8, 2017
EXPECTED MATURITY BALANCE:     $210,000,000
SPONSOR:                       Aslan Realty Partners III, LLC
INTEREST CALCULATION:          Actual/360
CALL PROTECTION:               Locked out until the earlier of
                               January 17, 2010 or 2 years after the
                               REMIC "start-up" day, with U.S.
                               Treasury defeasance or the payment of
                               the greater of Yield Maintenance and
                               1% of the principal balance
                               thereafter. Prepayable without a
                               premium from and after November 8,
                               2016.
LOAN PER SF:                   $258.72
UP-FRONT RESERVES:             TI/LC:                           $5,000,000
                               Deferred Maintenance:            $2,288,750
ONGOING RESERVES:              TI/LC(1):                        See below
                               Lease Termination Rollover(1):   See below
                               RE Tax:                          Springing
                               Insurance:                       Springing
                               Cap Ex:                         $13,500/month
LOCKBOX:                       Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:        Single Asset
PROPERTY TYPE:                 Office
PROPERTY SUB-TYPE:             Urban
LOCATION:                      Boston, MA
YEAR BUILT/RENOVATED:          1929 (75 Federal Street), 1988 (101 Federal
                               Street) / 2000 (101 Federal Street)
PERCENT LEASED(2):             90.7%
SQUARE FOOTAGE:                811,687
THE COLLATERAL:                Two interconnected office buildings
                               (21 stories and 31 stories)
OWNERSHIP INTEREST:            Fee
PROPERTY MANAGEMENT:           LPC Commercial Services, Inc.
3RD MOST RECENT NOI (AS OF):   $19,107,492 (2003)
2ND MOST RECENT NOI (AS OF):   $15,262,125 (2004)
MOST RECENT NOI (AS OF):       $10,906,763 (2005)
U/W NET OP. INCOME:            $14,574,727
U/W NET CASH FLOW:             $12,674,217
U/W OCCUPANCY:                 90.7%
APPRAISED VALUE:               $279,200,000
CUT-OFF DATE LTV:              75.2%
MATURITY DATE LTV:             75.2%
DSCR:                          1.05x
POST IO DSCR:                  NAP
--------------------------------------------------------------------------------

(1)  See "Escrows and Reserves" for the specific details.

(2)  Percent Leased is based on the rent roll dated January 1, 2007.

THE 75-101 FEDERAL STREET LOAN

     THE LOAN. The largest loan (the "75-101 Federal Street Loan") as evidenced by the Promissory Note (the "75-101 Federal Street Note") is secured by a first priority fee Mortgage and Security Agreement (the "75-101 Federal Street
Mortgage") encumbering two interconnected office towers consisting of 75 Federal
Street (21 stories) and 101 Federal Street (31 stories), located in Boston,
Massachusetts (the "75-101 Federal Street Property"). The 75-101 Federal Street
Loan was originated on January 17, 2007 by or on behalf of Morgan Stanley
Mortgage Capital Inc.

     THE BORROWER. The borrower is Transwestern Federal, L.L.C., a Delaware limited liability company (the "75-101 Federal Street Borrower") that owns no material asset other than the 75-101 Federal Street Property and related interests. The 75-101 Federal Street Borrower is a wholly-owned, direct subsidiary of Aslan Realty Partners III, LLC, the sponsor of the 75-101 Federal
Street Loan. Aslan Realty Partners III, LLC is one of the funds managed by
Transwestern Investment Company, LLC ("Transwestern"), which is an investment

                                      IV-3

firm specializing in commercial real estate. Since its inception in 1996,
Transwestern has made more than 400 property investments representing a gross investment in excess of $7.6 billion.

     THE PROPERTY. The 75-101 Federal Street Property is located in the
Financial District of Boston, Massachusetts, at 75-101 Federal Street. It
consists of two interconnected office towers totaling 811,687 square feet consisting of: 75 Federal Street (21 stories), containing 249,243 square feet, and 101 Federal Street (31 stories), containing 562,444 square feet. The 75
Federal Street Property was constructed in 1929 and renovated in 2000. The 101
Federal Street was constructed in 1988. The 75-101 Federal Street Property is situated on approximately one acre and includes 196 below-grade parking spaces.

     The following table presents certain information relating to the major tenants at the 75-101 Federal Street Property:

                                                                                % OF TOTAL     ANNUALIZED
                         CREDIT RATING                           ANNUALIZED     ANNUALIZED    UNDERWRITTEN
                            (FITCH/       TENANT               UNDERWRITTEN    UNDERWRITTEN     BASE RENT       LEASE
      TENANT NAME         MOODY'S/S&P)     NRSF    % OF NRSF   BASE RENT ($)     BASE RENT    ($ PER NRSF)   EXPIRATION
-----------------------------------------------------------------------------------------------------------------------

Edwards & Angell            --/--/--      80,506       10%      $ 3,534,484         14%          $43.90      03/01/2008
Sherin and Lodgen           --/--/--      41,542        5%      $ 1,539,372          6%          $37.06      07/01/2014
-----------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE      --/--/--     122,048       15%      $ 5,073,856         20%          $41.57
=======================================================================================================================
Other Tenants                 NAP        614,279       76%      $19,910,919         80%          $32.41        Various
Vacant Space                  NAP         75,360        9%      $         0          0%          $ 0.00          NAP
-----------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                   811,687      100%      $24,984,775        100%          $33.93
=======================================================================================================================

     The following table presents certain information relating to the lease rollover at the 75-101 Federal Street Property:

                             LEASE ROLLOVER SCHEDULE

                                       BASE       AVERAGE    % OF TOTAL
                  # OF     SQUARE     RENTAL     BASE RENT     SQUARE     CUMULATIVE   % OF TOTAL BASE    CUMULATIVE % OF
                 LEASES     FEET     REVENUES      PER SF       FEET        % OF SF    RENTAL REVENUES   TOTAL BASE RENTAL
     YEAR       ROLLING   ROLLING     ROLLING     ROLLING      ROLLING      ROLLING        ROLLING        REVENUES ROLLING
--------------------------------------------------------------------------------------------------------------------------

    Vacant         13      75,360   $        0     $ 0.00         9%           9%             0%                  0%
     2007          12      65,041   $2,461,450     $37.84         8%          17%            10%                 10%
     2008          24     164,004   $6,377,532     $38.89        20%          38%            26%                 35%
     2009          12      74,994   $2,298,226     $30.65         9%          47%             9%                 45%
     2010          11      35,168   $1,148,436     $32.66         4%          51%             5%                 49%
     2011          14     106,631   $3,434,327     $32.21        13%          64%            14%                 63%
     2012           5      30,922   $  961,943     $31.11         4%          68%             4%                 67%
     2013           4      38,566   $1,310,875     $33.99         5%          73%             5%                 72%
     2014           7      96,502   $3,168,173     $32.83        12%          85%            13%                 85%
     2015           4      54,903   $1,747,998     $31.84         7%          91%             7%                 92%
     2016           5      69,596   $2,075,816     $29.83         9%         100%             8%                100%
2017 & Beyond       0           0   $        0     $ 0.00         0%         100%             0%                100%

              HISTORICAL ANNUAL RENT PER SQUARE FOOT INFORMATION(1)

---------------------------
2003(2)   2004(2)   2005(2)
---------------------------
 $35.91    $28.61    $26.81

(1)  The effective annual rent based on base rent information provided by the
     75-101 Federal Street Borrower.

(2)  For the 75-101 Federal Street Property as of year-end.

     The following is an occupancy chart for the 75-101 Federal Street Property, as reported by the 75-101 Federal Street Borrower:

                        HISTORICAL OCCUPANCY INFORMATION

YEAR   OCCUPANCY
----   ---------
2006     89.2%
2005     85.7%
2004     88.0%
2003     79.5%

(1)  Source: CoStar

                                      IV-4

     MARKET. According to information in the appraisal performed in connection with the origination of the 75-101 Federal Street Loan, the 75-101 Federal
Street Property is located in the Central Business District of the Boston office market. The appraisal further reports that during the third quarter of 2006, the sub-market contained 34,501,746 square feet and had a vacancy rate of 9.1%. As reported in the appraisal, the third quarter 2006 average asking rent was $41.27 per square foot and the availability rate was 13.2% for the sub-market.

     ESCROWS AND RESERVES. At loan closing, the 75-101 Federal Street Borrower has deposited a letter of credit in the amount of $5,000,000 into a TI/LC reserve for any tenant improvements and leasing commissions that are or may become payable by the 75-101 Federal Street Borrower. Additionally, the 75-101
Federal Street Borrower has established a deferred maintenance reserve for (i)
the facade repairs in an amount equal to $1,500,000 in the form of a letter of credit and (ii) other repairs including structural systems, roofing, garages and carpets, in an amount equal to $788,750 in the form of a letter of credit. The
75-101 Federal Street Borrower is required to deposit for (i) a Cap Ex reserve in an amount equal to $13,500 per month into a CapEx reserve, (ii) from January
2009 through and including December 2010, an amount into TI/LC reserve calculated by dividing (a) $2,000,000 minus the amount of the funds in the TI/LC reserve on deposit immediately prior to the each due date by (ii) the number of due dates remaining until the due date in December 2010, and (iii) a fee or other compensation from any tenant for the termination of its lease into a Lease
Termination Rollover reserve, to be used for tenant improvements and leasing commissions and a rent deficiency for the related space. Upon occurrence of an event of default under the loan documents or a cash sweep trigger event (as defined below), the 75-101 Federal Street Borrower is required to deposit 1/12 of the taxes that the lender estimates will be payable during the next ensuing
12 months and 1/12 of the insurance premiums that the lender estimates will be payable for the renewal of the coverage upon the expiration thereof.

     LOCKBOX AND CASH MANAGEMENT. A hard lockbox is in place with respect to the
75-101 Federal Street Loan. The lockbox begins a cash sweep upon an event of default or if at any time after January 1, 2008, the DSCR falls below 1.05x, until the DSCR is at least 1.10x for two consecutive quarters.

     PROPERTY MANAGEMENT. The 75-101 Federal Street Property is managed by LPC
Commercial Services, Inc. The management agreement is subordinate to the 75-101
Federal Street Loan.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. The 75-101 Federal Street
Borrower is permitted to obtain future mezzanine financing subject to the conditions set forth in the loan documents, including (i) immediately following the closing of such mezzanine loan, the aggregate principal balance of such mezzanine loan and the 75-101 Federal Street Loan will not result in a loan-to-value ratio greater than 80%, (ii) immediately following the closing of such mezzanine loan, the DSCR calculated on the basis of the such mezzanine loan and the 75-101 Federal Street Loan will not be less than 1.00x and (iii) a written confirmation from the Rating Agencies that such mezzanine loan will not result in a downgrade, withdrawal or qualification of the ratings assigned to the offered certificates.

     ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

     RELEASE OF PARCELS. Not allowed.

     Certain additional information regarding the 75-101 Federal Street Loan and the 75-101 Federal Street Property is set forth on Appendix II hereto.

                                      IV-5

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                      IV-6

--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 2 - RREEF PORTFOLIO
--------------------------------------------------------------------------------

                               [4 PHOTOS OMITTED]

                                      IV-7

--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 2 - RREEF PORTFOLIO
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

                                      IV-8

--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 2 - RREEF PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:          MSMC
ORIGINAL BALANCE(1):           $147,000,000
CUT-OFF DATE BALANCE(1):       $147,000,000
SHADOW RATING (MOODY'S/S&P):   NAP
LOAN PURPOSE:                  Acquisition
FIRST PAYMENT DATE:            January 8, 2007
INTEREST RATE:                 $388,000,000 of the $410,000,000
                               whole loan has a 5.470% interest
                               rate and the remaining $22,000,000
                               has a 5.610% interest rate.
AMORTIZATION:                  Interest Only
ARD:                           NAP
HYPERAMORTIZATION:             NAP
MATURITY DATE:                 December 8, 2011
EXPECTED MATURITY BALANCE:     $147,000,000
SPONSORS:                      RREEF / Bainbridge Companies LLC
INTEREST CALCULATION:          Actual/360
CALL PROTECTION:               Locked out until the earlier of
                               December 8, 2009 or 2 years after
                               the REMIC "start-up" day, with U.S.
                               Treasury defeasance thereafter.
                               Prepayable without a premium from
                               and after September 8, 2011.
LOAN PER UNIT(1)               $158,914.73
UP-FRONT RESERVES:             Tax:               $698,705
                               Insurance:         $89,368
                               Deferred           $3,017,982
                               Maintenance:
                               Cap Ex:            $53,751
                               Debt Service       $3,130,000
                               Shortfall(2):
ONGOING RESERVES:              RE Tax:            $220,144/month
                               Cap Ex:            $53,741/month
                               Insurance:         Springing
LOCKBOX:                       Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                     PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:        Portfolio of 8 assets
PROPERTY TYPE:                 Multifamily
PROPERTY SUB-TYPE:             Garden-style
LOCATION:                      See table below
YEAR BUILT/RENOVATED:          See table below
PERCENT LEASED(3):             See table below
UNITS:                         See table below
THE COLLATERAL:                8 garden-style apartment
                               communities
OWNERSHIP INTEREST:            Fee
PROPERTY MANAGEMENT:           Bainbridge Companies
3RD MOST RECENT NOI (AS OF):   $17,650,184 (2003)
2ND MOST RECENT NOI (AS OF):   $20,538,542 (2004)
MOST RECENT NOI (AS OF):       $21,386,392 (2005)
U/W NET OP. INCOME:            $23,309,951
U/W NET CASH FLOW:             $22,664,951
U/W OCCUPANCY:                 88.1%
APPRAISED VALUE:               $540,900,000
CUT-OFF DATE LTV(1):           75.8%
MATURITY DATE LTV(1):          75.8%
DSCR(1):                       1.00x
POST IO DSCR:                  NAP
--------------------------------------------------------------------------------

(1)  The subject $147,000,000 loan represents a 35.9% pari passu interest in a
     $410,000,000 fixed rate mortgage loan. All LTV, DSCR and Loan per Unit numbers in this table are based on the $410,000,000 financing and are determined on a combined-property basis.

(2)  See "Escrows and Reserves" for the specific details.

(3)  Percent Leased is based on rent roll as of January 26, 2007 for the
     Virginia properties and rent roll dated December 31, 2006 for Fox Run and
     Watkins Station.

THE RREEF PORTFOLIO LOAN

     THE LOAN. The second largest loan (the "RREEF Portfolio Loan") as evidenced by Promissory Notes A1 and A6 (the "RREEF Portfolio Notes") is secured by first priority fee Deeds of Trust, Assignments of Leases and Rents, Security
Agreements and Fixture Filings (the "RREEF Portfolio Mortgages") encumbering eight apartment communities in northern Virginia (collectively, the "RREEF
Portfolio Properties"). The properties are located in Alexandria, Virginia;
Ashburn, Virginia; Herndon, Virginia (two properties); Manassas, Virginia;
Leesburg, Virginia; Germantown, Maryland and Gaithersburg, Maryland. The RREEF
Portfolio Loan was originated on December 8, 2006 by or on behalf of Morgan
Stanley Mortgage Capital Inc.

     THE BORROWER. The borrowers are Magazine Barton's Crossing LP, Magazine
Carlyle Station LP, Magazine Glen LP, Magazine Village at McNair Farms LP,
Magazine University Heights LP, Magazine Lionsgate LP, Fox Run Holdco, LLC and
Watkins Station Holdco, LLC, all Delaware limited partnerships (the "RREEF
Portfolio Borrowers") each of which owns no material asset other than its respective

                                      IV-9

RREEF Portfolio Property and related interests. The RREEF Portfolio Borrowers are wholly owned by RREEF Global Opportunities Fund II, LLC and Bainbridge
Magazine Investors, LLC, which are affiliates of RREEF and The Bainbridge
Companies LLC, respectively, the sponsors of the RREEF Portfolio Loan. RREEF, a subsidiary of Deutsche Asset Management, comprises a group of opportunity funds that acquire and manage commercial real estate investments globally. Bainbridge
Companies LLC is a Florida-based fully integrated real estate company engaged in the development, construction, management, acquisition and disposition of high quality apartment communities, condominiums and shopping centers.

     THE PROPERTY. The RREEF Portfolio Properties are comprised of eight Class
A/B garden-style apartment communities located in northern Virginia and
Maryland.

     The RREEF Portfolio Property known as Barton's Crossing is located in
Alexandria, Virginia, at 205 Century Place. The RREEF Portfolio Property
Barton's Crossing was originally constructed in 1989 and renovated in 2004-2006.
It consists of seven 4-story buildings with 532 units and a clubhouse. The RREEF
Portfolio Property Barton's Crossing is situated on approximately 10.15 acres and includes 933 parking spaces.

     The RREEF Portfolio Property known as Lionsgate is located in Herndon,
Virginia, at 13690 Legacy Circle. The RREEF Portfolio Property Lionsgate was
originally constructed in 2000. It consists of twelve 3-4-story buildings with
328 units and a clubhouse. The RREEF Portfolio Property Lionsgate is situated on approximately 15.50 acres and includes 479 parking spaces.

     The RREEF Portfolio Property known as University Heights is located in
Ashburn, Virginia, at 20300 River Ridge Road. The RREEF Portfolio Property
University Heights was originally constructed in 1991. It consists of nineteen
2-4 story buildings with 467 units and a clubhouse. The RREEF Portfolio Property
University Heights is situated on approximately 25.60 acres and includes 976 parking spaces.

     The RREEF Portfolio Property known as Carlyle Station is located in
Manassas, Virginia, at 10519 Lariat Lane. The RREEF Portfolio Property Carlyle
Station was originally constructed in 1986. It consists of fifteen 3-story buildings with 408 units and a clubhouse. The RREEF Portfolio Property Carlyle
Station is situated on approximately 34.13 acres and includes 767 parking spaces.

     The RREEF Portfolio Property known as McNair Farms is located in Herndon,
Virginia, at 2511 Farmcrest Drive. The RREEF Portfolio Property McNair Farms was
originally constructed in 1991. It consists of eleven 3-story buildings with 283 units and a clubhouse. The RREEF Portfolio Property McNair Farms is situated on approximately 12.72 acres and includes 481 parking spaces.

     The RREEF Portfolio Property known as Fox Run is located Germantown,
Maryland, at 2 Observation Court. The RREEF Portfolio Property Fox Run was
originally constructed in 1990. It consists of seventeen 3-4-story buildings with 218 units and a club house. The RREEF Portfolio Property Fox Run is situated on approximately 10.06 acres and includes 335 parking spaces.

     The RREEF Portfolio Property known as Watkins Station is located in
Gaithersburg, Maryland, at 99 Watkins Mill Road. The RREEF Portfolio Property
Watkins Station was originally constructed in 1975 and renovated in 2000. It consists of seven 3-story buildings with 210 units and a clubhouse. The RREEF
Portfolio Property Watkins Station is situated on approximately 11.17 acres and includes 396 parking spaces.

     The RREEF Portfolio Property The Glen is located in Leesburg, Virginia, at
86 Heritage Way, NW. The RREEF Portfolio Property The Glen was originally constructed in 1986. It consists of six 3-story buildings with 134 units and a leasing center. The RREEF Portfolio Property The Glen is situated on approximately 6.12 acres and includes 279 parking spaces.

                                           ALLOCATED                    OWNERSHIP   YEAR BUILT/   PERCENT
       PROPERTY            LOCATION       LOAN AMOUNT   PROPERTY TYPE    INTEREST     RENOVATED   LEASED (1)   UNITS
--------------------------------------------------------------------------------------------------------------------

Barton's Crossing        Alexandria,     $ 35,136,585    Multifamily        Fee       1990 /         91.9%       532
                         VA                                                          2004-2006
Lionsgate                Herndon, VA     $ 25,097,561    Multifamily        Fee     2000 / NAP       89.6%       328
University Heights       Ashburn, VA     $ 24,021,951    Multifamily        Fee     1991 / NAP       85.9%       467
Carlyle Station          Manassas, VA    $ 21,691,463    Multifamily        Fee     1986 / NAP       80.1%       408
McNair Farms             Herndon, VA     $ 17,209,756    Multifamily        Fee     1991 / NAP       91.2%       283
Fox Run                  Germantown,     $ 10,218,293    Multifamily        Fee     1990 / NAP       94.0%       218
                         MD
Watkins Station                          $  7,887,805    Multifamily        Fee      1975/2000       88.6%       210
                         Gaithersburg,
                         MD
The Glen                 Leesburg, VA    $  5,736,585    Multifamily        Fee     1986 / NAP       83.6%       134
--------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                   $147,000,000                                                88.3%     2,580
====================================================================================================================

(1)  Percent Leased is based on rent rolls as of 1/26/2007 for the Virginia properties and the rent roll dated 12/31/2006 for the Fox Run and Watkins
     Station properties.

                                     IV-10

                                                      AVERAGE                                           STABILIZED
                          PERCENT     AVERAGE SF   MONTHLY RENT   AVERAGE MONTHLY       IN-PLACE       UNDERWRITTEN
         PROPERTY        LEASED (1)    PER UNIT      PER UNIT       RENT PER SF     UNDERWRITTEN NCF        NCF
-------------------------------------------------------------------------------------------------------------------

Barton's Crossing           91.9%         821         $1,391           $1.69           $5,549,696       $ 5,815,281
Lionsgate                   89.6%       1,102         $1,548           $1.40           $3,913,217       $ 4,230,763
University Heights          85.9%         858         $1,155           $1.35           $3,368,933       $ 3,937,314
Carlyle Station             80.1%         952         $1,128           $1.19           $2,745,392       $ 3,539,776
McNair Farms                91.2%         780         $1,320           $1.69           $2,871,698       $ 3,036,029
Fox Run                     94.0%         969         $1,140           $1.18           $1,668,753       $ 1,696,375
Watkins Station             88.6%         918         $1,070           $1.17           $1,524,558       $ 1,691,854
The Glen                    83.6%         925         $1,122           $1.21           $1,022,703       $ 1,221,128
-------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE      83.3%         905         $1,258           $1.39          $22,664,951       $25,168,520
===================================================================================================================

(1)  Percent Leased is based on rent rolls as of 1/26/2007 for the Virginia properties and the rent roll dated 12/31/2006 for the Fox Run and Watkins
     Station properties.

     ESCROWS AND RESERVES. At loan closing, the RREEF Portfolio Borrowers deposited $3,017,982 for deferred maintenance and $698,705 for real estate taxes
$89,366 for insurance, $53,751 for capital expenditures and $3,130,000 for shortfall interest. On a monthly basis, the RREEF Portfolio Borrowers are required to escrow $220,144 for taxes and 1/12 of annual insurance premiums, provided that such insurance escrow will be waived if an acceptable blanket insurance policy is obtained and no event of default has occurred or is continuing. The RREEF Portfolio Borrowers are required to make monthly deposits with the lender of $20.83 per unit in a Cap Ex reserve for annual capital expenditures. The RREEF Portfolio Borrower is required to maintain the
$3,130,000 Shortfall Interest reserve at all times during the loan term, provided that the reserves will be released to the RREEF Portfolio Borrowers when the RREEF Portfolio achieves a DSCR of 1.20X. However the Shortfall
Interest reserve will not benefit the subject loan (and only benefits certain of the pari passu components of the RREEF Portfolio whole loan) until such time as the DSCR for the RREEF Portfolio is 1.08x or higher. In lieu of making payments of any escrows and reserves, the RREEF Portfolio Borrowers may deliver to the lender one or more letters of credit, which, however, in the aggregate, may not exceed 10% of the principal amount of the RREEF Portfolio Loan.

     LOCKBOX AND CASH MANAGEMENT. A hard lockbox is in place with respect to the
RREEF Portfolio Loan. The hard lockbox will be in place until the RREEF
Portfolio Loan has been paid in full.

     PROPERTY MANAGEMENT. The RREEF Portfolio Properties are managed by The
Bainbridge Companies LLC, one of the sponsors of the RREEF Portfolio Loan. The management agreement is subordinate to the RREEF Portfolio Loan.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

     ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). The RREEF
Portfolio Property also secures, on a pari passu basis, companion notes with a
Cut-Off Date balance equal to $263,000,000. Such companion notes bear the same maturity date as the RREEF Portfolio Loan. An intercreditor agreement governs the rights between the trust, as holder of the RREEF Portfolio Loan, and the holders of the pari passu companion notes. See "Description of the Mortgage
Pool-The RREEF Portfolio Pari Passu Loan" herein.

     RELEASE OF PARCELS. The RREEF Portfolio Borrowers may obtain the release of individual properties through a partial defeasance in connection with third party sales by posting defeasance collateral in the amount of 110% of the allocated loan amount with respect to the particular RREEF Portfolio Property, subject to the satisfaction of certain conditions, including (i) no event of default has occurred or remains uncured, (ii) the RREEF Portfolio Borrower obtains written confirmation from the Rating Agencies that such partial defeasance will not result in a downgrade, withdrawal, or qualification of the ratings assigned to the offered certificates, and (iii) the DSCR immediately following such release is at least equal to the greater of 1.09x or the DSCR immediately prior to such release.

     Certain additional information regarding the RREEF Portfolio Loan and the
RREEF Portfolio Properties is set forth on Appendix II hereto.

                                     IV-11

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                                     IV-12

--------------------------------------------------------------------------------
                         MORTGAGE LOAN NO. 3 - GATEWAY I
--------------------------------------------------------------------------------

                               [3 PHOTOS OMITTED]

                                     IV-13

--------------------------------------------------------------------------------
                         MORTGAGE LOAN NO. 3 - GATEWAY I
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

                                     IV-14

--------------------------------------------------------------------------------
                         MORTGAGE LOAN NO. 3 - GATEWAY I
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER           Natixis Real Estate Capital
ORIGINAL BALANCE:              $95,000,000
CUT-OFF DATE BALANCE:          $95,000,000
SHADOW RATING (FITCH/S&P):     NAP
LOAN PURPOSE:                  Refinance
FIRST PAYMENT DATE:            May 5, 2007
INTEREST RATE:                 6.480%
AMORTIZATION:                  Interest only through April 5, 2009.
                               Principal and interest payments of
                               $599,216 beginning May 5, 2009
                               through maturity based on a
                               360-month amortization schedule.
ARD:                           NAP
HYPERAMORTIZATION:             NAP
MATURITY DATE:                 April 5, 2017
EXPECTED MATURITY BALANCE:     $85,092,056
SPONSOR:                       Advance Realty Group, LLC
INTEREST CALCULATION:          Actual/360
CALL PROTECTION:               Locked out until the earlier of
                               March 7, 20111 or 2 years after the
                               REMIC "start-up" day, with U.S.
                               Treasury defeasance thereafter.
                               Prepayable without a premium from
                               and after January 5, 2017.
LOAN PER SF:                   $184.48
UP-FRONT RESERVES:             TI/LC:                $76,420
                               Tax:                  $461,920
                               Insurance:            $18,937
                               Gibbons Outstanding   $1,669,633
                               TI Reserve:
                               Free Rent Reserve:    $240,214
ONGOING RESERVES:
                               RE Tax:               $153,973
                               Insurance:            $18,937
                               TI/LC:                $61,707
                               Cap Ex:               $8,577
LOCKBOX:                       Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:        Single Asset
PROPERTY TYPE:                 Office
PROPERTY SUB-TYPE:             CBD
LOCATION:                      Newark, NJ
YEAR BUILT/RENOVATED:          1971 / 2006
PERCENT LEASED(1):             95.7%
SQUARE FOOTAGE:                514,956
THE COLLATERAL:                A 26 story office tower with
                               514,956 square feet of office and
                               retail space as well as 1,091
                               parking spaces.
OWNERSHIP INTEREST:            Fee and Leasehold
PROPERTY MANAGEMENT:           Advance RealtyManagement, Inc.
3RD MOST RECENT NOI (AS OF):   $3,680,247 (2004)
2ND MOST RECENT NOI (AS OF):   $3,563,089 (2005)
MOST RECENT NOI (AS OF):       $4,822,622 (T-12 12/31/2006)
U/W NET OP. INCOME:            $9,153,505
U/W NET CASH FLOW:             $8,379,829
U/W OCCUPANCY:                 95.7%
APPRAISED VALUE:               $124,500,000
CUT-OFF DATE LTV:              76.3%
MATURITY DATE LTV:             68.3%
DSCR:                          1.34x
POST IO DSCR:                  1.17x
--------------------------------------------------------------------------------

(1)  Percent Leased is based on the rent roll dated February 1, 2007.

THE GATEWAY I LOAN

     THE LOAN. The third largest loan (the "Gateway I Loan") as evidenced by that certain Promissory Note, is secured by a first priority Fee and Leasehold
Mortgage, Assignment of Leases and Rents and Security Agreement encumbering the borrower's fee and leasehold (with respect to a garage parcel) interest in the
514,956 square foot class A office property known as Gateway I, located in
Newark, New Jersey (the "Gateway I Property"). The Gateway I Loan was originated on March 7, 2007 by or on behalf of Natixis Real Estate Capital Inc. (formerly known as IXIS Real Estate Capital Inc.).

     THE BORROWER. The borrowers are Advance at One Gateway, LLC, Advance at One
Gateway Garage, LLC, Advance at Three Gateway Garage, LLC, Advance at Three
Gateway Land, LLC and Advance at Mulberry, LLC, all Delaware limited liability companies (collectively, (the "Gateway I Borrower"). The Gateway I Borrower is a
single purpose, bankruptcy remote entity and has no material asset other than the Gateway I Property and related interests. The Gateway I Borrower is a wholly-owned, direct subsidiary of Advance Realty Group, LLC, the sponsor of the
Gateway I Loan. Advance Realty Group, LLC. was founded by Peter J. Cocoziello in
1979 and has grown to become one of the most active commercial real estate investors, managers and developers in the Middle Atlantic and New England regions. In 2001, Rothschild Realty, through Five Arrows Securities, made a $60 million operating company investment in Advance Realty

                                      IV-15

Group, LLC. Advance Realtygroup, LLC has over 5,000,000 square feet of office properties in its portfolio, concentrated in Boston, New Jersey and Washington,
D.C. markets.

     THE PROPERTY. The Gateway I Property is located in Newark, New Jersey, at
7-45 Raymond Boulevard and is the center of the Gateway Center complex. The
Gateway I Property is a 26-story, class "A" office tower situated on 4.11 acres of land. Constructed in 1971, the property encompasses 514,956 square feet of office and retail space consisting of 471,180 square feet of office space
(including 5,420 square feet of storage space) and 43,776 square feet of retail space (concourse level). The Gateway I Property also includes: (i) a parking facility which contains 342 parking spaces with direct secure access to the
Gateway I office tower, (ii). the Gateway III parking deck & retail which contains 650 parking spaces with direct secure access to the Gateway I Property, as well as 6,828 square feet of retail space on the concourse level and (iii), the Mulberry Street Parking Lot, which contains 99 spaces. Designed with flexible 18,638 square foot floor plates, the Gateway I Property's floors are easily adaptable for use by single or multiple tenants. The building also offers full array of onsite amenities including a direct sky-bridge to Newark Penn
Station, a retail concourse (restaurants, banking, fitness center, conference room, etc.), secure direct access parking, direct access to a full service hotel
(Gateway Hilton is accessible from the concourse), 11 elevators, newly renovated lobby and panoramic views of both Newark and the Manhattan skyline.

     The following table presents certain information relating to the major tenants at the Gateway I Property:

                                                                                 % OF TOTAL     ANNUALIZED
                          CREDIT RATING                           ANNUALIZED     ANNUALIZED    UNDERWRITTEN
                             (FITCH/       TENANT                UNDERWRITTEN   UNDERWRITTEN     BASE RENT        LEASE
      TENANT NAME          MOODY'S/S&P)     NRSF    % OF NRSF   BASE RENT ($)     BASE RENT    ($ PER NRSF)    EXPIRATION
-------------------------------------------------------------------------------------------------------------------------

Gibbons, Del Deo, Dolan      --/--/--     105,851       21%      $ 2,595,775         19%          $24.52       06/30/2018
Saiber, Schlesinger,
   Saltz                     --/--/--      43,146        8%      $ 1,187,890          9%          $27.53       11/14/2009
Kaplan                       --/--/--      27,656        5%      $   774,368          6%          $28.00       07/31/2016
-------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                    176,653       34%      $ 4,558,033         34%          $25.80
=========================================================================================================================
Other Tenants                  NAP        315,901       61%      $ 8,946,125         66%          $28.32          Various
Vacant Space                   NAP         22,402        4%      $         0          0%          $ 0.00              NAP
-------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                    514,956      100%      $13,504,159        100%          $27.42
=========================================================================================================================

     The following table presents certain information relating to the lease rollover at Gateway I Property:

                             LEASE ROLLOVER SCHEDULE

                                                                                         CUMULATIVE % OF
                  # OF    AVERAGE BASE    % OF TOTAL                   % OF TOTAL BASE      TOTAL BASE
                 LEASES    RENT PER SF   SQUARE FEET    CUMULATIVE %   RENTAL REVENUES   RENTAL REVENUES
     YEAR       ROLLING      ROLLING       ROLLING     OF SF ROLLING       ROLLING           ROLLING
--------------------------------------------------------------------------------------------------------

   Vacant           0        $ 0.00           4%              4%              0%                 0%
     MTM            5        $28.37           4%              8%              4%                 4%
    2007           11        $29.61           5%             13%              5%                10%
    2008            5        $32.50           4%             17%              4%                13%
    2009           17        $29.11          15%             32%             16%                30%
    2010           13        $27.73           9%             40%             10%                40%
    2011           10        $30.85          10%             50%             12%                52%
    2012            9        $25.99           6%             56%              6%                58%
    2013            2        $26.58           2%             59%              2%                60%
    2014            2        $28.00           3%             62%              3%                63%
    2015            4        $32.86           4%             66%              4%                68%
    2016            4        $34.00           7%             73%              8%                75%
2017 & Beyond       6        $21.36          27%            100%             25%               100%

     ESCROWS AND RESERVES. The Gateway I Borrower is required to escrow 1/12 of annual real estate taxes and insurance premiums monthly. The amounts shown are the current monthly collections.

     LOCKBOX AND CASH MANAGEMENT. A hard lockbox is in place with respect to the
Gateway I Loan.

     PROPERTY MANAGEMENT. The Gateway I Property is managed by Advance Realty
Management Inc. which is an affiliate of the Gateway I Borrower.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

     ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

                                      IV-16

     RELEASE OF PARCELS. The Gateway I Borrower may obtain the release of the retail parcel, three parking parcels and an air rights parcel upon satisfaction of certain conditions, including, but not limited to: (i) in the case of a parcel other than the Mulberry Street Parking Parcel, DSCR being not less than
1.50x after giving effect to such release and in the case of the Mulberry Street
Parking Parcel, a DSCR being no less than 1.40x after giving effect to such release, (ii) a LTV on the remaining property being no greater than 70%, and
(iii) in the case of the retail parcel and the parking parcels other than the
Mulberry Street Parking Parcel, the defeasance of an amount equal to 125% of the allocated loan amount for such parcel.

     Certain additional information regarding the Gateway I Loan and the Gateway
I Property is set forth on Appendix II hereto.

                                      IV-17

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                                      IV-18

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                      MORTGAGE LOAN NO. 4 - ST. LOUIS MILLS
--------------------------------------------------------------------------------

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                                      IV-19

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                      MORTGAGE LOAN NO. 4 - ST. LOUIS MILLS
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

                                      IV-20

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                      MORTGAGE LOAN NO. 4 - ST. LOUIS MILLS
--------------------------------------------------------------------------------

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                                      IV-21

--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 4 - ST. LOUIS MILLS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
LOAN SELLER:                   MSMC
ORIGINAL BALANCE:              $90,000,000
CUT-OFF DATE BALANCE:          $90,000,000
SHADOW RATING (FITCH/S&P):     NAP
LOAN PURPOSE:                  Refinance
FIRST PAYMENT DATE:            February 8, 2007
INTEREST RATE:                 6.390%
AMORTIZATION:                  Interest Only
ARD:                           NAP
HYPERAMORTIZATION:             NAP
MATURITY DATE:                 January 8, 2012
EXPECTED MATURITY BALANCE:     $90,000,000
SPONSOR(S):                    The Mills Corporation and Kan Am
INTEREST CALCULATION:          Actual/360
CALL PROTECTION:               Locked out until the earlier of
                               December 28, 2009, and 2 years after
                               the REMIC "start-up" day, with U.S.
                               Treasury defeasance thereafter.
                               Prepayable without a premium from and
                               after December 8, 2011.
LOAN PER SF:                   $73.79
UP-FRONT RESERVES:             New Lease TI/LC:      $2,700,000
                               Existing Lease
                               TI/LC(1):             $15,000,000
                               Traveler's Indemnity: $2,500,000
                               TDD:                  $3,500,000
ONGOING RESERVES:              Cap Ex:               $20,322/month
                               RE Tax:               $353,045/month
                               Insurance:            $23,006/month
LOCKBOX:                       Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:        Single Asset
PROPERTY TYPE:                 Retail
PROPERTY SUB-TYPE:             Anchored
LOCATION:                      Hazelwood, MO
YEAR BUILT/RENOVATED:          2003 / NAP
PERCENT LEASED(2):             84.5%
SQUARE FOOTAGE:                1,219,704
THE COLLATERAL:                1-Story Enclosed Super Regional
                               Shopping Mall
OWNERSHIP INTEREST:            Fee
PROPERTY MANAGEMENT:           Mills Services Corp.
3RD MOST RECENT NOI
(AS OF):                       $9,508,962  (2004)
2ND MOST RECENT NOI
(AS OF):                       $7,832,103 (2005)
MOST RECENT NOI (AS OF):       $8,256,126  (Ann. TTM 06/30/06)
U/W NET OP. INCOME:            $10,234,956
U/W NET CASH FLOW:             $9,233,510
U/W OCCUPANCY:                 84.5%
APPRAISED VALUE:               $142,000,000
CUT-OFF DATE LTV:              63.4%
MATURITY DATE LTV:             63.4%
DSCR:                          1.58x
POST IO DSCR:                  NAP
--------------------------------------------------------------------------------

(1)  The Existing Lease Rollover Account is associated with the Cabela's lease, signed June 6, 2006. Cabela's is scheduled to open in May 2007.

(2)  Percent Leased is based on the underwritten rent roll dated February 1,
     2007.

THE ST. LOUIS MILLS LOAN

     THE LOAN. The fourth largest loan (the "St. Louis Mills Loan") as evidenced by the Promissory Note (the "St. Louis Mills Note") is secured by a first priority fee Deed of Trust, Assignment of Leases and Rents, Security Agreement
and Fixture Filing (the "St. Louis Mills Mortgage") encumbering the 1,219,704 square foot regional mall known as St. Louis Mills, located in Hazelwood,
Missouri (the "St. Louis Mills Property"). The St. Louis Mills Loan was
originated on December 28, 2006 by or on behalf of Morgan Stanley Mortgage
Capital Inc.

     THE BORROWER. The borrower is St. Louis Mills Limited Partnership, a
Delaware limited partnership (the "St. Louis Mills Borrower") that owns no material asset other than the St. Louis Mills Property and related interests.
The St. Louis Mills Borrower is wholly-owned by the Mills Corporation (the Mills
Limited Partnership) and Kan Am (Kan Am USA XX Limited Partnership), the
sponsors of the St. Louis Mills Loan. The Mills Corporation is a publicly traded
REIT that owns, develops, redevelops, leases, acquires, expands, operates, and manages various types of retail and entertainment real estate properties. As of
2006, the Mills Corporation has ownership interests in, or management responsibility for, over 40 regional retail shopping and entertainment centers,
3 community shopping centers, and 19 single tenant properties, that are developed or currently under development in 25 states totaling approximately 51 million of gross leasable area.

                                     IV-22

Kan Am USA XX Limited Partnership, a Delaware limited partnership, is an investment fund managed by KanAm US, Inc., which manages funds including pension funds, collective investment funds including those containing pension funds, separate accounts or other investors, foundations, and endowments. KanAm US,
Inc. is an affiliate of KanAm, a private real estate investment company headquartered in Munich, Germany which develops and manages commercial real estate investments in the United States and Europe.

     THE PROPERTY. The St. Louis Mills Property is located in Hazelwood,
Missouri, at 5555 St. Louis Mills Parkway, on Route 370, a major connector road near the intersection of Interstate 270. It is approximately 16 miles northwest of downtown St. Louis. The St. Louis Mills Property was constructed in 2003. It consists of a 1,219,704 square foot, one-story enclosed super regional shopping mall. The St. Louis Mills Property is situated on approximately 96 acres and includes approximately 6,599 parking spaces. The St. Louis Mills Property is anchored by Marshall's, Burlington Coat Factory, Circuit City, and Bed Bath &
Beyond. Cabela's, a nationally known hunting, fishing, and outdoor gear retailer, has signed a 15-year lease on a 135,000 square foot space currently under construction, and is scheduled to open for business in May 2007. The mall also has an 18-screen, stadium-seating Regal Cinema and a NASCAR Speedpark.

The table below is based on data provided by The Mills Corporation.

                                                         CREDIT RATING OF
                                                          PARENT COMPANY                COLLATERAL   OPERATING COVENANT
       ANCHOR                  PARENT COMPANY           (FITCH/MOODY'S/S&P)    GLA       INTEREST        EXPIRATION
-----------------------------------------------------------------------------------------------------------------------

Cabela's(1)         Cabela's Incorporated
Burlington Coat     Burlington Coat Factory Warehouse        --/--/--         135,000     11.1%           04/30/2022
   Factory             Corporation                          CCC/B3/CCC+        80,931      6.6%           01/31/2014
Marshalls           Marshalls of MA, Inc                     --/--/--          50,186      4.1%           11/30/2013
Circuit City        Circuit City Stores, Inc                 --/--/--          35,183      2.9%           01/31/2019
Bed Bath & Beyond   Bed Bath & Beyond, Inc                   --/--/BBB         30,373      2.5%           01/31/2018
Sears               Sears, Roebuck and Co                    BB/--/BB+         25,354      2.1%           05/14/2009
-----------------------------------------------------------------------------------------------------------------------
TOTAL                                                                         357,027     29.3%
=======================================================================================================================

(1)  Cabela's signed a 15-year lease on June 6, 2006 (lease expiration date
     April 30, 2022) and is scheduled to open in May 2007.

The following table presents certain information relating to the major tenants at the St. Louis Mills Property:

                                                                 ANNUALIZED     % OF TOTAL     ANNUALIZED
                          CREDIT RATING                         UNDERWRITTEN    ANNUALIZED    UNDERWRITTEN
                             (FITCH/          TENANT     % OF       BASE       UNDERWRITTEN   BASE RENT            LEASE
     TENANT NAME          MOODY'S/S&P)(1)      NRSF      NRSF      RENT ($)      BASE RENT    ($ PER NRSF) (2)   EXPIRATION
---------------------------------------------------------------------------------------------------------------------------

Cabela's(1)                  --/--/--         135,000    11.1%   $ 1,200,000         9%            $ 8.89        04/30/2022
Regal Cinemas                B-/B2/BB-         84,506     6.9%   $   501,966         4%            $ 5.94        12/16/2018
Burlington Coat Factory     CCC/B3/CCC+        80,931     6.6%   $   404,655         3%            $ 5.00        01/31/2014
NASCAR Speedpark             --/--/--          59,049     4.8%   $   599,938         5%            $10.16        11/30/2023
Ice Zone                     --/--/--          52,134     4.3%   $    50,049         0%            $ 0.96        11/30/2023
Marshalls                    --/--/--          50,186     4.1%   $   426,581         3%            $ 8.50        11/30/2013
Circuit City                 --/--/--          35,183     2.9%   $   510,154         4%            $14.50        01/31/2019
Bed Bath & Beyond            --/--/BBB         30,373     2.5%   $   303,730         2%            $10.00        01/31/2018
TOTAL/WEIGHTED AVERAGE                        527,362    43.2%   $ 3,997,072        31%            $ 7.58
Other Tenants                   NAP           503,471    41.3%   $ 9,085,922        69%            $18.05          Various
Vacant Space                    NAP           188,871    15.5%   $      0.00         0%            $ 0.00           NAP
---------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                      1,219,704   100.0%   $13,082,994       100%            $12.69
===========================================================================================================================

(1)  Cabela's signed a 15-year lease on June 6, 2006 (to expire on April 30,
     2022) and is scheduled to open in May 2007.

(2)  PSF excludes vacant space.

                                     IV-23

The following table presents certain information relating to the lease rollover at the St. Louis Mills Property:

-----------------------------------------------------------------------------------------------------------------
                                           LEASE ROLLOVER SCHEDULE
-----------------------------------------------------------------------------------------------------------------
                               AVERAGE BASE    % OF TOTAL                   % OF TOTAL BASE     CUMULATIVE % OF
                 # OF LEASES    RENT PER SF   SQUARE FEET    CUMULATIVE %    RENTAL REVENUES    TOTAL BASE RENTAL
         YEAR      ROLLING        ROLLING       ROLLING     OF SF ROLLING       ROLLING        REVENUES ROLLING
-----------------------------------------------------------------------------------------------------------------

Vacant               49            $ 0.00          15%           15%                 0%                0%
2007                 47            $10.65           7%           22%                 7%                7%
2008                 19            $22.12           5%           27%                10%               16%
2009                 16            $13.73           7%           34%                 9%               25%
2010                  7            $23.09           2%           36%                 4%               29%
2011                  3            $ 4.83           1%           37%                 0%               30%
2012                  2            $34.81           0%           37%                 1%               30%
2013                 28            $14.57          17%           54%                23%               54%
2014                 19            $13.19          12%           66%                15%               68%
2015                  8            $71.21           1%           67%                 7%               75%
2016                  2            $14.59           1%           68%                 1%               76%
2017 & Beyond        10            $ 7.99          32%          100%                24%              100%
-----------------------------------------------------------------------------------------------------------------

     ESCROWS AND RESERVES. At loan closing, the St. Louis Mills Borrower deposited $2,700,000 in an upfront reserve for tenant improvements and leasing costs, $15,000,000 in a reserve for tenant improvements and leasing costs associated with the Cabela's space, $2,500,000 in a Travelers Indemnity reserve and $3,500,000 in a TDD reserve. The TDD reserve was established to pay any assessments that is allocated to the St. Louis Mills Property in relation to bonds that were issued by the Transportation Development District, which financed the development of common roads and areas that access the St. Louis
Mills Property. The Travelers Indemnity reserve was established for indemnification exposure the St. Louis Borrower is subject to under the
Travelers Indemnity Agreement (capped at $2,500,000), which indemnifies
Travelers for any loss it experiences in connection with a completion bond it issued in favor of the City of Missouri for the redevelopment of the St. Louis
Mills Property and other property. The St. Louis Mills Borrower is required to escrow 1/12 of annual real estate taxes, insurance premiums and capital expenditures monthly, at a rate of $20,322/month. The amounts shown are the current monthly collections. The St. Louis Mills Loan was also structured with a
$2,700,000 upfront reserve for tenant improvements and leasing costs (the "New
Lease Rollover Account") and a $15,000,000 reserve for tenant improvements and leasing costs associated with the Cabela's space (the "Existing Tenant Rollover
Account").

     LOCKBOX AND CASH MANAGEMENT. A hard lockbox is in place with respect to the
St. Louis Mills Loan. A hard cash management arrangement will be established if any of the following trigger conditions occur: (a) the occurrence and continuance of a loan default, and terminating upon the cure or waiver of such default; or (b) the net operating income for the St. Louis Mills Property is less than $8,200,000, and terminating upon such time that the St. Louis Mills
Property achieves a net operating income of greater than or equal to $8,200,000 for 6 consecutive months. The lockbox will be in place until the St. Louis Mills
Loan has been paid in full.

     PROPERTY MANAGEMENT. The St. Louis Mills Property is managed by
MillsServices Corp., a Delaware corporation, which is an affiliate of the St.
Louis Mills Borrower. The management agreement is subordinate to the St. Louis
Mills Loan.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

     ADDITIONAL INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). As of the Cut-off
Date, partners of the St. Louis Mills Borrower have made $12,293,834 in unsecured loans (the "Partner Loans") to the St. Louis Mills Borrower. Payments
on the Partner Loans are only to be made out of excess cash flow after all payments under the St. Louis Mills Loan are made. Additionally, the St. Louis
Mills Borrower is not permitted to obtain any further loans from its partners until the St. Louis Mills Loan is paid in full.

     RELEASE OF PARCELS. The St. Louis Mills Borrower may obtain a release of a designated parcel, without any required prepayment of the St. Louis Mills Loan, in order to facilitate the addition or expansion of improvements on the St.
Louis Mills Property (or such released parcel) for retail, hotel, restaurant, entertainment, office or multifamily residential purposes, provided the St.
Louis Mills Borrower satisfies certain conditions, including written confirmation from the rating agencies that such release will not result in a downgrade, withdrawal or qualification of the ratings assigned to the offered certificates, and the addition or expansion must be compatible with the use and operation of the St. Louis Mills Property as a large regional retail shopping center.

     Certain additional information regarding the St. Louis Mills Loan and the
St. Louis Mills Property is set forth on Appendix II hereto.

                                     IV-24

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                        MORTGAGE LOAN NO. 5 - AT&T TOWER
--------------------------------------------------------------------------------

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                                     IV-25

--------------------------------------------------------------------------------
                        MORTGAGE LOAN NO. 5 - AT&T TOWER
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

                                     IV-26

--------------------------------------------------------------------------------
                        MORTGAGE LOAN NO. 5 - AT&T TOWER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
LOAN SELLER:                   MSMC
ORIGINAL BALANCE:              $65,000,000
CUT-OFF DATE BALANCE:          $65,000,000
SHADOW RATING (FITCH/S&P):     NAP
LOAN PURPOSE:                  Refinance
FIRST PAYMENT DATE:            April 8, 2007
INTEREST RATE:                 5.800%
AMORTIZATION:                  Interest only through March 8,
                               2012. Principal and interest
                               payments of $381,389.47 beginning
                               April 8, 2012 through the maturity
                               date
ARD:                           NAP
HYPERAMORTIZATION:             NAP
MATURITY DATE:                 April 8, 2017
EXPECTED MATURITY BALANCE:     $60,642,643
SPONSOR(S):                    National Electric Benefit Fund /
                               Ryan Companies US, Inc
INTEREST CALCULATION:          Actual/360
CALL PROTECTION:               Locked out until the earlier of
                               March 7, 2010 and 2 years after
                               REMIC "start-up" day with U.S.
                               Treasury defeasance thereafter.
LOAN PER SF:                   $107.16
UP-FRONT RESERVES:             TI/LC:       $3,500,000
                               RE Tax:      $828,681
ONGOING RESERVES:              RE Tax:      1/12 annual
                                            required amount
                               Insurance:   1/12 annual
                                            required amount
                               TI/LC:       Springing
LOCKBOX:                       Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:        Single Asset
PROPERTY TYPE:                 Office
PROPERTY SUB-TYPE:             Urban
LOCATION:                      Minneapolis, MN
YEAR BUILT/RENOVATED:          1991/NAP
PERCENT LEASED(1):             73.1%
SQUARE FOOTAGE:                606,579
THE COLLATERAL:                A 606,579 square foot,33 Story
                               Class A office tower in downtown
                               Minneapolis, MN
OWNERSHIP INTEREST:            Fee
PROPERTY MANAGEMENT:           Ryan Companies US, Inc.
3RD MOST RECENT NOI (AS OF):   NAP
2ND MOST RECENT NOI (AS OF):   $8,101,950 (2005)
MOST RECENT NOI (AS OF):       $7,792,658 (Ann. TTM 10/30/06)
U/W NET OP. INCOME:            $5,999,576
U/W NET CASH FLOW:             $5,320,742
U/W OCCUPANCY:                 73.1%
APPRAISED VALUE:               $86,700,000
CUT-OFF DATE LTV:              75.0%
MATURITY DATE LTV:             69.9%
DSCR:                          1.39x
POST IO DSCR:                  1.16x
--------------------------------------------------------------------------------

(1)  Percent  Leased is based on the  underwritten  rent roll dated November 14,
     2006

THE AT&T TOWER LOAN

     THE LOAN. The fifth largest loan (the "AT&T Tower Loan") as evidenced by the Promissory Note (the "AT&T Tower Note") is secured by a first priority fee
Consolidated, Amended and Restated Mortgage and Security Agreement (the "AT&T
Tower Mortgage") encumbering the 606,579 square foot Class A office tower known as AT&T Tower, located in Minneapolis, Minnesota (the "AT&T Tower Property").
The AT&T Tower Loan was originated on March 7, 2007 by Morgan Stanley Mortgage
Capital Inc.

     THE BORROWER. The borrower is 901 Marquette LLC, a Delaware limited liability company (the "AT&T Tower Borrower") that owns no material asset other than the AT&T Tower Property and related interests. The AT&T Tower Borrower is a joint venture between National Electric Benefit Fund (60%) and The Ryan
Companies (40%), the sponsors of the AT&T Tower Loan. National Electric Benefit
Fund ("NEBF") is a multi-employer defined benefit pension plan for union members of the International Brotherhood of Electrical Workers and the National Electric
Contractors Association. NEBF is the third largest Taft-Hartley pension fund in the US with net assets over $11 billion and

                                     IV -27

over 455,000 participants. Ryan Companies US, Inc, founded in 1938, is a leading national commercial real estate firm offering development, design, construction, property management, concrete construction, financing and leasing.

     THE PROPERTY. The AT&T Tower Property is located in Minneapolis, Minnesota, at 901 Marquette Avenue. The AT&T Tower Property was originally constructed in
1991. It consists of a 606,579 square foot, 33 story Class A office tower. The
AT&T Tower Property is situated on approximately 0.50 acres and includes 138 parking spaces in three subterranean levels.

     The following table presents certain information relating to the major tenants at the AT&T Tower Property:

-----------------------------------------------------------------------------------------------------------------------
                                                                              % OF TOTAL     ANNUALIZED
                            CREDIT RATING                      ANNUALIZED     ANNUALIZED    UNDERWRITTEN
                               (FITCH/        TENANT   % OF   UNDERWRITTEN   UNDERWRITTEN     BASE RENT        LEASE
      TENANT NAME          MOODY'S/S&P)(1)     NRSF    NRSF   BASE RENT($)     BASE RENT    ($ PER NRSF)    EXPIRATION
-----------------------------------------------------------------------------------------------------------------------

AT&T                           A/A2/A        237,896     39%   $4,752,416         63%          $19.98      06/30/2011
Utility Engineering Corp    BBB+/BBB/Baa1     82,105     14%   $1,177,069         16%          $14.34      08/31/2011(2)
Navitaire Inc.                 B/B+/--        47,376      8%   $  735,513         10%          $15.53      01/31/2008
-----------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                       367,377     61%   $6,664,998         88%          $18.14
=======================================================================================================================
Other Tenants                    NAP          75,735     13%   $  918,731         12%          $12.13
Vacant Space                     NAP         163,467     27%
-----------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                       606,579    100%   $7,583,729        100%          $17.11
=======================================================================================================================

(1)  Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)  8,753 SF expires on 6/30/07, 19,384 SF expires on 1/31/08, and 53,968 SF expires on 8/31/11.

The following table presents certain information relating to the lease rollover at AT&T Tower Property:

                             LEASE ROLLOVER SCHEDULE

                  # OF    AVERAGE BASE    % OF TOTAL                    % OF TOTAL BASE     CUMULATIVE % OF
                 LEASES    RENT PER SF   SQUARE FEET    CUMULATIVE %    RENTAL REVENUES   TOTAL BASE RENTAL
     YEAR       ROLLING     ROLLING        ROLLING     OF SF ROLLING        ROLLING        REVENUES ROLLING
-----------------------------------------------------------------------------------------------------------

    Vacant          8        $ 0.00          27%            27%               0%                   0%
     MTM            2        $22.70           1%            28%               2%                   2%
     2007           3        $14.78           2%            30%               2%                   4%
     2008           8        $13.68          12%            42%              13%                  17%
     2009           1        $67.92           0%            42%               0%                  17%
     2010           1        $13.75           1%            42%               1%                  18%
     2011          11        $19.06          50%            92%              76%                  94%
     2012           2        $11.59           3%            95%               3%                  96%
     2013           3        $11.00           2%            97%               2%                  98%
     2014           2        $ 9.42           3%           100%               2%                 100%
     2015           0        $ 0.00           0%           100%               0%                 100%
     2016           0        $ 0.00           0%           100%               0%                 100%
2017 & Beyond       1        $ 0.00           0%           100%               0%                 100%

     ESCROWS AND RESERVES. The AT&T Tower Borrower is required to escrow 1/12 of annual real estate taxes and insurance premiums monthly. At the loan closing, the AT&T Tower Borrower deposited with the lender the amount of $3,500,000 for tenant improvements and leasing commissions and costs that may be incurred following the date thereof. At any time the amount of Rollover Funds on deposit with lender is less than $500,000 (the "Rollover Funds Threshold") the AT&T
Tower Borrower is required to deposit with lender on each Monthly Payment Date the sum of $37,119, and is required to continue making such monthly deposits of
Rollover Funds until such time as the amount of Rollover Funds on deposit with lender is in excess of the Rollover Funds Threshold.

     LOCKBOX AND CASH MANAGEMENT. A hard lockbox is in place with respect to the
AT&T Tower Loan. The lockbox will be in place until the AT&T Tower Loan has been paid in full.

     PROPERTY MANAGEMENT. The AT&T Tower Property is managed by Ryan Companies
USA, Inc, which is an affiliate of the AT&T Tower Borrower. The management agreement is subordinate to the AT&T Tower Loan.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Future mezzanine financing is permitted if certain conditions set forth in the loan documents are met, including (i) no event of default exists, (ii) the LTV immediately following the closing of the mezzanine loan based on the aggregate principal balance of the
AT&T Tower Loan and the mezzanine loan is no greater than seventy-five percent
(75%); and (iii)

                                     IV-28

the DSCR for both the AT&T Tower Loan and the mezzanine loan, based on a loan constant equal to the greater of (a) 7.5% or (b) the blended interest rate of the AT&T Tower Loan and the mezzanine Loan, shall not be less than 1.20x.

     ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

     RELEASE OF PARCELS. Not allowed

     Certain additional information regarding the AT&T Tower Loan and the AT&T
Tower Property is set forth on Appendix II hereto.

                                     IV-29

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                                     IV-30

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                         MORTGAGE LOAN NO. 6 - ICW PLAZA
--------------------------------------------------------------------------------

                               [4 PHOTOS OMITTED]

                                     IV-31

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                         MORTGAGE LOAN NO. 6 - ICW PLAZA
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

                                     IV-32

--------------------------------------------------------------------------------
                         MORTGAGE LOAN NO. 6 - ICW PLAZA
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:          MSMC
ORIGINAL BALANCE:              $43,000,000
CUT-OFF DATE BALANCE:          $43,000,000
SHADOW RATING (FITCH/S&P):     NAP
LOAN PURPOSE:                  Refinance
FIRST PAYMENT DATE:            March 1, 2007
INTEREST RATE:                 5.463%
AMORTIZATION:                  Interest Only
ARD:                           NAP
HYPERAMORTIZATION:             NAP
MATURITY DATE:                 February 1, 2017
EXPECTED MATURITY BALANCE:     $43,000,000
SPONSOR(S):                    American Assets, Inc.
INTEREST CALCULATION:          Actual/360
CALL PROTECTION:               Locked out until the earlier of February 1,
                               2010 and 2 years after the REMIC "start-up"
                               day, with U.S. Treasury defeasance
                               thereafter. Prepayable without a premium from
                               and after October 1, 2016.
LOAN PER SF:                   $275.76
UP-FRONT RESERVES:             RE Tax:      $189,872
ONGOING RESERVES:              RE Tax:      $37,974/month
                               Insurance:   Springing
LOCKBOX:                       Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:        Single Asset
PROPERTY TYPE:                 Office
PROPERTY SUB-TYPE:             Urban
LOCATION:                      San Diego, CA
YEAR BUILT/RENOVATED:          1996/NAP
PERCENT LEASED(1):             100.0%
SQUARE FOOTAGE:                155,930
THE COLLATERAL:                Four-story Class A Office Building
OWNERSHIP INTEREST:            Fee
PROPERTY MANAGEMENT:           American Assets, Inc.
3RD MOST RECENT NOI (AS OF):   NAP
2ND MOST RECENT NOI (AS OF):   NAP
MOST RECENT NOI (AS OF):       NAP
U/W NET OP. INCOME:            $3,199,656
U/W NET CASH FLOW:             $3,099,861
U/W OCCUPANCY:                 94.9%
APPRAISED VALUE:               $55,500,000
CUT-OFF DATE LTV:              77.5%
MATURITY DATE LTV:             77.5%
DSCR:                          1.30x
POST IO DSCR:                  NAP
--------------------------------------------------------------------------------

(1)  Percent Leased is based on the rent roll dated February 1, 2007.

THE ICW PLAZA LOAN

     THE LOAN. The sixth largest loan (the "ICW Plaza Loan") as evidenced by the
Promissory Note (the "ICW Plaza Note") is secured by a first priority fee Deed of Trust and Security Agreement (the "ICW Plaza Mortgage") encumbering the
155,930 square foot office building known as ICW Plaza, located in San Diego,
California (the "ICW Plaza Property"). The ICW Plaza Loan was originated on
January 31, 2007 by or on behalf of Morgan Stanley Mortgage Capital Inc.

     THE BORROWER. The borrower is ICW Plaza Holdings, LLC, a Delaware limited liability company (the "ICW Plaza Borrower") that owns no material asset other than the ICW Plaza Property and related interests. The ICW Plaza Borrower is an affiliate of American Assets, Inc., a California corporation ("AAI"), the sponsor of the ICW Plaza Loan. AAI is a private company that acts as a parent for a diverse group of businesses operating primarily in real estate, banking, insurance, and investment management, with assets of $1.87 billion ($1.52 billion of which are liquid assets), $793.7 million in total liabilities, and
$1.07 billion of shareholder equity. AAI is headquartered at the ICW Plaza
Property.

     THE PROPERTY. The ICW Plaza Property is located in San Diego, California, at 11455 El Camino Real. The ICW Plaza Property is located in a the master-planned community of Carmel Valley (also known as Del Mar Heights) which is located on the east side of Interstate 5 approximately 15 miles northwest of
San Diego's central business district. The ICW Plaza Property was constructed in
1996 and serves as the headquarters for Insurance Company of the West ("ICW"), which as of July 31, 2006 was rated A- (stable) by A.M. Best.

                                     IV-33

It consists of a 155,930 square foot, 4-story (including basement) urban office building. The ICW Plaza Property is situated on approximately 1.860 acres and includes 510 parking spaces.

     The following  table  presents  certain  information  relating to the major tenants at the ICW Plaza Property:

                                                                            % OF TOTAL     ANNUALIZED
                           CREDIT RATING                    ANNUALIZED      ANNUALIZED    UNDERWRITTEN
                              (FITCH/       TENANT   % OF   UNDERWRITTEN   UNDERWRITTEN     BASE RENT         LEASE
TENANT NAME                 MOODY'S/S&P)     NRSF    NRSF   BASE RENT($)     BASE RENT    ($ PER NRSF)     EXPIRATION
----------------------------------------------------------------------------------------------------------------------

ICW(1)                        --/--/--      74,116    53%    $2,223,480         50%          $30.00      12/31/2016(2)
American Assets, Inc.(3)      --/--/--      15,736    11%      $689,237         15%          $43.80      07/31/2016(4)
----------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE        --/--/--      89,852    64%    $2,912,717         65%          $32.42
======================================================================================================================
Other Tenants                   NAP         46,849    33%    $1,553,886         35%          $33.17         Various
Vacant Space                    NAP          3,158     2%    $        0          0%          $ 0.00           NAP
----------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                     139,859   100%    $4,466,603        100%          $31.94
======================================================================================================================

(1)  Does not include 9,126 SF of basement storage space and 2,119 SF of "office services" space that are both month-to-month. No rent is underwritten for this space.

(2)  ICW is currently engaged in a month-to-month lease for two new spaces until such time that the Department of Insurance ("DOI") approves its lease for the aforementioned spaces. AAI has guaranteed the rent for these spaces until such time either (a) ICW receives approval from the DOI to enter into a lease at no less than $30.00 PSF or (b) a replacement tenant enters into a lease at no less than $30.00 PSF. Furthermore, the loan documents contain an additional non-recourse carve-out to AAI for any losses related to failure to lease the space.

(3)  Does not include 4,826 SF of basement storage space that expires on
     7/30/2016. Underwritten base rent is $18.00 PSF.

(4)  The expiration dates of the three American Assets, Inc. spaces are 10,930
     SF on 7/31/2016, 2,824 SF on 7/31/2016, and 1,982 SF on 7/31/2009.

     The following  table  presents  certain  information  relating to the lease rollover at ICW Plaza Property:

                             LEASE ROLLOVER SCHEDULE

                  # OF    AVERAGE BASE    % OF TOTAL                   % OF TOTAL BASE    CUMULATIVE % OF
                 LEASES    RENT PER SF   SQUARE FEET    CUMULATIVE %   RENTAL REVENUES   TOTAL BASE RENTAL
YEAR            ROLLING      ROLLING       ROLLING     OF SF ROLLING       ROLLING        REVENUES ROLLING
----------------------------------------------------------------------------------------------------------

Vacant             1         $ 0.00           2%              2%              0%                 0%
MTM                4         $15.46          15%             17%              8%                 8%
2007               3         $32.49           4%             21%              4%                12%
2008               7         $33.80          11%             31%             12%                24%
2009               2         $34.86           5%             36%              6%                30%
2010               2         $32.37           5%             41%              5%                36%
2011               1         $34.20           2%             43%              2%                38%
2012               1         $33.73           5%             48%              6%                44%
2013               0         $ 0.00           0%             48%              0%                44%
2014               0         $ 0.00           0%             48%              0%                44%
2015               0         $ 0.00           0%             48%              0%                44%
2016               9         $31.63          52%            100%             56%               100%
2017 & Beyond      0         $ 0.00           0%            100%              0%               100%

     ESCROWS AND RESERVES. The ICW Plaza Borrower is required to escrow 1/12 of annual real estate taxes monthly. Upon (a) the occurrence and continuance of an event of default under the loan documents or (ii) failure of the ICW Plaza
Borrower to pay all insurance premiums by no later than 10 business days prior to the delinquency thereof, or to provide written evidence that all insurance premiums have been paid in full without delinquency, the ICW Plaza Borrower is required to deposit into an insurance reserve monthly an amount equal to 1/12 of the insurance premiums that the lender estimates will be payable for the renewal of the coverage upon expiration thereof.

     LOCKBOX AND CASH MANAGEMENT. A hard lockbox is in place with respect to the
ICW Plaza Loan. A cash flow sweep will be established if any of the following trigger conditions occur: (a) the occurrence and continuance of a default under the ICW Plaza Loan, (b) a petition in bankruptcy is filed by or against the ICW
Plaza Borrower, (c) a petition in bankruptcy is filed by or against the manager of the ICW Plaza Property, or (d) the DSCR is less than 1.10x, and terminating when the ICW Plaza Property achieves a DSCR for three (3) consecutive months of greater than 1.15x on an aggregate basis for the preceding twelve (12)
consecutive months without giving effect to any capital contributions which may have been made to the ICW Plaza Borrower. The lockbox will be in place until the
ICW Plaza Loan has been paid in full.

     PROPERTY MANAGEMENT. The ICW Plaza Property is managed by American Assets,
Inc., which is the ICW Plaza Loan's sponsor. The management agreement is subordinate to the ICW Plaza Loan.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

                                     IV-34

     ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

     RELEASE OF PARCELS. Not allowed.

     Certain additional information regarding the ICW Plaza Loan and the ICW
Plaza Property is set forth on Appendix II hereto.

                                     IV-35

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                                      IV-36

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              MORTGAGE LOAN NO. 7 - PLYMOUTH ROAD TECHNICAL CENTER
--------------------------------------------------------------------------------

                               [2 PHOTOS OMITTED]

                                      IV-37

--------------------------------------------------------------------------------
              MORTGAGE LOAN NO. 7 - PLYMOUTH ROAD TECHNICAL CENTER
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

                                     IV-38

--------------------------------------------------------------------------------
              MORTGAGE LOAN NO. 7 - PLYMOUTH ROAD TECHNICAL CENTER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER             MSMC
ORIGINAL BALANCE:                $34,000,000
CUT-OFF DATE BALANCE:            $31,519,687
SHADOW RATING (FITCH/S&P):       NAP
LOAN PURPOSE:                    Refinance
FIRST PAYMENT DATE:              February 1, 2004
INTEREST RATE:                   6.250%
AMORTIZATION:                    Interest only through July 1, 2004. Principal
                                 and Interest payments of $248,514.50 beginning
                                 August 1, 2004 through the maturity date.
ARD:                             NAP
HYPERAMORTIZATION:               NAP
MATURITY DATE:                   January 1, 2019
EXPECTED MATURITY BALANCE:       $14,025,571
SPONSORS:                        Ashley Holdings III, LLC
INTEREST CALCULATION:            30/360
CALL PROTECTION:                 Locked out until December 31, 2008. Thereafter,
                                 prepayable with the greater of yield
                                 maintenance premium and 1% of the principal
                                 balance thereafter. Prepayable without premium
                                 during last 90 days of the loan term.
LOAN PER SF:                     $27.45
UP-FRONT RESERVES:               TI/LC:             $50,000
ONGOING RESERVES:                Debt Service(1):   $59,000/quarter
                                 TI/LC:             $45,833/quarter
LOCKBOX:                         None
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:          Single Asset
PROPERTY TYPE:                   Mixed Use
PROPERTY SUB-TYPE:               Office / Warehouse
LOCATION:                        Livonia, MI
YEAR BUILT/RENOVATED:            1949 / 2000
PERCENT LEASED((2)):             90.5%
SQUARE FOOTAGE:                  1,148,235
THE COLLATERAL:                  Two story, multi-tenant warehouse/office
OWNERSHIP INTEREST:              Fee
PROPERTY MANAGEMENT:             Ashley Capital, LLC
3RD MOST RECENT NOI (AS OF):     $3,896,269 (2004)
2ND MOST RECENT NOI (AS OF):     $3,692,746 (2005)
MOST RECENT NOI(AS OF):          $4,506,090 (T-12 09/30/06)
U/W NET OP. INCOME:              $4,692,406
U/W NET CASH FLOW:               $4,141,371
U/W OCCUPANCY:                   90.5%
APPRAISED VALUE:                 $54,000,000
CUT-OFF DATE LTV:                58.4%
MATURITY DATE LTV:               26.0%
DSCR:                            1.39x
POST IO DSCR:                    NAP
--------------------------------------------------------------------------------

(1)  Capped at an amount equal to the lesser of (a) $1,150,000 and (b) an amount that would provide a 1.15x DSCR based on gross receipts in place on August
     1, 2010 in the event that the current largest tenant (Roush) does not renew its lease.

(2)  Percent Leased is based on the underwritten rent roll dated September 30,
     2006.

THE PLYMOUTH ROAD TECHNICAL CENTER LOAN

     THE LOAN. The seventh largest loan (the "Plymouth Road Technical Center
Loan") as evidenced by the Promissory Notes (collectively, the "Plymouth Road
Technical Center Note") is secured by a first priority fee Mortgage (and was assumed by Morgan Stanley Mortgage Capital Inc. under an Assignment and
Assumption of Interest Under Mortgage) (the "Plymouth Road Technical Center
Mortgage") encumbering the 1,148,235 square foot two-story mixed-use building, located in Livonia, Michigan (the "Plymouth Road Technical Center Property").
The Plymouth Road Technical Center Loan was originated on December 1, 2003 by
TIAA and subsequently purchased by Morgan Stanley Mortgage Capital Inc. in
December 2006.

     THE BORROWER. The borrower is Ashley Livonia South, LLC, a Michigan limited liability company (the "Plymouth Road Technical Center Borrower"). The Plymouth
Road Technical Center Borrower is a wholly-owned subsidiary of Ashley Capital,
LLC, the sponsor of the

                                     IV-39

Plymouth Road Technical Center Loan. Ashley Capital, LLC, a private real estate investment company, founded in 1984, developed and acquired over 22 million square feet of real estate primarily concentrated in the eastern United States and is recognized industrial developer and owner of Detroit area industrial properties. Ashley Capital, LLC owns 9 other properties in Michigan totaling
10.5 million square feet other than the Plymouth Road Technical Center Property.

     THE PROPERTY. The Plymouth Road Technical Center Property is located in
Livonia, Michigan, approximately 16 miles West of Detroit. The Plymouth Road
Technical Center Property was originally constructed in 1949 for use by General
Motors and was renovated and converted to a multi-tenant property in 2000. The
Plymouth Road Technical Center Property is approximately 10% office space and
90% warehouse space. The Plymouth Road Technical Center Property is situated on approximately 75 acres and includes 2,543 parking spaces.

     The following table presents certain information relating to the major tenants at the Plymouth Road Technical Center Property:

                                                                                       % OF TOTAL     ANNUALIZED
                              CREDIT RATING                            ANNUALIZED      ANNUALIZED    UNDERWRITTEN
                                 (FITCH/        TENANT                UNDERWRITTEN    UNDERWRITTEN    BASE RENT          LEASE
       TENANT NAME            MOODY'S/S&P)       NRSF     % OF NRSF   BASE RENT ($)     BASE RENT    ($ PER NRSF)     EXPIRATION
---------------------------------------------------------------------------------------------------------------------------------

Roush Enterprises, Inc.         --/--/--        505,035      44%      $2,050,442          46%            $4.06       02/28/2011
NYX, Inc.                       --/--/--        212,383      19%      $1,040,547          23%            $4.90      02/28/2014(1)
Virginia Title Company          --/--/--        127,218      11%      $  449,827          10%            $3.54      06/30/2017(2)
CLM Parallel Recycling, Inc     --/--/--         77,924       7%      $  396,633           9%            $5.09       06/30/2007
---------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                          922,560      80%      $3,937,450          88%            $4.27
=================================================================================================================================
Other Tenants                     NAP           117,049      10%      $  552,034          12%            $4.72        Various
Vacant Space                      NAP           108,626      91%      $        0           0%            $0.00          NAP
---------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                        1,148,235     100%      $4,489,484         100%            $4.32
=================================================================================================================================

(1)  For, NYX, Inc. 104,899 SF expire on 8/31/2013 and 107,484 SF expire on
     2/28/2014.

(2)  For Virginia Title Company, 105,346 SF expire on 6/30/2017 and 21,872 SF expire on 10/1/2009.

The following table presents certain information relating to the lease rollover at THE Plymouth Road Technical Center Property:

                             LEASE ROLLOVER SCHEDULE

                                                                                      CUMULATIVE % OF
                 # OF     AVERAGE BASE   % OF TOTAL    CUMULATIVE   % OF TOTAL BASE     TOTAL BASE
                LEASES    RENT PER SF    SQUARE FEET    % OF SF     RENTAL REVENUES   RENTAL REVENUES
    YEAR        ROLLING     ROLLING        ROLLING      ROLLING         ROLLING           ROLLING
-----------------------------------------------------------------------------------------------------

   Vacant          2         $0.00            9%            9%              0%                0%
     MTM           1         $4.95            5%           15%              7%                7%
    2007           1         $5.09            7%           22%              9%               16%
    2008           0         $0.00            0%           22%              0%               16%
    2009           1         $0.00            2%           24%              0%               16%
    2010           0         $0.00            0%           24%              0%               16%
    2011           2         $4.10           49%           72%             51%               67%
    2012           0         $0.00            0%           72%              0%               67%
    2013           1         $4.95            9%           81%             12%               78%
    2014           1         $4.85            9%           91%             12%               90%
    2015           0         $0.00            0%           91%              0%               90%
    2016           0         $0.00            0%           91%              0%               90%
2017 & Beyond      2         $4.27            9%          100%             10%              100%

     ESCROWS AND RESERVES. At loan closing, the Plymouth Road Technical Center
Borrower established a TI/LC reserve, with the current balance of $599,652. The
TI/LC reserve will be released if it is determined by the lender that the
Plymouth Road Technical Center Property has achieved 92% occupancy for twelve
(12) months on a forward-looking basis. The Plymouth Road Technical Center
Borrower has also established a Debt Service reserve, with the current balance of $673,875, to which the Plymouth Road Technical Center Borrower is required to make quarterly deposits of $59,000, until the Debt Service reserve balance equals to the lesser of (i) $1,150,000 or (ii) an amount that would provide a
1.15x DSCR based on gross receipts in place on August 1, 2010 in the event the largest current tenant does not renew its lease. The Debt Service reserve will be released if the DSCR from new leases increases to at least 1.25x. Upon the occurrence and continuance of an event of default under the loan documents, the
Plymouth Road Technical Center Borrower is required to deposit into a Tax reserve monthly an amount equal to 1/12 of the annual real estate taxes as determined by the lender.

     LOCKBOX AND CASH MANAGEMENT. No lockbox is in place with respect to the
Plymouth Road Technical Center Loan.

                                     IV-40

     PROPERTY MANAGEMENT. The Plymouth Road Technical Center Property is managed by Ashley Capital, which is an affiliate of the Plymouth Road Technical Center
Borrower. The management agreement is subordinate to the Plymouth Road Technical
Center Loan.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

     ADDITIONAL INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). The Plymouth Road
Technical Center Borrower is permitted to obtain an additional loan that is subordinate to the Plymouth Road Technical Center Loan, in a principal amount that, when added to the Plymouth Road Technical Center Loan, will not exceed a
LTV ratio of 78%, from a lender satisfactory to the lender; provided that the combined DSCR is at least 1.35x.

     RELEASE OF PARCELS. Not allowed.

     Certain additional information regarding the Plymouth Road Technical Center
Loan and the Plymouth Road Technical Center Property is set forth on Appendix II hereto.

                                     IV-41

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                                     IV-42

--------------------------------------------------------------------------------
                     MORTGAGE LOAN NO. 8 - IVY MHP PORTFOLIO
--------------------------------------------------------------------------------

                               [5 PHOTOS OMITTED]

                                     IV-43

--------------------------------------------------------------------------------
                     MORTGAGE LOAN NO. 8 - IVY MHP PORTFOLIO
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

                                     IV-44

--------------------------------------------------------------------------------
                     MORTGAGE LOAN NO. 8 - IVY MHP PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                               LOAN INFORMATION(1)
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:          MSMC
ORIGINAL BALANCE:              $27,500,000
CUT-OFF DATE BALANCE:          $27,500,000
SHADOW RATING (FITCH/S&P):     NAP
LOAN PURPOSE:                  Acquisition
FIRST PAYMENT DATE:            January 1, 2007
INTEREST RATE:                 5.620%
AMORTIZATION:                  Interest-only through December 1, 2011. Principal
                               and interest payments of $158,218.71 beginning
                               January 1, 2012 through the maturity date.
ARD:                           NAP
HYPERAMORTIZATION:             NAP
MATURITY DATE:                 December 1, 2016
EXPECTED MATURITY BALANCE:     $25,634,204
SPONSOR(S):                    National Home Communities, LLC
INTEREST CALCULATION:          Actual/360
CALL PROTECTION:               Locked out until the earlier of December 1, 2011
                               and 2 years after the REMIC "start-up" day, with
                               U.S. Treasury defeasance thereafter. Prepayable
                               without a premium from and after September
                               1, 2016.
LOAN PER UNIT:                 $32,973.62
UP-FRONT RESERVES:             RE Tax:                   $43,101
                               Holdback Reserves((2)):   $104,000
ONGOING RESERVES:              Cap Ex((3)):              Springing
                               RE Tax:                   $43,101
                               Insurance                 Springing
LOCKBOX:                       None
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             PROPERTY INFORMATION(1)
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:        Portfolio of 4 Assets
PROPERTY TYPE:                 Manufactured Housing Community
PROPERTY SUB-TYPE:             Manufactured Housing Community
LOCATION:                      See table below
YEAR BUILT/RENOVATED:          See table below
PERCENT LEASED:                See table below
UNITS:                         See table below
THE COLLATERAL:                4 Manufactured Housing Communitiess
OWNERSHIP INTEREST:            Fee
PROPERTY MANAGEMENT:           Carefree Property Management, L.L.C.

3RD MOST RECENT NOI (AS OF):   NAP
2ND MOST RECENT NOI (AS OF):   $1,873,383 (2005)
MOST RECENT NOI (AS OF):       $1,778,199 (T-8 (08/31/06) Annualized)
U/W NET OP. INCOME:            $2,039,868
U/W NET CASH FLOW:             $1,998,168
U/W OCCUPANCY:                 75.8%
APPRAISED VALUE:               $39,100,000
CUT-OFF DATE LTV:              70.3%
MATURITY DATE LTV:             65.6%
DSCR:                          1.28x
POST IO DSCR:                  1.05x
--------------------------------------------------------------------------------

(1)  The loan and property information numbers provided are determined on a combined-property basis.

(2)  Holdback Reserves were taken at closing subject to a DSCR of 1.05x and based on a 30-year amortization schedule. If not released by 12/1/2011, the
     DSCR release coverage increases to 1.20x. See "Escrow and Reserves" below for specific details.

(3)  Reserve requirements will begin on 1/1/2008, unless waived. See "Escrows and Reserves" below for specific details.

THE IVY MHP PORTFOLIO LOAN

     THE LOAN. The eighth largest loan (the "IVY MHP Portfolio"), as evidenced by four Promissory Notes (the "IVY MHP Portfolio Notes"), is comprised of four mortgage loans (the "Tallowood Isles Loan," the "Kissimmee Gardens Loan,", the
"Paddock Park South Loan," and the "Shady Road Villas Loan," and each, an "IVY
MHP Portfolio Loan") encumbering four mobile home park properties (the "Paddock
Park South Property, the "Shady Road Villas Property," the "Kissimmee Gardens
Property," and the "Tallowood Isles Property," and each, an "IVY MHP Portfolio
Property, and collectively the "IVY MHP Portfolio Properties"), totaling 834 units located in Florida. Each IVY MHP Portfolio Loan is secured by a first priority fee Mortgage and Security Agreement ("IVY MHP Portfolio Mortgage") on
the respective IVY MHP Portfolio Property, and each IVY MHP Portfolio Loan is cross-collateralized and cross-defaulted with the other. The IVY MHP Portfolio was originated on November 29, 2006 by or on behalf of Morgan Stanley Mortgage
Capital Inc.

     THE BORROWER. The borrowers are NHC-FL201, LLC, a Delaware limited liability company (for the Paddock Park South Property; NHC-FL202, LLC, a
Delaware limited liability company (for the Shady Road Villas Property
("NHC-FL202"); NHC-FL203, LLC, a Delaware

                                      IV-45

limited liability company (for the Kissimmee Gardens Property ("Kissimmee
Gardens") ("NHC-FL203"); and NHC-FL204, LLC, a Delaware limited liability company (for the Tallowood Isles Property ("NHC-FL204") (with NHC-FL201,
NHC-FL202, NHC-FL203 and NHC-FL204 collectively referred to as the "IVY MHP
Portfolio Borrower"). The IVY MHP Portfolio Borrower owns no material asset other than the IVY MHP Portfolio Properties and related interests. NHC-FL201,
NHC-FL202, NHC-FL203 and NHC-FL204 are wholly-owned by National Home
Communities, LLC, the sponsor of the IVY MHP Portfolio Loan. National Home
Communities, LLC is a newly-formed Delaware LLC controlled by General Electric
Capital Corporation via GEBAM, Inc. (80%), and National RV Communities, LLC
(20%). National Home Communities principals are the general partner or managing member for day-to-day operations. General Electric Capital Corporation will have approval rights over major decisions relating to development, refinancing, operating budgets, affiliate transactions, leases, environmental, tax, accounting, litigation, and other matters.

     THE PROPERTY. The IVY MHP Portfolio Properties are four mobile home park properties that total approximately 834 units over a total of 141.0 acres, all located in Florida. The IVY MHP Portfolio Properties were originally constructed between 1972 and 1987. See the table below for additional information about the
IVY MHP Portfolio Properties.

     The Tallowood Isles Property is located at 3878 NW 67th Street, Coconut
Creek, Florida 33073. It features a clubhouse, swimming pool, shuffleboard courts and laundry facilities. The Tallowood Isles Property is situated on approximately 51.9 acres.

     The Kissimmee Gardens Property is located at 2552 Tohope Boulevard,
Kissimmee Florida 34741. It features a clubhouse, swimming pool, shuffleboard courts and laundry facilities. The Kissimmee Gardens Property is located on approximately 51.9 acres.

     The Paddock Park South Property is located at 8880 SW 27th Avenue, Ocala,
Florida 34476. It features a clubhouse, swimming pool and shuffleboard courts.
The Paddock Park South Property is situated on approximately 31.3 acres.

     The Shady Road Villas Property is located at 9100 SW 27th Avenue, Ocala,
Florida 34476. It features a clubhouse, swimming pool and shuffleboard courts.
The Shady Road Villas Property is situated on approximately 21.8 acres.

                                                                                                       YEAR
                                          ALLOCATED                                     OWNERSHIP     BUILT/    PERCENT
     PROPERTY             LOCATION       LOAN AMOUNT            PROPERTY TYPE            INTEREST   RENOVATED    LEASED    UNITS
--------------------------------------------------------------------------------------------------------------------------------

Tallowood Isles      Coconut Creek, FL   $12,600,000   Manufactured Housing Community      Fee       1987/NAP     79.3%(1)  276
Kissimmee Gardens      Kissimmee, FL     $ 9,100,000   Manufactured Housing Community      Fee       1972/NAP     78.3%(2)  240
Paddock Park South       Ocala, FL       $ 3,900,000   Manufactured Housing Community      Fee       1987/NAP     75.0%(3)  188
Shady Road Villas        Ocala, FL       $ 1,900,000   Manufactured Housing Community      Fee       1987/NAP     57.7%(3)  130
--------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED
   AVERAGE                               $27,500,000                                                              76.9%     834
================================================================================================================================

(1)  Based on the rent roll dated August 29, 2006.

(2)  Based on the rent roll dated August 31, 2006.

(3)  Based on the rent roll dated September 1, 2006.

     ESCROWS AND RESERVES. Master Lease Holdback reserves were taken at loan closing subject to the IVY MHP Portfolio Property's achievement of a DSCR of
1.05x and based on a 30-year amortization schedule. $45,700 was held for
Tallowood Isles, $31,200 was held for Kissimmee Gardens, $27,100 was held for
Shady Road Villas. If the Holdback reserves are not released by 12/01/2011, the
DSCR release coverage increases to 1.20x.

     Beginning on January 1, 2008, the replacement reserves for the IVY MHP
Properties are: $1,000/month and capped at $12,000 for Kissimmee Gardens;
$783/month and capped at $9,400 for Paddock Park South; $542/month and capped at
$6,500 for the Shade Road Villas; and $1,150/month and capped at $13,800 for
Tallowood Isles. However, these escrows are waived provided that the IVY MHP
Portfolio Borrow spends a minimum of $50 per pad site per year on a given IVY
MHP Portfolio Property during the term of the IVY MHP Portfolio Loan. If the IVY
MHP Portfolio Borrower fails to spend $50 per pad site per year on any of the
IVY MHP Portfolio Properties, then the replacement escrow shall begin for that
IVY MHP Portfolio Property and remain collected throughout the remaining term of the IVY MHP Portfolio Loan. The IVY MHP Portfolio Borrower is required to escrow
1/12 of annual real estate taxes monthly.

     LOCKBOX AND CASH MANAGEMENT. No lockbox is in place with respect to the IVY
MHP Portfolio Loan.

     PROPERTY MANAGEMENT. The IVY MHP Portfolio Properties are managed by
Carefree Property Management, which is an affiliate of the IVY MHP Portfolio
Borrower. The management agreement is subordinate to the IVY MHP Portfolio Loan.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

     ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

     RELEASE OF PARCELS. The IVY MHP Portfolio Borrower may obtain the release of individual properties through a partial defeasance by posting defeasance collateral in the amount of 110% of the allocated loan amount with respect to the particular Ivy MHP Portfolio Property, subject to the satisfaction of certain conditions, including (i) no event of default has occurred or remains uncured, (ii) the DSCR on the remaining notes immediately following such release is equal to or greater than 1.05x, (iii) the LTV of the remaining notes immediately

                                      IV-46

following such release is no greater than 80% and (iv) the IVY MHP Portfolio
Borrower receives a written confirmation from the Rating Agencies that such release will not result in a downgrade, withdrawal or qualification of the ratings assigned to the offered certificates.

     Certain additional information regarding the IVY MHP Portfolio Loan and the
IVY MHP Portfolio Properties is set forth on Appendix II hereto.

                                      IV-47

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                                      IV-48

--------------------------------------------------------------------------------
                       MORTGAGE LOAN NO. 9 - NORTHRIDGE I
--------------------------------------------------------------------------------

                               [3 PHOTOS OMITTED]

                                      IV-49

--------------------------------------------------------------------------------
                       MORTGAGE LOAN NO. 9 - NORTHRIDGE I
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

                                      IV-50

--------------------------------------------------------------------------------
                       MORTGAGE LOAN NO. 9 - NORTHRIDGE I
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                           LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:          MSMC
ORIGINAL BALANCE:              $27,400,000
CUT-OFF DATE BALANCE:          $27,400,000
SHADOW RATING (FITCH/S&P):     NAP
LOAN PURPOSE:                  Acquisition
FIRST PAYMENT DATE:            March 8, 2007
INTEREST RATE:                 6.228%
AMORTIZATION:                  Interest Only
ARD:                           NAP
HYPERAMORTIZATION:             NAP
MATURITY DATE:                 February 8, 2012
EXPECTED MATURITY BALANCE:     $27,400,000
SPONSORS:                      Normandy Real Estate Partners
INTEREST CALCULATION:          Actual/360
CALL PROTECTION:               Locked out until January 18, 2009, thereafter,
                               prepayable in whole with the greater of 1% of the
                               principal balance or the Yield Maintenance
                               Premium. Open to Defeasance with U.S. Treasury at
                               the earlier of January 18, 2010 or 2 years after
                               the REMIC "start-up" day. Prepayable without a
                               premium from and after March 8, 2011.
LOAN PER SF                    $222.39
UP-FRONT RESERVES:             Tenant Improvement:                $225,000
                               RE Tax:                            $40,590
                               Insurance:                         $2,598
                               Debt Service:                      $400,000
ONGOING RESERVES:              TI/LC:                             $26,792/month
                               RE Tax:                            $20,295/month
                               Insurance:                         $1,499/month
                               Cap Ex:                            $2,627/month
                               Environmental                      Springing
                               Lease Termination ROLLOVER(1):     See below
LOCKBOX:                       Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:        Single Asset
PROPERTY TYPE:                 Office
PROPERTY SUB-TYPE:             Suburban
LOCATION:                      Herndon, VA
YEAR BUILT/RENOVATED:          1988 / NAP
PERCENT LEASED(2):             93.7%
SQUARE FOOTAGE:                123,208
THE COLLATERAL:                A 6-story Class A office building
OWNERSHIP INTEREST:            Fee
PROPERTY MANAGEMENT:           Normandy FundSub Management Co., LLC
3RD MOST RECENT NOI (AS OF):   NAP
2ND MOST RECENT NOI (AS OF):   $2,753,706 (2004)
MOST RECENT (AS OF):           $1,186,378 (2005)
U/W NET OP. INCOME(3):         $2,228,040
U/W NET CASH FLOW(3):          $1,903,191
U/W OCCUPANCY:                 93.7%
APPRAISED VALUE:               $35,100,000
CUT-OFF DATE LTV:              78.1%
MATURITY DATE LTV:             78.1%
DSCR(3):                       1.10x
POST IO DSCR:                  NAP
--------------------------------------------------------------------------------

(1)  See "Escrows and Reserves" for the specific details.

(2)  Percent Leased is based on the rent roll dated January 1, 2007.

(3)  The U/W Net. Op. Income, Net Cash Flow, and DSCR are underwritten pursuant to the release conditions of the $400,000 Interest Letter of Credit. Please see "Escrows and Reserves" below for further detail.

THE NORTHRIDGE I LOAN

     THE LOAN. The ninth largest loan (the "Northridge I Loan") as evidenced by the Promissory Note (the "Northridge I Note") is secured by a first priority fee
Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture
Filing (the "Northridge I Mortgage") encumbering a 6-story Class A office building, located in Herndon, Virginia (the "Northridge I Property"). The
Northridge I Loan was originated on January 18, 2007 by or on behalf of Morgan
Stanley Mortgage Capital Inc.

                                      IV-51

     THE BORROWER. The borrower is Normandy Northridge, LLC, a Delaware limited liability company (the "Northridge I Borrower") that owns no material asset other than the Northridge I Property and related interests. The Northridge I
Borrower is controlled by Normandy Real Estate Partners ("Normandy"), the
sponsor of the Northridge I Loan. Normandy is a real estate investment management company established in 2002 and based in Morristown NJ, with offices in Boston and New York. Over the last 10 years, Normandy has invested over $800 million of equity in 44 separate transactions totaling $3 billion in asset value. Normandy targets investments in a broad range of real estate assets, portfolios, and companies consisting of office, multifamily, hotel and retail properties. The investment targets range in size from $5 million to over $1 billion in purchase price (from approximately $2 million to $200 million in equity), with geographical concentration in Boston, New York City, Northern New
Jersey, Philadelphia and Washington D.C.

     THE PROPERTY. The Northridge I Property is located in Herndon, Virginia, within the Woodland Park business park, which is a 230 acre office/R&D park overlooking the Dulles Toll Road in Northern Virginia. The Northridge I Property
is a 6-story Class A office building, containing approximately 123,208 square feet. The Northridge I Property was constructed in 1988. The Northridge I
Property is situated on approximately 6.27 acres and includes 457 parking spaces.

     The following table presents certain information relating to the major tenants at the Northridge I Property:

                                                                                                 ANNUALIZED
                                                                    ANNUALIZED     % OF TOTAL   UNDERWRITTEN
                                   CREDIT RATING                   UNDERWRITTEN    ANNUALIZED     BASE RENT
                                      (FITCH/       TENANT   % OF    BASE RENT   UNDERWRITTEN      ($ PER        LEASE
         TENANT NAME              MOODY'S/S&P)(1)    NRSF    NRSF     ($)(2)     BASE RENT (2)    NRSF)(2)    EXPIRATION
-------------------------------------------------------------------------------------------------------------------------

GSA (SBA)                           AAA/Aaa/AAA     44,777    36%    $1,171,796        40%         $26.17      01/31/2011
Time Warner Cable Inc.              BBB/Baa2/BBB    41,580    34%    $1,102,702        37%         $26.52      04/30/2009
Kimley-Horn and Associates, Inc.      --/--/--      21,433    17%    $  507,748        17%         $23.69      01/01/2011
Holder Construction Group, LLC        --/--/--       3,416     3%    $   85,400         3%         $25.00      03/31/2009
Vizual Incorporated                   --/--/--       2,285     2%    $   58,839         2%         $25.75      11/30/2012
Woodland Cafe                         --/--/--       1,994     2%    $   30,668         1%         $15.38      05/01/2016
-------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                             115,485    94%    $2,957,152       100%         $25.61
=========================================================================================================================
Vacant Space                            NAP          7,723     6%    $        0         0%         $ 0.00          NAP
-------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                             123,208   100%    $2,957,152       100%         $25.61
=========================================================================================================================

(1)  Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)  Base Rent is based on the Rent Roll as of January 1, 2007 and includes contractual rent steps of $32,664 through August 1, 2007.

The following table presents certain information relating to the lease rollover at the Northridge I Property:

                             LEASE ROLLOVER SCHEDULE

                              AVERAGE BASE    % OF TOTAL                   % OF TOTAL BASE    CUMULATIVE % OF
                # OF LEASES   RENT PER SF    SQUARE FEET    CUMULATIVE %   RENTAL REVENUES   TOTAL BASE RENTAL
     YEAR         ROLLING       ROLLING        ROLLING     OF SF ROLLING       ROLLING        REVENUES ROLLING
--------------------------------------------------------------------------------------------------------------

    Vacant           1            $ 0.00          6%               6%             0%                 0%
     2007            0            $ 0.00          0%               6%             0%                 0%
     2008            0            $ 0.00          0%               6%             0%                 0%
     2009            3            $26.40         37%              43%            40%                40%
     2010            0            $ 0.00          0%              43%             0%                40%
     2011            5            $25.37         54%              97%            57%                97%
     2012            1            $25.75          2%              98%             2%                99%
     2013            0            $ 0.00          0%              98%             0%                99%
     2014            0            $ 0.00          0%              98%             0%                99%
     2015            0            $ 0.00          0%              98%             0%                99%
     2016            1            $15.38          2%             100%             1%               100%
2017 & Beyond        0            $ 0.00          0%             100%             0%               100%

     ESCROWS AND RESERVES. At loan closing, the Northridge I Borrower deposited an amount equal to $225,000 into a Tenant Improvements reserve and posted a
$400,000 letter of credit for debt service shortfalls. Funds from the debt service reserve will be released to the Northridge I Borrower upon achieving a
DSCR of 1.10x for 3 consecutive months. The Northridge I Borrower is required to deposit (i) monthly into a Tax reserve 1/12 of the taxes that the lender estimates will be payable during the next ensuing 12 months and into an
Insurance reserve 1/12 of the insurance premiums that the lender estimates will be payable for the renewal of the coverage upon the expiration thereof, (ii)
into a Cap Ex reserve an amount equal to $2,627 per month and (iii) into a
Tenant Improvements/Leasing Commissions reserve an amount equal to $26,792 per month. Additionally, the Northridge I Borrower is required to deposit into a
Lease Termination Rollover reserve, a fee or other compensation from any tenant for the termination of its lease, to be used for tenant

                                      IV-52

improvements and leasing commissions and a rent deficiency for the related space. In the event that the Northridge I Borrower fails to complete the remediation of the fuel spill at the Northridge I Property within 120 days of the origination, the Northridge I Borrower may be required by the lender, at its option, to deposit into an Environmental Remediation reserve an amount up to
$50,000 either in cash or a letter of credit.

     LOCKBOX AND CASH MANAGEMENT. A hard lockbox is in place with respect to the
Northridge I Loan. The lockbox begins a cash sweep upon and during a continuance of an event of default under the loan documents.

     PROPERTY MANAGEMENT. The Northridge I Property is managed by Normandy
FundSub Management Co., LLC, which is an affiliate of the Northridge I Borrower.
The management agreement is subordinate to the Northridge I Loan.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. The Northridge I Borrower is
permitted to obtain future mezzanine financing subject to the conditions set forth in the loan documents, including (a) immediately following the closing of such mezzanine loan, the aggregate principal balance of such mezzanine loan and the Northridge I Loan will not result in a LTV ratio greater than 80%, (b)
immediately following the closing of such mezzanine loan, the DSCR calculated on the basis of the such mezzanine loan and the Northridge I Loan will not be less than 1.15x and (c) the Northridge I Borrower receives a written confirmation from the Rating Agencies that such mezzanine loan will not result in a downgrade, withdrawal or qualification of the ratings assigned to the offered certificates.

     ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

     RELEASE OF PARCELS. Not allowed.

     Certain additional information regarding the Northridge I Loan and the
Northridge I Property is set forth on Appendix II hereto.

                                      IV-53

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                                      IV-54

--------------------------------------------------------------------------------
                    MORTGAGE LOAN NO. 10 - 424 MADISON AVENUE
--------------------------------------------------------------------------------

                               [3 PHOTOS OMITTED]

                                      IV-55

--------------------------------------------------------------------------------
                    MORTGAGE LOAN NO. 10 - 424 MADISON AVENUE
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

                                      IV-56

--------------------------------------------------------------------------------
                    MORTGAGE LOAN NO. 10 - 424 MADISON AVENUE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:          MSMC
ORIGINAL BALANCE:              $25,500,000
CUT-OFF DATE BALANCE:          $25,500,000
SHADOW RATING (FITCH/S&P):     NAP
LOAN PURPOSE:                  Acquisition
FIRST PAYMENT DATE:            January 1, 2007
INTEREST RATE:                 5.610%
AMORTIZATION:                  Interest-only through December 1,
                               2011. Principal and interest payments
                               of $146,550.98 beginning January 1,
                               2012 through the maturity date
ARD:                           NAP
HYPERAMORTIZATION:             NAP
MATURITY DATE:                 December 1, 2016
EXPECTED MATURITY BALANCE:     $23,766,619
SPONSORS:                      Lloyd Goldman, Jeffrey Feil
INTEREST CALCULATION:          Actual/360
CALL PROTECTION:               Locked out until the earlier of June
                               1, 2010 and 2 years after the REMIC
                               "start-up" day, with U.S. Treasury
                               defeasance. Prepayable without a
                               premium on or after September 1,
                               2016.
LOAN PER SF:                   $415.63
UP-FRONT RESERVES:             Interest:    $1,500,000 (LOC)
ONGOING RESERVES:              TI/LC:       Springing
                               Cap Ex:      $1,077/month
                               RE Tax:      $49,059/month
                               Insurance:   Springing
LOCKBOX:                       Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:        Single Asset
PROPERTY TYPE:                 Office
PROPERTY SUB-TYPE:             Urban
LOCATION:                      New York, NY
YEAR BUILT/RENOVATED:          1926 / NAP
PERCENT LEASED(1):             69.7%
SQUARE FOOTAGE:                61,353
THE COLLATERAL:                A 15-story office building
OWNERSHIP INTEREST:            Fee
PROPERTY MANAGEMENT:           BLDG Management Co., Inc.
3RD MOST RECENT NOI
   (AS OF):                    NAP
2ND MOST RECENT NOI
   (AS OF):                    NAP
MOST RECENT NOI (AS OF):       NAP
U/W NET OP. INCOME(2):         $2,080,732
U/W NET CASH FLOW(2):          $2,022,404
U/W OCCUPANCY:                 87.3%
APPRAISED VALUE:               $37,400,000
CUT-OFF DATE LTV:              68.2%
MATURITY DATE LTV:             63.5%
DSCR(2):                       1.39x
POST-IO DSCR(2):               1.15x
--------------------------------------------------------------------------------

(1)  Percent Leased is based on the rent roll dated January 19, 2007.

(2)  The U/W Net. Op. Income, Net Cash Flow, DSCR, and Post-IO DSCR are
     underwritten pursuant to the release conditions of the $1,500,000 Interest
     Letter of Credit. Please see "Escrows and Reserves" below for further detail.

THE 424 MADISON AVENUE LOAN

     THE LOAN. The tenth largest loan (the "424 Madison Avenue Loan") as evidenced by the Promissory Note (the "424 Madison Avenue Note") is secured by a first priority fee Mortgage and Security Agreement (the "424 Madison Avenue
Mortgage") encumbering a 15-story Class B office building, located in New York,
New York (the "424 Madison Avenue Property"). The 424 Madison Avenue Loan was
originated on November 16, 2006 by or on behalf of Morgan Stanley Mortgage
Capital Inc.

     THE BORROWER. The borrowers are Feil 424 Beacon LLC, BLDG 424 Saddleback
LLC and BLDG 424 Olive LLC, each a Delaware limited liability company
(collectively, the "424 Madison Avenue Borrower") that own no material asset other than the 424 Madison Avenue Property and related interests. The 424
Madison Avenue Borrower is indirectly owned by Lloyd Goldman and Jeffrey Feil, the sponsors of the 424 Madison Avenue Loan. Lloyd Goldman is President of BLDG
Management Co., Inc., which owns more than 20 million square feet of commercial real estate and 14,000 residential units, half of which are located in New York
City. Jeffrey Feil is President of Feil Organization Inc., a diversified real estate investment company that purchased over 30 properties and coordinated construction and redevelopment projects in excess of $200 million during the last seven years.

                                      IV-57

     THE PROPERTY. The 424 Madison Avenue Property is a 15-story Class B office building, located in New York, New York, at 424 Madison Avenue, southwest corner of Madison Avenue and East 49th Street in Midtown Manhattan. The 424 Madison
Avenue Property was constructed in 1926, containing 57,930 square fee of upper floor office space and 3,423 square feet of ground floor retail space. The 424
Madison Avenue Property is situated on approximately 0.10 acre.

     The 424 Madison Avenue Borrower acquired the 424 Madison Avenue Property concurrent to origination of the 424 Madison Avenue Loan for a purchase price of
$31,000,000 plus $984,068 in closing costs. The 424 Madison Avenue Property was
68% occupied at the time of purchase, attributable to the previous exit of a large tenant from three floors of the building. Prior to the tenant's exit, occupancy was 95%.

     The following table presents certain information relating to the major tenants at the 424 Madison Avenue Property:

                                                                                % OF TOTAL     ANNUALIZED
                            CREDIT RATING                        ANNUALIZED      ANNUALIZED   UNDERWRITTEN
                               (FITCH/        TENANT    % of   UNDERWRITTEN    UNDERWRITTEN     BASE RENT       LEASE
       TENANT NAME         MOODY'S/S&P)(1)    NRSF(2)   NRSF   BASE RENT ($)     BASE RENT    ($ PER NRSF)   EXPIRATION
-----------------------------------------------------------------------------------------------------------------------

Mill Run Tours(2)              --/--/--        8,260     14%     $  278,775         11%          $ 33.75     02/29/2008
North Fork Bank (Office)       --/A2/A-        4,130      7%     $  156,287          6%          $ 37.84     02/28/2017
North Fork Bank (Retail)       --/A2/A-        3,423      6%     $  915,578         38%          $267.48     02/28/2017
-----------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                        15,813     26%     $1,350,640         55%          $ 85.41      VARIOUS
=======================================================================================================================
Other Tenants                    NAP          26,555     44%     $1,089,483         45%          $ 41.03      Various
Vacant Space                     NAP          18,585     30%     $        0          0%          $  0.00        NAP
-----------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                        60,953    100%     $2,440,123        100%          $ 40.03
=======================================================================================================================

(1)  Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)  Excludes 400 SF of storage space, which has an Annualized Underwritten Base
     Rent of $25 PSF and expires on 2/29/2008. The following table presents certain information relating to the lease rollover at the 424 Madison
     Avenue Property:

                             LEASE ROLLOVER SCHEDULE

                                                                              % OF TOTAL
                              AVERAGE BASE   % OF TOTAL                      BASE RENTAL    CUMULATIVE % OF
                # OF LEASES    RENT PER SF   SQUARE FEET   CUMULATIVE % OF     REVENUES    TOTAL BASE RENTAL
    YEAR          ROLLING        ROLLING       ROLLING        SF ROLLING       ROLLING     REVENUES ROLLING
------------------------------------------------------------------------------------------------------------

   Vacant            5          $  0.00          30%              30%             0%                0%
    2007             1          $ 42.50           3%              33%             3%                3%
    2008             3          $ 35.03          16%              49%            14%               17%
    2009             2          $ 36.55          11%              60%            10%               27%
    2010             1          $ 45.00           6%              66%             7%               34%
    2011             2          $ 48.17          10%              76%            12%               46%
    2012             0          $  0.00           0%              76%             0%               46%
    2013             1          $ 35.00           7%              83%             6%               52%
    2014             0          $  0.00           0%              83%             0%               52%
    2015             1          $ 35.88           5%              88%             4%               56%
    2016             0          $  0.00           0%              88%             0%               56%
2017 & Beyond        2          $141.91          12%             100%            44%              100%

     ESCROWS AND RESERVES. The 424 Madison Avenue Borrower has deposited a
$1,500,000 letter of credit as an Interest reserve (the "Interest LOC"), which may be reduced on no more than two occasions during the term of the 424 Madison
Avenue Loan by the maximum amount that, after subtracting from the original principal amount of the 424 Madison Avenue Loan the amount of the remaining
Interest LOC, still permits the 424 Madison Avenue Property to achieve a DSCR of not less than 1.15x. The Interest LOC will be returned to the 424 Madison Avenue
Borrower provided that, (i) no event of default has occurred and is then occurring, (ii) the DSCR without giving any effect to the Interest LOC is not less than 1.15x, and (iii) the LTV does not exceed 80%.

     The 424 Madison Avenue Borrower is required to deposit into (i) a Tax reserve 1/12 of the taxes that the lender estimates will be payable during the next ensuing 12 months, (ii) a Cap Ex reserve $1,077 per month, and (iii)
commencing December 1, 2009, a TI/LC reserve $8,079 per month. Upon (i) the occurrence and continuance of an event of default under the loan documents or
(ii) failure of the 424 Madison Avenue Borrower to provide written evidence that all insurance coverages are being maintained in full force and effect through one or more blanket insurance policies, and that all insurance premiums have been paid in full at least 30 days prior to policy expiration, the 424 Madison
Avenue Borrower is required to deposit into an insurance reserve monthly an amount equal to 1/12 of the insurance premiums that the lender estimates will be payable for the renewal of the coverage upon expiration thereof.

                                      IV-58

     LOCKBOX AND CASH MANAGEMENT. A hard lockbox is in place with respect to the
424 Madison Avenue Loan.

     PROPERTY MANAGEMENT. The 424 Madison Avenue Property is managed by BLDG
Management Co., Inc., which is an affiliate of the 424 Madison Avenue Borrower.
The management agreement is subordinate to the 424 Madison Avenue Loan.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

     ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

     RELEASE OF PARCELS. Not allowed.

     Certain additional information regarding the 424 Madison Avenue Loan and the 424 Madison Avenue Property is set forth on Appendix II hereto.

                                      IV-59

                                MORGAN STANLEY CAPITAL I INC.
[us bank LOGO OMITTED]   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   PAYMENT DATE:   APRIL 16, 2007
                                        SERIES 2007-IQ13                 RECORD DATE:    MARCH 29, 2007

U.S. BANK CORPORATE TRUST SERVICES
ONE FEDERAL STREET
BOSTON, MA 02110

TRUSTEE'S REPORT TO CERTIFICATEHOLDERS

REPORT SECTIONS                                           PREPARER   PAGE NUMBER
---------------                                           --------   -----------
Distribution Date Statement                               Trustee        1-5
Loan Schedule                                             Trustee         6
Loan Portfolio Stratifications                            Trustee        7-8
REO Status Report                                         Servicer        9
Historical Loan Modification                              Servicer        10
Servicer Watchlist                                        Servicer        11
Delinquent Loan Status Report                             Servicer        12
Historical Liquidation Loss Report                        Trustee         13
Historical Bond / Collateral Realized Loss
   Reconciliation Report                                  Trustee         14
Interest Shortfall Reconciliation                         Trustee         15
Comparative Financial Status Report                       Servicer        16
Loan Level Reserve/ LOC Report                            Servicer        17
Reconciliation of Funds                                   Servicer        18

ADDITIONAL REPORT/FILE

CSSA Periodic Loan Update File   Servicer   Delivery Through Web Site
Operating Statement Analysis     Servicer   Upon Request
NOI Adjustment Worksheet         Servicer   Upon Request

US BANK INFORMATION DELIVERY VEHICLES

Web Site:                        https://trustinvestorreporting.usbank.com
For other information delivery
   requests:                     ct.information.delivery@usbank.com

DEAL-SPECIFIC CONTACTS

Account Officer (trustee and paying agent questions): Karen Beard (617) 603-6455
Bond Analyst (analytics and collateral questions):    John Yen    (617) 603-6441
Servicer           Wells Fargo Bank, N.A.
                   NCB, FSB with respect to the residential cooperative loans only
Special Servicer   LNR Partners, Inc.
                   National Consumer Cooperative Bank with respect to the
                   residential cooperative loans only

RATING AGENCY CONTACTS

Fitch, Inc.              Standard & Poor's Rating Services
One State Street Plaza   55 Water Street
New York, NY 10004       New York, NY 10041
(212) 908-0500           (212) 438-2430

This report has been prepared by, or is based on information furnished to U.S.
Bank Corporate Trust Services ("U.S. Bank") by, one or more third parties (e.g.
Servicers, Master Servicer, etc.), and U.S. Bank has not independently verified information received from or prepared by any such third party. U.S. Bank shall not and does not undertake responsibility for the accuracy, completeness, or sufficiency of this report or the information contained herein for any purpose, and U.S. Bank makes no representations or warranties with respect thereto. The information in this report is presented here with the approval of the Issuer solely as a convenience for the user, and should not be relied upon without further investigation by any user contemplating an investment decision with respect to the related securities.

                                  Page 1 of 18

                                MORGAN STANLEY CAPITAL I INC.
[us bank LOGO OMITTED]   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   PAYMENT DATE:   APRIL 16, 2007
                                        SERIES 2007-IQ13                 RECORD DATE:    MARCH 29, 2007

TRUSTEE'S REPORT TO CERTIFICATEHOLDERS
PAYMENT SUMMARY

                 Pass-Thru   Original   Beginning     Principal      Interest     Prepayment   Realized       Total       Ending
 Class   CUSIP      Rate      Balance     Balance   Distribution   Distribution     Premium      Loss     Distribution   Balance
--------------------------------------------------------------------------------------------------------------------------------

                 0.000000%     0.00        0.00         0.00           0.00          0.00        0.00         0.00         0.00
                 0.000000%     0.00        0.00         0.00           0.00          0.00        0.00         0.00         0.00
                 0.000000%     0.00        0.00         0.00           0.00          0.00        0.00         0.00         0.00
                 0.000000%     0.00        0.00         0.00           0.00          0.00        0.00         0.00         0.00
                 0.000000%     0.00        0.00         0.00           0.00          0.00        0.00         0.00         0.00
                 0.000000%     0.00        0.00         0.00           0.00          0.00        0.00         0.00         0.00
                 0.000000%     0.00        0.00         0.00           0.00          0.00        0.00         0.00         0.00
                 0.000000%     0.00        0.00         0.00           0.00          0.00        0.00         0.00         0.00
                 0.000000%     0.00        0.00         0.00           0.00          0.00        0.00         0.00         0.00
                 0.000000%     0.00        0.00         0.00           0.00          0.00        0.00         0.00         0.00
                 0.000000%     0.00        0.00         0.00           0.00          0.00        0.00         0.00         0.00
                 0.000000%     0.00        0.00         0.00           0.00          0.00        0.00         0.00         0.00
                 0.000000%     0.00        0.00         0.00           0.00          0.00        0.00         0.00         0.00
                 0.000000%     0.00        0.00         0.00           0.00          0.00        0.00         0.00         0.00
                 0.000000%     0.00        0.00         0.00           0.00          0.00        0.00         0.00         0.00
                 0.000000%     0.00        0.00         0.00           0.00          0.00        0.00         0.00         0.00
                             --------------------------------------------------------------------------------------------------
                              TOTALS       0.00         0.00           0.00          0.00        0.00         0.00         0.00
                             ==================================================================================================

*    Based on a Notional Balance

CERTIFICATE FACTOR DETAIL

                   Beginning     Principal      Interest     Prepayment    Realized       Ending
 Class    CUSIP     Factor     Distribution   Distribution     Premium       Loss      Cert. Factor
---------------------------------------------------------------------------------------------------

                  0.00000000    0.00000000     0.00000000    0.00000000   0.00000000    0.00000000
                  0.00000000    0.00000000     0.00000000    0.00000000   0.00000000    0.00000000
                  0.00000000    0.00000000     0.00000000    0.00000000   0.00000000    0.00000000
                  0.00000000    0.00000000     0.00000000    0.00000000   0.00000000    0.00000000
                  0.00000000    0.00000000     0.00000000    0.00000000   0.00000000    0.00000000
                  0.00000000    0.00000000     0.00000000    0.00000000   0.00000000    0.00000000
                  0.00000000    0.00000000     0.00000000    0.00000000   0.00000000    0.00000000
                  0.00000000    0.00000000     0.00000000    0.00000000   0.00000000    0.00000000
                  0.00000000    0.00000000     0.00000000    0.00000000   0.00000000    0.00000000
                  0.00000000    0.00000000     0.00000000    0.00000000   0.00000000    0.00000000
                  0.00000000    0.00000000     0.00000000    0.00000000   0.00000000    0.00000000
                  0.00000000    0.00000000     0.00000000    0.00000000   0.00000000    0.00000000
                  0.00000000    0.00000000     0.00000000    0.00000000   0.00000000    0.00000000
                  0.00000000    0.00000000     0.00000000    0.00000000   0.00000000    0.00000000
                  0.00000000    0.00000000     0.00000000    0.00000000   0.00000000    0.00000000

                                  Page 2 of 18

                                MORGAN STANLEY CAPITAL I INC.
[us bank LOGO OMITTED]   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   PAYMENT DATE:   APRIL 16, 2007
                                        SERIES 2007-IQ13                 RECORD DATE:    MARCH 29, 2007

TRUSTEE'S REPORT TO CERTIFICATEHOLDERS
PRINCIPAL DETAIL

         Beginning   Scheduled   Unscheduled   Realized     Total      Ending      Cumulative          Cumulative
Class     Balance    Principal    Principal      Loss     Principal   Balance   Realized Losses   Appraisal Reduction
---------------------------------------------------------------------------------------------------------------------

            0.00        0.00         0.00        0.00        0.00       0.00          0.00                0.00
            0.00        0.00         0.00        0.00        0.00       0.00          0.00                0.00
            0.00        0.00         0.00        0.00        0.00       0.00          0.00                0.00
            0.00        0.00         0.00        0.00        0.00       0.00          0.00                0.00
            0.00        0.00         0.00        0.00        0.00       0.00          0.00                0.00
            0.00        0.00         0.00        0.00        0.00       0.00          0.00                0.00
            0.00        0.00         0.00        0.00        0.00       0.00          0.00                0.00
            0.00        0.00         0.00        0.00        0.00       0.00          0.00                0.00
            0.00        0.00         0.00        0.00        0.00       0.00          0.00                0.00
            0.00        0.00         0.00        0.00        0.00       0.00          0.00                0.00
            0.00        0.00         0.00        0.00        0.00       0.00          0.00                0.00
            0.00        0.00         0.00        0.00        0.00       0.00          0.00                0.00
            0.00        0.00         0.00        0.00        0.00       0.00          0.00                0.00
            0.00        0.00         0.00        0.00        0.00       0.00          0.00                0.00
---------------------------------------------------------------------------------------------------------------------
TOTALS      0.00        0.00         0.00        0.00        0.00       0.00          0.00                0.00
=====================================================================================================================

INTEREST DETAIL

                                                                                               Cumulative
           Accrued     Net Prepayment                  Current                     Total         Unpaid
         Certificate      Interest       Interest     Interest    Prepayment      Interest      Interest
 Class     Interest       Shortfall     Adjustment   Shortfalls    Premiums    Distr. Amount    Shortfall
---------------------------------------------------------------------------------------------------------

             0.00           0.00           0.00         0.00         0.00           0.00          0.00
             0.00           0.00           0.00         0.00         0.00           0.00          0.00
             0.00           0.00           0.00         0.00         0.00           0.00          0.00
             0.00           0.00           0.00         0.00         0.00           0.00          0.00
             0.00           0.00           0.00         0.00         0.00           0.00          0.00
             0.00           0.00           0.00         0.00         0.00           0.00          0.00
             0.00           0.00           0.00         0.00         0.00           0.00          0.00
             0.00           0.00           0.00         0.00         0.00           0.00          0.00
             0.00           0.00           0.00         0.00         0.00           0.00          0.00
             0.00           0.00           0.00         0.00         0.00           0.00          0.00
             0.00           0.00           0.00         0.00         0.00           0.00          0.00
             0.00           0.00           0.00         0.00         0.00           0.00          0.00
             0.00           0.00           0.00         0.00         0.00           0.00          0.00
             0.00           0.00           0.00         0.00         0.00           0.00          0.00
             0.00           0.00           0.00         0.00         0.00           0.00          0.00
             0.00           0.00           0.00         0.00         0.00           0.00          0.00
---------------------------------------------------------------------------------------------------------
TOTALS       0.00           0.00           0.00         0.00         0.00           0.00          0.00
=========================================================================================================

                                  Page 3 of 18

                                MORGAN STANLEY CAPITAL I INC.
[us bank LOGO OMITTED]   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   PAYMENT DATE:   APRIL 16, 2007
                                        SERIES 2007-IQ13                 RECORD DATE:    MARCH 29, 2007

TRUSTEE'S REPORT TO CERTIFICATEHOLDERS

MORTGAGE LOAN ACTIVITY FOR RELATED PAYMENT DATE:

           Beginning                                                       Ending Agg  Realized  Ending Agg
   # of    Agg Sched                                           Available     Sched       Loss      Actual
  Loans    Principal   Principal     Current      Interest   Distribution   Principal    Since    Principal
Remaining   Balance   Remittance  Realized Loss  Remittance      Amt         Balance    Cutoff     Balance
-----------------------------------------------------------------------------------------------------------

0             0.00       0.00          0.00         0.00          0.00        0.00       0.00       0.00

AGGREGATE DELINQUENCY INFORMATION FOR RELATED PAYMENT DATE:

                  Current  One Month  Two Months  3 Months +  Bankruptcy  Foreclosures   REO
--------------------------------------------------------------------------------------------

# of Loans            0         0          0           0           0            0          0
Agg Prin Balance    0.00      0.00       0.00        0.00        0.00         0.00      0.00

APPRAISAL REDUCTION INFORMATION:

           SPB of     Appraised   Cumulative    Most Recent
Loan #  Apr Red Loan    Value    ASER Amount  App. Red. Date
------------------------------------------------------------
0           0.00         0.00        0.00          0.00
0           0.00         0.00        0.00          0.00
0           0.00         0.00        0.00          0.00
0           0.00         0.00        0.00          0.00
0           0.00         0.00        0.00          0.00

REO PROPERTY WITH FINAL RECOVERY DETERMINATION:

Mortgage  Basis for Final  All Proceeds  Portion Proceeds    Amount of
 Loan #   Recovery Determ    Received     to Certificates  Realized Loss
------------------------------------------------------------------------
0               0.00           0.00            0.00             0.00
0               0.00           0.00            0.00             0.00

OTHER REQUIRED INFORMATION

FEES                  Primary Servicer                           0.00
                      Master Servicer                            0.00
                      Trustee                                    0.00
                      Special Servicer                           0.00

AGGREGATE AMOUNT OF:
                      Trust Fund Expenses                        0.00
                      Additional Trust Fund Expenses             0.00
                      Other Expenses                             0.00

                      Current Net
ADVANCES                Advances   Cumulative Net Advances
----------------------------------------------------------
Principal                 0.00               0.00
Interest                  0.00               0.00
Interest on Advances                                             0.00
Significant Obligor's net operating income                       0.00

TWELVE MONTH SUMMARY OF PREPAYMENTS AND PENALTIES:

Month/Year  Prepayments  Penalties
----------------------------------
                0.00       0.00
                0.00       0.00
                0.00       0.00
                0.00       0.00
                0.00       0.00
                0.00       0.00
                0.00       0.00
                0.00       0.00
                0.00       0.00
                0.00       0.00
                0.00       0.00
                0.00       0.00

RATINGS DETAIL

         Original  Current Fitch  Original  Current S&P
Class      Fitch     4/16/2007       S&P     4/16/2007
-------------------------------------------------------

                                  Page 4 of 18

                                MORGAN STANLEY CAPITAL I INC.
[us bank LOGO OMITTED]   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   PAYMENT DATE:   APRIL 16, 2007
                                        SERIES 2007-IQ13                 RECORD DATE:    MARCH 29, 2007

TRUSTEE'S REPORT TO CERTIFICATEHOLDERS
HISTORICAL INFORMATION (ROLLING 24 MONTHS)

          One Month Delinquent  Two Months Delinquent  Three Plus Delinquent   Pre-Payments   Mod./REO/Workouts    Liquidations
          --------------------  ---------------------  ---------------------  --------------  -----------------   ---------------
  Date      Count     Balance     Count     Balance      Count      Balance   Count  Balance   Count    Balance   Count   Balance
---------------------------------------------------------------------------------------------------------------------------------

20070416      0        0.00        0          0.00         0         0.00       0      0.00       0      0.00       0       0.00

SUBORDINATION LEVELS

Class  Current  Original
------------------------
         0.00%    0.00%
         0.00%    0.00%
         0.00%    0.00%
         0.00%    0.00%
         0.00%    0.00%
         0.00%    0.00%
         0.00%    0.00%
         0.00%    0.00%
         0.00%    0.00%
         0.00%    0.00%
         0.00%    0.00%
         0.00%    0.00%
         0.00%    0.00%

SPEED HISTORY

          CPR *
            %
---------------
1 MONTH   0.00%
3 MONTH   0.00%
6 MONTH   0.00%
12 MONTH  0.00%
   LIFE   0.00%

*    Principal received within 1 month of maturity is not considered prepayment in the calculation of CPR.

                                  Page 5 of 18

                                MORGAN STANLEY CAPITAL I INC.
[us bank LOGO OMITTED]   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   PAYMENT DATE:   APRIL 16, 2007
                                        SERIES 2007-IQ13                 RECORD DATE:    MARCH 29, 2007

LOAN LEVEL DETAIL

Offer   Loan   Property  Transfer         Maturity  Neg Am     End      Note  Sched    Prepay/   Prepay  Paid Thru   Prepmt   Loan
Loan#  Number    Type      Date    State    Date     (Y/N)  Sched Bal   Rate   P&I   Liquid/adj   Date      Date    Premium  Status
-----------------------------------------------------------------------------------------------------------------------------------

0         0                                                    0.00    0.000   0.00     0.00                          0.00     0
0         0                                                    0.00    0.000   0.00     0.00                          0.00     0
0         0                                                    0.00    0.000   0.00     0.00                          0.00     0
0         0                                                    0.00    0.000   0.00     0.00                          0.00     0
0         0                                                    0.00    0.000   0.00     0.00                          0.00     0
0         0                                                    0.00    0.000   0.00     0.00                          0.00     0
0         0                                                    0.00    0.000   0.00     0.00                          0.00     0
0         0                                                    0.00    0.000   0.00     0.00                          0.00     0
0         0                                                    0.00    0.000   0.00     0.00                          0.00     0
-----------------------------------------------------------------------------------------------------------------------------------
totals                                                         0.00            0.00     0.00                          0.00
===================================================================================================================================

If state field is blank loan has properties in multiple states.

Loan Status:

A = Payment not received but still in grace period, B= Late payment but less than 1mo., 0= Current, 1= 1 mo. delinquent, 2= 2mo. delinquent, 3= Three or more
mo. delinquent 4= Assumed scheduled payment (performing matured balloon), 7=
Foreclosure, 9=REO

                                  Page 6 of 18

                                MORGAN STANLEY CAPITAL I INC.
[us bank LOGO OMITTED]   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   PAYMENT DATE:   APRIL 16, 2007
                                        SERIES 2007-IQ13                 RECORD DATE:    MARCH 29, 2007

DISTRIBUTION OF CURRENT SCHEDULED PRINCIPAL BALANCES

Current                                        Weighted Averages
Scheduled     # of     Aggregate   % Tot   ------------------------
Principal      Mtg    Sched Prin   Sched            Mnths      Mort
Balance       Loans     Balance     Bal    DSCR*   to Mat**    Rate
-------------------------------------------------------------------
               0.00      0.00      0.00%    0.00     0.00     0.000
               0.00      0.00      0.00%    0.00     0.00     0.000
               0.00      0.00      0.00%    0.00     0.00     0.000
               0.00      0.00      0.00%    0.00     0.00     0.000
               0.00      0.00      0.00%    0.00     0.00     0.000
-------------------------------------------------------------------
Total          0.00      0.00      0.00%    0.00     0.00     0.000
===================================================================

DISTRIBUTION OF REMAINING STATED TERM ALL LOANS

Remaining                                      Weighted Averages
Stated        # of     Aggregate   % Tot   ------------------------
Term           Mtg    Sched Prin   Sched            Mnths      Mort
(Months)      Loans     Balance     Bal    DSCR*   to Mat**    Rate
-------------------------------------------------------------------
               0.00       0.00     0.00%    0.00     0.00     0.000
               0.00       0.00     0.00%    0.00     0.00     0.000
               0.00       0.00     0.00%    0.00     0.00     0.000
               0.00       0.00     0.00%    0.00     0.00     0.000
               0.00       0.00     0.00%    0.00     0.00     0.000
               0.00       0.00     0.00%    0.00     0.00     0.000
               0.00       0.00     0.00%    0.00     0.00     0.000
-------------------------------------------------------------------
Total             0       0.00     0.00%    0.00     0.00     0.000
===================================================================

DISTRIBUTION BY STATE

                                               Weighted Averages
              # of     Aggregate   % Tot   ------------------------
               Mtg    Sched Prin   Sched            Mnths      Mort
States        Loans    Balance      Bal    DSCR*   to Mat**    Rate
-------------------------------------------------------------------
                0        0.00      0.00%    0.00     0.00     0.000
                0        0.00      0.00%    0.00     0.00     0.000
                0        0.00      0.00%    0.00     0.00     0.000
                0        0.00      0.00%    0.00     0.00     0.000
                0        0.00      0.00%    0.00     0.00     0.000
                0        0.00      0.00%    0.00     0.00     0.000
                0        0.00      0.00%    0.00     0.00     0.000
-------------------------------------------------------------------
Total           0        0.00      0.00%    0.00     0.00     0.000
===================================================================

DISTRIBUTION OF CURRENT MORTGAGE INTEREST RATES

Current                                         Weighted Averages
Mortgage      # of     Aggregate    % Tot  ------------------------
Interest       Mtg    Sched Prin   Sched             Mnths     Mort
Rate          Loans     Balance     Bal    DSCR*   to Mat**    Rate
-------------------------------------------------------------------
                0        0.00      0.00%    0.00     0.00     0.000
                0        0.00      0.00%    0.00     0.00     0.000
                0        0.00      0.00%    0.00     0.00     0.000
                0        0.00      0.00%    0.00     0.00     0.000
                0        0.00      0.00%    0.00     0.00     0.000
                0        0.00      0.00%    0.00     0.00     0.000
-------------------------------------------------------------------
Total           0        0.00      0.00%    0.00     0.00     0.000
===================================================================

DISTRIBUTION OF PROPERTY TYPE

                                                Weighted Averages
               # of    Aggregate   % Tot   ------------------------
Property       Mtg    Sched Prin   Sched            Mnths      Mort
Types         Loans     Balance     Bal    DSCR*  to Mat**     Rate
-------------------------------------------------------------------
                0        0.00      0.00%    0.00     0.00     0.000
                0        0.00      0.00%    0.00     0.00     0.000
                0        0.00      0.00%    0.00     0.00     0.000
                0        0.00      0.00%    0.00     0.00     0.000
                0        0.00      0.00%    0.00     0.00     0.000
                0        0.00      0.00%    0.00     0.00     0.000
-------------------------------------------------------------------
Total           0        0.00      0.00%    0.00     0.00     0.000
===================================================================

DISTRIBUTION OF SEASONING

                                                Weighted Averages
               # of    Aggregate   % Tot   ------------------------
Seasoning      Mtg    Sched Prin   Sched             Mnths     Mort
(months)      Loans     Balance     Bal    DSCR*   to Mat**    Rate
-------------------------------------------------------------------
                0        0.00      0.00%    0.00     0.00     0.000
                0        0.00      0.00%    0.00     0.00     0.000
                0        0.00      0.00%    0.00     0.00     0.000
                0        0.00      0.00%    0.00     0.00     0.000
                0        0.00      0.00%    0.00     0.00     0.000
                0        0.00      0.00%    0.00     0.00     0.000
                0        0.00      0.00%    0.00     0.00     0.000
                0        0.00      0.00%    0.00     0.00     0.000
                0        0.00      0.00%    0.00     0.00     0.000
-------------------------------------------------------------------
Total           0        0.00      0.00%    0.00     0.00     0.000
===================================================================

                                  Page 7 of 18

                                MORGAN STANLEY CAPITAL I INC.
[us bank LOGO OMITTED]   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   PAYMENT DATE:   APRIL 16, 2007
                                        SERIES 2007-IQ13                 RECORD DATE:    MARCH 29, 2007

DISTRIBUTION OF AMORTIZATION TYPE

                                                Weighted Averages
               # of     Aggregate   % Tot   ------------------------
Amortization    Mtg    Sched Prin   Sched             Mnths     Mort
Type           Loans    Balance      Bal    DSCR*   to Mat**    Rate
--------------------------------------------------------------------
                 0        0.00      0.00%    0.00     0.00     0.000
                 0        0.00      0.00%    0.00     0.00     0.000
                 0        0.00      0.00%    0.00     0.00     0.000
--------------------------------------------------------------------
Total            0        0.00      0.00%    0.00     0.00     0.000
====================================================================

DISTRIBUTION OF MOST RECENT DEBT SERVICE COVERAGE RATIO

                                                Weighted Averages
               # of     Aggregate   % Tot   ------------------------
                Mtg    Sched Prin   Sched            Mnths      Mort
DSCR           Loans    Balance      Bal    DSCR*   to Mat**    Rate
--------------------------------------------------------------------
                 0        0.00      0.00%    0.00     0.00     0.000
                 0        0.00      0.00%    0.00     0.00     0.000
                 0        0.00      0.00%    0.00     0.00     0.000
                 0        0.00      0.00%    0.00     0.00     0.000
                 0        0.00      0.00%    0.00     0.00     0.000
                 0        0.00      0.00%    0.00     0.00     0.000
                 0        0.00      0.00%    0.00     0.00     0.000
--------------------------------------------------------------------
Total            0        0.00      0.00%    0.00     0.00     0.000
====================================================================

DISTRIBUTION OF ORIGINAL TERM TO STATED MATURITY

                                                 Weighted Averages
Original       # of     Aggregate   % Tot   ------------------------
Term to         Mtg    Sched Prin   Sched             Mnths     Mort
Maturity       Loans    Balance      Bal    DSCR*   to Mat**    Rate
--------------------------------------------------------------------
                 0        0.00      0.00%    0.00     0.00     0.000
                 0        0.00      0.00%    0.00     0.00     0.000
                 0        0.00      0.00%    0.00     0.00     0.000
                 0        0.00      0.00%    0.00     0.00     0.000
                 0        0.00      0.00%    0.00     0.00     0.000
                 0        0.00      0.00%    0.00     0.00     0.000
--------------------------------------------------------------------
Total            0        0.00      0.00%    0.00     0.00     0.000
====================================================================

DISTRIBUTION OF MATURITY DATE EXTENSIONS (SINCE DEAL ORIGINATION)

                          Total                     Cumulative
               -----------------------------   -----------------------------
               # of     Aggregate      WA      # of     Aggregate      WA
Months          Mtg    Sched Prin    Months     Mtg    Sched Prin    Months
Extended       Loans     Balance    Extended   Loans     Balance    Extended
----------------------------------------------------------------------------
                 0        0.00        0.00%     0.00      0.00         0.000
                 0        0.00        0.00%     0.00      0.00         0.000
                 0        0.00        0.00%     0.00      0.00         0.000
                 0        0.00        0.00%     0.00      0.00         0.000
----------------------------------------------------------------------------
Total            0        0.00        0.00%     0.00      0.00         0.000
============================================================================

DISTRIBUTION OF LOAN TO VALUE RATIO

                                                 Weighted Averages
Most            # of    Aggregate   % Tot   ------------------------
Recent          Mtg    Sched Prin   Sched             Mnths     Mort
LTV            Loans     Balance     Bal    DSCR*   to Mat**    Rate
--------------------------------------------------------------------
                 0         0.00     0.00%    0.00     0.00     0.000
                 0         0.00     0.00%    0.00     0.00     0.000
                 0         0.00     0.00%    0.00     0.00     0.000
                 0         0.00     0.00%    0.00     0.00     0.000
                 0         0.00     0.00%    0.00     0.00     0.000
                 0         0.00     0.00%    0.00     0.00     0.000
                 0         0.00     0.00%    0.00     0.00     0.000
                 0         0.00     0.00%    0.00     0.00     0.000
                 0         0.00     0.00%    0.00     0.00     0.000
--------------------------------------------------------------------
Total            0         0.00     0.00%    0.00     0.00     0.000
====================================================================

DISTRIBUTION OF ORIGINAL DEBT SERVICE COVERAGE RATIO

                                                 Weighted Averages
                # of    Aggregate   % Tot   ------------------------
                Mtg    Sched Prin   Sched             Mnths     Mort
DSCR           Loans     Balance     Bal    DSCR*   to Mat**    Rate
--------------------------------------------------------------------
                 0         0.00     0.00%    0.00     0.00     0.000
                 0         0.00     0.00%    0.00     0.00     0.000
                 0         0.00     0.00%    0.00     0.00     0.000
                 0         0.00     0.00%    0.00     0.00     0.000
                 0         0.00     0.00%    0.00     0.00     0.000
                 0         0.00     0.00%    0.00     0.00     0.000
                 0         0.00     0.00%    0.00     0.00     0.000
--------------------------------------------------------------------
Total            0         0.00     0.00%    0.00     0.00     0.000
====================================================================

                                  Page 8 of 18

                         CMSA INVESTOR REPORTING PACKAGE
                                REO STATUS REPORT
                   FOR PORTFOLIO MS 2007-IQ13 AS OF 3/29/2007
                             (PROPERTY LEVEL REPORT)

                                                                 ALLOCATED
                                                                   ENDING
                                                                 SCHEDULED  TOTAL P&I  OTHER EXPENSE  TOTAL P&I
                          PROPERTY            SQ FT OR PAID THRU    LOAN     ADVANCE      ADVANCE      ADVANCES    TOTAL
PROPERTY ID PROPERTY NAME   TYPE   CITY STATE   UNITS     DATE     AMOUNT  OUTSTANDING  OUTSTANDING  OUTSTANDING EXPOSURE
---------------------------------------------------------------- --------------------------------------------------------

                                                                                  APPRAISAL
                                                                      MOST RECENT   BPO OR   LOSS USING
              CURRENT                              LTM DSCR VALUATION  VALUATION   INTERNAL 90% APPR. OR   ARA
PROPERTY ID MONTHLY P&I MATURITY DATE LTM NOI DATE   (NOI)     DATE      SOURCE     VALUE        BPO     AMOUNT TRANSFER DATE
-----------------------------------------------------------------------------------------------------------------------------

                  REO       DATE ASSET EXPECTED
              ACQUISITION      TO BE RESOLVED
PROPERTY ID       DATE         OR FORECLOSED      COMMENTS
----------------------------------------------------------

                                  Page 9 of 18

                         CMSA INVESTOR REPORTING PACKAGE
         HISTORICAL LOAN MODIFICATION AND CORRECTED MORTGAGE LOAN REPORT
                   FOR PORTFOLIO MS 2007-IQ13 AS OF 3/29/2007
                               (LOAN LEVEL REPORT)

                                              MOST RECENT
                                                MASTER                          BALANCE WHEN      BALANCE AT THE
                                  TYPE OF      SERVICER      EFFECTIVE DATE   SENT TO SPECIAL   EFFECTIVE DATE OF    OLD
PROSPECTUS ID   CITY   STATE   MODIFICATION   RETURN DATE   OF MODIFICATION       SERVICER         MODIFICATION     RATE
------------------------------------------------------------------------------------------------------------------------

Loan Modifications:

Corrected Mortgage Loans:

                                                                                           TOTAL #
                                                                                         MONTHS FOR   (1) REALIZED
                 # MTHS FOR                                                      NEW      CHANGE OF      LOSS TO
PROSPECTUS ID   RATE CHANGE     NEW RATE   OLD P&I   NEW P&I   OLD MATURITY   MATURITY       MOD          TRUST
------------------------------------------------------------------------------------------------------------------

Loan Modifications:

Corrected Mortgage Loans:

                 (2) EXT. FUTURE
                INTEREST LOSS TO
                  TRUST $ (RATE
PROSPECTUS ID      REDUCTION)      COMMENT
------------------------------------------

Loan Modifications:

Corrected Mortgage Loans:

                                  Page 10 of 18

                         CMSA INVESTOR REPORTING PACKAGE
                               SERVICER WATCH LIST
                   FOR PORTFOLIO MS 2007-IQ13 AS OF 3/29/2007
                               (LOAN LEVEL REPORT)

                                                                                                             PRECEDING
PROSPECTUS   PROPERTY   PROPERTY                  DATE ADDED TO   ENDING SCHEDULED   PAID THRU   MATURITY   FISCAL YEAR
  LOAN ID      NAME       TYPE     CITY   STATE     WATCHLIST       LOAN BALANCE        DATE       DATE      DSCR NOI
-----------------------------------------------------------------------------------------------------------------------

              PRECEDING FISCAL                   MOST RECENT       MOST RECENT
PROSPECTUS   YEAR FINANCIAL AS   MOST RECENT   FINANCIAL AS OF   FINANCIAL AS OF   COMMENT/ACTION
  LOAN ID         OF DATE          DSCR NOI      START DATE         END DATE         TO BE TAKEN
-------------------------------------------------------------------------------------------------

                                  Page 11 of 18

                         CMSA INVESTOR REPORTING PACKAGE
                         DELINQUENT LOAN STATUS REPORT
                   FOR PORTFOLIO MS 2007-IQ13 AS OF 3/29/2007
                               (LOAN LEVEL REPORT)

                                                                                 ENDING
                                                                   SQ FT  PAID  SCHEDULED   TOTAL P&I   OTHER EXPENSE   TOTAL T&I
LOAN PROSPECTUS                   PROPERTY  PROPERTY                OR    THRU    LOAN       ADVANCES      ADVANCE      ADVANCES
ID                                  NAME      TYPE    CITY  STATE  UNITS  DATE   BALANCE   OUTSTANDING   OUTSTANDING   OUTSTANDING
----------------------------------------------------------------------------------------------------------------------------------

LOANS IN FORECLOSURE AND NOT REO
90+ DAYS DELINQUENT
60+ DAYS DELINQUENT
30+ DAYS DELINQUENT
CURRENT AND AT SPECIAL SERVICER
MATURED PERFORMING LOANS
MATURED NON-PERFORMING LOANS

                                  CUMULATIVE
                                    UNPAID                            CURRENT                               LTM
LOAN PROSPECTUS                     ADVANCE     TOTAL     CURRENT    INTEREST  MATURITY  LTM NOI           DSCR   VALUATION
ID                                 INTEREST   EXPOSURE  MONTHLY P&I    RATE      DATE      DATE   LTM NOI  (NOI)     DATE
---------------------------------------------------------------------------------------------------------------------------

LOANS IN FORECLOSURE AND NOT REO
90+ DAYS DELINQUENT
60+ DAYS DELINQUENT
30+ DAYS DELINQUENT
CURRENT AND AT SPECIAL SERVICER
MATURED PERFORMING LOANS
MATURED NON-PERFORMING LOANS

                                                                               DATE ASSET
                                  APPRAISAL    LOSS                           EXPECTED TO
                                    BPO OR   USING 90%                        BE RESOLVED
LOAN PROSPECTUS                    INTERNAL   APPR. OR              TRANSFER      OR       WORKOUT
ID                                  VALUE       BPO     ARA AMOUNT    DATE    FORECLOSED   STRATEGY  COMMENTS
-------------------------------------------------------------------------------------------------------------

LOANS IN FORECLOSURE AND NOT REO
90+ DAYS DELINQUENT
60+ DAYS DELINQUENT
30+ DAYS DELINQUENT
CURRENT AND AT SPECIAL SERVICER
MATURED PERFORMING LOANS
MATURED NON-PERFORMING LOANS

                                  Page 12 of 18

                          HISTORICAL LIQUIDATION LOSS
                              AS OF: APRIL 16, 2007
                               (Loan Level Report)

     1            2           3          4         5             6               7
--------------------------------------------------------------------------------------------
                                                                             L46, D18 or
  L5, D5      L4, D4, S4      L6     L75, D26   L114, D43     L45, D17   L115+L116+L117+L118
--------------------------------------------------------------------------------------------
                                                                NET
                           CURRENT                           PROCEEDS
                          BEGINNING    MOST    LIQUIDATION   RECEIVED
DISTRIBUTION  PROSPECTUS  SCHEDULED   RECENT      SALES          ON          LIQUIDATION
    DATE        LOAN ID    BALANCE     VALUE      PRICE     LIQUIDATION        EXPENSE
--------------------------------------------------------------------------------------------

     1             8           9         10          11           12             13
------------------------------------------------------------------------------------------
                                                                          L47 less L121 or
  L5, D5      L45 less L46  L47, D19  L120, D79   L119, D78   L121, D45      D19 less D45
------------------------------------------------------------------------------------------
                   NET                  DATE OF                  MINOR        LOSS TO
                PROCEEDS                CURRENT    CURRENT    ADJUSTMENT     LOAN WITH
                AVAILABLE   REALIZED    PERIOD      PERIOD      PASSED      CUMULATIVE
DISTRIBUTION       FOR      LOSS TO   ADJUSTMENT  ADJUSTMENT  TO TRUST -    ADJUSTMENT
    DATE      DISTRIBUTION   TRUST     TO TRUST    TO TRUST   CUMULATIVE     TO TRUST
------------------------------------------------------------------------------------------

                                 Page 13 of 18

                         CMSA INVESTOR REPORTING PACKAGE
            HISTORICAL BOND/COLLATERAL REALIZED LOSS RECONCILIATION
                              AS OF APRIL 16, 2007
                              (LOAN LEVEL REPORT)

     1             2             3               4           5
--------------------------------------------------------------------
                                                            PRIOR
                          CURRENT BEGINNING  AGGREGATE    REALIZED
                          SCHEDULED BALANCE   REALIZED      LOSS
DISTRIBUTION  PROSPECTUS    OF THE LOAN AT    LOSS ON    APPLIED TO
    DATE        LOAN ID      LIQUIDATION       LOANS    CERTIFICATES
--------------------------------------------------------------------

                                                              A
                                                             --
                                                             --
                                                             --
                                                             --
                                                             --
                                                             --
                                                             --
                                                             --
                                                             --
                                                             --
                                                             --
                                                             --
TOTAL                                           --

                                               ADJUSTMENTS
              ------------------------------------------------------------------------
     1                 6                     7                8               9              10            11           12
--------------------------------------------------------------------------------------------------------------------------------
                AMOUNTS COVERED                          MODIFICATION     ADDITIONAL      REALIZED                 (RECOVERIES)/
                       BY                 INTEREST        ADJUSTMENTS    (RECOVERIES)   LOSS APPLIED   RECOVERIES  REALIZED LOSS
              OVERCOLLATERALIZATION     (SHORTAGES)/       APPRAISAL       EXPENSES          TO       OF REALIZED    APPLIED TO
DISTRIBUTION        AND OTHER         EXCESSES APPLIED    REDUCTION       APPLIED TO    CERTIFICATES  LOSSES PAID   CERTIFICATE
    DATE          CREDIT SUPPORT     TO REALIZED LOSSES   ADJUSTMENT   REALIZED LOSSES    TO DATE*      AS CASH      INTEREST
--------------------------------------------------------------------------------------------------------------------------------

                       B                    C                 D               E          =A-B-C-D+E
                                           --                --                                                          --

TOTAL                                                                                            --        --

*    In the initial period, the Realized Loss Applied to Certificates to Date will equal Aggregate Realized Loss on Loans - B - C - D + E instead of A -
     B - C - D +E.

                                 Page 14 of 18

                        INTEREST SHORTFALL RECONCILIATION
                          MORTGAGE LOAN DETAIL EXPENSE
                              AS OF: APRIL 16, 2007

                                               SPECIAL SERVICING FEES
                                     -----------------------------------------
     1            2           3               4              5            6
------------------------------------------------------------------------------
L4, D4, S4       S44         L7           L106, D58      L109, D72   L108, D65
------------------------------------------------------------------------------
              SCHEDULED    CURRENT   SPECIAL SERVICING
PROSPECTUS    PRINCIPAL     ENDING      FEE AMOUNT      LIQUIDATION   WORKOUT
   LOAN      BALANCE AT   SCHEDULED        PLUS             FEE         FEE
    ID      CONTRIBUTION   BALANCE      ADJUSTMENTS       AMOUNT       AMOUNT
------------------------------------------------------------------------------

Totals                                      0.00            0.00        0.00
------------------------------------------------------------------------------
TOTAL INTEREST SHORTFALL
   HITTING THE TRUST                                        0.00
==============================================================================

     1           7           8            9           10          11
---------------------------------------------------------------------------
L4, D4, S4      L33         L31                      L107
---------------------------------------------------------------------------
           MOST RECENT   PREPAYMENT       NON -   REIMBURSED     MODIFIED
PROSPECTUS     NET        INTEREST   RECOVERABLE   INTEREST   INTEREST RATE
   LOAN        ASER       EXCESS/     (SCHEDULED      ON      (REDUCTION)/
    ID        AMOUNT    (SHORTFALL)   INTEREST)    ADVANCES       EXCESS
---------------------------------------------------------------------------

Totals         0.00         0.00         0.00        0.00          0.00
---------------------------------------------------------------------------
TOTAL INTEREST SHORTFALL
   HITTING THE TRUST
===========================================================================

                             REIMBURSEMENT OF ADVANCES
                                   TO SERVICER
                        ---------------------------------
     1          12            13               14                15          16
----------------------------------------------------------------------------------
L4, D4, S4      L118         L122             L123              L124
----------------------------------------------------------------------------------
            ADDITIONAL
PROSPECTUS     TRUST                                          OTHER
   LOAN        FUND                        LEFT TO         (SHORTFALLS)/
    ID        EXPENSE   CURRENT MONTH  REIMBURSE SERVICER     REFUNDS     COMMENTS
----------------------------------------------------------------------------------

Totals         0.00          0.00              0.00              0.00

----------------------------------------------------------------------------------
TOTAL INTEREST SHORTFALL
   HITTING THE TRUST
==================================================================================

                                  Page 15 of 18

                         CMSA INVESTOR REPORTING PACKAGE
                     COMPARATIVE FINANCIAL STATUS REPORT
                   FOR PORTFOLIO MS 2007-IQ13 AS OF 3/29/2007
                             (PROPERTY LEVEL REPORT)

                                                                                     ORIGINAL UNDERWRITING
                                                                                          INFORMATION
                                                                          ---------------------------------------
                                                                          BASE YEAR
                          LAST                                            ---------------------------------------
                        PROPERTY    PROPERTY                       PAID   FINANCIAL
PROPERTY               INSPECTION  CONDITION  CURRENT ALLOCATED  THROUGH    AS OF            TOTAL          DSCR
ID        CITY  STATE     DATE        CODE       LOAN AMOUNT       DATE     DATE     % OCC  REVENUE  $ NOI  (NOI)
-----------------------------------------------------------------------------------------------------------------

Total

                   2ND PRECEDING ANNUAL OPERATING               PRECEDING ANNUAL OPERAING
                           INFORMATION                                  INFORMATION
          ---------------------------------------  ---------------------------------------
          AS OF 12/31/2003                         AS OF 12/31/2004
          ---------------------------------------  ---------------------------------------
          FINANCIAL                                FINANCIAL
PROPERTY    AS OF            TOTAL          DSCR     AS OF            TOTAL          DSCR
ID          DATE     % OCC  REVENUE  $ NOI  (NOI)    DATE     % OCC  REVENUE  $ NOI  (NOI)
------------------------------------------------------------------------------------------

Total

                                      MOST RECENT FINANCIAL
                                             INFORMATION                  NET CHANGE
          ---------------------------------------------------------  --------------------
                                       ACTUAL                          PRECEEDING & BASIS
          ---------------------------------------------------------  --------------------
PROPERTY  FS START  FS END  OCC AS OF          TOTAL          DSCR          % TOTAL
ID          DATE      DATE    DATE     % OCC  REVENUE  $ NOI  (NOI)  % OCC  REVENUE  DSCR
-----------------------------------------------------------------------------------------

Total

                                  Page 16 of 18

                         CMSA INVESTOR REPORTING PACKAGE
                             LOAN RESERVE/LOC REPORT
                   FOR PORTFOLIO MS 2007-IQ13 AS OF 3/29/2007
                              (LOAN LEVEL REPORT)

                                           CURRENT
                                   PAID     ENDING     TAX    INSURANCE  RESERVE                BEGINNING
           PROSPECTUS  PROPERTY  THROUGH  SCHEDULED  RESERVE   RESERVE   ACCOUNT   BALANCE AT    RESERVE
LOAN ID      LOAN ID     NAME      DATE    BALANCE   BALANCE   BALANCE     TYPE   CONTRIBUTION   BALANCE
---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
Portfolio
Total
---------------------------------------------------------------------------------------------------------

                                     ENDING     LOC
            RESERVE      RESERVE    RESERVE  EXPIRATION
LOAN ID     DEPOSITS  DISBURSEMENT  BALANCE     DATE     COMMENTS
-----------------------------------------------------------------

-----------------------------------------------------------------
Portfolio
Total
-----------------------------------------------------------------

                                 Page 17 of 18

                                     MORGAN STANLEY CAPITAL I INC.
[us bank LOGO OMITTED]       COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                           SERIES 2007-IQ13

FUNDS FROM COLLATERAL:
   Interest
      Scheduled Interest Amount:                                          0.00
      Less Interest Adjustments:
         Neg Am/Deferred Interest Amount:                          0.00
         Prepayment Interest Excess (Shortfall):                   0.00
         Other Interest Adjustment:                                0.00
            Total Interest Adjustments:                                   0.00
      Less Scheduled Fees:
         Servicing Fee/Primary Servicing Fees:                     0.00
         Trustee Fee:                                              0.00
            Total Scheduled Fees:                                         0.00
      Less Unscheduled Expenses or Shortfalls:
         Reimbursed Interest on Advances:                          0.00
         Special Servicing Fees:
            Special Servicer Workout Fee:                   0.00
            Special Servicer Liquidation Fee Amount:        0.00
            Special Servicer Fee Amount plus Adjustments:   0.00
         Total Special Servicer Fees Collected:                    0.00
         Most Recent ASER Amount:                                  0.00
         Other Expenses or Shortfalls:                             0.00
            Total Unscheduled Expenses or Shortfalls:                     0.00
      Net Interest Amount:                                                       0.00
   Principal:
      Scheduled Principal Amount:                                  0.00
      Unscheduled Principal Collections:                           0.00
      Other Principal Adjustments:                                 0.00
      Total Principal Amount:                                                    0.00
   Prepayment Penalties/Yield Maintenance Charges:                               0.00
   Total Funds Available for Distribution:                                              0.00
FUNDS TO BONDS:
   Interest Distribution:                                          0.00
   Principal Distribution:                                         0.00
   Prepayment Penalties/Yield Maintenance Charges:                 0.00
   Total Funds to Bonds:                                                                0.00
   Net Difference Bonds - Collateral                                                    0.00

Note: Specific definition and allocations of the fees may vary based on specific deal servicing agreements.

                         MORGAN STANLEY CAPITAL I INC.,
                                    DEPOSITOR

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                (ISSUABLE IN SERIES BY SEPARATE ISSUING ENTITIES)

                            ------------------------

          Morgan Stanley Capital I Inc. will periodically offer certificates in one or more series and each series of certificates will represent beneficial ownership interests in a different trust fund.

          EACH TRUST FUND WILL CONSIST PRIMARILY OF ONE OR MORE SEGREGATED POOLS
OF:

          1)    multifamily and/or commercial mortgage loans;

          2)    mortgage pass-through certificates or other mortgage backed securities;

          3)    direct obligations of the United States or other governmental agencies; or

          4)    any combination of 1-3, above.

      The certificates of any series may consist of one or more classes. A given class may:

          o     provide for the accrual of interest based on fixed, floating, variable or adjustable rates;

          o     be senior or subordinate to one or more other classes in respect of distributions;

          o     be entitled to principal distributions, with disproportionately low, nominal or no interest distributions;

          o     be entitled to interest distributions, with disproportionately low, nominal or no principal distributions;

          o     provide for distributions of accrued interest commencing only following the occurrence of certain events, such as the
                retirement of one or more other classes;

          o     provide for sequential distributions of principal; and

          o     provide for distributions based on a combination of any of the foregoing characteristics; or any combination of the above.

      INVESTING IN THE CERTIFICATES OFFERED TO YOU INVOLVES RISKS. SEE "RISK
FACTORS" BEGINNING ON PAGE 11 IN THIS PROSPECTUS AND ON PAGE S-37 OF THE
RELATED PROSPECTUS SUPPLEMENT.

      If specified in the related prospectus supplement, the trust fund for a series of certificates may include insurance or guarantees for the loans, letters of credit, insurance policies and surety bonds, the establishment of one or more reserve funds or any combination of the foregoing, or guaranteed investment contracts, interest rate exchange or interest rate swap agreements, interest rate cap, floor or collar agreements or currency exchange or swap agreements as described in this prospectus.

      Structural credit enhancement will generally be provided for the respective classes of offered certificates through the subordination of more junior classes of offered and/or non-offered certificates.

      This prospectus may be used to offer and sell any series of certificates only if accompanied by the prospectus supplement for that series. The information in this prospectus is not complete and may be changed. This prospectus is not an offer to sell these securities in any state where the offer or sale is not permitted.

      The Securities and Exchange Commission and state securities regulators have not approved or disapproved of the certificates to be offered to you or determined if this prospectus or the accompanying prospectus supplement are truthful or complete. Any representation to the contrary is a criminal offense.

                            ------------------------

                                 MORGAN STANLEY
                 THE DATE OF THIS PROSPECTUS IS FEBRUARY 6, 2007

       IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND
                     THE ACCOMPANYING PROSPECTUS SUPPLEMENT

      Information about the certificates being offered to you is contained in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to a particular series of certificates; and (b) the accompanying prospectus supplement, which describes the specific terms of your series of certificates, including:

          o     the timing of interest and principal payments;

          o     applicable interest rates;

          o     information about the trust fund's assets;

          o     information about any credit support or cash flow agreement;

          o     the rating for each class of certificates;

          o     information regarding the nature of any subordination;

          o     any circumstance in which the trust fund may be subject to early termination;

          o     whether any elections will be made to treat the trust fund or a designated portion thereof as a "real estate mortgage investment conduit" for federal income tax purposes;

          o     the aggregate principal amount of each class of certificates;

          o     information regarding any master servicer, sub-servicer or special servicer; and

          o     whether the certificates will be initially issued in definitive or book-entry form.

      You should rely only on the information contained in this prospectus and the accompanying prospectus supplement. Morgan Stanley Capital I Inc. has not authorized anyone to provide you with information that is different.

      Distributions on the certificates will be made only from the assets of the related trust fund. The certificates of each series will not be an obligation of
Morgan Stanley Capital I Inc. or any of its affiliates. Neither the certificates nor any assets in the related trust fund will be insured or guaranteed by any governmental agency or instrumentality or any other person unless the related prospectus supplement so provides.

      This prospectus and the accompanying prospectus supplement include cross references to sections in these materials where you can find further related discussions. The tables of contents in this prospectus and the prospectus supplement identify the pages where these sections are located.

      Morgan Stanley Capital I Inc.'s principal executive office is located at
1585 Broadway, New York, New York 10036, and the telephone number is (212)
761-4000.

                            ------------------------

      Until 90-days after the date of each prospectus supplement, all dealers that buy, sell or trade the certificates offered by that prospectus supplement, whether or not participating in the offering, may be required to deliver a prospectus supplement and this prospectus. This is in addition to the dealers'
obligation to deliver a prospectus supplement and the accompanying prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                     - ii -

                                     - iii -

                                     - iv -

                                      - v -

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                              SUMMARY OF PROSPECTUS

This summary highlights selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF AN OFFERING OF CERTIFICATES, READ
THIS ENTIRE DOCUMENT AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT CAREFULLY.

                                WHAT YOU WILL OWN

TITLE OF CERTIFICATES.......  Mortgage Pass-Through Certificates, issuable in series.

MORTGAGE POOL...............  Each trust fund will consist primarily of one or more segregated pools of:

                                (1)   multifamily and/or commercial mortgage
                                      loans;

                                (2)   mortgage pass-through certificates or
                                      other mortgage backed securities;

                                (3)   direct obligations of the United States or
                                      other governmental agencies; or

                                (4)   any combination of 1-3 above.

                              as to some or all of the mortgage loans,
                              assignments of the leases of the related mortgaged
                              properties or assignments of the rental payments
                              due under those leases.

                              Each trust fund for a series of certificates may
                              also include:

                              o   insurance or guarantees for the loans, letters
                                  of credit, insurance policies and surety
                                  bonds, the establishment of one or more
                                  reserve funds or any combination of the
                                  foregoing; and

                              o   guaranteed investment contracts, interest rate
                                  exchange or interest rate swap, cap, floor or
                                  collar agreements or currency exchange or swap
                                  agreements.

                              RELEVANT PARTIES AND DATES

ISSUING ENTITY..............  The issuing entity with respect to each series will be a New York common law trust formed by the
                              depositor and containing the assets described in
                              this prospectus and specified in the related
                              prospectus supplement.

DEPOSITOR...................  Morgan Stanley Capital I Inc., a Delaware
                              corporation and a wholly-owned subsidiary of
                              Morgan Stanley.

MASTER SERVICER.............  Each master servicer, if any, for each series of certificates will be named in the related
                              prospectus supplement. A master servicer may be an
                              affiliate of Morgan Stanley Capital I Inc.

PRIMARY SERVICER............  Each primary servicer, if any, for each series of certificates will be named in the related
                              prospectus supplement. A primary servicer may be
                              an affiliate of Morgan Stanley Capital I Inc.

                                      - 1 -

SPECIAL SERVICER............  Each special servicer, if any, for each series of certificates will be named, or the circumstances
                              in accordance with which a special servicer will
                              be appointed will be described, in the related
                              prospectus supplement. A special servicer may be
                              an affiliate of Morgan Stanley Capital I Inc.

TRUSTEE.....................  The trustee for each series of certificates will be named in the related prospectus supplement.

OTHER PARTIES...............  If so specified in the prospectus supplement for a series, there may be one or more additional
                              parties to the related pooling and servicing
                              agreement, including, but not limited to, (i) a
                              paying agent, which will make payments and perform
                              other specified duties with respect to the
                              certificates, (ii) a certificate registrar, which
                              will maintain the register of certificates and
                              perform certain duties with respect to certificate
                              transfer, (iii) an authenticating agent, which
                              will countersign the certificates on behalf of the
                              trustee and/or (iv) a fiscal agent, which will be
                              required to make advances if the trustee fails to
                              do so when required.

SPONSOR.....................  The sponsor or sponsors for each series of certificates will be named in the related
                              prospectus supplement. The sponsor will initiate
                              the issuance of a series of certificates and will
                              sell mortgage loans to the depositor. If specified
                              in the related prospectus supplement, the sponsor
                              may be Morgan Stanley Mortgage Capital Inc., an
                              affiliate of the depositor.

SELLERS.....................  The seller or sellers of the mortgage loans or other assets will be named in the related
                              prospectus supplement. A seller may be an
                              affiliate of Morgan Stanley Capital I Inc. Morgan
                              Stanley Capital I Inc. will purchase the mortgage
                              loans or other assets, on or before the issuance
                              of the related series of certificates.

ORIGINATORS.................  If the mortgage loans or other assets have been originated by an entity other than the related
                              sponsor or loan seller, the prospectus supplement
                              will identify the related originator and set forth
                              certain information with respect thereto.

                       INFORMATION ABOUT THE MORTGAGE POOL

THE TRUST FUND ASSETS.......  Each series of certificates will represent in the aggregate the entire beneficial ownership interest
                              in a trust fund consisting primarily of:

      (A) MORTGAGE ASSETS...  The mortgage loans and the mortgage backed securities, or one or the other, with respect to
                              each series of certificates will consist of a pool
                              of:

                              o   multifamily and/or commercial mortgage loans;

                              o   mortgage pass-through certificates or other
                                  mortgage backed securities evidencing
                                  interests in or secured by mortgage loans; or

                              o   a combination of mortgage loans and mortgage
                                  backed securities.

                              The mortgage loans will not be guaranteed or
                              insured by:

                              o   Morgan Stanley Capital I Inc. or any of its
                                  affiliates; or

                              o   unless the prospectus supplement so provides,
                                  any governmental agency or instrumentality or
                                  other person.

                                      - 2 -

                              The mortgage loans will be secured by first liens
                              or junior liens on, or security interests in:

                              o   residential properties consisting of five or
                                  more rental or cooperatively owned dwelling
                                  units; or

                              o   office buildings, shopping centers, retail
                                  stores, hotels or motels, nursing homes,
                                  hospitals or other health care-related
                                  facilities, mobile home parks, warehouse
                                  facilities, mini-warehouse facilities or
                                  self-storage facilities, industrial plants,
                                  congregate care facilities, mixed use
                                  commercial properties or other types of
                                  commercial properties.

                              Generally, the mortgage loans:

                              o   will be secured by properties located in any
                                  of the fifty states, the District of Columbia
                                  or the Commonwealth of Puerto Rico;

                              o   will have individual principal balances at
                                  origination of at least $25,000;

                              o   will have original terms to maturity of not
                                  more than 40 years; and

                              o   will be originated by persons other than
                                  Morgan Stanley Capital I Inc.

                              Each mortgage loan may provide for the following
                              payment terms:

                              o   Each mortgage loan may provide for no accrual
                                  of interest or for accrual of interest at a
                                  fixed or adjustable rate or at a rate that may
                                  be converted from adjustable to fixed, or vice
                                  versa, from time to time at the borrower's
                                  election. Adjustable mortgage rates may be
                                  based on one or more indices.

                              o   Each mortgage loan may provide for scheduled
                                  payments to maturity or payments that adjust
                                  from time to time to accommodate changes in
                                  the interest rate or to reflect the occurrence
                                  of certain events.

                              o   Each mortgage loan may provide for negative
                                  amortization or accelerated amortization.

                              o   Each mortgage loan may be fully amortizing or
                                  require a balloon payment due on the loan's
                                  stated maturity date.

                              o   Each mortgage loan may contain prohibitions on
                                  prepayment or require payment of a premium or
                                  a yield maintenance penalty in connection with
                                  a prepayment.

                              o   Each mortgage loan may provide for payments of
                                  principal, interest or both, on due dates that
                                  occur monthly, quarterly, semi-annually or at
                                  another interval as specified in the related
                                  prospectus supplement.

                                      - 3 -

      (B) GOVERNMENT
            SECURITIES......  If the related prospectus supplement so specifies, the trust fund may include direct obligations of
                              the United States, agencies of the United States
                              or agencies created by government entities which
                              provide for payment of interest or principal or
                              both.

      (C) COLLECTION
            ACCOUNTS........  Each trust fund will include one or more accounts established and maintained on behalf of the
                              certificateholders. The person(s) designated in
                              the related prospectus supplement will, to the
                              extent described in this prospectus and the
                              prospectus supplement, deposit into this account
                              all payments and collections received or advanced
                              with respect to the trust fund's assets. The
                              collection account may be either interest-bearing
                              or non-interest-bearing, and funds may be held in
                              the account as cash or invested in short-term,
                              investment grade obligations.

      (D) CREDIT SUPPORT....  If the related prospectus supplement so specifies, one or more classes of certificates may be
                              provided with partial or full protection against
                              certain defaults and losses on a trust fund's
                              mortgage loans and mortgage backed securities.

                              This protection may be provided by one or more of
                              the following means:

                              o   subordination of one or more other classes of
                                  certificates,

                              o   cross-support provisions

                              o   loan insurance policies or guarantees,

                              o   letters of credit,

                              o   certificate insurance policies or surety
                                  bonds,

                              o   reserve fund or funds or

                              o   a combination thereof.

                              The related prospectus supplement will describe
                              the amount and types of credit support, the entity
                              providing the credit support, if applicable, and
                              related information. If a particular trust fund
                              includes mortgage backed securities, the related
                              prospectus supplement will describe any similar
                              forms of credit support applicable to those
                              mortgage backed securities.

      (E) CASH FLOW
            AGREEMENTS......  If the related prospectus supplement so provides, the trust fund may include guaranteed investment
                              contracts pursuant to which moneys held in the
                              collection accounts will be invested at a
                              specified rate. The trust fund also may include
                              agreements (as described below) designed to reduce
                              the effects of interest rate or currency exchange
                              rate fluctuations on the trust fund's assets or on
                              one or more classes of certificates.

                              Agreements of this sort may include:

                              o   interest rate exchange or interest rate swap
                                  agreements,

                              o   interest rate cap, floor or collar agreements,

                                      - 4 -

                              o   currency exchange or swap agreements, or

                              o   other interest rate or currency agreements.
                                  Currency exchange or swap agreements might be
                                  included in a trust fund if some or all of the
                                  mortgage loans or mortgage backed securities,
                                  such as mortgage loans secured by mortgaged
                                  properties located outside the United States,
                                  are denominated in a non United States
                                  currency.

                              The related prospectus supplement will describe
                              the principal terms of any guaranteed investment
                              contract or other such agreement and provide
                              information with respect to the obligor. If a
                              particular trust fund includes mortgage backed
                              securities, the related prospectus supplement will
                              describe any guaranteed investment contract or
                              other agreements applicable to those mortgage
                              backed securities.

REPURCHASES AND
  SUBSTITUTIONS OF
  MORTGAGE ASSETS;
  ACQUISITION OF
  ADDITIONAL MORTGAGE
  ASSETS....................  If and to the extent described in the related prospectus supplement, Morgan Stanley Capital I
                              Inc. a mortgage asset seller or another specified
                              person or entity may make or assign to or for the
                              benefit of one of our trusts various
                              representations and warranties, or may be
                              obligated to deliver to one of our trusts various
                              documents, in either case relating to some or all
                              of the mortgage assets transferred to that trust.
                              A material breach of one of those representations
                              and warranties or a failure to deliver a material
                              document may, under the circumstances described in
                              the related prospectus supplement, give rise to an
                              obligation to repurchase the affected mortgage
                              asset(s) out of the subject trust or to replace
                              the affected mortgage asset(s) with other mortgage
                              asset(s) that satisfy the criteria specified in
                              the related prospectus supplement or to reimburse
                              the related trust fund for any related losses. See
                              "Description of the Agreements--Assignment of
                              Assets--Repurchases" and "--Representations and
                              Warranties--Repurchases" herein.

                              In addition, if so specified in the related
                              prospectus supplement, if a mortgage loan backing
                              a series of certificates defaults, it may be
                              subject to a fair value purchase option or other
                              purchase option under the related pooling and
                              servicing agreement or another agreement, or may
                              be subject to a purchase option on the part of
                              another lender whose loan is secured by the
                              related real estate collateral or by a security
                              interest in the equity in the related borrower.
                              Further, if so specified in the related prospectus
                              supplement, a special servicer or other specified
                              party for a trust fund may be obligated to sell a
                              mortgage asset that is in default. See
                              "Description of the Agreements--Realization Upon
                              Defaulted Whole Loans" herein.

                              In general, the initial total principal balance of
                              the mortgage assets in a trust will equal or
                              exceed the initial total principal balance of the
                              related certificates. If the initial total
                              principal balance of the related mortgage assets
                              is less than the initial total principal balance
                              of any series, we may arrange an interim deposit
                              of cash or liquid investments with the trustee to
                              cover the shortfall. For the period specified in
                              the related prospectus supplement, following the
                              initial issuance of that series, we will be
                              entitled to obtain a release of the deposited cash
                              or investments in exchange for the deposit of a
                              corresponding amount of

                                      - 5 -

                              mortgage assets. If we fail to deliver mortgage
                              assets sufficient to make up the entire shortfall
                              within that specified period, any of the cash or
                              investments remaining on deposit with the related
                              trustee will be used to pay down the principal
                              balance of the related certificates, as described
                              in the related prospectus supplement.

                              If so specified in the related prospectus
                              supplement, the related trustee may be authorized
                              or required to apply collections on the mortgage
                              assets underlying a series of offered certificates
                              to acquire new mortgage assets that conform to the
                              description of mortgage assets in this prospectus,
                              and satisfy the criteria set forth in the related
                              prospectus supplement.

                              If the subject securitization transaction involves
                              a prefunding or revolving period, then we will
                              indicate in the related prospectus supplement,
                              among other things, (i) the term or duration of
                              the prefunding or revolving period and for
                              prefunding periods, the amount of proceeds to be
                              deposited in the prefunding account and the
                              percentage of the mortgage asset pool represented
                              by those proceeds, (ii) for revolving periods, the
                              maximum amount of additional assets that may be
                              acquired during the revolving period, if
                              applicable, and the percentage of the mortgage
                              asset pool represented by those assets and (iii)
                              any limitation on the ability to add pool assets.

DISTRIBUTIONS ON
  CERTIFICATES..............  Each series of certificates will have the following characteristics:

                              o   if the certificates evidence an interest in a
                                  trust fund that includes mortgage loans, the
                                  certificates will be issued pursuant to a
                                  pooling agreement;

                              o   if the certificates evidence an interest in a
                                  trust fund that does not include mortgage
                                  loans, the certificates will be issued
                                  pursuant to a trust agreement;

                              o   each series of certificates will include one
                                  or more classes of certificates;

                              o   each series of certificates, including any
                                  class or classes not offered by this
                                  prospectus, will represent, in the aggregate,
                                  the entire beneficial ownership interest in
                                  the related trust fund;

                              o   each class of certificates being offered to
                                  you, other than certain stripped interest
                                  certificates, will have a stated principal
                                  amount; and

                              o   each class of certificates being offered to
                                  you, other than certain stripped principal
                                  certificates, will accrue interest based on a
                                  fixed, floating, variable or adjustable
                                  interest rate.

                              The related prospectus supplement will specify the
                              principal amount, if any, and the interest rate,
                              if any, for each class of certificates. In the
                              case of a floating, variable or adjustable
                              interest rate, the related prospectus supplement
                              will specify the method for determining the rate.

                              The certificates will not be guaranteed or insured
                              by Morgan Stanley Capital I Inc. or any of its
                              affiliates. If the related prospectus supplement
                              so provides, the certificates may be insured or
                              guaranteed

                                      - 6 -

                              by an entity specified therein. Otherwise, the
                              certificates also will not be guaranteed or
                              insured by any governmental agency or
                              instrumentality or by any other person.

      (A) INTEREST..........  Each class of certificates offered to you, other than stripped principal certificates and certain
                              classes of stripped interest certificates, will
                              accrue interest at the rate indicated in the
                              prospectus supplement. Interest will be
                              distributed to you as provided in the related
                              prospectus supplement.

                              Interest distributions:

                              o   on stripped interest certificates may be made
                                  on the basis of the notional amount for that
                                  class, as described in the related prospectus
                                  supplement; and

                              o   may be reduced to the extent of certain
                                  delinquencies, losses, prepayment interest
                                  shortfalls, and other contingencies described
                                  in this prospectus and the related prospectus
                                  supplement.

      (B) PRINCIPAL.........  The certificates of each series initially will have an aggregate principal balance no greater
                              than the outstanding principal balance of the
                              trust fund's assets as of the close of business on
                              the first day of the month during which the trust
                              fund is formed, after application of scheduled
                              payments due on or before that date, whether or
                              not received. The related prospectus supplement
                              may provide that the principal balance of the
                              trust fund's assets will be determined as of a
                              different date. The principal balance of a
                              certificate at a given time represents the maximum
                              amount that the holder is then entitled to receive
                              of principal from future cash flow on the assets
                              in the related trust fund.

                              Unless the prospectus supplement provides
                              otherwise, distributions of principal:

                              o   will be made on each distribution date to the
                                  holders of the class or classes of
                                  certificates entitled to principal
                                  distributions, until the principal balances of
                                  those certificates have been reduced to zero;
                                  and

                              o   will be made on a pro rata basis among all of
                                  the certificates of a given class or by random
                                  selection, as described in the prospectus
                                  supplement or otherwise established by the
                                  trustee.

                              Stripped interest or interest-only certificates
                              will not have a principal balance and will not
                              receive distributions of principal.

ADVANCES....................  Unless the related prospectus supplement otherwise provides, if a scheduled payment on a mortgage
                              loan is delinquent and the master servicer
                              determines that an advance would be recoverable,
                              the master servicer will, in most cases, be
                              required to advance the shortfall. Neither Morgan
                              Stanley Capital I Inc. nor any of its affiliates
                              will have any responsibility to make those
                              advances.

                                      - 7 -

                              The master servicer:

                              o   will be reimbursed for advances from
                                  subsequent recoveries from the delinquent
                                  mortgage loan or from other sources, as
                                  described in this prospectus and the related
                                  prospectus supplement; and

                              o   will be entitled to interest on advances, if
                                  specified in the related prospectus
                                  supplement.

                              If a particular trust fund includes mortgage
                              backed securities, the prospectus supplement will
                              describe any advance obligations applicable to
                              those mortgage backed securities.

TERMINATION.................  The related prospectus supplement may provide for the optional early termination of the series of
                              certificates through repurchase of the trust
                              fund's assets by a specified party, under
                              specified circumstances.

                              The related prospectus supplement may provide for
                              the early termination of the series of
                              certificates in various ways, including:

                              o   optional early termination where a party
                                  identified in the prospectus supplement could
                                  repurchase the trust fund assets pursuant to
                                  circumstances specified in the prospectus
                                  supplement; and

                              o   termination through the solicitation of bids
                                  for the sale of all or a portion of the trust
                                  fund assets in the event the principal amount
                                  of a specified class or classes declines by a
                                  specified percentage amount on or after a
                                  specified date.

REGISTRATION OF
  CERTIFICATES..............  If the related prospectus supplement so provides, one or more classes of the certificates being
                              offered to you will initially be represented by
                              one or more certificates registered in the name of
                              Cede & Co., as the nominee of the Depository Trust
                              Company. If the certificate you purchase is
                              registered in the name of Cede & Co., you will not
                              be entitled to receive a definitive certificate,
                              except under the limited circumstances described
                              in this prospectus.

TAX STATUS OF THE
  CERTIFICATES..............  The certificates of each series will constitute either:

                              o   regular interests and residual interests in a
                                  trust treated as a real estate mortgage
                                  investment conduit--known as a REMIC--under
                                  Sections 860A through 860G of the Internal
                                  Revenue Code; or

                              o   interests in a trust treated as a grantor
                                  trust under applicable provisions of the
                                  Internal Revenue Code.

      (A) REMIC.............  The regular certificates of the REMIC generally will be treated as debt obligations of the
                              applicable REMIC for federal income tax purposes.
                              Some of the regular certificates of the REMIC may
                              be issued with original issue discount for federal
                              income tax purposes.

                              A portion or, in certain cases, all of the income
                              from REMIC residual certificates:

                              o   may not be offset by any losses from other
                                  activities of the holder of those
                                  certificates;

                                      - 8 -

                              o   may be treated as unrelated business taxable
                                  income for holders of the residual
                                  certificates of the REMIC that are subject to
                                  tax on unrelated business taxable income, as
                                  defined in Section 511 of the Internal Revenue
                                  Code; and

                              o   may be subject to U.S. withholding tax.

                              To the extent described in this prospectus and the
                              related prospectus supplement, the certificates
                              offered to you will be treated as:

                              o   assets described in section 7701(a)(19)(C) of
                                  the Internal Revenue Code; and

                              o   "real estate assets" within the meaning of
                                  sections 856(c)(4)(A) and 856(c)(5)(B) of the
                                  Internal Revenue Code.

      (B) GRANTOR TRUST.....  If no election is made to treat the trust fund relating to a series of certificates as a REMIC,
                              the trust fund will be classified as a grantor
                              trust and not as an association taxable as a
                              corporation for federal income tax purposes. If
                              the trust fund is a grantor trust, you will be
                              treated as an owner of an undivided pro rata
                              interest in the mortgage pool or pool of
                              securities and any other assets held by the trust
                              fund. In certain cases the certificates may
                              represent interests in a portion of a trust fund
                              as to which one or more REMIC elections, as
                              described above, are also made.

                              Investors are advised to consult their tax
                              advisors and to review "Federal Income Tax
                              Consequences" in this prospectus and the related
                              prospectus supplement.

ERISA CONSIDERATIONS........  If you are subject to Title I of the Employee
                              Retirement Income Security Act of 1974, as
                              amended--also known as ERISA, or Section 4975 of
                              the Internal Revenue Code, you should carefully
                              review with your legal advisors whether the
                              purchase or holding of certificates could give
                              rise to a transaction that is prohibited or is not
                              otherwise permissible under either statute.

                              In general, the related prospectus supplement will
                              specify that some of the classes of certificates
                              may not be transferred unless the trustee and
                              Morgan Stanley Capital I Inc. receive a letter of
                              representations or an opinion of counsel to the
                              effect that:

                              o   the transfer will not result in a violation of
                                  the prohibited transaction provisions of ERISA
                                  or the Internal Revenue Code;

                              o   the transfer will not cause the assets of the
                                  trust fund to be deemed "plan assets" for
                                  purposes of ERISA or the Internal Revenue
                                  Code; and

                              o   the transfer will not subject any of the
                                  trustee, Morgan Stanley Capital I Inc. or any
                                  servicer to additional obligations.

LEGAL INVESTMENT............  The related prospectus supplement will specify whether any classes of the offered certificates
                              will constitute "mortgage related securities" for
                              purposes of the Secondary Mortgage Market
                              Enhancement Act of 1984, as amended. If your
                              investment activities are subject to legal
                              investment laws and regulations, regulatory
                              capital requirements, or

                                      - 9 -

                              review by regulatory authorities, then you may be
                              subject to restrictions on investment in the
                              offered certificates. You should consult your own
                              legal advisors for assistance in determining the
                              suitability of and consequences to you of the
                              purchase, ownership, and the sale of the offered
                              certificates.

RATING......................  At the date of issuance, each class of certificates of each series that are offered to
                              you will be rated not lower than investment grade
                              by one or more nationally recognized statistical
                              rating agencies.

                                     - 10 -

                                  RISK FACTORS

      You should carefully consider the risks involved in owning a certificate before purchasing a certificate. In particular, the timing and payments you receive on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

      The risks and uncertainties described below under Risk Factors, together with those described in the related prospectus supplement under Risk Factors, summarize the material risks relating to your certificates.

THE LACK OF A SECONDARY
  MARKET MAY MAKE IT
  DIFFICULT FOR YOU TO
  RESELL YOUR
  CERTIFICATES..............  Secondary market considerations may make your certificates difficult to resell or less valuable
                              than you anticipated for a variety of reasons,
                              including:

                              o   there may not be a secondary market for the
                                  certificates;

                              o   if a secondary market develops, we cannot
                                  assure you that it will continue or will
                                  provide you with the liquidity of investment
                                  you may have anticipated. Lack of liquidity
                                  could result in a substantial decrease in the
                                  market value of your certificates;

                              o   the market value of your certificates will
                                  fluctuate with changes in interest rates;

                              o   the secondary market for certificates backed
                                  by residential mortgages may be more liquid
                                  than the secondary market for certificates
                                  backed by multifamily and commercial mortgages
                                  so if your liquidity assumptions were based on
                                  the secondary market for certificates backed
                                  by residential mortgages, your assumptions may
                                  not be correct;

                              o   certificateholders have no redemption rights;
                                  and

                              o   secondary market purchasers are limited to
                                  this prospectus, the related prospectus
                                  supplement and to the reports delivered to
                                  certificateholders for information concerning
                                  the certificates.

                              Morgan Stanley & Co. Incorporated currently
                              expects to make a secondary market in your
                              certificates, but it has no obligation to do so.

THE TRUST FUND'S ASSETS
  MAY BE INSUFFICIENT TO
  ALLOW FOR REPAYMENT IN
  FULL ON YOUR
  CERTIFICATES .............  Unless the related prospectus supplement so specifies, the sole source of payment on your
                              certificates will be proceeds from the assets
                              included in the trust fund for each series of
                              certificates and any form of credit enhancement
                              specified in the related prospectus supplement.
                              You will not have any claim against, or security
                              interest in, the trust fund for any other series.
                              In addition, in general, there is no recourse to
                              Morgan Stanley Capital I Inc. or any other entity,
                              and neither the certificates nor the underlying
                              mortgage loans are guaranteed or insured by any
                              governmental agency or instrumentality or any
                              other entity.

                                     - 11 -

                              Therefore, if the trust fund's assets are
                              insufficient to pay you your expected return, in
                              most situations you will not receive payment from
                              any other source. Exceptions include:

                              o   loan repurchase obligations in connection with
                                  a breach of certain of the representations and
                                  warranties; and

                              o   advances on delinquent loans, to the extent
                                  the master servicer deems the advance will be
                                  recoverable.

                              Because some of the representations and warranties
                              with respect to the mortgage loans or mortgage
                              backed securities may have been made or assigned
                              in connection with transfers of the mortgage loans
                              or mortgage backed securities prior to the closing
                              date, the rights of the trustee and the
                              certificateholders with respect to those
                              representations or warranties will be limited to
                              their rights as assignees. Unless the related
                              prospectus supplement so specifies, neither Morgan
                              Stanley Capital I Inc., the master servicer nor
                              any affiliate thereof will have any obligation
                              with respect to representations or warranties made
                              by any other entity.

                              There may be accounts, as described in the related
                              prospectus supplement, maintained as credit
                              support. The amounts in these accounts may be
                              withdrawn, under conditions described in the
                              related prospectus supplement. Any withdrawn
                              amounts will not be available for the future
                              payment of principal or interest on the
                              certificates.

                              If a series of certificates consists of one or
                              more classes of subordinate certificates, the
                              amount of any losses or shortfalls in collections
                              of assets on any distribution date will be borne
                              first by one or more classes of the subordinate
                              certificates, as described in the related
                              prospectus supplement. Thereafter, those losses or
                              shortfalls will be borne by the remaining classes
                              of certificates, in the priority and manner and
                              subject to the limitations specified in the
                              related prospectus supplement.

PREPAYMENTS AND REPURCHASES
  MAY REDUCE THE YIELD ON
  YOUR CERTIFICATES ........  The yield on your certificates may be reduced by prepayments on the mortgage loans or mortgage
                              backed securities because prepayments affect the
                              average life of the certificates. Prepayments can
                              be voluntary, if permitted, and involuntary, such
                              as prepayments resulting from casualty or
                              condemnation, defaults and liquidations or
                              repurchases upon breaches of representations and
                              warranties. The investment performance of your
                              certificates may vary materially and adversely
                              from your expectation if the actual rate of
                              prepayment is higher or lower than you
                              anticipated.

                              Voluntary prepayments may require the payment of a
                              yield maintenance or prepayment premium.
                              Nevertheless, we cannot assure you that the
                              existence of the prepayment premium will cause a
                              borrower to refrain from prepaying its mortgage
                              loan nor can we assure you of the rate at which
                              prepayments will occur. Morgan Stanley Mortgage
                              Capital Inc., under certain circumstances, may be
                              required to repurchase a mortgage loan from the
                              trust fund if there has been a breach of a
                              representation or warranty. The repurchase price
                              paid will be passed through to you, as a
                              certificateholder, with the same effect as if the
                              mortgage loan had been prepaid in part or in full,
                              except that no

                                     - 12 -

                              prepayment premium or yield maintenance charge
                              would be payable. Such a repurchase may therefore
                              adversely affect the yield to maturity on your
                              certificates.

                              In a pool of mortgage loans, the rate of
                              prepayment is unpredictable as it is influenced by
                              a variety of factors including:

                              o   the terms of the mortgage loans;

                              o   the length of any prepayment lockout period;

                              o   the prevailing interest rates;

                              o   the availability of mortgage credit;

                              o   the applicable yield maintenance charges or
                                  prepayment premiums;

                              o   the servicer's ability to enforce those yield
                                  maintenance charges or prepayment premiums;

                              o   the occurrence of casualties or natural
                                  disasters; and

                              o   economic, demographic, tax, legal or other
                                  factors.

                              There can be no assurance that the rate of
                              prepayments will conform to any model described in
                              this prospectus or in the related prospectus
                              supplement.

                              Some of the certificates may be more sensitive to
                              prepayments than other certificates and in certain
                              cases, the certificateholder holding these
                              certificates may fail to recoup its original
                              investment. You should carefully consider the
                              specific characteristics of the certificates you
                              purchase, as well as your investment approach and
                              strategy. For instance, if you purchase a
                              certificate at a premium, a prepayment may reduce
                              the stream of interest payments you are entitled
                              to receive on your certificate and your actual
                              yield may be lower than your anticipated yield.
                              Similarly, if you purchase a certificate which
                              provides for the payment of interest only, or a
                              certificate which provides for the payment of
                              interest only after the occurrence of certain
                              events, such as the retirement of one or more
                              other classes of certificates of a series, you
                              will probably be extremely sensitive to
                              prepayments because a prepayment may reduce the
                              stream of interest payments you are entitled to
                              receive on your certificate.

IF PREPAYMENT PREMIUMS
  ARE NOT ENFORCED, YOUR
  CERTIFICATES MAY BE
  ADVERSELY AFFECTED........  The yield on your certificates may be less than anticipated because the prepayment premium or
                              yield maintenance required under certain
                              prepayment scenarios may not be enforceable in
                              some states or under federal bankruptcy laws.

                              o   Some courts may consider the prepayment
                                  premium to be usurious.

                                     - 13 -

                              o   Even if the prepayment premium is enforceable,
                                  we cannot assure you that foreclosure proceeds
                                  will be sufficient to pay the prepayment
                                  premium.

                              o   Although the collateral substitution
                                  provisions related to defeasance are not
                                  suppose to be treated as a prepayment and
                                  should not affect your certificates, we cannot
                                  assure you that a court will not interpret the
                                  defeasance provisions as requiring a
                                  prepayment premium; nor can we assure you that
                                  if it is treated as a prepayment premium, the
                                  court will find the defeasance income stream
                                  enforceable.

THE TIMING OF MORTGAGE LOAN
  AMORTIZATION MAY
  ADVERSELY AFFECT PAYMENT
  ON YOUR CERTIFICATES        As principal payments or prepayments are made on a
                              mortgage loan, the mortgage pool will be exposed
                              to concentration risks with respect to the
                              diversity of mortgaged properties, types of
                              mortgaged properties and number of borrowers.
                              Classes that have a later sequential designation
                              or a lower payment priority are more likely to be
                              exposed to these concentration risks than are
                              classes with an earlier sequential designation or
                              higher priority. This is so because principal on
                              the certificates will be payable in sequential
                              order, and no class entitled to a distribution of
                              principal will receive its principal until the
                              principal amount of the preceding class or classes
                              entitled to receive principal have been reduced to
                              zero.

RATINGS DO NOT GUARANTY
   PAYMENT..................  Any rating assigned by a rating agency to a class of certificates reflects the rating agency's
                              assessment of the likelihood that holders of the
                              class of certificates will receive the payments to
                              which they are entitled.

                              o   The ratings do not assess the likelihood that
                                  you will receive timely payments on your
                                  certificates.

                              o   The ratings do not assess the likelihood of
                                  prepayments, including those caused by
                                  defaults.

                              o   The ratings do not assess the likelihood of
                                  early optional termination of the
                                  certificates.

                              Each rating agency rating classes of a particular
                              series will determine the amount, type and nature
                              of credit support required for that series. This
                              determination may be based on an actuarial
                              analysis of the behavior of mortgage loans in a
                              larger group taking into account the appraised
                              value of the real estate and the commercial and
                              multifamily real estate market.

                              o   We cannot assure you that the historical data
                                  supporting the actuarial analysis will
                                  accurately reflect or predict the rate of
                                  delinquency, foreclosure or loss that will be
                                  experienced by the mortgage loans in a
                                  particular series.

                              o   We cannot assure you that the appraised value
                                  of any property securing a mortgage loan in a
                                  particular series will remain stable
                                  throughout the life of your certificate.

                                     - 14 -

                              o   We cannot assure you that the real estate
                                  market will not experience an overall decline
                                  in property values nor can we assure you that
                                  the outstanding balance of any mortgage loan
                                  in a particular series will always be less
                                  than the market value of the property securing
                                  the mortgage loan.

RATINGS DO NOT GUARANTY
  VALUE.....................  If one or more rating agencies downgrade certificates of a series, your certificate will
                              decrease in value. Because none of Morgan Stanley
                              Capital I Inc., the seller, the master servicer,
                              the trustee or any affiliate has any obligation to
                              maintain a rating of a class of certificates, you
                              will have no recourse if your certificate
                              decreases in value.

CASH FLOW FROM THE
  PROPERTIES MAY BE
  VOLATILE AND INSUFFICIENT
  TO ALLOW TIMELY PAYMENT
  ON YOUR CERTIFICATES .....  Repayment of a commercial or multifamily mortgage loan is dependent on the income produced by the
                              property. Therefore, the borrower's ability to
                              repay a mortgage loan depends primarily on the
                              successful operation of the property and the net
                              operating income derived from the property. Net
                              operating income can be volatile and may be
                              adversely affected by factors such as:

                              o   economic conditions causing plant closings or
                                  industry slowdowns;

                              o   an oversupply of available retail space,
                                  office space or multifamily housing;

                              o   changes in consumer tastes and preferences;

                              o   decrease in consumer confidence;

                              o   retroactive changes in building codes;

                              o   the age, design and construction quality of
                                  the property, including perceptions regarding
                                  the attractiveness, convenience or safety of
                                  the property;

                              o   the age, design, construction quality and
                                  proximity of competing properties;

                              o   increases in operating expenses due to
                                  external factors such as increases in heating
                                  or electricity costs;

                              o   increases in operating expenses due to
                                  maintenance or improvements required at the
                                  property;

                              o   a decline in the financial condition of a
                                  major tenant;

                              o   a decline in rental rates as leases are
                                  renewed or entered into with new tenants;

                              o   the concentration of a particular business
                                  type in a building;

                              o   the length of tenant leases;

                              o   the creditworthiness of tenants; and

                              o   the property's "operating leverage."

                                     - 15 -

                              Operating leverage refers to the percentage of
                              total property expenses in relation to revenue,
                              the ratio of fixed operating expenses to those
                              that vary with revenue and the level of capital
                              expenditures required to maintain the property and
                              retain or replace tenants.

                              If a commercial property is designed for a
                              specific tenant, net operating income may be
                              adversely affected if that tenant defaults under
                              its obligations because properties designed for a
                              specific tenant often require substantial
                              renovation before it is suitable for a new tenant.
                              As a result, the proceeds from liquidating this
                              type of property following foreclosure might be
                              insufficient to cover the principal and interest
                              due under the loan.

                              It is anticipated that a substantial portion of
                              the mortgage loans included in any trust fund will
                              be nonrecourse loans or loans for which recourse
                              may be restricted or unenforceable. Therefore, if
                              a borrower defaults, recourse may be had only
                              against the specific property and any other assets
                              that have been pledged to secure the related
                              mortgage loan.

PROPERTY VALUE MAY BE
  ADVERSELY AFFECTED EVEN
  WHEN THERE IS NO CHANGE
  IN CURRENT OPERATING
  INCOME ...................  Various factors may adversely affect the value of the mortgaged properties without affecting the
                              properties' current net operating income. These
                              factors include among others:

                              o   changes in governmental regulations, fiscal
                                  policy, zoning or tax laws;

                              o   potential environmental legislation or
                                  liabilities or other legal liabilities;

                              o   the availability of refinancing; and

                              o   changes in interest rate levels or yields
                                  required by investors in income-producing
                                  commercial properties.

THE PROSPECTIVE PERFORMANCE
  OF THE COMMERCIAL AND
  MULTIFAMILY MORTGAGE LOANS
  INCLUDED IN EACH TRUST
  SHOULD BE EVALUATED
  SEPARATELY FROM THE
  PERFORMANCE OF THE
  MORTGAGE LOANS IN ANY OF
  OUR OTHER TRUSTS..........  While there may be certain common factors affecting the performance and value of
                              income-producing real properties in general, those
                              factors do not apply equally to all
                              income-producing real properties and, in many
                              cases, there are unique factors that will affect
                              the performance and/or value of a particular
                              income-producing real property. Moreover, the
                              effect of a given factor on a particular real
                              property will depend on a number of variables,
                              including but not limited to property type,
                              geographic location, competition, sponsorship and
                              other characteristics of the property and the
                              related mortgage loan. Each income-producing real
                              property represents a separate and distinct
                              business venture; and, as a result, each of the
                              multifamily and commercial mortgage loans included
                              in one of the depositor's trusts requires a unique
                              underwriting

                                     - 16 -

                              analysis. Furthermore, economic and other
                              conditions affecting real properties, whether
                              worldwide, national, regional or local, vary over
                              time. The performance of a pool of mortgage loans
                              originated and outstanding under a given set of
                              economic conditions may vary significantly from
                              the performance of an otherwise comparable
                              mortgage pool originated and outstanding under a
                              different set of economic conditions. Accordingly,
                              investors should evaluate the mortgage loans
                              underlying the offered certificates independently
                              from the performance of mortgage loans underlying
                              any other series of offered certificates.

                              As a result of the distinct nature of each pool of
                              commercial mortgage loans, and the separate
                              mortgage loans within the pool, this prospectus
                              does not include disclosure concerning the
                              delinquency and loss experience of static pools of
                              periodic originations by the sponsor of assets of
                              the type to be securitized (known as "static pool
                              data"). Because of the highly heterogeneous nature
                              of the assets in commercial mortgage backed
                              securities transactions, static pool data for
                              prior securitized pools, even those involving the
                              same asset types (e.g., hotels or office
                              buildings), may be misleading, since the economics
                              of the properties and terms of the loans may be
                              materially different. In particular, static pool
                              data showing a low level of delinquencies and
                              defaults would not be indicative of the
                              performance of this pool or any other pools of
                              mortgage loans originated by the same sponsor.
                              Therefore, investors should evaluate this offering
                              on the basis of the information set forth in the
                              related prospectus supplement with respect to the
                              mortgage loans, and not on the basis of any
                              successful performance of other pools of
                              securitized commercial mortgage loans.

VARIOUS TYPES OF INCOME-
  PRODUCING PROPERTIES MAY
  SECURE MORTGAGE LOANS
  UNDERLYING A SERIES OF
  CERTIFICATES AND EACH
  TYPE OF INCOME-PRODUCING
  PROPERTY MAY PRESENT
  SPECIAL RISKS.............  The mortgage loans underlying a series of certificates may be secured by numerous types of
                              multifamily and commercial properties. The
                              adequacy of an income-producing property as
                              security for a mortgage loan depends in large part
                              on its value and ability to generate net operating
                              income. The relative importance of any factor
                              affecting the value or operation of an
                              income-producing property will depend on the type
                              and use of the property, and the type and use of a
                              particular income-producing property may present
                              special risks. Additionally, many types of
                              commercial properties are not readily convertible
                              to alternative uses if the original use is not
                              successful or may require significant capital
                              expenditures to effect any conversion to an
                              alternative use.

THE OPERATION OF COMMERCIAL
  PROPERTIES IS DEPENDENT
  UPON SUCCESSFUL
  MANAGEMENT ...............  The successful operation of a real estate project depends upon the property manager's performance
                              and viability. The property manager is responsible
                              for:

                              o   responding to changes in the local market;

                                     - 17 -

                              o   planning and implementing the rental
                                  structure;

                              o   operating the property and providing building
                                  services;

                              o   managing operating expenses; and

                              o   assuring that maintenance and capital
                                  improvements are carried out in a timely
                                  fashion.

                              A good property manager, by controlling costs,
                              providing appropriate service to tenants and
                              seeing to the maintenance of improvements, can
                              improve cash flow, reduce vacancy, leasing and
                              repair costs and preserve building value. On the
                              other hand, management errors can, in some cases,
                              impair short-term cash flow and the long term
                              viability of an income-producing property.
                              Properties deriving revenues primarily from
                              short-term sources are generally more management
                              intensive than properties leased to creditworthy
                              tenants under long-term leases.

                              Morgan Stanley Capital I Inc. makes no
                              representation or warranty as to the skills of any
                              present or future managers. Additionally, Morgan
                              Stanley Capital I Inc. cannot assure you that the
                              property managers will be in a financial condition
                              to fulfill their management responsibilities
                              throughout the terms of their respective
                              management agreements.

YOU SHOULD CONSIDER THE
  NUMBER OF MORTGAGE
  LOANS IN THE POOL ........  Assuming pools of equal aggregate unpaid principal balances, the concentration of default,
                              foreclosure and loss in a trust fund containing
                              fewer mortgage loans will generally be higher than
                              that in trust fund containing more mortgage loans.

YOUR INVESTMENT IS NOT
  INSURED OR GUARANTEED AND
  YOUR SOURCE FOR
  REPAYMENTS IS LIMITED ....  Payments under the mortgage loans are generally not insured or guaranteed by any person or entity.

                              In general, the borrowers under the mortgage loans
                              will be entities created to own or purchase the
                              related commercial property. The borrowers are set
                              up this way, in significant part, to isolate the
                              property from the debts and liabilities of the
                              person creating the entity. In most cases, the
                              loan will represent a nonrecourse obligation of
                              the related borrower secured by the lien of the
                              related mortgage and the related lease
                              assignments. Even if the loan is recourse, the
                              borrower generally will not have any significant
                              assets other than the property or properties and
                              the related leases, which will be pledged to the
                              trustee. Therefore, payments on the loans and, in
                              turn, payments of principal and interest on your
                              certificates, will depend primarily or solely on
                              rental payments by the lessees. Those rental
                              payments will, in turn, depend on continued
                              occupancy by, or the creditworthiness of, those
                              lessees. Both continued occupancy and
                              creditworthiness may be adversely affected by a
                              general economic downturn or an adverse change in
                              the lessees' financial conditions.

                                     - 18 -

BORROWER MAY BE UNABLE TO
  REPAY THE REMAINING
  PRINCIPAL BALANCE ON ITS
  MATURITY DATE WHICH WOULD
  ADVERSELY AFFECT
  PAYMENT ON YOUR
  CERTIFICATES .............  Some of the mortgage loans may not be fully amortizing over their terms to maturity and will
                              require substantial principal payments--i.e.,
                              balloon payments--at their stated maturity.
                              Mortgage loans with balloon payments involve a
                              greater degree of risk because a borrower's
                              ability to make a balloon payment typically will
                              depend upon its ability either to timely refinance
                              the loan or to timely sell the mortgaged property.
                              However, refinancing a loan or selling the
                              property will be affected by a number of factors,
                              including:

                              o   interest rates;

                              o   the borrower's equity in the property;

                              o   the financial condition and operating history
                                  of the borrower and the property;

                              o   tax laws;

                              o   renewability of operating licenses;

                              o   prevailing economic conditions and the
                                  availability of credit for commercial and
                                  multifamily properties;

                              o   with respect to certain multifamily properties
                                  and mobile home parks, rent control laws; and

                              o   with respect to hospitals, nursing homes and
                                  convalescent homes, reimbursement rates from
                                  private and public coverage providers.

YOUR CERTIFICATES WILL BEAR
  LOSSES IF INSUFFICIENT
  FUNDS ARE AVAILABLE TO
  SATISFY ANY JUNIOR
  MORTGAGE LOANS ...........  If the prospectus supplement so specifies, some of the mortgage loans may be secured primarily by
                              junior mortgages. In the event of a liquidation,
                              satisfaction of a mortgage loan secured by a
                              junior mortgage will be subordinate to the
                              satisfaction of the related senior mortgage loan.
                              If the proceeds are insufficient to satisfy the
                              junior mortgage and the related senior mortgage,
                              the junior mortgage loan in the trust fund would
                              suffer a loss and the class of certificate you own
                              may bear that loss. Therefore, any risks of
                              deficiencies associated with first mortgage loans
                              will be even greater in the case of junior
                              mortgage loans. See "--Risks Factors."

OBLIGOR DEFAULT MAY
  ADVERSELY AFFECT PAYMENT
  ON YOUR CERTIFICATES .....  If the related prospectus supplement so specifies, a master servicer, a sub servicer or a special
                              servicer will be permitted, within prescribed
                              parameters, to extend and modify whole loans that
                              are in default or as to which a payment default is
                              imminent. Any ability to extend or modify may
                              apply, in particular, to whole loans with balloon
                              payments. In addition, a master servicer, a sub
                              servicer or a special servicer may receive a
                              workout fee based on receipts from, or proceeds
                              of, those whole loans. While any entity granting
                              this type of extension or

                                     - 19 -

                              modification generally will be required to
                              determine that the extension or modification is
                              reasonably likely to produce a greater recovery on
                              a present value basis than liquidation, there is
                              no assurance this will be the case. Additionally,
                              if the related prospectus supplement so specifies,
                              some of the mortgage loans included in the
                              mortgage pool may have been subject to workouts or
                              similar arrangements following prior periods of
                              delinquency and default.

TENANT BANKRUPTCY MAY
  ADVERSELY AFFECT PAYMENT
  ON YOUR CERTIFICATES .....  The bankruptcy or insolvency of a major tenant, or of a number of smaller tenants may adversely
                              affect the income produced by a mortgaged
                              property. Under the Bankruptcy Code, a tenant has
                              the option of assuming or rejecting any unexpired
                              lease. If the tenant rejects the lease, the
                              landlord's claim would be a general unsecured
                              claim against the tenant, absent collateral
                              securing the claim. The claim would be limited to
                              the unpaid rent reserved for the periods prior to
                              the bankruptcy petition or the earlier surrender
                              of the leased premises, which are unrelated to the
                              rejection, plus the greater of one year's rent or
                              15% of the remaining rent reserved under the
                              lease, but not more than three years' rent to
                              cover any rejection related claims.

BORROWER BANKRUPTCY MAY
  ADVERSELY AFFECT PAYMENT
  ON YOUR CERTIFICATES .....  Under the Bankruptcy Code, the filing of a petition in bankruptcy by or against a borrower
                              will stay the sale of the real property owned by
                              that borrower, as well as the commencement or
                              continuation of a foreclosure action. In addition,
                              if a court determines that the value of the
                              mortgaged property is less than the principal
                              balance of the mortgage loan it secures, the court
                              may prevent a lender from foreclosing on the
                              mortgaged property, subject to certain protections
                              available to the lender. As part of a
                              restructuring plan, a court also may reduce the
                              amount of secured indebtedness to the then-value
                              of the mortgaged property. Such an action would
                              make the lender a general unsecured creditor for
                              the difference between the then-value and the
                              amount of its outstanding mortgage indebtedness. A
                              bankruptcy court also may:

                              o   grant a debtor a reasonable time to cure a
                                  payment default on a mortgage loan;

                              o   reduce monthly payments due under a mortgage
                                  loan;

                              o   change the rate of interest due on a mortgage
                                  loan; or

                              o   otherwise alter the mortgage loan's repayment
                                  schedule.

                              Moreover, the filing of a petition in bankruptcy
                              by, or on behalf of, a junior lienholder may stay
                              the senior lienholder from taking action to
                              foreclose on the mortgaged property in a manner
                              that would substantially diminish the position of
                              the junior lien. Additionally, the borrower's
                              trustee or the borrower, as debtor-in-possession,
                              has certain special powers to avoid, subordinate
                              or disallow debts. In certain circumstances, the
                              claims of the trustee may be subordinated to
                              financing obtained by a debtor-in-possession
                              subsequent to its bankruptcy.

                                     - 20 -

                              Under the Bankruptcy Code, the lender will be
                              stayed from enforcing a borrower's assignment of
                              rents and leases. The Bankruptcy Code also may
                              interfere with the lender's ability to enforce
                              lockbox requirements. The legal proceedings
                              necessary to resolve these issues can be time
                              consuming and may significantly delay the receipt
                              of rents. Rents also may escape an assignment to
                              the extent they are used by the borrower to
                              maintain the mortgaged property or for other court
                              authorized expenses.

                              As a result of the foregoing, the lender's
                              recovery with respect to borrowers in bankruptcy
                              proceedings may be significantly delayed, and the
                              aggregate amount ultimately collected may be
                              substantially less than the amount owed.

SOPHISTICATION OF THE
  BORROWER MAY ADVERSELY
  AFFECT PAYMENT ON YOUR
  CERTIFICATES .............  In general, the mortgage loans will be made to partnerships, corporations or other entities
                              rather than individuals. This may entail greater
                              risks of loss from delinquency and foreclosure
                              than do single family mortgage loans. In addition,
                              the borrowers under commercial mortgage loans may
                              be more sophisticated than the average single
                              family home borrower. This may increase the
                              likelihood of protracted litigation or the
                              likelihood of bankruptcy in default situations.

CREDIT SUPPORT MAY NOT COVER
  LOSSES OR RISKS WHICH
  COULD ADVERSELY AFFECT
  PAYMENT ON YOUR
  CERTIFICATES .............  Although the prospectus supplement for a series of certificates will describe the credit support for
                              the related trust fund, the credit support will be
                              limited in amount and coverage and may not cover
                              all potential losses or risks. Use of credit
                              support will be subject to the conditions and
                              limitations described in the prospectus and in the
                              related prospectus supplement. Moreover, any
                              applicable credit support may not cover all
                              potential losses or risks. For example, credit
                              support may not cover fraud or negligence by a
                              mortgage loan originator or other parties.

                              A series of certificates may include one or more
                              classes of subordinate certificates, which may
                              include certificates being offered to you.
                              Although subordination is intended to reduce the
                              senior certificateholders' risk of delinquent
                              distributions or ultimate losses, the amount of
                              subordination will be limited and may decline
                              under certain circumstances. In addition, if
                              principal payments are made in a specified order
                              of priority, and limits exist with respect to the
                              aggregate amount of claims under any related
                              credit support, the credit support may be
                              exhausted before the principal of the certificate
                              classes with lower priority has been repaid.
                              Significant losses and shortfalls on the assets
                              consequently may fall primarily upon classes of
                              certificates having a lower payment priority.

                              The amount of any credit support supporting one or
                              more classes of certificates being offered to you,
                              including the subordination of one or more classes
                              will be determined on the basis of criteria
                              established by each pertinent rating agency. Those
                              criteria will be based on an assumed level of
                              defaults, delinquencies, other losses or other
                              factors. However, the loss experience on the
                              related mortgage loans or mortgage backed
                              securities may exceed the assumed levels. See
                              "Description of Credit Support."

                                     - 21 -

                              Regardless of the form of any credit enhancement,
                              the amount of coverage will be limited and, in
                              most cases, will be subject to periodic reduction,
                              in accordance with a schedule or formula. The
                              master servicer generally will be permitted to
                              reduce, terminate or substitute all or a portion
                              of the credit enhancement for any series of
                              certificates, if the applicable rating agency
                              indicates that the then current ratings will not
                              be adversely affected. A rating agency may lower
                              the ratings of any series of certificates if the
                              obligations of any credit support provider are
                              downgraded. The ratings also may be lowered if
                              losses on the related mortgage loans or MBS
                              substantially exceed the level contemplated by the
                              rating agency at the time of its initial rating
                              analysis. Neither Morgan Stanley Capital I Inc.,
                              the master servicer nor any of their affiliates
                              will have any obligation to replace or supplement
                              any credit enhancement, or to take any other
                              action to maintain any ratings of any series of
                              certificates.

INVESTORS IN SUBORDINATE
  CLASSES OF CERTIFICATES
  MAY BE SUBJECT TO DELAYS
  IN PAYMENT AND MAY NOT
  RECOVER THEIR INITIAL
  INVESTMENTS ..............  To the extent described in this prospectus, the subordinate certificateholders' rights to receive
                              distributions with respect to the assets to which
                              they would otherwise be entitled will be
                              subordinate to the rights of the senior
                              certificateholders and of the master servicer, if
                              the master servicer is paid its servicing fee,
                              including any unpaid servicing fees with respect
                              to one or more prior periods, and is reimbursed
                              for certain unreimbursed advances and unreimbursed
                              liquidation expenses. As a result, investors in
                              subordinate certificates must be prepared to bear
                              the risk that they may be subject to delays in
                              payment and may not recover their initial
                              investments.

                              The yields on the subordinate certificates may be
                              extremely sensitive to the loss experience of the
                              assets and the timing of any losses. If the actual
                              rate and amount of losses experienced by the
                              assets exceed the rate and amount assumed by an
                              investor, the yields to maturity on the
                              subordinate certificates may be lower than
                              anticipated.

DIFFICULTIES IN ENFORCEMENT
  OF LOAN PROVISIONS MAY
  ADVERSELY AFFECT PAYMENT
  ON YOUR CERTIFICATES .....  The mortgage loans may contain due-on-sale clauses, which permit a lender to accelerate the
                              maturity of the mortgage loan if the borrower
                              sells, transfers or conveys the related mortgaged
                              property or its interest in the mortgaged property
                              and debt-acceleration clauses, which permit a
                              lender to accelerate the loan upon a monetary or
                              non-monetary default by the borrower. These
                              clauses are generally enforceable. The courts of
                              all states will enforce clauses providing for
                              acceleration in the event of a material payment
                              default. The equity courts, however, may refuse to
                              enforce these clauses if acceleration of the
                              indebtedness would be inequitable, unjust or
                              unconscionable.

                              If the related prospectus supplement so specifies,
                              the mortgage loans will be secured by an
                              assignment of leases and rents. Pursuant to those
                              assignments, the borrower typically assigns its
                              right, title and interest as landlord under the
                              leases on the related mortgaged property and the
                              income derived from the leases to the lender as
                              further security for the

                                     - 22 -

                              related mortgage loan, while retaining a license
                              to collect rents as long as there is no default.
                              If the borrower defaults, the license terminates
                              and the lender is entitled to collect rents. These
                              assignments are typically not perfected as
                              security interests prior to actual possession of
                              the cash flows. Some state laws may require that
                              the lender take possession of the mortgaged
                              property and obtain judicial appointment of a
                              receiver before becoming entitled to collect the
                              rents. In addition, if bankruptcy or similar
                              proceedings are commenced by or in respect of the
                              borrower, the lender's ability to collect the
                              rents may be adversely affected. See "Legal
                              Aspects of the Mortgage Loans and the
                              Leases--Leases and Rents."

ENVIRONMENTAL ISSUES AT THE
  MORTGAGED PROPERTIES MAY
  ADVERSELY AFFECT PAYMENT
  ON YOUR CERTIFICATES .....  Real property pledged as security for a mortgage loan may be subject to environmental risks. Under
                              federal law and the laws of certain states,
                              contamination of a property may give rise to a
                              lien on the property to assure the costs of
                              cleanup. In several states, this type of lien has
                              priority over the lien of an existing mortgage
                              against the property. Moreover, the presence of
                              hazardous or toxic substances, or the failure to
                              remediate the property, may adversely affect the
                              owner or operator's ability to borrow using the
                              property as collateral. In addition, under the
                              laws of some states and under CERCLA and other
                              federal law, a lender may become liable, as an
                              "owner operator," for costs of addressing releases
                              or threatened releases of hazardous substances
                              that require remedy at a property, if agents or
                              employees of the lender have become sufficiently
                              involved in the management or operations of the
                              borrower. Liability may be imposed even if the
                              environmental damage or threat was caused by a
                              prior owner.

                              Under certain circumstances, a lender also risks
                              this type of liability on foreclosure of the
                              mortgage. Unless the related prospectus supplement
                              specifies otherwise, neither the master servicer,
                              the sub-servicer nor the special servicer may
                              acquire title to a mortgaged property or take over
                              its operation unless the master servicer has
                              previously determined, based upon a report
                              prepared by a person who regularly conducts
                              environmental audits, that:

                              o   the mortgaged property is in compliance with
                                  applicable environmental laws, and there are
                                  no circumstances present at the mortgaged
                                  property for which investigation, testing,
                                  monitoring, containment, clean-up or
                                  remediation could be required under any
                                  federal, state or local law or regulation; or

                              o   if the mortgaged property is not in compliance
                                  with applicable environmental laws or
                                  circumstances requiring any of the foregoing
                                  actions are present, that it would be in the
                                  best economic interest of the trust fund to
                                  acquire title to the mortgaged property and
                                  take the actions as would be necessary and
                                  appropriate to effect compliance or respond to
                                  those circumstances.

                              See "Legal Aspects of the Mortgage Loans and
                              Leases--Environmental Legislation."

                                     - 23 -

IF YOU ARE SUBJECT TO ERISA,
  YOU MAY NOT BE ELIGIBLE
  TO PURCHASE
  CERTIFICATES .............  Generally, ERISA applies to investments made by employee benefit plans and transactions involving
                              the assets of those plans. Due to the complexity
                              of regulations governing those plans, prospective
                              investors that are subject to ERISA are urged to
                              consult their own counsel regarding consequences
                              under ERISA of acquisition, ownership and
                              disposition of the offered certificates of any
                              series.

THE INCOME TAX
  CONSIDERATIONS SHOULD
  IMPACT YOUR DECISION TO
  PURCHASE A REMIC RESIDUAL
  CERTIFICATE ..............  Except as provided in the prospectus supplement,
                              REMIC residual certificates are anticipated to
                              have "phantom income" associated with them. That
                              is, taxable income is anticipated to be allocated
                              to the REMIC residual certificates in the early
                              years of the existence of the related REMIC--even
                              if the REMIC residual certificates receive no
                              distributions from the related REMIC--with a
                              corresponding amount of losses allocated to the
                              REMIC residual certificates in later years.
                              Accordingly, the present value of the tax
                              detriments associated with the REMIC residual
                              certificates may significantly exceed the present
                              value of the tax benefits related thereto, and the
                              REMIC residual certificates may have a negative
                              "value."

                              Moreover, the REMIC residual certificates will, in
                              effect, be allocated an amount of gross income
                              equal to the non-interest expenses of the REMIC,
                              but those expenses will be deductible only as
                              itemized deductions, and will be subject to all
                              the limitations applicable to itemized deductions,
                              by holders of REMIC residual certificates that are
                              individuals. Accordingly, investment in the REMIC
                              residual certificates generally will not be
                              suitable for individuals or for certain
                              pass-through entities, such as partnerships or S
                              corporations, that have individuals as partners or
                              shareholders. In addition, REMIC residual
                              certificates are subject to restrictions on
                              transfer. Finally, prospective purchasers of a
                              REMIC residual certificate should be aware that
                              Treasury Department regulations do not permit
                              certain REMIC residual interests to be marked to
                              market.

REQUIRED CONSENT IN
  CONNECTION WITH SERVICING
  THE PROPERTIES MAY EFFECT
  THE TIMING OF PAYMENTS ON
  YOUR CERTIFICATES ........  Under certain circumstances, the consent or approval of the holders of a specified percentage
                              of the aggregate principal balance of all
                              outstanding certificates of a series or a similar
                              means of allocating decision-making will be
                              required to direct certain actions. The actions
                              may include directing the special servicer or the
                              master servicer regarding measures to be taken
                              with respect to some of the mortgage loans and
                              real estate owned properties and amending the
                              relevant pooling agreement or trust agreement. The
                              consent or approval of these holders will be
                              sufficient to bind all certificateholders of the
                              relevant series. See "Description of the
                              Agreements--Events of Default," "--Rights Upon
                              Event of Default," and "--Amendment."

                                     - 24 -

LITIGATION ARISING OUT OF
  ORDINARY BUSINESS MAY
  ADVERSELY AFFECT PAYMENT
  ON YOUR CERTIFICATES .....  There may be pending or threatened legal proceedings against the borrowers and managers of
                              the mortgaged properties and their respective
                              affiliates arising out of the ordinary business of
                              the borrowers, managers and affiliates. This
                              litigation could cause a delay in the payment on
                              your certificates. Therefore, we cannot assure you
                              that this type of litigation would not have a
                              material adverse effect on your certificates.

COMPLIANCE WITH THE
  AMERICANS WITH
  DISABILITIES ACT OF 1990
  MAY BE EXPENSIVE AND MAY
  ADVERSELY AFFECT PAYMENT
  ON YOUR CERTIFICATES .....  Under the Americans with Disabilities Act of 1990, all public accommodations are required to meet
                              federal requirements related to access and use by
                              disabled persons. Borrowers may incur costs
                              complying with the Americans with Disabilities Act
                              of 1990. In addition, noncompliance could result
                              in the imposition of fines by the federal
                              government or an award of damages to private
                              litigants. These costs of complying with the
                              Americans with Disabilities Act of 1990 and the
                              possible imposition of fines for noncompliance
                              would result in additional expenses on the
                              mortgaged properties, which could have an adverse
                              effect on your certificates.

IF YOUR CERTIFICATE IS BOOK-
  ENTRY, YOU WILL NOT BE
  RECOGNIZED AS A
  CERTIFICATEHOLDER BY THE
  TRUSTEE ..................  If the prospectus supplement so provides, one or more classes of the certificates offered to you
                              will be initially represented by one or more
                              certificates for each class registered in the name
                              of Cede & Co., the nominee for the Depository
                              Trust Company. If you purchase this type of
                              certificate:

                              o   your certificate will not be registered in
                                  your name or the name of your nominee;

                              o   you will not be recognized by the trustee as a
                                  certificateholder; and

                              o   you will be able to exercise your right as a
                                  certificateholder only through the Depository
                                  Trust Company and its participating
                                  organizations.

                              You will be recognized as a certificateholder only
                              if and when definitive certificates are issued.
                              See "Description of the Certificates--Book-Entry
                              Registration and Definitive Certificates."

                           _________________________

This prospectus also contains forward-looking statements that involve risks and uncertainties. Actual results could differ from those anticipated in these forward-looking statements as a result of a variety of factors, including the risks described above under "Risk Factors" and elsewhere in this prospectus.

                                     - 25 -

                         DESCRIPTION OF THE TRUST FUNDS

      Capitalized terms are defined in the "Glossary of Terms" beginning on page
122.

ASSETS

      Each series of certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund. The primary assets of each trust fund will include:

          o     multifamily mortgage loans, commercial mortgage loans or both;

          o     mortgage pass-through certificates or other mortgage-backed securities evidencing interests in or secured by one or more mortgage loans or other similar certificates or securities;

          o     direct obligations of the United States, agencies of the United
                States or agencies created by government entities which are not subject to redemption prior to maturity at the option of the issuer and are (a) interest-bearing securities, (b)
                non-interest-bearing securities, (c) originally interest-bearing securities from which coupons representing the right to payment of interest have been removed, or (d) interest-bearing
                securities from which the right to payment of principal has been removed; or

          o     a combination of mortgage loans, mortgage backed securities and government securities.

      Neither the mortgage loans nor the mortgage backed securities will be guaranteed or insured by Morgan Stanley Capital I Inc. or any of its affiliates.
If so specified in the related prospectus supplement, the mortgage loans or mortgage backed securities may be insured or guaranteed by an entity specified therein. Otherwise, such mortgage loans or mortgage backed securities will not be insured or guaranteed by any government agency or instrumentality or by any other person. Each asset will be selected by Morgan Stanley Capital I Inc. for inclusion in a trust fund from among those purchased, either directly or indirectly, from a prior holder thereof, which may be an affiliate of Morgan
Stanley Capital I Inc. and, with respect to mortgage loans or mortgage backed securities, which prior holder may or may not be the originator of the mortgage loan or the issuer of the mortgage backed securities.

      The certificates of any series will generally be entitled to payment only from the assets of the related trust fund and will not be entitled to payments in respect of the assets of any other trust fund established by Morgan Stanley
Capital I Inc. If specified in the related prospectus supplement, the assets of a trust fund will consist of certificates representing beneficial ownership interests in another trust fund that contains the assets.

MORTGAGE LOANS

GENERAL

      The mortgage loans will be secured by liens on, or security interests in, mortgaged properties consisting of:

          o     Multifamily Properties which are residential properties
                consisting of five or more rental or cooperatively owned
                dwelling units in high-rise, mid-rise or garden apartment
                buildings; or

          o     Commercial Properties which are office buildings, shopping centers, retail stores, hotels or motels, nursing homes,
                hospitals or other health care-related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities or
                self-storage facilities, industrial plants, congregate care facilities, mixed use or other types of commercial properties.

The mortgaged properties will be located in any one of the fifty states, the
District of Columbia or the Commonwealth of Puerto Rico, or, in another location, if specified in the related prospectus supplement. The mortgage loans in the mortgage pool will be evidenced by promissory notes secured by first or junior mortgages or deeds of trust or other similar security instruments creating a first or junior lien on the mortgaged property.

                                     - 26 -

Multifamily Properties may include mixed commercial and residential structures and may include apartment buildings owned by private cooperative housing corporations. The mortgaged properties may include leasehold interests in properties, the title to which is held by third party lessors. The term of any leasehold will exceed the term of the related mortgage note by at least five years or such other period as shall be specified in the related prospectus supplement. Each mortgage loan will have been originated by a person other than
Morgan Stanley Capital I Inc. The related prospectus supplement will indicate if any originator or a mortgage loan is an affiliate of Morgan Stanley Capital I
Inc. Mortgage loans will generally also be secured by an assignment of leases and rents and operating or other cash flow guarantees relating to the mortgage loan.

LEASES

      If specified in the related prospectus supplement, some or all of the mortgage loans will include assignments of the leases of the related mortgaged properties and assignments of the rental payments due from lessee to lessor under the leases. To the extent specified in the related prospectus supplement, the commercial properties may be leased to lessees that respectively occupy all or a portion of the properties. Pursuant to an assignment of a lease, the related borrower may assign its rights, title and interest as lessor under each lease and the income derived from the lease to the related lender, while retaining a license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender or its agent is entitled to collect the rents from the related lessee or lessees for application to the monetary obligations of the borrower. State law may limit or restrict the enforcement of the lease assignments by a lender until it takes possession of the related mortgaged property or a receiver is appointed. See "Legal Aspects of the Mortgage Loans and the Leases--Leases and Rents." Alternatively, if
specified in the related prospectus supplement, the borrower and the lender may agree that payments under leases are to be made directly to the master servicer.

      If described in the related prospectus supplement, the leases may require the lessees to pay rent that is sufficient in the aggregate to cover all scheduled payments of principal and interest on the related mortgage loans. In some cases, the leases may require the lessees to pay their pro rata share of the operating expenses, insurance premiums and real estate taxes associated with the mortgaged properties. Some of the leases may require the borrower to bear costs associated with structural repairs or the maintenance of the exterior or other portions of the mortgaged property or provide for certain limits on the aggregate amount of operating expenses, insurance premiums, taxes and other expenses that the lessees are required to pay. If so specified in the related prospectus supplement, under certain circumstances the lessees may be permitted to set off their rental obligations against the obligations of the borrowers under the leases. In those cases where payments under the leases, net of any operating expenses payable by the borrowers are insufficient to pay all of the scheduled principal and interest on the related mortgage loans, the borrowers must rely on other income or sources, including security deposits, generated by the related mortgaged property to make payments on the related mortgage loan.

      To the extent specified in the related prospectus supplement, some commercial properties may be leased entirely to one lessee. In these cases, absent the availability of other funds, the borrower must rely entirely on rent paid by the lessee in order for the borrower to pay all of the scheduled principal and interest on the related mortgage loan. To the extent specified in the related prospectus supplement, some of the leases may expire prior to the stated maturity of the related mortgage loan. In these cases, upon expiration of the leases the borrowers will have to look to alternative sources of income, including rent payment by any new lessees or proceeds from the sale or refinancing of the mortgaged property, to cover the payments of principal and interest due on these mortgage loans unless the lease is renewed. As specified in the related prospectus supplement, some of the leases may provide that upon the occurrence of a casualty affecting a mortgaged property, the lessee will have the right to terminate its lease, unless the borrower, as lessor, is able to cause the mortgaged property to be restored within a specified period of time. Some leases may provide that it is the lessor's responsibility, while other leases provide that it is the lessee's responsibility, to restore the mortgaged property after a casualty to its original condition. Some leases may provide a right of termination to the related lessee if a taking of a material or specified percentage of the leased space in the mortgaged property occurs, or if the ingress or egress to the leased space has been materially impaired.

DEFAULT AND LOSS CONSIDERATIONS WITH RESPECT TO THE MORTGAGE LOANS

      Mortgage loans secured by commercial and multifamily properties are markedly different from owner occupied single family mortgage loans. The repayment of loans secured by commercial or multifamily properties is typically

                                     - 27 -

dependent upon the successful operation of the property rather than upon the liquidation value of the real estate. The mortgage loans generally will be non-recourse loans, which means that, absent special facts, the lender may look only to the Net Operating Income from the property for repayment of the mortgage debt, and not to any other of the borrower's assets, in the event of the borrower's default. Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important measure of the risk of default on a loan. The "Debt Service Coverage Ratio" of a mortgage loan at any given time is the ratio of the Net Operating Income for a twelve-month period to the annualized scheduled payments on the mortgage loan. "Net Operating
Income" means, for any given period, to the extent set forth in the related prospectus supplement, the total operating revenues derived from a mortgaged property during that period, minus the total operating expenses incurred in respect of the mortgaged property during that period other than:

          o     non-cash items such as depreciation and amortization;

          o     capital expenditures; and

          o     debt service on loans secured by the mortgaged property.

      The Net Operating Income of a mortgaged property will fluctuate over time and may be sufficient or insufficient to cover debt service on the related mortgage loan at any given time.

      As the primary component of Net Operating Income, rental income as well as maintenance payments from tenant stockholders of a cooperative is subject to the vagaries of the applicable real estate market or business climate. Properties typically leased, occupied or used on a short-term basis, such as health care-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties leased, occupied or used for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial loans may be secured by owner occupied mortgaged properties or mortgaged properties leased to a single tenant. Accordingly, a decline in the financial condition of the borrower or single tenant, as applicable, may have a disproportionately greater effect on the Net Operating Income from the mortgaged properties than would be the case with respect to mortgaged properties with multiple tenants.

      Changes in the expense components of Net Operating Income due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate and personal property tax rates and other operating expenses, including energy costs; changes in governmental rules, regulations and fiscal policies, including environmental legislation; and acts of God may also affect the risk of default on the related mortgage loan. As may be further described in the related prospectus supplement, in some cases leases of mortgaged properties may provide that the lessee, rather than the borrower, is responsible for payment of some or all of these expenses;
however, because leases are subject to default risks as well when a tenant's income is insufficient to cover its rent and operating expenses, the existence of "net of expense" provisions will only temper, not eliminate, the impact of expense increases on the performance of the related mortgage loan. See
"--Leases" above.

      The duration of leases and the existence of any "net of expense"
provisions are often viewed as the primary considerations in evaluating the credit risk of mortgage loans secured by certain income-producing properties.
However, that risk may be affected equally or to a greater extent by changes in government regulation of the operator of the property. Examples of the latter include mortgage loans secured by health care-related facilities and hospitals, the income from which and the operating expenses of which are subject to state and federal regulations, such as Medicare and Medicaid, and multifamily properties and mobile home parks, which may be subject to state or local rent control regulation and, in certain cases, restrictions on changes in use of the property. Low and moderate-income housing in particular may be subject to legal limitations and regulations but, because of these regulations, may also be less sensitive to fluctuations in market rents generally.

      The Debt Service Coverage Ratio should not be relied upon as the sole measure of the risk of default because other factors may outweigh a high Debt
Service Coverage Ratio. For instance, where a mortgage loan requires substantial principal payments at the stated maturity, the risk of default if the balloon payment cannot be refinanced at maturity is significant, even though the related
Debt Service Coverage Ratio may be high.

                                     - 28 -

      The liquidation value of any mortgaged property may be adversely affected by risks generally incident to interests in real property, including declines in rental or occupancy rates. Lenders generally use the Loan-to-Value Ratio of a mortgage loan as a measure of risk of loss if a property must be liquidated upon a default by the borrower.

      Appraised values for income-producing properties may be based on:

          o     the recent resale value of comparable properties at the date of the appraisal;

          o     the cost of replacing the property;

          o     a projection of value based upon the property's projected net cash flow; or

          o     a selection from or interpolation of the values derived from the methods listed here.

      Each of these appraisal methods presents analytical challenges for the following reasons:

          o     it is often difficult to find truly comparable properties that have recently been sold;

          o     the replacement cost of a property may have little to do with its current market value;

          o     income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate
                capitalization rate;

          o     more than one of the appraisal methods may be used and each may produce significantly different results; and

          o     if a high Loan-to-Value Ratio accompanies a high Debt Service
                Coverage Ratio or vice versa, the analysis of default and loss risks is difficult.

      While Morgan Stanley Capital I Inc. believes that the foregoing considerations are important factors that generally distinguish the multifamily and commercial loans from single family mortgage loans and provide insight to the risks associated with income-producing real estate, there is no assurance that these factors will in fact have been considered by the originators of the multifamily and commercial loans, or that, for any of the mortgage loans, they are complete or relevant. See "Risk Factors--Borrower May Be Unable To Repay The
Remaining Principal Balance On Its Maturity Date Which Would Adversely Affect
Payment On Your Certificates," "--Your Certificates Will Bear Losses If
Insufficient Funds Are Available to Satisfy Any Junior Mortgage Loans," and
"--Obligor Default May Adversely Affect Payment on Your Certificates."

LOAN-TO-VALUE RATIO

      The Loan-to-Value Ratio of a mortgage loan at any given time is the ratio, expressed as a percentage, of the then outstanding principal balance of the mortgage loan to the Value of the related mortgaged property. The Value of a mortgaged property, other than with respect to Refinance Loans, is generally the lesser of

          o     the appraised value determined in an appraisal obtained by the originator at origination of that loan and

          o     the sales price for that property.

Refinance Loans are loans made to refinance existing loans. Unless the related prospectus supplement provides otherwise, the Value of the mortgaged property securing a Refinance Loan is the appraised value determined in an appraisal obtained at the time of origination of the Refinance Loan. The Value of a mortgaged property as of the date of initial issuance of the related series of certificates may be less than the Value at origination and will fluctuate from time to time based upon changes in economic conditions and the real estate market.

                                     - 29 -

LOAN COMBINATIONS

Certain of the mortgage loans included in one of our trust funds may be part of a loan combination. A loan combination will generally consist of the particular mortgage loan or loans that we will include in the subject trust fund and one or more other mortgage loans that we will not include in the trust fund. Each mortgage loan comprising a particular loan combination is evidenced by a separate promissory note. The aggregate debt represented by the entire loan combination, however, is secured by the same mortgage(s) or deed(s) of trust on the related mortgaged property or properties. The mortgage loans constituting a particular loan combination are obligations of the same borrower and are cross-defaulted. The allocation of payments to the respective mortgage loans comprising a loan combination, whether on a senior/subordinated or a pari passu basis (or some combination thereof), is either effected through a co-lender agreement or other intercreditor arrangement to which the respective holders of the subject promissory notes are parties and/or may be reflected in the subject promissory notes and/or a common loan agreement. Such co-lender agreement or other intercreditor arrangement will, in general, govern the respective rights of the noteholders, including in connection with the servicing of the respective mortgage loans comprising a loan combination. Further, each such co-lender agreement or other intercreditor arrangement may impose restrictions on the transferability of the ownership of any mortgage loan that is part of a loan combination.

MORTGAGE LOAN INFORMATION IN PROSPECTUS SUPPLEMENTS

      Each prospectus supplement will contain information, as of the date of that prospectus supplement or the Cut-off Date, if applicable and specifically known to Morgan Stanley Capital I Inc., with respect to the mortgage loans, including:

          o     the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the
                mortgage loans, unless the related prospectus supplement
                provides otherwise, the close of business on the Cut-off Date, which is a day of the month of formation of the related trust fund, as designated in the prospectus supplement;

          o     the type of property securing the mortgage loans, e.g.,
                multifamily property or commercial property and the type of property in each category;

          o     the weighted average, by principal balance, of the original and remaining terms to maturity of the mortgage loans;

          o     the earliest and latest origination date and maturity date of the mortgage loans;

          o     the weighted average, by principal balance, of the Loan-to-Value
                Ratios at origination of the mortgage loans;

          o     the mortgage rates or range of mortgage rates and the weighted average mortgage rate borne by the mortgage loans;

          o     the state or states in which most of the mortgaged properties are located;

          o     information with respect to the prepayment provisions, if any, of the mortgage loans;

          o     the weighted average Retained Interest, if any;

          o     with respect to mortgage loans with adjustable mortgage rates, the Index, the frequency of the adjustment dates, the highest, lowest and weighted average note margin and pass-through margin, and the maximum mortgage rate or monthly payment variation at the time of any adjustment thereof and over the life of the adjustable rate loan and the frequency of monthly payment
                adjustments;

          o     the Debt Service Coverage Ratio either at origination or as of a more recent date, or both; and

          o     information regarding the payment characteristics of the
                mortgage loans, including without limitation balloon payment and other amortization provisions.

                                     - 30 -

The related prospectus supplement will also contain certain information available to Morgan Stanley Capital I Inc. with respect to the provisions of leases and the nature of tenants of the mortgaged properties and other information referred to in a general manner under "--Default and Loss
Considerations with Respect to the Mortgage Loans" above. If specific information respecting the mortgage loans is not known to Morgan Stanley Capital
I Inc. at the time certificates are initially offered, more general information of the nature described in the bullet points in this section will be provided in the prospectus supplement, and specific information will be set forth in a report which will be available to purchasers of the related certificates at or before the initial issuance thereof and will be filed as part of a Current
Report on Form 8-K with the Securities and Exchange Commission within fifteen days after the initial issuance.

PAYMENT PROVISIONS OF THE MORTGAGE LOANS

      Generally, the mortgage loans will:

          o     have individual principal balances at origination of not less than $25,000;

          o     have original terms to maturity of not more than 40 years; and

          o     provide for payments of principal, interest or both, on due dates that occur monthly, quarterly or semi-annually or at another interval as specified in the related prospectus
                supplement.

      Each mortgage loan may provide for no accrual of interest or for accrual of interest thereon at a mortgage rate. Each mortgage loan may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the mortgage rate or to reflect the occurrence of certain events, and may provide for negative amortization or accelerated amortization, in each case as described in the related prospectus supplement. Each mortgage loan may be fully amortizing or require a balloon payment due on its stated
maturity date, in each case as described in the related prospectus supplement.
Each mortgage loan may contain a Lockout Period and Lockout Date, the date of expiration of the Lockout Period, or require payment of a prepayment premium in connection with a prepayment, in each case as described in the related prospectus supplement.

      In the event that holders of any class or classes of the offered certificates in this prospectus supplement will be entitled to all or a portion of any prepayment premiums collected in respect of mortgage loans, the related prospectus supplement will specify the method or methods by which these amounts will be allocated. A mortgage loan may also contain provisions entitling the lender to a share of profits realized from the operation or disposition of the mortgaged property, as described in the related prospectus supplement. In the event that holders of any class or classes of offered certificates will be entitled to all or a portion of an Equity Participation, the related prospectus supplement will specify the terms and provisions of the Equity Participation and the method or methods by which distributions in respect thereof will be allocated among the certificates.

MORTGAGE BACKED SECURITIES

      Any MBS will have been issued pursuant to an MBS Agreement. A seller, the
MBS issuer, or the servicer of the underlying mortgage loans or Underlying MBS, or a combination of those entities, will have entered into the MBS Agreement with an MBS trustee, if any, or with the original purchaser of the interest in the underlying mortgage loans or MBS evidenced by the MBS.

      Distributions of any principal or interest, as applicable, will be made on
MBS on the dates specified in the related prospectus supplement. The MBS may be issued in one or more classes with characteristics similar to the classes of certificates described in this prospectus. Any principal or interest distributions will be made on the MBS by the MBS trustee or the MBS servicer.
The MBS issuer or the MBS servicer or another person specified in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related prospectus supplement.

      The MBS either will have been previously registered under the Securities
Act of 1933, as amended, or each of the following will have been satisfied with respect to the MBS: (1) neither the issuer of the MBS nor any of its affiliates has a direct or indirect agreement, arrangement, relationship or understanding relating to the MBS and the related series of securities to be issued; (2)
neither the issuer of the MBS nor any of its affiliates is an affiliate of the

                                     - 31 -

sponsor, depositor, issuing entity or underwriter of the related series of securities to be issued and (3) the depositor would be free to publicly resell the MBS without registration under the Securities Act of 1933, as amended.

      Enhancement in the form of reserve funds, subordination or other forms of credit support similar to that described for the certificates under "Description of Credit Support" may be provided with respect to the MBS. The type, characteristics and amount of the credit support, if any, will be a function of certain characteristics of the mortgage loans or Underlying MBS evidenced by or securing the MBS and other factors and generally will have been established for the MBS on the basis of requirements of any Rating Agency that may have assigned a rating to the MBS or the initial purchasers of the MBS.

      The prospectus supplement for a series of certificates evidencing interests in assets that include MBS will specify, to the extent available:

          o     the aggregate approximate initial and outstanding principal amount or Notional Amount, as applicable, and type of the MBS to be included in the trust fund;

          o     the original and remaining term to stated maturity of the MBS, if applicable;

          o     whether the MBS is entitled only to interest payments, only to principal payments or to both;

          o     the pass-through or bond rate of the MBS or formula for
                determining the rates, if any;

          o     the applicable payment provisions for the MBS, including, but not limited to, any priorities, payment schedules and
                subordination features;

          o     the MBS issuer, MBS servicer and MBS trustee, as applicable;

          o     characteristics of the credit support, if any, such as
                subordination, reserve funds, insurance policies, letters of credit or guarantees relating to the related Underlying Mortgage
                Loans, the Underlying MBS or directly to the MBS;

          o     the terms on which the MBS or the related Underlying Mortgage
                Loans or Underlying MBS may, or are required to, be purchased prior to their maturity;

          o     the terms on which mortgage loans or Underlying MBS may be substituted for those originally underlying the MBS;

          o     the servicing fees payable under the MBS Agreement;

          o     the type of information in respect of the Underlying Mortgage
                Loans described under "--Mortgage Loans--Mortgage Loan
                Information in Prospectus Supplements" above, and the type of information in respect of the Underlying MBS described in this paragraph;

          o     the characteristics of any cash flow agreements that are
                included as part of the trust fund evidenced or secured by the
                MBS;

          o     whether the MBS is in certificated form, book-entry form or held through a depository such as The Depository Trust Company or the
                Participants Trust Company;

          o     the market price of the MBS and the basis on which the market price was determined; and

          o     if the issuer of the MBS is required to file reports under the
                Exchange Act of 1934, as amended, how to locate the reports of the MBS issuer.

      If specified in the prospectus supplement for a series of certificates, a trust fund may contain one or more MBS issued by Morgan Stanley Capital I Inc.
that each represent an interest in one or more Underlying Mortgage Loans. The prospectus supplement for a series will contain the disclosure concerning the
MBS described in the preceding

                                     - 32 -

paragraph  and, in  particular,  will  disclose the  Underlying  Mortgage  Loans appropriately in light of the percentage of the aggregate  principal  balance of all assets represented by the principal balance of the MBS.

GOVERNMENT SECURITIES

      The prospectus supplement for a series of certificates evidencing interests in assets of a trust fund that include government securities will specify, to the extent available:

          o     the aggregate approximate initial and outstanding principal amounts or Notional Amounts, as applicable, and types of the government securities to be included in the trust fund;

          o     the original and remaining terms to stated maturity of the government securities;

          o     whether the government securities are entitled only to interest payments, only to principal payments or to both;

          o     the interest rates of the government securities or the formula to determine the rates, if any;

          o     the applicable payment provisions for the government securities;
                and

          o     to what extent, if any, the obligation evidenced by the related series of certificates is backed by the full faith and credit of the United States.

ACCOUNTS

      Each trust fund will include one or more accounts established and maintained on behalf of the certificateholders into which the person or persons designated in the related prospectus supplement will, to the extent described in this prospectus and in the related prospectus supplement deposit all payments and collections received or advanced with respect to the assets and other assets in the trust fund. Such an account may be maintained as an interest-bearing or a non-interest-bearing account, and funds held in that account may be held as cash or invested in short-term, investment grade obligations, in each case as described in the related prospectus supplement. See "Description of the
Agreements--Certificate Account and Other Collection Accounts."

CREDIT SUPPORT

      If so provided in the related prospectus supplement, partial or full protection against certain defaults and losses on the assets in the related trust fund may be provided to one or more classes of certificates in the related series. Credit support may be provided in the form of subordination of one or more other classes of certificates in the series, by cross-support provisions, insurance or guarantees for the loans, letters of credit, insurance policies and surety bonds, the establishment of one or more reserve funds or any combination of the foregoing. The amount and types of coverage, the identification of the entity providing the coverage if applicable and related information with respect to each type of Credit Support, if any, will be described in the prospectus supplement for a series of certificates. See "Risk Factors--Credit Support May
Not Cover Losses Or Risks Which Could Adversely Affect Payment On Your
Certificates."

CASH FLOW AGREEMENTS

      If so provided in the related prospectus supplement, the trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds may be invested, or interest rate exchange or interest rate swap agreements, interest rate cap, floor or collar agreements, currency exchange or swap agreements or other interest rate or currency agreements provided to reduce the effect s of interest rate or currency exchange rate fluctuations on the assets or on one or more classes of certificates. Currency exchange or swap agreements might be included in the trust fund if some or all of the mortgage loans or MBS, such as mortgage loans secured by mortgaged properties located outside the United States, were denominated in a non United States currency. The principal terms of any guaranteed investment contract or other such agreement, including, without limitation, provisions relating to the timing, manner and amount of payments and provisions relating to termination, will be described in the prospectus

                                     - 33 -

supplement for the related series. In addition, the related prospectus supplement will provide information with respect to the obligor under any Cash
Flow Agreement.

                                 USE OF PROCEEDS

      The net proceeds to be received from the sale of the certificates will be applied by Morgan Stanley Capital I Inc. to the purchase of assets and to pay for certain expenses incurred in connection with the purchase of assets and sale of certificates. The depositor expects to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of assets acquired by Morgan Stanley
Capital I Inc., prevailing interest rates, availability of funds and general market conditions.

                              YIELD CONSIDERATIONS

GENERAL

      The yield on any offered certificate will depend on the price paid by the certificateholder will accrue interest thereon based on a pass-through rate of the certificate, the receipt and timing of receipt of distributions on the certificate and the weighted average life of the assets in the related trust fund, which may be affected by prepayments, defaults, liquidations or repurchases.

See "Risk Factors."

PASS-THROUGH RATE

      Certificates of any class within a series may have fixed, variable or adjustable pass-through rates, which may or may not be based upon the interest rates borne by the assets in the related trust fund. The prospectus supplement with respect to any series of certificates will specify

          o     the pass-through rate for each class of certificates or, in the case of a variable or adjustable pass-through rate, the method of determining the pass-through rate;

          o     the effect, if any, of the prepayment of any mortgage loan or
                MBS on the pass-through rate of one or more classes of
                certificates; and

          o     whether the distributions of interest on the certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

      The effective yield to maturity to each holder of certificates entitled to payments of interest will be below that otherwise produced by the applicable pass-through rate and purchase price of the certificate because, while interest may accrue on each asset during a certain period, the distribution of interest will be made on a day which may be several days, weeks or months following the period of accrual.

TIMING OF PAYMENT OF INTEREST

      Each payment of interest on the certificates will have a stated principal amount in addition to the certificate Balance of a class of Accrual
Certificates, and will be distributed to certificateholders as provided in the related prospectus supplement and will include interest accrued during the
Interest Accrual Period for that Distribution Date. As indicated in this prospectus under "--Pass-through Rate" above, if the Interest Accrual Period ends on a date other than a Distribution Date for the related series, the yield realized by the holders of the certificates may be lower than the yield that would result if the Interest Accrual Period ended on that Distribution Date. In addition, if so specified in the related prospectus supplement, interest accrued for an Interest Accrual Period for one or more classes of certificates may be calculated on the assumption that distributions of principal, additions to the
Certificate Balance of Accrual Certificates and allocations of losses on the assets may be made on the first day of the Interest Accrual Period for a
Distribution Date and not on that Distribution Date. This method would produce a lower effective yield than if interest were calculated on the basis of the actual principal amount outstanding during an Interest Accrual Period. The
Interest Accrual Period for any class of offered certificates will be described in the related prospectus supplement.

                                     - 34 -

PAYMENTS OF PRINCIPAL; PREPAYMENTS

      The yield to maturity on the certificates will be affected by the rate of principal payments on the assets including principal prepayments on mortgage loans resulting from both voluntary prepayments by the borrowers and involuntary liquidations. These payments may be directly dependent upon the payments on leases underlying the mortgage loans. The rate at which principal prepayments occur on the mortgage loans will be affected by a variety of factors, including, without limitation, the terms of the mortgage loans, the level of prevailing interest rates, the availability of mortgage credit and economic, demographic, geographic, tax, legal and other factors. In general, however, if prevailing interest rates fall significantly below the mortgage rates on the mortgage loans comprising or underlying the assets in a particular trust fund, the mortgage loans are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by the mortgage loans. In this regard, it should be noted that assets may consist of mortgage loans with different mortgage rates and the stated pass-through or pay-through interest rate of certain MBS may be a number of percentage points higher or lower than the underlying mortgage loans. The rate of principal payments on some or all of the classes of certificates of a series

          o     will correspond to the rate of principal payments on the assets in the related trust fund;

          o     is likely to be affected by the existence of Lockout Periods and
                Prepayment Premium provisions of the mortgage loans underlying or comprising the assets; and

          o     is likely to be affected to the extent the servicer of any mortgage loan is able to enforce the Lockout Period and
                Prepayment Premium provisions.

Mortgage loans with a Lockout Period or a Prepayment Premium provision, to the extent enforceable, generally would be expected to experience a lower rate of principal prepayments than otherwise identical mortgage loans without these provisions, with shorter Lockout Periods or with lower Prepayment Premiums.

      If the purchaser of a certificate offered at a discount calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is faster than that actually experienced on the assets, the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of a certificate offered at a premium calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is slower than that actually experienced on the assets, the actual yield to maturity will be lower than that so calculated. In either case, if so provided in the prospectus supplement for a series of certificates, the effect on yield on one or more classes of the certificates of the series of prepayments of the assets in the related trust fund may be mitigated or exacerbated by any provisions for sequential or selective distribution of principal to these classes.

      When a full prepayment is made on a mortgage loan, the borrower is charged interest on the principal amount of the mortgage loan so prepaid for the number of days in the month actually elapsed up to the date of the prepayment.
Generally, the effect of prepayments in full will be to reduce the amount of interest paid in the following month to holders of certificates entitled to payments of interest because interest on the principal amount of any mortgage loan so prepaid will be paid only to the date of prepayment rather than for a full month. In most cases, a partial prepayment of principal is applied so as to reduce the outstanding principal balance of the related mortgage loan as of the
Due Date in the month in which the partial prepayment is received. As a result, to the extent set forth in the related prospectus supplement, the effect of a partial prepayment on a mortgage loan will be to reduce the amount of interest passed through to holders of certificates in the month following the receipt of the partial prepayment by an amount equal to one month's interest at the applicable pass-through rate on the prepaid amount.

      The timing of changes in the rate of principal payments on the mortgage loans or MBS may significantly affect an investor's actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor's expectation. In general, the earlier a principal payment is received on the mortgage loans or the MBS and distributed on a certificate, the greater the effect on the investor's yield to maturity. The effect on an investor's yield of principal payments occurring at a rate higher or lower than the rate anticipated by the investor during a given period may not be offset by a subsequent like decrease or increase in the rate of principal payments.

                                     - 35 -

PREPAYMENTS--MATURITY AND WEIGHTED AVERAGE LIFE

      The rates at which principal payments are received on the assets included in or comprising a trust fund and the rate at which payments are made from any
Credit Support or Cash Flow Agreement for the related series of certificates may affect the ultimate maturity and the weighted average life of each class of a series. Prepayments on the mortgage loans comprising or underlying the mortgage loans or MBS in a particular trust fund will generally accelerate the rate at which principal is paid on some or all of the classes of the certificates of the related series.

      If so provided in the prospectus supplement for a series of certificates, one or more classes of certificates may have a final scheduled Distribution
Date, which is the date on or prior to which the certificate Balance thereof is scheduled to be reduced to zero, calculated on the basis of the assumptions applicable to that series set forth in the related prospectus supplement.

      Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of the security will be repaid to the investor. The weighted average life of a class of certificates of a series will be influenced by the rate at which principal on the mortgage loans comprising or underlying the mortgage loans or
MBS is paid to that class, which may be in the form of scheduled amortization or prepayments which include prepayments, in whole or in part, and liquidations due to default.

      In addition, the weighted average life of the certificates may be affected by the varying maturities of the mortgage loans comprising or underlying the
MBS. If any mortgage loans comprising or underlying the assets in a particular trust fund have actual terms to maturity of less than those assumed in calculating final scheduled Distribution Dates for the classes of certificates of the related series, one or more classes of certificates may be fully paid prior to their respective final scheduled Distribution Dates, even in the absence of prepayments. Accordingly, the prepayment experience of the assets will, to some extent, be a function of the mix of mortgage rates and maturities of the mortgage loans comprising or underlying the assets. See "Description of the Trust Funds."

      Prepayments on loans are also commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate prepayment model. CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of the loans.

      Neither CPR nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the mortgage loans underlying or comprising the mortgage loans, the MBS or both. Moreover,
CPR was developed based upon historical prepayment experience for single family loans. Thus, it is likely that prepayment of any mortgage loans comprising or underlying the mortgage loans or the MBS for any series will not conform to any particular level of CPR.

      Morgan Stanley Capital I Inc. is not aware of any meaningful publicly available prepayment statistics for multifamily or commercial mortgage loans.

      The prospectus supplement with respect to each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates of the series and the percentage of the initial certificate Balance of each class that would be outstanding on specified
Distribution Dates. The information in these tables will be based on the assumptions stated in the prospectus supplement, including assumptions that prepayments on the mortgage loans comprising or underlying the related assets are made at rates corresponding to various percentages of CPR or at other rates specified in the prospectus supplement. These tables and assumptions are intended to illustrate the sensitivity of weighted average life of the certificates to various prepayment rates and will not be intended to predict or to provide information that will enable investors to predict the actual weighted average life of the certificates. It is unlikely that prepayment of any mortgage loans comprising or underlying the mortgage loans or MBS for any series will conform to any particular level of CPR or any other rate specified in the related prospectus supplement.

                                     - 36 -

OTHER FACTORS AFFECTING WEIGHTED AVERAGE LIFE

   TYPE OF MORTGAGE ASSET

      A number of mortgage loans may have balloon payments due at maturity.
Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property, there is a risk that mortgage loans having balloon payments may default at maturity, or that the servicer may extend the maturity of this type of mortgage loan in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the servicer may, to the extent and under the circumstances set forth in the related prospectus supplement, be permitted to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan will tend to extend the weighted average life of the certificates. This would lengthen the period of time elapsed from the date of issuance of a certificate until it is retired.

   FORECLOSURES AND PAYMENT PLANS

      The number of foreclosures and the principal amount of the mortgage loans comprising or underlying the mortgage loans or MBS that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average life of the mortgage loans comprising or underlying the mortgage loans or MBS and that of the related series of certificates. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average life of the certificates.

   DUE-ON-SALE AND DUE-ON-ENCUMBRANCE CLAUSES

      Acceleration of mortgage payments as a result of transfers of or the creation of encumbrances upon underlying mortgaged property is another factor affecting prepayment rates that may not be reflected in the prepayment standards or models used in the relevant prospectus supplement. A number of the mortgage loans comprising or underlying the assets may include "Due-on-Sale" clauses or
"Due-on-Encumbrance" clauses that allow the holder of the mortgage loans to demand payment in full of the remaining principal balance of the mortgage loans upon sale or other transfers of or the creation of encumbrances upon the related mortgaged property. With respect to any Whole Loans, the master servicer, on behalf of the trust fund, will be required to exercise--or waive its right to exercise--any rights that the trustee may have as lender to accelerate payment of the Whole Loan in a manner consistent with the Servicing Standard, and in accordance with such procedures as may be set forth in the related prospectus supplement. See "Legal Aspects of the Mortgage Loans and the Leases--Due-on-Sale
and Due-on-Encumbrance" and "Description of the Agreements--Due-on-Sale and
Due-on-Encumbrance Provisions."

                                  THE DEPOSITOR

      Morgan Stanley Capital I Inc., the depositor, is a direct wholly-owned subsidiary of Morgan Stanley and was incorporated in the State of Delaware on
January 28, 1985. The principal executive offices of Morgan Stanley Capital I
Inc. are located at 1585 Broadway, New York, New York 10036. Its telephone number is (212) 761-4000. Morgan Stanley Capital I Inc. does not have, nor is it expected in the future to have, any significant assets. See "The Depositor" in the prospectus supplement.

                                   THE SPONSOR

GENERAL

      It is anticipated that Morgan Stanley Mortgage Capital Inc., a New York corporation formed in 1984 ("MSMC") will be a sponsor or co-sponsor for each series; however, if so specified in the related prospectus supplement, MSMC may not be a sponsor for a given series. The prospectus supplement for each series of securities

                                     - 37 -

will identify any co-sponsors for the related series. MSMC is an affiliate of the depositor and a direct wholly-owned subsidiary of Morgan Stanley (NYSE: MS).
The executive offices of MSMC are located at 1585 Broadway, New York, New York
10036, telephone number (212) 761-4000. MSMC also has offices in Chicago,
Illinois, Los Angeles, California and Irvine, California. MSMC originates and purchases commercial and multifamily mortgage loans primarily for securitization or resale. MSMC also provides warehouse and repurchase financing to residential mortgage lenders, purchases residential mortgage loans for securitization or resale, or for its own investment, and acts as sponsor of residential mortgage loan securitizations. Neither MSMC nor any of its affiliates currently acts as servicer of the mortgage loans in its securitizations.

MSMC'S COMMERCIAL MORTGAGE SECURITIZATION PROGRAM

      MSMC has been active as a sponsor of securitizations of commercial mortgage loans since its formation. As a sponsor, MSMC originates or acquires mortgage loans and either by itself or together with other sponsors or mortgage loan sellers, initiates the securitization of them by transferring the mortgage loans to a securitization depositor, including Morgan Stanley Capital I Inc., or another entity that acts in a similar capacity. In coordination with its affiliate, Morgan Stanley & Co. Incorporated, and other underwriters, MSMC works with rating agencies, investors, mortgage loan sellers and servicers in structuring the securitization transaction. MSMC acts as sponsor and mortgage loan seller both in transactions in which it is the sole sponsor or mortgage loan seller and transactions in which other entities act as sponsor or mortgage loan seller. MSMC's "IQ," "HQ" and "TOP" securitization programs typically involve multiple mortgage loan sellers.

      Substantially all mortgage loans originated by MSMC are sold to securitizations as to which MSMC acts as either sponsor or mortgage loan seller.
Loans originated and securitized by MSMC, and included in the table below include both fixed rate and floating rate loans and both large loans and conduit loans. MSMC also originates subordinate and mezzanine debt which is generally not securitized. The following table sets forth information with respect to originations and securitizations of commercial and multifamily mortgage loans by
MSMC for the four years ending on December 31, 2006.

                                                                           TOTAL MSMC LOANS
                                                    TOTAL MSMC LOANS       SECURITIZED WITH
 YEAR (APPROXIMATE AMTS                             SECURITIZED WITH        NON-AFFILIATED      TOTAL MSMC LOANS
    IN BILLIONS-$'S)        TOTAL MSMC LOANS*     AFFILIATED DEPOSITOR        DEPOSITOR           SECURITIZED
------------------------   -------------------   ----------------------   ------------------   ------------------

          2006                    16.9                    8.9                    1.9                  10.7
          2005                    12.9                    8.2                    1.5                   9.6
          2004                     7.7                    5.1                    1.3                   6.4
          2003                     6.4                    3.5                    1.3                   4.8

*     MSMC Loans means all loans originated or purchased by MSMC in the relevant year. Loans originated in a given year that were not securitized in that year generally were held for securitization in the following year. Total
      MSMC Loans Securitized includes loans in both public and private securitizations.

      MSMC's large mortgage loan program typically originates loans larger than
$75 million, although MSMC's conduit mortgage loan program also sometimes originates such large loans. MSMC originates commercial mortgage loans secured by multifamily, office, retail, industrial, hotel, manufactured housing and self-storage properties. The largest property concentrations of MSMC's securitized loans have been in retail and office properties, and the largest geographic concentrations have been in California and New York.

UNDERWRITING STANDARDS

      Conduit mortgage loans originated by MSMC will generally be originated in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstance surrounding the mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to a specific loan.
The underwriting criteria are general, and in many cases exceptions to one or more of these guidelines may be approved. Accordingly, no representation is made that every mortgage loan will comply in all respects with the criteria set forth below.

      The MSMC credit underwriting team for each mortgage loan is required to conduct a review of the related mortgaged property, generally including an analysis of the historical property operating statements, rent rolls,

                                     - 38 -

current and historical real estate taxes, and a review of tenant leases. The credit of the borrower and certain key principals of the borrower are examined for financial strength and character prior to approval of the loan. This analysis generally includes a review of historical financial statements (which are generally unaudited), historical income tax returns of the borrower and its principals, third-party credit reports, judgment, lien, bankruptcy and pending litigation searches. Depending on the type of real property collateral involved and other relevant circumstances, the credit of key tenants also may be examined as part of the underwriting process. Generally, a member of the MSMC underwriting team visits the property for a site inspection to ascertain the overall quality and competitiveness of the property, including its physical attributes, neighborhood and market, accessibility and visibility and demand generators. As part of its underwriting procedures, MSMC also generally performs the procedures and obtains the third party reports or other documents described in the prospectus supplement under "Description of the Mortgage
Pool--Assessments of Property Value and Condition," "--Appraisals,"
"--Environmental Assessments," "--Property Condition Assessments," "--Seismic
Review Process" and "--Zoning and Building Code Compliance." MSMC typically retains outside consultants to conduct its credit underwriting.

      Prior to commitment, all mortgage loans must be approved by a loan committee comprised of senior real estate professionals from MSMC and its affiliates. The loan committee may either approve a mortgage loan as recommended, request additional due diligence, modify the terms, or reject a mortgage loan.

      Debt Service Coverage Ratio and LTV Ratio. MSMC's underwriting standards generally require a minimum debt service coverage ratio of 1.20x and maximum LTV
Ratio of 80%. However, these requirements constitute solely guidelines, and exceptions to these guidelines may be approved based on the individual characteristics of a mortgage loan. For example, MSMC may originate a mortgage loan with a lower debt service coverage ratio or higher LTV Ratio based on the types of tenants and leases at the subject real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees,
MSMC's judgment of improved property performance in the future and/or other relevant factors. In addition, with respect to certain mortgage loans originated by MSMC there may exist subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher LTV Ratio, if such subordinate or mezzanine debt is taken into account.

      The debt service coverage ratio guidelines set forth above are calculated based on Underwritten Net Cash Flow at origination. Therefore, the debt service coverage ratio for each Mortgage Loan as reported in the prospectus supplement and Annex A-1 thereto may differ from the amount calculated at the time of origination. In addition, MSMC's underwriting guidelines generally permit a maximum amortization period of 30 years. However, certain loans may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. See "Description of the Mortgage
Pool" in the prospectus supplement.

      Escrow Requirements. MSMC often requires a borrower to fund various escrows for taxes and insurance, and may also require reserves for deferred maintenance, re-tenanting expenses and capital expenses, in some cases only during periods when certain debt service coverage ratio tests are not satisfied.
In some cases, the borrower is permitted to post a letter of credit or guaranty, or provide periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed, in lieu of funding a given reserve or escrow. MSMC conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by MSMC.

SERVICING

MSMC currently contracts with third party servicers for servicing the mortgage loans that it originates or acquires. Third party servicers are assessed based upon the credit quality of the servicing institution. The servicers may be reviewed for their systems and reporting capabilities, review of collection procedures and confirmation of servicers' ability to provide loan-level data. In addition, Morgan Stanley Mortgage Capital Inc. may conduct background checks, meet with senior management to determine whether the servicer complies with industry standards or otherwise monitor the servicer on an ongoing basis.

                                     - 39 -

              OTHER SPONSORS, MORTGAGE LOAN SELLERS AND ORIGINATORS

      Any additional sponsors, loan sellers and originators for a given series will be identified in the related prospectus supplement, which will provide additional information regarding such additional sponsors, loan sellers and originators, including with respect to any entity that originated 20% or more of the principal balance of the mortgage loans in the related trust fund, information regarding such entity's origination program and underwriting or credit-granting criteria.

                                     - 40 -

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

      The certificates of each series, including any class of certificates not offered by this prospectus, will represent the entire beneficial ownership interest in the trust fund created pursuant to the related Agreement. Each series of certificates will consist of one or more classes of certificates that may:

          o     provide for the accrual of interest thereon based on fixed, floating, variable or adjustable rates;

          o     be senior or subordinate to one or more other classes of
                certificates in respect of distributions on the certificates;

          o     be entitled to principal distributions, with disproportionately low, nominal or no interest distributions;

          o     be entitled to interest distributions, with disproportionately low, nominal or no principal distributions;

          o     provide for distributions of accrued interest thereon commencing only following the occurrence of events, such as the retirement of one or more other classes of certificates of the series;

          o     provide for payments of interest and/or principal sequentially, based on specified payment schedules, from only a portion of the assets in the trust fund or based on specified calculations, to the extent of available funds, in each case as described in the related prospectus supplement;

          o     provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph including a Stripped Principal
                Certificate component and a Stripped Interest Certificate
                component; or

          o     do all or any combination of the above.

Any of the foregoing may be included in the certificates being offered to you.

      Each class of offered certificates of a series will be issued in minimum denominations corresponding to the Certificate Balances or, in case of Stripped
Interest Certificates, Notional Amounts or percentage interests specified in the related prospectus supplement. The transfer of any offered certificates may be registered and these certificates may be exchanged without the payment of any service charge payable in connection with the registration of transfer or exchange. However Morgan Stanley Capital I Inc. or the trustee or any of its agents may require payment of a sum sufficient to cover any tax or other governmental charge. One or more classes of certificates of a series may be issued in definitive form or in book-entry form, as provided in the related prospectus supplement. See "Risk Factors--If Your Certificate Is Book-Entry, You
Will Not Be Recognized As Certificateholder By The Trustee." Under limited circumstances, definitive certificates will be exchangeable for other certificates of the same class and series of a like aggregate Certificate
Balance, Notional Amount or percentage interest but of different authorized denominations.

      Generally, the initial total principal balance of the mortgage assets in a trust will equal or exceed the initial total principal balance of the related certificates. If the initial total principal balance of the related mortgage assets is less than the initial total principal balance of any series, we may arrange an interim deposit of cash or liquid investments with the trustee to cover the shortfall. For the period specified in the related prospectus supplement, following the initial issuance of that series, we will be entitled to obtain a release of the deposited cash or investments in exchange for the deposit of a corresponding amount of mortgage assets. If we fail to deliver mortgage assets sufficient to make up the entire shortfall within that specified period, any of the cash or investments remaining on deposit with the related trustee will be used to pay down the principal balance of the related certificates, as described in the related prospectus supplement.

                                     - 41 -

      If so specified in the related prospectus supplement, the related trustee may be authorized or required to apply collections on the mortgage assets underlying a series of offered certificates to acquire new mortgage assets that conform to the description of mortgage assets in this prospectus, and satisfy the criteria set forth in the related prospectus supplement.

      If the subject securitization transaction involves a prefunding or revolving period, then we will indicate in the related prospectus supplement, among other things, (i) the term or duration of the prefunding or revolving period and for prefunding periods, the amount of proceeds to be deposited in the prefunding account and the percentage of the mortgage asset pool represented by those proceeds, (ii) for revolving periods, the maximum amount of additional assets that may be acquired during the revolving period, if applicable, and the percentage of the mortgage asset pool represented by those assets and (iii) any limitation on the ability to add pool assets.

DISTRIBUTIONS

      Distributions on the certificates of each series will be made by or on behalf of the trustee on each Distribution Date as specified in the related prospectus supplement from the Available Distribution Amount for the series and the Distribution Date. Except as otherwise specified in the related prospectus supplement, distributions other than the final distribution will be made to the persons in whose names the certificates are registered on the Record Date, and the amount of each distribution will be determined as of the close of business on the date specified in the related prospectus supplement. All distributions with respect to each class of certificates on each Distribution Date will be allocated pro rata among the outstanding certificates in the class or by random selection, as described in the related prospectus supplement or otherwise established by the related trustee.

      Payments will be made either by wire transfer in immediately available funds to the account of a certificateholder at a bank or other entity having appropriate facilities to receive payments by wire transfer, if the certificateholder has so notified the trustee or other person required to make the payments no later than the date specified in the related prospectus supplement and, if so provided in the related prospectus supplement, holds certificates in the requisite amount specified in the related prospectus supplement, or by check mailed to the address of the person entitled to receive payments as it appears on the Certificate Register. However, the final distribution in retirement of the certificates, whether definitive certificates or book-entry certificates, will be made only upon presentation and surrender of the certificates at the location specified in the notice to certificateholders of the final distribution.

AVAILABLE DISTRIBUTION AMOUNT

      All distributions on the certificates of each series on each Distribution
Date will be made from the Available Distribution Amount described in this paragraph, in accordance with the terms described in the related prospectus supplement. The Available Distribution Amount for each Distribution Date generally equals the sum of the following amounts:

          1.    the total amount of all cash on deposit in the related
                Certificate Account as of the corresponding Determination Date, exclusive of:

                o     all scheduled payments of principal and interest collected but due on a date subsequent to the related Due Period;

                o     unless the related prospectus supplement provides
                      otherwise, all prepayments, together with related payments of the interest thereon and related prepayment premiums,
                      Liquidation Proceeds, Insurance Proceeds and other
                      unscheduled recoveries received subsequent to the related
                      Due Period; and

                o     all amounts in the Certificate Account that are due or
                      reimbursable to Morgan Stanley Capital I Inc., the
                      trustee, an asset seller, a subservicer, a special
                      servicer, the master servicer or any other entity as
                      specified in the related prospectus supplement or that are payable in respect of certain expenses of the related
                      trust fund;

                                     - 42 -

          2.    if the related prospectus supplement so provides, interest or investment income on amounts on deposit in the Certificate
                Account, including any net amounts paid under any Cash Flow
                Agreements;

          3.    all advances made by a master servicer or any other entity as specified in the related prospectus supplement with respect to the Distribution Date;

          4.    if and to the extent the related prospectus supplement so
                provides, amounts paid by a master servicer or any other entity as specified in the related prospectus supplement with respect to interest shortfalls resulting from prepayments during the related Prepayment Period; and

          5.    if the related prospectus supplement so provides, to the extent not on deposit in the related Certificate Account as of the corresponding Determination Date, any amounts collected under, from or in respect of any Credit Support with respect to the
                Distribution Date.

      The entire Available Distribution Amount will be distributed among the related certificates, including any certificates not offered hereby, on each
Distribution Date, and accordingly will be released from the trust fund and will not be available for any future distributions. The related prospectus supplement may provide for an alternative calculation of the Available Distribution Amount or for separate distribution amounts for separate groups of assets or classes of certificates.

DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

      Each class of certificates, other than classes of Stripped Principal
Certificates that have no pass-through rate, may have a different pass-through rate, which will be a fixed, floating, variable or adjustable rate at which interest will accrue on the class or a component thereof. Such interest rates may include, without limitation, a rate based on a specified portion of the interest on some or all of the related mortgage assets, a rate based on the weighted average of the interest rates for some or all of the related mortgage assets or a rate based on a differential between the rates on some or all of the related mortgage assets and the rates of some or all of the other certificates of the related series, or a rate based on a percentage or combination of any one or more of the foregoing rates. A floating, variable or adjustable rate class of certificates may accrue interest based on the interest rates of some or all of the underlying mortgage assets, or based on an index (with respect to which a margin may be added or subtracted), including the one month, three-month, six-month or one-year London interbank offered rate for U.S. dollar deposits, or another index which will be described in the related prospectus supplement and will be an index similar to that used in an interest rate or currency exchange agreement. Any such rate may be subject to a maximum rate, including without limitation a maximum rate based on the weighted average interest rate of the mortgage assets or a portion thereof or a maximum rate based on funds available for payment, or may be subject to a minimum rate.

      If so specified in the related prospectus supplement, an interest rate exchange agreement or other derivative instrument may be used to permit issuance of a series or class of certificates that accrues interest on a different basis than the underlying assets; for example, one or more classes of floating rate certificates may be issued from a trust fund that contains fixed rate assets, or one or more classes of fixed rate certificates may be issued from a trust fund that contains floating rate assets, by using an interest rate exchange agreement or other derivative instrument to alter the payment characteristics of such assets. The related prospectus supplement will specify the pass-through rate for each class or component or, in the case of a floating, variable or adjustable pass-through rate, the method for determining the pass-through rate. Interest on the certificates will be calculated either (i) on the basis of a 360-day year consisting of twelve 30-day months, (ii) on the basis of the actual number of days elapsed in the related interest accrual period and a 360-day year or (iii)
on such other basis as is specified in the related prospectus supplement.

      In general, distributions of interest in respect of the certificates of any class will be made on each Distribution Date based on the Accrued
Certificate Interest for the class and the Distribution Date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to the class on the Distribution Date. Accrual Certificates, however, will be entitled to distributions of accrued interest commencing only on the Distribution Date, or under the circumstances, specified in the related prospectus supplement. In addition, any class of Stripped Principal Certificates are not entitled to any distributions of interest. Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on the class will be added to the Certificate Balance thereof on each Distribution Date. Accrued Certificate Interest on Stripped
Interest

                                     - 43 -

Certificates generally will be equal to interest accrued for a specified period on the outstanding Notional Amount thereof immediately prior to each
Distribution Date, at the applicable pass-through rate, reduced as described below in the next paragraph.

      The method of determining the Notional Amount for any class of Stripped
Interest Certificates will be described in the related prospectus supplement.
Reference to Notional Amount is solely for convenience in calculations and does not represent the right to receive any distributions of principal. If so provided in the related prospectus supplement, the Accrued Certificate Interest on a series of certificates will be reduced in the event of prepayment interest shortfalls. Prepayment interest shortfalls are shortfalls in collections of interest for a full accrual period resulting from prepayments prior to the due date in the accrual period on the mortgage loans comprising or underlying the mortgage loans or MBS in the trust fund for the series. The particular manner in which these shortfalls are to be allocated among some or all of the classes of certificates of that series will be specified in the related prospectus supplement. The related prospectus supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage loans comprising or underlying the mortgage loans or MBS in the related trust fund. Similarly, with respect to Accrual Certificates, the related prospectus supplement will describe the extent to which the amount of
Accrued Certificate Interest that may be added to the Certificate Balance of a
Class of Offered Certificates may be reduced. If so provided in the related prospectus supplement, any reduction in the amount of Accrued Certificate
Interest otherwise distributable on a class of certificates by reason of the allocation to the class of a portion of any deferred interest on the mortgage loans comprising or underlying the mortgage loans or MBS in the related trust fund will result in a corresponding increase in the Certificate Balance of the class. See "Risk Factors--Prepayments And Repurchases May Reduce The Yield On
Your Certificates," and "--If Prepayment Premiums Are Not Enforced, Your
Certificates May Be Adversely Affected," and "Yield Considerations."

DISTRIBUTIONS OF PRINCIPAL OF THE CERTIFICATES

      The certificates of each series, other than certain classes of Stripped
Interest Certificates, will have a Certificate Balance. The Certificate Balance will equal the maximum principal amount that the holder will be entitled to receive out of future cash flow on the assets in the trust fund. The outstanding
Certificate Balance of a certificate will be reduced to the extent of distributions of principal and, if and to the extent so provided in the related prospectus supplement, by the amount of losses incurred in respect of the related assets. The outstanding Certificate Balance may be increased in respect of deferred interest on the related mortgage loans to the extent provided in the related prospectus supplement. The outstanding Certificate Balance may be increased in the case of Accrual Certificates, prior to the Distribution Date on which distributions of interest are required to commence, by any related Accrued
Certificate Interest. Generally, the initial aggregate Certificate Balance of all classes of certificates of a series will not be greater than the outstanding aggregate principal balance of the related assets as of the applicable Cut-off
Date; however if so specified in the related prospectus supplement; such certificate balance may be greater or less than that of the related assets. The initial aggregate Certificate Balance of a series and each class thereof will be specified in the related prospectus supplement. Distributions of principal will be made on each Distribution Date to the class or classes of certificates entitled thereto in accordance with the provisions described in the prospectus supplement until the Certificate Balance of that class has been reduced to zero.
Stripped Interest Certificates with no Certificate Balance are not entitled to any distributions of principal.

COMPONENTS

      To the extent specified in the related prospectus supplement, distribution on a class of certificates may be based on a combination of two or more different components as described under "--General" above. To the extent, the descriptions set forth under "--Distributions of Interests on the Certificates"
and "--Distributions of Principal of the Certificates" above also relate to components of a class of certificates. In this case, references to Certificate
Balance and pass-through rate refer to the principal balance, if any, of any component and the pass-through rate, if any, on any component, respectively.

                                     - 44 -

DISTRIBUTIONS ON THE CERTIFICATES OF PREPAYMENT PREMIUMS OR IN RESPECT OF EQUITY
PARTICIPATIONS

      If so provided in the related prospectus supplement, prepayment premiums or payments in respect of Equity Participations that are collected on the mortgage loans or MBS in the related trust fund will be distributed on each
Distribution Date to the class or classes of certificates entitled thereto in accordance with the provisions described in the prospectus supplement.

ALLOCATION OF LOSSES AND SHORTFALLS

      If so provided in the prospectus supplement for a series of certificates consisting of one or more classes of Subordinate Certificates, on any
Distribution Date in respect of which losses or shortfalls in collections on the mortgage loans or MBS or both have been incurred, the amount of losses or shortfalls will be borne first by a class of Subordinate Certificates in the priority and manner and subject to the limitations specified in the prospectus supplement. See "Description of Credit Support" for a description of the types of protection that may be included in a trust fund against losses and shortfalls on mortgage loans or MBS comprising the trust fund.

ADVANCES

      With respect to any series of certificates evidencing an interest in a trust fund, if so specified in the related prospectus supplement, the master servicer or another entity described in the prospectus supplement will be required as part of its servicing responsibilities to advance on or before each
Distribution Date its own funds or funds held in the Certificate Account that are not included in the Available Distribution Amount for the Distribution Date.
The master servicer or other entity required to make advances will do so, in an amount equal to the aggregate of payments of principal, other than any balloon payments, and interest, net of related servicing fees and Retained Interest, that were due on the Whole Loans in the trust fund during the related Due Period and were delinquent on the related Determination Date. In addition, if so specified in the related prospectus supplement, advances may also be made to cover property protection expenses, such as, for example, taxes, insurance payments and ground rent, and other servicing expenses, such as, for example, the costs of realizing on a defaulted mortgage loan, or any other items specified in the related prospectus supplement. The master servicer or other entity required to make advances will advance, subject to that entity's good faith determination that the advances will be reimbursable from Related
Proceeds. In the case of a series of certificates that includes one or more classes of Subordinate Certificates and if so provided in the related prospectus supplement, the master servicer's or another entity's advance obligation may be limited only to the portion of the delinquencies necessary to make the required distributions on one or more classes of Senior Certificates and may be subject to the master servicer's or another entity's good faith determination that the advances will be reimbursable not only from Related Proceeds but also from collections on other assets otherwise distributable on one or more classes of
Subordinate Certificates. See "Description of Credit Support."

      Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates. Advances do not guaranty or insure against losses. Generally, advances of the master servicer's or another entity's funds will be reimbursable only out of Related
Proceeds and, if so provided in the prospectus supplement, out of any amounts otherwise distributable on one or more classes of Subordinate Certificates of the series; provided that the related prospectus supplement may specify other sources for reimbursement of advances. However, advances will be reimbursable from amounts in the Certificate Account prior to distributions being made on the certificates, to the extent that the master servicer or another entity shall determine in good faith that the advance is a Nonrecoverable Advance. If advances have been made by the master servicer from excess funds in the
Certificate Account, the master servicer is required to replace the funds in the
Certificate Account on any future Distribution Date to the extent that funds in the Certificate Account on the Distribution Date are less than payments required to be made to certificateholders on that date. If so specified in the related prospectus supplement, the obligations of the master servicer or another entity to make advances may be secured by a cash advance reserve fund, a surety bond, a letter of credit or another form of limited guaranty. If applicable, information regarding the characteristics of, and the identity of any obligor on, any surety bond, will be set forth in the related prospectus supplement.

      If and to the extent so provided in the related prospectus supplement, the master servicer or another entity will be entitled to receive interest at the rate specified in the prospectus supplement on its outstanding advances and will

                                     - 45 -

be entitled to pay itself interest periodically from general collections on the assets prior to any payment to certificateholders or as otherwise provided in the related Agreement and described in the prospectus supplement.

      The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes MBS will describe any corresponding advancing obligation of any person in connection with the MBS.

REPORTS TO CERTIFICATEHOLDERS

      Generally, with each distribution to holders of any class of certificates of a series, the master servicer, the trustee or the paying agent, as provided in the related prospectus supplement, will forward or cause to be forwarded to each holder, to Morgan Stanley Capital I Inc. and to the other parties as may be specified in the related Agreement, a statement setting forth, in each case to the extent applicable and available:

      (1)   the amount of the distribution to holders of certificates of that class applied to reduce the Certificate Balance thereof;

      (2)   the amount of the distribution to holders of certificates of that class allocable to Accrued Certificate Interest;

      (3)   the amount of the distribution allocable to

            o   prepayment premiums and

            o   payments on account of Equity Participations;

      (4)   the amount of related servicing compensation received by a master servicer and, if payable directly out of the related trust fund, by any special servicer and any subservicer and any other customary information as that master servicer or trustee deem necessary or desirable, or that a certificateholder reasonably requests, to enable certificateholders to prepare their tax returns;

      (5)   the aggregate amount of advances included in that distribution, and the aggregate amount of unreimbursed advances at the close of business on that Distribution Date;

      (6)   the aggregate principal balance of the assets at the close of business on that Distribution Date;

      (7)   the number and aggregate principal balance of Whole Loans in respect of which:

            o   one scheduled payment is delinquent,

            o   two scheduled payments are delinquent,

            o   three or more scheduled payments are delinquent and

            o   foreclosure proceedings have been commenced;

      (8)   with respect to each Whole Loan that is delinquent two or more months:

            o   the loan number thereof,

            o   the unpaid balance thereof,

            o   whether the delinquency is in respect of any balloon payment,

            o   the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof,

                                     - 46 -

            o   if applicable, the aggregate amount of any interest accrued and payable on related servicing expenses and related advances assuming the mortgage loan is subsequently liquidated through foreclosure,

            o   whether a notice of acceleration has been sent to the borrower and, if so, the date of the notice,

            o   whether foreclosure proceedings have been commenced and, if so, the date so commenced and

            o   if the mortgage loan is more than three months delinquent and foreclosure has not been commenced, the reason therefor;

      (9)   with respect to any Whole Loan liquidated during the related Due
            Period other than by payment in full:

            o   the loan number thereof,

            o   the manner in which it was liquidated and

            o   the aggregate amount of liquidation proceeds received;

      (10)  with respect to any Whole Loan liquidated during the related Due
            Period,

            o   the portion of the liquidation proceeds payable or reimbursable to the master servicer, or any other entity, in respect of the mortgage loan and

            o   the amount of any loss to certificateholders;

      (11)  with respect to each REO Property relating to a Whole Loan and included in the trust fund as of the end of the related Due Period,

            o   the loan number of the related mortgage loan and

            o   the date of acquisition;

      (12)  with respect to each REO Property relating to a Whole Loan and included in the trust fund as of the end of the related Due Period:

            o   the book value,

            o   the principal balance of the related mortgage loan immediately following the Distribution Date, calculated as if the mortgage loan were still outstanding taking into account certain limited modifications to the terms thereof specified in the Agreement,

            o   the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof and

            o   if applicable, the aggregate amount of interest accrued and payable on related servicing expenses and related advances;

      (13)  with respect to any REO Property sold during the related Due Period

            o   the loan number of the related mortgage loan,

            o   the aggregate amount of sale proceeds,

            o   the portion of sales proceeds payable or reimbursable to the master servicer or a special servicer in respect of the REO
                Property or the related mortgage loan and

            o   the amount of any loss to certificateholders in respect of the related mortgage loan;

                                     - 47 -

      (14)  the aggregate Certificate Balance or Notional Amount, as the case may be, of each class of certificates including any class of certificates not offered hereby at the close of business on the
            Distribution Date, separately identifying any reduction in the
            Certificate Balance due to the allocation of any loss and increase in the Certificate Balance of a class of Accrual Certificates in the event that Accrued Certificate Interest has been added to the balance;

      (15)  the aggregate amount of principal prepayments made during the related Due Period;

      (16)  the amount deposited in the reserve fund, if any, on the
            Distribution Date;

      (17)  the amount remaining in the reserve fund, if any, as of the close of business on the Distribution Date;

      (18)  the aggregate unpaid Accrued Certificate Interest, if any, on each class of certificates at the close of business on the Distribution
            Date;

      (19)  in the case of certificates with a variable pass-through rate, the pass-through rate applicable to the Distribution Date, and, if available, the immediately succeeding Distribution Date, as calculated in accordance with the method specified in the related prospectus supplement;

      (20)  in the case of certificates with an adjustable pass-through rate, for statements to be distributed in any month in which an adjustment date occurs, the adjustable pass-through rate applicable to the
            Distribution Date and the immediately succeeding Distribution Date as calculated in accordance with the method specified in the related prospectus supplement;

      (21)  as to any series which includes Credit Support, the amount of coverage of each instrument of Credit Support included in the Series as of the close of business on the Distribution Date; and

      (22)  the aggregate amount of payments by the borrowers of:

            o   default interest,

            o   late charges and

            o   assumption and modification fees collected during the related
                Due Period.

      In the case of information furnished pursuant to subclauses (1)-(4) above, the amounts generally will be expressed as a dollar amount per minimum denomination of certificates. In addition, in the case of information furnished pursuant to subclauses (1), (2), (14), (18) and (19) above, the amounts shall also be provided with respect to each component, if any, of a class of certificates. The master servicer or the trustee, as specified in the related prospectus supplement, will forward or cause to be forwarded to each holder, to
Morgan Stanley Capital I Inc. and to any other parties as may be specified in the Agreement, a copy of any statements or reports received by the master servicer or the trustee, as applicable, with respect to any MBS. The prospectus supplement for each series of offered certificates will describe any additional or alternative information to be included in reports to the holders of the certificates.

      Within a reasonable period of time after the end of each calendar year, the master servicer or the trustee, as provided in the related prospectus supplement, shall furnish to each person who at any time during the calendar year was a holder of a certificate a statement containing the information set forth in subclauses (1)-(4) above, aggregated for the calendar year or the applicable portion thereof during which the person was a certificateholder. This obligation of the master servicer or the trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the master servicer or the trustee pursuant to any requirements of the Code as are from time to time in force. See "Description of the
Certificates--Book-entry Registration and Definitive Certificates."

                                     - 48 -

TERMINATION

      The obligations created by the Agreement for each series of certificates will terminate upon the payment to certificateholders of that series of all amounts held in the Certificate Account or by the master servicer, if any, or the trustee and required to be paid to them pursuant to the Agreement following the earlier of

          o     the final payment or other liquidation of the last asset subject thereto or the disposition of all property acquired upon
                foreclosure of any Whole Loan subject thereto and

          o     the purchase of all of the assets of the trust fund by the party entitled to effect the termination, under the circumstances and in the manner set forth in the related prospectus supplement.

In no event, however, will the trust fund created by the Agreement continue beyond the date specified in the related prospectus supplement. Written notice of termination of the Agreement will be given to each certificateholder, and the final distribution will be made only upon presentation and surrender of the certificates at the location to be specified in the notice of termination.

      If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the assets in the related trust fund by the party specified in the prospectus supplement, under the circumstances and in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the Certificate Balance of a specified class or classes of certificates by a specified percentage or amount, the party specified in the prospectus supplement will solicit bids for the purchase of all assets of the trust fund, or of a sufficient portion of the assets to retire the class or classes or purchase the class or classes at a price set forth in the related prospectus supplement, in each case, under the circumstances and in the manner set forth in the prospectus supplement.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

      If so provided in the related prospectus supplement, one or more classes of the offered certificates of any series will be issued as book-entry certificates, and each class will be represented by one or more single certificates registered in the name of a nominee for the depository, the
Depository Trust Company ("DTC").

      DTC is a limited-purpose trust company organized under the laws of the
State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities
Exchange Act of 1934, as amended. DTC was created to hold securities for its
Participants and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in their accounts, eliminating the need for physical movement of certificates.
Participants include Morgan Stanley & Co. Incorporated, securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. Indirect access to the DTC system also is available to Indirect
Participants.

      Investors that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, book-entry certificates may do so only through Participants and Indirect
Participants. In addition, these Certificate Owners will receive all distributions on the book-entry certificates through DTC and its Participants.
Under a book-entry format, Certificate Owners will receive payments after the related Distribution Date because, while payments are required to be forwarded to Cede, as nominee for DTC, on each Distribution Date, DTC will forward the payments to its Participants which thereafter will be required to forward them to Indirect Participants or Certificate Owners. The only certificateholder will be Cede, as nominee of DTC, and the Certificate Owners will not be recognized by the trustee as certificateholders under the Agreement. Certificate Owners will be permitted to exercise the rights of certificateholders under the related
Agreement only indirectly through the Participants who in turn will exercise their rights through DTC.

      Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the book-entry certificates and is required to receive and transmit distributions of principal of and interest on the book-entry certificates. Participants and Indirect Participants with which
Certificate Owners have accounts with respect to the book-entry

                                     - 49 -

certificates similarly are required to make book-entry transfers and receive and transmit the payments on behalf of their respective Certificate Owners.

      Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Certificate
Owner to pledge its interest in the book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in the book-entry certificates, may be limited due to the lack of a physical certificate evidencing the interest.

      DTC has advised Morgan Stanley Capital I Inc. that it will take any action permitted to be taken by a certificateholder under the Agreement only at the direction of one or more Participants to whose account with DTC interests in the book-entry certificates are credited.

      Generally, certificates initially issued in book-entry form will be issued as definitive certificates, rather than to DTC or its nominee only if

          o     Morgan Stanley Capital I Inc. advises the trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the certificates and Morgan Stanley Capital I Inc. is unable to locate a
                qualified successor, or

          o     Morgan Stanley Capital I Inc., at its option, elects to
                terminate the book-entry system through DTC.

      Upon the occurrence of either of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of definitive certificates for the Certificate Owners.
Upon surrender by DTC of the certificate or certificates representing the book-entry certificates, together with instructions for reregistration, the trustee will issue, or cause to be issued, to the Certificate Owners identified in the instructions the definitive certificates to which they are entitled, and thereafter the trustee will recognize the holders of the definitive certificates as certificateholders under the Agreement.

                          DESCRIPTION OF THE AGREEMENTS

      The certificates will be offered pursuant to a Pooling Agreement or a
Trust Agreement.

          o     A Pooling Agreement will be used where the trust fund includes
                Whole Loans. The parties to a Pooling Agreement will be Morgan
                Stanley Capital I Inc., a trustee, a master servicer and any special servicer appointed as of the date of the Pooling
                Agreement. If a master servicer is not appointed, a servicer, with, generally, the same obligations as described in this prospectus with respect to the master servicer, except to the extent specified in the prospectus supplement, will be
                appointed. This servicer will service all or a significant number of Whole Loans directly without a subservicer. References in this prospectus to master servicer and its rights and
                obligations, to the extent set forth in the related prospectus supplement, shall be deemed to also be references to any
                servicer servicing Whole Loans directly.

          o     A Trust Agreement will be used where the trust fund does not include Whole Loans. The parties to a Trust Agreement will be
                Morgan Stanley Capital I Inc. and a trustee. A manager or
                administrator may be appointed pursuant to the Trust Agreement for any trust fund to administer the trust fund.

      The provisions of each Agreement will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust fund. A form of a Pooling Agreement has been filed as an exhibit to the
Registration Statement of which this prospectus is a part. Any Trust Agreement will generally conform to the form of Pooling Agreement filed herewith, but will not contain provisions with respect to the servicing and maintenance of Whole
Loans. The following summaries describe some of the provisions that may appear in each Agreement. The prospectus supplement for a series of certificates will describe any provision of the Agreement relating to a series that materially differs from the description thereof contained in this prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the

                                     - 50 -

provisions of the Agreement for each trust fund and the description of the provisions in the related prospectus supplement. Morgan Stanley Capital I Inc.
will provide a copy of the Agreement, without exhibits, relating to any series of certificates without charge upon written request of a holder of a certificate of a series addressed to Morgan Stanley Capital I Inc., c/o Morgan Stanley & Co.
Incorporated, 1585 Broadway, New York, New York 10036, Attention: John E.
Westerfield.

ASSIGNMENT OF ASSETS; REPURCHASES

      At the time of issuance of any series of certificates, Morgan Stanley
Capital I Inc. will assign or cause to be assigned to the designated trustee the assets to be included in the related trust fund, together with all principal and interest to be received on or with respect to the assets after the Cut-off Date, other than principal and interest due on or before the Cut-off Date and other than any Retained Interest. The trustee will, concurrently with the assignment, deliver the certificates to Morgan Stanley Capital I Inc. in exchange for the assets and the other assets comprising the trust fund for the series. Each mortgage loan and MBS will be identified in a schedule appearing as an exhibit to the related Agreement. The schedule generally will include detailed information

          o     in respect of each Whole Loan included in the related trust fund, including without limitation, the address of the related mortgaged property and type of the property, the mortgage rate and, if applicable, the applicable Index, margin, adjustment date and any rate cap information, the original and remaining term to maturity, the original and outstanding principal balance and balloon payment, if any, the Value, Loan-to-Value Ratio and the Debt Service Coverage Ratio as of the date indicated and payment and prepayment provisions, if applicable, and

          o     in respect of each MBS included in the related trust fund, including without limitation, the MBS issuer, MBS servicer and
                MBS trustee, the pass-through or bond rate or formula for
                determining the rate, the issue date and original and remaining term to maturity, if applicable, the original and outstanding principal amount and payment provisions, if applicable.

      With respect to each Whole Loan, Morgan Stanley Capital I Inc. will deliver or cause to be delivered to the trustee or to the custodian, certain loan documents, which to the extent set forth in the related prospectus supplement will include the original mortgage note endorsed, without recourse, in blank or to the order of the trustee, the original mortgage or a certified copy thereof with evidence of recording indicated thereon and an assignment of the mortgage to the trustee in recordable form. Notwithstanding the foregoing, a trust fund may include mortgage loans where the original mortgage note is not delivered to the trustee if Morgan Stanley Capital I Inc. delivers to the trustee or the custodian a copy or a duplicate original of the mortgage note, together with an affidavit certifying that the original thereof has been lost or destroyed. With respect to these mortgage loans, the trustee or its nominee may not be able to enforce the mortgage note against the related borrower. Unless otherwise specified in the related prospectus supplement, the asset seller will be required to agree to repurchase, or substitute for, this type of mortgage loan that is subsequently in default if the enforcement thereof or of the related mortgage is materially adversely affected by the absence of the original mortgage note. Unless otherwise provided in the related prospectus supplement
(which may provide for other arrangements, including electronic registration of transfer of such documents), the related Agreement will require Morgan Stanley
Capital I Inc. or another party specified in the Agreement to promptly cause each assignment of mortgage to be recorded in the appropriate public office for real property records. However, in the State of California or in other states where, in the opinion of counsel acceptable to the trustee, recording is not required to protect the trustee's interest in the related Whole Loan against the claim of any subsequent transferee or any successor to or creditor of Morgan
Stanley Capital I Inc., the master servicer, the relevant asset seller or any other prior holder of the Whole Loan, the assignment of mortgage for each related Whole Loan may not be recorded.

      The trustee or a custodian will review the Whole Loan documents within a specified period of days after receipt thereof, and the trustee or a custodian will hold the documents in trust for the benefit of the certificateholders.
Generally, if any of these documents are found to be missing or defective in any material respect, the trustee or custodian shall immediately notify the master servicer and Morgan Stanley Capital I Inc., and the master servicer shall immediately notify the relevant asset seller. If the asset seller cannot cure the omission or defect within a specified number of days after receipt of notice, then to the extent set forth in the related prospectus supplement, the asset seller will be obligated, within a specified number of days of receipt of notice, to repurchase the related Whole

                                     - 51 -

Loan from the trustee at the Purchase Price or substitute the mortgage loan.
There can be no assurance that an asset seller will fulfill this repurchase or substitution obligation, and neither the master servicer nor Morgan Stanley
Capital I Inc. will be obligated to repurchase or substitute the mortgage loan if the asset seller defaults on its obligation. This repurchase or substitution obligation constitutes the sole remedy available to the certificateholders or the trustee for omission of, or a material defect in, a constituent document. To the extent specified in the related prospectus supplement, in lieu of curing any omission or defect in the asset or repurchasing or substituting for the asset, the asset seller may agree to cover any losses suffered by the trust fund as a result of this type of breach or defect.

      If so provided in the related prospectus supplement, Morgan Stanley
Capital I Inc. will, as to some or all of the mortgage loans, assign or cause to be assigned to the trustee the related lease assignments. In certain cases, the trustee, or master servicer, as applicable, may collect all moneys under the related leases and distribute amounts, if any, required under the lease for the payment of maintenance, insurance and taxes, to the extent specified in the related lease agreement. The trustee, or if so specified in the prospectus supplement, the master servicer, as agent for the trustee, may hold the lease in trust for the benefit of the certificateholders.

      With respect to each Government Security or MBS in certificated form,
Morgan Stanley Capital I Inc. will deliver or cause to be delivered to the trustee or the custodian the original certificate or other definitive evidence of the Government Security or MBS, as applicable, together with bond power or other instruments, certifications or documents required to transfer fully the
Government Security or MBS, as applicable, to the trustee for the benefit of the certificateholders. With respect to each Government Security or MBS in uncertificated or book-entry form or held through a "clearing corporation"
within the meaning of the UCC, Morgan Stanley Capital I Inc. and the trustee will cause the Government Security or MBS to be registered directly or on the books of the clearing corporation or of a financial intermediary in the name of the trustee for the benefit of the certificateholders. Generally, the related
Agreement will require that either Morgan Stanley Capital I Inc. or the trustee promptly cause any MBS and government securities in certificated form not registered in the name of the trustee to be re registered, with the applicable persons, in the name of the trustee.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

      Generally, Morgan Stanley Capital I Inc. will, with respect to each Whole
Loan, make or assign certain representations and warranties, as of a specified date covering, by way of example, the following types of matters:

          o     the accuracy of the information set forth for the Whole Loan on the schedule of assets appearing as an exhibit to the related
                Agreement;

          o     the existence of title insurance insuring the lien priority of the Whole Loan;

          o     the authority of the Warrantying Party to sell the Whole Loan;

          o     the payment status of the Whole Loan and the status of payments of taxes, assessments and other charges affecting the related mortgaged property;

          o     the existence of customary provisions in the related mortgage note and mortgage to permit realization against the mortgaged property of the benefit of the security of the mortgage; and

          o     the existence of hazard and extended perils insurance coverage on the mortgaged property.

      Any Warrantying Party, if other than Morgan Stanley Capital I Inc., shall be an asset seller or an affiliate thereof or another person acceptable to
Morgan Stanley Capital I Inc. and shall be identified in the related prospectus supplement.

      Representations and warranties made in respect of a Whole Loan may have been made as of a date prior to the applicable Cut-off Date. A substantial period of time may have elapsed between the date on which the representations are made and the date of initial issuance of the related series of certificates evidencing an interest in the Whole Loan. Generally, in the event of a breach of any representation or warranty, the Warrantying Party will be obligated to reimburse the trust fund for losses caused by the breach or either cure the breach or repurchase or

                                     - 52 -

replace the affected Whole Loan as described in the next paragraph; however the prospectus supplement may specify an alternative remedy or procedure. Since the representations and warranties may not address events that may occur following the date as of which they were made, the Warrantying Party will have a reimbursement, cure, repurchase or substitution obligation in connection with a breach of a representation and warranty only if the relevant event that causes such breach occurs prior to the date on which they were made. The Warranting
Party would have no obligations if the relevant event that causes the breach occurs after that date.

      Generally, the Agreements will provide that the master servicer or trustee, or both, will be required to notify promptly the relevant Warrantying
Party of any breach of any representation or warranty made by it in respect of a
Whole Loan that materially and adversely affects the value of the Whole Loan or the interests in the Whole Loan of the certificateholders. If the Warrantying
Party cannot cure the breach within a specified period following the date on which the party was notified of the breach, then

          o     the Warrantying Party will be obligated to repurchase the Whole
                Loan from the trustee within a specified period from the date on which the Warrantying Party was notified of the breach, at the
                Purchase Price; or

          o     if so provided in the prospectus supplement for a series, the
                Warrantying Party, will have the option, within a specified period after initial issuance of such series of certificates, to cause the Whole Loan to be removed from the trust fund and substitute in its place one or more other Whole Loans, in
                accordance with the standards described in the related
                prospectus supplement; or

          o     if so provided in the prospectus supplement for a series, the
                Warrantying Party, will have the option to reimburse the trust fund or the certificateholders for any losses caused by the breach.

This reimbursement, repurchase or substitution obligation will constitute the sole remedy available to holders of certificates or the trustee for a breach of representation by a Warrantying Party.

      Neither Morgan Stanley Capital I Inc., except to the extent that it is the
Warrantying Party, nor the master servicer will be obligated to purchase or substitute for a Whole Loan if a Warrantying Party defaults on its obligation to do so, and no assurance can be given that Warrantying Parties will carry out their obligations with respect to Whole Loans.

      Generally, the Warrantying Party will, with respect to a trust fund that includes government securities or MBS, make or assign certain representations or warranties, as of a specified date, with respect to the government securities or
MBS, covering

          o     the accuracy of the information set forth therefor on the
                schedule of assets appearing as an exhibit to the related
                Agreement and

          o     the authority of the Warrantying Party to sell the assets.

The related prospectus supplement will describe the remedies for a breach thereof.

      A master servicer will make representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the related Agreement. A breach of any of these representations which materially and adversely affects the interests of the certificateholders and which continues unremedied for thirty days after the giving of written notice of the breach to the master servicer, the trustee or Morgan Stanley Capital I Inc. will constitute an Event of Default under the Agreement. See "--Events of Default"
and "--Rights Upon Event of Default," below.

                                     - 53 -

CERTIFICATE ACCOUNT AND OTHER COLLECTION ACCOUNTS

   GENERAL

      The master servicer or the trustee or both will, as to each trust fund, establish and maintain or cause to be established and maintained, the
Certificate Account, which must be either:

          o     an account or accounts the deposits in which are insured by the
                Bank Insurance Fund or the Savings Association Insurance Fund of
                the FDIC, to the limits established by the FDIC, and the
                uninsured deposits in which are otherwise secured such that the certificateholders have a claim with respect to the funds in the
                Certificate Account or a perfected first priority security interest against any collateral securing the funds that is superior to the claims of any other depositors or general
                creditors of the institution with which the Certificate Account is maintained or

          o     otherwise maintained with a bank or trust company, and in a manner, satisfactory to the Rating Agency or Agencies rating any class of certificates of the series.

The collateral eligible to secure amounts in the Certificate Account is limited to Permitted Investments. A Certificate Account may be maintained as an interest-bearing or a non-interest-bearing account and the funds held in the account may be invested pending each succeeding Distribution Date in short-term
Permitted Investments. Interest or other income earned on funds in the
Certificate Account will be paid to a master servicer or its designee, or another service provider as additional servicing compensation, or may be added to the funds in such account and used for the same purpose. The Certificate
Account may be maintained with an institution that is an affiliate of the master servicer, if applicable, provided that the institution meets the standards imposed by the Rating Agency or Agencies. If permitted by the Rating Agency or
Agencies and so specified in the related prospectus supplement, a Certificate
Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds respecting payments on mortgage loans belonging to the master servicer or serviced or master serviced by it on behalf of others.

DEPOSITS

      Generally, a master servicer or the trustee will deposit or cause to be deposited in the Certificate Account for one or more trust funds the following payments and collections received, or advances made, by the master servicer or the trustee or on its behalf subsequent to the Cut-off Date, other than payments due on or before the Cut-off Date, and exclusive of any amounts representing a
Retained Interest, all payments on account of principal, including principal prepayments, on the assets;

      (1)   all payments on account of interest on the assets, including any default interest collected, in each case net of any portion thereof retained by a master servicer, a subservicer or a special servicer as its servicing compensation and net of any Retained Interest;

      (2)   all proceeds of the hazard, business interruption and general liability insurance policies to be maintained in respect of each mortgaged property securing a Whole Loan in the trust fund, to the extent the proceeds are not applied to the restoration of the property or released to the borrower in accordance with normal servicing procedures and all Insurance Proceeds and all Liquidation
            Proceeds, together with the net proceeds on a monthly basis with respect to any mortgaged properties acquired for the benefit of certificateholders by foreclosure or by deed in lieu of foreclosure or otherwise;

      (3)   any amounts paid under any instrument or drawn from any fund that constitutes Credit Support for the related series of certificates as described under "Description of Credit Support";

      (4)   any advances made as described under "Description of the
            Certificates--Advances in Respect of Delinquencies";

      (5)   any amounts representing prepayment premiums;

                                     - 54 -

      (6)   any amounts paid under any Cash Flow Agreement, as described under
            "Description of the Trust Funds--Cash Flow Agreements";

      (7)   all proceeds of any asset or, with respect to a Whole Loan, property acquired in respect thereof purchased by Morgan Stanley Capital I
            Inc., any asset seller or any other specified person as described above under "--Assignment of Assets; Repurchases" and
            "--Representations and Warranties; Repurchases," all proceeds of any defaulted mortgage loan purchased as described below under
            "--Realization Upon Defaulted Whole Loans," and all proceeds of any asset purchased as described above under "Description of the
            Certificates--Termination";

      (8)   any amounts paid by a master servicer to cover certain interest shortfalls arising out of the prepayment of Whole Loans in the trust fund as described under "Description of the Agreements--Retained
            Interest; Servicing Compensation and Payment of Expenses";

      (9)   to the extent that any item does not constitute additional servicing compensation to a master servicer, any payments on account of modification or assumption fees, late payment charges, prepayment premiums or Equity Participations on the mortgage loans or MBS or both;

      (10)  all payments required to be deposited in the Certificate Account with respect to any deductible clause in any blanket insurance policy described below under "--Hazard Insurance Policies";

      (11)  any amount required to be deposited by a master servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer or the trustee, as the case may be, of funds held in the Certificate Account; and

      (12)  any other amounts required to be deposited in the Certificate
            Account as provided in the related Agreement and described in the related prospectus supplement.

WITHDRAWALS

      Generally, a master servicer or the trustee may, from time to time make withdrawals from the Certificate Account for each trust fund for any of the following purposes:

      (1)   to make distributions to the certificateholders on each Distribution
            Date;

      (2)   to reimburse a master servicer for unreimbursed amounts advanced as described above under "Description of the Certificates--Advances in
            Respect of Delinquencies," the reimbursement to be made out of amounts received which were identified and applied by the master servicer as late collections of interest, net of related servicing fees and Retained Interest, on and principal of the particular Whole
            Loans with respect to which the advances were made or out of amounts drawn under any form of Credit Support with respect to those Whole
            Loans;

      (3)   to reimburse a master servicer for unpaid servicing fees earned and certain unreimbursed servicing expenses incurred with respect to
            Whole Loans and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent Liquidation
            Proceeds and Insurance Proceeds collected on the particular Whole
            Loans and properties, and net income collected on the particular properties, with respect to which the fees were earned or the expenses were incurred or out of amounts drawn under any form of
            Credit Support with respect to such Whole Loans and properties;

      (4)   to reimburse a master servicer for any advances described in clause
            (2) above and any servicing expenses described in clause (3) above which, in the master servicer's good faith judgment, will not be recoverable from the amounts described in clauses (2) and (3), respectively, the reimbursement to be made from amounts collected on other assets or, if and to the extent so provided by the related
            Agreement and described in the related prospectus supplement, just from that portion of amounts collected on other assets that is otherwise distributable on one or more classes of Subordinate
            Certificates, if any, remain outstanding, and otherwise any outstanding class of certificates, of the related series;

                                     - 55 -

      (5)   if and to the extent described in the related prospectus supplement, to pay a master servicer interest accrued on the advances described in clause (2) above and the servicing expenses described in clause
            (3) above while these amounts remain outstanding and unreimbursed;

      (6)   to pay for costs and expenses incurred by the trust fund for environmental site assessments with respect to, and for containment, clean-up or remediation of hazardous wastes, substances and materials on, mortgaged properties securing defaulted Whole Loans as described below under "--Realization Upon Defaulted Whole Loans";

      (7)   to reimburse a master servicer, Morgan Stanley Capital I Inc., or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described below under
            "--Matters Regarding a Master Servicer and the Depositor";

      (8)   if and to the extent described in the related prospectus supplement, to pay or to transfer to a separate account for purposes of escrowing for the payment of the trustee's fees;

      (9)   to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described below under "--Matters Regarding the Trustee";

      (10)  unless otherwise provided in the related prospectus supplement, to pay a master servicer, as additional servicing compensation, interest and investment income earned in respect of amounts held in the Certificate Account;

      (11)  to pay the person entitled thereto any amounts deposited in the
            Certificate Account that were identified and applied by the master servicer as recoveries of Retained Interest;

      (12)  to pay for costs reasonably incurred in connection with the proper operation, management and maintenance of any mortgaged property acquired for the benefit of certificateholders by foreclosure or by deed in lieu of foreclosure or otherwise, these payments to be made out of income received on this type of property;

      (13)  if one or more elections have been made to treat the trust fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described below under "Federal Income Tax
            Consequences--REMICs--Prohibited Transactions Tax and Other Taxes";

      (14)  to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted Whole Loan or a property acquired in respect thereof in connection with the liquidation of the defaulted Whole Loan or property;

      (15)  to pay for the cost of various opinions of counsel obtained pursuant to the related Agreement for the benefit of certificateholders;

      (16)  to pay for the costs of recording the related Agreement if recordation materially and beneficially affects the interests of certificateholders, provided that the payment shall not constitute a waiver with respect to the obligation of the Warrantying Party to remedy any breach of representation or warranty under the Agreement;

      (17)  to pay the person entitled thereto any amounts deposited in the
            Certificate Account in error, including amounts received on any asset after its removal from the trust fund whether by reason of purchase or substitution as contemplated by "--Assignment of Assets;
            Repurchase" and "--Representations and Warranties; Repurchases" or
            otherwise;

      (18)  to make any other withdrawals permitted by the related Agreement and described in the related prospectus supplement; and

      (19)  to clear and terminate the Certificate Account at the termination of the trust fund.

                                     - 56 -

OTHER COLLECTION ACCOUNTS

      Notwithstanding the foregoing, if so specified in the related prospectus supplement, the Agreement for any series of certificates may provide for the establishment and maintenance of a separate collection account into which the master servicer or any related subservicer or special servicer will deposit on a daily basis the amounts described under "--Deposits" above for one or more series of certificates. Any amounts on deposit in any collection account will be withdrawn therefrom and deposited into the appropriate Certificate Account by a time specified in the related prospectus supplement. To the extent specified in the related prospectus supplement, any amounts which could be withdrawn from the
Certificate Account as described under "--Withdrawals" above, may also be withdrawn from any collection account. The prospectus supplement will set forth any restrictions with respect to any collection account, including investment restrictions and any restrictions with respect to financial institutions with which any collection account may be maintained.

COLLECTION AND OTHER SERVICING PROCEDURES

      The master servicer, directly or through subservicers, is required to make reasonable efforts to collect all scheduled payments under the Whole Loans and will follow or cause to be followed the collection procedures as it would follow with respect to mortgage loans that are comparable to the Whole Loans and held for its own account, provided the procedures are consistent with the Servicing
Standard. In connection therewith, the master servicer will be permitted in its discretion to waive any late payment charge or penalty interest in respect of a late Whole Loan payment.

      Each master servicer will also be required to perform other customary functions of a servicer of comparable loans, including the following:

          o     maintaining, or causing the borrower or lessee on each mortgage or lease to maintain, hazard, business interruption and general liability insurance policies and, if applicable, rental
                interruption policies as described in this prospectus and in any related prospectus supplement, and filing and settling claims thereunder;

          o     maintaining escrow or impoundment accounts of borrowers for payment of taxes, insurance and other items required to be paid by any borrower pursuant to the Whole Loan;

          o     processing assumptions or substitutions in those cases where the master servicer has determined not to enforce any applicable
                Due-on-Sale clause; attempting to cure delinquencies;

          o     inspecting and managing mortgaged properties under certain circumstances; and

          o     maintaining accounting records relating to the Whole Loans.
                Generally the master servicer or another service provider, as specified in the related prospectus supplement, will be
                responsible for filing and settling claims in respect of
                particular Whole Loans under any applicable instrument of Credit
                Support. See "Description of Credit Support."

      The master servicer may agree to modify, waive or amend any term of any
Whole Loan in a manner consistent with the Servicing Standard so long as the modification, waiver or amendment will not

          o     affect the amount or timing of any scheduled payments of
                principal or interest on the Whole Loan or

          o     in its judgment, materially impair the security for the Whole
                Loan or reduce the likelihood of timely payment of amounts due thereon.

                                     - 57 -

Except to the extent another standard is specified in the related prospectus supplement, the special servicer may agree to any modification, waiver or amendment that would so affect or impair the payments on, or the security for, a
Whole Loan if,

          o     in its judgment, a material default on the Whole Loan has
                occurred or a payment default is imminent and

          o     in its judgment, that modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the Whole Loan on a present value basis than would liquidation.

The master servicer or special servicer is required to notify the trustee in the event of any modification, waiver or amendment of any Whole Loan.

SUBSERVICERS

      A master servicer may delegate its servicing obligations in respect of the
Whole Loans to a subservicer, but the master servicer will remain obligated under the related Agreement. Each subservicing agreement must be consistent with the terms of the related Agreement and must provide that, if for any reason the master servicer for the related series of certificates is no longer acting in the capacity of master servicer, the trustee or any successor master servicer may assume the master servicer's rights and obligations under the subservicing agreement.

      Generally, the master servicer will be solely liable for all fees owed by it to any subservicer, irrespective of whether the master servicer's compensation pursuant to the related Agreement is sufficient to pay those fees;
however, if so specified in the related prospectus supplement, a subservicer may be compensated directly from the trust fund, or in another manner. A subservicer may be entitled to a Retained Interest in certain Whole Loans. Each subservicer will be reimbursed by the master servicer for certain expenditures which it makes, generally to the same extent the master servicer would be reimbursed under an Agreement. See "--Retained Interest; Servicing Compensation and Payment
of Expenses" below.

SPECIAL SERVICERS

      To the extent so specified in the related prospectus supplement, a special servicer may be appointed. A special servicer will generally be appointed for the purpose of servicing mortgage loans that are in default or as to which a default is imminent. The related prospectus supplement will describe the rights, obligations and compensation of a special servicer. The master servicer will only be responsible for the duties and obligations of a special servicer to the extent set forth in the prospectus supplement.

REALIZATION UPON DEFAULTED WHOLE LOANS

      A borrower's failure to make required payments may reflect inadequate income or the diversion of that income from the service of payments due under the mortgage loan, and may call into question the borrower's ability to make timely payment of taxes and to pay for necessary maintenance of the related mortgaged property. Unless otherwise provided in the related prospectus supplement, the special servicer is required to:

          o     monitor any Whole Loan which is in default,

          o     contact the borrower concerning the default,

          o     evaluate whether the causes of the default can be cured over a reasonable period without significant impairment of the value of the mortgaged property,

          o     initiate corrective action in cooperation with the borrower if cure is likely,

          o     inspect the mortgaged property, and

          o     take any other actions as are consistent with the Servicing
                Standard.

                                     - 58 -

A significant period of time may elapse before the special servicer is able to assess the success of the corrective action or the need for additional initiatives.

      The time within which the special servicer makes the initial determination of appropriate action, evaluates the success of corrective action, develops additional initiatives, institutes foreclosure proceedings and actually forecloses or takes a deed to a mortgaged property in lieu of foreclosure on behalf of the certificateholders, may vary considerably depending on the particular Whole Loan, the mortgaged property, the borrower, the presence of an acceptable party to assume the Whole Loan and the laws of the jurisdiction in which the mortgaged property is located. Under federal bankruptcy law, the special servicer in certain cases may not be permitted to accelerate a Whole
Loan or to foreclose on a mortgaged property for a considerable period of time.
See "Legal Aspects of the Mortgage Loans and the Leases."

      Any Agreement relating to a trust fund that includes Whole Loans may grant to the loan seller, the special or master servicer or the holder or holders of certain classes of certificates, or all of them, an option to purchase from the trust fund at its fair value any Whole Loan as to which a specified number of scheduled payments thereunder or a balloon payment are delinquent, or as to which there are other defaults specified in the related prospectus supplement.
In addition, a Whole Loan that is in default may be subject to a purchase option on the part of another lender whose loan is secured by the related real estate collateral or by a security interest in the equity in the related borrower.
Further, if so specified in the related prospectus supplement, a special servicer or other specified party for a trust fund may be obligated to sell a mortgage asset that is in default. Any such option granted to the holder of an offered certificate will be described in the related prospectus supplement. Any such option may be assignable to any person or entity. If so specified in the related prospectus supplement, additional or alternative procedures may be used to sell a defaulted mortgage loan.

      If a default on a Whole Loan has occurred or, in the master servicer's or special servicer's judgment is imminent, and the action is consistent with the servicing standard, the special servicer, on behalf of the trustee, may at any time:

          o     institute foreclosure proceedings,

          o     exercise any power of sale contained in any mortgage,

          o     obtain a deed in lieu of foreclosure, or

          o     otherwise acquire title to a mortgaged property securing the
                Whole Loan.

Unless otherwise specified in the related prospectus supplement, the special servicer may not acquire title to any related mortgaged property or take any other action that would cause the trustee, for the benefit of certificateholders, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator"
of that mortgaged property within the meaning of federal environmental laws, unless the special servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits, which report will be an expense of the trust fund, that either:

          o     the mortgaged property is in compliance with applicable
                environmental laws, and there are no circumstances present at the mortgaged property relating to the use, management or
                disposal of any hazardous substances, hazardous materials, wastes, or petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation;
                or

          o     if the mortgaged property is not so in compliance or such
                circumstances are so present, then it would be in the best economic interest of the trust fund to acquire title to the mortgaged property and further to take the actions as would be necessary and appropriate to effect the compliance and respond to the circumstances, the cost of which actions will be an expense of the trust fund.

      Unless otherwise provided in the related prospectus supplement, if title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the special servicer, on behalf of the trust fund, will be

                                     - 59 -

required to sell the mortgaged property prior to the close of the third calendar year following the year of acquisition of the mortgaged property by the trust fund, unless

          o     the Internal Revenue Service grants an extension of time to sell the property or

          o     the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund
                subsequent to that period will not result in the imposition of a tax on the trust fund or cause the trust fund to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding.

Subject to the foregoing, the special servicer will be required to

          o     solicit bids for any mortgaged property so acquired by the trust fund as will be reasonably likely to realize a fair price for the property and

          o     accept the first and, if multiple bids are contemporaneously received, the highest cash bid received from any person that constitutes a fair price.

      If the trust fund acquires title to any mortgaged property, the special servicer, on behalf of the trust fund, may retain an independent contractor to manage and operate the property. The retention of an independent contractor, however, will not relieve the special servicer of any of its obligations with respect to the management and operation of that property. Unless otherwise specified in the related prospectus supplement, any property acquired by the trust fund will be managed in a manner consistent with the management and operation of similar property by a prudent lending institution.

      The limitations imposed by the related Agreement and the REMIC Provisions of the Code, if a REMIC election has been made with respect to the related trust fund, on the operations and ownership of any mortgaged property acquired on behalf of the trust fund may result in the recovery of an amount less than the amount that would otherwise be recovered. See "Legal Aspects of the Mortgage
Loans and the Leases--Foreclosure."

      If recovery on a defaulted Whole Loan under any related instrument of
Credit Support is not available, the special servicer nevertheless will be obligated to follow or cause to be followed normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Whole Loan. If the proceeds of any liquidation of the property securing the defaulted Whole Loan are less than the outstanding principal balance of the defaulted Whole Loan plus interest accrued thereon at the mortgage rate plus the aggregate amount of expenses incurred by the special servicer in connection with such proceedings and which are reimbursable under the Agreement, the trust fund will realize a loss in the amount of that difference. The special servicer will be entitled to withdraw or cause to be withdrawn from the Certificate Account out of the
Liquidation Proceeds recovered on any defaulted Whole Loan, prior to the distribution of the Liquidation Proceeds to certificateholders, amounts representing its normal servicing compensation on the Whole Loan, unreimbursed servicing expenses incurred with respect to the Whole Loan and any unreimbursed advances of delinquent payments made with respect to the Whole Loan.

      If any property securing a defaulted Whole Loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the related instrument of Credit Support, if any, the special servicer is not required to expend its own funds to restore the damaged property unless it determines

          o     that the restoration will increase the proceeds to
                certificateholders on liquidation of the Whole Loan after
                reimbursement of the special servicer for its expenses and

          o     that the expenses will be recoverable by it from related
                Insurance Proceeds or Liquidation Proceeds.

      As servicer of the Whole Loans, a master servicer, on behalf of itself, the trustee and the certificateholders, will present claims to the obligor under each instrument of Credit Support, and will take reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to defaulted Whole Loans.

                                     - 60 -

      If a master servicer, special servicer, or its designee recovers payments under any instrument of Credit Support with respect to any defaulted Whole Loan, the master or special servicer will be entitled to withdraw or cause to be withdrawn from the Certificate Account out of those proceeds, prior to distribution thereof to certificateholders, amounts representing master and special servicing compensation on the Whole Loan, unreimbursed servicing expenses incurred with respect to the Whole Loan and any unreimbursed advances of delinquent payments made with respect to the Whole Loan. See "--Hazard
Insurance Policies" and "Description of Credit Support."

HAZARD INSURANCE POLICIES

      Unless otherwise specified in the related prospectus supplement, each
Agreement for a trust fund that includes Whole Loans will require the master servicer to cause the borrower on each Whole Loan to maintain a hazard insurance policy providing for the coverage required under the related mortgage or, if any mortgage permits the holder thereof to dictate to the borrower the insurance coverage to be maintained on the related mortgaged property, then the coverage that is consistent with the Servicing Standard. Unless otherwise specified in the related prospectus supplement, the coverage will be in general in an amount equal to the lesser of the principal balance owing on the Whole Loan and the amount necessary to fully compensate for any damage or loss to the improvements on the mortgaged property on a replacement cost basis, but in either case not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy. The ability of the master servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below in this section, or upon the extent to which information in this regard is furnished by borrowers. All amounts collected by the master servicer under any policy, except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the master servicer's normal servicing procedures, subject to the terms and conditions of the related mortgage and mortgage note, will be deposited in the Certificate Account. The
Agreement will provide that the master servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by the master servicer's maintaining a blanket policy insuring against hazard losses on the
Whole Loans. If the blanket policy contains a deductible clause, the master servicer will be required to deposit in the Certificate Account all sums that would have been deposited in the Certificate Account but for that clause.

      In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy.
Although the policies relating to the Whole Loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most of these policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudflows, wet or dry rot, vermin, domestic animals and other kinds of uninsured risks.

      The hazard insurance policies covering the mortgaged properties securing the Whole Loans will typically contain a co-insurance clause that in effect requires the insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the co-insurance clause generally provides that the insurer's liability in the event of partial loss does not exceed the lesser of

          o     the replacement cost of the improvements less physical
                depreciation and

          o     the proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

      Each Agreement for a trust fund that includes Whole Loans will require the master servicer to cause the borrower on each Whole Loan, or, in certain cases, the related lessee, to maintain all other insurance coverage with respect to the related mortgaged property as is consistent with the terms of the related mortgage and the Servicing Standard, which insurance may typically include flood insurance if the related mortgaged property was located at the

                                     - 61 -

time of origination in a federally designated flood area.

      In addition, to the extent required by the related mortgage, the master servicer may require the borrower or related lessee to maintain other forms of insurance including, but not limited to, loss of rent endorsements, business interruption insurance and comprehensive public liability insurance, and the related Agreement may require the master servicer, subservicer or special servicer to maintain public liability insurance with respect to any REO
Properties. Any cost incurred by the master servicer in maintaining any insurance policy will be added to the amount owing under the mortgage loan where the terms of the mortgage loan so permit; provided, however, that the addition of this cost will not be taken into account for purposes of calculating the distribution to be made to certificateholders. These costs may be recovered by the master servicer, subservicer or special servicer, as the case may be, from the Collection Account, with interest thereon, as provided by the Agreement.

      Under the terms of the Whole Loans, borrowers will generally be required to present claims to insurers under hazard insurance policies maintained on the related mortgaged properties. The master servicer, on behalf of the trustee and certificateholders, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on mortgaged properties securing the Whole Loans. However, the ability of the master servicer to present or cause to be presented these claims is dependent upon the extent to which information in this regard is furnished to the master servicer by borrowers.

RENTAL INTERRUPTION INSURANCE POLICY

      If so specified in the related prospectus supplement, the master servicer or the borrowers will maintain rental interruption insurance policies in full force and effect with respect to some or all of the leases. Although the terms of these policies vary to some degree, a rental interruption insurance policy typically provides that, to the extent that a lessee fails to make timely rental payments under the related lease due to a casualty event, the losses will be reimbursed to the insured. If so specified in the related prospectus supplement, the master servicer will be required to pay from its servicing compensation the premiums on the rental interruption policy on a timely basis. If so specified in the prospectus supplement, if the rental interruption policy is canceled or terminated for any reason other than the exhaustion of total policy coverage, the master servicer will exercise its best reasonable efforts to obtain from another insurer a replacement policy comparable to the rental interruption policy with a total coverage that is equal to the then existing coverage of the terminated rental interruption policy. However, if the cost of any replacement policy is greater than the cost of the terminated rental interruption policy, the amount of coverage under the replacement policy will, to the extent set forth in the related prospectus supplement, be reduced to a level such that the applicable premium does not exceed, by a percentage that may be set forth in the related prospectus supplement, the cost of the rental interruption policy that was replaced. Any amounts collected by the master servicer under the rental interruption policy in the nature of insurance proceeds will be deposited in the
Certificate Account.

FIDELITY BONDS AND ERRORS AND OMISSIONS INSURANCE

      Unless otherwise specified in the related prospectus supplement, each
Agreement will require that the master servicer and any special servicer obtain and maintain in effect a fidelity bond or similar form of insurance coverage which may provide blanket coverage or any combination thereof insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers, employees and agents of the master servicer or the special servicer, as applicable. The related Agreement will allow the master servicer and any special servicer to self-insure against loss occasioned by the errors and omissions of the officers, employees and agents of the master servicer or the special servicer so long as criteria set forth in the Agreement are met.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

      Some of the Whole Loans may contain clauses requiring the consent of the lender to any sale or other transfer of the related mortgaged property, or
Due-on-Sale clauses entitling the lender to accelerate payment of the Whole Loan upon any sale or other transfer of the related mortgaged property. Some of the
Whole Loans may contain clauses requiring the consent of the lender to the creation of any other lien or encumbrance on the mortgaged property or
Due-on-Encumbrance clauses entitling the lender to accelerate payment of the
Whole Loan upon the

                                     - 62 -

creation of any other lien or encumbrance upon the mortgaged property. Unless otherwise provided in the related prospectus supplement, the master servicer, on behalf of the trust fund, will exercise any right the trustee may have as lender to accelerate payment of the Whole Loan or to withhold its consent to any transfer or further encumbrance in a manner consistent with the Servicing
Standard. Unless otherwise specified in the related prospectus supplement, any fee collected by or on behalf of the master servicer for entering into an assumption agreement will be retained by or on behalf of the master servicer as additional servicing compensation. See "Legal Aspects of the Mortgage Loans and the Leases--Due-on-Sale and Due-on-Encumbrance."

RETAINED INTEREST; SERVICING COMPENSATION AND PAYMENT OF EXPENSES

      The prospectus supplement for a series of certificates will specify whether there will be any Retained Interest in the assets, and, if so, the initial owner thereof. If so, the Retained Interest will be established on a loan by loan basis and will be specified on an exhibit to the related Agreement.

      Unless otherwise specified in the related prospectus supplement, the master servicer's and a subservicer's primary servicing compensation with respect to a series of certificates will come from the periodic payment to it of a portion of the interest payment on each asset. Since any Retained Interest and a master servicer's primary compensation are percentages of the principal balance of each asset, these amounts will decrease in accordance with the amortization of the assets. The prospectus supplement with respect to a series of certificates evidencing interests in a trust fund that includes Whole Loans may provide that, as additional compensation, the master servicer or the subservicers may retain all or a portion of assumption fees, modification fees, late payment charges or prepayment premiums collected from borrowers and any interest or other income which may be earned on funds held in the Certificate
Account or any account established by a subservicer pursuant to the Agreement.

      The master servicer may, to the extent provided in the related prospectus supplement, pay from its servicing compensation certain expenses incurred in connection with its servicing and managing of the assets, including, without limitation, payment of the fees and disbursements of the trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to certificateholders, and payment of any other expenses described in the related prospectus supplement. Certain other expenses, including certain expenses relating to defaults and liquidations on the Whole Loans and, to the extent so provided in the related prospectus supplement, interest thereon at the rate specified in the related prospectus supplement, and the fees of any special servicer, may be borne by the trust fund.

EVIDENCE AS TO COMPLIANCE

      The related prospectus supplement will identify each party that will be required to deliver annually to the trustee, master servicer or us, as applicable, on or before the date specified in the applicable pooling and servicing agreement, an officer's certificate stating that (i) a review of that party's servicing activities during the preceding calendar year and of performance under the pooling and servicing agreement has been made under the officer's supervision, and (ii) to the best of the officer's knowledge, based on the review, such party has fulfilled all its obligations under the pooling and servicing agreement throughout the year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying the failure known to the officer and the nature and status of the failure.

      In addition, each party that participates in the servicing and administration of more than 5% of the mortgage loans and other assets comprising a trust for any series will be required to deliver annually to us and/or the trustee, a report (an "Assessment of Compliance") that assesses compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation
AB (17 CFR 229.1122) that contains the following:

      (a)   a statement of the party's responsibility for assessing compliance with the servicing criteria applicable to it;

      (b)   a statement that the party used the criteria in Item 1122(d) of
            Regulation AB to assess compliance with the applicable servicing criteria;

      (c)   the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month, setting forth any material instance of noncompliance identified by the party; and

                                     - 63 -

      (d)   a statement that a registered public accounting firm has issued an attestation report on the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month.

      Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an "Attestation Report") of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting
Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party's assessment of compliance with the applicable servicing criteria.

MATTERS REGARDING A MASTER SERVICER, A SPECIAL SERVICER AND THE DEPOSITOR

      The master servicer, if any, a special servicer, or a servicer for substantially all the Whole Loans under each Agreement will be named in the related prospectus supplement. The entity serving as master servicer, as special servicer or as servicer may be an affiliate of Morgan Stanley Capital I Inc. and may have other normal business relationships with Morgan Stanley Capital I Inc.
or Morgan Stanley Capital I Inc.'s affiliates. Reference to the master servicer shall be deemed to be to the servicer of substantially all of the Whole Loans, if applicable.

      Generally, the related Agreement will provide that the master servicer may resign from its obligations and duties only if (i) (A) a successor servicer is available, willing to assume the obligations, responsibilities, and covenants to be performed by the master servicer on substantially the same terms and conditions, and for not more than equivalent compensation, and assumes all obligations of the resigning master servicer under any primary servicing agreements; (B) the resigning master servicer bears all costs associated with its resignation and the transfer of servicing; and (C) each rating agency rating the applicable series delivers written confirmation that such transfer of servicing will not result in the downgrade, qualification or withdrawal of its ratings of the certificates of such series or (ii) upon a determination that its duties under the Agreement are no longer permissible under applicable law or are in material conflict by reason of applicable law with another activity carried on by it that was performed by the master servicer on the date of the Agreement.
No resignation will become effective until the trustee or a successor servicer has assumed the master servicer's obligations and duties under the Agreement.

      Generally the Agreements will further provide that neither any master servicer, any special servicer, Morgan Stanley Capital I Inc. nor any director, officer, employee, or agent of a master servicer, a special servicer or Morgan
Stanley Capital I Inc. will be under any liability to the related trust fund or certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Agreement. However, neither a master servicer, a special servicer, Morgan Stanley Capital I Inc. nor any director, officer, employee, or agent of a master servicer, a special servicer or Morgan
Stanley Capital I Inc. will be protected against any breach of a representation, warranty or covenant made in the Agreement, or against any liability specifically imposed by the Agreement, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder or by reason of reckless disregard of obligations and duties thereunder. The Agreements will further provide that any master servicer, any special servicer, Morgan Stanley
Capital I Inc. and any director, officer, employee or agent of a master servicer or Morgan Stanley Capital I Inc. will be entitled to indemnification by the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the certificates; provided, however, that generally the indemnification will not extend to any loss, liability or expense:

          o     specifically imposed by the Agreement or otherwise incidental to the performance of obligations and duties thereunder, including, in the case of a master servicer or special servicer, the
                prosecution of an enforcement action in respect of any specific
                Whole Loan or Whole Loans, except as any loss, liability or expense shall be otherwise reimbursable pursuant to the
                Agreement;

          o     incurred in connection with any breach of a representation, warranty or covenant made in the Agreement;

          o     incurred by reason of misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder, or by reason of reckless disregard of its obligations or duties.

                                     - 64 -

In addition, each Agreement will provide that none of any master servicer, any special servicer or Morgan Stanley Capital I Inc. will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. The master servicer, the special servicer or Morgan Stanley Capital I Inc. may, however, in its discretion undertake any action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the certificateholders thereunder. In this event, the legal expenses and costs of the action and any liability resulting therefrom will be expenses, costs and liabilities of the certificateholders, and the master servicer, the special servicer or Morgan Stanley Capital I Inc., as the case may be, will be entitled to be reimbursed therefor and to charge the Certificate Account.

      Any person into which the master servicer, the special servicer or Morgan
Stanley Capital I Inc. may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer, the special servicer or Morgan Stanley Capital I Inc. is a party, or any person succeeding to the business of the master servicer, the special servicer or Morgan Stanley
Capital I Inc., will be the successor of the master servicer, the special servicer or Morgan Stanley Capital I Inc., as the case may be, under the related
Agreement.

EVENTS OF DEFAULT

      Unless otherwise provided in the related prospectus supplement for a trust fund that includes Whole Loans, Events of Default under the related Agreement will include:

      (1)   any failure by the master servicer to distribute or cause to be distributed to certificateholders, or to remit to the trustee for distribution to certificateholders, any required payment;

      (2)   any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or obligations under the
            Agreement which continues unremedied for thirty days after written notice of the failure has been given to the master servicer by the trustee or Morgan Stanley Capital I Inc., or to the master servicer,
            Morgan Stanley Capital I Inc. and the trustee by the holders of certificates evidencing not less than 25% of the Voting Rights;

      (3)   any breach of a representation or warranty made by the master servicer under the Agreement which materially and adversely affects the interests of certificateholders and which continues unremedied for thirty days after written notice of that breach has been given to the master servicer by the trustee or Morgan Stanley Capital I
            Inc., or to the master servicer, Morgan Stanley Capital I Inc. and the trustee by the holders of certificates evidencing not less than
            25% of the Voting Rights; and

      (4)   certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations.

Material variations to the foregoing Events of Default--other than to shorten cure periods or eliminate notice requirements--will be specified in the related prospectus supplement. The trustee shall, not later than the later of 60 days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default and five days after certain officers of the trustee become aware of the occurrence of such an event, transmit by mail to Morgan Stanley Capital I Inc. and all certificateholders of the applicable series notice of the occurrence, unless the default shall have been cured or waived.

      With respect to any series of certificates as to which there is a special servicer, similar Events of Default will generally exist under the related
Agreement with respect to the special servicer.

RIGHTS UPON EVENT OF DEFAULT

      So long as an Event of Default under an Agreement remains unremedied,
Morgan Stanley Capital I Inc. or the trustee may, and at the direction of holders of certificates evidencing not less than 51% of the Voting Rights, the trustee shall, terminate all of the rights and obligations of the applicable servicer under the Agreement and in and to the mortgage loans, other than as a certificateholder or as the owner of any Retained Interest, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the applicable servicer (provided, that in the case of

                                     - 65 -

an Event of Default of the special servicer, the master servicer may instead succeed to the obligations of the special servicer) under the Agreement, except that if the trustee is prohibited by law from obligating itself to make advances regarding delinquent mortgage loans, or if the related prospectus supplement so specifies, then the trustee will not be obligated to make the advances, and will be entitled to similar compensation arrangements. In the event that the trustee is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a loan servicing institution as to which each Rating Agency rating the certificates has confirmed that such appointment will not result in the downgrade, qualification or withdrawal of the ratings of the certificates of the applicable series. Pending appointment, the trustee (or master servicer, with respect to the special servicer) is obligated to act in the capacity of the applicable servicer. The trustee and any successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the master servicer under the
Agreement. Generally, the Agreements will provide that expenses relating to any removal of a servicer upon an Event of Default or its voluntary resignation will be required to be paid by such servicer.

      Unless otherwise described in the related prospectus supplement, the holders of certificates representing at least 66 2/3% of the Voting Rights allocated to the respective classes of certificates affected by any Event of
Default will be entitled to waive that Event of Default; provided, however, that an Event of Default involving a failure to distribute a required payment to certificateholders described in clause (1) under "--Events of Default" may be waived only by all of the certificateholders. Upon any waiver of an Event of
Default, the Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose under the Agreement.

      No certificateholder will have the right under any Agreement to institute any proceeding with respect thereto unless the holder previously has given to the trustee written notice of default and unless the holders of certificates evidencing not less than 25% of the Voting Rights have made written request upon the trustee to institute the proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity, and the trustee for sixty days has neglected or refused to institute any proceeding. The trustee, however, is under no obligation to

          o     exercise any of the powers vested in it by any Agreement;

          o     make any investigation of matters arising under any Agreement;
                or

          o     institute, conduct or defend any litigation under any Agreement or related to any Agreement.

If any of the holders of certificates request, order or direct the trustee to take any action, the trustee may require reasonable security or indemnity against the costs, expenses and liabilities which may be incurred.

AMENDMENT

      Each Agreement may be amended by the parties to the Agreement without the consent of any of the holders of certificates covered by the Agreement:

      (1)   to cure any ambiguity;

      (2)   to correct, modify or supplement any provision in the Agreement which may be inconsistent with any other provision in the Agreement;

      (3)   to make any other provisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions thereof; or

      (4)   to comply with any requirements imposed by the Code;

provided that the amendment--other than an amendment for the purpose specified in clause (4) above--will not, as evidenced by an opinion of counsel to that effect, adversely affect in any material respect the interests of any holder of certificates covered by the Agreement.

      Each Agreement may also be amended by Morgan Stanley Capital I Inc., the master servicer, if any, and the trustee, with the consent of the holders of certificates affected evidencing not less than 51% (or such other

                                     - 66 -

percentage as may be specified in the related prospectus supplement) of the
Voting Rights, for any purpose. However, to the extent set forth in the related prospectus supplement, no amendment may:

      (1)   reduce in any manner the amount of or delay the timing of, payments received or advanced on mortgage loans which are required to be distributed on any certificate without the consent of the holder of that certificate;

      (2)   adversely affect in any material respect the interests of the holders of any class of certificates in a manner other than as described in (1), without the consent of the holders of all certificates of that class; or

      (3)   modify the provisions of the Agreement described in this paragraph without the consent of the holders of all certificates covered by the Agreement then outstanding.

However, with respect to any series of certificates as to which a REMIC election is to be made, the trustee will not consent to any amendment of the Agreement unless it shall first have received an opinion of counsel to the effect that the amendment will not result in the imposition of a tax on the related trust fund or cause the related trust fund to fail to qualify as a REMIC at any time that the related certificates are outstanding.

THE TRUSTEE

      The trustee under each Agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company serving as trustee may have a banking relationship with Morgan Stanley Capital I Inc. and its affiliates and with any master servicer and its affiliates.

DUTIES OF THE TRUSTEE

      The trustee will make no representations as to the validity or sufficiency of any Agreement, the certificates or any asset or related document and is not accountable for the use or application by or on behalf of any master servicer of any funds paid to the master servicer or its designee or any special servicer in respect of the certificates or the assets, or deposited into or withdrawn from the Certificate Account or any other account by or on behalf of the master servicer or any special servicer. If no Event of Default has occurred and is continuing, the trustee is required to perform only those duties specifically required under the related Agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the trustee is required to examine the documents and to determine whether they conform to the requirements of the Agreement.

MATTERS REGARDING THE TRUSTEE

      Generally, the trustee and each of its partners, representatives, affiliates, members, managers, directors, officers, employees, agents and controlling persons is entitled to indemnification from the trust for any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with any legal action incurred without negligence or willful misconduct on their respective part, arising out of, or in connection with the related Agreement, the assets, the certificates and the acceptance or administration of the trusts or duties created under the related Agreement
(including, without limitation, any unanticipated loss, liability or expense incurred in connection with any action or inaction of any master servicer, any special servicer or the Depositor but only to the extent the trustee is unable to recover within a reasonable period of time such amount from such third party pursuant to the related Agreement) including the costs and expenses of defending themselves against any claim in connection with the exercise or performance of any of their powers or duties hereunder and the trustee and each of its partners, representatives, affiliates, members, managers, directors, officers, employees, agents and controlling persons shall be entitled to indemnification from the trust for any unanticipated loss, liability or expense incurred in connection with the provision by it of the reports required to be provided by it pursuant to the related Agreement.

RESIGNATION AND REMOVAL OF THE TRUSTEE

      The trustee may at any time resign from its obligations and duties under an Agreement by giving written notice thereof to Morgan Stanley Capital I Inc., the master servicer, if any, and all certificateholders. Upon receiving the

                                     - 67 -

notice of resignation, Morgan Stanley Capital I Inc. is required promptly to appoint a successor trustee acceptable to the master servicer, if any. If no successor trustee shall have been so appointed and have accepted appointment within 30-days after the giving of the notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

      If at any time the trustee (i) shall cease to be eligible to continue as trustee under the related Agreement, or (ii) shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the trustee or of its property shall be appointed, or any public officer shall take charge or control of the trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or (iii) a tax is imposed or threatened with respect to the trust or any REMIC by any state in which the trustee or the trust held by the trustee is located solely because of the location of the trustee in such state; provided, however, that, if the trustee agrees to indemnify the trust for such taxes, it shall not be removed pursuant to this clause (iii), or (iv) the continuation of the trustee as such would result in a downgrade, qualification or withdrawal of the rating by the Rating
Agencies of any class of certificates with a rating as evidenced in writing by the Rating Agencies, then Morgan Stanley Capital I Inc. may remove the trustee and appoint a successor trustee meeting the eligibility requirements set forth in the related Agreement. If specified in the related Prospectus Supplement, holders of the certificates of any series entitled to a specified percentage of the Voting Rights for that series may at any time remove the trustee for cause
(or if specified in the related Prospectus Supplement, without cause) and appoint a successor trustee.

      Any resignation or removal of the trustee and appointment of a successor trustee shall not become effective until acceptance of appointment by the successor trustee. Generally, the Agreements will provide that expenses relating to resignation of the Trustee or any removal of the Trustee for cause will be required to be paid by the Trustee, and expenses relating to removal of the
Trustee without cause will be paid by the parties effecting such removal.

ADDITIONAL PARTIES TO THE AGREEMENTS

      If so specified in the prospectus supplement for a series, there may be one or more additional parties to the related pooling and servicing agreement, including but not limited to (i) a paying agent, which will make payments and perform other specified duties with respect to the certificates, (ii) a certificate registrar, which will maintain the register of certificates and perform certain duties with respect to certificate transfer, (iii) an authenticating agent, which will countersign the certificates on behalf of the trustee and/or (iv) a fiscal agent, which will be required to make advances if the trustee fails to do so when required.

                          DESCRIPTION OF CREDIT SUPPORT

GENERAL

      For any series of certificates, Credit Support may be provided with respect to one or more classes thereof or the related assets. Credit Support may be in the form of the subordination of one or more classes of certificates, cross-support provisions, insurance or guarantees for the loans, letters of credit, insurance policies and surety bonds, the establishment of one or more reserve funds or any combination of the foregoing.

      Unless otherwise provided in the related prospectus supplement for a series of certificates, the Credit Support will not provide protection against all risks of loss and will not guarantee repayment of the entire Certificate
Balance of the certificates and interest thereon. If losses or shortfalls occur that exceed the amount covered by Credit Support or that are not covered by
Credit Support, certificateholders will bear their allocable share of deficiencies.

      If Credit Support is provided with respect to one or more classes of certificates of a series, or the related assets, the related prospectus supplement will include a description of:

      (1)   the nature and amount of coverage under the Credit Support;

      (2)   any conditions to payment thereunder not otherwise described in this prospectus;

                                     - 68 -

      (3)   the conditions, if any, under which the amount of coverage under the
            Credit Support may be reduced and under which the Credit Support may be terminated or replaced;

      (4)   the material provisions relating to the Credit Support; and

      (5)   information regarding the obligor under any instrument of Credit
            Support, including:

            o   a brief description of its principal business activities;

            o   its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business;

            o   if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business; and

            o   its total assets, and its stockholders' or policyholders'
                surplus, if applicable, as of the date specified in the
                prospectus supplement.

See "Risk Factors--Credit Support May Not Cover Losses or Risks Which Could
Adversely Affect Payment On Your Certificates."

SUBORDINATE CERTIFICATES

      If so specified in the related prospectus supplement, one or more classes of certificates of a series may be Subordinate Certificates. To the extent specified in the related prospectus supplement, the rights of the holders of
Subordinate Certificates to receive distributions of principal and interest from the Certificate Account on any Distribution Date will be subordinated to the rights of the holders of Senior Certificates. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of or may be limited to certain types of losses or shortfalls. The related prospectus supplement will set forth information concerning the amount of subordination of a class or classes of Subordinate Certificates in a series, the circumstances in which the subordination will be applicable and the manner, if any, in which the amount of subordination will be effected.

CROSS-SUPPORT PROVISIONS

      If the assets for a series are divided into separate groups, each supporting a separate class or classes of certificates of a series, credit support may be provided by cross-support provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of mortgage loans or MBS prior to distributions on Subordinate Certificates evidencing interests in a different group of mortgage loans or MBS within the trust fund.
The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying these provisions.

INSURANCE OR GUARANTEES FOR THE WHOLE LOANS

      If so provided in the prospectus supplement for a series of certificates, the Whole Loans in the related trust fund will be covered for various default risks by insurance policies or guarantees. A copy of any material instrument for a series will be filed with the Commission as an exhibit to a Current Report on
Form 8-K to be filed within 15 days of issuance of the certificates of the related series.

LETTER OF CREDIT

      If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or certain classes thereof will be covered by one or more letters of credit, issued by the letter of credit bank. Under a letter of credit, the letter of credit bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage loans or MBS or both on the related Cut-off Date or of the initial aggregate Certificate Balance of one or more classes of certificates. If so specified in the related prospectus supplement, the letter of credit may permit draws in the event of only certain

                                     - 69 -

types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the letter of credit bank under the letter of credit for each series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund. A copy of any letter of credit for a series will be filed with the
Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the certificates of the related series.

INSURANCE POLICIES AND SURETY BONDS

      If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or certain classes thereof will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. The instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. A copy of any such instrument for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the certificates of the related series.

RESERVE FUNDS

      If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or certain classes thereof will be covered by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination thereof will be deposited, in the amounts so specified in the prospectus supplement. The reserve funds for a series may also be funded over time by depositing in the reserve funds a specified amount of the distributions received on the related assets as specified in the related prospectus supplement.

      Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. A reserve fund may be provided to increase the likelihood of timely distributions of principal of and interest on the certificates. If so specified in the related prospectus supplement, reserve funds may be established to provide limited protection against only certain types of losses and shortfalls. Following each
Distribution Date amounts in a reserve fund in excess of any amount required to be maintained in the reserve fund may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement and will not be available for further application to the certificates.

      Moneys deposited in any Reserve Funds will be invested in Permitted
Investments, except as otherwise specified in the related prospectus supplement.
Generally, any reinvestment income or other gain from these investments will be credited to the related Reserve Fund for the series, and any loss resulting from the investments will be charged to the Reserve Fund. However, the income may be payable to any related master servicer or another service provider as additional compensation.

      Additional information concerning any Reserve Fund will be set forth in the related prospectus supplement, including the initial balance of the Reserve
Fund, the balance required to be maintained in the Reserve Fund, the manner in which the required balance will decrease over time, the manner of funding the
Reserve Fund, the purposes for which funds in the Reserve Fund may be applied to make distributions to certificateholders and use of investment earnings from the
Reserve Fund, if any.

CREDIT SUPPORT FOR MBS

      If so provided in the prospectus supplement for a series of certificates, the MBS in the related trust fund or the mortgage loans underlying the MBS may be covered by one or more of the types of Credit Support described in this prospectus. The related prospectus supplement will specify as to each form of
Credit Support the information indicated above under "Description of Credit
Support--General," to the extent the information is material and available.

                                     - 70 -

               LEGAL ASPECTS OF THE MORTGAGE LOANS AND THE LEASES

      The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties that are general in nature. The legal aspects are governed by applicable state law, which laws may differ substantially. As such, the summaries DO NOT:

          o     purport to be complete;

          o     purport to reflect the laws of any particular state; or

          o     purport to encompass the laws of all states in which the
                security for the mortgage loans is situated.

The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the mortgage loans. See "Description of the
Trust Funds--Assets."

GENERAL

      All of the mortgage loans are loans evidenced by a note or bond and secured by instruments granting a security interest in real property. The instrument granting a security interest may be a mortgage, deed of trust, security deed or deed to secure debt, depending upon the prevailing practice and law in the state in which the mortgaged property is located. Any of the foregoing types of mortgages will create a lien upon, or grant a title interest in, the subject property. The priority of the mortgage will depend on the terms of the particular security instrument, as well as separate, recorded, contractual arrangements with others holding interests in the mortgaged property, the knowledge of the parties to the instrument as well as the order of recordation of the instrument in the appropriate public recording office.
However, recording does not generally establish priority over governmental claims for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

      A mortgage either creates a lien against or constitutes a conveyance of real property between two parties--

          o     a borrower--the borrower and usually the owner of the subject property, and

          o     a mortgagee--the lender.

      In contrast, a deed of trust is a three-party instrument, among

          o     a trustor--the equivalent of a mortgagor or borrower,

          o     a trustee to whom the mortgaged property is conveyed, and

          o     a beneficiary--the lender--for whose benefit the conveyance is made.

Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale as security for the indebtedness evidenced by the related note. A deed to secure debt typically has two parties.

      By executing a deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until the time that the underlying debt is repaid, generally with a power of sale as security for the indebtedness evidenced by the related mortgage note. If a borrower under a mortgage is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower executes a separate undertaking to make payments on the mortgage note. The lender's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the mortgage, the law of the state in which the real property is located, certain federal laws including, without limitation, the Soldiers' and Sailors' Civil Relief Act of
1940 and, in some cases, in deed of trust transactions, the directions of the beneficiary.

                                     - 71 -

INTEREST IN REAL PROPERTY

      The real property covered by a mortgage, deed of trust, security deed or deed to secure debt is most often the fee estate in land and improvements.
However, the mortgage, or other instrument, may encumber other interests in real property such as:

          o     a tenant's interest in a lease of land or improvements, or both,
                and

          o     the leasehold estate created by the lease.

A mortgage, or other instrument, covering an interest in real property other than the fee estate requires special provisions in the instrument creating the interest to protect the lender against termination of the interest before the note secured by the mortgage, deed of trust, security deed or deed to secure debt is paid. If so specified in the prospectus supplement, Morgan Stanley
Capital I Inc. or the asset seller will make representations and warranties in the Agreement with respect to the mortgage loans which are secured by an interest in a leasehold estate. The representations and warranties will be set forth in the prospectus supplement if applicable.

LEASES AND RENTS

      Mortgages that encumber income-producing property often contain an assignment of rents and leases. Typically, under an assignment of rents and leases:

          o     the borrower assigns its right, title and interest as landlord under each lease and the income derived from each lease to the lender, and

          o     the borrower retains a revocable license to collect the rents for so long as there is no default under the loan documents.

The manner of perfecting the lender's interest in rents may depend on whether the borrower's assignment was absolute or one granted as security for the loan.
Failure to properly perfect the lender's interest in rents may result in the loss of substantial pool of funds, which could otherwise serve as a source of repayment for the loan. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and obtain a court-appointed receiver before becoming entitled to collect the rents. In most states, hotel and motel room revenues are considered accounts receivable under the UCC; generally these revenues are either assigned by the borrower, which remains entitled to collect the revenues absent a default, or pledged by the borrower, as security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the revenues and must file continuation statements, generally every five years, to maintain perfection of the security interest.
Even if the lender's security interest in room revenues is perfected under the
UCC, the lender will generally be required to commence a foreclosure or otherwise take possession of the property in order to collect the room revenues after a default.

      Even after a foreclosure, the potential rent payments from the property may be less than the periodic payments that had been due under the mortgage. For instance, the net income that would otherwise be generated from the property may be less than the amount that would have been needed to service the mortgage debt if the leases on the property are at below-market rents, or as the result of excessive maintenance, repair or other obligations which a lender succeeds to as landlord.

      Lenders that actually take possession of the property, however, may incur potentially substantial risks attendant to being a mortgagee-in-possession. The risks include liability for environmental clean-up costs and other risks inherent in property ownership. See "--Environmental Legislation" below.

PERSONALITY

      Certain types of mortgaged properties, such as hotels, motels and industrial plants, are likely to derive a significant part of their value from personal property which does not constitute "fixtures" under applicable state real property law and, hence, would not be subject to the lien of a mortgage.
The property is generally pledged or assigned as security to the lender under the UCC. In order to perfect its security interest in the property, the lender

                                     - 72 -

generally must file UCC financing statements and, to maintain perfection of the security interest, file continuation statements generally every five years.

FORECLOSURE

   GENERAL

      Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the mortgaged property at public auction to satisfy the indebtedness.

      Foreclosure procedures with respect to the enforcement of a mortgage vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure and non judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. There are several other foreclosure procedures available in some states that are either infrequently used or available only in certain limited circumstances, such as strict foreclosure.

   JUDICIAL FORECLOSURE

      A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment.
The sales are made in accordance with procedures that vary from state to state.

   EQUITABLE LIMITATIONS ON ENFORCEABILITY OF CERTAIN PROVISIONS

      United States courts have traditionally imposed general equitable principles to limit the remedies available to a lender in connection with foreclosure. These equitable principles are generally designed to relieve the borrower from the legal effect of mortgage defaults, to the extent that the effect is perceived as harsh or unfair. Relying on these principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative and expensive actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage is not monetary, e.g., the borrower failed to maintain the mortgaged property adequately or the borrower executed a junior mortgage on the mortgaged property. The exercise by the court of its equity powers will depend on the individual circumstances of each case presented to it. Finally, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to afford constitutional protections to the borrower.

      A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes require several years to complete. Moreover, a non collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and that the sale occurred while the borrower was insolvent or the borrower was rendered insolvent as a result of the sale and within one year -- or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law --
of the filing of bankruptcy.

                                     - 73 -

   NON JUDICIAL FORECLOSURE/POWER OF SALE

      Foreclosure of a deed of trust is generally accomplished by a non judicial trustee's sale pursuant to the power of sale granted in the deed of trust. A power of sale is typically granted in a deed of trust. It may also be contained in any other type of mortgage instrument. A power of sale allows a non judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon any default by the borrower under the terms of the mortgage note or the mortgage instrument and after notice of sale is given in accordance with the terms of the mortgage instrument, as well as applicable state law. In some states, prior to such sale, the trustee under a deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears, without acceleration, plus the expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods are governed by state law and vary among the states. Foreclosure of a deed to secure debt is also generally accomplished by a non judicial sale similar to that required by a deed of trust, except that the lender or its agent, rather than a trustee, is typically empowered to perform the sale in accordance with the terms of the deed to secure debt and applicable law.

   PUBLIC SALE

      A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of the property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to or less than the underlying debt and accrued and unpaid interest plus the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender. Thereafter, subject to the borrower's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will have the obligation to pay debt service on any senior mortgages, to pay taxes, obtain casualty insurance and to make the repairs at its own expense as are necessary to render the property suitable for sale.
Frequently, the lender employs a third party management company to manage and operate the property. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels, restaurants, nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, with respect to nursing or convalescent homes or hospitals, regulatory compliance, required to run the operations and the effect which foreclosure and a change in ownership may have on the public's and the industry's, including franchisors', perception of the quality of the operations.
The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure or bankruptcy proceedings. Furthermore, a few states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See "--Environmental
Legislation." Generally state law controls the amount of foreclosure expenses and costs, including attorneys' fees that may be recovered by a lender.

      A junior lender may not foreclose on the property securing the junior mortgage unless it forecloses subject to senior mortgages and any other prior liens, in which case it may be obliged to make payments on the senior mortgages to avoid their foreclosure. In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a "Due-on-Sale" clause contained in a senior mortgage, the junior lender may be required to pay the full amount of the senior mortgage to avoid its foreclosure. Accordingly, with respect to those mortgage loans, if

                                     - 74 -

any, that are junior mortgage loans, if the lender purchases the property, the lender's title will be subject to all senior mortgages, prior liens and certain governmental liens.

      The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage under which the sale was conducted. Any proceeds remaining after satisfaction of senior mortgage debt are generally payable to the holders of junior mortgages and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the borrower. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgage or a subsequent ancillary proceeding or may require the institution of separate legal proceedings by these holders.

   REO PROPERTIES

      If title to any mortgaged property is acquired by the trustee on behalf of the certificateholders, the master servicer or any related subservicer or the special servicer, on behalf of the holders, will be required to sell the mortgaged property prior to the close of the third calendar year following the year of acquisition of such mortgaged property by the trust fund, unless:

          o     the Internal Revenue Service grants an REO Extension, or

          o     It obtains an opinion of counsel generally to the effect that the holding of the property beyond the close of the third
                calendar year after its acquisition will not result in the imposition of a tax on the trust fund or cause any REMIC created pursuant to the Agreement to fail to qualify as a REMIC under the Code.

Subject to the foregoing, the master servicer or any related subservicer or the special servicer will generally be required to solicit bids for any mortgaged property so acquired in a manner as will be reasonably likely to realize a fair price for the property. The master servicer or any related subservicer or the special servicer may retain an independent contractor to operate and manage any
REO Property; however, the retention of an independent contractor will not relieve the master servicer or any related subservicer or the special servicer of its obligations with respect to the REO Property.

      In general, the master servicer or any related subservicer or the special servicer or an independent contractor employed by the master servicer or any related subservicer or the special servicer at the expense of the trust fund will be obligated to operate and manage any mortgaged property acquired as REO
Property in a manner that would, to the extent commercially feasible, maximize the trust fund's net after-tax proceeds from the property. After the master servicer or any related subservicer or the special servicer reviews the operation of the property and consults with the trustee to determine the trust fund's federal income tax reporting position with respect to the income it is anticipated that the trust fund would derive from the property, the master servicer or any related subservicer or the special servicer could determine, particularly in the case of an REO Property that is a hospitality or residential health care facility, that it would not be commercially feasible to manage and operate the property in a manner that would avoid the imposition of an REO Tax at the highest marginal corporate tax rate--currently 35%. The determination as to whether income from an REO Property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. Any REO Tax imposed on the trust fund's income from an REO Property would reduce the amount available for distribution to certificateholders. Certificateholders are advised to consult their tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs. See "Federal Income Tax Consequences" in
this prospectus and "Federal Income Tax Consequences" in the prospectus supplement.

RIGHTS OF REDEMPTION

      The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have an interest in the property which is subordinate to the mortgage being foreclosed, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action

                                     - 75 -

has been commenced, the redeeming party must pay certain costs of the action.
Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be
Cut-off and terminated.

      The equity of redemption is a common law or non statutory right which exists prior to completion of the foreclosure, is not waivable by the borrower, must be exercised prior to foreclosure sale and should be distinguished from the post sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from a foreclosure sale or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

      Under the REMIC Provisions currently in effect, property acquired by foreclosure generally must not be held beyond the close of the third calendar year following the year of acquisition. Unless otherwise provided in the related prospectus supplement, with respect to a series of certificates for which an election is made to qualify the trust fund or a part thereof as a REMIC, the
Agreement will permit foreclosed property to be held beyond the close of the third calendar year following the year of acquisition if the Internal Revenue
Service grants an extension of time within which to sell the property or independent counsel renders an opinion to the effect that holding the property for such additional period is permissible under the REMIC Provisions.

ANTI DEFICIENCY LEGISLATION

      Some or all of the mortgage loans may be nonrecourse loans, as to which recourse may be had only against the specific property securing the related mortgage loan and a personal money judgment may not be obtained against the borrower. Even if a mortgage loan by its terms provides for recourse to the borrower, some states impose prohibitions or limitations on recourse to the borrower. For example, statutes in some states limit the right of the lender to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Some states require the lender to exhaust the security afforded under a mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security; however, in some of these states, the lender, following judgment on a personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. In some cases, a lender will be precluded from exercising any additional rights under the note or mortgage if it has taken any prior enforcement action. Consequently, the practical effect of the election requirement, in those states permitting such election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a lender from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

   LEASEHOLD RISKS

      Mortgage loans may be secured by a mortgage on a ground lease. Leasehold mortgages are subject to certain risks not associated with mortgage loans secured by the fee estate of the borrower. The most significant of these risks is that the ground lease creating the leasehold estate could terminate, leaving the leasehold lender without its security. The ground lease may terminate if, among other reasons, the ground lessee breaches or defaults in its obligations under the ground lease or there is a bankruptcy of the ground lessee or the ground lessor. This risk may be minimized if the ground lease contains certain provisions protective of the lender, but the ground leases that

                                     - 76 -

secure mortgage loans may not contain some of these protective provisions, and mortgages may not contain the other protections discussed in the next paragraph.
Protective ground lease provisions include:

      (1)   the right of the leasehold lender to receive notices from the ground lessor of any defaults by the borrower;

      (2)   the right to cure those defaults, with adequate cure periods;

      (3)   if a default is not susceptible of cure by the leasehold lender, the right to acquire the leasehold estate through foreclosure or otherwise;

      (4)   the ability of the ground lease to be assigned to and by the leasehold lender or purchaser at a foreclosure sale and for the concomitant release of the ground lessee's liabilities thereunder;

      (5)   the right of the leasehold lender to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease in the event of a termination thereof;

      (6)   a ground lease or leasehold mortgage that prohibits the ground lessee from treating the ground lease as terminated in the event of the ground lessor's bankruptcy and rejection of the ground lease by the trustee for the debtor ground lessor; and

      (7)   A leasehold mortgage that provides for the assignment of the debtor ground lessee's right to reject a lease pursuant to Section 365 of the Bankruptcy Code.

      Without the protections described in (1) - (7) above, a leasehold lender may lose the collateral securing its leasehold mortgage. However, the enforceability of clause (7) has not been established. In addition, terms and conditions of a leasehold mortgage are subject to the terms and conditions of the ground lease. Although certain rights given to a ground lessee can be limited by the terms of a leasehold mortgage, the rights of a ground lessee or a leasehold lender with respect to, among other things, insurance, casualty and condemnation will be governed by the provisions of the ground lease.

BANKRUPTCY LAWS

      The Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by an automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.

      Under the Bankruptcy Code, provided certain substantive and procedural safeguards for the lender are met, the amount and terms of a mortgage secured by property of the debtor may be modified under certain circumstances. In many jurisdictions, the outstanding amount of the loan secured by the real property may be reduced to the then current value of the property, with a corresponding partial reduction of the amount of lender's security interest pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest or the alteration of the repayment schedule with or without affecting the unpaid principal balance of the loan, or an extension or reduction of the final maturity date. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under federal bankruptcy law, a bankruptcy court may permit a debtor through its rehabilitative plan to de accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court provided no sale of the property had yet occurred, prior to the filing of the debtor's petition. This may be done even if the full amount due under the original loan is never repaid.

                                     - 77 -

      Federal bankruptcy law provides generally that rights and obligation under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in the lease to such effect or because of certain other similar events. This prohibition on so called "ipso facto clauses" could limit the ability of the trustee for a series of certificates to exercise certain contractual remedies with respect to the leases. In addition, Section 362 of the
Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor's estate, which may delay a trustee's exercise of remedies for a related series of certificates in the event that a related lessee or a related borrower becomes the subject of a proceeding under the Bankruptcy Code. For example, a lender would be stayed from enforcing a lease assignment by a borrower related to a mortgaged property if the related borrower was in a bankruptcy proceeding. The legal proceedings necessary to resolve the issues could be time consuming and might result in significant delays in the receipt of the assigned rents. Similarly, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee's petition. Rents and other proceeds of a mortgage loan may also escape an assignment thereof if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding. See "--Leases and
Rents" above.

      In addition, the Bankruptcy Code generally provides that a trustee or debtor in possession may, subject to approval of the court,

          o     assume the lease and retain it or assign it to a third party or

          o     reject the lease.

      If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor in possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. These remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of filing the petition. As a consequence, the other party or parties to the rejected lease, such as the borrower, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor's damages for lease rejection in respect of future rent installments are limited to the rent reserved by the lease, without acceleration, for the greater of one year or 15%, not to exceed three years, of the remaining term of the lease.

      If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor in possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and any renewal or extension thereof, any damages occurring after such date caused by the nonperformance of any obligation of the lessor under the lease after such date. To the extent provided in the related prospectus supplement, the lessee will agree under certain leases to pay all amounts owing thereunder to the master servicer without offset. To the extent that a contractual obligation remains enforceable against the lessee, the lessee would not be able to avail itself of the rights of offset generally afforded to lessees of real property under the Bankruptcy Code.

      In a bankruptcy or similar proceeding of a borrower, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the borrower, or made directly by the related lessee, under the related mortgage loan to the trust fund. Payments on long term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business.
Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

                                     - 78 -

      A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a borrower with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of some states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the lender have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

      To the extent described in the related prospectus supplement, some of the
Borrowers may be partnerships. The laws governing limited partnerships in some states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an "ipso facto" clause and, in the event of the general partner's bankruptcy, may not be enforceable. To the extent described in the related prospectus supplement, some of the limited partnership agreements of the Borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal--assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld--that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless

          o     at the time there was at least one other general partner and the written provisions of the limited partnership permit the
                business of the limited partnership to be carried on by the remaining general partner and that general partner does so or

          o     The written provisions of the limited partnership agreement permit the limited partner to agree within a specified time frame -- often 60 days -- after such withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so.

In addition, the laws governing general partnerships in some states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of such partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. The state laws, however, may not be enforceable or effective in a bankruptcy case. The dissolution of a Borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under a related mortgage loan, which may reduce the yield on the related series of certificates in the same manner as a principal prepayment.

      In addition, the bankruptcy of the general partner of a Borrower that is a partnership may provide the opportunity for a trustee in bankruptcy for the general partner, such general partner as a debtor in possession, or a creditor of the general partner to obtain an order from a court consolidating the assets and liabilities of the general partner with those of the Borrower pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt general partner. Not only would the mortgaged property be available to satisfy the claims of creditors of the general partner, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect the trustee's status as a secured creditor with respect to the Borrower or its security interest in the mortgaged property.

JUNIOR MORTGAGES; RIGHTS OF SENIOR LENDERS OR BENEFICIARIES

      To the extent specified in the related prospectus supplement, some of the mortgage loans for a series will be secured by junior mortgages or deeds of trust which are subordinated to senior mortgages or deeds of trust held by other lenders or institutional investors. The rights of the trust fund, and therefore the related certificateholders, as beneficiary under a junior deed of trust or as lender under a junior mortgage, are subordinate to those of the lender or beneficiary under the senior mortgage or deed of trust, including the prior rights of the senior lender or beneficiary:

          o     to receive rents, hazard insurance and condemnation proceeds,
                and

                                     - 79 -

          o     To cause the mortgaged property securing the mortgage loan to be sold upon default of the Borrower or trustor. This would
                extinguish the junior lender's or junior beneficiary's lien.
                However, the master servicer or special servicer, as applicable, could assert its subordinate interest in the mortgaged property in foreclosure litigation or satisfy the defaulted senior loan.

In many states a junior lender or beneficiary may satisfy a defaulted senior loan in full, or may cure such default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan.
Absent a provision in the senior mortgage, no notice of default is required to be given to the junior lender unless otherwise required by law.

      The form of the mortgage or deed of trust used by many institutional lenders confers on the lender or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in such order as the lender or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the lender or beneficiary under the senior mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under the hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgage or deed of trust. Proceeds in excess of the amount of senior mortgage indebtedness will, in most cases, be applied to the indebtedness of a junior mortgage or trust deed. The laws of some states may limit the ability of lenders to apply the proceeds of hazard insurance and partial condemnation awards to the secured indebtedness. In these states, the borrower must be allowed to use the proceeds of hazard insurance to repair the damage unless the security of the lender has been impaired. Similarly, in certain states, the lender is entitled to the award for a partial condemnation of the real property security only to the extent that its security is impaired.

      The form of mortgage or deed of trust used by many institutional lenders typically contains a "future advance" clause, which provides in essence, that additional amounts advanced to or on behalf of the borrower by the lender are to be secured by the mortgage or deed of trust. While this type of clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an "obligatory" or
"optional" advance. If the lender is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as amounts initially made under the mortgage or deed of trust, notwithstanding that there may be intervening junior mortgages or deeds of trust and other liens between the date of recording of the mortgage or deed of trust and the date of the future advance, and notwithstanding that the lender or beneficiary had actual knowledge of the intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the lender is not obligated to advance the additional amounts and has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance may be subordinated to such intervening junior mortgages or deeds of trust and other liens. Priority of advances under a "future advance" clause rests, in many other states, on state law giving priority to all advances made under the loan agreement up to a
"credit limit" amount stated in the recorded mortgage.

      Another provision typically found in the form of the mortgage or deed of trust used by many institutional lenders obligates the borrower or trustor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the lender or beneficiary under the mortgage or deed of trust. Upon a failure of the borrower to perform any of these obligations, the lender or beneficiary is given the right under the mortgage or deed of trust to perform the obligation itself, at its election, with the borrower agreeing to reimburse the lender on behalf of the borrower.
All sums so expended by the lender become part of the indebtedness secured by the mortgage or deed of trust.

      The form of mortgage or deed of trust used by many institutional lenders typically requires the borrower to obtain the consent of the lender in respect of actions affecting the mortgaged property, including, without limitation, leasing activities, including new leases and termination or modification of existing leases, alterations and improvements to buildings forming a part of the mortgaged property and management and leasing agreements for the mortgaged property. Tenants will often refuse to execute a lease unless the lender or beneficiary executes a written agreement with the tenant not to disturb the tenant's possession of its premises in the event of a foreclosure.

                                     - 80 -

A senior lender or beneficiary may refuse to consent to matters approved by a junior lender or beneficiary with the result that the value of the security for the junior mortgage or deed of trust is diminished. For example, a senior lender or beneficiary may decide not to approve the lease or to refuse to grant a tenant a non disturbance agreement. If, as a result, the lease is not executed, the value of the mortgaged property may be diminished.

ENVIRONMENTAL LEGISLATION

      Real property pledged as security to a lender may be subject to unforeseen environmental liabilities. Of particular concern may be those mortgaged properties which are, or have been, the site of manufacturing, industrial or disposal activity. These environmental liabilities may give rise to:

          o     a diminution in value of property securing any mortgage loan;

          o     limitation on the ability to foreclose against the property; or

          o     in certain circumstances, liability for clean-up costs or other remedial actions, which liability could exceed the value of the principal balance of the related mortgage loan or of the
                mortgaged property.

      Under federal law and the laws of certain states, contamination on a property may give rise to a lien on the property for cleanup costs. In several states, the lien has priority over existing liens (a "superlien") including those of existing mortgages; in these states, the lien of a mortgage contemplated by this transaction may lose its priority to a superlien.

      The presence of hazardous or toxic substances, or the failure to remediate the property properly, may adversely affect the market value of the property, as well as the owner's ability to sell or use the real estate or to borrow using the real estate as collateral. In addition, certain environmental laws and common law principles govern the responsibility for the removal, encapsulation or disturbance of asbestos containing materials ("ACM") when ACM are in poor condition or when a property with ACM is undergoing repair, renovation or demolition. These laws could also be used to impose liability upon owners and operators of real properties for release of ACM into the air that cause personal injury or other damage. In addition to cleanup and natural resource damages actions brought by federal and state agencies, the presence of hazardous substances on a property may lead to claims of personal injury, property damage, or other claims by private plaintiffs.

      Under the federal Comprehensive Environmental Response, Compensation and
Liability Act of 1980 and under other federal law and the law of some states, a secured party such as a lender which takes a deed in lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property may become liable in some circumstances for cleanup costs, even if the lender does not cause or contribute to the contamination. Liability under some federal or state statutes may not be limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan.
CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property, regardless of whether they caused or contributed to the contamination. Certain states have laws similar to CERCLA.

      Lenders may be held liable under CERCLA as owners or operators of a contaminated facility. Excluded from CERCLA's definition of "owner or operator,"
however, is a person "who, without participating in the management of a . . .
facility, holds indicia of ownership primarily to protect his security interest." This exemption for holders of a security interest such as a secured lender applies only in circumstances where the lender acts to protect its security interest in the contaminated facility or property. Thus, if a lender's activities encroach on the actual management of the facility or property, the lender faces potential liability as an "owner or operator" under CERCLA.
Similarly, when a lender forecloses and takes title to a contaminated facility or property -- whether it holds the facility or property as an investment or leases it to a third party -- under some circumstances the lender may incur potential CERCLA liability.

      Whether actions taken by a lender would constitute participating in the management of a facility or property, so as to render the secured creditor exemption unavailable to the lender, has been a matter of judicial interpretation of the statutory language, and court decisions have historically been inconsistent. This scope of the secured creditor exemption has been somewhat clarified by the enactment of the Asset Conservation, Lender Liability and Deposit

                                     - 81 -

Insurance Protection Act of 1996 ("Asset Conservation Act"), which lists permissible actions that may be undertaken by a lender holding security in a contaminated facility without exceeding the bounds of the secured creditor exemption, subject to certain conditions and limitations. The Asset Conservation
Act provides that in order to be deemed to have participated in the management of a secured property, a lender must actually participate in the management or operational affairs of the facility. The Asset Conservation Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed in lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms. However, the protections afforded lenders under the Asset Conservation Act are subject to terms and conditions that have not been clarified by the courts.

      The secured creditor exemption may not protect a lender from liability under CERCLA in cases where the lender arranges for disposal of hazardous substances or for transportation of hazardous substances. In addition, the secured creditor exemption does not govern liability for cleanup costs under federal laws other than CERCLA or under state law. There is a similar secured creditor exemption for reserves of petroleum products from underground storage tanks under the federal Resource Conservation and Recovery Act. However, liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors.

      In a few states, transfer of some types of properties is conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to cleanup the contamination before selling or otherwise transferring the property.

      Beyond statute based environmental liability, there exist common law causes of action--for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property--related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable in these cases, unanticipated or uninsurable liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

      If a lender is or becomes liable, it may bring an action for contribution against the owner or operator who created the environmental hazard, but that person or entity may be bankrupt or otherwise judgment proof. It is possible that cleanup costs could become a liability of the trust fund and occasion a loss to certificateholders in certain circumstances if such remedial costs were incurred.

      Unless otherwise provided in the related prospectus supplement, the
Warrantying Party with respect to any Whole Loan included in a trust fund for a particular series of certificates will represent that a "Phase I Assessment" as described in and meeting the requirements of the then current version of Chapter
5 of the Federal National Mortgage Association Multifamily Guide has been received and reviewed. In addition, unless otherwise provided in the related prospectus supplement, the related Agreement will provide that the master servicer, acting on behalf of the trustee, may not acquire title to a mortgaged property or take over its operation unless the master servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits, that:

          o     the mortgaged property is in compliance with applicable
                environmental laws, and there are no circumstances present at the mortgaged property relating to the use, management or
                disposal of any hazardous substances, hazardous materials, wastes, or petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation;
                or

          o     If the mortgaged property is not so in compliance or such
                circumstances are so present, then it would be in the best economic interest of the trust fund to acquire title to the mortgaged property and further to take actions as would be necessary and appropriate to effect compliance or respond to such circumstances.

This requirement effectively precludes enforcement of the security for the related mortgage note until a satisfactory environmental inquiry is undertaken or any required remedial action is provided for, reducing the likelihood that a given trust fund will become liable for an Environmental Hazard Condition affecting a mortgaged property, but

                                     - 82 -

making it more difficult to realize on the security for the mortgage loan.
However, there can be no assurance that any environmental assessment obtained by the master servicer or a special servicer, as the case may be, will detect all possible Environmental Hazard Conditions or that the other requirements of the
Agreement, even if fully observed by the master servicer or special servicer, as the case may be, will in fact insulate a given trust fund from liability for
Environmental Hazard Conditions. See "Description of the Agreements--Realization
upon Defaulted Whole Loans."

      Morgan Stanley Capital I Inc. generally will not have determined whether environmental assessments have been conducted with respect to the mortgaged properties relating to the mortgage loans included in the pool of mortgage loans for a series, and it is likely that any environmental assessments which would have been conducted with respect to any of the mortgaged properties would have been conducted at the time of the origination of the related mortgage loans and not thereafter. If specified in the related prospectus supplement, a Warrantying
Party will represent and warrant that, as of the date of initial issuance of the certificates of a series or as of another specified date, no related mortgaged property is affected by a Disqualifying Condition. In the event that, following a default in payment on a mortgage loan that continues for 60 days,

          o     the environmental inquiry conducted by the master servicer or special servicer, as the case may be, prior to any foreclosure indicates the presence of a Disqualifying Condition that arose prior to the date of initial issuance of the certificates of a series and

          o     the master servicer or the special servicer certify that it has acted in compliance with the Servicing Standard and has not, by any action, created, caused or contributed to a Disqualifying
                Condition,

the Warrantying Party, at its option, will reimburse the trust fund, cure the
Disqualifying Condition or repurchase or substitute the affected Whole Loan, as described under "Description of the Agreements--Representations and Warranties;
Repurchases." No such person will however, be responsible for any Disqualifying
Condition which may arise on a mortgaged property after the date of initial issuance of the certificates of the related series, whether due to actions of the Borrower, the master servicer, the special servicer or any other person. It may not always be possible to determine whether a Disqualifying Condition arose prior or subsequent to the date of the initial issuance of the certificates of a series.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE

      Some of the mortgage loans may contain Due-on-Sale and Due-on-Encumbrance clauses. These clauses generally provide that the lender may accelerate the maturity of the loan if the borrower sells or otherwise transfers or encumbers the related mortgaged property. Some of these clauses may provide that, upon an attempted sale, transfer or encumbrance of the related mortgaged property by the borrower of an otherwise non-recourse loan, the borrower becomes personally liable for the mortgage debt. The enforceability of Due-on-Sale clauses has been the subject of legislation or litigation in many states and, in some cases; the enforceability of these clauses was limited or denied. However, with respect to some of the loans, the Garn St Germain Depository Institutions Act of 1982
preempts state constitutional, statutory and case law that prohibits the enforcement of Due-on-Sale clauses and permits lenders to enforce these clauses in accordance with their terms subject to limited exceptions. Unless otherwise provided in the related prospectus supplement, a master servicer, on behalf of the trust fund, will determine whether to exercise any right the trustee may have as lender to accelerate payment of any mortgage loan or to withhold its consent to any transfer or further encumbrance in a manner consistent with the
Servicing Standard.

      In addition, under federal bankruptcy laws, Due-on-Sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from a bankruptcy proceeding.

SUBORDINATE FINANCING

      Where a borrower encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risks including:

          o     the borrower may have difficulty servicing and repaying multiple loans;

                                     - 83 -

          o     if the junior loan permits recourse to the borrower--as junior loans often do--and the senior loan does not, a borrower may be more likely to repay sums due on the junior loan than those on the senior loan;

          o     acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened;

          o     if the borrower defaults on the senior loan or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender; and

          o     the bankruptcy of a junior lender may operate to stay
                foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST, PREPAYMENT PREMIUMS AND PREPAYMENTS

      Forms of notes and mortgages used by lenders may contain provisions obligating the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances may provide for prepayment fees or yield maintenance penalties if the obligation is paid prior to maturity or prohibit prepayment for a specified period. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. The enforceability, under the laws of a number of states of provisions providing for prepayment fees or penalties upon, or prohibition of, an involuntary prepayment is unclear, and no assurance can be given that, at the time a prepayment premium is required to be made on a mortgage loan in connection with an involuntary prepayment, the obligation to make the payment, or the provisions of any such prohibition, will be enforceable under applicable state law. The absence of a restraint on prepayment, particularly with respect to mortgage loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of the mortgage loans.

ACCELERATION ON DEFAULT

      It is anticipated that some of the mortgage loans included in the pool of mortgage loans for a series will include a "debt acceleration" clause, which permits the lender to accelerate the full debt upon a monetary or nonmonetary default of the Borrower. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default--as long as appropriate notices are given. The equity courts of the state, however, may refuse to foreclose a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable. Furthermore, in some states, the borrower may avoid foreclosure and reinstate an accelerated loan by paying only the defaulted amounts and the costs and attorneys' fees incurred by the lender in collecting the defaulted payments.

APPLICABILITY OF USURY LAWS

      Title V of the Depository Institutions Deregulation and Monetary Control
Act of 1980, enacted in March 1980, provides that state usury limitations shall not apply to certain types of residential, including multifamily but not other commercial, first mortgage loans originated by certain lenders after March 31,
1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law.
In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits or to limit discount points or other charges.

      Morgan Stanley Capital I Inc. has been advised by counsel that a court interpreting Title V would hold that residential first mortgage loans that are originated on or after January 1, 1980 are subject to federal preemption.

                                     - 84 -

Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of mortgage loans, any such limitation under the state's usury law would not apply to the mortgage loans.

      In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no mortgage loan originated after the date of the state action will be eligible for inclusion in a trust fund unless the mortgage loan provides:

          o     for the interest rate, discount points and charges as are
                permitted in that state, or

          o     that the terms of the loan shall be construed in accordance with the laws of another state under which the interest rate,
                discount points and charges would not be usurious, and the borrower's counsel has rendered an opinion that the choice of law provision would be given effect.

      Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

LAWS AND REGULATIONS; TYPES OF MORTGAGED PROPERTIES

      The mortgaged properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply together with an inability to remedy a failure could result in a material decrease in the value of a mortgaged property which could, together with the possibility of limited alternative uses for a particular mortgaged property--e.g., a nursing or convalescent home or hospital--result in a failure to realize the full principal amount of the related mortgage loan. Mortgages on mortgaged properties which are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged properties which are hotels or motels may present additional risk. Hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the operator. In addition, the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchases or foreclosure is subject to the vagaries of local law requirements. Moreover, mortgaged properties which are multifamily residential properties may be subject to rent control laws, which could impact the future cash flows of these properties.

AMERICANS WITH DISABILITIES ACT

      Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder, in order to protect individuals with disabilities, public accommodations such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the
ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the Borrower in its capacity as owner or landlord, the ADA may also impose these types of requirements on a foreclosing lender who succeeds to the interest of the Borrower as owner of landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the Borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the Borrower is subject.

SERVICEMEMBERS CIVIL RELIEF ACT

      Under the terms of the Servicemembers Civil Relief Act (formerly the
Soldiers' and Sailors' Civil Relief Act of 1940), as amended, a borrower who enters military service after the origination of a mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be

                                     - 85 -

charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to borrowers who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast
Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to borrowers who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the mortgage loans.
Any shortfalls in interest collections resulting from the application of the
Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or, to the extent set forth in the related prospectus supplement, any form of Credit Support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status, and, under certain circumstances, during an additional three month period thereafter. Thus, in the event that an affected mortgage loan goes into default, there may be delays and losses occasioned as a result of the Relief Act.

FORFEITURES IN DRUG, RICO AND PATRIOT ACT PROCEEDINGS

      Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of
America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations
Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United
States may seize the property even before a conviction occurs.

      In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there is no assurance that such a defense will be successful.

                         FEDERAL INCOME TAX CONSEQUENCES

      The following summary of the anticipated material federal income tax consequences of the purchase, ownership and disposition of offered certificates is based on the advice of Sidley, Austin LLP or Cadwalader, Wickersham & Taft
LLP or Latham & Watkins LLP or such other counsel as may be specified in the related prospectus supplement, counsel to Morgan Stanley Capital I Inc. This summary is based on laws, regulations, including REMIC Regulations, rulings and decisions now in effect or, with respect to regulations, proposed, all of which are subject to change either prospectively or retroactively. This summary does not address the federal income tax consequences of an investment in certificates applicable to all categories of investors, some of which -- for example, banks and insurance companies -- may be subject to special rules. Prospective investors should consult their tax advisors regarding the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of certificates.

GENERAL

      The federal income tax consequences to certificateholders will vary depending on whether an election is made to treat the trust fund relating to a particular series of certificates as a REMIC under the Code. The prospectus supplement for each series of certificates will specify whether one or more
REMIC elections will be made.

REMICS

      The trust fund relating to a series of certificates may elect to be treated as one or more REMICs. Qualification as a REMIC requires ongoing compliance with certain conditions. Although a REMIC is not generally subject to federal income tax (see, however "--Taxation of Owners of REMIC Residual
Certificates" and "--Prohibited

                                     - 86 -

Transactions and Other Taxes" below), if a trust fund with respect to which a
REMIC election is made fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, including the implementation of restrictions on the purchase and transfer of the residual interests in a REMIC as described below under "--Taxation of Owners of REMIC
Residual Certificates," the Code provides that a trust fund will not be treated as a REMIC for the year and thereafter. In that event, the entity may be taxable as a separate corporation, and the REMIC Certificates may not be accorded the status or given the tax treatment described below in this section. While the
Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of the status of a trust fund as a
REMIC, such the regulations have been issued. Any relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC's income for the period in which the requirements for such status are not satisfied. With respect to each trust fund that elects REMIC status, Sidley, Austin LLP or Cadwalader, Wickersham & Taft LLP or Latham &
Watkins LLP or such other counsel as may be specified in the related prospectus supplement will deliver its opinion generally to the effect that, under then existing law and assuming compliance with all provisions of the related
Agreement, the trust fund will qualify as one or more REMICs, and the related certificates will be considered to be REMIC Regular Certificates or a sole class of REMIC Residual Certificates. The related prospectus supplement for each series of Certificates will indicate whether the trust fund will make one or more REMIC elections and whether a class of certificates will be treated as a regular or residual interest in a REMIC.

      A "qualified mortgage" for REMIC purposes includes any obligation, including certificates of participation in such an obligation and any "regular interest" in another REMIC, that is principally secured by an interest in real property and that is transferred to the REMIC within a prescribed time period in exchange for regular or residual interests in the REMIC.

      In general, with respect to each series of certificates for which a REMIC election is made,

          o     certificates held by a thrift institution taxed as a "domestic building and loan association" will constitute assets described in Code Section 7701(a)(19)(C);

          o     certificates held by a real estate investment trust will
                constitute "real estate assets" within the meaning of Code
                Section 856(c)(5)(B); and

          o     interest on certificates held by a real estate investment trust will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section
                856(c)(3)(B).

      If less than 95% of the REMIC's assets are assets qualifying under any of the foregoing Code sections, the certificates will be qualifying assets only to the extent that the REMIC's assets are qualifying assets.

      Tiered REMIC Structures. For certain series of certificates, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs for federal income tax purposes. Upon the issuance of any such series of certificates, Sidley, Austin, Brown & Wood LLP or Cadwalader,
Wickersham & Taft LLP or Latham & Watkins LLP or such other counsel as may be specified in the related prospectus supplement, counsel to Morgan Stanley
Capital I Inc., will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Agreement, the Master REMIC as well as any Subsidiary REMIC will each qualify as a REMIC, and the REMIC
Certificates issued by the Master REMIC and the Subsidiary REMIC or REMICs,
respectively, will be considered REMIC Regular Certificates or REMIC Residual
Certificates in the related REMIC within the meaning of the REMIC Provisions.

      Other than the residual interest in a Subsidiary REMIC, only REMIC
Certificates issued by the Master REMIC will be offered hereunder. The
Subsidiary REMIC or REMICs and the Master REMIC will be treated as one REMIC solely for purposes of determining whether the REMIC Certificates will be:

          o     "real estate assets" within the meaning of Code Section
                856(c)(5)(B);

          o     "loans secured by an interest in real property" under Code
                Section 7701(a)(19)(C); and

          o     whether the income on the certificates is interest described in
                Code Section 856(c)(3)(B).

                                     - 87 -

      A.  TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES

      General. Except as otherwise stated in this discussion, REMIC Regular
Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets.
Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

      Original Issue Discount and Premium. The REMIC Regular Certificates may be
issued with OID. Generally, the OID, if any, will equal the difference between the "stated redemption price at maturity" of a REMIC Regular Certificate and its
"issue price." Holders of any class of certificates issued with OID will be required to include the OID in gross income for federal income tax purposes as it accrues, in accordance with a constant interest method based on the compounding of interest as it accrues rather than in accordance with receipt of the interest payments. The following discussion is based in part on the OID
Regulations and in part on the provisions of the Tax Reform Act of 1986. Holders of REMIC Regular Certificates should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the REMIC Regular Certificates.

      Rules governing OID are set forth in Code Sections 1271 through 1273 and
1275. These rules require that the amount and rate of accrual of OID be calculated based on the Prepayment Assumption and the anticipated reinvestment rate, if any, relating to the REMIC Regular Certificates and prescribe a method for adjusting the amount and rate of accrual of the discount where the actual prepayment rate differs from the Prepayment Assumption. Under the Code, the
Prepayment Assumption must be determined in the manner prescribed by regulations, which regulations have not yet been issued. The legislative history provides, however, that Congress intended the regulations to require that the
Prepayment Assumption be the prepayment assumption that is used in determining the initial offering price of such REMIC Regular Certificates. The prospectus supplement for each series of REMIC Regular Certificates will specify the
Prepayment Assumption to be used for the purpose of determining the amount and rate of accrual of OID. No representation is made that the REMIC Regular
Certificates will prepay at the Prepayment Assumption or at any other rate.

      In general, each REMIC Regular Certificate will be treated as a single installment obligation issued with an amount of OID equal to the excess of its
"stated redemption price at maturity" over its "issue price." The issue price of a REMIC Regular Certificate is the first price at which a substantial amount of
REMIC Regular Certificates of that class are first sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the Closing Date, the issue price for that class will be treated as the fair market value of that class on the Closing Date. The issue price of a
REMIC Regular Certificate also includes the amount paid by an initial certificateholder for accrued interest that relates to a period prior to the issue date of the REMIC Regular Certificate. The stated redemption price at maturity of a REMIC Regular Certificate includes the original principal amount of the REMIC Regular Certificate, but generally will not include distributions of interest if the distributions constitute "qualified stated interest."
Qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate provided that the interest payments are unconditionally payable at intervals of one year or less during the entire term of the REMIC Regular Certificate. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on REMIC Regular Certificates with respect to which Deferred Interest will accrue will not constitute qualified stated interest payments, and the stated redemption price at maturity of the
REMIC Regular Certificates includes all distributions of interest as well as principal thereon.

      Where the interval between the issue date and the first Distribution Date on a REMIC Regular Certificate is longer than the interval between subsequent
Distribution Dates, the greater of any original issue discount, disregarding the rate in the first period, and any interest foregone during the first period is treated as the amount by which the stated redemption price at maturity of the certificate exceeds its issue price for purposes of the de minimis rule described below in this section. The OID Regulations suggest that all interest on a long first period REMIC Regular Certificate that is issued with non de minimis OID, as determined under the foregoing rule, will be treated as OID.
However, the trust fund will not take this position unless required by applicable regulations. Where the interval between the issue date and the first
Distribution Date on a REMIC Regular Certificate is shorter than the interval between subsequent Distribution Dates, interest due on the first Distribution
Date in excess of the amount that accrued during the first period would be added to the certificate's stated redemption price at maturity. REMIC

                                     - 88 -

 Regular Certificates should consult their own tax
advisors to determine the issue price and stated redemption price at maturity of a REMIC Regular Certificate.

      Under the de minimis rule, OID on a REMIC Regular Certificate will be considered to be zero if the OID is less than 0.25% of the stated redemption price at maturity of the REMIC Regular Certificate multiplied by the weighted average maturity of the REMIC Regular Certificate. For this purpose, the weighted average maturity of the REMIC Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years, i.e., rounding down partial years, from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the REMIC Regular Certificate and the denominator of which is the stated redemption price at maturity of the REMIC
Regular Certificate. Although currently unclear, it appears that the schedule of the distributions should be determined in accordance with the Prepayment
Assumption. The Prepayment Assumption with respect to a series of REMIC Regular
Certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis OID pro rata as principal payments are received, and the income will be capital gain if the REMIC Regular Certificate is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

      The prospectus supplement with respect to a trust fund may provide for
Super Premium Certificates. The income tax treatment of such REMIC Regular
Certificates is not entirely certain. For information reporting purposes, the trust fund intends to take the position that the stated redemption price at maturity of such REMIC Regular Certificates, including interest-only REMIC
Regular Certificates, is the sum of all payments to be made on such REMIC
Regular Certificates determined under the Prepayment Assumption, with the result that such REMIC Regular Certificates would be issued with OID. The calculation of income in this manner could result in negative original issue discount, which delays future accruals of OID rather than being immediately deductible when prepayments on the mortgage loans or MBS exceed those estimated under the
Prepayment Assumption. The IRS might contend, however, that certain contingent payment rules contained in final regulations issued on June 11, 1996, with respect to original issue discount, should apply to such certificates. Although such rules are not applicable to instruments governed by Code Section
1272(a)(6), they represent the only guidance regarding the current views of the
IRS with respect to contingent payment instruments. These regulations, if applicable, generally would require holders of Regular Interest Certificates to take the payments considered contingent interest payments into income on a yield to maturity basis in accordance with a schedule of projected payments provided by Morgan Stanley Capital I Inc. and to make annual adjustments to income to account for the difference between actual payments received and projected payment amounts accrued. In the alternative, the IRS could assert that the stated redemption price at maturity of such REMIC Regular Certificates (other than interest-only REMIC Regular Certificates) should be limited to their principal amount, subject to the discussion below under "--Accrued Interest
Certificates," so that such REMIC Regular Certificates would be considered for federal income tax purposes to be issued at a premium. If such a position were to prevail, the rules described below under "--Premium" would apply. It is unclear when a loss may be claimed for any unrecovered basis for a Super Premium
Certificate. It is possible that a holder of a Super Premium Certificate may only claim a loss when its remaining basis exceeds the maximum amount of future payments, assuming no further prepayments or when the final payment is received with respect to such Super Premium Certificate.

      Under the REMIC Regulations, if the issue price of a REMIC Regular
Certificate, other than REMIC Regular Certificate based on a Notional Amount, does not exceed 125% of its actual principal amount, the interest rate is not considered disproportionately high. Accordingly, such REMIC Regular Certificate generally should not be treated as a Super Premium Certificate and the rules described below under "--Premium" should apply. However, it is possible that holders of REMIC Regular Certificates issued at a premium, even if the premium is less than 25% of such certificate's actual principal balance, will be required to amortize the premium under an original issue discount method or contingent interest method even though no election under Code Section 171 is made to amortize such premium.

      Generally, a REMIC Regular Certificateholder must include in gross income the "daily portions" of the OID that accrues on a REMIC Regular Certificate for each day a certificateholder holds the REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, a calculation will be made of the portion of the OID that accrues during each successive period--"an accrual period"--that ends on the day in the calendar year corresponding to a Distribution Date, or if
Distribution

                                     - 89 -

Dates are on the first day or first business day of the immediately preceding month, interest may be treated as payable on the last day of the immediately preceding month, and begins on the day after the end of the immediately preceding accrual period or on the issue date in the case of the first accrual period. This will be done, in the case of each full accrual period, by

          o     adding (1) the present value at the end of the accrual period --
                determined by using as a discount factor the original yield to maturity of the REMIC Regular Certificates as calculated under the Prepayment Assumption -- of all remaining payments to be received on the REMIC Regular Certificates under the Prepayment
                Assumption and (2) any payments included in the stated
                redemption price at maturity received during such accrual
                period, and

          o     subtracting from that total the adjusted issue price of the
                REMIC Regular Certificates at the beginning of such accrual period.

      The adjusted issue price of a REMIC Regular Certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a
REMIC Regular Certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accrued during an accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the accrual period. The calculation of OID under the method described above will cause the accrual of OID to either increase or decrease -- but never below zero -- in a given accrual period to reflect the fact that prepayments are occurring faster or slower than under the
Prepayment Assumption. With respect to an initial accrual period shorter than a full accrual period, the "daily portions" of OID may be determined according to an appropriate allocation under any reasonable method.

      A subsequent purchaser of a REMIC Regular Certificate issued with OID who purchases the REMIC Regular Certificate at a cost less than the remaining stated
redemption price at maturity will also be required to include in gross income the sum of the daily portions of OID on that REMIC Regular Certificate. In computing the daily portions of OID for such a purchaser, as well as an initial purchaser that purchases at a price higher than the adjusted issue price but less than the stated redemption price at maturity, however, the daily portion is reduced by the amount that would be the daily portion for such day, computed in accordance with the rules set forth above, multiplied by a fraction, the numerator of which is the amount, if any, by which the price paid by such holder for that REMIC Regular Certificate exceeds the following amount:

      (1)       the sum of the issue price plus the aggregate amount of OID that would have been includible in the gross income of an original
                REMIC Regular Certificateholder, who purchased the REMIC Regular
                Certificate at its issue price, less

      (2)       any prior payments included in the stated redemption price at maturity, and the denominator of which is the sum of the daily portions for that REMIC Regular Certificate for all days
                beginning on the date after the purchase date and ending on the maturity date computed under the Prepayment Assumption.

      A holder who pays an acquisition premium instead may elect to accrue OID by treating the purchase as a purchase at original issue.

      The Treasury Department proposed regulations on August 24, 2004 that create a special rule for accruing OID on REMIC Regular Certificates providing for a delay between record and payment dates, such that the period over which
OID accrues coincides with the period over which the right of REMIC Regular
Certificateholders to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, REMIC Regular
Certificateholders would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date. The proposed regulations are limited to REMIC Regular
Certificates with delayed payment for periods of fewer than 32 days. The proposed regulations are proposed to apply to any REMIC Regular Certificate issued after the date the final regulations are published in the Federal
Register.

                                     - 90 -

      Variable Rate REMIC Regular Certificates. REMIC Regular Certificates may
provide for interest based on a qualifying variable rate. Interest based on a variable rate will constitute qualified stated interest and not contingent interest for OID purposes if, generally:

          o     the interest is unconditionally payable at least annually;

          o     the issue price of the debt instrument does not exceed the total noncontingent principal payments; and

          o     interest is based on a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more
                "qualified floating rates," one "qualified inverse floating rate," or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on the REMIC Regular Certificates.

      The amount of OID with respect to a REMIC Regular Certificate bearing a variable rate of interest will accrue in the manner described above under
"--Original Issue Discount and Premium" by assuming generally that the Index used for the variable rate will remain fixed throughout the term of the certificate at the rate applicable on the date they are issued. Appropriate adjustments are made for the actual variable rate.

      Although unclear at present, Morgan Stanley Capital I Inc. intends to treat interest on a REMIC Regular Certificate that is a weighted average of the net interest rates on mortgage loans as qualified stated interest. In such case, the weighted average rate used to compute the initial pass-through rate on the
REMIC Regular Certificates will be deemed to be the Index in effect through the life of the REMIC Regular Certificates. It is possible, however, that the IRS may treat some or all of the interest on REMIC Regular Certificates with a weighted average rate as taxable under the rules relating to obligations providing for contingent payments. No guidance is currently available as to how
OID would be determined for debt instruments subject to Code Section 1272(a)(6)
that provide for contingent interest. The treatment of REMIC Regular
Certificates as contingent payment debt instruments may affect the timing of income accruals on the REMIC Regular Certificates.

      Election to Treat All Interest as OID. The OID Regulations permit a certificateholder to elect to accrue all interest, discount (including de minimis market discount or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were to be made with respect to a REMIC Regular Certificate with market discount, the certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such certificateholder acquires during the year of the election or thereafter. Similarly, a certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder owns or acquires. See
"--Premium" below. The election to accrue interest, discount and premium on a constant yield method with respect to a certificate is irrevocable without the consent of the IRS.

      Market Discount. A purchaser of a REMIC Regular Certificate may also be subject to the market discount provisions of Code Sections 1276 through 1278.
Under these provisions and the OID Regulations, "market discount" equals the excess, if any, of (1) the REMIC Regular Certificate's stated principal amount or, in the case of a REMIC Regular Certificate with OID, the adjusted issue price, determined for this purpose as if the purchaser had purchased such REMIC
Regular Certificate from an original holder, over (2) the price for such REMIC
Regular Certificate paid by the purchaser. A certificateholder that purchases a
REMIC Regular Certificate at a market discount will recognize income upon receipt of each distribution representing amounts included in such certificate's stated redemption price at maturity. In particular, under Section 1276 of the
Code such a holder generally will be required to allocate each such distribution first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, the election will apply to all market discount bonds acquired by the certificateholder on or after the first day of the first taxable year to which the election applies.

      Market discount with respect to a REMIC Regular Certificate will be considered to be zero if the amount allocable to the REMIC Regular Certificate is less than 0.25% of the REMIC Regular Certificate's stated redemption price at maturity multiplied by the REMIC Regular Certificate's weighted average maturity remaining

                                     - 91 -

after the date of purchase. If market discount on a REMIC Regular Certificate is considered to be zero under this rule, the actual amount of market discount must be allocated to the remaining principal payments on the REMIC Regular
Certificate, and gain equal to the allocated amount will be recognized when the corresponding principal payment is made. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

      The Code provides that any principal payment, whether a scheduled payment or a prepayment, or any gain on disposition of a market discount bond acquired by the taxpayer, shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of the payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

      The Code also grants authority to the Treasury Department to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment.
Until such time as regulations are issued by the Treasury, rules described in the legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest method rate or according to one of the following methods. For
REMIC Regular Certificates issued with OID, the amount of market discount that accrues during a period is equal to the product of

      (1)       the total remaining market discount and

      (2)       a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining
                OID at the beginning of the period.

      For REMIC Regular Certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of

      (1)       the total remaining market discount and

      (2)       a fraction, the numerator of which is the amount of stated
                interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the period.

      For purposes of calculating market discount under any of the above methods in the case of instruments such as the REMIC Regular Certificates that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same Prepayment Assumption applicable to calculating the accrual of OID will apply.

      A holder who acquired a REMIC Regular Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry the certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

      Premium. A purchaser of a REMIC Regular Certificate that purchases the
REMIC Regular Certificate at a cost, not including accrued qualified stated
interest, greater than its remaining stated redemption price at maturity will be considered to have purchased the REMIC Regular Certificate at a premium and may elect to amortize the premium under a constant yield method. A certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder acquires during the year of the election or thereafter. It is not clear whether the Prepayment Assumption would be taken into account in determining the life of the REMIC Regular Certificate for this purpose. However, the legislative history states that the same rules that apply to accrual of market discount, which rules require use of a Prepayment Assumption in accruing market discount with

                                     - 92 -

respect to REMIC Regular Certificates without regard to whether such certificates have OID, will also apply in amortizing bond premium under Code
Section 171. The Code provides that amortizable bond premium will be allocated among the interest payments on such REMIC Regular Certificates and will be applied as an offset against the interest payment. The Amortizable Bond Premium
Regulations do not apply to prepayable securities described in Section
1272(a)(6) of the Code, such as the REMIC Regular Certificates.
Certificateholders should consult their tax advisors regarding the possibility of making an election to amortize any such bond premium.

      Deferred Interest. Certain classes of REMIC Regular Certificates may provide for the accrual of Deferred Interest with respect to one or more adjustable rate loans. Any Deferred Interest that accrues with respect to a class of REMIC Regular Certificates will constitute income to the holders of such certificates prior to the time distributions of cash with respect to such
Deferred Interest are made. It is unclear, under the OID Regulations, whether any of the interest on such certificates will constitute qualified stated
interest or whether all or a portion of the interest payable on such certificates must be included in the stated redemption price at maturity of the certificates and accounted for as OID, which could accelerate such inclusion.
Interest on REMIC Regular Certificates must in any event be accounted for under an accrual method by the holders of such certificates and, therefore, applying the latter analysis may result only in a slight difference in the timing of the inclusion in income of interest on such REMIC Regular Certificates.

      Sale, Exchange or Redemption. If a REMIC Regular Certificate is sold, exchanged, redeemed or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, or retirement and the seller's adjusted basis in the REMIC Regular Certificate.
Such adjusted basis generally will equal the cost of the REMIC Regular
Certificate to the seller, increased by any OID and market discount included in the seller's gross income with respect to the REMIC Regular Certificate, and reduced, but not below zero, by payments included in the stated redemption price at maturity previously received by the seller and by any amortized premium.
Similarly, a holder who receives a payment that is part of the stated redemption price at maturity of a REMIC Regular Certificate will recognize gain equal to the excess, if any, of the amount of the payment over an allocable portion of the holder's adjusted basis in the REMIC Regular Certificate. A REMIC Regular
Certificateholder who receives a final payment that is less than the holder's adjusted basis in the REMIC Regular Certificate will generally recognize a loss.
Except as provided in the following paragraph and as provided under "--Market
Discount" above, any such gain or loss will be capital gain or loss, provided that the REMIC Regular Certificate is held as a "capital asset" (generally, property held for investment) within the meaning of Code Section 1221.

      Such capital gain or loss will generally be long-term capital gain or loss if the REMIC Regular Certificate was held for more than one year. Long-term capital gains of individuals are subject to reduced maximum tax rates while capital gains recognized by individual on capital assets held less than twelve-months are generally subject to ordinary income tax rates. The use of capital losses is limited.

      Gain from the sale or other disposition of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of

          o     the amount that would have been includible in the holder's income with respect to the REMIC Regular Certificate had income accrued thereon at a rate equal to 110% of the AFR as defined in
                Code Section 1274(d) determined as of the date of purchase of such REMIC Regular Certificate, over

          o     the amount actually includible in such holder's income.

      Gain from the sale or other disposition of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income if the
REMIC Regular Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the REMIC Regular Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable federal rate under
Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction, or if the REMIC Regular Certificate is held as part of a straddle. A sale of a
REMIC Regular Certificate will be part of a "conversion transaction" if substantially all of the holder's expected return is attributable to the time value of the holder's net investment; the holder entered the contract to sell the REMIC Regular Certificate

                                     - 93 -

substantially contemporaneously with acquiring the REMIC Regular Certificate;
the REMIC Regular Certificate is part of a straddle; the REMIC Regular
Certificate is marketed or sold as producing capital gains; or other transactions to be specified in Treasury regulations that have not yet been issued. Potential investors should consult their tax advisors with respect to tax consequences of ownership and disposition of an investment in REMIC Regular
Certificates in their particular circumstances.

      The certificates will be "evidences of indebtedness" within the meaning of
Code Section 582(c)(1), so that gain or loss recognized from the sale of a REMIC
Regular Certificate by a bank or a thrift institution to which this section applies will be ordinary income or loss.

      The REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information necessary to compute the accrual of any market discount that may arise upon secondary trading of REMIC Regular Certificates. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price which the REMIC may not have, it appears that the information reports will only provide information pertaining to the appropriate proportionate method of accruing market discount.

      Accrued Interest Certificates. Payment Lag Certificates may provide for payments of interest based on a period that corresponds to the interval between
Distribution Dates but that ends prior to each Distribution Date. The period between the Closing Date for Payment Lag Certificates and their first
Distribution Date may or may not exceed the interval. Purchasers of Payment Lag
Certificates for which the period between the Closing Date and the first
Distribution Date does not exceed the interval could pay upon purchase of the
REMIC Regular Certificates accrued interest in excess of the accrued interest that would be paid if the interest paid on the Distribution Date were interest accrued from Distribution Date to Distribution Date. If a portion of the initial purchase price of a REMIC Regular Certificate is allocable to pre issuance accrued interest and the REMIC Regular Certificate provides for a payment of stated interest on the first payment date and the first payment date is within one year of the issue date that equals or exceeds the amount of the pre issuance accrued interest, then the REMIC Regular Certificate's issue price may be computed by subtracting from the issue price the amount of pre issuance accrued interest, rather than as an amount payable on the REMIC Regular Certificate.
However, it is unclear under this method how the OID Regulations treat interest on Payment Lag Certificates. Therefore, in the case of a Payment Lag
Certificate, the trust fund intends to include accrued interest in the issue price and report interest payments made on the first Distribution Date as interest to the extent such payments represent interest for the number of days that the certificateholder has held the Payment Lag Certificate during the first accrual period.

      Investors should consult their own tax advisors concerning the treatment for federal income tax purposes of Payment Lag Certificates.

      Non-interest Expenses of the REMIC. Under temporary Treasury regulations, if the REMIC is considered to be a "single class REMIC," a portion of the
REMIC's servicing, administrative and other non-interest expenses will be allocated as a separate item to those REMIC Regular Certificates that are
"pass-through interest holders." Certificateholders that are pass-through interest holders should consult their own tax advisors about the impact of these rules on an investment in the REMIC Regular Certificates. See "Pass-through of
Non-interest Expenses of the REMIC" under "Taxation of Owners of REMIC Residual
Certificates" below.

      Effects of Defaults, Delinquencies and Losses. Certain series of certificates may contain one or more classes of Subordinate Certificates, and in the event there are defaults or delinquencies on the mortgage loans or MBS, amounts that would otherwise be distributed on the Subordinate Certificates may instead be distributed on the Senior Certificates. Subordinate certificateholders nevertheless will be required to report income with respect to such certificates under an accrual method without giving effect to delays and reductions in distributions on the Subordinate Certificates attributable to defaults and delinquencies on the mortgage loans or MBS, except to the extent that it can be established that the amounts are uncollectible. As a result, the amount of income reported by a Subordinate certificateholder in any period could significantly exceed the amount of cash distributed to the holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the Subordinate Certificate is reduced as a result of defaults and delinquencies on the mortgage loans or MBS.

                                     - 94 -

      Although not entirely clear, it appears that holders of REMIC Regular
Certificates that are corporations should in general be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of any such certificates becoming wholly or partially worthless, and that, in general, holders of certificates that are not corporations should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of any such certificates becoming wholly worthless. Potential investors and holders of the certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such certificates, including any loss resulting from the failure to recover previously accrued interest or discount income. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. These taxpayers are advised to consult their tax advisors regarding the treatment of losses on certificates.

      Non-U.S. Persons. Interest, including original issue discount, distributable to REMIC Regular Certificateholders who are nonresident aliens, foreign corporations, or other Non-U.S. Persons, will be considered "portfolio interest" and, therefore, generally will not be subject to 30% United States withholding tax, provided that such Non-U.S. Person:

      o     is not a "10-percent shareholder" within the meaning of Code Section
871(h)(3)(B) or, or a controlled foreign corporation described in Code Section
881(c)(3)(C) related to, the REMIC (or possibly one or more mortgagors); and

      o     provides the trustee, or the person who would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the REMIC Regular Certificate is a Non-U.S. Person.

      The appropriate documentation includes Form W-8BEN, if the Non-U.S. Person is a corporation or individual eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; Form W-8ECI if the
Non-U.S. Person is eligible for an exemption on the basis of its income from the
REMIC Regular Certificate being effectively connected to a United States trade or business; Form W-8BEN or Form W-8IMY if the Non-U.S. Person is a trust, depending on whether such trust is classified as the beneficial owner of the
REMIC Regular Certificate; and Form W-8IMY, with supporting documentation as specified in the Treasury regulations, required to substantiate exemptions from withholding on behalf of its partners, if the Non-U.S. Person is a partnership.
An intermediary (other than a partnership) must provide Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A "qualified intermediary" must certify that it has provided, or will provide, a withholding statement as required under Treasury Regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its Form W-8IMY, and may certify its account holders' status without including each beneficial owner's certification. A non-"qualified intermediary" must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term "intermediary" means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a REMIC Regular Certificate. A "qualified intermediary" is generally a foreign financial institution or clearing organization or a non-U.S.
branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS. If such statement, or any other required statement, is not provided, 30% withholding will apply. If the interest on the REMIC Regular Certificate is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person, such Non-U.S. Person will be subject to United States federal income tax at regular rates. Such a non-U.S. REMIC Regular Certificateholder, if such holder is a corporation, also may be subject to the branch profits tax. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a REMIC Regular Certificate.

      Further, a REMIC Regular Certificate will not be included in the estate of a non resident alien individual. This exclusion may not apply if the non-resident alien individual actually or constructively owns 10% or more of the

                                     - 95 -

residual interest in the related REMIC and will not be subject to United States estate taxes. Certificateholders who are non resident alien individuals should consult their tax advisors concerning this question.

      REMIC Regular Certificateholders who are not U.S. Persons and persons related to such holders should not acquire any REMIC Residual Certificates and
REMIC Residual Certificateholders who are not U.S. Persons and persons related to such holders should not acquire any REMIC Regular Certificates without consulting their tax advisors as to the possible adverse tax consequences of doing so. In addition, the IRS may assert that non-U.S. Persons that own directly or indirectly, a greater than 10% interest in any Borrower, and foreign corporations that are "controlled foreign corporations" as to the United States of which such a Borrower is a "United States shareholder" within the meaning of
Section 951(b) of the Code, are subject to United States withholding tax on interest distributed to them to the extent of interest concurrently paid by the related Borrower.

      Information Reporting and Backup Withholding. The paying agent will send, within a reasonable time after the end of each calendar year, to each person who was a REMIC Regular Certificateholder at any time during that year, the information as may be deemed necessary or desirable to assist REMIC Regular
Certificateholders in preparing their federal income tax returns, or to enable holders to make the information available to beneficial owners or financial intermediaries that hold the REMIC Regular Certificates on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding at a rate of 28%
(increasing to 31% after 2010) may be required with respect to any payments with respect to any payments to registered owners who are not "exempt recipients." In addition, upon the sale of a REMIC Regular Certificate to, or through, a broker, the broker must withhold at the above rate on the entire purchase price, unless either:

          o     the broker determines that the seller is a corporation or other exempt recipient, or

          o     the seller provides, in the required manner, identifying
                information and, in the case of a non-U.S. Person, certifies that such seller is a Non-U.S. Person, and other conditions are met.

      A sale of a REMIC Regular Certificate to, or through, a broker must also be reported by the broker to the IRS, unless either:

          o     the broker determines that the seller is an exempt recipient, or

          o     the seller certifies its non-U.S. Person status and other
                conditions are met.

      Certification of the registered owner's non-U.S. Person status normally would be made on IRS Form W-8BEN under penalties of perjury, although in certain cases it may be possible to submit other documentary evidence. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability.

      B.  TAXATION OF OWNERS OF REMIC RESIDUAL CERTIFICATES

      Allocation of the Income of the REMIC to the REMIC Residual Certificates.
The REMIC will not be subject to federal income tax except with respect to income from prohibited transactions and certain other transactions. See
"--Prohibited Transactions and Other Taxes" below. Instead, each original holder of a REMIC Residual Certificate will report on its federal income tax return, as ordinary income, its share of the taxable income of the REMIC for each day during the taxable year on which the holder owns any REMIC Residual
Certificates. The taxable income of the REMIC for each day will be determined by allocating the taxable income of the REMIC for each calendar quarter ratably to each day in the quarter. Such a holder's share of the taxable income of the
REMIC for each day will be based on the portion of the outstanding REMIC
Residual Certificates that the holder owns on that day. The taxable income of the REMIC will be determined under an accrual method and will be taxable to the holders of REMIC Residual Certificates without regard to the timing or amounts of cash distributions by the REMIC. Ordinary income derived from REMIC Residual
Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to the limitations on the deductibility of "passive losses."
As residual interests, the REMIC Residual Certificates will be subject to tax rules, described below, that differ from those that would apply if the

                                     - 96 -

REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the certificates or as debt instruments issued by the REMIC.

      A REMIC Residual Certificateholder may be required to include taxable income from the REMIC Residual Certificate in excess of the cash distributed.
For example, a structure where principal distributions are made serially on regular interests, that is, a fast pay, slow pay structure, may generate such a mismatching of income and cash distributions --that is, "phantom income." This mismatching may be caused by the use of certain required tax accounting methods by the REMIC, variations in the prepayment rate of the underlying mortgage loans or MBS and certain other factors. Depending upon the structure of a particular transaction, the aforementioned factors may significantly reduce the after-tax yield of a REMIC Residual Certificate to a REMIC Residual Certificateholder or
cause the REMIC Residual Certificate to have negative "value." Investors should consult their own tax advisors concerning the federal income tax treatment of a
REMIC Residual Certificate and the impact of the tax treatment on the after-tax yield of a REMIC Residual Certificate.

      A subsequent REMIC Residual Certificateholder also will report on its federal income tax return amounts representing a daily share of the taxable income of the REMIC for each day that the REMIC Residual Certificateholder owns the REMIC Residual Certificate. Those daily amounts generally would equal the amounts that would have been reported for the same days by an original REMIC
Residual Certificateholder, as described above. The legislative history indicates that certain adjustments may be appropriate to reduce or increase the income of a subsequent holder of a REMIC Residual Certificate that purchased the
REMIC Residual Certificate at a price greater than or less than the adjusted basis the REMIC Residual Certificate would have in the hands of an original
REMIC Residual Certificateholder. See "--Sale or Exchange of REMIC Residual
Certificates" below. It is not clear, however, whether the adjustments will in fact be permitted or required and, if so, how they would be made. The REMIC
Regulations do not provide for any such adjustments.

      Taxable Income of the REMIC Attributable to Residual Interests. The
taxable income of the REMIC will reflect a netting of

          o     the income from the mortgage loans or MBS and the REMIC's other assets and

          o     the deductions allowed to the REMIC for interest and OID on the
                REMIC Regular Certificates and, except as described above under
                "--Taxation of Owners of REMIC Regular
                Certificates--Non-interest Expenses of the REMIC," other
                expenses.

      REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that:

          o     the limitations on deductibility of investment interest expense and expenses for the production of income do not apply;

          o     all bad loans will be deductible as business bad debts; and

          o     the limitation on the deductibility of interest and expenses related to tax exempt income will apply.

      The REMIC's gross income includes interest, original issue discount income, and market discount income, if any, on the mortgage loans, reduced by amortization of any premium on the mortgage loans, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the REMIC Regular Certificates. Note that the timing of cancellation of indebtedness income recognized by REMIC Residual
Certificateholders resulting from defaults and delinquencies on mortgage loans or MBS may differ from the time of the actual loss on the assets. The REMIC's deductions include interest and original issue discount expense on the REMIC
Regular Certificates, servicing fees on the mortgage loans, other administrative expenses of the REMIC and realized losses on the mortgage loans. The requirement that REMIC Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC will continue until there are no certificates of any class of the related series outstanding.

                                     - 97 -

      For purposes of determining its taxable income, the REMIC will have an initial aggregate tax basis in its assets equal to the sum of the issue prices of the REMIC Regular Certificates and the REMIC Residual Certificates, or, if a
class of certificates is not sold initially, its fair market value. The aggregate basis will be allocated among the mortgage loans or MBS and other assets of the REMIC in proportion to their respective fair market value. A mortgage loan or MBS will be deemed to have been acquired with discount or premium to the extent that the REMIC's basis in the mortgage loan or MBS is less than or greater than its principal balance, respectively. Any such discount, whether market discount or OID, will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to the income, under a method similar to the method described above for accruing OID on the REMIC
Regular Certificates. The REMIC may elect under Code Section 171 to amortize any premium on the mortgage loans or MBS. Premium on any mortgage loan or MBS to which the election applies would be amortized under a constant yield method. It is not clear whether the yield of a mortgage loan or MBS would be calculated for this purpose based on scheduled payments or taking account of the Prepayment
Assumption. Additionally, such an election would not apply to the yield with respect to any underlying mortgage loan originated on or before September 27,
1985. Instead, premium with respect to such a mortgage loan would be allocated among the principal payments thereon and would be deductible by the REMIC as those payments become due.

      The REMIC will be allowed a deduction for interest and OID on the REMIC
Regular Certificates. The amount and method of accrual of OID will be calculated for this purpose in the same manner as described above with respect to REMIC
Regular Certificates except that the 0.25% per annum de minimis rule and adjustments for subsequent holders described therein will not apply.

      A REMIC Residual Certificateholder will not be permitted to amortize the cost of the REMIC Residual Certificate as an offset to its share of the REMIC's taxable income. However, REMIC taxable income will not include cash received by the REMIC that represents a recovery of the REMIC's basis in its assets, and, as described above, the issue price of the REMIC Residual Certificates will be added to the issue price of the REMIC Regular Certificates in determining the
REMIC's initial basis in its assets. See "--Sale or Exchange of REMIC Residual
Certificates" below. For a discussion of possible adjustments to income of a subsequent holder of a REMIC Residual Certificate to reflect any difference between the actual cost of the REMIC Residual Certificate to the holder and the adjusted basis the REMIC Residual Certificate would have in the hands of an original REMIC Residual Certificateholder, see "--Allocation of the Income of
the REMIC to the REMIC Residual Certificates" above.

      Net Losses of the REMIC. The REMIC will have a net loss for any calendar quarter in which its deductions exceed its gross income. The net loss would be allocated among the REMIC Residual Certificateholders in the same manner as the
REMIC's taxable income. The net loss allocable to any REMIC Residual Certificate will not be deductible by the holder to the extent that the net loss exceeds the holder's adjusted basis in the REMIC Residual Certificate. Any net loss that is not currently deductible by reason of this limitation may only be used by the
REMIC Residual Certificateholder to offset its share of the REMIC's taxable income in future periods (but not otherwise). The ability of REMIC Residual
Certificateholders that are individuals or closely held corporations to deduct net losses may be subject to additional limitations under the Code.

      Regulations have been issued addressing the federal income tax treatment of "inducement fees" received by transferees of non-economic residual interests.
These regulations require inducement fees to be included in income over a period reasonably related to the period in which the related residual interest is expected to generate taxable income or net loss to its holder. Under two safe-harbor methods, inducement fees are included in income (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the applicable prepayment assumption. If the holder of a non-economic residual interest sells or otherwise disposes of the non-economic residual interest, any unrecognized portion of the inducement fee must be taken into account at the time of the sale or disposition. Prospective purchasers of the REMIC Residual Certificates should consult with their tax advisors regarding the effect of these regulations.

      Mark-to-Market Rules. Prospective purchasers of a REMIC Residual
Certificate should be aware that the IRS has issued Mark to Market Regulations which provide that a REMIC Residual Certificate cannot be marked to market.

                                     - 98 -

      Pass-through of Non-interest Expenses of the REMIC. As a general rule, all of the fees and expenses of a REMIC will be taken into account by holders of the
REMIC Residual Certificates. In the case of a single class REMIC, however, the expenses and a matching amount of additional income will be allocated, under temporary Treasury regulations, among the REMIC Regular Certificateholders and the REMIC Residual Certificateholders on a daily basis in proportion to the relative amounts of income accruing to each certificateholder on that day. In general terms, a single class REMIC is one that either:

          o     would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC, treating all interests as
                ownership interests, even if they would be classified as debt for federal income tax purposes, or

          o     is similar to such a trust and is structured with the principal purpose of avoiding the single class REMIC rules.

      Unless otherwise stated in the applicable prospectus supplement, the expenses of the REMIC will be allocated to holders of the related REMIC Residual
Certificates in their entirety and not to holders of the related REMIC Regular
Certificates.

      In the case of individuals or trusts, estates or other persons that compute their income in the same manner as individuals, who own an interest in a
REMIC Regular Certificate or a REMIC Residual Certificate directly or through a pass-through interest holder that is required to pass miscellaneous itemized deductions through to its owners or beneficiaries, e.g., a partnership, an S corporation or a grantor trust, such expenses will be deductible under Code
Section 67 only to the extent that such expenses, plus other "miscellaneous itemized deductions" of the individual, exceed 2% of such individual's adjusted gross income. In addition, Code Section 68 provides that the applicable amount will be reduced by the lesser of

          o     3% of the excess of the individual's adjusted gross income over the applicable amount or

          o     80% of the amount of itemized deductions otherwise allowable for the taxable year.

      Under current law, the applicable limitation is reduced by one third for taxable years beginning in 2006 and 2007, and by two thirds in taxable years beginning in 2008 and 2009. For taxable years beginning after December 31, 2009 the overall limitation on itemized deductions is repealed.

      The amount of additional taxable income recognized by REMIC Residual
Certificateholders who are subject to the limitations of either Code Section 67 or Code Section 68 may be substantial. Further, holders subject to the alternative minimum tax other than corporations may not deduct miscellaneous itemized deductions in determining such holders' alternative minimum taxable income. The REMIC is required to report to each pass-through interest holder and to the IRS such holder's allocable share, if any, of the REMIC's non-interest expenses. The term "pass-through interest holder" generally refers to individuals, entities taxed as individuals and certain pass-through entities, but does not include real estate investment trusts. Accordingly, investment in
REMIC Residual Certificates will in general not be suitable for individuals or for certain pass-through entities, such as partnerships and S corporations, that have individuals as partners or shareholders.

      Excess Inclusions. A portion of the income on a REMIC Residual
Certificate, referred to in the Code as an "excess inclusion," for any calendar quarter will be subject to federal income tax in all events. Thus, for example, an excess inclusion:

          o     may not, except as described below, be offset by any unrelated losses, deductions or loss carryovers of a REMIC Residual
                Certificateholder;

          o     will be treated as "unrelated business taxable income" within the meaning of Code Section 512 if the REMIC Residual
                Certificateholder is a pension fund or any other organization that is subject to tax only on its unrelated business taxable income, as discussed under "--Tax Exempt Investors" below; and

                                     - 99 -

          o     is not eligible for any reduction in the rate of withholding tax in the case of a REMIC Residual Certificateholder that is a foreign investor, as discussed under "--Residual Certificate
                Payments--Non-U.S. Persons" below.

      Except as discussed in the following paragraph, with respect to any REMIC
Residual Certificateholder, the excess inclusions for any calendar quarter is the excess, if any, of (1) the income of such REMIC Residual Certificateholder for that calendar quarter from its REMIC Residual Certificate over (2) the sum of the "daily accruals" for all days during the calendar quarter on which the
REMIC Residual Certificateholder holds a REMIC Residual Certificate. For this purpose, the daily accruals with respect to a REMIC Residual Certificate are determined by allocating to each day in the calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC Residual Certificate at the beginning of the calendar quarter and 120 percent of the "Federal long term rate" in effect at the time the REMIC Residual Certificate is issued. For this purpose, the "adjusted issue price" of a REMIC Residual Certificate at the beginning of any calendar quarter equals the issue price of the REMIC Residual
Certificate, increased by the amount of daily accruals for all prior quarters, and decreased--but not below zero--by the aggregate amount of payments made on the REMIC Residual Certificate before the beginning of the quarter. The "federal long term rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the
IRS.

      In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to the REMIC
Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Code Section 857(b)(2), excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by the shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by the shareholder.
Regulated investment companies, common trust funds and certain cooperatives are subject to similar rules.

      The Code provides three rules for determining the effect on excess inclusions on the alternative minimum taxable income of a residual holder.
First, alternative minimum taxable income for the residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions. Third, a residual holder's alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year. The effect of this last statutory amendment is to prevent the use of nonrefundable tax credits to reduce a taxpayer's income tax below its tentative minimum tax computed only on excess inclusions.

      Payments. Any distribution made on a REMIC Residual Certificate to a REMIC
Residual Certificateholder will be treated as a non taxable return of capital to the extent it does not exceed the REMIC Residual Certificateholder's adjusted basis in the REMIC Residual Certificate. To the extent a distribution exceeds the adjusted basis, it will be treated as gain from the sale of the REMIC
Residual Certificate.

      Sale or Exchange of REMIC Residual Certificates. If a REMIC Residual
Certificate is sold or exchanged, the seller will generally recognize gain or loss equal to the difference between the amount realized on the sale or exchange and its adjusted basis in the REMIC Residual Certificate except that the recognition of loss may be limited under the "wash sale" rules described in the next paragraph. A holder's adjusted basis in a REMIC Residual Certificate generally equals the cost of the REMIC Residual Certificate to the REMIC
Residual Certificateholder, increased by the taxable income of the REMIC that was included in the income of the REMIC Residual Certificateholder with respect to the REMIC Residual Certificate, and decreased -- but not below zero -- by the net losses that have been allowed as deductions to the REMIC Residual
Certificateholder with respect to the REMIC Residual Certificate and by the distributions received thereon by the REMIC Residual Certificateholder. In general, any the gain or loss will be capital gain or loss provided the REMIC
Residual Certificate is held as a capital asset. The capital gain or loss will generally be long-term capital gain or loss if the REMIC Residual Certificate was held for more than one year. Long-term capital gains of individuals are subject to reduced maximum tax rates while capital gains recognized by individuals on capital assets held twelve-months or less are generally subject to ordinary income tax rates. The use of capital losses is limited. However,
REMIC Residual Certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from sale of a REMIC Residual Certificate by a bank or thrift institution to which such section applies would be ordinary income or loss. In addition, a transfer of a
REMIC Residual Certificate that is a "noneconomic residual interest" may be subject to

                                     - 100 -

different rules. See "--Tax Related Restrictions on Transfers of REMIC Residual
Certificates--Noneconomic REMIC Residual Certificates" below.

      Except as provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires such REMIC Residual Certificate, or acquires any other REMIC Residual Certificate, any residual interest in another
REMIC or similar interest in a "taxable mortgage pool," as defined in Code
Section 7701(i), during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of Code Section 1091. In that event, any loss realized by the REMIC
Residual Certificateholder on the sale will not be deductible, but, instead, will increase such REMIC Residual Certificateholder's adjusted basis in the newly acquired asset.

PROHIBITED TRANSACTIONS AND OTHER TAXES

      The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions." In general, subject to certain specified exceptions, a prohibited transaction means:

          o     the disposition of a mortgage loan or MBS,

          o     the receipt of income from a source other than a mortgage loan or MBS or certain other permitted investments,

          o     the receipt of compensation for services, or

          o     gain from the disposition of an asset purchased with the
                payments on the mortgage loans or MBS for temporary investment pending distribution on the certificates.

      It is not anticipated that the trust fund for any series of certificates will engage in any prohibited transactions in which it would recognize a material amount of net income.

      In addition, certain contributions to a trust fund as to which an election has been made to treat the trust fund as a REMIC made after the day on which the trust fund issues all of its interests could result in the imposition of the
Contributions Tax. No trust fund for any series of certificates will accept contributions that would subject it to such tax.

      In addition, a trust fund as to which an election has been made to treat the trust fund as a REMIC may also be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means income from foreclosure property other than qualifying income for a real estate investment trust.

      Where any Prohibited Transactions Tax, Contributions Tax, tax on net
income from foreclosure property or state or local income or franchise tax that may be imposed on a REMIC relating to any series of certificates arises out of or results from

          o     a breach of the related servicer's, trustee's or depositor's obligations, as the case may be, under the related Agreement for such series, such tax will be borne by such servicer, trustee or depositor, as the case may be, out of its own funds or

          o     Morgan Stanley Capital I Inc.'s obligation to repurchase a mortgage loan,

      such tax will be borne by Morgan Stanley Capital I Inc.

      In the event that the servicer, trustee or depositor, as the case may be, fails to pay or is not required to pay any Prohibited Transactions Tax,
Contributions Tax, tax on net income from foreclosure property or state or local income or franchise tax, the tax will be payable out of the trust fund for the series and will result in a reduction in amounts available to be distributed to the certificateholders of the series.

                                     - 101 -

LIQUIDATION AND TERMINATION

      If the REMIC adopts a plan of complete liquidation, within the meaning of
Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the
REMIC's final tax return a date on which such adoption is deemed to occur, and sells all of its assets other than cash within a 90-day period beginning on such date, the REMIC will not be subject to any Prohibited Transaction Tax, provided that the REMIC credits or distributes in liquidation all of the sale proceeds plus its cash, other than the amounts retained to meet claims, to holders of
Regular and REMIC Residual Certificates within the 90-day period.

      The REMIC will terminate shortly following the retirement of the REMIC
Regular Certificates. If a REMIC Residual Certificateholder's adjusted basis in the REMIC Residual Certificate exceeds the amount of cash distributed to such
REMIC Residual Certificateholder in final liquidation of its interest, then it would appear that the REMIC Residual Certificateholder would be entitled to a loss equal to the amount of such excess. It is unclear whether such a loss, if allowed, will be a capital loss or an ordinary loss.

ADMINISTRATIVE MATTERS

      Solely for the purpose of the administrative provisions of the Code, the
REMIC generally will be treated as a partnership and the REMIC Residual
Certificateholders will be treated as the partners. In general, the holder of the largest percentage interest of a class of REMIC Residual Certificates will be the "tax matters person" of the related REMIC for purposes of representing
REMIC Residual Certificateholders in connection with any IRS proceeding.
However, the duties of the tax matters person will be delegated to the Trustee under the applicable Agreement. Certain tax information will be furnished quarterly to each REMIC Residual Certificateholder who held a REMIC Residual
Certificate on any day in the previous calendar quarter.

      Each REMIC Residual Certificateholder is required to treat items on its return consistently with their treatment on the REMIC's return, unless the REMIC
Residual Certificateholder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. Any person that holds a REMIC
Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of such person and other information.

TAX EXEMPT INVESTORS

      Any REMIC Residual Certificateholder that is a pension fund or other entity that is subject to federal income taxation only on its "unrelated business taxable income" within the meaning of Code Section 512 will be subject to such tax on that portion of the distributions received on a REMIC Residual
Certificate that is considered an excess inclusion. See "--Taxation of Owners of
REMIC Residual Certificates--Excess Inclusions" above.

RESIDUAL CERTIFICATE PAYMENTS--NON-U.S. PERSONS

      Amounts paid to REMIC Residual Certificateholders who are not U.S. Persons
(see "--Taxation of Owners of REMIC Regular Certificates--Non-U.S. Persons"
above) are treated as interest for purposes of the 30%, or lower treaty rate,
United States withholding tax. Amounts distributed to holders of REMIC Residual
Certificates should qualify as "portfolio interest," subject to the conditions described in "--Taxation of Owners of REMIC Regular Certificates" above, but only to the extent that the underlying mortgage loans were originated after July
18, 1984. Furthermore, the rate of withholding on any income on a REMIC Residual
Certificate that is excess inclusion income will not be subject to reduction under any applicable tax treaties. See "--Taxation of Owners of REMIC Residual
Certificates--Excess Inclusions" above. If the portfolio interest exemption is unavailable, such amount will be subject to United States withholding tax when paid or otherwise distributed, or when the REMIC Residual Certificate is disposed of, under rules similar to those for withholding upon disposition of debt instruments that have OID. The Code, however, grants the Treasury
Department authority to issue regulations requiring that those amounts be taken into account earlier than otherwise provided where necessary to prevent avoidance of tax, for example, where the REMIC Residual Certificates do not have significant value. See "--Taxation of Owners of REMIC Residual
Certificates--Excess Inclusions" above. If the amounts paid to REMIC Residual
Certificateholders that are not U.S. Persons are effectively connected with their conduct of a trade or business within

                                     - 102 -

the United States, the 30%, or lower treaty rate, withholding will not apply.
Instead, the amounts paid to such non-U.S. Person will be subject to U.S.
federal income taxation at regular graduated rates. For special restrictions on the transfer of REMIC Residual Certificates, see "--Tax Related Restrictions on
Transfers of REMIC Residual Certificates" below.

      REMIC Regular Certificateholders and persons related to such holders should not acquire any REMIC Residual Certificates, and REMIC Residual
Certificateholders and persons related to REMIC Residual Certificateholders should not acquire any REMIC Regular Certificates, without consulting their tax advisors as to the possible adverse tax consequences of such acquisition.

TAX RELATED RESTRICTIONS ON TRANSFERS OF REMIC RESIDUAL CERTIFICATES

      Disqualified Organizations. An entity may not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests in the entity are not held by "disqualified organizations." Further, a tax is imposed on the transfer of a residual interest in a REMIC to a "disqualified organization." The amount of the tax equals the product of (A) an amount, as determined under the REMIC Regulations, equal to the present value of the total anticipated "excess inclusions" with respect to such interest for periods after the transfer and (B) the highest marginal federal income tax rate applicable to corporations. The tax is imposed on the transferor unless the transfer is through an agent, including a broker or other middleman, for a disqualified organization, in which event the tax is imposed on the agent. The person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnished to such person an affidavit that the transferee is not a disqualified organization and, at the time of the transfer, such person does not have actual knowledge that the affidavit is false. A "disqualified organization"
means:

          (A)   the United States, any State, possession or political
                subdivision thereof, any foreign government, any international organization or any agency or instrumentality of any of the foregoing (provided that such term does not include an
                instrumentality if all its activities are subject to tax and, except for FHLMC, a majority of its board of directors is not selected by any such governmental agency);

          (B)   any organization, other than certain farmers' cooperatives, generally exempt from federal income taxes unless such
                organization is subject to the tax on "unrelated business
                taxable income"; and

          (C)   a rural electric or telephone cooperative.

      A tax is imposed on a "pass-through entity" holding a residual interest in a REMIC if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in such entity, provided that all partners of an "electing large partnership" as defined in
Section 775 of the Code, are deemed to be disqualified organizations. The amount of the tax is equal to the product of (A) the amount of excess inclusions for the taxable year allocable to the interest held by the disqualified organization and (B) the highest marginal federal income tax rate applicable to corporations.
The pass-through entity otherwise liable for the tax, for any period during which the disqualified organization is the record holder of an interest in such entity, will be relieved of liability for the tax if such record holder furnishes to such entity an affidavit that such record holder is not a disqualified organization and, for such period, the pass-through entity does not have actual knowledge that the affidavit is false. For this purpose, a
"pass-through entity" means:

          o     a regulated investment company, real estate investment trust or common trust fund;

          o     a partnership, trust or estate; and

          o     certain cooperatives.

      Except as may be provided in Treasury regulations not yet issued, any person holding an interest in a pass-through entity as a nominee for another will, with respect to such interest, be treated as a pass-through entity.
Electing large partnerships -- generally, non-service partnerships with 100 or more members electing to be subject to simplified IRS reporting provisions under
Code sections 771 through 777 -- will be taxable on excess inclusion income as if all partners were disqualified organizations.

                                     - 103 -

      In order to comply with these rules, the Agreement will provide that no record or beneficial ownership interest in a REMIC Residual Certificate may be purchased, transferred or sold, directly or indirectly, without the express written consent of the master servicer. The master servicer will grant consent to a proposed transfer only if it receives the following:

          o     an affidavit from the proposed transferee to the effect that it is not a disqualified organization and is not acquiring the
                REMIC Residual Certificate as a nominee or agent for a
                disqualified organization, and

          o     a covenant by the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the REMIC Residual
                Certificate.

      Noneconomic REMIC Residual Certificates. The REMIC Regulations disregard, for federal income tax purposes, any transfer of a Noneconomic REMIC Residual
Certificate to a U.S. Person unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax. A
Noneconomic REMIC Residual Certificate is any REMIC Residual Certificate,
including a REMIC Residual Certificate with a positive value at issuance, unless, at the time of transfer, taking into account the Prepayment Assumption and any required or permitted clean-up calls or required liquidation provided for in the REMIC's organizational documents,

          o     the present value of the expected future distributions on the
                REMIC Residual Certificate at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs and

          o     the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

      A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A transferor is presumed not to have such knowledge if:

          (1)   the transferor conducted, at the time of the transfer, a
                reasonable investigation of the financial condition of the transferee and, as a result of the investigation, the transferor determined that the transferee had historically paid its debts as they came due and found no significant evidence that the transferee would not continue to pay its debts as they come due in the future;

          (2)   the transferee represents to the transferor that (i) it
                understands that, as the holder of the Noneconomic REMIC
                Residual Certificate, the transferee may incur tax liabilities in excess of cash flows generated by the interest, (ii) that the transferee intends to pay taxes associated with holding the residual interest as they came due and (iii) that the transferee will not cause income with respect to the REMIC Residual
                Certificate to be attributable to a foreign permanent
                establishment or fixed base, within the meaning of an applicable income tax treaty, of such transferee or any other person; and

          (3)   the transfer is not a direct or indirect transfer to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) and either:

                (i)   the present value of the anticipated tax liabilities
                      associated with holding the Noneconomic REMIC Residual
                      Certificate does not exceed the sum of:

                      o     the present value of any consideration given to the
                            transferee to acquire the Noneconomic REMIC Residual
                            Certificate,

                      o     the present value of the expected future
                            distributions on the Noneconomic REMIC Residual
                            Certificate and

                                     - 104 -

                      o     the present value of the anticipated tax savings
                            associated with holding the Noneconomic REMIC
                            Residual Certificate as the REMIC generates losses.
                            For purposes of the computations under this "minimum
                            transfer price" alternative, the transferee is
                            assumed to pay tax at the highest rate of tax
                            specified in section 11(b)(1) of the Internal
                            Revenue Code (currently 35%) or, in certain
                            circumstances, the alternative minimum tax rate.
                            Further, present values generally are computed using
                            a discount rate equal to the short-term Federal rate
                            set forth in Section 1274(d) of the Internal Revenue
                            Code for the month of such transfer and the
                            compounding period used by the transferee; or

                (ii)  (a) at the time of the transfer, and at the close of each of the transferee's two fiscal years preceding the year of transfer, the transferee's gross assets for financial
                      reporting purposes exceed $100 million and its net assets
                      for financial reporting purposes exceed $10 million, (b)
                      the transferee is an eligible corporation (as defined in
                      Treasury regulation Section 1.860E-1(c)(6)(i)) that makes
                      a written agreement that any subsequent transfer of the
                      interest will be to another eligible corporation in a
                      transaction which will also satisfy clauses (1) and (2)
                      above and this clause (3)(ii) and (c) the facts and
                      circumstances known to the transferor on or before the
                      date of the transfer must not reasonably indicate that the taxes associated with the residual interest will not be
                      paid. For purposes of clause (3)(ii)(c), if the amount of
                      consideration paid in respect of the residual interest is
                      so low that under any set of reasonable assumptions a
                      reasonable person would conclude that the taxes associated with holding the residual interest will not be paid, then
                      the transferor is deemed to know that the transferee
                      cannot or will not pay the taxes associated with the
                      residual interest.

      If a transfer of a Noneconomic REMIC Residual Certificate is disregarded, the transferor would continue to be treated as the owner of the REMIC Residual
Certificate and would continue to be subject to tax on its allocable portion of the net income of the REMIC.

      Foreign Investors. The REMIC Regulations provide that the transfer of a
REMIC Residual Certificate that has a "tax avoidance potential" to a "foreign person" will be disregarded for federal income tax purposes. This rule appears to apply to a transferee who is not a U.S. Person unless the transferee's income in respect of the REMIC Residual Certificate is effectively connected with the conduct of a United Sates trade or business. A REMIC Residual Certificate is deemed to have a tax avoidance potential unless, at the time of transfer, the transferor reasonably expects that the REMIC will distribute to the transferee amounts that will equal at least 30 percent of each excess inclusion, and that such amounts will be distributed at or after the time the excess inclusion accrues and not later than the end of the calendar year following the year of accrual. If the non-U.S. Person transfers the REMIC Residual Certificate to a
U.S. Person, the transfer will be disregarded, and the foreign transferor will continue to be treated as the owner, if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions.

      Unless otherwise stated in the prospectus supplement relating to a series of certificates, a REMIC Residual Certificate may not be purchased by or transferred to any person that is not a U.S. Person or to a partnership
(including any entity treated as a partnership for U.S. federal income tax purposes) any interest in which is owned (or, may be owned pursuant to the applicable partnership agreement) directly or indirectly (other than through a
U.S. corporation) by any person that is not a U.S. Person.

      In addition, under temporary and final Treasury regulations, effective
August 1, 2006, a U.S. partnership having a partner who is not a U.S. Person will be required to pay withholding tax in respect of excess inclusion income allocable to such non-U.S. partner, even if no cash distributions are made to such partner. Accordingly, the Agreement will prohibit transfer of a REMIC
Residual Certificate to a U.S. Person treated as a partnership for federal income tax purposes, any beneficial owner of which (other than through a U.S.
corporation) is (or is permitted to be under the related partnership agreement)
a Non-U.S. Person.

      Any attempted transfer or pledge in violation of the transfer restrictions shall be absolutely null and void and shall vest no rights in any purported transferee. Investors in REMIC Residual Certificates are advised to consult

                                     - 105 -

their own tax advisors with respect to transfers of the REMIC Residual
Certificates and, in addition, pass-through entities are advised to consult their own tax advisors with respect to any tax which may be imposed on a pass-through entity.

GRANTOR TRUST FUNDS

      If a REMIC election is not made, Sidley, Austin, Brown & Wood LLP or
Cadwalader, Wickersham & Taft LLP or Latham & Watkins LLP or such other counsel as may be specified in the related prospectus supplement will deliver its opinion that the trust fund will not be classified as an association taxable as a corporation and that the trust fund will be classified as a grantor trust under subpart E, Part I of subchapter J of Chapter 1 of Subtitle A of the Code.
In this case, owners of certificates will be treated for federal income tax purposes as owners of a portion of the trust fund's assets as described in this section of the prospectus.

A.        SINGLE CLASS OF GRANTOR TRUST CERTIFICATES

      Characterization. The trust fund may be created with one class of grantor trust certificates. In this case, each grantor trust certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the trust fund represented by the grantor trust certificates and will be considered the equitable owner of a pro rata undivided interest in each of the mortgage loans and MBS in the pool. Any amounts received by a grantor trust certificateholder in lieu of amounts due with respect to any mortgage loan or MBS because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

      Each grantor trust certificateholder will be required to report on its federal income tax return in accordance with the grantor trust certificateholder's method of accounting its pro rata share of the entire income from the mortgage loans in the trust fund represented by grantor trust certificates, including interest, OID, if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the master servicer. Under Code Sections 162 or 212 each grantor trust certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the master servicer, provided that the amounts are reasonable compensation for services rendered to the trust fund.
Grantor trust certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses as itemized deductions only to the extent these expenses plus all other Code Section 212 expenses exceed two percent of its adjusted gross income. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount under Code Section
68(b)--which amount will be adjusted for inflation--will be reduced by the lesser of

          o     3% of the excess of adjusted gross income over the applicable amount and

          o     80% of the amount of itemized deductions otherwise allowable for such taxable year.

      Under current law, the applicable limitation is reduced by one third for taxable years beginning in 2006 and 2007, and by two thirds in taxable years beginning in 2008 and 2009. For taxable years beginning after December 31, 2009 the overall limitation on itemized deductions is repealed.

      In general, a grantor trust certificateholder using the CASH METHOD OF
ACCOUNTING must take into account its pro rata share of income as and deductions as and when collected by or paid to the master servicer or, with respect to original issue discount or certain other income items for which the certificateholder has made an election, as the amounts are accrued by the trust fund on a constant interest basis, and will be entitled to claim its pro rata share of deductions, subject to the foregoing limitations, when the amounts are paid or the certificateholder would otherwise be entitled to claim the deductions had it held the mortgage loans or MBS directly. A grantor trust certificateholder using an ACCRUAL METHOD OF ACCOUNTING must take into account its pro rata share of income as payment becomes due or is made to the master servicer, whichever is earlier and may deduct its pro rata share of expense items, subject to the foregoing limitations, when the amounts are paid or the certificateholder otherwise would be entitled to claim the deductions had it held the mortgage loans or MBS directly. If the servicing fees paid to the master servicer are deemed to exceed reasonable servicing compensation, the amount of the excess could be considered as an ownership interest retained by the master servicer or any person to whom the master servicer assigned for value all or a portion of the servicing fees in a portion of the interest payments on the mortgage loans and MBS. The

                                     - 106 -

mortgage loans and MBS would then be subject to the "coupon stripping" rules of the Code discussed below under "--Stripped Bonds and Coupons."

      Except to the extent otherwise provided in the related prospectus supplement or otherwise provided below in this section of the prospectus, as to each series of certificates, counsel to Morgan Stanley Capital I Inc. will have advised Morgan Stanley Capital I Inc. that:

          o     A grantor trust certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19)
                representing principal and interest payments on mortgage loans or MBS will be considered to represent "loans . . . Secured by an interest in real property which is . . . residential
                property" within the meaning of Code Section 7701(a)(19)(C)(v), to the extent that the mortgage loans or MBS represented by that grantor trust certificate are of a type described in that Code section;

          o     a grantor trust certificate owned by a real estate investment trust representing an interest in mortgage loans or MBS will be considered to represent "real estate assets" within the meaning of Code Section 856(c)(5)(B), and interest income on the
                mortgage loans or MBS will be considered "interest on
                obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), to the extent that the mortgage loans or MBS represented by that grantor trust
                certificate are of a type described in that Code section; and

          o     A grantor trust certificate owned by a REMIC will represent
                "obligation[s]... which [are] principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3).

      Stripped Bonds and Coupons. Certain trust funds may consist of government securities that constitute "stripped bonds" or "stripped coupons" as those terms are defined in section 1286 of the Code, and, as a result, these assets would be subject to the stripped bond provisions of the Code. Under these rules, these government securities are treated as having original issue discount based on the purchase price and the stated redemption price at maturity of each Security. As such, grantor trust certificateholders would be required to include in income their pro rata share of the original issue discount on each Government Security recognized in any given year on an economic accrual basis even if the grantor trust certificateholder is a cash method taxpayer. Accordingly, the sum of the income includible to the grantor trust certificateholder in any taxable year may exceed amounts actually received during such year.

      Premium. The price paid for a grantor trust certificate by a holder will be allocated to the holder's undivided interest in each mortgage loan or MBS based on each asset's relative fair market value, so that the holder's undivided interest in each asset will have its own tax basis. A grantor trust certificateholder that acquires an interest in mortgage loans or MBS at a premium may elect to amortize the premium under a constant interest method, provided that the underlying mortgage loans with respect to the mortgage loans or MBS were originated after September 27, 1985. Premium allocable to mortgage loans originated on or before September 27, 1985 should be allocated among the principal payments on such mortgage loans and allowed as an ordinary deduction as principal payments are made. Amortizable bond premium will be treated as an offset to interest income on such grantor trust certificate. The basis for such grantor trust certificate will be reduced to the extent that amortizable premium is applied to offset interest payments. It is not clear whether a reasonable prepayment assumption should be used in computing amortization of premium allowable under Code Section 171. A certificateholder that makes this election for a mortgage loan or MBS or any other debt instrument that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder acquires during the year of the election or thereafter.

      If a premium is not subject to amortization using a reasonable prepayment assumption, the holder of a grantor trust certificate representing an interest in a mortgage loan or MBS acquired at a premium should recognize a loss if a mortgage loan or an Underlying Mortgage Loan with respect to an asset prepays in full, equal to the difference between the portion of the prepaid principal amount of such mortgage loan or underlying mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to such mortgage loan or underlying mortgage loan. If a reasonable prepayment assumption is used to amortize the premium, it appears that such a loss would be available, if at all, only if prepayments have occurred at a rate faster than the

                                     - 107 -

reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

      The Internal Revenue Service has issued Amortizable Bond Premium
Regulations. The Amortizable Bond Premium Regulations specifically do not apply to prepayable debt instruments or any pool of debt instruments the yield on which may be affected by prepayments, such as the trust fund, which are subject to Section 1272(a)(6) of the Code. Absent further guidance from the IRS and to the extent set forth in the related prospectus supplement, the trustee will account for amortizable bond premium in the manner described in this section.
Prospective purchasers should consult their tax advisors regarding amortizable bond premium and the Amortizable Bond Premium Regulations.

      Original Issue Discount. The IRS has stated in published rulings that, in circumstances similar to those described in this prospectus, the OID Regulations will be applicable to a grantor trust certificateholder's interest in those mortgage loans or MBS meeting the conditions necessary for these sections to apply. Rules regarding periodic inclusion of OID income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate borrowers other than individuals originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Such OID could arise by the financing of points or other charges by the originator of the mortgages in an amount greater than a statutory de minimis exception to the extent that the points are not currently deductible under applicable Code provisions or are not for services provided by the lender. OID generally must be reported as ordinary gross income as it accrues under a constant interest method. See "--Multiple
Classes of Grantor Trust Certificates--Accrual of Original Issue Discount"
below.

      Market Discount. A grantor trust certificateholder that acquires an undivided interest in mortgage loans or MBS may be subject to the market discount rules of Code Sections 1276 through 1278 to the extent an undivided interest in the asset is considered to have been purchased at a "market discount." Generally, the amount of market discount is equal to the excess of the portion of the principal amount of the mortgage loan or MBS allocable to the holder's undivided interest over the holder's tax basis in such interest. Market discount with respect to a grantor trust certificate will be considered to be zero if the amount allocable to the grantor trust certificate is less than 0.25%
of the grantor trust certificate's stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

      The Code provides that any principal payment, whether a scheduled payment or a prepayment, or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986 shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

      The Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment.
While the Treasury Department has not yet issued regulations, rules described in the relevant legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. If a grantor trust certificate is issued with OID, the amount of market discount that accrues during any accrual period would be equal to the product of

          o     the total remaining market discount and

          o     A fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining
                OID at the beginning of the accrual period.

For grantor trust certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of

          o     the total remaining market discount and

                                     - 108 -

          o     A fraction, the numerator of which is the amount of stated
                interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period.

For purposes of calculating market discount under any of the above methods in the case of instruments, such as the grantor trust certificates, that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same prepayment assumption applicable to calculating the accrual of OID will apply. Because the regulations described above have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a grantor trust certificate purchased at a discount or premium in the secondary market.

      A holder who acquired a grantor trust certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry the grantor trust certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

      Election to Treat All Interest as OID. The OID Regulations permit a certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for certificates acquired on or after April 4,
1994. If this election were to be made with respect to a grantor trust certificate with market discount, the certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such certificateholder acquires during the year of the election or thereafter. Similarly, a certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder owns or acquires. See "--Premium" in this prospectus. The election to accrue interest, discount and premium on a constant yield method with respect to a certificate is irrevocable without consent of the IRS.

      Anti Abuse Rule. The IRS can apply or depart from the rules contained in the OID Regulations as necessary or appropriate to achieve a reasonable result where a principal purpose in structuring a mortgage loan, MBS, or grantor trust certificate or applying the otherwise applicable rules is to achieve a result that is unreasonable in light of the purposes of the applicable statutes, which generally are intended to achieve the clear reflection of income for both issuers and holders of debt instruments.

B.        MULTIPLE CLASSES OF GRANTOR TRUST CERTIFICATES

          1.    Stripped Bonds and Stripped Coupons

      Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of Code Sections 1271 through 1288, Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued on the date that such stripped interest is created.

      Excess Servicing will be treated Under the Stripped Bond Rules. If the
Excess Servicing fee is less than 100 basis points, i.e., 1% interest on the principal balance of the assets in the trust fund, or the certificates are initially sold with a de minimis discount, assuming no prepayment assumption is required, any non de minimis discount arising from a subsequent transfer of the certificates should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on an asset by asset basis, which could result in some mortgage loans or MBS being treated as having more than 100 basis points of interest stripped off. See "--Non REMIC Certificates" and
"Multiple Classes of Grantor Trust Certificates--Stripped Bonds and Stripped
Coupons."

                                     - 109 -

      Although not entirely clear, a Stripped Bond Certificate generally should be treated as an interest in mortgage loans or MBS issued on the day the certificate is purchased for purposes of calculating any OID. Generally, if the discount on a mortgage loan or MBS is larger than a de minimis amount, as calculated for purposes of the OID rules, a purchaser of such a certificate will be required to accrue the discount under the OID rules of the Code. See "--Non
REMIC Certificates" and "--Single Class of Grantor Trust Certificates--Original
Issue Discount." However, a purchaser of a Stripped Bond Certificate will be required to account for any discount on the mortgage loans or MBS as market discount rather than OID if either:

          o     the amount of OID with respect to the mortgage loans or MBS is treated as zero under the OID de minimis rule when the
                certificate was stripped or

          o     No more than 100 basis points, including any Excess Servicing, are stripped off of the trust fund's mortgage loans or MBS.

Pursuant to Revenue Procedure 91-49, issued on August 8, 1991, purchasers of
Stripped Bond Certificates using an inconsistent method of accounting must change their method of accounting and request the consent of the IRS to the change in their accounting method on a statement attached to their first timely tax return filed after August 8, 1991.

      The precise tax treatment of Stripped Coupon Certificates is substantially uncertain. The Code could be read literally to require that OID computations be made for each payment from each mortgage loan or MBS. Unless otherwise specified in the related prospectus supplement, all payments from a mortgage loan or MBS underlying a Stripped Coupon Certificate will be treated as a single installment obligation subject to the OID rules of the Code, in which case, all payments from the mortgage loan or MBS would be included in the stated redemption price at maturity for the mortgage loan or MBS for purposes of calculating income on the certificate under the OID rules of the Code.

      It is unclear under what circumstances, if any, the prepayment of mortgage loans or MBS will give rise to a loss to the holder of a Stripped Bond
Certificate purchased at a premium or a Stripped Coupon Certificate. If the certificate is treated as a single instrument rather than an interest in discrete mortgage loans and the effect of prepayments is taken into account in computing yield with respect to the grantor trust certificate, it appears that no loss will be available as a result of any particular prepayment unless prepayments occur at a rate sufficiently faster than the assumed prepayment rate so that the certificateholder will not recover its investment. However, if the certificate is treated as an interest in discrete mortgage loans or MBS, or if no prepayment assumption is used, then when a mortgage loan or MBS is prepaid, the holder of the certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the certificate that is allocable to the mortgage loan or MBS.

      In light of the application of Section 1286 of the Code, a beneficial owner of a Stripped Bond Certificate generally will be required to compute accruals of OID based on its yield, possibly taking into account its own
Prepayment Assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trustee. Accordingly, any information reporting provided by the trustee with respect to these Stripped Bond Certificates, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of OID for these certificates. Prospective investors therefore should be aware that the timing of accruals of OID applicable to a Stripped Bond Certificate generally will be different than that reported to holders and the IRS. You should consult your own tax advisor regarding your obligation to compute and include in income the correct amount of
OID accruals and any possible tax consequences to you if you should fail to do
so.

      Treatment of Certain Owners. Several Code sections provide beneficial treatment to certain taxpayers that invest in mortgage loans or MBS of the type that make up the trust fund. With respect to these Code sections, no specific legal authority exists regarding whether the character of the grantor trust certificates, for federal income tax purposes, will be the same as that of the underlying mortgage loans or MBS. While Code Section 1286 treats a stripped obligation as a separate obligation for purposes of the Code provisions addressing OID, it is not clear whether such characterization would apply with regard to these other Code sections. Although the issue is not free from doubt, each class of grantor trust certificates, to the extent set forth in the related prospectus supplement, should be considered to represent "real estate assets"
within the meaning of Code Section 856(c)(5)(B) and "loans . . . Secured by, an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), and interest income attributable to grantor trust certificates should be considered to

                                     - 110 -

represent "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), provided that in each case the underlying mortgage loans or MBS and interest on such mortgage loans or MBS qualify for such treatment. Prospective purchasers to which such characterization of an investment in certificates is material should consult their own tax advisors regarding the characterization of the grantor trust certificates and the income therefrom. Unless otherwise specified in the related prospectus supplement, grantor trust certificates will be "obligation[s] . . .
which [are] principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A).

          2.    Grantor Trust Certificates Representing Interests in Loans Other
                Than Adjustable Rate Loans

      The original issue discount rules of Code Sections 1271 through 1275 will be applicable to a certificateholder's interest in those mortgage loans or MBS as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount in income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate borrowers -- other than individuals -- originated after July 1,
1982, and mortgages of individuals originated after March 2, 1984. Under the OID
Regulations, such original issue discount could arise by the charging of points by the originator of the mortgage in an amount greater than the statutory de minimis exception, including a payment of points that is currently deductible by the borrower under applicable Code provisions, or under certain circumstances, by the presence of "teaser" rates on the mortgage loans or MBS. OID on each grantor trust certificate must be included in the owner's ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The amount of OID required to be included in an owner's income in any taxable year with respect to a grantor trust certificate representing an interest in mortgage loans or MBS other than adjustable rate loans likely will be computed as described below under "--Accrual of Original Issue Discount." The following discussion is based in part on the OID Regulations and in part on the provisions of the Tax Reform
Act of 1986. The holder of a certificate should be aware, however, that the OID
Regulations do not adequately address certain issues relevant to prepayable securities.

      Under the Code, the mortgage loans or MBS underlying the grantor trust certificate will be treated as having been issued on the date they were originated with an amount of OID equal to the excess of such mortgage asset's stated redemption price at maturity over its issue price. The issue price of a mortgage loan or MBS is generally the amount lent to the borrower, which may be adjusted to take into account certain loan origination fees. The stated
redemption price at maturity of a mortgage loan or MBS is the sum of all payments to be made on these assets other than payments that are treated as qualified stated interest payments. The accrual of this OID, as described below under "--Accrual of Original Issue Discount," will, to the extent set forth in the related prospectus supplement, utilize the Prepayment Assumption on the issue date of such grantor trust certificate, and will take into account events that occur during the calculation period. The Prepayment Assumption will be determined in the manner prescribed by regulations that have not yet been issued. In the absence of such regulations, the Prepayment Assumption used will be the prepayment assumption that is used in determining the offering price of such certificate. No representation is made that any certificate will prepay at the Prepayment Assumption or at any other rate.

      Accrual of Original Issue Discount. Generally, the owner of a grantor trust certificate must include in gross income the sum of the "daily portions,"
as defined below in this section, of the OID on the grantor trust certificate for each day on which it owns the certificate, including the date of purchase but excluding the date of disposition. In the case of an original owner, the daily portions of OID with respect to each component generally will be determined as set forth under the OID Regulations. A calculation will be made by the master servicer or other entity specified in the related prospectus supplement of the portion of OID that accrues during each successive monthly accrual period, or shorter period from the date of original issue, that ends on the day in the calendar year corresponding to each of the Distribution Dates on the grantor trust certificates, or the day prior to each such date. This will be done, in the case of each full month accrual period, by

          o     adding (1) the present value at the end of the accrual
                period--determined by using as a discount factor the original yield to maturity of the respective component under the
                Prepayment Assumption--of all remaining payments to be received under the Prepayment Assumption on the respective component and
                (2) any payments included in the stated redemption price at maturity received during such accrual period, and

                                    - 111 -

          o     subtracting from that total the "adjusted issue price" of the respective component at the beginning of such accrual period.

The adjusted issue price of a grantor trust certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a grantor trust certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accruing during such accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of
OID must be determined according to an appropriate allocation under any reasonable method.

      Original issue discount generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest as it accrues rather than when received. However, the amount of original issue discount includible in the income of a holder of an obligation is reduced when the obligation is acquired after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if the mortgage loans or MBS acquired by a certificateholder are purchased at a price equal to the then unpaid principal amount of the asset, no original issue discount attributable to the difference between the issue price and the original principal amount of the asset--i.e., points--will be includible by the holder.
Other original issue discount on the mortgage loans or MBS--e.g., that arising from a "teaser" rate--would still need to be accrued.

          3.    Grantor Trust Certificates Representing Interests in Adjustable
                Rate Loans

      The OID Regulations do not address the treatment of instruments, such as the grantor trust certificates, which represent interests in adjustable rate loans. Additionally, the IRS has not issued guidance under the Code's coupon stripping rules with respect to such instruments. In the absence of any authority, the master servicer will report Stripped ARM Obligations to holders in a manner it believes is consistent with the rules described above under the heading "--Grantor Trust Certificates Representing Interests in Loans Other Than
Adjustable Rate Loans" and with the OID Regulations. In general, application of these rules may require inclusion of income on a Stripped ARM Obligation in advance of the receipt of cash attributable to such income. Further, the addition of Deferred Interest to the principal balance of an adjustable rate loan may require the inclusion of the amount in the income of the grantor trust certificateholder when the amount accrues. Furthermore, the addition of Deferred
Interest to the grantor trust certificate's principal balance will result in additional income, including possibly OID income, to the grantor trust certificateholder over the remaining life of such grantor trust certificates.

      Because the treatment of Stripped ARM Obligations is uncertain, investors are urged to consult their tax advisors regarding how income will be includible with respect to such certificates.

C.        SALE OR EXCHANGE OF A GRANTOR TRUST CERTIFICATE

      Sale or exchange of a grantor trust certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the owner's adjusted basis in the grantor trust certificate. Such adjusted basis generally will equal the seller's purchase price for the grantor trust certificate, increased by the OID included in the seller's gross income with respect to the grantor trust certificate, and reduced by principal payments on the grantor trust certificate previously received by the seller. Such gain or loss will be capital gain or loss to an owner for which a grantor trust certificate is a "capital asset" within the meaning of Code Section 1221, except to the extent described above with respect to market discount, and will generally be long term capital gain if the grantor trust certificate has been owned for more than one year. Long-term capital gains of individuals are subject to reduced maximum tax rates while capital gains recognized by individuals on capital assets held twelve-months or less are generally subject to ordinary income tax rates. The use of capital losses is limited.

                                     - 112 -

      It is possible that capital gain realized by holders of one or more classes of grantor trust certificates could be considered gain realized upon the disposition of property that was part of a "conversion transaction." A sale of a grantor trust certificate will be part of a conversion transaction if substantially all of the holder's expected return is attributable to the time value of the holder's net investment, and:

          o     the holder entered the contract to sell the grantor trust
                certificate substantially contemporaneously with acquiring the grantor trust certificate;

          o     the grantor trust certificate is part of a straddle;

          o     the grantor trust certificate is marketed or sold as producing capital gain; or

          o     other transactions to be specified in Treasury regulations that have not yet been issued.

If the sale or other disposition of a grantor trust certificate is part of a conversion transaction, all or any portion of the gain realized upon the sale or other disposition would be treated as ordinary income instead of capital gain.

      Grantor trust certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a grantor trust certificate by a bank or a thrift institution to which such section applies will be treated as ordinary income or loss.

D.        NON-U.S. PERSONS

          To the extent that a certificate evidences ownership in mortgage loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other Non-U.S. Persons generally will be subject to 30% United States withholding tax, or such lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the certificateholder on the sale or exchange of such a certificate also will be subject to federal income tax at the same rate.

          Treasury regulations provide that interest or original issue discount paid by the trustee or other withholding agent to a Non-U.S. Person evidencing ownership interest in mortgage loans issued after July 18, 1984 will be
"portfolio interest" and will be treated in the manner, and such persons will be subject to the same certification requirements, described above under "REMICs --
Taxation of Owners of REMIC Regular Certificates -- Non-U.S. Persons."

E.        INFORMATION REPORTING AND BACKUP WITHHOLDING

      The paying agent will send, within a reasonable time after the end of each calendar year, to each person who was a certificateholder at any time during such year, the information as may be deemed necessary or desirable to assist certificateholders in preparing their federal income tax returns, or to enable holders to make the information available to beneficial owners or financial intermediaries that hold such certificates as nominees on behalf of beneficial owners.

      On January 24, 2006, the IRS published final regulations which establish a reporting framework for interests in "widely held fixed investment trusts" and place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held fixed investment trust is defined as an arrangement classified as a "trust" under Treasury regulation section 301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to (i) a custodian of a person's account, (ii) a nominee and (iii) a broker holding an interest for a customer in street name.
The trustee will be required to calculate and provide information to the IRS and to requesting persons with respect to the trust fund in accordance with these new regulations beginning with the 2007 calendar year. The trustee, or applicable middleman, will be required to file information returns with the IRS and provide tax information statements to certificateholders in accordance with these new regulations after December 31, 2007.

                                     - 113 -

      If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding at a rate of 28%
(increasing to 31% after 2010) may be required with respect to any payments to registered owners who are not "exempt recipients." In addition, upon the sale of a grantor trust certificate to, or through, a broker, the broker must withhold at the above rate on the entire purchase price, unless either

          o     the broker determines that the seller is a corporation or other exempt recipient, or

          o     the seller provides, in the required manner, certain identifying information and, in the case of a non-U.S. Person, certifies that the seller is a Non-U.S. Person, and other conditions are met.

Such a sale must also be reported by the broker to the IRS, unless either

          o     the broker determines that the seller is an exempt recipient or

          o     the seller certifies its non-U.S. Person status and other
                conditions are met.

Certification of the registered owner's non-U.S. Person status normally would be made on IRS Form W-8BEN under penalties of perjury, although in some cases it may be possible to submit other documentary evidence. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient's federal income tax liability.

                       STATE AND LOCAL TAX CONSIDERATIONS

      In addition to the federal income tax consequences described in "Federal
Income Tax Consequences," potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the offered certificates. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.
Therefore, potential investors should consult their own tax advisors with respect to the various tax consequences of investments in the offered certificates.

                              ERISA CONSIDERATIONS

   GENERAL

      Title I of ERISA and Section 4975 of the Code impose restrictions on ERISA
Plans, certain other Plans and on persons who are parties in interest or disqualified persons with respect to ERISA Plans. Employee benefit plans, such as governmental plans and church plans (if no election has been made under
Section 410(d) of the Code), are not subject to the restrictions of ERISA.
However, such plans (collectively with ERISA Plans, "Plans") may be subject to other applicable federal, state or local law ("Similar Law") materially similar to ERISA and the Code. Moreover, any such governmental or church plan which is qualified under Section 401(a) of the Code and exempt from taxation under
Section 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

      Investments by ERISA Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that an ERISA Plan's investments be made in accordance with the documents governing the ERISA Plan.

PROHIBITED TRANSACTIONS

   GENERAL

      Section 406 of ERISA prohibits parties in interest with respect to an
ERISA Plan from engaging in certain transactions involving the ERISA Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. In some cases, a civil penalty may be assessed on non exempt prohibited transactions

                                     - 114 -

pursuant to Section 502(i) of ERISA. Section 4975 of the Code imposes excise taxes on similar transactions between Plans subject thereto and disqualified persons with respect to such.

      The United States Department of Department of Labor has issued a final regulation (29 C.F.R. Section 2510.3 101) containing rules for determining what constitutes the assets of a Plan. This regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and some other entities in which a Plan makes an "equity investment" will be deemed for purposes of ERISA and Section 4975 of the Code to be assets of the
Plan unless exceptions apply.

      Under the terms of the regulation, the trust fund may be deemed to hold plan assets by reason of a Plan's investment in a certificate; such plan assets would include an undivided interest in the mortgage loans and any other assets held by the trust fund. In such an event, Morgan Stanley Capital I Inc., the master servicer, any subservicer, the trustee, any insurer of the mortgage loans or MBS and other persons, in providing services with respect to the assets of the trust fund, may become fiduciaries subject to the fiduciary responsibility provisions of Title I of ERISA, or may otherwise become parties in interest or disqualified persons, with respect to such Plan. In addition, transactions involving such assets could constitute or result in prohibited transactions under Section 406 of ERISA or Section 4975 of the Code unless such transactions are subject to a statutory, regulatory or administrative exemption.

      The regulations contain a de minimis safe-harbor rule that exempts the assets of an entity from plan assets status as long as the aggregate equity investment in such entity by plans is not significant. For this purpose, equity participation in the entity will be significant if immediately after any acquisition of any equity interest in the entity, "benefit plan investors" in the aggregate, own 25% or more of the value of any class of equity interest, excluding from the calculation, the value of equity interests held by persons who have discretionary authority or control with respect to the assets of the entity or held by affiliates of such persons. "Benefit plan investors" are defined as ERISA Plans as well as employee benefit plans not subject to Title I of ERISA, e.g., governmental plans and foreign plans and entities whose underlying assets include plan assets by reason of plan investment in such entities. To fit within the safe-harbor benefit plan, investors must own less than 25% of each class of equity interests, regardless of the portion of total equity value represented by such class, on an ongoing basis.

   AVAILABILITY OF UNDERWRITER'S EXEMPTION FOR CERTIFICATES

      DOL has granted to Morgan Stanley & Co. Incorporated Prohibited
Transaction Exemption ("PTE") 90 24, Exemption Application --- No. D 8019, 55
Fed. Reg. 20548 (1990), as amended by PTE 97-34, Exemption Application Nos.
D-10245 and D-10246, 55 Fed. Reg. 39021 (1997), PTE 2000-58, Exemption
Application No. D-10829, 65 Fed. Reg. 67765 (2000) and PTE 2002-41, Exemption
Application No. D-11077, 67 Fed. Reg. 54487 (2002) (the "Exemption") which exempts from the application of the prohibited transaction rules transactions relating to:

          o     the acquisition, sale and holding by ERISA Plans of certain certificates representing an undivided interest in certain asset backed pass-through trusts, with respect to which Morgan Stanley
                & Co. Incorporated or any of its affiliates is the sole
                underwriter or the manager or co manager of the underwriting syndicate; and

          o     the servicing, operation and management of such asset backed pass-through trusts, provided that the general conditions and certain other conditions set forth in the Exemption are
                satisfied.

      The Exemption sets forth the following general conditions which must be satisfied before a transaction involving the acquisition, sale and holding of the certificates or a transaction in connection with the servicing, operation and management of the trust fund may be eligible for exemptive relief thereunder:

      (1)   The acquisition of the certificates by an ERISA Plan is on terms --
            including the price for such certificates--that are at least as favorable to the investing ERISA Plan as they would be in an arm's length transaction with an unrelated party;

                                     - 115 -

      (2)   The certificates acquired by the ERISA Plan have received a rating at the time of the acquisition that is in one of the four highest generic rating categories from any of Fitch, Inc., Moody's Investors
            Service, Inc. and Standard & Poor's Ratings Services, a division of
            The McGraw-Hill Companies, Inc.;

      (3)   The trustee is not an affiliate of any member of the Restricted
            Group other than an underwriter;

      (4)   The sum of all payments made to and retained by the underwriter in connection with the distribution of the certificates represents not more than reasonable compensation for underwriting the certificates;
            the sum of all payments made to and retained by the Asset Seller pursuant to the sale of the mortgage loans to the trust fund represents not more than the fair market value of the mortgage loans; the sum of all payments made to and retained by any servicer represent not more than reasonable compensation for the servicer's services under the Agreement and reimbursement of the servicer's reasonable expenses in connection therewith; and

      (5)   The ERISA Plan investing in the certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the
            Securities and Exchange Commission under the Securities Act of 1933 as amended.

      The trust fund must also meet the following requirements:

          o     the corpus of the trust fund must consist solely of assets of the type that have been included in other investment pools;

          o     certificates evidencing interests in other investment pools must have been rated in one of the four highest rating categories of a Rating Agency for at least one year prior to the Plan's
                acquisition of the Securities; and

          o     certificates evidencing interests in other investment pools must have been purchased by investors other than ERISA Plans for at least one year prior to any ERISA Plan's acquisition of the
                Securities.

      Moreover, the Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when any person who has discretionary authority or renders investment advice with respect to the investment of plan assets causes an ERISA Plan to acquire certificates in a trust fund, provided that, among other requirements:

          o     the person or its affiliate is an obligor with respect to five percent or less of the fair market value of the obligations or receivables contained in the trust fund;

          o     the Plan is not a plan with respect to which any member of the
                Restricted Group is the "plan sponsor" as defined in Section
                3(16)(B) of ERISA;

          o     in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent of each class of certificates in which ERISA Plans have invested is acquired by persons independent of the Restricted Group and at least fifty percent of the aggregate interest in the trust fund is acquired by persons independent of the Restricted Group;

          o     an ERISA Plan's investment in certificates of any class does not exceed twenty-five percent of all of the certificates of that class outstanding at the time of the acquisition; and

          o     immediately after the acquisition, no more than twenty-five percent of the assets of any ERISA Plan with respect to which the person has discretionary authority or renders investment advice are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

The Exemption does not apply to ERISA Plans sponsored by the Restricted Group

                                     - 116 -

      Before purchasing a certificate in reliance on the Exemption, a fiduciary of an ERISA Plan should itself confirm

          o     that the certificates constitute "securities" for purposes of the Exemption and

          o     that the general conditions and other requirements set forth in the Exemption would be satisfied.

REVIEW BY PLAN FIDUCIARIES

      Any Plan fiduciary considering whether to purchase any certificates on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA, the
Code and Similar Law to such investment. Among other things, before purchasing any certificates, a fiduciary of a Plan should make its own determination as to the availability of the exemptive relief provided in the Exemption, and also consider the availability of any other prohibited transaction exemptions. In this regard, purchasers that are insurance companies should determine the extent to which Prohibited Transaction Class Exemption 95-60 -- for certain transactions involving insurance company general accounts -- may be available.
The prospectus supplement with respect to a series of certificates may contain additional information regarding the application of any other exemption, with respect to the certificates offered by the related prospectus supplement.

                                LEGAL INVESTMENT

      If so specified in the prospectus supplement, certain classes of
Certificates will constitute "mortgage related securities" for purposes of the
Secondary Mortgage Market Enhancement Act of 1984, as amended. Generally, the only classes of Certificates which will qualify as "mortgage related securities"
will be those that (1) are rated in one of two highest rating categories by at least one nationally recognized statistical rating organization; and (2) are part of a series evidencing interests in a Trust Fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate. The appropriate characterization of those
Certificates not qualifying as "mortgage related securities" for purposes of
SMMEA ("Non-SMMEA Certificates") under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such
Certificates, may be subject to significant interpretive uncertainties.
Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Non-SMMEA Certificates constitute legal investments for them.

      Those classes of Certificates qualifying as "mortgage related securities"
will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts, and business entities, including depository institutions, insurance companies, trustees, and pension funds, created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for those entities.

      Under SMMEA, a number of states enacted legislation, on or prior to the
October 3, 1991 cut-off for those enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in
"mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act
of 1994, which amended the definition of "mortgage related security" to include, in relevant part, Certificates satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a
Trust Fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in those types of
Certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in
Certificates qualifying as "mortgage related securities" only to the extent provided in that legislation.

                                     - 117 -

      SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell, or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. ss. 24 (Seventh), subject in each case to those regulations as the applicable federal regulatory authority may prescribe. In this connection, the OCC has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. ss. 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities," defined in 12
C.F.R. ss. 1.2(m) to include certain "residential mortgage-related securities"
and "commercial mortgage-related securities." As so defined, "residential mortgage-related security" and "commercial mortgage-related security" mean, in relevant part, "mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any of the Certificates will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks. The NCUA has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in
"mortgage related securities," other than stripped mortgage related securities
(unless the credit union complies with the requirements of 12 C.F.R. ss.
703.16(e) for investing in those securities), residual interests in mortgage related securities, and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices;
however, credit unions approved for the NCUA's "investment pilot program" under
12 C.F.R. ss. 703.19 may be able to invest in those prohibited forms of securities, while "RegFlex credit unions" may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. ss.
742.4(b)(2). The OTS has issued Thrift Bulletin 13a (December 1, 1998),
"Management of Interest Rate Risk, Investment Securities, and Derivatives
Activities," and Thrift Bulletin 73a (December 18, 2001), "Investing in Complex
Securities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the Certificates.

      All depository institutions considering an investment in the Certificates should review the "Supervisory Policy Statement on Investment Securities and
End-User Derivatives Activities" (the "1998 Policy Statement") of the Federal
Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the OCC, the Federal Deposit
Insurance Corporation and the OTS, effective May 26, 1998, and by the NCUA, effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks
(including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

      Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies, and guidelines adopted from time to time by those authorities before purchasing any Certificates, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies, or guidelines (in certain instances irrespective of
SMMEA).

      The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not
"interest-bearing" or "income-paying," and, with regard to any Certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

      Except as to the status of certain classes of the Certificates as
"mortgage related securities," no representations are made as to the proper characterization of the Certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Certificates) may adversely affect the liquidity of the
Certificates.

                                     - 118 -

      Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Certificates constitute legal investments or are subject to investment, capital, or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

                              PLAN OF DISTRIBUTION

      The offered certificates offered hereby and by the supplements to this prospectus will be offered in series. The distribution of the certificates may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related prospectus supplement, the offered certificates will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Morgan Stanley & Co. Incorporated acting as underwriter with other underwriters, if any, named in the prospectus supplement. In such event, the prospectus supplement may also specify that the underwriters will not be obligated to pay for any offered certificates agreed to be purchased by purchasers pursuant to purchase agreements acceptable to Morgan
Stanley Capital I Inc. In connection with the sale of offered certificates, underwriters may receive compensation from Morgan Stanley Capital I Inc. or from purchasers of offered certificates in the form of discounts, concessions or commissions. The prospectus supplement will describe any such compensation paid by Morgan Stanley Capital I Inc.

      Alternatively, the prospectus supplement may specify that offered certificates will be distributed by Morgan Stanley & Co. Incorporated acting as agent or in some cases as principal with respect to offered certificates that it has previously purchased or agreed to purchase. If Morgan Stanley & Co.
Incorporated acts as agent in the sale of offered certificates, Morgan Stanley &
Co. Incorporated will receive a selling commission with respect to such offered certificates, depending on market conditions, expressed as a percentage of the aggregate certificate Balance or Notional Amount of such offered certificates as of the Cut-off Date. The exact percentage for each series of certificates will be disclosed in the related prospectus supplement. To the extent that Morgan
Stanley & Co. Incorporated elects to purchase offered certificates as principal,
Morgan Stanley & Co. Incorporated may realize losses or profits based upon the difference between its purchase price and the sales price. The prospectus supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between Morgan Stanley Capital I Inc. and purchasers of offered certificates of such series.

      Morgan Stanley Capital I Inc. will indemnify Morgan Stanley & Co.
Incorporated and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments
Morgan Stanley & Co. Incorporated and any underwriters may be required to make.

      In the ordinary course of business, Morgan Stanley & Co. Incorporated and
Morgan Stanley Capital I Inc. may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of
Morgan Stanley Capital I Inc.'s mortgage loans pending the sale of such mortgage loans or interests in the mortgage loans, including the certificates.

      Offered certificates will be sold primarily to institutional investors.
Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of offered certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

      If specified in the prospectus supplement relating to certificates of a particular series offered hereby, Morgan Stanley Capital I Inc., any affiliate thereof or any other person or persons specified in the prospectus supplement may purchase some or all of the certificates of any series from Morgan Stanley &
Co. Incorporated and any other underwriters thereof. This purchaser may thereafter from time to time offer and sell, pursuant to this prospectus and the related prospectus supplement, some or all of the certificates so purchased, directly, through one or more underwriters to be designated at the time of the offering of the certificates, through dealers acting as agent or principal or in such other manner as may be specified in the related prospectus supplement. The offering may be restricted in the manner specified in the prospectus supplement.
The transactions may be effected at market prices

                                     - 119 -

prevailing at the time of sale, at negotiated prices or at fixed prices. Any underwriters and dealers participating in the purchaser's offering of the certificates may receive compensation in the form of underwriting discounts or commissions from such purchaser and such dealers may receive commissions from the investors purchasing the certificates for whom they may act as agent (which discounts or commissions will not exceed those customary in those types of transactions involved). Any dealer that participates in the distribution of the certificates may be deemed to be an "underwriter" within the meaning of the
Securities Act, and any commissions and discounts received by such dealer and any profit on the resale or such certificates by such dealer might be deemed to be underwriting discounts and commissions under the Securities Act.

      All or part of any Class of certificates may be reacquired by Morgan
Stanley Capital I Inc. or acquired by an affiliate of Morgan Stanley Capital I
Inc. in a secondary market transaction or from an affiliate, including Morgan
Stanley & Co. Incorporated. Such certificates may then be included in a trust fund, the beneficial ownership of which will be evidenced by one or more classes of mortgage-backed certificates, including subsequent series of certificates offered pursuant to this prospectus and a prospectus supplement.

      As to each series of certificates, only those classes rated in an investment grade rating category by any Rating Agency will be offered hereby.
Any non investment grade class may be initially retained by Morgan Stanley
Capital I Inc., and may be sold by Morgan Stanley Capital I Inc. at any time in private transactions.

                                  LEGAL MATTERS

      Certain legal matters in connection with the certificates, including certain federal income tax consequences, will be passed upon for Morgan Stanley
Capital I Inc. by Cadwalader, Wickersham & Taft LLP or Latham & Watkins LLP, or
such other counsel as may be specified in the related prospectus supplement.

                              FINANCIAL INFORMATION

      A new trust fund will be formed with respect to each series of certificates and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

                                     RATING

      It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by a Rating Agency.

      Ratings on mortgage pass-through certificates address the likelihood of receipt by certificateholders of all distributions on the underlying mortgage loans. These ratings address the structural, legal and issuer related aspects associated with such certificates, the nature of the underlying mortgage loans and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

      A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                                     - 120 -

                    INCORPORATION OF INFORMATION BY REFERENCE

      Morgan Stanley Capital I Inc., as depositor, will file, or cause to be filed, with the Commission, the periodic reports and the Agreement with respect to each trust fund required under the Exchange Act and the rules and regulations of the Commission.

      All documents and reports filed, or caused to be filed, by Morgan Stanley
Capital I Inc. with respect to a trust fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of an offering of certificates are incorporated in this prospectus by reference. Each person to whom this prospectus is delivered may obtain, without charge, from Morgan
Stanley Capital I Inc. a copy of any documents or reports relating to the certificates being offered. (Exhibits to those documents may only be obtained if they are specifically incorporated by reference in those documents.) Requests for this information should be directed in writing to Morgan Stanley Capital I
Inc., c/o Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, New York
10036, Attention: John E. Westerfield, or by telephone at (212) 761 4000. Morgan
Stanley Capital I Inc. has determined that its financial statements are not material to the offering of any certificates.

      Morgan Stanley Capital I Inc. has filed with the Securities and Exchange
Commission a registration statement (of which this prospectus forms a part)
under the Securities Act of 1933, as amended, with respect to the offered certificates. This prospectus and the accompanying prospectus supplement do not contain all of the information set forth in the registration statement. For further information regarding the documents referred to in this prospectus and the accompanying prospectus supplement, you should refer to the registration statement and the exhibits thereto. The registration statement and exhibits and the periodic reports, including annual reports on Form 10-K, distribution reports on Form 10-D and current reports on Form 8-K, can be inspected and copied at prescribed rates at the public reference facilities maintained by the
Commission at its Public Reference Room, 450 Fifth Street, N.W., Washington,
D.C. 20549. Additional information regarding the Public Reference Room can be obtained by calling the Commission at 1-800-SEC-0330. The Securities and
Exchange Commission also maintains a site on the World Wide Web at
"http://www.sec.gov" at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system. The depositor has filed the registration statement, including all exhibits thereto, through the EDGAR system, so the materials should be available by logging onto the Securities and Exchange Commission's Web site. The Securities and Exchange
Commission maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

      If so specified in the related prospectus supplement, copies of all filings through the EDGAR system of the related issuing entity on Form 10-D,
Form 10-K and Form 8-K will be made available on the applicable trustee's or other identified party's website.

      If some or all of the mortgage loans owned by a trust fund are secured by an assignment of lessors' rights in one or more leases, rental payments due from the lessees may be a significant source (or even the sole source) of distributions on the certificates. In these circumstances, reference should be made to the related prospectus supplement for information concerning the lessees and whether any of those lessees are subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended.

                                     - 121 -

                                GLOSSARY OF TERMS

      The certificates will be issued pursuant to the Agreement. The following
Glossary of Terms is not complete. You should also refer to the prospectus supplement and the Agreement for additional or more complete definitions. If you send a written request to the trustee at its corporate office, the trustee will provide to you without charge a copy of the Agreement (without exhibits and schedules).

      Unless the context requires otherwise, the definitions contained in this
Glossary of Terms apply only to this series of certificates.

      "Accrual Certificates" means certificates which provide for distributions of accrued interest commencing only following the occurrence of certain events, such as the retirement of one or more other classes of certificates of such series.

      "Accrued Certificate Interest" means, with respect to each class of certificates and each Distribution Date, other than certain classes of Stripped
Interest Certificates, the amount equal to the interest accrued for a specified period on the outstanding Certificate Balance immediately prior to the
Distribution Date, at the applicable pass-through rate, as described in
"Distributions of Interest on the Certificates" in this prospectus.

      "Agreement" means the Pooling Agreement or the Trust Agreement, as applicable.

      "Amortizable Bond Premium Regulations" means final regulations issued by the IRS which deal with the amortizable bond premium.

      "Assets" means the primary assets included in a trust fund.

      "Bankruptcy Code" means the Bankruptcy Reform Act of 1978, as amended
(Title 11 of the United States Code).

      "Book-Entry Certificates" means Certificates which are in book-entry form.

      "Cash Flow Agreements" means guaranteed investment contracts or interest rate exchange or interest rate swap agreements, interest rate cap, floor or collar agreements, currency exchange or swap agreements or other interest rate or currency agreements provided to reduce the effects of interest rate or currency exchange rate fluctuations on the assets or on one or more classes of certificates.

      "Cede" means Cede & Company.

      "CERCLA" means Comprehensive Environmental Response, Compensation and
Liability Act of 1980, as amended.

      "Certificate Account" means one or more separate accounts for the collection of payments on the related assets.

      "Certificate Balance" equals the maximum amount that a holder of a certificate will be entitled to receive in respect of principal out of future cash flow on the mortgage loans and other assets included in the trust fund.

      "Certificate Owners" means, with respect to a book-entry certificate, the person who is the beneficial owner of such book-entry certificate, as may be reflected on the books of the clearing agency, or on the books of a Person maintaining an account with such clearing agency, directly or as an indirect participant, in accordance with the rules of such clearing agency.

      "Certificateholder" means, unless otherwise provided in the related prospectus supplement, Cede, as nominee of DTC.

      "Certificates" means any of the certificates issued, in one or more series, by Morgan Stanley Capital I Inc.

      "Closing Date" means the date the REMIC Regular Certificates were initially issued.

                                     - 122 -

      "Code" means the Internal Revenue Code of 1986, as amended.

      "Commercial Loans" means the loans relating to the Commercial Properties.

      "Commercial Properties" means office buildings, shopping centers, retail stores, hotels or motels, nursing homes, hospitals or other health care-related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities or self-storage facilities, industrial plants, congregate care facilities, mixed use or other types of commercial properties.

      "Constant Prepayment Rate" or "CPR" means a rate that represents an assumed constant rate of prepayment each month (which is expressed on a per annum basis) relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. CPR does not purport to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans.

      "Contributions Tax" means a tax on the trust fund equal to 100% of the value of the contributed property.

      "Credit Support" means credit support provided by subordination of one or more other classes of certificates in a series, cross-support provisions, insurance or guarantees for the loans, letters of credit, insurance policies and surety bonds, the establishment of one or more reserve funds or any combination of the foregoing.

      "Crime Control Act" means the Comprehensive Crime Control Act of 1984.

      "Cut-off Date" means a day in the month of formation of the related trust fund, as defined in the prospectus supplement.

      "Debt Service Coverage Ratio" means, with respect to a mortgage loan at any given time, the ratio of the Net Operating Income for a twelve-month period to the annualized scheduled payments on the mortgage loan.

      "Deferred Interest" means interest deferred by reason of negative amortization.

      "Definitive Certificate" means a fully registered physical certificate.

      "Depositor" means Morgan Stanley Capital I Inc.

      "Determination Date" means the close of business on the date specified in the related prospectus supplement.

      "Disqualifying Condition" means a condition, existing as a result of, or arising from, the presence of Hazardous Materials on a mortgaged property, such that the mortgage loan secured by the affected mortgaged property would be ineligible, solely by reason of such condition, for purchase by FNMA under the relevant provisions of FNMA's Multifamily Seller/Servicer Guide in effect as of the date of initial issuance of the certificates of such series, including a condition that would constitute a material violation of applicable federal state or local law in effect as of their date of initial issuance of the certificates of such series.

      "Distribution Date" means each of the dates on which distributions to certificateholders are to be made.

      "DOL" means the United States Department of Department of Labor.

      "DTC" means the Depository Trust Company.

      "Due Period" means the period which will commence on the second day of the month in which the immediately preceding Distribution Date occurs, or the day after the Cut-off Date in the case of the first Due Period, and will end on the first day of the month of the related Distribution Date.

      "Environmental Hazard Condition" means any condition or circumstance that may give rise to an environmental claim.

                                     - 123 -

      "Equity Participations" means provisions entitling the lender to a share of profits realized from the operation or disposition of a mortgaged property, as described in the related prospectus supplement.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as
amended.

      "ERISA Plans" means retirement plans and other employee benefit plans subject to Title I of ERISA or Section 4975 of the Code.

      "Events of Default" means, with respect to the master servicer under the
Pooling Agreement, any one of the following events:

          o     any failure by the master servicer to distribute or cause to be distributed to certificateholders, or to remit to the trustee for distribution to certificateholders, any required payment;

          o     any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Pooling Agreement which continues unremedied for thirty days after written notice of such failure has been given to the master servicer by the trustee or Morgan Stanley Capital
                I Inc., or to the master servicer, Morgan Stanley Capital I Inc.
                and the trustee by the holders of certificates evidencing not less than 25% of the Voting Rights;

          o     any breach of a representation or warranty made by the master servicer under the Pooling Agreement which materially and
                adversely affects the interests of certificateholders and which continues unremedied for thirty days after written notice of such breach has been given to the master servicer by the trustee or Morgan Stanley Capital I Inc., or to the master servicer,
                Morgan Stanley Capital I Inc. and the trustee by the holders of certificates evidencing not less than 25% of the Voting Rights;
                and

          o     certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations.

      "Excess Servicing" means servicing fees in excess of reasonable servicing fees.

      "FDIC" means the Federal Deposit Insurance Corporation.

      "FHLMC" means the Federal Home Loan Mortgage Corporation.

      "FNMA" means the Federal National Mortgage Association.

      "Government Securities" means direct obligations of the United States, agencies thereof or agencies created thereby which are not subject to redemption prior to maturity at the option of the issuer and are:

      (a)   interest-bearing securities;

      (b)   non-interest-bearing securities;

      (c)   originally interest-bearing securities from which coupons
representing the right to payment of interest have been removed; or

      (d)   interest-bearing securities from which the right to payment of principal has been removed.

      "Index" means the source for determination of an interest rate, to be defined, if applicable, in the related prospectus supplement.

      "Indirect Participants" means entities, such as banks, brokers, dealers and trust companies, that clear through or maintain a custodial relationship with a Participant, either directly or indirectly.

                                     - 124 -

      "Insurance Proceeds" means proceeds of rental interruption policies, if any, insuring against losses arising from the failure of lessees under a lease to make timely rental payments because of casualty events.

      "IRS" means the Internal Revenue Service.

      "Liquidation Proceeds" means all other amounts received and retained in connection with the liquidation of defaulted mortgage loans in the trust fund, by foreclosure or otherwise.

      "Lockout Date" means the expiration of the Lockout Period.

      "Lockout Period" means a period during which prepayments on a mortgage loan are prohibited.

      "Market-to-Market Regulations" means the finalized IRS regulations which provide that a REMIC Residual Certificate acquired after January 3, 1995 cannot be marked to market.

      "Master Servicer" means an entity as named in the prospectus supplement.

      "MBS" means mortgage pass-through certificates or other mortgage backed securities evidencing interests in or secured by one or more mortgage loans or other certificates or securities.

      "MBS Agreement" means any servicing agreement, pooling agreement, trust agreement, an indenture or similar agreement with respect to the MBS.

      "Mortgage" means a mortgage, deed of trust or other similar security instrument.

      "Mortgage Loans" means the multifamily mortgage loans or the commercial mortgage loans or both included in a trust fund. As used in this prospectus, mortgage loans refers to both whole mortgage loans and mortgage loans underlying
MBS.

      "Mortgage Note" means a promissory note evidencing a respective mortgage loan.

      "Mortgage Rate" means the interest rate for a mortgage loan which provides for no accrual of interest or for accrual of interest thereon at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted from an adjustable to a fixed mortgage rate, or from a fixed to an adjustable mortgage rate, from time to time pursuant to an election or as otherwise specified on the related mortgage note, in each case as described in the related prospectus supplement.

      "Multifamily Loans" means the loans relating to the Multifamily
Properties.

      "Multifamily Properties" means residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings.

      "NCUA" means the National Credit Union Administration.

      "Net Operating Income" means, for any given period, to the extent set forth in the related prospectus supplement, the total operating revenues derived from a mortgaged property during that period, minus the total operating expenses incurred in respect of the mortgaged property during that period other than:

          o     non-cash items such as depreciation and amortization;

          o     capital expenditures; and

          o     debt service on loans secured by the mortgaged property.

      "Nonrecoverable Advance" means an advance that is not ultimately recoverable from Related Proceeds or from collections on other assets otherwise distributable on Subordinate Certificates.

                                     - 125 -

      "Non-SMMEA Certificates" means Certificates not qualifying as "mortgage related securities" for purposes of SMMEA.

      "Non-U.S.Person" means any person who is not a U.S. Person.

      "OCC" means the Office of the Comptroller of the Currency.

      "OID" means original issue discount.

      "OID Regulations" means the special rules of the Code relating to OID
(currently Code Sections 1271 through 1273 and 1275) and Treasury regulations issued thereunder.

      "OTS" means the Office of Thrift Supervision.

      "Participants" means the participating organizations of DTC.

      "Pass-Through Rate" means the fixed, variable or adjustable rate per annum at which any class of certificates accrues interest.

      "Payment Lag Certificates" means the REMIC Regular Certificates that provide for payments of interest based on a period that corresponds to the interval between Distribution Dates but that ends prior to each Distribution
Date.

      "Permitted Investments" means United States government securities and other investment grade obligations specified in the Pooling Agreement.

      "Plans" means ERISA Plans and other plans subject to applicable federal, state or local law materially similar to Title I of ERISA or Section 4975 of the
Code.

      "Pooling Agreement" means the Agreement under which certificates of a series evidencing interests in a trust fund including Whole Loans will be issued.

      "Pre-Issuance Accrued Interest" means interest that has accrued prior to the issue date.

      "Prepayment Assumption" means the original yield to maturity of the grantor trust certificate calculated based on a reasonable assumed prepayment rate for the mortgage loans underlying the grantor trust certificates.

      "Prepayment Premium" means with respect to any Distribution Date, the aggregate of all Yield Maintenance Payments, or Percentage Premiums, if any,
received during the related Collection Period in connection with Principal
Prepayments.

      "Prohibited Transactions Tax" means the tax the Code imposes on REMICs equal to 100% of the net income derived from "prohibited transactions."

      "Purchase Price" means, with respect to any Whole Loan and to the extent set forth in the related prospectus supplement, the amount that is equal to the sum of the unpaid principal balance, plus unpaid accrued interest at the mortgage rate from the date as to which interest was last paid to the due date in the Due Period in which the relevant purchase is to occur, plus certain servicing expenses that are reimbursable to the master servicer.

      "Rating Agency" means any of Fitch Ratings, Moody's Investors Service,
Inc. and Standard & Poor's Ratings Services.

      "RCRA" means the Resource Conservation and Recovery Act.

      "Record Date" means the last business day of the month immediately preceding the month in which the Distribution Date for a class of certificates occurs.

      "Refinance Loans" means mortgage loans made to refinance existing loans.

                                     - 126 -

      "Related Proceeds" means related recoveries on the mortgage loans, including amounts received under any form of Credit Support, for which advances were made.

      "Relief Act" means the Servicemembers Civil Relief Act, as amended.

      "REMIC Certificates" means a certificate issued by a trust fund relating to a series of certificate where an election is made to treat the trust fund as a REMIC.

      "REMIC Provisions" means provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Section 860A through 860G of Subchapter M of Chapter 1 of the Internal Revenue Code of 1986,
as amended from time to time, and related provisions, and regulations (including any proposed regulations) and rulings promulgated thereunder, as the foregoing may be in effect from time to time.

      "REMIC Regular Certificates" means REMIC Certificates issued by the trust fund that qualify as REMIC Certificates and are considered to be regular interests.

      "REMIC Regular Certificateholders" means holders of REMIC Regular
Certificates.

      "REMIC Regulations" means the REMIC regulations promulgated by the
Treasury Department.

      "REMIC Residual Certificates" means the sole class of residual interests in the REMIC.

      "REMIC Residual Certificateholders" means holders of REMIC Regular
Certificates.

      "REO Extension" means the extension of time the IRS grants to sell the mortgaged property.

      "REO Tax" means a tax on "net income from foreclosure property," within the meaning of Section 857(b)(4)(B) of the Code.

      "Restricted Group" means the Seller, depositor, any underwriter, any servicer, the trustee, any insurer of the mortgage loans or MBS, any borrower whose obligations under one or more mortgage loans constitute more than 5% of the aggregate unamortized principal balance of the assets in the trust fund, or any of their respective affiliates.

      "Retained Interest" means an interest in an asset which represents a specified portion of the interest payable. The Retained Interest will be deducted from borrower payments as received and will not be part of the related trust fund.

      "RICO" means the Racketeer Influenced and Corrupt Organizations statute.

      "Senior Certificates" means certificates which are senior to one or more other classes of certificates in respect of certain distributions on the certificates.

      "Servicing Standard" means:

A.        the standard for servicing the servicer must follow as defined by the terms of the related Pooling Agreement and any related hazard, business interruption, rental interruption or general liability insurance policy or instrument of Credit Support included in the related trust fund as described in this prospectus under "Description of Credit Support" and in the prospectus supplement;

B.        applicable law; and

C.        the general servicing standard specified in the related prospectus supplement or, if no such standard is so specified, its normal servicing practices.

      "Similar Law" means any federal, state or local law materially similar to
Title I of ERISA or Section 4975 of the Code.

      "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as
amended.

       "SMMEA Certificates" means "mortgage related securities" for purposes of
SMMEA.

                                     - 127 -

      "Special Servicer" means an entity as named in the prospectus supplement.

      "Stripped ARM Obligations" means OID on grantor trust certificates attributable to adjustable rate loans

      "Stripped Bond Certificates" means a class of grantor trust certificates that represents the right to principal and interest, or principal only, on all or a portion of the mortgage loans or MBS, if a trust fund is created with two classes of grantor trust certificates.

      "Stripped Coupon Certificates" means a class of grantor trust certificates that represents the right to some or all of the interest on a portion of the mortgage loans or MBS, if a trust fund is created with two classes of grantor trust certificates.

      "Stripped Interest Certificates" means certificates which are entitled to interest distributions with disproportionately low, nominal or no principal distributions.

      "Stripped Principal Certificates" means certificates which are entitled to principal distributions with disproportionately low, nominal or no interest distributions.

      "Subordinate Certificates" means certificates which are subordinate to one or more other classes of certificates in respect of certain distributions on the certificates.

      "Subservicer" means third-party servicers.

      "Subservicing Agreement" means a sub-servicing agreement between a master servicer and a Subservicer.

      "Super-Premium Certificates" means certain REMIC Regular Certificates to be issued at prices significantly exceeding their principal amounts or based on notional principal balances.

      "Title V" means Title V of the depository Institutions Deregulation and
Monetary Control Act of 1980.

      "Trust Agreement" means the Agreement under certificates of a series evidencing interests in a trust fund not including Whole Loans will be issued.

      "Trust Fund" means the trust fund created by the Agreement consisting primarily of:

          o     Mortgage Loans

          o     MBS

          o     direct obligations of the United States, agencies thereof or agencies created thereby which are not subject to redemption prior to maturity at the option of the issuer and are (a)
                interest-bearing securities, (b) non-interest-bearing
                securities, (c) originally interest-bearing securities from which coupons representing the right to payment of interest have been removed, or (d) government securities, or

          o     a combination of mortgage loans, MBS and government securities.

      "Underlying MBS" means any mortgage participations, pass-through certificates or other asset-backed certificates in which an MBS evidences an interest or which secure an MBS.

      "Underlying Mortgage Loans" means the mortgage loans that secure, or the interests in which are evidenced by, MBS.

      "U.S. Person" means a citizen or resident of the United States, a corporation or a partnership organized in or under the laws of the United States or any political subdivision thereof (other than a partnership that is not treated as a U.S. Person under any applicable Treasury regulations), an estate the income of which from sources outside the United States is included in gross income for federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States or a trust if a court within the United States is able to exercise

                                     - 128 -

primary supervision of the administration of the trust and one or more U.S.
Persons have the authority to control all substantial decisions of the trust. In addition, certain trusts treated as U.S. Persons before August 20, 1996 may elect to continue to be so treated to the extent provided in regulations.

      "Value" means,

      (a) the appraised value determined in an appraisal obtained by the originator at origination of that loan, or

      (b) the lesser of

          o     the appraised value determined in an appraisal obtained at the time of origination of the Refinance Loan and

          o     the sales price for that property; or

      (c) the value as determined in accordance with another method specified in the prospectus supplement, including without limitation by applying a capitalization rate to underwritten net cash flow.

      "Warranting Party" means the person making representations and warranties.

      "Whole Loans" means the mortgage loans that are not Underlying Mortgage
Loans.

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